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INDEX TO CONSOLIDATED FINANCIAL INFORMATION
EURO PARKING COLLECTION PLC

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No. 1)

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GORES HOLDINGS II, INC.
(Name of Registrant as Specified In Its Charter)

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GORES HOLDINGS II, INC.
9800 Wilshire Blvd.
Beverly Hills, California 90212

Dear Gores Holdings II, Inc. Stockholder:

        We cordially invite you to attend a special meeting in lieu of the 2018 annual meeting of the stockholders of Gores Holdings II, Inc., a Delaware corporation ("we," "us," "our" or the "Company"), which will be held on [    •    ] at [    •    ] local time at [    •    ] (the "Special Meeting").

        On June 21, 2018, the Company, AM Merger Sub I, Inc., a Delaware corporation and a direct, wholly-owned subsidiary of the Company ("First Merger Sub"), AM Merger Sub II, LLC, a Delaware limited liability company and a direct, wholly-owned subsidiary of the Company ("Second Merger Sub"), Greenlight Holding II Corporation ("Greenlight") and PE Greenlight Holdings, LLC (the "Platinum Stockholder" or, in its capacity as the Stockholder Representative, the "Stockholder Representative"), entered into an Agreement and Plan of Merger (as amended on August 23, 2018 by that certain Amendment No. 1 to Agreement and Plan of Merger, a copy of which is attached to the accompanying proxy statement as Annex B ("Amendment No. 1 to the Merger Agreement"), and as it may be further amended from time to time, the "Merger Agreement"), which provides for, among other things, (i) the merger of First Merger Sub with and into Greenlight, with Greenlight continuing as the surviving corporation (the "First Merger") and (ii) immediately following the First Merger and as part of the same overall transaction as the First Merger, the merger of Greenlight with and into Second Merger Sub with Second Merger Sub continuing as the surviving entity (the "Second Merger" and, together with the First Merger, the "Mergers" and, together with the other transactions contemplated by the Merger Agreement, the "Business Combination"). As a result of the First Merger, the Company will own 100% of the outstanding common stock of Greenlight and each share of common stock of Greenlight will be cancelled and converted into the right to receive a portion of the consideration. As a result of the Second Merger, the Company will own 100% of the outstanding interests in the Second Merger Sub. Following the closing of the Business Combination, the Company will own, directly or indirectly, all the stock of Greenlight and its subsidiaries and the stockholders of Greenlight as of immediately prior to the effective time of the First Merger (the "Greenlight Stockholders") will hold a portion of the Company's Class A Stock. You are being asked to vote on the Business Combination between us and Greenlight.

        At the Special Meeting, our stockholders will be asked to consider and vote upon a proposal (the "Business Combination Proposal" or "Proposal No. 1") to adopt the Merger Agreement, a copy of which is attached to the accompanying proxy statement as Annex A, and approve the transactions contemplated thereby, including the Business Combination. Subject to the terms of the Merger Agreement and customary adjustments set forth therein, the aggregate merger consideration to be paid in connection with the Business Combination is expected to be approximately $2.3 billion, which amount will be: (i) increased or decreased by the amount, if any, by which Greenlight's working capital at closing is greater than or less than $52,000,000, as the case may be (in each case, subject to certain limitations); (ii) increased by the amount of cash held by Greenlight as of the closing of the Business Combination; (iii) increased by the amount, if any, by which any income tax refunds of Greenlight and its subsidiaries (to the extent not received in cash by Greenlight or its subsidiaries prior to the Business Combination) for the taxable period (or portion thereof) ending on the date of the closing of the Business Combination and the taxable period ending on December 31, 2017 (or, with respect to any non-calendar year taxpayer for income tax purposes, the taxable year immediately preceding the taxable year (or portion thereof) ending on the date of the closing of the Business Combination for which final income tax returns have not been filed) exceeds the accrued but unpaid income taxes of Greenlight and its subsidiaries for such tax periods; (iv) decreased by the amount, if any, by which any accrued but unpaid income taxes of Greenlight and its subsidiaries for the taxable period (or portion thereof) ending on the date of the closing of the Business Combination and the taxable period ended on

i

December 31, 2017 (or, with respect to any non-calendar year taxpayer for income tax purposes, the taxable year immediately preceding the taxable year (or portion thereof) ending on the date of the closing of the Business Combination for which final income tax returns have not been filed) exceed any income tax refunds of Greenlight and its subsidiaries to the extent not received in cash by Greenlight or its subsidiaries prior to the Business Combination, for such taxable periods; (v) decreased by the amount of Greenlight's outstanding indebtedness under its existing credit facilities; (vi) decreased by the amount by which Greenlight's transaction expenses exceed $20,000,000; and (vii) decreased by the amount payable by Greenlight to employees of Greenlight and other participants pursuant to the Greenlight Holding Corporation 2018 Participation Plan (the "Participation Plan").

        The consideration to be paid to the Greenlight Stockholders will be a combination of cash and stock. The amount of cash consideration payable to the Greenlight Stockholders is the sum of: (i) cash available to us from the Trust Account, after giving effect to taxes payable and any redemptions that may be elected by any of our public stockholders for their pro rata share of the aggregate amount of funds on deposit in the Trust Account as of two business days prior to the closing of the Business Combination (which instructions to redeem such public shares are further discussed in this proxy statement); plus (ii) the anticipated gross proceeds of approximately $400,000,000 from a private placement, pursuant to which certain investors have agreed to purchase an aggregate of 43,478,261 shares of Class A Stock (the "Private Placement"); less (iii) certain transaction fees and expenses of the Company, including the payment of deferred underwriting commissions agreed to at the time of our IPO (as defined below); less (iv) certain payments to participants in the Participation Plan, less (v) approximately $132,515,647 that will be used to repay a portion of the existing indebtedness of Greenlight. The remainder of the consideration paid to the Greenlight Stockholders will be stock consideration, consisting of approximately 65,200,000 newly-issued shares of our publicly-traded Class A Stock, which shares will be valued at $10.00 per share for purposes of determining the aggregate number of shares payable to the Greenlight Stockholders for their ownership interests therein. The foregoing consideration to be paid to the Greenlight Stockholders may be further increased by amounts payable under a tax receivable agreement to be entered into at the Closing of the Business Combination, substantially in the form attached as Annex H to this proxy statement (the "Tax Receivable Agreement"), and amounts payable as earn-out shares of Class A Stock. The number of shares of Class A Stock issued to the Greenlight Stockholders as stock consideration is subject to adjustment, depending on, among other things, the level of redemptions of shares of Class A Stock by our public stockholders or in certain cases to preserve the intended tax-free treatment of the Business Combination. To the extent the Stock Consideration were increased to preserve the intended tax-free treatment of the Business Combination, there would be a corresponding reduction to the cash consideration paid to the Greenlight Stockholders. At the closing of the Business Combination, each Greenlight Stockholder will receive shares of Class A Stock, but only the Platinum Stockholder will receive the cash consideration. Following the closing of the Business Combination, each Greenlight Stockholder may receive cash consideration as a result of any upward adjustment of the purchase price, but only the Platinum Stockholder will receive any amounts payable under the Tax Receivable Agreement or amounts payable as earn-out shares of Class A Stock.

        In order to facilitate the Business Combination, our sponsor, Gores Sponsor II LLC (the "Sponsor"), has agreed to cancel 3,478,261 shares of Class F Common Stock of the Company, par value $0.0001 per share (the "Class F Stock"), issued to it prior to our IPO ("Founder Shares") and the Company has agreed to the purchase of shares of Class A Stock by the participants in the Private Placement (pursuant to subscription agreements entered into in connection therewith) at a discounted price of $9.20 per share. The remaining Founder Shares will automatically convert into shares of Class A Stock on a one-for-one basis at the closing of the transactions contemplated by the Merger Agreement and will continue to be subject to the transfer restrictions applicable to the Founder Shares.

        At the closing of the Business Combination, we will enter into the Tax Receivable Agreement, substantially in the form attached as Annex H to this proxy statement, with the Platinum Stockholder and the Stockholder Representative. The Tax Receivable Agreement will generally provide for the payment by the Company to the Platinum Stockholder of 50% of the net cash savings, if any, in U.S. federal, state and local income tax that the Company actually realizes (or is deemed to realize in certain circumstances) in periods after the closing of the Business Combination as a result of the increase in the tax basis of the intangible assets of Highway Toll Administration LLC ("HTA") resulting from the acquisition of HTA by Verra Mobility prior to the Business Combination. The Company generally will retain the benefit of the remaining 50% of these cash savings.

        At the Special Meeting, Company stockholders will be asked to adopt the Merger Agreement and approve the transactions contemplated thereby, including the Business Combination. In addition, you are being asked to consider and vote upon: (i) a proposal to approve, for purposes of complying with applicable Nasdaq listing rules, the issuance of more than 20% of the Company's issued and outstanding common stock pursuant to the Business Combination and the Private Placement (the "Nasdaq Proposal" or "Proposal No. 2"), (ii) a proposal to adopt the Second Amended and Restated Certificate of Incorporation in the form attached hereto as Annex C (the "Charter Approval Proposal" or "Proposal No. 3"), (iii) a separate proposal with respect to certain governance provisions in the Second Amended and Restated Certificate of Incorporation, which are being separately presented in accordance with SEC requirements and which will be voted upon on a non-binding advisory basis (the "Governance Proposal" or "Proposal No. 4"), (iv) a proposal to elect seven directors to serve staggered terms on our Board until the 2019, 2020 and 2021 annual meetings of stockholders, as applicable, and until their respective successors are duly elected and qualified (the "Director Election Proposal" or "Proposal No. 5"), (v) a proposal to approve the Verra Mobility Corporation 2018 Equity Incentive Plan (the "Incentive Plan"), including the authorization of the initial share reserve under the Incentive Plan (the "Incentive Plan Proposal" or "Proposal No. 6") and (vi) a proposal to adjourn the Special Meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies if there are insufficient votes for, or otherwise in connection with, the approval of the Business Combination Proposal, the Nasdaq Proposal or the Charter Approval Proposal (the "Adjournment Proposal" or "Proposal No. 7"). A copy of our proposed Second Amended and Restated Certificate of Incorporation reflecting the Charter Approval Proposal, assuming the consummation of the Business Combination, is attached as Annex C to the accompanying proxy statement.

        Each of these proposals is more fully described in this proxy statement, which each stockholder is encouraged to read carefully.

        Our publicly-traded common stock, units and warrants are currently listed on the Nasdaq Capital Market under the symbols "GSHT," "GSHTU" and "GSHTW," respectively. We intend to apply to continue the listing of our publicly-traded common stock and warrants on Nasdaq under the symbols VRRM and VRRMW, respectively, upon the closing of the Business Combination.

        Pursuant to our current certificate of incorporation, we are providing our public stockholders with the opportunity to redeem, upon the closing of the Business Combination, shares of Class A Stock then held by them for cash equal to their pro rata share of the aggregate amount on deposit (as of two business days prior to the closing of the Business Combination) in our Trust Account that holds the proceeds (including interest not previously released to the Company to fund Regulatory Withdrawals and/or to pay its franchise and income taxes) of our IPO. The per-share amount we will distribute to investors who properly redeem their shares will not be reduced by the deferred underwriting commission totaling $14,000,000 that we will pay to the underwriters of our IPO or transaction expenses incurred in connection with the Business Combination. For illustrative purposes, based on the fair value of investment securities held in our Trust Account of approximately $404,611,945 as of June 30, 2018, the estimated per share redemption price would have been approximately $10.12. Public stockholders may elect to redeem their shares even if they vote for the Business Combination. A public stockholder, together with any of his, her or its affiliates or any other person with whom it is acting in concert or as a "group" (as defined under Section 13 of the Securities Exchange Act of 1934, as amended), will be restricted from redeeming in the aggregate his, her or its shares or, if part of such a group, the group's shares, in excess of 20% of the shares of Class A Stock included in the units sold in our IPO. We refer to this as the "20% threshold." We have no specified maximum redemption threshold under our current certificate of incorporation, other than the aforementioned 20% threshold. Each redemption of shares of Class A Stock by our public stockholders will reduce the amount in our Trust Account, which held investment securities with a fair value of approximately $404,611,945 as of June 30, 2018. The Merger Agreement provides that our obligation to consummate the Business Combination is conditioned on the amount in the Trust Account and the proceeds from the Private Placement equaling or exceeding $550,000,000. The obligation of Greenlight to consummate the Business Combination is conditioned on the amount of the Trust Account and the proceeds from the Private Placement equaling or exceeding $600,000,000. These conditions to closing in the Merger Agreement are for the sole benefit of the parties thereto and may be waived by such parties. If, as a result of redemptions of Class A Stock by our public stockholders, these conditions are not met (or waived), then we or Greenlight (as applicable) may elect not to consummate the Business Combination. In addition, in no event will we redeem shares of our Class A Stock in an amount that would result in the Company's failure to have net tangible assets in excess of $5,000,000. Holders of our outstanding public warrants do not have redemption rights in connection with the Business Combination. Unless otherwise specified, the information in the accompanying proxy statement assumes that none of our public stockholders exercise their redemption rights with respect to their shares of Class A Stock.

        Our Sponsor and current independent directors (our "Initial Stockholders"), as well as our officers and other current directors, have agreed to waive their redemption rights with respect to any shares of our common stock they may hold in connection with the consummation of the Business Combination, and the Founder Shares will be excluded from the pro rata calculation used to determine the per-share redemption price. Our Initial Stockholders have also agreed to waive their right to a conversion price adjustment with respect to any shares of our common stock they may hold in connection with the consummation of the Business Combination. Currently, our Initial Stockholders own 20% of our issued and outstanding shares of common stock, including all of the Founder Shares. Our Initial Stockholders, directors and officers have agreed to vote any shares of the Company's common stock owned by them in favor of the Business Combination. The Founder Shares are subject to transfer restrictions.

        We are providing the accompanying proxy statement and accompanying proxy card to our stockholders in connection with the solicitation of proxies to be voted at the Special Meeting and at any adjournments or postponements of the Special Meeting. Information about the Special Meeting, the Business Combination and other related business to be considered by the Company's stockholders at the Special Meeting is included in this proxy statement. Whether or not you plan to attend the Special Meeting, we urge all Company stockholders to read this proxy statement, including the Annexes and the accompanying financial statements of the Company and Verra Mobility, carefully and in their entirety. In particular, we urge you to read carefully the section entitled "Risk Factors" beginning on page 63 of this proxy statement.

        After careful consideration, our Board has unanimously approved the Merger Agreement and the transactions contemplated therein, and unanimously recommends that our stockholders vote "FOR" adoption of the Merger Agreement and approval of the transactions contemplated thereby, including the Business Combination, and "FOR" all other proposals presented to our stockholders in the accompanying proxy statement. When you consider the Board's recommendation of these proposals, you should keep in mind that our directors and officers have interests in the Business Combination that may conflict with your interests as a stockholder. Please see the section entitled "Proposal No. 1—Approval of the Business Combination—Interests of Certain Persons in the Business Combination" for additional information.

        Approval of the Business Combination Proposal requires the affirmative vote of a majority of the votes cast by holders of our outstanding shares of common stock represented in person or by proxy and entitled to vote at the Special Meeting. Approval of the Nasdaq Proposal requires the affirmative vote of holders of a majority of the shares of our common stock represented in person or by proxy and entitled to vote thereon at the Special Meeting. Approval of the Charter Approval Proposal requires the affirmative vote of holders of a majority of our outstanding shares of common stock entitled to vote thereon at the Special Meeting. Approval of the Governance Proposal requires the affirmative vote of a majority of the votes cast by holders of our outstanding shares of common stock represented in person or by proxy and entitled to vote thereon at the Special Meeting. Directors are elected by a plurality of the votes cast in the Director Election Proposal; this means that the seven individuals nominated for election to the Board who receive the most "FOR" votes (among the shares of our common stock represented in person or by proxy and entitled to vote thereon at the Special Meeting) will be elected. Approval of the Incentive Plan Proposal and the Adjournment Proposal requires the affirmative vote of a majority of the votes cast by holders of our outstanding shares of common stock represented in person or by proxy and entitled to vote at the Special Meeting.

        Your vote is very important. Whether or not you plan to attend the Special Meeting, please vote as soon as possible by following the instructions in this proxy statement to make sure that your shares are represented at the Special Meeting. If you hold your shares in "street name" through a bank, broker or other nominee, you will need to follow the instructions provided to you by your bank, broker or other nominee to ensure that your shares are represented and voted at the Special Meeting. The transactions contemplated by the Merger Agreement will be consummated only if the Business Combination Proposal, the Nasdaq Proposal and the Charter Approval Proposal are approved at the Special Meeting. Unless waived by the parties to the Merger Agreement, the closing of the Business Combination is conditioned upon the approval of the Business Combination Proposal, the Nasdaq Proposal and the Charter Approval Proposal. Each of the proposals other than the Business Combination Proposal, the Nasdaq Proposal and the Charter Approval Proposal, is conditioned on the approval of the Business Combination Proposal, the Nasdaq Proposal and the Charter Approval Proposal, other than the Governance Proposal and the Adjournment Proposal, which are not conditioned on the approval of any other proposal set forth in this proxy statement.

        If you sign, date and return your proxy card without indicating how you wish to vote, your proxy will be voted "FOR" each of the proposals presented at the Special Meeting. If you fail to return your proxy card or fail to instruct your bank, broker or other nominee how to vote, and do not attend the Special Meeting in person, the effect will be that your shares will not be counted for purposes of determining whether a quorum is present at the Special Meeting. If you are a stockholder of record and you attend the Special Meeting and wish to vote in person, you may withdraw your proxy and vote in person.

        TO EXERCISE YOUR REDEMPTION RIGHTS, YOU MUST DEMAND THAT THE COMPANY REDEEM YOUR SHARES FOR A PRO RATA PORTION OF THE FUNDS HELD IN THE TRUST ACCOUNT AND TENDER YOUR SHARES TO THE COMPANY'S TRANSFER AGENT AT LEAST TWO BUSINESS DAYS PRIOR TO THE VOTE AT SUCH MEETING. YOU MAY TENDER YOUR SHARES BY EITHER DELIVERING YOUR SHARE CERTIFICATE TO THE TRANSFER AGENT OR BY DELIVERING YOUR SHARES ELECTRONICALLY USING DEPOSITORY TRUST COMPANY'S DWAC (DEPOSIT WITHDRAWAL AT CUSTODIAN) SYSTEM. IF THE BUSINESS COMBINATION IS NOT COMPLETED, THEN THESE SHARES WILL NOT BE REDEEMED FOR CASH. IF YOU HOLD THE SHARES IN STREET NAME, YOU WILL NEED TO INSTRUCT THE ACCOUNT EXECUTIVE AT YOUR BANK OR BROKER TO WITHDRAW THE SHARES FROM YOUR ACCOUNT IN ORDER TO EXERCISE YOUR REDEMPTION RIGHTS.

v

        On behalf of our Board, I would like to thank you for your support of Gores Holdings II, Inc. and look forward to a successful completion of the Business Combination.

Sincerely,
[•], 2018
Alec E. Gores
Chairman of the Board of Directors

        NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES REGULATORY AGENCY HAS APPROVED OR DISAPPROVED THE TRANSACTIONS DESCRIBED IN THIS PROXY STATEMENT, PASSED UPON THE MERITS OR FAIRNESS OF THE BUSINESS COMBINATION OR RELATED TRANSACTIONS OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE DISCLOSURE IN THIS PROXY STATEMENT. ANY REPRESENTATION TO THE CONTRARY CONSTITUTES A CRIMINAL OFFENSE.

        This proxy statement is dated [    •    ], 2018 and is expected to be first mailed to Company stockholders on or about [    •    ], 2018.

NOTICE OF SPECIAL MEETING IN LIEU OF 2018 ANNUAL MEETING OF
STOCKHOLDERS OF GORES HOLDINGS II, INC.
TO BE HELD [    •    ], 2018

To the Stockholders of Gores Holdings II, Inc.:

        NOTICE IS HEREBY GIVEN that a special meeting in lieu of 2018 annual meeting of the stockholders of Gores Holdings II, Inc., a Delaware corporation (the "Company"), will be held on [    •    ] at [    •    ] at [    •    ] (the "Special Meeting"). You are cordially invited to attend the Special Meeting to conduct the following items of business:

  1.
  Business Combination Proposal—To consider and vote upon a proposal to adopt the Agreement and Plan of Merger, dated as of June 21, 2018 (as amended on August 23, 2018 by that certain Amendment No. 1 to Agreement and Plan of Merger, a copy of which is attached to the accompanying proxy statement as Annex B ("Amendment No. 1 to the Merger Agreement"), and as it may be further amended from time to time, the "Merger Agreement") by and among the Company, First Merger Sub, Second Merger Sub, Greenlight and the Stockholder Representative, a copy of which is attached to this proxy statement as Annex A, and approve the transactions contemplated thereby, including, among other things: (i) the merger of First Merger Sub with and into Greenlight, with Greenlight continuing as the surviving corporation (the "First Merger") and (ii) immediately following the First Merger and as part of the same overall transaction as the First Merger, the merger of Greenlight with and into Second Merger Sub with Second Merger Sub continuing as the surviving entity (the "Second Merger" and, together with the First Merger, the "Mergers" and, together with the other transactions contemplated by the Merger Agreement, the "Business Combination") (Proposal No. 1);

  2.
  Nasdaq Proposal—To consider and vote upon a proposal to approve, for purposes of complying with applicable Nasdaq listing rules, the issuance of more than 20% of the Company's issued and outstanding common stock in connection with the Business Combination and the Private Placement (as defined below) (Proposal No. 2);

  3.
  Charter Approval Proposal—To consider and act upon a proposal to adopt the Second Amended and Restated Certificate of Incorporation in the form attached hereto as Annex C (Proposal No. 3);

  4.
  Governance Proposal—To consider and act upon, on a non-binding advisory basis, a separate proposal with respect to certain governance provisions in the Second Amended and Restated Certificate of Incorporation in accordance with SEC requirements (Proposal No. 4);

  5.
  Director Election Proposal—To consider and vote upon a proposal to elect seven directors to serve staggered terms on our Board until the 2019, 2020 and 2021 annual meetings of stockholders, as applicable, and until their respective successors are duly elected and qualified (Proposal No. 5);

  6.
  Incentive Plan Proposal—To consider and vote upon a proposal to approve the Incentive Plan, including the authorization of the initial share reserve under the Incentive Plan (Proposal No. 6); and

  7.
  Adjournment Proposal—To consider and vote upon a proposal to approve the adjournment of the Special Meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of the Business Combination Proposal, the Nasdaq Proposal or the Charter Approval Proposal. This proposal will only be presented at the Special Meeting if there are not sufficient votes to approve the Business Combination Proposal, the Nasdaq Proposal or the Charter Approval Proposal (Proposal No. 7).

        The above matters are more fully described in this proxy statement, which also includes, as Annex A, a copy of the Merger Agreement and, as Annex B, Amendment No. 1 to the Merger Agreement. We urge you to read carefully this proxy statement in its entirety, including the Annexes and accompanying financial statements of the Company and Verra Mobility.

        The record date for the Special Meeting is [    •    ], 2018. Only stockholders of record at the close of business on that date may vote at the Special Meeting or any adjournment thereof. A complete list of our stockholders of record entitled to vote at the Special Meeting will be available for ten days before the Special Meeting at our principal executive offices for inspection by stockholders during ordinary business hours for any purpose germane to the Special Meeting.

        Our Initial Stockholders, officers and other current directors have agreed to vote any Founder Shares held by them and any public shares purchased during or after our initial public offering (our "IPO") in favor of our Business Combination. Currently, our Initial Stockholders own 20% of our issued and outstanding shares of common stock, including all of the Founder Shares.

        Pursuant to our current certificate of incorporation, we will provide our public stockholders with the opportunity to redeem, upon the closing of the Business Combination, shares of the Company's Class A Stock then held by them for cash equal to their pro rata share of the aggregate amount on deposit (as of two business days prior to the closing of the Business Combination) in our trust account that holds the proceeds (including interest not previously released to the Company to fund Regulatory Withdrawals and/or to pay its franchise and income taxes) of our IPO (the "Trust Account"). The per-share amount we will distribute to our stockholders who properly redeem their shares will not be reduced by the deferred underwriting commission totaling $14,000,000 that we will pay to the underwriters of our IPO, as well as other transaction expenses incurred in connection with the Business Combination. For illustrative purposes, based on the fair value of investment securities held in our Trust Account of approximately $404,611,945 as of June 30, 2018, the estimated per share redemption price would have been approximately $10.12. Public stockholders may elect to redeem their shares even if they vote "FOR" the Business Combination. A public stockholder, together with any of his, her or its affiliates or any other person with whom it is acting in concert or as a "group" (as defined under Section 13 of the Securities Exchange Act of 1934, as amended), will be restricted from redeeming in the aggregate his, her or its shares or, if part of such a group, the group's shares, in excess of 20% of the shares of common stock included in the units sold in our IPO. We have no specified maximum redemption threshold under our current certificate of incorporation, other than the aforementioned 20% threshold. Each redemption of shares of Class A Stock by our public stockholders will reduce the amount in our Trust Account, which held investment securities with a fair value of approximately $404,611,945 as of June 30, 2018. The Merger Agreement provides that our obligation to consummate the Business Combination is conditioned on the amount in the Trust Account and the proceeds from the Private Placement equaling or exceeding $550,000,000. The obligation of Greenlight to consummate the Business Combination is conditioned on the amount of the Trust Account and the proceeds from the Private Placement equaling or exceeding $600,000,000. These conditions to closing in the Merger Agreement are for the sole benefit of the parties thereto and may be waived by such parties. If, as a result of redemptions of Class A Stock by our public stockholders, these conditions are not met (or waived), then we or Greenlight (as applicable) may elect not to consummate the Business Combination. In addition, in no event will we redeem shares of our Class A Stock in an amount that would result in the Company's failure to have net tangible assets in excess of $5,000,000. Holders of our outstanding public warrants do not have redemption rights in connection with the Business Combination.

        Our Initial Stockholders, current officers and other current directors have agreed to waive their redemption rights with respect to any shares of our common stock they may hold in connection with the consummation of the Business Combination, and the Founder Shares will be excluded from the pro rata calculation used to determine the per-share redemption price. Our Initial Stockholders have also agreed to waive their right to a conversion price adjustment with respect to any shares of our common stock they may hold in connection with the consummation of the Business Combination.

        The Business Combination is conditioned on the approval of the Business Combination Proposal, the Nasdaq Proposal and the Charter Approval Proposal at the Special Meeting. Each of the proposals other than the Business Combination Proposal, the Nasdaq Proposal and the Charter Approval Proposal is conditioned on the approval of the Business Combination Proposal, the Nasdaq Proposal and the Charter Approval Proposal, other than the Governance Proposal and the Adjournment Proposal, which are not conditioned on the approval of any other proposal set forth in this proxy statement.

        We anticipate raising additional proceeds to fund the Business Combination and related transactions through a private placement pursuant to which certain investors have agreed to purchase an aggregate of 43,478,261 shares of Class A Stock (the "Private Placement") for a discounted price of $9.20 per share for an aggregate commitment of approximately $400,000,000.

        A majority of the issued and outstanding shares of the Company's Common Stock entitled to vote as of the record date at the Special Meeting must be present, in person or represented by proxy, at the Special Meeting to constitute a quorum and in order to conduct business at the Special Meeting. The approval of the proposal to adopt the Merger Agreement and approve the transactions contemplated thereunder, including the Business Combination, requires the affirmative vote of a majority of the votes cast by holders of our outstanding shares of common stock represented in person or by proxy and entitled to vote at the Special Meeting. The approval of the Nasdaq Proposal requires the affirmative vote of holders of a majority of the shares of our common stock represented in person or by proxy and entitled to vote thereon at the Special Meeting. The approval of the Charter Approval Proposal requires the affirmative vote of holders of a majority of our outstanding shares of common stock entitled to vote thereon at the Special Meeting. The approval of the Governance Proposal requires the affirmative vote of a majority of the votes cast by holders of our outstanding shares of common stock represented in person or by proxy and entitled to vote thereon at the Special Meeting. Directors are elected by a plurality of votes cast in the Director Election Proposal; this means that the seven individuals nominated for election to the Board who receive the most "FOR" votes (among the shares of our common stock represented in person or by proxy and entitled to vote thereon at the Special Meeting) will be elected. The approval of the Incentive Plan Proposal and the Adjournment Proposal requires the affirmative vote of a majority of the votes cast by holders of our outstanding shares of common stock represented in person or by proxy and entitled to vote at the Special Meeting. The Board unanimously recommends that you vote "FOR" each of these proposals.

By Order of the Board of Directors
Alec E. Gores Chairman of the Board of Directors
Beverly Hills, California [•], 2018

Page
SUMMARY TERM SHEET	1
FREQUENTLY USED TERMS	8
QUESTIONS AND ANSWERS ABOUT THE PROPOSALS FOR STOCKHOLDERS	12
SUMMARY OF THE PROXY STATEMENT	31
SELECTED HISTORICAL FINANCIAL INFORMATION OF THE COMPANY	52
SELECTED CONSOLIDATED HISTORICAL FINANCIAL AND OTHER INFORMATION OF VERRA MOBILITY	54
SELECTED UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION	59
CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS	62
RISK FACTORS	64
UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION (NO REDEMPTION SCENARIO)	108
NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION (NO REDEMPTION SCENARIO)	112
UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION (MAXIMUM REDEMPTION SCENARIO)	126
NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION (MAXIMUM REDEMPTION SCENARIO)	131
COMPARATIVE SHARE INFORMATION	145
SPECIAL MEETING IN LIEU OF 2018 ANNUAL MEETING OF COMPANY STOCKHOLDERS	148
PROPOSAL NO. 1—APPROVAL OF THE BUSINESS COMBINATION	157
PROPOSAL NO. 2—APPROVAL OF THE ISSUANCE OF MORE THAN 20% OF THE COMPANY'S ISSUED AND OUTSTANDING COMMON STOCK IN CONNECTION WITH THE BUSINESS COMBINATION AND THE PRIVATE PLACEMENT	212
PROPOSAL NO. 3—APPROVAL OF THE SECOND AMENDED AND RESTATED CERTIFICATE OF INCORPORATION	214
PROPOSAL NO. 4—APPROVAL OF CERTAIN GOVERNANCE PROVISIONS IN THE SECOND AMENDED AND RESTATED CERTIFICATE OF INCORPORATION	218
PROPOSAL NO. 5—ELECTION OF DIRECTORS TO THE BOARD OF DIRECTORS	221
PROPOSAL NO. 6—APPROVAL OF THE INCENTIVE PLAN, INCLUDING THE AUTHORIZATION OF THE INITIAL SHARE RESERVE UNDER THE INCENTIVE PLAN	224
PROPOSAL NO. 7—THE ADJOURNMENT PROPOSAL	233
INFORMATION ABOUT THE COMPANY	234
THE COMPANY'S MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS	249
INFORMATION ABOUT VERRA MOBILITY	255
VERRA MOBILITY'S MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS	267
VERRA MOBILITY MANAGEMENT	296
EXECUTIVE COMPENSATION	298
MANAGEMENT AFTER THE BUSINESS COMBINATION	305
DESCRIPTION OF SECURITIES	311
BENEFICIAL OWNERSHIP OF SECURITIES	324
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	326
PRICE RANGE OF SECURITIES AND DIVIDENDS	332

x

SUMMARY TERM SHEET

        This summary term sheet, together with the sections entitled "Questions and Answers About the Proposals for Stockholders" and "Summary of the Proxy Statement," summarizes certain information contained in this proxy statement, but does not contain all of the information that is important to you. You should read carefully this entire proxy statement, including the attached Annexes, for a more complete understanding of the matters to be considered at the Special Meeting. In addition, for definitions used commonly throughout this proxy statement, including this summary term sheet, please see the section entitled "Frequently Used Terms."

  •
  Gores Holdings II, Inc., a Delaware corporation, which we refer to as "we," "us," "our," or the "Company," is a special purpose acquisition company formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses.

  •
  There are currently 50,000,000 shares of Common Stock, par value $0.0001 per share, of the Company, issued and outstanding, consisting of (i) 40,000,000 shares of Class A Stock originally sold as part of the IPO, and (ii) 10,000,000 shares of Class F Stock that were initially issued to our Sponsor, prior to our IPO. There are currently no shares of Company preferred stock issued and outstanding. In addition, we issued 13,333,333 public warrants to purchase Class A Stock (originally sold as part of the units issued in our IPO) as part of our IPO along with 6,666,666 Private Placement Warrants issued to our Sponsor in a private placement on the IPO closing date. Each warrant entitles its holder to purchase one share of our Class A Stock at an exercise price of $11.50 per share, to be exercised only for a whole number of shares of our Class A Stock. The warrants will become exercisable 30 days after the completion of our initial business combination, and they expire five years after the completion of our initial business combination or earlier upon redemption or liquidation. Once the warrants become exercisable, the Company may redeem the outstanding warrants at a price of $0.01 per warrant, if the last sale price of the Company's Common Stock equals or exceeds $18.00 per share for any 20 trading days within a 30 trading day period ending on the third business day before the Company sends the notice of redemption to the warrant holders. The Private Placement Warrants, however, are non-redeemable so long as they are held by our Sponsor or its permitted transferees. For more information regarding the warrants, please see the section entitled "Description of the Securities."

  •
  Verra Mobility is a leading provider of smart mobility technology solutions and services throughout the United States, Canada and Europe. Verra Mobility provides integrated technology solutions and services which include toll and violations management, title and registration, automated safety solutions, and other data driven solutions to its customers, which include rental car companies ("RACs"), fleet management companies ("FMCs"), other large fleet owners, municipalities, school districts and violation issuing authorities. Verra Mobility's solutions simplify the smart mobility ecosystem by utilizing industry leading capabilities, information and technology expertise, and integrated hardware and software to efficiently facilitate the automated processing of tolls and violations for hundreds of agencies and millions of end users annually while also making cities and roadways safer for everyone. Based in Mesa, Arizona, Verra Mobility operates through two primary segments—Commercial Services and Government Solutions. Through its Commercial Services segment, Verra Mobility is the market leading provider of automated toll and violations management and title and registration solutions to RACs, FMCs and other large fleet owners in the United States and Canada. In Europe, Verra Mobility works with violation issuing authorities and specializes in the identification, notification, and collection of unpaid traffic, parking, and public transportation related violations incurred by vehicles registered in a country other than that in which the violation occurred. Through its Government Solutions segment, Verra Mobility is the market leading provider of automated safety solutions to municipalities and school districts, including services and technology that enable photo enforcement via road safety camera programs related to red light, speed, school bus, and city bus lanes. For more information about Verra Mobility, please see the sections entitled "Information About Verra Mobility," "Verra Mobility's Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Management after the Business Combination."

  •
  Greenlight is the ultimate parent company of Verra Mobility as shown in more detail in the section entitled "Summary of the Proxy Statement—Organizational Structure."

  •
  Subject to the terms of the Merger Agreement and customary adjustments set forth therein, the aggregate merger consideration to be paid in connection with the Business Combination is expected to be approximately $2.3 billion, which amount will be: (i) increased or decreased by the amount, if any, by which Greenlight's working capital at closing is greater than or less than $52,000,000, as the case may be (in each case, subject to certain limitations); (ii) increased by the amount of cash held by Greenlight as of the closing of the Business Combination; (iii) increased by the amount, if any, by which any income tax refunds of Greenlight and its subsidiaries (to the extent not yet received in cash by Greenlight or its subsidiaries prior to the Business Combination) for the taxable period (or portion thereof) ending on the date of the closing of the Business Combination and the taxable period ending on December 31, 2017 (or, with respect to any non-calendar year taxpayer for income tax purposes, the taxable year immediately preceding the taxable year (or portion thereof) ending on the date of the closing of the Business Combination for which final income tax returns have not been filed) exceed the accrued but unpaid income taxes of Greenlight and its subsidiaries for such tax periods; (iv) decreased by the amount, if any, by which any accrued but unpaid income taxes of Greenlight and its subsidiaries for the taxable period (or portion thereof) ending on the date of the closing of the Business Combination and the taxable period ended on December 31, 2017 (or, with respect to any non-calendar year taxpayer for income tax purposes, the taxable year immediately preceding the taxable year (or portion thereof) ending on the date of the closing of the Business Combination for which final income tax returns have not been filed) exceed any income tax refunds of Greenlight and its subsidiaries to the extent not yet received in cash by Greenlight or its subsidiaries prior to the Business Combination for such taxable periods; (v) decreased by the amount of Greenlight's outstanding indebtedness under its existing credit facilities; (vi) decreased by the amount by which Greenlight's transaction expenses exceed $20,000,000; and (vii) decreased by the amount payable by Greenlight to the employees of Greenlight pursuant to the Participation Plan. The consideration to be paid to the Greenlight Stockholders will be a combination of cash and stock.

  •
  The amount of cash consideration payable to the Greenlight Stockholders is the sum of: (i) cash available to us from the Trust Account, after giving effect to taxes payable and any redemptions that may be elected by any of our public stockholders for their pro rata share of the aggregate amount of funds on deposit in the Trust Account as of two business days prior to the closing of the Business Combination (which instructions to redeem such public shares are further discussed in this proxy statement); plus (ii) the anticipated gross proceeds of approximately $400,000,000 from the Private Placement; less (iii) certain transaction fees and expenses of the Company, including the payment of deferred underwriting commissions agreed to at the time of our IPO; less (iv) certain payments to participants in the Participation Plan, less (v) approximately $132,515,647 that will be used to repay a portion of the existing indebtedness of Greenlight. The remainder of the consideration paid to the Greenlight Stockholders will be stock consideration, consisting of approximately 65,200,000 newly issued shares of our Class A Stock, which shares will be valued at $10.00 per share for purposes of determining the aggregate number of shares payable to the Greenlight Stockholders for their ownership interests therein. The foregoing consideration to be paid to the Greenlight Stockholders may be further increased by amounts payable under the Tax Receivable Agreement and amounts payable as earn-out shares of Class A Stock. The number of shares of Class A Stock issued to the Greenlight Stockholders as stock consideration is subject to adjustment, depending on, among other things, the level of redemptions of shares of Class A Stock by our public stockholders or in certain cases to preserve the intended tax-free treatment of the Business Combination. To the extent the Stock Consideration were increased to preserve the intended tax-free treatment of the Business Combination, there would be a corresponding reduction to the cash consideration paid to the Greenlight Stockholders. At the closing of the Business Combination, each Greenlight Stockholder will receive shares of Class A Stock, but only the Platinum Stockholder will be entitled to receive the cash consideration. Following the closing of the Business Combination, each Greenlight Stockholder may receive cash consideration as a result of any upward adjustment of the purchase price, but only the Platinum Stockholder will receive any amounts payable under the Tax Receivable Agreement or amounts payable as earn-out shares of Class A Stock. For more information about the Merger Agreement, please see the section entitled "Proposal No. 1—Approval of the Business Combination—The Merger Agreement."

  •
  It is anticipated that, upon completion of the Business Combination: (i) the Company's public stockholders (other than the Private Placement Investors) will retain an ownership interest of approximately 26% in the post-combination company; (ii) the Private Placement Investors will own approximately 28% of the post-combination company (such that public stockholders, including Private Placement Investors, will own approximately 54% of the post-combination company); (iii) our Initial Stockholders will own approximately 4% of the post-combination company, after giving effect to the cancellation of approximately 3,478,261 Founder Shares held by our Sponsor without giving effect to the expected distribution of Founder Shares to members of our Sponsor immediately prior to closing; and (iv) the Greenlight Stockholders will own approximately 42% of the post-combination company. These levels of ownership interest assume that no shares are elected to be redeemed. The Private Placement Investors have agreed to purchase in the aggregate approximately 43,478,261 shares of Class A Stock, for approximately $400,000,000 of gross proceeds, in the Private Placement. In this proxy statement, we assume that approximately $400,000,000 of the gross proceeds from the Private Placement, in addition to $400,000,000 of the funds from the Trust Account, will be used to fund the cash consideration payable pursuant to the Merger Agreement, the repayment of approximately $132,515,647 of Greenlight's existing indebtedness and the payment of certain transaction expenses. The ownership percentage with respect to the post-combination company following the Business Combination (a) does not take into account (1) warrants to purchase Class A Stock that will remain outstanding immediately following the Business Combination or (2) the issuance of any shares upon completion of the Business Combination under the Incentive Plan, a copy of which is attached to this proxy statement as Annex I, but (b) does include Founder Shares, which will be converted into shares of Class A Stock at the closing of the Business Combination on a one-for-one basis (after giving effect to the cancellation of approximately 3,478,261 of such shares and even though such shares of Class A Stock will be subject to transfer restrictions). If the actual facts are different than these assumptions (which they are likely to be), the percentage ownership retained by the Company's existing stockholders in the post-combination company will be different. For more information, please see the sections entitled "Summary of the Proxy Statement—Impact of the Business Combination on the Company's Public Float" and "Unaudited Pro Forma Condensed Combined Financial Information."

  •
  Our management and Board considered various factors in determining whether to approve the Merger Agreement and the transactions contemplated thereby, including the Business Combination, including that Verra Mobility is a leading provider of tech-enabled smart transportation solutions with market-leading positions for integrated toll management services in North America and road safety cameras in the United States, and superior scale, comprehensive and diverse product platforms, and robust portfolio of patents and other proprietary technology, which the Board believes positions Verra Mobility for future growth and profitability. For more information about our decision-making process, see the section entitled "Proposal No. 1—Approval of the Business Combination—The Company's Board of Directors' Reasons for the Approval of the Business Combination."

  •
  Pursuant to our current certificate of incorporation, in connection with the Business Combination, holders of our public shares may elect to have their Class A Stock redeemed for cash at the applicable redemption price per share calculated in accordance with our current certificate of incorporation. As of June 30, 2018, the redemption price would have been approximately $10.12 per share. If a holder exercises its redemption rights, then such holder will be exchanging its shares of our Class A Stock for cash and will no longer own shares of the post-combination company and will not participate in the future growth of the post-combination company, if any. Such a holder will be entitled to receive cash for its public shares only if it properly demands redemption and delivers its shares (either physically or electronically) to our transfer agent at least two business days prior to the Special Meeting. Please see the section entitled "Special Meeting in Lieu of 2018 Annual Meeting of the Company's Stockholders—Redemption Rights."

  •
  In addition to voting on the proposal to adopt the Merger Agreement and approve the transactions contemplated thereunder, including the Business Combination, at the Special Meeting, the stockholders of the Company will be asked to vote on:

  •
  a proposal to approve, for purposes of complying with applicable Nasdaq Listing Rules, the issuance of more than 20% of the Company's issued and outstanding Common Stock in connection with the Business Combination and the Private Placement (the "Nasdaq Proposal" or "Proposal No. 2");

  •
  a proposal to adopt the Second Amended and Restated Certificate of Incorporation in the form attached hereto as Annex C (the "Charter Approval Proposal" or "Proposal No. 3"),

  •
  a separate proposal with respect to certain governance provisions in the Second Amended and Restated Certificate of Incorporation, which are being separately presented in accordance with SEC requirements and which will be voted upon on a non-binding advisory basis (the "Governance Proposal" or "Proposal No. 4")

  •
  a proposal to elect seven directors to serve staggered terms on our Board until the 2019, 2020 and 2021 annual meetings of stockholders, as applicable, and until their respective successors are duly elected and qualified (the "Director Election Proposal" or "Proposal No. 5");

  •
  a proposal to approve the Incentive Plan, including the authorization of the initial share reserve under the Incentive Plan (the "Incentive Plan Proposal" or "Proposal No. 6"); and

  •
  a proposal to adjourn the Special Meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of the Business Combination Proposal or the Nasdaq Proposal (the "Adjournment Proposal" or "Proposal No. 7").

    Please see the sections entitled "Proposal No. 1—Approval of the Business Combination," "Proposal No. 2—Approval of the Issuance of More than 20% of the Company's Issued and Outstanding Common Stock in Connection with the Business Combination and the Private Placement," "Proposal No. 3—Approval of the Second Amended and Restated Certificate of Incorporation," "Proposal No. 4—Approval of Certain Governance Provisions in the Second Amended and Restated Certificate of Incorporation," "Proposal No. 5—Election of Directors to the

    Board of Directors," "Proposal No. 6—Approval of the Incentive Plan, Including the Authorization of the Initial Share Reserve under the Incentive Plan," and "Proposal No. 7—The Adjournment Proposal." The Business Combination is conditioned on the approval of the Business Combination Proposal, the Nasdaq Proposal and the Charter Approval Proposal at the Special Meeting. Each of the proposals other than the Business Combination Proposal, the Nasdaq Proposal and the Charter Approval Proposal is conditioned on the approval of the Business Combination Proposal, the Nasdaq Proposal and the Charter Approval Proposal, other than the Governance Proposal and the Adjournment Proposal, which are not conditioned on the approval of any other proposal set forth in this proxy statement.

  •
  Upon consummation of the Business Combination, our Board anticipates increasing its initial size from four directors to seven directors, with each Class I director having a term that expires at the post-combination company's annual meeting of stockholders in 2019, each Class II director having a term that expires at the post-combination company's annual meeting of stockholders in 2020 and each Class III director having a term that expires at the post-combination company's annual meeting of stockholders in 2021, or in each case until their respective successors are duly elected and qualified, or until their earlier resignation, removal or death. Please see the sections entitled "Proposal No. 5—Election of Directors to the Board of Directors" and "Management After the Business Combination" for additional information.

  •
  Unless waived by the parties to the Merger Agreement, and subject to applicable law, the closing of the Business Combination is subject to a number of conditions set forth in the Merger Agreement including, among others, expiration of the waiting period under the HSR Act, receipt of certain stockholder approvals contemplated by this proxy statement and the availability of minimum cash amounts at closing. For more information about the closing conditions to the Business Combination, please see the section entitled "Proposal No. 1—Approval of the Business Combination—The Merger Agreement—Conditions to Closing of the Business Combination."

  •
  The Merger Agreement may be terminated at any time prior to the consummation of the Business Combination upon agreement of the parties thereto, or by the Company or the Stockholder Representative in specified circumstances. For more information about the termination rights under the Merger Agreement, please see the section entitled "Proposal No. 1—Approval of the Business Combination—The Merger Agreement—Termination."

  •
  The proposed Business Combination involves numerous risks. For more information about these risks, please see the section entitled "Risk Factors."

  •
  In considering the recommendation of our Board to vote for the proposals presented at the Special Meeting, including the Business Combination Proposal, you should be aware that aside from their interests as stockholders, our Sponsor and certain members of our Board and officers have interests in the Business Combination that are different from, or in addition to, the interests of our stockholders generally. Our Board was aware of and considered these interests, among other matters, in evaluating and negotiating the Business Combination and transaction agreements and in recommending to our stockholders that they vote in favor of the proposals presented at the Special Meeting, including the Business Combination Proposal. Stockholders should take these interests into account in deciding whether to approve the proposals presented at the Special Meeting, including the Business Combination Proposal. These interests include, among other things:

  •
  the fact that our Initial Stockholders have agreed not to redeem any of the Founder Shares in connection with a stockholder vote to approve a proposed initial business combination;

    •
    the fact that our Initial Stockholders have agreed to waive their rights to conversion price adjustments with respect to any shares of our Common Stock they may hold in connection with the consummation of the Business Combination;

    •
    the fact that our Sponsor paid an aggregate of $25,000 for 10,781,250 Founder Shares and (after giving effect to the cancellation of (i) 781,250 Founder Shares on February 27, 2017 and (ii) approximately 3,478,261 Founder Shares at the time of the Business Combination) the remaining 6,521,739 Founder Shares will have a significantly higher value at the time of the Business Combination, which if unrestricted and freely tradable would be valued at approximately $65,217,390 (after giving effect to the cancellation of approximately 3,478,261 Founder Shares) but, given the restrictions on such shares, we believe such shares have less value;

    •
    the fact that our Initial Stockholders have agreed to waive their rights to liquidating distributions from the Trust Account with respect to their Founder Shares if we fail to complete an initial business combination by January 19, 2019;

    •
    the fact that our Sponsor paid an aggregate of approximately $10,000,000 for its 6,666,666 Private Placement Warrants to purchase shares of Class A Stock and that such Private Placement Warrants will expire worthless if a business combination is not consummated by January 19, 2019;

    •
    the continued right of our Sponsor to hold our Class A Stock and the shares of Class A Stock to be issued to our Sponsor upon exercise of its Private Placement Warrants following the Business Combination, subject to certain lock-up periods;

    •
    if the Trust Account is liquidated, including in the event we are unable to complete an initial business combination within the required time period, our Sponsor has agreed to indemnify us to ensure that the proceeds in the Trust Account are not reduced below $10.00 per public share, or such lesser per public share amount as is in the Trust Account on the liquidation date, by the claims of prospective target businesses with which we have entered into an acquisition agreement or claims of any third party (other than our independent public accountants) for services rendered or products sold to us, but only if such a vendor or target business has not executed a waiver of any and all rights to seek access to the Trust Account;

    •
    the anticipated continuation of two of our existing directors, Messrs. Randall Bort and Jeffrey Rea, as directors of the post-combination company;

    •
    the continued indemnification of our existing directors and officers and the continuation of our directors' and officers' liability insurance after the Business Combination;

    •
    the fact that our Sponsor, officers and directors will lose their entire investment in us and will not be reimbursed for any out-of-pocket expenses if an initial business combination is not consummated by January 19, 2019;

    •
    that, as described in the Charter Approval Proposal and reflected in Annex C, our proposed Second Amended and Restated Certificate of Incorporation will be amended to exclude The Gores Group and Platinum Equity and each of their successors, certain affiliates and each of their respective transferees as "interested parties" from the list of prohibited business combinations not in compliance with Section 203 of the DGCL;

    •
    that, at the closing of the Business Combination we will enter into the Registration Rights Agreement with the Restricted Stockholders, which provides for registration rights to Restricted Stockholders and their permitted transferees;

    •
    that certain employees and affiliates of our Sponsor have committed to purchase up to 4,203,795 shares of Class A Stock in the Private Placement for an aggregate commitment of approximately $38,674,914; and

    •
    the fact that Alec Gores, our Chairman, is the brother of Tom Gores, the Chief Executive Officer and Chairman of Platinum Equity, and that Tom Gores and certain employees and affiliates of Platinum Equity would participate in the Private Placement. Platinum Equity currently holds a controlling stake in Verra Mobility through the Platinum Stockholder, which will receive all of the cash consideration and a portion of the stock consideration to be paid in connection with the business combination. The Platinum Stockholder will retain approximately 34% of voting power in the post-combination company assuming no share redemptions and 47% of voting power assuming maximum share redemptions. The Platinum Stockholder will also have the right to nominate up to three directors to the post-closing company's board of directors, of whom one will initially be the current Chief Executive Officer of Verra Mobility as a Class II director and the other two will initially be representatives of the Platinum Stockholder as Class III directors. In addition, if one of the Platinum Stockholder's nominees is elected, one of the Platinum Stockholder's nominees will serve as the chairman of the board of directors and the Platinum Stockholder will have the right to appoint one representative to each committee of the board of the post-closing company. The Platinum Stockholder's right to nominate directors to the post-closing company's board is subject to maintaining its ownership percentage of the total outstanding shares of Class A Stock at certain levels as discussed elsewhere in this proxy statement.

 FREQUENTLY USED TERMS

        Unless otherwise stated or unless the context otherwise requires, the terms "we," "us," "our," the "Company" and "Gores" refer to Gores Holdings II, Inc., and the term "post-combination company" refers to the Company following the consummation of the Business Combination.

        In this proxy statement:

        "Amendment No. 1 to the Merger Agreement" means that certain Amendment No. 1 to Agreement and Plan of Merger, dated as of August 23, 2018, by and among the parties to the Merger Agreement, a copy of which is attached as Annex B to this proxy statement.

        "Board" or "Board of Directors" means the board of directors of the Company.

        "Business Combination" means the transactions contemplated by the Merger Agreement, including: (i) the merger of First Merger Sub with and into Greenlight, with Greenlight continuing as the surviving corporation (the "First Merger"); and (ii) immediately following the First Merger and as part of the same overall transaction as the First Merger, the merger of Greenlight with and into Second Merger Sub with Second Merger Sub continuing as the surviving entity.

        "Class A Stock" means the shares of Class A Common Stock, par value $0.0001 per share, of the Company.

        "Class F Stock" means the shares of Class F Common Stock, par value $0.0001 per share, of the Company.

        "Code" means the Internal Revenue Code of 1986, as amended.

        "Common Stock" means the shares of common stock, par value $0.0001 per share, of the Company, consisting of Class A Stock and Class F Stock.

        "Company" means Gores Holdings II, Inc., a Delaware corporation.

        "current certificate of incorporation" or "current certificate" means our amended and restated certificate of incorporation, dated January 12, 2017.

        "DGCL" means the General Corporation Law of the State of Delaware.

        "EPC" means Euro Parking Collection plc.

        "Escrow Agreement" means the Escrow Agreement, substantially in the form attached to this proxy statement as Annex J, which the post-combination company, PE Greenlight Holdings, LLC, in its capacity as the stockholders' representative, and Deutsche Bank Trust Company Americas will enter into at the closing of the Business Combination.

        "Exchange Act" means the Securities Exchange Act of 1934, as amended.

        "EY" means Ernst & Young LLP, independent registered public accounting firm to Verra Mobility.

        "First Merger Sub" means AM Merger Sub I, Inc., a Delaware corporation and a direct, wholly-owned subsidiary of the Company.

        "Founder Shares" means the 10,000,000 shares of Class F Stock that are currently owned by our Initial Stockholders, of which 9,925,000 shares are held by our Sponsor and 25,000 shares are held by each of Mr. Randall Bort, Mr. William Patton and Mr. Jeffrey Rea.

        "Gibson Dunn" means Gibson, Dunn & Crutcher LLP, counsel to Verra Mobility.

        "Greenlight" means Greenlight Holding II Corporation, a Delaware corporation, and additionally, when such term is used in reference to rights, obligations or covenants under the Merger Agreement, Greenlight Holding II Corporation's subsidiaries.

        "Greenlight Stockholder" means a holder of a share of common stock, par value $0.01 per share, of Greenlight that is issued and outstanding immediately prior to the effective time of the First Merger.

        "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

        "HTA" means Highway Toll Administration LLC.

        "Initial Stockholders" means our Sponsor and Mr. Randall Bort, Mr. William Patton and Mr. Jeffrey Rea, the Company's independent directors.

        "Investment Company Act" means the Investment Company Act of 1940, as amended.

        "Investor Rights Agreement" means the Investor Rights Agreement, substantially in the form attached as Annex K to this proxy statement, which the post-combination company and PE Greenlight Holdings, LLC will enter into at the closing of the Business Combination.

        "IPO" means the Company's initial public offering, consummated on January 19, 2017, through the sale of 40,000,000 public units (including 2,500,000 units sold pursuant to the underwriters' partial exercise of their over-allotment option) at $10.00 per unit.

        "KPMG" means KPMG LLP, an independent registered public accounting firm.

        "Leader," "market leader," "market leading position" and other similar statements included in this proxy statement and, in particular, in the sections entitled "Summary Term Sheet," "Questions and Answers about the Proposals for Stockholders" and "Information about Verra Mobility," regarding Verra Mobility, its segments and its tech-enabled smart transportation solutions are based on, in particular, with respect to the Commercial Services segment and its integrated management services, the fact there is no single competitor that provides a similarly broad suite of solutions, and, with respect to the Government Solutions segment and its automated safety solutions, on the number of installed systems. Verra Mobility bases these conclusions on publicly available information, reports of government agencies, and published industry sources such as The International Bridge, Tunnel and Turnpike Association ("IBTTA"), a worldwide association for the owners and operators of toll facilities and the businesses that serve them, Automotive Fleet Magazine, and Technavio, a market research company, as well as Verra Mobility's internal research, calculations and assumptions based on its analysis of such information and data and its knowledge of its industries and markets. Verra Mobility believes these estimates to be accurate as of the date of this proxy statement.

        "Merger Agreement" means that certain Agreement and Plan of Merger, dated as of June 21, 2018, by and among the Company, First Merger Sub, Second Merger Sub, Greenlight, and PE Greenlight Holdings, LLC, in its capacity as the Stockholder Representative thereunder, as amended by that certain Amendment No. 1 to the Merger Agreement.

        "Moelis" means Moelis & Company LLC.

        "Morrow" means Morrow Sodali, proxy solicitor to the Company.

        "Nasdaq" means the National Association of Securities Dealers Automated Quotations Capital Market.

        "Participation Plan" means the Greenlight Holding Corporation 2018 Participation Plan.

        "Platinum Equity" means Platinum Equity, LLC, its sponsored funds and affiliated private equity vehicles.

        "Platinum Stockholder" means PE Greenlight Holdings, LLC, in its capacity as a Greenlight Stockholder.

        "Private Placement" means the private placement of 43,478,261 shares of Class A Stock with a limited number of qualified institutional buyers and accredited investors (as defined by Rule 501 of

Regulation D) pursuant to Section 4(a)(2) of the Securities Act, for gross proceeds to the Company in an aggregate amount of approximately $400,000,000.

        "Private Placement Investors" means certain employees and affiliates of our Sponsor and certain other "accredited investors" (as defined in Rule 501 under the Securities Act).

        "Private Placement Warrants" means the warrants held by our Sponsor that were issued to our Sponsor on the IPO closing date, each of which is exercisable for one share of Class A Stock, in accordance with its terms.

        "public shares" means shares of Class A Stock included in the units issued in the Company's IPO.

        "public stockholders" means holders of public shares, including our Initial Stockholders to the extent our Initial Stockholders hold public shares, provided, that our Initial Stockholders will be considered a "public stockholder" only with respect to any public shares held by them.

        "public units" or "units" means one share of Class A Stock and one public warrant of the Company, whereby each public warrant entitles the holder thereof to purchase one share of Class A Stock at an exercise price of $11.50 per share of Class A Stock, sold in the IPO.

        "public warrants" means the warrants included in the units issued in the Company's IPO, each of which is exercisable for one share of Class A Stock, in accordance with its terms.

        "Registration Rights Agreement" means that certain Amended and Restated Registration Rights Agreement to be entered into at the closing of the transactions contemplated by the Merger Agreement, including the Business Combination, by the Company, our Sponsor, Mr. Randall Bort, Mr. William Patton, Mr. Jeffrey Rea and the Greenlight Stockholders.

        "Regulatory Withdrawals" means funds released to the Company from the Trust Account to fund regulatory compliance requirements and other costs related thereto, subject to an annual limit of $750,000, for a maximum of 24 months.

        "Related Agreements" means, collectively, the Registration Rights Agreement, the Investor Rights Agreement, the Tax Receivable Agreement, the Escrow Agreement and the Subscription Agreements.

        "Restricted Gores Stockholders" means, collectively, our Sponsor, Mr. Randall Bort, Mr. William Patton and Mr. Jeffrey Rea.

        "Restricted Stockholders" means the Restricted Gores Stockholders and the Greenlight Stockholders.

        "Rollover Credit Agreements" means, collectively, in each case, to the extent outstanding following the closing of the Business Combination: (i) the First Lien Term Loan Credit Agreement, dated as of March 1, 2018, among Greenlight Acquisition Corporation, a Delaware corporation, Verra Mobility Corporation (f/k/a ATS Consolidated, Inc.), a Delaware corporation, American Traffic Solutions, Inc., a Kansas corporation, and Lasercraft, Inc., a Georgia corporation, the lenders party thereto from time to time, and Bank of America, as the administrative agent and the collateral agent (the "First Lien Term Loan Facility"); (ii) the Second Lien Term Loan Credit Agreement, dated as of March 1, 2018, among Greenlight Acquisition Corporation, a Delaware corporation, Verra Mobility Corporation (f/k/a ATS Consolidated, Inc.), a Delaware corporation, American Traffic Solutions, Inc., a Kansas corporation, and Lasercraft, Inc., a Georgia corporation, the lenders party thereto from time to time, and Bank of America, as the administrative agent and the collateral agent (the "Second Lien Term Loan Facility"); and (iii) the Revolving Credit Agreement, dated as of March 1, 2018, among Greenlight Acquisition Corporation, a Delaware corporation, Verra Mobility Corporation (f/k/a ATS Consolidated, Inc.), a Delaware corporation, the other Borrowers (for this purpose only, as defined therein) party thereto from time to time, the lenders party thereto from time to time, and Bank of America, as the administrative agent and the collateral agent (the "Revolving Credit Facility"), in the case of each of the foregoing (i), (ii) and (iii), as amended or otherwise modified from time to time.

        "SEC" means the United States Securities and Exchange Commission.

        "Second Amended and Restated Certificate of Incorporation" means the proposed Second Amended and Restated Certificate of Incorporation of the Company, a form of which is attached hereto as Annex C, which will become the post-combination company's certificate of incorporation upon the approval of the Charter Approval Proposal, assuming the consummation of the Business Combination.

        "Second Merger Sub" means AM Merger Sub II, LLC, a Delaware limited liability company and a direct, wholly-owned subsidiary of the Company.

        "Securities Act" means the Securities Act of 1933, as amended.

        "Special Meeting" means the special meeting in lieu of the 2018 annual meeting of the stockholders of the Company that is the subject of this proxy statement.

        "Sponsor" means Gores Sponsor II LLC, a Delaware limited liability company.

        "Stock Consideration" means the Company Class A Stock to be issued to the Greenlight Stockholders pursuant to the transactions contemplated by the Merger Agreement, including any Earn-Out Shares issuable pursuant to Article III thereof.

        "Subscription Agreements" means, collectively, those certain subscription agreements entered into between the Company and certain investors, including certain employees and affiliates of our Sponsor.

        "The Gores Group" means The Gores Group LLC, an affiliate of our Sponsor.

        "Tax Receivable Agreement" means that certain Tax Receivable Agreement to be entered into at the closing of the transactions contemplated by the Merger Agreement, including the Business Combination, by the Company, the Platinum Stockholder and the Stockholder Representative.

        "Transfer Agent" means Continental Stock Transfer & Trust Company.

        "Trust Account" means the trust account of the Company that holds the proceeds from the Company's IPO.

        "Trustee" means Continental Stock Transfer & Trust Company.

        "Verra Mobility" means, prior to the Business Combination, Verra Mobility Corporation, a Delaware corporation, formerly known as ATS Consolidated, Inc., and its subsidiaries. After the Business Combination, Verra Mobility will mean [    •    ].

        "Verra Mobility Holdings" means Verra Mobility Holdings, LLC, a Delaware LLC, formerly known as AM Merger Sub II, LLC.

        "Weil" means Weil, Gotshal & Manges LLP, counsel to the Company.

QUESTIONS AND ANSWERS ABOUT THE PROPOSALS FOR STOCKHOLDERS

        The questions and answers below highlight only selected information from this document and only briefly address some commonly asked questions about the proposals to be presented at the Special Meeting, including with respect to the proposed Business Combination. The following questions and answers do not include all the information that is important to our stockholders. We urge stockholders to read carefully this entire proxy statement, including the Annexes and the other documents referred to herein, to fully understand the proposed Business Combination and the voting procedures for the Special Meeting, which will be held on [    •    ] at [    •    ] local time at [    •    ].

Q:
Why am I receiving this proxy statement?

A:
Our stockholders are being asked to consider and vote upon a proposal to adopt the Merger Agreement and approve the transactions contemplated thereby, including the Business Combination, among other proposals. We have entered into the Merger Agreement providing for, among other things: (i) the merger of First Merger Sub with and into Greenlight, with Greenlight continuing as the surviving corporation (the "First Merger") and (ii) immediately following the First Merger and as part of the same overall transaction as the First Merger, the merger of Greenlight with and into Second Merger Sub with Second Merger Sub continuing as the surviving entity (the "Second Merger"), which, together with the First Merger and the other transactions contemplated by the Merger Agreement we refer to herein as the "Business Combination." You are being asked to vote on the Business Combination between us and Greenlight. Subject to the terms of the Merger Agreement, the aggregate merger consideration to be paid in connection with the Business Combination is expected to be approximately $2.3 billion. A copy of the Merger Agreement is attached to this proxy statement as Annex A and Amendment No. 1 to the Merger Agreement is attached to this proxy statement as Annex B.

  This proxy statement and its Annexes contain important information about the proposed Business Combination and the other matters to be acted upon at the Special Meeting. You should read this proxy statement and its Annexes carefully and in their entirety.

  Your vote is important. You are encouraged to submit your proxy as soon as possible after carefully reviewing this proxy statement and its Annexes.

Q:
When and where is the Special Meeting?

A:
The Special Meeting will be held on [    •    ] at [    •    ] local time at [    •    ].

Q:
What are the specific proposals on which I am being asked to vote at the Special Meeting?

A:
The Company's stockholders are being asked to approve the following proposals:

1.
Business Combination Proposal—To adopt the Merger Agreement and approve the transactions contemplated thereby, including the Business Combination (Proposal No. 1);

2.
Nasdaq Proposal—To approve, for purposes of complying with applicable Nasdaq Listing Rules, the issuance of more than 20% of the Company's issued and outstanding Common Stock in connection with the Business Combination and the Private Placement (Proposal No. 2);

3.
Charter Approval Proposal—To consider and act upon a proposal to adopt the Second Amended and Restated Certificate of Incorporation in the form attached hereto as Annex C (Proposal No. 3);

4.
Governance Proposal—To consider and act upon a separate proposal with respect to certain governance provisions in the Second Amended and Restated Certificate of Incorporation,

    which are being separately presented in accordance with SEC requirements and which will be voted upon on a non-binding advisory basis (Proposal No. 4);

  5.
  Director Election Proposal—To elect seven directors to serve staggered terms on our Board until the 2019, 2020 and 2021 annual meetings of stockholders, as applicable, and until their respective successors are duly elected and qualified (Proposal No. 5);

  7.
  Incentive Plan Proposal—To consider and vote upon a proposal to approve the Incentive Plan, including the authorization of the initial share reserve under the Incentive Plan (Proposal No. 6); and

  8.
  Adjournment Proposal—To consider and vote upon a proposal to approve the adjournment of the Special Meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of the Business Combination Proposal, the Nasdaq Proposal or the Charter Approval Proposal. This proposal will only be presented at the Special Meeting if there are not sufficient votes to approve the Business Combination Proposal, the Nasdaq Proposal or the Charter Approval Proposal (Proposal No. 7).

Q:
Are the proposals conditioned on one another?

A:
Yes. The Business Combination is conditioned on the approval of the Business Combination Proposal, the Nasdaq Proposal and the Charter Approval Proposal at the Special Meeting. Each of the proposals other than the Business Combination Proposal, the Nasdaq Proposal and the Charter Approval Proposal is conditioned on the approval of the Business Combination Proposal, the Nasdaq Proposal and the Charter Approval Proposal, other than the Governance Proposal and the Adjournment Proposal, which are not conditioned on the approval of any other proposal set forth in this proxy statement. It is important for you to note that in the event that the Business Combination Proposal, the Nasdaq Proposal or the Charter Approval Proposal do not receive the requisite vote for approval, then we will not consummate the Business Combination. If we do not consummate the Business Combination and fail to complete an initial business combination by January 19, 2019, we will be required to dissolve and liquidate our Trust Account by returning the then remaining funds in such account to the public stockholders.

Q:
Why is the Company providing stockholders with the opportunity to vote on the Business Combination?

A:
Under our current certificate of incorporation, we must provide all holders of public shares with the opportunity to have their public shares redeemed upon the consummation of our initial business combination either in conjunction with a tender offer or in conjunction with a stockholder vote. For business and other reasons, we have elected to provide our stockholders with the opportunity to have their public shares redeemed in connection with a stockholder vote rather than a tender offer. Therefore, we are seeking to obtain the approval of our stockholders of the Business Combination Proposal in order to allow our public stockholders to effectuate redemptions of their public shares in connection with the closing of our Business Combination. The adoption of the Merger Agreement is required under Delaware law and the approval of the Business Combination is required under our current certificate of incorporation. In addition, such approval is also a condition to the closing of the Business Combination under the Merger Agreement.

Q:
What revenues and profits/losses has Verra Mobility generated in the last three years?

A:
For the years ended December 31, 2015 and December 31, 2016 and the fiscal periods from January 1, 2017 to May 31, 2017 (Predecessor) and June 1, 2017 to December 31, 2017 (Successor), Verra Mobility had total revenue of $203.6 million, $230.7 million, $93.9 million and

  $138.2 million, respectively, and net income of $11.4 million, $29.0 million, $1.2 million and $18.2 million, respectively. For additional information, please see the sections entitled "Selected Historical Financial Information of Verra Mobility" and "Verra Mobility Management's Discussion and Analysis of Financial Condition and Results of Operations."

Q:
What will happen in the Business Combination?

A:
Pursuant to the Merger Agreement, and upon the terms and subject to the conditions set forth therein, the Company will acquire Verra Mobility in a series of transactions we collectively refer to as the "Business Combination." At the closing of the Business Combination contemplated by the Merger Agreement, the parties will undertake the following transactions: (i) the merger of First Merger Sub with and into Greenlight, with Greenlight continuing as the surviving corporation; and (ii) immediately following the First Merger and as part of the same overall transaction as the First Merger, the merger of Greenlight with and into Second Merger Sub with Second Merger Sub continuing as the surviving entity. As a result of the First Merger, at the closing of the Business Combination and in connection with the First Merger, the Company will own 100% of the outstanding common stock of Greenlight and each share of common stock of Greenlight will be cancelled and converted into the right to receive a portion of the consideration. As a result of the Second Merger, the Company will own 100% of the outstanding interests in the Second Merger Sub. After the Business Combination, the Company will own, directly or indirectly, all the stock of Greenlight and its subsidiaries.

Q:
Following the Business Combination, will the Company's securities continue to trade on a stock exchange?

A:
Yes. We intend to apply to continue the listing of the post-combination company's Class A Stock and public warrants on Nasdaq under the symbols "VRRM" and VRRMW, respectively, upon the closing of the Business Combination.

Q:
How has the announcement of the Business Combination affected the trading price of the Company's Class A Stock?

A:
On June 20, 2018, the trading date before the public announcement of the Business Combination, the Company's public units, Class A Stock and warrants closed at $10.58, $10.08 and $1.66, respectively. On [    •    ], 2018, the trading date immediately prior to the date of this proxy statement, the Company's public units, Class A Stock and warrants closed at $[    •    ], $[    •    ] and $[    •    ], respectively.

Q:
How will the Business Combination impact the shares of the Company outstanding after the Business Combination?

A:
As a result of the Business Combination and the consummation of the transactions contemplated thereby, including the Private Placement, the amount of Common Stock outstanding will increase by approximately 210% to approximately 155,200,000 shares of Common Stock (assuming that no shares of Class A Stock are redeemed). Additional shares of Common Stock may be issuable in the future as a result of the issuance of additional shares that are not currently outstanding, including: (i) issuance of shares of Class A Stock as earn-out shares for achievement of specified thresholds in the Merger Agreement, and (ii) issuance of shares of Class A Stock upon exercise of the public warrants and Private Placement Warrants after the Business Combination. The issuance and sale of such shares in the public market could adversely impact the market price of our Common Stock, even if our business is doing well. Additionally, pursuant to the Incentive Plan, a copy of which is attached to this proxy statement as Annex I, following the closing of the Business Combination, the Company will grant awards of restricted stock units equal to approximately 3%

  of its outstanding capital stock as of closing that will vest ratably over four years (subject to continued employment) to certain individuals who executed releases in connection with Participation Plan, as a material inducement to their entering into employment with the Company (or any of its subsidiaries) following the closing, subject to certain limitations and in consultation with and based on the recommendations of the Chief Executive Officer of the Company.

Q:
Is the Business Combination the first step in a "going private" transaction?

A:
No. The Company does not intend for the Business Combination to be the first step in a "going private" transaction. One of the primary purposes of the Business Combination is to provide a platform for Verra Mobility to access the U.S. public markets.

Q:
Will the management of Verra Mobility change in the Business Combination?

A:
We anticipate that all of the executive officers of Verra Mobility will remain with the post-combination company. Messrs. Randall Bort, Jacob Kotzubei, Bryan Kelln, Jeffrey Rea, David Roberts, Jay Geldmacher and John Rexford have each been nominated to serve as directors of the post-combination company upon completion of the Business Combination. Please see the sections entitled "Proposal No. 8—Election of Directors to the Board of Directors" and "Management After the Business Combination" for additional information.

Q:
What equity stake will current stockholders of the Company, Private Placement Investors and the Greenlight Stockholders hold in the post-combination company after the closing?

A:
It is anticipated that, upon completion of the Business Combination: (i) the Company's public stockholders (other than the Private Placement Investors) will retain an ownership interest of approximately 26% in the post-combination company; (ii) the Private Placement Investors will own approximately 28% of the post-combination company (such that public stockholders, including Private Placement Investors, will own approximately 54% of the post-combination company); (iii) our Initial Stockholders will own approximately 4% of the post-combination company, after giving effect to the cancellation of approximately 3,478,261 Founder Shares held by our Sponsor without giving effect to the expected distribution of Founder Shares to members of our Sponsor immediately prior to closing; and (iv) the Greenlight Stockholders will own approximately 42% of the post-combination company. These levels of ownership interest assume that no shares are elected to be redeemed. The Private Placement Investors have agreed to purchase in the aggregate approximately 43,478,261 shares of Class A Stock, for approximately $400,000,000 of gross proceeds, in the Private Placement. In this proxy statement, we assume that approximately $400,000,000 of the gross proceeds from the Private Placement, in addition to $400,000,000 of the funds from the Trust Account, will be used to fund the cash consideration payable pursuant to the Merger Agreement, the repayment of approximately $132,515,647 of Greenlight's existing indebtedness and the payment of certain transaction expenses. The ownership percentage with respect to the post-combination company following the Business Combination (a) does not take into account (1) warrants to purchase Class A Stock that will remain outstanding immediately following the Business Combination or (2) the issuance of any shares upon completion of the Business Combination under the Incentive Plan, a copy of which is attached to this proxy statement as Annex I, but (b) does include Founder Shares, which will be converted into shares of Class A Stock at the closing of the Business Combination on a one-for-one basis (after giving effect to the cancellation of approximately 3,478,261 of such shares and even though such shares of Class A Stock will be subject to transfer restrictions). If the actual facts are different than these assumptions (which they are likely to be), the percentage ownership retained by the Company's existing stockholders in the post-combination company will be different. For more information, please see the sections entitled "Summary of the Proxy Statement—Impact of the Business

  Combination on the Company's Public Float" and "Unaudited Pro Forma Condensed Combined Financial Information."

Q:
Will the Company obtain new financing in connection with the Business Combination?

A:
Yes. The Company will use the proceeds from the Private Placement, together with the funds in the Trust Account, to fund the cash consideration payable to the Greenlight Stockholders in the Business Combination, to repay approximately $132,515,647 of the existing indebtedness of Greenlight and to pay certain transaction expenses. The Private Placement is contingent upon, among other things, stockholder approval of the Business Combination Proposal and the closing of the Business Combination. In addition, the Company will be assuming approximately $852,000,000 of the existing net indebtedness of Greenlight. The Company does not anticipate obtaining any new debt financing to fund the Business Combination.

Q:
What conditions must be satisfied to complete the Business Combination?

A:
There are a number of closing conditions in the Merger Agreement, including the expiration of the applicable waiting period under the HSR Act and the approval by the stockholders of the Company of the Business Combination Proposal, the Nasdaq Proposal and the Charter Approval Proposal. For a summary of the conditions that must be satisfied or waived prior to completion of the Business Combination, please see the section entitled "Proposal No. 1—Approval of the Business Combination—The Merger Agreement."

Q:
Are there any arrangements to help ensure that the Company will have sufficient funds, together with the proceeds in its Trust Account and from the Private Placement, to fund the aggregate purchase price?

A:
Unless waived by the Company or Greenlight, as applicable, the Merger Agreement provides that (i) our obligation to consummate the Business Combination is conditioned on the amount in the Trust Account and the proceeds from the Private Placement equaling or exceeding $550,000,000, and (ii) the obligation of Greenlight to consummate the Business Combination is conditioned on the amount of the Trust Account and the proceeds from the Private Placement equaling or exceeding $600,000,000.

  The Private Placement Investors have agreed to purchase approximately 43,478,261 shares of Class A Stock in the aggregate in the Private Placement at a discounted price of $9.20 per share (subject to customary terms and conditions, including the closing of the Business Combination) for gross proceeds to the Company of approximately $400,000,000 pursuant to Subscription Agreements entered into at the signing of the Merger Agreement.

  The Company will use the proceeds of the Private Placement, together with the funds in the Trust Account, to fund the cash consideration in the Business Combination, to repay approximately $132,515,647 of the existing indebtedness of Greenlight and to pay certain transaction expenses. In order to facilitate the Business Combination, the Sponsor, has agreed to cancel 3,478,261 shares of Class F Stock issued to it prior to our IPO ("Founder Shares") and the Company has agreed to the purchase of shares of Class A Stock by the participants in the Private Placement (pursuant to subscription agreements entered into in connection therewith) at a discounted price of $9.20 per share. The Private Placement is contingent upon, among other things, stockholder approval of the Business Combination Proposal and the closing of the Business Combination.

Q:
Why is the Company proposing the Nasdaq Proposal?

A:
We are proposing the Nasdaq Proposal in order to comply with Nasdaq Listing Rules 5635(a) and (d), which require stockholder approval of certain transactions that result in the issuance of 20%

  or more of the outstanding voting power or shares of Common Stock outstanding before the issuance of stock or securities.

  In connection with the Business Combination, we expect to issue: (i) approximately 65,200,000 shares of Class A Stock in the Business Combination; and (ii) approximately 43,478,261 shares of Class A Stock in the Private Placement. Because we may issue 20% or more of our outstanding Common Stock when considering together the Stock Consideration and the Private Placement, we are required to obtain stockholder approval of such issuance pursuant to Nasdaq Listing Rules 5635(a) and (d). For more information, please see the section entitled "Proposal No. 2—Approval of the Issuance of More than 20% of the Company's Issued and Outstanding Common Stock in Connection with the Business Combination and the Private Placement."

Q:
Why is the Company proposing the Charter Approval Proposal?

A:
The Second Amended and Restated Certificate of Incorporation that we are asking our stockholders to adopt in connection with the Business Combination (the "Charter Approval Proposal" or "Proposal No. 3") provides for certain amendments to our existing certificate of incorporation. Pursuant to Delaware law and the Merger Agreement, we are required to submit the Charter Approval Proposal to the Company's stockholders for adoption. For additional information please see the section entitled "Proposal No. 3—Approval of the Second Amended and Restated Certificate of Incorporation."

Q:
Why is the Company proposing the Governance Proposal?

A:
As required by applicable SEC guidance, the Company is requesting that its stockholders vote upon, on a non-binding advisory basis, a proposal to approve certain governance provisions contained in the Second Amended and Restated Certificate of Incorporation that materially affect stockholder rights. This separate vote is not otherwise required by Delaware law separate and apart from Proposal No. 3, but pursuant to SEC guidance, the Company is required to submit these provisions to its stockholders separately for approval. However, the stockholder vote regarding this proposal is an advisory vote, and is not binding on the Company or its board of directors (separate and apart from the approval of Proposal No. 3). Furthermore, the Business Combination is not conditioned on the separate approval of the Governance Proposal (separate and apart from approval of Proposal No. 3). For additional information, please see the section entitled "Proposal No. 4—Approval of Certain Governance Provisions in the Second Amended and Restated Certificate of Incorporation."

Q:
Why is the Company proposing the Director Election Proposal?

A:
Upon consummation of the Business Combination, our Board anticipates increasing its initial size from four directors to seven directors, with each Class I director having a term that expires at the post-combination company's annual meeting of stockholders in 2019, each Class II director having a term that expires at the post-combination company's annual meeting of stockholders in 2020 and each Class III director having a term that expires at the post-combination company's annual meeting of stockholders in 2021, or in each case until their respective successors are duly elected and qualified, or until their earlier resignation, removal or death. The Company believes it is in the best interests of stockholders to allow stockholders to vote upon the election of newly appointed directors. Please see the section entitled "Proposal No. 5—Election of Directors to the Board of Directors" for additional information.

Q:
Why is the Company proposing the Incentive Plan Proposal?

A:
The purpose of the Incentive Plan Proposal is to further align the interests of the eligible participants with those of stockholders by providing long-term incentive compensation opportunities tied to the performance of the Company. Please see the section entitled "Proposal No. 6—Approval of the Incentive Plan, Including the Authorization of the Initial Share Reserve under the Incentive Plan" for additional information.

Q:
Why is the Company proposing the Adjournment Proposal?

A:
We are proposing the Adjournment Proposal to allow our Board to adjourn the Special Meeting to a later date or dates to permit further solicitation of proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of the Business Combination Proposal, the Nasdaq Proposal or the Charter Approval Proposal, but no other proposal if the Business Combination Proposal, the Nasdaq Proposal and the Charter Approval Proposal are approved. In no event will our Board adjourn the Special Meeting or consummate the Business Combination beyond January 19, 2019. Please see the section entitled "Proposal No. 7—The Adjournment Proposal" for additional information.

Q:
What happens if I sell my shares of Class A Stock before the Special Meeting?

A:
The record date for the Special Meeting is earlier than the date that the Business Combination is expected to be completed. If you transfer your shares of Class A Stock after the record date, but before the Special Meeting, unless the transferee obtains from you a proxy to vote those shares, you will retain your right to vote at the Special Meeting. However, you will not be able to seek redemption of your shares of Class A Stock because you will no longer be able to deliver them for cancellation upon consummation of the Business Combination. If you transfer your shares of Class A Stock prior to the record date, you will have no right to vote those shares at the Special Meeting or redeem those shares for a pro rata portion of the proceeds held in our Trust Account.

Q:
What constitutes a quorum at the Special Meeting?

A:
A majority of the issued and outstanding shares of the Company's Common Stock entitled to vote as of the record date at the Special Meeting must be present, in person or represented by proxy, at the Special Meeting to constitute a quorum and in order to conduct business at the Special Meeting. Abstentions will be counted as present for the purpose of determining a quorum. Our Initial Stockholders, who currently own 20% of our issued and outstanding shares of Common Stock, will count towards this quorum. In the absence of a quorum, the chairman of the Special Meeting has power to adjourn the Special Meeting. As of the record date for the Special Meeting, [    •    ] shares of our Common Stock would be required to achieve a quorum.

Q:
What vote is required to approve the proposals presented at the Special Meeting?

A:
The approval of the Business Combination Proposal requires the affirmative vote of a majority of the votes cast by holders of our outstanding shares of common stock represented in person or by proxy and entitled to vote at the Special Meeting. Accordingly, a Company stockholder's failure to vote by proxy or to vote in person at the Special Meeting, as well as an abstention from voting and a broker non-vote with regard to the Business Combination Proposal will have no effect on the Business Combination Proposal. Abstentions will be counted in connection with the determination of whether a valid quorum is established but will have no effect on the Business Combination Proposal. Our Initial Stockholders have agreed to vote their Founder Shares and any public shares purchased during or after the IPO in favor of the Business Combination Proposal.

  The approval of the Nasdaq Proposal requires the affirmative vote of holders of a majority of the shares of our common stock represented in person or by proxy and entitled to vote thereon at the Special Meeting. Accordingly, a Company stockholder's failure to vote by proxy or to vote in person at the Special Meeting and broker non-votes will not be counted towards the number of shares of Common Stock required to validly establish a quorum, and if a valid quorum is otherwise established, such failure to vote and broker non-votes will have no effect on the outcome of any vote on the Nasdaq Proposal. Abstentions will be counted in connection with the determination of whether a valid quorum is established and will have the same effect as a vote "AGAINST" the Nasdaq Proposal.

  The approval of the Charter Approval Proposal requires the affirmative vote of holders of a majority of our outstanding shares of common stock entitled to vote thereon at the Special Meeting. Accordingly, a Company stockholder's failure to vote by proxy or to vote in person at the Special Meeting, as well as an abstention from voting and a broker non-vote with regard to the Charter Approval Proposal will have the same effect as a vote "AGAINST" such Charter Approval Proposal.

  The approval of the Governance Proposal, which is a non-binding advisory vote, requires the affirmative vote of a majority of the votes cast by holders of our outstanding shares of common stock represented in person or by proxy and entitled to vote thereon at the Special Meeting. Accordingly, a Company stockholder's failure to vote by proxy or to vote in person at the Special Meeting, as well as an abstention from voting and a broker non-vote with regard to the Governance Proposal will have no effect on the Governance Proposal. Abstentions will be counted in connection with the determination of whether a valid quorum is established but will have no effect on the Governance Proposal.

  Directors are elected by a plurality of all of the votes cast by holders of shares of our Common Stock represented in person or by proxy and entitled to vote thereon at the Special Meeting. This means that the seven director nominees who receive the most affirmative votes will be elected. Stockholders may not cumulate their votes with respect to the election of directors. Assuming a valid quorum is established, abstentions and broker non-votes will have no effect on the election of directors.

  The approval of the Incentive Plan Proposal and the Adjournment Proposal requires the affirmative vote of a majority of the votes cast by holders of our outstanding shares of common stock represented in person or by proxy and entitled to vote at the Special Meeting. Accordingly, a Company stockholder's failure to vote by proxy or to vote in person at the Special Meeting, as well as an abstention from voting and a broker non-vote will have no effect on the Incentive Plan Proposal or the Adjournment Proposal. Abstentions will be counted in connection with the determination of whether a valid quorum is established but will have no effect on the Incentive Plan Proposal or the Adjournment Proposal.

Q:
What happens if the Business Combination Proposal is not approved?

A:
If the Business Combination Proposal is not approved and we do not consummate a business combination by January 19, 2019, we will be required to dissolve and liquidate our Trust Account.

Q:
May the Company, its Sponsor or the Company's directors or officers or their affiliates purchase shares in connection with the Business Combination?

A:
In connection with the stockholder vote to approve the proposed Business Combination, our Sponsor, directors or officers or their respective affiliates may privately negotiate transactions to purchase shares from stockholders who would have otherwise elected to have their shares redeemed in conjunction with a proxy solicitation pursuant to the proxy rules for a per-share pro rata portion of the Trust Account. None of our directors or officers or their respective affiliates will make any such purchases when they are in possession of any material non-public information not disclosed to the seller or during a restricted period under Regulation M under the Exchange Act. Such a purchase may include a contractual acknowledgement that such selling stockholder, although still the record holder of our shares, is no longer the beneficial owner thereof and therefore agrees not to exercise its redemption rights, and could include a contractual provision that directs such selling stockholder to vote such shares in a manner directed by the purchaser. In the event that our Sponsor, directors or officers or their affiliates purchase shares in privately negotiated transactions from public stockholders who have already elected to exercise their redemption rights, such selling stockholders would be required to revoke their prior elections to redeem their shares. Any such privately negotiated purchases may be effected at purchase prices that are below or in excess of the per-share pro rata portion of the Trust Account.

Q:
How many votes do I have at the Special Meeting?

A:
Our stockholders are entitled to one vote on each proposal presented at the Special Meeting for each share of Common Stock held of record as of [    •    ], 2018, the record date for the Special Meeting. As of the close of business on the record date, there were [    •    ] outstanding shares of our Common Stock.

Q:
How do I vote?

A:
If you were a holder of record of our Common Stock on [    •    ], 2018, the record date for the Special Meeting, you may vote with respect to the proposals in person at the Special Meeting, or by completing, signing, dating and returning the enclosed proxy card in the postage-paid envelope provided.

  Voting by Mail.    By signing the proxy card and returning it in the enclosed prepaid and addressed envelope, you are authorizing the individuals named on the proxy card to vote your shares at the Special Meeting in the manner you indicate. We encourage you to sign and return the proxy card even if you plan to attend the Special Meeting so that your shares will be voted if you are unable to attend the Special Meeting. If you receive more than one proxy card, it is an indication that your shares are held in multiple accounts. Please sign and return all proxy cards to ensure that all of your shares are voted. Votes submitted by mail must be received by [    •    ] on [    •    ].

  Voting in Person at the Meeting.    If you attend the Special Meeting and plan to vote in person, we will provide you with a ballot at the Special Meeting. If your shares are registered directly in your name, you are considered the stockholder of record and you have the right to vote in person at the Special Meeting. If you hold your shares in "street name," which means your shares are held of record by a broker, bank or other nominee, you should follow the instructions provided by your broker, bank or nominee to ensure that votes related to the shares you beneficially own are properly counted. In this regard, you must provide the record holder of your shares with instructions on how to vote your shares or, if you wish to attend the Special Meeting and vote in person, you will need to bring to the Special Meeting a legal proxy from your broker, bank or nominee authorizing you to vote these shares. For additional information, please see the section entitled "Special Meeting in Lieu of 2018 Annual Meeting of Company Stockholders."

Q:
What will happen if I abstain from voting or fail to vote at the Special Meeting?

A:
At the Special Meeting, we will count a properly executed proxy marked "ABSTAIN" with respect to a particular proposal as present for purposes of determining whether a quorum is present. For purposes of approval, a failure to vote or an abstention will have no effect on the Business Combination Proposal, the Governance Proposal, the Director Election Proposal, the Incentive

  Plan Proposal and the Adjournment Proposal, a failure to vote or abstention will have the same effect as a vote "AGAINST" the Charter Approval Proposal, while only an abstention (and not a failure to vote) will have the same effect as a vote "AGAINST" the Nasdaq Proposal.

Q:
What will happen if I sign and return my proxy card without indicating how I wish to vote?

A:
Signed and dated proxies received by us without an indication of how the stockholder intends to vote on a proposal will be voted "FOR" each proposal presented to the stockholders. The proxyholders may use their discretion to vote on any other matters which properly come before the Special Meeting.

Q:
If I am not going to attend the Special Meeting in person, should I return my proxy card instead?

A:
Yes. Whether you plan to attend the Special Meeting or not, please read the enclosed proxy statement carefully, and vote your shares by completing, signing, dating and returning the enclosed proxy card in the postage-paid envelope provided.

Q:
If my shares are held in "street name," will my broker, bank or nominee automatically vote my shares for me?

A:
No. Under the rules of various national and regional securities exchanges, your broker, bank, or nominee cannot vote your shares with respect to non-routine matters unless you provide instructions on how to vote in accordance with the information and procedures provided to you by your broker, bank, or nominee. We believe the proposals presented to the stockholders at this Special Meeting will be considered non-routine and, therefore, your broker, bank, or nominee cannot vote your shares without your instruction on any of the proposals presented at the Special Meeting. If you do not provide instructions with your proxy, your broker, bank, or other nominee may deliver a proxy card expressly indicating that it is NOT voting your shares; this indication that a broker, bank, or nominee is not voting your shares is referred to as a "broker non-vote." Broker non-votes will not be counted for the purposes of determining the existence of a quorum or for purposes of determining the number of votes cast at the Special Meeting. Your bank, broker, or other nominee can vote your shares only if you provide instructions on how to vote. You should instruct your broker to vote your shares in accordance with directions you provide.

Q:
How will a broker non-vote impact the results of each proposal?

  Broker non-votes will count as a vote "AGAINST" the Charter Approval Proposal but will not have any effect on the outcome of any other proposals.

Q:
May I change my vote after I have mailed my signed proxy card?

A:
Yes. You may change your vote by sending a later-dated, signed proxy card to our Secretary at the address listed below so that it is received by our Secretary prior to the Special Meeting or attend the Special Meeting in person and vote. You also may revoke your proxy by sending a notice of revocation to our Secretary, which must be received by our Secretary prior to the Special Meeting.

Q:
What should I do if I receive more than one set of voting materials?

A:
You may receive more than one set of voting materials, including multiple copies of this proxy statement and multiple proxy cards or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you will receive a separate voting instruction card for each brokerage account in which you hold shares. If you are a holder of record and your shares are registered in more than one name, you will receive more than one proxy card. Please complete, sign, date and return each proxy card and voting instruction card that you receive in order to cast your vote with respect to all of your shares.

Q:
How will the Company's Sponsor, directors and officers vote?

A:
Prior to our IPO, we entered into agreements with our Sponsor and each of our directors and officers, pursuant to which each agreed to vote any shares of Common Stock owned by them in favor of the Business Combination Proposal. None of our Sponsor, directors or officers has purchased any shares of our Common Stock during or after our IPO and, as of the date of this proxy statement, neither we nor our Sponsor, directors or officers have entered into agreements, and are not currently in negotiations, to purchase shares prior to the consummation of the Business Combination. Currently, our Initial Stockholders own 20% of our issued and outstanding shares of Common Stock, including all of the Founder Shares, and will be able to vote all such shares at the Special Meeting.

Q:
What interests do the Sponsor and the Company's current officers and directors have in the Business Combination?

A:
Our Sponsor and certain members of our Board and officers have interests in the Business Combination that are different from or in addition to (and which may conflict with) your interests. You should take these interests into account in deciding whether to approve the Business Combination. These interests include:

  •
  the fact that our Initial Stockholders have agreed not to redeem any of the Founder Shares in connection with a stockholder vote to approve a proposed initial business combination;

  •
  the fact that our Initial Stockholders have agreed to waive their right to conversion price adjustment with respect to any shares of our Common Stock they may hold in connection with the consummation of the Business Combination;

  •
  the fact that our Sponsor paid an aggregate of $25,000 for 10,781,250 Founder Shares and (after giving effect to the cancellation of (i) 781,250 Founder Shares on February 27, 2017 and (ii) approximately 3,478,261 Founder Shares at the time of the Business Combination) the remaining 6,521,739 Founder Shares will have a significantly higher value at the time of the Business Combination, which if unrestricted and freely tradable would be valued at approximately $65,217,390 but, given the restrictions on such shares, we believe such shares have less value;

  •
  the fact that our Initial Stockholders have agreed to waive their rights to liquidating distributions from the Trust Account with respect to their Founder Shares if we fail to complete an initial business combination by January 19, 2019;

  •
  the fact that our Sponsor paid an aggregate of approximately $10,000,000 for its 6,666,666 Private Placement Warrants to purchase shares of Class A Stock and that such Private Placement Warrants will expire worthless if a business combination is not consummated by January 19, 2019;

  •
  the continued right of our Sponsor to hold our Class A Stock and the shares of Class A Stock to be issued to our Sponsor upon exercise of its Private Placement Warrants following the Business Combination, subject to certain lock-up periods;

  •
  if the Trust Account is liquidated, including in the event we are unable to complete an initial business combination within the required time period, our Sponsor has agreed to indemnify us to ensure that the proceeds in the Trust Account are not reduced below $10.00 per public share, or such lesser per public share amount as is in the Trust Account on the liquidation date, by the claims of prospective target businesses with which we have entered into an acquisition agreement or claims of any third party (other than our independent public accountants) for services rendered or products sold to us, but only if such a vendor or target business has not executed a waiver of any and all rights to seek access to the Trust Account;

    •
    the anticipated continuation of two of our existing directors, Messrs. Randall Bort and Jeffrey Rea, as directors of the post-combination company;

    •
    the continued indemnification of our existing directors and officers and the continuation of our directors' and officers' liability insurance after the Business Combination;

    •
    the fact that our Sponsor, officers and directors will lose their entire investment in us and will not be reimbursed for any out-of-pocket expenses if an initial business combination is not consummated by January 19, 2019;

    •
    that, as described in the Charter Approval Proposal and reflected in Annex C, our proposed Second Amended and Restated Certificate of Incorporation will be amended to exclude The Gores Group and Platinum Equity and each of their successors, certain affiliates and each of their respective transferees as "interested parties" from the list of prohibited business combinations not in compliance with Section 203 of the DGCL;

    •
    that, at the closing of the Business Combination we will enter into the Registration Rights Agreement with the Restricted Stockholders, which provides for registration rights to Restricted Stockholders and their permitted transferees;

    •
    that certain employees and affiliates of our Sponsor have committed to purchase up to 4,203,795 shares of Class A Stock in the Private Placement for an aggregate commitment of approximately $38,674,914; and

    •
    the fact that Alec Gores, our Chairman, is the brother of Tom Gores, the Chief Executive Officer and Chairman of Platinum Equity, and that Tom Gores and certain employees and affiliates of Platinum Equity would participate in the Private Placement. Platinum Equity currently holds a controlling stake in Verra Mobility through the Platinum Stockholder, which will receive all of the cash consideration and a portion of the stock consideration to be paid in connection with the business combination. The Platinum Stockholder will retain approximately 34% of voting power in the post-combination company assuming no share redemptions and 47% of voting power assuming maximum share redemptions. The Platinum Stockholder will also have the right to nominate up to three directors to the post-closing company's board of directors, of whom one will initially be the current Chief Executive Officer of Verra Mobility as a Class II director and the other two will initially be representatives of the Platinum Stockholder as Class III directors. In addition, if one of the Platinum Stockholder's nominees is elected, one of the Platinum Stockholder's nominees will serve as the chairman of the board of directors and the Platinum Stockholder will have the right to appoint one representative to each committee of the board of the post-closing company. The Platinum Stockholder's right to nominate directors to the post-closing company's board is subject to maintaining its ownership percentage of the total outstanding shares of Class A Stock at certain levels as discussed elsewhere in this proxy statement.

  These interests may influence our directors in making their recommendation that you vote in favor of the approval of the Business Combination.

Q:
Did the Company's Board obtain a third-party valuation or fairness opinion in determining whether or not to proceed with the Business Combination?

A:
Yes. Although our current certificate of incorporation does not require our Board to seek a third-party valuation or fairness opinion in connection with a business combination unless the target business is affiliated with our Sponsor, directors or officers, the Board received a fairness opinion from Moelis as to the fairness, from a financial point of view and as of the date of such opinion, of the consideration to be paid by the Company to the Greenlight Stockholders in the Business Combination. Please see the section entitled "Proposal No. 1—Approval of the Business Combination—Opinion of the Company's Financial Advisor" and the opinion of Moelis attached hereto as Annex E for additional information.

Q:
What happens if I vote against the Business Combination Proposal?

A:
If you vote against the Business Combination Proposal but the Business Combination Proposal still obtains the affirmative vote of a majority of the outstanding shares of our Common Stock entitled to vote thereon at the Special Meeting, then the Business Combination Proposal will be approved and, assuming the approval of the Nasdaq Proposal and the Charter Approval Proposal and the satisfaction or waiver of the other conditions to closing, the Business Combination will be consummated in accordance with the terms of the Merger Agreement.

  If you vote against the Business Combination Proposal and the Business Combination Proposal does not obtain the affirmative vote of a majority of the outstanding shares of our Common Stock entitled to vote thereon at the Special Meeting, then the Business Combination Proposal will fail and we will not consummate the Business Combination. If we do not consummate the Business Combination, we may continue to try to complete a business combination with a different target business until January 19, 2019. If we fail to complete an initial business combination by January 19, 2019, then we will be required to dissolve and liquidate the Trust Account by returning the then-remaining funds in such account to our public stockholders.

Q:
Do I have redemption rights?

A:
If you are a holder of public shares, you may redeem your public shares for cash at the applicable redemption price per share equal to the quotient obtained by dividing (i) the aggregate amount on deposit in the Trust Account as of two business days prior to the consummation of the Business Combination, including interest not previously released to the Company to fund Regulatory Withdrawals and/or to pay its franchise and income taxes, by (ii) the total number of then-outstanding public shares; provided that the Company will not redeem any shares of Class A Stock issued in the IPO to the extent that such redemption would result in the Company's failure to have net tangible assets (as determined in accordance with Rule 3a51-1(g)(1) of the Exchange Act) in excess of $5,000,000. A public stockholder, together with any of his, her or its affiliates or any other person with whom it is acting in concert or as a "group" (as defined under Section 13 of the Exchange Act), will be restricted from redeeming in the aggregate his, her or its shares or, if part of such a group, the group's shares, in excess of 20% of the shares of Class A Stock included in the units sold in our IPO. Holders of our outstanding public warrants do not have redemption rights in connection with the Business Combination. Our Sponsor, directors and officers have agreed to waive their redemption rights with respect to any shares of our Common Stock they may hold in connection with the consummation of the Business Combination, and the Founder Shares will be excluded from the pro rata calculation used to determine the per-share redemption price. Our Initial Stockholders have also agreed to waive their right to a conversion price adjustment with respect to any shares of our common stock they may hold in connection with the consummation of the Business Combination. For illustrative purposes, based on the fair value of investment securities held in the Trust Account of approximately $404,611,945 as of June 30, 2018, the estimated per share redemption price would have been approximately $10.12. Additionally, shares properly tendered for redemption will only be redeemed if the Business Combination is consummated; otherwise holders of such shares will only be entitled to a pro rata portion of the Trust Account (including interest not previously released to the Company to fund Regulatory Withdrawals and/or to pay its franchise and income taxes) in connection with the liquidation of the Trust Account, unless we complete an alternative business combination prior to January 19, 2019.

Q:
Can the Company's Initial Stockholders redeem their Founder Shares in connection with consummation of the Business Combination?

A:
No. Our Initial Stockholders, officers and directors have agreed to waive their redemption rights with respect to their Founder Shares and any public shares they may hold in connection with the consummation of our Business Combination. Our Initial Stockholders have also agreed to waive their right to a conversion price adjustment with respect to any shares of our common stock they may hold in connection with the consummation of the Business Combination.

Q:
Is there a limit on the number of shares I may redeem?

A:
Yes. A public stockholder, together with any affiliate of such stockholder or any other person with whom such stockholder is acting in concert or as a "group" (as defined under Section 13 of the Exchange Act), is restricted from exercising redemption rights with respect to more than an aggregate of 20% of the shares sold in our IPO. Accordingly, all shares in excess of 20% owned by a holder or "group" of holders will not be redeemed for cash. On the other hand, a public stockholder who holds less than 20% of the public shares of Class A Stock and is not a member of a "group" may redeem all of the public shares held by such stockholder for cash.

  In no event is your ability to vote all of your shares (including those shares held by you or by a "group" in excess of 20% of the shares sold in our IPO) for or against our Business Combination restricted.

  We have no specified maximum redemption threshold under our current certificate of incorporation, other than the aforementioned 20% threshold. Each redemption of shares of Class A Stock by our public stockholders will reduce the amount in our Trust Account, which held cash and investment securities with a fair value of approximately $404,611,945 as of June 30, 2018. The Merger Agreement provides that our obligation to consummate the Business Combination is conditioned on the amount in the Trust Account and the proceeds from the Private Placement equaling or exceeding $550,000,000. The obligation of Greenlight to consummate the Business Combination is conditioned on the amount of the Trust Account and the proceeds from the Private Placement equaling or exceeding $600,000,000. These conditions to closing in the Merger Agreement are for the sole benefit of the parties thereto and may be waived by such parties. If, as a result of redemptions of Class A Stock by our public stockholders, these conditions are not met (or waived), then we or Greenlight (as applicable) may elect not to consummate the Business Combination. In addition, in no event will we redeem shares of our Class A Stock in an amount that would result in the Company's failure to have net tangible assets in excess of $5,000,000.

Q:
Is there a limit on the total number of shares that may be redeemed?

A:
Yes. Our current certificate of incorporation provides that we may not redeem our public shares in an amount that would result in the Company's failure to have net tangible assets in excess of $5,000,000 (such that we are not subject to the SEC's "penny stock" rules) or any greater net tangible asset or cash requirement which may be contained in the Merger Agreement. Other than this limitation, our current certificate of incorporation does not provide a specified maximum redemption threshold. However, the Merger Agreement provides that our obligation to consummate the Business Combination is conditioned on the amount in the Trust Account and the proceeds from the Private Placement equaling or exceeding $550,000,000, and the obligation of Greenlight to consummate the Business Combination is conditioned on the amount of the Trust Account and the proceeds from the Private Placement equaling or exceeding $600,000,000. In the event the aggregate cash consideration we would be required to pay for all shares of Class A Stock that are validly submitted for redemption plus any amount required to satisfy cash conditions pursuant to the terms of the Merger Agreement exceeds the aggregate amount of cash available to us, we may not complete the Business Combination or redeem any shares, all shares of Class A Stock submitted for redemption will be returned to the holders thereof, and we instead may search for an alternate business combination.

  Based on the amount of $404,611,945 in our Trust Account as of June 30, 2018, and taking into account the anticipated gross proceeds of approximately $400,000,000 from the Private Placement, approximately 20,000,000 shares of Class A Stock may be redeemed and still enable us to have sufficient cash to satisfy the cash closing conditions in the Merger Agreement. We refer to this as the maximum redemption scenario.

Q:
How will the absence of a maximum redemption threshold affect the Business Combination?

A:
The Merger Agreement provides that our obligation to consummate the Business Combination is conditioned on the amount in the Trust Account and the proceeds from the Private Placement equaling or exceeding $550,000,000, and the obligation of Greenlight to consummate the Business Combination is conditioned on the amount of the Trust Account and the proceeds from the Private Placement equaling or exceeding $600,000,000. As a result, we may be able to complete our Business Combination even though a substantial portion of our public stockholders do not agree with the transaction and have redeemed their shares or have entered into privately negotiated agreements to sell their shares to our Sponsor, directors or officers or their affiliates. As of the date of this proxy statement, no agreements with respect to the private purchase of public shares by the Company or the persons described above have been entered into with any such investor or holder. We will file a Current Report on Form 8-K with the SEC to disclose private arrangements entered into or significant private purchases made by any of the aforementioned persons that would affect the vote on the Business Combination Proposal or other proposals (as described in this proxy statement) at the Special Meeting.

Q:
Will how I vote affect my ability to exercise redemption rights?

A:
No. You may exercise your redemption rights whether you vote your shares of Common Stock for or against, or whether you abstain from voting on the Business Combination Proposal or any other proposal described by this proxy statement. As a result, the Merger Agreement can be approved by stockholders who will redeem their shares and no longer remain stockholders, leaving stockholders who choose not to redeem their shares holding shares in a company with a potentially less-liquid trading market, fewer stockholders, potentially less cash and the potential inability to meet the listing standards of Nasdaq.

Q:
How do I exercise my redemption rights?

A:
In order to exercise your redemption rights, you must (i) check the box on the enclosed proxy card to elect redemption, (ii) if you hold public units, separate the underlying public shares and public warrants, and (iii) prior to [    •    ] on [    •    ] (two business days before the Special Meeting), tender your shares physically or electronically and submit a request in writing that we redeem your public shares for cash to Continental Stock Transfer & Trust Company, our Transfer Agent, at the following address:

Continental Stock Transfer & Trust Company
1 State Street 30th Floor
New York, New York 10004
Attention: Mark Zimkind
Email: mzimkind@continentalstock.com

  Please check the box on the enclosed proxy card marked "Stockholder Certification" if you are not acting in concert or as a "group" (as defined in Section 13d-3 of the Exchange Act) with any other stockholder with respect to shares of Common Stock. Notwithstanding the foregoing, a holder of the public shares, together with any affiliate of his or any other person with whom he is acting in concert or as a "group" (as defined in Section 13d-3 of the Exchange Act) will be restricted from exercising redemption rights with respect to more than an aggregate of 20% of the shares of Class A Stock included in the units sold in our IPO. Accordingly, all public shares in excess of the 20% threshold beneficially owned by a public stockholder or group will not be redeemed for cash.

  Stockholders seeking to exercise their redemption rights and opting to deliver physical certificates should allot sufficient time to obtain physical certificates from the Transfer Agent and time to effect delivery. It is our understanding that stockholders should generally allot at least two weeks to obtain physical certificates from the Transfer Agent. However, we do not have any control over this process and it may take longer than two weeks. Stockholders who hold their shares in street name will have to coordinate with their bank, broker or other nominee to have the shares certificated or delivered electronically.

  Stockholders seeking to exercise their redemption rights, whether they are record holders or hold their shares in "street name" are required to either tender their certificates to our Transfer Agent prior to the date set forth in these proxy materials, or up to [two] business days prior to the vote on the proposal to approve the Business Combination at the Special Meeting, or to deliver their shares to the Transfer Agent electronically using Depository Trust Company's ("DTC") Deposit/Withdrawal At Custodian ("DWAC") system, at such stockholder's option. The requirement for physical or electronic delivery prior to the Special Meeting ensures that a redeeming stockholder's election to redeem is irrevocable once the Business Combination is approved.

  There is a nominal cost associated with the above-referenced tendering process and the act of certificating the shares or delivering them through the DWAC system. The Transfer Agent will typically charge a tendering broker a fee and it is in the broker's discretion whether or not to pass this cost on to the redeeming stockholder. However, this fee would be incurred regardless of whether or not we require stockholders seeking to exercise redemption rights to tender their shares, as the need to deliver shares is a requirement to exercising redemption rights, regardless of the timing of when such delivery must be effectuated.

Q:
What are the U.S. federal income tax consequences of exercising my redemption rights?

A:
Whether the redemption is subject to U.S. federal income tax depends on the particular facts and circumstances. Please see the section entitled "Proposal No. 1—Approval of the Business Combination—Material United States Federal Income Tax Considerations for Stockholders Exercising Redemption Rights." We urge you to consult your tax advisors regarding the tax consequences of exercising your redemption rights.

Q:
If I am a Company warrant holder, can I exercise redemption rights with respect to my public warrants?

A:
No. The holders of our public warrants have no redemption rights with respect to our public warrants.

Q:
Do I have appraisal rights if I object to the proposed Business Combination?

A:
No. Appraisal rights are not available to holders of our Common Stock in connection with the Business Combination.

Q:
What happens to the funds held in the Trust Account upon consummation of the Business Combination?

A:
The funds held in the Trust Account (together with the proceeds from the Private Placement) will be used to: (i) pay the cash consideration payable to the Greenlight Stockholders pursuant to the Merger Agreement; (ii) pay Company stockholders who properly exercise their redemption rights; (iii) pay $14,000,000 in deferred underwriting commissions to the underwriters of our IPO, in connection with the Business Combination; (iv) pay certain other fees, costs and expenses (including regulatory fees, legal fees, accounting fees, printer fees and other professional fees) that were incurred by the Company and other parties to the Merger Agreement in connection with the transactions contemplated by the Merger Agreement, including the Business Combination, and pursuant to the terms of the Merger Agreement; and (v) repay approximately $132,515,647 of Greenlight's existing indebtedness.

Q:
What happens if the Business Combination is not consummated?

A:
There are certain circumstances under which the Merger Agreement may be terminated. Please see the section entitled "Proposal No. 1—Approval of the Business Combination—The Merger Agreement" for information regarding the parties' specific termination rights.

  If we do not consummate the Business Combination, we may continue to try to complete a business combination with a different target business until January 19, 2019. If we fail to complete an initial business combination by January 19, 2019, then we will: (i) cease all operations except for the purpose of winding up; (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem our public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest not previously released to the Company to fund Regulatory Withdrawals and/or to pay its franchise and income taxes (less up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding public shares, which redemption will completely extinguish our public stockholders' rights as stockholders (including the right to receive further liquidating distributions, if any), subject to applicable law; and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining stockholders and our Board, dissolve and liquidate, subject in each case to our obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law. In the event of such distribution, it is possible that the per share value of the residual assets remaining available for distribution (including Trust Account assets) will be less than the initial public offering price per unit in the IPO. Please see the section entitled "Risk Factors—Risks Related to the Company and the Business Combination."

  Holders of our Founder Shares have waived any right to any liquidation distribution with respect to such shares. In addition, if we fail to complete a business combination by January 19, 2019, there will be no redemption rights or liquidating distributions with respect to our outstanding warrants, which will expire worthless.

Q:
When is the Business Combination expected to be completed?

A:
The closing of the Business Combination is expected to take place on or prior to the third business day following the satisfaction or waiver of the conditions described below in the subsection entitled "Proposal No. 1—Approval of the Business Combination—Conditions to Closing of the Business Combination." The closing is expected to occur in [    •    ]. The Merger Agreement may be terminated by the Company or the Stockholder Representative if the closing of the Business Combination has not occurred by January 19, 2019.

  For a description of the conditions to the completion of the Business Combination, see the section entitled "Proposal No. 1—Approval of the Business Combination—Conditions to Closing of the Business Combination."

Q:
What do I need to do now?

A:
You are urged to read carefully and consider the information contained in this proxy statement, including the Annexes, and to consider how the Business Combination will affect you as a stockholder. You should then vote as soon as possible in accordance with the instructions provided in this proxy statement and on the enclosed proxy card or, if you hold your shares through a brokerage firm, bank or other nominee, on the voting instruction form provided by the broker, bank or nominee.

Q:
Who will solicit and pay the cost of soliciting proxies for the Special Meeting?

A:
The Company is soliciting proxies on behalf of its Board. The Company will pay the cost of soliciting proxies for the Special Meeting. The Company has engaged Morrow to assist in the solicitation of proxies for the Special Meeting. The Company has agreed to pay Morrow a fee of $25,000, plus disbursements, and will reimburse Morrow for its reasonable out-of-pocket expenses and indemnify Morrow and its affiliates against certain claims, liabilities, losses, damages and expenses. The Company will also reimburse banks, brokers and other custodians, nominees and fiduciaries representing beneficial owners of shares of the Company's Common Stock for their expenses in forwarding soliciting materials to beneficial owners of the Company's Common Stock and in obtaining voting instructions from those owners. Our directors, officers and employees may also solicit proxies by telephone, by facsimile, by mail, on the Internet or in person. They will not be paid any additional amounts for soliciting proxies.

Q:
Who can help answer my questions?

A:
If you have questions about the proposals or if you need additional copies of this proxy statement or the enclosed proxy card you should contact:

Gores Holdings II, Inc.
9800 Wilshire Blvd.
Beverly Hills, California 90212
(310) 209-3010
Attention: Mark Stone
Email: mstone@gores.com

  You may also contact our proxy solicitor at:

Morrow Sodali
470 West Avenue
Stamford, Connecticut 06902
Individuals, please call toll-free: (800) 662-5200
Banks and brokerage, please call: (203) 658-9400
Email: GSHT.info@morrowco.com

  To obtain timely delivery, our stockholders must request the materials no later than five business days prior to the Special Meeting.

  You may also obtain additional information about us from documents filed with the SEC by following the instructions in the section entitled "Where You Can Find More Information."

  If you intend to seek redemption of your public shares, you will need to send a letter demanding redemption and deliver your stock (either physically or electronically) to our Transfer Agent prior to the Special Meeting in accordance with the procedures detailed under the question "How do I exercise my redemption rights?" If you have questions regarding the certification of your position or delivery of your stock, please contact our Transfer Agent:

Continental Stock Transfer & Trust Company
1 State Street 30th Floor
New York, New York 10004
Attention: Mark Zimkind
Email: mzimkind@continentalstock.com

SUMMARY OF THE PROXY STATEMENT

        This summary highlights selected information contained in this proxy statement and does not contain all of the information that may be important to you. You should read carefully this entire proxy statement, including the Annexes and accompanying financial statements of the Company and Verra Mobility, to fully understand the proposed Business Combination (as described below) before voting on the proposals to be considered at the Special Meeting (as described below). Please see the section entitled "Where You Can Find More Information" beginning on page [    •    ] of this proxy statement.

        Unless otherwise specified, all share calculations assume (i) no exercise of redemption rights by the Company's public stockholders; (ii) no inclusion of any shares of Class A Stock issuable upon the exercise of the Company's warrants or any shares to be issued pursuant to the Incentive Plan at or following the closing of the Business Combination; (iii) an equity raise of approximately $400,000,000 of gross proceeds from the Private Placement of 43,478,261 shares of Class A Stock at $9.20 per share; (iv) cancellation of approximately 3,478,261 Founder Shares by our Sponsor; and (v) no shares of Class A Stock are issued as earn-out shares.

Parties to the Business Combination

  The Company

        The Company is a blank check company incorporated on August 15, 2016 as a Delaware corporation and formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses.

        The Company's securities are traded on Nasdaq under the ticker symbols "GSHT," "GSHTU" and "GSHTW." The Company intends to apply to continue the listing of its Class A Stock and public warrants on Nasdaq under the symbols "VRRM" and "VRRMW," respectively, upon the closing of the Business Combination.

        The mailing address of the Company's principal executive office is 9800 Wilshire Blvd., Beverly Hills, California 90212.

  First Merger Sub

        First Merger Sub, a Delaware corporation, is a wholly-owned subsidiary of the Company, formed by the Company on June 18, 2018, to consummate the Business Combination. In the Business Combination, First Merger Sub will merge with and into Greenlight, with Greenlight continuing as the surviving entity.

        The mailing address of First Merger Sub's principal executive office is 9800 Wilshire Blvd., Beverly Hills, CA 90212.

  Second Merger Sub

        Second Merger Sub, a Delaware limited liability company, is a wholly-owned subsidiary of the Company, formed by the Company on June 18, 2018, to consummate the Business Combination. In the Business Combination, Greenlight will merge with and into Second Merger Sub, with Second Merger Sub continuing as the surviving entity.

        The mailing address of Second Merger Sub's principal executive office is 9800 Wilshire Blvd., Beverly Hills, CA 90212.

  Greenlight

        Greenlight is a Delaware corporation that was formed in 2018 for the purpose of facilitating an indirect acquisition of Verra Mobility and certain of its subsidiaries. In the Business Combination, First Merger Sub will merge with and into Greenlight, with Greenlight continuing as the surviving entity, and immediately thereafter Greenlight will merge with and into Second Merger Sub, with Second Merger Sub continuing as the surviving entity.

        The mailing address of Greenlight's principal executive office is 360 North Crescent Drive, Beverly Hills, CA 90210.

PE Greenlight Holdings, LLC

        PE Greenlight Holdings, LLC is a Delaware limited liability company that was formed in 2018 for the purpose of directly holding interests in Greenlight. PE Greenlight Holdings, LLC is ultimately owned and controlled by private equity vehicles managed by Platinum Equity.

        PE Greenlight Holdings, LLC is acting as the Stockholder Representative pursuant to the terms of the Merger Agreement.

        The mailing address of PE Greenlight Holding, LLC's principal executive office is 360 North Crescent Drive, Beverly Hills, CA 90210.

Verra Mobility's Business

        Verra Mobility is a leading provider of smart mobility technology solutions and services throughout the United States, Canada and Europe. Verra Mobility provides integrated technology solutions and services which include toll and violations management, title and registration, automated safety solutions, and other data driven solutions to its customers, which include rental car companies ("RACs"), fleet management companies ("FMCs"), other large fleet owners, municipalities, school districts and violation issuing authorities. Verra Mobility's solutions simplify the smart mobility ecosystem by utilizing industry leading capabilities, information and technology expertise, and integrated hardware and software to efficiently facilitate the automated processing of tolls and violations for hundreds of agencies and millions of end users annually while also making cities and roadways safer for everyone. Based in Mesa, Arizona, Verra Mobility operates through two primary segments—Commercial Services and Government Solutions. Through its Commercial Services segment, Verra Mobility is the market leading provider of automated toll and violations management and title and registration solutions to RACs, FMCs and other large fleet owners in the United States and Canada. In Europe, Verra Mobility works with violation issuing authorities and specializes in the identification, notification, and collection of unpaid traffic, parking, and public transportation related violations incurred by vehicles registered in a country other than that in which the violation occurred. Through its Government Solutions segment, Verra Mobility is the market leading provider of automated safety solutions to municipalities and school districts, including services and technology that enable photo enforcement via road safety camera programs related to red light, speed, school bus, and city bus lanes. For more information about Verra Mobility, please see the sections entitled "Information About Verra Mobility," "Verra Mobility's Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Management after the Business Combination."

The Business Combination Proposal

        On June 21, 2018 the Company entered into the Merger Agreement, by and among the Company, First Merger Sub, Second Merger Sub, Greenlight, and the Stockholder Representative. The Merger Agreement provides that, among other things, prior to the closing of the Business Combination contemplated by the Merger Agreement, the parties will undertake the following transactions: (i) the merger of First Merger Sub with and into Greenlight, with Greenlight continuing as the surviving corporation (the "First Merger"); and (ii) immediately following the First Merger and as part of the same overall transaction as the First Merger, the merger of Greenlight with and into Second Merger Sub with Second Merger Sub continuing as the surviving entity (the "Second Merger" and, together with the First Merger, the "Mergers"). For more information about the transactions contemplated by the Merger Agreement, please see the section entitled "Proposal No. 1—Approval of the Business Combination." A copy of the Merger Agreement is attached to this proxy statement as Annex A and Amendment No. 1 to the Merger Agreement is attached to this proxy statement as Annex B.

Consideration to the Greenlight Stockholders in the Business Combination

        Subject to the terms of the Merger Agreement and customary adjustments set forth therein, the aggregate merger consideration to be paid in connection with the Business Combination is expected to be approximately $2.3 billion, which amount will be: (i) increased or decreased by the amount, if any, by which Greenlight's working capital at closing is greater than or less than $52,000,000, as the case may be (in each case, subject to certain limitations); (ii) increased by the amount of cash held by Greenlight as of the closing of the Business Combination; (iii) increased by the amount, if any, by which any income tax refunds of Greenlight and its subsidiaries (to the extent not yet received in cash by Greenlight or its subsidiaries prior to the Business Combination) for the taxable period (or portion thereof) ending on the date of the closing of the Business Combination and the taxable period ending on December 31, 2017 (or, with respect to any non-calendar year taxpayer for income tax purposes, the taxable year immediately preceding the taxable year (or portion thereof) ending on the date of the closing of the Business Combination for which final income tax returns have not been filed) exceed the accrued but unpaid income taxes of Greenlight and its subsidiaries for such tax periods; (iv) decreased by the amount, if any, by which any accrued but unpaid income taxes of Greenlight and its subsidiaries for the taxable period (or portion thereof) ending on the date of the closing of the Business Combination and the taxable period ended on December 31, 2017 (or, with respect to any non-calendar year taxpayer for income tax purposes, the taxable year immediately preceding the taxable year (or portion thereof) ending on the date of the closing of the Business Combination for which final income tax returns have not been filed) exceed any income tax refunds of Greenlight and its subsidiaries to the extent not yet received in cash by Greenlight or its subsidiaries prior to the Business Combination for such taxable periods; (v) decreased by the amount of Greenlight's outstanding indebtedness under its existing credit facilities; (vi) decreased by the amount by which Greenlight's transaction expenses exceed $20,000,000; and (vii) decreased by the amount payable by Greenlight to the employees of Greenlight pursuant to the Participation Plan. The consideration to be paid to the Greenlight Stockholders will be a combination of cash and stock. The amount of cash consideration payable to the Greenlight Stockholders is the sum of: (i) cash available to us from the Trust Account, after giving effect to taxes payable and any redemptions that may be elected by any of our public stockholders for their pro rata share of the aggregate amount of funds on deposit in the Trust Account as of two business days prior to the closing of the Business Combination (which instructions to redeem such public shares are further discussed in this proxy statement); plus (ii) the anticipated gross proceeds of approximately $400,000,000 from the Private Placement; less (iii) certain transaction fees and expenses of the Company, including the payment of deferred underwriting commissions agreed to at the time of our IPO; less (iv) certain payments to participants in the Participation Plan, less (v) approximately $132,515,647 that will be used to repay a portion of the existing indebtedness of Greenlight. The remainder of the consideration paid to the Greenlight Stockholders will be stock consideration, consisting of approximately 65,200,000 newly issued shares of our publicly-traded Class A Stock, which shares will be valued at $10.00 per share for purposes of determining the aggregate number of shares payable to the Greenlight Stockholders for their ownership interests therein. The foregoing consideration to be paid to the Greenlight Stockholders may be further increased by amounts payable under the Tax Receivable Agreement and amounts payable as earn-out shares of Class A Stock. The number of shares of Class A Stock issued to the Greenlight Stockholders as Stock Consideration is subject to adjustment, depending on, among other things, the level of redemptions of shares of Class A Stock by our public stockholders or in certain cases to preserve the intended tax-free treatment of the Business Combination. To the extent the Stock Consideration were increased to preserve the intended tax-free treatment of the Business Combination, there would be a corresponding reduction to the cash consideration paid to the Greenlight Stockholders. At the closing of the Business Combination, each Greenlight Stockholder will receive shares of Class A Stock, but only the Platinum Stockholder will be entitled to receive the cash consideration. Following the closing of the Business Combination, each Greenlight Stockholder may receive cash consideration as a result of any upward adjustment of the purchase price, but only the Platinum Stockholder will receive any amounts payable under the Tax Receivable Agreement or amounts payable as earn-out shares of Class A Stock.

        The following table sets forth ranges of potential cash, stock and aggregate consideration taking into account the various adjustments discussed above. Capitalized terms used in the following table and the accompanying footnotes have the meanings assigned to them in the Merger Agreement.

$ and shares in thousands	Assume No Earn Out Target	Triggering Event I Achieved	Triggering Event II Achieved	Triggering Event III Achieved	Triggering Event IV Achieved
Base Value	$2,279,000	$2,279,000	$2,279,000	$2,279,000	$2,279,000
Minus: Estimated Rollover Indebtedness Amount(1)	1,105,800	1,105,800	1,105,800	1,105,800	1,105,800
Plus: Estimated Company Cash(1)	121,284	121,284	121,284	121,284	121,284

Equity Value Subtotal(2)	$1,294,484	$1,294,484	$1,294,484	$1,294,484	$1,294,484
Minus: Participation Plan	28,398	28,398	28,398	28,398	28,398

Estimated Merger Consideration(3)	$1,266,086	$1,266,086	$1,266,086	$1,266,086	$1,266,086
Estimated Parent Cash(4)	$800,000	$800,000	$800,000	$800,000	$800,000
Minus: Deleveraging Amount(5)	132,516	132,516	132,516	132,516	132,516
Minus: Parent Transaction Costs(6)	25,000	25,000	25,000	25,000	25,000
Minus: Participation Plan	28,398	28,398	28,398	28,398	28,398

Closing Cash Payment Amount	$614,086	$614,086	$614,086	$614,086	$614,086
Closing Securities Payment Amount(7)	$652,000	$652,000	$652,000	$652,000	$652,000
Closing Number of Securities(7)	65,200	65,200	65,200	65,200	65,200
$ Value of Earn Out Shares(8)	$0	$32,500	$71,250	$116,250	$167,500
Earn Out Shares	—	2,500	5,000	7,500	10,000
Aggregate Consideration (inclusive of $ Value of Earn Out Shares)(9)	$1,266,086	$1,298,586	$1,337,336	$1,382,336	$1,433,586
Cash Consideration	614,086	614,086	614,086	614,086	614,086
Stock Consideration (inclusive of $ Value of Earn Out Shares)	652,000	684,500	723,250	768,250	819,500
Maximum Redemption Scenario
Aggregate Consideration (inclusive of $ Value of Earn Out Shares)(9)	$1,266,086	$1,298,586	$1,337,336	$1,382,336	$1,433,586
Cash Consideration	414,086	414,086	414,086	414,086	414,086
Stock Consideration (inclusive of $ Value of Earn Out Shares)	852,000	884,500	923,250	968,250	1,019,500
Total Shares	85,200	87,700	90,200	92,700	95,200

(1)
Estimated Rollover Indebtedness Amount and Estimated Company Cash at closing are pro forma for $70 million increase in First Lien Term Loan Facility. Will be updated upon Closing.

(2)
Assumes no Estimated Working Capital Adjustment Amount is necessary based on Greenlight's Closing Working Capital.

(3)
Assumes no Estimated Tax Overpayment/Underpayment Amount based on taxes and that Company Transaction Costs do not exceed Target Company Transaction Costs of $20 million.

(4)
Estimated Parent Cash at Closing (assuming no redemption) and Private Placement. Will be updated upon Closing.

(5)
Based on Target Rollover Indebtedness of $852 million and Estimated Rollover Indebtedness Amount and Company Cash at Closing. Will be updated upon Closing.

(6)
Estimated Parent Transaction Costs. Will be updated upon Closing.

(7)
Calculated as Estimated Merger Consideration less Closing Cash Payment Amount. Closing Number of Securities calculated as Closing Securities Payment Amount divided by $10.00 share price.

(8)
Value of Earn Out Shares calculated based on Parent Class A Stock awarded at each Triggering Event multiplied by Common Share Price required to be achieved at such Triggering Event. For example, at Triggering Event IV, the Earn Out Shares equal 2.5 million shares at $13.00 share price, 2.5 million shares at $15.50 share price, 2.5 million shares at $18.00 share price, and 2.5 million shares at $20.50 share price.

(9)
Excludes any amounts payable under the Tax Receivable Agreement.

Related Agreements

  Registration Rights Agreement

        At the closing of the Business Combination, the Company will enter into the Registration Rights Agreement, substantially in the form attached as Annex F to this proxy statement, with the Restricted Stockholders. Pursuant to the terms of the Registration Rights Agreement, (a) any outstanding share of Class A Stock or any other equity security (including the Private Placement Warrants and including shares of Class A Stock issued or issuable upon the exercise of any other equity security) of the Company held by a Restricted Stockholder as of the date of the Registration Rights Agreement or thereafter acquired by a Restricted Stockholder (including the shares of Class A Stock issued upon conversion of the Class F Stock and upon exercise of any Private Placement Warrants) and shares of Class A Stock issued or issuable as Earn-Out Shares to the Greenlight Stockholders and (b) any other equity security of the Company issued or issuable with respect to any such share of Common Stock by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization or otherwise, will be entitled to registration rights.

        The Registration Rights Agreement provides that the Company will, within 30 days after the consummation of the transactions contemplated by the Merger Agreement, file with the SEC a shelf registration statement registering the resale of the shares of Common Stock held by the Restricted Stockholders and will use its reasonable best efforts to have such registration statement declared effective as soon as practicable after the filing thereof, but in no event later than 60 days following the initial filing thereof. The Restricted Gores Stockholders and the Greenlight Stockholders are each entitled to make up to six demands for registration, excluding short form demands, that the Company register shares of Common Stock held by these parties. In addition, the Restricted Stockholders have certain "piggy-back" registration rights. The Company will bear the expenses incurred in connection with the filing of any registration statements filed pursuant to the terms of the Registration Rights Agreement. The Company and the Restricted Stockholders agree in the Registration Rights Agreement to provide customary indemnification in connection with offerings of Common Stock effected pursuant to the terms of the Registration Rights Agreement.

        Our Initial Stockholders entered into a letter agreement pursuant to which they agreed to restrictions on the transfer of their securities issued in the Company's IPO, which (i) in the case of the Class F Stock, is 180 days after the completion of the Business Combination, and (ii) in the case of the Private Placement Warrants and the respective Class A Stock underlying the Private Placement Warrants, is 30 days after the completion of the Business Combination.

        The Greenlight Stockholders have each signed separate letters with the Company agreeing to be bound by restrictions on the transfer of their Class A Stock acquired pursuant to the Merger Agreement for 180 days after the completion of the Business Combination.

  Investor Rights Agreement

        At the closing of the Business Combination, the Company and the Platinum Stockholder will enter into the Investor Rights Agreement, substantially in the form attached as Annex K to this proxy statement. Pursuant to the Investor Rights Agreement, the Platinum Stockholder will have the right to nominate up to three directors to the post-closing company's board of directors, of whom one will initially be the current Chief Executive Officer of Verra Mobility as a Class II director and the other two will initially be representatives of the Platinum Stockholder as Class III directors. In addition, if one the of the Platinum Stockholder's nominees is elected, one of the Platinum Stockholder's nominees will serve as the chairman of the board of directors and the Platinum Stockholder will have the right to appoint one representative to each committee of the board of the post-closing company. The Platinum Stockholder's right to designate directors to the post-closing company's board is subject to its ownership percentage of the total outstanding shares of Class A Stock. If the Platinum Stockholder holds: (i) 25% or greater of the outstanding Class A Stock, it will have the right to appoint three directors; (ii) less than 25% but greater than or equal to 15% of the outstanding Class A Stock, it will have the right to appoint two directors; (iii) less than 15% but greater than or equal to 5% of the outstanding Class A Stock, it will have the right to appoint one director; and (iv) less than 5% of the outstanding Class A Stock, it will not have the right to appoint any directors.

  Tax Receivable Agreement

        At the closing of the Business Combination, the Company will enter into the Tax Receivable Agreement, substantially in the form attached as Annex H to this proxy statement, with the Platinum Stockholder and the Stockholder Representative. The Tax Receivable Agreement will generally provide for the payment by the Company to the Platinum Stockholder of 50% of the net cash savings, if any, in U.S. federal, state and local income tax that the Company actually realizes (or is deemed to realize in certain circumstances) in periods after the closing of the Business Combination as a result of the increase in the tax basis of the intangible assets of HTA resulting from the acquisition of HTA by Verra Mobility prior to the Business Combination. The Company generally will retain the benefit of the remaining 50% of these cash savings.

  Escrow Agreement

        At the closing of the Business Combination, the Company, the Stockholder Representative and Deutsche Bank Trust Company Americas (the "Escrow Agent") will enter into the Escrow Agreement, substantially in the form attached as Annex J to this proxy statement. Pursuant to the Escrow Agreement, at closing the Company will deposit $2,000,000 into an account held by the Escrow Agent as partial security for the obligations of the Greenlight Stockholders in connection with the post-closing adjustment to the merger consideration (as described in more detail in the Merger Agreement). The Escrow Agent will hold such amount until the final merger consideration is finally agreed upon by the parties to the Escrow Agreement, at which point it will release the funds in accordance with joint written instructions duly executed and delivered by the Company and the Stockholder Representative to the Escrow Agent.

  Subscription Agreements

        On June 21, 2018 and August [    ], 2018, the Company entered into the Subscription Agreements with certain investors, including certain employees and affiliates of our Sponsor, pursuant to which the investors have agreed to purchase an aggregate of 43,478,261 shares of Class A Stock in a private placement for a discounted price of $9.20 per share (the "Private Placement") for an aggregate commitment of approximately $400,000,000. The Subscription Agreements are subject to certain conditions, including the closing of the Business Combination.

        The shares of Class A Stock to be issued in connection with the subscription agreements have not been registered under the Securities Act, and will be issued in reliance on the exemption from registration requirements thereof provided by Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder. The Subscription Agreements provide that the Company will, within 30 days after the consummation of the transactions contemplated by the Merger Agreement, file with the SEC a registration statement registering the resale of such shares of Class A Stock and will use its commercially reasonable efforts to have such registration statement declared effective as soon as practicable after the filing thereof.

        The Subscription Agreements will terminate with no further force and effect upon the earlier to occur of: (a) such date and time as the Merger Agreement is terminated in accordance with its terms; (b) upon the mutual written agreement of the parties to such Subscription Agreement; or (c) if any of the conditions to closing set forth in such Subscription Agreement are not satisfied on or prior to the closing and, as a result thereof, the Business Combination fails to occur.

Incentive Plan

        Our Board approved the Incentive Plan on July 10, 2018, subject to stockholder approval of the Incentive Plan at the Special Meeting. The purpose of the Incentive Plan is to advance the interests of the Company and its stockholders by providing an incentive program that will enable the Company to attract and retain employees, consultants and directors and to provide them with an equity interest in the growth and profitability of the Company. These incentives are provided through the grant of stock options, restricted stock, restricted stock units, performance shares, performance units, other stock-based awards and cash-based awards. For more information about the Incentive Plan, please see the section entitled "Proposal No. 6—Approval of the Incentive Plan, including the Authorization of the Initial Share Reserve under the Incentive Plan—Summary of the Incentive Plan."

Organizational Structure

        The following diagram depicts the current ownership structure of Verra Mobility:

        The following diagram, which is subject to change based upon any redemptions by the Company's current public stockholders in connection with the Business Combination, illustrates the ownership structure of the post-combination company immediately following the Business Combination:

1.
The Company will change its name to Verra Mobility Corporation in connection with closing.

2.
Verra Mobility Corporation will change its name in connection with closing; its post-closing name is not yet determined.

3.
Includes the ownership interest held by the Private Placement Investors. The Company's public stockholders (other than the Private Placement Investors) will retain an ownership interest of approximately 26% in the post-combination Company. The Private Placement Investors will own approximately 28% of the post-combination Company.

Redemption Rights

        Pursuant to our current certificate of incorporation, holders of public shares may elect to have their shares redeemed for cash at the applicable redemption price per share equal to the quotient obtained by dividing (i) the aggregate amount on deposit in the Trust Account as of two business days prior to the consummation of the Business Combination, including interest not previously released to the Company to fund Regulatory Withdrawals and/or to pay its franchise and income taxes, by (ii) the total number of then-outstanding public shares; provided that the Company will not redeem any shares of Class A Stock issued in the IPO to the extent that such redemption would result in the Company's failure to have net tangible assets (as determined in accordance with Rule 3a51-1(g)(1) of the Exchange Act) in excess of $5,000,000. As of June 30, 2018, the redemption price would have been approximately $10.12 per share. Notwithstanding the foregoing, a holder of the public shares, together with any affiliate of his or her or any other person with whom he or she is acting in concert or as a "group" (as defined in Section 13(d)-(3) of the Exchange Act) will be restricted from exercising redemption rights with respect to more than an aggregate of 20% of the shares of Class A Stock included in the units sold in our IPO.

        If a holder exercises its redemption rights, then such holder will be exchanging its shares of our Class A Stock for cash and will no longer own shares of the post-combination company. Such a holder will be entitled to receive cash for its public shares only if it properly demands redemption and delivers its shares (either physically or electronically) to our Transfer Agent in accordance with the procedures described herein. Please see the section entitled "Special Meeting in Lieu of 2018 Annual Meeting of Company Stockholders—Redemption Rights" for the procedures to be followed if you wish to redeem your shares for cash.

Impact of the Business Combination on the Company's Public Float

        It is anticipated that, upon completion of the Business Combination: (i) the Company's public stockholders (other than the Private Placement Investors) will retain an ownership interest of approximately 26% in the post-combination company; (ii) the Private Placement Investors will own approximately 28% of the post-combination company (such that public stockholders, including Private Placement Investors, will own approximately 54% of the post-combination company); (iii) our Initial Stockholders will own approximately 4% of the post-combination company, after giving effect to the cancellation of approximately 3,478,261 Founder Shares held by our Sponsor without giving effect to the expected distribution of Founder Shares to members of our Sponsor immediately prior to closing; and (iv) the Greenlight Stockholders will own approximately 42% of the post-combination company. These levels of ownership interest assume that no shares are elected to be redeemed. The Private Placement Investors have agreed to purchase in the aggregate approximately 43,478,261 shares of Class A Stock, for approximately $400,000,000 of gross proceeds, in the Private Placement. In this proxy statement, we assume that approximately $400,000,000 of the gross proceeds from the Private Placement, in addition to $400,000,000 of the funds from the Trust Account, will be used to fund the cash consideration payable pursuant to the Merger Agreement, the repayment of approximately $132,515,647 of Greenlight's existing indebtedness and the payment of certain transaction expenses. The ownership percentage with respect to the post-combination company following the Business Combination (a) does not take into account (1) warrants to purchase Class A Stock that will remain outstanding immediately following the Business Combination or (2) the issuance of any shares upon completion of the Business Combination under the Incentive Plan, a copy of which is attached to this proxy statement as Annex I, but (b) does include Founder Shares, which will be converted into shares of Class A Stock at the closing of the Business Combination on a one-for-one basis (after giving effect to the cancellation of approximately 3,478,261 of such shares) and even though such shares of Class A Stock will be subject to transfer restrictions. If the actual facts are different than these assumptions (which they are likely to be), the percentage ownership retained by the Company's existing stockholders in the post-combination company will be different. For more information, please see the sections entitled "Summary of the Proxy Statement—Impact of the Business Combination on the Company's Public Float" and "Unaudited Pro Forma Condensed Combined Financial Information."

        The following table illustrates varying ownership levels in the Company, assuming varying levels of redemptions by the Company's public stockholders:(1)

	No Redemptions	20.0 Million shares of Class A Stock Redeemed
The Company's public stockholders	26%	13%
The Private Placement Investors	28%	28%
Initial Stockholders	4%	4%
Greenlight Stockholders	42%	55%

	100%	100%

(1)
This table, other than the maximum redemption scenario wherein 20.0 million shares of Class A Stock are redeemed, reflects the assumptions as set forth in the preceding paragraph.

Board of Directors of the Company Following the Business Combination

        Messrs. Randall Bort, Jacob Kotzubei, Bryan Kelln, Jeffrey Rea, David Roberts, Jay Geldmacher and John Rexford have each been nominated to serve as directors of the post-combination company upon completion of the Business Combination." Please see the sections entitled "Proposal No. 5—Election of Directors to the Board of Directors" and "Management after the Business Combination" for additional information.

The Charter Approval Proposal

        Upon the closing of the Business Combination, our current certificate of incorporation will be amended promptly to reflect the Charter Approval Proposal to:

  •
  change the post-combination company's name to Verra Mobility Corporation;

  •
  change the purpose of the post-combination company to "any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware";

  •
  increase our total number of authorized shares of all classes of Common Stock from 221,000,000 shares to 261,000,000 shares, which would consist of (i) increasing the post-combination company's Class A Stock from 200,000,000 shares to 250,000,000 shares and (ii) decreasing the post-combination company's Class F Stock from 20,000,000 shares to zero shares;

  •
  cause the conversion of our outstanding shares of Class F Stock into Class A Stock and make certain conforming changes;

  •
  provide that the number of directors will be determined exclusively by the Board pursuant to a resolution adopted by a majority of the Board;

  •
  delete the prior provisions under Article IX (Business Combination Requirements; Existence) relating to our status as a blank check company;

  •
  provide that certain transactions are not "corporate opportunities" and that each of Platinum Equity and the investment funds affiliated with or managed by Platinum Equity and their respective successors and affiliates and all of their respective partners, principals, directors, officers, members, managers, equity holders and/or employees, including any of the foregoing who serve as officers or directors of the Company (each, an "Exempted Person") are not subject to the doctrine of corporate opportunity;

  •
  require the approval by affirmative vote of the holders of at least two-thirds of the common stock of the post-combination company to make any amendment to certain provisions of the Second Amended and Restated Certificate of Incorporation or bylaws, including any amendments to Article V (Board of Directors), Section 7.1 (Meetings), Section 7.3 (Action by Written Consent), Article VIII (Limited Liability; Indemnification), Article IX (Corporate Opportunity), Article X (Business Combinations) and Article XI (Amendment of Amended and Restated Certificate of Incorporation); and

  •
  provide that the post-combination company will not be governed by Section 203 of the DGCL and, instead, include a provision in our certificate of incorporation that is substantially similar to Section 203 of the DGCL, but excludes the investment funds affiliated with The Gores Group and Platinum Equity and their respective successors and affiliates (the "Excluded Parties") from the definition of "interested stockholder," and to make certain related changes. Upon consummation of the Business Combination, the Excluded Parties will become "interested stockholders" within the meaning of Section 203 of the DGCL, but will not be subject to the restrictions on business combinations set forth in Section 203, as our Board approved the Business Combination in which the Excluded Parties became interested stockholders prior to such time they became interested stockholders.

Please see the section entitled "Proposal No. 3—Approval of the Second Amended and Restated Certificate of Incorporation "for more information.

Other Proposals

        In addition, the stockholders of the Company will be asked to vote on:

  •
  a proposal to approve, for purposes of complying with applicable Nasdaq Listing Rules, the issuance of more than 20% of the Company's issued and outstanding Common Stock pursuant to the Business Combination and the Private Placement (Proposal No. 2);

  •
  a separate proposal to approve, on a non-binding advisory basis, certain governance provisions in the Company's Second Amended and Restated Certificate of Incorporation in accordance with SEC requirements (Proposal No. 4);

  •
  a proposal to approve and adopt the Incentive Plan, a copy of which is attached to this proxy statement as Annex J, including the authorization of the initial share reserve under the Incentive Plan (Proposal No. 6); and

  •
  a proposal to adjourn the Special Meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies if there are insufficient votes for, or otherwise in connection with, the approval of the Business Combination Proposal, the Nasdaq Proposal or the Charter Approval Proposal (Proposal No. 7).

        Please see the sections entitled "Proposal No. 2—Approval of the Issuance of More than 20% of the Company's Issued and Outstanding Common Stock in Connection with the Business Combination and the Private Placement," "Proposal No. 4—Approval of Certain Governance Provisions in the Second Amended and Restated Certificate of Incorporation," "Proposal No. 6—Approval of the Incentive Plan, Including the Authorization of the Initial Share Reserve under the Incentive Plan," and "Proposal No. 7—The Adjournment Proposal" for more information.

Date, Time and Place of Special Meeting

        The Special Meeting will be held on [    •    ] at [    •    ] local time at [    •    ], or at such other date, time and place to which such meeting may be adjourned or postponed, to consider and vote upon the proposals.

Voting Power; Record Date

        Only Company stockholders of record at the close of business on [    •    ], 2018, the record date for the Special Meeting, will be entitled to vote at the Special Meeting. You are entitled to one vote for each share of Company Common Stock that you owned as of the close of business on the record date. If your shares are held in "street name" or are in a margin or similar account, you should contact your broker, bank or other nominee to ensure that votes related to the shares you beneficially own are properly counted. On the record date, there were [    •    ] shares of Company Common Stock outstanding and entitled to vote, of which [    •    ] are shares of Class A Stock and [    •    ] are Founder Shares held by our Initial Stockholders.

Accounting Treatment

        The Business Combination will be accounted for under the acquisition method of accounting in accordance with Accounting Standards Codification 805, Business Combinations ("ASC 805"), with the Company treated as the legal acquirer.

        Should the Company's public stockholder redemptions exceed the level whereby the Greenlight Stockholders retain control of the post-combination company then Greenlight will be considered the acquirer for accounting purposes, notwithstanding the legal form of the Business Combination. This is referred to as reverse merger accounting. Under the no redemption scenario, where no redemptions occur, Greenlight will also be considered the acquirer for accounting purposes, and reverse merger accounting applied. This determination was primarily based on the following factors:

  •
  Greenlight comprises the ongoing operations of the post-combination company and its size relative to the Company

  •
  The ongoing senior management of the post-combination company will be entirely comprised of Greenlight employees.

  •
  The size of the interest of the Greenlight's Stockholders relative to the other interests.

  •
  The planned initial composition of the Board includes the CEO of Verra Mobility, as well as designees of the Greenlight Stockholders.

        Accordingly, under reverse merger accounting, the net assets of the Company will be stated at historical cost, with no goodwill or other intangible assets recorded.

Appraisal Rights

        Appraisal rights are not available to our stockholders in connection with the Business Combination.

Proxy Solicitation

        The Company is soliciting proxies on behalf of its Board. Proxies may be solicited by mail. The Company has engaged Morrow to assist in the solicitation of proxies.

        If a stockholder grants a proxy, it may still vote its shares in person if it revokes its proxy before the Special Meeting. A stockholder may also change its vote by submitting a later-dated proxy, as described in the section entitled "Special Meeting in Lieu of 2018 Annual Meeting of Company Stockholders—Revoking Your Proxy."

Interests of Certain Persons in the Business Combination

        In considering the recommendation of our Board to vote in favor of the Business Combination, stockholders should be aware that aside from their interests as stockholders, our Sponsor and certain members of our Board and officers have interests in the Business Combination that are different from, or in addition to, those of other stockholders generally. Our Board was aware of and considered these interests, among other matters, in evaluating and negotiating the Business Combination, and in recommending to stockholders that they approve the Business Combination. Stockholders should take these interests into account in deciding whether to approve the Business Combination.

        These interests include, among other things:

  •
  the fact that our Initial Stockholders have agreed not to redeem any of the Founder Shares in connection with a stockholder vote to approve a proposed initial business combination;

  •
  the fact that our Initial Stockholders have agreed to waive their rights to conversion price adjustments with respect to any shares of our Common Stock they may hold in connection with the consummation of the Business Combination;

  •
  the fact that our Sponsor paid an aggregate of $25,000 for 10,781,250 Founder Shares and (after giving effect to the cancellation of (i) 781,250 Founder Shares on February 27, 2017 and (ii) approximately 3,478,261 Founder Shares at the time of the Business Combination) the remaining 6,521,739 Founder Shares will have a significantly higher value at the time of the Business Combination, which if unrestricted and freely tradable would be valued at approximately $65,217,390 but, given the restrictions on such shares, we believe such shares have less value;

  •
  the fact that our Initial Stockholders have agreed to waive their rights to liquidating distributions from the Trust Account with respect to their Founder Shares if we fail to complete an initial business combination by January 19, 2019;

  •
  the fact that our Sponsor paid an aggregate of approximately $10,000,000 for its 6,666,666 Private Placement Warrants to purchase shares of Class A Stock and that such Private Placement Warrants will expire worthless if a business combination is not consummated by January 19, 2019;

  •
  the continued right of our Sponsor to hold our Class A Stock and the shares of Class A Stock to be issued to our Sponsor upon exercise of its Private Placement Warrants following the Business Combination, subject to certain lock-up periods;

  •
  if the Trust Account is liquidated, including in the event we are unable to complete an initial business combination within the required time period, our Sponsor has agreed to indemnify us to ensure that the proceeds in the Trust Account are not reduced below $10.00 per public share, or such lesser per public share amount as is in the Trust Account on the liquidation date, by the claims of prospective target businesses with which we have entered into an acquisition agreement or claims of any third party (other than our independent public accountants) for services rendered or products sold to us, but only if such a vendor or target business has not executed a waiver of any and all rights to seek access to the Trust Account;

  •
  the anticipated continuation of two of our existing directors, Messrs. Randall Bort and Jeffrey Rea, as directors of the post-combination company;

  •
  the continued indemnification of our existing directors and officers and the continuation of our directors' and officers' liability insurance after the Business Combination;

  •
  the fact that our Sponsor, officers and directors will lose their entire investment in us and will not be reimbursed for any out-of-pocket expenses if an initial business combination is not consummated by January 19, 2019;

  •
  that, as described in the Charter Approval Proposal and reflected in Annex C, our proposed Second Amended and Restated Certificate of Incorporation will be amended to exclude The

    Gores Group and Platinum Equity and each of their successors, certain affiliates and each of their respective transferees as "interested parties" from the list of prohibited business combinations not in compliance with Section 203 of the DGCL;

  •
  that, at the closing of the Business Combination we will enter into the Registration Rights Agreement with the Restricted Stockholders, which provides for registration rights to Restricted Stockholders and their permitted transferees;

  •
  that certain employees and affiliates of our Sponsor have committed to purchase up to 4,203,795 shares of Class A Stock in the Private Placement for an aggregate commitment of approximately $38,674,914; and

  •
  the fact that Alec Gores, our Chairman, is the brother of Tom Gores, the Chief Executive Officer and Chairman of Platinum Equity, and that Tom Gores and certain employees and affiliates of Platinum Equity would participate in the Private Placement. Platinum Equity currently holds a controlling stake in Verra Mobility through the Platinum Stockholder, which will receive all of the cash consideration and a portion of the stock consideration to be paid in connection with the business combination. The Platinum Stockholder will retain approximately 34% of voting power in the post-combination company assuming no share redemptions and 47% of voting power assuming maximum share redemptions. The Platinum Stockholder will also have the right to nominate up to three directors to the post-closing company's board of directors, of whom one will initially be the current Chief Executive Officer of Verra Mobility as a Class II director and the other two will initially be representatives of the Platinum Stockholder as Class III directors. In addition, if one of the Platinum Stockholder's nominees is elected, one of the Platinum Stockholder's nominees will serve as the chairman of the board of directors and the Platinum Stockholder will have the right to appoint one representative to each committee of the board of the post-closing company. The Platinum Stockholder's right to nominate directors to the post-closing company's board is subject to maintaining its ownership percentage of the total outstanding shares of Class A Stock at certain levels as discussed elsewhere in this proxy statement.

Reasons for the Approval of the Business Combination

        We were formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses. We sought to do this by utilizing the networks and industry experience of both our Sponsor and our Board to identify, acquire and operate one or more businesses within or outside of the United States, although we were not limited to a particular industry or sector.

        In particular, our Board considered the following positive factors, although not weighted or in any order of significance:

  •
  Market Leadership with Highly Differentiated and Proprietary Platforms.  Verra Mobility is a leading provider of tech-enabled smart transportation solutions, including market-leading positions for integrated toll management services in North America and road safety cameras in the United States. The Board noted Verra Mobility's superior scale, comprehensive and diverse product platforms, and robust portfolio of patents and other proprietary technology, which the Board believes positions Verra Mobility for future growth and profitability.

  •
  Business and Financial Condition and Prospects.  The knowledge and familiarity of the Board and the Company's management with Verra Mobility's business, financial condition, results of operations (including Verra Mobility's favorable margins) and future growth prospects. The Board considered Verra Mobility's established customer relationships and its recurring revenue model that has displayed strong revenue growth in recent years. The Board discussed Verra

    Mobility's current prospects for growth in executing upon and achieving Verra Mobility's business plans, and noted strong industry tailwinds as well as multiple opportunities for sustained, organic growth across existing and new product categories in both domestic and international markets.

  •
  Experienced and Proven Management Team.  The Board considered the fact that the post-combination company will be led by the senior management team of Verra Mobility which, with over 150 years of collective experience, has a proven track record of operational excellence, financial performance, growth and ongoing capabilities for innovation.

  •
  Opinion of the Company's Financial Advisor.  The opinion of Moelis, dated June 20, 2018, addressed to the Board as to the fairness, from a financial point of view and as of the date of such opinion, of the consideration to be paid by the Company in the Business Combination which opinion was based on and subject to the assumptions made, procedures followed, matters considered and limitations and qualifications set forth in such opinion as more fully described below under the caption "Proposal No. 1—Approval of the Business Combination—Opinion of the Company's Financial Advisor."

  •
  Other Alternatives.  The Board's belief, after a thorough review of other business combination opportunities reasonably available to the Company, that the proposed Business Combination represents the best potential business combination for the Company based upon the process utilized to evaluate and assess other potential acquisition targets, and the Board's and management's belief that such processes had not presented a better alternative.

  •
  Terms of the Merger Agreement.  The Board considered the terms and conditions of the Merger Agreement and the transactions contemplated thereby, including the Business Combination.

  •
  Independent Director Role.  The Board is comprised of a majority of independent directors who are not affiliated with our Sponsor and its affiliates, including The Gores Group. In connection with the Business Combination, our independent directors, Messrs. Randall Bort, William Patton and Jeffrey Rea, took an active role in evaluating and negotiating the proposed terms of the Business Combination, including the Merger Agreement, the Related Agreements and the amendments to our current certificate of incorporation to take effect upon the completion of the Business Combination. Our independent directors evaluated and unanimously approved, as members of the Board, the Merger Agreement and the transactions contemplated therein, including the Business Combination.

        For more information about our decision-making process, please see the section entitled "Proposal No. 1—Approval of the Business Combination—The Company's Board of Directors' Reasons for the Approval of the Business Combination."

Conditions to Closing of the Business Combination

        The respective obligations of the Company and Greenlight to consummate and effect the Mergers and the other transactions contemplated by the Merger Agreement are subject to the satisfaction, at or prior to the closing of the Business Combination, of each of the following conditions:

  •
  the required vote of the Company's stockholders to approve the Business Combination Proposal, the Nasdaq Proposal and the Charter Approval Proposal shall have been duly obtained in accordance with the DGCL, the Company's current certificate of incorporation and bylaws and the rules and regulations of Nasdaq;

  •
  the Company shall have at least $5,000,001 of net tangible assets following the exercise of any redemption rights by the Company's holders of Class A Stock in accordance with the Company's current certificate of incorporation;

  •
  the waiting period applicable to the transactions contemplated by the Merger Agreement under the HSR Act shall have expired or early termination must have been granted;

  •
  there must not be in effect any law or regulation prohibiting, enjoining, restricting or making illegal the consummation of the Business Combination and no temporary, preliminary or permanent restraining order by a court of competent jurisdiction enjoining, restricting or making illegal the consummation of the Business Combination shall be in effect or will be threatened in writing by a governmental entity; and

  •
  the shares of Class A Stock to be issued in connection with the closing of the Business Combination shall have been approved for listing upon the closing of the Business Combination on Nasdaq subject to the requirement to have a sufficient number of round lot holders.

        The obligations of the Company, First Merger Sub and Second Merger Sub to consummate and effect the Mergers and the other transactions contemplated by the Merger Agreement are subject to the satisfaction, at or prior to the closing of the Business Combination, of certain conditions, any of which may be waived, in writing, exclusively by the Company, including, among others:

  •
  Greenlight must have performed and complied in all material respects with all obligations required to be performed or complied with by it under the Merger Agreement at or prior to closing;

  •
  the amount in the Trust Account and the proceeds from the Private Placement, must equal or exceed $550,000,000.

        The obligation of Greenlight to consummate and effect the First Merger and the other transactions contemplated by the Merger Agreement are subject to the satisfaction, at or prior to the closing of the Business Combination, of certain conditions, any of which may be waived, in writing, exclusively by Greenlight, including, among others:

  •
  the Company, First Merger Sub and Second Merger Sub must have performed and complied in all material respects with all obligations required to be performed or complied with by them under the Merger Agreement at or prior to closing;

  •
  the amount in the Trust Account and the proceeds from the Private Placement, must equal or exceed $600,000,000.

        Please see the section entitled "Proposal No. 1—Approval of the Business Combination—Conditions to Closing of the Business Combination" for additional information.

Regulatory Matters

        Under the HSR Act and the rules that have been promulgated thereunder by the U.S. Federal Trade Commission ("FTC"), certain transactions may not be consummated unless information has been furnished to the Antitrust Division of the Department of Justice ("Antitrust Division") and the FTC and certain waiting period requirements have been satisfied. The Business Combination is subject to these requirements and may not be completed until the expiration of a 30-day waiting period following the filing of the required Notification and Report Forms with the Antitrust Division and the FTC or until early termination is granted. On July 10, 2018, the Company and Greenlight filed the required forms under the HSR Act with the Antitrust Division and the FTC. Early termination of the HSR waiting period was granted on July 20, 2018.

        At any time before or after consummation of the Business Combination, notwithstanding termination of the waiting period under the HSR Act, the applicable competition authorities could take such action under applicable antitrust laws as each deems necessary or desirable in the public interest, including seeking to enjoin the consummation of the Business Combination. Private parties may also seek to take legal action under the antitrust laws under certain circumstances. We cannot assure you that the Antitrust Division, the FTC, any state attorney general, or any other government authority will not attempt to challenge the Business Combination on antitrust grounds, and, if such a challenge is made, we cannot assure you as to its result. Neither the Company nor Verra Mobility is aware of any material regulatory approvals or actions that are required for completion of the Business Combination other than the expiration or early termination of the waiting period under the HSR Act. It is presently contemplated that if any such additional regulatory approvals or actions are required, those approvals or actions will be sought. There can be no assurance, however, that any additional approvals or actions will be obtained.

Quorum and Required Vote for Proposals for the Special Meeting

        A quorum of Company stockholders is necessary to hold a valid meeting. A quorum will be present at the Special Meeting if a majority of the Company's Common Stock outstanding on the record date and entitled to vote at the Special Meeting is represented in person or by proxy. Abstentions will count as present for the purposes of establishing a quorum.

        The approval of the Business Combination Proposal, the Governance Proposal, which is a non-binding advisory vote, the Incentive Plan Proposal and the Adjournment Proposal requires the affirmative vote of a majority of the votes cast by holders of our outstanding shares of common stock represented in person or by proxy and entitled to vote at the Special Meeting. Accordingly, a Company stockholder's failure to vote by proxy or to vote in person at the Special Meeting, as well as an abstention from voting and a broker non-vote will have no effect on the Business Combination Proposal, the Governance Proposal, the Incentive Plan Proposal or the Adjournment Proposal. Our Initial Stockholders have agreed to vote their Founder Shares and any public shares purchased during or after the IPO in favor of the Business Combination Proposal.

        The approval of the Nasdaq Proposal requires the affirmative vote of holders of a majority of the shares of our common stock represented in person or by proxy and entitled to vote thereon at the Special Meeting. Accordingly, a Company stockholder's failure to vote by proxy or to vote in person at the Special Meeting and broker non-votes will not be counted towards the number of shares of Common Stock required to validly establish a quorum, and if a valid quorum is otherwise established, such failure to vote and broker non-votes will have no effect on the outcome of any vote on the Nasdaq Proposal. Abstentions will be counted in connection with the determination of whether a valid quorum is established and will have the same effect as a vote "AGAINST" the Nasdaq Proposal.

        The approval of the Charter Approval Proposal requires the affirmative vote of holders of a majority of our outstanding shares of common stock entitled to vote thereon at the Special Meeting. Accordingly, a Company stockholder's failure to vote by proxy or to vote in person at the Special Meeting, as well as an abstention from voting and a broker non-vote with regard to the Charter Approval Proposal will have the same effect as a vote "AGAINST" such Charter Approval Proposal.

        Directors are elected by a plurality of all of the votes cast by holders of shares of our Common Stock represented in person or by proxy and entitled to vote thereon at the Special Meeting. This means that the seven director nominees who receive the most affirmative votes will be elected. Stockholders may not cumulate their votes with respect to the election of directors. Assuming a valid quorum is established, abstentions and broker non-votes will have no effect on the election of directors.

        The Business Combination is conditioned on the approval of the Business Combination Proposal, the Nasdaq Proposal and the Charter Approval Proposal at the Special Meeting. Each of the proposals other than the Business Combination Proposal, the Nasdaq Proposal and the Charter Approval Proposal is conditioned on the approval of the Business Combination Proposal, the Nasdaq Proposal and the Charter Approval Proposal, other than the Governance Proposal and the Adjournment Proposal, which are not conditioned on the approval of any other proposal set forth in this proxy statement. It is important for you to note that in the event that the Business Combination Proposal, the Nasdaq Proposal or the Charter Approval Proposal do not receive the requisite vote for approval, we will not consummate the Business Combination. If we do not consummate the Business Combination and fail to complete an initial business combination by January 19, 2019, we will be required to dissolve and liquidate our Trust Account by returning the then remaining funds in such account to our public stockholders.

Opinion of the Company's Financial Advisor

        In connection with the Business Combination, the Board received a written opinion, dated June 20, 2018, from the Company's financial advisor, Moelis & Company LLC ("Moelis"), as to the fairness, from a financial point of view and as of the date of such opinion, of the Consideration (as defined below) to be paid by the Company in the Business Combination.

        The full text of Moelis' written opinion dated June 20, 2018 , which sets forth the assumptions made, procedures followed, matters considered and limitations on the review undertaken in connection with the opinion, is attached as Annex E to this proxy statement and is incorporated herein by reference. Moelis' opinion was provided for the use and benefit of the Board (in its capacity as such and not in any other capacity) in its evaluation of the Business Combination (and, in its engagement letter, Moelis provided its consent to the inclusion of the text of its opinion as part of this proxy statement). Moelis' opinion is limited solely to the fairness, from a financial point of view, of the consideration to be paid by the Company in the Business Combination and does not address the Company's underlying business decision to effect the Business Combination or the relative merits of the Business Combination as compared to any alternative business strategies or transactions that might be available to the Company. Moelis' opinion does not constitute a recommendation as to how any stockholder of the Company should vote or act with respect to the Business Combination or any other matter. Moelis' opinion was approved by a Moelis fairness opinion committee.

        For more information, see the section entitled "Proposal No. 1—Approval of the Business Combination—Opinion of the Company's Financial Advisor" on page [    •    ] of this proxy statement and Annex E to this proxy statement.

Independent Director Oversight

        Our Board is comprised of a majority of independent directors who are not affiliated with our Sponsor and its affiliates, including The Gores Group. In connection with the Business Combination, our independent directors, Messrs. Randall Bort, William Patton and Jeffrey Rea, took an active role in evaluating and negotiating the proposed terms of the Business Combination, including the Merger Agreement, the Related Agreements and the amendments to our current certificate of incorporation to take effect upon the completion of the Business Combination. As part of their evaluation of the Business Combination, our independent directors were aware of the potential conflicts of interest with our Sponsor and its affiliates, including The Gores Group, that could arise with regard to the proposed terms of the (i) Merger Agreement, (ii) the Private Placement and (iii) amendments to our current certificate of incorporation to take effect upon the completion of the Business Combination (including a provision that certain transactions are not "corporate opportunities" and that certain persons, including the Platinum Stockholder and its affiliates, are not subject to the doctrine of corporate opportunity and the exclusion of The Gores Group and Platinum Equity and their affiliates and transferees as "interested stockholders" from the restrictions in our Second Amended and Restated Certificate of Incorporation that are similar to Section 203 of the DGCL). Our independent directors reviewed and considered these interests during the negotiation of the Business Combination and in evaluating and unanimously approving, as members of the Board, the Merger Agreement and the transactions contemplated therein, including the Business Combination. Please see the section entitled "Proposal No. 1—Approval of the Business Combination—Independent Director Oversight."

Recommendation to Company Stockholders

        Our Board believes that each of the Business Combination Proposal, the Nasdaq Proposal, the Charter Approval Proposal, the Governance Proposal, the Director Election Proposal, the Incentive Plan Proposal and the Adjournment Proposal to be presented at the Special Meeting is in the best interests of the Company and our stockholders and unanimously recommends that its stockholders vote "FOR" each of the proposals.

        When you consider the recommendation of our Board in favor of approval of the Business Combination Proposal, you should keep in mind that our Sponsor and certain members of our Board and officers have interests in the Business Combination that are different from or in addition to (or which may conflict with) your interests as a stockholder. Stockholders should take these interests into account in deciding whether to approve the Business Combination. These interests include, among other things:

  •
  the fact that our Initial Stockholders have agreed not to redeem any of the Founder Shares in connection with a stockholder vote to approve a proposed initial business combination;

  •
  the fact that our Initial Stockholders have agreed to waive their rights to conversion price adjustments with respect to any shares of our Common Stock they may hold in connection with the consummation of the Business Combination;

  •
  the fact that our Sponsor paid an aggregate of $25,000 for 10,781,250 Founder Shares and (after giving effect to the cancellation of (i) 781,250 Founder Shares on February 27, 2017 and (ii) approximately 3,478,261 Founder Shares at the time of the Business Combination) the remaining 6,521,739 Founder Shares will have a significantly higher value at the time of the Business Combination, which if unrestricted and freely tradable would be valued at approximately $65,217,390 but, given the restrictions on such shares, we believe such shares have less value;

  •
  the fact that our Initial Stockholders have agreed to waive their rights to liquidating distributions from the Trust Account with respect to their Founder Shares if we fail to complete an initial business combination by January 19, 2019;

  •
  the fact that our Sponsor paid an aggregate of approximately $10,000,000 for its 6,666,666 Private Placement Warrants to purchase shares of Class A Stock and that such Private Placement Warrants will expire worthless if a business combination is not consummated by January 19, 2019;

  •
  the continued right of our Sponsor to hold our Class A Stock and the shares of Class A Stock to be issued to our Sponsor upon exercise of its Private Placement Warrants following the Business Combination, subject to certain lock-up periods;

  •
  if the Trust Account is liquidated, including in the event we are unable to complete an initial business combination within the required time period, our Sponsor has agreed to indemnify us to ensure that the proceeds in the Trust Account are not reduced below $10.00 per public share, or such lesser per public share amount as is in the Trust Account on the liquidation date, by the claims of prospective target businesses with which we have entered into an acquisition agreement or claims of any third party (other than our independent public accountants) for services rendered or products sold to us, but only if such a vendor or target business has not executed a waiver of any and all rights to seek access to the Trust Account;

  •
  the anticipated continuation of two of our existing directors, Messrs. Randall Bort and Jeffrey Rea, as directors of the post-combination company;

  •
  the continued indemnification of our existing directors and officers and the continuation of our directors' and officers' liability insurance after the Business Combination;

  •
  the fact that our Sponsor, officers and directors will lose their entire investment in us and will not be reimbursed for any out-of-pocket expenses if an initial business combination is not consummated by January 19, 2019;

  •
  that, as described in the Charter Approval Proposal and reflected in Annex C, our proposed Second Amended and Restated Certificate of Incorporation will be amended to exclude The Gores Group and Platinum Equity and each of their successors, certain affiliates and each of their respective transferees as "interested parties" from the list of prohibited business combinations not in compliance with Section 203 of the DGCL;

  •
  that, at the closing of the Business Combination we will enter into the Registration Rights Agreement with the Restricted Stockholders, which provides for registration rights to Restricted Stockholders and their permitted transferees;

  •
  that certain employees and affiliates of our Sponsor have committed to purchase up to 4,203,795 shares of Class A Stock in the Private Placement for an aggregate commitment of approximately $38,674,914; and

  •
  the fact that Alec Gores, our Chairman, is the brother of Tom Gores, the Chief Executive Officer and Chairman of Platinum Equity, and that Tom Gores and certain employees and affiliates of Platinum Equity would participate in the Private Placement. Platinum Equity currently holds a controlling stake in Verra Mobility through the Platinum Stockholder, which will receive all of the cash consideration and a portion of the stock consideration to be paid in connection with the business combination. The Platinum Stockholder will retain approximately 34% of voting power in the post-combination company assuming no share redemptions and 47% of voting power assuming maximum share redemptions. The Platinum Stockholder will also have the right to nominate up to three directors to the post-closing company's board of directors, of whom one will initially be the current Chief Executive Officer of Verra Mobility as a Class II director and the other two will initially be representatives of the Platinum Stockholder as Class III directors. In addition, if one of the Platinum Stockholder's nominees is elected, one of the Platinum Stockholder's nominees will serve as the chairman of the board of directors and the Platinum Stockholder will have the right to appoint one representative to each committee of the board of the post-closing company. The Platinum Stockholder's right to nominate directors to the post-closing company's board is subject to maintaining its ownership percentage of the total outstanding shares of Class A Stock at certain levels as discussed elsewhere in this proxy statement.

Risk Factors

        In evaluating the Business Combination and the proposals to be considered and voted on at the Special Meeting, you should carefully review and consider the risk factors set forth under the section entitled "Risk Factors" beginning on page [    •    ] of this proxy statement. The occurrence of one or more of the events or circumstances described in that section, alone or in combination with other events or circumstances, may have a material adverse effect on (i) the ability of the Company and Greenlight to complete the Business Combination, and (ii) the business, cash flows, financial condition and results of operations of Verra Mobility prior to the consummation of the Business Combination and the post-combination company following consummation of the Business Combination.

SELECTED HISTORICAL FINANCIAL INFORMATION OF THE COMPANY

        The following table contains summary historical financial data for the Company as of and for the six months ended June 30, 2018 and as of and for the period from August 15, 2016 (inception) through December 31, 2017. Such data for the period from August 15, 2016 through December 31, 2016 and as of December 31, 2017 have been derived from the audited financial statements of the Company, which are included elsewhere in this proxy statement. Such data as of and for the six months ended June 30, 2018 have been derived from the unaudited financial statements of the Company included elsewhere in this proxy statement. Results from interim periods are not necessarily indicative of results that may be expected for the entire year. The information below is only a summary and should be read in conjunction with the sections entitled "The Company's Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Information About the Company" and in our financial statements, and the notes and schedules related thereto, which are included elsewhere in this proxy statement.

	For the Six Months Ended June 30, 2018 (unaudited)	For the Year Ended December 31, 2017 (audited)	For the period from August 15, 2016 (inception) to December 31, 2016 (audited)
Statement of Operations Data:
Revenues	$—	$—	$—
Professional fees and other expenses	(3,625,443)	(580,589)	(39,316)
State franchise taxes, other than income tax	(100,000)	(199,691)	(1,750)

Net loss from operations	(3,725,443)	(780,280)	(41,066)
Other income—Interest income	2,997,552	3,015,712	107

Net income (loss) before income tax	(727,891)	2,235,432	(40,959)
Provision for income tax	(18,494)	(810,926)	—

Net Income/(loss)	$(746,385)	$1,424,506	$(40,959)

Net income/(loss) per share
Class A ordinary shares (Basic & Diluted)	$0.00	$0.05	$—

Class F ordinary shares (Basic & Diluted)	$(0.07)	$(0.03)	$(0.00)

	As of June 30, 2018 (unaudited)	As of December 31, 2017 (audited)
Condensed Balance Sheet Data:
ASSETS:
Current assets:
Cash and cash equivalents	$168,794	$826,201
Prepaid assets	263,841	135,581

Total current assets	432,635	961,782
Investments and cash held in Trust Account	404,611,945	402,735,815

Total assets	$405,044,580	$403,697,597

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accrued expenses, formation and offering costs	3,077,932	66,191
State franchise tax accrual	20,000	131,928

Total current liabilities	3,097,932	198,119
Deferred underwriting compensation	14,000,000	14,000,000
Income tax payable	—	806,445
Net deferred income tax	4,480	4,481

Total liabilities	17,102,412	15,009,045

Commitments and Contingencies
Shares of Class A common stock subject to possible redemption; 38,294,216 and 38,368,855 shares at June 30, 2018 and December 31, 2017, respectively, (at a redemption value of $10.00 per share)	382,942,160	383,688,550
Stockholders' equity:
Preferred stock, $0.0001 par value; 1,000,000 shares authorized, none issued or outstanding	—	—
Common stock
Class A common stock, $0.0001 par value; 200,000,000 shares authorized, 1,705,784 and 1,631,145 shares issued and outstanding (excluding 38,294,216 and 38,368,855 shares subject to possible redemption) at June 30, 2018 and December 31, 2017, respectively	171	163
Class F common stock, $0.0001 par value; 20,000,000 shares authorized, 10,000,000 shares issued and outstanding	1,000	1,000
Additional paid-in-capital	4,361,675	3,615,292
Retained earnings	637,162	1,383,547

Total stockholders' equity	5,000,008	5,000,002

Total liabilities and stockholders' equity	$405,044,580	$403,697,597

SELECTED CONSOLIDATED HISTORICAL FINANCIAL AND OTHER INFORMATION OF
VERRA MOBILITY CORPORATION

        On May 31, 2017, Verra Mobility was acquired by Greenlight Acquisition Corporation ("Acquirer") pursuant to the Agreement and Plan of Merger, dated April 15, 2017 by and among the Verra Mobility, Greenlight Merger Corporation, a wholly-owned subsidiary of Acquirer, ("Merger Sub") and Acquirer whereby Verra Mobility merged with and into Merger Sub with the former surviving the merger (the "Platinum Merger"). Acquirer is indirectly owned by certain private equity investment vehicles sponsored by Platinum Equity, LLC (such investment vehicles, collectively, "Platinum").

        Pursuant to the Platinum Merger, a new basis of accounting at fair value was established in accordance with U.S. generally accepted accounting principles ("U.S. GAAP") under Accounting Standards Codification ("ASC") Topic 805, Business Combinations. The new stepped-up basis was pushed down by Acquirer to Verra Mobility. The selected consolidated historical and other information is presented in distinct periods to indicate the application of two different bases of accounting between the periods presented. Periods from January 1, 2015 to May 31, 2017 have been labeled "Predecessor" and prepared using the historical basis of accounting of Verra Mobility prior to the Platinum Merger. Periods from June 1, 2017 to June 30, 2018 have been labeled "Successor" and have been prepared using the stepped-up basis to reflect the Platinum Merger.

        The following table contains summary historical consolidated financial and other data for Verra Mobility for the Successor periods for the six months ended June 30, 2018 and from June 1, 2017 to December 31, 2017 (the latter period, the "2017 Successor Period"), and the Predecessor periods from January 1, 2017 to May 31, 2017 ("2017 Predecessor Period"), the years ended December 31, 2016 and December 31, 2015 and for the five months ended May 31, 2017. The financial and other data as of December 31, 2017, December 31, 2016 and for the 2017 Successor Period, the 2017 Predecessor Period and the years ended December 31, 2016 and December 31, 2015 have been derived from the audited consolidated financial statements of Verra Mobility included elsewhere in this proxy statement. The financial and other data as of June 30, 2018 and for the six months ended June 30, 2018 and one month ended June 30, 2017 have been derived from the unaudited condensed consolidated financial statements of Verra Mobility included elsewhere in this proxy statement. Results from interim periods are not necessarily indicative of results that may be expected for the entire year and historical results are not indicative of the results to be expected in the future. The information below is only a summary and should be read in conjunction with the information contained under the headings "Verra Mobility Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Information About Verra Mobility" and in Verra Mobility's audited consolidated financial statements and unaudited condensed consolidated financial statements and the related notes included elsewhere in this proxy statement.

Condensed Statement of Operations Data

        The following table sets forth selected attributes of Verra Mobility Condensed Consolidated Statement of Operations. The tables and information provided were derived from exact numbers and may have immaterial rounding differences.

					Predecessor
	Successor	Successor	Predecessor	Successor
						For the Years Ended December 31,
	For the Six Months Ended June 30, 2018	For the One Month Ended June 30, 2017	For the Five Months Ended May 31, 2017	Period from June 1, 2017 to December 31, 2017	Period from January 1, 2017 to May 31, 2017

						2016	2015
($ in thousands)
	(Unaudited)	(Unaudited)
Service revenue	$166,050	$18,778	$92,531	$135,655	$92,531	$212,515	$193,314
Product sales(1)	1,388	208	1,340	2,583	1,340	18,235	10,280

Total revenue	167,438	18,986	93,871	138,239	93,871	230,750	203,594
Cost of service revenue	2,482	285	1,369	1,936	1,369	2,638	3,192
Cost of product sales(1)	1,050	187	964	1,590	964	9,505	6,267
Operating expenses	52,481	7,065	35,968	49,311	35,968	83,762	82,170
Selling, general and administrative expenses	60,864	14,219	40,884	46,043	40,884	53,034	52,730
Depreciation, amortization, impairment, and (gain) loss on disposal of assets, net(2)	46,040	5,022	12,613	33,113	12,613	33,917	39,736

Total cost and expenses	162,917	26,778	91,798	131,992	91,798	182,857	184,094

Income from operations	4,521	(7,792)	2,073	6,247	2,073	47,893	19,500
Interest expense(3)	32,226	2,888	875	20,858	875	2,706	2,095
Loss on extinguishment of debt(3)	10,151	—	—
Other (income) expense, net(4)	(4,059)	(261)	(1,294)	(2,172)	(1,294)	(2,471)	2,168

Total other (income) expense	38,318	2,627	(419)	18,686	(419)	236	4,263

Income (loss) before income taxes	(33,797)	(10,419)	2,492	(12,439)	2,492	47,657	15,238
Income tax provision (benefit)(5)	(6,844)	(2,823)	1,253	(30,677)	1,253	18,661	3,826

Net income (loss)	$(26,953)	$(7,596)	$1,240	$18,238	$1,240	$28,996	$11,411

Condensed Balance Sheet Data (at period end)

        The following table sets forth selected attributes of Verra Mobility Condensed Consolidated Balance Sheets:

	Successor		Predecessor
($ in thousands)	June 30, 2018	December 31, 2017	December 31, 2016
	(Unaudited)
Cash and Cash Equivalents	$29,777	$8,725	$2,901
Goodwill and Intangibles, net(2)	1,126,525	498,164	26,983
Total Assets	1,341,258	664,865	188,436
Long-term debt, net of current	980,281	425,439	69,243
Total Liabilities and Stockholders' Equity	1,341,258	664,865	188,436

Other Financial Data

        The following table sets forth the non-GAAP measures Adjusted EBITDA and Adjusted EBITDA Margin %(6):

					Predecessor
	Successor	Successor	Predecessor	Successor
						For the Years Ended December 31,
	For the Six Months Ended June 30, 2018	For the One Month Ended June 30, 2017	For the Five Months Ended May 31, 2017	Period from June 1, 2017 to December 31, 2017	Period from January 1, 2017 to May 31, 2017

						2016	2015
($ in thousands)
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Adjusted EBITDA	$88,380	$8,120	$37,991	$59,901	$37,991	$87,116	$62,735
Adjusted EBITDA Margin %	52.8%	42.8%	40.5%	43.3%	40.5%	37.8%	30.8%

Condensed Statement of Cash Flow data

        The following table sets forth selected attributes of Verra Mobility Condensed Consolidated Statement of Cash Flows:

					Predecessor
	Successor	Successor	Predecessor	Successor
						For the Years Ended December 31,
	For the Six Months Ended June 30, 2018	For the One Month Ended June 30, 2017	For the Five Months Ended May 31, 2017	Period from June 1, 2017 to December 31, 2017	Period from January 1, 2017 to May 31, 2017

						2016	2015
($ in thousands)
	(Unaudited)	(Unaudited)
Net cash (used in) provided by operating activities	$12,401	$(6,990)	$42,049	$7,756	$42,049	$44,029	$57,245
Net cash used in investing activities	(536,468)	(541,625)	(8,786)	(554,765)	(8,786)	(35,051)	(13,131)
Net cash provided by (used in) financing activities	545,626	557,543	(27,491)	555,734	(27,491)	(7,041)	(43,886)

(1)
Product sales and the related cost of product sales result from the sale of photo enforcement equipment to certain customers. The number of customers that choose ownership of equipment is limited and creates variability in the annual results based on these customers' need for expansion of existing programs.

(2)
The purchase accounting resulting from the Platinum Merger in May 2017 increased Intangible assets subject to amortization to $222.5 million and increased the related amortization of intangibles expense in the 2017 Successor Period by $17.7 million and the six months ended June 30, 2018 by $15.6 million. On March 1, 2018, Verra Mobility acquired HTA. The purchase accounting resulting from the HTA Merger increased Intangible assets subject to amortization to $591.8 million and increased the related amortization of intangibles expense in the six months ended June 30, 2018 by $17.2 million. On April 6, 2018, Verra Mobility acquired EPC. The purchase accounting resulting from the EPC Merger increased Intangible assets subject to amortization to $616.2 million and increased the related amortization of intangibles expense in the six months ended June 30, 2018 by $0.8 million.

(3)
In connection with the Platinum Merger, in May 2017 Verra Mobility entered into a First Lien Term Loan Credit Agreement and Second Lien Term Loan Credit Agreement of $325 million and $125 million, respectively, and a $40 million Revolving Credit Facility Agreement (collectively the "2017 Credit Facilities"). In connection with the HTA Merger, Verra Mobility entered into a First Lien Term Loan Credit Agreement and Second Lien Term Loan Credit Agreement of $840 million and $200 million, respectively, and a $75 million Revolving Credit Facility Agreement (collectively the "2018 Credit Facilities"). The 2018 Credit Facilities replaced the 2017 Credit Facilities. Verra Mobility recorded interest expense including amortization of deferred financing cost of $20.9 million in the 2017 Successor Period, $2.9 million in the one month ended June 30, 2017 and $32.2 million in the six months ended June 30, 2018. Verra Mobility also recorded a $10.2 million loss on extinguishment of debt related to the establishment of the 2018 Credit Facilities in the six months ended June 30, 2018.

(4)
Other income and expenses primarily consists of rebates received from purchasing card providers based on usage volume. In 2015, Verra Mobility paid a $4.3 million earn out in connection with a 2014 acquisition within its Commercial Services segment.

(5)
On December 22, 2017, the U.S. enacted significant changes to U.S. tax law following the passage and signing of the Tax Act. The Tax Act reduces the U.S. federal corporate tax rate from a maximum 35% to 21% and modified or eliminated other provisions in the tax code. As of December 31, 2017, Verra Mobility re-measured the applicable deferred tax assets and liabilities based on the rates at which they are expected to reverse. The gross deferred tax assets and liabilities were provisionally adjusted, which resulted in a net effect of a $27.3 million decrease to its Income tax provision expense in the 2017 Successor Period. Verra Mobility did not make any additional adjustments with respect to its accounting for the Tax Act in the six months ended June 30, 2018.

(6)
Adjusted EBITDA and Adjusted EBITDA margin % are non-GAAP financial measures commonly used in Verra Mobility's industry and by analysts and investors as a supplemental measure of performance, but it should not be construed as an alternative to net income or to any other performance measure determined in accordance with GAAP. Adjusted EBITDA may not be comparable to similarly titled measures reported by other companies. Verra Mobility has included Adjusted EBITDA and Adjusted EBITDA Margin % because management uses this additional information as one of the means to measure Verra Mobility's performance, to make budgeting decisions, to allocate resources, to compare Verra Mobility's performance relative to its peers and evaluate Verra Mobility's ability to service debt. Additionally, these measures, when used in conjunction with related GAAP financial measures, provide investors with additional financial analytical framework which management uses, in addition to historical operating results, as the basis for financial, operational and planning decisions and present measurements that third parties have indicated are useful in assessing our company and its results of operations.

  Verra Mobility defines Adjusted EBITDA as net income adjusted to exclude (i) interest expense, net, (ii) income tax (benefit) provision, (iii) depreciation and amortization, and (iv) as further adjusted to eliminate the impact of certain non-recurring items that Verra Mobility does not consider indicative of its ongoing operating performance. These further adjustments are itemized below. Adjusted EBITDA margin % represents Adjusted EBITDA as a percentage of total revenue. You are encouraged to evaluate these adjustments and the reasons Verra Mobility considers them appropriate for supplemental analysis. In evaluating Adjusted EBITDA, you should be aware that in the future Verra Mobility may incur expenses that are the same as or similar to some of the adjustments set forth below. Verra Mobility's presentation of Adjusted EBITDA should not be construed as an inference that its future results will be unaffected by unusual or non-recurring items.

  Adjusted EBITDA and Adjusted EBITDA margin % have important limitations as analytical tools, and you should not consider either in isolation, or as a substitute for analysis of Verra Mobility's results as reported under GAAP. For example, Adjusted EBITDA and Adjusted EBITDA margin %:

  •
  do not reflect Verra Mobility's capital expenditures, future requirements for capital expenditures or contractual commitments;
  •
  do not reflect changes in, or cash requirements for, Verra Mobility's working capital needs;
  •
  do not reflect the significant interest expense, or the cash requirements necessary to service interest or principal payments, on Verra Mobility's debt;
  •
  do not reflect income tax expense or the cash necessary to pay income taxes; and
  •
  does not reflect any cash requirements for the assets being depreciated and amortized that may have to be replaced in the future.

        The non-GAAP information of Verra Mobility below and elsewhere in this proxy statement should be read in conjunction with Verra Mobility's audited consolidated financial statements and unaudited interim condensed consolidated financial statements and the related notes included elsewhere in this proxy statement.

        The following table sets forth Verra Mobility's reconciliation of Adjusted EBITDA to net income (unaudited):

					Predecessor
	Successor	Successor	Predecessor	Successor
						For the Years Ended December 31,
	For the Six Months Ended June 30, 2018	For the One Month Ended June 30, 2017	For the Five Months Ended May 31, 2017	Period from June 1, 2017 to December 31, 2017	Period from January 1, 2017 to May 31, 2017

						2016	2015
($ in thousands)
Net income (loss)	$(26,953)	$(7,596)	$1,240	$18,238	$1,240	$28,996	$11,411
Interest expense	32,226	2,888	875	20,858	875	2,706	2,095
Income tax provision expense (benefit)	(6,844)	(2,823)	1,253	(30,677)	1,253	18,661	3,826
Depreciation and amortization	46,047	5,022	12,574	33,151	12,574	33,815	37,227

EBITDA	44,475	(2,508)	15,942	41,570	15,942	84,178	54,559
Transaction and other related expenses(i)	23,920	10,034	21,772	10,190	21,772	1,154	—
Transformation expenses(ii)	7,133	—	—	3,913	—	—	—
Loss on extinguishment of debt(iii)	10,151	—	—	—	—	—	—
Sponsor Fees and expenses(iv)	2,700	595	—	4,228	—	—	—
Acquisition earn-out(v)	—	—	—	—	—	—	4,275
Non-Recurring Severance(vi)	—	—	—	—	—	—	2,117
Non-cash amortization of contract inducement(vii)	—	—	277	—	277	1,784	1,784

Adjusted EBITDA	$88,380	$8,120	$37,991	$59,901	$37,991	$87,116	$62,735

(i)
Transaction and other related expenses incurred in 2016 relate to legal and other professional fees associated with a sale process. For the 2017 Predecessor Period, Verra Mobility recognized $21.8 million of costs related to the Platinum Merger, which consisted of $11.9 million of payments under Verra Mobility's 2016 equity plan, $1.3 million of transaction bonus payments, $7.9 million of professional fees and other expenses processed through the funds flow and $0.7 million of professional fees paid directly by Verra Mobility. For the 2017 Successor Period, Verra Mobility recognized approximately $10.2 million of costs related to the Platinum Merger, which consisted of $8.0 million of payments for acquisition services to Platinum Equity Advisors, LLC, $1.9 million of professional fees and other expenses processed through the funds flow and $0.3 million of professional fees paid directly by Verra Mobility. For the one month ended June 2017, Verra Mobility recognized approximately $10.0 million of costs related to the Platinum Merger, which consisted of $8.0 million of payments for acquisition services to Platinum Equity Advisors, LLC, $1.9 million of professional fees and other expenses processed through the funds flow and $0.1 million of professional fees paid directly by Verra Mobility. In the six months ended June 30, 2018, Verra Mobility recognized an aggregate of $23.9 million of costs related to the HTA Merger, and the EPC Merger primarily consisting of $9.7 million for acquisition services to Platinum Equity Advisors, LLC, $8.9 million of professional fees processed through the funds flow and $5.3 million of professional fees paid directly by Verra Mobility.

(ii)
Transformation expense of $3.9 million and $7.1 million for the 2017 Successor Period and the six months ended June 30, 2018 respectively, represent one-time costs related to optimizing the expense structure and defining Verra Mobility's growth strategy. For the 2017 Successor Period these costs include $1.5 million for strategy consultants, $2.1 million for procurement optimization, and $0.2 million for IT optimization. For the six months ended June 30, 2018 these costs include $5.0 million for strategy consultants, $0.8 million for procurement optimization, and $0.2 million for IT optimization. Verra Mobility does not anticipate significant expenditures of this kind in the balance of 2018 or beyond.

(iii)
This amount represents the loss on extinguishment of debt related to the 2017 Credit Facilities which were replaced by the 2018 Credit facilities in conjunction with the HTA Merger.

(iv)
Verra Mobility incurred expenses associated with a Corporate Advisory Services Agreement with an affiliate of its primary shareholder. These expenses are not expected to continue after the Merger.

(v)
In 2015, Verra Mobility paid $4.3 million earn-out associated with a 2014 acquisition within the Commercial Services segment. The payment related to performance goals reached subsequent to the acquisition.

(vi)
In 2015, Verra Mobility incurred severance charges associated with the transition of its executive leadership team.

(vii)
In 2014, Verra Mobility paid $10.2 million in connection with a tolling contract with a major RAC. This amount was capitalized and amortized over the term of the contract as a reduction of revenue. As a result of the Platinum Merger, and the resultant purchase price allocation, the contract inducement was subsumed into the larger customer relationship intangible asset recorded for this and other customers.

SELECTED UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

        The selected unaudited pro forma condensed combined financial information for the period ended December 31, 2017 and the six months ended June 30, 2018 combines the historical consolidated statement of operations of the Company and Verra Mobility, giving effect to the Business Combination as if it had been consummated on January 1, 2017. The selected unaudited pro forma condensed combined balance sheet as of June 30, 2018 combines the historical consolidated balance sheet of the Company and Verra Mobility, giving effect to the Business Combination as if it had been consummated on June 30, 2018. Historical information for Verra Mobility incorporates certain adjustments and estimates relating to the acquisition of HTA on March 1, 2018, the acquisition of EPC on April 6, 2018 and the related financing as well as the Platinum Merger on May 31, 2017. The selected unaudited pro forma condensed combined financial information has been derived from and should be read in conjunction with the unaudited pro forma condensed combined financial information, including the notes thereto, which is included in this proxy statement under the section entitled "Unaudited Pro Forma Condensed Combined Financial Information."

        The selected unaudited pro forma condensed combined financial information is presented for informational purposes only. The selected unaudited pro forma condensed combined financial information does not purport to represent what the combined company's results of operations or financial condition would have been had the Business Combination actually occurred on the dates indicated, and does not purport to project the combined company's results of operations or financial condition for any future period or as of any future date. The selected unaudited pro forma condensed combined financial information does not reflect any potential divestitures that may occur prior to, or subsequent to, the completion of the Business Combinations, cost savings that may be realized as a result of the Business Combination, or any potential changes in compensation plans. Further, as explained in the notes accompanying the unaudited pro forma condensed combined financial information included under the section entitled "Unaudited Pro Forma Condensed Combined Financial Information," the pro forma allocation of purchase consideration reflected in the selected unaudited pro forma condensed combined financial information is subject to adjustment and may vary from the actual allocation of purchase consideration that will be recorded at the time the Business Combination is completed. Additionally, the unaudited pro forma adjustments made in the selected unaudited condensed combined pro forma financial information, which are described in those notes, are preliminary and may be revised.

Combined Financial Information (Assuming No Redemptions)

	Gores Holdings II, Inc.	Verra Mobility	Pro Forma Assuming No Redemption
Statement of Operations Data—For the Six Months Ended June 30, 2018
Revenue	$—	$167,437,828	$186,659,195
Operating expenses	—	52,480,954	52,480,954
Total income (loss) from operations	(3,725,443)	4,521,258	20,623,229
Net income (loss)	(746,385)	(26,952,826)	(3,688,124)
Net (loss) income per common share—basic and diluted			$(0.02)

	Gores Holdings II, Inc.	Verra Mobility Successor	Verra Mobility Predecessor	Pro Forma Assuming No Redemption
Statement of Operations Data—For the Year Ended December 31, 2017
Revenue	$—	$138,238,687	$93,871,130	$348,552,349
Operating expenses	—	49,310,654	35,967,664	84,568,932
Total income (loss) from operations	(780,280)	6,246,858	2,073,195	45,421,144
Net income (loss)	1,424,506	18,238,222	1,239,599	26,382,433
Net (loss) income per common share—basic and diluted				$0.17

	Gores Holdings II, Inc.	Verra Mobility	Pro Forma Assuming No Redemption
Balance Sheet Data—As of June 30, 2018
Total current assets	$432,635	$137,414,142	$146,733,557
Total assets	405,044,580	1,341,258,453	1,350,577,868
Total current liabilities	3,097,932	69,878,415	60,976,347
Total liabilities	17,102,412	1,107,102,884	1,048,345,436
Total common stock subject to possible redemption	382,942,160	—	—
Total stockholders' equity	5,000,008	234,155,569	302,232,432

Combined Financial Information (Assuming Maximum Redemptions)

	Gores Holdings II, Inc.	Verra Mobility	Pro Forma Assuming Maximum Redemptions
Statement of Operations Data—For the Six Months Ended June 30, 2018
Revenue	$—	$167,437,828	$186,659,195
Operating expenses	—	52,480,954	52,480,954
Total income (loss) from operations	(3,725,443)	4,521,258	20,623,229
Net income (loss)	(746,385)	(26,952,826)	(3,688,124)
Net (loss) income per common share—basic and diluted			$(0.02)

	Gores Holdings II, Inc.	Verra Mobility Successor	Verra Mobility Predecessor	Pro Forma Assuming Maximum Redemptions
Statement of Operations Data—For the Year Ended December 31, 2017
Revenue	$—	$138,238,687	$93,871,130	$348,552,349
Operating expenses	—	49,310,654	35,967,664	84,568,932
Total income (loss) from operations	(780,280)	6,246,858	2,073,195	45,421,144
Net income (loss)	1,424,506	18,238,222	1,239,599	26,382,433
Net (loss) income per common share—basic and diluted				$0.17

	Gores Holdings II, Inc.	Verra Mobility	Pro Forma Assuming Maximum Redemptions
Balance Sheet Data—As of June 30, 2018
Total current assets	$432,635	$137,414,142	$146,733,557
Total assets	405,044,580	1,341,258,453	1,350,577,868
Total current liabilities	3,097,932	69,878,415	60,976,347
Total liabilities	17,102,412	1,107,102,884	1,048,345,436
Total common stock subject to possible redemption	382,942,160	—	—
Total stockholders' equity	5,000,008	234,155,569	302,232,432

 CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

        This proxy statement contains "forward-looking statements" within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. These forward-looking statements relate to expectations for future financial performance, business strategies or expectations for our business, the business of Verra Mobility, the business of the post-combination company and the timing and ability for us to complete the Business Combination. Specifically, forward-looking statements may include statements relating to:

  •
  the benefits of the Business Combination;

  •
  the future financial performance of the post-combination company following the Business Combination;

  •
  changes in the market for Verra Mobility products and services;

  •
  expansion plans and opportunities; and

  •
  other statements preceded by, followed by or that include the words "may," "can," "should," "will," "estimate," "plan," "project," "forecast," "intend," "expect," "anticipate," "believe," "seek," "target" or similar expressions.

        These forward-looking statements are based on information available as of the date of this proxy statement and our management's current expectations and those of the management of Verra Mobility, forecasts and assumptions, and involve a number of judgments, risks and uncertainties. Accordingly, forward-looking statements should not be relied upon as representing our views as of any subsequent date. We do not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

        You should not place undue reliance on these forward-looking statements in deciding how your vote should be cast or in voting your shares on the proposals set forth in this proxy statement. As a result of a number of known and unknown risks and uncertainties, our actual results or performance, as well as that of Verra Mobility and the post-combination company, may be materially different from those expressed or implied by these forward-looking statements. Some factors that could cause actual results to differ include:

  •
  the occurrence of any event, change or other circumstances that could delay the Business Combination or give rise to the termination of the Merger Agreement;

  •
  the outcome of any legal proceedings that may be instituted against Verra Mobility or the Company following announcement of the proposed Business Combination and transactions contemplated thereby;

  •
  the inability to complete the transactions contemplated by the proposed Business Combination due to the failure to obtain approval of the stockholders of the Company, or other conditions to closing in the Merger Agreement;

  •
  the inability to obtain or maintain the listing of the post-combination company's Class A Stock on Nasdaq following the Business Combination;

  •
  the risk that the proposed Business Combination disrupts current plans and operations as a result of the announcement and consummation of the transactions described herein;

  •
  the ability to recognize the anticipated benefits of the Business Combination, which may be affected by, among other things, competition, the ability to integrate the Verra Mobility and the Company businesses, and the ability of the combined business to grow and manage growth profitably;

  •
  costs related to the Business Combination;

  •
  changes in applicable laws or regulations;

  •
  the inability to launch new Verra Mobility products or services or to profitably expand into new markets;

  •
  the possibility that Verra Mobility or the Company may be adversely affected by other economic, business, and/or competitive factors; and

  •
  other risks and uncertainties indicated in this proxy statement, including those set forth under the section entitled "Risk Factors."

RISK FACTORS

        You should carefully review and consider the following risk factors and the other information contained in this proxy statement, including the financial statements and notes to the financial statements included herein, in evaluating the Business Combination and the proposals to be voted on at the Special Meeting. The following risk factors apply to the business and operations of Verra Mobility and its consolidated subsidiaries and will also apply to the business and operations of the post-combination company following the completion of the Business Combination. The occurrence of one or more of the events or circumstances described in these risk factors, alone or in combination with other events or circumstances, may adversely affect the ability to complete or realize the anticipated benefits of the Business Combination, and may have a material adverse effect on the business, cash flows, financial condition and results of operations of the post-combination company. You should carefully consider the following risk factors in addition to the other information included in this proxy statement, including matters addressed in the section entitled "Cautionary Note Regarding Forward-Looking Statements." We or Verra Mobility may face additional risks and uncertainties that are not presently known to us or Verra Mobility, or that we or Verra Mobility currently deems immaterial, which may also impair our or Verra Mobility's business or financial condition. The following discussion should be read in conjunction with the financial statements and notes to the financial statements included herein.

Risks Related to Verra Mobility's Business

Verra Mobility's failure to properly perform under its contracts or otherwise satisfy its customers could have a material adverse effect.

        Verra Mobility's business model depends in large part on Verra Mobility's ability to retain existing work and attract new work from existing customers. If a customer is not satisfied with the quality of Verra Mobility's solutions or the work performed by Verra Mobility or one of its subcontractors, Verra Mobility may incur additional costs to address the problem and the profitability of that contract may be impaired. Failure to properly transition new customers to Verra Mobility's systems or existing customers to different systems of Verra Mobility, properly budget transition costs or accurately estimate contract costs could also result in delays and general customer dissatisfaction. Other than Verra Mobility's agreements with customers in the RAC industry, many of Verra Mobility's contracts may be terminated by the customer upon specified advance notice if they are not happy with Verra Mobility's performance. Moreover, any customer dissatisfaction with Verra Mobility's products, services or solutions or the timeliness or quality of Verra Mobility's work, for whatever reason, could harm Verra Mobility's reputation and hinder Verra Mobility's ability to win new work from other prospective customers. Any failure to properly perform under Verra Mobility's contracts or meet its customers' expectations could have a material adverse effect on Verra Mobility's business, financial condition and results of operations.

Verra Mobility's revenue concentration from customers in the RAC industry could have a material adverse effect.

        Verra Mobility's business is dependent on certain key customers, including those in the RAC industry. In 2017, a substantial amount of Verra Mobility's revenues were generated from RAC customers such as The Hertz Corporation, Avis Budget Group and Enterprise Holdings, Inc. The RAC industry has seen fluctuations in results from time to time, particularly as a result of periods of reduced business and leisure travel in the airline industry. The health of the RAC industry is impacted by a variety of factors, including seasonality, increases in energy prices, general international, national and local economic conditions and cycles, as well as other factors affecting travel levels, such as military conflicts, terrorist incidents, natural disasters and epidemic diseases. Further, although Verra Mobility has long-term agreements with many of its RAC customers, most provide the customer with a termination right in certain situations, including an uncured material breach of the agreement by Verra

Mobility. Any decrease in revenues from customers in the RAC industry, whether as a result of factors impacting the RAC industry as a whole, or a loss of or reduced business from one or more of Verra Mobility's RAC customers, could have a material adverse effect on Verra Mobility's business, financial condition and results of operations.

Any decreases in the prevalence of automated and other similar methods of photo enforcement or the use of tolling could have a material adverse effect.

        Verra Mobility's Government Solutions business is the market leading provider of automated safety solutions to municipalities, school districts and other governmental authorities and generates revenues through automated photo enforcement of red light, school bus, speed limit, and bus lane laws. In 2017, revenues from this segment represented approximately 61% of Verra Mobility's revenues. Therefore, Verra Mobility is dependent on either (i) federal or state governments passing enabling legislation authorizing the use of automated photo enforcement or, (ii) in those states with home rule authority under the state constitution, states, municipalities or other local authorities not otherwise passing legislation that materially restricts the use of automated photo enforcement. In those states that do have enabling legislation, if that legislation is not renewed or is otherwise repealed, use of automated enforcement technology can be suspended until new legislation is passed, as was recently the case in the state of New York where the school zone speed photo enforcement enabling legislation was not renewed. Ballot initiatives, referendums, opinions of attorneys general, and legal challenges can also be used to restrict the use of automated enforcement or to impose additional licensing requirements on its use. For example, the Attorneys General in the states of Arizona, Tennessee and Virginia have issued opinions that had the effect of limiting the use of these enforcement technologies or impacting the manner in which photo enforcement programs operate. Usage may also be affected if there is an unfavorable shift in political support for or public sentiment towards automated enforcement, or as a result of one or more scandals related to its use. Similarly, Verra Mobility's Commercial Services business may be materially impacted if there is an unfavorable shift in political support for or public sentiment towards tolling or its use is materially restricted or limited, including through the imposition of limits on the fees RAC companies can charge their customers for tolling services. Any material restriction or limitation on the use of automated enforcement or material reduction in its use in the markets Verra Mobility serves, or any similar changes with respect to tolling, could have a material adverse effect on Verra Mobility's business, financial condition and results of operations.

Verra Mobility's government contracts are subject to unique risks and uncertainties, including termination rights, audits and investigations, any of which could have a material adverse effect.

        Government entities typically finance projects through appropriated funds. While these projects are often planned and executed as multi-year projects, government entities usually reserve the right to change the scope of or terminate these projects for lack of approved funding and/or at their convenience. Changes in government or political developments, including budget deficits, shortfalls or uncertainties, government spending reductions or other debt or funding constraints could result in Verra Mobility's government contracts being reduced in price or scope or terminated altogether, as well as limit Verra Mobility's ability to win new government work in the future. Moreover, if a government customer does not follow the requisite procurement or ordinance specific administrative procedures, the contract may be voidable regardless of whether Verra Mobility bears any responsibility for the error. Verra Mobility's government contracts often include other one-sided, customer-friendly provisions, including broad indemnification provisions and uncapped exposure or liquidated damages for certain liabilities.

        In addition, government contracts are generally subject to audits and investigations by government agencies. If the government discovers improper or illegal activities or contractual non-compliance, including improper billing, Verra Mobility may be subject to various civil and criminal penalties and administrative sanctions, which may include termination of contracts, forfeiture of profits, suspension of payments, the imposition of fines, penalties and sanctions, and suspensions or debarment from doing business with the government in the future. If penalties or other restrictions of these nature are imposed in one jurisdiction, it could also implicate similar provisions of contracts with other government customers. Further, the negative publicity related to these penalties, sanctions or findings in government audits or investigations could harm Verra Mobility's reputation and hinder its ability to compete for new contracts with government customers and in the private sector. Any of the foregoing or any other reduction in revenue from government customers could have a material adverse effect on Verra Mobility's business, financial condition and results of operations.

Verra Mobility's dependence on continued interest in outsourcing could have a material adverse effect.

        Verra Mobility's business and growth depend in large part on continued demand for outsourced business process services. Outsourcing means that an entity contracts with a third party, such as Verra Mobility, to provide business process services rather than performing the services in-house. There can be no assurance that this interest will continue, as Verra Mobility's customers may elect to develop their own solutions and/or perform the services themselves. Additionally, there can be no assurance that Verra Mobility's cross-selling efforts with existing customers or with the customers of a business it acquires such as HTA and EPC will lead to additional revenues. A significant change in the demand for outsourcing or an inability to cross-sell to existing customers or the customers of any business Verra Mobility acquires could have a material adverse effect on Verra Mobility's business, financial condition and results of operations.

Verra Mobility faces intense competition and any failure to compete could have a material adverse effect.

        The markets for Verra Mobility's solutions are increasingly competitive, rapidly evolving and fragmented, and are subject to changing technology and shifting customer needs. Although Verra Mobility believes that its solutions are unique, a number of vendors develop and market products and services that compete to varying extents with Verra Mobility's offerings, and Verra Mobility expects this competition to continue to intensify, particularly in the Government Solutions business. In addition, industry consolidation could further increase competition, and competitors may also establish relationships or form alliances. Currently Verra Mobility competes with a number of other companies, ranging from small, regional or specialized firms to large, diversified companies. The rapid rate of technological change in Verra Mobility's industry could increase the chances it will face competition from new products or services designed by companies not currently competing with Verra Mobility. Moreover, Verra Mobility faces competition from Verra Mobility's own customers as they may choose to invest in developing their own internal solutions.

        Competition in Verra Mobility's markets is primarily based on:

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  the quality, reliability and efficacy of the solution;

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  customer awareness of offerings;

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  pricing;

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  functionality and features, including ease of use and broad application;

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  customer experience;

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  breadth and depth of products and services offered;

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  reputation and track record;

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  technical expertise; and

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  security.

        Some of Verra Mobility's existing competitors and potential new competitors have longer operating histories, greater name recognition, more established customer bases and significantly greater financial, technical, research and development, marketing and other resources than it does. As a result, Verra Mobility's competitors may be able to respond more quickly and effectively than Verra Mobility can to new or changing opportunities, technologies, standards or customer requirements. Verra Mobility could lose customers if Verra Mobility's competitors introduce new competitive solutions and technologies, and/or add new features. In some cases, Verra Mobility's competitors may be better positioned to initiate or withstand substantial price competition and Verra Mobility may have to reduce its pricing to retain existing business or obtain new business. If Verra Mobility is not able to maintain favorable pricing for its solutions, its profit margin and profitability could suffer. In addition, if a prospective customer is currently using a competing solution, the customer may be unwilling to switch to Verra Mobility's without access to setup support services or other incentives. Certain existing and new competitors may be better positioned to acquire competitive solutions, effectively negotiate third-party licenses and other strategic relationships, and take advantage of acquisition or other similar expansion opportunities. Any failure to achieve Verra Mobility's target pricing levels, maintain existing customer relationships and/or generate additional customer wins and otherwise successfully compete would have a material adverse effect on Verra Mobility's business, financial condition and results of operations.

Any failure to keep up with technological developments and changing customer preferences could have a material adverse effect.

        Verra Mobility operates in dynamic industries that are characterized by rapid technological change, frequent product and service innovation and evolving industry standards and Verra Mobility may be required to implement new technologies or adapt to existing but different technologies from those currently used. Verra Mobility's future success will depend on its ability to adapt and innovate to keep up with technological developments and changes in third-party technologies, including those of Verra Mobility's customers and tolling and issuing authorities, to the extent Verra Mobility's integrations are interdependent. As a result, Verra Mobility needs to invest significant resources in research and development, often before knowing whether these investments will eventually be successful. The success of enhancements and new features for existing solutions and of new solutions depends on several factors, including adequate testing, timely completion, appropriate introduction and market acceptance. Further, Verra Mobility may be required to make changes due to an inability to secure necessary intellectual property protections or licenses. Verra Mobility's inability to anticipate or timely and successfully develop or acquire new products and services or enhance Verra Mobility's existing products and services to keep pace with technological changes and meet evolving customer requirements could decrease demand for Verra Mobility's solutions and otherwise have a material adverse effect on Verra Mobility's business, financial condition and results of operations.

Verra Mobility's new products and services and changes to existing products and services may not succeed.

        Verra Mobility's ability to retain, increase, and engage its customer base and to increase its revenue depends, in large part, on its ability to continue to evolve existing solutions and to create successful new solutions. Verra Mobility may introduce significant changes to its existing solutions or acquire or introduce new and unproven products and services, including using technologies or entering markets or industries in which it has little or no experience. For example, in the third quarter of 2018, Verra Mobility expects to roll out Peasy, its new consumer tolling mobile phone and web application targeting consumers, a market segment that Verra Mobility has not previously targeted directly. Verra Mobility has some indirect exposure to the consumer segment through its business with the RAC industry, but in those instances Verra Mobility's customer controls the pricing, marketing, consumer disclosures and other aspects of the consumer relationship, and how the RAC customers perform these functions may impact how consumers view Verra Mobility and their willingness to try its solutions. The failure of any new or enhanced Verra Mobility solution to achieve customer adoption or of Verra

Mobility to otherwise successfully monetize its development efforts could have a material adverse effect on Verra Mobility's business, financial condition and results of operations.

Verra Mobility's reliance on third-party providers could have a material adverse effect.

        Verra Mobility relies heavily on third-party providers, including subcontractors, manufacturers, software vendors, software application developers, and utility and network providers, meeting their obligations to Verra Mobility in a timely and high-quality manner. For example, Verra Mobility relies on third parties such as the National Law Enforcement Telecommunications System ("NLETS"), Polk, DMVDesk, CVR and Dealertrack to provide a direct connection to state departments of motor vehicles and other governmental agencies with which it does not have direct relationships for the driver and other information it uses in its business, and its ability to offer its solutions would be materially affected if this access was unavailable or materially restricted, or if the price Verra Mobility pays increased significantly. Verra Mobility's Government Solutions business also relies on a number of third-party manufacturers, including camera manufacturers and ALPR providers, and outsources some engineering, construction, maintenance, printing and mailing, call center, image review and violations processing work. Further, if one or more tolling authorities stops providing transponders and/or Verra Mobility is unable to obtain transponders through other sources, Verra Mobility's Commercial Services business would be affected. Verra Mobility also outsources a meaningful percentage of its software development work. Some of Verra Mobility's agreements with these third parties include termination rights, allowing the third party to terminate the arrangement in certain circumstances. For example, the agreements with Verra Mobility's third party payment processors give them the right to terminate the relationship if Verra Mobility fails to keep credit card chargeback and retrieval rates below certain thresholds. If any of Verra Mobility's third-party providers are unable or unwilling to meet their obligations to Verra Mobility, fail to satisfy Verra Mobility's expectations or those of its customers, including those imposed through flow-down provisions in prime contracts, or if they terminate or refuse to renew their relationships with Verra Mobility on substantially similar terms, Verra Mobility may be unable to find adequate replacements within a reasonable time frame, on favorable commercial terms or at all, and Verra Mobility's business, financial condition and results of operations could be materially and adversely affected.

        While Verra Mobility performs some due diligence on these third parties and takes measures to ensure that they comply with applicable laws and regulations, Verra Mobility does not have an extensive screening or review process and cannot guarantee its third party providers will comply with applicable law or the terms of their agreements and in the case of Government Solutions segment, the terms of the prime contract with the government entity. Misconduct or performance deficiencies by any of Verra Mobility's third-party providers may be perceived as misconduct or poor performance by Verra Mobility, cause Verra Mobility to fall short on its contractual obligations to its customers or harm Verra Mobility's reputation, any of which would have a material adverse effect on Verra Mobility's business, financial condition and results of operations.

A failure in or breach of Verra Mobility's networks or systems, including as a result of cyber-attacks, could have a material adverse effect.

        Verra Mobility acts as a trusted business partner in both front office and back office platforms, interacting with its customers and other third parties. Verra Mobility's customers include large, multinational corporations and government agencies who depend upon its operational efficiency, non-interruption of service, and accuracy and security of information. Verra Mobility receives, processes, transmits and stores substantial volumes of information relating to identifiable individuals, both in its role as a service provider and as an employer, and receives, processes and implements financial transactions, and disburses funds, on behalf of both commercial and government customers, which requires Verra Mobility to receive debit and credit card information. Verra Mobility also uses third-party providers such as subcontractors, software vendors, utility providers and network providers, upon whom Verra Mobility relies to offer its products, services and solutions. As a result of these and other aspects of Verra Mobility's business, the integrity, security and accuracy of Verra Mobility's systems and information technology and that of the third parties with which Verra Mobility interacts, including its customers and other government agencies with which it works, are extremely important.

        Verra Mobility's cybersecurity and processing systems, as well as those of the third parties with which Verra Mobility interacts, may be damaged, disrupted or otherwise breached for a number of reasons, including power outages, computer and telecommunication failures, computer viruses, malware or other destructive software, internal design, manual or usage errors, cyber-attacks, terrorism, workplace violence or wrongdoing, catastrophic events, natural disasters and severe weather conditions. Verra Mobility's visibility and role as a payment processor may also put it at a greater risk of being targeted by hackers. In the normal course of Verra Mobility's business, Verra Mobility has been the target of malicious cyber-attack attempts.

        In addition, numerous and evolving cybersecurity threats, including advanced and persistent cyber-attacks, phishing and social engineering schemes could compromise the confidentiality, availability and integrity of data in Verra Mobility's systems as well as those of the third parties with which it interacts. The security measures and procedures Verra Mobility and the third parties with which it interacts have in place to protect sensitive consumer data and other information may not be successful or sufficient to counter all data breaches, cyber-attacks, or system failures. Moreover, employee error or malfeasance, faulty password management or other irregularities may result in a defeat of security measures or a system breach. Although Verra Mobility devotes significant resources to its cybersecurity programs and has implemented security measures to protect its systems and data, and to prevent, detect and respond to data security incidents, in each case that Verra Mobility believes are reasonable and appropriate, there can be no assurance that these efforts, as well as those of the third parties with which Verra Mobility interacts, will prevent these or other threats.

        Because the techniques used to obtain unauthorized access, or to disable or degrade systems change frequently, have become increasingly more complex and sophisticated, and may be difficult to detect for periods of time, Verra Mobility and the third parties with which it interacts may not anticipate these acts or respond adequately or timely. As these threats continue to evolve and increase, Verra Mobility may be required to devote significant additional resources in order to modify and enhance Verra Mobility's security controls and to identify and remediate any security vulnerabilities or diligencing those of third parties.

        If Verra Mobility is sued in connection with any data security breach or system failure, Verra Mobility could be involved in protracted litigation. In addition, a breach could lead to unfavorable publicity and significant damage to Verra Mobility's brand, the loss of existing and potential customers, allegations by customers that it has not performed or breached its contractual obligations, or decreased use and acceptance of its solutions. A breach or failure may also subject Verra Mobility to additional regulations or governmental or regulatory scrutiny, which could result in significant compliance costs, fines or enforcement actions, or potential restrictions imposed by regulators on Verra Mobility's ability to operate its business. A security breach would also likely require Verra Mobility to devote significant management and other resources to address the problems created by the security breach.

Verra Mobility faces risks related to its reliance on communications networks and information systems and any interruption could have a material adverse effect.

        Verra Mobility relies heavily on the satisfactory performance and availability of its information technology infrastructure and systems, including its websites and network infrastructure, to conduct its business. Verra Mobility relies on third-party communications service and system providers to provide technology services and link Verra Mobility's systems with its customers' networks and systems, including a reliable network backbone with the necessary speed, data capacity and security. Verra Mobility also relies on third-party vendors, including data center, bandwidth, and telecommunications equipment providers. A failure or interruption that results in the unavailability of any of Verra Mobility's information systems or a major disruption of communications between a system and the customer(s) it serves could disrupt the effective operation of Verra Mobility's solutions and otherwise adversely impact Verra Mobility's ability to manage its business effectively. Verra Mobility may experience system and service interruptions or disruptions for a variety of reasons, including as the result of network failures, power outages, cyber-attacks, employee errors, software errors, an unusually high volume of transactions, or localized conditions such as fire, explosions or power outages or broader geographic events such as earthquakes, storms, floods, epidemics, strikes, acts of war, civil unrest or terrorist acts. Verra Mobility has taken steps to mitigate its exposure to certain service disruptions by investing in redundant or blended circuits, although there is no assurance that the redundant or blended circuits would not also suffer disruption. Because Verra Mobility is dependent in part on independent third parties for the implementation and maintenance of certain aspects of Verra Mobility's systems and because some of the causes of system interruptions may be outside of Verra Mobility's control, Verra Mobility may not be able to remedy such interruptions in a timely manner, or at all. Any interruption or delay in or cessation of these services and systems could significantly disrupt operations, impact customers, damage Verra Mobility's reputation, result in litigation, decrease the overall use and acceptance of Verra Mobility's solutions, result in lost data and be costly, time consuming and difficult to remedy, any of which could have a material adverse effect on Verra Mobility's business, financial condition and results of operations.

Verra Mobility's inability to successfully implement its acquisition strategy could have a material adverse effect.

        Verra Mobility has grown in large part as a result of its recent acquisitions, including the acquisitions of HTA and EPC, and Verra Mobility anticipates continuing to grow in this manner. Although Verra Mobility expects to regularly consider additional strategic transactions in the future, there can be no assurances that suitable opportunities will be identified or, if Verra Mobility does identify prospects, that any transaction can be consummated on acceptable terms. Antitrust or other competition laws may also limit Verra Mobility's ability to acquire or work collaboratively with certain businesses or to fully realize the benefits of a prospective acquisition. Furthermore, a significant change in Verra Mobility's business or the economy, an unexpected decrease in its cash flows or any restrictions imposed by its indebtedness may limit Verra Mobility's ability to obtain the necessary capital or otherwise impede its ability to complete a transaction. Regularly considering strategic transactions can also divert management's attention and lead to significant due diligence and other expenses regardless of whether Verra Mobility pursues or consummates any transaction. Failure to identify suitable transaction partners and to consummate transactions on acceptable terms, as well as the commitment of time and resources in connection with such transactions, could have a material adverse effect on Verra Mobility's business, financial condition and results of operations.

Any failure to realize the anticipated benefits of an acquisition could have a material adverse effect.

        Verra Mobility pursues an acquisition with the expectation that the transaction will result in various benefits, including growth opportunities and synergies from increased efficiencies. However, even if Verra Mobility is able to successfully integrate an acquired business, it may not realize some or all of the anticipated benefits within the anticipated timeframes or at all. Furthermore, Verra Mobility may experience increased competition that limits its ability to expand its business, it may not be able to capitalize on expected business opportunities, and general industry and business conditions may deteriorate. If any of these or other factors limit Verra Mobility's ability to achieve the anticipated benefits of a transaction, Verra Mobility's business, financial condition and results of operations could be materially and adversely affected.

Unanticipated expenses and liabilities related to acquisitions could have a material adverse effect.

        Acquisitions expose Verra Mobility to significant risks and costs, and business and operational overlaps may lead to hidden costs. These costs can include unforeseen pre-acquisition liabilities or the impairment of customer relationships or certain acquired assets such as goodwill. Verra Mobility may also incur costs and inefficiencies to the extent an acquisition expands the industries, markets or geographies in which Verra Mobility operates due to its limited exposure to and experience in a given industry, market or region. Significant acquisitions may also require that Verra Mobility incur additional debt to finance the transaction, which could limit Verra Mobility's flexibility in using its cash flow from operations for other purposes. Acquisitions often involve post-transaction disputes with the counterparty regarding a number of matters, including disagreements over the amount of a purchase price or other working capital adjustment or disputes regarding whether certain liabilities are covered by the indemnification provisions of the transaction agreement. Verra Mobility may also underestimate the level of certain costs or the exposure it may face as a result of acquired liabilities. These and other unexpected transaction-related costs and liabilities could have a material adverse effect on Verra Mobility's business, financial condition and results of operations.

Any inability to successfully integrate Verra Mobility's recent or future acquisitions could have a material adverse effect.

        Verra Mobility recently acquired HTA and EPC. The integration of acquired businesses requires significant time and also exposes Verra Mobility to significant risks and additional costs. Integrating these and other acquisitions may strain Verra Mobility's resources. Further, Verra Mobility may have difficulty integrating the operations, systems, controls, procedures or products of acquired businesses and may not be able to do so in a timely, efficient and cost-effective manner. These difficulties could include:

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  combining management teams, strategies and philosophies;

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  merging or linking different accounting and financial reporting systems and systems of internal controls;

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  assimilating personnel, human resources and other administrative departments and potentially contrasting corporate cultures;

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  merging computer, technology and other information networks and systems;

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  disrupting Verra Mobility's relationship with or losing key customers, suppliers or personnel; and

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  interference with, or loss of momentum in, Verra Mobility's ongoing business or that of the acquired company.

Verra Mobility has not fully integrated HTA or EPC and may encounter one or more of the issues discussed above, or others of which it is not yet aware. In particular, Verra Mobility has not yet integrated the accounting and financial reporting systems of these businesses and is currently evaluating whether and to what extent Verra Mobility will do so in the future. Verra Mobility has also determined not to integrate HTA onto the legacy information technology systems of Verra Mobility, which could lead to separate risks and inefficiencies. Any of these acquisition or other integration-related issues could cause significant disruption to Verra Mobility's business, divert the attention of management and lead to substantial additional costs and delays. Verra Mobility's inability to successfully integrate acquired companies could have a material adverse effect on its business, financial condition and results of operations.

Failure to successfully implement Verra Mobility's brand transformation initiatives or fully realize the anticipated benefits from the transformation could have a material adverse effect.

        Verra Mobility is in the process of implementing a strategic transformation of its historic ATS and HTA brands to and under the Verra Mobility name. Any rebranding effort requires time and expense, is subject to many factors and assumptions beyond Verra Mobility's control and may impact future results. For example, Verra Mobility may lose customers if they do not respond favorably to the new brand or fail to recognize the new brand as a continuation of Verra Mobility's prior ATS business and/or the acquired HTA business. Verra Mobility cannot provide assurances that it will successfully implement or execute, or fully realize the anticipated positive impact of, this transformation initiative and strategy, on budget and in the expected timeframes, or at all. In addition, there can be no assurance that Verra Mobility's efforts, if properly executed, will result in the desired outcome of improved financial performance. Any unforeseen costs, lack of success or loss of current or potential new customers related to the rebranding could have a material adverse effect on Verra Mobility's business, financial condition and results of operations.

Verra Mobility's inability to recover capital and other investments in connection with its contracts could have a material adverse effect.

        Verra Mobility sometimes makes significant capital and other investments to attract and retain certain contracts, such as the cost of purchasing information technology equipment, constructing and installing photo enforcement systems and developing and implementing software and labor resources. The net book value of certain assets recorded, including a portion of Verra Mobility's intangible assets, could be impaired in the event of the early termination of some or all of a contract or a reduction in volumes and services under the contract for any number of reasons, including the failure or deterioration of the customer's business, a customer's exercise of contract termination or program cancellation rights or a change in law or interpretation thereof that suspends or terminates photo enforcement activities. Any failure to recover Verra Mobility's investments underlying customer agreements could have a material adverse effect on its business, financial condition and results of operations.

Verra Mobility regularly pursues contracts and contract renewals, particularly in its Government Solutions segment, that require competitive bidding, which can involve substantial costs and could have a material adverse effect.

        Many of the government contracts and renewals for which Verra Mobility bids, particularly those for certain larger government customers, are extremely complex and require the investment of significant resources in order to prepare accurate bids and proposals. Further, a significant percentage of new customer growth opportunities in Verra Mobility's Government Solutions business are only accessible through competitive bidding. Competitive bidding imposes substantial costs and presents a number of risks, including significant time and effort and the commitment of resources, regardless of whether the job is ultimately won. Verra Mobility may also be unable to meet the requirements of a request for proposal ("RFP"), or would have to incur substantial costs to be able to do so. These and other unanticipated costs related to the competitive bidding process, and any failure to win renewals or new customer accounts through the competitive bidding process, could have a material adverse effect on Verra Mobility's business, financial condition and results of operations.

Verra Mobility is subject to laws of the United States and foreign jurisdictions relating to privacy, data retention and individually identifiable information, and failure to comply with these laws, whether or not inadvertent, and changes to these laws, could have a material adverse effect.

        Verra Mobility receives, processes, transmits and stores information relating to identifiable individuals, both in Verra Mobility's role as a service provider and as an employer, as well as other sensitive data such as photographs taken and video recorded as part of its Government Solutions programs. As a result, Verra Mobility is subject to a variety of laws and regulations regarding privacy and data retention, including regulation by various government agencies, such as the U.S. Federal Trade Commission (the "FTC"), and various state, local and foreign agencies. Verra Mobility's data handling also is subject to contractual obligations and industry standards. In the United States, various laws and regulations apply to the collection, processing, disclosure, and security of certain types of data, including the use of contact information and other data for marketing, advertising and other communications with individuals and businesses. Additionally, the FTC and many state attorneys general are interpreting federal and state consumer protection laws as imposing standards for the online collection, use, dissemination and security of data. A number of foreign countries and governmental bodies, including the European Union (the "E.U."), have laws and regulations dealing with the handling and processing of personal information obtained from their residents, which in certain cases are more restrictive than those in the United States. All of these laws often include obligations on companies to notify individuals of security breaches involving particular personal information, which could result from breaches experienced by the company or its third-party service providers.

        These and other laws, regulations and standards relating to privacy are evolving, can be subject to significant change and may result in ever-increasing regulatory and public scrutiny and escalating levels of enforcement and sanctions. The laws and regulations may also be subject to new or different interpretations. For example, in May 2018, the E.U. General Data Protection Regulation ("GDPR"), replaced prior E.U. regulations, effectively extending the scope of E.U. data protection law to all non-E.U. companies processing data of E.U. residents when certain conditions are satisfied. GDPR contains numerous, more stringent requirements and changes from prior E.U. law, including more robust obligations on data processors, greater rights for data subjects, and heavier documentation requirements for data protection compliance programs. GDPR also provides for increased fines of up to the greater of €20 million or up to 4% of the annual global revenue of the noncompliant company. Further, certain of Verra Mobility's customers have indicated they may implement GDPR compliant-protocols globally, and could require Verra Mobility to conform all aspects of its business to these more stringent regulations, regardless of whether all of Verra Mobility's operations are actually subject to GDPR.

        The costs of compliance with these privacy-related laws, regulations and standards may limit the use or adoption of Verra Mobility's solutions, reduce overall demand for Verra Mobility's solutions or slow the pace at which Verra Mobility generates revenues. Moreover, if Verra Mobility's policies, procedures, or measures relating to these issues fail to comply with the applicable laws, regulations, or industry standards, Verra Mobility may be subject to governmental enforcement actions, litigation, regulatory investigations, fines, penalties and negative publicity, and Verra Mobility's application providers, customers and partners may lose trust in or stop doing business with Verra Mobility entirely. Any of the foregoing could have a material adverse effect on Verra Mobility's business, financial condition and results of operations.

Verra Mobility is subject to domestic and foreign laws relating to processing certain financial transactions, including debit or credit card transactions, and failure to comply with those laws, whether or not inadvertent could have a material adverse effect.

        Verra Mobility processes, supports and executes financial transactions as part of its business and also disburses funds on behalf of certain of its customers. This activity includes receiving debit and credit card information, processing payments for and due to Verra Mobility's customers and disbursing funds on payment or debit cards to payees of Verra Mobility's customers. As a result, Verra Mobility may be subject to numerous United States federal and state and foreign jurisdiction laws and regulations, including the Electronic Fund Transfer Act, the Currency and Foreign Transactions

Reporting Act of 1970 (commonly known as the Bank Secrecy Act) and the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (the "Patriot Act"). Verra Mobility has implemented policies and procedures to preserve and protect credit card and other payment data against loss, corruption, misappropriation caused by systems failures, unauthorized access or misuse. Notwithstanding these policies, Verra Mobility could be subject to liability claims by individuals and customers whose data resides in Verra Mobility's databases for the misuse of that information. If Verra Mobility fails to meet appropriate compliance levels, this could negatively impact Verra Mobility's ability to utilize credit cards as a method of payment, and/or collect and store credit card information, which could disrupt Verra Mobility's business. Failure to comply with these laws may subject Verra Mobility to, among other things, additional costs or changes to its business practices, liability for monetary damages, fines and/or criminal prosecution, unfavorable publicity, restrictions on its ability to process and support financial transactions and allegations by customers that Verra Mobility has not performed its contractual obligations, any of which could have a material adverse effect on Verra Mobility's business, financial condition and results of operations.

Failure to comply with anticorruption and anti-money laundering laws, including the U.S. Foreign Corrupt Practices Act and similar laws associated with Verra Mobility's activities outside of the United States, could have a material and adverse effect.

        Verra Mobility's international operations, including those acquired through the EPC acquisition, subject Verra Mobility to anticorruption and other similar laws and regulations of multiple jurisdictions, as well as U.S. laws governing international operations, which are often evolving, including the Foreign Corrupt Practices Act (the "FCPA"), the U.S. domestic bribery statute contained in 18 U.S.C. § 201, the U.S. Travel Act, the Patriot Act, and comparable foreign anti-bribery and anti-money laundering laws and regulations, including the United Kingdom Bribery Act of 2010. Verra Mobility's domestic activities, particularly those related to its Government Solutions business, are also subject to a number of federal, state and local laws and regulations regarding similar matters. These laws and regulations prohibit companies and their employees and third-party intermediaries from authorizing, offering or providing, directly or indirectly, improper payments or other benefits to government officials, political parties and private-sector recipients for the purpose of obtaining or retaining business, directing business to any person or securing any advantage. Verra Mobility uses various third parties to conduct its business, both domestically and abroad, and Verra Mobility can be held liable for the corrupt or other illegal activities of its employees, representatives, contractors or subcontractors, partners, and agents, those of the third parties with which it does business or those of any business Verra Mobility acquires, even if Verra Mobility does not explicitly authorize such activities or they occurred prior to its acquisition of the relevant business. Safeguards Verra Mobility implements to discourage these practices may prove to be ineffective and any internal investigations may not uncover any such practices that may exist. Violations of the FCPA and other similar laws by Verra Mobility or any of these third parties can result in severe criminal or civil sanctions, or other liabilities or proceedings against Verra Mobility, including class action lawsuits, whistleblower complaints, enforcement actions by the SEC, Department of Justice, and U.S. state and local and foreign regulators, adverse media coverage and suspension or debarment from government contracts, any of which could have a material and adverse effect on Verra Mobility's business, financial condition and results of operations.

Risks related to laws and regulations and any changes in those laws could have a material adverse effect.

        Verra Mobility is subject to multiple, and sometimes conflicting, laws and regulations in the countries, states and localities in which Verra Mobility operates. In addition to the laws and regulations discussed elsewhere in these risk factors regarding data privacy, foreign operations and other matters, Verra Mobility is subject to laws regarding transportation safety, consumer protection, procurement, anti-kickback, labor and employment matters, competition and antitrust, intellectual property, environmental matters, and other trade-related laws and regulations. Certain of Verra Mobility's operations are also subject to oversight by the U.S. Department of Transportation (the "USDOT"), the Federal Communications Commission ("FCC"), the U.S. Consumer Product Safety Commission (the "USCPSC"), and the Environmental Protection Agency (the "EPA"), as well as comparable state and local agencies, including departments of transportation, departments of motor vehicles, professional licensing authorities and offices of inspector general. Following the acquisition of EPC, Verra Mobility is now subject to laws, regulations and administrative practices addressing many of these and other matters in Europe. Verra Mobility's Government Solutions segment is also subject to laws related to the use of automated traffic enforcement, the capture, access and retention of data and matters related to government contracting.

        Recent years have seen a substantial increase in the number of new laws and regulations and the rate of change and enforcement of many of these types of laws and regulations. Verra Mobility cannot predict the nature, scope or impact of future laws, regulatory requirements or similar standards may have on its business, whether implemented through changes to existing laws or the way they are administered or interpreted, or through entirely new regulations. Future laws, regulations, and standards or any changed interpretation or administration of existing laws or regulations could limit the use or adoption of one or more of Verra Mobility's solutions or require Verra Mobility to incur additional cost or impact its ability to develop and market new solutions. However, Verra Mobility may not be able to respond in a reasonable or cost effective manner, or at all. To the extent Verra Mobility does make what Verra Mobility believes are appropriate changes, there is no certainty those actions will comply.

        Any alleged or actual violations of any law or regulation, change in law or regulation or changes in the interpretation of existing laws or regulations may subject Verra Mobility to government scrutiny, including government or regulatory investigations and enforcement actions and civil and criminal fines and penalties, and negative publicly, or otherwise have a material adverse effect on Verra Mobility's business, financial condition and results of operations.

Failure to acquire necessary intellectual property or adequately protect Verra Mobility's intellectual property could have a material adverse effect.

        Verra Mobility's success depends, in part, on Verra Mobility's ability to protect and defend Verra Mobility's intellectual property against infringement, misappropriation and dilution. To protect Verra Mobility's intellectual property rights, Verra Mobility relies on a combination of patent, trademark, copyright, trade secret and unfair competition laws of the United States and other countries, as well as contract provisions. Verra Mobility has registered certain patents and trademarks and has applications pending in the United States and foreign jurisdictions for some inventions and trademarks, including the trademark for the Verra Mobility name, for which Verra Mobility has applied, but not yet received. However, not all of the trademarks and inventions Verra Mobility currently uses have been registered in all of the countries in which Verra Mobility does business, and they may never be registered in all of those countries, and the applications Verra Mobility submits for these protections may not be approved. In addition, Verra Mobility makes efforts to acquire rights to intellectual property necessary for Verra Mobility's operations. There can be no assurance, however, that these measures will adequately protect Verra Mobility's rights in any given case, particularly in those countries where the laws do not protect proprietary rights as fully as in the U.S.

        If Verra Mobility fails to acquire necessary intellectual property rights or adequately protect or assert its intellectual property rights, competitors may manufacture and market similar products and services, or dilute Verra Mobility's brands, which could adversely affect Verra Mobility's market share. It may be possible for third parties to reverse engineer, otherwise obtain, copy, and use software or information that Verra Mobility regards as proprietary. In addition, Verra Mobility's competitors may avoid application of Verra Mobility's existing or future intellectual property rights. Further, patent rights, copyrights and contractual provisions may not prevent Verra Mobility's competitors from developing, using or selling products or services that are similar to or address the same market as Verra Mobility's products and services. In addition, some of Verra Mobility's trademarks and services are descriptive or include descriptive elements, which may make it difficult to enforce Verra Mobility's rights or prevent others from adopting and using similar marks. Competitive products and services could reduce the market value of Verra Mobility's brands and Verra Mobility's products and services, inhibit attracting new customers or maintaining existing customers, lower Verra Mobility's profits, and could have a material adverse effect on Verra Mobility's business, financial condition and results of operations.

        Although Verra Mobility has taken measures to monitor and protect Verra Mobility's intellectual property, Verra Mobility may not be able to maintain or enforce its patents, trademarks or other intellectual property rights. Unauthorized third parties may use Verra Mobility's trademarks and service marks, or marks that are similar thereto, to impinge on Verra Mobility's goodwill, cause consumer confusion or dilute Verra Mobility's rights in the marks. Verra Mobility is aware of products, software and marks similar to Verra Mobility's intellectual property being used by other persons. Although Verra Mobility believes such uses will not adversely affect Verra Mobility, further or currently unknown unauthorized uses or other infringement of Verra Mobility's trademarks or service marks could diminish the value of Verra Mobility's intellectual property and may adversely affect Verra Mobility's business. Even where Verra Mobility has effectively secured protection for Verra Mobility's intellectual property, Verra Mobility's competitors may challenge, infringe, misappropriate or dilute Verra Mobility's intellectual property and Verra Mobility's employees, consultants, contractors, customers and suppliers may breach their contractual obligations not to reveal Verra Mobility's confidential information, including trade secrets. Additionally, defending or enforcing Verra Mobility's intellectual property rights and agreements, and seeking an injunction and/or compensation for infringements or misappropriations, could result in expending significant resources and diverting management attention, which in turn may have a material adverse effect on Verra Mobility's business, financial condition and results of operations.

Verra Mobility has been and may become subject to third-party infringement claims or challenges to the validity of Verra Mobility's intellectual property that could have a material adverse effect.

        Verra Mobility has been and may, in the future, face claims for infringement, misappropriation or other violations of intellectual property rights from intellectual property owners in areas where Verra Mobility operates or intends to conduct operations, including in foreign jurisdictions. Such claims may or may not be unfounded. Regardless of whether such claims have merit, Verra Mobility's image, brands, competitive position and ability to expand its operations into other jurisdictions may be harmed and Verra Mobility may incur significant costs related to defense or settlement. If such claims were decided against Verra Mobility, or a third party indemnified by Verra Mobility pursuant to license terms, Verra Mobility could be required to pay damages, develop or adopt non-infringing products or services, or acquire a license to the intellectual property that is the subject of the asserted claim, which license may not be available on acceptable terms or at all. Defending or settling claims would require the expenditure of additional capital, and negative publicity could arise, even if the matter was ultimately decided in Verra Mobility's favor. Any of the foregoing could have a material adverse effect on Verra Mobility's business, financial condition and results of operations.

Growth into new territories and technologies may be hindered or blocked by pre-existing third-party rights.

        Verra Mobility acts to obtain and protect intellectual property rights to operate successfully in those territories where it operates and intends to expand. Certain intellectual property rights including rights in trademarks and patents are national in character, and are obtained on a country-by-country basis by the first person to obtain protection through use or registration in that country in connection with specified products and services. As Verra Mobility's business grows, it continuously evaluates the potential for expansion into new territories and new products and services. There is a risk with each expansion that growth will be limited or unavailable due to blocking pre-existing third-party intellectual property rights.

Verra Mobility depends on the services of key executives and any inability to attract and retain key management personnel could have a material adverse effect.

        Verra Mobility's future success depends upon the continued services of its executive officers, including its Chief Executive Officer and Chief Financial Officer, who have critical experience and relationships that Verra Mobility relies on to implement its business plan and growth strategy. Additionally, as Verra Mobility's business grows, Verra Mobility may need to attract and hire additional management personnel. Verra Mobility has employment agreements with some members of senior management; however, Verra Mobility cannot prevent its executives from terminating their employment and competing with Verra Mobility following any departure. Moreover, Verra Mobility does not carry "key-man" life insurance on the lives of its executive officers, employees or advisors. Verra Mobility's ability to retain its key management personnel or to identify and attract additional management personnel or suitable replacements should any members of the management team leave or be terminated is dependent on a number of factors, including the competitive nature of the employment market and Verra Mobility's industry. Any failure to retain key management personnel or to attract additional or suitable replacement personnel could cause uncertainty among investors, employees, customers and others concerning Verra Mobility's future direction and performance and could have a material adverse effect on Verra Mobility's business, financial condition and results of operations.

A failure to attract and retain necessary skilled personnel and qualified subcontractors could have a material adverse effect.

        Verra Mobility's business depends on highly skilled technical, managerial, engineering, sales, marketing and customer support personnel and qualified and competent subcontractors. Competition for this personnel is intense, especially during times of low unemployment or economic recovery or growth. Any failure to attract, hire, assimilate in a timely manner and retain and motivate key qualified personnel, particularly software development, product development, analytics and other technical personnel, or inability to contract with qualified, competent subcontractors, could impair Verra Mobility's success. Further, Verra Mobility's recent acquisition activity could increase the challenge of retaining its key employees and subcontractors and those of the acquired businesses. The loss of any key technical employee or the termination of a key subcontractor relationship, and any inability to identify suitable replacements or offer reasonable terms to these candidates could have a material and adverse effect on Verra Mobility's business, financial condition and results of operations.

Litigation and other disputes and regulatory investigations could have a material adverse effect.

        From time to time, Verra Mobility may be involved in litigation and other disputes or regulatory investigations that arise in and outside the ordinary course of business. Verra Mobility expects that the number, frequency and significance of these matters may increase as its business expands and it grows as a company. Disputes and litigation may relate to, among other things, intellectual property, commercial arrangements, negligence and fiduciary duty claims, vicarious liability based upon conduct of individuals or entities outside of Verra Mobility's control, including its third-party service providers, antitrust claims, deceptive trade practices, general fraud claims and employment law claims, including compliance with wage and hour regulations. Like other companies that handle sensitive personal and payment information, Verra Mobility also faces the possibility of allegations regarding employee fraud or misconduct. In addition to more general litigation, at times Verra Mobility is also a named party in claims made against its customers, including putative class actions challenging the legality and constitutionality of automated photo enforcement and other similar programs of Verra Mobility's

Government Solutions customers and consumer fraud claims brought against Verra Mobility's RAC customers alleging faulty disclosures regarding Verra Mobility's services. As a public company, in the future Verra Mobility may also be subject to securities class action and stockholder derivative lawsuits. From time to time, Verra Mobility may also be reviewed or investigated by U.S. federal state or local regulators or regulators in the foreign jurisdictions in which it operates regarding similar and other matters, including tax assessments. These investigations can be commenced at the initiative of the governmental authority or as a result of complaints by private citizens, regardless of whether the complaint has any merit. At times, Verra Mobility is also required to obtain proper licensing and permitting, including with respect to matters such as general contracting, performance of engineering services, performance of electrical work and performance of private investigative work. Although Verra Mobility carries general liability insurance coverage, Verra Mobility's insurance may not cover all potential claims to which Verra Mobility is exposed, whether as a result of a dispute, litigation or governmental investigation, and it may not adequately indemnify Verra Mobility for all liability that may be imposed.

        Any claims against Verra Mobility or investigation into Verra Mobility's business and activities, whether meritorious or not, could be time consuming, result in significant legal and other expenses, require significant amounts of management time and result in the diversion of significant operational resources. In addition, class action lawsuits can often be particularly burdensome given the breadth of claims, large potential damages and significant costs of defense. In the case of intellectual property litigation and proceedings, adverse outcomes could include the cancellation, invalidation or other loss of material intellectual property rights used in Verra Mobility's business and injunctions prohibiting Verra Mobility's use of business processes or technology that is subject to third-party patents or other third-party intellectual property rights. Legal or regulatory matters involving Verra Mobility's directors, officers or employees in their individual capacities can also create exposure for Verra Mobility because it may be obligated or may choose to indemnify the affected individuals against liabilities and expenses they incur in connection with such matters. Regulatory investigations, including with respect to proper licensing or permitting, can also lead to enforcement actions, fines and penalties, the loss of a license or permit or the assertion of private litigation claims. Risks associated with these liabilities are often difficult to assess or quantify and their existence and magnitude can remain unknown for significant periods of time, making the amount of any legal reserves related to these legal liabilities difficult to determine and, if a reserve is established, subject to future revision. Future results of operations could be adversely affected if any reserve that Verra Mobility may establish for a legal liability is increased or the underlying legal proceeding, investigation or other contingency is resolved for an amount in excess of established reserves. Because litigation and other disputes and regulatory investigations are inherently unpredictable, Verra Mobility cannot assure you that the results of any of these matters will not have a material adverse effect on its business, financial condition and results of operations.

Verra Mobility's recent expansion into international markets through the acquisition of EPC exposes it to additional risks, and failure to manage those risks could have a material adverse effect.

        Verra Mobility did not have any history of conducting or overseeing international operations before Verra Mobility's April 2018 acquisition of EPC. The future success of Verra Mobility's business will depend, in part, on its ability to successfully manage these foreign operations. Because of Verra Mobility's limited experience with developing and managing relationships and sales and distribution channels in foreign markets, Verra Mobility's international efforts may not be successful. Verra Mobility's international operations also subject it to new risks that could increase expenses, restrict its ability to operate, result in lost revenues or otherwise materially and adversely affect its business, including:

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  political, social, and economic instability, including the on-going impact of Great Britain's decision to exit the E.U. and European sovereign debt issues and tightening of government budgets;

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  wars, civil unrest, acts of terrorism and other conflicts;

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  increased complexity and costs of managing or overseeing foreign operations, including adapting and localizing Verra Mobility's services to specific regions and countries and relying on different third-party service providers;

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  local business and cultural factors and customs that may differ from Verra Mobility's normal standards and practices;

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  complying with tariffs, trade restrictions, and trade agreements and any changes thereto;

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  foreign exchange and other restrictions and limitations on the transfer or repatriation of funds;

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  adverse tax consequences;

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  fluctuations in currency exchange rates;

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  complying with varying legal and regulatory environments in multiple foreign jurisdictions, including with respect to data privacy and payment processing, and unexpected changes in these laws, regulatory requirements, and the enforcement thereof; and

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  limited protection of Verra Mobility's intellectual property and other assets as compared to the laws of the United States.

        Political instability and uncertainty in the E.U. and, in particular, Great Britain's recent decision to exit the E.U. has slowed economic growth and created significant economic disruption and uncertainty in the region, including with respect to whether other nations may follow suit in withdrawing from the E.U. These uncertainties could continue to discourage near-term economic activity, including decisions regarding the continued use of Verra Mobility's solutions or the willingness of European RACs or FMCs to adopt a Verra Mobility solution, until the terms and circumstances of Great Britain's exit and its impact on other countries of the E.U. are resolved. The final terms of the withdrawal could also impact EPC's ability to obtain information from VLAs that is necessary to its operations in certain parts of the E.U.

        Verra Mobility has limited or no control over these and other factors related to international operations and while Verra Mobility is continuing to adapt to and develop strategies to address these risks, there is no guarantee that Verra Mobility will correctly anticipate any problems that arise or be successful in expanding its solutions from the U.S. into new European markets. Any failure to successfully manage these and other similar risks could have a material adverse effect on Verra Mobility's business, financial condition and results of operations.

Verra Mobility's growth is dependent on successfully implementing its international expansion strategy.

        Verra Mobility's growth strategy includes expanding Verra Mobility's global footprint, which may involve moving into regions and countries beyond those in which Verra Mobility currently operates, and Verra Mobility's success will depend, in part, on Verra Mobility's ability to anticipate and effectively manage the risks related to this expansion. In order to achieve widespread acceptance in new markets Verra Mobility may enter, Verra Mobility may need to develop new products and services or tailor its existing products and services to that market's unique customs, cultures and standards. In many cases, Verra Mobility will have limited or no experience in the particular region or country and learning the customs and cultures, particularly with respect to consumer preferences, differing technology standards and language barriers, is a difficult task and Verra Mobility's failure to do so could slow its growth there. In many of these markets, long-standing relationships between potential customers and their local partners and protective regulations, including local content requirements and approvals, and disparate networks and systems used by each country will create barriers to entry. Difficulties in foreign financial markets and economies and of foreign financial institutions, particularly in emerging markets, could also adversely affect demand in the affected areas. For this strategy to be successful, Verra Mobility must generate sufficient revenues and margins from the new markets to offset the expense of the expansion. Moreover, as the scale of Verra Mobility's international operations increases, Verra Mobility will be more susceptible to the general risks related to its existing international operations discussed above. If Verra Mobility is unable to further expand internationally or if it is unable to effectively and efficiently manage the complexity of its expanded operations and compete in these new regions and countries, Verra Mobility's business, financial condition and results of operations could be adversely affected.

Risks Related to the Company and the Business Combination

Our Initial Stockholders have agreed to vote in favor of the Business Combination and the other proposals described in this proxy statement, regardless of how our public stockholders vote.

        Unlike many other blank check companies in which the founders agree to vote their Founder Shares in accordance with the majority of the votes cast by the public stockholders in connection with an initial business combination, our Initial Stockholders have agreed to vote any shares of Common Stock owned by them in favor of the Business Combination Proposal and the other proposals described in this proxy statement. As of the date hereof, our Initial Stockholders own shares equal to 20% of our issued and outstanding shares of Common Stock. Accordingly, it is more likely that the necessary stockholder approval will be received for the Business Combination than would be the case if our Initial Stockholders agreed to vote any shares of Common Stock owned by them in accordance with the majority of the votes cast by our public stockholders.

Our Sponsor, certain members of our Board and our officers have interests in the Business Combination that are different from or are in addition to other stockholders in recommending that stockholders vote in favor of approval of the Business Combination Proposal and approval of the other proposals described in this proxy statement.

        When considering our Board's recommendation that our stockholders vote in favor of the approval of the Business Combination Proposal, our stockholders should be aware that the directors and officers of the Company have interests in the Business Combination that may be different from, or in addition to, the interests of our stockholders. These interests include:

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  the fact that our Initial Stockholders have agreed not to redeem any of the Founder Shares in connection with a stockholder vote to approve a proposed initial business combination;

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  the fact that our Initial Stockholders have agreed to waive their rights to conversion price adjustments with respect to any shares of our Common Stock they may hold in connection with the consummation of the Business Combination;

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  the fact that our Sponsor paid an aggregate of $25,000 for 10,781,250 Founder Shares and (after giving effect to the cancellation of (i) 781,250 Founder Shares on February 27, 2017 and (ii) approximately 3,478,261 Founder Shares at the time of the Business Combination) the remaining 6,521,739 Founder Shares will have a significantly higher value at the time of the Business Combination, which if unrestricted and freely tradable would be valued at approximately $65,217,390 but, given the restrictions on such shares, we believe such shares have less value;

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  the fact that our Initial Stockholders have agreed to waive their rights to liquidating distributions from the Trust Account with respect to their Founder Shares if we fail to complete an initial business combination by January 19, 2019;

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  the fact that our Sponsor paid an aggregate of approximately $10,000,000 for its 6,666,666 Private Placement Warrants to purchase shares of Class A Stock and that such Private

    Placement Warrants will expire worthless if a business combination is not consummated by January 19, 2019;

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  the continued right of our Sponsor to hold our Class A Stock and the shares of Class A Stock to be issued to our Sponsor upon exercise of its Private Placement Warrants following the Business Combination, subject to certain lock-up periods;

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  if the Trust Account is liquidated, including in the event we are unable to complete an initial business combination within the required time period, our Sponsor has agreed to indemnify us to ensure that the proceeds in the Trust Account are not reduced below $10.00 per public share, or such lesser per public share amount as is in the Trust Account on the liquidation date, by the claims of prospective target businesses with which we have entered into an acquisition agreement or claims of any third party (other than our independent public accountants) for services rendered or products sold to us, but only if such a vendor or target business has not executed a waiver of any and all rights to seek access to the Trust Account;

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  the anticipated continuation of two of our existing directors, Messrs. Randall Bort and Jeffrey Rea, as directors of the post-combination company;

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  the continued indemnification of our existing directors and officers and the continuation of our directors' and officers' liability insurance after the Business Combination;

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  the fact that our Sponsor, officers and directors will lose their entire investment in us and will not be reimbursed for any out-of-pocket expenses if an initial business combination is not consummated by January 19, 2019;

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  that, as described in the Charter Approval Proposal and reflected in Annex C, our proposed Second Amended and Restated Certificate of Incorporation will be amended to exclude The Gores Group and Platinum Equity and each of their successors, certain affiliates and each of their respective transferees as "interested parties" from the list of prohibited business combinations not in compliance with Section 203 of the DGCL;

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  that, at the closing of the Business Combination we will enter into the Registration Rights Agreement with the Restricted Stockholders, which provides for registration rights to Restricted Stockholders and their permitted transferees;

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  that certain employees and affiliates of our Sponsor have committed to purchase up to 4,203,795 shares of Class A Stock in the Private Placement for an aggregate commitment of approximately $38,674,914; and

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  the fact that Alec Gores, our Chairman, is the brother of Tom Gores, the Chief Executive Officer and Chairman of Platinum Equity, and that Tom Gores and certain employees and affiliates of Platinum Equity would participate in the Private Placement. Platinum Equity currently holds a controlling stake in Verra Mobility through the Platinum Stockholder, which will receive all of the cash consideration and a portion of the stock consideration to be paid in connection with the business combination. The Platinum Stockholder will retain approximately 34% of voting power in the post-combination company assuming no share redemptions and 47% of voting power assuming maximum share redemptions. The Platinum Stockholder will also have the right to nominate up to three directors to the post-closing company's board of directors, of whom one will initially be the current Chief Executive Officer of Verra Mobility as a Class II director and the other two will initially be representatives of the Platinum Stockholder as Class III directors. In addition, if one of the Platinum Stockholder's nominees is elected, one of the Platinum Stockholder's nominees will serve as the chairman of the board of directors and the Platinum Stockholder will have the right to appoint one representative to each committee of the board of the post-closing company. The Platinum Stockholder's right to nominate directors to the post-closing company's board is subject to maintaining its ownership percentage of the total outstanding shares of Class A Stock at certain levels as discussed elsewhere in this proxy statement.

Our Initial Stockholders, including our Sponsor and our independent directors, hold a significant number of shares of our Common Stock. They will lose their entire investment in us if a business combination is not completed.

        Our Initial Stockholders hold in the aggregate 10,000,000 Founder Shares, representing 20% of the total outstanding shares upon completion of our IPO. The Founder Shares will be worthless if we do not complete a business combination by January 19, 2019. In addition, our Sponsor holds an aggregate of 6,666,666 Private Placement Warrants that will also be worthless if we do not complete a business combination by January 19, 2019.

        The Founder's Shares are identical to the shares of Class A Stock included in the units, except that (i) the Founder Shares are subject to certain transfer restrictions, (ii) our Initial Stockholders, officers and directors have entered into a letter agreement with us, pursuant to which they have agreed (a) to waive their redemption rights with respect to their Founder Shares and public shares owned in connection with the completion of our Business Combination, (b) waive their right to a conversion price adjustment with respect to any shares of our common stock they may hold in connection with the consummation of the Business Combination and (c) to waive their rights to liquidating distributions from the Trust Account with respect to their Founder Shares if we fail to complete our Business Combination by January 19, 2019 (although they will be entitled to liquidating distributions from the Trust Account with respect to any public shares they hold if we fail to complete our Business Combination by January 19, 2019) and (iii) the Founder Shares are automatically convertible into shares of our Class A Stock at the time of our Business Combination, as described herein.

        The personal and financial interests of our officers and directors may have influenced their motivation in identifying and selecting Verra Mobility, completing a business combination with Verra Mobility and may influence their operation of the post-combination company following the Business Combination. This risk may become more acute as the deadline of January 19, 2019 for completing a business combination nears.

Our Sponsor, directors or officers or their affiliates may elect to purchase shares from public stockholders, which may influence a vote on a proposed Business Combination and the other proposals described in this proxy statement and reduce the public "float" of our Class A Stock.

        Our Sponsor, directors or officers or their affiliates may purchase shares in privately negotiated transactions or in the open market either prior to or following the completion of our Business Combination, although they are under no obligation to do so. Such a purchase may include a contractual acknowledgement that such stockholder, although still the record holder of our shares is no longer the beneficial owner thereof and therefore agrees not to exercise its redemption rights. In the event that our Sponsor, directors, officers or their affiliates purchase shares in privately negotiated transactions from public stockholders who have already elected to exercise their redemption rights, such selling stockholders would be required to revoke their prior elections to redeem their shares. The purpose of such purchases could be to vote such shares in favor of the Business Combination and thereby increase the likelihood of obtaining stockholder approval of the Business Combination or to satisfy closing conditions in the Merger Agreement regarding required amounts in the Trust Account and the proceeds from the Private Placement equaling or exceeding certain thresholds where it appears that such requirements would otherwise not be met. This may result in the completion of our Business Combination that may not otherwise have been possible.

        In addition, if such purchases are made, the public "float" of our Class A Stock and the number of beneficial holders of our securities may be reduced, possibly making it difficult to obtain or maintain the quotation, listing or trading of our securities on the Nasdaq or another national securities exchange or reducing the liquidity of the trading market for our Class A Stock.

Our public stockholders will experience dilution as a consequence of, among other transactions, the issuance of Class A Stock as consideration in the Business Combination and the Private Placement. Having a minority share position may reduce the influence that our current stockholders have on the management of the post-combination company.

        The issuance of the Class A Stock in the Business Combination and in the Private Placement will dilute the equity interest of our existing stockholders and may adversely affect prevailing market prices for our public shares and/or public warrants.

        It is anticipated that, upon completion of the Business Combination: (i) the Company's public stockholders (other than the Private Placement Investors) will retain an ownership interest of approximately 26% in the post-combination company; (ii) the Private Placement Investors will own approximately 28% of the post-combination company (such that public stockholders, including Private Placement Investors, will own approximately 54% of the post-combination company); (iii) our Initial Stockholders will own approximately 4% of the post-combination company, after giving effect to the cancellation of approximately 3,478,261 Founder Shares held by our Sponsor without giving effect to the expected distribution of Founder Shares to members of our Sponsor immediately prior to closing; and (iv) the Greenlight Stockholders will own approximately 42% of the post-combination company. These levels of ownership interest assume that no shares are elected to be redeemed. The Private Placement Investors have agreed to purchase in the aggregate approximately 43,478,261 shares of Class A Stock, for approximately $400,000,000 of gross proceeds, in the Private Placement. In this proxy statement, we assume that approximately $400,000,000 of the gross proceeds from the Private Placement, in addition to $400,000,000 of the funds from the Trust Account, will be used to fund the cash consideration payable pursuant to the Merger Agreement, the repayment of approximately $132,515,647 of Greenlight's existing indebtedness and the payment of certain transaction expenses. The ownership percentage with respect to the post-combination company following the Business Combination (a) does not take into account (1) warrants to purchase Class A Stock that will remain outstanding immediately following the Business Combination or (2) the issuance of any shares upon completion of the Business Combination under the Incentive Plan, a copy of which is attached to this proxy statement as Annex I, but (b) does include Founder Shares, which will be converted into shares of Class A Stock at the closing of the Business Combination on a one-for-one basis (after giving effect to the cancellation of approximately 3,478,261 of such shares and even though such shares of Class A Stock will be subject to transfer restrictions). If the actual facts are different than these assumptions (which they are likely to be), the percentage ownership retained by the Company's existing stockholders in the post-combination company will be different. For more information, please see the sections entitled "Summary of the Proxy Statement—Impact of the Business Combination on the Company's Public Float" and "Unaudited Pro Forma Condensed Combined Financial Information."

There can be no assurance that our Class A Stock that will be issued in connection with the Business Combination will be approved for listing on Nasdaq or, if approved, will continue to be so listed following the closing of the Business Combination, or that we will be able to comply with the continued listing standards of Nasdaq.

        Our Class A Stock, public units and public warrants are currently listed on Nasdaq. Our continued eligibility for listing may depend on, among other things, the number of our shares that are redeemed. We intend to apply to continue the listing of our publicly-traded common stock and warrants on Nasdaq. If, after the Business Combination, Nasdaq delists our Class A Stock from trading on its exchange for failure to meet the listing standards, we and our stockholders could face significant material adverse consequences including:

  •
  a limited availability of market quotations for our securities;

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  reduced liquidity for our securities;

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  a determination that our Class A Stock is a "penny stock" which will require brokers trading in our Class A Stock to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for our securities;

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  a limited amount of news and analyst coverage; and

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  a decreased ability to issue additional securities or obtain additional financing in the future.

        The National Securities Markets Improvement Act of 1996, which is a federal statute, prevents or preempts the states from regulating the sale of certain securities, which are referred to as "covered securities." Because our Class A Stock, public units and public warrants are listed on Nasdaq, they are covered securities. Although the states are preempted from regulating the sale of our securities, the federal statute does allow the states to investigate companies if there is a suspicion of fraud, and, if there is a finding of fraudulent activity, then the states can regulate or bar the sale of covered securities in a particular case. While we are not aware of a state, other than the State of Idaho, having used these powers to prohibit or restrict the sale of securities issued by blank check companies, certain state securities regulators view blank check companies unfavorably and might use these powers, or threaten to use these powers, to hinder the sale of securities of blank check companies in their states. Further, if we were no longer listed on Nasdaq, our securities would not be covered securities and we would be subject to regulation in each state in which we offer our securities.

Resales of the shares of Class A Stock included in the Stock Consideration could depress the market price of our Class A Stock.

        There may be a large number of shares of Class A Stock sold in the market following the completion of the Business Combination or shortly thereafter. The shares held by the Company's public stockholders will be freely tradeable, and the shares held by the Private Placement Investors other than certain employees and affiliates of our Sponsor will be freely tradeable following the registration of the resale thereof pursuant to a registration statement that we have agreed to file within 30 days after the completion of the Business Combination. Unless such registration statement is not declared effective, beginning at least six months after the completion of the Business Combination, the Restricted Stockholders will also be permitted to sell their shares of Class A Stock in transactions not requiring registration under the Securities Act or pursuant to a demand registration.

        We will have approximately 155,200,000 shares of Class A Stock outstanding immediately following the Business Combination.

        Such sales of shares of Class A Stock or the perception of such sales may depress the market price of our Class A Stock.

We have no operating history and are subject to a mandatory liquidation and subsequent dissolution requirement. As such, there is a risk that we will be unable to continue as a going concern if we do not consummate an initial business combination by January 19, 2019. If we are unable to effect a business combination by January 19, 2019, we will be forced to liquidate and our warrants will expire worthless.

        We are a blank check company, and as we have no operating history and are subject to a mandatory liquidation and subsequent dissolution requirement, there is a risk that we will be unable to continue as a going concern if we do not consummate an initial business combination by January 19, 2019. If we do not complete an initial business combination by January 19, 2019, we will: (i) cease all operations except for the purpose of winding up; (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account including interest not previously released to the Company to fund Regulatory Withdrawals and/or its franchise and income taxes (less up to $100,000 of interest to pay dissolution expenses) divided by the number of then outstanding public shares, which redemption will completely extinguish public stockholders' rights as stockholders (including the right to receive further liquidating distributions, if any), subject to applicable law; and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining stockholders and our Board, dissolve and liquidate, subject in each case to our obligations under the DGCL to provide for claims of creditors and the requirements of other applicable law. In the event of such distribution, it is possible that the per share value of the residual assets remaining available for distribution (including Trust Account assets) will be less than the initial public offering price per public unit in the IPO. In addition, if we fail to complete an initial business combination by January 19, 2019, there will be no redemption rights or liquidating distributions with respect to our public warrants or the Private Placement Warrants, which will expire worthless.

Even if we consummate the Business Combination, there is no guarantee that the public warrants will ever be in the money, and they may expire worthless and the terms of our warrants may be amended.

        The exercise price for our warrants is $11.50 per share of Class A Stock. There is no guarantee that the public warrants will ever be in the money prior to their expiration, and as such, the warrants may expire worthless.

Our ability to successfully effect the Business Combination and to be successful thereafter will be dependent upon the efforts of our key personnel, including the key personnel of Verra Mobility whom we expect to stay with the post-combination business following the Business Combination. The loss of key personnel could negatively impact the operations and profitability of our post-combination business and its financial condition could suffer as a result.

        Our ability to successfully effect our Business Combination is dependent upon the efforts of our key personnel, including the key personnel of Verra Mobility. Although some of our key personnel may remain with the post-combination business in senior management or advisory positions following our Business Combination, it is possible that we will lose some key personnel, the loss of which could negatively impact the operations and profitability of our post-combination business. We anticipate that some or all of the management of Verra Mobility will remain in place.

        Verra Mobility's success depends to a significant degree upon the continued contributions of senior management, certain of whom would be difficult to replace. Departure by certain of Verra Mobility's officers could have a material adverse effect on Verra Mobility's business, financial condition, or operating results. Verra Mobility does not maintain key-man life insurance on any of its officers. The services of such personnel may not continue to be available to the post-combination business.

The Company and Verra Mobility will be subject to business uncertainties and contractual restrictions while the Business Combination is pending.

        Uncertainty about the effect of the Business Combination on employees and third parties may have an adverse effect on the Company and Verra Mobility. These uncertainties may impair our or Verra Mobility's ability to retain and motivate key personnel and could cause third parties that deal with any of us or them to defer entering into contracts or making other decisions or seek to change existing business relationships. If key employees depart because of uncertainty about their future roles and the potential complexities of the Business Combination, our or Verra Mobility's business could be harmed.

We may waive one or more of the conditions to the Business Combination.

        We may agree to waive, in whole or in part, one or more of the conditions to our obligations to complete the Business Combination, to the extent permitted by our current certificate of incorporation and bylaws and applicable laws. For example, it is a condition to our obligations to close the Business Combination that there be an amount from the Trust Account and the proceeds of the Private Placement that equals or exceeds $550,000,000. However, if our Board determines that a failure to satisfy the condition is not material, then the Board may elect to waive that condition and close the Business Combination. We may not waive the condition that our stockholders approve the Business Combination. Please see the section entitled "Proposal No. 1—Approval of the Business Combination—The Merger Agreement—Conditions to Closing of the Business Combination" for additional information.

The exercise of discretion by our directors and officers in agreeing to changes to the terms of or waivers of closing conditions in the Merger Agreement may result in a conflict of interest when determining whether such changes to the terms of the Merger Agreement or waivers of conditions are appropriate and in the best interests of our stockholders.

        In the period leading up to the closing of the Business Combination, other events may occur that, pursuant to the Merger Agreement, would require the Company to agree to amend the Merger Agreement, to consent to certain actions or to waive rights that we are entitled to under those agreements. Such events could arise because of changes in the course of Verra Mobility's business, a request by Verra Mobility to undertake actions that would otherwise be prohibited by the terms of the Merger Agreement or the occurrence of other events that would have a material adverse effect on Verra Mobility's business and would entitle the Company to terminate the Merger Agreement. In any of such circumstances, it would be in the discretion of the Company, acting through the Board, to grant its consent or waive its rights. The existence of the financial and personal interests of the directors described elsewhere in this proxy statement may result in a conflict of interest on the part of one or more of the directors between what he or she may believe is best for the Company and our stockholders and what he or she may believe is best for himself or herself or his or her affiliates in determining whether or not to take the requested action. As of the date of this proxy statement, we do not believe there will be any changes or waivers that our directors and officers would be likely to make after stockholder approval of the Business Combination has been obtained. While certain changes could be made without further stockholder approval, if there is a change to the terms of the Business Combination that would have a material impact on the stockholders, we will be required to circulate a new or amended proxy statement or supplement thereto and resolicit the vote of our stockholders with respect to the Business Combination Proposal.

We and Verra Mobility will incur significant transaction and transition costs in connection with the Business Combination.

        We and Verra Mobility have both incurred and expect to incur significant, non-recurring costs in connection with consummating the Business Combination and operating as a public company following the consummation of the Business Combination. We and Verra Mobility may also incur additional costs to retain key employees. All expenses incurred in connection with the Merger Agreement and the transactions contemplated thereby (including the Business Combination), including all legal, accounting, consulting, investment banking and other fees, expenses and costs, will be for the account of the party incurring such fees, expenses and costs or paid by the Company following the closing of the Business Combination.

        The Company's transaction expenses as a result of the Business Combination are currently estimated at approximately $25,000,000, including $14,000,000 in deferred underwriting commissions to the underwriter of our IPO. The amount of the deferred underwriting commissions will not be adjusted for any shares that are redeemed in connection with a business combination. The per-share amount we will distribute to stockholders who properly exercise their redemption rights will not be reduced by the deferred underwriting commissions and after such redemptions, the per-share value of shares held by non-redeeming stockholders will reflect our obligation to pay the deferred underwriting commissions.

If we are unable to complete an initial business combination, our public stockholders may receive only approximately $10.00 per share on the liquidation of the Trust Account (or less than $10.00 per share in certain circumstances where a third party brings a claim against us that our Sponsor is unable to indemnify), and our warrants will expire worthless.

        If we are unable to complete an initial business combination by January 19, 2019, our public stockholders may receive only approximately $10.00 per share on the liquidation of the Trust Account (or less than $10.00 per share in certain circumstances where a third-party brings a claim against us that our Sponsor is unable to indemnify (as described herein)) and our warrants will expire worthless.

If third parties bring claims against us, the proceeds held in the Trust Account could be reduced and the per-share redemption amount received by stockholders may be less than $10.00 per share.

        Our placing of funds in the Trust Account may not protect those funds from third-party claims against us. Although we will seek to have all vendors, service providers (other than our independent auditors), prospective target businesses or other entities with which we do business execute agreements with us waiving any right, title, interest or claim of any kind in or to any funds held in the Trust Account for the benefit of our public stockholders, such parties may not execute such agreements, or even if they execute such agreements they may not be prevented from bringing claims against the Trust Account, including, but not limited to, fraudulent inducement, breach of fiduciary responsibility or other similar claims, as well as claims challenging the enforceability of the waiver, in each case in order to gain advantage with respect to a claim against our assets, including the funds held in the Trust Account. If any third party refuses to execute an agreement waiving such claims to the funds held in the Trust Account, our management will perform an analysis of the alternatives available to it and will only enter into an agreement with a third-party that has not executed a waiver if management believes that such third party's engagement would be significantly more beneficial to us than any alternative.

        Examples of possible instances where we may engage a third party that refuses to execute a waiver include the engagement of a third party consultant whose particular expertise or skills are believed by management to be significantly superior to those of other consultants that would agree to execute a waiver or in cases where management is unable to find a service provider willing to execute a waiver. In addition, there is no guarantee that such entities will agree to waive any claims they may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with us and will not seek recourse against the Trust Account for any reason. Upon redemption of our public shares, if we are unable to complete our Business Combination within the prescribed timeframe, or upon the exercise of a redemption right in connection with our Business Combination, we will be required to provide for payment of claims of creditors that were not waived that may be brought against us within the ten years following redemption. Accordingly, the per-share redemption amount received by public stockholders could be less than the $10.00 per share initially held in the Trust Account, due to claims of such creditors.

        Our Sponsor has agreed that it will be liable to us if and to the extent any claims by a vendor (other than our independent public accountants) for services rendered or products sold to us, or a prospective target business with which we have entered into a transaction agreement, reduce the amount of funds in the Trust Account to below (i) $10.00 per public share or (ii) such lesser amount per public share held in the Trust Account as of the date of the liquidation of the Trust Account due to reductions in the value of the trust assets, in each case net of the interest which may be withdrawn to pay taxes, except as to any claims by a third party who executed a waiver of any and all rights to seek access to the Trust Account and except as to any claims under indemnity of the underwriter of our IPO against certain liabilities, including liabilities under the Securities Act. Moreover, in the event that an executed waiver is deemed to be unenforceable against a third party, our Sponsor will not be responsible to the extent of any liability for such third party claims. We have not independently verified whether our Sponsor has sufficient funds to satisfy its indemnity obligations and believe that our Sponsor's only assets are securities of our Company. We have not asked our Sponsor to reserve for such indemnification obligations. Therefore, we cannot assure you that our Sponsor would be able to satisfy those obligations. As a result, if any such claims were successfully made against the Trust Account, the funds available for our business combination and redemptions could be reduced to less than $10.00 per public share. In such event, we may not be able to complete our business combination, and you would receive such lesser amount per share in connection with any redemption of your public shares. None of our officers will indemnify us for claims by third parties including, without limitation, claims by vendors and prospective target businesses.

Our directors may decide not to enforce the indemnification obligations of our Sponsor, resulting in a reduction in the amount of funds in the Trust Account available for distribution to our public stockholders.

        In the event that the proceeds in the Trust Account are reduced below the lesser of (i) $10.00 per public share or (ii) other than due to the failure to obtain a waiver to seek access to the Trust Account, such lesser amount per share held in the Trust Account as of the date of the liquidation of the Trust Account due to reductions in the value of the trust assets, in each case net of the interest which may be withdrawn to fund our Regulatory Withdrawals and/or to pay our franchise and income tax obligations, and our Sponsor asserts that it is unable to satisfy its obligations or that it has no indemnification obligations related to a particular claim, our independent directors would determine whether to take legal action against our Sponsor to enforce its indemnification obligations. While we currently expect that our independent directors would take legal action on our behalf against our Sponsor to enforce its indemnification obligations to us, it is possible that our independent directors in exercising their business judgment may choose not to do so if, for example the cost of such legal action is deemed by the independent directors to be too high relative to the amount recoverable or if the independent directors determine a favorable outcome is unlikely. If our independent directors choose not to enforce these indemnification obligations, the amount of funds in our Trust Account available for distribution to our public stockholders may be reduced below $10.00 per share.

If, before distributing the proceeds in the Trust Account to our public stockholders, we file a bankruptcy petition or an involuntary bankruptcy petition is filed against us that is not dismissed, the claims of creditors in such proceeding may have priority over the claims of our stockholders and the per-share amount that would otherwise be received by our stockholders in connection with our liquidation may be reduced.

        If, before distributing the proceeds in the Trust Account to our public stockholders, we file a bankruptcy petition or an involuntary bankruptcy petition is filed against us that is not dismissed, the proceeds held in the Trust Account could be subject to applicable bankruptcy law, and may be included in our bankruptcy estate and subject to the claims of third parties with priority over the claims of our stockholders. To the extent any bankruptcy claims deplete the Trust Account, the per-share amount that would otherwise be received by our stockholders in connection with our liquidation may be reduced.

Following the consummation of the Business Combination, our only significant asset will be our ownership interest in Verra Mobility and such ownership may not be sufficient to pay dividends or make distributions or loans to enable us to pay any dividends on our Common Stock or satisfy our other financial obligations.

        Following the consummation of the Business Combination, we will have no direct operations and no significant assets other than our ownership of Verra Mobility. We and certain investors, the Greenlight Stockholders, and directors and officers of Verra Mobility and its affiliates will become stockholders of the post-combination company at that time. We will depend on Verra Mobility for distributions, loans and other payments to generate the funds necessary to meet our financial obligations, including our expenses as a publicly traded company and to pay any dividends with respect to our Common Stock. The financial condition and operating requirements of Verra Mobility may limit our ability to obtain cash from Verra Mobility. The earnings from, or other available assets of, Verra Mobility may not be sufficient to pay dividends or make distributions or loans to enable us to pay any dividends on our Common Stock or satisfy our other financial obligations.

        The ability of Verra Mobility and its subsidiaries (other than subsidiaries which have been designated as unrestricted to the extent permitted under the terms of the Rollover Credit Agreements) to make distributions, loans and other payments to us for the purposes described above and for any other purpose will be governed by the terms of the Rollover Credit Agreements, and will be subject to the negative covenants set forth therein. Any loans or other extensions of credit to us from Verra Mobility and its subsidiaries (other than from subsidiaries which have been designated as unrestricted in accordance with the Rollover Credit Agreements) will be permitted only to the extent there is an applicable exception to the investment covenants under the Rollover Credit Agreements. The exceptions include,, among others, (i) a general investment basket equal to the greater of a fixed dollar amount and a percentage of consolidated total assets, (ii) in the case of the First Lien Term Loan Facility, (x) an unlimited investment basket, subject to the satisfaction of a maximum total net leverage ratio on a pro forma basis and (y) use of a customary "available amount" builder basket, which may be used for investments, dividends and distributions and certain other restricted payments of indebtedness, and is equal to the great of a fixed dollar amount and a percentage of consolidated total assets, plus cumulative retained excess cash flow and certain other amounts, less amounts previously expended in reliance on the "available amount" builder basket and (iii) in the case of the Revolving Credit Facility, an unlimited investment basket, subject to the absence of a continuing event of default and the satisfaction of customary "payment conditions" determined by reference to use of the available commitments under the Revolving Credit Facility, as of the date of such investment on a pro forma basis and on an average basis for the 30-day period ending on the date of such investment. Similarly, any dividends, distributions or similar payments to us from Verra Mobility and its subsidiaries (other than from subsidiaries which have been designated as unrestricted in accordance with the Rollover Credit Agreements) will be permitted only to the extent there is an applicable exception to the dividends and distributions covenants under the Rollover Credit Agreements. These exceptions include, among others, (i) the ability to make tax distributions, subject to certain limitations, (ii) distributions to fund the payment of general corporate operating and overhead costs and expenses of parent companies, (iii) satisfying general basket for dividends and distributions equal to the greater of a fixed dollar amount and a percentage of consolidated total assets, (iv) in the case of the First Lien Term Loan Facility, (x) an unlimited basket for dividends and distributions, subject to the satisfaction of a maximum total net leverage ratio on a pro forma basis and (y) use of the "available amount" builder basket described above, subject, in the case of the use of the cumulative retained excess cash flow portion thereof, to the absence of a continuing event of default and satisfaction of a maximum total net leverage ratio on a pro forma basis and (v) in the case of the Revolving Credit Facility, an unlimited basket for dividends and distributions, subject to the absence of a continuing event of default and the satisfaction of customary "distribution conditions" determined by reference to use of the available commitments under the Revolving Credit Facility, as of the date of such dividend or distribution on a pro forma basis and on an average basis for the 30-day period ending on the date of such dividend or distribution.

We may be required to pay the Platinum Stockholder for a significant portion of the tax benefit relating to pre-Business Combination tax attributes of Verra Mobility.

        At the closing of the Business Combination, we will enter into the Tax Receivable Agreement, substantially in the form attached as Annex H to this proxy statement, with the Platinum Stockholder and the Stockholder Representative. The Tax Receivable Agreement will generally provide for the payment by the Company to the Platinum Stockholder of 50% of the net cash savings, if any, in U.S. federal, state and local income tax that the Company actually realizes (or is deemed to realize in certain circumstances) in periods after the closing of the Business Combination as a result of the increase in the tax basis of the intangible assets of HTA resulting from the acquisition of HTA by Verra Mobility prior to the Business Combination. The Company generally will retain the benefit of the remaining 50% of these cash savings.

        Under certain circumstances (including an election by the Company, a material breach of the Company's obligations under the Tax Receivable Agreement, or certain transactions constituting a change in control or divestiture of the HTA assets under the Tax Receivable Agreement), payments under the Tax Receivable Agreement may be required to be accelerated and paid entirely in a lump sum based on certain valuation assumptions, including that the Company and its subsidiaries will generate sufficient taxable income to fully utilize the applicable deductions generated by the intangible assets of HTA.

Subsequent to our completion of our Business Combination, we may be required to take write-downs or write-offs, restructuring and impairment or other charges that could have a significant negative effect on our financial condition, results of operations and our stock price, which could cause you to lose some or all of your investment.

        Although we have conducted due diligence on Verra Mobility, we cannot assure you that this diligence will surface all material issues that may be present in Verra Mobility's business, that it would be possible to uncover all material issues through a customary amount of due diligence, or that factors outside of Verra Mobility's business and outside of our and Verra Mobility's control will not later arise. As a result of these factors, we may be forced to later write down or write off assets, restructure operations, or incur impairment or other charges that could result in losses. Even if our due diligence successfully identifies certain risks, unexpected risks may arise and previously known risks may materialize in a manner not consistent with our preliminary risk analysis. Even though these charges may be non-cash items and not have an immediate impact on our liquidity, the fact that we report charges of this nature could contribute to negative market perceptions about the post-combination company or its securities. Accordingly, any of our stockholders who choose to remain stockholders following our Business Combination could suffer a reduction in the value of their shares. Such stockholders are unlikely to have a remedy for such reduction in value.

We have no operating or financial history and our results of operations and those of the post-combination company may differ significantly from the unaudited pro forma financial data included in this proxy statement.

        We are a blank check company and we have no operating history and no revenues. This proxy statement includes unaudited pro forma condensed combined financial statements for the post-combination company. The unaudited pro forma condensed combined statement of operations of the post-combination company combines the historical audited results of operations of the Company for the period ended December 31, 2017 and the unaudited results of the Company for the six months ended June 30, 2018, with the historical audited results of operations of Verra Mobility for the year ended December 31, 2017 and the unaudited results of Verra Mobility for the six months ended June 30, 2018, respectively, and gives pro forma effect to the Business Combination and the acquisitions of HTA and EPC by Verra Mobility as if they had been consummated on January 1, 2017. The unaudited pro forma condensed combined balance sheet of the post-combination company combines the historical balance sheets of the Company as of June 30, 2018 and of Verra Mobility as of June 30, 2018 and gives pro forma effect to the Business Combination and the acquisitions of HTA and EPC by Verra Mobility as if they had been consummated on June 30, 2018.

        The unaudited pro forma condensed combined financial statements are presented for illustrative purposes only, are based on certain assumptions, address a hypothetical situation and reflect limited historical financial data. Therefore, the unaudited pro forma condensed combined financial statements are not necessarily indicative of the results of operations and financial position that would have been achieved had the Business Combination and the acquisitions by Verra Mobility been consummated on the dates indicated above, or the future consolidated results of operations or financial position of the post-combination company. Accordingly, the post-combination company's business, assets, cash flows, results of operations and financial condition may differ significantly from those indicated by the unaudited pro forma condensed combined financial statements included in this document. For more information, please see the section entitled "Unaudited Pro Forma Condensed Combined Financial Information."

Unanticipated changes in effective tax rates or adverse outcomes resulting from examination of our income or other tax returns could adversely affect our financial condition and results of operations.

        We will be subject to income taxes in the United States, and our domestic tax liabilities will be subject to the allocation of expenses in differing jurisdictions. Our future effective tax rates could be subject to volatility or adversely affected by a number of factors, including:

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  changes in the valuation of our deferred tax assets and liabilities;

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  expected timing and amount of the release of any tax valuation allowances;

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  tax effects of stock-based compensation;

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  costs related to intercompany restructurings;

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  changes in tax laws, regulations or interpretations thereof; or

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  lower than anticipated future earnings in jurisdictions where we have lower statutory tax rates and higher than anticipated future earnings in jurisdictions where we have higher statutory tax rates.

        In addition, we may be subject to audits of our income, sales and other transaction taxes by U.S. federal and state authorities. Outcomes from these audits could have an adverse effect on our financial condition and results of operations.

A market for our securities may not continue, which would adversely affect the liquidity and price of our securities.

        Following the Business Combination, the price of our securities may fluctuate significantly due to the market's reaction to the Business Combination and general market and economic conditions. An active trading market for our securities following the Business Combination may never develop or, if developed, it may not be sustained. In addition, the price of our securities after the Business Combination can vary due to general economic conditions and forecasts, our general business condition and the release of our financial reports. Additionally, if our securities are not listed on, or become delisted from, Nasdaq for any reason, and are quoted on the OTC Bulletin Board, an inter-dealer automated quotation system for equity securities that is not a national securities exchange, the liquidity and price of our securities may be more limited than if we were quoted or listed on Nasdaq or another national securities exchange. You may be unable to sell your securities unless a market can be established or sustained.

If the Business Combination's benefits do not meet the expectations of investors, stockholders or financial analysts, the market price of our securities may decline.

        If the benefits of the Business Combination do not meet the expectations of investors or securities analysts, the market price of the Company's securities prior to the closing of the Business Combination may decline. The market values of our securities at the time of the Business Combination may vary significantly from their prices on the date the Merger Agreement was executed, the date of this proxy statement, or the date on which our stockholders vote on the Business Combination.

        In addition, following the Business Combination, fluctuations in the price of our securities could contribute to the loss of all or part of your investment. Immediately prior to the Business Combination, there has not been a public market for Verra Mobility's stock and trading in the shares of our Class A Stock has not been active. Accordingly, the valuation ascribed to Verra Mobility and our Class A Stock in the Business Combination may not be indicative of the price of the post-combination company that will prevail in the trading market following the Business Combination. If an active market for our securities develops and continues, the trading price of our securities following the Business Combination could be volatile and subject to wide fluctuations in response to various factors, some of which are beyond our control. Any of the factors listed below could have a material adverse effect on your investment in our securities and our securities may trade at prices significantly below the price you paid for them. In such circumstances, the trading price of our securities may not recover and may experience a further decline.

        Factors affecting the trading price of the post-combination company's securities following the Business Combination may include:

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  actual or anticipated fluctuations in our quarterly financial results or the quarterly financial results of companies perceived to be similar to us;

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  changes in the market's expectations about our operating results;

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  the public's reaction to our press releases, our other public announcements and our filings with the SEC;

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  speculation in the press or investment community;

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  success of competitors;

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  our operating results failing to meet the expectation of securities analysts or investors in a particular period;

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  changes in financial estimates and recommendations by securities analysts concerning the post-combination company or the market in general;

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  operating and stock price performance of other companies that investors deem comparable to the post-combination company;

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  our ability to market new and enhanced products on a timely basis;

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  changes in laws and regulations affecting our business;

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  commencement of, or involvement in, litigation involving the post-combination company;

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  changes in the post-combination company's capital structure, such as future issuances of securities or the incurrence of additional debt;

  •
  the volume of shares of our Class A Stock available for public sale;

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  any major change in our Board or management;

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  sales of substantial amounts of Common Stock by our directors, officers or significant stockholders or the perception that such sales could occur;

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  the realization of any of the risk factors presented in this proxy statement;

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  additions or departures of key personnel;

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  failure to comply with the requirements of Nasdaq;

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  failure to comply with the Sarbanes-Oxley Act of 2002 or other laws or regulations;

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  actual, potential or perceived control, accounting or reporting problems;

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  changes in accounting principles, policies and guidelines; and

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  general economic and political conditions such as recessions, interest rates, fuel prices, international currency fluctuations and acts of war or terrorism.

        Broad market and industry factors may materially harm the market price of our securities irrespective of our operating performance. The stock market in general and Nasdaq have experienced price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of the particular companies affected. The trading prices and valuations of these stocks, and of our securities, may not be predictable. A loss of investor confidence in the market for the stocks of other companies which investors perceive to be similar to the post-combination company could depress our stock price regardless of our business, prospects, financial conditions or results of operations. A decline in the market price of our securities also could adversely affect our ability to issue additional securities and our ability to obtain additional financing in the future.

        In the past, securities class action litigation has often been initiated against companies following periods of volatility in their stock price. This type of litigation could result in substantial costs and divert our management's attention and resources, and could also require us to make substantial payments to satisfy judgments or to settle litigation.

Past performance by The Gores Group, including our management team, may not be indicative of future performance of an investment in the Company.

        Information regarding performance by, or businesses associated with, The Gores Group and its affiliates is presented for informational purposes only. Past performance by The Gores Group and by our management team, including with respect to Gores Holdings, Inc. ("Gores Holdings I"), is not a guarantee either (i) of success with respect to any business combination we may consummate or (ii) that we will be able to locate a suitable candidate for our business combination. You should not rely on the historical record of The Gores Group's or our management team's or Gores Holdings I's performance as indicative of the future performance of an investment in the Company or the returns the Company will, or is likely to, generate going forward.

A significant portion of our total outstanding shares are restricted from immediate resale but may be sold into the market in the near future. This could cause the market price of our Class A Stock to drop significantly, even if our business is doing well.

        Sales of a substantial number of shares of Class A Stock in the public market could occur at any time. These sales, or the perception in the market that the holders of a large number of shares intend to sell shares, could reduce the market price of our Class A Stock. After the Business Combination, our Initial Stockholders, including our Sponsor, as well as Platinum Equity and the other Greenlight Stockholders, will hold approximately 46% of our Class A Stock. In addition, at the closing of the Business Combination, the Company will enter into the Registration Rights Agreement, substantially in the form attached as Annex F to this proxy statement, with the Restricted Stockholders. Pursuant to the terms of the Registration Rights Agreement, (a) any outstanding share of Class A Stock or any other equity security (including the Private Placement Warrants and including shares of Class A Stock issued or issuable upon the exercise of any other equity security) of the Company held by a Restricted Stockholder as of the date of the Registration Rights Agreement or thereafter acquired by a Restricted Stockholder (including the shares of Class A Stock issued upon conversion of the Class F Stock and upon exercise of any Private Placement Warrants) and shares of Class A Stock issued or issuable as Earn-Out Shares to the Platinum Stockholder and (b) any other equity security of the Company issued or issuable with respect to any such share of common stock by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization or otherwise will be entitled to registration rights. In addition, our Initial Stockholders entered into a letter agreement pursuant to which they agreed that, with certain limited exceptions, the Founder Shares (which will be converted into shares of Class A Stock at the closing of the Business Combination) may not be transferred until 180 days after the closing of the Business Combination. In addition, given that the lock-up period on the Founder Shares is potentially shorter than most other blank check companies, these shares may become registered and available for sale sooner than Founder Shares in such other companies.

Our quarterly operating results may fluctuate significantly and could fall below the expectations of securities analysts and investors due to seasonality and other factors, some of which are beyond our control, resulting in a decline in our stock price.

        Our quarterly operating results may fluctuate significantly because of several factors, including:

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  labor availability and costs for hourly and management personnel;

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  profitability of our products, especially in new markets and due to seasonal fluctuations;

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  changes in interest rates;

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  impairment of long-lived assets;

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  macroeconomic conditions, both nationally and locally;

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  negative publicity relating to products we serve;

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  changes in consumer preferences and competitive conditions;

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  expansion to new markets; and

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  fluctuations in commodity prices.

If, following the Business Combination, securities or industry analysts do not publish or cease publishing research or reports about the post-combination company, its business, or its market, or if they change their recommendations regarding our Class A Stock adversely, then the price and trading volume of our Class A Stock could decline.

        The trading market for our Class A Stock will be influenced by the research and reports that industry or securities analysts may publish about us, our business, our market, or our competitors. Securities and industry analysts do not currently, and may never, publish research on the Company or the post-combination company. If no securities or industry analysts commence coverage of the post-combination company, our stock price and trading volume would likely be negatively impacted. If any of the analysts who may cover the post-combination company change their recommendation regarding our stock adversely, or provide more favorable relative recommendations about our competitors, the price of our Class A Stock would likely decline. If any analyst who may cover the Company were to cease coverage of the post-combination company or fail to regularly publish reports on it, we could lose visibility in the financial markets, which could cause our stock price or trading volume to decline.

We may be unable to obtain additional financing to fund the operations and growth of the post-combination company.

        We may require additional financing to fund the operations or growth of the post-combination company. The failure to secure additional financing could have a material adverse effect on the continued development or growth of the post-combination company. None of our officers, directors or stockholders is required to provide any financing to us in connection with or after our Business Combination.

Changes in laws, regulations or rules, or a failure to comply with any laws, regulations or rules, may adversely affect our business, investments and results of operations.

        We are subject to laws, regulations and rules enacted by national, regional and local governments and Nasdaq. In particular, we are required to comply with certain SEC, Nasdaq and other legal or regulatory requirements. Compliance with, and monitoring of, applicable laws, regulations and rules may be difficult, time consuming and costly. Those laws, regulations or rules and their interpretation and application may also change from time to time and those changes could have a material adverse effect on our business, investments and results of operations. In addition, a failure to comply with applicable laws, regulations or rules, as interpreted and applied, could have a material adverse effect on our business and results of operations.

Platinum Equity will have significant influence over us after completion of the Business Combination.

        Upon completion of the Business Combination, Platinum Equity will beneficially own approximately 34% of our Class A Stock. As long as Platinum Equity owns or controls a significant percentage of our outstanding voting power, it will have the ability to significantly influence all corporate actions requiring stockholder approval, including the election and removal of directors and the size of our Board, any amendment to our certificate of incorporation or bylaws, or the approval of any merger or other significant corporate transaction, including a sale of substantially all of our assets. Platinum Equity's influence over the post-combination company's management could have the effect of delaying or preventing a change in control or otherwise discouraging a potential acquirer from attempting to obtain control of the post-combination company, which could cause the market price of our Class A Stock to decline or prevent stockholders from realizing a premium over the market price for Class A Stock. Because the amended certificate of incorporation will opt out of Section 203 of the DGCL regulating certain business combinations with interested stockholders, Platinum Equity may transfer shares to a third party by transferring their common stock without the approval of our board of directors or other stockholders, which may limit the price that investors are willing to pay in the future for shares of our common stock. Pursuant to the Investor Rights Agreement, the Platinum Stockholder will have the right to nominate up to three directors to the post-closing company's board of directors, of whom one will initially be the current Chief Executive Officer of Verra Mobility as a Class II director and the other two will initially be representatives of the Platinum Stockholder as Class III directors. In addition, if one the of the Platinum Stockholder's nominees is elected, one of the Platinum Stockholder's nominees will serve as the chairman of the board of directors and the Platinum Stockholder will have the right to appoint one representative to each committee of the board of the post-closing company. The Platinum Stockholder's right to nominate directors to the post-closing company's board is subject to its ownership percentage of the total outstanding shares of Class A Stock. If the Platinum Stockholder holds: (i) 25% or greater of the outstanding Class A Stock, it will have the right to appoint three directors; (ii) less than 25% but greater than or equal to 15% of the outstanding Class A Stock, it will have the right to appoint two directors; (iii) less than 15% but greater than or equal to 5% of the outstanding Class A Stock, it will have the right to appoint one director; and (iv) less than 5% of the outstanding Class A Stock, it will not have the right to nominate any directors.

        Platinum Equity's interests may not align with our interests as a company or the interests of our other stockholders. Accordingly, Platinum Equity could cause us to enter into transactions or agreements of which you would not approve or make decisions with which you would disagree. Further, Platinum Equity are in the business of making investments in companies and may acquire and hold interests in businesses that compete directly or indirectly with us. Platinum Equity may also pursue acquisition opportunities that may be complementary to our business, and, as a result, those acquisition opportunities may not be available to us. In recognition that principals, members, directors, managers, partners, stockholders, officers, employees and other representatives of Platinum Equity and its affiliates and investment funds may serve as our directors or officers, our restated certificate of incorporation provides, among other things, that none of Platinum Equity or any principal, member, director, manager, partner, stockholder, officer, employee or other representative of Platinum Equity has any duty to refrain from engaging directly or indirectly in the same or similar business activities or lines of business that we do. In the event that any of these persons or entities acquires knowledge of a potential transaction or matter which may be a corporate opportunity for itself and us, we will not have any expectancy in such corporate opportunity, and these persons and entities will not have any duty to communicate or offer such corporate opportunity to us and may pursue or acquire such corporate opportunity for themselves or direct such opportunity to another person. These potential conflicts of interest could have a material adverse effect on our business, financial condition and results of operations if, among other things, attractive corporate opportunities are allocated by Platinum Equity to themselves or their other affiliates.

We have not registered the shares of Class A Stock issuable upon exercise of the warrants under the Securities Act or any state securities laws at this time, and such registration may not be in place when an investor desires to exercise warrants, thus precluding such investor from being able to exercise its warrants except on a cashless basis and potentially causing such warrants to expire worthless.

        We have not registered the shares of Class A Stock issuable upon exercise of the warrants under the Securities Act or any state securities laws at this time. However, under the terms of the warrant agreement, we have agreed to use our best efforts to file a registration statement under the Securities Act covering such shares and maintain a current prospectus relating to the Class A Stock issuable upon exercise of the warrants, until the expiration of the warrants in accordance with the provisions of the warrant agreement. We cannot assure you that we will be able to do so if, for example, any facts or events arise which represent a fundamental change in the information set forth in such registration statement or prospectus, the financial statements contained or incorporated by reference therein are not current or correct or the SEC issues a stop order. If the shares issuable upon exercise of the warrants are not registered under the Securities Act, we will be required to permit holders to exercise their warrants on a cashless basis. However, no warrant will be exercisable for cash or on a cashless basis, and we will not be obligated to issue any shares to holders seeking to exercise their warrants, unless the issuance of the shares upon such exercise is registered or qualified under the securities laws of the state of the exercising holder or an exemption from registration is available. Notwithstanding the above, if our Class A Stock is at the time of any exercise of a warrant not listed on a national securities exchange such that it satisfies the definition of a "covered security" under Section 18(b)(1) of the Securities Act, we may, at our option, require holders of warrants who exercise their warrants to do so on a "cashless basis" in accordance with Section 3(a)(9) of the Securities Act and, in the event we so elect, we will not be required to file or maintain in effect a registration statement, but we will be required to use our best efforts to register the shares under applicable blue sky laws to the extent an exemption is not available. In no event will we be required to physical (cash) or net share (cashless) settle any warrant, or issue securities or other compensation in exchange for the warrants in the event that we are unable to register or qualify the shares underlying the warrants under applicable state securities laws and there is no exemption available. If the issuance of the shares upon exercise of the warrants is not so registered or qualified or exempt from registration or qualification, the holder of such warrant shall not be entitled to exercise such warrant and such warrant may have no value and expire worthless. In such event, holders who acquired their warrants as part of a purchase of units will have paid the full unit purchase price solely for the shares of Class A Stock included in the units. If and when the warrants become redeemable by us, we may exercise our redemption right even if we are unable to register or qualify the underlying shares of Class A Stock for sale under all applicable state securities laws.

The exercise price for our warrants is higher than in many similar blank check company offerings in the past, and, accordingly, the warrants are more likely to expire worthless.

        The exercise price of our warrants is higher than is typical with many similar blank check companies in the past. Historically, with regard to units offered by blank check companies, the exercise price of a warrant was generally a fraction of the purchase price of the units in the initial public offering. The exercise price for our warrants is $11.50 per share, subject to adjustment as provided herein. As a result, the warrants are less likely to ever be in the money and more likely to expire worthless.

We may amend the terms of the warrants in a manner that may be adverse to holders with the approval by the holders of at least 50% of the then-outstanding public warrants. As a result, the exercise price of your warrants could be increased, the exercise period could be shortened and the number of shares of our Common Stock purchasable upon exercise of a warrant could be decreased, all without your approval.

        Our warrants were issued in registered form under a warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and us. The warrant agreement provides that the terms of the warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, but requires the approval by the holders of at least 50% of the then-outstanding public warrants to make any change that adversely affects the interests of the registered holders. Accordingly, we may amend the terms of the warrants in a manner adverse to a holder if holders of at least 50% of the then-outstanding public warrants approve of such amendment. Although our ability to amend the terms of the warrants with the consent of at least 50% of the then-outstanding public warrants is unlimited, examples of such amendments could be amendments to, among other things, increase the exercise price of the warrants, shorten the exercise period or decrease the number of shares of Class A Stock purchasable upon exercise of a warrant.

We may redeem unexpired warrants prior to their exercise at a time that is disadvantageous to warrant holders, thereby making their warrants worthless.

        We have the ability to redeem outstanding warrants at any time after they become exercisable and prior to their expiration, at a price of $0.01 per warrant, provided that the last reported sales price of our Class A Stock equals or exceeds $18.00 per share for any 20 trading days within a 30 trading-day period ending on the third trading day prior to the date on which we give proper notice of such redemption to the warrant holders and provided certain other conditions are met. If and when the warrants become redeemable by us, we may exercise our redemption right even if we are unable to register or qualify the underlying securities for sale under all applicable state securities laws. Redemption of the outstanding warrants could force the warrant holders (i) to exercise their warrants and pay the exercise price therefor at a time when it may be disadvantageous for them to do so, (ii) to sell their warrants at the then-current market price when they might otherwise wish to hold their warrants or (iii) to accept the nominal redemption price which, at the time the outstanding warrants are called for redemption, is likely to be substantially less than the market value of their warrants. None of the Private Placement Warrants will be redeemable by us so long as they are held by our Sponsor or its permitted transferees.

Because each unit contains one-third of one warrant and only a whole warrant may be exercised, the units may be worth less than units of other blank check companies.

        Each unit contains one-third of one warrant. Because, pursuant to the warrant agreement, the warrants may only be exercised for a whole number of shares, only a whole warrant may be exercised at any given time. This is different from other offerings similar to ours whose units include one share of common stock and one warrant to purchase one whole share. We have established the components of the units in this way in order to reduce the dilutive effect of the warrants upon completion of a business combination since the warrants will be exercisable in the aggregate for one-third of the number of shares compared to units that each contain a warrant to purchase one whole share, thus making us, we believe, a more attractive merger partner for target businesses. Nevertheless, this unit structure may cause our units to be worth less than if they included a warrant to purchase one whole share.

Warrants will become exercisable for our Class A Stock, which would increase the number of shares eligible for future resale in the public market and result in dilution to our stockholders.

        We issued warrants to purchase 13,333,333 shares of Class A Stock as part of our IPO and, on the IPO closing date, we issued Private Placement Warrants to our Sponsor to purchase 6,666,666 shares of our Class A Stock, in each case at $11.50 per share. In addition, prior to consummating an initial business combination, nothing prevents us from issuing additional securities in a private placement so long as they do not participate in any manner in the Trust Account or vote as a class with the Common Stock on a business combination. We expect to issue approximately 43,478,261 shares of our Class A Stock to the Private Placement Investors in the Private Placement upon consummation of the Business Combination. The shares of Class A Stock issued in the Private Placement and additional shares of our Class A Stock issued upon exercise of our warrants will result in dilution to the then existing holders of Class A Stock of the Company and increase the number of shares eligible for resale in the public market. Sales of substantial numbers of such shares in the public market could adversely affect the market price of our Class A Stock.

        The Private Placement Warrants are identical to the warrants sold as part of the units issued in our IPO except that, so long as they are held by our Sponsor or its permitted transferees, (i) they will not be redeemable by us, (ii) they (including the Class A Stock issuable upon exercise of these warrants) may not, subject to certain limited exceptions, be transferred, assigned or sold by our Sponsor until 30 days after the completion of an initial business combination, (iii) they may be exercised by the holders on a cashless basis and (iv) are subject to registration rights.

Our stockholders may be held liable for claims by third parties against us to the extent of distributions received by them upon redemption of their shares.

        Under the DGCL, stockholders may be held liable for claims by third parties against a corporation to the extent of distributions received by them in a dissolution. The pro rata portion of the Trust Account distributed to our public stockholders upon the redemption of our public shares in the event we do not complete an initial business combination by January 19, 2019 may be considered a liquidating distribution under Delaware law. If a corporation complies with certain procedures set forth in Section 280 of the DGCL intended to ensure that it makes reasonable provision for all claims against it, including a 60-day notice period during which any third-party claims can be brought against the corporation, a 90-day period during which the corporation may reject any claims brought, and an additional 150-day waiting period before any liquidating distributions are made to stockholders, any liability of stockholders with respect to a liquidating distribution is limited to the lesser of such stockholder's pro rata share of the claim or the amount distributed to the stockholder, and any liability of the stockholder would be barred after the third anniversary of the dissolution. However, it is our intention to redeem our public shares as soon as reasonably possible following January 19, 2019 in the event we do not complete an initial business combination and, therefore, we do not intend to comply with the foregoing procedures.

        Because we will not be complying with Section 280 of the DGCL, Section 281(b) of the DGCL requires us to adopt a plan, based on facts known to us at such time that will provide for our payment of all existing and pending claims or claims that may be potentially brought against us within the ten years following our dissolution. However, because we are a blank check company, rather than an operating company, and our operations are limited to searching for prospective target businesses to acquire, the only likely claims to arise would be from our vendors (such as lawyers, investment bankers, etc.) or prospective target businesses. If our plan of distribution complies with Section 281(b) of the DGCL, any liability of stockholders with respect to a liquidating distribution is limited to the lesser of such stockholder's pro rata share of the claim or the amount distributed to the stockholder, and any liability of the stockholder would likely be barred after the third anniversary of the dissolution. We cannot assure you that we will properly assess all claims that may be potentially brought against us. As such, our stockholders could potentially be liable for any claims to the extent of distributions received by them (but no more) and any liability of our stockholders may extend beyond the third anniversary of such date. Furthermore, if the pro rata portion of our Trust Account distributed to our public stockholders upon the redemption of our public shares in the event we do not complete an initial business combination by January 19, 2019 is not considered a liquidating distribution under Delaware law and such redemption distribution is deemed to be unlawful, then pursuant to Section 174 of the DGCL, the statute of limitations for claims of creditors could then be six years after the unlawful redemption distribution, instead of three years, as in the case of a liquidating distribution.

If, after we distribute the proceeds in the Trust Account to our public stockholders, we file a bankruptcy petition or an involuntary bankruptcy petition is filed against us that is not dismissed, a bankruptcy court may seek to recover such proceeds, and we and our Board may be exposed to claims of punitive damages.

        If, after we distribute the proceeds in the Trust Account to our public stockholders, we file a bankruptcy petition or an involuntary bankruptcy petition is filed against us that is not dismissed, any distributions received by stockholders could be viewed under applicable debtor/creditor and/or bankruptcy laws as either a "preferential transfer" or a "fraudulent conveyance." As a result, a bankruptcy court could seek to recover all amounts received by our stockholders. In addition, our Board may be viewed as having breached its fiduciary duty to our creditors and/or having acted in bad faith, thereby exposing itself and us to claims of punitive damages, by paying public stockholders from the Trust Account prior to addressing the claims of creditors.

Anti-takeover provisions contained in our Second Amended and Restated Certificate of Incorporation and bylaws, as well as provisions of Delaware law, could impair a takeover attempt.

        Assuming the passage of Proposal Nos. 1 through 3 of this proxy statement, the post-combination company's Second Amended and Restated Certificate of Incorporation will contain provisions that may discourage unsolicited takeover proposals that stockholders may consider to be in their best interests. We are also subject to anti-takeover provisions under Delaware law, which could delay or prevent a change of control. Together, these provisions may make more difficult the removal of management and may discourage transactions that otherwise could involve payment of a premium over prevailing market prices for our securities. These provisions will include:

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  no cumulative voting in the election of directors, which limits the ability of minority stockholders to elect director candidates;

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  a classified board of directors with three-year staggered terms, which could delay the ability of stockholders to change the membership of a majority of the Board;

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  the requirement that directors may only be removed from the Board for cause;

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  the right of our Board to elect a director to fill a vacancy created by the expansion of our Board or the resignation, death or removal of a director in certain circumstances, which prevents stockholders from being able to fill vacancies on our Board;

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  a prohibition on stockholder action by written consent, which forces stockholder action to be taken at an annual or special meeting of our stockholders;

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  a prohibition on stockholders calling a special meeting and the requirement that a meeting of stockholders may only be called by members of our Board, which may delay the ability of our stockholders to force consideration of a proposal or to take action, including the removal of directors;

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  the requirement that changes or amendments to certain provisions of our certificate of incorporation or bylaws must be approved by holders of at least two-thirds of the Common Stock of the post-combination company; and

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  advance notice procedures that stockholders must comply with in order to nominate candidates to our Board or to propose matters to be acted upon at a meeting of stockholders, which may discourage or deter a potential acquirer from conducting a solicitation of proxies to elect the acquirer's own slate of directors or otherwise attempting to obtain control of the Company.

Our bylaws include a forum selection clause.

        Subject to certain limitations, our bylaws provide that, unless we consent in writing to the selection of an alternative forum, the Court of Chancery in the State of Delaware shall be the sole and exclusive forum for any stockholder (including a beneficial owner) to bring: (a) any derivative action or proceeding brought on our behalf; (b) any action asserting a claim of breach of fiduciary duty owed by any of our directors, officers or other employees or our stockholders; (c) any action asserting a claim arising pursuant to any provision of the DGCL or the our certificate of incorporation or bylaws; or (d) any action asserting a claims governed by the internal affairs doctrine. In addition, our bylaws provide that unless consent in writing to the selection of an alternative forum, the federal district courts of the United States will be the exclusive forum for resolving any complaint asserting a cause of action arising under the federal securities laws of the United States against us, our officers, directors, employees and/or underwriters.

The JOBS Act permits "emerging growth companies" like us to take advantage of certain exemptions from various reporting requirements applicable to other public companies that are not emerging growth companies.

        We qualify as an "emerging growth company" as defined in Section 2(a)(19) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012, which we refer to as the "JOBS Act." As such, we take advantage of certain exemptions from various reporting requirements applicable to other public companies that are not emerging growth companies for as long as we continue to be an emerging growth company, including (i) the exemption from the auditor attestation requirements with respect to internal control over financial reporting under Section 404 of the Sarbanes-Oxley Act of 2002 ("SOX"), (ii) the exemptions from say-on-pay, say-on-frequency and say-on-golden parachute voting requirements and (iii) reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements. As a result, our stockholders may not have access to certain information they deem important. We will remain an emerging growth company until the earliest of (i) the last day of the fiscal year (a) following January 19, 2022, the fifth anniversary of our IPO, (b) in which we have total annual gross revenue of at least $1.07 billion or (c) in which we are deemed to be a large accelerated filer, which means the market value of our Class A Stock that is held by non-affiliates exceeds $700 million as of the last business day of our prior second fiscal quarter, and (ii) the date on which we have issued more than $1.0 billion in non-convertible debt during the prior three-year period. We cannot predict if investors will find our common stock less attractive if we choose to rely on these exemptions. If some investors find our common stock less attractive as a result of any choices to reduce future disclosure, there may be a less active trading market for our common stock and the price of our common stock may be more volatile. Verra Mobility had net revenues during calendar year 2017 of approximately $232.1 million, but this amount does not include any revenues from HTA or EPC. If the post-combination company continues to expand its business through acquisitions and/or continues to grow revenues organically post-Business Combination, we may cease to be an emerging growth company prior to January 19, 2022.

        In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the exemption from complying with new or revised accounting standards provided in Section 7(a)(2)(B) of the Securities Act as long as we are an emerging growth company. An emerging growth company can therefore delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies, but any such election to opt out is irrevocable. We have elected to avail ourselves of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, we, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of our financial statements with another public company that is neither an emerging growth company nor an emerging growth company that has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

        We cannot predict if investors will find our Class A Stock less attractive because we will rely on these exemptions. If some investors find our Class A Stock less attractive as a result, there may be a less active trading market for our Class A Stock and our stock price may be more volatile.

Our internal controls over financial reporting may not be effective and our independent registered public accounting firm may not be able to certify as to their effectiveness, which could have a significant and adverse effect on our business and reputation.

        As a public company, we are required to comply with the SEC's rules implementing Sections 302 and 404 of SOX, which require management to certify financial and other information in our quarterly and annual reports and provide an annual management report on the effectiveness of internal control over financial reporting. To comply with the requirements of being a public company, the post-combination company will be required to provide attestation on internal controls commencing with the annual report for fiscal year ended December 31, 2019, and we may need to undertake various actions, such as implementing additional internal controls and procedures and hiring additional accounting or internal audit staff. The standards required for a public company under Section 404 of SOX are significantly more stringent than those required of Verra Mobility as a privately-held company. Further, as an emerging growth company, our independent registered public accounting firm is not required to formally attest to the effectiveness of our internal controls over financial reporting pursuant to Section 404 until the date we are no longer an emerging growth company. At such time, our independent registered public accounting firm may issue a report that is adverse in the event that it is not satisfied with the level at which the controls of the post-combination company are documented, designed or operating.

        Testing and maintaining these controls can divert our management's attention from other matters that are important to the operation of our business. If we identify material weaknesses in the internal control over financial reporting of the post-combination company or are unable to comply with the requirements of Section 404 or assert that our internal control over financial reporting is effective, or if our independent registered public accounting firm is unable to express an opinion as to the effectiveness of our internal controls over financial reporting when we no longer qualify as an emerging growth company, investors may lose confidence in the accuracy and completeness of our financial reports and the market price of our common stock could be negatively affected, and we could become subject to investigations by the SEC or other regulatory authorities, which could require additional financial and management resources.

Risks Related to Verra Mobility's Debt

Verra Mobility's substantial level of indebtedness could adversely affect it and prevent it from making dividends and distributions and payments on its other debt obligations (if any).

        Verra Mobility has a substantial amount of debt. Following completion of the Business Combination, it is expected that Verra Mobility will have approximately $906 million of indebtedness, consisting of amounts outstanding under the First Lien Term Loan Facility. Verra Mobility's substantial level of indebtedness could have important consequences. For example, it could:

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  make it more difficult for Verra Mobility to satisfy its obligations;

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  increase Verra Mobility's vulnerability to adverse economic and industry conditions;

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  limit Verra Mobility's ability to obtain additional financing for future working capital, capital expenditures, strategic acquisitions and other general corporate requirements;

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  expose Verra Mobility to interest rate fluctuations because the interest on certain of its debt is variable;

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  require Verra Mobility to dedicate a substantial portion of its cash flow from operations to payments on its debt, thereby reducing the availability of its cash flow for operations and other purposes;

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  make it more difficult for Verra Mobility to satisfy its obligations to its lenders, resulting in possible defaults on and acceleration of such indebtedness;

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  limit Verra Mobility's ability to refinance indebtedness or increase the associated costs;

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  require Verra Mobility to sell assets to reduce debt or influence its decision about whether to do so;

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  limit Verra Mobility's flexibility in planning for, or reacting to, changes in its business and the industry in which it operates or prevent Verra Mobility from carrying out capital spending that is necessary or important to its growth strategy and efforts to improve operating margins; and

  •
  place Verra Mobility at a competitive disadvantage compared to any competitors that have less debt or comparable debt at more favorable interest rates and that, as a result, may be better positioned to withstand economic downturns.

        In addition, the agreements governing Verra Mobility's indebtedness contain restrictive covenants that will limit Verra Mobility and its subsidiaries' ability to engage in activities that may be in their long-term best interests.

Despite substantial levels of indebtedness, Verra Mobility has the ability to incur substantially more indebtedness, which could further intensify the risks described above.

        Verra Mobility may be able to incur substantial additional debt in the future. The terms of Verra Mobility's existing indebtedness do not fully prohibit Verra Mobility from so incurring substantial additional debt as they each permit additional borrowings. Depending on borrowing availability, Verra Mobility has the ability to draw up to $75.0 million of commitments under its revolving credit facility, which includes an option for an uncommitted accordion to increase commitments by up to $50.0 million, all of which will be secured. Verra Mobility also has the ability to draw upon the uncommitted accordion provided under the First Lien Term Loan Facility of up to $200.0 million, inclusive of any amounts so borrowed in connection with the closing of the Business Combination, plus the sum of all voluntary prepayments of the first lien term loan facility and certain permitted indebtedness, plus an unlimited amount subject to the satisfaction of a maximum total net leverage ratio or minimum fixed charge coverage ratio, in each case, on a pro forma basis, all of which will be secured. If new debt is added to Verra Mobility's current debt levels, the related risks that Verra Mobility now faces could intensify.

Restrictive covenants in the agreements governing Verra Mobility's indebtedness could restrict its operating flexibility.

        The agreements governing Verra Mobility's indebtedness limit Verra Mobility's ability to take certain actions. These restrictions may limit Verra Mobility's ability to operate its businesses, prohibit or limit its ability to enhance its operations or take advantage of potential business opportunities as they arise and cause Verra Mobility to take actions that are not favorable to stockholders.

        The agreements governing Verra Mobility's indebtedness restrict, among other things and subject to certain exceptions, Verra Mobility's and its restricted subsidiaries' ability to:

  •
  incur additional indebtedness;

  •
  pay dividends or other payments on capital stock;

  •
  guarantee other obligations;

  •
  grant liens on assets;

  •
  make loans, acquisitions or other investments;

  •
  transfer or dispose of assets;

  •
  make optional payments or modify certain debt instruments;

  •
  engage in transactions with affiliates;

  •
  amend organizational documents;

  •
  engage in mergers or consolidations;

  •
  enter into arrangements that restrict the ability to pay dividends;

  •
  Engage in business activities that are materially different from existing business activities;

  •
  change the nature of the business conducted by it; and

  •
  designate subsidiaries as unrestricted subsidiaries.

        Under its first lien term loan facility, Verra Mobility could be required to make periodic prepayments based on excess cash flow (as defined by the first term loan facility) thereby limiting the amount of cash flow that can be reinvested in its business. In addition, under its revolving credit facility, if availability goes below a certain threshold, Verra Mobility will be required to comply with a minimum "consolidated fixed charge coverage ratio" financial covenant as calculated therein. Moreover, if availability were to fall below a certain threshold for a specified number of business days, Verra Mobility could be required to remit its cash funds to a dominion account maintained by the administrative agent to the revolving credit facility, which would then require daily review and approval of operating disbursements by the administrative agent.

        Verra Mobility's ability to comply with the covenants and restrictions contained in agreements governing its indebtedness may be affected by economic conditions and by financial, market and competitive factors, many of which are beyond Verra Mobility's control. Its ability to comply with these covenants in future periods will also depend substantially on the pricing and sales volume of its products, its success at implementing cost reduction initiatives and its ability to successfully implement its overall business strategy. The breach of any of these covenants or restrictions could result in a default under one or more of the agreements governing Verra Mobility's indebtedness that would permit the applicable lenders to declare all amounts outstanding thereunder to be due and payable, together with accrued and unpaid interest. In that case, Verra Mobility may be unable to borrow under its revolving credit agreement or otherwise, may not be able to repay the amounts due under the agreements governing its indebtedness, and may not be able make cash available by dividend, debt repayment or otherwise. In addition, Verra Mobility's lenders could proceed against the collateral securing that indebtedness. Any of the foregoing could have serious consequences to Verra Mobility's financial position, results of operations and/or cash flows and could cause it to become bankrupt or insolvent.

The agreements governing Verra Mobility's indebtedness contain cross default or cross acceleration provisions that may cause all of the debt issued under those instruments to become immediately due and payable because of a default under an unrelated debt instrument.

        The agreements governing Verra Mobility's indebtedness contain numerous covenants, and require it, if availability goes below a certain threshold, to comply with a minimum "consolidated fixed charge coverage ratio" financial covenant as calculated in the revolving credit agreement. Verra Mobility's failure to comply with the obligations contained in these agreements or other instruments governing its indebtedness could result in an event of default under the applicable instrument, which could result in the related debt and the debt issued under other instruments (together with accrued and unpaid interest and other fees) becoming immediately due and payable. In such event, Verra Mobility would need to raise funds from alternative sources, which funds may not be available to us on favorable terms, on a timely basis or at all. Alternatively, such a default could require Verra Mobility to sell assets and otherwise curtail its operations in order to pay its creditors. These alternative measures could have a material adverse effect on Verra Mobility's business, financial position, results of operations and/or cash flows.

If Verra Mobility does not generate sufficient cash flows, it may not be able to service all of its indebtedness.

        To service its indebtedness, Verra Mobility will require a significant amount of cash. Verra Mobility's ability to generate cash, make scheduled payments or to refinance its debt obligations depends on Verra Mobility's successful financial and operating performance, which will be affected by a range of economic, competitive and business factors, many of which are outside of its control.

        If Verra Mobility's cash flow and capital resources are insufficient to fund its debt service obligations, to repay indebtedness when it matures, Verra Mobility may have to undertake alternative financing plans, such as refinancing or restructuring its debt, selling assets or operations, reducing or delaying capital investments or seeking to raise additional capital. Verra Mobility may not be able to refinance its debt and any refinancing of its debt could be at higher interest rates and may require it to comply with more restrictive covenants that could further restrict its business operations and its ability to make cash available for dividends and distributions and payments on its other debt obligations (if any). Verra Mobility's ability to implement successfully any such alternative financing plans will be dependent on a range of factors, including general economic conditions, the level of activity in mergers and acquisitions and capital markets generally, and the terms of its various debt instruments then in effect. In addition, a significant portion of Verra Mobility's outstanding indebtedness is secured by substantially all of its assets including its subsidiaries' assets, and any successor credit facilities are likely to be secured on a similar basis. As such, Verra Mobility's ability to seek additional financing or its ability to make cash available for dividends and distributions and payments on its other debt obligations (if any) could be impaired as a result of such security interests and the agreements governing such security interests. Moreover, as a result of these security interests, the underlying assets would only be available to satisfy claims of Verra Mobility's general creditors or holders of its equity securities if it were to become insolvent to the extent the value of such assets exceeded the amount of its indebtedness and other obligations.

        Verra Mobility's inability to generate sufficient cash flow to satisfy its debt obligations or to refinance its obligations on commercially reasonable terms could have a material adverse effect on its business, including its financial condition and results of operations.

Risks Related to the Redemption

We do not have a specified maximum redemption threshold. The absence of such a redemption threshold may make it possible for us to complete a Business Combination with which a substantial majority of our stockholders do not agree.

        Our current certificate of incorporation does not provide a specified maximum redemption threshold, except that we will not redeem our public shares in an amount that would result in the Company's failure to have net tangible assets in excess of $5,000,000 (such that we are not subject to the SEC's "penny stock" rules). However, the Merger Agreement provides that our obligation to consummate the Business Combination is conditioned on the amount in the Trust Account and the proceeds from the Private Placement equaling or exceeding $550,000,000, and the obligation of Greenlight to consummate the Business Combination is conditioned on the amount of the Trust Account and the proceeds from the Private Placement equaling or exceeding $600,000,000. As a result, we may be able to complete our Business Combination even though a substantial portion of our public stockholders do not agree with the transaction and have redeemed their shares or have entered into privately negotiated agreements to sell their shares to our Sponsor, directors or officers or their affiliates. As of the date of this proxy statement, no agreements with respect to the private purchase of public shares by the Company or the persons described above have been entered into with any such investor or holder. We will file a Current Report on Form 8-K with the SEC to disclose private arrangements entered into or significant private purchases made by any of the aforementioned persons that would affect the vote on the Business Combination Proposal or other proposals (as described in this proxy statement) at the Special Meeting.

        In the event the aggregate cash consideration we would be required to pay for all shares of Class A Stock that are validly submitted for redemption plus any amount required to satisfy cash conditions pursuant to the terms of the Merger Agreement exceeds the aggregate amount of cash available to us, we may not complete the Business Combination or redeem any shares, all shares of Class A Stock submitted for redemption will be returned to the holders thereof, and we instead may search for an alternate business combination.

        Based on the amount of $404,611,945 in our Trust Account as of June 30, 2018, and taking into account the anticipated gross proceeds of approximately $400,000,000 from the Private Placement, approximately 20,000,000 shares of Class A Stock may be redeemed and still enable us to have sufficient cash to satisfy the cash closing conditions in the Merger Agreement. We refer to this as the maximum redemption scenario.

If you or a "group" of stockholders of which you are a part are deemed to hold an aggregate of more than twenty percent (20%) of our Class A Stock issued in the IPO, you (or, if a member of such a group, all of the members of such group in the aggregate) will lose the ability to redeem all such shares in excess of 20% of our Class A Stock issued in the IPO.

        A public stockholder, together with any of his, her or its affiliates or any other person with whom it is acting in concert or as a "group" (as defined under Section 13 of the Exchange Act), will be restricted from redeeming in the aggregate his, her or its shares or, if part of such a group, the group's shares, in excess of 20% of the shares of Class A Stock included in the units sold in our IPO. In order to determine whether a stockholder is acting in concert or as a group with another stockholder, the Company will require each public stockholder seeking to exercise redemption rights to certify to the Company whether such stockholder is acting in concert or as a group with any other stockholder. Such certifications, together with other public information relating to stock ownership available to the Company at that time, such as Section 13D, Section 13G and Section 16 filings under the Exchange Act, will be the sole basis on which the Company makes the above-referenced determination. Your inability to redeem any such excess shares will reduce your influence over our ability to consummate the Business Combination and you could suffer a material loss on your investment in us if you sell such excess shares in open market transactions. Additionally, you will not receive redemption distributions with respect to such excess shares if we consummate the Business Combination. As a result, you will continue to hold that number of shares aggregating to more than 20% of the shares sold in our IPO and, in order to dispose of such excess shares, would be required to sell your stock in open market transactions, potentially at a loss. We cannot assure you that the value of such excess shares will appreciate over time following the Business Combination or that the market price of our Class A Stock will exceed the per-share redemption price. Notwithstanding the foregoing, stockholders may challenge the Company's determination as to whether a stockholder is acting in concert or as a group with another stockholder in a court of competent jurisdiction.

        However, our stockholders' ability to vote all of their shares (including such excess shares) for or against the Business Combination is not restricted by this limitation on redemption.

There is no guarantee that a stockholder's decision whether to redeem its shares for a pro rata portion of the Trust Account will put the stockholder in a better future economic position.

        We can give no assurance as to the price at which a stockholder may be able to sell its public shares in the future following the completion of the Business Combination or any alternative business combination. Certain events following the consummation of any initial business combination, including the Business Combination, may cause an increase in our share price, and may result in a lower value realized now than a stockholder of the Company might realize in the future had the stockholder not redeemed its shares. Similarly, if a stockholder does not redeem its shares, the stockholder will bear the risk of ownership of the public shares after the consummation of any initial business combination, and there can be no assurance that a stockholder can sell its shares in the future for a greater amount than the redemption price set forth in this proxy statement. A stockholder should consult the stockholder's own tax and/or financial advisor for assistance on how this may affect his, her or its individual situation.

Stockholders of the Company who wish to redeem their shares for a pro rata portion of the Trust Account must comply with specific requirements for redemption that may make it more difficult for them to exercise their redemption rights prior to the deadline. If stockholders fail to comply with the redemption requirements specified in this proxy statement, they will not be entitled to redeem their shares of our Class A Stock for a pro rata portion of the funds held in our Trust Account.

        Public stockholders who wish to redeem their shares for a pro rata portion of the Trust Account must, among other things (i) submit a request in writing and (ii) tender their certificates to our Transfer Agent or deliver their shares to the Transfer Agent electronically through the DWAC system at least two business days prior to the Special Meeting. In order to obtain a physical stock certificate, a stockholder's broker and/or clearing broker, DTC and our Transfer Agent will need to act to facilitate this request. It is our understanding that stockholders should generally allot at least two weeks to obtain physical certificates from the Transfer Agent. However, because we do not have any control over this process or over the brokers, which we refer to as "DTC," it may take significantly longer than two weeks to obtain a physical stock certificate. If it takes longer than anticipated to obtain a physical certificate, stockholders who wish to redeem their shares may be unable to obtain physical certificates by the deadline for exercising their redemption rights and thus will be unable to redeem their shares.

        Stockholders electing to redeem their shares will receive their pro rata portion of the Trust Account less Regulatory Withdrawals and franchise and income taxes payable, calculated as of two business days prior to the anticipated consummation of the Business Combination. Please see the section entitled "Special Meeting in Lieu of 2018 Annual Meeting of Company Stockholders—Redemption Rights" for additional information on how to exercise your redemption rights.

If a stockholder fails to receive notice of our offer to redeem our public shares in connection with our Business Combination, or fails to comply with the procedures for tendering its shares, such shares may not be redeemed.

        If, despite our compliance with the proxy rules, a stockholder fails to receive our proxy materials, such stockholder may not become aware of the opportunity to redeem its shares. In addition, the proxy materials that we are furnishing to holders of our public shares in connection with our Business Combination describes the various procedures that must be complied with in order to validly redeem public shares. In the event that a stockholder fails to comply with these procedures, its shares may not be redeemed.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION
(NO REDEMPTION SCENARIO)

        The following unaudited pro forma condensed combined balance sheet as of June 30, 2018 and the unaudited pro forma condensed combined statements of operations for the year ended December 31, 2017 and the six months ended June 30, 2018 present the historical financial statements of the Company and Verra Mobility, adjusted to reflect the Business Combination. The Company and Verra Mobility shall collectively be referred to herein as the "Companies." The Companies, subsequent to the Business Combination, shall be referred to herein as the "Combined Company."

        The unaudited pro forma condensed combined statements of operations for the year ended December 31, 2017 and for the six months ended June 30, 2018 give pro forma effect to the Business Combination as if it had occurred on January 1, 2017. The unaudited pro forma condensed combined balance sheet as of June 30, 2018 assumes that the Business Combination was completed on June 30, 2018.

        The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2017 was derived from Verra Mobility's audited consolidated statement of operations for the periods from January 1, 2017 to May 31, 2017 (Predecessor) and June 1, 2017 to December 31, 2017 (Successor) and the Company's audited statement of operations for the year ended December 31, 2017. The unaudited pro forma condensed combined balance sheet and statement of operations as of and for the six months ended June 30, 2018 were derived from Verra Mobility's unaudited condensed financial statements as of and for the six months ended June 30, 2018 and the Company's condensed consolidated unaudited financial statements as of and for the six months ended June 30, 2018. Historical information for Verra Mobility incorporates certain adjustments and estimates relating to the acquisition of HTA on March 1, 2018, the acquisition of EPC on April 6, 2018 and the related refinancing as well as the Platinum Merger on May 31, 2017. The unaudited pro forma condensed consolidated statements of operations for the year ended December 31, 2017 and for the six months ended June 30, 2018 give pro forma effect to the acquisitions of HTA, EPC and the Platinum Merger as if they had occurred on January 1, 2017. Because the acquisitions of HTA and EPC were consummated prior to June 30, 2018 and the business combinations are reflected in Verra Mobility's historical unaudited condensed combined balance sheet as of June 30, 2018, there is no additional impact related to these transactions to be reflected in the unaudited pro forma condensed combined balance sheet presented herein.

        On June 21, 2018, the Company entered into the Merger Agreement with Greenlight. After giving effect to the Business Combination, the Company will own, directly or indirectly, all of the assets of Greenlight and its subsidiaries and the Greenlight Stockholders will hold a portion of the Company's Class A Stock. The pro forma condensed combined information contained herein assumes the Company's stockholders approve the proposed Business Combination. The Company's stockholders may elect to redeem their shares of Class A Stock even if they approve the proposed Business Combination. The Company cannot predict how many of its public stockholders will elect to convert their shares of Class A Stock to cash. As a result, the Company has elected to provide pro forma condensed combined financial statements under two different assumptions which produce different allocations of total Company equity between holders of Common Stock. The actual results will be within the scenarios described below, however, there can be no assurance regarding which scenario will be closest to the actual results. Under both scenarios, Verra Mobility is considered the accounting acquirer, as further discussed in Note 1 of the "Notes to The Unaudited Pro Forma Condensed Combined Financial Information."

        The following pro forma condensed combined financial statements assume that no shares of Class A Stock are redeemed such that the remaining funds held in the Trust Account after the payment of the redeeming shares' pro-rata allocation along with the proceeds from Private Placement are sufficient to fund the minimum cash consideration to be paid to the Greenlight Stockholders under the terms of the Merger Agreement.

GORES HOLDINGS II, INC.

(ASSUMING NO REDEMPTIONS)

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

JUNE 30, 2018

	Historical as of June 30, 2018
						Pro Forma Adjustments for Business Combination
	Verra Mobility	Gores Holdings II, Inc.	Pro Forma Adjustments For Equity Offering	Note	As Adjusted for Equity Offering		Note	Pro Forma Combined
Assets
Current assets:
Cash and cash equivalents	$29,777,376	$168,794	$400,000,000	(a)	$429,946,170	$404,611,945	(a)	$30,558,114
	—	—				(804,000,001)	(a)
Restricted cash	1,917,336	—	—		1,917,336	—		1,917,336
Accounts receivable, net	71,181,407	—	—		71,181,407	—		71,181,407
Unbilled receivables	12,818,983	—	—		12,818,983	—		12,818,983
Prepaid expenses and other current assets	21,719,040	263,841	—		21,982,881	8,274,836	(c),(g)	30,257,717

Total current assets	137,414,142	432,635	400,000,000		537,846,777	(391,113,220)		146,733,557
								—
Investments and cash held in Trust Account	—	404,611,945	—		404,611,945	(404,611,945)	(b)	—
Installation and service parts, net	8,847,941	—	—		8,847,941	—		8,847,941
Property and equipment, net	66,755,555	—	—		66,755,555	—		66,755,555
Intangible assets, net	561,535,531	—	—		561,535,531	—		561,535,531
Goodwill	564,989,603	—	—		564,989,603	—		564,989,603
Other non-current assets	1,715,681	—	—		1,715,681	—		1,715,681

Total assets	$1,341,258,453	$405,044,580	$400,000,000		$2,146,303,033	$(795,725,165)		$1,350,577,868

Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$50,696,763	$—	$—		$50,696,763	$(12,000,000)	(i)	$38,696,763
Accrued liabilities	10,781,652	3,077,932	—		13,859,584	—		13,859,584
State franchise tax accrual	—	20,000	—		20,000	—		20,000
Current portion of long-term debt	8,400,000	—	—		8,400,000	—		8,400,000

Total current liabilities	69,878,415	3,097,932	—		72,976,347	(12,000,000)		60,976,347
Long term debt, net of deferred financing costs & discounts	980,280,776	—	—		980,280,776	(120,024,209)	(c)	860,256,567
Other long-term liabilities	3,034,712	—	—		3,034,712	73,024,349	(e)	76,059,061
Asset retirement obligations	6,493,348	—	—		6,493,348	—		6,493,348
Deferred underwriting compensation	—	14,000,000	—		14,000,000	(14,000,000)	(d)	—
Deferred income taxes, net	47,415,633	4,480	—		47,420,113	(2,860,000)	(h)	44,560,113

Total Liabilities	1,107,102,884	17,102,412	—		1,124,205,296	(75,859,860)		1,048,345,436
Commitments and contingencies:
Class A subject to redemption	—	382,942,160	—		382,942,160	(382,942,160)	(f)	—
Stockholders' equity:
Common stock Class A	1	171	4,348	(a)	4,520	11,001	(f),(l),(k)	15,521
Common stock Class F	—	1,000	—		1,000	(1,000)	(k)	—
Additional paid-in-capital	246,582,030	4,361,675	399,995,652	(a)	650,939,357	(602,086,123)	(j)	431,785,045
						382,931,811	(f)(k)
Contingently issuable shares	—	—	—		—	67,625,000	(l)	67,625,000
Retained earnings (accumulated deficit)	(8,714,604)	637,162	—		(8,077,442)	(185,403,834)	(g),(h),(l)	(193,481,276)
Accumulated other comprehensive loss	(3,711,858)	—	—		(3,711,858)	—		(3,711,858)

Total stockholders' equity	234,155,569	5,000,008	400,000,000		639,155,577	(336,923,145)		302,232,432

Total liabilities and stockholders' equity	$1,341,258,453	$405,044,580	$400,000,000		$2,146,303,033	$(795,725,165)		$1,350,577,868

GORES HOLDINGS II, INC.

(ASSUMING NO REDEMPTIONS)

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE SIX MONTHS ENDED JUNE 30, 2018

	For the six months ended June 30, 2018
					Pro Forma Adjustments for Business Combination
	Verra Mobility (Pro Forma)(1)	Gores Holdings II, Inc. (Historical)	Pro Forma Adjustments For Equity Offering	As Adjusted for Equity Offering		Note	Pro Forma Combined
Revenue	$186,659,195	$—	$—	$186,659,195	$—		$186,659,195
Cost of revenue	3,893,304	—	—	3,893,304	—		3,893,304
Selling, general and administrative expenses	48,829,023	—	—	48,829,023	3,725,443	(m)	52,554,466
Operating expenses	52,480,954	—	—	52,480,954	—		52,480,954
Depreciation; amortization; impairment and (gain) loss on disposal of assets, net	57,107,242	—	—	57,107,242	—		57,107,242
Professional fees and other expenses	—	3,625,443	—	3,625,443	(3,625,443)	(m)	—
State franchise taxes, other than income tax	—	100,000	—	100,000	(100,000)	(m)	—

Total income (loss) from operations	24,348,672	(3,725,443)	—	20,623,229	—		20,623,229
Interest expense	37,148,337	—	—	37,148,337	(8,490,671)	(n)	28,657,666
Other (income) expense	(4,031,142)	(2,997,552)	—	(7,028,694)	—		(7,028,694)

Income (loss) before income taxes	(8,768,523)	(727,891)	—	(9,496,414)	8,490,671		(1,005,743)
Income tax (benefit) expense	(387,909)	18,494	—	(369,415)	3,051,796	(o)	2,682,381

Net (loss) income	$(8,380,614)	$(746,385)	$—	$(9,126,999)	$5,438,875		$(3,688,124)

Pro Forma weighted average common shares outsanding—basic and diluted							155,200,000
Pro Forma net loss per share basis—basic and diluted						(p)	$(0.02)
Class A ordinary shares—basic and diluted		$—
Class F ordinary shares—basic and diluted		$(0.07)

(1)
See separate lower-level Verra Mobility Historical Information in the Unaudited Pro Forma Condensed Combined Statements of Operation presented in the notes which follow.

GORES HOLDINGS II, INC.

(ASSUMING NO REDEMPTIONS)

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2017

	For the year ended December 31, 2017
					Pro Forma Adjustments for Business Combination
	Verra Mobility (Pro Forma)(1)	Gores Holdings II, Inc. (Historical)	Pro Forma Adjustments For Equity Offering	As Adjusted for Equity Offering		Note	Pro Forma Combined
Revenue	$348,552,349	$—	$—	$348,552,349	$—		$348,552,349
Cost of revenue	7,967,451	—	—	7,967,451	—		7,967,451
Selling, general and administrative expenses	93,568,348	—	—	93,568,348	780,280	(m)	94,348,628
Operating expenses	84,568,932	—	—	84,568,932	—		84,568,932
Depreciation; amortization; impairment and (gain) loss on disposal of assets, net	116,246,194	—	—	116,246,194	—		116,246,194
Professional fees and other expenses	—	580,589	—	580,589	(580,589)	(m)	—
State franchise taxes, other than income tax	—	199,691	—	199,691	(199,691)	(m)	—

Total income (loss) from operations	46,201,424	(780,280)	—	45,421,144	—		45,421,144
Interest expense	68,126,529	—	—	68,126,529	(16,208,625)	(n)	51,917,904
Other (income) expense	(3,672,158)	(3,015,712)	—	(6,687,870)	—		(6,687,870)

Income (loss) before income taxes	(18,252,947)	2,235,432	—	(16,017,515)	16,208,625		191,110
Income tax (benefit) expense	(33,485,699)	810,926	—	(32,674,773)	6,483,450	(o)	(26,191,323)

Net income	$15,232,752	$1,424,506	$—	$16,657,258	$9,725,175		$26,382,433

Pro Forma weighted average common shares outstanding basic and diluted							155,200,000
Pro Forma net income per share basis—basic and diluted						(p)	$0.17

(1)
See separate lower-level Verra Mobility Historical Information in the Unaudited Pro Forma Condensed Combined Statements of Operation presented in the notes which follow.

NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION
(NO REDEMPTION SCENARIO)

NOTE 1—DESCRIPTION OF THE BUSINESS COMBINATION

        On June 21, 2018, the Company, First Merger Sub, Second Merger Sub, Greenlight and the Stockholder Representative entered into the Merger Agreement, which provides for, among other things, (i) the merger of First Merger Sub with and into Greenlight, with Greenlight continuing as the surviving corporation (the "First Merger") and (ii) immediately following the First Merger and as part of the same overall transaction as the First Merger, the merger of Greenlight with and into Second Merger Sub with Second Merger Sub continuing as the surviving entity (the "Second Merger" and, together with the First Merger, the "Mergers" and, together with the other transactions contemplated by the Merger Agreement, the "Business Combination"). As a result of the First Merger, the Company will own 100% of the outstanding common stock of Greenlight and each share of common stock of Greenlight will be cancelled and converted into the right to receive a portion of the closing consideration. Following the closing of the Business Combination, the Company will own, directly or indirectly, all of the assets of Greenlight and its subsidiaries and the Greenlight Stockholders will hold a portion of the Class A Stock. Assuming a pro forma Business Combination date of June 30, 2018, for consideration, the Greenlight Stockholders will receive $642 million ("Cash Consideration"), ownership interests in the Combined Company valued at $670 million based on a stock price of $10.28 per share (as of August 17, 2018) and a cash contribution to Verra Mobility to pay down existing debt by $133 million.

        The equity issued to the Greenlight Stockholders as consideration for the Business Combination will ultimately be recognized by the Combined Company based on the market trading price on the day of the closing of the Business Combination. Potential differences between the assumed stock price used for the pro forma condensed consolidated financial statements and the market trading price on the day of the closing of the Business Combination will directly impact the value of the ownership interest issued to the Greenlight Stockholders. For example, if the market trading price is $11.31 (10% higher than the assumed stock price), ownership interests issued to the Greenlight Stockholders as consideration for the Business Combination will be $737 million. If the market trading price is $9.25 (10% lower than the assumed stock price), ownership interests issued to the Greenlight Stockholders as consideration for the Business Combination will be $603 million.

        As part of the Business Combination, and concurrent with executing the Merger Agreement, the Company entered into Subscription Agreements pursuant to which the Private Placement Investors have agreed to acquire an additional 43.5 million shares of Class A Stock for gross proceeds of approximately $400 million. The $400 million of gross proceeds from the sale of the Class A Stock is included in the Cash Consideration. The remainder of the Cash Consideration will be provided by the funds held in the Trust Account.

NOTE 2—BASIS OF THE PRO FORMA PRESENTATION

        The Business Combination will be accounted for as a business combination under the scope of the Financial Accounting Standards Board's Accounting Standards Codification 805, Business Combinations, or ASC 805. The Company is the legal acquirer under the terms of the Merger Agreement. The Business Combination will be accounted for as a reverse merger in accordance with ASC 805. Under this method of accounting, the Company will be treated as the "acquired" company

NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION
(NO REDEMPTION SCENARIO) (Continued)

NOTE 2—BASIS OF THE PRO FORMA PRESENTATION (Continued)

for financial reporting purposes. Pursuant to ASC 805, Verra Mobility has been determined to be the accounting acquirer based on the evaluation of the following facts and circumstances:

  •
  the Greenlight Stockholders retain approximately 42.0% of the equity and voting rights after the Business Combination; and

  •
  the ongoing senior management of the Company will be entirely comprised of Verra Mobility employees.

        Consideration was given to the noncontrolling ownership position of the Sponsor after the Business Combination. Further, the planned initial composition of the Board was considered. The planned initial composition of the Board includes Mr. David Roberts, the CEO of Verra Mobility, however, six other directors will be on the Board, including two directors appointed by Platinum Equity, and four additional independent directors, two of which are currently independent board members of the Company (Mr. Randy Bort and Mr. Jeff Rea) as well as two additional independent directors. However, the large noncontrolling ownership position and composition of the Board were given less weight than the other factors described above. The most significant determinative factor considered was the voting rights of the Greenlight Stockholders relative to the other shareholders and the fact that management of Verra Mobility will continue to manage the company upon completion of the merger.

        The unaudited pro forma condensed combined statements of operations for the year ended December 31, 2017 and the six months ended June 30, 2018 give pro forma effect to the Business Combination and the transactions described in the Verra Mobility Historical Information in the Unaudited Pro Forma Condensed Combined Statements of Operation at the end of Note 3 as if they had occurred on January 1, 2017. The unaudited pro forma condensed combined balance sheet as of June 30, 2018 assumes that the Business Combination was completed on June 30, 2018. The unaudited pro forma condensed combined financial statements are based on the historical consolidated financial statements of the Companies and related adjustments.

        The unaudited pro forma condensed combined financial statements do not give effect to any anticipated synergies, operating efficiencies or cost savings that may be associated with the Business Combination.

        The pro forma adjustments are based on the information currently available. The assumptions and estimates underlying the pro forma adjustments are described in the accompanying notes. In accordance with ASC 805, any subsequent changes to the allocation of consideration transferred that result in material changes to the consolidated financial statements during the measurement period will be adjusted.

        The unaudited pro forma condensed combined statements of operations are not necessarily indicative of what the actual results of operations would have been had the Business Combination taken place on the date indicated, nor are they indicative of the future consolidated results of operations of the Combined Company. They should be read in conjunction with the historical consolidated financial statements and notes thereto of the Companies.

        Upon consummation of the Business Combination, the Company will adopt Verra Mobility's accounting policies. Verra Mobility may identify differences between the accounting policies among the

NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION
(NO REDEMPTION SCENARIO) (Continued)

NOTE 2—BASIS OF THE PRO FORMA PRESENTATION (Continued)

Companies, but we do not believe they will have a significant impact on the financial statements of the combined Company.

NOTE 3—PRO FORMA ADJUSTMENTS

        The unaudited pro forma condensed combined financial information has been prepared to illustrate the effect of the Business Combination as well as the transactions described in the Verra Mobility Historical Information in the Unaudited Pro Forma Condensed Combined Statements of Operation at the end of Note 3 and has been prepared for informational purposes only. The unaudited pro forma condensed combined statements of operations are not necessarily indicative of what the actual results of operations would have been had the Business Combination taken place on the date indicated, nor is it indicative of the future consolidated results of operations of the Combined Company. The unaudited pro forma condensed combined financial information is based upon the historical consolidated financial statements of the Companies and should be read in conjunction with their historical financial statements.

        The historical consolidated financial statements have been adjusted in the unaudited pro forma condensed combined financial information to give effect to pro forma events that are (1) directly attributable to the Business Combination, (2) factually supportable, and (3) with respect to the statements of operations, expected to have a continuing impact on the results of the Combined Company.

        There were no significant intercompany balances or transactions between the Companies as of the dates and for the periods of these unaudited pro forma condensed combined financial statements.

        The pro forma condensed combined provision for income taxes does not necessarily reflect the amounts that would have resulted had the Companies filed consolidated income tax returns during the periods presented.

        The pro forma basic and diluted earnings per share amounts presented in the unaudited pro forma condensed combined statements of operations are based upon the number of the Company's shares outstanding, assuming the Business Combination occurred on January 1, 2017.

NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION
(NO REDEMPTION SCENARIO) (Continued)

NOTE 3—PRO FORMA ADJUSTMENTS (Continued)

Adjustments to Unaudited Pro Forma Condensed Combined Balance Sheet

(a)
Reflects the net adjustment to cash associated with the Private Placement and Business Combination (dollars in thousands):

Cash inflow from Private Placement	$400,000	(1)
Cash inflow from Company's Trust Account	404,612	(2)

Cash inflow from Business Combination	804,612

Paydown of Verra Mobility Second Lien Term Loan (long-term debt)	136,516	(3)(4)
Payment to Selling Equityholders	642,484	(5)
Payment to redeeming Company stockholders	—	(6)
Payment of Company expenses	25,000	(7)

Cash outflow from Business Combination	804,000

Net pro forma cash flow	$612

(1)
Represents the issuance of 43.5 million shares of Class A Stock through the Private Placement at a par value of $0.0001 per share and an assumed fair value of $9.20 per share.

(2)
Represents the reclassification of cash equivalents held in the Trust Account to reflect that the cash equivalents are available to effectuate the Business Combination or to pay redeeming Company stockholders.

(3)
On July 24, 2018, Verra Mobility amended its New First Lien Term Loan (the "New First Lien Term Loan Amendment") to expand the aggregate principal loan amount under the New First Lien Term Loan from $840 million to $910 million and to modify certain defined terms. The additional $70 million will be used to pay down a portion of the Second Lien Loan to the new First Lien Loan.

(4)
Reflects the cash prepayment of Verra Mobility Second Lien Term Loan under the terms of the Merger Agreement and the additional 2% prepayment penalty paid to the lender. No modifications to the terms of Verra Mobility's remaining long term debt will occur as part of the Business Combination. The pro forma paydown of debt of $132.5 million is calculated using the projected net debt balance of Verra Mobility anticipated on the date of the Business Combination. Proceeds received by the Greenlight Stockholders from the Business Combination will be used to pay down the remaining portion of the Second Lien Loan after the pay down noted in (3) above.

(5)
Reflects the net cash consideration paid to or on behalf of the Greenlight Stockholders. See Note (j) which follows for payments to be made on behalf of the Greenlight stockholders. Under the terms of the Merger Agreement, this amount will be contingent upon, amongst other items, the amount of funds from the Trust Account that will be used to pay redeeming Company stockholders.

(6)
Reflects no redemptions of Company stock and no cash payments to redeeming Company shareholders.

NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION
(NO REDEMPTION SCENARIO) (Continued)

NOTE 3—PRO FORMA ADJUSTMENTS (Continued)

(7)
Represents the payment of estimated acquisition-related transaction costs. In accordance with ASC 805, acquisition-related transaction costs and related charges are not included as a component of consideration to be transferred but are required to be expensed as incurred. The unaudited pro forma condensed combined balance sheet reflects these costs as a reduction of cash with a corresponding decrease in retained earnings. These costs are not included in the unaudited pro forma condensed combined statement of operations as they are directly related to the Business Combination and will be nonrecurring.
(b)
Represents the relief of restrictions on the investments and cash held in the Trust Account upon consummation of the Business Combination.

(c)
Represents funds from the Business Combination used to prepay the Verra Mobility Second Lien Term Loan and pay a 2% prepayment penalty to the lender under the terms of the Merger Agreement using a projected net debt balance of approximately $984.5 million on the date of the Business Combination and a post-Business Combination net debt balance of approximately $852.0 million. The table below shows the prepayment and related penalty (dollars in thousands):

Total debt payment	$(136,516)
Prepayment penalty	4,000

Reduction of long-term debt—Principal	(132,516)
Accelerated amortization of debt issuance costs	12,492

Reduction of long-term debt	$(120,024)

  The related tax benefits of $4.29 million have been reflected as an increase to income tax receivable and the after tax impact presented as an increase to retained earnings.

  Because the prepayment penalty and accelerated amortization of debt issuance costs will not have an ongoing impact to the statement of operations, there are no corresponding adjustments to the pro forma condensed combined statement of operations.

(d)
Represents the payment of underwriting costs incurred as part of the Company's IPO committed to be paid upon the consummation of a business combination.

(e)
Represents a Tax Receivable Agreement payable to the Greenlight Stockholders based on the tax basis of certain intangibles assets related to Verra Mobility's acquisition of HTA. Under the terms of the Tax Receivable Agreement, the Greenlight Stockholders are entitled to 50% of the future tax benefits resulting from the increase in the tax basis of the underlying intangibles as a result of the acquisition of HTA. The amount of expected future payments under the Tax Receivable Agreement are dependent upon the existing tax basis of the Verra Mobility entities at the time an exchange is effectuated as well as the Company's cash tax savings rate in the years in which the Company utilizes tax attributes subject to the Tax Receivable Agreement. The total pro forma adjustment is $73 million.

  The Company used schedules of the tax basis of the underlying intangible assets provided by Verra Mobility management and current enacted tax rates in calculating the Tax Receivable Agreement liability. To the extent that changes in future tax law occur, adjustments to the Tax Receivable Agreement liability will be made as appropriate.

NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION
(NO REDEMPTION SCENARIO) (Continued)

NOTE 3—PRO FORMA ADJUSTMENTS (Continued)

  Future payments made under the Tax Receivable Agreement could constitute related party transactions that would be disclosed in the Company's future financial statements.

  The Tax Receivable Agreement provides that (i) in the event that the Company materially breaches the Tax Receivable Agreement, (ii) if, at any time, the Company elects an early termination of the Tax Receivable Agreement, or (iii) upon certain mergers, asset sales, other forms of business combinations or other changes of control, the Company's obligations under the Tax Receivable Agreement (with respect to all units of Verra Mobility, whether or not any units of Verra Mobility have been exchanged or acquired before or after such transaction) would accelerate and become payable in a lump sum amount. The lump sum amount would be equal to the present value of the anticipated future tax benefits calculated based on certain assumptions, including that the Company would have sufficient taxable income to fully utilize the deductions arising from the tax deductions, tax basis and other tax attributes subject to the Tax Receivable Agreement.

  As a result of the foregoing, (i) the Company could be required to make payments under the Tax Receivable Agreement that are greater than or less than the specified percentage of the actual tax savings the Company realizes in respect of the tax attributes subject to the agreements and (ii) the Company may be required to make an immediate lump sum payment equal to the present value of the anticipated future tax savings, which payment may be made years in advance of the actual realization of such future benefits, if any of such benefits are ever realized.

(f)
Represents the conversion of 38,294,216 shares of Class A Stock at a price of $10 per share (as of June 30, 2018; expressed in number of shares):

	Shares of Class A Stock	Shares of Class F Stock	Par Value	Carrying Value
Pre-Business Combination	1,705,784	10,000,000	$171	$17,057,840

Conversion of redeemable shares to Class A Stock of the Company	38,294,216	—	3,829	382,942,160
Redemption of redeemable Stock		—	—	—

Class A subject to Redemption	40,000,000	10,000,000	4,000	400,000,000	(f)(l)
Less: Cancellation of portion of Class F Stock	—	(3,478,261)	—	—
Conversion of remaining founders shares to Class F Stock	6,521,739	(6,521,739)	652	65,217,390	(k)
Private Placement	43,478,261	—	4,348	434,782,610	(a)
Shares issued to Greenlight Stockholders	65,200,000	—	6,520	652,000,000	(f)(l)

Post-Business Combination	155,200,000	—	$15,520	$1,552,000,000

NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION
(NO REDEMPTION SCENARIO) (Continued)

NOTE 3—PRO FORMA ADJUSTMENTS (Continued)

(g)
Represents the after tax impact at a rate of 26% of the following adjustments (dollars in thousands):

	Amount	After Tax Impact
Prepayment penalty on Second Lien Term Loan	$4,000	$2,960
Accelerated amortization of Second Lien Term Loan	12,491	9,243
Settlement of 2018 Participation Plan(1)	28,398	24,410

	$44,889	$36,613

(1)
Only 54% of the settlement is expected to be tax deductible.

(h)
Represents the impact of the following costs on retained earnings (dollars in thousands):

Company expenses (excluding the $14,000 deferred underwriting compensation)	$8,140
Platinum Tax Receivable Agreement	73,024

$81,164

(i)
Represents settlement of the payable to the sellers of HTA for certain tax items.

(j)
Represents cash payments made to and on behalf of the Greenlight Stockholders in consideration for the Business Combination (dollars in thousands):

Cash Payable to Greenlight Stockholders	$642,484
Less: Settlement payment to HTA sellers for certain tax items	(12,000)
Less: Settlement of 2018 Participation Plan	(28,398)

Total Cash Consideration Paid to Verra Mobility Stockholders	$602,086

(k)
Represents the conversion of 6,521,739 Class F Founder Shares to Class A Stock at a par value of $0.0001 per share and the cancellation of the remaining 3,478,261 Class F Founder Shares.

(l)
Following the Closing of the Business Combination, and as additional consideration for the Mergers and the other Transactions, within five Business Days after the occurrence of a Triggering Event, the Parent shall issue to each Cash Consideration Stockholder (at the Pro Rata Cash Share) the following shares of Parent Class A Stock (adjusted for stock splits, reverse stock splits, stock dividends, reorganizations, recapitalizations, reclassifications, combination, exchange of shares or other like change or transaction with respect to Parent Class A Stock occurring on or after the Closing ("Earn-Out Shares"), upon the terms and subject to the conditions set forth in the Merger Agreement and the other Related Agreements.

  The Earn-Out Shares will be issued by the Company to the Platinum Stockholder as follows: (i) a one-time issuance of 2,500,000 shares if the Common Share Price is greater than $13.00; (ii) a one-time issuance of 2,500,000 shares if the Common Share Price is greater than $15.50; (iii) a one-time issuance of 2,500,000 shares if the Common Share Price is greater than $18.00; and (iv) a

NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION
(NO REDEMPTION SCENARIO) (Continued)

NOTE 3—PRO FORMA ADJUSTMENTS (Continued)

  one-time issuance of 2,500,000 shares if the Common Share Price is greater than $20.50. If any of the Common Share Price thresholds described in the foregoing clauses (i) through (iv) are not achieved within the five-year period following the closing of the Mergers, the Company will not be required to issue the Earn-Out Shares in respect of such Common Share Price threshold.

  For the avoidance of doubt, the Cash Consideration Stockholders shall be entitled to receive Earn-Out Shares upon the occurrence of each Triggering Event; provided, however, that each Triggering Event shall only occur once, if at all, and in no event shall the Cash Consideration Stockholders be entitled to receive more than an aggregate of 10,000,000 Earn-Out Shares. Because this is a reverse acquisition, contingent shares issued to the stockholders of the accounting acquirer should be included in earnings per share from the date of issuance.

  If, during the Earn Out Period, there is a Change of Control that will result in the holders of Parent Class A Stock receiving a per share price equal to or in excess of the applicable Common Share Price required in connection with any Triggering Event (an "Acceleration Event"), then immediately prior to the consummation of such Change of Control: (a) any such Triggering Event that has not previously occurred shall be deemed to have occurred; and (b) Parent shall issue the applicable Earn-Out Shares to the Cash Consideration Stockholders (in accordance with their respective Pro Rata Cash Share), and the recipients of the issued Earn-Out Shares shall be eligible to participate in such Change of Control.

  The Company has estimated the fair value of the contingently issuable shares to be $67.625 million. This is initially recorded as a distribution to shareholders and is presented as contingently issuable shares. Upon the occurrence of a Triggering Event, any issuable shares would be transferred from contingently issuable shares to Common Stock and additional paid in capital. Any contingently issuable shares not issued as a result of a Triggering Event not being attained by the end of Earn-out Period will be cancelled.

Adjustments to Unaudited Pro Forma Condensed Combined Statements of Operations

        The pro forma adjustments included in the unaudited pro forma condensed combined statement of operations for the six month period ended June 30, 2018 and for the year ended December 31, 2017 are as follows:

  (m)
  To reclassify certain of the Company's expenses to Selling, general and administrative expenses to align with accounting policy at Verra Mobility.

  (n)
  Represents the reduction of interest expense due to the pay down of Verra Mobility debt.

  (o)
  Federal and state income taxes are recorded using combined federal and state statutory rates of 26% for the six months ended June 30, 2018 and 40% for the year ended December 31, 2017.

NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION
(NO REDEMPTION SCENARIO) (Continued)

NOTE 3—PRO FORMA ADJUSTMENTS (Continued)

  (p)
  Pro forma earnings per share:

	Year Ended December 31, 2017	Six Months Ended June 30, 2018
Pro forma net income (loss)	$26,382,433	$(3,688,124)

Weighted average number of shares outstanding—basic and diluted	1,631,145	1,705,784
Common shares issued as part of purchase consideration	115,200,000	115,200,000
Class A subject to redemption	38,368,855	38,294,216

Pro forma weighted average number shares outstanding—basic and diluted	155,200,000	155,200,000
Pro forma net income (loss) per share of common stock—basic and diluted	$0.17	$(0.02)

Verra Mobility Historical Information in the Unaudited Pro Forma Condensed Combined Statements of Operation

        On May 31, 2017, Verra Mobility, formerly known as ATS Consolidated Inc. ("ATS") was acquired by Platinum Equity (the "Platinum Merger"). Pursuant to the Merger, a new basis of accounting at fair value was established and the new stepped-up basis was pushed down by to Verra Mobility. Historical information is presented in distinct periods to indicate the application of two different bases of accounting between the periods presented. The period January 1, through May 31, 2017 has been labeled "Predecessor" and has been prepared using the historical basis of accounting of the Predecessor. The period from June 1, 2017 to December 31, 2017 has been labeled "Successor".

        On March 1, 2018, Verra Mobility acquired 100% of HTA (the "HTA Merger") and on April 6, 2018, Verra Mobility acquired 100% of Euro Parking Collection plc ("EPC"). In connection with the HTA Merger, Verra Mobility entered into a First Lien Term Loan Credit Agreement, a Second Lien Term Loan Credit Agreement and a Revolving Credit Facility Agreement with a syndicate of lenders (collectively, the "2018 Credit Facilities"). The 2018 Credit Facilities provide for committed senior secured financing of $1.115 billion. The 2018 Credit Facilities replaced Verra Mobility's prior credit facilities (the "2017 Credit Facilities").

        The Unaudited Pro Forma Condensed Combined Statement of Operations give effect to the HTA Merger and the Platinum Merger and the replacement of the 2017 Credit Facilities with the 2018 Credit Facilities as if they had occurred on January 1, 2017.

        Management has evaluated the differences between IFRS and U.S. GAAP as applicable to EPC and has identified one item related to customer unidentified and over payments that would not be considered revenue under US GAAP. Those amounts are being adjusted to other income (expense). The EPC historical financial results utilized for the Unaudited Pro Forma Combined Statements of Operations for the six months ended June 30, 2018 and for the year ended December 31, 2017 have been converted from British Pounds into U.S. dollars using the historical average exchange rates for each period.

NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION
(NO REDEMPTION SCENARIO) (Continued)

NOTE 3—PRO FORMA ADJUSTMENTS (Continued)

Six months ending June 30, 2018

	Historical for the six months ended June 30, 2018
	Verra Mobility	HTA	EPC	Pro Forma Combined pre Adjustments	Pro Forma Adjustments	Note	Total
Revenue	$167,437,828	$50,587,000	$2,954,447	$220,979,275	$(34,759,000)	(1a)	$186,659,195
				—	438,920	(1b)
Cost of revenue	3,532,051	34,759,000	361,253	38,652,304	(34,759,000)	(1a)	3,893,304
Selling, general and administrative expenses	60,863,596	16,631,370	1,419,690	78,914,656	(15,632,786)	(1c)	48,829,023
					(2,985,485)	(1c)
					(11,467,362)	(1d)
Operating expenses	52,480,954	—	—	52,480,954	—		52,480,954
Depreciation; amortization; impairment and (gain) loss on disposal of assets, net	46,039,969	398,000	26,738	46,464,707	10,975,159	(1e)	57,107,242
	—	—			(273,600)	(1f)
	—	—			(59,024)	(1g)

Total income (loss) from operations	4,521,258	(1,201,370)	1,146,766	4,466,654	19,882,018		24,348,672
Interest expense	32,225,801	—	—	32,225,801	(32,225,800)	(1h)	37,148,337
				—	37,148,336	(1i)
Loss on extinguishment	10,151,074	—	—	10,151,074	(10,151,074)	(1j)	—
Other expenses	(4,058,629)	33,000	(5,513)	(4,031,142)	—		(4,031,142)

Income (loss) before income tax (benefit) expense	(33,796,988)	(1,234,370)	1,152,279	(33,879,079)	25,110,556		(8,768,523)
Income tax (benefit) expense	(6,844,162)	10,000	238,444	(6,595,718)	6,528,745	(1k)	(387,909)
				—	(320,937)	(1l)	—

Net (loss) income	$(26,952,826)	$(1,244,370)	$913,834	$(27,283,362)	$18,902,748		$(8,380,614)

(1a)
Verra Mobility recognizes revenues from tolling and violations services in the Commercial Services segment on a net basis. All of HTA's revenues are related to tolling and violations products. The adjustment above is to reclassify the HTA cost of revenues as a reduction of revenues consistent with the accounting policy at Verra Mobility.

(1b)
Prior to the HTA Merger, HTA capitalized payments made to a tolling services customer to extend the existing contract. This amount was capitalized and amortized over the term of the contract as a reduction of revenue. As a result of the HTA Merger, and the resultant purchase price allocation, the contract inducement was subsumed into the larger customer relationship intangible asset recorded for this and other HTA customers. This adjustment reflects the removal of those costs.

NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION
(NO REDEMPTION SCENARIO) (Continued)

NOTE 3—PRO FORMA ADJUSTMENTS (Continued)

(1c)
In connection with the HTA and EPC mergers, Verra Mobility incurred several nonrecurring transaction expenses. Such expenses meet the directly attributable and factually supportable criteria. This adjustment reflects the elimination of those expenses.

(1d)
In connection with the HTA Merger, HTA incurred several nonrecurring transaction expenses. Such expenses meet the directly attributable and factually supportable criteria. This adjustment reflects the elimination of those expenses.

(1e)
This entry reflects the elimination of Verra Mobility's historical amortization of the intangible assets and the subsequent recording of amortization of new intangibles in the HTA and EPC mergers as well as a change in the estimated remaining useful life for trademarks related to the Platinum Merger.

	EPC Merger (Three months)		HTA Merger (Two months)
					Platinum Merger						Incremental amortization expense
		Estimated remaining useful life (years)		Estimated remaining useful life (years)		Estimated remaining useful life (years)		Incremental amortization expense— EPC	Incremental amortization expense— HTA	Incremental amortization expense— Platinum
(dollars in thousands)	Adjustment		Adjustment		Adjustment						June 30, 2018
Trademarks	$1,100	5	$5,500	3	$24,800		(a)	$55	$306	$1,599	$1,960
Non-compete agreements			48,500	5	13,600		(b)		1,617		1,617
Intangible assets—customer relationships	19,400	10	242,500	9	99,600		(b)	485	4,491		4,976
Intangible assets—technology	3,900	4.5	72,800	5.5	84,500		(b)	217	2,206		2,423

Incremental amortization expense								$757	$8,619	$1,599	$10,975

Gross carrying value of intangible assets	$24,400		$369,300		$222,500

(a)
Incremental amortization reflects the impact of the change in estimated useful life on June 1, 2018 as a result of the rebranding of ATS to Verra Mobility as discussed in Footnote 4 to the Verra Mobility Unaudited Condensed Consolidated Financial Statements for the three and six months ended June 30, 2018.

(b)
Platinum Merger included for the full period, consequently no incremental adjustments are required other than noted in (a) above.
(1f)
Prior to the HTA Merger, HTA capitalized costs related to internally developed software. These amounts were then amortized over 5 years. As a result of the HTA Merger, and the resultant purchase price allocation, these capitalized amounts were subsumed into the larger developed technology intangible asset recorded for the various HTA operating platforms. This adjustment reflects the elimination of those expenses.

(1g)
Prior to the HTA Merger, HTA made the private company election to amortize goodwill related to a 2016 business combination. This adjustment reflects the elimination of those expenses.

(1h)
In connection with the HTA Merger, Verra Mobility replaced its 2017 Credit Facilities with the 2018 Credit Facilities on March 1, 2018. This adjustment represents the removal of interest expense, including the associated amortization of debt issuance costs included in interest expense related to the replaced 2017 Credit Facilities.

(1i)
Represents the interest expense, including the associated amortization of debt issuance costs included in interest expense related to the 2018 Credit Facilities which replaced by the 2017 Credit Facilities. The 2018 Credit Facilities were entered into on March 1, 2018 in conjunction with the HTA Merger.

(1j)
Represents the removal of the loss on extinguishment of debt recorded in March 2018 as a result of replacing the 2017 Credit Facility with the 2018 Credit Facility.

(1k)
Represents the aggregate income tax expense related to the adjustments noted above using a combined federal and state statutory rate of 26% for the six months ended June 30, 2018.

(1l)
Represents the addition of a tax provision to the HTA results as it was previously a limited liability corporation using a combined Federal & State statutory rate of 26%.

NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION
(NO REDEMPTION SCENARIO) (Continued)

NOTE 3—PRO FORMA ADJUSTMENTS (Continued)

Year ended December 31, 2017

	Historical for the year ended December 31, 2017
	Successor Verra Mobility	Predecessor Verra Mobility	HTA	EPC	Pro Forma Adjustments	Note	Total
Revenue	$138,238,687	$93,871,130	$326,539,000	$12,668,073	$(225,111,000)	(2a)	$348,552,349
					2,258,297	(2b)
					277,076	(2c)
					(188,914)	(2o)
Cost of revenue	3,526,081	2,332,949	225,111,000	2,108,421	(225,111,000)	(2a)	7,967,451
Selling, general and administrative expenses	46,042,541	41,593,565	31,229,000	5,920,955	(31,390,659)	(2d)	93,568,348
					172,946	(2e)
Operating expenses	49,310,654	35,258,278	—	—	—		84,568,932
Depreciation; amortization; impairment and (gain) loss on disposal of assets, net	33,112,553	12,613,143	2,120,000	38,389	(1,387,973)	(2f)	116,246,194
					(354,144)	(2g)
					(1,407,202)	(2h)
					71,511,428	(2i)(2j)

Total income (loss) from operations	6,246,858	2,073,195	68,079,000	4,600,308	(34,797,937)		46,201,424
Interest (income) expense	20,857,920	875,102	103,000	—	(21,834,523)	(2l)	68,126,529
					68,125,030	(2k)
Loss on extinguishment of debt	—	—	—	—	—		—
Other (income) expense	(2,172,261)	(1,294,299)	—	(16,684)	(188,914)	(2o)	(3,672,158)

Income (loss) before income tax (benefit) expense	(12,438,801)	2,492,392	67,976,000	4,616,992	(80,899,530)		(18,252,947)
Income tax (benefit) expenses	(30,677,023)	1,252,793	419,000	688,943	(32,359,812)	(2m)	(33,485,699)
					27,190,400	(2n)	—

Net income	$18,238,222	$1,239,599	$67,557,000	$3,928,049	$(75,730,118)		$15,232,752

(2a)
Verra Mobility recognizes revenues from tolling and violations services in the Commercial Services segment on a net basis. All of HTA's revenues are related to tolling and violations products. The adjustment above is to reclassify the HTA cost of revenues as a reduction of revenues consistent with the accounting policy at Verra Mobility.

NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION
(NO REDEMPTION SCENARIO) (Continued)

NOTE 3—PRO FORMA ADJUSTMENTS (Continued)

(2b)
Prior to the HTA Merger, HTA capitalized payments made to a tolling services customer to extend the existing contract. This amount was capitalized and amortized over the term of the contract as a reduction of revenue. As a result of the HTA Merger, and the resultant purchase price allocation, the contract inducement was subsumed into the larger customer relationship intangible asset recorded for this and other HTA customers. This adjustment reflects the removal of those costs.

(2c)
Prior to the Platinum Merger, Verra Mobility capitalized payments made to a tolling services customer to extend the existing contract. This amount was capitalized and amortized over the term of the contract as a reduction of revenue. As a result of the Platinum Merger, and the resultant purchase price allocation, the contract inducement was subsumed into the larger customer relationship intangible asset recorded for this and other HTA customers. This adjustment reflects the removal of those costs.

(2d)
Represents transaction expenses related to the Platinum Merger. $21.5 million of this amount was incurred by the Verra Mobility sellers and $9.9 million of this amount was incurred by Platinum Equity. This adjustment reflects the removal of those costs.

(2e)
As a result of the Platinum Merger, and the resultant purchase price allocation, pre-merger deferred rent amounts are not recognized. This adjustment reflects the removal of amortization of those costs.

(2f)
Prior to the HTA Merger, HTA capitalized costs related to internally developed software. These amounts were then amortized over 5 years. As a result of the HTA Merger, and the resultant purchase price allocation, these capitalized amounts were subsumed into the larger developed technology intangible asset recorded for the various HTA operating platforms. This adjustment reflects the removal of those costs.

(2g)
Prior to the HTA Merger, HTA made the private company election to amortize goodwill related to a 2016 business combination. This adjustment reflects the removal of those costs as Verra Mobility does not amortize goodwill.

(2h)
Prior to the Platinum Merger, Verra Mobility capitalized costs related to internally developed software. These amounts were then amortized over 5 years. As a result of the Platinum Merger, and the resultant purchase price allocation, these capitalized amounts were subsumed into the larger developed technology intangible asset recorded for the various Verra Mobility operating platforms. This adjustment reflects the removal of those costs.

(2i)
On May 31, 2017, Verra Mobility was acquired by Greenlight Merger Corporation through the merger of Greenlight Acquisition Corporation with and into Verra Mobility for a total purchase price of $550.0 million less adjustments set forth in the merger agreement, resulting in a total purchase price of $548.2 million.

NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION
(NO REDEMPTION SCENARIO) (Continued)

NOTE 3—PRO FORMA ADJUSTMENTS (Continued)

(2j)
This entry reflects the amortization of the intangible assets subject to amortization from the HTA and EPC mergers as well as a change in the estimated remaining useful life for trademarks related to the Platinum Merger.

	EPC Merger (Full twelve months)		HTA Merger (Full twelve months)		Platinum Merger (Five months only)
											Incremental amortization expense
		Estimated remaining useful life (years)		Estimated remaining useful life (years)		Estimated remaining useful life (years)		Incremental amortization expense— EPC	Incremental amortization expense— HTA	Incremental amortization expense— Platinum
(dollars in thousands)	Gross Carrying Amount		Gross Carrying Amount		Gross Carrying Amount						December 31, 2017
Trademarks	$1,100	5	$5,500	3	$24,800		(a)	$220	$1,833	$5,029	$7,083
Non-compete agreements			48,500	5	13,600	5			9,700	1,133	10,833
Intangible assets—customer relationships	19,400	10	242,500	9	99,600	8.5		1,940	26,944	4,962	33,847
Intangible assets—technology	3,900	4.5	72,800	5.5	84,500	5.5		867	13,236	6,402	20,505
Less: amortization included in the historical Verra Mobility predecessor financial statements											(756)

Incremental amortization expense								$3,027	$51,714	$17,527	$71,511

Gross carrying value of intangible assets	$24,400		$369,300		$222,500

(a)
Incremental amortization reflects the impact of the change in estimated useful life on June 1, 2018 as a result of the rebranding of ATS to Verra Mobility as discussed in Footnote 4 to the Verra Mobility Unaudited Condensed Consolidated Financial Statements for the three and six months ended June 30,2018.
(2k)
Represents the interest expense, including the associated amortization of debt issuance costs included in interest expense related to the 2018 Credit Facilities which replaced by the 2017 Credit Facilities. The 2018 Credit Facilities were entered into on March 1, 2018 in conjunction with the HTA Merger.

(2l)
In connection with the HTA Merger, Verra Mobility replaced its 2017 Credit Facilities with new 2018 Credit Facilities on March 1 2018. This adjustment represents the removal of $21.7 million of Verra Mobility interest expense, including the associated amortization of debt issuance costs included in interest expense related to the replaced 2017 Credit Facilities and $0.1 million of HTA interest expense.

(2m)
Represents the aggregate income tax expense related to the adjustments noted above using a combined federal and state statutory rate of 40% for the year ended December 31, 2017.

(2n)
Represents the addition of a tax provision to the HTA results as it was previously a limited liability corporation using combined Federal and State statutory rate of 40%.

(2o)
Represents the reclassification of certain EPC items considered revenue under IFRS to other income for US GAAP.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION
(MAXIMUM REDEMPTION SCENARIO)

        The following unaudited pro forma condensed combined balance sheet as of June 30, 2018 and the unaudited pro forma condensed combined statements of operations for the year ended December 31, 2017 and the six months ended June 30, 2018 present the historical financial statements of the Company and Verra Mobility, adjusted to reflect the Business Combination. The Company and Verra Mobility shall collectively be referred to herein as the "Companies." The Companies, subsequent to the Business Combination, shall be referred to herein as the "Combined Company."

        The unaudited pro forma condensed combined statements of operations for the year ended December 31, 2017 and for the six months ended give pro forma effect to the Business Combination as if it had occurred on January 1, 2017. The unaudited pro forma condensed combined balance sheet as of June 30, 2018 assumes that the Business Combination was completed on June 30, 2018.

        The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2017 was derived from Verra Mobility's audited consolidated statement of operations for the periods from January 1, 2017 to May 31, 2017 (predecessor) and June 1, 2017 to December 31, 2017 (Successor) and the Company's audited statement of operations for the year ended December 31, 2017. The unaudited pro forma condensed combined balance sheet and statement of operations as of and for the six months ended June 30, 2018 were derived from Verra Mobility's unaudited condensed combined financial statements as of and for the six months ended June 30, 2018 and the Company's condensed consolidated unaudited financial statements as of and for the six months ended June 30, 2018. Historical information for Verra Mobility incorporates certain adjustments and estimates relating to the acquisition of HTA on March 1, 2018, the acquisition of EPC on April 6, 2018 and the related refinancing as well as the Platinum Merger on May 31, 2017. The unaudited pro forma condensed combined statements of operations for the year ended December 31, 2017 and for the six months ended June 30, 2018 give pro forma effect to the acquisitions of HTA, EPC and the Platinum Merger as if they had occurred on January 1, 2017. Because the acquisitions of HTA and EPC were consummated prior to June 30, 2018 and the business combinations are reflected in Verra Mobility's historical unaudited condensed combined balance sheet as of June 30, 2018 there is no additional impact related to these transactions to be reflected in the unaudited pro forma condensed combined balance sheet presented herein.

        On June 21, 2018, the Company entered into the Merger Agreement with Greenlight. After giving effect to the Business Combination, the Company will own, directly or indirectly, all of the assets of Greenlight and its subsidiaries and the Greenlight Stockholders will hold a portion of the Class A Stock. The pro forma condensed combined information contained herein assumes the Company's stockholders approve the proposed Business Combination. The Company's stockholders may elect to redeem their shares of Class A Stock even if they approve the proposed Business Combination. The Company cannot predict how many of its public stockholders will elect to convert their shares of Class A Stock to cash. As a result, the Company has elected to provide condensed combined pro forma financial statements under two different assumptions which produce different allocations of total Company equity between holders of Common Stock. The actual results will be within the maximum redemption scenario described below, however, there can be no assurance regarding which scenario will be closest to the actual results. Under both scenarios, Verra Mobility is considered the accounting acquirer, as further discussed in Note 1 of the "Notes to The Unaudited Pro Forma Condensed Combined Financial Information."

        Based on the amount of $404,611,945 in our Trust Account as of June 30, 2018, and taking into account the anticipated gross proceeds of approximately $400,000,000 from the Private Placement, approximately 20,000,000 shares of Class A Stock may be redeemed and still enable us to have sufficient cash to satisfy the cash closing conditions in the Merger Agreement. We refer to this as the maximum redemption scenario.

        The following pro forma condensed combined financial statements assume that the maximum number of shares of Class A Stock are redeemed such that the remaining funds held in the Trust Account after the payment of the redeeming shares' pro-rata allocation along with the proceeds from Private Placement are sufficient to fund the minimum cash consideration to be paid to the Greenlight Stockholders under the terms of the Merger Agreement.

GORES HOLDINGS II, INC.

(ASSUMING MAXIMUM REDEMPTIONS)

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

JUNE 30, 2018

	Historical as of June 30, 2018
						Pro Forma Adjustments for Business Combination
	Verra Mobility	Gores Holdings II, Inc.	Pro Forma Adjustments For Equity Offering	Note	As Adjusted for Equity Offering		Note	Pro Forma Combined
Assets
Current assets:
Cash and cash equivalents	$29,777,376	$168,794	$400,000,000	(a)	$429,946,170	$404,611,945	(a)	$30,558,114
	—	—				(804,000,001)	(a)
Restricted cash	1,917,336	—	—		1,917,336	—		1,917,336
Accounts receivable, net	71,181,407	—	—		71,181,407	—		71,181,407
Unbilled receivables	12,818,983	—	—		12,818,983	—		12,818,983
Prepaid expenses and other current assets	21,719,040	263,841	—		21,982,881	8,274,836	(c),(g)	30,257,717

Total current assets	137,414,142	432,635	400,000,000		537,846,777	(391,113,220)		146,733,557
								—
Investments and cash held in Trust Account	—	404,611,945	—		404,611,945	(404,611,945)	(b)	—
Installation and service parts, net	8,847,941	—	—		8,847,941	—		8,847,941
Property and equipment, net	66,755,555	—	—		66,755,555	—		66,755,555
Intangible assets, net	561,535,531	—	—		561,535,531	—		561,535,531
Goodwill	564,989,603	—	—		564,989,603	—		564,989,603
Other non-current assets	1,715,681	—	—		1,715,681	—		1,715,681

Total assets	$1,341,258,453	$405,044,580	$400,000,000		$2,146,303,033	$(795,725,165)		$1,350,577,868

Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$50,696,763	$—	$—		$50,696,763	$(12,000,000)	(i)	$38,696,763
Accrued liabilities	10,781,652	3,077,932	—		13,859,584	—		13,859,584
State franchise tax accrual	—	20,000	—		20,000	—		20,000
Current portion of long-term debt	8,400,000	—	—		8,400,000	—		8,400,000

Total current liabilities	69,878,415	3,097,932	—		72,976,347	(12,000,000)		60,976,347
Long term debt, net of deferred financing costs & discounts	980,280,776	—	—		980,280,776	(120,024,209)	(c)	860,256,567
Other long-term liabilities	3,034,712	—	—		3,034,712	73,024,349	(e)	76,059,061
Asset retirement obligations	6,493,348	—	—		6,493,348	—		6,493,348
Deferred underwriting compensation	—	14,000,000	—		14,000,000	(14,000,000)	(d)	—
Deferred income taxes, net	47,415,633	4,480	—		47,420,113	(2,860,000)	(h)	44,560,113

Total Liabilities	1,107,102,884	17,102,412	—		1,124,205,296	(75,859,860)		1,048,345,436
Commitments and contingencies:
Class A subject to redemption	—	382,942,160	—		382,942,160	(382,942,160)	(f)	—
Stockholders' equity:
Common stock Class A	1	171	4,348	(a)	4,520	11,001	(f),(l),(k)	15,521
Common stock Class F	—	1,000	—		1,000	(1,000)	(k)	—
Additional paid-in-capital	246,582,030	4,361,675	399,995,652	(a)	650,939,357	(402,086,123)	(j)	431,785,045
						182,931,811	(f)
Contingently issuable shares	—	—	—		—	67,625,000	(l)	67,625,000
Retained earnings (accumulated deficit)	(8,714,604)	637,162	—		(8,077,442)	(185,403,834)	(g),(h),(l)	(193,481,276)
Accumulated other comprehensive loss	(3,711,858)	—	—		(3,711,858)	—		(3,711,858)

Total stockholders' equity	234,155,569	5,000,008	400,000,000		639,155,577	(336,923,145)		302,232,432

Total liabilities and stockholders' equity	$1,341,258,453	$405,044,580	$400,000,000		$2,146,303,033	$(795,725,165)		$1,350,577,868

GORES HOLDINGS II, INC.

(ASSUMING MAXIMUM REDEMPTIONS)

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE SIX MONTHS ENDED JUNE 30, 2018

	For the six months ended June 30, 2018
			Pro Forma Adjustments For Equity Offering		Pro Forma Adjustments for Business Combination
	Verra Mobility (Pro Forma)(1)	Gores Holdings II, Inc. (Historical)		As Adjusted for Equity Offering		Note	Pro Forma Combined
Revenue	$186,659,195	$—	$—	$186,659,195	$—		$186,659,195
Cost of revenue	3,893,304	—	—	3,893,304	—		3,893,304
Selling, general and administrative expenses	48,829,023	—	—	48,829,023	3,725,443	(m)	52,554,466
Operating expenses	52,480,954	—	—	52,480,954	—		52,480,954
Depreciation; amortization; impairment and (gain) loss on disposal of assets, net	57,107,242	—	—	57,107,242	—		57,107,242
Professional fees and other expenses	—	3,625,443	—	3,625,443	(3,625,443)	(m)	—
State franchise taxes, other than income tax	—	100,000	—	100,000	(100,000)	(m)	—

Total income (loss) from operations	24,348,672	(3,725,443)	—	20,623,229	—		20,623,229
Interest expense	37,148,337	—	—	37,148,337	(8,490,671)	(n)	28,657,666
Other (income) expense	(4,031,142)	(2,997,552)	—	(7,028,694)	—		(7,028,694)

Income (loss) before income taxes	(8,768,523)	(727,891)	—	(9,496,414)	8,490,671		(1,005,743)
Income tax (benefit) expense	(387,909)	18,494	—	(369,415)	3,051,796	(o)	2,682,381

Net (loss) income	$(8,380,614)	$(746,385)	$—	$(9,126,999)	$5,438,875		$(3,688,124)

Pro Forma weighted average common shares outsanding—basic and diluted							155,200,000
Pro Forma net loss per share basis—basic and diluted						(p)	$(0.02)

(1)
See separate lower-level Verra Mobility Historical Information in the Unaudited Pro Forma Condensed Combined Statements of Operation presented in the notes which follow.

GORES HOLDINGS II, INC.

(ASSUMING MAXIMUM REDEMPTIONS)

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2017

	For the year ended December 31, 2017
			Pro Forma Adjustments For Equity Offering		Pro Forma Adjustments for Business Combination
	Verra Mobility (Pro Forma)(1)	Gores Holdings II, Inc. (Historical)		As Adjusted for Equity Offering		Note	Pro Forma Combined
Revenue	$348,552,349	$—	$—	$348,552,349	$—		$348,552,349
Cost of revenue	7,967,451	—	—	7,967,451	—		7,967,451
Selling, general and administrative expenses	93,568,348	—	—	93,568,348	780,280	(m)	94,348,628
Operating expenses	84,568,932	—	—	84,568,932	—		84,568,932
Depreciation; amortization; impairment and (gain) loss on disposal of assets, net	116,246,194	—	—	116,246,194	—		116,246,194
Professional fees and other expenses	—	580,589	—	580,589	(580,589)	(m)	—
State franchise taxes, other than income tax	—	199,691	—	199,691	(199,691)	(m)	—

Total income (loss) from operations	46,201,424	(780,280)	—	45,421,144	—		45,421,144
Interest expense	68,126,529	—	—	68,126,529	(16,208,625)	(n)	51,917,904
Other (income) expense	(3,672,158)	(3,015,712)	—	(6,687,870)	—		(6,687,870)

Income (loss) before income taxes	(18,252,947)	2,235,432	—	(16,017,515)	16,208,625		191,110
Income tax (benefit) expense	(33,485,699)	810,926	—	(32,674,773)	6,483,450	(o)	(26,191,323)

Net income	$15,232,752	$1,424,506	$—	$16,657,258	$9,725,175		$26,382,433

Pro Forma weighted average common shares outstanding basic and diluted							155,200,000
Pro Forma net income per share basis—basic and diluted						(p)	$0.17

(1)
See separate lower-level Verra Mobility Historical Information in the Unaudited Pro Forma Condensed Combined Statements of Operation presented in the notes which follow.

NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED
FINANCIAL INFORMATION

(MAXIMUM REDEMPTION SCENARIO)

NOTE 1—DESCRIPTION OF THE BUSINESS COMBINATION

        On June 21, 2018, the Company, First Merger Sub, Second Merger Sub, Greenlight and the Stockholder Representative entered into the Merger Agreement, which provides for, among other things, (i) the merger of First Merger Sub with and into Greenlight, with Greenlight continuing as the surviving corporation (the "First Merger") and (ii) immediately following the First Merger and as part of the same overall transaction as the First Merger, the merger of Greenlight with and into Second Merger Sub with Second Merger Sub continuing as the surviving entity (the "Second Merger" and, together with the First Merger, the "Mergers" and, together with the other transactions contemplated by the Merger Agreement, the "Business Combination"). As a result of the First Merger, the Company will own 100% of the outstanding common stock of Greenlight and each share of common stock of Greenlight will be cancelled and converted into the right to receive a portion of the consideration. Following the closing of the Business Combination, the Company will own, directly or indirectly, all of the assets of Greenlight and its subsidiaries and the Greenlight Stockholders will hold a portion of the Class A Stock. Assuming a pro forma Business Combination date of June 30, 2018, for consideration, the Greenlight Stockholders will receive $442 million ("Cash Consideration"), ownership interests in the Combined Company valued at $876 million based on a stock price of $10.28 per share (as of August 17, 2018) and a cash contribution to Verra Mobility to pay down existing debt by $133 million.

        The equity issued to the Greenlight Stockholders as consideration for the Business Combination will ultimately be recognized by the Combined Company based on the market trading price on the day of the closing of the Business Combination. Potential differences between the assumed stock price used for the pro forma condensed consolidated financial statements and the market trading price on the day of the closing of the Business Combination will directly impact the value of the ownership interest issued to the Greenlight Stockholders. For example, if the market trading price is $11.31 (10% higher than the assumed stock price), ownership interests issued to the Greenlight Stockholders as consideration for the Business Combination will be $964 million. If the market trading price is $9.25 (10% lower than the assumed stock price), ownership interests issued to the Greenlight Stockholders as consideration for the Business Combination will be $788 million.

        As part of the Business Combination, and concurrent with executing the Merger Agreement, the Company entered into Subscription Agreements pursuant to which the Private Placement Investors have agreed to acquire an additional 43.5 million shares of Company's Class A Stock for gross proceeds of approximately $400 million. The $400 million of gross proceeds of the Company's Class A Stock is included in the Cash Consideration. The remainder of the Cash Consideration will be provided by the Company's trust account.

NOTE 2—BASIS OF THE PRO FORMA PRESENTATION

        The Business Combination will be accounted for as a business combination under the scope of the Financial Accounting Standards Board's Accounting Standards Codification 805, Business Combinations, or ASC 805. The Company is the legal acquirer under the terms of the Merger Agreement. However the Business Combination will be accounted for as a reverse merger in accordance with ASC 805. Under this method of accounting, the Company will be treated as the "acquired" company for financial reporting purposes. Pursuant to ASC 805, Verra Mobility has been

NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED
FINANCIAL INFORMATION (Continued)

(MAXIMUM REDEMPTION SCENARIO)

NOTE 2—BASIS OF THE PRO FORMA PRESENTATION (Continued)

determined to be the accounting acquirer based on the evaluation of the following facts and circumstances:

  •
  the Greenlight Stockholders retain approximately 54.9% of the equity and voting rights after the Business Combination; and

  •
  the ongoing senior management of the Company will be entirely comprised of Verra Mobility employees.

        A preponderance of the evidence discussed above supports the conclusion that Verra Mobility is the accounting acquirer in the Business Combination. Accordingly, for accounting purposes, the Business Combination will be treated as the equivalent of Verra Mobility issuing stock for the net assets of the Company, accompanied by a recapitalization. The net assets of the Company will be stated at historical cost, with no goodwill or other intangible assets recorded.

        Accordingly, there are no pro forma adjustments for depreciation and amortization expense on the statements of operation. Operations prior to the Business Combination will be those of Verra Mobility.

        The unaudited pro forma condensed combined statements of operations for the year ended December 31, 2017 and the six months ended June 30, 2018 give pro forma effect to the Business Combination and the transactions described in the Verra Mobility historical information in the unaudited Pro Forma Condensed Combined Statements of Operation at the end of Note 3 as if they had occurred on January 1, 2017. The unaudited pro forma condensed combined balance sheet as of June 30, 2018 assumes that the Business Combination was completed on June 30, 2018. The unaudited pro forma condensed combined financial statements are based on the historical consolidated financial statements of the Companies and related adjustments.

        The unaudited pro forma condensed combined financial statements do not give effect to any anticipated synergies, operating efficiencies or cost savings that may be associated with the Business Combination.

        The pro forma adjustments are based on the information currently available. The assumptions and estimates underlying the pro forma adjustments are described in the accompanying notes. In accordance with ASC 805, any subsequent changes to the allocation of consideration transferred that result in material changes to the consolidated financial statements during the measurement period will be adjusted.

        The unaudited pro forma condensed combined statements of operations are not necessarily indicative of what the actual results of operations would have been had the Business Combination taken place on the date indicated, nor are they indicative of the future consolidated results of operations of the Combined Company. They should be read in conjunction with the historical consolidated financial statements and notes thereto of the Companies.

        Upon consummation of the Business Combination, the Company will adopt Verra Mobility's accounting policies. Verra Mobility may identify differences between the accounting policies among the Companies, but we do not believe they will have a significant impact on the consolidated financial statements of the Combined Company.

NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED
FINANCIAL INFORMATION (Continued)

(MAXIMUM REDEMPTION SCENARIO)

NOTE 3—PRO FORMA ADJUSTMENTS

        The unaudited pro forma condensed combined financial information has been prepared to illustrate the effect of the Business Combination as well as the transactions described in the Verra Mobility Historical Information in the Unaudited Pro Forma Condensed Combined Statements of Operation at the end of Note 3 and has been prepared for informational purposes only. The unaudited pro forma condensed combined statements of operations are not necessarily indicative of what the actual results of operations would have been had the Business Combination taken place on the date indicated, nor is it indicative of the future consolidated results of operations of the Combined Company. The unaudited pro forma condensed combined financial information is based upon the historical consolidated financial statements of the Companies and should be read in conjunction with their historical financial statements.

        The historical consolidated financial statements have been adjusted in the unaudited pro forma condensed combined financial information to give effect to pro forma events that are (1) directly attributable to the Business Combination, (2) factually supportable, and (3) with respect to the statements of operations, expected to have a continuing impact on the results of the Combined Company.

        There were no significant intercompany balances or transactions between the Companies as of the dates and for the periods of these unaudited pro forma condensed combined financial statements.

        The pro forma condensed combined consolidated provision for income taxes does not necessarily reflect the amounts that would have resulted had the Companies filed consolidated income tax returns during the periods presented.

        The pro forma basic and diluted earnings per share amounts presented in the unaudited pro forma condensed combined consolidated statements of operations are based upon the number of the Company's shares outstanding, assuming the Business Combination occurred on January 1, 2017.

NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED
FINANCIAL INFORMATION (Continued)

(MAXIMUM REDEMPTION SCENARIO)

NOTE 3—PRO FORMA ADJUSTMENTS (Continued)

Adjustments to Unaudited Pro Forma Condensed Combined Balance Sheet

(a)
Reflects the net adjustment to cash associated with the Private Placement and Business Combination (dollars in thousands):

Cash inflow from Private Placement	$400,000	(1)
Cash inflow from Company's Trust Account	404,612	(2)

Cash inflow from Business Combination	804,612

Paydown of Verra Mobility Second Lien Term Loan (long-term debt)	136,516	(3)(4)
Payment to Selling Equityholders	442,484	(5)
Payment to redeeming Company stockholders	200,000	(6)
Payment of Company expenses	25,000	(7)

Cash outflow from Business Combination	804,000

Net pro forma cash flow	$612

(1)
Represents the issuance of 43.5 million shares of Class A Stock through the Private Placement at a par value of $0.0001 per share and an assumed fair value of $9.20 per share.

(2)
Represents the reclassification of cash equivalents held in the Trust Account to reflect that the cash equivalents are available to effectuate the Business Combination or to pay redeeming Company stockholders.

(3)
On July 24, 2018, Verra Mobility amended its New First Lien Term Loan (the "New First Lien Term Loan Amendment") to expand the aggregate principal loan amount under the New First Lien Term Loan from $840 million to $910 million and to modify certain defined terms. The additional $70 million will be used to pay down a portion of the Second Lien Loan to the new First Lien Loan.

(4)
Reflects the cash prepayment of Verra Mobility Second Lien Term Loan under the terms of the Merger Agreement and the additional 2% prepayment penalty paid to the lender. No modifications to the terms of Verra Mobility's remaining long term debt will occur as part of the Business Combination. The pro forma paydown of debt of $132.5 million is calculated using the projected net debt balance of Verra Mobility anticipated on the date of the Business Combination. Proceeds received by the Greenlight Stockholders from the Business Combination will be used to pay down the remaining portion of the Second Lien Loan after the pay down noted in (3) above.

(5)
Reflects the net cash consideration paid to or on behalf of the Greenlight Stockholders. See Note (j) which follows for payments to be made on behalf of the Greenlight Stockholders. Under the terms of the Merger Agreement, this amount will be contingent upon, amongst other items, the amount of funds from the Trust Account that will be used to pay redeeming Company stockholders.

NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED
FINANCIAL INFORMATION (Continued)

(MAXIMUM REDEMPTION SCENARIO)

NOTE 3—PRO FORMA ADJUSTMENTS (Continued)

(6)
Reflects the maximum payment that could be made to redeeming Company stockholders which would leave sufficient cash to fund minimum required cash consideration payable to the Greenlight Stockholders under the terms of the Merger Agreement.

(7)
Represents the payment of estimated acquisition-related transaction costs. In accordance with ASC 805, acquisition-related transaction costs and related charges are not included as a component of consideration to be transferred but are required to be expensed as incurred. The unaudited pro forma condensed combined balance sheet reflects these costs as a reduction of cash with a corresponding decrease in retained earnings. These costs are not included in the unaudited pro forma condensed combined statement of operations as they are directly related to the Business Combination and will be nonrecurring.
(b)
Represents the relief of restrictions on the investments and cash held in the Trust Account upon consummation of the Business Combination.

(c)
Represents funds from the Business Combination used to prepay the Verra Mobility Second Lien Term Loan and pay a 2% prepayment penalty to the lender under the terms of the Merger Agreement using a projected net debt balance of approximately $984.5 million on the date of the Business Combination and a post-Business Combination net debt balance of approximately $852.0 million. The table below shows the prepayment and related penalty (dollars in thousands):

Total debt payment	$(136,516)
Prepayment penalty	4,000

Reduction of long-term debt—Principal	(132,516)
Accelerated amortization of debt issuance costs	12,492

Reduction of long-term debt	$(120,024)

  The related tax benefits of $4.29 million have been reflected as an increase to income tax receivable and the after tax impact presented as an increase to retained earnings.

  Because the prepayment penalty and accelerated amortization of debt issuance costs will not have an ongoing impact to the statement of operations, there are no corresponding adjustments to the pro forma condensed combined statement of operations.

(d)
Represents the payment of underwriting costs incurred as part of the Company's IPO committed to be paid upon the consummation of a business combination.

(e)
Represents a Tax Receivable Agreement payable to the Greenlight Stockholders based on the tax basis of certain intangibles assets related to Verra Mobility's acquisition of HTA. Under the terms of the Tax Receivable Agreement, the Greenlight Stockholders are entitled to 50% of the future tax benefits resulting from the increase in the tax basis of the underlying intangibles as a result of the acquisition of HTA. The amount of expected future payments under the Tax Receivable Agreement are dependent upon the existing tax basis of the Verra Mobility entities at the time an exchange is effectuated as well as the Company's cash tax savings rate in the years in which the Company utilizes tax attributes subject to the Tax Receivable Agreement. The total pro forma adjustment is $73 million.

NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED
FINANCIAL INFORMATION (Continued)

(MAXIMUM REDEMPTION SCENARIO)

NOTE 3—PRO FORMA ADJUSTMENTS (Continued)

  The Company used schedules of the tax basis of the underlying intangible assets provided by Verra Mobility management and current enacted tax rates in calculating the Tax Receivable Agreement liability. To the extent that changes in future tax law occur, adjustments to the Tax Receivable Agreement liability will be made as appropriate.

  Future payments made under the Tax Receivable Agreement could constitute related party transactions that would be disclosed in the Company's future financial statements.

  The Tax Receivable Agreement provides that (i) in the event that the Company materially breaches the Tax Receivable Agreement, (ii) if, at any time, the Company elects an early termination of the Tax Receivable Agreement, or (iii) upon certain mergers, asset sales, other forms of business combinations or other changes of control, the Company's obligations under the Tax Receivable Agreement (with respect to all units of Verra Mobility, whether or not any units of Verra Mobility have been exchanged or acquired before or after such transaction) would accelerate and become payable in a lump sum amount. The lump sum amount would be equal to the present value of the anticipated future tax benefits calculated based on certain assumptions, including that the Company would have sufficient taxable income to fully utilize the deductions arising from the tax deductions, tax basis and other tax attributes subject to the Tax Receivable Agreement.

  As a result of the foregoing, (i) the Company could be required to make payments under the Tax Receivable Agreement that are greater than or less than the specified percentage of the actual tax savings the Company realizes in respect of the tax attributes subject to the agreements and (ii) the Company may be required to make an immediate lump sum payment equal to the present value of the anticipated future tax savings, which payment may be made years in advance of the actual realization of such future benefits, if any of such benefits are ever realized.

(f)
Represents the conversion and redemption of Class A Stock at a price of $10 per share (expressed in number of shares):

	Shares of Class A Stock	Shares of Class F Stock	Par Value	Carrying Value
Pre-Business Combination	1,705,784	10,000,000	$171	$17,057,840

Conversion of redeemable shares to Class A Stock of the Company	18,294,216	—	1,829	182,942,160
Redemption of redeemable Stock		—	—	—

Class A subject to Redemption	20,000,000	10,000,000	2,000	200,000,000	(f)(l)
Less: Cancellation of portion of Class F Stock	—	(3,478,261)	—	—
Conversion of remaining founders shares to Class F Stock	6,521,739	(6,521,739)	652	65,217,390	(k)
Private Placement	43,478,261	—	4,348	434,782,610	(a)
Shares issued to Greenlight Stockholders	85,200,000	—	8,520	852,000,000	(f)(l)

Post-Business Combination	155,200,000	—	$15,520	$1,552,000,000

NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED
FINANCIAL INFORMATION (Continued)

(MAXIMUM REDEMPTION SCENARIO)

NOTE 3—PRO FORMA ADJUSTMENTS (Continued)

(g)
Represents the after tax impact at a rate of 26% of the following adjustments (dollars in thousands):

	Amount	After Tax Impact
Prepayment penalty on Second Lien Term Loan	$4,000	$2,960
Accelerated amortization of Second Lien Term Loan	12,491	9,243
Settlement of 2018 Participation Plan(1)	28,398	24,410

	$44,889	$36,613

(1)
Only 54% of the settlement is expected to be tax deductible.
(h)
Represents the impact of the following costs on retained earnings (dollars in thousands):

Company expenses (excluding the $14,000 deferred underwriting compensation)	$8,140
Platinum Tax Receivable Agreement	73,024

$81,164

(i)
Represents settlement of the payable to the sellers of HTA for certain tax items.

(j)
Represents cash payments made to and on behalf of the Greenlight Stockholders in consideration for the Business Combination (dollars in thousands):

Cash Payable to Greenlight Stockholders	$442,484
Less: Settlement payment to HTA sellers for certain tax items	(12,000)
Less: Settlement of 2018 Participation Plan	(28,398)

Total Cash Consideration Paid to Verra Mobility Stockholders	$402,086

(k)
Represents the conversion of 6,521,739 Class F Founder Shares to Class A Stock at a par value of $0.0001 per share and the cancellation of the remaining 3,478,261 Class F Founder Shares.

(l)
For the purposes of this Note (l), terms used herein are defined as set forth in the Merger Agreement, a copy of which is attached as Annex A to this proxy statement. Following the Closing of the Business Combination, and as additional consideration for the Mergers and the other Transactions, within five Business Days after the occurrence of a Triggering Event, the Parent shall issue to each Cash Consideration Stockholder (at the Pro Rata Cash Share) the following shares of Parent Class A Stock (adjusted for stock splits, reverse stock splits, stock dividends, reorganizations, recapitalizations, reclassifications, combination, exchange of shares or other like change or transaction with respect to Parent Class A Stock occurring on or after the Closing ("Earn-Out Shares"), upon the terms and subject to the conditions set forth in the Merger Agreement and the other Related Agreements.

  The Earn-Out Shares will be issued by the Company to the Platinum Stockholder as follows: (i) a one-time issuance of 2,500,000 shares if the Common Share Price is greater than $13.00; (ii) a

NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED
FINANCIAL INFORMATION (Continued)

(MAXIMUM REDEMPTION SCENARIO)

NOTE 3—PRO FORMA ADJUSTMENTS (Continued)

  one-time issuance of 2,500,000 shares if the Common Share Price is greater than $15.50; (iii) a one-time issuance of 2,500,000 shares if the Common Share Price is greater than $18.00; and (iv) a one-time issuance of 2,500,000 shares if the Common Share Price is greater than $20.50. If any of the Common Share Price thresholds described in the foregoing clauses (i) through (iv) are not achieved within the five-year period following the closing of the Mergers, the Company will not be required to issue the Earn-Out Shares in respect of such Common Share Price threshold.

  For the avoidance of doubt, the Cash Consideration Stockholders shall be entitled to receive Earn-Out Shares upon the occurrence of each Triggering Event; provided, however, that each Triggering Event shall only occur once, if at all, and in no event shall the Cash Consideration Stockholders be entitled to receive more than an aggregate of 10,000,000 Earn-Out Shares. Because this is a reverse acquisition, contingent shares issued to the stockholders of the accounting acquirer should be included in earnings per share from the date of issuance.

  If, during the Earn Out Period, there is a Change of Control that will result in the holders of Parent Class A Stock receiving a per share price equal to or in excess of the applicable Common Share Price required in connection with any Triggering Event (an "Acceleration Event"), then immediately prior to the consummation of such Change of Control: (a) any such Triggering Event that has not previously occurred shall be deemed to have occurred; and (b) Parent shall issue the applicable Earn-Out Shares to the Cash Consideration Stockholders (in accordance with their respective Pro Rata Cash Share), and the recipients of the issued Earn-Out Shares shall be eligible to participate in such Change of Control.

  The Company has estimated the fair value of the contingently issuable shares to be $67.625 million. This is initially recorded as a distribution to shareholders and is presented as contingently issuable shares. Upon the occurrence of a Triggering Event, any issuable shares would be transferred from contingently issuable shares to Common Stock and additional paid in capital. Any contingently issuable shares not issued as a result of a Triggering Event not being attained by the end of Earn-out Period will be cancelled.

Adjustments to Unaudited Pro Forma Condensed Combined Statements of Operations

        The pro forma adjustments included in the unaudited pro forma condensed combined statement of operations for the six month period ended June 30, 2018 and for the year ended December 31, 2017 are as follows:

  (m)
  To reclassify the Company's expenses to selling, general and administrative expenses to align with the accounting policy at Verra Mobility.

  (n)
  Represents the reduction of interest expense due to the pay down of Verra Mobility debt.

  (o)
  Federal and state income taxes are recorded at an effective rate of approximately 26% for the six month period ended June 30, 2018 and 40% for the year ended December 31, 2017.

NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED
FINANCIAL INFORMATION (Continued)

(MAXIMUM REDEMPTION SCENARIO)

NOTE 3—PRO FORMA ADJUSTMENTS (Continued)

  (p)
  Pro forma earnings per share:

	Year Ended December 31, 2017	Six Months Ended June 30, 2018
Pro forma net income (loss)	26,382,433	(3,688,124)
Weighted average number of shares outstanding—basic and diluted	1,631,145	1,705,784
Common shares issued as part of purchase consideration	115,200,000	115,200,000
Class A subject to redemption	38,368,855	38,294,216

Pro forma weighted average number shares outstanding—basic and diluted	155,200,000	155,200,000
Pro forma net income (loss) per share of common stock—basic and diluted	$0.17	$(0.02)

Verra Mobility Historical Information in the Unaudited Pro Forma Condensed Combined Statements of Operation

        On May 31, 2017, Verra Mobility, formerly known as ATS Consolidated Inc. ("ATS") was acquired by Platinum Equity (the "Platinum Merger"). Pursuant to the Platinum Merger, a new basis of accounting at fair value was established and the new stepped-up basis was pushed down to Verra Mobility. Historical information is presented in distinct periods to indicate the application of two different bases of accounting between the periods presented. The period January 1, through May 31, 2017 has been labeled "Predecessor" and has been prepared using the historical basis of accounting of the Predecessor. The period from June 1, 2017 to December 31, 2017 has been labeled "Successor".

        On March 1, 2018, Verra Mobility acquired 100% of HTA (the "HTA Merger") and on April 6, 2018, Verra Mobility acquired 100% of Euro Parking Collection plc ("EPC"). In connection with the HTA Merger, Verra Mobility entered into a First Lien Term Loan Credit Agreement, a Second Lien Term Loan Credit Agreement and a Revolving Credit Facility Agreement with a syndicate of lenders (collectively, the "2018 Credit Facilities"). The 2018 Credit Facilities provide for committed senior secured financing of $1.115 billion. The 2018 Credit Facilities replaced Verra Mobility's prior credit facilities (the "2017 Credit Facilities").

        The Unaudited Pro Forma Condensed Combined Statement of Operations give effect to the HTA Merger and the Platinum Merger and the replacement of the 2017 Credit Facilities with the 2018 Credit Facilities as if they had occurred on January 1, 2017.

        Management has evaluated the differences between IFRS and U.S. GAAP as applicable to EPC and has identified one item related to customer unidentified and over payments that would not be considered revenue under U.S. GAAP. Those amounts are being adjusted to other income (expense). The EPC historical financial results utilized for the Unaudited Pro Forma Combined Statements of Operations for the six months ended June 30, 2018 and for the year ended December 31, 2017 have been converted from British Pounds into U.S. dollars using the historical average exchange rates for each period.

NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED
FINANCIAL INFORMATION (Continued)

(MAXIMUM REDEMPTION SCENARIO)

NOTE 3—PRO FORMA ADJUSTMENTS (Continued)

Six months ending June 30, 2018

	Historical for the six months ended June 30, 2018
					Pro Forma Adjustments for Business Combination
				Pro Forma Combined pre Adjustments
	Verra Mobility	HTA	EPC			Note	Total
Revenue	$167,437,828	$50,587,000	$2,954,447	$220,979,275	$(34,759,000)	(1a)	$186,659,195
				—	438,920	(1b)
Cost of revenue	3,532,051	34,759,000	361,253	38,652,304	(34,759,000)	(1a)	3,893,304
Selling, general and administrative expenses	60,863,596	16,631,370	1,419,690	78,914,656	(15,632,786)	(1c)	48,829,023
					(2,985,485)	(1c)
					(11,467,362)	(1d)
Operating expenses	52,480,954	—	—	52,480,954	—		52,480,954
Depreciation; amortization; impairment and (gain) loss on disposal of assets, net	46,039,969	398,000	26,738	46,464,707	10,975,159	(1e)	57,107,242
	—	—			(273,600)	(1f)
	—	—			(59,024)	(1g)

Total income (loss) from operations	4,521,258	(1,201,370)	1,146,766	4,466,654	19,882,018		24,348,672
Interest expense	32,225,801	—	—	32,225,801	(32,225,800)	(1h)	37,148,337
				—	37,148,336	(1i)
Loss on extinguishment	10,151,074	—	—	10,151,074	(10,151,074)	(1j)	—
Other expenses	(4,058,629)	33,000	(5,513)	(4,031,142)	—		(4,031,142)

Income (loss) before income tax (benefit) expense	(33,796,988)	(1,234,370)	1,152,279	(33,879,079)	25,110,556		(8,768,523)
Income tax (benefit) expense	(6,844,162)	10,000	238,444	(6,595,718)	6,528,745	(1k)	(387,909)
				—	(320,937)	(1l)	—

Net (loss) income	$(26,952,826)	$(1,244,370)	$913,834	$(27,283,362)	$18,902,748		$(8,380,614)

(1a)
Verra Mobility recognizes revenues from tolling and violations services in the Commercial Services segment on a net basis. All of HTA's revenues are related to tolling and violations products. The adjustment above is to reclassify the HTA cost of revenues as a reduction of revenues consistent with the accounting policy at Verra Mobility.

(1b)
Prior to the HTA Merger, HTA capitalized payments made to a tolling services customer to extend the existing contract. This amount was capitalized and amortized over the term of the contract as a reduction of revenue. As a result of the HTA Merger, and the resultant purchase price allocation, the contract inducement was subsumed into the larger customer relationship intangible asset recorded for this and other HTA customers. This adjustment reflects the removal of those costs.

(1c)
In connection with the HTA and EPC mergers, Verra Mobility incurred several nonrecurring transaction expenses. Such expenses meet the directly attributable and factually supportable criteria. This adjustment reflects the elimination of those expenses.

NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED
FINANCIAL INFORMATION (Continued)

(MAXIMUM REDEMPTION SCENARIO)

NOTE 3—PRO FORMA ADJUSTMENTS (Continued)

(1d)
In connection with the HTA Merger, HTA incurred several nonrecurring transaction expenses. Such expenses meet the directly attributable and factually supportable criteria. This adjustment reflects the elimination of those expenses.

(1e)
This entry reflects the elimination of Verra Mobility historical amortization of the intangible assets and the subsequent recording of amortization of new intangibles in the HTA and EPC mergers as well as a change in the estimated remaining useful life for Trademarks related to the Platinum Merger.

	EPC Merger (Three months)		HTA Merger (Two months)		Platinum Merger
											Incremental amortization expense
		Estimated remaining useful life (years)		Estimated remaining useful life (years)		Estimated remaining useful life (years)		Incremental amortization expense— EPC	Incremental amortization expense— HTA	Incremental amortization expense— Platinum
(dollars in thousands)	Adjustment		Adjustment		Adjustment						June 30, 2018
Trademarks	$1,100	5	$5,500	3	$24,800	(a	)	$55	$306	$1,599	$1,960
Non-compete agreements			48,500	5	13,600	(b	)		1,617		1,617
Intangible assets—customer relationships	19,400	10	242,500	9	99,600	(b	)	485	4,491		4,976
Intangible assets—technology	3,900	4.5	72,800	5.5	84,500	(b	)	217	2,206		2,423

Incremental amortization expense								$757	$8,619	$1,599	$10,975

Gross carrying value of intangible assets	$24,400		$369,300		$222,500

(a)
Incremental amortization reflects the impact of the change in estimated useful life on June 1, 2018 as a result of the rebranding of ATS to Verra Mobility as discussed in Footnote 4 to the Verra Mobility Unaudited Condensed Consolidated Financial Statements for the three and six months ended June 30, 2018.

(b)
Platinum Merger included for the full period, consequently no incremental adjustments are required other than noted in (a) above.
(1f)
Prior to the HTA Merger, HTA capitalized costs related to internally developed software. These amounts were then amortized over 5 years. As a result of the HTA Merger, and the resultant purchase price allocation, these capitalized amounts were subsumed into the larger developed technology intangible asset recorded for the various HTA operating platforms. This adjustment reflects the elimination of those expenses.

(1g)
Prior to the HTA Merger, HTA made the private company election to amortize goodwill related to a 2016 business combination. This adjustment reflects the elimination of those expenses.

(1h)
In connection with the HTA Merger, Verra Mobility replaced its 2017 Credit Facilities with the 2018 Credit Facilities on March 1, 2018. This adjustment represents the removal of interest expense, including the associated amortization of debt issuance costs included in interest expense related to the replaced 2017 Credit Facilities.

(1i)
Represents the interest expense, including the associated amortization of debt issuance costs included in interest expense related to the 2018 Credit Facilities which replaced the 2017 Credit Facilities. The 2018 Credit Facilities were entered into on March 1, 2018 in conjunction with the HTA Merger.

(1j)
Represents the removal of the Loss on Extinguishment recorded in March 2018 as a result of replacing the 2017 Credit Facility with the 2018 Credit Facility.

(1k)
Represents the aggregate income tax expense related to the adjustments noted above using a combined federal and state statutory rate of 26% for the six months ended June 30, 2018.

(1l)
Represents the addition of a tax provision to the HTA results as it was previously a limited liability corporation using a combined Federal and State statutory rate of 26%.

NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED
FINANCIAL INFORMATION (Continued)

(MAXIMUM REDEMPTION SCENARIO)

NOTE 3—PRO FORMA ADJUSTMENTS (Continued)

Year ended December 31, 2017

	Historical for the year ended December 31, 2017
	Successor Verra Mobility	Predecessor Verra Mobility	HTA	EPC	Pro Forma Adjustments for Business Combination	Note	Total
Revenue	$138,238,687	$93,871,130	$326,539,000	$12,668,073	$(225,111,000)	(2a)	$348,552,349
					2,258,297	(2b)
					277,076	(2c)
					(188,914)	(2o)
Cost of revenue	3,526,081	2,332,949	225,111,000	2,108,421	(225,111,000)	(2a)	7,967,451
Selling, general and administrative expenses	46,042,541	41,593,565	31,229,000	5,920,955	(31,390,659)	(2d)	93,568,348
					172,946	(2e)
Operating expenses	49,310,654	35,258,278	—	—	—		84,568,932
Depreciation; amortization; impairment and (gain) loss on disposal of assets, net	33,112,553	12,613,143	2,120,000	38,389	(1,387,973)	(2f)	116,246,194
					(354,144)	(2g)
					(1,407,202)	(2h)
					71,511,428	(2i)(2j)

Total income (loss) from operations	6,246,858	2,073,195	68,079,000	4,600,308	(34,797,937)		46,201,424
Interest expense	20,857,920	875,102	103,000	—	(21,834,523)	(2l)	68,126,529
					68,125,030	(2k)
Loss on extinguishment of debt	—	—	—	—	—		—
Other expenses	(2,172,261)	(1,294,299)	—	(16,684)	(188,914)	(2o)	(3,672,158)

Income (loss) before income tax (benefit) expense	(12,438,801)	2,492,392	67,976,000	4,616,992	(80,899,530)		(18,252,947)
Income tax (benefit) expenses	(30,677,023)	1,252,793	419,000	688,943	(32,359,812)	(2m)	(33,485,699)
					27,190,400	(2n)	—

Net income	$18,238,222	$1,239,599	$67,557,000	$3,928,049	$(75,730,118)		$15,232,752

(2a)
Verra Mobility recognizes revenues from tolling and violations services in the Commercial Services segment on a net basis. All of HTA's revenues are related to tolling and violations products. The adjustment above is to reclassify the HTA cost of revenues as a reduction of revenues consistent with the accounting policy at Verra Mobility.

(2b)
Prior to the HTA Merger, HTA capitalized payments made to a tolling services customer to extend the existing contract. This amount was capitalized and amortized over the term of the contract as a reduction of revenue. As a result of the HTA Merger, and the resultant purchase price allocation, the contract inducement was subsumed into the larger customer relationship intangible asset recorded for this and other HTA customers. This adjustment reflects the removal of those costs.

NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED
FINANCIAL INFORMATION (Continued)

(MAXIMUM REDEMPTION SCENARIO)

NOTE 3—PRO FORMA ADJUSTMENTS (Continued)

(2c)
Prior to the Platinum Merger, Verra Mobility capitalized payments made to a tolling services customer to extend the existing contract. This amount was capitalized and amortized over the term of the contract as a reduction of revenue. As a result of the Platinum Merger, and the resultant purchase price allocation, the contract inducement was subsumed into the larger customer relationship intangible asset recorded for this and other HTA customers. This adjustment reflects the removal of those costs.

(2d)
Represents transaction expenses related to the Platinum Merger. $21.5 million of this amount was incurred by the Verra Mobility sellers and $9.9 million of this amount was incurred by Platinum Equity. This adjustment reflects the removal of those costs.

(2e)
As a result of the Platinum Merger, and the resultant purchase price allocation, pre-merger deferred rent amounts are not recognized. This adjustment reflects the removal of amortization of those costs.

(2f)
Prior to the HTA Merger, HTA capitalized costs related to internally developed software. These amounts were then amortized over 5 years. As a result of the HTA Merger, and the resultant purchase price allocation, these capitalized amounts were subsumed into the larger developed technology intangible asset recorded for the various HTA operating platforms. This adjustment reflects the removal of those costs.

(2g)
Prior to the HTA Merger, HTA made the private company election to amortize goodwill related to a 2016 business combination. This adjustment reflects the removal of those costs as Verra Mobility does not amortize goodwill.

(2h)
Prior to the Platinum Merger, Verra Mobility capitalized costs related to internally developed software. These amounts were then amortized over 5 years. As a result of the Platinum Merger, and the resultant purchase price allocation, these capitalized amounts were subsumed into the larger developed technology intangible asset recorded for the various Verra Mobility operating platforms. This adjustment reflects the removal of those costs.

(2i)
On May 31, 2017, Verra Mobility was acquired by Greenlight Acquisition Corporation through the merger of Greenlight Merger Corporation with and into Verra Mobility for a total purchase price of $550.0 million less adjustments set forth in the merger agreement, resulting in a total purchase price of $548.2 million.

(2j)
This entry reflects the amortization of the intangible assets subject to amortization from the Platinum, HTA and EPC mergers as well as a change in the estimated remaining useful life for Trademarks related to the Platinum Merger.

	EPC Merger (Full twelve months)		HTA Merger (Full twelve months)		Platinum Merger (Five months only)						Incremental amortization expense
		Estimated remaining useful life (years)		Estimated remaining useful life (years)		Estimated remaining useful life (years)		Incremental amortization expense— EPC	Incremental amortization expense— HTA	Incremental amortization expense— Platinum
(dollars in thousands)	Gross Carrying Amount		Gross Carrying Amount		Gross Carrying Amount						December 31, 2017
Trademarks	$1,100	5	$5,500	3	$24,800		(a)	$220	$1,833	$5,029	$7,083
Non-compete agreements			48,500	5	13,600	5			9,700	1,133	10,833
Intangible assets—customer relationships	19,400	10	242,500	9	99,600	8.5		1,940	26,944	4,962	33,847
Intangible assets—technology	3,900	4.5	72,800	5.5	84,500	5.5		867	13,236	6,402	20,505
Less: amortization included in the historical Verra Mobility predecessor financial statements											(756)

Incremental amortization expense								$3,027	$51,714	$17,527	$71,511

Gross carrying value of intangible assets	$24,400		$369,300		$222,500

(a)
Incremental amortization reflects the impact of the change in estimated useful life on June 1, 2018 as a result of the rebranding of ATS to Verra Mobility as discussed in Footnote 4 to the Verra Mobility Unaudited Condensed Consolidated Financial Statements for the three and six months ended June 30, 2018.
(2k)
Represents the interest expense, including the associated amortization of debt issuance costs included in interest expense related to the 2018 Credit Facility which replaced by the 2017 Credit Facility. The 2018 Credit Facility was entered into on March 1, 2018 in conjunction with the HTA Merger.

NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED
FINANCIAL INFORMATION (Continued)

(MAXIMUM REDEMPTION SCENARIO)

NOTE 3—PRO FORMA ADJUSTMENTS (Continued)

(2l)
In connection with the HTA Merger, Verra Mobility replaced its 2017 Credit Facilities with a new 2018 Credit Facilities on March 1 2018. This adjustment represents the removal of $21.7 million of Verra Mobility interest expense, including the associated amortization of debt issuance costs included in interest expense related to the replaced 2017 Credit Facilities and $0.1 million of HTA interest expense.

(2m)
Represents the aggregate income tax expense related to the adjustments noted above using a combined federal and state statutory rate of 40% for the year ended December 31, 2017.

(2n)
Represents the addition of a tax provision to the HTA results as it was previously a limited liability corporation using combined Federal and State statutory rate of 40%.

(2o)
Represents the reclassification of certain EPC items considered revenue under IFRS to other income for U.S. GAAP.

COMPARATIVE SHARE INFORMATION

        The following tables set forth:

  •
  historical per share information of the Company for the year ended December 31, 2017 and for the six months ended June 30, 2018;

  •
  historical per share information of Verra Mobility for the year ended December 31, 2017 and the six months ended June 30, 2018; and

  •
  unaudited pro forma per share information of the combined company for the fiscal year ended December 31, 2017 and the six months ended June 30, 2018, after giving effect to the Business Combination, assuming two redemption scenarios as follows:

  •
  Assuming No Redemptions:    This scenario assumes that no shares of Company Class A Stock are redeemed; and

  •
  Assuming Maximum Redemptions:    This scenario assumes that 20,000,000 shares of Class A Stock, or 50% of the outstanding shares of Class A Stock, are redeemed, resulting in an aggregate payment of $200,000,000 out of the Trust Account, and that the fair value of the marketable securities held in the Trust Account following such redemption along with the proceeds from the Private Placement are sufficient to satisfy closing cash conditions pursuant to the terms of the Merger Agreement. If, as a result of redemptions of Class A Stock by our public stockholders, these closing cash conditions are not met (or waived), then the Company or Greenlight (as applicable) may elect not to consummate the Business Combination or redeem any shares and all shares of Class A Stock submitted for redemption will be returned to the holders thereof.

        The pro forma book value, net income (loss) and cash dividends per share information reflect the Business Combination contemplated by the Merger Agreement as if it had occurred on June 30, 2018.

        This information is based on, and should be read together with, the selected historical consolidated financial information, the unaudited pro forma condensed combined financial information and the historical consolidated financial information of the Company and Verra Mobility, and the accompanying notes to such financials statements, that has been presented in its filings with the SEC that are included or incorporated herein by reference in this proxy statement. The unaudited pro forma condensed combined per share data are presented for illustrative purposes only and are not necessarily indicative of actual or future financial position or results of operations that would have been realized if the Business Combination had been completed as of the dates indicated or will be realized upon the completion of the Business Combination. Please see the section entitled "Where You Can Find More Information" beginning on page [    •    ] of this proxy statement. Uncertainties that could impact our financial condition include risks that effect Verra Mobility's operations and outlook such as economic recessions, inflation, fluctuations in interest and currency exchange rates, and changes in the fiscal or monetary policies of the United States government. For more information on the risks, please see the section entitled "Risk Factors." You are also urged to read the section entitled "Unaudited Pro Forma Condensed Combined Financial Information" beginning on page [    •    ] of this proxy statement.

	Historical
(in thousands, except per share amounts)	Gores Holdings II 12 Months Ended 12/31/17	Verra Mobility 12 Months Ended 12/31/17(2)	Pro Forma Combined (Assuming No Redemptions)	Pro Forma Combined (Assuming Max Redemptions)
Book value per share(1)	$0.43	n/a	$1.65	$1.65
Basic and diluted net income (loss) per Class A common share	$0.05	n/a	$(0.02)	$(0.02)
Cash dividends per share	$—	n/a	n/a	n/a

(1)
Book value per share = (Total equity)/shares outstanding at December 31, 2017 for the Company, and at June 30, 2018 for the pro forma.

(2)
Historically, as a private company, Verra Mobility has not calculated these amounts.

Sources and Uses for the Business Combination

        The following tables summarize the sources and uses for funding the Business Combination (all numbers in millions):

Sources & Uses
(No Redemption Scenario—assuming no redemptions of the outstanding shares of Class A Stock by the Company's stockholders)

Sources			Uses
Rollover Existing Net Debt	$852		Cash Consideration(1)(2)	$642
Company Cash(1)	$400		Rollover Existing Net Debt(3)	$852
			Cash to Paydown Existing Debt(3)	$133
Private Placement Investment	$400		Verra Mobility Rollover Shares(4)	$652
Verra Mobility Rollover Shares(4)	$652		Company Transaction Costs	$25

Total Sources	$2,304	(5)	Total Uses	$2,304	(5)

(1)
Assumes no Company stockholder has exercised its redemption rights to receive cash from the Trust Account. This amount will be reduced by the amount of cash used to satisfy any redemptions.

(2)
Cash consideration excludes Verra Mobility's additional rollover contribution and is calculated before transaction costs incurred by Verra Mobility. This amount will be reduced by the amount of cash used to satisfy any redemptions.

(3)
Expected net debt prior to closing of Business Combination of $984.5, paid down by $132.5, to equal net debt of $852.0 post-Business Combination (including $2.2 of cash remaining on balance sheet).

(4)
To the extent that Company stockholders exercise their redemption rights, this amount will be increased. Assumes a nominal share price of $10.00.

(5)
Totals may differ due to rounding.

 Sources & Uses—(Maximum Redemption Scenario (assuming 50% redemption of the outstanding shares of Class A Stock by the Company's stockholders)

Sources			Uses
Rollover Existing Net Debt	$852		Cash Consideration(2)	$442
Company Cash(1)	$200		Rollover Existing Net Debt(3)	$852
			Cash to paydown existing debt(3)	$133
Private Placement Investment	$400		Verra Mobility Rollover Shares(4)	$852
Verra Mobility Rollover Shares(4)	$852		Company Transaction Costs	$25

Total Sources	$2,304	(5)	Total Uses	$2,304	(5)

(1)
Assumes 50% of the outstanding shares of Class A Stock have been redeemed by the Company's stockholders to receive cash from the Trust Account, reducing the amount of Company cash by $200 to $200.

(2)
Cash consideration excludes Verra Mobility's additional rollover contribution and is calculated before transaction costs incurred by Verra Mobility.

(3)
Expected net debt prior to closing of Business Combination of $984.5, paid down by $132.5, to equal net debt of $852.0 post-Business Combination (including $2.2 of cash remaining on balance sheet).

(4)
To the extent that Company stockholders exercise any additional redemption rights, this amount shall be increased. Assumes a nominal share price of $10.00.

(5)
Totals may differ due to rounding.

 SPECIAL MEETING IN LIEU OF 2018 ANNUAL MEETING OF COMPANY STOCKHOLDERS

        This proxy statement is being provided to Company stockholders as part of a solicitation of proxies by the Board for use at the Special Meeting in Lieu of 2018 Annual Meeting of Stockholders to be held on [    •    ], 2018, and at any adjournment or postponement thereof. This proxy statement contains important information regarding the Special Meeting, the proposals on which you are being asked to vote and information you may find useful in determining how to vote and voting procedures.

        This proxy statement is being first mailed on or about [    •    ], 2018 to all stockholders of record of the Company as of [    •    ], 2018, the record date for the Special Meeting. Stockholders of record who owned Company Common Stock at the close of business on the record date are entitled to receive notice of, attend and vote at the Special Meeting. On the record date, there were [    •    ] shares of Company Common Stock outstanding.

Date, Time and Place of Special Meeting

        The Special Meeting will be held at [    •    ], on [    •    ], at, or such other date, time and place to which such meeting may be adjourned or postponed, to consider and vote upon the proposals.

Voting Power; Record Date

        As a stockholder of the Company, you have a right to vote on certain matters affecting the Company. The proposals that will be presented at the Special Meeting and upon which you are being asked to vote are summarized below and fully set forth in this proxy statement. You will be entitled to vote or direct votes to be cast at the Special Meeting if you owned shares of our Common Stock at the close of business on [    •    ], 2018, which is the record date for the Special Meeting. You are entitled to one vote for each share of our Common Stock that you owned as of the close of business on the record date. If your shares are held in "street name" or are in a margin or similar account, you should contact your broker, bank or other nominee to ensure that votes related to the shares you beneficially own are properly counted. On the record date, there were [    •    ] shares of Common Stock outstanding, of which [    •    ] are public shares and [    •    ] are Founder Shares held by our Initial Stockholders.

Proposals at the Special Meeting

        At the Special Meeting, Company stockholders will vote on the following proposals:

  •
  Business Combination Proposal—To adopt the Merger Agreement and approve the transactions contemplated thereby, including the Business Combination (Proposal No. 1);

  •
  Nasdaq Proposal—To approve, for purposes of complying with applicable Nasdaq Listing Rules, the issuance of more than 20% of the Company's issued and outstanding Common Stock in connection with the Business Combination and the Private Placement (Proposal No. 2);

  •
  Charter Approval Proposal—To consider and act upon a proposal to adopt the Second Amended and Restated Certificate of Incorporation in the form attached hereto as Annex C (Proposal No. 3);

  •
  Governance Proposal—a separate proposal with respect to certain governance provisions in the Second Amended and Restated Certificate of Incorporation, which are being separately presented in accordance with SEC requirements and which will be voted upon on a non-binding advisory basis (Proposal No. 4);

  •
  Director Election Proposal—To elect seven directors to serve staggered terms on our Board until the 2019, 2020 and 2021 annual meetings of stockholders, as applicable, and until their respective successors are duly elected and qualified (Proposal No. 5);

  •
  Incentive Plan Proposal—To consider and vote upon a proposal to approve the Incentive Plan, including the authorization of the initial share reserve under the Incentive Plan (Proposal No. 6); and

  •
  Adjournment Proposal—To consider and vote upon a proposal to approve the adjournment of the Special Meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of the Business Combination Proposal, the Nasdaq Proposal or the Charter Approval Proposal. This proposal will only be presented at the Special Meeting if there are not sufficient votes to approve the Business Combination Proposal, the Nasdaq Proposal or the Charter Approval Proposal (Proposal No. 7).

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" EACH OF THESE PROPOSALS.

Vote of the Company's Sponsor, Directors and Officers

        Prior to our IPO, we entered into agreements with our Initial Stockholders, other current directors and officers, pursuant to which each agreed to vote any shares of Common Stock owned by them in favor of an initial business combination. These agreements apply to our Initial Stockholders, including our Sponsor, as it relates to the Founder Shares and the requirement to vote all of the Founder Shares in favor of the Business Combination Proposal and for all other proposals to be presented to our stockholders at the Special Meeting and described in this proxy statement.

        Our Initial Stockholders, other current directors and officers have waived any redemption rights, including with respect to shares of Class A Stock purchased in our IPO or in the aftermarket, in connection with Business Combination. The Founder Shares held by our Initial Stockholders have no redemption rights upon our liquidation and will be worthless if no business combination is effected by us by January 19, 2019. However, our Initial Stockholders are entitled to redemption rights upon our liquidation with respect to any public shares they may own.

Quorum and Required Vote for Proposals for the Special Meeting

        A quorum of Company stockholders is necessary to hold a valid meeting. A quorum will be present at the Special Meeting if a majority of the Company's Common Stock outstanding on the record date and entitled to vote at the Special Meeting is represented in person or by proxy. Abstentions will count as present for the purposes of establishing a quorum.

        The approval of the Business Combination Proposal, the Governance Proposal, which is a non-binding advisory vote, the Incentive Plan Proposal and the Adjournment Proposal requires the affirmative vote of a majority of the votes cast by holders of our outstanding shares of common stock represented in person or by proxy and entitled to vote at the Special Meeting. Accordingly, a Company stockholder's failure to vote by proxy or to vote in person at the Special Meeting, as well as an abstention from voting and a broker non-vote will have no effect on the Business Combination Proposal, the Governance Proposal, the Incentive Plan Proposal or the Adjournment Proposal. Our Initial Stockholders have agreed to vote their Founder Shares and any public shares purchased during or after the IPO in favor of the Business Combination Proposal.

        The approval of the Nasdaq Proposal requires the affirmative vote of holders of a majority of the shares of our common stock represented in person or by proxy and entitled to vote thereon at the Special Meeting. Accordingly, a Company stockholder's failure to vote by proxy or to vote in person at the Special Meeting and broker non-votes will not be counted towards the number of shares of Common Stock required to validly establish a quorum, and if a valid quorum is otherwise established, such failure to vote and broker non-votes will have no effect on the outcome of any vote on the

Nasdaq Proposal. Abstentions will be counted in connection with the determination of whether a valid quorum is established and will have the same effect as a vote "AGAINST" the Nasdaq Proposal.

        The approval of the Charter Approval Proposal requires the affirmative vote of holders of a majority of our outstanding shares of common stock entitled to vote thereon at the Special Meeting. Accordingly, a Company stockholder's failure to vote by proxy or to vote in person at the Special Meeting, as well as an abstention from voting and a broker non-vote with regard to the Charter Approval Proposal will have the same effect as a vote "AGAINST" such Charter Approval Proposal.

        Directors are elected by a plurality of all of the votes cast by holders of shares of our Common Stock represented in person or by proxy and entitled to vote thereon at the Special Meeting. This means that the seven director nominees who receive the most affirmative votes will be elected. Stockholders may not cumulate their votes with respect to the election of directors. Assuming a valid quorum is established, abstentions and broker non-votes will have no effect on the election of directors.

        The Business Combination is conditioned on the approval of the Business Combination Proposal, the Nasdaq Proposal and the Charter Approval Proposal at the Special Meeting. Each of the proposals other than the Business Combination Proposal, the Nasdaq Proposal and the Charter Approval Proposal is conditioned on the approval of the Business Combination Proposal, the Nasdaq Proposal and the Charter Approval Proposal, other than the Governance Proposal and the Adjournment Proposal, which are not conditioned on the approval of any other proposal set forth in this proxy statement.

        It is important for you to note that in the event that the Business Combination Proposal, the Nasdaq Proposal or the Charter Approval Proposal do not receive the requisite vote for approval, we will not consummate the Business Combination. If we do not consummate the Business Combination and fail to complete an initial business combination by January 19, 2019, we will be required to dissolve and liquidate our Trust Account by returning the then remaining funds in such account to our public stockholders.

Recommendation to Company Stockholders

Our Board believes that each of the Business Combination Proposal, the Nasdaq Proposal, the Charter Approval Proposal, the Governance Proposal, the Director Election Proposal, the Incentive Plan Proposal and the Adjournment Proposal to be presented at the Special Meeting is in the best interests of the Company and our stockholders and unanimously recommends that its stockholders vote "FOR" each of the proposals.

        When you consider the recommendation of our Board in favor of approval of the Business Combination Proposal, you should keep in mind that our Sponsor and certain members of our Board and officers have interests in the Business Combination that are different from or in addition to (or which may conflict with) your interests as a stockholder. Stockholders should take these interests into account in deciding whether to approve the proposals presented at the Special Meeting, including the Business Combination Proposal. These interests include, among other things:

  •
  the fact that our Initial Stockholders have agreed not to redeem any of the Founder Shares in connection with a stockholder vote to approve a proposed initial business combination;

  •
  the fact that our Initial Stockholders have agreed to waive their right to conversion price adjustment with respect to any shares of our Common Stock they may hold in connection with the consummation of the Business Combination;

  •
  the fact that our Sponsor paid an aggregate of $25,000 for 10,781,250 Founder Shares and (after giving effect to the cancellation of (i) 781,250 Founder Shares on February 27, 2017 and (ii) approximately 3,478,261 Founder Shares at the time of the Business Combination) the remaining 6,521,739 Founder Shares will have a significantly higher value at the time of the Business Combination, which if unrestricted and freely tradable would be valued at approximately $65,217,390 but, given the restrictions on such shares, we believe such shares have less value;

  •
  the fact that our Initial Stockholders have agreed to waive their rights to liquidating distributions from the Trust Account with respect to their Founder Shares if we fail to complete an initial business combination by January 19, 2019;

  •
  the fact that our Sponsor paid an aggregate of $10,000,000 for its 6,666,666 Private Placement Warrants to purchase shares of Class A Stock and that such Private Placement Warrants will expire worthless if a business combination is not consummated by January 19, 2019;

  •
  the continued right of our Sponsor to hold our Class A Stock and the shares of Class A Stock to be issued to our Sponsor upon exercise of its Private Placement Warrants following the Business Combination, subject to certain lock-up periods;

  •
  if the Trust Account is liquidated, including in the event we are unable to complete an initial business combination within the required time period, our Sponsor has agreed to indemnify us to ensure that the proceeds in the Trust Account are not reduced below $10.00 per public share, or such lesser per public share amount as is in the Trust Account on the liquidation date, by the claims of prospective target businesses with which we have entered into an acquisition agreement or claims of any third party (other than our independent public accountants) for services rendered or products sold to us, but only if such a vendor or target business has not executed a waiver of any and all rights to seek access to the Trust Account;

  •
  the anticipated continuation of two of our existing directors, Messrs. Randall Bort and Jeffrey Rea, as directors of the post-combination company;

  •
  the continued indemnification of our existing directors and officers and the continuation of our directors' and officers' liability insurance after the Business Combination;

  •
  the fact that our Sponsor, officers and directors will lose their entire investment in us and will not be reimbursed for any out-of-pocket expenses if an initial business combination is not consummated by January 19, 2019;

  •
  that, as described in the Charter Approval Proposal and reflected in Annex C, our proposed Second Amended and Restated Certificate of Incorporation will be amended to exclude The Gores Group and Platinum Equity and each of their successors, certain affiliates and each of their respective transferees as "interested parties" from the list of prohibited business combinations not in compliance with Section 203 of the DGCL;

  •
  that, at the closing of the Business Combination we will enter into the Registration Rights Agreement with the Restricted Stockholders, which provides for registration rights to Restricted Stockholders and their permitted transferees;

  •
  that certain employees and affiliates of our Sponsor have committed to purchase up to 4,203,795 shares of Class A Stock in the Private Placement for an aggregate commitment of approximately $38,674,914; and

  •
  the fact that Alec Gores, our Chairman, is the brother of Tom Gores, the Chief Executive Officer and Chairman of Platinum Equity, and that Tom Gores and certain employees and affiliates of Platinum Equity would participate in the Private Placement. Platinum Equity currently holds a controlling stake in Verra Mobility through the Platinum Stockholder, which will receive all of the cash consideration and a portion of the stock consideration to be paid in connection with the business combination. The Platinum Stockholder will retain approximately 34% of voting power in the post-combination company assuming no share redemptions and 47% of voting power assuming maximum share redemptions. The Platinum Stockholder will also have the right to nominate up to three directors to the post-closing company's board of directors, of whom one will initially be the current Chief Executive Officer of Verra Mobility as a Class II director and the other two will initially be representatives of the Platinum Stockholder as

    Class III directors. In addition, if one of the Platinum Stockholder's nominees is elected, one of the Platinum Stockholder's nominees will serve as the chairman of the board of directors and the Platinum Stockholder will have the right to appoint one representative to each committee of the board of the post-closing company. The Platinum Stockholder's right to nominate directors to the post-closing company's board is subject to maintaining its ownership percentage of the total outstanding shares of Class A Stock at certain levels as discussed elsewhere in this proxy statement.

Abstentions and Broker Non-Votes

        Abstentions are considered present for the purposes of establishing a quorum. Abstentions will have the same effect as a vote "AGAINST" the Nasdaq Proposal and the Charter Approval Proposal, but will have no effect on the Business Combination Proposal, the Governance Proposal, the Director Election Proposal, the Incentive Plan Proposal and the Adjournment Proposal.

        In general, if your shares are held in "street" name and you do not instruct your broker, bank or other nominee on a timely basis on how to vote your shares, your broker, bank or other nominee, in its sole discretion, may either leave your shares unvoted or vote your shares on routine matters, but not on any non-routine matters. None of the proposals at the Special Meeting are routine matters. As such, without your voting instructions, your brokerage firm cannot vote your shares on any proposal to be voted on at the Special Meeting.

Voting Your Shares—Stockholders of Record

        If you are a Company stockholder of record, you may vote by mail or in person at the Special Meeting. Each share of our Common Stock that you own in your name entitles you to one vote on each of the proposals for the Special Meeting. Your one or more proxy cards show the number of shares of our Common Stock that you own.

        Voting by Mail.    You can vote your shares by completing, signing, dating and returning the enclosed proxy card in the postage-paid envelope provided. By signing the proxy card and returning it in the enclosed prepaid and addressed envelope, you are authorizing the individuals named on the proxy card to vote your shares at the Special Meeting in the manner you indicate. We encourage you to sign and return the proxy card even if you plan to attend the Special Meeting so that your shares will be voted if you are unable to attend the Special Meeting. If you receive more than one proxy card, it is an indication that your shares are held in multiple accounts. Please sign and return all proxy cards to ensure that all of your shares are voted. If you sign and return the proxy card but do not give instructions on how to vote your shares, your shares of our Common Stock will be voted as recommended by our Board. Our Board recommends voting "FOR" the Business Combination Proposal, "FOR" the Nasdaq Proposal, "FOR" the Charter Approval Proposal, "FOR" the Governance Proposal, "FOR" each nominee in the Director Election Proposal, "FOR" the Incentive Plan Proposal and "FOR" the Adjournment Proposal. Votes submitted by mail must be received by [    •    ] on [    •    ].

        Voting in Person at the Meeting.    If you attend the Special Meeting and plan to vote in person, we will provide you with a ballot at the Special Meeting. If your shares are registered directly in your name, you are considered the stockholder of record and you have the right to vote in person at the Special Meeting.

Voting Your Shares—Beneficial Owners

        If your shares are held in an account at a brokerage firm, bank or other nominee, then you are the beneficial owner of shares held in "street name" and this proxy statement is being sent to you by that broker, bank or other nominee. The broker, bank or other nominee holding your account is considered to be the stockholder of record for purposes of voting at the Special Meeting. As a beneficial owner, you have the right to direct your broker, bank or other nominee regarding how to vote the shares in your account by following the instructions that the broker, bank or other nominee provides you along with this proxy statement. As a beneficial owner, if you wish to vote at the Special Meeting, you will need to bring to the Special Meeting a legal proxy from your broker, bank or other nominee authorizing you to vote those shares. That is the only way we can be sure that the broker, bank or nominee has not already voted your shares of Common Stock. Please see "Attending the Special Meeting" below for more details.

Attending the Special Meeting

        Only Company stockholders on the record date or their legal proxy holders may attend the Special Meeting. To be admitted to the Special Meeting, you will need a form of photo identification and valid proof of ownership of Common Stock or a valid legal proxy. If you have a legal proxy from a stockholder of record, you must bring a form of photo identification and the legal proxy to the Special Meeting. If you have a legal proxy from a "street name" stockholder, you must bring a form of photo identification, a legal proxy from the record holder (that is, the bank, broker or other holder of record) to the "street name" stockholder that is assignable, and the legal proxy from the "street name" stockholder to you. Stockholders may appoint only one proxy holder to attend on their behalf.

Revoking Your Proxy

        If you give a proxy, you may revoke it at any time before the Special Meeting or at the Special Meeting by doing any one of the following:

  •
  you may send another proxy card with a later date;

  •
  you may notify the Company's Secretary in writing to Gores Holdings II, Inc., 9800 Wilshire Blvd., Beverly Hills, California 90212, before the Special Meeting that you have revoked your proxy; or

  •
  you may attend the Special Meeting, revoke your proxy, and vote in person, as indicated above.

No Additional Matters

        The Special Meeting has been called only to consider the approval of the Business Combination Proposal, the Nasdaq Proposal, the Charter Approval Proposal, the Governance Proposal, the Director Election Proposal, the Incentive Plan Proposal and the Adjournment Proposal. Under our bylaws, other than procedural matters incident to the conduct of the Special Meeting, no other matters may be considered at the Special Meeting if they are not included in this proxy statement, which serves as the notice of the Special Meeting.

Who Can Answer Your Questions About Voting

        If you have any questions about how to vote or direct a vote in respect of your shares of our Common Stock, you may call Morrow, our proxy solicitor, at (800) 662-5200 (toll free), or banks and brokerage firms, please call collect: (203) 658-9400.

Redemption Rights

        Pursuant to our current certificate of incorporation, any holders of our public shares may demand that such shares be redeemed in exchange for a pro rata share of the aggregate amount on deposit in the Trust Account, less Regulatory Withdrawals and franchise and income taxes payable, calculated as of two business days prior to the consummation of the Business Combination. If demand is properly made and the Business Combination is consummated, these shares, immediately prior to the Business

Combination, will cease to be outstanding and will represent only the right to receive a pro rata share of the aggregate amount on deposit in the Trust Account which holds the proceeds of our IPO (calculated as of two business days prior to the consummation of the Business Combination, less Regulatory Withdrawals and franchise and income taxes payable). For illustrative purposes, based on the fair value of investment securities held in the Trust Account of approximately $404,611,945 as of June 30, 2018, the estimated per share redemption price would have been approximately $10.12.

        In order to exercise your redemption rights, you must:

  •
  if you hold public units, separate the underlying public shares and public warrants;

  •
  check the box on the enclosed proxy card to elect redemption;

  •
  check the box on the enclosed proxy card marked "Stockholder Certification" if you are not acting in concert or as a "group" (as defined in Section 13d-3 of the Exchange Act) with any other stockholder with respect to shares of Common Stock and

  •
  prior to [    •    ] on [    •    ] (two business days before the Special Meeting), tender your shares physically or electronically and submit a request in writing that we redeem your public shares for cash to Continental Stock Transfer & Trust Company, our Transfer Agent, at the following address:

Continental Stock Transfer & Trust Company
1 State Street 30th Floor
New York, New York 10004
Attention: Mark Zimkind
Email: mzimkind@continentalstock.com

and

  •
  deliver your public shares either physically or electronically through DTC's DWAC system to our Transfer Agent at least two business days before the Special Meeting. Stockholders seeking to exercise their redemption rights and opting to deliver physical certificates should allot sufficient time to obtain physical certificates from the Transfer Agent and time to effect delivery. It is our understanding that stockholders should generally allot at least two weeks to obtain physical certificates from the Transfer Agent. However, we do not have any control over this process and it may take longer than two weeks. Stockholders who hold their shares in street name will have to coordinate with their bank, broker or other nominee to have the shares certificated or delivered electronically. If you do not submit a written request and deliver your public shares as described above, your shares will not be redeemed.

        Stockholders seeking to exercise their redemption rights, whether they are record holders or hold their shares in "street name" are required to either tender their certificates to our Transfer Agent prior to the date set forth in these proxy materials, or up to two business days prior to the vote on the proposal to approve the Business Combination at the Special Meeting, or to deliver their shares to the Transfer Agent electronically using DTC's DWAC system, at such stockholder's option. The requirement for physical or electronic delivery prior to the Special Meeting ensures that a redeeming stockholder's election to redeem is irrevocable once the Business Combination is approved.

        Holders of outstanding public units must separate the underlying public shares and public warrants prior to exercising redemption rights with respect to the public shares.

        If you hold public units registered in your own name, you must deliver the certificate for such public units to Continental Stock Transfer & Trust Company, our Transfer Agent, with written instructions to separate such public units into public shares and public warrants. This must be completed far enough in advance to permit the mailing of the public share certificates back to you so that you may then exercise your redemption rights upon the separation of the public shares from the public units.

        If a broker, dealer, commercial bank, trust company or other nominee holds your public units, you must instruct such nominee to separate your public units. Your nominee must send written instructions by facsimile to Continental Stock Transfer & Trust Company, our Transfer Agent. Such written instructions must include the number of public units to be split and the nominee holding such public units. Your nominee must also initiate electronically, using DTC's DWAC system, a withdrawal of the relevant units and a deposit of an equal number of public shares and public warrants. This must be completed far enough in advance to permit your nominee to exercise your redemption rights upon the separation of the public shares from the public units. While this is typically done electronically on the same business day, you should allow at least one full business day to accomplish the separation. If you fail to cause your public shares to be separated in a timely manner, you will likely not be able to exercise your redemption rights.

        Each redemption of shares of Class A Stock by our public stockholders will reduce the amount in our Trust Account, which held investment securities with a fair value of approximately $404,611,945 as of June 30, 2018. The Merger Agreement provides that our obligation to consummate the Business Combination is conditioned on the amount in the Trust Account and the proceeds from the Private Placement equaling or exceeding $550,000,000. The obligation of Greenlight to consummate the Business Combination is conditioned on the amount of the Trust Account and the proceeds from the Private Placement equaling or exceeding $600,000,000. These conditions to closing in the Merger Agreement are for the sole benefit of the parties thereto and may be waived by such parties. If, as a result of redemptions of Class A Stock by our public stockholders, these conditions are not met (or waived), then we or Greenlight (as applicable) may elect not to consummate the Business Combination. In addition, in no event will we redeem shares of our Class A Stock in an amount that would result in the Company's failure to have net tangible assets in excess of $5,000,000.

        Prior to exercising redemption rights, stockholders should verify the market price of our Class A Stock as they may receive higher proceeds from the sale of their Class A Stock in the public market than from exercising their redemption rights if the market price per share is higher than the redemption price. We cannot assure you that you will be able to sell your shares of our Class A Stock in the open market, even if the market price per share is higher than the redemption price stated above, as there may not be sufficient liquidity in our Class A Stock when you wish to sell your shares.

        If you exercise your redemption rights, your shares of our Class A Stock will cease to be outstanding immediately prior to the Business Combination and will only represent the right to receive a pro rata share of the aggregate amount on deposit in the Trust Account. You will no longer own those shares and will have no right to participate in, or have any interest in, the future growth of the post-combination company, if any. You will be entitled to receive cash for these shares only if you properly and timely demand redemption.

        If the Business Combination is not approved and we do not consummate an initial business combination by January 19, 2019, we will be required to dissolve and liquidate our Trust Account by returning the then remaining funds in such account to the public stockholders and our warrants will expire worthless.

Appraisal Rights

        Appraisal rights are not available to holders of shares of our Common Stock in connection with the Business Combination.

Proxy Solicitation Costs

        The Company is soliciting proxies on behalf of its Board. This proxy solicitation is being made by mail, but also may be made by telephone or in person. The Company has engaged Morrow to assist in the solicitation of proxies for the Special Meeting. The Company and its directors, officers and employees may also solicit proxies in person. The Company will ask banks, brokers and other institutions, nominees and fiduciaries to forward the proxy materials to their principals and to obtain their authority to execute proxies and voting instructions.

        The Company will bear the entire cost of the proxy solicitation, including the preparation, assembly, printing, mailing and distribution of the proxy materials. The Company will pay Morrow a fee of $25,000, plus disbursements, reimburse Morrow for its reasonable out-of-pocket expenses and indemnify Morrow and its affiliates against certain claims, liabilities, losses, damages and expenses for their services as our proxy solicitor. We will reimburse brokerage firms and other custodians for their reasonable out-of-pocket expenses for forwarding the proxy materials to our stockholders. Directors, officers and employees of the Company who solicit proxies will not be paid any additional compensation for soliciting proxies.

 PROPOSAL NO. 1—APPROVAL OF THE BUSINESS COMBINATION

        We are asking our stockholders to adopt the Merger Agreement and approve the transactions contemplated thereby, including the Business Combination. Our stockholders should read carefully this proxy statement in its entirety for more detailed information concerning the Merger Agreement, which is attached as Annex A to this proxy statement. Please see the subsection entitled "The Merger Agreement" below, for additional information and a summary of certain terms of the Merger Agreement. You are urged to read carefully the Merger Agreement in its entirety before voting on this proposal.

        We may consummate the Business Combination only if it is approved by the affirmative vote of the holders of a majority of the outstanding shares of our Common Stock entitled to vote thereon at the Special Meeting.

The Merger Agreement

        This subsection of the proxy statement describes the material provisions of the Merger Agreement, but does not purport to describe all of the terms of the Merger Agreement. The following summary is qualified in its entirety by reference to the complete text of the Merger Agreement, which is attached as Annex A hereto, and Amendment No. 1 to the Merger Agreement, which is attached as Annex B hereto. You are urged to read the Merger Agreement in its entirety because it is the primary legal document that governs the Business Combination.

        The Merger Agreement contains representations, warranties and covenants that the respective parties made to each other as of the date of the Merger Agreement or other specific dates. The assertions embodied in those representations, warranties and covenants were made for purposes of the contract among the respective parties and are subject to important qualifications and limitations agreed to by the parties in connection with negotiating the Merger Agreement. The representations, warranties and covenants in the Merger Agreement are also modified in important part by the underlying disclosure schedules, which we refer to as the "Schedules," which are not filed publicly and which are subject to a contractual standard of materiality different from that generally applicable to stockholders and were used for the purpose of allocating risk among the parties rather than establishing matters as facts. We do not believe that the Schedules contain information that is material to an investment decision.

General Description of the Merger Agreement

        On June 21, 2018, the Company entered into the Merger Agreement with First Merger Sub, Second Merger Sub, Greenlight and the Stockholder Representative thereunder, pursuant to which, among other things and subject to the terms and conditions contained in the Merger Agreement, the Company will acquire Verra Mobility. After giving effect to the Business Combination, Verra Mobility will continue as a subsidiary of the Company and the Greenlight Stockholders will hold a portion of the Company's Class A Stock.

        Subject to the terms of the Merger Agreement and customary adjustments set forth therein, the aggregate merger consideration to be paid in connection with the Business Combination is expected to be approximately $2.3 billion, which amount will be: (i) increased or decreased by the amount, if any, by which Greenlight's working capital at closing is greater than or less than $52,000,000, as the case may be (in each case, subject to certain limitations); (ii) increased by the amount of cash held by Greenlight as of the closing of the Business Combination; (iii) increased by the amount, if any, by which any income tax refunds of Greenlight and its subsidiaries (to the extent not received in cash by Greenlight or its subsidiaries prior to the Business Combination) for the taxable period (or portion thereof) ending on the date of the closing of the Business Combination and the taxable period ending on December 31, 2017 (or, with respect to any non-calendar year taxpayer for income tax purposes, the taxable year immediately preceding the taxable year (or portion thereof) ending on the date of the closing of the Business Combination for which final income tax returns have not been filed) exceeds the accrued but unpaid income taxes of Greenlight and its subsidiaries for such tax periods; (iv) decreased by the amount, if any, by which any accrued but unpaid income taxes of Greenlight and its subsidiaries for the taxable period (or portion thereof) ending on the date of the closing of the Business Combination and the taxable period ended on December 31, 2017 (or, with respect to any non-calendar year taxpayer for income tax purposes, the taxable year immediately preceding the taxable year (or portion thereof) ending on the date of the closing of the Business Combination for which final income tax Returns have not been filed) exceed any income tax refunds of Greenlight and its subsidiaries, to the extent not received in cash by Greenlight or its subsidiaries prior to the Business Combination, for such taxable periods; (v) decreased by the amount of Greenlight's outstanding indebtedness under its existing credit facilities; (vi) decreased by the amount by which Greenlight's transaction expenses exceed $20,000,000; and (vii) decreased by the amount payable by Greenlight to the employees of Greenlight pursuant to the Participation Plan. The consideration to be paid to the Greenlight Stockholders will be a combination of cash and stock.

        Prior to the closing of the Business Combination contemplated by the Merger Agreement, the parties will undertake the following transactions: (i) the merger of First Merger Sub with and into Greenlight, with Greenlight continuing as the surviving corporation (the "First Merger"); and (ii) immediately following the First Merger and as part of the same overall transaction as the First Merger, the merger of Greenlight with and into Second Merger Sub with Second Merger Sub continuing as the surviving entity (the "Second Merger" and, together with the First Merger, the "Mergers"). As a result of the First Merger, the Company will own 100% of the outstanding common stock of Greenlight and each share of common stock of Greenlight will be cancelled and converted into the right to receive a portion of the consideration. As a result of the Second Merger, the Company will own 100% of the outstanding interests in the Second Merger Sub. As a result of the foregoing, after the closing of the Business Combination, the Company will own, directly or indirectly, all of the assets of Greenlight and its subsidiaries. It is intended that the First Merger and the Second Merger, taken together, will qualify as a "reorganization" within the meaning of Section 368(a) of the Code.

        The Company has agreed to provide its stockholders with the opportunity to redeem shares of Class A Stock in conjunction with a stockholder vote on the transactions contemplated by the Merger Agreement, including the Business Combination.

Consideration to Greenlight Stockholders in the Business Combination

        The consideration to be paid to the Greenlight Stockholders will be a combination of cash and stock. The amount of cash consideration payable to the Greenlight Stockholders is the sum of: (i) cash available to us from the Trust Account, after giving effect to taxes payable and any redemptions that may be elected by any of our public stockholders for their pro rata share of the aggregate amount of funds on deposit in the Trust Account as of two business days prior to the closing of the Business Combination (which instructions to redeem such public shares are further discussed in this proxy statement); plus (ii) the anticipated gross proceeds of approximately $400,000,000 from the Private Placement; less (iii) certain transaction fees and expenses of the Company, including the payment of deferred underwriting commissions agreed to at the time of our IPO; less (iv) certain payments to participants in the Participation Plan, less (v) approximately $132,515,647 that will be used to repay a portion of the existing indebtedness of Verra Mobility. The remainder of the consideration paid to the Greenlight Stockholders will be stock consideration, consisting of approximately 65,200,000 newly issued shares of our publicly-traded Class A Stock, which shares will be valued at $10.00 per share for purposes of determining the aggregate number of shares payable to the Greenlight Stockholders for their ownership interests therein. The foregoing consideration to be paid to the Greenlight Stockholders may be further increased by amounts payable under the Tax Receivable Agreement and amounts payable as earn-out shares of Class A Stock. The number of shares of Class A Stock issued to the Greenlight Stockholders as Stock Consideration is subject to adjustment, depending on, among other things, the level of redemptions of shares of Class A Stock by our public stockholders or in certain cases to preserve the intended tax-free treatment of the Business Combination. To the extent the Stock Consideration were increased to preserve the intended tax-free treatment of the Business Combination, there would be a corresponding reduction to the cash consideration paid to the Greenlight Stockholders. At the closing of the Business Combination, each Greenlight Stockholder will receive shares of Class A Stock, but only the Platinum Stockholder will receive the cash consideration. Following the closing of the Business Combination, each Greenlight Stockholder may receive cash consideration as a result of any upward adjustment of the purchase price, but only the Platinum Stockholder will receive any amounts payable under the Tax Receivable Agreement or amounts payable as earn-out shares of Class A Stock.

Earn-Out

        Under the Merger Agreement, the Platinum Stockholder will be entitled to receive additional shares of Class A Stock (the "Earn-Out Shares") if the volume weighted average closing sale price of one share of Class A Stock on the Nasdaq exceeds certain thresholds for a period of at least 10 days out of 20 consecutive trading days at any time during the five-year period following the closing of the Mergers (the "Common Share Price").

        The Earn-Out Shares will be issued by the Company to the Platinum Stockholder as follows: (i) a one-time issuance of 2,500,000 shares if the Common Share Price is greater than $13.00; (ii) a one-time issuance of 2,500,000 shares if the Common Share Price is greater than $15.50; (iii) a one-time issuance of 2,500,000 shares if the Common Share Price is greater than $18.00; and (iv) a one-time issuance of 2,500,000 shares if the Common Share Price is greater than $20.50. If any of the Common Share Price thresholds described in the foregoing clauses (i) through (iv) are not achieved within the five-year period following the closing of the Mergers, the Company will not be required to issue the Earn-Out Shares in respect of such Common Share Price threshold. The Platinum Stockholder will be entitled to Earn-Out Shares in the event an acceleration event (as described in the Merger Agreement) occurs.

Greenlight Material Adverse Effect

        Under the Merger Agreement, certain representations and warranties of Greenlight are qualified in whole or in part by a material adverse effect standard for purposes of determining whether a breach of such representations and warranties has occurred. Pursuant to the Merger Agreement, a "Greenlight Material Adverse Effect" means any change, event, or occurrence, that, individually or when aggregated with other changes, events, or occurrences: (i) has had a materially adverse effect on the business, assets, financial condition or results of operations of Greenlight and its subsidiaries, taken as a whole; or (ii) is reasonably likely to prevent or materially delay the ability of Greenlight to consummate the transactions contemplated by the Merger Agreement; provided, however, that no change, event, occurrence or effect arising out of or related to any of the following, alone or in combination, will be taken into account in determining whether a Greenlight Material Adverse Effect pursuant to clause (i) has occurred: (A) acts of war, sabotage, civil unrest or terrorism, or any escalation or worsening of any such acts of war, sabotage, civil unrest or terrorism, or changes in global, national, regional, state or local political or social conditions; (B) earthquakes, hurricanes, tornados, pandemics or other natural or man-made disasters; (C) changes attributable to the public announcement or pendency of the transactions contemplated by the Merger Agreement (including the impact thereof on relationships with customers, suppliers, employees and any federal, state, local governmental entities); (D) changes or proposed changes in law, regulations or interpretations thereof or decisions by courts or any governmental or regulatory entity after June 21, 2018; (E) changes or proposed changes in accounting standards (or any interpretation thereof) after June 21, 2018; (F) any downturn in general economic conditions, including changes in the credit, debt, securities, financial, capital or reinsurance markets

(including changes in interest or exchange rates, prices of any security or market index or commodity or any disruption of such markets), in each case, in the United States or anywhere else in the world; (G) events or conditions generally affecting the industries and markets in which Greenlight operates; (H) any failure to meet any projections, forecasts, guidance, estimates, milestones, budgets or financial or operating predictions of revenue, earnings, cash flow or cash position, provided that this clause (H) will not prevent a determination that any change, event, or occurrence underlying such failure has resulted in a Greenlight Material Adverse Effect; or (I) any actions required to be taken, or required not to be taken, pursuant to the terms of the Merger Agreement; provided, however, that if a change or effect related to clauses (D) through (G) disproportionately adversely affects Greenlight and its subsidiaries, taken as a whole, compared to other persons operating in the same industry as Greenlight and its subsidiaries, then such disproportionate impact may be taken into account in determining whether a Greenlight Material Adverse Effect has occurred.

Company Material Adverse Effect

        Under the Merger Agreement, certain representations and warranties of the Company are qualified in whole or in part by a material adverse effect standard for purposes of determining whether a breach of such representations and warranties has occurred. Pursuant to the Merger Agreement, a "Company Material Adverse Effect" means any change, event, or occurrence, that, individually or when aggregated with other changes, events, or occurrences: (i) has had a materially adverse effect on the business, assets, financial condition or results of operations of the Company, First Merger Sub and Second Merger Sub, taken as a whole; or (ii) is reasonably likely to prevent or delay the ability of the Company, First Merger Sub or Second Merger Sub to consummate the transactions contemplated by the Merger Agreement; provided, however, that no change or effect related to any of the following, alone or in combination, will be taken into account in determining whether a Company Material Adverse Effect has occurred pursuant to clause (i): (A) changes or proposed changes in law, regulations or interpretations thereof or decisions by courts or any governmental or regulatory entity after June 21, 2018; (B) changes or proposed changes in accounting standards (or any interpretation thereof) after June 21, 2018; or (C) any downturn in general economic conditions, including changes in the credit, debt, securities, financial, capital or reinsurance markets (including changes in interest or exchange rates, prices of any security or market index or commodity or any disruption of such markets), in each case, in the United States or anywhere else in the world.

Closing and Effective Time of the Business Combination

        The closing of the Business Combination is expected to take place at the offices of Weil located at 201 Redwood Shores Parkway, Redwood Shores, CA 94065 at a time and date to be specified in writing by the parties to the Merger Agreement, which will not be later than the third business day after the satisfaction or waiver of the conditions described below under the subsection "Conditions to Closing of the Business Combination" or at such other time, date and location as may be mutually agreed upon in writing by the parties to the Merger Agreement.

Conditions to Closing of the Business Combination

  Conditions to Each Party's Obligations

        The respective obligations of the Company and Greenlight to consummate and effect the Mergers and the other transactions contemplated by the Merger Agreement are subject to the satisfaction, at or prior to the closing of the Business Combination, of each of the following conditions:

  •
  the required vote of the Company's stockholders to approve the Business Combination Proposal, the Nasdaq Proposal and the Charter Approval Proposal has been duly obtained in accordance with the DGCL, the Company's current certificate of incorporation and bylaws and the rules and regulations of Nasdaq;

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  the Company will have at least $5,000,001 of net tangible assets following the exercise of any redemption rights by the Company's holders of Class A Stock in accordance with the Company's current certificate of incorporation;

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  the waiting period applicable to the transactions contemplated by the Merger Agreement under the HSR Act must have expired or early termination must have been granted;

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  there must not be in effect any law or regulation prohibiting, enjoining, restricting or making illegal the consummation of the Business Combination and no temporary, preliminary or permanent restraining order by a court of competent jurisdiction enjoining, restricting or making illegal the consummation of the Business Combination will be in effect or will be threatened in writing by a governmental entity; and

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  the shares of Class A Stock to be issued in connection with the closing of the Business Combination will be approved for listing upon the closing of the Business Combination on Nasdaq subject to the requirement to have a sufficient number of round lot holders.

  Conditions to Greenlight's Obligations

        The obligation of Greenlight to consummate and effect the First Merger and the other transactions contemplated by the Merger Agreement are subject to the satisfaction, at or prior to the closing of the Business Combination, of each of the following conditions, any of which may be waived, in writing, exclusively by Greenlight:

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  the fundamental representations and warranties of the Company (i.e., representations related to organization and qualification, subsidiaries, capitalization, authority and business activities), disregarding qualifications contained therein relating to materiality or Company Material Adverse Effect, must be true and correct in all material respects as of the date of the Merger Agreement and as of the closing date as if made on and as of the closing date (or, if given as of an earlier date, as of such earlier date); and all other representations and warranties of the Company, disregarding qualifications contained therein relating to materiality or Company Material Adverse Effect, must be true and correct as of the date of the Merger Agreement and as of the closing date as if made on and as of the closing date (or, if given as of an earlier date, as of such earlier date), except where the failure of such representations and warranties of the Company to be so true and correct, individually or in the aggregate, has not had and is not reasonably likely to have a Company Material Adverse Effect;

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  the Company, First Merger Sub and Second Merger Sub must have performed and complied in all material respects with all obligations required to be performed or complied with by them under the Merger Agreement at or prior to closing;

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  the Company must have delivered to Greenlight a certificate executed by an executive officer of the Company and dated as of the closing date, confirming that the conditions set forth in the two immediately preceding bullet points have been satisfied;

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  no Company Material Adverse Effect shall have occurred since the date of the Merger Agreement;

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  certain officers and directors of the Company identified in the Schedules will have resigned from all of their positions and offices with the Company, First Merger Sub and Second Merger Sub;

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  the Company must have delivered or stand ready to deliver duly executed copies of all certificates, instruments, contracts, closing deliverables and other documents required to be delivered by it to Greenlight pursuant to the Merger Agreement;

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  the Company's current bylaws must be amended and restated to reflect the form of amended and restated bylaws of the Company agreed to by the parties to the Merger Agreement and the Company's certificate of incorporation must be amended to reflect the Charter Approval Proposal;

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  the Company must have made appropriate arrangements to have the funds in the Trust Account available to the Company for the payment at the closing of the Business Combination of the cash consideration payable to the Greenlight Stockholders and certain transaction costs of Greenlight and the Company; and

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  the amount in the Trust Account and the proceeds from the Private Placement, must equal or exceed $600,000,000.

Conditions to the Company's Obligations

        The obligations of the Company, First Merger Sub and Second Merger Sub to consummate and effect the Mergers and the other transactions contemplated by the Merger Agreement are subject to the satisfaction, at or prior to the closing of the Business Combination, of each of the following conditions, any of which may be waived, in writing, exclusively by the Company:

  •
  the fundamental representations and warranties of Greenlight (i.e., representations related to organization and qualification, capitalization, authority, brokers and third party expenses), disregarding qualifications contained therein relating to materiality or Greenlight Material Adverse Effect, must be true and correct in all material respects as of the date of the Merger Agreement and as of the closing date as if made on and as of the closing date (or, if given as of an earlier date, as of such earlier date); and all other representations and warranties of Greenlight, disregarding qualifications contained therein relating to materiality or Greenlight Material Adverse Effect, must be true and correct as of the date of the Merger Agreement and as of the closing date as if made on and as of the closing date (or, if given as of an earlier date, as of such earlier date), except where the failure of such representations and warranties of Greenlight to be so true and correct, individually or in the aggregate, has not had and is not reasonably likely to have a Greenlight Material Adverse Effect;

  •
  Greenlight must have performed and complied with all obligations required to be performed or complied with by it under the Merger Agreement at or prior to closing;

  •
  Greenlight must have delivered to the Company a certificate executed by an executive officer of Greenlight and dated as of the closing date, confirming that the conditions set forth in the two immediately preceding bullet points have been satisfied;

  •
  no Greenlight Material Adverse Effect shall have occurred since the date of the Merger Agreement;

  •
  Greenlight must have delivered or stand ready to deliver duly executed copies of all certificates, instruments, contracts, closing deliverables and other documents required to be delivered by it to the Company pursuant to the Merger Agreement; and

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  the amount in the Trust Account and the proceeds from the Private Placement, must equal or exceed $550,000,000.

Representations and Warranties

        Under the Merger Agreement, Greenlight made customary representations and warranties about it and its subsidiaries relating to: organization and qualification; subsidiaries; capitalization; authority, noncontravention; compliance with laws (including with respect to permits and filings); government contracts; financial statements; absence of undisclosed liabilities; absence of certain changes or events; litigation; employee benefits; labor and employment matters; real property; taxes; environmental matters; brokers; intellectual property; privacy; material contracts; insurance; interested party transactions; information supplied; indebtedness; the Foreign Corrupt Practices Act of 1977; customers and suppliers; and disclaimer of other warranties.

        Under the Merger Agreement, the Company, First Merger Sub and Second Merger Sub made customary representations and warranties relating to: organization and qualification; subsidiaries; capitalization; authority; noncontravention; compliance with laws (including with respect to permits and filings); SEC reports and financial statements; absence of certain changes or events; litigation; business activities; material contracts; Nasdaq stock market quotation; the Private Placement investment amount; the Trust Account; taxes; accuracy of information supplied; employees and benefit plans; Board approval and the Company stockholder vote; title to assets; affiliate transactions; brokers; and disclaimer of other warranties.

Covenants of the Parties

  Covenants of Greenlight

        Greenlight made certain covenants under the Merger Agreement, including, among others, the covenants set forth below.

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  Greenlight has agreed to, and to cause its subsidiaries to, prior to the effective time of the Business Combination, carry on their respective businesses in the ordinary course consistent with past practice.

  •
  Subject to certain exceptions, prior to the effective time of the Business Combination, Greenlight will not, and will not permit its subsidiaries to:

  •
  except as otherwise required by any Greenlight employee benefit plan in existence on the date of the Merger Agreement or applicable legal requirements: (i) increase the compensation or benefits of any current or former employee, director or independent contractor except for any increases in the rate of base salary or wage that does not exceed 3% of such person's current base salary or wage pursuant to: (A) annual adjustments in the ordinary course of business consistent with past practice; or (B) in connection with any promotion or material increase in responsibility of any officer or employee in the ordinary course of business consistent with past practice; (ii) grant, pay or increase any severance or change in control pay or benefits to any current or former employee, director or independent contractor; (iii) enter into, amend (other than immaterial amendments) or terminate any Greenlight employee benefit plan or any employee benefit plan, policy, program, agreement, trust or arrangement that would have constituted a Greenlight employee benefit plan if it had been in effect on the date of the Merger Agreement (other than a termination of the Participation Plan in a manner consistent with the Merger Agreement); (iv) take any action to accelerate the vesting or payment of, or otherwise fund or secure the payment of, any compensation or benefits under any Greenlight employee benefit plan; or (v) grant any equity or equity-based compensation awards;

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  (i) transfer, sell, assign, fail to diligently maintain or otherwise dispose of any right, title or interest of Greenlight in any of its intellectual property or licensed intellectual property, in each case, that is material to any of the businesses of Greenlight and its subsidiaries;

      (ii) extend, amend, waive, cancel or modify any material rights in or to any of Greenlight's owned intellectual property or licensed intellectual property, in each case, that is material to any business of Greenlight and its subsidiaries; (iii) fail to diligently prosecute the patent applications owned by Greenlight other than applications Greenlight, in the exercise of its good faith business judgment, has determined to abandon; or (iv) divulge, furnish to or make accessible any trade secrets within any of Greenlight's intellectual property to any third party who is not subject to an enforceable written agreement to maintain the confidentiality of such trade secrets, other than, in each of (i) through (iii), in the ordinary course of business consistent with past practices; provided, that in no event will Greenlight license on an exclusive basis or sell any of its material owned intellectual property;

    •
    except for transactions solely among Greenlight and its subsidiaries: (i) declare, set aside or pay any dividends on or make any other distributions (whether in cash, stock, equity securities or property) in respect of any capital stock or split, combine or reclassify any capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for any capital stock; (ii) repurchase, redeem or otherwise acquire, or offer to repurchase, redeem or otherwise acquire, any membership interests, capital stock or any other equity interests, as applicable, in Greenlight or any of its subsidiaries; (iii) grant, issue sell or otherwise dispose, or authorize to issue sell, or otherwise dispose any membership interests, capital stock or any other equity interests (such as stock options, stock units, restricted stock or other contracts for the purchase or acquisition of such capital stock), as applicable, in Greenlight or any of its subsidiaries; (iv) declare, set aside or pay any dividend or make any other distribution; or (v) issue, deliver, sell, authorize, pledge or otherwise encumber, or agree to any of the foregoing with respect to, any shares of capital stock or other equity securities or ownership interests or any securities convertible into or exchangeable for shares of capital stock or other equity securities or ownership interests, or subscriptions, rights, warrants or options to acquire any shares of capital stock or other equity securities or ownership interests or any securities convertible into or exchangeable for shares of capital stock or other equity securities or other ownership interests, or enter into other agreements or commitments of any character obligating it to issue any such shares, equity securities or other ownership interests or convertible or exchangeable securities;

    •
    amend its organizational documents, or form or establish any subsidiary;

    •
    (i) merge, consolidate or combine with any person; or (ii) acquire or agree to acquire by merging or consolidating with, purchasing any equity interest in or a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof;

    •
    sell, lease, license, sublicense, abandon, divest, transfer, cancel, abandon or permit to lapse or expire, dedicate to the public, or otherwise dispose of, or agree to do any of the foregoing, or otherwise dispose of assets or properties, other than any sale, lease or disposition in the ordinary course of business consistent with past practice or pursuant to agreements existing on the date of the Merger Agreement;

    •
    (i) issue or sell any debt securities or rights to acquire any debt securities of Greenlight or any of its subsidiaries or guarantee any debt securities of another person; (ii) make, incur, create or assume any loans, advances or capital contributions to, or investments in, or guarantee any indebtedness of, any person other than Greenlight or any of its subsidiaries except for loans, advances or capital contributions pursuant to and in accordance with the terms of agreements or legal obligations existing as of the date of the Merger Agreement; (iii) except in the ordinary course of business consistent with past practice, create any material liens on any material property or assets of Greenlight or any of its subsidiaries in connection with any indebtedness thereof (other than permitted liens); (iv) fail to comply with the terms of the Greenlight's existing credit agreements or take any action, or omit to take any action, that would constitute or result in a default or event of default under any of the existing credit agreements; (v) cancel or forgive any indebtedness owed to Greenlight or any of its subsidiaries; or (vi) make, incur or commit to make or incur any capital expenditures, other than in the ordinary course of business consistent with past practice;

    •
    release, assign, compromise, settle or agree to settle any legal proceeding material to Greenlight and its subsidiaries or their respective properties or assets;

    •
    (i) except in the ordinary course of business consistent with past practices: (A) modify, amend in a manner that is adverse to Greenlight or any of its subsidiaries or terminate any material contract (other than Greenlight's existing credit agreements); (B) enter into any contract that would have been a material contract had it been entered into prior to the date of the Merger Agreement; (C) waive, delay the exercise of, release or assign any material rights or claims under any material contract; or (D) incur or enter into a contract requiring Greenlight to pay in excess of $2,000,000 in any 12-month period; or (ii) modify or amend any material term under any of Greenlight's existing credit agreements (other than obtaining the consents to the existing credit agreement as contemplated by the Merger Agreement) or terminate or allow the termination of any of the existing credit agreements or any commitments thereunder;

    •
    except as required by U.S. generally accepted accounting principles (or any interpretation thereof) or applicable legal requirements, make any change in accounting methods, principles or practices;

    •
    (i) make, change or revoke any material tax election; (ii) settle or compromise any material tax claim; (iii) change (or request to change) any method of accounting for tax purposes; (iv) file any material amended tax return; (v) waive or extend any statute of limitations in respect of a period within which an assessment or reassessment of material taxes may be issued (other than any extension pursuant to an extension to file any tax return); (vi) knowingly surrender any claim for a refund of taxes; or (vii) enter into any "closing agreement" as described in Section 7121 of the Internal Revenue Code of 1986, as amended (the "Code") (or any similar legal requirement) with any governmental entity;

    •
    authorize, recommend, propose or announce an intention to adopt a plan of complete or partial liquidation, restructuring, recapitalization, dissolution or winding-up;

    •
    subject to the third sub-bullet point above, enter into or amend any agreement with, or pay, distribute or advance any assets or property to, any of its officers, directors, employees, partners, stockholders or other affiliates, other than payments or distributions relating to obligations in respect of arms-length commercial transactions pursuant to the agreements set forth in the Schedules to the Merger Agreement;

    •
    engage in any material new line of business;

    •
    take any action or fail to take any action that would reasonably be expected to prevent the First Merger and the Second Merger, taken together, from qualifying as a "reorganization" within the meaning of Section 368(a) of the Code; or

    •
    agree or commit to do any of the foregoing.

Notwithstanding the foregoing, Greenlight will be permitted to, among other things: (i) revise its annual incentive bonus plan, overall corporate goals and business unit goals to reflect its recent acquisitions of HTA Holdings, Inc. and Euro Parking Collection plc; (ii) terminate certain employees; (iii) continue to negotiate certain material customer agreements; (iv) fill certain senior-level positions;

(v) launch a new consumer tolling and mobility website and mobile application; and (vi) develop new products related to real-time notifications of the incurrence of certain highway tolls.

  •
  If, at any time prior to the closing, Greenlight discovers any information, event or circumstance relating to Greenlight, its business or any of its affiliates, officers, directors or employees that should be set forth in an amendment or a supplement to this proxy statement so that this proxy statement would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements herein, in light of the circumstances under which they were made, not misleading, then Greenlight will promptly inform the Company of such information, event or circumstance. Greenlight will cause the officers and employees of Greenlight and its subsidiaries to be reasonably available to the Company and its counsel in connection with the drafting of this proxy statement and responding in a timely manner to comments on this proxy statement from the SEC.

  •
  Greenlight will: (i) solicit approval and adoption of the Merger Agreement, the First Merger and the other transactions contemplated by the Merger Agreement from the Greenlight Stockholders; (ii) require the Greenlight Stockholders to agree to be bound by the terms of the Merger Agreement; and (iii) deliver to the Company within 24 hours after the execution and delivery of the Merger Agreement, a written consent and joinder evidencing such approval and agreement from each Greenlight Stockholder.

  •
  Neither Greenlight nor any of its controlled affiliates, directly or indirectly, will engage in any transactions involving the securities of the Company prior to the time of the making of a public announcement regarding all of the material terms of the business and operations of Greenlight and the Business Combination. Greenlight will use its reasonable best efforts to require each of its officers, directors, employees, agents, advisors, contractors, associates, clients, customers and representatives, to comply with the foregoing requirements.

  •
  Greenlight and the Platinum Stockholder each waived any right, title, interest or claim of any kind it had or may have in the future in or to the Trust Account and agreed not to seek recourse against the Trust Account or any funds distributed therefrom in connection with the Merger Agreement, except in the event of intentional fraud in the making of the representations and warranties in the Merger Agreement by the Company or Greenlight.

  •
  Greenlight will take all necessary corporate action to terminate, effectively immediately prior to the closing and contingent upon the consummation of the Business Combination, the Participation Plan.

  •
  During the period from the date of the Merger Agreement and continuing until the earlier of the termination of the Merger Agreement pursuant to its terms or the closing, Greenlight will not, and will cause its subsidiaries and the Greenlight Stockholders not to, and will direct its employees, agents, officers, directors, representatives and advisors not to, directly or indirectly: (i) solicit, initiate, enter into or continue discussions, negotiations or transactions with, or encourage or respond to any inquiries or proposals by, or provide any information to, any person (other than the Company and its agents, representatives, advisors) concerning any merger, sale of ownership interests and/or assets of Greenlight, recapitalization or similar transaction; (ii) enter into any agreement regarding, continue or otherwise participate in any discussions or negotiations regarding, or cooperate in any way that would otherwise reasonably be expected to lead to any such transaction; or (iii) commence, continue or renew any due diligence investigation regarding any such transaction. In addition, Greenlight, its subsidiaries and their respective representatives are required to immediately cease any and all existing discussions or negotiations with any person with respect to any such transaction and will promptly notify (and in no event later than 24 hours) the Company if it receives any inquiry, proposal, offer or submission with respect to any such transaction.

  •
  Greenlight will obtain approval or waiver, as applicable, of any "excess parachute payments" (within the meaning of Section 280G of the Code and the regulations thereunder) prior to the closing of the Business Combination.

  •
  Greenlight will use commercially reasonable efforts to cause any purchase price adjustment or tax adjustment under its acquisition agreements with HTA Holdings, Inc. and Euro Parking Collection plc to be finally determined and paid in accordance with the terms of such acquisition agreements prior to the closing of the Business Combination. In the event Greenlight has not paid the tax adjustment amount as required pursuant to the purchase agreement with HTA Holdings, Inc. prior to the closing of the Business Combination, Greenlight will deposit $15,000,000 into an escrow account for the payment of such tax adjustment amount in accordance with the terms of the purchase agreement with HTA Holdings, Inc. If the amount payable by Greenlight in connection with such tax adjustment is finally determined to be: (i) less than $15,000,000, the Company will distribute the amount of such excess to the Greenlight Stockholders in accordance with their respective pro rata shares; or (ii) more than $15,000,000, the next amounts otherwise required to be paid to the Platinum Stockholder under the Tax Receivable Agreement will be reduced by the amount of such shortfall.

  Covenants of the Company, First Merger Sub and Second Merger Sub

        The Company, First Merger Sub and Second Merger Sub made certain covenants under the Merger Agreement, including, among others, the covenants set forth below.

  •
  The Company has agreed to, and to cause its subsidiaries to, prior to the effective time of the Business Combination, carry on their respective businesses in the ordinary course consistent with past practice.

  •
  Subject to certain exceptions, prior to the effective time of the Business Combination, the Company will not, and will not permit its subsidiaries to:

  •
  declare, set aside or pay dividends on or make any other distributions (whether in cash, stock, equity securities or property) in respect of any capital stock (or warrant) or split, combine or reclassify any capital stock (or warrant), effect a recapitalization or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for any capital stock or warrant, or effect any like change in capitalization;

  •
  purchase, redeem or otherwise acquire, directly or indirectly, any equity securities of the Company or any of its subsidiaries;

  •
  other than in connection with the Class A Stock issued pursuant to the Subscription Agreements, grant, issue, deliver, sell, authorize, pledge or otherwise encumber, or agree to any of the foregoing with respect to, any shares of capital stock or other equity securities or any securities convertible into or exchangeable for shares of capital stock or other equity securities, or subscriptions, rights, warrants or options to acquire any shares of capital stock or other equity securities or any securities convertible into or exchangeable for shares of capital stock or other equity securities, or enter into other agreements or commitments of any character obligating it to issue any such shares of capital stock or equity securities or convertible or exchangeable securities;

  •
  amend its organizational documents or form or establish any subsidiary;

  •
  (i) merge, consolidate or combine with any person; or (ii) acquire or agree to acquire by merging or consolidating with, or by purchasing any equity interest in or a portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets, or enter into any joint ventures, strategic partnerships or alliances;

    •
    incur any indebtedness or guarantee any such indebtedness of another person or persons, issue or sell any debt securities or options, warrants, calls or other rights to acquire any debt securities of the Company, as applicable, enter into any "keep well" or other agreement to maintain any financial statement condition or enter into any arrangement having the economic effect of any of the foregoing, in each case, except in the ordinary course of business consistent with past practice; provided, however, that the Company will be permitted to incur indebtedness (which will constitute transaction costs of the Company) from its affiliates and stockholders in order to meet its reasonable capital requirements, with any such loans to be made only as reasonably required by the operation of the Company in due course on a non-interest basis and otherwise on arm's-length terms and conditions and repayable at the closing of the Business Combination;

    •
    except as required by U.S. generally accepted accounting principles (or any interpretation thereof) or applicable legal requirements, make any change in accounting methods, principles or practices;

    •
    (i) make, change or revoke any material tax election, (ii) settle or compromise any material tax claim; (iii) change (or request to change) any method of accounting for tax purposes; (iv) file any material amended tax return; (v) waive or extend any statute of limitations in respect of a period within which an assessment or reassessment of material taxes may be issued (other than any extension pursuant to an extension to file any tax return); (vi) knowingly surrender any claim for a refund of taxes; or (vii) enter into any "closing agreement" as described in Section 7121 of the Code (or any similar legal requirement) with any governmental entity;

    •
    take any action or fail to take any action that would reasonably be expected to prevent the First Merger and the Second Merger, taken together, from qualifying as a "reorganization" within the meaning of Section 368(a) of the Code;

    •
    create any material liens on any material property or assets of the Company, First Merger Sub or Second Merger Sub;

    •
    liquidate, dissolve, reorganize or otherwise wind up the business or operations of the Company, First Merger Sub or Second Merger Sub;

    •
    commence, settle or compromise any legal proceeding;

    •
    engage in any material new line of business;

    •
    amend the Trust Agreement or any other agreement related to the Trust Account; or

    •
    agree or commit to do any of the foregoing.

  •
  The Company will promptly prepare and file with the SEC this proxy statement and cause this proxy statement to be mailed to its stockholders of record as of [    •    ], 2018, the record date for the Special Meeting. Prior to filing this proxy statement with the SEC, the Company will make drafts of the proxy statement and other documents to be filed with the SEC available to Greenlight, provide Greenlight with a reasonable opportunity to comment on such documents and consider such comments in good faith. The Company will not file any documents with the SEC without the prior written consent of Greenlight. The Company will promptly transmit to its stockholders any amendments or supplements to this proxy statement.

  •
  The Company will make all necessary filings with respect to the Business Combination under the Securities Act, the Exchange Act and applicable "blue sky" laws, and any rules or regulations thereunder.

  •
  The Company will, as promptly as practicable, establish a record date and hold a meeting of stockholders for the purpose of obtaining the required vote of the Company's stockholders to approve the Business Combination Proposal, the Nasdaq Proposal and the Charter Approval Proposal and will use its reasonable best efforts to obtain such required stockholder vote. The Company's Board will recommend to its stockholders that they vote in favor of the Business Combination Proposal, the Nasdaq Proposal and the Charter Approval Proposal and will not change, withdraw, withhold, qualify or modify such recommendation, other than in certain limited circumstances.

  •
  The Company will prepare a draft Current Report on Form 8-K announcing the closing of the Business Combination, the form and substance of which will be approved in advance in writing by the Stockholder Representative. Prior to the closing, the Company and Greenlight will prepare a joint press release announcing the consummation of the Business Combination. Concurrently with closing, the Company will issue such joint press release and file such Form 8-K with the SEC.

  •
  The Company will use its reasonable best efforts to cause the shares of Class A Stock to be issued in connection with the Business Combination as Stock Consideration to be approved for listing on the Nasdaq, subject to official notice of issuance, prior to the closing. From the date of the Merger Agreement through the closing, the Company will use its reasonable best efforts to keep the Class A Stock and Company Warrants listed for trading on Nasdaq. Following the closing, the Company will use commercially reasonable efforts to continue the listing for trading of Class A Stock and the public warrants on Nasdaq and to cause any Earn-Out Shares to be approved for listing on Nasdaq.

  •
  During the period from the date of the Merger Agreement and continuing until the earlier of the termination of the Merger Agreement pursuant to its terms or the closing, the Company, First Merger Sub and Second Merger Sub will not, and will direct their respective employees, agents, officers, directors, representatives and advisors not to, directly or indirectly: (i) solicit, initiate, enter into or continue discussions, negotiations or transactions with, or encourage or respond to any inquiries or proposals by, or provide any information to, any person (other than the Greenlight, the Greenlight Stockholders or their respective agents, representatives, advisors) concerning any merger, sale of ownership interests and/or assets of the Company, recapitalization or similar transaction; (ii) enter into any agreement regarding, continue or otherwise participate in any discussions or negotiations regarding, or cooperate in any way that would otherwise reasonably be expected to lead to any such transaction; or (iii) commence, continue or renew any due diligence investigation regarding any such transaction. In addition, the Company, its subsidiaries and their respective representatives are required to immediately cease any and all existing discussions or negotiations with any person with respect to any such transaction and will promptly notify (and in no event later than 24 hours) Greenlight if it receives any inquiry, proposal, offer or submission with respect to any such transaction.

  •
  Upon satisfaction or waiver of the conditions to closing and upon notice to the Trustee, the Company will, in accordance with and pursuant to the Trust Agreement, at the closing: (i) cause the documents, opinions and notices required to be delivered to the Trustee pursuant to the Trust Agreement to be so delivered, including providing the Trustee with the trust termination letter; and (ii) use its reasonable best efforts to cause the Trustee to distribute the Trust Account as directed in the trust termination letter, including all amounts payable to: (A) to stockholders who elect to exercise their redemption right; (B) for income tax or other tax obligations of the

    Company prior to closing; (C) for any transaction costs of the Company; and (D) as repayment of loans and reimbursement of expenses to directors, officers and stockholders of the Company. Following the events described in this paragraph, the Trust Account will terminate.

  •
  The Company will not permit any Subscription Agreement to be modified or amended in a manner that is materially adverse to Greenlight or the Greenlight Stockholders and will use its commercially reasonable efforts to consummate the transactions contemplated by the Subscription Agreements on the terms and conditions described therein. The Subscription Agreements contain all of the conditions precedent to the obligations of the counterparties thereto to contribute to the Company the amount set forth in the Subscription Agreements on the terms therein.

  •
  Prior to the closing, the Company will take all reasonable steps as may be required or permitted to cause any acquisition or disposition of the Class A Stock that occurs or is deemed to occur by reason of or pursuant to the Business Combination by each individual who is or will be subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to the Company to be exempt under Rule 16b-3 promulgated under the Exchange Act, including by taking steps in accordance with the No-Action Letter, dated January 12, 1999, issued by the SEC regarding such matters.

  •
  From the date of the Merger Agreement through the closing, the Company will take all actions necessary to continue to qualify as an "emerging growth company" within the meaning of the JOBS Act and not take any action that would cause the Company to not qualify as an "emerging growth company" within the meaning of the JOBS Act.

  •
  The Company agrees that any representation and warranty insurance policy obtained for the benefit of the Company will provide that the Greenlight Stockholders and the Stockholder Representative will not be liable to the insurer under such policy for subrogation claims thereunder, except in the event of intentional fraud in the making of the representations and warranties in the Merger Agreement by such person. In addition, the Company agrees that any such representation and warranty insurance policy will include a waiver of subrogation claims against the Greenlight Stockholders and the Stockholder Representative, other than in the event of intentional fraud in the making of the representations and warranties in the Merger Agreement by such person.

  •
  Simultaneously with the closing: (i) the Company will pay or cause to be paid to Verra Mobility Holdings, LLC the Deleveraging Amount (as calculated in accordance with the Merger Agreement); and (ii) immediately thereafter, the Company will cause Verra Mobility Holdings, LLC to pay to the lenders under Verra Mobility's existing credit agreements an amount equal to the Deleveraging Amount as a partial repayment of the outstanding indebtedness of Verra Mobility.

  •
  Promptly following the closing date, the Company will grant awards of restricted stock units equal to approximately 3% of its outstanding capital stock as of closing that will vest ratably over four years (subject to continued employment) to certain individuals who executed releases in connection with Participation Plan, as a material inducement to their entering into employment with the Company (or any of its subsidiaries) following the closing date, subject to certain limitations and in consultation with and based on the recommendations of the Chief Executive Officer of Verra Mobility.

  Mutual Covenants

  •
  The Company and Greenlight will reasonably cooperate in matters regarding the publicity of the Business Combination and will remain subject to certain continuing obligations of confidentiality with regard to information relating to the post-combination company and Greenlight.

  •
  The Company and Greenlight will pay their own costs and expenses incurred in connection with the Merger Agreement, whether or not the transactions contemplated thereby are consummated, except as otherwise expressly provided in the Merger Agreement.

  •
  As promptly as practicable and in any event within 10 business days of the date of the Merger Agreement, the Company and Greenlight will each prepare and file the notification of it required under the HSR Act. The Company and Greenlight will promptly and in good faith respond to all information requested of it by the U.S. Federal Trade Commission and U.S. Department of Justice in connection with such notification and otherwise cooperate in good faith with each other and such governmental entities.

  •
  The parties to the Merger Agreement will use their reasonable best efforts to obtain all necessary actions, waivers, consents, approvals, orders and authorizations from governmental entities and the make all necessary registrations, declarations and filings (including registrations, declarations and filings with governmental entities, if any).

  •
  The parties to the Merger Agreement will use their reasonable best efforts to defend any suits, claims, actions, investigations or proceedings, whether judicial or administrative, challenging the Merger Agreement or the consummation of the Business Combination, including by seeking to have any stay or temporary restraining order entered by any court or other governmental entity vacated or reversed.

  •
  The Company on one hand, and Greenlight and the Greenlight Stockholders on the other, along with their respective affiliates and representatives, will release the other parties from any disputes, claims, losses, controversies, demands, rights, liabilities, actions and causes of action of every kind and nature, whether known or unknown, arising from any matter concerning Greenlight or its subsidiaries occurring prior to the closing of the Business Combination, except as otherwise contemplated by the Merger Agreement.

  •
  The Company and Verra Mobility also agree to: (i) take further actions as may be necessary, proper or advisable to consummate and make effective the Business Combination; (ii) allow the other reasonable access to information regarding Greenlight; (iii) take certain actions with respect to tax matters; (iv) take certain actions to permit the Company to assume Greenlight's existing net indebtedness under the existing credit agreements; (v) take certain actions with respect to the indemnification of the current and former directors and officers of Greenlight; and (v) use commercially reasonable efforts to ensure that the Board of the post-combination company is comprised of the director nominees set forth in Proposal No. 5—Election of Directors to the Board of Directors.

Survival of Representations and Warranties; Indemnification

  No Survival

        The representations and warranties of the parties contained in the Merger Agreement will not survive the closing of the Business Combination and all rights, claims and causes of action (whether in contract or in tort or otherwise, or whether at law or in equity) with respect thereto terminate at the closing of the Business Combination, except in the case of fraud. Accordingly, the Greenlight Stockholders will not have any indemnification obligations pursuant to the Merger Agreement.

  Representation and Warranty Insurance Policy

        The Company purchased a representation and warranty insurance policy (the "R&W Policy") from Berkley Transactional (the "Insurer"), pursuant to which the Insurer will indemnify the Company for losses incurred by the Company arising out of: (i) any breach of Greenlight's representations and warranties in the Merger Agreement or in certain certificates and instruments provided to the Company by Greenlight in connection with the Business Combination; and (ii) any pre-closing taxes of Greenlight. Coverage in respect of the general representations and warranties of Greenlight survives for three years following the closing date and coverage in respect of certain specified representations (e.g., representations related to organization and qualification, capitalization, authority, brokers and third party expenses and taxes) survives for six years following the closing date. The R&W Policy provides for an aggregate amount of coverage equal to $50,000,000 and is subject to an initial deductible of 0.75% of Greenlight's enterprise value at closing, which is reduced to 0.50% of Greenlight's enterprise value 12 months following the closing date. The R&W Policy is subject to certain customary and deal-specific exclusions.

Termination

        The Merger Agreement may be terminated and the Business Combination may be abandoned any time prior to closing, whether before or after stockholder approval of the Merger Agreement, as follows:

  •
  by mutual written agreement of the Company and the Stockholder Representative;

  •
  by either the Company or the Stockholder Representative if the Business Combination has not been consummated by January 19, 2019; provided, however, that the right to terminate the Merger Agreement by this date will not be available to any party whose action or failure to act has been a principal cause of or resulted in the failure of the Business Combination to occur on or before such date and such action or failure to act constitutes a breach of the Merger Agreement;

  •
  by either the Company or the Stockholder Representative if a governmental entity that possess competent jurisdiction has issued an order or taken any other action, in any case having the effect of permanently restraining, enjoining or otherwise prohibiting the Business Combination, including the Mergers, and such order or other action is final and nonappealable;

  •
  by the Stockholder Representative, upon a breach of any representation, warranty, covenant or agreement set forth in the Merger Agreement on the part of the Company, First Merger Sub or Second Merger Sub, or if any representation or warranty of the Company, First Merger Sub or Second Merger Sub has become untrue, in either case such that the closing conditions would not be satisfied as of the time of such breach or as of the time such representation or warranty has become untrue; provided, that if such breach by the Company, First Merger Sub or Second Merger Sub is curable by the Company, First Merger Sub or Second Merger Sub prior to the closing, then the Stockholder Representative will first provide written notice of such breach and may not terminate the Merger Agreement until the earlier of: (i) 30 days after delivery of written notice from the Stockholder Representative to the Company of such breach; and (ii) the January 19, 2019; provided, further, that each of the Company, First Merger Sub and Second Merger Sub continues to exercise commercially reasonable efforts to cure such breach (it being understood that the Stockholder Representative may not terminate the Merger Agreement if: (A) it has materially breached the Merger Agreement and such breach has not been cured; or (B) if such breach by the Company, First Merger Sub or Second Merger Sub is cured during such 30-day period);

  •
  by the Company, upon a breach of any representation, warranty, covenant or agreement set forth in the Merger Agreement on the part of Greenlight or the Stockholder Representative or if any representation or warranty of Greenlight has become untrue, in either case such that the closing conditions would not be satisfied as of the time of such breach or as of the time such representation or warranty has become untrue; provided, that if such breach is curable by Greenlight or the Stockholder Representative prior to the closing, then the Company must first provide written notice of such breach and may not terminate the Merger Agreement until the earlier of: (i) 30 days after delivery of written notice from the Company to the Stockholder Representative of such breach; and (ii) the January 19, 2019; provided, further, that Greenlight or the Stockholder Representative, as applicable, continue to exercise commercially reasonable efforts to cure such breach (it being understood that the Company may not terminate the Merger Agreement if: (A) it has materially breached the Merger Agreement and such breach has not been cured; or (B) if such breach by Greenlight is cured during such 30-day period);

  •
  by either the Company or the Stockholder Representative, if, at the Special Meeting (including any adjournments thereof), the Business Combination Proposal, the Nasdaq Proposal and the Charter Approval Proposal are not duly adopted by the stockholders of the Company by the requisite vote under the DGCL and the Company organizational documents;

  •
  by the Stockholder Representative, if the amount in the Trust Account and the proceeds from the Private Placement at closing does not equal or exceed $600,000,000;

  •
  by the Company, if the amount in the Trust Account and the proceeds from the Private Placement at closing does not equal or exceed $550,000,000; or

  •
  by the Company, if the required vote of the Greenlight Stockholders to approve the Merger Agreement has not been obtained within 24 hours following the execution and delivery of the Merger Agreement.

In the event of termination of the Merger Agreement, the Merger Agreement will become void and there will be no liability or obligation on the part of any party thereto, except for obligations relating to: (i) publicity and confidentiality, (ii) claims against the Trust Account; (iii) certain miscellaneous provisions of the Merger Agreement, including those related to governing law, and (iv) the confidentiality agreement between the parties. However, no such termination will relieve any party to the Merger Agreement from any liability resulting from any intentional breach of the Merger Agreement or intentional fraud in the making of the representations and warranties in the Merger Agreement.

Amendments

        The Merger Agreement may be amended by the parties to the Merger Agreement at any time by execution of an instrument in writing signed on behalf of each of the parties to the Merger Agreement.

Related Agreements

        This section describes the material provisions of certain additional agreements to be entered into pursuant to the Merger Agreement, which we refer to as the "Related Agreements," but does not purport to describe all of the terms thereof. The following summary is qualified in its entirety by reference to the complete text of each of the Related Agreements. Forms of the Registration Rights Agreement, Investor Rights Agreement, Tax Receivable Agreement, Investor Representation Letter, Participation Plan Release, Escrow Agreement and Subscription Agreement are attached hereto as Annexes F, K, H, L, N, J and G, respectively. Stockholders and other interested parties are urged to read such Related Agreements in their entirety prior to voting on the proposals presented at the Special Meeting.

  Investor Rights Agreement

        At the closing of the Business Combination, the Company and the Platinum Stockholder will enter into the Investor Rights Agreement, substantially in the form attached as Annex K to this proxy statement. Pursuant to the Investor Rights Agreement, the Platinum Stockholder will have the right to nominate up to three directors to the post-closing company's board of directors, of whom one will initially be the current Chief Executive Officer of Verra Mobility as a Class II director and the other two will initially be representatives of the Platinum Stockholder as Class III directors. In addition, if one the of the Platinum Stockholder's nominees is elected, one of the Platinum Stockholder's nominees will serve as the chairman of the board of directors and the Platinum Stockholder will have the right to appoint one representative to each committee of the board of the post-closing company. The Platinum Stockholder's right to designate directors to the post-closing company's board is subject to its ownership percentage of the total outstanding shares of Class A Stock. If the Platinum Stockholder holds: (i) 25% or greater of the outstanding Class A Stock, it will have the right to appoint three directors; (ii) less than 25% but greater than or equal to 15% of the outstanding Class A Stock, it will have the right to appoint two directors; (iii) less than 15% but greater than or equal to 5% of the outstanding Class A Stock, it will have the right to appoint one director; and (iv) less than 5% of the outstanding Class A Stock, it will not have the right to appoint any directors.

  Registration Rights Agreement

        At the closing of the Business Combination, the Company will enter into the Registration Rights Agreement, substantially in the form attached as Annex F to this proxy statement, with the Restricted Stockholders. Pursuant to the terms of the Registration Rights Agreement, (a) any outstanding share of Class A Stock or any other equity security (including the Private Placement Warrants and including shares of Class A Stock issued or issuable upon the exercise of any other equity security) of the Company held by a Restricted Stockholder as of the date of the Registration Rights Agreement or thereafter acquired by a Restricted Stockholder (including the shares of Class A Stock issued upon conversion of the Class F Stock and upon exercise of any Private Placement Warrants) and shares of Class A Stock issued or issuable as Earn-Out Shares to the Greenlight Stockholders and (b) any other equity security of the Company issued or issuable with respect to any such share of Common Stock by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization or otherwise will be entitled to registration rights.

        The Registration Rights Agreement provides that the Company will, within 30 days after the consummation of the transactions contemplated by the Merger Agreement, file with the SEC a shelf registration statement registering the resale of the shares of Common Stock held by the Restricted Stockholders and will use its reasonable best efforts to have such registration statement declared effective as soon as practicable after the filing thereof, but in no event later than 60 days following the initial filing thereof. The Restricted Gores Stockholders and the Greenlight Stockholders are each entitled to make up to six demands for registration, excluding short form demands, that the Company register shares of Common Stock held by these parties. In addition, the Restricted Stockholders have certain "piggy-back" registration rights. The Company will bear the expenses incurred in connection with the filing of any registration statements filed pursuant to the terms of the Registration Rights Agreement. The Company and the Restricted Stockholders agree in the Registration Rights Agreement to provide customary indemnification in connection with an offerings of Common Stock effected pursuant to the terms of the Registration Rights Agreement.

        Our Initial Stockholders entered into a letter agreement pursuant to which they agreed to restrictions on the transfer of their securities issued in the Company's IPO, which (i) in the case of the Class F Stock is 180 days after the completion of the Business Combination, and (ii) in the case of the Private Placement Warrants and the respective Class A Stock underlying the Private Placement Warrants is 30 days after the completion of the Business Combination.

        The Greenlight Stockholders have each signed separate letters with the Company agreeing to be bound by restrictions on the transfer of their Class A Stock acquired pursuant to the Merger Agreement for 180 days after the completion of the Business Combination.

        The foregoing summary of the Registration Rights Agreement is not complete and is qualified in its entirety by reference to the complete text of the Registration Rights Agreement as set forth in Annex F.

  Escrow Agreement

        At the closing of the Business Combination, the Company, the Stockholder Representative and Deutsche Bank Trust Company Americas (the "Escrow Agent") will enter into the Escrow Agreement, substantially in the form attached as Annex J to this proxy statement. Pursuant to the Escrow Agreement, at closing the Company will deposit $2,000,000 into an account held by the Escrow Agent as partial security for the obligations of the Greenlight Stockholders in connection with the post-closing adjustment to the merger consideration (as described in more detail in the Merger Agreement). The Escrow Agent will hold such amount until the final merger consideration is finally agreed upon by the parties to the Escrow Agreement, at which point it will release the funds in accordance with joint written instructions duly executed and delivered by the Company and the Stockholder Representative to the Escrow Agent.

  Subscription Agreement

        On June 21, 2018 and August 21, 2018, the Company entered into the Subscription Agreements with certain investors and, certain employees and affiliates of our Sponsor entered joinders to the Subscription Agreement with the Sponsor, pursuant to which the investors have agreed to purchase an aggregate of 43,478,261 shares of Class A Stock in a private placement for $9.20 per share (the "Private Placement") for an aggregate commitment of approximately $400,000,000. The Subscription Agreements are subject to certain conditions, including the closing of the Business Combination.

        The shares of Class A Stock to be issued in connection with the subscription agreements have not been registered under the Securities Act, and will be issued in reliance on the exemption from registration requirements thereof provided by Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder. Subscription Agreements provide that the Company will, within 30 days after the consummation of the transactions contemplated by the Merger Agreement, file with the SEC a registration statement registering the resale of such shares of Class A Stock and will use its commercially reasonable efforts to have such registration statement declared effective as soon as practicable after the filing thereof.

        The Subscription Agreements will terminate with no further force and effect upon the earlier to occur of: (a) such date and time as the Merger Agreement is terminated in accordance with its terms; (b) upon the mutual written agreement of the parties to such Subscription Agreement; or (c) if any of the conditions to closing set forth in such Subscription Agreement are not satisfied on or prior to the closing and, as a result thereof, the Business Combination fails to occur.

  Tax Receivable Agreement

        At the closing of the Business Combination, we will enter into the Tax Receivable Agreement, substantially in the form attached as Annex H to this proxy statement, with the Platinum Stockholder and the Stockholder Representative. The Tax Receivable Agreement will generally provide for the payment by the Company to the Platinum Stockholder of 50% of the net cash savings, if any, in U.S. federal, state and local income tax that the Company actually realizes (or is deemed to realize in certain circumstances) in periods after the closing of the Business Combination as a result of the increase in the tax basis of the intangible assets of HTA resulting from the acquisition of HTA by Verra

Mobility prior to the Business Combination. The Company generally will retain the benefit of the remaining 50% of these cash savings.

Background of the Business Combination

        The Company is a blank check company incorporated in Delaware on August 15, 2016, for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses. The Business Combination was the result of an extensive search for a potential transaction utilizing the global network and investing and operating experience of our management team and Board. The terms of the Business Combination were the result of extensive negotiations between our independent directors, our management team, our Sponsor, The Gores Group, representatives of Greenlight and Platinum Equity. The following is a brief description of the background of these negotiations, the Business Combination and related transactions.

        Prior to the consummation of our IPO, neither the Company, nor anyone on its behalf, contacted any prospective target business or had any substantive discussions, formal or otherwise, with respect to a transaction with the Company.

        After our IPO, the Company commenced an active search for prospective businesses and assets to acquire. Representatives of the Company, our Sponsor and The Gores Group contacted and were contacted by a number of individuals and entities with respect to acquisition opportunities.

        In evaluating potential businesses and assets to acquire, the Company, together with our Sponsor and The Gores Group, generally surveys the landscape of potential acquisition opportunities based on its knowledge of, and familiarity, with the M&A marketplace. In general, the Company looks for acquisition targets that are (i) of a size relevant to the public marketplace, which the Company generally views as companies with an enterprise value of at least $1.5 billion, and (ii) positioned, operationally and financially, to be successful as a public company. The Company further looks for those transactions that it believes that, if entered into, would be received well by the public markets. In particular, the Company generally seeks to identify companies that (i) have an existing strong management team, (ii) are positioned for growth, and (iii) generate significant cash flow. The Company also seeks to identify companies that it believes would benefit from being a publicly-held entity, particularly with respect to access to capital for both organic growth and for use in acquisitions. The Company generally applies this criteria when evaluating potential targets.

        During that period, our management, our Sponsor and The Gores Group:

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  considered and conducted an analysis of over thirty-six potential acquisition targets (other than Greenlight) (the "Other Potential Targets"), entering into non-disclosure agreements with all of the Other Potential Targets; and

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  ultimately engaged in detailed discussions, due diligence and negotiations with eight Other Potential Target businesses or their representatives.

        The eight Other Potential Target businesses included (i) a company in the technology and telecommunications industry ("Company A"), (ii) a company in the global transportation and logistics industry ("Company B"), (iii) a company in the building materials industry ("Company C"), (iv) a company in the automotive industry ("Company D"), (v) a company in the engineering and specialty materials industry ("Company E"), (vi) a company in the chemicals and specialty materials industry ("Company F"), (vii) a company in the retail industry ("Company G"), and (viii) a company in the school and sports supply industry ("Company H").

        The Company engaged in discussions with Company A from March 2017 through August 2017, until the Company advised Company A that is was postponing discussions to await stronger business performance by Company A. The Company engaged in discussions with Company B from February 2017 through February 2018, but Company B ultimately decided to complete an initial public offering. Company C and the Company engaged in discussions from May 2017 through July 2017, but Company C ultimately decided to enter into a transaction with another acquirer. Discussions between the Company and Company D began in June 2017, but the Company decided to cease such discussions in April 2018 to focus on the possible business combination with Greenlight. Company E and the Company engaged in discussions between February 2017 and September 2017, but Company E ultimately entered into a transaction with another acquirer. The Company engaged in discussions with Company F from August 2017 through April 2018, at which point the Company ceased discussions to focus on a possible business combination with Greenlight. Company G and the Company engaged in discussions from August 2017 through March 2018, but Company G ultimately decided to complete an initial public offering. The Company and Company H discussed a potential transaction from September 2017 through December 2017, but Company H ultimately entered into a transaction with another acquirer.

        On January 7, 2018, Mr. Mark Stone, Chief Executive Officer of the Company, and Mr. Alec Gores, Chairman of the Board, contacted Mr. Jacob Kotzubei, Partner at Platinum Equity, via telephone to discuss possible business combination opportunities for the Company with portfolio companies of Platinum Equity. Messrs. Stone and Kotzubei subsequently arranged a meeting for January 29, 2018 at Platinum Equity's offices in Los Angeles, California, to discuss further such opportunities, at which point a possible business combination with Greenlight was raised by Mr. Kotzubei.

        On February 1, 2018, Mr. Stone contacted Mr. Luke Myers, a Senior Vice President at Platinum Equity overseeing its investment in Verra Mobility, to discuss a possible business combination with Greenlight. During this meeting, Mr. Myers provided an overview of Verra Mobility, its operations and financial condition. Mr. Stone also reviewed with Mr. Myers the Company's views as to how a potential transaction involving the Company and Greenlight would be structured, including that the Company contemplated raising additional equity capital from private investors in connection with a potential business combination (the "Private Placement"). The Company did not consider financing arrangements other than the Private Placement, as the Company believes that cash generated from additional equity invested at the time of the consummation of the business combination is preferable to other financing arrangements, based on the experience of the Company, Sponsor and the The Gores Group in transactions of this nature and such entities relationships with potential equity investors.

        On February 16, 2018, Messrs. Stone and Myers had a subsequent discussion via telephone regarding a possible business combination with Greenlight. During this telephone call, Mr. Stone discussed with Mr. Myers a timeline in which a transaction involving the Company would typically proceed, as well as the financial information of Verra Mobility the Company would need to evaluate if the parties elected to pursue a potential business combination.

        On February 25, 2018, Messrs. Stone and Kotzubei had a subsequent discussion via telephone regarding a possible business combination with Greenlight. During this telephone call, Mr. Kotzubei advised Mr. Stone that Platinum Equity was interested in further exploring a potential business combination involving the Company and Greenlight.

        On March 3, 2018, Messrs. Stone and Kotzubei met at Platinum Equity's offices in Los Angeles, California, to discuss a possible business combination with Greenlight. During this meeting, Mr. Stone provided a high-level, illustrative framework of the Company's views for a potential business combination between the Company and Greenlight, including the proposed cash and equity consideration to be paid (including the proposed earn-out) and potential paths to addressing the existing indebtedness of Verra Mobility. The Company determined the proposed cash and equity consideration based on its review of comparative transactions and discussions with various advisors. Messrs. Stone and Kotzubei also discussed the process and timing for a potential business combination.

        On March 6, 2018, Messrs. Stone, Kotzubei and Myers followed up from their meeting on March 3, 2018, to discuss next steps for a potential business combination and their expectations regarding timing of the transaction. During this meeting, which representatives from Deutsche Bank Securities Inc. ("Deutsche Bank") also attended, Messrs. Kotzubei and Myers expressed to Mr. Stone that Platinum Equity continued to be interested in pursuing a potential business combination involving the Company and Greenlight, including, with respect to the proposed cash and equity consideration to be paid and the proposed earn-out. Deutsche Bank acted as underwriter to the Company in its initial public offering, and was consulted from time to time by the Company from time to time regarding its views with respect to the proposed business combination. Deutsche Bank will forfeit $14.0 million in deferred underwriter commissions in the event a business combination is not completed by January 19, 2019.

        On March 7, 2018, Messrs. Stone and Myers met at Platinum Equity's offices in Los Angeles, California. During this meeting, Mr. Stone reviewed in detail a high-level, illustrative framework for the potential business combination and timing expectations with respect thereto. Mr. Stone also advised Mr. Myers that, to the extent that Platinum Equity remained interested in pursuing a potential business combination involving the Company and Greenlight, the next step would be to schedule a meeting with Verra Mobility's senior management to discuss Verra Mobility's business and growth opportunities. Mr. Myers advised Mr. Stone that Platinum Equity remained interested, and that he would revert back to Mr. Stone regarding possible dates to meet with Verra Mobility's senior management.

        On March 15, 2018, Mr. Stone, Mr. Dominick Schiano, President of the Company, and other representatives of The Gores Group met with Mr. David M. Roberts, Chief Executive Officer of Verra Mobility, Ms. Tricia Chiodo, Chief Financial Officer of Verra Mobility, other representatives of the Verra Mobility senior management team and representatives of Platinum Equity at Verra Mobility's offices in Mesa, Arizona, for a management presentation conducted by Verra Mobility management.

        On March 19, 2018, Messrs. Stone and Myers met at Platinum Equity's offices in Los Angeles, California, to discuss the management presentation conducted by Verra Mobility on March 15, 2018. During this meeting, Messrs. Stone and Myers discussed various aspects of a proposed business combination involving the Company and Greenlight, including possible transaction terms, processes and timing as well as expectations regarding the Company's diligence review.

        On March 27, 2018, Messrs. Stone and Myers and representatives of Deutsche Bank discussed via telephonic conference Deutsche Bank's analysis as to the financial market's views with respect to comparable companies to Verra Mobility and similar transactions to the potential business combination. During the telephone conference, the parties also discussed how such comparable companies and transactions might affect expectations of the Company's stockholders with respect to a potential business combination involving Greenlight.

        On March 28, 2018, to facilitate the Company's diligence review with respect to a potential business combination involving Greenlight, The Gores Group entered into a non-disclosure agreement with Platinum Equity and began receiving and reviewing preliminary diligence materials with respect to Verra Mobility. Following the execution of the non-disclosure agreement, the Company's management team, led by Mr. Stone, commenced diligence efforts based on information provided by Verra Mobility and conducted research on Verra Mobility, the industry in which Verra Mobility operates and comparable companies in the same sector as Verra Mobility. This diligence review continued up through the execution of the Merger Agreement on June 21, 2018.

        On March 29, 2018, representatives of the Company and representatives of Platinum Equity discussed via telephone the status of the Company's diligence review, including coordinating responsibility and timing for open diligence matters.

        In early April 2018, the Company engaged Weil as its legal counsel and KPMG LLP ("KPMG") to advise on tax structuring. Throughout April 2018 and into early May 2018, representatives of Weil, Gibson Dunn, counsel to Verra Mobility and Platinum Equity, KPMG, independent accountants for the Company held several telephonic conferences discussing the proposed transaction structure and terms as well as the diligence process.

        On April 8, 2018, Messrs. Stone and Myers, other representatives of the Company and representatives of Deutsche Bank discussed via telephone the potential business combination with Greenlight in preparation for a scheduled meeting with certain of the Company's stockholders on April 10, 2018.

        On April 10, 2018, Mr. Stone, Mr. Roberts and Ms. Chiodo met in New York City, New York, with certain stockholders of the Company to discuss their perspectives and feedback on a potential business combination between the Company and Greenlight. Each stockholder was informed in advance that the information that would be shared may constitute material non-public information, and each stockholder agreed to be bound by certain confidentiality obligations as well as a prohibition on trading the securities of the Company and using the information for purposes other than such stockholder's evaluation of the potential business combination. During the meetings, Mr. Stone, Mr. Roberts and Ms. Chiodo reviewed with the stockholders certain information regarding Verra Mobility and the post-combination company, including certain financial projections regarding Verra Mobility's business. The feedback and responses received from the Company's stockholders regarding a potential business combination between the Company and Greenlight were generally positive.

        On April 15, 2018, Messrs. Stone and Gores met with Mr. Kotzubei at Mr. Gores' home in Beverly Hills, California, to discuss the feedback received from the Company's stockholders during the meetings on April 10, 2018. During the meeting, Messrs. Stone and Gores also presented a summary framework for the potential business combination that incorporated feedback received from the Company's stockholders, including an anticipated roll-over of equity by Platinum Equity, the Private Placement, the partial repayment of existing indebtedness of Verra Mobility and an earn-out providing additional equity consideration upon satisfaction of certain share price thresholds.

        On April 23, 2018, the Board held a meeting in which Mr. Stone, Mr. Schiano, Mr. Andrew McBride, Chief Financial Officer of the Company, Mr. Gores, Mr. Randall Bort, Mr. William Patton, Mr. Jeffrey Rea and representatives of Weil were in attendance. During this meeting, Mr. Stone updated the Board on the status of the Company's review of potential acquisition targets, including the Other Potential Targets in various stages of the pipeline and Greenlight. In particular, Mr. Stone updated the Board on the discussions with Platinum Equity regarding a potential business combination with Greenlight, including the status of the Company's diligence to date and the then-current contemplated transaction structure and terms. Following this discussion, the Board directed management to continue to explore the potential combination with Verra Mobility and to update the Board as the discussions progressed.

        Also on April 23, 2018, Messrs. Stone, Kotzubei and Myers discussed via telephone the processes and timing for a possible transaction. During this meeting, Messrs. Kotzubei and Myers reiterated their strong interest in pursuing the potential business combination, including with respect to the proposed cash and equity consideration, taking into account the feedback received from the Company's stockholders and discussed during the April 15, 2018 meeting. In connection therewith, Messrs. Stone, Kotzubei and Myers discussed potential timing for the transaction, including diligence review and legal documentation, as well as the Private Placement.

        On May 11, 2018, Mr. Myers contacted Mr. Stone and requested that the Platinum Stockholder receive a portion of the tax benefits created through Verra Mobility's acquisition of HTA following the consummation of the business combination pursuant to a tax receivable agreement. Mr. Stone noted the request and advised Mr. Myers that the Company would consider it. After the telephone call, Mr. Myers further contacted Mr. Stone via email to provide additional information supporting the request for a tax receivable agreement in connection with the potential business combination.

        Also on May 11, 2018, representatives of Weil, Gibson Dunn, KPMG and Verra Mobility discussed the status of the Company's diligence on matters relating to information technology, and representatives of the Company, Platinum, Equity, Verra Mobility, Weil and Gibson Dunn discussed the structure of the potential transaction.

        From May 15, 2018 through May 17, 2018, Mr. Stone, Mr. Roberts and Ms. Chiodo met in Boston, Massachusetts, and New York City, New York, with potential investors to discuss their interest in making an equity investment pursuant to the Private Placement in connection with the potential business combination. Each potential investor was informed in advance that the information that would be shared may constitute material non-public information, and each potential investor agreed to be bound by certain confidentiality obligations as well as a prohibition on trading the securities of the Company and using the information for purposes other than such potential investor's investment in connection with the potential business combination. During the meetings, Mr. Stone, Mr. Roberts and Ms. Chiodo reviewed with the potential investors certain information regarding Verra Mobility and the post-combination company, including certain financial projections regarding Verra Mobility's business. The feedback and responses received from the potential investors regarding a potential business combination between the Company and Greenlight were generally positive.

        Also on May 15, 2018, representatives of the Company, Platinum Equity, Verra Mobility and KPMG discussed via telephone the status of the Company's financial diligence.

        On May 17, 2018, Messrs. Stone and Myers discussed via telephone the feedback received from the potential investors during the meetings between May 15, 2018 and May 17, 2018.

        On May 16, 2018, Mr. Bort, following preliminary discussion with other members of the Board, contacted representatives of Moelis about the potential of Moelis providing a fairness opinion to the Board in connection with the potential business combination. On May 17, 2018, Moelis confirmed that it did not have any conflicts and it was interested in working with the Company.

        On May 20, 2018, the Board held a meeting in which Messrs. Stone, Schiano, Gores, Bort, Patton and Rea and representatives of Weil were in attendance. During this meeting, Mr. Stone updated the Board on the status of the potential business combination with Greenlight. In particular, Mr. Stone updated the Board on the status of the Company's diligence to date, the then-current contemplated transaction structure and terms, the proposed timeline and the status of and interest in the Private Placement. At this meeting the Board approved the engagement of Deutsche Bank and Goldman Sachs & Co. LLC ("Goldman Sachs") as placement agents in connection with the Private Placement. The Board also discussed its desire to engage Moelis to provide a fairness opinion to the Board in connection with the potential business combination and directed Mr. Bort to continue discussions with Moelis about providing such services. Thereafter, Moelis delivered a draft engagement letter to representatives of Weil, which was entered into on May 30, 2018.

        On May 21, 2018, representatives of the Company, Platinum Equity and Verra Mobility discussed via telephone the status of the Company's diligence, as well as progress on multiple work streams related to the potential business combination.

        On May 22, 2018 and May 23, 2018, Mr. Stone, Mr. Roberts and Ms. Chiodo met in San Francisco, California, with potential investors to discuss their interest in making an equity investment pursuant to the Private Placement in connection with the potential business combination similar to those meetings held between May 15, 2018 and May 17, 2018. The feedback and responses received from the potential investors regarding a potential business combination between the Company and Greenlight were generally positive.

        On May 23, 2018, Messrs. Stone and Myers discussed via telephone the feedback received from the potential investors during the meetings on May 22, 2018 and May 23, 2018, as well as progress and timing on multiple work streams related to the potential business combination.

        From May 24, 2018 through the evening of June 20, 2018, representatives of the Company, The Gores Group, Verra Mobility and Platinum Equity participated in numerous telephonic conferences to discuss the status of all work streams related to the possible business combination, including the status of the Company's diligence review, legal documentation and the Private Placement, as well as to discuss questions and issues that arose regarding the structure and terms of the transaction.

        On May 25, 2018, Messrs. Stone and Myers discussed via telephone the status of all work streams related to the possible business combination, including the partial repayment of Verra Mobility's existing indebtedness and accounting diligence.

        On May 28, 2018, Weil provided an initial draft of the Merger Agreement to Gibson Dunn. From May 28, 2018 through the evening of June 20, 2018, Weil and Gibson Dunn exchanged several drafts of the definitive agreements for the potential business combination, including the Merger Agreement. The initial draft of the Merger Agreement contemplated, among other things: (a) a standard stockholder indemnity construct whereby the Greenlight Stockholders would indemnify the Company for, among other things, breaches of representations and warranties and non-performance of the covenants contained therein; (b) an earnout in the form of shares of Class A Stock payable pursuant to certain previously agreed upon milestones related to the public trading price of shares of Class A Stock; (c) an adjustment to the merger consideration in the event the closing working capital of Verra Mobility did not fall within a certain to be agreed upon range of working capital; provided that any such adjustment would be equal to the amount by which the closing working capital was more or less than the agreed upon range; and (d) the transaction costs of the Company and Greenlight would be deducted from the merger consideration.

        In addition, during the period from May 20, 2018 through June 20, 2018, representatives of the Company, representatives of Verra Mobility, representatives of Platinum Equity, Weil and Gibson Dunn conducted various telephonic conferences to discuss and resolve the issues related to the potential business combination. During this period of time, the Company and representatives of Weil also negotiated subscription agreements and other documentation with certain participants in the Private Placement, as described in more detail below.

        On May 29, 2018, Messrs. Kotzubei and Myers contacted Mr. Stone via telephone to discuss Verra Mobility's current management equity incentive arrangements and the treatment thereof in connection with the potential business combination, as well as their proposal for the Company's equity incentive arrangements following the completion of the proposed business combination. During the telephone call, Messrs. Kotzubei and Myers advised Mr. Stone that such proposed equity incentive arrangements for the management of Verra Mobility were a material factor in the proposed business combination.

        On or around May 30, 2018, Gores and Platinum agreed to enter into a tax receivable agreement in connection with the proposed business combination, but Gores proposed a different ratio for allocating any future tax benefits between the parties thereto.

        On June 1, 2018, at the direction of the Board, the Company entered into an engagement letter for Deutsche Bank and Goldman Sachs to act as placement agents in connection with the Private Placement.

        On June 5, 2018, Messrs. Stone, Kotzubei and Myers discussed via telephone the status of all work streams related to the possible business combination, including the status of the Company's diligence review and legal documentation. During this call, the parties discussed certain material open business issues with respect to the terms of the Merger Agreement, including provisions regarding indemnification and the management incentive arrangements proposed by Messrs. Kotzubei and Myers during their telephone call with Mr. Stone on May 29, 2018.

        On June 6, 2018, the Board held a meeting in which Messrs. Stone, Schiano, McBride, Gores, Bort, Rea and Patton and representatives of Weil were in attendance. During this meeting, the Board discussed the engagement of Moelis to provide a fairness opinion to the Board in connection with the potential business combination. During this meeting, the Board discussed the independence disclosure letter that Moelis provided to the Board in connection with its potential engagement, which disclosed to the Board particular relationships or investments of Moelis that could impact Moelis' independence and the Board's decision to engage Moelis to deliver a fairness opinion to the Board since June 1, 2015. The independence disclosure letter provided by Moelis specified that Moelis believed it would be able to provide independent financial advice to the Company in connection with the proposed business combination. Moelis did not disclose any other roles or interests in the proposed business combination, and only disclosed limited engagements in which Moelis (a) was currently providing investment banking and other services to portfolio companies of an affiliate of the Platinum Stockholder and a portfolio company of an affiliate of the Company, (b) since 2015, provided capital markets advisory services and provided a fairness opinion to an affiliate of the Company and (c) since June 2015, acted as a financial advisor to certain portfolio companies of Platinum Equity, none of which the board determined, in its business judgment, would impact its independence with respect to the proposed business combination. After considering the matters set forth in the independence disclosure letter and determining that none of such matters would have an impact on Moelis' independence, the Board approved the engagement of Moelis and ratified the entry into the Moelis engagement letter, subject to confirmation from Moelis that it would not be delivering a fairness opinion to Verra Mobility in connection with the potential business combination (which was confirmed). Mr. Stone also updated the Board on the status of the potential business combination with Greenlight. In particular, Mr. Stone updated the Board on the status of the Company's diligence to date, the then-current contemplated transaction structure and terms, the proposed timeline and the status of and interest in the Private Placement.

        On June 7, 2018, Mr. Roberts contacted Mr. Stone via telephone to discuss the launch of the new brand, Verra Mobility, as well as the status of all work streams related to the possible business combination.

        On June 9, 2018, Gibson Dunn provided a revised draft of the Merger Agreement to Weil pursuant to which, among other things: (a) the Greenlight Stockholder indemnity construct was removed; (b) the earnout construct was generally accepted; (c) the working capital adjustment to the merger consideration was subject to a tipping basket (i.e., the merger consideration would be adjusted by the entire amount of any difference between the estimated working capital at the closing of the proposed business combination and the final working capital as agreed upon by the parties); (d) the merger consideration would be subject to an upward adjustment for certain post-closing tax refunds; and (e) the transaction costs of the Company and Greenlight would not be deducted from the merger consideration.

        On June 11, 2018, Weil delivered initial drafts of the Subscription Agreements to certain potential Private Placement Investors, which contemplated, among other things, subject to the closing of the proposed business combination that: (a) the Private Placement Investors would purchase Class A Stock from the Company at a discounted price of $9.20 a share; (b) the Company would, within 30 days after the consummation of the transactions contemplated by the Merger Agreement, file a registration statement with the SEC registering the resale of the shares of Class A Stock and use commercially reasonable efforts to have the statement declared effective; and (c) the Subscription Agreement would terminate: (i) at such date and time as the Merger Agreement is terminated; (ii) upon the mutual written agreement of the parties to the Subscription Agreement; or (iii) if any of the conditions to closing the proposed business combination set forth in the Subscription Agreement were not satisfied on or prior to closing and, thus, the transactions contemplated by the Subscription Agreement were not consummated.

        From approximately June 13 to June 18, 2018, certain potential Private Placement Investors provided comments to Weil's initial draft in which they requested changes to, among other things, the conditions to the closing of the Private Placement and the Company's obligation to maintain the effectiveness of the registration statement.

        On June 15, 2018, the Board held a meeting in which Messrs. Stone, Schiano, McBride, Gores, Bort, Rea and Patton and representatives of Weil were in attendance. During this meeting, Mr. Stone updated the Board on the status of the potential business combination with Greenlight. In particular, Mr. Stone updated the Board on the status of the Company's diligence to date, the then-current contemplated transaction structure and terms, the proposed timeline and the status of and interest in the Private Placement.

        Also on June 15, 2018, Gibson Dunn sent Weil an initial draft of the Investor Rights Agreement pursuant to which, among other things, so long as the Platinum Stockholder maintained a certain ownership percentage of Class A Stock, Verra Mobility would be required to obtain the Platinum Stockholder's consent prior to taking certain post-closing actions, including with respect to the issuance of debt or equity securities or amending its organization documents. Later that day, Weil sent Gibson Dunn a revised draft of the Investor Rights Agreement proposing to remove the Platinum Stockholder's consent rights. The parties subsequently agreed to remove such consent rights.

        On June 19, 2018, Messrs. Stone and Myers discussed via telephone the status of the possible business combination, including the allocation of the Private Placement among potential investors and the timing for announcing the transaction.

        On June 20, 2018, Gibson Dunn and Weil agreed upon on the final version of the Merger Agreement pursuant to which, among other things: (a) Gores agreed to accept the deletion of the Greenlight Stockholder indemnity and instead opted to obtain the R&W Policy to provide coverage for, among other things, Greenlight's breach of representations and warranties in the Merger Agreement; (b) the parties agreed to make the working capital adjustment to the merger consideration subject to a tipping basket; (c) the merger consideration would be subject to an upward and downward adjustment for certain post-closing tax refunds; and (d) the amount paid by Gores at the closing of the Business Combination to certain officers of Verra Mobility pursuant to the Participation Plan and any other transaction costs of Greenlight in excess of $20 million would be deducted from the merger consideration. In addition, Weil and Gibson Dunn agreed on the final version of the Tax Receivable Agreement, pursuant to which the parties agreed to split any future tax benefits on an equal basis.

        Also on June 20, 2018, the Company and the parties finalized the Subscription Agreements, pursuant to which the Company agreed to use commercially reasonable efforts to maintain effectiveness of the registration statement until all registered securities cease to be registrable securities or are sold.

        In addition, also on June 20, 2018, the Board convened to discuss final transaction terms and evaluate the Business Combination. Messrs. Stone, Schiano, McBride, Gores, Bort, Rea and Patton of the Company, representatives of Weil and representatives of Moelis were also in attendance by invitation of the Board. Representatives of Moelis provided a presentation to the Board, a copy of which was provided to the Board in advance of the meeting, regarding Moelis' financial analysis of the consideration to be paid by the Company in the Business Combination and delivered to the Board an oral opinion, which was confirmed by delivery of a written opinion, dated June 20, 2018, and attached as Annex E to this proxy statement, addressed to the Board to the effect that, as of the date of the opinion and based upon and subject to the conditions and limitations set forth in the opinion, the consideration to be paid by the Company in the Business Combination is fair, from a financial point of view, to the Company. Thereafter, representatives of Weil reviewed with the Board the terms of the Business Combination, including the Merger Agreement and the other definitive agreements, copies of which were provided to the Board in advance of the meeting. The Board concluded, after a thorough review of other business combination opportunities reasonably available to the Company, that the proposed Business Combination represented the best potential business combination for the Company based upon the process utilized to evaluate and assess other potential acquisition targets, and the Board's and management's belief that such processes had not presented a better alternative. In reaching this conclusion, the board took into account the criteria utilized by the Company to evaluate acquisition opportunities, and determined that the proposed Business Combination met such criteria, was the most actionable and capable of being completed in a timely matter, and was being accomplished under terms attractive to the Company and its stockholders. In addition, the Board, including the independent directors, noted that it was aware of and had considered the familial relationship between Alec Gores and Tom Gores and that Tom Gores and certain employees and affiliates from Platinum Equity would participate in the Private Placement. After discussion and upon a motion duly made and seconded, the Board unanimously resolved that the following be approved: (i) the Merger Agreement, each of the Related Agreements and the Business Combination; (ii) the Private Placement; and (iii) the issuance of shares of Class A Stock in connection with the Business Combination.

        On June 21, 2018, the parties executed the Merger Agreement and certain Private Placement Investors executed Subscription Agreements and other documentation related thereto. On the morning of June 21, 2018, before the stock market opened, the Company and Verra Mobility each announced the execution of the Merger Agreement and the Business Combination.

        On August 21, 2018, the Company entered into joinders to the Subscription Agreement with the Sponsor, through which certain members of our Sponsor, including employees and affiliates of our Sponsor agreed to purchase Class A Stock in the Private Placement under substantially similar terms to the Subscription Agreements above.

Opinion of the Company's Financial Advisor

        At the meeting of the Board on June 20, 2018 to evaluate and approve the Business Combination, Moelis delivered an oral opinion, which was confirmed by delivery of a written opinion, dated June 20, 2018, addressed to the Board to the effect that, as of the date of the opinion and based upon and subject to the assumptions, conditions and limitations set forth in the opinion, the consideration to be paid by the Company in the Business Combination was fair, from a financial point of view, to the Company.

        The full text of Moelis' written opinion dated June 20, 2018, which sets forth the assumptions made, procedures followed, matters considered and limitations on the review undertaken in connection with the opinion (which are also summarized herein), is attached as Annex E to this proxy statement and is incorporated herein by reference. Moelis' opinion was provided for the use and benefit of the Board (in its capacity as such and not in any other capacity) in its evaluation of the Business Combination (and, in its engagement letter, Moelis provided its consent to the inclusion of the text of its opinion as part of this proxy statement). Moelis' opinion is limited solely to the fairness, from a financial point of view, of the Consideration to be paid by the Company in the Business Combination and does not address the Company's underlying business decision to effect the Business Combination or the relative merits of the Business Combination as compared to any alternative business strategies or transactions that might be available to the Company. Moelis' opinion does not constitute a recommendation as to how any stockholder of the Company should vote or act with respect to the

Business Combination or any other matter. Moelis' opinion was approved by a Moelis fairness opinion committee.

        In arriving at its opinion, Moelis, among other things:

  •
  reviewed certain internal information relating to the business, earnings, cash flow, assets, liabilities and prospects of Verra Mobility furnished to Moelis by the Company, including financial forecasts provided to, or discussed with, Moelis by the management of the Company (for further information on such financial forecasts, please see the section entitled "Proposal No. 1—Approval of the Business Combination—Certain Company Projected Financial Information");

  •
  reviewed certain internal information furnished to Moelis by the Company regarding certain projected synergies relating to transactions previously consummated by Verra Mobility (which we refer to in this section "—Opinion of the Company's Financial Advisor" as the "Historical Synergies");

  •
  reviewed certain internal information furnished to Moelis by the Company regarding certain projected tax benefits relating to a transaction previously consummated by Verra Mobility (which we refer to in this section "—Opinion of the Company's Financial Advisor" as the "Historical Tax Benefits");

  •
  reviewed certain internal information relating to expenses expected to result from the Business Combination;

  •
  conducted discussions with members of senior management and representatives of the Company concerning the internal information described in the foregoing, as well as the business and prospects of the Company and Verra Mobility generally;

  •
  reviewed publicly available financial and stock market data of certain other companies in lines of business that Moelis deemed relevant;

  •
  reviewed the financial terms of certain other transactions that Moelis deemed relevant;

  •
  reviewed a draft, dated June 18, 2018, of the Merger Agreement; and

  •
  conducted such other financial studies and analyses and took into account such other information as Moelis deemed appropriate.

        In connection with its review, Moelis with the consent of the Board, relied on the information supplied to, discussed with or reviewed by it for the purpose of its opinion being complete and accurate in all material respects. Moelis did not assume any responsibility for independent verification of any such information. With the consent of the Board, Moelis relied upon, without independent verification, the assessment of the Company and its legal, tax, regulatory, and accounting advisors with respect to legal, tax, regulatory, and accounting matters. With respect to the financial forecasts and other information relating to Verra Mobility (including the Historical Synergies and Historical Tax Benefits) and the Company, Moelis assumed, at the Board's direction, that they were reasonably prepared on a basis reflecting the best currently available estimates and judgments of the management of the Company as to the future performance of Verra Mobility and the Company. Moelis also assumed, at the Board's direction, that the future financial results relating to the Historical Synergies reflected in such forecasts and other information will be achieved at the times and in the amounts projected, and that the Historical Tax Benefits will be available to and realized by Verra Mobility at the times and in the amounts projected. In addition, Moelis relied, with the Board's consent, on the assessments of the management of the Company as to the Company's ability to retain key employees of Verra Mobility. Moelis expressed no views as to the reasonableness of any financial forecasts or the assumptions on which they are based. In addition, with the Board's consent, Moelis did not make any independent evaluation or appraisal of any of the assets or liabilities (contingent, derivative, off-balance-sheet, or otherwise) of Verra Mobility or the Company, nor was Moelis furnished with any such evaluation or appraisal.

        Moelis' opinion did not address the Company's underlying business decision to effect the Business Combination or the relative merits of the Business Combination as compared to any alternative business strategies or transactions that might be available to the Company and does not address any legal, regulatory, tax, or accounting matters. At the direction of the Board, Moelis was not asked, nor did it offer, any opinion as to any terms of the Merger Agreement or any aspect or implication of the Business Combination, except for the fairness of the Consideration from a financial point of view to the Company. With the Board's consent, Moelis expressed no opinion as to what the value of the shares of Class A Stock actually will be when issued pursuant to the Business Combination or the prices at which such Class A Stock or any other securities of the Company may trade at any time. With the Board's consent, Moelis did not express any opinion on any potential future consideration that may be received by sellers of Verra Mobility contingent on certain market prices for shares of Class A Stock or any cash payments pursuant to the Tax Receivables Agreement. Moelis did not express any opinion as to fair value or the solvency of Verra Mobility or the Company following the closing of the Business Combination. In rendering its opinion, Moelis assumed, with the Board's consent, that the final executed form of the Merger Agreement would not differ in any material respect from the draft that it reviewed, that the Business Combination would be consummated in accordance with its terms without any waiver or modification that could be material to Moelis' analysis, and that the parties to the Merger Agreement would comply with all the material terms of the Merger Agreement. Moelis assumed, with the Board's consent, that all governmental, regulatory or other consents and approvals necessary for the completion of the Business Combination would be obtained except to the extent that could not be material to its analysis. Moelis also was not requested to, and did not, participate in the structuring or negotiation of the Business Combination. Except as described in this summary, the Board imposed no other instructions or limitations on Moelis with respect to the investigations made or procedures followed by Moelis in rendering its opinion.

        Moelis' opinion was necessarily based on economic, monetary, market and other conditions as in effect on, and the information made available to Moelis as of, the date of the opinion, and Moelis assumed no responsibility to update the opinion for developments after the date of the opinion. In addition, certain data underlying Moelis' analysis and opinion pre-dates (and/or does not reflect the impact of) recently enacted federal tax legislation. The financial and stock markets have been adjusting to the impacts of such legislation, and Moelis' expressed no opinion or view as to any potential effects of such impacts on the Company, Verra Mobility or the Business Combination.

        Moelis' opinion did not address the fairness of the Business Combination or any aspect or implication of the Business Combination to, or any other consideration of or relating to, the holders of any class of securities, creditors or other constituencies of the Company. In addition, Moelis did not express any opinion as to the fairness of the amount or nature of any compensation to be received by any officers, directors or employees of any parties to the Business Combination, or any class of such persons, relative to the Consideration or otherwise.

        The following is a summary of the material financial analyses presented by Moelis to the Board at its meeting held on June 20, 2018, in connection with its opinion.

        Some of the summaries of financial analyses below include information presented in tabular format. In order to fully understand Moelis' analyses, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the analyses. Considering the data described below without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of Moelis' analyses.

  Financial Analyses of Verra Mobility

        Financial data for Verra Mobility was based on financial forecasts and other information and data provided by the Company's management, including the Company's projections of Verra Mobility's Adjusted EBITDA and PF Adjusted EBITDA for all periods. Additionally the Company provided estimates of the Historical Synergies and Historical Tax Benefits which relate to the estimated projected synergies relating to the Verra Mobility's acquisition of HTA. For purposes of the financial analyses described in this section "—Opinion of the Company's Financial Advisor,"

  (i)
  the term "Adjusted EBITDA" for any period refers to the Company's estimate of Verra Mobility's EBITDA for such period, adjusted to reflect certain transaction expenses and other add-backs, the impact of the full-year ownership of HTA and Euro Parking Collection plc "EPC" and the U.S. based Historical Synergies projected to be realized during such period, and

  (ii)
  the term "PF Adjusted EBITDA" for CY2018 or LTM ended March 31, 2018, refers to the Company's estimate of Adjusted EBITDA for such period, as further adjusted to reflect the full-year run rate impact of the U.S. based Historical Synergies.

        Selected Public Companies Analysis.    Moelis reviewed financial and stock market information of publicly traded financial technology and industrial technology companies whose operations Moelis believed, based on its experience and professional judgement, to be generally relevant in certain respects to Verra Mobility. Although none of the selected companies reviewed in this analysis were directly comparable to Verra Mobility, Moelis selected the companies because, among other things, the companies had one or more similar operating and financial characteristics as Verra Mobility, including: (i) revenue growth, profitability profile and cash flow characteristics; (ii) geographic and market presence; (iii) size and capabilities; and (iv) product and service mix.

        Moelis reviewed the enterprise value ("Enterprise Value") of each of the selected companies (calculated as market value of the relevant company's diluted common equity based on its closing stock price on June 15, 2018, plus preferred stock, plus, as of the relevant company's most recently reported quarter end, net debt, plus, where applicable, book value of non-controlling interests) as a multiple of estimated EBITDA (adjusted to exclude one-time items, stock-based compensation and material acquisitions) for the calendar years 2018 and 2019 (which we refer to in this section "—Opinion of the Company's Financial Advisor" as "CY2018" and "CY2019"). EBITDA data for the selected companies was based on publicly available consensus research analysts' estimates and Enterprise Value related data for the selected companies was based on public filings and other publicly available information, all as of June 15, 2018.

        The Enterprise Value and estimated EBITDA multiples for the selected companies are summarized in the table below:

		Enterprise Value/ EBITDA
	Enterprise Value ($MM)
Company		CY2018	CY2019
Fidelity National Financial, Inc.	$44,700	14.2x	13.4x
Fiserv, Inc.	35,768	16.5x	15.8x
Worldpay, Inc.	35,351	19.2x	16.6x
FleetCor Technologies, Inc.	22,898	16.6x	14.7x
Global Payments Inc.	22,709	16.5x	14.9x
Total System Services, Inc.	19,612	14.6x	13.6x
WEX Inc.	10,252	16.5x	14.9x
Trimble Inc.	9,680	15.6x	13.7x
Cubic Corporation	2,099	19.0x	13.8x
Kapsch TrafficCom AG	537	6.4x	5.8x
init innovation in traffic systems SE	231	11.4x	9.5x
Median		16.5x	13.8x
Mean		15.1x	13.3x

        Based on the foregoing and using its professional judgment, Moelis selected reference range multiples of (i) 14.0x to 16.0x the estimated Adjusted EBITDA of Verra Mobility for CY2018; (ii) 14.0x to 16.0x the estimated PF Adjusted EBITDA of Verra Mobility for CY2018; and (iii) 12.25x to 14.25x the estimated Adjusted EBITDA of Verra Mobility for CY2019.

        The selected ranges generally reflected the mean of trading multiples for the selected public companies as of June 15, 2018. The reference range was influenced by, among other things, companies exhibiting similar characteristics to Verra Mobility around key financial metrics, including: (i) companies with similar revenue growth profiles (such as Global Payments Inc. ("Global Payments"), Worldpay, Inc. ("Worldpay"), FleetCor Technologies, Inc. ("FleetCor") and WEX Inc. ("WEX")); (ii) companies with similar EBITDA margins (such as Worldpay and FleetCor); and (iii) companies with similar cash flow characteristics (such as Global Payments, WEX, Fiserv, Inc. and Worldpay). While Kapsch TrafficCom AG and init innovation in traffic systems SE similarly provide smart transportation solutions, Moelis considered their relevance to be limited due to their constrained geographic and market presence and greater emphasis on hardware compared to Verra Mobility, as well as their smaller scale and substantially lower margins, all of which Moelis considered to be indicative of lower valuations.

        Moelis applied the reference range multiples to the Company's estimates of (i) Adjusted EBITDA for CY2018; (ii) PF Adjusted EBITDA for CY2018; and (iii) Adjusted EBITDA for CY2019. This analysis indicated the following implied total enterprise value ranges for Verra Mobility as compared to the $2,404 million consideration:

Reference Range	Implied Total Enterprise Value Range ($MM)	Consideration ($MM)
2018 Adjusted EBITDA	$2,920 - $3,340	$2,404
2018 PF Adjusted EBITDA	$3,060 - $3,500	$2,404
2019 Adjusted EBITDA	$2,890 - $3,360	$2,404

        Selected Precedent Transactions Analysis.    Moelis reviewed financial information of certain selected transactions involving companies in the financial technology and industrial technology industries it viewed as generally relevant in analyzing Verra Mobility. In performing this analysis, Moelis reviewed certain financial information and transaction multiples relating to companies that, among other things, met the following criteria: (i) industrial technology companies with a focus on parking / traffic management or cash management; (ii) financial technology companies with a focus on payment processing; (iii) transactions announced within the past 5 years; and (iv) companies whose core business was located in the U.S. and Europe. Moelis reviewed implied transaction values of the selected transactions as a multiple, to the extent information was publicly available, of the relevant acquired company's EBITDA for the latest twelve-month period ("LTM") for which financial information was publicly available immediately preceding announcement of the relevant transaction. Financial data for the relevant transactions was based on publicly available information at the time of announcement of the relevant transaction (unless otherwise noted below).

        The results of this analysis are summarized in the following table:

Announcement Date	Acquiror	Target	Transaction Value ($MM)	Transaction Multiple LTM EBITDA
April 2018	ATS Consolidated, Inc.	Euro Parking Collection plc	NA	NA
March 2018	ATS Consolidated, Inc.	Highway Toll Administration, LLC	NA	NA
January 2018	Silver Lake Management LLC & P2 Capital Partners, LLC	Blackhawk Network Holdings, Inc.	$3,539	18.8x
December 2017	Total System Services, Inc.	Cayan, LLC	1,050	23.3x
August 2017	Vantiv, Inc.	Worldpay, Inc.	£9,263	18.6x
June 2017	GTCR LLC	Sage Payment Solutions, Inc.	£202	NA
May 2017	First Data Corporation	CardConnect Corp.	721	19.0x
April 2017	Platinum Equity, LLC	American Traffic Solutions	NA	NA
March 2017	Littlejohn & Co., LLC	Tidel Engineering LP	NA	NA
January 2017	Advent International Corporation & Bain Capital Investors, LLC	Concardis GmbH	€700	20.6x
November 2016	Vantiv, Inc.	Moneris Solutions, Inc.	425	NA
January 2016(1)	Total System Services, Inc.	TransFirst, LLC	2,350	15.7x
September 2016	Thoma Bravo, LLC	T2 Systems, Inc.	NA	NA
November 2015	Diebold Inc.	Wincor Nixdorf AG	1,824	11.0x
November 2013	Cubic Corporation	Transport Solutions Business of Serco Inc.	70	NA
Median				18.8x
Mean				18.2x

(1)
Represents valuation multiple based off EBITDA figures disclosed by management.

        In reviewing the characteristics of the selected precedent transactions for purposes of determining a reference range, Moelis noted that the transactions reviewed had an overall mean of 18.2x and an overall median of 18.8x. Moelis considered the Diebold Inc. / Wincor Nixdorf AG ("Wincor") transaction to be less relevant due to Wincor's higher dependence on hardware sales and its Europe-centric operations. Moelis also noted that all of the data underlying the selected precedent transactions, except the Silver Lake Management LLC & P2 Capital Partners, LLC / Blackhawk Network Holdings, Inc. transaction, pre-dated (and/or does not reflect the impact of) the federal tax legislation enacted in December 2017 ("Tax Reform"). Moelis believes that, theoretically, all else being equal, Tax Reform should lead to higher valuations in most instances.

        Based on the foregoing analysis and using its professional judgment, Moelis applied the following reference range multiples: (i) 17.0 - 19.0x LTM 3/31/18 Adjusted EBITDA and (ii) 17.0 - 19.0x LTM 3/31/18 PF Adjusted EBITDA. This analysis indicated the following implied total enterprise value ranges for Verra Mobility, as compared to the $2,404 million consideration:

Reference Range	Implied Valuation Range	Implied Total Enterprise Value Range ($MM)	Consideration ($MM)
LTM 3/31/18 Adjusted EBITDA	17.0x - 19.0x	$3,270 - $3,660	$2,404
LTM 3/31/18 PF Adjusted EBITDA	17.0x - 19.0x	$3,580 - $4,000	$2,404

        While not considered for valuation purposes, Moelis also identified relevant transactions in the above list of selected prior transactions that did not have publicly available multiples. In particular, Moelis requested, but did not receive, valuation data for the three transactions involving Verra Mobility (Platinum Equity's original acquisition of Verra Mobility (which we refer to in this section "—Opinion of the Company's Financial Advisor" as the "Original Acquisition"), Verra Mobility's acquisition of HTA and Verra Mobility's acquisition of EPC). Accordingly, Moelis was unable to confirm market speculation regarding the valuation multiples for these transactions (which valuation multiples were reportedly lower than the reference range multiples set forth above) and with the Board's consent, these multiples were not used in Moelis' analysis. Moelis believed that these transactions were less relevant to its analysis for several reasons, including that Verra Mobility has more attractive financial characteristics pro forma for the HTA and EPC acquisitions, as described in greater detail below. In any event, Moelis does not believe inclusion of this data would have changed its final conclusion.

        Moelis considered the Original Acquisition less relevant because, among other reasons, (i) Verra Mobility has experienced significant revenue growth since the closing of the Original Acquisition; (ii) Verra Mobility's projected next twelve months (or NTM) revenue growth is much higher than the twelve months of actual revenue growth following the Original Acquisition; (iii) since the Original Acquisition, Verra Mobility's mix of revenues by product has shifted to higher-margin products; and (iv) Verra Mobility has experienced significant growth since the Original Acquisition in Adjusted EBITDA and margin percentage. Moelis also considered the fact that the average NTM EBITDA multiple of certain selected public companies that Moelis considered relevant increased meaningfully since the Original Acquisition. In addition, the Original Acquisition was pre-Tax Reform, and, as noted above, Moelis believes that, theoretically, all else being equal, Tax Reform should lead to higher valuations in most instances.

  Discounted Cash Flow Analysis.

        Moelis performed a discounted cash flow ("DCF") analysis of Verra Mobility for the second half of CY2018 to calendar year 2022 ("CY2022") using the financial forecasts and other information and data provided by the Company's management to calculate the estimated present value of the future unlevered after-tax free cash flows projected to be generated by Verra Mobility, including terminal free cash flows. Unlevered after-tax free cash flow estimates through CY2022 and terminal free cash flows were discounted to June 30, 2018.

        In performing the DCF analysis of Verra Mobility, Moelis reflected the Company's management's estimated tax rate for Verra Mobility of 26.2% during the projection period and terminal year. Additionally, in performing the DCF analysis of Verra Mobility, Moelis utilized a range of discount rates of 8.75% to 10.0% based on the Company's estimated weighted average cost of capital ("WACC"). The estimated WACC range was derived using the capital asset pricing model. The foregoing range of discount rates was used to calculate estimated present values as of June 30, 2018 of (i) Verra Mobility's estimated after-tax unlevered free cash flows for the second half of 2018 through CY2022, and (ii) estimated terminal values derived by applying a perpetuity growth rate of 2.0% to 3.0% to Verra Mobility's terminal unlevered free cash flow projection, which implied a terminal multiple range of 8.8x to 12.3x Vera Mobility's estimated Adjusted EBITDA for CY2022. This analysis indicated the following implied enterprise value range for Verra Mobility, as compared to the $2,404 million consideration:

Implied Total Enterprise Value Range ($MM)	Consideration ($MM)
$2,450 - $3,300	$2,404

Miscellaneous

        This summary of the analyses is not a complete description of Moelis' opinion or the analyses underlying, and factors considered in connection with, Moelis' opinion. The preparation of a fairness opinion is a complex analytical process and is not necessarily susceptible to partial analysis or summary description. Selecting portions of the analyses or summary set forth above, without considering the analyses as a whole, could create an incomplete view of the processes underlying Moelis' opinion. In arriving at its fairness determination, Moelis considered the results of all of its analyses and did not attribute any particular weight to any factor or analysis. Rather, Moelis made its fairness determination on the basis of its experience and professional judgment after considering the results of all of its analyses.

        No company or transaction used in the analyses described above is identical to Verra Mobility or the Business Combination. In addition, such analyses do not purport to be appraisals, nor do they necessarily reflect the prices at which businesses or securities actually may be sold. Analyses based upon forecasts of future results are not necessarily indicative of actual future results, which may be significantly more or less favorable than suggested by such analyses. Because the analyses described above are inherently subject to uncertainty and based upon numerous factors or events beyond the control of the parties or their respective advisors, none of the Company, Moelis or any other person assumes responsibility if future results are materially different from those forecast.

        The Consideration was determined through arms' length negotiations between the Company and Verra Mobility and was approved by the Board. Moelis did not recommend any specific consideration to the Company or the Board, or that any specific amount or type of consideration constituted the only appropriate consideration for the Business Combination.

        Moelis was engaged by the Company to provide its opinion as to the fairness, from a financial point of view, to the Company of the Consideration pursuant to the engagement letter between Moelis and the Company, dated May 30, 2018 (the "Engagement Letter"), and will receive a fee for its services of $1,000,000 in the aggregate, $250,000 of which became payable in connection with the delivery of its opinion, regardless of the conclusion reached therein, and the remainder of which is contingent upon completion of the Business Combination. No part of Moelis' fee is conditioned upon the conclusion expressed in its opinion. The Company has also agreed in the Engagement Letter to reimburse Moelis for certain expenses Moelis has incurred in performing services pursuant to the Engagement Letter, and to indemnify Moelis for certain liabilities, including liabilities under the federal securities laws, arising out of its engagement.

        Moelis' affiliates, employees, officers and partners may at any time own securities (long or short) of the Company and Verra Mobility. Moelis has provided investment banking and other services to affiliates of the Company and affiliates of Verra Mobility and in the future may provide services to such persons and have received and may receive compensation for such services. Moelis is currently providing investment banking and other services to (i) portfolio companies of an affiliate of the Platinum Stockholder and (ii) a portfolio company of an affiliate of the Company, and may receive compensation for such services. In the past two years prior to the date of the Opinion, Moelis (i) provided capital markets advisory services and provided a fairness opinion to an affiliate of the Company and (ii) acted as a financial advisor to a portfolio company of an affiliate of the Platinum Stockholder. Moelis' fees in connection with such services over the past two years totaled (i) $2 million in the aggregate for services provided to an affiliate of the Company and (ii) $2.1 million in the aggregate for services provided to a portfolio company of an affiliate of the Platinum Stockholder.

        The Board selected Moelis as its financial advisor in connection with the Business Combination because Moelis has substantial experience in similar transactions and familiarity with the Company. Moelis is regularly engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, strategic transactions, corporate restructurings, and valuations for corporate and other purposes.

Independent Director Oversight

        Our Board is comprised of a majority of independent directors who are not affiliated with our Sponsor and its affiliates, including The Gores Group. In connection with the Business Combination, our independent directors, Messrs. Randall Bort, William Patton and Jeffrey Rea, took an active role in evaluating and negotiating the proposed terms of the Business Combination, including the Merger Agreement, the Related Agreements and the amendments to our current certificate of incorporation to take effect upon the completion of the Business Combination. As part of their evaluation of the Business Combination, our independent directors were aware of the potential conflicts of interest with our Sponsor and its affiliates, including The Gores Group, that could arise with regard to the proposed terms of the (i) Merger Agreement, (ii) the Private Placement and (iii) amendments to our current certificate of incorporation to take effect upon the completion of the Business Combination (including a provision that certain transactions are not "corporate opportunities" and that certain persons, including the Greenlight Stockholders and their affiliates, are not subject to the doctrine of corporate opportunity and the exclusion of The Gores Group and Platinum Equity and their affiliates and transferees as "interested stockholders" from the restrictions in our Second Amended and Restated Certificate of Incorporation that are similar to Section 203 of the DGCL). The Board did not deem it necessary to, and did not form, a special committee of the Board to exclusively evaluate and negotiate the proposed terms of the Business Combination, as the Board is comprised of a majority of independent and disinterested directors and did not deem the formation of a special committee necessary or appropriate. Our independent directors reviewed and considered these interests during the negotiation of the Business Combination and in evaluating and unanimously approving, as members of the Board, the Merger Agreement and the transactions contemplated therein, including the Business Combination. Please see the section entitled "Proposal No. 1—Approval of the Business Combination—Independent Director Oversight."

The Company's Board of Directors' Reasons for the Approval of the Business Combination

        The Board, in evaluating the transaction with Verra Mobility, consulted with the Company's management and its legal counsel, financial advisors and other advisors. In reaching its unanimous resolution (i) that the terms and conditions of the Merger Agreement and the transactions contemplated thereby, including the Business Combination, are advisable, fair to and in the best interests of the Company and its stockholders and (ii) to recommend that the stockholders adopt the Merger Agreement and approve the transactions contemplated thereby, including the Business Combination, the Board considered and evaluated a number of factors, including, but not limited to, the factors discussed below. In light of the number and wide variety of factors considered in connection with its evaluation of the Business Combination, the Board did not consider it practicable to, and did not attempt to, quantify or otherwise assign relative weights to the specific factors that it considered in reaching its determination and supporting its decision. The Board viewed its decision as being based on all of the information available and the factors presented to and considered by it. In addition, individual directors may have given different weight to different factors. This explanation of the Company's reasons for the Business Combination and all other information presented in this section is forward-looking in nature and, therefore, should be read in light of the factors discussed under "Cautionary Note Regarding Forward-Looking Statements" beginning on page [    •    ] of this document.

        The Board considered a number of factors pertaining to the Business Combination as generally supporting its decision to enter into the Merger Agreement and the transactions contemplated thereby, including but not limited to, the following material factors:

  •
  Market Leadership with Highly Differentiated and Proprietary Platforms.  Verra Mobility is a leading provider of tech-enabled smart transportation solutions, including market-leading positions for integrated toll management services in North America and road safety cameras in the United States. The Board noted Verra Mobility's superior scale, comprehensive and diverse product platforms, and robust portfolio of patents and other proprietary technology, which the Board believes positions Verra Mobility for future growth and profitability.

  •
  Business and Financial Condition and Prospects.  The knowledge and familiarity of the Board and the Company's management with Verra Mobility's business, financial condition, results of operations (including Verra Mobility's favorable margins) and future growth prospects. The Board considered Verra Mobility's established customer relationships and its recurring revenue model that has displayed strong revenue growth in recent years. The Board discussed Verra Mobility's current prospects for growth in executing upon and achieving Verra Mobility's business plans, and noted strong industry tailwinds as well as multiple opportunities for sustained, organic growth across existing and new product categories in both domestic and international markets.

  •
  Experienced and Proven Management Team.  The Board considered the fact that the post-combination company will be led by the senior management team of Verra Mobility which, with over 150 years of collective experience, has a proven track record of operational excellence, financial performance, growth and ongoing capabilities for innovation.

  •
  Opinion of the Company's Financial Advisor.  The opinion of Moelis, dated June 20, 2018, addressed to the Board as to the fairness, from a financial point of view and as of the date of such opinion, of the consideration to be paid by the Company in the Business Combination which opinion was based on and subject to the assumptions made, procedures followed, matters considered and limitations and qualifications set forth in such opinion as more fully described above under the caption "Proposal No. 1—Approval of the Business Combination—Opinion of the Company's Financial Advisor."

  •
  Other Alternatives.  The Board's belief, after a thorough review of other business combination opportunities reasonably available to the Company, that the proposed Business Combination represents the best potential business combination for the Company based upon the process utilized to evaluate and assess other potential acquisition targets, and the Board's and management's belief that such processes had not presented a better alternative.

  •
  Terms of the Merger Agreement.  The Board considered the terms and conditions of the Merger Agreement and the transactions contemplated thereby, including the Business Combination.

  •
  Independent Director Role.  The Board is comprised of a majority of independent directors who are not affiliated with our Sponsor and its affiliates, including The Gores Group. In connection with the Business Combination, our independent directors, Messrs. Randall Bort, William Patton and Jeffrey Rea, took an active role in evaluating and negotiating the proposed terms of the Business Combination, including the Merger Agreement, the Related Agreements and the amendments to our current certificate of incorporation to take effect upon the completion of the Business Combination. Our independent directors evaluated and unanimously approved, as members of the Board, the Merger Agreement and the transactions contemplated therein, including the Business Combination.

        The Company's board of directors also considered a variety of uncertainties and risks and other potentially negative factors concerning the Business Combination, including, but not limited to, the following:

  •
  Benefits Not Achieved.  The risk that the potential benefits of the Business Combination may not be fully achieved, or may not be achieved within the expected timeframe.

  •
  Liquidation of the Company.  The risks and costs to the Company if the Business Combination is not completed, including the risk of diverting management focus and resources from other businesses combination opportunities, which could result in the Company being unable to effect a business combination by January 19, 2019 and force the Company to liquidate and the warrants to expire worthless.

  •
  Exclusivity.  The fact that the Merger Agreement includes an exclusivity provision that prohibits the Company from soliciting other business combination proposals, which restricts the Company's ability to consider other potential business combinations to complete prior to January 19, 2019.

  •
  Stockholder Vote.  The risk that the Company's stockholders may fail to provide the respective votes necessary to effect the Business Combination.

  •
  Closing Conditions.  The fact that completion of the Business Combination is conditioned on the satisfaction of certain closing conditions that are not within the Company's control.

  •
  Litigation.  The possibility of litigation challenging the Business Combination or that an adverse judgment granting permanent injunctive relief could indefinitely enjoin consummation of the Business Combination.

  •
  Fees and Expenses.  The fees and expenses associated with completing the Business Combination.

  •
  Other Risks.  Various other risks associated with the Business Combination, the business of the Company and the business of Verra Mobility described under "Risk Factors" beginning on page [    •    ] of this document.

        In addition to considering the factors described above, the Board also considered that:

  •
  Interests of Certain Persons.  Some officers and directors of the Company may have interests in the Business Combination as individuals that are in addition to, and that may be different from, the interests of the Company's stockholders (see "Proposal No. 1—Approval of the Business Combination—Interests of Certain Persons in the Business Combination" beginning on page [    •    ] of this document). Our independent directors reviewed and considered these interests during the negotiation of the Business Combination and in evaluating and unanimously approving, as members of the Board, the Merger Agreement and the transactions contemplated therein, including the Business Combination.

        The Board concluded that the potential benefits that it expected the Company and its stockholders to achieve as a result of the Business Combination outweighed the potentially negative factors associated with the Business Combination. Accordingly, the Board unanimously determined that the Merger Agreement and the transactions contemplated thereby, including the Business Combination, were advisable, fair to, and in the best interests of, the Company and its stockholders.

Satisfaction of 80% Test

        It is a requirement under our current certificate of incorporation and Nasdaq listing requirements that the business or assets acquired in our initial business combination have a fair market value equal to at least 80% of the balance of the funds in the Trust Account (excluding the deferred underwriting commissions and taxes payable on the income earned on the Trust Account) at the time of the execution of a definitive agreement for our initial business combination. As of June 21, 2018, the date of the execution of the Merger Agreement, the fair value of investment securities held in the Trust Account was approximately $404,393,276 (excluding $14,000,000 of deferred underwriting commissions and taxes payable on the income earned on the Trust Account) and 80% thereof represents approximately $323,514,621. In reaching its conclusion that the Business Combination meets the 80% asset test, our Board reviewed the enterprise value of Verra Mobility of approximately $2.4 billion implied by adding: (i) approximately $652,000,000 of equity consideration in the post-combination company to be issued to the Greenlight Stockholders; (ii) approximately $642,484,000 (excluding transaction costs incurred by Verra Mobility) of cash consideration payable to the Greenlight Stockholders at the closing of the Business Combination; (iii) the assumption of approximately $852,000,000 of Verra Mobility's existing net indebtedness; (iv) the repayment of approximately $132,516,000 of Greenlight's existing indebtedness; (v) the payment of approximately $25,000,000 of certain transaction costs; and (vi) approximately $100,000,000 of Founder Shares retained by our Initial Stockholders (prior to giving effect to the cancellation of approximately 3,478,261 of such shares). In determining whether the enterprise value described above represents the fair market value of Verra Mobility, our Board considered all of the factors described above in this section and the fact that the purchase price for Verra Mobility was the result of an arm's length negotiation. As a result, our Board concluded that the fair market value of the business acquired was significantly in excess of 80% of the assets held in the Trust Account (excluding the deferred underwriting commissions and taxes payable on the income earned on the Trust Account).

Certain Company Projected Financial Information

        In May 2018, Verra Mobility provided the Company with its internally prepared projections for the fiscal years ending December 31, 2018 through December 31, 2022. The prospective financial information was not prepared with a view towards compliance with the published guidelines of the SEC or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information. These projections were prepared solely for internal use, and capital budgeting and other management purposes, and are subjective in many respects and therefore susceptible to varying interpretations and the need for periodic revision based on actual experience and business developments, and were not intended for third-party use, including by investors or holders. You are cautioned not to rely on the projections in making a decision regarding the transaction, as the projections may be materially different than actual results.

        The projections reflect numerous assumptions including assumptions with respect to general business, economic, market, regulatory and financial conditions and various other factors, all of which are difficult to predict and many of which are beyond Verra Mobility's control, such as the risks and uncertainties contained in the section entitled "Risk Factors." The material assumptions underlying the projections included the projected market growth rates for the various segments which Verra Mobility participates, a review of the material customer contracts on the tolling and violations business, projections for Verra Mobility's automated safety solutions, including red light, school bus, speed and bus lane, a review of European revenue opportunities following the EPC acquistion and growth from new products. The projections reflect the consistent application of the accounting policies of Verra Mobility and should be read in conjunction with the accounting policies included in Note 1 to the accompanying the historical audited consolidated financial statement of Verra Mobility included in this proxy statement.

        The financial projections for revenue and costs are forward-looking statements that are based on growth assumptions that are inherently subject to significant uncertainties and contingencies, many of which are beyond Verra Mobility's control. While all projections are necessarily speculative, Verra Mobility believes that the prospective financial information covering periods beyond 12 months from its date of preparation carries increasingly higher levels of uncertainty and should be read in that context. There will be differences between actual and projected results, and actual results may be materially greater or materially less than those contained in the projections. The inclusion of the projections in this proxy statement should not be regarded as an indication that Verra Mobility or its representatives considered or currently consider the projections to be a reliable prediction of future events, and reliance should not be placed on the projections.

        The projections were requested by, and disclosed to, the Company for use as a component in its overall evaluation of Verra Mobility, and are included in this proxy statement because they were provided to the Board for its evaluation of the Business Combination and were provided to Moelis for its use in connection with its financial analyses and opinion to the Board, as described in the section entitled "—Opinion of the Company's Financial Advisor" above and as set forth as Annex E to this proxy statement. Verra Mobility has not warranted the accuracy, reliability, appropriateness or completeness of the projections to anyone, including to the Company. Neither Verra Mobility's management nor any of its representatives has made or makes any representation to any person regarding the ultimate performance of Verra Mobility compared to the information contained in the projections, and none of them intends to or undertakes any obligation to update or otherwise revise the projections to reflect circumstances existing after the date when made or to reflect the occurrence of future events in the event that any or all of the assumptions underlying the projections are shown to be in error. Accordingly, they should not be looked upon as "guidance" of any sort. Verra Mobility will not refer back to these forecasts in its future periodic reports filed under the Exchange Act.

        The projections were prepared by, and are the responsibility of, Verra Mobility's management. EY, Verra Mobility's independent registered public accounting firm, has not examined, compiled or otherwise performed procedures with respect to the accompanying prospective financial information presented herein and, accordingly, expresses no opinion or any other form of assurance on it. The EY report included in this proxy statement relates to historical financial information of Verra Mobility. It does not extend to the projections and should not be read as if it does.

        The key elements of the projections provided to the Company are summarized below (in millions of dollars):(1)

	Fiscal Year Ending December 31,
($ in millions)	2018E	2019P	2020P	2021P	2022P
Total Revenue	$373.1	$412.4	$452.1	$494.9	$554.0
% Growth	7.4%	10.5%	9.6%	9.5%	11.9%
Total OpEx & SG&A(2)	$167.7	$187.2	$204.7	$224.1	$252.7
Other Income	$8.1	$8.9	$9.8	$11.0	$12.7
U.S. Synergies(3)	$8.0	$18.0	$18.0	$18.0	$18.0
Adjusted EBITDA	$208.5	$235.6	$256.4	$277.9	$305.5
Run-Rate U.S. Synergies(3)	$10.0	—	—	—	—
Pro Forma Adjusted EBITDA	$218.5	$235.6	$256.4	$277.9	$305.5
% Margin	58.6%	57.1%	56.7%	56.2%	55.1%
CapEx	30.9	21.5	21.6	22.7	24.1

Free Cash Flow(4)	$187.7	$214.1	$234.8	$255.2	$281.3

(1)
Verra Mobility's projections are unaudited, based upon estimated results and do not include the impact of purchase accounting or other impacts from the consummation of the Business Combination. Some figures may not add up exactly due to rounding.

(2)
Includes annual public company costs of $3 million in 2019P—2022P and $750,000 in Q4 2018.

(3)
U.S. Synergies and Run-Rate Synergies, collectively, are the synergies relating to transactions previously consummated by Verra Mobility and defined as the "Historical Synergies" in the section "—Opinion of the Company's Financial Advisor."

(4)
Free Cash Flow equals Pro Forma Adjusted EBITDA less CapEx.

        In addition, Verra Mobility prepared projections of revenue, adjusted EBITDA, pro forma adjusted EBITDA, adjusted EBIT, tax effected EBIT and unlevered free cash flow for Verra Mobility for the 6 months ending December 31, 2018, the fiscal years ending December 31, 2019 through December 31, 2022 and the terminal year. The Company reviewed the projections and provided the projections to the

Board and to Moelis to be utilized and relied on by Moelis in the preparation of its fairness opinion. Such projections are summarized in the table below.

		Fiscal Year Ending December 31,
						Terminal Year(4)
($ in millions)(1),(2)	H2 2018E	2019P	2020P	2021P	2022P
Revenue	$190.2	$412.4	$452.1	$494.9	$554.0	$554.0
% Growth	—	10.5%	9.6%	9.5%	11.9%
Adjusted EBITDA	$102.4	$235.6	$256.4	$277.9	$305.5	$305.5
Plus: Run-Rate U.S. Synergies	5.0	—	—	—	—

Pro Forma Adjusted EBITDA	$107.4	$235.6	$256.4	$277.9	$305.5	$305.5
% Margin	56.5%	57.1%	56.7%	56.2%	55.1%	55.1%
Less: Depreciation	(12.3)	(22.2)	(25.5)	(29.0)	(32.6)	(20.0)
Less: Amortization	(16.1)	(32.2)	(32.2)	(32.2)	(32.2)	—

Adjusted EBIT	$79.0	$181.2	$198.7	$216.8	$240.6	$285.5
Less: Taxes @ 26.2%(3)	(20.7)	(47.4)	(52.0)	(56.7)	(63.0)	(74.7)

Tax Effected EBIT	$58.4	$133.8	$146.7	$160.1	$177.7	$210.8
Plus: Depreciation & Amortization	28.4	54.4	57.7	61.1	64.8	20.0
Less: One Time Restructuring Costs	(5.0)	—	—	—	—	—
Less: Changes in NWC	(10.9)	(11.5)	(4.3)	(5.9)	(8.9)	(8.9)
Less: CapEx	(13.3)	(21.5)	(21.6)	(22.7)	(24.1)	(20.0)

Unlevered Free Cash Flow	$57.6	$155.2	$178.5	$192.6	$209.5	$201.9

(1)
Some figures may not add up due to rounding.

(2)
Unlevered after-tax free cash flows and terminal value are discounted to June 30, 2018.

(3)
Represents the blended tax rate based on 2019 U.S. and Europe contribution to EBITDA. The Company assumed a U.S. Federal and State tax rate of 26% and an European tax rate of 30%. Tax assumptions do not account for the tax savings related to step up amortization from the acquisition of HTA as well as the negative impact from the Tax Receivable Agreement. As a result of the acquisition of HTA, the basis of acquired assets was written up to fair market value and the intangible asset that was created is being amortized over a period of 15 years. The total step up amount is $534 million which results in $35.6 million of annual amortization which will continue to run through Q1 2033. This tax benefit is subject to the terms outlined in the Tax Receivable Agreement. The overall impact of the step up amount and the Tax Receivable Agreement are expected to create a tax benefit relative to the numbers shown which was valued by Moelis as having a NPV of between approximately $37 and $39 million based on a discount range of 8.75% to 10.00%. This tax benefit is defined as the "Historical Tax Benefits" in the section "—Opinion of the Company's Financial Advisor."

(4)
Terminal year free cash flows equals 2022P free cash flows adjusted to reflect the Company's management's views on long-run capex (~$20 million); depreciation assumed to equal capex in terminal year per the Company's management. The analysis also assumes $0 amortization in the terminal year. The intangible asset is to be fully amortized by 2024P.

Interests of Certain Persons in the Business Combination

        In considering the recommendation of our Board to vote in favor of the Business Combination, stockholders should be aware that aside from their interests as stockholders, our Sponsor and certain members of our Board and officers have interests in the Business Combination that are different from, or in addition to, those of other stockholders generally. Our Board was aware of and considered these interests, among other matters, in evaluating and negotiating the Business Combination, and in recommending to stockholders that they approve the Business Combination. Stockholders should take these interests into account in deciding whether to approve the Business Combination.

        These interests include, among other things:

  •
  the fact that our Initial Stockholders have agreed not to redeem any of the Founder Shares in connection with a stockholder vote to approve a proposed initial business combination;

  •
  the fact that our Initial Stockholders have agreed to waive their rights to conversion price adjustments with respect to any shares of our Common Stock they may hold in connection with the consummation of the Business Combination;

  •
  the fact that our Sponsor paid an aggregate of $25,000 for 10,781,250 Founder Shares and (after giving effect to the cancellation of (i) 781,250 Founder Shares on February 27, 2017 and (ii) approximately 3,478,261 Founder Shares at the time of the Business Combination) the remaining 6,521,739 Founder Shares will have a significantly higher value at the time of the Business Combination, which if unrestricted and freely tradable would be valued at approximately $65,217,390 but, given the restrictions on such shares, we believe such shares have less value;

  •
  the fact that our Initial Stockholders have agreed to waive their rights to liquidating distributions from the Trust Account with respect to their Founder Shares if we fail to complete an initial business combination by January 19, 2019;

  •
  the fact that our Sponsor paid an aggregate of approximately $10,000,000 for its 6,666,666 Private Placement Warrants to purchase shares of Class A Stock and that such Private Placement Warrants will expire worthless if a business combination is not consummated by January 19, 2019;

  •
  the continued right of our Sponsor to hold our Class A Stock and the shares of Class A Stock to be issued to our Sponsor upon exercise of its Private Placement Warrants following the Business Combination, subject to certain lock-up periods;

  •
  if the Trust Account is liquidated, including in the event we are unable to complete an initial business combination within the required time period, our Sponsor has agreed to indemnify us to ensure that the proceeds in the Trust Account are not reduced below $10.00 per public share, or such lesser per public share amount as is in the Trust Account on the liquidation date, by the claims of prospective target businesses with which we have entered into an acquisition agreement or claims of any third party (other than our independent public accountants) for services rendered or products sold to us, but only if such a vendor or target business has not executed a waiver of any and all rights to seek access to the Trust Account;

  •
  the anticipated continuation of two of our existing directors, Messrs. Randall Bort and Jeffrey Rea, as directors of the post-combination company;

  •
  the continued indemnification of our existing directors and officers and the continuation of our directors' and officers' liability insurance after the Business Combination;

  •
  the fact that our Sponsor, officers and directors will lose their entire investment in us and will not be reimbursed for any out-of-pocket expenses if an initial business combination is not consummated by January 19, 2019;

  •
  that, as described in the Charter Approval Proposal and reflected in Annex C, our proposed Second Amended and Restated Certificate of Incorporation will be amended to exclude The Gores Group and Platinum Equity and each of their successors, certain affiliates and each of their respective transferees as "interested parties" from the list of prohibited business combinations not in compliance with Section 203 of the DGCL;

  •
  that, at the closing of the Business Combination we will enter into the Registration Rights Agreement with the Restricted Stockholders, which provides for registration rights to Restricted Stockholders and their permitted transferees;

  •
  that certain employees and affiliates of our Sponsor have committed to purchase up to 4,203,795 shares of Class A Stock in the Private Placement for an aggregate commitment of approximately $38,674,914; and

  •
  the fact that Alec Gores, our Chairman, is the brother of Tom Gores, the Chief Executive Officer and Chairman of Platinum Equity, and that Tom Gores and certain employees and affiliates of Platinum Equity would participate in the Private Placement. Platinum Equity currently holds a controlling stake in Verra Mobility through the Platinum Stockholder, which will receive all of the cash consideration and a portion of the stock consideration to be paid in connection with the business combination. The Platinum Stockholder will retain approximately 34% of voting power in the post-combination company assuming no share redemptions and 47% of voting power assuming maximum share redemptions. The Platinum Stockholder will also have the right to nominate up to three directors to the post-closing company's board of directors, of whom one will initially be the current Chief Executive Officer of Verra Mobility as a Class II director and the other two will initially be representatives of the Platinum Stockholder as Class III directors. In addition, if one of the Platinum Stockholder's nominees is elected, one of the Platinum Stockholder's nominees will serve as the chairman of the board of directors and the Platinum Stockholder will have the right to appoint one representative to each committee of the board of the post-closing company. The Platinum Stockholder's right to nominate directors to the post-closing company's board is subject to maintaining its ownership percentage of the total outstanding shares of Class A Stock at certain levels as discussed elsewhere in this proxy statement.

        These interests may influence our directors in making their recommendation that you vote in favor of the approval of the Business Combination.

Potential Purchases of Public Shares

        In connection with the stockholder vote to approve the proposed Business Combination, our Sponsor, directors or officers or their respective affiliates may privately negotiate transactions to purchase shares from stockholders who would have otherwise elected to have their shares redeemed in conjunction with a proxy solicitation pursuant to the proxy rules for a per-share pro rata portion of the Trust Account. None of our directors or officers or their respective affiliates will make any such purchases when they are in possession of any material non-public information not disclosed to the seller or during a restricted period under Regulation M under the Exchange Act. Such a purchase would include a contractual acknowledgement that such stockholder, although still the record holder of our shares, is no longer the beneficial owner thereof and therefore agrees not to exercise its redemption rights, and would include a contractual provision that directs such stockholder to vote such shares in a manner directed by the purchaser. In the event that our Sponsor, directors or officers or their affiliates purchase shares in privately negotiated transactions from public stockholders who have already elected to exercise their redemption rights, such selling stockholders would be required to revoke their prior elections to redeem their shares. Any such privately negotiated purchases may be effected at purchase prices that are in excess of the per-share pro rata portion of the Trust Account. The purpose of such purchases would be to increase the likelihood of obtaining stockholder approval of the Business Combination.

Total Company Shares to be Issued in the Business Combination

        It is anticipated that, upon completion of the Business Combination: (i) the Company's public stockholders (other than the Private Placement Investors) will retain an ownership interest of approximately 26% in the post-combination company; (ii) the Private Placement Investors will own approximately 28% of the post-combination company (such that public stockholders, including Private Placement Investors, will own approximately 54% of the post-combination company); (iii) our Initial Stockholders will own approximately 4% of the post-combination company, after giving effect to the cancellation of approximately 3,478,261 Founder Shares held by our Sponsor without giving effect to the expected distribution of Founder Shares to members of our Sponsor immediately prior to closing; and (iv) the Greenlight Stockholders will own approximately 42% of the post-combination company. These levels of ownership interest assume that no shares are elected to be redeemed. The Private Placement Investors have agreed to purchase in the aggregate approximately 43,478,261 shares of Class A Stock, for approximately $400,000,000 of gross proceeds, in the Private Placement. In this proxy statement, we assume that approximately $400,000,000 of the gross proceeds from the Private Placement, in addition to $400,000,000 of the funds from the Trust Account, will be used to fund the cash consideration payable pursuant to the Merger Agreement, the repayment of approximately $132,515,647 of Greenlight's existing indebtedness and the payment of certain transaction expenses. The ownership percentage with respect to the post-combination company following the Business Combination (a) does not take into account (1) warrants to purchase Class A Stock that will remain outstanding immediately following the Business Combination or (2) the issuance of any shares upon completion of the Business Combination under the Incentive Plan, a copy of which is attached to this proxy statement as Annex I, but (b) does include Founder Shares, which will be converted into shares of Class A Stock at the closing of the Business Combination on a one-for-one basis (after giving effect to the cancellation of approximately 3,478,261 of such shares and even though such shares of Class A Stock will be subject to transfer restrictions). If the actual facts are different than these assumptions (which they are likely to be), the percentage ownership retained by the Company's existing stockholders in the post-combination company will be different. For more information, please see the sections entitled "Summary of the Proxy Statement—Impact of the Business Combination on the Company's Public Float" and "Unaudited Pro Forma Condensed Combined Financial Information."

Sources and Uses for the Business Combination

        The following tables summarize the sources and uses for funding the Business Combination (all numbers in millions):

Sources & Uses

(No Redemption Scenario—assuming no redemptions of the outstanding shares of Class A Stock by the Company's stockholders)

Sources			Uses
Rollover Existing Net Debt	$852		Cash Consideration(1)(2)	$642
Company Cash(1)	$400		Rollover Existing Net Debt(3)	$852
Private Placement Investment	$400		Cash to Paydown Existing Debt(3)	$133
Verra Mobility Rollover Shares(4)	$652		Verra Mobility Rollover Shares(4)	$652

Total Sources	$2,304	(5)	Company Transaction Costs	$25

			Total Uses	$2,304	(5)

(1)
Assumes no Company stockholder has exercised its redemption rights to receive cash from the Trust Account. This amount will be reduced by the amount of cash used to satisfy any redemptions.

(2)
Cash consideration excludes Verra Mobility's additional rollover contribution and is calculated before transaction costs incurred by Verra Mobility. This amount will be reduced by the amount of cash used to satisfy any redemptions.

(3)
Expected net debt prior to closing of Business Combination of $984.5, paid down by $132.5, to equal net debt of $852.0 post-Business Combination (including $2.2 of cash remaining on balance sheet).

(4)
To the extent that Company stockholders exercise their redemption rights, this amount will be increased. Assumes a nominal share price of $10.00.

(5)
Totals may differ due to rounding.

Sources & Uses—(Maximum Redemption Scenario (assuming 50% redemption of the outstanding shares of Class A Stock by the Company's stockholders)

Sources			Uses
Rollover Existing Net Debt	$852		Cash Consideration(2)	$442
Company Cash(1)	$200		Rollover Existing Net Debt(3)	$852
Private Placement Investment	$400		Cash to paydown existing debt(3)	$133
Verra Mobility Rollover Shares(4)	$852		Verra Mobility Rollover Shares(4)	$852

Total Sources	$2,304	(5)	Company Transaction Costs	$25

			Total Uses	$2,304	(5)

(1)
Assumes 50% of the outstanding shares of Class A Stock have been redeemed by the Company's stockholders to receive cash from the Trust Account, reducing the amount of Company cash by $200 to $200.

(2)
Cash consideration excludes Verra Mobility's additional rollover contribution and is calculated before transaction costs incurred by Verra Mobility.

(3)
Expected net debt prior to closing of Business Combination of $984.5, paid down by $132.5, to equal net debt of $852.0 post-Business Combination (including $2.2 of cash remaining on balance sheet).

(4)
To the extent that Company stockholders exercise any additional redemption rights, this amount shall be increased. Assumes a nominal share price of $10.00.

(5)
Totals may differ due to rounding.

Board of Directors of the Company Following the Business Combination

        Upon consummation of the Business Combination, our Board anticipates increasing its initial size from four directors to seven directors, with each Class I director having a term that expires at the post-combination company's annual meeting of stockholders in 2019, each Class II director having a term that expires at the post-combination company's annual meeting of stockholders in 2020 and each Class III director having a term that expires at the post-combination company's annual meeting of stockholders in 2021, or in each case until their respective successors are duly elected and qualified, or until their earlier resignation, removal or death. As discussed above, in connection with the Business Combination, Messrs. Randall Bort, Jacob Kotzubei, Bryan Kelln, Jeffrey Rea, David Roberts, Jay Geldmacher and John Rexford have each been nominated to serve as directors of the post-combination company upon completion of the Business Combination. Please see the sections entitled "Proposal No. 5—Election of Directors to the Board of Directors" and "Management after the Business Combination" for additional information.

Certificate of Incorporation; Bylaws

        Pursuant to the terms of the Merger Agreement, upon the closing of the Business Combination, our current certificate of incorporation will be amended promptly to:

  •
  amend the current certificate of incorporation to authorize additional shares of Class A Stock and reduce the Class F Stock to zero;

  •
  cause the conversion of our outstanding shares of Class F Stock into Class A Stock and make certain conforming changes;

  •
  change the stockholder vote required to amend certain provisions of the post-combination company's certificate of incorporation;

  •
  elect not to be governed by Section 203 of the DGCL and, instead, include a provision in our certificate of incorporation that is substantially similar to Section 203 of the DGCL, but excludes the investment funds affiliated with The Gores Group and Platinum Equity and each of their respective successors and affiliates from the definition of "interested stockholder," and to make certain related changes;

  •
  change our name to "Verra Mobility Corporation";

  •
  revise our waiver regarding corporate opportunities;

  •
  remove certain provisions related to our status as a blank check company;

  •
  make certain other changes that our Board deems appropriate for a public operating company; and

  •
  make conforming changes to reflect that the certificate of incorporation of the post-combination company will be the Second Amended and Restated Certificate of Incorporation and provide other clarifying language.

  For additional information, please see the sections entitled "Proposal No. 3—Approval of the Second Amended and Restated Certificate of Incorporation." and "Proposal No. 4—Approval of Certain Governance Provisions in the Second Amended and Restated Certificate of Incorporation."

Name; Headquarters

        The name of the post-combination company after the Business Combination will be Verra Mobility Corporation and our headquarters will be located at 1150 N. Alma School Road, Mesa, Arizona 85201.

Redemption Rights

        Pursuant to our current certificate of incorporation, holders of public shares may elect to have their shares redeemed for cash at the applicable redemption price per share calculated in accordance with our current certificate of incorporation. As of June 30, 2018, the redemption price would have been approximately $10.12 per share. If a holder exercises its redemption rights, then such holder will be exchanging its shares of our Class A Stock for cash and will no longer own shares of the post-combination company. Such a holder will be entitled to receive cash for its public shares only if it properly demands redemption and delivers its shares (either physically or electronically) to our Transfer Agent in accordance with the procedures described herein. Notwithstanding the foregoing, a holder of the public shares, together with any affiliate of his or her or any other person with whom he or she is acting in concert or as a "group" (as defined in Section 13d-3 of the Exchange Act) will be restricted from exercising redemption rights with respect to more than twenty percent (20%) of the shares of Class A Stock included in the units sold in our IPO. Accordingly, all public shares in excess of the 20% threshold beneficially owned by a public stockholder or group will not be redeemed for cash.

        We have no specified maximum redemption threshold under our current certificate of incorporation, other than the aforementioned 20% threshold. Each redemption of shares of Class A Stock by our public stockholders will reduce the amount in our Trust Account, which held cash and investment securities with a fair value of approximately $404,611,945 as of June 30, 2018. The Merger Agreement provides that our obligation to consummate the Business Combination is conditioned on the amount in the Trust Account and the proceeds from the Private Placement equaling or exceeding $550,000,000. The obligation of Greenlight to consummate the Business Combination is conditioned on the amount of the Trust Account and the proceeds from the Private Placement equaling or exceeding $600,000,000. These conditions to closing in the Merger Agreement are for the sole benefit of the parties thereto and may be waived by such parties. If, as a result of redemptions of Class A Stock by our public stockholders, these conditions are not met (or waived), then we or Greenlight (as applicable) may elect not to consummate the Business Combination. In addition, in no event will we redeem shares of our Class A Stock in an amount that would result in the Company's failure to have net tangible assets in excess of $5,000,000. Please see the section entitled "Special Meeting in Lieu of 2018 Annual Meeting of Company Stockholders—Redemption Rights" for the procedures to be followed if you wish to redeem your shares for cash.

Appraisal Rights

        Appraisal rights are not available to our stockholders in connection with the Business Combination.

Accounting Treatment

        The Business Combination will be accounted for under the acquisition method of accounting in accordance with Accounting Standards Codification 805, Business Combinations ("ASC 805"), with the Company treated as the legal acquirer.

        Should the Company's public stockholder redemptions exceed the level whereby the Greenlight Stockholders retain control of the post-combination company (maximum redemption scenario), then Greenlight will be considered the acquirer for accounting purposes, notwithstanding the legal form of the Business Combination. This is referred to as reverse merger accounting. Under the no redemption scenario, where no redemptions occur, Greenlight will also be considered the acquirer for accounting purposes, and reverse merger accounting applied. This determination was primarily based on the following factors:

  •
  Greenlight comprises the ongoing operations of the post-combination company and its size relative to the Company

  •
  The ongoing senior management of the post-combination company will be entirely comprised of Greenlight employees.

  •
  The size of the interest of the Greenlight Stockholders relative to the other interests.

  •
  The planned initial composition of the Board includes the CEO of Verra Mobility, as well as designees of the Greenlight Stockholders.

        Accordingly, under reverse merger accounting, the net assets of the Company will be stated at historical cost, with no goodwill or other intangible assets recorded.

Material United States Federal Income Tax Considerations for Stockholders Exercising Redemption Rights

        The following is a discussion of material U.S. federal income tax considerations for holders of our shares of Class A Stock that elect to have their Class A Stock redeemed for cash if the Business

Combination is completed. This discussion applies only to Class A Stock that is held as a capital asset for U.S. federal income tax purposes. This discussion does not describe all of the U.S. federal income tax consequences that may be relevant to you in light of your particular circumstances, including the alternative minimum tax, the Medicare tax on certain investment income and the different consequences that may apply if you are subject to special rules that apply to certain types of investors, such as:

  •
  banks and financial institutions;

  •
  insurance companies;

  •
  brokers and dealers in securities, currencies or commodities;

  •
  dealers or traders in securities subject to a mark-to-market method of accounting with respect to shares of Class A Stock;

  •
  regulated investment companies and real estate investment trusts;

  •
  governmental organizations and qualified foreign pension funds;

  •
  persons holding Class A Stock as part of a "straddle," hedge, integrated transaction or similar transaction;

  •
  U.S. holders (as defined below) whose functional currency is not the U.S. dollar;

  •
  partnerships or other pass-through entities for U.S. federal income tax purposes (and investors in such entities);

  •
  certain former citizens or long-term residents of the United States;

  •
  controlled foreign corporations and passive foreign investment companies; and

  •
  tax-exempt entities.

        If a partnership for U.S. federal income tax purposes holds shares of Class A Stock, the U.S. federal income tax treatment of the partners in the partnership will generally depend on the status of the partners and the activities of the partnership. Partners in partnerships holding shares of Class A Stock should consult their tax advisors.

        This discussion is based on the Code and administrative pronouncements, judicial decisions and final, temporary and proposed Treasury regulations as of the date hereof, changes to any of which subsequent to the date of this proxy statement may affect the tax consequences described herein. No assurance can be given that the U.S. Internal Revenue Service (the "IRS") would not assert, or that a court would not sustain, a position contrary to any of the tax considerations described below. No advance ruling has been or will be sought from the IRS regarding any matter discussed in this summary. This discussion does not address any aspect of state, local or non-U.S. taxation, or any U.S. federal taxes other than income taxes (such as gift and estate taxes).

        You are urged to consult your tax advisor with respect to the application of U.S. federal tax laws to your particular situation, as well as any tax consequences arising under the laws of any state, local or foreign jurisdiction.

Redemption of Class A Stock

        In the event that a holder's shares of Class A Stock are redeemed pursuant to the redemption provisions described in this proxy statement under the section entitled "Special Meeting in Lieu of 2018 Annual Meeting of Company Stockholders—Redemption Rights," the treatment of the redemption for U.S. federal income tax purposes will depend on whether the redemption qualifies as a sale or other exchange of shares of Class A Stock under Section 302 of the Code. If the redemption qualifies as a sale of shares of Class A Stock, a U.S. holder (as defined below) will be treated as described below under the section entitled "U.S. holders—Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Class A Stock," and a Non-U.S. holder (as defined below) will be treated as described under the section entitled "Non-U.S. holders—Gain on Sale, Taxable Exchange or Other Taxable Disposition of Class A Stock." If the redemption does not qualify as a sale of shares of Class A Stock, a holder will be treated as receiving a corporate distribution with the tax consequences to a U.S. holder described below under the section entitled "U.S. holders—Taxation of Distributions," and the tax consequences to a Non-U.S. holder described below under the section entitled "Non-U.S. holders—Taxation of Distributions."

        Whether a redemption of shares of Class A Stock qualifies for sale treatment will depend largely on the total number of shares of our stock treated as held by the redeemed holder before and after the redemption (including any stock constructively owned by the holder as a result of owning warrants and any of our stock that a holder would directly or indirectly acquire pursuant to the Business Combination or the Private Placement) relative to all of our shares outstanding both before and after the redemption. The redemption of Class A Stock generally will be treated as a sale of Class A Stock (rather than as a corporate distribution) if the redemption (i) is "substantially disproportionate" with respect to the holder, (ii) results in a "complete termination" of the holder's interest in us or (iii) is "not essentially equivalent to a dividend" with respect to the holder. These tests are explained more fully below.

        In determining whether any of the foregoing tests result in a redemption qualifying for sale treatment, a holder takes into account not only shares of our stock actually owned by the holder, but also shares of our stock that are constructively owned by it under certain attribution rules set forth in the Code. A holder may constructively own, in addition to stock owned directly, stock owned by certain related individuals and entities in which the holder has an interest or that have an interest in such holder, as well as any stock that the holder has a right to acquire by exercise of an option, which would generally include Class A Stock which could be acquired pursuant to the exercise of the warrants. Moreover, any of our stock that a holder directly or constructively acquires pursuant to the Business Combination or the Private Placement should be included in determining the U.S. federal income tax treatment of the redemption.

        In order to meet the substantially disproportionate test, the percentage of our outstanding voting stock actually and constructively owned by the holder immediately following the redemption of shares of Class A Stock must, among other requirements, be less than eighty percent (80%) of the percentage of our outstanding voting stock actually and constructively owned by the holder immediately before the redemption (taking into account both redemptions by other holders of Class A Stock and the Class A Stock to be issued pursuant to the Business Combination). There will be a complete termination of a holder's interest if either (i) all of the shares of our stock actually and constructively owned by the holder are redeemed or (ii) all of the shares of our stock actually owned by the holder are redeemed and the holder is eligible to waive, and effectively waives in accordance with specific rules, the attribution of stock owned by certain family members and the holder does not constructively own any other stock. The redemption of Class A Stock will not be essentially equivalent to a dividend if the redemption results in a "meaningful reduction" of the holder's proportionate interest in us. Whether the redemption will result in a meaningful reduction in a holder's proportionate interest in us will depend on the particular facts and circumstances.

        However, the IRS has indicated in a published ruling that even a small reduction in the proportionate interest of a small minority stockholder in a publicly held corporation who exercises no control over corporate affairs may constitute such a "meaningful reduction."

        If none of the foregoing tests is satisfied, then the redemption of shares of Class A Stock will be treated as a corporate distribution to the redeemed holder and the tax effects to such U.S. holder will be as described below under the section entitled "U.S. holders—Taxation of Distributions," and the tax effects to such Non-U.S. holder will be as described below under the section entitled "Non-U.S. holders—Taxation of Distributions." After the application of those rules, any remaining tax basis of the holder in the redeemed Class A Stock will be added to the holder's adjusted tax basis in its remaining stock, or, if it has none, to the holder's adjusted tax basis in its warrants or possibly in other stock constructively owned by it.

        A holder should consult with its own tax advisors as to the tax consequences of a redemption.

U.S. holders

        This section applies to you if you are a "U.S. holder." A U.S. holder is a beneficial owner of our shares of Class A Stock who or that is, for U.S. federal income tax purposes:

  •
  an individual who is a citizen or resident of the United States;

  •
  a corporation (or other entity taxable as a corporation for U.S. federal income tax purposes) organized in or under the laws of the United States, any state thereof or the District of Columbia;

  •
  an estate the income of which is subject to U.S. federal income tax purposes regardless of its source; or

  •
  a trust, if (A) a court within the United States is able to exercise primary supervision over the administration of such trust and one or more "United States persons" (within the meaning of the Code) have the authority to control all substantial decisions of the trust or (B) the trust validly elected to be treated as a United States person for U.S. federal income tax purposes.

        Taxation of Distributions.    If our redemption of a U.S. holder's shares of Class A Stock is treated as a distribution, as discussed above under the section entitled "Redemption of Class A Stock," such distributions generally will constitute a dividend for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Distributions in excess of current and accumulated earnings and profits will constitute a return of capital that will be applied against and reduce (but not below zero) the U.S. holder's adjusted tax basis in our Class A Stock. Any remaining excess will be treated as gain realized on the sale or other disposition of the Class A Stock and will be treated as described below under the section entitled "U.S. holders—Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Class A Stock."

        Dividends we pay to a U.S. holder that is a taxable corporation generally will qualify for the dividends received deduction if the requisite holding period is satisfied. With certain exceptions (including, but not limited to, dividends treated as investment income for purposes of investment interest deduction limitations), and provided certain holding period requirements are met, dividends we pay to a non-corporate U.S. holder generally will constitute "qualified dividends" that will be subject to tax at the maximum tax rate accorded to long-term capital gains. It is unclear whether the redemption rights with respect to the Class A Stock described in this proxy statement may prevent a U.S. holder from satisfying the applicable holding period requirements with respect to the dividends received deduction or the preferential tax rate on qualified dividend income, as the case may be.

        Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Class A Stock.    If our redemption of a U.S. holder's shares of Class A Stock is treated as a sale or other taxable disposition, as discussed above under the section entitled "Redemption of Class A Stock," a U.S. holder generally will recognize capital gain or loss in an amount equal to the difference between the amount realized and the U.S. holder's adjusted tax basis in the shares of Class A Stock redeemed. Any such capital gain or loss generally will be long-term capital gain or loss if the U.S. holder's holding period for the Class A Stock so disposed of exceeds one year. It is unclear, however, whether the redemption rights with respect to the Class A Stock described in this proxy statement may suspend the running of the applicable holding period for this purpose. Long-term capital gains recognized by non-corporate U.S. holders will be eligible to be taxed at reduced rates. The deductibility of capital losses is subject to limitations. U.S. holders who hold different blocks of Class A Stock (shares of Class A Stock purchased or acquired on different dates or at different prices) should consult their tax advisor to determine how the above rules apply to them.

        Generally, the amount of gain or loss recognized by a U.S. holder is an amount equal to the difference between (i) the sum of the amount of cash and the fair market value of any property received in such disposition and (ii) the U.S. holder's adjusted tax basis in its Class A Stock so disposed of. A U.S. holder's adjusted tax basis in its Class A Stock generally will equal the U.S. holder's acquisition cost less any prior distributions paid to such U.S. holder with respect to its shares of Class A Stock treated as a return of capital.

Non-U.S. Holders

        This section applies to you if you are a "Non-U.S. holder." A Non-U.S. holder is a beneficial owner of our Class A Stock who or that is, for U.S. federal income tax purposes:

  •
  a non-resident alien individual, other than certain former citizens and residents of the United States subject to U.S. tax as expatriates;

  •
  a foreign corporation; or

  •
  an estate or trust that is not a U.S. holder;

but does not include an individual who is present in the United States for 183 days or more in the taxable year of disposition. If you are such an individual, you should consult your tax advisor regarding the U.S. federal income tax consequences of a redemption.

        Taxation of Distributions.    If our redemption of a Non-U.S. holder's shares of Class A Stock is treated as distribution, as discussed above under the section entitled "Redemption of Class A Stock," to the extent paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles), such distribution will constitute dividends for U.S. federal income tax purposes and, provided such dividends are not effectively connected with the Non-U.S. holder's conduct of a trade or business within the United States, we will be required to withhold tax from the gross amount of the dividend at a rate of thirty percent (30%), unless such Non-U.S. holder is eligible for a reduced rate of withholding tax under an applicable income tax treaty and timely provides proper certification of its eligibility for such reduced rate (usually on an IRS Form W-8BEN or W-8BEN-E). Any distribution not constituting a dividend will be treated first as reducing (but not below zero) the Non-U.S. holder's adjusted tax basis in its shares of our Class A Stock and, to the extent such distribution exceeds the Non-U.S. holder's adjusted tax basis, as gain realized from the sale or other disposition of the Class A Stock, which will be treated as described below under the section entitled "Non-U.S. holders—Gain on Sale, Taxable Exchange or Other Taxable Disposition of Class A Stock."

        The withholding tax described above does not apply to dividends paid to a Non-U.S. holder who provides an IRS Form W-8ECI, certifying that the dividends are effectively connected with the Non-U.S. holder's conduct of a trade or business within the United States. Instead, the effectively connected dividends will be subject to regular U.S. federal income tax as if the Non-U.S. holder were a U.S. resident, subject to an applicable income tax treaty providing otherwise. A Non-U.S. holder that is a corporation for U.S. federal income tax purposes and is receiving effectively connected dividends may also be subject to an additional "branch profits tax" imposed at a rate of thirty percent (30%) (or a lower applicable treaty rate).

        Gain on Sale, Taxable Exchange or Other Taxable Disposition of Class A Stock.    If our redemption of a Non-U.S. holder's shares of Class A Stock is treated as a sale or other taxable disposition as discussed above under the section entitled "Redemption of Class A Stock," subject to the discussions of FATCA and backup withholding, below a Non-U.S. holder generally will not be subject to U.S. federal income or withholding tax in respect of gain recognized on a sale, taxable exchange or other taxable disposition of our Class A Stock, unless:

  •
  the gain is effectively connected with the conduct of a trade or business by the Non-U.S. holder within the United States (and, under certain income tax treaties, is attributable to a United States permanent establishment or fixed base maintained by the Non-U.S. holder); or

  •
  we are or have been a "United States real property holding corporation" for U.S. federal income tax purposes at any time during the shorter of the five-year period ending on the date of disposition or the period that the Non-U.S. holder held our Class A Stock, and, in the case where shares of our Class A Stock are regularly traded on an established securities market, the Non-U.S. holder has owned, directly or constructively, more than 5% of our Class A Stock at any time within the shorter of the five-year period preceding the disposition or such Non-U.S. holder's holding period for the shares of our Class A Stock.

        Unless an applicable treaty provides otherwise, gain described in the first bullet point above will be subject to tax at generally applicable U.S. federal income tax rates as if the Non-U.S. holder were a U.S. resident. In the event the Non-U.S. holder is a corporation for U.S. federal income tax purposes, such gain may also be subject to an additional "branch profits tax" at a thirty percent (30%) rate (or lower treaty rate).

        If the second bullet point above applies to a Non-U.S. holder, gain recognized by such holder on the sale, exchange or other taxable disposition of shares of our Class A Stock will be subject to tax at generally applicable U.S. federal income tax rates. In addition, unless our Class A Stock is regularly traded on an established securities market, a buyer of our Class A Stock (we would be treated as a buyer with respect to a redemption of Class A Stock) may be required to withhold U.S. federal income tax at a rate of fifteen percent (15%) of the amount realized upon such disposition. There can be no assurance that our Class A Stock will be treated as regularly traded on an established securities market. We believe that we are not and have not been at any time since our formation a United States real property holding company and we do not expect to be a United States real property holding corporation immediately after the Business Combination is completed.

        FATCA Withholding Taxes.    Provisions commonly referred to as "FATCA" impose withholding of thirty percent (30%) on payments of dividends (including constructive dividends received pursuant to a redemption of stock) on, and, after December 31, 2018, gross proceeds from the sale of our Class A Stock to "foreign financial institutions" (which is broadly defined for this purpose and in general includes investment vehicles) and certain other non-U.S. entities unless various U.S. information reporting and due diligence requirements (generally relating to ownership by U.S. persons of interests in or accounts with those entities) have been satisfied, or an exemption applies (typically certified as to by the delivery of a properly completed IRS Form W-8BEN-E). If FATCA withholding is imposed, a beneficial owner that is not a foreign financial institution generally will be entitled to a refund of any amounts withheld by filing a U.S. federal income tax return (which may entail significant administrative burden). Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules. Non-U.S. holders should consult their tax advisers regarding the effects of FATCA on a redemption of Class A Stock.

Information Reporting and Backup Withholding

        Generally, information returns will be filed with the IRS in connection with payments resulting from our redemption of shares of Class A Stock.

        Backup withholding of tax (currently at a rate of 24%) may apply to cash payments to which a U.S. holder is entitled to in connection with our redemption of shares of Class A Stock, unless the U.S. holder (i) is exempt from backup withholding and demonstrates this fact in a manner satisfactory to the paying agent or (ii) provides a taxpayer identification number, certifies that such number is correct and that such holder is not subject to backup withholding, and otherwise complies with the backup withholding rules. Each U.S. holder should complete and sign, under penalty of perjury, a Form W-9 included as part of the letter of transmittal and return it to the paying agent. Backup withholding of tax may also apply to cash payments to which a Non-U.S. holder is entitled in connection with our redemption of shares of Class A Stock, unless the Non-U.S. holder submits an IRS Form W-8BEN (or other applicable IRS Form W-8), signed under penalties of perjury, attesting to such Non-U.S. holder's status as non-U.S. person.

        The amount of any backup withholding from a payment to a U.S. Holder or Non-U.S. Holder will be allowed as a credit against such holder's U.S. federal income tax liability and may entitle such holder to a refund, provided that the required information is timely furnished to the IRS.

Regulatory Matters

        Under the HSR Act and the rules that have been promulgated thereunder by the FTC, certain transactions may not be consummated unless information has been furnished to the Antitrust Division of the Department of Justice ("Antitrust Division") and the FTC and certain waiting period requirements have been satisfied. The Business Combination is subject to these requirements and may not be completed until the expiration of a 30-day waiting period following the filing of the required Notification and Report Forms with the Antitrust Division and the FTC or until early termination is granted. On July 10, 2018, the Company and Greenlight filed the required forms under the HSR Act with the Antitrust Division and the FTC. Early termination of the HSR waiting period was granted on July 20, 2018.

        At any time before or after consummation of the Business Combination, notwithstanding termination of the waiting period under the HSR Act, the applicable competition authorities could take such action under applicable antitrust laws as each deems necessary or desirable in the public interest, including seeking to enjoin the consummation of the Business Combination. Private parties may also seek to take legal action under the antitrust laws under certain circumstances. We cannot assure you that the Antitrust Division, the FTC, any state attorney general, or any other government authority will not attempt to challenge the Business Combination on antitrust grounds, and, if such a challenge is made, we cannot assure you as to its result. Neither the Company nor Greenlight is aware of any material regulatory approvals or actions that are required for completion of the Business Combination other than the expiration or early termination of the waiting period under the HSR Act. It is presently contemplated that if any such additional regulatory approvals or actions are required, those approvals or actions will be sought. There can be no assurance, however, that any additional approvals or actions will be obtained.

Vote Required for Approval

        The Business Combination is conditioned on the approval of the Business Combination Proposal, the Nasdaq Proposal and the Charter Approval Proposal at the Special Meeting. Each of the proposals other than the Business Combination Proposal, the Nasdaq Proposal and the Charter Approval Proposal is conditioned on the approval of the Business Combination Proposal, the Nasdaq Proposal and the Charter Approval Proposal, other than the Governance Proposal and the Adjournment Proposal, which are not conditioned on the approval of any other proposal set forth in this proxy statement.

        This Business Combination Proposal (and consequently, the Merger Agreement and the transactions contemplated thereby, including the Business Combination) will be adopted and approved only if at least a majority of the votes cast by holders of outstanding shares of our Common Stock represented in person or by proxy and entitled to vote thereon at the Special Meeting vote "FOR" the Business Combination Proposal. Failure to vote by proxy or to vote in person at the Special Meeting, abstentions and broker non-votes will have no effect on the Business Combination Proposal.

        As of the date of this proxy statement, our Initial Stockholders have agreed to vote any shares of Common Stock owned by them in favor of the Business Combination. As of the date hereof, our Sponsor, directors and officers own 20% of our issued and outstanding shares of Common Stock and have not purchased any public shares, but may do so at any time.

Recommendation of the Board of Directors

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
THAT OUR STOCKHOLDERS VOTE "FOR"
THE BUSINESS COMBINATION PROPOSAL.

 PROPOSAL NO. 2—APPROVAL OF THE ISSUANCE OF
MORE THAN 20% OF THE COMPANY'S ISSUED AND OUTSTANDING COMMON STOCK
IN CONNECTION WITH THE BUSINESS COMBINATION AND THE PRIVATE PLACEMENT

Overview

        Assuming the Business Combination Proposal is approved, a portion of the consideration to be paid to the Greenlight Stockholders in connection with the Business Combination will consist of the Stock Consideration, consisting of approximately 65,200,000 shares of Class A Stock to be issued without any general solicitation or advertising to a limited number of Greenlight Stockholders, who are accredited investors, in a transaction not involving a public offering effected in reliance on the exemption from the registration requirements of the Securities Act pursuant to Section 4(a)(2) thereof, as set forth in and pursuant to the terms of the Merger Agreement. The Stock Consideration to be issued to the Greenlight Stockholders will be restricted securities bearing transfer restrictions and the Greenlight Stockholders will have acquired such securities for their own respective accounts without a view to resell or distribute them. Pursuant to the terms of the Registration Rights Agreement, the Restricted Gores Stockholders will be bound by restrictions on the transfer of their shares of their securities issued in the Company's IPO, which (i) in the case of the Class A Stock is 180 days after the completion of the Business Combination, and (ii) in the case of the Private Placement Warrants and the respective Class A Stock underlying the Private Placement Warrants is 30 days after the completion of the Business Combination. For more information on the Registration Rights Agreement, please see the section entitled "Proposal No. 1—Approval of the Business Combination—Related Agreements—Registration Rights Agreement."

        In connection with the Business Combination, the Company entered into the Subscription Agreements with a limited number of accredited investors (as defined by Rule 501 of Regulation D), including certain employees and affiliates of our Sponsor, pursuant to which the Company intends to issue approximately 43,478,261 shares of Class A Stock in the Private Placement at $9.20 per share (subject to customary terms and conditions, including the closing of the Business Combination) in a transaction not involving a public offering effected in reliance on the exemption from the registration requirements of the Securities Act pursuant to Section 4(a)(2) thereof, for gross proceeds to the Company of approximately $400,000,000. The Private Placement Investors will be entitled to customary registration rights, including the filing of a registration statement registering the resale of the Class A Stock issued in the Private Placement within 30 days after the consummation of the Business Combination.

        As contemplated by the Incentive Plan Proposal, we intend to reserve 10,864,000 shares for grants of awards under the Incentive Plan. For more information on the Incentive Plan Proposal, please see the section entitled "Proposal No. 6—Approval of the Incentive Plan, Including the Authorization of the Initial Share Reserve Under the Incentive Plan."

        The terms of the Stock Consideration, the Private Placement and the Incentive Plan are complex and only briefly summarized above. For further information, please see the full text of the Merger Agreement, which is attached as Annex A hereto, Amendment No. 1 to the Merger Agreement, which is attached as Annex B hereto and the form of the Registration Rights Agreement, which is attached as Annex F hereto. A copy of the form of the Subscription Agreement is attached as Annex G hereto. A copy of the form of the Incentive Plan is attached as Annex I hereto. The discussion herein is qualified in its entirety by reference to such documents.

Why the Company Needs Stockholder Approval

        We are seeking stockholder approval in order to comply with Nasdaq Listing Rules 5635(a) and (d).

        Under Nasdaq Listing Rule 5635(a), stockholder approval is required prior to the issuance of securities in connection with the acquisition of another company if such securities are not issued in a public offering and (A) have, or will have upon issuance, voting power equal to or in excess of 20% of the voting power outstanding before the issuance of Common Stock (or securities convertible into or exercisable for Common Stock); or (B) the number of shares of Common Stock to be issued is or will be equal to or in excess of 20% of the number of shares of Common Stock outstanding before the issuance of the stock or securities. Collectively, the Company may issue 20% or more of our outstanding Common Stock or 20% or more of the voting power, in each case outstanding before the issuance, pursuant to the issuance of Common Stock in connection with the Business Combination and the Private Placement. In addition, the Company intends to reserve for issuance shares of Class A Stock for potential future issuances of Class A Stock under the Incentive Plan.

        Under Nasdaq Listing Rule 5635(d), stockholder approval is required for a transaction other than a public offering involving the sale, issuance or potential issuance by an issuer of Common Stock (or securities convertible into or exercisable for Common Stock) at a price that is less than the greater of book or market value of the stock if the number of shares of Common Stock to be issued is or may be equal to 20% or more of the Common Stock, or 20% or more of the voting power, outstanding before the issuance.

Effect of Proposal on Current Stockholders

        If the Nasdaq Proposal is adopted, and assuming the Business Combination Proposal and Charter Approval Proposal are also approved, approximately (i) 43,478,261 shares of Class A Stock will be issued in connection with the Private Placement and (ii) 65,200,000 shares of Class A Stock will be issued as Stock Consideration pursuant to the terms of the Merger Agreement. The issuance of such shares would result in significant dilution to our stockholders, and would afford our stockholders a smaller percentage interest in the voting power, liquidation value and aggregate book value of the Company.

Vote Required for Approval

        The approval of the Nasdaq Proposal requires the affirmative vote of holders of a majority of the shares of our common stock represented in person or by proxy and entitled to vote thereon at the Special Meeting. Accordingly, a Company stockholder's failure to vote by proxy or to vote in person at the Special Meeting and broker non-votes will not be counted towards the number of shares of Common Stock required to validly establish a quorum, and if a valid quorum is otherwise established, such failure to vote and broker non-votes will have no effect on the outcome of any vote on the Nasdaq Proposal. Abstentions will be counted in connection with the determination of whether a valid quorum is established and will have the same effect as a vote "AGAINST" the Nasdaq Proposal.

        This Proposal No. 2 is conditioned upon the approval of the Business Combination Proposal. If the Business Combination Proposal is not approved, this Proposal No. 2 will have no effect, even if approved by our stockholders.

        As of the date of this proxy statement, our Initial Stockholders have agreed to vote any shares of Common Stock owned by them in favor of this proposal. As of the date hereof, our Sponsor, directors and officers own 20% of our issued and outstanding shares of Common Stock and have not purchased any public shares, but may do so at any time.

Recommendation of the Board of Directors

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT OUR STOCKHOLDERS VOTE "FOR" THE NASDAQ PROPOSAL.

PROPOSAL NO. 3—APPROVAL OF THE SECOND AMENDED AND RESTATED CERTIFICATE OF
INCORPORATION

Overview

        Our stockholders are also being asked to adopt the Second Amended and Restated Certificate of Incorporation in the form attached hereto as Annex C, which, in the judgment of our Board, is necessary to adequately address the needs of the post-combination company.

        The following is a summary of the key changes effected by the Second Amended and Restated Certificate of Incorporation, but this summary is qualified in its entirety by reference to the full text of the Second Amended and Restated Certificate of Incorporation, a copy of which is included as Annex C:

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  change the post-combination company's name to Verra Mobility Corporation;

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  change the purpose of the post-combination company to "any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware";

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  increase our total number of authorized shares of all classes of Common Stock from 221,000,000 shares to 261,000,000 shares, which would consist of (i) increasing the post-combination company's Class A Stock from 200,000,000 shares to 250,000,000 shares and (ii) decreasing the post-combination company's Class F Stock from 20,000,000 shares to zero shares;

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  cause the conversion of our outstanding shares of Class F Stock into Class A Stock and make certain conforming changes;

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  provide that the number of directors will be determined exclusively by the Board pursuant to a resolution adopted by a majority of the Board;

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  delete the prior provisions under Article IX (Business Combination Requirements; Existence) relating to our status as a blank check company;

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  provide that certain transactions are not "corporate opportunities" and that each of Platinum Equity and the investment funds affiliated with Platinum Equity and their respective successors and affiliates and all of their respective partners, principals, directors, officers, members, managers, equity holders and/or employees, including any of the foregoing who serve as officers or directors of the Company (each, an "Exempted Person") are not subject to the doctrine of corporate opportunity;

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  require the approval by affirmative vote of the holders of at least two-thirds of the common stock of the post-combination company to make any amendment to certain provisions of the Second Amended and Restated Certificate of Incorporation or bylaws, including any amendments to Article V (Board of Directors), Section 7.1 (Meetings), Section 7.3 (Action by Written Consent), Article VIII (Limited Liability; Indemnification), Article IX (Corporate Opportunity), Article X (Business Combinations) and Article XI (Amendment of Amended and Restated Certificate of Incorporation); and

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  provide that the post-combination company will not be governed by Section 203 of the DGCL and, instead, include a provision in our certificate of incorporation that is substantially similar to Section 203 of the DGCL, but excludes the investment funds affiliated with The Gores Group and Platinum Equity and their respective successors and affiliates (the "Excluded Parties") from the definition of "interested stockholder," and to make certain related changes. Upon consummation of the Business Combination, the Excluded Parties will become "interested stockholders" within the meaning of Section 203 of the DGCL, but will not be subject to the restrictions on business combinations set forth in Section 203, as our Board approved the

    Business Combination in which the Excluded Parties became interested stockholders prior to such time they became interested stockholders.

In addition, the amendments correct typographical errors and reflect that the certificate of incorporation of the post-combination company will be the Second Amended and Restated Certificate of Incorporation.

Reasons for the Amendments

        Each of these amendments was negotiated as part of the Business Combination. The Board's reasons for proposing each of these amendments to the certificate of incorporation are set forth below.

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  Amending Article I to change the post-combination company's name to "Verra Mobility Corporation." Previously, the Company's name was Gores Holdings II, Inc. The Board believes the name of the post-combination company should more closely align with the name of the post-Business Combination operating business and therefore has proposed the name change.

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  Amending Article II to provide that the purpose of the post-combination company is "to engage in any lawful act or activity for which corporations may be organized under the DGCL." The Board believes this change is appropriate to remove language applicable to a blank check company.

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  Amending Section 4.1 to increase our total number of authorized shares of all classes of Common Stock from 221,000,000 shares to 261,000,000 shares, which would consist of (i) increasing the post-combination company's Class A Stock from 200,000,000 shares to 250,000,000 shares and (ii) decreasing the post-combination company's Class F Stock from 20,000,000 shares to zero shares. The amendment is to provide adequate authorized capital to provide flexibility for future issuances of Common Stock if determined by the Board to be in the best interests of the post-combination company without incurring the risk, delay and potential expense incident to obtaining stockholder approval for a particular issuance.

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  Amending Section 5.1 to provide that the powers of the Board are subject to the provisions of the DGCL and the Second Amended and Restated Certificate. Previously, the Board's powers were also limited by any bylaws adopted by the stockholders. The Board believes this change appropriately clarifies the scope of the Board's powers.

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  Amending Section 5.2(a) to provide that the number of directors will be determined exclusively by the Board pursuant to a resolution adopted by a majority of the Board. The Board believes this change should be included in the Second Amended and Restated Certificate of Incorporation of the Company to clarify how the number of directors on our Board may be filled.

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  Amending Section 4.2 and deleting Article IX to eliminate provisions specific to our status as a blank check company and to make conforming changes. These revisions are desirable because they will serve no purpose following the Business Combination.

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  Amending Article X and renumbering such article as Article IX to provide that certain transactions are not "corporate opportunities" and that each Exempted Person is not subject to the doctrine of corporate opportunity and do not have any fiduciary duty to refrain from engaging directly or indirectly in the same or similar business activities or lines of business as the Company or any of its subsidiaries. Previously, Article X provided that the doctrine of corporate opportunity would not apply to the Company or any of its officers or directors. The Board believes that this change is appropriate because neither Platinum Equity nor their affiliates should be restricted from investing in or operating similar businesses because Platinum Equity would be unwilling or unable to enter into the Business Combination without such assurances due to their activities as investors in a wide range of companies.

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  Amending Article XI to require the approval by affirmative vote of the holders of at least two-thirds of the common stock of the post-combination company to make any amendment to certain provisions of the post-combination company certificate of incorporation or bylaws, including the following sections of the certificate: Article V (Board of Directors), Section 7.1 (Meetings), Section 7.3 (Action by Written Consent), Article VIII (Limited Liability; Indemnification), Article IX (Corporate Opportunity), Article X (Business Combinations) and Article XI (Amendment of Amended and Restated Certificate of Incorporation). The Board believes this amendment protects key provisions of the proposed certificate of incorporation from arbitrary amendment and prevents a simple majority of stockholders from taking actions that may be harmful to other stockholders or making changes to provisions that are intended to protect all stockholders.

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  Adding a new Article X to cause the post-combination company to not to be governed by Section 203 of the DGCL and, instead, include a provision in our certificate of incorporation that is substantially similar to Section 203 of the DGCL, but excludes the Excluded Parties from the definition of "interested stockholder," and to make certain related changes. The amendment is intended to shield stockholders from the coerciveness of front-end loaded two-tier offers by preventing the offeror from effecting the second step of the offer unless the target's board of directors approves such transaction.

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  The post-combination company will not be subject to Section 203 of the DGCL, an anti-takeover law. Section 203 is a default provision of the DGCL that prohibits a publicly held Delaware corporation from engaging in a business combination, such as a merger, with "interested stockholders" (a person or group owning fifteen percent (15%) or more of the corporation's voting stock) for three years following the date that a person becomes an interested stockholder, unless (i) before such stockholder becomes an "interested stockholder," the Board approves the business combination or the transaction that resulted in the stockholder becoming an interested stockholder, (ii) upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least eighty-five percent (85%) of the outstanding stock of the corporation at the time of the transaction (excluding stock owned by certain persons), or (iii) at the time or after the stockholder became an interested stockholder, the Board and at least two-thirds (66 2/3%) of the disinterested outstanding voting stock of the corporation approves the transaction. While Section 203 is the default provision under the DGCL, the DGCL allows companies to opt out of Section 203 of the DGCL by including a provision in the certificate of incorporation expressly electing not to be governed by Section 203 of the DGCL.

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  The Board has elected to opt out of Section 203, but the Board believes that it is in the best interests of stockholders to have protections similar to those afforded by Section 203. These provisions will encourage any potential acquiror to negotiate with the Board and therefore provides an opportunity to possibly obtain a higher purchase price than would otherwise be offered in connection with a proposed acquisition of the post-combination company. Such provisions may make it more difficult for an acquirer to consummate certain types of unfriendly or hostile corporate takeovers or other transactions involving the corporation that have not been approved by the Board. The Board believes that while such provisions will provide some measure of protection against an interested stockholder that is proposing a two-tiered transaction structure that is unduly coercive, it would not ultimately prevent a potential takeover that enjoys the support of stockholders and will also help to prevent a third party from acquiring "creeping control" of the Company without paying a fair premium to all stockholders. Thus, the Board has determined that the provisions included in Article X, as amended, are in the best interests of the post-combination company.

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    Our certificate of incorporation, as amended, will contain provisions that have the same effect as Section 203, except that they provide that the Excluded Parties will not be deemed to be "interested stockholders," regardless of the percentage of our voting stock owned by them, and accordingly will not be subject to such restrictions. The Board has determined to exclude the Excluded Parties from the definition of "interested stockholder" because our Sponsor, an affiliate of The Gores Group, currently holds voting power in excess of and immediately following the Business Combination these parties will hold voting power in excess of the 15% threshold under Section 203, such that "creeping control" without paying a fair premium to all stockholders, which Section 203 of the DGCL is intended to prevent, would not be applicable to The Gores Group and Platinum Equity and their affiliates and transferees.

Assuming the adoption of this Proposal No. 3, the new Article X would become effective twelve months following the date and time at which the Second Amended and Restated Certificate of Incorporation is filed with the Delaware Secretary of State in accordance with Section 103 of the DGCL.

Vote Required for Approval

        The approval of the Charter Approval Proposal requires the affirmative vote of holders of a majority of our outstanding shares of common stock entitled to vote thereon at the Special Meeting. Accordingly, a Company stockholder's failure to vote by proxy or to vote in person at the Special Meeting, as well as an abstention from voting and a broker non-vote with regard to the Charter Approval Proposal will have the same effect as a vote "AGAINST" such Charter Approval Proposal.

        This Proposal No. 3 is conditioned upon the approval of the Business Combination Proposal. If the Business Combination Proposal is not approved, this Proposal No. 3 will have no effect, even if approved by our stockholders.

        As of the date of this proxy statement, our Initial Stockholders have agreed to vote any shares of Common Stock owned by them in favor of this proposal. As of the date hereof, our Sponsor, directors and officers own 20% of our issued and outstanding shares of Common Stock and have not purchased any public shares, but may do so at any time.

Recommendation of the Board of Directors

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT OUR STOCKHOLDERS
VOTE "FOR" PROPOSAL NO. 3.

 PROPOSAL NO. 4—APPROVAL OF CERTAIN GOVERNANCE PROVISIONS IN THE SECOND
AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

Overview

        Our stockholders are also being asked to vote on a separate proposal with respect to certain governance provisions in the Second Amended and Restated Certificate of Incorporation, which are separately being presented in accordance with SEC guidance and which will be voted upon on a non-binding advisory basis. In the judgment of our Board, these provisions are necessary to adequately address the needs of the post-combination company. Accordingly, regardless of the outcome of the non-binding advisory vote on these proposals, the Company and Verra Mobility intend that the Second Amended and Restated Certificate of Incorporation in the form set forth on Annex C will take effect at consummation of the Business Combination (assuming approval of Proposal No. 3).

Proposal 4A: Change the Stockholder Vote Required to Amend the Certificate of Incorporation of the Company

Description of Amendment

        The additional amendment would require the approval by affirmative vote of the holders of at least two-thirds of the common stock of the post-combination company to make any amendment to certain provisions of the post-combination company certificate of incorporation or bylaws, including any amendments to Article V (Board of Directors), Section 7.1 (Meetings), Section 7.3 (Action by Written Consent), Article VIII (Limited Liability; Indemnification), Article IX (Corporate Opportunity), Article X (Business Combinations) and Article XI (Amendment of Amended and Restated Certificate of Incorporation).

Reasons for the Amendment

        The amendment is intended to protect key provisions of the Second Amended and Restated Certificate of Incorporation from arbitrary amendment and to prevent a simple majority of stockholders from taking actions that may be harmful to other stockholders or making changes to provisions that are intended to protect all stockholders.

Proposal No. 4B: Election Not to be Governed by Section 203 of the DGCL

Description of Amendment

        The additional amendment would cause the post-combination company to not to be governed by Section 203 of the DGCL and, instead, include a provision in our certificate of incorporation that is substantially similar to Section 203 of the DGCL, but excludes the investment funds affiliated with The Gores Group and Platinum Equity and their respective successors and affiliates (the "Excluded Parties") from the definition of "interested stockholder," and to make certain related changes. Upon consummation of the Business Combination, the Excluded Parties will become "interested stockholders" within the meaning of Section 203 of the DGCL, but will not be subject to the restrictions on business combinations set forth in Section 203, as our Board approved the Business Combination in which the Excluded Parties became interested stockholders prior to such time they became interested stockholders. Assuming the adoption of Proposal No. 3, the new Article X would become effective twelve months following the date and time at which the Second Amended and Restated Certificate of Incorporation is filed with the Delaware Secretary of State in accordance with the Section 103 of the DGCL.

Reasons for the Amendment
        The amendment is intended to shield stockholders from the coerciveness of front-end loaded two-tier offers by preventing the offeror from effecting the second step of the offer unless the target's board of directors approves such transaction.

        The post-combination company will not be subject to Section 203 of the DGCL, an anti-takeover law. Section 203 is a default provision of the DGCL that prohibits a publicly held Delaware corporation from engaging in a business combination, such as a merger, with "interested stockholders" (a person or group owning fifteen percent (15%) or more of the corporation's voting stock) for three years following the date that a person becomes an interested stockholder, unless (i) before such stockholder becomes an "interested stockholder," the Board approves the business combination or the transaction that resulted in the stockholder becoming an interested stockholder, (ii) upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least eighty-five percent (85%) of the outstanding stock of the corporation at the time of the transaction (excluding stock owned by certain persons), or (iii) at the time or after the stockholder became an interested stockholder, the Board and at least two-thirds (66 2/3%) of the disinterested outstanding voting stock of the corporation approves the transaction. While Section 203 is the default provision under the DGCL, the DGCL allows companies to opt out of Section 203 of the DGCL by including a provision in the certificate of incorporation expressly electing not to be governed by Section 203 of the DGCL.

        The Board has elected to opt out of Section 203, but the Board believes that it is in the best interests of stockholders to have protections similar to those afforded by Section 203. These provisions will encourage any potential acquiror to negotiate with the Board and therefore provides an opportunity to possibly obtain a higher purchase price than would otherwise be offered in connection with a proposed acquisition of the post-combination company. Such provisions may make it more difficult for an acquirer to consummate certain types of unfriendly or hostile corporate takeovers or other transactions involving the corporation that have not been approved by the Board. The Board believes that while such provisions will provide some measure of protection against an interested stockholder that is proposing a two-tiered transaction structure that is unduly coercive, it would not ultimately prevent a potential takeover that enjoys the support of stockholders and will also help to prevent a third party from acquiring "creeping control" of the Company without paying a fair premium to all stockholders. Thus, the Board has determined that the provisions included in Article X, as amended, are in the best interests of the post-combination company.

        Our certificate of incorporation, as amended, will contain provisions that have the same effect as Section 203, except that they provide that the Excluded Parties will not be deemed to be "interested stockholders," regardless of the percentage of our voting stock owned by them, and accordingly will not be subject to such restrictions. The Board has determined to exclude The Gores Group and Platinum Equity and their affiliates and transferees from the definition of "interested stockholder" because our Sponsor, an affiliate of The Gores Group, currently holds voting power in excess of and immediately following the Business Combination these parties will hold voting power in excess of the 15% threshold under Section 203, such that "creeping control" without paying a fair premium to all stockholders, which Section 203 of the DGCL is intended to prevent, would not be applicable to the Excluded Parties.

Proposal No. 4C: Increase on Authorized Shares

Description of Amendment

        The amendment would increase our total number of authorized shares of all classes of Common Stock from 221,000,000 shares to 261,000,000 shares, which would consist of (i) increasing the post-combination company's Class A Stock from 200,000,000 shares to 250,000,000 shares and (ii) decreasing the post-combination company's Class F Stock from 20,000,000 shares to zero shares.

Reasons for the Amendment

        The amendment is to provide adequate authorized capital to provide flexibility for future issuances of Common Stock if determined by the Board to be in the best interests of the post-combination company without incurring the risk, delay and potential expense incident to obtaining stockholder approval for a particular issuance.

Proposal No. 4D: Corporate Opportunity

Description of Amendment

        The amendment would provide that certain transactions are not "corporate opportunities" and that each of Platinum Equity and the investment funds affiliated with Platinum Equity and their respective successors and affiliates and all of their respective partners, principals, directors, officers, members, managers, equity holders and/or employees, including any of the foregoing who serve as officers or directors of the Company (each, an "Exempted Person") are not subject to the doctrine of corporate opportunity.

Reasons for Amendment

        The amendment is intended to provide that certain transactions are not "corporate opportunities" and that each Exempted Person is not subject to the doctrine of corporate opportunity and do not have any fiduciary duty to refrain from engaging directly or indirectly in the same or similar business activities or lines of business as the Company or any of its subsidiaries. Previously, Article X provided that the doctrine of corporate opportunity would not apply to the Company or any of its officers or directors. The Board believes that this change is appropriate because neither Platinum Equity nor their affiliates should be restricted from investing in or operating similar businesses because Platinum Equity would be unwilling or unable to enter into the Business Combination without such assurances due to their activities as investors in a wide range of companies.

Vote Required for Approval

        The approval of the Governance Proposal requires the affirmative vote of a majority of the votes cast by holders of our outstanding shares of common stock represented in person or by proxy and entitled to vote thereon at the Special Meeting. Accordingly, a Company stockholder's failure to vote by proxy or to vote in person at the Special Meeting, as well as an abstention from voting and a broker non-vote with regard to the Governance Proposal will have no effect on the Governance Proposal. Abstentions will be counted in connection with the determination of whether a valid quorum is established but will have no effect on the Governance Proposal.

        As discussed above, a vote to approve the Governance Proposal is an advisory vote, and therefore, is not binding on the Company, Greenlight or their respective boards of directors. Accordingly, regardless of the outcome of the non-binding advisory vote, the Company and Greenlight intend that the proposed Second Amended and Restated Certificate of Incorporation, in the form set forth on Annex C and containing the provisions noted above, will take effect at consummation of the Business Combination, assuming adoption of Proposal No. 3.

        As of the date of this proxy statement, our Initial Stockholders have agreed to vote any shares of Common Stock owned by them in favor of this proposal. As of the date hereof, our Sponsor, directors and officers own 20% of our issued and outstanding shares of Common Stock and have not purchased any public shares, but may do so at any time.

Recommendation of the Board of Directors

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT
OUR STOCKHOLDERS VOTE "FOR" PROPOSAL NO. 4.

PROPOSAL NO. 5—ELECTION OF DIRECTORS TO THE BOARD OF DIRECTORS

Overview

        Assuming the Business Combination Proposal, the Nasdaq Proposal and the Charter Approval Proposal are approved at the Special Meeting, stockholders are being asked to elect seven directors to our Board, effective upon the closing of the Business Combination, with each Class I director having a term that expires at the post-combination company's annual meeting of stockholders in 2019, each Class II director having a term that expires at the post-combination company's annual meeting of stockholders in 2020 and each Class III director having a term that expires at the post-combination company's annual meeting of stockholders in 2021, or in each case until their respective successors are duly elected and qualified, or until their earlier resignation, removal or death. The election of these directors is contingent upon approval of the Business Combination and the Nasdaq Proposal.

        Our Board has nominated each of Messrs. Randall Bort, Jacob Kotzubei, Bryan Kelln, Jeffrey Rea, David Roberts, Jay Geldmacher and John Rexford to serve as directors of the post-combination company, with Jeffrey Rea and Randall Bort to serve as Class I directors, David Roberts, Jay Geldmacher and John Rexford to serve as Class II directors and Jacob Kotzubei and Bryan Kelln to serve as Class III directors. The following sets forth information regarding each nominee.

        Randall Bort, age 53, has served as a member of our Board since January 12, 2017. Mr. Bort is a Co-Founder of SandTree Holdings, LLC, a private commercial real estate investment firm. Previously, Mr. Bort was an investment banker at Drexel Burnham Lambert, BT Securities, Donaldson, Lufkin & Jenrette, Credit Suisse First Boston, The Mercanti Group and Imperial Capital. Mr. Bort has significant financial, transactional and capital markets experience across multiple industries and has worked both domestically and in Asia. Mr. Bort earned a B.A. in Economics and Mathematics from Claremont McKenna College and an M.B.A. in Finance and Entrepreneurial Management from The Wharton School of the University of Pennsylvania. Mr. Bort served as a member of the Board of Directors of Gores Holdings, Inc. (Nasdaq: GRSH) from August 2015 until completion of the Hostess Brands, LLC acquisition in November 2016. Mr. Bort also is a member of the Board of Trustees of Children's Bureau, a non-profit organization based in Los Angeles focused on foster care and the prevention of child abuse. Mr. Bort's significant investment and financial expertise make him well qualified to serve as a member of our Board.

        Jeffrey Rea, age 53, has served as a member of our Board since January 12, 2017. Mr. Rea currently serves as a director of BMC Stock Holdings, Inc. (Nasdaq: BMCH). Mr. Rea previously served as President, Chief Executive Officer and Director of Stock Building Supply Holdings, Inc. from November 2010 to December 1, 2015, at which time the company was merged with Building Materials Holding Corporation to create BMC Stock Holdings, Inc. Prior to that, Mr. Rea served as President of the specialty products group at TE Connectivity Ltd. from 2008 to 2010. Prior to that, Mr. Rea was the Senior Vice President of the building products group at Johns Manville, a global manufacturer of highly engineered materials and building products, which is owned by Berkshire Hathaway Company. Before joining Johns Manville, Mr. Rea served for 15 years in various leadership roles at General Electric Company, including general management, sales and marketing, distribution management and supply chain leadership positions. Mr. Rea also served for five years with its corporate audit staff. Mr. Rea served as a member of the Board of Directors of Gores Holdings I (Nasdaq: GRSH) from March 2016 until completion of the Hostess acquisition in November 2016. Mr. Rea received a degree in mechanical engineering from Rose-Hulman Institute of Technology. Mr. Rea's significant investing and management experience makes him well qualified to serve as a member of our Board of Directors.

        Jacob Kotzubei, age 49, joined Platinum Equity in 2002 and is a Partner at Platinum Equity and a member of Platinum Equity's Investment Committee. Mr. Kotzubei serves as an officer and/or director of a number of Platinum's portfolio companies. Prior to joining Platinum in 2002, Mr. Kotzubei worked for 4 1/2 years for Goldman Sachs' Investment Banking Division in New York City. Previously, he was an

attorney at Sullivan & Cromwell LLP in New York City, specializing in mergers and acquisitions. Mr. Kotzubei received a Bachelor's degree from Wesleyan University and holds a Juris Doctor from Columbia University School of Law where he was elected a member of the Columbia Law Review. Mr. Kotzubei's experience in executive management oversight, private equity, capital markets and transactional matters has led the Board to conclude that he has the varied expertise necessary to serve as a member of the board of directors of the Company. Mr. Kotzubei is currently a director of Key Energy Services, Inc., KEMET Corporation and Ryerson Holding Corporation. Mr. Kotzubei served as a director of CanWel Building Materials Group until April 11, 2016.

        Bryan Kelln, age 52, Mr. Kelln is a Partner at Platinum Equity and the President of Portfolio Operations, a group responsible for overseeing business strategy and operations at Platinum Equity's portfolio companies. Mr. Kelln joined Platinum Equity in 2008. He works closely with the firm's Operations Team and portfolio company executive management to drive strategic initiatives and to deploy operational resources. Prior to joining Platinum Equity, Mr. Kelln held senior operations roles at a number of companies including Nortek, Inc., Jacuzzi, Inc., RockShox, Inc. and General Cable Corporation. During a portion of this time, Mr. Kelln was an Operating Executive with The Jordan Company, a private investment firm, where he was involved in acquisitions, divestitures and operations for the firm and served as a board member of various portolio companies. Mr. Kelln also previously served as a Partner in the Supply Chain Management Practice of Mercer Management Consulting. Mr. Kelln received his bachelor's degree, summa cum laude, from Washington State University and a Masters of Business Administration from The Ohio State University, Fisher College of Business. Mr. Kelln is currently a director of Key Energy Services, Inc.

        David Roberts, age 47, is the President and CEO of Verra Mobility. In such capacity, Mr. Roberts has established a high performing company that embraces consistent financial performance, market leadership and culture as the driver of performance. Prior to joining Verra Mobility, Mr. Roberts was President and CEO of BillingTree, a multi-channel electronic payment platform and President and CEO of Equity Methods, an employee stock option valuation software and services company which was later sold to Bank of America Merrill Lynch. Mr. Roberts earned a BBA at Baylor University at the Hankamer School of Business and an MBA from the University of Chicago Booth School of Business with concentrations in Finance and Strategy. Mr. Roberts has served as an Adjunct Professor at the W.P. Carey Graduate School of Business at Arizona State University. Mr. Roberts currently serves as an adviser for the Arizona Feed My Starving Children Leadership Committee.

        Jay Geldmacher, age 62, has been the President and CEO of Artesyn Embedded Technologies ("Artesyn") since 2013. Artesyn Embedded Technologies is the new name for the former Embedded Computing & Power business of Emerson Network Power. Artesyn is owned by Platinum Equity, a Los Angeles based private equity firm who acquired a majority interest in the company through a joint venture from Emerson in November 2013. Emerson retains a 49 percent non-controlling interest in the business, which now operates as an independent company. Mr. Geldmacher joined Emerson in January 1996. From 2007 until 2013, Mr. Geldmacher has been serving as Executive Vice President as well as President of Emerson Network Power's Embedded Computing & Power Group, a global business for which he has full profit and loss responsibility. From 2006 to 2007, Mr. Geldmacher served as Group Vice President of Emerson Network Power and President of Embedded Computing & Power. Prior to that, Mr. Geldmacher was President of Astec Power Solutions (1998-2006) and President of Astec Standard Power Worldwide (1996-1998), both of which were Emerson subsidiaries. Prior to joining Emerson, Mr. Geldmacher served in various management capacities with Knowles Electronics.

        Mr. Geldmacher currently serves on the board of directors of Seagate Technology PLC, its compensation committee since 2012 and its finance committee since 2018. Mr. Geldmacher also serves as an Executive Advisory Council member for Vertiv, a recent acquisition by Platinum Equity. Formerly known as Emerson Network Power, Vertiv is a leading provider of thermal management, A/C and D/C power, transfer switches, services and information management systems for the data center and telecommunications industries. Mr. Geldmacher also served as a director of Owens-Illinois, Inc. from 2008-2015. In addition, he has served on the advisory boards for the undergraduate and graduate programs of the Eller Business School at the University of Arizona from 2008-2016. Mr. Geldmacher holds a Bachelor of Science degree in marketing from the University of Arizona and an Executive Master of Business Administration degree from the University of Chicago.

        John Rexford, age 61, is the Managing Director of Ramona Park Consulting LLC, which he founded in 2016. Mr. Rexford has over 36 years of finance experience that includes serving as Global M&A Head from 2010 to 2015 at the Xerox Corporation and serving in various positions at Affiliated Computer Services, Inc. (which was acquired by the Xerox Corporation), including Chief Financial Officer from 2006 to 2007, Executive Vice President from 2001 to 2009 and Senior Vice President of Mergers and Acquisitions from 1996 to 2001. Mr. Rexford has also served as a director of Affiliated Computer Services, Inc. from 2006 to 2007. Mr. Rexford received a Bachelor of Business Administration from Southern Methodist University in 1979 and a MBA from SMU Cox School of Business in 1980. We believe that Mr. Rexford's prior experience give him an understanding of the business models, structures and attributes of the combined business, as well as the risks and operating environment of the combined company, which make him well-qualified to serve as a director of the combined company.

Vote Required for Approval

        If a quorum is present, directors are elected by a plurality of the votes cast, in person or by proxy. This means that the seven director nominees who receive the most affirmative votes will be elected. Votes marked "FOR" a nominee will be counted in favor of that nominee. Proxies will have full discretion to cast votes for other persons in the event any nominee is unable to serve. Failure to vote by proxy or to vote in person at the Special Meeting, abstentions and broker non-votes will have no effect on the vote.

        This Proposal No. 5 is conditioned upon the approval of the Business Combination Proposal, the Nasdaq Proposal and the Charter Approval Proposal. If each of the Business Combination Proposal, the Nasdaq Proposal and the Charter Approval Proposal is not approved, this Proposal No. 5 will have no effect, even if approved by our stockholders.

        As of the date of this proxy statement, our Initial Stockholders have agreed to vote any shares of Common Stock owned by them in favor of each director nominee. As of the date hereof, our Sponsor, directors and officers own 20% of our issued and outstanding shares of Common Stock and have not purchased any public shares, but may do so at any time.

Recommendation of the Board of Directors

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT OUR
STOCKHOLDERS VOTE "FOR" THE ELECTION OF EACH OF THE SEVEN DIRECTOR
NOMINEES TO THE BOARD OF DIRECTORS IN THE DIRECTOR ELECTION PROPOSAL

PROPOSAL NO. 6—APPROVAL OF THE INCENTIVE PLAN, INCLUDING THE AUTHORIZATION OF THE INITIAL SHARE RESERVE UNDER THE INCENTIVE PLAN

        At the Special Meeting, stockholders will be asked to approve the Verra Mobility Corporation 2018 Equity Incentive Plan (the "Incentive Plan"). The Board of Directors adopted the Incentive Plan on July 10, 2018, subject to its approval by our stockholders. If the stockholders approve the Incentive Plan, it will become effective upon the closing of the Business Combination.

Equity Incentive Plan

        We operate in a challenging marketplace in which our success depends to a great extent on our ability to attract and retain employees, directors and other service providers of the highest caliber. One of the tools our Board of Directors regards as essential in addressing these human resource challenges is a competitive equity incentive program. Our employee equity incentive program provides a range of incentive tools and sufficient flexibility to permit the Board's Compensation Committee to implement them in ways that will make the most effective use of the shares our stockholders authorize for incentive purposes. We intend to use these incentives to attract new key employees and to continue to retain existing key employees, directors and other service providers for the long-term benefit of the Company and its stockholders. Approval of our Incentive Plan by our stockholders will allow us to continue to grant equity incentive awards at levels determined by our Board and Compensation Committee. The Incentive Plan will also allow us to utilize a broad array of equity incentives in order to secure and retain the services of our employees, directors and other service providers, and to provide long-term incentives that align the interests of our employees, directors and other service providers with the interests of our stockholders.

Requested Share Authorization

        The Incentive Plan authorizes the Compensation Committee to provide incentive compensation in the form of stock options, restricted stock and stock units, performance shares and units, other stock-based awards and cash-based awards. Under the Incentive Plan, we will be authorized to issue up to 10,864,000 shares. This amount includes the initial one-time grant of restricted stock units that will be made as part of the Business Combination. For more information about this initial grant of restricted stock units, please see the section entitled "Management After the Business Combination—Post-Combination Executive Compensation—Equity-Based Awards."

Summary of the Incentive Plan

        The following summary of the Incentive Plan is qualified in its entirety by the specific language of the Incentive Plan, a copy of which is attached to this proxy statement as Annex I.

        General.    The purpose of the Incentive Plan is to advance the interests of the Company and its stockholders by providing an incentive program that will enable the Company to attract, retain and award employees, consultants and directors and to provide them with an equity interest in the growth and profitability of the Company. These incentives are provided through the grant of stock options, stock appreciation rights restricted stock, restricted stock units, performance shares, performance units, other stock-based awards and cash-based awards.

        Authorized Shares.    Subject to adjustment provisions in the Incentive Plan, the maximum aggregate number of shares authorized for issuance under the Incentive Plan is 10,864,000 shares, and such shares shall consist of authorized but unissued or reacquired shares or any combination thereof.

        Share Counting.    Each share made subject to an award will reduce the number of shares remaining available for grant under the Incentive Plan by one share. If any award granted under the Incentive Plan expires or otherwise terminates or is cancelled for any reason without having been exercised or settled in full, or if shares subject to forfeiture or repurchase are forfeited or repurchased by the Company for not more than the participant's purchase price, the shares allocable to the terminated portion of the award or such forfeited or repurchased shares will again become available for issuance under the Incentive Plan. If the exercise price is paid by attestation of ownership of shares or by means of a net exercise, then the number of shares available for issuance under the Plan will be reduced by the gross number of shares for which the option is exercised. Shares will not be treated as having been issued under the Incentive Plan and will therefore not reduce the number of shares available for issuance to the extent an award is settled in cash. Shares that are withheld or that are tendered in payment of the exercise price of an option will not be made available for new awards under the Incentive Plan. Shares purchased in the open market with option exercise proceeds will not increase the maximum number of shares that may be issued under the Incentive Plan. However, shares withheld or reacquired by the Company in satisfaction of a tax withholding obligation in connection with the vesting or settlement of any full value award (but not options) will not reduce the number of shares remaining available for the future grant of awards.

        Adjustments for Capital Structure Changes.    Appropriate and proportionate adjustments will be made to the number of shares authorized under the Incentive Plan, to the numerical limits on certain types of awards described below, and to outstanding awards in the event of any change in our common stock through merger, consolidation, reorganization, reincorporation, recapitalization, reclassification, stock dividend, stock split, reverse stock split, split-up, split-off, spin-off, combination of shares, exchange of shares or similar change in our capital structure, or if we make a distribution to our stockholders in a form other than Common Stock (excluding regular, periodic cash dividends) that has a material effect on the fair market value of our Common Stock. In such circumstances, the Compensation Committee also has the discretion under the Incentive Plan to adjust other terms of outstanding awards as it deems appropriate.

        Nonemployee Director Award Limits.    Annual compensation awarded to any nonemployee director during each fiscal year, including both shares of stock subject to awards and any cash fees paid to such nonemployee director (but excluding expense reimbursements), may not exceed $750,000 in total value (calculating the value of any such awards based on the grant date fair value of such awards for financial reporting purposes).

        Other Award Limits.    To comply with applicable tax rules, the Incentive Plan limits to 10,864,000 the number of shares that may be issued upon the exercise of incentive stock options granted under the Incentive Plan.

        Administration.    The Incentive Plan generally will be administered by the Compensation Committee of the Board of Directors, although the Board of Directors retains the right to appoint another of its committees to administer the Incentive Plan or to administer the Incentive Plan directly (For purposes of this summary, the term "Committee" will refer to either such duly appointed committee or the Board of Directors). Subject to the provisions of the Incentive Plan, the Committee determines in its discretion the persons to whom and the times at which awards are granted, the types and sizes of awards, and all of their terms and conditions. The Committee may, subject to certain limitations on the exercise of its discretion provided by the Incentive Plan, amend, cancel or renew any award, waive any restrictions or conditions applicable to any award, and accelerate, continue, extend or defer the vesting of any award. The Committee will interpret the Incentive Plan and awards granted thereunder, and all determinations of the Committee generally will be final and binding on all persons having an interest in the Incentive Plan or any award.

        The Incentive Plan provides, subject to certain limitations, for indemnification by the Company of any director, officer or employee against all reasonable expenses, including attorneys' fees, incurred in connection with any legal action arising from such person's action or failure to act in administering the Incentive Plan. All awards granted under the Incentive Plan will be evidenced by a written or digitally signed agreement between the Company and the participant specifying the terms and conditions of the award, consistent with the requirements of the Incentive Plan.

        Prohibition of Option and SAR Repricing.    The Incentive Plan expressly provides that, without the approval of a majority of the votes cast in person or by proxy at a meeting of our stockholders, the Committee may not provide for any of the following with respect to underwater options or stock appreciation rights: (1) either the cancellation of such outstanding options or stock appreciation rights in exchange for the grant of new options or stock appreciation rights at a lower exercise price or the amendment of outstanding options or stock appreciation rights to reduce the exercise price, (2) the issuance of new full value awards in exchange for the cancellation of such outstanding options or stock appreciation rights, or (3) the cancellation of such outstanding options or stock appreciation rights in exchange for payments in cash.

        Eligibility.    Awards may be granted to employees, directors and consultants of the Company or any present or future parent or subsidiary corporation or other affiliated entity of the Company. Incentive stock options may be granted only to employees who, as of the time of grant, are employees of the Company or any parent or subsidiary corporation of the Company. As of June 30, 2018, we had approximately 730 employees including six executive officers, and one non-employee director who would be eligible under the Incentive Plan.

        Stock Options.    The Committee may grant nonstatutory stock options, incentive stock options within the meaning of Section 422 of the Code, or any combination of these. The exercise price of each option may not be less than the fair market value of a share of our common stock on the date of grant. However, any incentive stock option granted to a person who at the time of grant owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any parent or subsidiary corporation of the Company (a "10% Stockholder") must have an exercise price equal to at least 110% of the fair market value of a share of Common Stock on the date of grant.

        The Incentive Plan provides that the option exercise price may be paid in cash, by check, or cash equivalent; by means of a broker-assisted cashless exercise; by means of a net-exercise procedure; to the extent legally permitted, by tender to the Company of shares of Common Stock owned by the participant having a fair market value not less than the exercise price; by such other lawful consideration as approved by the Committee; or by any combination of these. Nevertheless, the Committee may restrict the forms of payment permitted in connection with any option grant.

        Options will become vested and exercisable at such times or upon such events and subject to such terms, conditions, performance criteria or restrictions as specified by the Committee. The maximum term of any option granted under the Incentive Plan is ten years, provided that an incentive stock option granted to a 10% Stockholder must have a term not exceeding five years. Unless otherwise permitted by the Committee, an option generally will remain exercisable for three months following the participant's termination of service, provided that if service terminates as a result of the participant's death or disability, the option generally will remain exercisable for 12 months, but in any event the option must be exercised no later than its expiration date. If a participant's service is terminated for cause or if, following the participant's termination and during which any period the stock option remains exercisable, the participant engages in any act that would constitute cause, the stock option will terminate in its entirety and cease to be exercisable immediately upon such termination of service or act.

        Options are nontransferable by the participant other than by will or by the laws of descent and distribution, and are exercisable during the participant's lifetime only by the participant. However, an option may be assigned or transferred to certain family members or trusts for their benefit to the extent permitted by the Committee and, in the case of an incentive stock option, only to the extent that the transfer will not terminate its tax qualification.

        Stock Appreciation Rights.    The Committee may grant stock appreciation rights either in tandem with a related option (a "Tandem SAR") or independently of any option (a "Freestanding SAR"). A Tandem SAR requires the option holder to elect between the exercise of the underlying option for shares of common stock or the surrender of the option and the exercise of the related stock appreciation right. A Tandem SAR is exercisable only at the time and only to the extent that the related stock option is exercisable, while a Freestanding SAR is exercisable at such times or upon such events and subject to such terms, conditions, performance criteria or restrictions as specified by the Committee. The exercise price of each stock appreciation right may not be less than the fair market value of a share of our common stock on the date of grant.

        Upon the exercise of any stock appreciation right, the participant is entitled to receive an amount equal to the excess of the fair market value of the underlying shares of common stock as to which the right is exercised over the aggregate exercise price for such shares. Payment of this amount upon the exercise of a Tandem SAR may be made only in shares of common stock whose fair market value on the exercise date equals the payment amount. At the Committee's discretion, payment of this amount upon the exercise of a Freestanding SAR may be made in cash or shares of common stock. The maximum term of any stock appreciation right granted under the Incentive Plan is ten years.

        Stock appreciation rights are generally nontransferable by the participant other than by will or by the laws of descent and distribution, and are generally exercisable during the participant's lifetime only by the participant. If permitted by the Committee, a Tandem SAR related to a nonstatutory stock option and a Freestanding SAR may be assigned or transferred to certain family members or trusts for their benefit to the extent permitted by the Committee. Other terms of stock appreciation rights are generally similar to the terms of comparable stock options.

        Restricted Stock Awards.    The Committee may grant restricted stock awards under the Incentive Plan either in the form of a restricted stock purchase right, giving a participant a right to purchase common stock, or in the form of a restricted stock bonus, in which stock is issued in consideration for services to the Company rendered by the participant. The Committee determines the purchase price payable under restricted stock purchase awards, which may be less than the then current fair market value of our Common Stock. Restricted stock awards may be subject to vesting conditions based on such service or performance criteria as the Committee specifies, including the attainment of one or more performance goals similar to those described below in connection with performance awards. Shares acquired pursuant to a restricted stock award may not be transferred by the participant until vested. Participants holding restricted stock will have the right to vote the shares and to receive any dividends paid, except that dividends or other distributions paid in shares will be subject to the same restrictions as the original award and dividends paid in cash may be made subject to such restrictions. If a participant's service terminates for any reason, whether voluntary or involuntary (including the participant's death or disability), then (a) the Company will have the option to repurchase for the purchase price paid by the participant any shares acquired by the participant pursuant to a restricted stock purchase right which remain subject to vesting conditions as of the date of the participant's termination of service and (b) the participant will forfeit to the Company any shares acquired by the participant pursuant to a restricted stock bonus which remain subject to vesting conditions as of the date of the participant's termination of service.

        Restricted Stock Units.    The Committee may grant restricted stock units under the Incentive Plan, which represent rights to receive shares of our Common Stock at a future date determined in accordance with the participant's award agreement. No monetary payment is required for receipt of restricted stock units or the shares issued in settlement of the award, the consideration for which is furnished in the form of the participant's services to the Company. The Committee may grant restricted stock unit awards subject to the attainment of one or more performance goals similar to those described below in connection with performance awards, or may make the awards subject to vesting conditions similar to those applicable to restricted stock awards. Restricted stock units may not be transferred by the participant. Participants have no voting rights or rights to receive cash dividends with respect to restricted stock unit awards until shares of Common Stock are issued in settlement of such awards. However, the Committee may grant restricted stock units that entitle their holders to dividend equivalent rights, which are rights to receive cash or additional restricted stock units whose value is equal to any cash dividends the Company pays. Dividend equivalent rights may be made subject to the same vesting conditions and settlement terms as the original award. Unless otherwise provided by the Committee, a participant will forfeit any restricted stock units which have not vested prior to the participant's termination of service.

        Performance Awards.    The Committee may grant performance awards subject to such conditions and the attainment of such performance goals over such periods as the Committee determines in writing and sets forth in a written agreement between the Company and the participant. These awards may be designated as performance shares or performance units, which consist of unfunded bookkeeping entries generally having initial values equal to the fair market value determined on the grant date of a share of Common Stock in the case of performance shares and a monetary value established by the Committee at the time of grant in the case of performance units. Performance awards will specify a predetermined amount of performance shares or performance units that may be earned by the participant to the extent that one or more performance goals are attained within a predetermined performance period. To the extent earned, performance awards may be settled in cash, shares of Common Stock (including shares of restricted stock that are subject to additional vesting) or any combination of these.

        Prior to the beginning of the applicable performance period or such later date as determined by the Committee, the Committee will establish one or more performance goals applicable to the award. Performance goals will be based on the attainment of specified target levels with respect to one or more measures of business or financial performance of the Company and each subsidiary corporation consolidated with the Company for financial reporting purposes, or such division or business unit of the Company as may be selected by the Committee. The Committee, in its discretion, may base performance goals on one or more of the following such measures: revenue; sales; expenses; operating income; gross margin; operating margin; earnings before any one or more of: stock-based compensation expense, interest, taxes, depreciation and amortization; pre-tax profit; adjusted pre-tax profit; net operating income; net income; economic value added; free cash flow; operating cash flow; balance of cash, cash equivalents and marketable securities; stock price; earnings per share; return on stockholder equity; return on capital; return on assets; return on investment; total stockholder return, employee satisfaction; employee retention; market share; customer satisfaction; product development; research and development expense; completion of an identified special project and completion of a joint venture or other corporate transaction and personal performance objectives established for an individual participant or group of participants.

        The target levels with respect to these performance measures may be expressed on an absolute basis or relative to an index, budget or other standard specified by the Committee. The degree of attainment of performance measures will be calculated in accordance with the Company's financial statements, generally accepted accounting principles, if applicable, or other methodology established by the Committee, but prior to the accrual or payment of any performance award for the same performance period, and, according to criteria established by the Committee, excluding the effect (whether positive or negative) of changes in accounting standards or any unusual or infrequently occurring event or transaction occurring after the establishment of the performance goals applicable to a performance award.

        Following completion of the applicable performance period, the Committee will determine the extent to which the applicable performance goals have been attained and the resulting value to be paid to the participant. The Committee may make positive or negative adjustments to performance award payments to participants to reflect the participant's individual job performance or other factors determined by the Committee. In its discretion, the Committee may provide for a participant awarded performance shares to receive dividend equivalent rights with respect to cash dividends paid on the Company's Common Stock to the extent that the performance shares become vested. The Committee may provide for performance award payments in lump sums or installments.

        Unless otherwise provided by the Committee, if a participant's service terminates due to the participant's death or disability prior to completion of the applicable performance period, the final award value will be determined at the end of the performance period on the basis of the performance goals attained during the entire performance period but will be prorated for the number of days of the participant's service during the performance period. The Committee may provide similar treatment for a participant whose service is involuntarily terminated. If a participant's service terminates prior to completion of the applicable performance period for any other reason, the Incentive Plan provides that the performance award will be forfeited. No performance award may be sold or transferred other than by will or the laws of descent and distribution prior to the end of the applicable performance period.

        Cash-Based Awards and Other Stock-Based Awards.    The Committee may grant cash-based awards or other stock-based awards in such amounts and subject to such terms and conditions as the Committee determines. Cash-based awards will specify a monetary payment or range of payments, while other stock-based awards will specify a number of shares or units based on shares or other equity-related awards. Such awards may be subject to vesting conditions based on continued performance of service or subject to the attainment of one or more performance goals similar to those described above in connection with performance awards. Settlement of awards may be in cash or shares of Common Stock, as determined by the Committee. A participant will have no voting rights with respect to any such award unless and until shares are issued pursuant to the award. The Committee may grant dividend equivalent rights with respect to other stock-based awards. The effect on such awards of the participant's termination of service will be determined by the Committee and set forth in the participant's award agreement.

        Change in Control.    The Incentive Plan provides that a "Change in Control" occurs upon (a) a person (with certain exceptions described in the Incentive Plan) acquiring direct or indirect beneficial ownership of 50% or more of the total fair market value or total combined voting power of Company's then-outstanding securities entitled to vote generally in the election of the Board of Directors; (b) stockholder approval of a liquidation or dissolution of the Company; or (c) the occurrence of any of the following events upon which the stockholders of the Company immediately before the event do not retain immediately after the event direct or indirect beneficial ownership of more than 50% of the voting securities of the Company, its successor or the entity to which the assets of the company were transferred: (i) a sale or exchange by the stockholders in a single transaction or series of related transactions of more than 50% of the Company's voting stock; (ii) a merger or consolidation in which the Company is a party; or (iii) the sale, exchange or transfer of all or substantially all of the assets of the Company (other than a sale, exchange or transfer to one or more subsidiaries of the Company).

        If a Change in Control occurs, the surviving, continuing, successor or purchasing entity or its parent may, without the consent of any participant, either assume or continue outstanding awards or substitute substantially equivalent awards for its stock. If so determined by the Committee, stock-based awards will be deemed assumed if, for each share subject to the award prior to the Change in Control, its holder is given the right to receive the same amount of consideration that a stockholder would receive as a result of the Change in Control. Any awards which are not assumed or continued in connection with a Change in Control or exercised or settled prior to the Change in Control will terminate effective as of the time of the Change in Control.

        Subject to the restrictions of Section 409A of the Code, the Committee may provide for the acceleration of vesting or settlement of any or all outstanding awards upon such terms and to such extent as it determines. The vesting of all awards held by non-employee directors will be accelerated in full upon a Change in Control.

        The Incentive Plan also authorizes the Committee, in its discretion and without the consent of any participant, to cancel each or any award denominated in shares of stock upon a Change in Control in exchange for a payment to the participant with respect each vested share (and each unvested share if so determined by the Committee) subject to the cancelled award of an amount equal to the excess of the consideration to be paid per share of Common Stock in the Change in Control transaction over the exercise or purchase price per share, if any, under the award.

  Withholding.

        The Company will have the right to deduct from any and all payments made under the Plan, or to require the participant, through payroll withholding, cash payment or otherwise, to make adequate provision for, the federal, state, local and foreign taxes (including social insurance), if any, required by law to be withheld by the Company with respect to an award or the shares acquired pursuant thereto. The Company will have no obligation to deliver shares, to release shares from an escrow established pursuant to an award agreement, or to make any payment in cash under the Incentive Plan until the Company's tax withholding obligations have been satisfied by the participant.

        The Company also has the right, but not the obligation, to deduct from the shares issuable to a participant upon the exercise or settlement of an award, or to accept from the participant the tender of, a number of whole shares having a fair market value, as determined by the Company, equal to all or any part of the tax withholding obligations of the Company. The fair market value of any shares withheld or tendered to satisfy any such tax withholding obligations will not exceed the amount determined by the applicable minimum statutory withholding rates (or the maximum individual statutory withholding rates for the applicable jurisdiction if use of such rates would not result in adverse accounting consequences or cost). The Company may require a participant to direct a broker, upon the vesting, exercise or settlement of an award, to sell a portion of the shares subject to the award determined by the Company in its discretion to be sufficient to cover the tax withholding obligations of the Company and to remit an amount equal to such tax withholding obligations to such Company in cash.

        Amendment, Suspension or Termination.    The Incentive Plan will continue in effect until its termination by the Committee, provided that no awards may be granted under the Incentive Plan following the tenth anniversary of the Incentive Plan's effective date, which will be the date on which it is approved by the stockholders. The Committee may amend, suspend or terminate the Incentive Plan at any time, provided that no amendment may be made without stockholder approval that would increase the maximum aggregate number of shares of stock authorized for issuance under the Incentive Plan, change the class of persons eligible to receive incentive stock options or require stockholder approval under any applicable law or the rules of any stock exchange on which the Company's shares are then listed. No amendment, suspension or termination of the Incentive Plan may affect any outstanding award unless expressly provided by the Committee, and, in any event, may not have a materially adverse effect an outstanding award without the consent of the participant unless necessary to comply with any applicable law, regulation or rule, including, but not limited to, Section 409A of the Code.

Summary of U.S. Federal Income Tax Consequences

        The following summary is intended only as a general guide to the U.S. federal income tax consequences of participation in the Incentive Plan and does not attempt to describe all possible federal or other tax consequences of such participation or tax consequences based on particular circumstances.

        Incentive Stock Options.    A participant recognizes no taxable income for regular income tax purposes as a result of the grant or exercise of an incentive stock option qualifying under Section 422 of the Code. Participants who neither dispose of their shares within two years following the date the option was granted nor within one year following the exercise of the option will normally recognize a capital gain or loss upon the sale of the shares equal to the difference, if any, between the sale price and the purchase price of the shares. If a participant satisfies such holding periods upon a sale of the shares, we will not be entitled to any deduction for federal income tax purposes. If a participant disposes of shares within two years after the date of grant or within one year after the date of exercise (a "disqualifying disposition"), the difference between the fair market value of the shares on the option exercise date and the exercise price (not to exceed the gain realized on the sale if the disposition is a transaction with respect to which a loss, if sustained, would be recognized) will be taxed as ordinary income at the time of disposition. Any gain in excess of that amount will be a capital gain. If a loss is recognized, there will be no ordinary income, and such loss will be a capital loss. Any ordinary income recognized by the participant upon the disqualifying disposition of the shares generally should be deductible by us for federal income tax purposes, except to the extent such deduction is limited by applicable provisions of the Code.

        In general, the difference between the option exercise price and the fair market value of the shares on the date of exercise of an incentive stock option is treated as an adjustment in computing the participant's alternative minimum taxable income and may be subject to an alternative minimum tax which is paid if such tax exceeds the regular tax for the year. Special rules may apply with respect to certain subsequent sales of the shares in a disqualifying disposition, certain basis adjustments for purposes of computing the alternative minimum taxable income on a subsequent sale of the shares and certain tax credits which may arise with respect to participants subject to the alternative minimum tax.

        Nonstatutory Stock Options.    Options not designated or qualifying as incentive stock options are nonstatutory stock options having no special tax status. A participant generally recognizes no taxable income upon receipt of such an option. Upon exercising a nonstatutory stock option, the participant normally recognizes ordinary income equal to the difference between the exercise price paid and the fair market value of the shares on the date when the option is exercised. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. Upon the sale of stock acquired by the exercise of a nonstatutory stock option, any gain or loss, based on the difference between the sale price and the fair market value of the shares on the exercise date, will be taxed as capital gain or loss. We generally should be entitled to a tax deduction equal to the amount of ordinary income recognized by the participant as a result of the exercise of a nonstatutory stock option, except to the extent such deduction is limited by applicable provisions of the Code.

        Restricted Stock.    A participant acquiring restricted stock generally will recognize ordinary income equal to the excess of the fair market value of the shares on the "determination date" over the price paid, if any, for such shares. The "determination date" is the date on which the participant acquires the shares unless the shares are subject to a substantial risk of forfeiture and are not transferable, in which case the determination date is the earlier of (i) the date on which the shares become transferable or (ii) the date on which the shares are no longer subject to a substantial risk of forfeiture (e.g., when they become vested). If the determination date follows the date on which the participant acquires the shares, the participant may elect, pursuant to Section 83(b) of the Code, to designate the date of acquisition as the determination date by filing an election with the Internal Revenue Service no later than 30 days after the date on which the shares are acquired. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. Upon the sale of shares acquired pursuant to a restricted stock award, any gain or loss, based on the difference between the sale price and the fair market value of the shares on the determination date, will be taxed as capital gain or loss. We generally should be entitled to a deduction equal to the amount of ordinary income recognized by the participant on the determination date, except to the extent such deduction is limited by applicable provisions of the Code.

        Restricted Stock Unit, Performance, Cash-Based and Other Stock-Based Awards.    A participant generally will recognize no income upon the receipt of a restricted stock unit, performance share, performance unit, cash-based or other stock-based award. Upon the settlement of such awards, participants normally will recognize ordinary income in the year of settlement in an amount equal to the cash received and the fair market value of any substantially vested shares of stock received. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. If the participant receives shares of restricted stock, the participant generally will be taxed in the same manner as described above under "Restricted Stock." Upon the sale of any shares received, any gain or loss, based on the difference between the sale price and the fair market value of the shares on the determination date (as defined above under "Restricted Stock"), will be taxed as capital gain or loss. We generally should be entitled to a deduction equal to the amount of ordinary income recognized by the participant on the determination date, except to the extent such deduction is limited by applicable provisions of the Code.

New Incentive Plan Benefits

        No awards will be granted under the Incentive Plan prior to its approval by the stockholders of the Company. Certain individuals will receive an initial one-time grant of restricted stock units that will be made as part of the Business Combination. The individual allocation of such grants has not been made as of the filing of this Proxy Statement. All other awards will be granted at the discretion of the Committee, and, accordingly, are not yet determinable.

Required Vote and Board of Directors Recommendation

        Approval of this proposal requires the affirmative vote of a majority of the shares present or represented by proxy and entitled to vote on this proposal. If you hold your shares in your own name and abstain from voting on this matter, your abstention will have the same effect as a negative vote. If you hold your shares through a broker and you do not instruct the broker on how to vote on this proposal, your broker will not have authority to vote your shares. Broker non-votes will have no effect on the outcome of this vote. Abstentions and broker non-votes will each be counted as present for purposes of determining the presence of a quorum.

        The Board believes that the proposed adoption of the Incentive Plan is in the best interests of the Company and its stockholders for the reasons stated above.

        THEREFORE, THE BOARD UNANIMOUSLY RECOMMENDS A VOTE "FOR" APPROVAL OF THE ADOPTION OF THE INCENTIVE PLAN.

 PROPOSAL NO. 7—THE ADJOURNMENT PROPOSAL

Overview

        The Adjournment Proposal, if adopted, will allow our Board to adjourn the Special Meeting to a later date or dates to permit further solicitation of proxies. The Adjournment Proposal will only be presented to our stockholders in the event that there are insufficient votes for, or otherwise in connection with, the approval of the Business Combination Proposal, the Nasdaq Proposal or the Charter Approval Proposal, but no other proposal if the Business Combination Proposal, the Nasdaq Proposal or the Charter Approval Proposal are approved. In no event will our Board adjourn the Special Meeting or consummate the Business Combination beyond January 19, 2019.

Consequences if the Adjournment Proposal is Not Approved

        If the Adjournment Proposal is not approved by our stockholders, our Board may not be able to adjourn the Special Meeting to a later date in the event that there are insufficient votes for, or otherwise in connection with, the approval of the Business Combination Proposal, the Nasdaq Proposal, the Charter Approval Proposal or any other proposal.

Vote Required for Approval

        The approval of the Adjournment Proposal requires the affirmative vote of a majority of the votes cast by holders of outstanding shares of our Common Stock represented in person or by proxy and entitled to vote thereon at the Special Meeting. Accordingly, a Company stockholder's failure to vote by proxy or to vote in person at the Special Meeting, as well as an abstention from voting and a broker non-vote with regard to the Adjournment Proposal will have no effect on the Adjournment Proposal. Abstentions will be counted in connection with the determination of whether a valid quorum is established but will have no effect on the Adjournment Proposal.

        As of the date of this proxy statement, our Initial Stockholders have agreed to vote any shares of Common Stock owned by them in favor of this proposal. As of the date hereof, our Sponsor, directors and officers own 20% of our issued and outstanding shares of Common Stock and have not purchased any public shares, but may do so at any time.

Recommendation of the Board of Directors

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT OUR STOCKHOLDERS
VOTE "FOR" THE ADJOURNMENT PROPOSAL.

INFORMATION ABOUT THE COMPANY

General

        We are a blank check company incorporated on August 15, 2016 as a Delaware corporation and formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses, which we refer to as a "business combination." Prior to our entering into the Merger Agreement, our acquisition and value creation strategy was to identify, acquire and, after an initial business combination, to build a company in an industry or sector that complements the experience of our management team and can benefit from our operational expertise. Our acquisition selection process has leveraged our team's network of potential transaction sources, ranging from owners and directors of private and public companies, private equity funds, investment bankers, lenders, attorneys, accountants and other trusted advisors across various sectors. We have neither engaged in any operations nor generated any revenue to date. Based on our business activities, we are a "shell company" as defined under the Exchange Act because we have no operations and nominal assets consisting solely of cash and/or cash equivalents.

        On August 19, 2016 our Sponsor purchased an aggregate of 10,781,250 Founder Shares, for an aggregate purchase price of $25,000 or approximately $0.002 per share. Subsequently, our Sponsor transferred an aggregate of 75,000 Founder Shares to Messrs. Randall Bort, William Patton and Jeffrey Rea, the Company's independent directors. On February 27, 2017, following the expiration of the unexercised portion of the underwriters' over- allotment option, our Sponsor forfeited 781,250 Founder Shares, so that the Founder Shares held by our Initial Stockholders would represent 20% of our outstanding shares of Common Stock immediately following the consummation of our IPO.

        On January 19, 2017, we consummated our IPO of 40,000,000 units of the Company, including 2,500,000 units issued pursuant to the partial exercise of the underwriters' over-allotment option. Each such unit consists of one share of Class A Stock and one public warrant to purchase one-third of one share of Class A Stock at an exercise price of $11.50 per share of Class A Stock. The units were sold at a price of $10.00 per share, generating gross proceeds to us of $400,000,000. Simultaneous with the IPO closing date, we completed the private sale of an aggregate of 6,666,666 Private Placement Warrants to our Sponsor at a price of $1.50 per Private Placement Warrant, each exercisable to purchase one share of Class A Stock at $11.50 per share, generating gross proceeds to us of $10,000,000. The Private Placement Warrants have terms and provisions that are identical to those of the public warrants sold as part of the units in the IPO, except that the Private Placement Warrants may be physical (cash) or net share (cashless) settled and are not redeemable so long as they are held by the Sponsor or its permitted transferees. The sale of the Private Placement Warrants was made pursuant to the exemption from registration contained in Section 4(a)(2) of the Securities Act.

        On January 19, 2017, the closing date of our IPO, $400,000,000 of the gross proceeds from the IPO and the sale of the Private Placement Warrants was deposited in the Trust Account with Continental Stock Transfer and Trust Company acting as Trustee. Of the $10,000,000 held outside of the Trust Account, $8,000,000 was used to pay underwriting discounts and commissions, $300,000 was used to repay notes payable to our Sponsor and the balance was available to pay accrued offering and formation costs, business, legal and accounting due diligence on prospective acquisitions and continuing general and administrative expenses. Funds held in the Trust Account have been invested only in U.S. government treasury bills with a maturity of 180 days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act, that invest only in direct U.S. government obligations. Funds will remain in the Trust Account until the earliest of: (i) the completion of a business combination; (ii) the redemption of any shares of Class A Stock properly tendered in connection with a stockholder vote to amend our current certificate of incorporation to modify the substance or timing of our obligation to redeem 100% of such shares of Class A Stock if we do not complete a business combination by January 19, 2019; and (iii) the redemption of 100% of the shares of Class A Stock if we are unable to complete a business combination by January 19, 2019 (subject to applicable law).

        On March 3, 2017, we announced that the holders of our public units may elect to separately trade the Class A Stock and warrants included in the units commencing on March 6, 2017 on the Nasdaq Capital Market under the symbols "GSHT" and "GSHTW," respectively. Those units not separated will continue to trade on the Nasdaq Capital Market under the symbol "GSHTU."

Initial Business Combination

        Nasdaq rules require that an initial business combination must be with one or more target businesses that together have a fair market value equal to at least 80% of the balance in our Trust Account (less any deferred underwriting commissions and taxes payable on interest earned) at the time of our signing a definitive agreement in connection with an initial business combination. Our Board has determined that the Business Combination meets the 80% test.

Redemption Rights for Holders of Public Shares

        We are providing our public stockholders with the opportunity to redeem their public shares for cash equal to a pro rata share of the aggregate amount on deposit in the Trust Account as of two business days prior to the closing of the Business Combination, including interest not previously released to the Company to fund Regulatory Withdrawals and/or to pay its franchise and income taxes, divided by the number of then outstanding public shares, upon the consummation of the Business Combination, subject to the limitations described herein. As of June 30, 2018, the fair value of the investment securities held in the Trust Account, net of taxes payable and any interest that we may withdraw for working capital purposes, is approximately $10.12 per public share. Our Initial Stockholders, including our Sponsor, and our other current directors and officers have agreed to waive their redemption rights with respect to the Founder Shares and any public shares they may hold in connection with the consummation of the Business Combination. The Founder Shares will be excluded from the pro rata calculation used to determine the per-share redemption price. Our Initial Stockholders have also agreed to waive their right to a conversion price adjustment with respect to any shares of our common stock they may hold in connection with the consummation of the Business Combination.

Submission of Our Initial Business Combination to a Stockholder Vote

        The Special Meeting of our stockholders to which this proxy statement relates is to solicit your approval of the Business Combination. Unlike many other blank check companies, our public stockholders are not required to vote against the Business Combination in order to exercise their redemption rights. If the Business Combination is not completed, then public stockholders electing to exercise their redemption rights will not be entitled to receive such payments. Our Initial Stockholders, including our Sponsor, have agreed to vote any shares of Common Stock owned by them in favor of the Business Combination.

Limitations on Redemption Rights

        Notwithstanding the foregoing our current certificate of incorporation provides that a public stockholder, together with any affiliate of such stockholder or any other person with whom such stockholder is acting in concert or as a "group" (as defined under Section 13 of the Exchange Act), will be restricted from exercising redemptions with respect to more than an aggregate of 20% of the shares of Class A Stock included in the units sold in our IPO.

Employees

        We currently have three officers. Members of our management team are not obligated to devote any specific number of hours to our matters, but they intend to devote as much of their time as they deem necessary to our affairs until we have completed an initial business combination. We presently expect our officers to devote such amount of time as they reasonably believe is necessary to our business, and the amount of time that Mr. Gores or any other members of our management will devote in any time period will vary based on the current stage of the business combination process. We do not intend to have any full time employees prior to the closing of an initial business combination.

Management

Directors and Officers

        The directors and officers of the Company are as follows as of [    •    ], 2018:

Name	Age	Position
Alec Gores	64	Chairman
Mark R. Stone	54	Chief Executive Officer
Dominick Schiano	63	President
Andrew McBride	37	Chief Financial Officer and Secretary
Randall Bort	53	Director
William Patton	72	Director
Jeffrey Rea	53	Director

        Alec Gores has been our Chairman since August 2016. Mr. Gores is the Founder, Chairman and Chief Executive Officer of The Gores Group, a global investment firm focused on acquiring businesses that can benefit from the firm's operating expertise. Mr. Gores pioneered a new operational approach to private equity investing when he founded The Gores Group in 1987. Since then, the firm has acquired more than 100 businesses including a current portfolio of more than 20 active companies worldwide. Mr. Gores began his career as a self-made entrepreneur and operating executive. In 1978, he self-funded and founded Executive Business Systems (EBS), a developer and distributor of vertical business software systems. Within seven years, EBS had become a leading value-added reseller in Michigan and employed over 200 people. In 1986, CONTEL purchased EBS, and Mr. Gores subsequently began acquiring and operating non-core businesses from major corporations and building value in those entities, a decision that ultimately led to the founding of what has evolved into The Gores Group today. Under his leadership, The Gores Group has continued to acquire businesses in need of operational and financial resources, while creating value and working with management teams to establish an entrepreneurial environment as a foundation for sustainable growth. This philosophy has served the firm well. Mr. Gores also served as the Chairman of the Board of Directors of Gores Holdings, Inc. (Nasdaq: GRSH) from its inception in June 2015 until completion of the Hostess Brands, LLC acquisition in November 2016. Mr. Gores holds a degree in Computer Science from Western Michigan University. Mr. Gores' significant investment and financial expertise make him well qualified to serve as a member of our Board. Mr. Gores' brother, Tom Gores, is the Chief Executive Officer and Chairman of Platinum Equity.

        Mark R. Stone has been our Chief Executive Officer since August 2016. Mr. Stone is a Senior Managing Director of The Gores Group. Mr. Stone is a member of the Investment Committee and a member of the Office of the Chairman of The Gores Group. Mr. Stone has worked at The Gores Group for more than ten years, primarily focusing on worldwide operations of all Gores' portfolio companies and all Gores' operational due diligence efforts. He has been a senior team member with key responsibility in several turnaround, value-oriented investment opportunities, including Stock Building Supply, a supplier of building materials and construction services to professional home builders and contractors in the United States; United Road Services, a provider of finished vehicle logistics services; and Sage Automotive Interiors, the largest North American manufacturer of high performance automotive seat fabrics. Mr. Stone has also been involved with the acquisitions, successful carve-outs and transformations of Lineage Power and VincoTech, manufacturers of telecom conversion products, electronic OEMs, power modules, GPS products and electronic manufacturing services, from TE Connectivity Ltd.; Therakos, a global leader in advanced technologies for extracorporeal photopheresis (ECP), from Johnson & Johnson; and Sagem Communications, a Paris-based manufacturer of set-top boxes, residential terminals, printers and other communications equipment, from the Safran Group. He has served as Executive Chairman and/or CEO of several portfolio companies including Siemens Enterprise Communications, a leading Munich-based global corporate telephony (PBX) and unified communications (UC) solutions provider, and Enterasys Networks, a global network solutions provider. Mr. Stone also served as the Chief Executive Officer of Gores Holdings, Inc. (Nasdaq: GRSH) from its inception in June 2015 until completion of the Hostess Brands, LLC acquisition in November 2016 and has served as a Director of Hostess Brands, LLC since November 2016. Prior to joining The Gores Group, Mr. Stone spent nearly a decade as a chief executive transforming businesses across the services, industrial and technology sectors. Mr. Stone spent five years with The Boston Consulting Group as a member of their high technology and industrial goods practices and served in the firm's Boston, London, Los Angeles and Seoul offices. Mr. Stone earned a B.S. in Finance with Computer Science and Mathematics concentrations from the University of Maine and an M.B.A. in Finance from The Wharton School of the University of Pennsylvania.

        Dominick J. Schiano has been our President since December 2016. Mr. Schiano is President and Co-Founding Partner of Evergreen Capital Partners LLC ("Evergreen"). Evergreen provides advisory services and co-invests with private equity sponsors under exclusive contractual relationships and is currently engaged by The Gores Group where Mr. Schiano is responsible for sourcing investment opportunities, and providing strategic, operational and financial guidance with respect to portfolio company investments in the industrial sector. Evergreen has previously been engaged by TowerBrook Capital Partners where Mr. Schiano was a member of the Management Advisory Board and by DLJ Merchant Banking Partners, the private equity arm of Credit Suisse where he served as Vice Chairman—Global Industrial Partners. Mr. Schiano has also served on numerous local government, private company, joint venture and public company boards, including STR Holdings Inc. (NYSE:STRI) where he served on the Audit and Special Transaction Committees and Material Sciences Corporation (Nasdaq: MASC) where he served on the Audit, Compensation and Governance Committees and led the Special Committee responsible for the sale of the Company in 2013. He currently serves as Chairman of the Board of TurbineAero and Tweddle Group, Inc. and as a Director of US Farathane, Aerostar Logistics, and Davalor Mold. He is also a member of the Advisory Boards of Great Range Capital and Closed Loop Partners. Prior to forming Evergreen, Mr. Schiano served as a Managing Director and member of the Investment Committee of Questor Partners Funds. Previously, Mr. Schiano served in various senior executive roles at Textron Inc. and TRW Inc. Prior to that, Mr. Schiano held finance, mergers and acquisitions and operating roles at Wickes Companies Inc., its predecessor, Gulf and Western Industries Inc. and Emerson Electric Company Inc. Mr. Schiano attended Long Island University, majoring in Finance, and has completed the University of Pennsylvania—Wharton School Management Development Program and the Northwestern University—Kellogg School Mergers and Acquisitions Program.

        Andrew McBride has been our Chief Financial Officer and Secretary since August 2016. Mr. McBride has served as Director, Finance and Tax at The Gores Group since February 2010, where he is responsible for tax due diligence and structuring of acquisitions, compliance, planning, financial management and portfolio company reporting. Mr. McBride also served as the Chief Financial Officer and Secretary of Gores Holdings, Inc. (Nasdaq: GRSH) from January 2016 until completion of the Hostess Brands, LLC acquisition in November 2016. Previously, from January 2008 to January 2010, Mr. McBride worked in the High Net Worth group at Ehrhardt, Keefe, Steiner, and Hottman, P.C.

From January 2004 to January 2008, Mr. McBride was with KPMG, LLP, assisting international corporations with tax planning, structuring and compliance issues. Mr. McBride holds a B.S. in Accounting and Finance from the University of Notre Dame and is licensed as a Certified Public Accountant in the State of Colorado.

        Randall Bort has served as a member of our Board since January 12, 2017. Mr. Bort is a Co-Founder of SandTree Holdings, LLC, a private commercial real estate investment firm. Previously, Mr. Bort was an investment banker at Drexel Burnham Lambert, BT Securities, Donaldson, Lufkin & Jenrette, Credit Suisse First Boston, The Mercanti Group and Imperial Capital. Mr. Bort has significant financial, transactional and capital markets experience across multiple industries and has worked both domestically and in Asia. Mr. Bort earned a B.A. in Economics and Mathematics from Claremont McKenna College and an M.B.A. in Finance and Entrepreneurial Management from The Wharton School of the University of Pennsylvania. Mr. Bort served as a member of the Board of Directors of Gores Holdings, Inc. (Nasdaq: GRSH) from August 2015 until completion of the Hostess Brands, LLC acquisition in November 2016. Mr. Bort also is a member of the Board of Trustees of Children's Bureau, a non-profit organization based in Los Angeles focused on foster care and the prevention of child abuse. Mr. Bort's significant investment and financial expertise make him well qualified to serve as a member of our Board.

        William Patton has served as a member of our Board since January 12, 2017. Mr. Patton is Chairman, Chief Executive Officer and Co-Founder of The Four Star Group, a consulting and advisory firm focused on the civilian fields of Defense, Space, Military and Security. Mr. Patton has served as chairman, president and/or chief executive officer of a number of private and public companies including Unisys, Cado Systems, MAI Basic Four and Peerless Systems and has spent his entire career in the related fields of computer systems and telecommunications technology. Mr. Patton served as a member of the Board of Directors of Gores Holdings, Inc. (Nasdaq: GRSH) from August 2015 until completion of the Hostess Brands, LLC acquisition in November 2016. Mr. Patton holds an undergraduate Business degree from Santa Monica City College and a B.S. in Petroleum Engineering from the Missouri School of Science & Technology graduating cum laude, and attended the Harvard Business School PMD Program. Mr. Patton was the Co-Founder and first President of the United States Academic Decathlon, now recognized as the nation's largest high school competition emphasizing academic excellence including most of the United States and many international schools. Mr. Patton served as an officer and Ranger in the United States Army for nine years, attaining the rank of Major. Mr. Patton's significant experience on the boards of a number of private and public companies makes him well qualified to serve as a member of our Board.

        Jeffrey Rea has served as a member of our Board since January 12, 2017. Mr. Rea currently serves as a director of BMC Stock Holdings, Inc. (Nasdaq: BMCH). Mr. Rea previously served as President, Chief Executive Officer and Director of Stock Building Supply Holdings, Inc. from November 2010 to December 1, 2015, at which time the company was merged with Building Materials Holding Corporation to create BMC Stock Holdings, Inc. Prior to that, Mr. Rea served as President of the specialty products group at TE Connectivity Ltd. from 2008 to 2010. Prior to that, Mr. Rea was the Senior Vice President of the building products group at Johns Manville, a global manufacturer of highly engineered materials and building products, which is owned by Berkshire Hathaway Company. Before joining Johns Manville, Mr. Rea served for 15 years in various leadership roles at General Electric Company, including general management, sales and marketing, distribution management and supply chain leadership positions. Mr. Rea also served for five years with its corporate audit staff. Mr. Rea served as a member of the Board of Directors of Gores Holdings I (Nasdaq: GRSH) from March 2016 until completion of the Hostess acquisition in November 2016. Mr. Rea received a degree in mechanical engineering from Rose-Hulman Institute of Technology. Mr. Rea's significant investing and management experience makes him well qualified to serve as a member of our board of directors.

Stockholder Communications

        Our Board has established a process for stockholders to send communications to our Board. Stockholders may communicate with our Board generally or a specific director at any time by writing to the Company's Secretary, Gores Holdings II, Inc., 9800 Wilshire Blvd., Beverly Hills, California 90212. We review all messages received, and forward any message that reasonably appears to be a communication from a stockholder about a matter of stockholder interest that is intended for communication to our Board. Communications are sent as soon as practicable to the director to whom they are addressed, or if addressed to our Board generally, to the Chairman of our Board. Because other appropriate avenues of communication exist for matters that are not of stockholder interest, such as general business complaints or employee grievances, communications that do not relate to matters of stockholder interest are not forwarded to our Board.

Director Independence

        Nasdaq listing standards require that a majority of our Board be independent. An "independent director" is defined generally as a person other than an officer or employee of the company or its subsidiaries or any other individual having a relationship which in the opinion of our Board, would interfere with the director's exercise of independent judgment in carrying out the responsibilities of a director.

        We currently have three "independent directors" as defined in the Nasdaq listing standards and applicable SEC rules, Messrs. Randall Bort, William Patton and Jeffrey Rea.

Board Leadership Structure and Role in Risk Oversight

        Our Board recognizes that the leadership structure and combination or separation of the Chief Executive Officer and Chairman roles is driven by the needs of the Company at any point in time. As a result, no policy exists requiring combination or separation of leadership roles and our governing documents do not mandate a particular structure. This has allowed our Board the flexibility to establish the most appropriate structure for the Company at any given time. Currently, our Chief Executive Officer and Chairman roles are separately held by Mr. Mark R. Stone and Mr. Alec Gores, respectively. In addition, none of the officers of the Company is a member of our Board and none of the directors of our Board is an officer of the Company.

        Our Board is actively involved in overseeing our risk management process. Our Board focuses on our general risk management strategy and ensures that appropriate risk mitigation strategies are implemented by management. Further, operational and strategic presentations by management to our Board include consideration of the challenges and risks of our businesses, and our Board and management actively engage in discussion on these topics. In addition, each of our Board's committees considers risk within its area of responsibility. For example, our Audit Committee provides oversight to legal and compliance matters and assesses the adequacy of our risk-related internal controls. In addition, our Compensation Committee considers risk and structures our executive compensation programs, if any, to provide incentives to appropriately reward executives for growth without undue risk taking.

Compensation Committee Interlocks and Insider Participation

        None of our officers currently serves, and in the past year has not served, as a member of the Board or compensation committee of an entity that has one or more executive directors serving on our Board.

Number and Terms of Office of Officers and Directors

        Our Board consists of four members. Our Board is divided into three classes, with only one class of directors being elected in each year and each class (except for those directors appointed prior to our first annual meeting of stockholders) serving a three-year term. The term of office of the Class I director, consisting of Randall Bort, will expire at our first annual meeting of stockholders. The term of office of the Class II directors, consisting of William Patton and Jeffrey Rea, will expire at the second annual meeting of stockholders. The term of office of the Class III director, consisting of Alec Gores, will expire at the third annual meeting of stockholders.

        Our officers are appointed by our Board and serve at the discretion of our Board, rather than for specific terms of office. Our Board is authorized to appoint persons to the offices set forth in our bylaws as it deems appropriate. Our bylaws provide that our officers may consist of a Chairman of the Board, Chief Executive Officer, President, Chief Financial Officer, Vice Presidents, Secretary, Treasurer and such other offices as may be determined by the Board.

Committees of Our Board

        Our Board has two standing committees: an Audit Committee and a Compensation Committee. Each of our Audit Committee and our Compensation Committee is composed solely of independent directors.

  Audit Committee

        Our Board has established an Audit Committee of the Board. Audit Committee members include Messrs. Bort, Patton and Rea. Mr. Bort serves as chairman of the Audit Committee. Under the Nasdaq listing standards and applicable SEC rules, we are required to have three members of the audit committee. Subject to phase-in rules and a limited exception, the rules of Nasdaq and Rule 10A-3 of the Exchange Act require that the audit committee of a listed company be comprised solely of independent directors. Messrs. Bort, Patton and Rea qualify as independent directors under applicable rules. Each member of the Audit Committee is financially literate as interpreted by the Board in its business judgement and our Board has determined that Mr. Bort qualifies as an "audit committee financial expert" as defined in applicable SEC rules.

        We have adopted an Audit Committee Charter, which details the principal functions of the Audit Committee, including:

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  the appointment, compensation, retention, replacement, and oversight of the work of the independent auditors and any other independent registered public accounting firm engaged by us;

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  pre-approving all audit and permitted non-audit services to be provided by the independent auditors or any other registered public accounting firm engaged by us, and establishing pre-approval policies and procedures;

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  reviewing and discussing with the independent auditors all relationships the auditors have with us in order to evaluate their continued independence;

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  setting clear hiring policies for employees or former employees of the independent auditors;

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  setting clear policies for audit partner rotation in compliance with applicable laws and regulations;

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  obtaining and reviewing a report, at least annually, from the independent auditors describing (i) the independent auditor's internal quality-control procedures and (ii) any material issues raised by the most recent internal quality- control review, or peer review, of the audit firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years respecting one or more independent audits carried out by the firm and any steps taken to deal with such issues;

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  reviewing and approving any related party transaction required to be disclosed pursuant to Item 404 of Regulation S-K promulgated by the SEC prior to us entering into such transaction; and

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  reviewing with management, the independent auditors, and our legal advisors, as appropriate, any legal, regulatory or compliance matters, including any correspondence with regulators or government agencies and any employee complaints or published reports that raise material issues regarding our financial statements or accounting policies and any significant changes in accounting standards or rules promulgated by the FASB, the SEC or other regulatory authorities.

        Our Audit Committee Charter is filed as an exhibit to our registration statement in connection with our IPO. A copy of our Audit Committee Charter is available, free of charge, from the Company by writing to the Company's Secretary, Gores Holdings II, Inc., 9800 Wilshire Blvd., Beverly Hills, California 90212.

  Compensation Committee

        Our Board has established a Compensation Committee of the Board. Compensation Committee members include Messrs. Bort, Patton and Rea. Mr. Patton serves as chairman of the Compensation Committee. Under the Nasdaq listing standards and applicable SEC rules, we are required to have at least two members of the compensation committee, all of whom must be independent. Randall Bort, William Patton and Jeffrey Rea are independent.

        We have adopted a Compensation Committee Charter which details the principal functions of the Compensation Committee, including:

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  reviewing and approving on an annual basis the corporate goals and objectives relevant to our Chief Executive Officer's compensation, evaluating our Chief Executive Officer's performance in light of such goals and objectives and determining and approving the remuneration (if any) of our Chief Executive Officer's based on such evaluation;

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  reviewing and approving on an annual basis the compensation of all of our other officers;

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  reviewing on an annual basis our executive compensation policies and plans;

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  implementing and administering our incentive compensation equity-based remuneration plans;

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  assisting management in complying with our proxy statement and annual report disclosure requirements;

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  approving all special perquisites, special cash payments and other special compensation and benefit arrangements for our officers and employees;

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  if required, producing a report on executive compensation to be included in our annual proxy statement; and

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  reviewing, evaluating and recommending changes, if appropriate, to the remuneration for directors.

        The Compensation Committee Charter also provides that the Compensation Committee may, in its sole discretion, retain or obtain the advice of a compensation consultant, legal counsel or other adviser and will be directly responsible for the appointment, compensation and oversight of the work of any such adviser. However, before engaging or receiving advice from a compensation consultant, external legal counsel or any other adviser, the Compensation Committee will consider the independence of each such adviser, including the factors required by Nasdaq and the SEC.

        Our Compensation Committee Charter was filed as an exhibit to our registration statement in connection with our IPO. A copy of our Compensation Committee Charter is available, free of charge, from the Company by writing to the Company's Secretary, Gores Holdings II, Inc., 9800 Wilshire Blvd., Beverly Hills, California 90212.

Committee Membership, Meetings and Attendance

        Each of the Audit Committee and Compensation Committee of our Board is comprised entirely of independent directors.

        From August 15, 2016 (inception) through December 31, 2017, the end of our fiscal year, our Audit Committee held three meetings, at which all members of the Audit Committee were present. Our Board or a committee thereof acted by written consent at least three times in fiscal year 2016. Our Compensation Committee did not hold meetings in fiscal year 2016.

        We encourage all of our directors to attend our annual meetings of stockholders. This Special Meeting will be our first annual meeting.

Director Nominations

        We do not have a standing nominating committee, though we intend to form a corporate governance and nominating committee in connection with the Business Combination. In accordance with Rule 5605(e)(2) of the Nasdaq rules, a majority of the independent directors may recommend a director nominee for selection by the Board. The Board believes that the independent directors can satisfactorily carry out the responsibility of properly selecting or approving director nominees without the formation of a standing nominating committee. In accordance with Rule 5605(e)(1)(A) of the Nasdaq rules, all such directors are independent. As there is no standing nominating committee, we do not have a nominating committee charter in place.

        The Board will also consider director candidates recommended for nomination by our stockholders during such times as they are seeking proposed nominees to stand for election at the next annual meeting of stockholders (or, if applicable, a special meeting of stockholders). Our stockholders that wish to nominate a director for election to the Board should follow the procedures set forth in our bylaws.

        We have not formally established any specific, minimum qualifications that must be met or skills that are necessary for directors to possess. In general, in identifying and evaluating nominees for director, the Board considers educational background, diversity of professional experience, knowledge of our business, integrity, professional reputation, independence, wisdom, and the ability to represent the best interests of our stockholders.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Exchange Act requires our officers, directors and persons who beneficially own more than ten percent of our Common Stock to file reports of ownership and changes in ownership with the SEC. These reporting persons are also required to furnish us with copies of all Section 16(a) forms they file. Based solely upon a review of such forms, we believe that during the year ended December 31, 2017 there were no delinquent filers.

Code of Ethics

        We have adopted a Code of Ethics applicable to our directors, officers and employees that complies with the rules and regulations of the Nasdaq. The Code of Ethics codifies the business and ethical principles that govern all aspects of our business. We have previously filed copies of our form Code of Ethics, our form of Audit Committee Charter and our form of Compensation Committee Charter as exhibits to our registration statement in connection with our IPO. You may review these documents by accessing our public filings at the SEC's web site at www.sec.gov. In addition, a copy of the Code of Ethics will be provided without charge upon request to us in writing at 9800 Wilshire Blvd., Beverly Hills, California 90212 or by telephone at (310) 209-3010. We intend to disclose any amendments to or waivers of certain provisions of our Code of Ethics in a Current Report on Form 8-K.

Conflicts of Interest

        The Gores Group manages several investment vehicles. Funds managed by The Gores Group or its affiliates may compete with us for acquisition opportunities. If these funds decide to pursue any such opportunity, we may be precluded from procuring such opportunities. In addition, investment ideas generated within The Gores Group, including by Mr. Gores, may be suitable for both us and for a current or future fund of The Gores Group and may be directed to such investment vehicle rather than to us. Neither The Gores Group nor members of our management team who are also employed by certain affiliates of The Gores Group have any obligation to present us with any opportunity for a potential business combination of which they become aware, unless presented to such member solely in his or her capacity as an officer of our Company. The Gores Group and/or our management, in their capacities as officers or managing directors of The Gores Group or in their other endeavors, may be required to present potential business combinations to the related entities described above, current or future investment vehicles of The Gores Group, or third parties, before they present such opportunities to us.

        Each of our officers and directors presently has, and any of them in the future may have additional, fiduciary or contractual obligations to another entity pursuant to which such officer or director is or will be required to present a business combination opportunity to such entity. Accordingly, if any of our officers or directors becomes aware of a business combination opportunity which is suitable for an entity to which he or she has then current fiduciary or contractual obligations, he or she will honor these fiduciary obligations under applicable law. We do not believe, however, that the fiduciary duties or contractual obligations of our officers or directors will materially affect our ability to complete our business combination. Our current certificate of incorporation provides that we renounce our interest in any corporate opportunity offered to any director or officer unless such opportunity is expressly offered to such person solely in his or her capacity as a director or officer of our Company and such opportunity is one we are legally and contractually permitted to undertake and would otherwise be reasonable for us to pursue.

        Our Sponsor, officers and directors may become involved with subsequent blank check companies similar to us, although they have agreed not to participate in the formation of, or become an officer or director of, any blank check company until we have entered into a definitive agreement regarding our Business Combination or we have failed to complete an initial business combination by January 19, 2019. Potential investors should also be aware of the following other potential conflicts of interest:

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  the fact that our Initial Stockholders have agreed not to redeem any of the Founder Shares in connection with a stockholder vote to approve a proposed initial business combination;

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  the fact that our Initial Stockholders have agreed to waive their right to conversion price adjustment with respect to any shares of our Common Stock they may hold in connection with the consummation of the Business Combination;

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  the fact that our Sponsor paid an aggregate of $25,000 for 10,781,250 Founder Shares and (after giving effect to the cancellation of (i) 781,250 Founder Shares on February 27, 2017 and (ii) approximately 3,478,261 Founder Shares at the time of the Business Combination) the remaining 6,521,739 Founder Shares will have a significantly higher value at the time of the Business Combination, which if unrestricted and freely tradable would be valued at approximately $65,217,390 but, given the restrictions on such shares, we believe such shares have less value;

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  the fact that our Initial Stockholders have agreed to waive their rights to liquidating distributions from the Trust Account with respect to their Founder Shares if we fail to complete an initial business combination by January 19, 2019;

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  the fact that our Sponsor paid an aggregate of approximately $10,000,000 for its 6,666,666 Private Placement Warrants to purchase shares of Class A Stock and that such Private Placement Warrants will expire worthless if a business combination is not consummated by January 19, 2019;

  •
  the continued right of our Sponsor to hold our Class A Stock and the shares of Class A Stock to be issued to our Sponsor upon exercise of its Private Placement Warrants following the Business Combination, subject to certain lock-up periods;

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  if the Trust Account is liquidated, including in the event we are unable to complete an initial business combination within the required time period, our Sponsor has agreed to indemnify us to ensure that the proceeds in the Trust Account are not reduced below $10.00 per public share, or such lesser per public share amount as is in the Trust Account on the liquidation date, by the claims of prospective target businesses with which we have entered into an acquisition agreement or claims of any third party (other than our independent public accountants) for services rendered or products sold to us, but only if such a vendor or target business has not executed a waiver of any and all rights to seek access to the Trust Account;

  •
  the anticipated continuation of two of our existing directors, Messrs. Randall Bort and Jeffrey Rea, as directors of the post-combination company;

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  the continued indemnification of our existing directors and officers and the continuation of our directors' and officers' liability insurance after the Business Combination;

  •
  the fact that our Sponsor, officers and directors will lose their entire investment in us and will not be reimbursed for any out-of-pocket expenses if an initial business combination is not consummated by January 19, 2019;

  •
  that, as described in the Charter Approval Proposal and reflected in Annex C, our proposed Second Amended and Restated Certificate of Incorporation will be amended to exclude The Gores Group and Platinum Equity and each of their successors, certain affiliates and each of their respective transferees as "interested parties" from the list of prohibited business combinations not in compliance with Section 203 of the DGCL;

  •
  that, at the closing of the Business Combination we will enter into the Registration Rights Agreement with the Restricted Stockholders, which provides for registration rights to Restricted Stockholders and their permitted transferees;

  •
  that certain employees and affiliates of our Sponsor have committed to purchase up to 4,203,795 shares of Class A Stock in the Private Placement for an aggregate commitment of approximately $38,674,914; and

  •
  the fact that Alec Gores, our Chairman, is the brother of Tom Gores, the Chief Executive Officer and Chairman of Platinum Equity, and that Tom Gores and certain employees and affiliates of Platinum Equity would participate in the Private Placement. Platinum Equity currently holds a controlling stake in Verra Mobility through the Platinum Stockholder, which will receive all of the cash consideration and a portion of the stock consideration to be paid in connection with the business combination. The Platinum Stockholder will retain approximately 34% of voting power in the post-combination company assuming no share redemptions and 47% of voting power assuming maximum share redemptions. The Platinum Stockholder will also have the right to nominate up to three directors to the post-closing company's board of directors, of whom one will initially be the current Chief Executive Officer of Verra Mobility as a Class II director and the other two will initially be representatives of the Platinum Stockholder as Class III directors. In addition, if one of the Platinum Stockholder's nominees is elected, one of the Platinum Stockholder's nominees will serve as the chairman of the board of directors and the Platinum Stockholder will have the right to appoint one representative to each committee of the board of the post-closing company. The Platinum Stockholder's right to nominate directors to the post-closing company's board is subject to maintaining its ownership percentage of the total outstanding shares of Class A Stock at certain levels as discussed elsewhere in this proxy statement.

        The conflicts described above may not be resolved in our favor.

        In general, officers and directors of a corporation incorporated under the laws of the State of Delaware are required to present business opportunities to a corporation if:

  •
  the corporation could financially undertake the opportunity;

  •
  the opportunity is within the corporation's line of business; and

  •
  it would not be fair to the corporation and its stockholders for the opportunity not to be brought to the attention of the corporation.

        Accordingly, as a result of multiple business affiliations, our officers and directors may have similar legal obligations relating to presenting business opportunities meeting the above-listed criteria to multiple entities. Furthermore, our current certificate of incorporation provides that the doctrine of corporate opportunity will not apply with respect to any of our officers or directors in circumstances where the application of the doctrine would conflict with any fiduciary duties or contractual obligations they may have. Below is a table summarizing the entities to which our officers and directors currently have fiduciary duties or contractual obligations that may present a conflict of interest:

Name of Individual	Entity Name	Entity's Business	Affiliation
Alec Gores	The Gores Group, LLC(1)	Private equity investments	Director and Officer
Mark R. Stone	The Gores Group, LLC(1)	Private equity investments	Director and Officer
Dominick Schiano	None
Andy McBride	The Gores Group, LLC(1)	Private equity investments	Director and Officer
Randall Bort	None
William Patton	None
Jeffrey Rea	None

(1)
Includes all portfolio companies and certain other affiliates of The Gores Group.

        Accordingly, if any of the above officers or directors become aware of a business combination opportunity which is suitable for any of the above entities to which he or she has then current fiduciary or contractual obligations, he or she will honor these obligations to present such business combination opportunity to such entity, and only present it to us if such entity rejects the opportunity. We do not believe, however, that any of the foregoing fiduciary duties or contractual obligations will materially affect our ability to complete our business combination. Our current certificate of incorporation provides that we renounce our interest in any corporate opportunity offered to any director or officer unless such opportunity is expressly offered to such person solely in his or her capacity as a director or officer of our Company and such opportunity is one we are legally and contractually permitted to undertake and would otherwise be reasonable for us to pursue.

        We are not prohibited from pursuing a business combination with a company that is affiliated with our Sponsor, officers or directors. In the event we seek to complete our business combination with such a company, we, or a committee of independent directors, would obtain an opinion from an independent investment banking firm which is a member of FINRA, or from an independent accounting firm, that such a business combination is fair to our Company from a financial point of view.

        Our Initial Stockholders have agreed to vote their Founder Shares and their public shares, if any, in favor of the Business Combination.

Limitation on Liability and Indemnification of Officers and Directors

        Our current certificate of incorporation provides that our officers and directors will be indemnified by us to the fullest extent authorized by Delaware law, as it now exists or may in the future be amended. In addition, our current certificate of incorporation provides that our directors will not be personally liable for monetary damages to us for breaches of their fiduciary duty as directors, except to the extent such exemption from liability or limitation thereof is not permitted by the DGCL unless they violated their duty of loyalty to the Company or its stockholders, acted in bad faith, knowingly or intentionally violated the law, authorized unlawful payments of dividends, unlawful stock purchases or unlawful redemptions, or derived improper personal benefit from their actions as directors.

        We have entered into agreements with our officers and directors to provide contractual indemnification in addition to the indemnification provided for in our current certificate of incorporation. Our bylaws also permit us to maintain insurance on behalf of any officer, director or employee for any liability arising out of his or her actions, regardless of whether Delaware law would permit such indemnification. We have obtained a policy of directors' and officers' liability insurance that insures our officers and directors against the cost of defense, settlement or payment of a judgment in some circumstances and insures us against our obligations to indemnify our officers and directors.

        These provisions may discourage stockholders from bringing a lawsuit against our directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against officers and directors, even though such an action, if successful, might otherwise benefit us and our stockholders. Furthermore, a stockholder's investment may be adversely affected to the extent we pay the costs of settlement and damage awards against officers and directors pursuant to these indemnification provisions.

        We believe that these provisions, the insurance and the indemnity agreements are necessary to attract and retain talented and experienced officers and directors.

Executive Compensation

        None of our officers or directors have received any cash compensation for services rendered to us. Commencing on January 12, 2017, we agreed to pay monthly recurring expenses of $20,000 to The Gores Group for office space, administrative and secretarial support. Upon completion of a business combination or our liquidation, we will cease paying these monthly fees. In addition, we may pay our Sponsor or any of our existing officers or directors, or any entity with which they are affiliated, a finder's fee, consulting fee or other compensation in connection with identifying, investigation and completing a business combination. Our Sponsor, officers, directors, or any of their respective affiliates, may be reimbursed for any out-of-pocket expenses incurred in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. Our audit committee will review on a quarterly basis all payments that were made to our

Sponsor, officers, directors and our or their affiliates and will determine which fees and expenses and the amount of expenses that will be reimbursed. We note that some named executive officers have economic interests in our Sponsor. For more information about the interests of our Sponsor in the Business Combination, please see the section entitled "Proposal No. 1—Approval of the Business Combination—Interests of Certain Persons in the Business Combination."

        After the completion of our Business Combination, directors or members of our management team who remain with us may be paid consulting or management fees from the post-combination company. For a discussion of our executive compensation arrangements after the closing of the Business Combination, please see the section entitled "Management After the Business Combination."

Audit Committee Report

        Our Audit Committee has reviewed and discussed our audited financial statements with management, and has discussed with our independent registered public accounting firm the matters required to be discussed by Public Company Accounting Oversight Board, which we refer to as "PCAOB," Auditing Standard No. 1301, "Communications with Audit Committees," referred to as PCAOB Auditing Standard No. 1301. Additionally, our Audit Committee has received the written disclosures and the letter from our independent registered public accounting firm, as required by the applicable requirements of the PCAOB, and has discussed with the independent registered public accounting firm the independent registered public accounting firm's independence. Based upon such review and discussion, our Audit Committee recommended to our Board that the audited financial statements for the year ended December 31, 2017 be included in our annual report on Form 10-K for the last fiscal year for filing with the SEC.

Submitted by:
Audit Committee of the Board of Directors,
Randall Bort William Patton Jeffrey Rea

Fees and Services

        KPMG has audited our financial statements for the fiscal year ended December 31, 2017. The following is a summary of fees paid or to be paid to KPMG for services rendered since August 15, 2016 (inception) through December 31, 2017.

        Audit Fees.    Audit fees consist of fees billed for professional services rendered for the audit of our year-end financial statements and services that are normally provided by KPMG in connection with regulatory filings. The fees billed by KPMG for professional services rendered for the audit of our annual financial statements, review of the financial information included in our Forms 10-Q for the respective periods, the registration statement, the Form 8-K filed in connection with the closing of our IPO and other required filings with the SEC for the period from August 15, 2016 (inception) through December 31, 2017 totaled $160,474. The above amounts include interim procedures and audit fees, as well as attendance at Audit Committee meetings.

        Audit-Related Fees.    Audit-related services consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements and are not reported under "Audit Fees." These services include attest services that are not required by statute or regulation and consultations concerning financial accounting and reporting standards. We did not pay KPMG for audit-related fees for the period from August 15, 2016 (inception) through December 31, 2017.

        Tax Fees.    We did not pay KPMG for tax planning and tax advice for the period from August 15, 2016 (inception) through December 31, 2017.

        All Other Fees.    We did not pay KPMG for any other services for the period from August 15, 2016 (inception) through December 31, 2017.

        Our Audit Committee has determined that the services provided by KPMG are compatible with maintaining the independence of KPMG as our independent registered public accounting firm.

Pre-Approval Policy

        Our Audit Committee has approved all of the foregoing services. Our Audit Committee will pre-approve all future auditing services and permitted non-audit services to be performed for us by our auditors, including the fees and terms thereof (subject to the de minimis exceptions for non-audit services described in the Exchange Act which are approved by our Audit Committee prior to the completion of the audit).

 THE COMPANY'S MANAGEMENT'S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

        The following discussion and analysis should be read in conjunction with the financial statements and related notes of the Company included elsewhere in this proxy statement. This discussion contains forward-looking statements reflecting our current expectations, estimates and assumptions concerning events and financial trends that may affect our future operating results or financial position. Actual results and timing of events may differ materially from those contained in these forward-looking statements due to a number of factors, including those discussed in the sections entitled "Risk Factors" and "Cautionary Note Regarding Forward-Looking Statements."

Overview

        We are a blank check company incorporated on August 15, 2016 as a Delaware corporation and formed for the purpose of effecting a Business Combination with one or more target businesses. We completed our Public Offering on January 19, 2017.

        We intend to effectuate our Business Combination using cash from the proceeds of our Public Offering and the sale of the Private Placement Warrants, our capital stock, debt, or a combination of cash, stock and debt.

Recent Developments

Proposed Verra Mobility Business Combination

        On June 21, 2018, the Company, First Merger Sub, Second Merger Sub, Greenlight and the Stockholder Representative entered into the Merger Agreement, which provides for, among other things, (i) the merger of First Merger Sub with and into Greenlight, with Greenlight continuing as the surviving corporation (the "First Merger") and (ii) immediately following the First Merger and as part of the same overall transaction as the First Merger, the merger of Greenlight with and into Second Merger Sub with Second Merger Sub continuing as the surviving entity (the "Second Merger" and, together with the First Merger, the "Mergers" and, together with the other transactions contemplated by the Merger Agreement, the "Proposed Business Combination"). As a result of the First Merger, the Company will own 100% of the outstanding common stock of Greenlight and each share of common stock of Greenlight will be cancelled and converted into the right to receive a portion of the consideration. As a result of the Second Merger, the Company will own 100% of the outstanding interests in the Second Merger Sub. Following the closing of the Proposed Business Combination, the Company will own, directly or indirectly, all the stock of Greenlight and its subsidiaries and the Greenlight Stockholders will hold a portion of the Company's Class A common stock.

The Merger Agreement

        The consideration to be paid to the Greenlight Stockholders will be a combination of cash and stock, as calculated pursuant to the terms of the Merger Agreement and certain other transaction documents contemplated thereby. Pursuant to the Merger Agreement, the aggregate consideration payable to the Greenlight Stockholders will consist of (i) an amount in cash equal to the Closing Cash Payment Amount (as defined in the Merger Agreement), and (ii) shares of newly-issued Class A common stock equal to the Closing Number of Securities (as defined in the Merger Agreement). The merger consideration payable to the Greenlight Stockholders is also subject to adjustment based on Greenlight's working capital, cash and indebtedness as of the closing date, among other adjustments contemplated by the Merger Agreement. Based upon assumed net indebtedness of approximately $852 million (after giving effect to the partial repayment of existing indebtedness), the aggregate merger consideration to be paid by the Company is expected to be approximately $2.3 billion.

        In addition to the consideration to be paid at the closing of the transaction contemplated by the Merger Agreement, certain of the Greenlight Stockholders will be entitled to receive additional earn-out payments from the Company of up to an aggregate of 10 million shares of Class A common stock, if the price of Class A common stock trading on the Nasdaq exceeds certain thresholds during the five-year period following the closing of the Mergers.

        Consummation of the Transactions contemplated by the Merger Agreement is subject to customary closing conditions as well as specified cash availability conditions. The Merger Agreement also contains customary representations and warranties and may be terminated by the parties thereto as specified therein.

        In order to facilitate the Proposed Business Combination, the Sponsor has agreed to the cancellation of 3,478,261 of its Founder Shares and the Company has agreed to the purchase of shares of Class A common stock by the participants in the Private Placement (as defined below) (pursuant to the subscription agreements entered into in connection therewith) at a discounted price of $9.20.

Private Placement Subscription Agreements

        On June 21, 2018, the Company entered into subscription agreements with certain investors, including the Sponsor, pursuant to which the investors have agreed to purchase in the aggregate 43,478,261 shares of Class A common stock in a private placement for $9.20 per share (the "Private Placement"). The anticipated gross proceeds from the Private Placement of approximately $400,000,000 will be used to partially fund the cash consideration to be paid to the Greenlight Stockholders. The Private Placement is conditioned on, among other things, the closing of the Proposed Business Combination.

Tax Receivable Agreement

        At the closing of the Proposed Business Combination, the Company will enter into a Tax Receivable Agreement with the Platinum Stockholder and the Stockholder Representative. The Tax Receivable Agreement will generally provide for the payment by the Company to the Platinum Stockholder of 50% of the net cash savings, if any, in U.S. federal, state and local income tax that the Company actually realizes (or is deemed to realize in certain circumstances) in periods after the closing of the Proposed Business Combination, as a result of the increase in tax basis of the intangible assets of HTA resulting from the acquisition of HTA by Verra Mobility Corporation prior to the Proposed Business Combination. The Company generally will retain benefit of the remaining 50% of these cash savings.

Results of Operations

        For the six months ended June 30, 2018, we had a net loss of ($746,385). Our business activities during the quarter mainly consisted of identifying and evaluating prospective acquisition candidates for a Business Combination. We believe that we have sufficient funds available to complete our efforts to effect a Business Combination with an operating business by January 19, 2019. However, if our estimates of the costs of identifying a target business, undertaking in-depth due diligence and negotiating a Business Combination are less than the actual amount necessary to do so, we may have insufficient funds available to operate our business prior to a Business Combination.

        As indicated in the accompanying unaudited consolidated financial statements, at June 30, 2018, we had approximately $168,794 in cash and deferred offering costs of $14,000,000. Further, we expect to continue to incur significant costs in the pursuit of our acquisition plans. We cannot assure you that our plans to complete our Business Combination, including the Proposed Business Combination, will be successful.

Liquidity and Capital Resources

        In August 2016, our Sponsor purchased an aggregate of 10,781,250 Founder Shares for an aggregate purchase price of $25,000, or approximately $0.002 per share. Subsequently, our Sponsor transferred an aggregate of 75,000 Founder Shares to our independent directors. On February 27, 2017, following the expiration of the unexercised portion of the underwriter's over-allotment option, our Sponsor forfeited 781,250 Founder Shares so that the remaining Founder Shares held by our Initial Stockholders represented 20.0% of the outstanding shares upon completion of our Public Offering.

        On January 19, 2017, we consummated our Public Offering of 40,000,000 Units at a price of $10.00 per Unit, including 2,500,000 Units as a result of the underwriter's partial exercise of their over-allotment option, generating gross proceeds of $400,000,000. On the IPO Closing Date, we completed the private sale of an aggregate of 6,666,666 Private Placement Warrants, each exercisable to purchase one share of Common Stock at $11.50 per share, to our Sponsor, at a price of $1.50 per Private Placement Warrant, generating gross proceeds, before expenses, of $10,000,000. After deducting the underwriting discounts and commissions (excluding the Deferred Discount, which amount will be payable upon consummation of the Business Combination, if consummated) and the estimated offering expenses, the total net proceeds from our Public Offering and the sale of the Private Placement Warrants were $401,100,000, of which $400,000,000 (or $10.00 per share sold in the Public Offering) was placed in the Trust Account. The amount of proceeds not deposited in the Trust Account was $1,100,000 at the IPO Closing Date. Interest earned on the funds held in the Trust Account may be released to us to fund our Regulatory Withdrawals (subject to an annual limit of $750,000, for a maximum of 24 months) and/or to pay our franchise and income taxes.

        On August 19, 2016, our Sponsor loaned us an aggregate of $150,000 by the issuance of an unsecured promissory note for $150,000 to cover expenses related to the Public Offering, and on January 11, 2017, our Sponsor loaned us an additional $150,000 by the issuance of a second unsecured promissory note for $150,000 to cover expenses related to the Public Offering. These Notes were non-interest bearing and payable on the earlier of January 31, 2017 or the completion of the Public Offering. These Notes were repaid in full upon the completion of the Public Offering.

        As of June 30, 2018 and December 31, 2017, we had cash held outside of the Trust Account of approximately $168,794 and $826,201, respectively, which is available to fund our working capital requirements. Additionally, interest earned on the funds held in the Trust Account may be released to us to fund our Regulatory Withdrawals (subject to an annual limit of $750,000, for a maximum of 24 months) and/or to pay our franchise and income taxes.

        At June 30, 2018 and December 31, 2017, the Company had current liabilities of $3,097,932 and $198,119, respectively, largely due to amounts owed to professionals, consultants, advisors and others who are working on seeking a Business Combination as described in Note 1. Such work is continuing after June 30, 2018 and amounts are continuing to accrue. On June 30, 2018 and December 31, 2017, the Company had working capital of ($2,665,297) and $763,663, respectively.

        We intend to use substantially all of the funds held in the Trust Account, including interest (which interest shall be net of Regulatory Withdrawals and taxes payable) to consummate our Business Combination. Moreover, we may need to obtain additional financing either to complete a Business Combination or because we become obligated to redeem a significant number of shares of our Common Stock upon completion of a Business Combination. See "Recent Developments—Private Placement Subscription Agreements." Subject to compliance with applicable securities laws, we would only complete such financing simultaneously with the completion of our Business Combination. If we are unable to complete our Business Combination because we do not have sufficient funds available to us, we will be forced to cease operations and liquidate the Trust Account. In addition, following our Business Combination, if cash on hand is insufficient, we may need to obtain additional financing in order to meet our obligations. To the extent that our capital stock or debt is used, in whole or in part, as consideration to consummate our Business Combination, the remaining proceeds held in our Trust Account, if any, will be used as working capital to finance the operations of the target business or businesses, make other acquisitions and pursue our growth strategy. Following the closing of the Proposed Business Combination, we do not expect there to be remaining proceeds in our Trust Account.

Off-balance sheet financing arrangements

        We had no obligations, assets or liabilities which would be considered off-balance sheet arrangements at June 30, 2018. We do not participate in transactions that create relationships with unconsolidated entities or financial partnerships, often referred to as variable interest entities, which would have been established for the purpose of facilitating off-balance sheet arrangements.

        We had not entered into any off-balance sheet financing arrangements, established any special purpose entities, guaranteed any debt or commitments of other entities, or entered into any non-financial agreements involving assets.

Contractual obligations

        At June 30, 2018 and December 31, 2017, we did not have any long-term debt obligations, capital lease obligations, operating lease obligations, purchase obligations or long-term liabilities. In connection with the Public Offering, we entered into an administrative services agreement to pay monthly recurring expenses of $20,000 to The Gores Group for office space, utilities and secretarial support. The administrative services agreement terminates upon the earlier of the completion of a Business Combination or the liquidation of the Company.

        The underwriter is entitled to underwriting discounts and commissions of 5.5%, of which 2.0% ($8,000,000) was paid at the IPO Closing Date, and 3.5% ($14,000,000) was deferred. The Deferred Discount will become payable to the underwriter from the amounts held in the Trust Account solely in the event that the Company completes a Business Combination, subject to the terms of the underwriting agreement. The underwriter is not entitled to any interest accrued on the Deferred Discount.

Critical Accounting Policies

        The preparation of financial statements and related disclosures in conformity with U.S. GAAP requires our management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements, and income and expenses during the periods reported. Actual results could materially differ from those estimates. We have identified the following as our critical accounting policies:

Offering costs

        We comply with the requirements of the Accounting Standards Codification (the "ASC") 340-10-S99-1 and SEC Staff Accounting Bulletin Topic 5A—"Expenses of Offering." Offering costs consist principally of professional and registration fees incurred through the IPO Closing Date that were related to the Public Offering, totaling approximately $22,719,995, (including $22,000,000 in underwriter's fees), were charged to stockholders' equity upon completion of our Public Offering.

Redeemable Common Stock

        All of the 40,000,000 shares of Class A common stock sold as part of the Units in our Public Offering contain a redemption feature which allows for the redemption of such shares in connection with our liquidation, if there is a stockholder vote or tender offer in connection with our Business

Combination and in connection with certain amendments to our charter. In accordance with ASC 480, "Distinguishing Liabilities from Equity" ("ASC 480"), redemption provisions not solely within our control require common stock subject to redemption to be classified outside of permanent equity. Ordinary liquidation events, which involve the redemption and liquidation of all of the entity's equity instruments, are excluded from the provisions of ASC 480. Although we did not specify a maximum redemption threshold, our charter provides that the Company will not redeem our public shares in an amount that would cause our net tangible assets (stockholders' equity) to be less than $5,000,001.

        We recognize changes in redemption value immediately as they occur and adjust the carrying value of redeemable common stock to equal the redemption value at the end of each reporting period. Increases or decreases in the carrying amount of redeemable common stock are affected by charges against accumulated deficit.

        Accordingly, at June 30, 2018, 38,294,216 of the 40,000,000 public shares are classified outside of permanent equity at their redemption value.

Net income/(loss) per common share

        The Company has two classes of shares, which are referred to as Class A common stock and Class F common stocks. Net loss per common share is computed utilizing the two-class method. The two-class method is an earnings allocation formula that determines earnings per share separately for each class of common stock based on an allocation of undistributed earnings per the rights of each class. At June 30, 2018, the Company did not have any dilutive securities or other contracts that could, potentially, be exercised or converted into common stock and then share in the earnings of the Company under the treasury stock method. As a result, diluted net income/(loss) per common share is the same as basic net income/(loss) per common share for the period.

Income taxes

        Deferred income tax assets and liabilities are computed for differences between the financial statement and tax bases of assets and liabilities that will result in future taxable or deductible amounts, based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

Recently issued accounting pronouncements not yet adopted

        In May 2014, the FASB issued Accounting Standards Update No. 2014-09 (Topic 606) "Revenue from Contracts with Customers." Topic 606 supersedes the revenue recognition requirements in Topic 605 "Revenue Recognition" (Topic 605), and requires entities to recognize revenue when control of the promised goods or services is transferred to customers at an amount that reflects the consideration to which the entity expects to be entitled to in exchange for those goods or services. We currently anticipate the adoption of ASU 2014-09 will not have a material impact on our financial statements.

        In February 2016, the FASB issued Accounting Standards Update No. 2016-02 (Topic 842) "Leases." Topic 842 supersedes the lease recognition requirements in Accounting Standards Codification (ASC) Topic 840, "Leases." Under Topic 842, lessees are required to recognize assets and liabilities on the balance sheet for most leases and provide enhanced disclosures. Leases will continue to be classified as either finance or operating. Topic 842 is effective for annual reporting periods and interim periods within those years beginning after December 15, 2018. Early adoption by public entities is permitted. Entities are required to use a modified retrospective approach for leases that exist or are entered into after the beginning of the earliest comparative period in the financial statements, and there are certain optional practical expedients that an entity may elect to apply. We are currently in the process of evaluating the impact of the adoption of ASU 2016-02 on our financial statements.

Quantitative and Qualitative Disclosures About Market Risk

        Market risk is a broad term for the risk of economic loss due to adverse changes in the fair value of a financial instrument. These changes may be the result of various factors, including interest rates, foreign exchange rates, commodity prices and/or equity prices. Our business activities for the six months ended June 30, 2018 consisted solely of organizational activities and activities relating to our Public Offering and the identification of a target company for a Business Combination. At June 30, 2018, $404,611,945 (including accrued interest and subject to reduction by the Deferred Discount due at the consummation of the Business Combination) was held in the Trust Account for the purposes of consummating our Business Combination. At June 30, 2018, investment securities in the Company's Trust Account consist of $404,609,948 and in United States Treasury Bills and $1,997 in cash. At June 30, 2018, the effective annualized interest rate payable on our investments was approximately 1.45%.

        We have not engaged in any hedging activities during the six months ended June 30, 2018. We do not expect to engage in any hedging activities with respect to the market risk to which we are exposed.

Controls and Procedures

        Disclosure controls and procedures are controls and other procedures that are designed to ensure that information required to be disclosed in our reports filed or submitted under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the SEC's rules and forms. Disclosure controls and procedures include, without limitation, controls and procedures designed to ensure that information required to be disclosed in company reports filed or submitted under the Exchange Act is accumulated and communicated to management, including our Chief Executive Officer and Chief Financial Officer, to allow timely decisions regarding required disclosure.

        As required by Rules 13a-15 and 15d-15 under the Exchange Act, our Chief Executive Officer and Chief Financial Officer carried out an evaluation of the effectiveness of the design and operation of our disclosure controls and procedures as of June 30, 2018. Based upon their evaluation, our Chief Executive Officer and Chief Financial Officer concluded that our disclosure controls and procedures (as defined in Rules 13a-15(e) and 15d-15(e) under the Exchange Act) were effective. During the most recently completed fiscal quarter, there has been no change in our internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, our internal control over financial reporting.

INFORMATION ABOUT VERRA MOBILITY

Overview

        Verra Mobility is a leading provider of smart mobility technology solutions and services throughout the United States, Canada and Europe. Verra Mobility provides integrated technology solutions and services which include toll and violations management, title and registration, automated safety solutions, and other data driven solutions to its customers, which include rental car companies ("RACs"), fleet management companies ("FMCs"), other large fleet owners, municipalities, school districts and violation issuing authorities. Verra Mobility's solutions simplify the smart mobility ecosystem by utilizing industry leading capabilities, information and technology expertise, and integrated hardware and software to efficiently facilitate the automated processing of tolls and violations for hundreds of agencies and millions of end users annually, while also making cities and roadways safer for everyone.

        Based in Mesa, Arizona, Verra Mobility operates through two primary segments—Commercial Services and Government Solutions. Through its Commercial Services segment, Verra Mobility is the market leading provider of automated toll and violations management and title and registration solutions to RACs, FMCs and other large fleet owners in the United States and Canada. In Europe, Verra Mobility works with violation issuing authorities and specializes in the identification, notification, and collection of unpaid traffic, parking, and public transportation related violations incurred by vehicles registered in a country other than that in which the violation occurred. Through its Government Solutions segment, Verra Mobility is the market leading provider of automated safety solutions to municipalities and school districts, including services and technology that enable photo enforcement via road safety camera programs related to red light, speed, school bus, and city bus lanes.

Segments

Commercial Services (also referred to as Tolling & Fleet)

        Verra Mobility's Commercial Services segment generated approximately $91.4 million in revenues for 2017, or approximately 39% of 2017 revenues. The Commercial Services segment is the market leading provider of automated toll and violations management and title and registration solutions to RACs, FMCs and other large fleet owners in North America. Through its established relationships with more than 50 individual tolling authorities throughout the United States, Verra Mobility provides an automated and outsourced administrative solution for its customers while also providing a value-added convenience for vehicle drivers and benefits to the tolling and issuing authorities. Without Verra Mobility's toll and violations management solutions, its customers would bear the expense and administrative burden of matching tolls or violations to the responsible vehicle and driver, and then either transferring liability or paying the fee or fine directly (for which it may then need to bill the driver)—in either case within specified time periods to avoid the potential imposition of penalties. Verra Mobility mitigates these risks by ensuring timely payment for tolls and violations incurred by its customers' vehicles or by performing timely transfers of liability on its customers' behalf, and then billing and collecting from the driver as applicable. Additionally, for many of its customers, Verra Mobility also manages regional toll transponder installation and vehicle association, an especially critical and highly complex component of the RAC and FMC customers to ensure that the transponder (and associated toll transactions) are associated with the correct vehicle. Verra Mobility has long-standing relationships with the top three largest RACs in the United States—The Hertz Corporation, Avis Budget Group, and Enterprise Holdings, Inc.—among others, as well as the six largest United States FMCs—including Element, ARI, Enterprise Fleet Management, Wheels, LeasePlan and Donlen. Verra Mobility provides coverage for more than 95% of all toll roads in the United States and currently one toll road in Canada, processing more than 165 million toll transactions and 2.7 million traffic violations annually. Following the acquisition of Euro Parking Collection in April, 2018, Verra Mobility extended its customer base to include violation issuing authorities in Europe and expanded its commercial services to include identification, notification, and collection of unpaid traffic, parking, and public transportation related violations incurred by vehicle drivers not originating in the country the violation occurred.

Government Solutions

        Verra Mobility's Government Solutions segment generated approximately $140.7 million in revenues for 2017, or approximately 61% total 2017 revenues. This segment works with municipalities and school districts to help make cities and roadways safer for everyone through automated safety solutions. Verra Mobility provides municipalities and school districts with road safety cameras to detect and process traffic violations for red light, speed, school bus, and city bus lanes. Verra Mobility's proprietary hardware and software technology provide municipalities and school districts the information, data, and automated end-to-end administrative capabilities to enforce traffic violations through photo enforcement. On behalf of its customers, Verra Mobility owns, installs, maintains, and manages automated safety solution hardware and software, processes event data by applying customer specific rules, and connects a traffic violation to the responsible driver or vehicle owner. Additionally, upon law enforcement's determination that a violation has occurred, Verra Mobility manages the citation mailing, billing, and other administrative tasks on behalf of many of its customers. Other segment revenue consists of product revenues and other ancillary services.

        Verra Mobility is a critical partner to municipalities, school districts and law enforcement agencies across the United States, helping facilitate and increase public safety, enhance law enforcement officer safety, and act as a force multiplier, allowing for law enforcement to focus on more serious crimes rather than routine traffic violations. Verra Mobility currently has approximately 4,000 red light, speed, school bus and city bus lane road safety cameras installed across approximately 200 jurisdictions and school districts in 16 states, the District of Columbia and one Canadian province. On an annual basis, Verra Mobility processes approximately 8.5 million violations on behalf of its customers, including New York City, Seattle, Washington D.C., Austin, Independent School District, Chicago, Orlando, Dallas and Atlanta Independent School System.

Recent Developments

        Verra Mobility recently completed two highly strategic acquisitions which expanded its presence in Commercial Services—Highway Toll Administration ("HTA") and Euro Parking Collection ("EPC") in March and April of 2018, respectively.

HTA

        Founded in 2002, HTA is a leading provider of toll management solutions to customers in the United States RAC industry, offering services similar to Verra Mobility's toll management services. HTA's largest customer relationships were with Avis Budget Group and Enterprise Holdings Inc., in addition to other RACs such as Advantage, Silvercar, and Sixt. Prior to the acquisition, there was no customer overlap for the same product between HTA and Verra Mobility, allowing for significant customer diversification and growth through the combination.

EPC

        Founded in 1988 with operations in London and Budapest, EPC built an established presence with issuing authorities in 15 European countries. Issuing authorities are primarily comprised of public and police authorities, councils, municipalities, national government agencies, toll road operators and private parking companies. EPC services more than 450 customers in 18 languages and 13 currencies while working with 30 different vehicle licensing authorities ("VLAs") and issuing to vehicle owners or drivers in more than 130 countries. EPC's European presence, integration with issuing authorities, and expansive billing and customer service capabilities offer Verra Mobility a platform to expand into Europe for RAC and FMC customers.

The Industries in Which Verra Mobility Operates

Tolling

        Tolling is an important feature of the United States transportation landscape, with United States tolling authorities collecting more than $13.8 billion in toll revenues in 2015. In 2015, drivers took more than 5.7 billion trips on United States tolled roads and crossings. As a result, tolling is one of the most effective and equitable ways to pay for highway infrastructure. In addition to the overall growth in tolling as reflected in the U.S. Department of Transportation Federal Highway Administration's tracking of total toll bridge, tunnel and road mileage, there is also a growing movement towards cashless and all-electronic tolling, which allows for more convenient, accurate and reliable processing and collection of toll incurrence fees as well as mitigates congestion on toll roads. The tolling industry is highly fragmented and complex as it is comprised of more than 50 tolling authorities, each operating as independent organizations with specific coverage regions and disparate technology platforms.

Commercial Fleet

        Verra Mobility's Commercial Services customers consist of RACs, FMCs and other large fleet owners. The $28.6 billion United States RAC industry is highly consolidated, with three companies accounting for a significant majority of United States RAC revenues in 2017. In addition to these larger nationwide RACs, smaller independent companies operate regionally throughout the United States. The industry is currently being driven by an increase in the average number of days a vehicle is rented. The industry is also being impacted by the rapid growth in the ride sharing market through recent partnerships with ride share providers like Uber and Lyft to rent vehicles to their independent drivers, leading to additional rental transactions. Management believes the European RAC market, while fragmented, is large in size. According to Automotive Fleet Magazine, there are 6.4 million commercial fleet vehicles in the United States, approximately 3.5 million of which are under management by FMCs. The fleet industry in North America is primarily centered on vocational vehicles utilized for transporting people along with the tools, parts and equipment required to perform their job, largely insulating the industry from disruptions caused by today's ride share and car share services. In Europe, the FMC market is estimated to be more than 6 million vehicles, with over half under management by the top 5 European FMCs.

Automated Safety

        The increase in road traffic and congestion, especially in and around major metropolitan areas, is one of the primary reasons behind the escalated traffic incident rate throughout the United States transportation network. Studies such as the New York City Red Light Camera Program Review 2016 Report demonstrate that automated safety solutions, including traffic violation photo enforcement, effectively modify driver behavior and increase road safety. Further, the nationwide increase in vehicle miles traveled, distracted driving resulting from cell phone usage, and the utilization of speed limit zones along with the adoption of nationwide safety programs like Vision Zero, a collaborative campaign helping communities reach their goals of eliminating all traffic fatalities and severe injuries, across most major U.S. cities, is driving capital investment to make meaningful strides in traffic safety.

Verra Mobility's Strengths

Market Leader with Highly Differentiated and Proprietary Platforms

        Verra Mobility has leading market shares in Commercial Services and Government Solutions, supported by its comprehensive portfolio of smart mobility technology solutions and services meeting the needs of its customers. Verra Mobility's outsourced solutions and services make otherwise complex, time consuming, high touch, and manual tasks seamless and automated while delivering consistently efficient and reliable outcomes. Verra Mobility's ability to interact and integrate with the disparate technology systems of its customers, tolling authorities, and violation issuing authorities has created a uniquely scaled and differentiated platform to meet customers' existing needs as well as introduce innovative products to meet their future needs. Further, Verra Mobility is the market leader in automated safety solutions holding market shares as a percentage of cameras of 46% in red light, 55% in speed, and 48% in school bus road safety cameras. Verra Mobility's hardware and software platform is supported by a portfolio of patents and intellectual property, allowing it to sustain its leading positions.

Recurring Revenue Business Model with Diversified Blue-Chip Customer Base

        Verra Mobility has a high recurring revenue business model that provides strong forward revenue visibility, which management estimates to be 97% recurring. Within Commercial Services, Verra Mobility's contracts are typically exclusive within the United States and multi-year in nature, with many customers having long-standing relationships with Verra Mobility. Within Government Solutions, Verra Mobility's contracts are typically multi-year in nature and often include a series of automatic renewals. Opportunities within Government Solutions are occasionally put out to bid via a request for proposal ("RFP") for which Verra Mobility may compete against other solutions providers. Since the beginning of 2017, Verra Mobility has won 60% of the RFPs for which it has responded in the Government Solutions segment.

High Value Proposition Benefiting Both Customers and Consumers

        Verra Mobility helps solve the increasingly complex and continuously evolving requirements of its Commercial Services customers. Verra Mobility alleviates the cost the customer would otherwise be responsible for from incurring fees and penalties related to tolls and violations by matching tolls and violations to the responsible vehicle driver, or acting as a backstop when a toll violation would otherwise occur. Verra Mobility utilizes its unique software platform, integrated with more than 50 individual tolling authorities across the United States and connected to the enterprise systems of its Commercial Services customers, to manage toll and violation incurrences between the applicable issuing authority and the customer's vehicle. In addition to limiting the potential for costly fines and penalties that can exponentially impact owners of large vehicle fleets when tolls or violations are not accurately or timely paid, the ability to operate a comprehensive national toll and violations management program on behalf of its customers alleviates the significant administrative burden and cost of managing a complex in-house solution. Further, Verra Mobility provides a convenient and readily available solution to the vehicle driver of the Commercial Services customers allowing them to seamlessly utilize cashless and all-electronic toll roads without their own individual transponder or the need to stop to pay cash for tolls (where available).

        Verra Mobility's Government Solutions products, including red light, speed, school bus and city bus lane road safety cameras, are an effective tool in helping municipalities, school districts and law enforcement increase traffic safety. Verra Mobility's automated safety solutions have proven effective in changing driver behavior in areas identified as traffic safety problem zones resulting in reduced traffic accidents and congestion. These products help to serve as force multipliers allowing law enforcement to focus on more serious crimes rather than routine traffic violations.

Sustainable Competitive Advantage in the Marketplace

        Management believes Verra Mobility has built a unique and sustainable competitive advantage through a combination of unmatched scale, proprietary hardware and software, and strong, differentiated relationships which would be difficult for its competitors to replicate.

        Verra Mobility manages toll and violation solutions for the more than 6 million vehicles owned by the largest RAC and FMC companies as well as other large fleet owners and processes more than 165 million toll transactions annually. The United States tolling industry is highly fragmented and is comprised of more than 50 tolling authorities, each operating as independent organizations with specific coverage regions and disparate technology platforms, which require unique and customized software integrations to manage on a national scale.

        Verra Mobility currently has approximately 4,000 road safety cameras installed across approximately 200 jurisdictions and school districts in 16 states, the District of Columbia and one Canadian province. On behalf of its customers, Verra Mobility owns, installs, maintains, and manages automated safety solution hardware and software, processes event data by applying customer specific rules-based requirements, and connects a traffic violation to the responsible driver or vehicle owner.

        Management believes that replicating Verra Mobility's Commercial Services and Government Solutions, whether in-house or through a competing third-party, would require a significant investment of time, capital and industry-specific knowledge. Within Commercial Services, a competitor would need the ability to complete the complex reconciliation processes involving large numbers of unique transactions across the numerous independent tolling authorities in the United States, prefund toll incurrences on behalf of customers, accurately match the toll transaction to the vehicle and driver, bill according to customer specific rules, and offer customer service to end consumers. Within Government Solutions, the combination of Verra Mobility's seasoned account management team and proprietary technology platform creates a strong competitive advantage. Additionally, Verra Mobility employs a government relations team that manages a network of state and local lobbyists to shape legislation in order to help customers achieve their desired traffic safety outcomes, further strengthening the overall customer relationship.

Strong Financial Results, Cash Flow Generation and Disciplined Cost Structures Provide a Platform for Future Growth

        Verra Mobility has demonstrated strong and consistent growth, with service revenues improving at a compounded annual growth rate (CAGR) of 8.6% since 2015. Verra Mobility's recurring revenue business model, combined with its ability to win new business, provides visibility, stability, and a platform for future growth. Verra Mobility's scalable technology platform provides strong operating leverage and has driven increased operating margins. Further, Verra Mobility utilizes a disciplined approach to capital expenditures, optimizing the lifetime value of cameras. The combination of high margin products and a disciplined approach to capital expenditures allows Verra Mobility to generate strong cash flow.

Experienced Management Team with a Track Record of Success

        Verra Mobility's management team has a proven track record of operational excellence, financial performance, growth and ongoing product innovation. The management team, led by President and CEO David M. Roberts, collectively has over 150 years of experience and has a deep knowledge of the industry. The management team has further strengthened Verra Mobility's competitive positioning with the recent HTA and EPC transactions, expanding its solution offering and customer base and diversifying into new markets.

Growth Strategies

Benefit from Strong Industry Tailwinds

        Verra Mobility believes there is significant opportunity in both Commercial Services and Government Solutions to leverage strong industry momentum and trends. In Commercial Services, the number of toll roads is continuing to increase and there is continued migration towards cashless and all-electronic tolling. In Government Solutions, the public attention given to traffic safety issues for drivers, pedestrians, bicyclists, and law enforcement is intensifying.

        According to 2014 IBTTA estimates, annual tolling industry revenues in the United States could reach $65-70 billion by 2030. This increase in revenue is expected to be driven by an increase in the number of toll roads, including new express and high occupancy lanes in urban areas, dynamic tolling based on congestion pricing which allow toll rates to fluctuate based on real-time traffic trends, U.S. states that do not currently utilize toll roads implementing interstate tolling, and an overall need to fund a growing list of infrastructure maintenance and construction needs. In addition, from 2010 to 2015, many toll roads transitioned to either partially or completely cashless or all electronic and the tolling industry experienced a 76% increase in revenues from cashless and all-electronic toll transactions during this same period according to IBTTA. Both trends create significant opportunities for Verra Mobility to expand its market presence while developing relationships with both new and existing RACs, FMCs, consumers, and tolling authorities.

        The increase in the number of vehicle miles traveled each year and a heightened public awareness on traffic safety has highlighted the need for smart technology solutions to address traffic safety issues. Verra Mobility believes that as public focus intensifies, the demand for its Government Solutions offerings will grow as well, and that it is positioned to take advantage of these opportunities. Since the beginning of 2017, the Government Solutions Segment has successfully won 60% of the RFPs for the provision of photo enforcement services for which it responded.

Expand Platform with New Products

        Verra Mobility is an industry leader in the deployment of products and services that meet the increasingly complex and continuously evolving requirements of both existing and new customers. Verra Mobility is continuously looking toward the future, ensuring the development of relevant solutions today that will work tomorrow. Verra Mobility seeks to understand developing customer, consumer, and government trends that will shape tomorrow's smart mobility experiences both in the United States and internationally, all in an effort to ensure more people around the world reach their destination safely and easily.

        In the Commercial Services segment, Peasy, Verra Mobility's consumer tolling mobile phone and web application, is positioned for a fast track to market with an anticipated launch in the third quarter of 2018. Peasy automatically gives consumers complete protection from toll violations on most toll roads in the United States by leveraging Verra Mobility's existing integrations with tolling authorities. With an easy and convenient sign-up process through a mobile phone application or the internet, drivers can use most cashless or all-electronic tolls within the United States knowing that they will not incur costly toll violations, all managed through a single account with Peasy.

        In the Government Solutions segment, Verra Mobility is positioned to launch a handheld speed detection camera that gives municipalities and law enforcement agencies the ability to process and issue photo enforcement citations directly from the roadside. These cameras empower local law enforcement to review photos or video in real-time and at the site of the potential offense and determine whether a violation has occurred. If the law enforcement officer deems an offence has occurred, Verra Mobility will process the data and mail the citation along with the photo evidence to the violator as well as collect and process the payment on behalf of the municipality.

Leverage Existing Platform and Solutions in New and Growing End Markets

        In addition to the strong positive trends in its existing RAC and FMC end markets, Verra Mobility believes leveraging its differentiated capabilities into new and growing end markets, such as ride sharing, car sharing, autonomous vehicles, and over-the-road ("OTR") trucking fleets, provides very attractive growth opportunities. The ride sharing and car sharing market, which includes vehicles leased to individual drivers, gives Verra Mobility a low-risk opportunity to grow Commercial Services revenues while at the same time insulating itself from any market shift between ride sharing, car sharing and RACs. Further, this growth prospect comes at little additional investment as Verra Mobility is able to leverage the same technologies and solutions it has already developed for its RAC and FMC customers. Verra Mobility is also currently working with original equipment manufacturers ("OEMs") to install its solutions, including Peasy, directly into vehicles, and Verra Mobility believes that, as an already established leader, it is well-positioned to be a first mover and to become the provider of choice in these new end markets. Additionally, the OTR market provides another significant untapped growth opportunity for Verra Mobility as there are approximately 3 million OTR trucks in the United States. OTR drivers are responsible for driving semi- or tractor-trailer trucks over long distances.

        Urban enforcement and citation processing solutions in the smart city movement is also a significant opportunity for Verra Mobility. As one example, according to Technavio, the smart parking industry in the United States is forecasted to grow by approximately 20% by 2019 and currently has no dominant players. As with ride sharing, autonomous vehicles and OTR companies, Verra Mobility's existing technologies and solutions could quickly and efficiently be adopted to take advantage of this unaddressed market, providing an additional avenue for growth.

        In addition, Government Solutions can leverage its long standing relationships with municipal customers to provide other smart mobility technology solutions, such as ALPR, and new developing technologies, such as smart lighting, surveillance, and connected vehicle technology.

Expand Global Footprint

        Verra Mobility believes there is significant opportunity to expand into attractive markets across Europe and beyond, by leveraging its recent acquisition of EPC. With an established European presence and more than 450 current customers, the EPC acquisition provides Verra Mobility a scalable platform from which it can grow its RAC and FMC business internationally. In addition to its established business in North America, Verra Mobility now has the capabilities to serve customers in 18 languages and 13 currencies, to leverage existing connections with VLAs in 15 countries for whom it bills violators in more than 130 countries. Given there is no pan-European competitor, Verra Mobility has an opportunity to leverage the EPC platform and provide existing and new RAC and FMC customers with a convenient and effective solution similar to its current offering in the United States. As Verra Mobility expands its direct-to-consumer offerings in the United States, the EPC platform provides an excellent opportunity to do the same in Europe. Verra Mobility estimates that the European consumer tolling and tolling violations market to be almost twice as large as the United States market, and believes there is no other company better positioned to take advantage of these opportunities.

Pursue Accretive Acquisitions

        In addition to organic growth initiatives, Verra Mobility has significant opportunities to increase its competitive positioning and strengthen its portfolio of products and solutions through strategic acquisitions. Verra Mobility has demonstrated the ability to identify and execute strategic acquisitions, as it did with Sunshine State Tag Agency in 2016 as well as HTA and EPC in 2018. Verra Mobility constantly monitors the market for potential acquisition targets, which are evaluated based on their potential strategic impact, including growth potential, synergies, end-market development, customer relationships, technology, and cash flow. Verra Mobility's management team has a strong track record of integrating acquisitions and driving synergies, and has identified a strong pipeline for future acquisitions.

Products

Commercial Services

        Toll management solutions.    Verra Mobility provides fully outsourced toll management solutions for its RAC and FMC customers while also providing a value-added convenience for vehicle drivers via its established relationships and integrations with more than 50 individual tolling authorities throughout the United States. This comprehensive network allows RAC and FMC drivers the convenience of using cashless and all-electronic tolls throughout the United States. Additionally, this service helps prevent the liability and business disruption of costly toll violations incurred by vehicles owned by RAC and FMC customers and eliminates their need to manage a nationwide program internally. Verra Mobility's proprietary hardware and software technology allows it to effectively match a toll incurrence to the specific RAC or FMC vehicle and driver so that the toll incurrence can accurately and reliably be billed and collected on behalf of the RAC or FMC. Toll management solutions accounted for approximately 28% of Verra Mobility's 2017 revenues.

        Violations management solutions.    Verra Mobility's violations management solutions process violations incurred by the drivers of RAC and FMC vehicles by working with more than 8,000 domestic violation issuing authorities (400 of which Verra Mobility is directly integrated with) to either pay the fine on behalf of the vehicle owner (for which Verra Mobility is able to bill the vehicle driver) or to transfer liability directly to the vehicle driver. Vehicle-issued violations include parking and photo enforcement violations. Verra Mobility holds the leading market position with operations in all 50 U.S. states. In Europe, Verra Mobility specializes in the identification, notification, and collection of unpaid traffic, parking and public transport related fees, charges, and penalties issued to foreign registered vehicles or persons on behalf of issuing authorities in 15 European countries. Violation management solutions accounted for approximately 7% of Verra Mobility's 2017 revenues.

        Title and registration solutions.    Verra Mobility's title and registration solutions provide RAC and FMC customers and consumers with an integrated, end-to-end solution for managing vehicle titles and registrations and annual renewals. Verra Mobility provides automated title and registration solutions by leveraging connections with individual departments of motor vehicles for electronic title and registration processing in 16 states. Title and registration solutions accounted for approximately 5% of Verra Mobility's 2017 revenues.

Government Solutions

        Verra Mobility serves as a value-add partner to municipalities, school districts, and law enforcement agencies by providing road safety cameras that promote traffic safety and reduce traffic violations. Verra Mobility works with its customers to identify problematic traffic areas and install, maintain, and manage the technology platform needed to capture images or videos of drivers committing traffic violations. Red light cameras are placed at intersections to capture vehicles running red lights. Similarly, speed safety cameras are used to capture vehicles exceeding speed limits, either on a fixed basis or in a mobile platform, and often in school zones. School bus cameras are fixed to the side of buses to capture vehicles passing school buses with extended stop arms. Finally, bus lane cameras are designed to capture vehicles illegally driving in restricted bus lanes.

        Applying rules specified by each customer, Verra Mobility automatically sends the captured event to the designated enforcement agency of the customer, where an authorized individual determines if a violation occurred. Red light cameras, speed cameras, school bus cameras, and city bus lane cameras for red light, speed, school bus and city bus lanes accounted for approximately 57% of Verra Mobility's 2017 revenues. Other segment revenue consists primarily of ancillary revenue streams, including product revenues and other ancillary services.

Customers

        Verra Mobility has a diverse customer base across the United States, Canada, and Europe. Verra Mobility is a top provider of toll management solutions, violations management solutions, and title and registration solutions for nearly every major RAC and FMC provider nationwide, including The Hertz Corporation, Avis Budget Group, Enterprise Holdings, Inc., Fox Rent a Car, Advantage Rent A Car, Sixt, Element, ARI, Donlen, and Wheels. In addition, Verra Mobility provides automated safety solutions to municipalities and school districts including New York City, Seattle, Washington D.C., Austin, Independent School District, Chicago, Orlando, Dallas, and the Atlanta Independent School System. For the majority of its customers, Verra Mobility provides more than one product or service offering, addressing the diverse and varied needs of its clients.

Competition

        Although there is no single competitor that provides a similarly broad suite of solutions, Verra Mobility does face competition in certain automated safety solutions from other vendors in the areas of red light, school bus and speed photo enforcement. Verra Mobility also faces competition from both its own customers, as they may choose to invest in their own internal solutions, and new technologies, as it must continue to innovate for its offerings to remain competitive.

Intellectual Property

        Verra Mobility relies on a combination of patents, trademarks, trade secrets, copyrights and confidentiality agreements to protect its intellectual property. Verra Mobility takes steps to protect new intellectual property to safeguard its ongoing technological innovations and strengthen its brand, and believes it takes appropriate action against infringement or misappropriation of its intellectual property rights by others. Verra Mobility reviews third-party intellectual property rights to help avoid infringement, and to identify strategic opportunities.

        Verra Mobility's general policy is to seek patent protection for those inventions likely to be incorporated into its products and services or where obtaining such proprietary rights will improve its competitive position. Verra Mobility owns approximately 60 U.S. and foreign-issued patents and pending patent applications, including patents and rights to patent applications acquired through strategic transactions, which relate to various aspects of its products and technology. Verra Mobility's patent portfolio evolves as new patents are awarded to it and as older patents expire. Patents expire at various dates, generally 20 years from their original filing dates. While Verra Mobility believes that its portfolio of patents and applications has value, in general no single patent is essential to its business or any individual segment. In addition, any of its proprietary rights could be challenged, invalidated or circumvented, or may not provide significant competitive advantages.

        Verra Mobility's business relies on both internally developed and externally licensed software to operate and provide its systems and deliver its services. Verra Mobility claims copyright on all internally developed software. Verra Mobility generally relies on common law protection for its copyrighted works. In addition, Verra Mobility relies on maintaining source code confidentiality to assure its market competitiveness. With respect to externally sourced software, Verra Mobility relies on contracts assuring its continued access for its business usage.

        Verra Mobility has approximately 25 registrations and pending applications in the U.S. and foreign jurisdictions for trademarks and service marks, reflecting its many products and services. These registrations and applications include its historic brands, as well as Verra Mobility. These marks may have a perpetual life, subject to periodic renewal and may be subject to cancellation or invalidation based on certain use requirements and third-party challenges, or on other grounds. Verra Mobility vigorously enforces and protect its marks.

Government Regulation

        Verra Mobility is subject to various local, state and federal laws, regulations and administrative practices regulating matters such as data privacy, photo enforcement, consumer protection, procurement, anti-kickback, equal employment, minimum wages and the environment, among others. Verra Mobility's operations are subject to regulation by various U.S. federal agencies, including the U.S. Department of Transportation, ("USDOT"), the Federal Trade Commission, ("FTC"), the Federal Communications Commission, the Consumer Product Safety Commission and the Environmental Protection Agency, as well as comparable state and local agencies, including the departments of transportation, departments of motor vehicles, and offices of inspector general. Following the acquisition of EPC, Verra Mobility is now subject to laws, regulations and administrative practices addressing many of these same matters in Europe, including those specifically relating to accessing and use of information obtained from VLAs, as well as European regulations to traffic enforcement and collections.

        As part of its business, Verra Mobility processes, collects, uses and discloses personal information directly or for its customers and, therefore, is subject to various laws protecting privacy and security of personal information, including the U.S. Driver Privacy Protection Act and GDPR in the European Union. Verra Mobility is also subject to similar restrictions and audit requirements pursuant to its contracts with the organizations from which Verra Mobility gains access to personal information, such as departments of motor vehicles and NLETS. Privacy laws and regulations are constantly evolving and changing, are subject to differing interpretations and may be inconsistent among countries and state and local jurisdictions, or conflict with other rules. As Verra Mobility expands its operations in foreign countries following the EPC acquisition, its liability exposure and the complexity and cost of compliance with data and privacy requirements, including the GDPR, will increase. Laws and practices regarding handling and use of personal and other information by companies have also come under increased public scrutiny, and governmental authorities, consumer agencies and consumer advocacy groups have called for increased regulation and changes in industry practices.

        Automated photo enforcement camera programs in the United States are typically regulated at the state and local level, not the federal level. Since 2010, there have been over 1,500 pieces of legislation introduced nationwide related to the photo enforcement industry. In general, photo enforcement is administrated by local authorities, including counties, municipalities and school districts, under either state enabling legislation or under home rule authority established under the relevant state constitution. Where enabling legislation is not required, local ordinances impose further restrictions within a given jurisdiction. Whether in a state requiring enabling legislation or in home rule states where municipalities pass ordinances permitting photo enforcement, if the legislation or ordinance is subsequently banned or repealed, or not renewed if required, photo enforcement activities would stop. At times, state Attorneys General have issued opinions interpreting photo enforcement laws and the permissibility of certain practices or other requirements of practice that further restrict private activities. For example, the Attorneys General of Arizona, Tennessee and Virginia have each issued opinions in recent years that impacted photo enforcement activities.

        Verra Mobility's Government Solutions customers are typically municipalities and school districts and its operations within this segment are therefore subject to state and local procurement laws pertaining to gifts and entertainment, payments of commissions and contingency fees, conflicts of interest and other matters. These laws are overseen by different government agencies, depending on the jurisdiction, including departments of procurements services, contracting offices and offices of inspector general. In large municipalities, many of which have their own offices of the inspector general, these laws and regulations tend to be much more detailed and impose greater restrictions.

        To successfully navigate this regulatory landscape, Verra Mobility has a dedicated government relations team that works with state legislators and local authorities, often with the help of lobbyists and consultants, to track and help support favorable camera-enforcement safety legislation. Through this network, Verra Mobility has a presence in every state in which its Government Solutions segment does business. These lobbying activities are subject to state and local lobbying regulations and registration requirements.

        In connection with the installation of photo enforcement systems, Verra Mobility or its customers routinely obtain permits from various state and local permitting authorities, and Verra Mobility monitors its compliance with the rules and regulations of the USDOT and state departments of transportation relating to matters such as training, policies and procedures. As a government contractor providing photo enforcement services directly or through subcontractors (including design, engineering, construction, installation, and maintenance) in various locations throughout the country, Verra Mobility is at times required to obtain licenses regarding general contracting, performance of engineering services, performance of electrical work, performance of private investigative work and processing license plate and related personal information, and periodically receives notices from regulatory authorities regarding these matters and inquiring as to Verra Mobility's compliance with the applicable state and local laws and regulations.

        Verra Mobility believes it is in substantial compliance with the laws and regulations that regulate its business. There are, however, significant uncertainties involving the application of various legal requirements, the violation of which could result in, among other things, fines, penalties, revocation of permits or licenses, cessation of operations in a given jurisdiction and other adverse consequences. See "Risk Factors—Risks Related to Verra Mobility's Business."

Legal Proceedings

        Verra Mobility is subject to legal and regulatory actions that arise from time to time in the ordinary course of business, and may be subject to similar or other claims in the future. Legal disputes and other claims and proceedings may relate to, among other things, intellectual property, commercial arrangements, negligence and fiduciary duty claims, vicarious liability based on conduct of individuals or entities outside of Verra Mobility's control, including its third-party service providers, antitrust claims, deceptive trade practices, general fraud claims and employment law claims, including compliance with wage and hour regulations. In addition to more general litigation, at times Verra Mobility has also been a named party in claims made against its customers, including putative class actions challenging the legality and constitutionality of automated photo enforcement and other similar programs of its Government Solutions customers, and consumer fraud claims brought against it and its Commercial Services customers alleging faulty disclosures regarding Verra Mobility's services. From time to time, Verra Mobility may also be reviewed or investigated by U.S. federal, state or local regulators or regulators in the foreign jurisdictions in which it operates regarding these and other matters, including proper licensing and tax assessments. All litigation is inherently unpredictable and Verra Mobility could incur judgments or enter into settlements or claims in the future that could materially impact its results.

        In October 2014, several putative class actions were filed in the U.S. District Court in the Southern District of Florida seeking monetary damages and declaratory and injunctive relief arising from the claim that the local government defendants had improperly delegated their police power to the external vendors providing red light photo enforcement services, including defendants who are customers of Verra Mobility. These putative class actions, which were consolidated in Parker v. City of Apopka et. al., arose from an October 2014 appellate decision by the Fourth District Court of Appeal in Florida in which the court affirmed the dismissal of the traffic citation issued under the City of Hollywood's red light camera enforcement program on the grounds that the city had improperly delegated its police power to Verra Mobility. These matters have been stayed pending the Florida Supreme Court's resolution of another contested traffic citation involving similar allegations, Florida ex rel. City of Aventura v. Jimenez. In May 2018, the Florida Supreme Court ruled in favor of the City of Aventura, a

Verra Mobility customer, holding that the red light camera enforcement program was not an impermissible delegation of police power. Jimenez's motion for rehearing was denied on July 3, 2018. On July 11, 2018, the trial court in Parker issued a sua sponte order dismissing the lawsuit based on the Florida Supreme Court's ruling in Jimenez. The plaintiffs have until August 10, 2018 to appeal the dismissal.

Employees

        As of June 6, 2018, Verra Mobility employed 714 people, 26 of which were subject to a collective bargaining agreement. Verra Mobility believes its relations with its employees is good and has not experienced a strike or other significant work stoppage.

Properties

        Verra Mobility leases all of the properties used in its business, including 108,460 square feet of office space for its corporate headquarters in Mesa, AZ. In addition to the corporate headquarters, Verra Mobility also leases office space in various locations where it has operations for corporate and administrative purposes, and leases several small warehouse locations. Verra Mobility does not consider any of these properties to be material to its business.

VERRA MOBILITY MANAGEMENT'S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

        Stockholders of the Company should read the following discussion and analysis of Verra Mobility's financial condition and results of operations together with the consolidated financial statements and related notes of Verra Mobility Corporation that are included elsewhere in this proxy statement. This discussion contains forward-looking statements based upon current expectations that involve risks and uncertainties. Verra Mobility's actual results may differ materially from those anticipated in these forward-looking statements as a result of various factors, including those set forth under the section entitled "Risk Factors" or in other parts of this proxy statement. Please also see the section entitled "Cautionary Note Regarding Forward-Looking Statements."

Business Overview

        Verra Mobility is a leading provider of smart mobility technology solutions and services throughout the United States, Canada and Europe. Verra Mobility provides integrated technology solutions and services which include toll and violations management, title and registration, automated safety solutions, and other data driven solutions to its customers, which include RACs, FMCs, other large fleet owners, municipalities, school districts and violation issuing authorities. Verra Mobility's solutions simplify the smart mobility ecosystem by utilizing the industry leading capabilities, information and technology expertise, and integrated hardware and software to efficiently facilitate the automated processing of tolls and violations for hundreds of agencies and millions of end users annually, while also making cities and roadways safer for everyone.

Segment Information

        Verra Mobility has two operating and reportable segments, Government Solutions and Commercial Services:

  •
  The Government Solutions segment generates revenues by delivering traffic law enforcement services and products to its customers, including municipalities, school districts and other governmental authorities.

  •
  The Commercial Services segment generates revenues by providing tolling, violation management and title and registration services to its customers, including RAC, FMC and other large fleet owners.

Segment performance is based on revenues and pre-tax income (loss) before depreciation, amortization, impairment and gain (loss) on disposal of assets, interest expense and income taxes. See Note 17, Segment Reporting, to the Consolidated Financial Statements of Verra Mobility Corporation included elsewhere in this proxy statement.

Basis of Presentation

        On May 31, 2017, private equity vehicles managed by Platinum Equity acquired Verra Mobility pursuant to the Platinum Merger. The Platinum Merger was effected pursuant to the Agreement and Plan of Merger, dated April 15, 2017 by and among Verra Mobility Corporation (formerly known as ATS Consolidated, Inc.), Greenlight Merger Corporation, a wholly-owned subsidiary of Greenlight Acquisition Corporation ("Acquirer"), and Acquirer, whereby Verra Mobility Corporation merged with and into Greenlight Merger Corporation with the former surviving the merger. See Note 2, Summary of Significant Accounting Principles and Policies, to the Consolidated Financial Statements of Verra Mobility Corporation included elsewhere in this proxy statement.

        Pursuant to the Platinum Merger, a new basis of accounting at fair value was established in accordance with U.S. GAAP under Accounting Standards Codification Topic 805, Business

Combinations. The new stepped-up basis was pushed down by Acquirer to Verra Mobility Corporation. The consolidated financial statements and footnotes of Verra Mobility Corporation contained elsewhere in this proxy statement are presented in distinct periods to indicate the application of two different bases of accounting between the periods presented. As a result of purchase accounting, the pre-Platinum Merger and post-Platinum Merger consolidated financial statements are not comparable. Depreciation and amortization and interest expense were the primary line items impacted in any material respect by the purchase accounting adjustments related to the Platinum Merger.

        In the accompanying financial information and discussion and analysis, all periods presented up to and including May 31, 2017 relate to the "Predecessor", including the period from January 1, 2017 to May 31, 2017 (the "2017 Predecessor Period") and have been prepared using the historical basis of accounting of the Predecessor. The period from June 1, 2017 to December 31, 2017 (the "2017 Successor Period") relate to the "Successor."

Executive Summary

        Verra Mobility operates with long-term contracts and a highly recurring service revenue model. Verra Mobility continues to execute on its strategy of growing revenues with existing customers, expanding offerings into adjacent markets and reducing operating costs. During the periods presented, Verra Mobility:

  •
  Grew service revenue from $193.3 million in the year ended December 31, 2015 to $228.2 million in the calendar year ended December 31, 2017 by expanding into title and registration solutions and growing solutions with existing customers.

  •
  Improved its cost structure as operating expenses as a percentage of service revenue decreased from 42.5% in the year ended December 31, 2015 to 37.1% for calendar year 2017.

  •
  Generated cash flows from operating activities of $49.8 million, $44.0 million and $57.2 million for the years ended December 31, 2017, 2016 and 2015, respectively.

  •
  Executed on strategy to increase operating leverage establishing structure and discipline company-wide, while retaining the entrepreneurial drive that management believes is vital for a fast growing technology-based company.

  •
  Executed on growth strategies by completing three strategic acquisitions: Sunshine, a title and registration business servicing existing Verra Mobility customers, in 2016; HTA, a tolling company with expected synergies, in the first quarter of 2018, which management believes cemented Verra Mobility as the leader in tolling and related services to RAC and FMC customers; and EPC in the second quarter of 2018, providing a platform to expand Verra Mobility's RAC and FMC solutions into Europe.

Factors Affecting Verra Mobility's Operating Results

        Verra Mobility's operating results and financial performance are influenced by certain unique events during the periods discussed herein, including the following:

EPC Acquisition

        On April 6, 2018, Verra Mobility acquired EPC for an aggregate purchase price of $62.9 million. The purchase consideration consisted primarily of equity in Greenlight and working capital adjustments, which aggregated $2.6 million. The receipt of the equity was treated for accounting purposes as a capital contribution from Acquirer. EPC contributed approximately $2.4 million in revenues for the three months ended June 30, 2018. Verra Mobility recognized $3.0 million of costs related to the transaction, in the three months ended June 30, 2018. See Note 2, Business Combinations, of the

Unaudited Condensed Consolidated Financial Statements of Verra Mobility Corporation included elsewhere in this proxy statement.

HTA Acquisition and Refinancing

        On March 1, 2018, Verra Mobility acquired HTA for an aggregate purchase price of $604.1 million, consisting of $534.7 million in cash, including $9.7 million in purchase price adjustments and an estimated $12.0 million payment to the sellers for certain tax items, and the issuance of equity in Greenlight with a fair value of approximately $57.3 million. The receipt of the equity was treated for accounting purposes as a capital contribution from Acquirer. HTA contributed approximately $37.9 million in revenues for the six months ended June 30, 2018. Verra Mobility recognized $15.6 million of costs related to the transaction, in the six months ended June 30, 2018. See Note 2, Business Combinations, of the Unaudited Condensed Consolidated Financial Statements of Verra Mobility Corporation included elsewhere in this proxy statement.

        In connection with the HTA acquisition, Verra Mobility refinanced its indebtedness entered into in 2017 in connection with the Platinum Merger and entered into new credit facilities providing for term loans with an aggregate principal amount of $1.04 billion and a revolver with an aggregate commitment of up to $75.0 million (together, the "2018 Credit Facilities"). Verra Mobility recorded a loss on extinguishment of the 2017 Credit Facilities of approximately $10.2 million in the six months ended June 30, 2018, which included a prepayment penalty of $3.8 million related to one of the term loans. See Note 7, Debt, to the Unaudited Condensed Consolidated Financial Statements of Verra Mobility Corporation included elsewhere in this proxy statement.

Platinum Merger and Refinancing

        In connection with the Platinum Merger, Verra Mobility recognized approximately $31.0 million of aggregate expenses related to the transaction between the 2017 Predecessor Period and 2017 Successor Period. For the 2017 Predecessor Period, approximately $21.1 million of costs were included in selling, general and administrative expenses, consisting of $11.9 million of payments under the 2016 equity plan, $1.3 million of transaction bonus payments, and $7.9 million of professional fees and other expenses related to the sale of the company. For the 2017 Successor Period, approximately $9.9 million of costs were included in the selling, general and administrative expenses related to the transaction. See Note 3, Merger and Acquisition, to the Consolidated Financial Statements of Verra Mobility Corporation included elsewhere in this proxy statement.

        The Predecessor's $150.0 million revolving credit facility was refinanced in connection with the Platinum Merger, with the Successor entering into new credit facilities providing for term loans in the aggregate principal amount of $450.0 million and a revolver with an aggregate commitment of up to $40.0 million (together, the "2017 Credit Facilities"). The $450.0 million term loans also increased interest expense for the 2017 Successor Period. See Note 9, Debt, to the Consolidated Financial Statements of Verra Mobility Corporation included elsewhere in this proxy statement.

Sunshine Acquisition

        On January 27, 2016, Verra Mobility acquired certain of the assets and liabilities of Sunshine State Tag Agency, Inc., Auto Tag of America, Inc. and Auto Titles of America, Inc., (collectively "Sunshine") for net consideration of approximately $21.2 million. Sunshine was a title and registration processing company with operations in Florida, Texas and Arizona. See Note 3, Merger and Acquisition, to the Consolidated Financial Statements of Verra Mobility Corporation included elsewhere in this proxy statement.

Primary Components of Operating Results

Revenues

        Total revenues consist of service revenues generated by Verra Mobility's Commercial Services and Government Solutions segments and product sales generated by the Government Solutions segment.

        Service Revenue.    The Commercial Services segment primarily generates service revenue through the management and operation of tolling programs for RACs, FMCs and other large fleet customers. These solutions are full service offerings by which Verra Mobility enrolls plates of its customers' vehicles with tolling authorities, processes payments on the customers' behalf and, through proprietary technology, integrates with customer data to match the toll to the driver and then bills the driver for use of the service. The cost of certain tolls, violations and Verra Mobility's customers' share of administration fees are netted against revenue. Verra Mobility also generates service revenue in the Commercial Services segment through processing titles, registrations and violations for Verra Mobility's customers.

        The Government Solutions segment generates service revenue through the operation and maintenance of safety enforcement systems. This revenue is generally tied to long term contracts and revenue is recognized when either services are performed or, when citations are issued or paid, depending on the terms of the customer contract. Revenue drivers included the number of systems installed and the monthly revenue per system. Ancillary service revenue is generated in the Government Solutions segment from payment processing, pass through fees for collection expense, street light maintenance contracts and other fees.

        Product Sales.    Product sales are generated by the sale of photo enforcement equipment to certain Government Solutions customers. There are a small number of customers who purchase this equipment and their buying patterns vary greatly from period to period. Product sales revenue is recognized when the equipment is accepted or installed.

Cost and Expenses

        Cost of Service Revenue.    Cost of service revenue consists of collection and other professional services contracted with third parties and associated with the delivery of certain ancillary services performed by both the Government Solutions and Commercial Services segments.

        Cost of Product Sales.    Costs of product sales consists of the costs to acquire and install safety enforcement equipment that is purchased by Government Solutions' customers.

        Operating Expenses.    Operating expenses include payroll and payroll-related costs, costs related to the operation of Verra Mobility's call centers and other operational costs, including transaction processing, print, postage and communication costs.

        Selling, General and Administrative Expenses.    Selling, general and administrative expenses includes payroll and payroll-related cost (including stock based compensation), real estate lease expense, insurance costs, legal fees and general corporate expenses.

        Depreciation, Amortization, Impairment and (Gain) Loss on Disposal of Assets, Net.    Depreciation, amortization, impairment, (gain) loss on disposal of assets, net includes depreciation on property, plant and equipment, and amortization of definite-lived intangible assets. This line item also includes one-time gains or losses incurred in connection with the disposal of certain assets.

        Other (Income) Expenses, Net.    Other (income) expenses, net primarily consists of volume rebates from total spend on purchasing cards and gain or loss on foreign currency translation.

        Loss on Extinguishment of Debt.    Loss on extinguishment of debt generally consists of early payment penalties, the write-off of original issue discounts and deferred financing costs associated with debt extinguishment.

Results of Operations

The Three Months ended June 30, 2018.

        The following table sets forth for the three months ended June 30, 2018 Verra Mobility's statements of operations data and other information and expresses each item as percentage of total revenues for the same period. The tables and information provided were derived from exact numbers and may have immaterial rounding differences.

	Successor	Percentage of Revenue Successor
($ in thousands)	For the Three Months Ended June 30, 2018	For the Three Months Ended June 30, 2018
	(Unaudited)	(Unaudited)
Service revenue	$97,044	98.8%
Product sales	1,153	1.2

Total revenue	98,197	100.0
Cost of service revenue	1,651	1.7
Cost of product sales	878	0.9
Operating expenses	28,800	29.3
Selling, general and administrative expenses	27,588	28.1
Depreciation, amortization, impairment, and (gain) loss on disposal of assets, net	27,496	28.0

Total costs and expenses	86,412	88.0

Income from operations	11,785	12.0
Interest expense	19,579	19.9
Loss on extinquishment of debt
Other income, net	(2,766)	(2.8)

Total other expense	16,814	17.1

Loss before income taxes	(5,029)	(5.1)
Income tax (benefit)	(234)	(0.2)

Net Loss	$(4,795)	(4.9)%

        Service Revenue.    Service revenue of $97.0 million for the three months ended June 30, 2018 was 98.8% of total revenue. The following table depicts service revenue by segment.

	Successor	Percentage of Revenue Successor
($ in thousands)	For the Three Months Ended June 30, 2018	For the Three Months Ended June 30, 2018
Service Revenue
Commercial Services	$59,771	60.9%
Government Solutions	37,274	38.0

Total Service Revenue	$97,044	98.8%

        Service revenue for the Commercial Services segment was $59.8 million for the three months ended June 30, 2018 and included revenue from tolling services, violation services and title and registration services. Verra Mobility acquired HTA, a toll and violation processor, on March 1, 2018 and EPC a European violations processor on April 6, 2018. These acquisition contributed $30.7 million to service revenue during the period presented.

        Government Solutions' service revenue was $37.3 million for the three months ended June 30, 2018 and included revenue from Red Light, Speed, School Bus Arm and Bus Lane photo enforcement systems. There were 4,232 systems installed at June 30, 2018, which was down from the 4,338 at March 31, 2018. This change was primarily attributable to the Miami City Council voting to terminate its program during the quarter.

        Product Sales.    Product sales were $1.2 million for the three months ended June 30, 2018 and included revenue generated from Government Solutions' customers who purchased their equipment. Product sales for the period primarily related to Bus Lane systems and street light furnishing. There are a small number of customers who purchase this equipment and their buying patterns vary greatly from period to period.

        Cost of Service Revenue.    Cost of service revenue was $1.7 million for the three months ended June 30, 2018 and consisted of collection and other professional services contracted with third parties and associated with the delivery of certain ancillary service revenue.

        Cost of Product Sales.    Cost of product sales was $0.9 million for the three months ended June 30, 2018 and was directly related to product sales of Bus Lane and street light furnishings systems.

        Operating Expenses.    Operating expenses of $28.8 million for the three months ended June 30, 2018 consisted of payroll and payroll-related costs, costs related to the operation of Verra Mobility's call centers and other operational costs, including transaction processing, print, postage and communication costs. Operating expenses were 29.3% of total revenue for the three months ended June 30, 2018. Operating expenses by segment appear in the table below.

	Successor	Percentage of Revenue Successor
($ in thousands)	For the Three Months Ended June 30, 2018	For the Three Months Ended June 30, 2018
Operating Expenses
Commercial Services	$13,988	14.2%
Government Solutions	14,812	15.1

Total Operating Expenses	$28,800	29.3%

        Selling, General and Administrative Expenses.    Selling, general and administrative expenses were $27.6 million for the three months ended June 30, 2018 and consisted of payroll and payroll-related costs, real estate lease expense, insurance costs, legal fees and general corporate expenses. Selling, general and administrative expenses for the three months ended June 30, 2018 included $5.8 million of transaction expenses related to the acquisition of EPC of which $2.4 million is included in Corporate and $3.4 million in Commercial Services, $5.4 million of other non-recurring expenses primarily associated with integration of both HTA and EPC and $1.3 million paid to Platinum Equity under the Corporate Advisory Services Agreement. See the section entitled "Certain Relationships and Related

Transactions—Verra Mobility Related Party Transactions." Selling, general and administrative expenses by segment appear in the table below.

	Successor	Percentage of Revenue Successor
($ in thousands)	For the Three Months Ended June 30, 2018	For the Three Months Ended June 30, 2018
Selling, General and Administrative
Commercial Services	$10,958	11.2%
Government Solutions	7,223	7.4
Corporate	9,407	9.6

Total Selling, General and Administrative	$27,588	28.1%

        Depreciation, Amortization, Impairment, Gain or Loss on Disposal of Assets, Net.    Depreciation, amortization, impairment, gain or loss on assets, net of $27.5 million for the three months ended June 30, 2018 included depreciation of $5.3 million and $22.2 million of amortization. The amortization in the three months ended June 30, 2018 resulted from the Platinum Merger in May of 2017, the HTA acquisition in March of 2018 and the EPC acquisition in April of 2018.

        Interest Expense.    Interest expense was $19.6 million for the three months ended June 30, 2018 and was directly related to the 2018 Credit Facilities. In connection with the acquisition of HTA, Verra Mobility entered into the 2018 Credit Facilities, consisting of a first lien term loan with an aggregate principal amount of $840 million, a second lien term loan in the aggregate principal amount of $200 million and a $75 million revolving credit facility. Interest expense for the three months ended June 30, 2018 includes $2.6 million of issuance cost and discount amortization. See "—Liquidity and Capital Resources."

        Other (Income), Net.    Other income of $2.8 million for the three months ended June 30, 2018 primarily related to volume rebates on Verra Mobility's total spend on purchasing cards. Verra Mobility pays a high volume of tolls on behalf of its customers with purchasing cards which generate rebates based on volume, payment terms and rebate frequency.

        Income Tax (Benefit).    The income tax benefit was $0.2 million for the three months ended June 30, 2018. The effective tax rate for the second quarter of 2018 was (4.7%), which differs from the federal statutory rate of 21.0% primarily due to nondeductible permanent items including $2.0 million of transaction costs associated with the EPC acquisition.

        Net Loss.    As a result of the income statement activity discussed above, Verra Mobility had net a loss of $4.8 million for the three months ended June 30, 2018.

The Successor Period from June 1, 2017 to June 30, 2017 and the Predecessor Period for the Two Months ended May 31, 2017.

        The following table sets forth for the one month Successor period ended June 30, 2017 and the two month Predecessor period ended May 31, 2017, Verra Mobility's statements of operations data and other information and expresses each item as percentage of total revenues for the same period. The narrative discussion that follows provides additional detail for the revenue and certain expense items for these periods. The tables and information provided were derived from exact numbers and may have immaterial rounding differences.

		Percentage of Revenue Successor		Percentage of Revenue Predecessor
	Successor		Predecessor

($ in thousands)	For the One Month Ended June 30, 2017	For the One Month Ended June 30, 2017	For the Two Months Ended May 31, 2017	For the Two Months Ended May 31, 2017
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Service revenue	$18,778	98.9%	$38,234	97.6%
Product sales	208	1.1	937	2.4

Total revenue	18,986	100.0	39,171	100.0
Cost of service revenue	285	1.5	607	1.5
Cost of product sales	187	1.0	639	1.6
Operating expenses	7,065	37.2	14,534	37.1
Selling, general and administrative expenses	14,219	74.9	28,963	73.9
Depreciation, amortization, impairment, and (gain) loss on disposal of assets, net	5,022	26.5	5,252	13.4

Total costs and expenses	26,778	141.0	49,995	127.6

Income from operations	(7,792)	(41.0)	(10,825)	(27.6)
Interest expense	2,888	15.2	287	0.7
Other income, net	(261)	(1.4)	(552)	(1.4)

Total other expense	2,627	13.8	(265)	(0.7)

Loss before income tax benefit	(10,419)	(54.9)	(10,559)	—
Income tax benefit	(2,823)	(14.9)	(3,667)	(9.4)

Net Loss	$(7,596)	(40.0)%	$(6,893)	(17.6)%

        Service Revenue.    Service revenue was $18.8 million for the one month Successor period ended June 30, 2017 and $38.2 million for the two month predecessor period ended May 31, 2017, and was 98.9% and 97.6% of total revenue, respectively. The following table depicts service revenue by segment.

		Percentage of Revenue Successor		Percentage of Revenue Predecessor
	Successor		Predecessor

($ in thousands)	For the One Month Ended June 30, 2017	For the One Month Ended June 30, 2017	For the Two Months Ended May 31, 2017	For the Two Months Ended May 31, 2017
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Service Revenue
Commercial Services	$7,404	39.0%	$15,422	39.4%
Government Solutions	11,374	59.9	22,812	58.2

Total Service Revenue	$18,778	98.9%	$38,234	97.6%

        Service revenue for the Commercial Services segment was $7.4 million for the one month Successor period ended June 30, 2017 and $15.4 million for the two month Predecessor period ended May 31, 2017 and in each period included revenue from tolling services, violation services and title and registration services. Tolling volume trends in both periods were positive with an increased number of tolls incurred by customers and greater adoption of tolling products as a result of an increased number of cashless toll roads.

        Government Solutions' service revenue was $11.4 million for the one month Successor period ended June 30, 2017 and $22.8 million for the two month Predecessor period ended May 31, 2017 and in each period included revenue from Red Light, Speed, School Bus Arm and Bus Lane photo enforcement systems. There were 4,021 and 4,039 systems installed at May 31, 2017 and June 30, 2017, respectively.

        Cost of Service Revenue.    Cost of service revenue $0.3 million for the one month Successor period ended June 30, 2017 and $0.6 million for the two month Predecessor period ended May 31, 2017 and in each period consisted of collection and other professional services contracted with third parties and associated with the delivery of certain ancillary service revenue.

        Operating Expenses.    Operating expenses of $7.1 million for the one month Successor period ended June 30, 2017 and $14.5 million for the two month Predecessor period ended May 31, 2017 consisted in each period of payroll and payroll-related costs, costs related to the operation of Verra Mobility's call centers and other operational costs, including transaction processing, print, postage and communication costs. Operating expenses were 37.2% and 37.1% of total revenue for the one month Successor period ended June 30, 2017 and the two month Predecessor period ended May 31, 2017, respectively. Operating expenses by segment appear in the table below.

		Percentage of Revenue Successor		Percentage of Revenue Predecessor
	Successor		Predecessor

($ in thousands)	For the One Month Ended June 30, 2017	For the One Month Ended June 30, 2017	For the Two Months Ended May 31, 2017	For the Two Months Ended May 31, 2017
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Operating Expenses
Commercial Services	$2,191	11.5%	$4,412	11.3%
Government Solutions	4,874	25.7	10,122	25.8

Total Operating Expenses	$7,065	37.2%	$14,534	37.1%

        Selling, General and Administrative Expenses.    Selling, general and administrative expenses were $14.2 million for the one month Successor period ended June 30, 2017 and $29.0 million for the two month Predecessor period ended May 31, 2017 and in each period consisted of payroll and payroll-related cost, real estate lease expense, insurance costs, legal fees and general corporate expenses. Selling, general and administrative expenses included $10.2 million and $21.8 million of transaction expenses related to the Platinum Merger in the one month Successor period ended June 30, 2017 and the two month Predecessor period ended May 31, 2017, respectively. The one month Successor period ended June 30, 2017 also included $0.4 million of other non-recurring expenses. Selling, general and administrative expenses by segment appear in the table below.

		Percentage of Revenue Successor		Percentage of Revenue Predecessor
	Successor		Predecessor

($ in thousands)	For the One Month Ended June 30, 2017	For the One Month Ended June 30, 2017	For the Two Months Ended May 31, 2017	For the Two Months Ended May 31, 2017
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Selling, General and Administrative Expenses
Commercial Services	$1,869	9.8%	$3,815	9.7%
Government Solutions	1,722	9.1	3,377	8.6
Corporate	10,628	56.0	21,772	55.6

Total Selling, General and Administrative	$14,219	74.9%	$28,963	73.9%

Six months ended June 30, 2018

        The following table sets forth for the six months ended June 30, 2018 Verra Mobility's statements of operations data and other information and expresses each item as percentage of total revenues for the same period. The tables and information provided were derived from exact numbers and may have immaterial rounding differences.

	Successor	Percentage of Revenue Successor
($ in thousands)	For the Six Months Ended June 30, 2018	For the Six Months Ended June 30, 2018
	(Unaudited)	(Unaudited)
Service revenue	$166,050	99.2%
Product sales	1,388	0.8

Total revenue	167,438	100.0
Cost of service revenue	2,482	1.5
Cost of product sales	1,050	0.6
Operating expenses	52,481	31.3
Selling, general and administrative expenses	60,864	36.3
Depreciation, amortization, impairment, and (gain) loss on disposal of assets, net	46,040	27.5

Total costs and expenses	162,917	97.3

Income from operations	4,521	2.7
Interest expense	32,226	19.2
Loss on extinquishment of debt	10,151	6.1
Other income, net	(4,059)	(2.4)

Total other expense	38,318	22.9

Loss before income taxes	(33,797)	(20.2)
Income tax (benefit)	(6,844)	(4.1)

Net Loss	$(26,953)	(16.1)%

	Successor	Percentage of Revenue Successor
($ in thousands)	For the Six Months Ended June 30, 2018	For the Six Months Ended June 30, 2018
Adjusted EBITDA(1)	$88,380	52.8%

(1)
Adjusted EBITDA is a non-GAAP measure. See the section entitled Selected Consolidated Historical Financial and Other Information of Verra Mobility elsewhere in this proxy statement for a reconciliation of Adjusted EBITDA to net income, the most directly comparable GAAP measure, as well as a discussion of why management believes this information is useful to investors and its limitations.

        Service Revenue.    Service revenue of $166.1 million for the six months ended June 30, 2018 was 99.2% of total revenue. The following table depicts service revenue by segment for the six months ended June 30, 2018:

	Successor	Percentage of Revenue Successor
($ in thousands)	For the Six Months Ended June 30, 2018	For the Six Months Ended June 30, 2018
Service Revenue
Commercial Services	$92,218	55.1%
Government Solutions	73,832	44.1

Total Service Revenue	$166,050	99.2%

        Service revenue for the Commercial Services segment was $92.2 million for the six months ended June 30, 2018 and included revenue from tolling services, violation services and title and registration services. Verra Mobility acquired HTA, a toll and violation processor, on March 1, 2018 and EPC, a European violation processor on April 6, 2018. These acquisitions contributed $40.4 million to service revenue during the period presented.

        Government Solutions' service revenue was $73.8 million for the six months ended June 30, 2018 and included revenue from Red Light, Speed, School Bus Arm and Bus Lane photo enforcement systems. There were 4,232 systems installed at June 30, 2018, which was down from the 4,303 at December 31, 2017. This change was primarily attributable to the Miami City Council voting to terminate its program.

        Product Sales.    Product sales were $1.4 million for the six months ended June 30, 2018 and included revenue generated from Government Solutions' customers who purchased their equipment. Product sales for the period primarily related to Bus Lane systems and street light furnishings. There are a small number of customer who purchase this equipment and their buying patterns vary greatly from period to period.

        Cost of Service Revenue.    Cost of service revenue was $2.5 million for the six months ended June 30, 2018 and consisted of collection and other professional services contracted with third parties and associated with the delivery of certain ancillary service revenue.

        Cost of Product Sales.    Cost of product sales was $1.1 million for the six months ended June 30, 2018 and was directly related to product sales of Bus Lane systems and street light furnishings.

        Operating Expenses.    Operating expenses of $52.5 million for the six months ended June 30, 2018 consisted of payroll and payroll-related costs, costs related to the operation of Verra Mobility's call centers and other operational costs, including transaction processing, print, postage and communication costs. Operating expenses were 31.3% of total revenue for the six months ended June 30, 2018. Operating expenses by segment appear in the table below.

	Successor	Percentage of Revenue Successor
($ in thousands)	For the Six Months Ended June 30, 2018	For the Six Months Ended June 30, 2018
Operating Expenses
Commercial Services	$23,629	14.1%
Government Solutions	28,851	17.2

Total Operating Expenses	$52,481	31.3%

        Selling, General and Administrative Expenses.    Selling, general and administrative expenses were $60.9 million for the six months ended June 30, 2018 and consisted of payroll and payroll-related cost, real estate lease expense, insurance costs, legal fees and general corporate expenses. Selling, general and administrative expenses for the six months ended June 30, 2018 included $23.9 million of transaction expenses related to the acquisitions of HTA and EPC of which $19.1 million is included in Commercial Services and $4.9 million is included in Corporate, $7.1 million of other non-recurring expenses primarily associated with integration and $2.7 million paid to Platinum Equity under the Corporate Advisory Services Agreement. See the section entitled "Certain Relationships and Related Transactions—Verra Mobility Related Party Transactions." Selling, general and administrative expenses by segment appear in the table below.

	Successor	Percentage of Revenue Successor
($ in thousands)	For the Six Months Ended June 30, 2018	For the Six Months Ended June 30, 2018
Selling, General and Administrative
Commercial Services	$32,552	19.4%
Government Solutions	13,345	8.0
Corporate	14,966	8.9

Total Selling, General and Administrative	$60,864	36.3%

        Depreciation, Amortization, Impairment, Gain or Loss on Disposal of Assets, Net.    Depreciation, amortization, impairment, gain or loss on assets, net of $46.0 million for the six months ended June 30, 2018 included depreciation of $11.5 million and $34.5 million of amortization. The amortization in the six months ended June 30, 2018 resulted from the Platinum Merger in May of 2017, the HTA acquisition in March of 2018 and the EPC acquisition in April of 2018.

        Interest Expense. Interest expense was $32.2 million for the six months ended June 30, 2018 and was directly related to the Credit Facilities. The 2017 Credit Facilities, a term loan in the aggregate principal amount of $450 million and a $40 million revolving credit facility were replaced by the 2018 Credit Facilities in connection with the acquisition of HTA. The 2018 Credit Facilities, consisting of a first lien term loan with an aggregate principal amount of $840 million, a second lien term loan in the aggregate principal amount of $200 million and a $75 million revolving credit facility. Interest expense for the six months ended June 30, 2018 includes $4.2 million of issuance cost and discount amortization. See "—Liquidity and Capital Resources."

        Loss on extinguishment of debt.    Loss on extinguishment of debt of $10.2 million resulted from the termination of the 2017 Credit Facilities. The loss consisted of a $3.8 million prepayment penalty on the Old Term Loan balances, a $2.0 million write-off of preexisting deferred financing costs and $4.4 million of lender and third-party costs associated with the issuance of the 2018 Credit Facilities. In connection with the HTA acquisition, Verra Mobility replaced its 2017 Credit Facilities with the 2018 Credit Facilities See "—Liquidity and Capital Resources."

        Other (Income), Net.    Other income of $4.1 million for the six months ended June 30, 2018 primarily related to volume rebates on Verra Mobility's total spend on purchasing cards. Verra Mobility pays a high volume of tolls on behalf of its customers with purchasing cards which generate rebates based on volume, payment terms and rebate frequency.

        Income Tax (Benefit).    The income tax benefit was $6.8 million for the six months ended June 30, 2018. The effective rate for the 2018 six-month period was (20.3%), which differs slightly from the federal statutory rate of 21% primarily due to nondeductible permanent items including transaction costs associated with the HTA and EPC acquisitions offset by state income taxes.

        Net Loss.    As a result of the income statement activity discussed above, Verra Mobility had net loss of $27.0 million for the six months ended June 30, 2018.

        Adjusted EBITDA.    Adjusted EBITDA of $88.4 million for the six months ended June 30, 2018 was directly related to the income statement activity discussed above, adjusted for certain transaction or non-recurring expenses.

The Successor Period from June 1, 2017 to December 31, 2017.

        The following table sets forth for the 2017 Successor Period Verra Mobility's statements of operations data and other information and expresses each item as percentage of total revenues for the 2017 Successor Period. The tables and information provided were derived from exact numbers and may have immaterial rounding differences.

		Percentage of Revenue
	Successor	Successor
	Period from June 1, 2017 to December 31, 2017	Period from June 1, 2017 to December 31, 2017
	(in thousands except for percentages)
Service revenue	$135,655	98.1%
Product sales	2,583	1.9

Total revenue	138,239	100.0
Cost of service revenue	1,936	1.4
Cost of product sales	1,590	1.2
Operating expenses	49,311	35.7
Selling, general and administrative expenses	46,043	33.3
Depreciation, amortization, impairment, and loss on disposal of assets, net	33,113	24.0

Total cost and expenses	131,992	95.5

Income from operations	6,247	4.5
Interest expense	20,858	15.1
Other income, net	(2,172)	(1.6)

Total other (income) expense	18,686	13.5

Loss before income tax benefit	(12,439)	(9.0)
Income tax benefit	(30,677)	(22.2)

Net income	$18,238	13.2%

		Percentage of Revenue
	Successor	Successor
	Period from June 1, 2017 to December 31, 2017	Period from June 1, 2017 to December 31, 2017
	(in thousands except for percentages)
Adjusted EBITDA(1)	$59,901	43.3%

(1)
Adjusted EBITDA is a non-GAAP measure. See the section entitled Selected Consolidated Historical Financial and Other Information of Verra Mobility elsewhere in this proxy statement for a reconciliation of Adjusted EBITDA to net income, the most directly comparable GAAP measure, as well as a discussion of why management believes this information is useful to investors and its limitations.

        Service Revenue.    Service revenue of $135.7 million for the 2017 Successor Period was 98.1% of total revenue. The following table depicts service revenue by segment for the 2017 Successor Period:

		Percentage of Revenue
	Successor	Successor
	Period from June 1, 2017 to December 31, 2017	Period from June 1, 2017 to December 31, 2017
	(in thousands except for percentages)
Service Revenue
Commercial Services	$55,874	40.4%
Government Solutions	79,781	57.7

Total Service Revenue	$135,655	98.1%

        Service revenue for the Commercial Services segment was $55.9 million for the 2017 Successor Period and included revenue from tolling services, violation services and title and registration services. Tolling volume trends in the period were positive with an increased number of tolls incurred by customers and greater adoption of tolling products resulting primarily from an increased number of cashless toll roads. A contract negotiation with a large customer negatively impacted price during the period.

        Government Solutions' service revenue was $79.8 million for the 2017 Successor Period and included revenue from Red Light, Speed, School Bus Arm and Bus Lane photo enforcement systems. Demand for new photo enforcement systems continued with the number of installed systems during the period increasing for all products, with that positive trend partially offset by a high number of Red Light systems that did not generate revenue during the period due to road construction. There were 4,303 systems installed at December 31, 2017.

        Product Sales.    Product sales were $2.6 million for the 2017 Successor Period and included revenue generated from Government Solutions' customers who purchased their equipment. Product revenue for the period was limited to Bus Lane systems. There are a small number of customer who purchase this equipment and their buying patterns vary greatly from period to period.

        Cost of Service Revenue.    Cost of service revenue was $1.9 million for the 2017 Successor Period and consisted of collection and other professional services contracted with third parties and associated with the delivery of certain ancillary service revenue.

        Cost of Product Sales.    Cost of product sales was $1.6 million for the 2017 Successor Period and was directly related to product sales of Bus Lane systems.

        Operating Expenses.    Operating expenses of $49.3 million for the 2017 Successor Period consisted of payroll and payroll-related costs, costs related to the operation of Verra Mobility's call centers and other operational costs, including transaction processing, print, postage and communication costs. Immediately following the Platinum Merger, Verra Mobility initiated several operational initiatives including hiring a third party to review its vendor spend and initiate request for proposals to help ensure Verra Mobility was receiving high quality service and competitive pricing. Operating expenses were 35.7% of total revenue for the 2017 Successor Period. Operating expenses by segment appear in the table below.

		Percentage of Revenue
	Successor	Successor
	Period from June 1, 2017 to December 31, 2017	Period from June 1, 2017 to December 31, 2017
	(in thousands except for percentages)
Operating Expenses
Commercial Services	$15,660	11.3%
Government Solutions	33,651	24.3

Total Operating Expenses	$49,311	35.7%

        Selling, General and Administrative Expenses.    Selling, general and administrative expenses were $46.0 million for the 2017 Successor Period and consisted of payroll and payroll-related cost, real estate lease expense, insurance costs, legal fees and general corporate expenses. Selling, general and administrative expenses for the 2017 Successor Period included $10.2 million of transaction expenses resulting from or closely aligned with the Platinum Merger, $3.9 million of other non-recurring expenses and $4.2 million paid to Platinum Equity Advisors, LLC under the Corporate Advisory Services Agreement. See the section entitled "Certain Relationships and Related Transactions—Verra Mobility Related Party Transactions." Selling, general and administrative expenses by segment appear in the table below.

		Percentage of Revenue
	Successor	Successor
	Period from June 1, 2017 to December 31, 2017	Period from June 1, 2017 to December 31, 2017
	(in thousands except for percentages)
Selling, General and Administrative Expenses
Commercial Services	$15,579	11.3%
Government Solutions	12,132	8.8
Corporate	18,332	13.3

Total Selling, General and Administrative	$46,043	33.3%

        Depreciation, Amortization, Impairment, Gain or Loss on Disposal of Assets, Net.    Depreciation, amortization, impairment, gain or loss on assets, net of $33.1 million for the 2017 Successor Period included depreciation of $14.4 million and $18.8 million of amortization. The amortization in the 2017 Successor Period resulted from $222.5 million of identifiable intangible assets recorded in connection with the Platinum Merger. See Note 3, Merger and Acquisition, to Consolidated Financial Statements of Verra Mobility Corporation included elsewhere in this proxy statement.

        Interest Expense.    Interest expense was $20.9 million in the 2017 Successor Period and was directly related to the 2017 Credit Facilities. In connection with the Platinum Merger, Verra Mobility entered into the 2017 Credit Facilities, consisting of term loans with an aggregate principal amount of $450 million and a $40 million revolving credit facility. See "—Liquidity and Capital Resources."

        Other (Income) and Expenses, Net.    Other income of $2.2 million for the 2017 Successor Period primarily related to volume rebates on Verra Mobility's total spend on purchasing cards. Verra Mobility pays a high volume of tolls on behalf of its customers with purchasing cards which generate rebates based on volume, payment terms and rebate frequency.

        Income Tax (Benefit) Provision.    The income tax (benefit) of $30.7 million for the 2017 Successor Period had an effective tax rate of (246.6%) which was primarily impacted by the accounting for the U.S. Tax reform enacted on December 22, 2017, which reduced the federal income tax rate from 35% to 21%. Verra Mobility recognized a net provisional benefit of $27.3 million related to the remeasurement of its net deferred tax liabilities for this rate change, affecting the rate by (220%). Excluding the effects of tax reform, Verra Mobility's tax (benefit) rate for the 2017 Successor Period was (27.1%).

        Net Income.    As a result of the income statement activity discussed above, Verra Mobility had net income of $18.2 million for the 2017 Successor Period.

        Adjusted EBITDA.    Adjusted EBITDA of $59.9 million for the 2017 Successor Period was directly related to the income statement activity discussed above, adjusted for certain transaction or non-recurring expenses.

The Predecessor Period from January 1, 2017 to May 31, 2017.

        The following table sets forth for the 2017 Predecessor Period Verra Mobility's statements of operations data and other information and expresses each item as percentage of total revenues for the 2017 Predecessor Period. The tables and information provided were derived from exact numbers and may have immaterial rounding differences.

		Percentage of Revenue
	Predecessor	Predecessor
	Period from January 1, 2017 to May 31, 2017	Period from January 1, 2017 to May 31, 2017
	(in thousands except for percentages)
Service revenue	$92,531	98.6%
Product sales	1,340	1.4

Total revenue	93,871	100.0
Cost of service revenue	1,369	1.5
Cost of product sales	964	1.0
Operating expenses	35,258	37.6
Selling, general and administrative expenses	41,594	44.3
Depreciation, amortization, impairment, and loss on disposal of assets, net	12,613	13.4

Total cost and expenses	91,798	97.8

Income from operations	2,073	2.2
Interest expense	875	0.9
Other (income) expense, net	(1,294)	(1.4)

Total other (income) expense	(419)	(0.4)

Income before income taxes	2,492	2.7
Income tax provision	1,253	1.3

Net income	$1,240	1.3%

		Percentage of Revenue
	Predecessor	Predecessor
	Period from January 1, 2017 to May 31, 2017	Period from January 1, 2017 to May 31, 2017
	(in thousands except for percentages)
Adjusted EBITDA(1)	$37,991	40.5%

(1)
Adjusted EBITDA is a non-GAAP measure. See the section entitled Selected Consolidated Historical Financial and Other Information of Verra Mobility elsewhere in this proxy statement for a reconciliation of Adjusted EBITDA to net income, the most directly comparable GAAP measure, as well as a discussion of why management believes this information is useful to investors and its limitations.

        Service Revenue.    Service revenue of $92.5 million for the 2017 Predecessor Period was 98.6% of total revenue. The following table depicts service revenue by segment for the Predecessor Period.

		Percentage of Revenue
	Predecessor	Predecessor
	Period from January 1, 2017 to May 31, 2017	Period from January 1, 2017 to May 31, 2017
	(in thousands except for percentages)
Service Revenue
Commercial Services	$35,509	37.8%
Government Solutions	57,022	60.7

Total Service Revenue	$92,531	98.6%

        Service Revenue for the Commercial Services segment was $35.5 million for the 2017 Predecessor Period and included revenue from tolling services, violation services and title and registration services. Tolling volume trends in the period were positive with an increased number of tolls incurred by customers and greater adoption of tolling products as a result of an increased number of cashless toll roads.

        Government Solutions service revenue was $57.0 million for the 2017 Predecessor Period and included revenue from Red Light, Speed, School Bus Arm and Bus Lane photo enforcement systems. Demand for new photo enforcement systems continued with the number of installed systems during the period increasing for all products. There were 4,021 systems installed at May 31, 2017.

        Product Sales.    Product sales of $1.3 million for the 2017 Predecessor Period included revenue generated from Government Solutions' customers who purchased their equipment. Product revenue was limited to Bus Lane systems. There are a small number of customer who purchase this equipment and their buying patterns vary greatly from period to period.

        Cost of Service Revenue.    Cost of service revenue was $1.4 million for the 2017 Predecessor Period and consisted of collection and other professional services contracted with third parties and associated with the delivery of certain ancillary service revenue.

        Cost of Product Sales.    Cost of product sales was $1.0 million for the 2017 Predecessor Period and was directly related to product sales of Bus Lane systems.

        Operating Expenses.    Operating expenses of $35.3 million for the 2017 Predecessor Period consisted of payroll and payroll-related costs, costs related to the operation of Verra Mobility's call centers and other operational costs, including transaction processing, print, postage and communication costs. During this period, certain activities in the Commercial Services segment were outsourced resulting in a decrease in payroll related expenses and an increase in sub-contracting expense. Operating expenses were 37.6% of total revenue for 2017 Predecessor Period. Operating expenses by segment appear in the table below.

		Percentage of Revenue
	Predecessor	Predecessor
	Period from January 1, 2017 to May 31, 2017	Period from January 1, 2017 to May 31, 2017
	(in thousands except for percentages)
Operating Expenses
Commercial Services	$10,906	11.6%
Government Solutions	24,352	25.9

Total Operating Expenses	$35,258	37.6%

        Selling, General and Administrative Expenses.    Selling, general and administrative expenses of $41.6 million for the 2017 Predecessor Period consisted of payroll and payroll-related cost, real estate lease expense, insurance costs, legal fees and general corporate expenses. Selling, general and administrative expenses for the 2017 Predecessor Period included $21.7 million of transaction expenses resulting from or closely aligned with the Platinum Merger, which were retained at corporate and not allocated to the business segments. Selling, general and administrative expenses by segment appear in the table below.

		Percentage of Revenue
	Predecessor	Predecessor
	Period from January 1, 2017 to May 31, 2017	Period from January 1, 2017 to May 31, 2017
	(in thousands except for percentages)
Selling, General and Administrative Expenses
Commercial Services	$10,260	10.9%
Government Solutions	9,562	10.2
Corporate	21,772	23.2

Total Selling, General and Administrative	$41,594	44.3%

        Depreciation, Amortization, Impairment, Gain or Loss on Disposal of Assets, Net.    Depreciation, amortization, impairment, gain or loss on assets, net of $12.6 million for the 2017 Predecessor Period was comprised of depreciation of long lived assets of $11.8 million and amortization of intangible assets of $0.8 million.

        Interest Expense.    Interest expense was $0.9 million for the 2017 Predecessor Period and directly related to the average outstanding debt balance during that period of $51.1 million.

        Other (Income) and Expenses.    Other income of $1.3 million in the 2017 Predecessor Period primarily related to volume rebates on Verra Mobility's total spend on purchasing cards. Verra Mobility pays a high volume of tolls on behalf of its customers with purchasing cards which generate rebates based on volume, payment terms and rebate frequency.

        Income Tax (Benefit) Provision.    The income tax expense of $1.3 million for the 2017 Predecessor Period had an effective rate of 50.3%, and was impacted by certain transaction and other expenses that were not deductible for taxes and the negative impact of the provision to return adjustment associated with research and development tax credits.

        Net Income.    As a result of the income statement activity discussed above, Verra Mobility had net income of $1.2 million for the 2017 Predecessor Period.

        Adjusted EBITDA.    Adjusted EBITDA of $38.0 million for the 2017 Predecessor Period was directly related to the income statement activity discussed above, adjusted for certain transaction or non-recurring expenses.

Twelve Months Ended December 31, 2016 Compared to Twelve Months Ended December 31, 2015

        The following table sets forth for each of the periods indicated Verra Mobility's statements of operations data and other information and expresses each item as percentage of total revenues for the periods presented as well as the changes between periods. The tables and information provided were derived from exact numbers and may have immaterial rounding differences.

	Predecessor		Percentage of Revenue
	Years Ended December 31,		for Years Ended December 31,		Increase (Decrease) 2016 vs 2015
	2016	2015	2016	2015	$	%
	(in thousands except for percentages)
Service revenue	$212,515	$193,314	92.1%	95.0%	$19,201	9.9%
Product sales	18,235	10,280	7.9	5.0	7,954	77.4

Total revenue	230,750	203,594	100.0	100.0	27,155	13.3
Cost of service revenue	2,638	3,192	1.1	1.6	(554)	(17.4)
Cost of product sales	9,505	6,267	4.1	3.1	3,239	51.7
Operating expenses	83,762	82,170	36.3	40.4	1,593	1.9
Selling, general and administrative expenses	53,034	52,730	23.0	25.9	304	0.6
Depreciation, amortization, impairment, and loss on disposal of assets, net	33,917	39,736	14.7	19.5	(5,819)	(14.6)

Total cost and expenses	182,857	184,094	79.2	90.4	(1,237)	(0.7)

Income from operations	47,893	19,500	20.8	9.6	28,392	145.6
Interest expense	2,706	2,095	1.2	1.0	612	29.2
Other (income) expense, net	(2,471)	2,168	(1.1)	1.1	(4,639)	(214.0)

Total other (income) expense	236	4,263	0.1	2.1	(4,027)	(94.5)

Income before income taxes	47,657	15,238	20.7	7.5	32,419	212.8
Income tax provision	18,661	3,826	8.1	1.9	14,835	387.7

Net income	$28,996	$11,411	12.6%	5.6%	$17,585	154.1%

	Predecessor Years Ended December 31,		Percentage of Revenue for Years Ended		Increase (Decrease)
	2016	2015	2016	2015	$	%
	(in thousands except for percentages)
Adjusted EBITDA(1)	$87,116	$62,735	37.8%	30.8%	$24,380	38.9%

(1)
Adjusted EBITDA is a non-GAAP measure. See the section entitled Selected Consolidated Historical Financial and Other Information of Verra Mobility elsewhere in this proxy statement for a reconciliation of Adjusted EBITDA to net income, the most directly comparable GAAP measure, as well as a discussion of why management believes this information is useful to investors and its limitations.

        Service Revenue.    Service revenue increased by $19.2 million, or 9.9%, to $212.5 million for the year ended December 31, 2016 from $193.3 million for the year ended December 31, 2015, representing 92.1% and 95.0% of total revenue for these years, respectively. The following table depicts service revenue by segment:

	Predecessor Years Ended December 31,		Percentage of Revenue for Years Ended		Increase (Decrease)
	2016	2015	2016	2015	$	%
	(in thousands except for percentages)
Service Revenue
Commercial Services	$80,291	$65,290	34.8%	32.1%	$15,001	23.0%
Government Solutions	132,224	128,024	57.3	62.9	4,200	3.3

Total Service Revenue	$212,515	$193,314	92.1%	95.0	$19,201	9.9%

        Commercial Services service revenue increased by $15.0 million, or 23.0%, from $65.3 million for the year ended December 31, 2015 to $80.3 million for the year ended December 31, 2016. Verra Mobility acquired Sunshine, a title and registration processor, on January 27, 2016 which contributed $9.5 million to the year over year growth. Tolling services grew $7.8 million as a result of an increased number of tolls incurred by Verra Mobility's customers and a new integration with a tolling authority in California, partially offset by an increase to the customer share of administration fees for certain customers. Violation services decreased by $2.3 million in the year ended December 31, 2016 as compared to the prior year due to the California toll authority integration, which shifted revenue to the tolling service.

        Government Solutions service revenue increased by $4.2 million, or 3.3%, to $132.2 million for the year ended December 31, 2016 from $128.0 million for the year ended December 31, 2015. Speed, School Bus Arm and Bus Lane systems revenues increased by $2.6 million, $2.2 million and $1.2 million, respectively over the prior year. The revenue growth for these products was directly related to the increased number of enforcement systems installed. Revenue from Red Light systems of $82.7 million declined by $3.0 million from the prior year, primarily due to a decline in the number of installed cameras. The remaining increase in service revenue resulted from increased ancillary fees, which are highly correlated to revenue from safety enforcement systems. There were 3,172 and 3,862 systems installed at December 31, 2015 and 2016, respectively.

        Product sales.    Product sales increased by $8.0 million from $10.3 million for the year ended 2015 to $18.2 million for the same period in 2016. During 2016, Verra Mobility experienced a high volume of product sales, primarily Speed systems. There are a small number of customer who purchase this equipment and their buying patterns vary greatly from year to year.

        Cost of Service Revenue.    Cost of service revenue decreased by $0.6 million, or 17.4%, to $2.6 million for the year ended December 31, 2016 from $3.2 million for the year ended December 31, 2015. For the year ended December 31, 2016, $2.4 million, or 89%, related to Government Solutions service revenues and $0.3 million related to Commercial Services service revenues. For the year ended December 31, 2015, $2.7 million, or 83%, related to Government Solutions service revenues and $0.5 million related to Commercial Services service revenues. The $0.6 million decline for the year ended December 31, 2016 primarily relates to reduction in volume of third parties used to verify billing addresses and other services supporting Verra Mobility's service revenue.

        Cost of Product Sales.    Cost of product sales increased by $3.2 million, or 51.7%, to $9.5 million for the year end December 31, 2016 from $6.3 million for the year ended December 31, 2015. This increase was directly related to the increase in product sales.

        Operating Expenses.    Operating expenses increased by $1.6 million, or 1.9%, to $83.8 million for the year ended December 31, 2016 from $82.2 million for the year ended December 31, 2015, which includes $3.8 million in additional operating expenses related to the Sunshine acquisition. Excluding the impact of the Sunshine acquisition, operating expenses decreased by $2.2 million from the year ended December 31, 2015. Operating expenses as a percentage of revenue decreased from 40.4% to 36.3% for the years ended December 31, 2015 and 2016, respectively, which reflected management's focus on operational efficiency. Operating expenses by segment appear in the table below.

	Predecessor Years Ended December 31,		Percentage of Revenue for Years Ended		Increase (Decrease)
	2016	2015	2016	2015	$	%
	(in thousands except for percentages)
Operating Expenses
Commercial Services	$27,957	$18,898	12.1%	9.3%	$9,059	47.9%
Government Solutions	55,805	63,272	24.2	31.1	(7,466)	(11.8)

Total Operating Expenses	$83,762	$82,170	36.3%	40.4	$1,593	1.9%

        Commercial Services operating expense increased by $9.1 million, or 47.9%, from $18.9 million for the year ended December 31, 2015 to $28.0 million for the year ended December 31, 2016. $3.8 million of the year-over-year change related to the acquisition of Sunshine. The remaining increase resulted from increased technology services, payroll and payroll related expense needed to support the growth in Service revenue.

        Government Solutions operating expense decreased by $7.5 million, or 11.8%, from $63.3 million for the year ended December 31, 2015 to $55.8 million for the year ended December 31, 2016. Payroll and payroll related expense decreased by $5.3 million in the periods presented due to actions taken to optimize the workforce in the back half of 2015 and early 2016, including outsourcing the routine service of photo enforcement system, which increased sub-contracting expense but achieved management's objective of moving toward a more variable cost structure.

        Selling, General and Administrative Expenses.    Selling, general and administrative expenses for the year ended December 31, 2016 increased by $0.3 million to $53.0 million compared to $52.7 million for the year ended December 31, 2015. This change represented a $1.3 million increase to selling, general and administrative expenses within Verra Mobility's operating segments, which are described in further detail below, partially offset by a $1.0 million reduction in corporate expenses. The reduced corporate expenses resulted primarily from the net impact of $2.1 million of non-recurring severance charges in the year ended December 31, 2015 related to the realignment of the executive team during the year compared to $1.2 million in transaction related expenses during the year ended December 31, 2016. Selling, general and administrative expenses by segment appear in the table below:

	Predecessor Years Ended December 31,		Percentage of Revenue for Years Ended		Increase (Decrease)
	2016	2015	2016	2015	$	%
	(in thousands except for percentages)
Selling, General and Administrative Expenses
Commercial Services	$28,176	$23,877	12.2%	11.7%	$4,299	18.0%
Government Solutions	23,704	26,736	10.3	13.1	(3,032)	(11.3)
Corporate	1,154	2,117	0.5	1.0	(963)	(45.5)

Total Selling, General and Administrative	$53,034	$52,730	23.0%	25.9	$304	0.6%

        Commercial Services selling, general and administrative expenses increased by $4.3 million, or 18.0%, from $23.9 million for the year ended December 31, 2015 to $28.2 million for the year end December 31, 2016. $1.1 million of the year-over-year change related to the acquisition of Sunshine. The remaining increase related to marketing, travel, payroll and related payroll expenses to support the growth in service revenue for this segment.

        Government Solutions selling, general and administrative expenses decreased by $3.0 million, or 11.3%, from $26.7 million for the year ended 2015 to $23.7 million for the year ended December 31, 2016 due primarily to a decrease in legal and other professional services expenses in 2016.

        Depreciation, Amortization, Impairment, Gain or Loss on Disposal of Assets, Net.    Depreciation, amortization, impairment, gain or loss on assets, net, decreased by $5.8 million, or 14.6%, from $39.7 million for the year ended 2015 to $33.9 million for the year ended December 31, 2016. Depreciation decreased by $4.4 million during the year ended December 31, 2016 compared to the same period in the prior year as assets purchased in prior years became fully depreciated. This decrease was partially offset by a $1.0 million increase in amortization expense resulting from the acquisition of Sunshine in January 2016. The remaining change between periods related to a loss on sale of equipment during 2015 that did not repeat in 2016.

        Interest Expense.    Interest expense increased by $0.6 million, or 29.2%, from $2.1 million to $2.7 million for the years ended December 31, 2015 and 2016, respectively. This increase is directly in line with the increase in outstanding debt from $29.5 million to $69.9 million at December 31, 2015 and 2016, respectively.

        Other (Income) and Expense, Net.    Other income and expenses for the year ended December 31, 2015 was a net expense of $2.2 million compared to net income of $2.5 million in the year ended December 31, 2016. The year over year change of $4.6 million was primarily attributable to a $4.3 million earn-out associated with a 2014 acquisition within the Commercial Services segment which was expensed and paid in 2015.

        Income Tax Provision.    Income tax provision increased by $14.8 million from $3.8 million for the year ended December 31, 2015 to $18.7 million for the year ended December 31, 2016. The change was directly related to the increase in income before tax provision. The effective tax rate was 25.1% in 2015 and 39.2% in 2016. The 2015 effective tax rate was benefited by state operating loss carryforwards that began to expire in 2016 and $3.5 million of research and development tax credits.

        Net Income.    Verra Mobility had net income of $29.0 million for the twelve months ended December 31, 2016, as compared to $11.4 million for the twelve months ended December 31, 2015. The growth in net income was directly related to Verra Mobility's ability to grow total revenue by $27.2 million while focusing on operational efficiencies that held operating and selling, general and administrative expenses relatively flat year over year.

        Adjusted EBITDA.    For the year ended December 31, 2016 adjusted EBITDA was $87.1 million, an increase of $24.4 million or 38.9% from the year ended December 31, 2015. The growth in adjusted EBITDA was directly related to Verra Mobility's ability to grow total revenue by $27.2 million while focusing on operational efficiencies that held operating and selling, general and administrative expenses relatively flat year over year.

Liquidity and Capital Resources

        Verra Mobility's principal sources of liquidity have been cash flow from operations, long-term borrowings and borrowings under revolving credit facilities.

        Verra Mobility has incurred significant long-term debt, as described below, to fund the Platinum Merger and the HTA acquisition.

        Verra Mobility believes that the existing cash and cash equivalents and cash flows provided by operating activities will be sufficient to meet operating cash requirements and service debt obligations for at least the next 12 months. Verra Mobility's ability to generate sufficient cash from its operating activities depends on Verra Mobility's future performance, which is subject to general economic, political, financial, competitive and other factors beyond its control. In addition, Verra Mobility's future capital expenditures and other cash requirements could be higher than currently expected due to various factors, including any expansion of its business that it undertakes, including strategic acquisitions. Should Verra Mobility pursue additional strategic acquisitions, Verra Mobility may need to raise additional capital, which may be in the form of additional long-term debt, which may not be available to Verra Mobility on favorable terms, borrowings on the revolver under the 2018 Credit Facilities (the "New Revolver"), equity financings or at all. See the section entitled "Risk Factors."

        Verra Mobility had working capital surplus, at June 30, 2018, December 31, 2017 and December 31, 2016 of $67.5 million, $57.8 million and $51.0 million, respectively. Verra Mobility has the ability to borrow under its revolving credit facility to meet obligations as they come due. At June 30, 2018, Verra Mobility had $52.0 million available for borrowing, net of letters of credit, under the New Revolver.

        The following table sets forth certain captions indicated on Verra Mobility's statements of cash flows for the periods indicated.

					Predecessor
	Successor	Successor	Predecessor	Successor
						For the Years Ended December 31,
	For the Six Months Ended June 30, 2018	Period from June 1, 2017 to June 30, 2017	Period from January 1, 2017 to May 31, 2017	Period from June 1, 2017 to December 31, 2017	Period from January 1, 2017 to May 31, 2017

						2016	2015
($ in thousands)
	(Unaudited)	(Unaudited)	(Unaudited)
Net cash (used in) provided by operating activities	$12,401	$(6,990)	$42,049	$7,756	$42,049	$44,029	$57,245
Net cash used in investing activities	(536,468)	(541,625)	(8,786)	(554,765)	(8,786)	(35,051)	(13,131)
Net cash provided by (used in) financing activities	545,626	557,543	(27,491)	555,734	(27,491)	(7,041)	(43,886)

Cash Flows from Operating Activities

        Cash provided by (used in) operating activities was $12.4 million for the six months ended June 30, 2018 and consisted of a $27.0 million net loss combined with a $13.0 million increase to net operating assets driven primarily by an $11.5 million increase to accounts receivable offset by $52.3 million of non-cash charges including depreciation and amortization of $46.0 million.

        During the 2017 Successor Period from June 1, 2017 to December 31, 2017, cash provided by (used in) operating activities was $7.8 million. This amount was primarily the result of net income for the period and a $4.2 million reduction in prepaid expenses and other assets, primarily due to the timing of the receipt of a purchasing credit for credit card purchases and a $4.8 million decrease in accounts payable and accrued liabilities due to the timing of payments to vendors, partially offset by a $17.2 million increase in accounts receivable due to the timing of billings and customer payments. During the 2017 Predecessor Period, cash provided by (used in) operating activities was $42.0 million. This amount was primarily the result of net income for the period and a $22.4 million increase in accounts payable and accrued liabilities related to transaction expenses incurred by the sellers in the Platinum Merger and an $8.0 million decrease in accounts receivable and unbilled receivables due to the timing of billings and customers payments. Cash provided by (used in) operating activities for the year ended December 31, 2016 decreased to $44.0 million from $57.2 million for the year ended December 31, 2015. The decrease in cash provided by (used in) operating activities between periods was primarily due to the $15.4 million increase in accounts receivable and unbilled receivables due to the timing of billings and customer payments and a $5.4 million decrease in other liabilities partially offset by a $17.6 million increase in net income.

Cash Flows from Investing Activities

        Cash provided by (used in) investing activities was $(536.5) million for the six months ended June 30, 2018 and was due primarily to the HTA acquisition. Cash consideration for the HTA acquisition was $531.7 million and was net of $3.0 million of cash acquired from the acquisition. Cash used during the six months ended June 30, 2018 also included $11.4 million of capital expenditures for camera systems and related items for the Government Solutions segment. The Company also received net cash inflows of $6.4 million from the EPC acquisition consisting of $2.6 million of cash consideration offset by $9.0 million of cash acquired.

        During the 2017 Successor Period from June 1, 2017 to December 31, 2017, cash provided by (used in) investing activities was $(554.8) million. This amount was primarily the result of the Platinum Merger. During the 2017 Predecessor Period, cash provided by (used in) investing activities was $(8.8) million. This amount was primarily the result of $9.0 million of capital expenditures for camera systems and related items for the Government Solutions segment. Cash provided by (used) in investing activities for the year ended December 31, 2016 increased to $(35.1) million from $(13.1) million for year ended December 31, 2015. The increase in cash used in investing activities was primarily due to the Sunshine acquisition.

Cash Flows from Financing Activities

        Cash provided by (used in) financing activities was $545.6 million for the six months ended June 30, 2018 and was due to Verra Mobility entering into the 2018 Credit Facilities to fund the HTA acquisition and to repay the outstanding balance on the 2017 Credit Facilities, which totaled approximately $450.5 million. Cash payments made in connection with the issuance of the 2018 Credit Facilities and the repayment of the 2017 facilities were $29.5 million and $8.2 million, respectively.

        During the 2017 Successor Period from June 1, 2017 to December 31, 2017, cash provided by (used in) financing activities was $555.7 million. This amount was primarily the result of Verra Mobility entering into the 2017 Credit Facilities in connection with the Platinum Merger. During the 2017 Predecessor Period, cash provided by (used in) financing activities was $(27.5) million. This amount was primarily the result of net repayments on Verra Mobility's revolver. Cash provided by (used in) financing activities for the year ended December 31, 2016 decreased to $(7.0) million from $(43.9) million for year ended December 31, 2015. The decrease in cash provided by (used in) financing activities was primarily due to net borrowings on Verra Mobility's revolver of $40.4 million versus net repayments on Verra Mobility's revolver of $43.8 million in the comparable prior period, partially offset by payment of a cash dividend of $47.1 million in 2016.

Debt

        In connection with the HTA Merger, Verra Mobility entered into the 2018 Credit Facilities, a First Lien Term Loan Credit Agreement (the "New First Lien Term Loan"), a Second Lien Term Loan Credit Agreement (the "New Second Lien Term Loan"), (collectively the "New Term Loans") and the New Revolver with a syndicate of lenders. The 2018 Credit Facilities provide for committed senior secured financing of $1.115 billion, consisting of the New Term Loans in an aggregate principal amount of $1.04 billion and the New Revolver available for loans and letters of credit with an aggregate revolving commitment of up to $75 million (based on borrowing based eligibility as described below).

        Aggregate principal amounts due on the New First Lien and New Second Lien Term Loans are $837.9 million and $200 million, respectively. The 2018 Credit Facilities replaced the 2017 Credit

Facilities, which included the preexisting First and Second Lien Term Loans (the "Old Term Loans), which were repaid concurrent with the closing on the 2018 Credit Facilities and also replaces the preexisting revolver (the "Old Revolver"), which was undrawn at close. The outstanding balances at the date of close on the Old First and Second Lien Term Loans, which were repaid with proceeds from the 2018 Credit Facilities, were $323 million and $125 million, respectively.

        The New First Lien Term Loan is repayable in quarterly installments of 1.0% per annum of the amount initially borrowed. The New First Lien and New Second Lien Term Loans mature on February 28, 2025 and February 28, 2026, respectively. The New First Lien Term Loan bears interest based, at Verra Mobility's option, on either (1) LIBOR plus an applicable margin of 3.75% per annum, or (2) an alternate base rate plus an applicable margin of 2.75% per annum. The New Second Lien Term Loan bears interest based, at Verra Mobility's option, on either (1) LIBOR plus an applicable margin of 7.75% per annum or (2) an alternate base rate plus an applicable margin of 6.75% per annum. At June 30, 2018, the interest rates on the New First Lien and New Second Lien Term Loans were 5.8% and 9.8%, respectively.

        The New Second Lien Term Loan may be redeemed by Verra Mobility at any time, in whole or in part, at the redemption price plus accrued interest up to the redemption date. The redemption price on the New Second Lien Term Loan is equal to 102% of the aggregate principal amount for redemptions occurring through March 1, 2019, 101% of the aggregate principal amount for redemptions occurring after March 1, 2019 through March 1, 2020 and 100% of the aggregate principal amount for redemptions occurring after March 1, 2020.

        In addition, the New First and Second Lien Term Loans contain provisions that require mandatory prepayments equal to 50% of excess cash flow (as defined by the New Term Loan agreements); provided that, (a) for the new First Lien Term Loan, at any time the consolidated first lien net leverage ratio (as defined by the New Term Loan agreements) on the last day of the fiscal year is less than or equal to 3.70:1.00 but greater than 3.20:1.00, the mandatory prepayment of the New First Lien Term Loan is equal to 25% of excess cash flow, and if less than 3.20:1.00, the mandatory prepayment on the New First Lien Term Loan is 0%; and (b) for the New Second Lien Term Loan, at any time the consolidated senior secured net leverage ratio (as defined by the Term Loan agreements) on the last day of the fiscal year is less than or equal to 4.70:1.00 but greater than 4.20:1.00 the mandatory prepayment is equal to 25% of excess cash flow and if less than 4.20:1.00 the mandatory prepayment is zero.

        The New Revolver matures on February 28, 2023. Borrowing eligibility under the New Revolver is subject to a monthly borrowing base calculation based on (i) certain percentages of eligible accounts receivable and inventory, less (ii) certain reserve items, including outstanding letters of credit and other reserves. Verra Mobility may at any time, on not more than five occasions, request an increase to the New Revolver of up to an aggregate amount of $50 million. The Revolver bears interest on either (1) LIBOR plus an applicable margin, or (2) an alternate base rate, plus an applicable margin. The margin percentage applied to (1) LIBOR is either 1.25%, 1.50%, or 1.75%, or (2) the base rate is either 0.25%, 0.50%, or 0.75%, depending on Verra Mobility's average available availability to borrow under the commitment. At June 30, 2018, Verra mobility had no outstanding borrowings on the New Revolver and availability to borrow under the New Revolver was $52.0 million, net of $1.0 million of outstanding letters of credit.

        Interest on the unused portion of the Revolver is payable quarterly at 0.375% at June 30, 2018. Verra Mobility also is required to pay participation and fronting fees on $1.0 million in outstanding letters of credit at 1.63% as of June 30, 2018.

        All borrowings and other extensions of credits under the 2018 Credit Facilities are subject to the satisfaction of customary conditions and restrictive covenants including absence of defaults and accuracy in material respects of representations and warranties. At June 30, 2018, Verra Mobility was compliant with the 2018 Credit Facilities covenants. Substantially all of Verra Mobility's assets are pledged as collateral to secure Verra mobility's indebtedness under the 2018 Credit Facilities.

        Verra Mobility recognized a charge of $10.2 million in the six months ended June 30, 2018 consisting of a $3.8 million prepayment penalty on the Old Term Loan balances, a $2.0 million write-off of preexisting deferred financing costs and $4.4 million of lender and third-party costs associated with the issuance of the 2018 Credit Facilities.

        On July 24, 2018, Verra Mobility secured a $70 million incremental loan commitment under the New First Lien Term Loan. The proceeds of this incremental borrowing, together with a portion of the funds expected to be held in Gores Holdings II upon the closing of the Gores Holdings II Merger will be used to repay Verra Mobility's $200 million New Second Lien Term Loan in full. The Gores Holdings II Merger is contingent on shareholder approval. Verra Mobility anticipates that the incremental New First Lien Term Loan and the Gores Holdings II Merger will close at or near September 30, 2018. Based upon that anticipated timing, Verra Mobility expects to record a loss on extinguishment of the New Second Lien Term Loan of approximately $16.5 million, comprised of prepayment penalty on redemption of the New Second Lien Term Loan and the write-off of unamortized deferred financing and lender costs associated with the issuance of the New Second Lien Term Loan facility.

Commitments and Contingencies

        The following table summarizes Verra Mobility's contractual commitments at June 30, 2018:

	Payments due by period
	(in thousands)
Contractual Obligations:	Total	Remainder of 2018	2019 - 2021	2022 - 2023	After 2023
Long-term debt, including current maturities(1)	$1,037,900	$4,200	$25,200	$16,800	$991,700
Interest on long-term debt(2)	$474,018	$35,246	$206,194	$134,482	$98,096
Operating lease agreements	$22,064	$2,957	$9,642	$4,462	$5,003

(1)
Amounts for the remainder of 2018, 2019 - 2021 and 2022 - 2023 represents quarterly installments with respect to the New First Lien Term Loan. There are no such installments due with respect to the New Second Lien Term Loan until maturity thereof.

(2)
Interest rates in effect at June 30, 2018 for the 2018 Credit Facilities used for all future periods.

Tax Receivable Agreement

        At the closing of the Business Combination, the surviving entity will enter into the Tax Receivable Agreement with the Platinum Stockholder and the Stockholder Representative. The Tax Receivable Agreement will generally provide for the payment by the post-closing company to the Platinum Stockholder of 50% of the net cash savings, if any, in U.S. federal, state and local income tax that the post-closing company actually realizes (or is deemed to realize in certain circumstances) in periods after the closing of the Business Combination as a result of the increase in the tax basis of the intangible assets of HTA which resulted from the acquisition of HTA by Verra Mobility prior to the Business Combination. The post-closing company generally will retain the benefit of the remaining 50% of these cash savings. Verra Mobility estimates the potential maximum benefit to be paid will be approximately $73 million. Verra Mobility currently expects to record the maximum benefit payout of $73 million as a liability at the closing of the Business Combination. Verra Mobility does not expect to commence making any cash payments until the first tax return filed after the closing of the Business Combination. Verra Mobility expects to record the benefits ratably over the remaining tax life of these intangible assets. Based on an assumed Business Combination closing date in September 2018, the remaining tax life of these intangible assets is approximately 14.5 years. The ultimate timing of payments of the TRA liability is uncertain due to the realization of the benefits from the HTA intangibles involving uncertainties in the amount and timing of Verra Mobility's future taxable income. Verra Mobility expects to fund future payments through cash flow from operations.

Off-Balance Sheet Arrangements

        At June 30, 2018, Verra Mobility did not have any material off-balance sheet financing arrangements, nor did it have any interest in entities referred to as variable interest entities.

Quantitative and Qualitative Disclosures about Market Risk

        Verra Mobility is exposed to interest rate market risk due to the variable interest rates on the New Term Loans described above.

        Interest rate risk represents Verra Mobility's exposure to movements in interest rates associated with the variable rate debt represented by the New Term Loans. Total borrowings under the New Term Loans was $1.038 billion at June 30, 2018. The New First Lien Term Loan bears interest based, at Verra Mobility's option, on either (1) LIBOR plus an applicable margin of 3.75% per annum, or (2) an alternate base rate plus an applicable margin of 2.75% per annum. The New Second Lien Term Loan bears interest based, at Verra Mobility's option, on either (1) LIBOR plus an applicable margin of 7.75% per annum or (2) an alternate base rate plus an applicable margin of 6.75% per annum. At June 30, 2018, the interest rates on the New First Lien and New Second Lien Term Loans were 5.8% and 9.8%, respectively. Based on the June 30, 2018 New Term Loans balance outstanding, each 1% movement in interest rates will result in an approximately $10.4 million change in annual interest expense.

Critical Accounting Policies, Estimates and Judgments

        The preparation of consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the amounts reported in the consolidated financial statements and accompanying notes. Significant items subject to such estimates and assumptions include the fair values assigned to net assets acquired (including identifiable intangibles) in business combinations, the carrying amounts of long-lived assets, goodwill and installation and service parts, the allowance for doubtful accounts, valuation allowances on deferred tax assets, and the fair values of asset retirement obligations, derivative instruments and share-based compensation. Management believes that its estimates and assumptions are reasonable in the circumstances; however, actual results could differ materially from those estimates.

        A summary of Verra Mobility's significant accounting policies is included in Note 2, Summary of Significant Accounting Policies, to the consolidated financial statements of Verra Mobility Corporation included elsewhere in this proxy statement. We believe that the critical accounting policies listed below involve our more significant judgments, assumptions, and estimates and, therefore, could have the greatest potential impact on the financial statements.

Intangible Assets

        Intangible assets represent existing customer contracts and relationships, patents, trade names, developed technology and non-compete agreement intangibles. Other intangible assets are amortized over their respective estimated useful lives. Amortization of other intangible assets is included in depreciation and amortization in the consolidated statements of operations.

Impairment of Long-Lived Assets

        Verra Mobility reviews its long-lived assets for impairment annually or whenever events or circumstances indicate that the carrying amount of an asset may not be fully recoverable. Verra Mobility recognizes an impairment loss if the sum of the undiscounted cash flows expected to result from the use and eventual disposition of the long-lived asset is less than the carrying amount of the long-lived asset being evaluated.

        For the 2017 Successor Period, the 2017 Predecessor Period, the year ended December 31, 2016 and the year ended December 31, 2015, Verra Mobility recognized losses of $0.0 million, $0.0 million, $0.5 million, and $3.9 million respectively. These impairment losses are recorded in depreciation, amortization and gain (loss) on disposal of assets, net in the consolidated statements of operations. The majority of these losses relate to Government Solutions customers cancelling their program prior to the property and equipment being fully depreciated, necessitating the write-off of unrecoverable capitalized costs associated with the cameras. Verra Mobility believes the carrying amounts of its remaining long-lived assets at December 31, 2017 are fully realizable and does not believe any additional impairment losses are necessary.

Income Taxes

        Verra Mobility accounts for income taxes using the asset and liability method, under which deferred tax assets and liabilities are recognized for the expected future tax consequences attributable to differences between the balance sheet carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax liabilities and assets that are not related to an asset or liability are classified according to the expected reversal date of the temporary difference. Deferred tax assets and liabilities are measured using enacted tax rates in effect for the year in which the differences are expected to be recovered or settled. The effect of a change in tax rates on deferred tax assets and liabilities is recognized in income in the period that includes the enactment date. Deferred tax assets are reduced by a valuation allowance if it is more likely than not that some portion of all the tax assets will not be realized. The realization of deferred tax assets can be affected by, among other things, the nature, frequency, and severity of current and cumulative losses, forecasts of future profitability, the length of statutory carryforward periods, Verra Mobility's experience with utilizing operating losses and tax credit carryforwards by jurisdiction and tax planning alternatives that may be available.

        On December 22, 2017, significant changes to U.S. tax law went into effect following the passage and signing of H.R.1, "An Act to Provide for Reconciliation Pursuant to Titles II and V of the Concurrent Resolution on the Budget for Fiscal Year 2018" (the "Tax Act"). The Tax Act permanently reduces the U.S. federal corporate tax rate from a maximum 35% to 21%, eliminates corporate Alternative Minimum Tax, modified rules for expensing capital investment, limits the deduction of interest expense for certain companies and has international tax consequences for companies that operate internationally. Most of the changes introduced in the Tax Act are effective beginning on January 1, 2018.
Revenue Recognition

        Government Solutions.    Service revenue is recognized as services are performed or as citations are issued or paid. Service contracts typically include the operation and maintenance of fixed and/or mobile traffic enforcement systems, as well as one or more of processing services, including violation notices, payment processing services, affidavit/liability transfer and new address services, inbound and outbound call support, skip tracing, department of motor vehicle hold services and/or collection services. Pricing for services are agreed to by the customer in the service contract and can be fixed per camera, variable based on citation volume or a combination of both. Fixed fee revenue is recognized when the camera is operational. Variable fee revenue is recognized at the time the service is performed.

        Product sales, which include the sale of camera systems and installations, are recognized when the equipment is either accepted or installed, depending on the type of product.

        For contracts including both service revenue and product sales, an allocation of revenue between the elements is based on each deliverable's best estimated selling price and elements are recognized once the product or service has been delivered.

        Certain contracts allow the customer to defer payment on fixed fee contracts until the funds received by the customer from the program equal or exceed Verra Mobility's fees. Revenue is recognized based on the lesser of the funds received by the customer and the fixed fee.

        Commercial Services.    Service revenues are recognized as services are performed. Tolling services provide nonstop toll processing for RACs' and FMCs' customers who drive rental car vehicles or fleet vehicles, respectively. For RACs, once Verra Mobility receives toll usage information and identifies the driver, the driver is charged for both the toll and a processing fee in accordance with their rental contract with the RAC, and a portion of the processing fee is remitted to the RAC. For FMCs, Verra Mobility aggregates all tolls and charges FMCs the aggregate toll amounts and a processing fee in accordance with Verra Mobility's contract with the FMC. All tolls are paid to the tolling authority by Verra Mobility. Toll revenue is recorded net of payment of the related tolls and any amounts payable to RACs.

        Violation services processes driver violations for RACs' and FMCs' customers who drive rental car vehicles or fleet vehicles, respectively. For RACs, when a violation is reported, if possible Verra Mobility transfers the liability for the fine to the driver of the vehicle and charges the driver a processing fee in accordance with their rental contract with the RAC. Where transfers of liability are not possible, Verra Mobility pays the fine and charges the RAC's driver for the fine plus the processing fee. In each case, a portion of the collected processing fees is remitted to the RAC. For FMCs, when a violation is reported, Verra Mobility generally does not transfer the liability for the fine to the driver, and directly bills the amount of the fine and a processing fee directly to the FMC. All violation fines are paid to the issuing authority by Verra Mobility. Violation fine revenue is recorded net of the payment of the violation and net of any amounts paid to RACs.

        Title and registration processing services are offered, primarily, to FMCs and RACs. Verra Mobility pays the title and registration fees to the appropriate motor vehicle authority on behalf of the customer and then charges the customer for the title and registration fees paid, plus a processing fee. Revenue is recognized for the total amount billed to the customer net of the registration cost.

  Business Combinations

        Verra Mobility applies the asset acquisition method to account for business acquisitions. Verra Mobility allocates the fair value of the purchase price consideration to assets acquired and liabilities assumed based on their estimated fair values. The excess of the fair value of the purchase consideration over the fair value of the identifiable assets and liabilities is recorded as goodwill. The determination and allocation of fair values to the identifiable assets acquired and liabilities assumed is based on various assumptions and valuation methodologies requiring considerable management judgment and includes the use of independent valuation specialists to assist Verra Mobility in estimating fair values of acquired tangible and/or intangible assets.

VERRA MOBILITY MANAGEMENT

Executive Officers and Senior Management Team

        The following table sets forth certain information regarding Verra Mobility's executive officers. Verra Mobility expects that these executive officers will continue as executive officers following the Business Combination.

Name	Age	Position(s) Held
David Roberts	47	President and Chief Executive Officer
Patricia Chiodo	53	Chief Financial Officer
Liz Caracciolo	47	Executive Vice President, Government Solutions Segment
Vincent Brigidi	42	Executive Vice President, Emerging Markets within Commercial Services Segment
Jonathan Routledge	50	Executive Vice President, Commercial Fleet Services
Rebecca Collins	48	General Counsel

        David Roberts has served as Verra Mobility's President and Chief Executive Officer since August 2014. He brings more than 24 years of management experience to Verra Mobility. Prior to Verra Mobility, from April 2012 to August 2014, Mr. Roberts was the President and Chief Executive Officer of BillingTree, a multi-channel electronic payment platform company. Prior to joining BillingTree, from August 2008 to March 2012, Mr. Roberts was a Managing Director at Bank of America Merrill Lynch, leading the Equity Plan Services business. Mr. Roberts joined Bank of America Merrill Lynch via sale of Equity Methods, where he served as Chief Executive Officer.

        Patricia Chiodo has served as Verra Mobility's Chief Financial Officer since June 2015. Prior to Verra Mobility, from September 2013 to April 2015, Ms. Chiodo was the Co-President and Chief Financial Officer of Origami Owl LLC, a privately held company selling customizable jewelry through a network of independent designers. Prior to joining Origami Owl, Ms. Chiodo was a consultant to privately held companies from May 2012 to August 2013. Prior to consulting, Ms. Chiodo was the Senior Vice President and Chief Financial Officer for RSC Holdings, Inc., a provider of rental equipment in North America, servicing the industrial, maintenance and non-residential construction markets from April 2010 to April 2012.

        Liz Caracciolo has served as Verra Mobility's Executive Vice President, Government Solutions Segment since June 2018, previously served as its Senior Vice President, Government Solutions Segment from April 2016 to June 2018 and previously served as its Senior Vice President, Account Management for the Government Solutions Segment, from January 2015 to April 2016 . Prior to joining Verra Mobility, Ms. Caracciolo served as the Vice President of Corporate Development at BillingTree from July 2012 to December 2014.

        Vincent Brigidi has served as Verra Mobility's Executive Vice President, Emerging Markets within the Commercial Services Segment since May 2018, and previously served as its Senior Vice President and General Manager of the Fleet Services Business Unit from September 2014 to May 2018. Prior to joining Verra Mobility, from September 2011 to September 2014, Mr. Brigidi served as President and Chief Operating Officer at The CEI Group, a PPG Industries subsidiary and fleet accident management and driver safety services company. Prior to joining CEI, Mr. Brigidi was a consultant at PricewaterhouseCoopers in Northern Virginia.

        Jonathan Routledge has served as Verra Mobility's Executive Vice President, Commercial Fleet Services Unit since May 2018. Prior to this role, Mr. Routledge served as the President of HTA from February 2016 to May 2018. Prior to joining HTA, Mr. Routledge served as Vice President, Sales & Marketing, from November 2011 to January 2016, at Purolator International, a subsidiary of Purolator Inc., a Canadian small parcel delivery company. Prior to Purolator International,

Mr. Routledge served as Senior Vice President, Sales & Marketing, at Streamlite Inc., a U.S. domestic small package delivery company, from September 2009 to October 2011. He has also held several executive and key leadership roles encompassing sales, marketing, business development and general management, spanning a 23-year career at DHL Express, a subsidiary of Deutsche Post World Net (DPWN), based in Europe and the U.S.

        Rebecca Collins has served as Verra Mobility's General Counsel since May 2016. Prior to Verra Mobility, from November 2015 to May 2016, Ms. Collins served as General Counsel and Chief Compliance Officer at Contractor Management Services, a company providing customized SaaS solutions for businesses to outsource the management of contracts, payments and compliance related to the use of independent contractors,, which followed her role as Deputy General Counsel at NJOY, Inc., a company that that manufactures and distributes electronic cigarette and vaping products, from August 2013 to October 2015. Prior to working at NJOY, Inc., Ms. Collins served as Senior Associate General Counsel at General Dynamics C4 Systems, where she started in May 2001. Prior to joining General Dynamics, Ms. Collins began her legal career as a litigator with Steptoe & Johnson in September 1996, following a one-year clerkship for then Chief Justice Feldman of the Arizona Supreme Court.

EXECUTIVE COMPENSATION

The Company

        The following disclosure concerns the compensation of the Company's officers and directors for the fiscal year ended December 31, 2017 (i.e., pre-Business Combination).

        None of our officers or directors has received any cash compensation for services rendered to us. There are no agreements or understandings, whether written or unwritten, with our named executive officers concerning the information specified in Item 402(t)(2) or (3) (i.e., any type of compensation, whether present, deferred or contingent, that is based on or otherwise relates to the Business Combination). Since our formation, we have not granted any stock options or stock appreciation rights or any other awards under long-term incentive plans to any of our officers or directors. Commencing on January 12, 2017, we agreed to pay monthly recurring expenses of $20,000 to The Gores Group for office space, administrative and secretarial and administrative support. Upon completion of a business combination or our liquidation, we will cease paying these monthly fees. In addition, we may pay our Sponsor or any of our existing officers or directors, or any entity with which they are affiliated, a finder's fee, consulting fee or other compensation in connection with identifying, investigation and completing a business combination. The individuals will also be reimbursed for any out of pocket expenses incurred in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. Our audit committee will review on a quarterly basis all payments that were made to our Sponsor, executive officers, directors and our or their affiliates and will determine which fees and expenses and the amount of expenses that will be reimbursed. For more information about the interests of our Sponsor in the Business Combination, please see the section entitled "Proposal No. 1—Approval of the Business Combination—Interests of Certain Persons in the Business Combination."

        After the completion of our Business Combination, directors or members of our management team who remain with us may be paid consulting or management fees from the combined company. For a discussion of our executive compensation arrangements after the closing of the Business Combination, please see the section entitled "Management After the Business Combination" beginning on page 303 of this proxy statement.

Verra Mobility

        The following discussion and analysis of compensation arrangements of the named executive officers of Verra Mobility for the fiscal year ended December 31, 2017 (i.e., pre-Business Combination) should be read together with the compensation tables and related disclosures provided below and in conjunction with Verra Mobility's financial statements and related notes appearing elsewhere in this proxy statement. Compensation information included in the following discussion is presented in actual dollar amounts.

        As an emerging growth company, Verra Mobility has opted to comply with the executive compensation rules applicable to "smaller reporting companies," as such term is defined under the Securities Exchange Act. This section discusses the material elements of compensation awarded to, earned by or paid to the principal executive officer of Verra Mobility and the two next most highly compensated executive officers of Verra Mobility. These individuals are referred to as Verra Mobility' "named executive officers."

Summary Compensation Table

        The following table presents information regarding the compensation of Verra Mobility's named executive officers for services rendered during the year ended December 31, 2017:

Name and Principal Position	Year	Salary ($)	Non-Equity Incentive Plan Compensation ($)(1)	All Other Compensation ($)(2)	Total ($)
David Roberts	2017	400,000	460,000	3,692,424	4,552,424
President and Chief Executive Officer
Patricia Chiodo	2017	355,250	204,269	1,397,094	1,956,613
Chief Financial Officer
Vincent Brigidi	2017	289,275	289,274	941,115	1,519,664
Executive Vice President, Emerging
Markets within Commercial Services
Segment

(1)
Non-equity incentive plan compensation was earned for fiscal year 2017 under the Verra Mobility Leadership Bonus Plan and was paid in the first quarter of 2018.

(2)
The following table discloses each item included in the "All Other Compensation" column for 2017:

Name	SAR Payments ($)(a)	Transaction Bonus ($)(b)	Company Safe-Harbor Contributions to 401(k) Plan ($)	Total ($)
David Roberts	3,181,624	500,000	10,800	3,692,424
Patricia Chiodo	1,136,294	250,000	10,800	1,397,094
Vincent Brigidi	909,035	25,000	7,080	941,115

(a)
This represents the cash payments that the named executive officers received for the stock appreciation rights granted to them under the ATS Consolidated, Inc. ("ATS") 2016 Equity Incentive Plan. These amounts were paid in 2017 in connection with the acquisition of ATS by private equity vehicles managed by Platinum Equity.

(b)
This represents a transaction bonus paid to each of the named executive officers in 2017 in connection with the acquisition of ATS by private equity vehicles managed by Platinum Equity.

Narrative Disclosure to the Summary Compensation Table

        The following is a brief description of the compensation arrangements we have with each of our NEOs and other compensation.

Base Salaries

        Base salary is a fixed element within a total compensation package intended to attract and retain the talent necessary to successfully manage the business of Verra Mobility and execute its business strategies. Base salaries for Verra Mobility's named executive officers are established based on the scope of their responsibilities, taking into account relevant experience, internal pay equity, tenure, and other factors deemed relevant.

Leadership Bonus Plan

        During 2017, Verra Mobility sponsored the Verra Mobility Leadership Bonus Plan (the "Bonus Plan") for employees who were active, full-time, salaried employees of Verra Mobility and who were classified as members of management. Participants in the Bonus Plan, which included Verra Mobility's named executive officers, were eligible to receive cash bonus payments based on company performance. For fiscal year 2017, the bonus targets and maximums for the named executive officers were established as a percentage of base salary as follows:

  •
  David Roberts—Target of 100% and Maximum of 200% of Target

  •
  Patricia Chiodo—Target of 50% and Maximum of 200% of Target

  •
  Vincent Brigidi—Target of 50% and Maximum of 200% of Target

        Payment of annual bonuses to the named executive officers was based on achievement of the EBIT performance target for the plan year, which ran from January 1 to December 31. The target for the plan year was determined during the first quarter of the plan year by Verra Mobility's Chief Financial Officer and subsequently approved by its Chief Executive Officer. The bonuses earned by Mr. Roberts and Ms. Chiodo for fiscal year 2017 were based on a consolidated EBIT performance target of $65,951,120. The bonus earned by Mr. Brigidi for fiscal year 2017 was based on a commercial segment EBIT performance target of $31,521,453.

        A participant was entitled to payment under the Bonus Plan only if the actual level of performance for the plan year equaled or exceeded 80% of the EBIT target. If this threshold was met, the actual payment was based on performance against the EBIT target. Bonus payments could be made based on achievement of up to 120% for the EBIT performance metric, in which case the participant could receive up to 200% of his or her target bonus. To receive a bonus payment, a participant must have been employed by Verra Mobility on the date on which Verra Mobility actually paid bonuses under the Bonus Plan. Bonuses were required to be paid within 60 days after Verra Mobility closed its books for the fiscal year.

        Verra Mobility's consolidated EBIT performance for fiscal year 2017 was $68,489,454, which correlated to approximately 104% against the EBIT target. Verra Mobility's commercial segment EBIT performance for fiscal year 2017 was $38,447,997, which correlated to approximately 122% against the EBIT target. Based on this performance, bonus payments to the named executive officers of Verra Mobility for fiscal year 2017 were as follows:

  •
  David Roberts—$460,000

  •
  Patricia Chiodo—$204,269

  •
  Vincent Brigidi—$289,274

Outstanding Equity Awards at Fiscal Year End

        None of the Verra Mobility named executive officers held any equity awards at the end of fiscal year 2017. The named executive officers did hold cash-based, long-term incentive awards in the form of participation units. Please see the section entitled "Greenlight Holding Corporation 2018 Participation Plan" beginning on page 301 of this proxy statement for a description of these awards.

Stock Appreciation Rights Payments

        Each of Verra Mobility's named executive officers was granted stock appreciation rights in 2016 under the ATS Consolidated, Inc. 2016 Equity Incentive Plan (the "SAR Awards"). In connection with the acquisition of ATS by private equity vehicles managed by Platinum Equity in 2017, the SAR Award Plan was terminated and each of the named executive officers was paid the following cash payments for his or her stock appreciation rights: Mr. Roberts—$3,181,624; Ms. Chiodo—$1,136,294 and Mr. Brigidi—$909,035.

Transaction Bonus Payments

        In October of 2016, the ATS Consolidated, Inc. board of directors approved the entry into transaction bonus agreements with certain key employees, including its named executive officers. Payment of bonuses under these agreements was subject to the closing of the acquisition by private equity vehicles managed by Platinum Equity of ATS as well as the employee's continued employment through such closing. Each of its named executive officers received the following cash payments under his or her respective transaction bonus agreement: Mr. Roberts—$500,000; Ms. Chiodo—$250,000 and Mr. Brigidi—$25,000.

Employment Arrangements with the Named Executive Officers of Verra Mobility

        Each of the Verra Mobility named executive officers received an offer letter from Verra Mobility.

David Roberts, President and Chief Executive Officer

        Under the terms of his offer letter, dated June 27, 2014 and subsequently amended on December 22, 2014, Mr. Roberts is entitled to receive an annual base salary of $400,000. He is also eligible to participate in Verra Mobility's cash-based bonus plan and receive a cash bonus payment equal to a target level of 100% of his base salary based upon Verra Mobility's financial achievement and his performance. The offer letter further provided that Mr. Roberts would be eligible to participate in Verra Mobility's health and welfare benefit plans and retirement plan. Mr. Roberts' offer letter provides for severance payments upon his termination of employment, as summarized below under "Termination Benefits".

Patricia Chiodo, Chief Financial Officer

        Under the terms of her offer letter, dated May 13, 2015 and subsequently amended on June 1, 2015, Ms. Chiodo is entitled to receive an annual base salary of $350,000. She is also eligible to participate in Verra Mobility's cash-based bonus plan and receive a cash bonus payment equal to a target level of 50% of her base salary based upon Verra Mobility's financial achievement and her performance. The offer letter further provided that Ms. Chiodo would be eligible to participate in Verra Mobility's health and welfare benefit plans and retirement plan. Ms. Chiodo's offer letter provides for severance payments upon her termination of employment, as summarized below under "Termination Benefits".

Vincent Brigidi, Executive Vice President, Emerging Markets within Commercial Services Segment

        Under the terms of his offer letter, dated September 30, 2014 and subsequently amended on February 29, 2016, Mr. Brigidi is entitled to receive an annual base salary of $285,000. He is also eligible to participate in Verra Mobility's cash-based bonus plan and receive a cash bonus payment equal to a target level of 50% of his base salary based upon Verra Mobility's financial achievement. The offer letter further provided that Mr. Brigidi would be eligible to participate in Verra Mobility's health and welfare benefit plans and retirement plan. Mr. Brigidi's offer letter provides for severance payments upon his termination of employment, as summarized below under "Termination Benefits".

Retirement Benefits

        Other than benefits under our 401(k) plan, Verra Mobility has not provided the named executive officers with any retirement benefits.

Termination Benefits

        Pursuant to the terms of his offer letter, Mr. Roberts is eligible to receive continuing payments of his base salary and the cost of his medical benefits for a period of 24 months following a termination of employment for reasons other than cause. In the event of a resignation for Good Reason, he would be eligible to receive the same payments and benefits for a period of 24 months or until Mr. Roberts finds alternate employment (whichever occurs first). Such severance payments and benefits are subject to Mr. Roberts' execution of a release in favor of Verra Mobility, and compliance with non-disparagement and cooperation covenants. "Good Reason" is defined as a change in authority, duties, responsibilities, reporting lines, or other action by Verra Mobility resulting in a diminution of, or a material alteration to, Mr. Roberts' position.

        Pursuant to the terms of her offer letter, Ms. Chiodo is eligible to receive continuing payments of her base salary and the cost of her medical benefits for a period of 12 months following a termination of employment for reasons other than cause. In the event of a resignation for Good Reason, she would be eligible to receive the same payments and benefits for a period of 12 months or until Ms. Chiodo finds alternate employment (whichever occurs first). Such severance payments and benefits are subject to Ms. Chiodo's execution of a release in favor of Verra Mobility, and compliance with non-disparagement and cooperation covenants. "Good Reason" is defined as a change in authority, duties, responsibilities, reporting lines, or other action by Verra Mobility resulting in a diminution of, or a material alteration to, Ms. Chiodo's position.

        Pursuant to the terms of his offer letter, Mr. Brigidi is eligible to receive continuing payments of his base salary and the cost of his medical benefits for a period of 12 months following a termination of employment without Cause or his resignation for Good Reason. Such severance payments and benefits are subject to Mr. Roberts' execution of a release in favor of Verra Mobility. "Good Reason" is defined as a change in authority, duties, responsibilities, reporting lines, or other action by Verra Mobility resulting in a material diminution of, or material alteration to, Mr. Brigidi's position, which is not remedied for the period of 30 consecutive days after Mr. Brigidi provides written notice to the Chief Executive Officer of Verra Mobility of the conditions that Mr. Brigidi contends amount or give rise to Good Reason. "Cause" is defined as (1) Mr. Brigidi being charged with a felony or misdemeanor criminal offense, other than a misdemeanor traffic offense; (2) Mr. Brigidi's engagement in any act involving gross misconduct or dishonesty that is materially injurious to Verra Mobility or any of its affiliates; (3) Mr. Brigidi's willful and continued breach of, or failure substantially to perform under or comply with, any of the material terms and covenants of any written agreement with Verra Mobility or any of its affiliates; (4) Mr. Brigidi's willful and continued breach of, or refusal or failure substantially to perform under, any policy or reasonable performance goals set by Verra Mobility or its affiliates with respect to his job duties or responsibilities, the operation of Verra Mobility's or its affiliates' business and affairs, or the management of Verra Mobility's or its affiliates' employees; or (5) Mr. Brigidi commits or has committed (or is reasonably believed by Verra Mobility to have committed) a breach of any laws or regulations which may affect or relate to the conduct of Verra Mobility's or its affiliates' business; provided, however, that with respect to the preceding (3) and (4), Mr. Brigidi will be provided notice of any misconduct and/or breach constituting Cause and given reasonable opportunity (not to exceed 30 consecutive days) to cure the misconduct and/or breach (unless such misconduct and/or breach is determined by Mr. Brigidi not to be susceptible to cure, in which case termination will be deemed to be immediate), and provided further that such 30 consecutive day cure period will only be available for the first such misconduct and/or breach of the same or substantially similar type and subsequent misconduct and/or breach of the same or substantially similar type will constitute Cause without regard to your subsequent cure of same.

Greenlight Holding Corporation 2018 Participation Plan

        The named executive officers of Verra Mobility were granted performance units in 2018 under the Greenlight Holding Corporation 2018 Participation Plan (the "Participation Plan"). Such units were granted upon the termination of similar performance units previously granted in 2017. These performance units represented the right to receive a payment upon the occurrence of a "Qualifying Event" (as defined in the Participation Plan) either in the form of a cash payment or a payment in securities depending on the type of consideration paid in connection with the Qualifying Event . In connection with the entry into the Merger Agreement, Greenlight Holding Corporation agreed to terminate the Participation Plan effective immediately prior to the closing of the transactions contemplated by the Merger Agreement. Participants in this plan, including the named executive officers of Verra Mobility, have entered into termination agreements pursuant to which they will receive a lump-sum payment after the closing of the transactions contemplated by the Merger Agreement in exchange for a release of claims in favor of Greenlight Holding Corporation and its affiliates. Pursuant to their respective terminations letters, the named executive officers are eligible to receive the following payments upon the consummation of the transactions contemplated by the Merger Agreement: Mr. Roberts—$7,306,909; Ms. Chiodo—$3,584,469; and Mr. Brigidi—$1,709,177.

Equity Award Inducement Grants

        The Merger Agreement provides that, promptly following the closing of the transactions contemplated by the Merger Agreement, the Company will grant awards of restricted stock units equal to approximately 3% of its outstanding capital stock as of closing to certain individuals who entered into termination agreements relating to their performance units granted under the Participation Plan. These awards of restricted stock units are being granted as a material inducement to their entering into employment with the Company and will vest ratably over four years (subject to continued employment). The individual allocation of such grants has not been made as of the filing of this Proxy Statement.

Director Compensation

        During fiscal year 2017, Chris Smith was the only individual who received compensation for his services as a director of Verra Mobility. The following table presents information regarding his compensation for services rendered during the year ended December 31, 2017:

Fees earned or paid in cash ($)	All Other Compensation(a) ($)	Total ($)
25,000	$369,296	394,296

        (a) This represents the cash payments that Mr. Smith received for the stock appreciation rights granted to him under the ATS Consolidated, Inc. ("ATS") 2016 Equity Incentive Plan. These amounts were paid in 2017 in connection with the acquisition of ATS by Platinum Equity.

Quantification of Potential Payments and Benefits to the Named Executive Officers of Verra Mobility in Connection with the Merger

        The information set forth in the table below is intended to comply with Item 402(t) of the SEC's Regulation S-K, which requires disclosure of information about certain compensation for each named executive officer of Verra Mobility that is based on, or otherwise relates to, the transactions contemplated by the Merger Agreement, which is referred to as the merger-related compensation.

        The amounts shown in the table below are estimates based on multiple assumptions that may or may not actually occur or be accurate on the relevant date, including the assumptions described below and in the footnotes to the table, and do not reflect certain compensation actions that may occur before the consummation of the transactions contemplated by the Merger Agreement. For purposes of calculating such amounts, we have assumed that each executive officer of Verra Mobility was terminated by Verra Mobility without "cause" or resigned for "good reason" (as such terms are defined in the relevant agreements) in connection with the transactions contemplated by the Merger Agreement, in either case immediately following the assumed effective time of [                        ], 2018.

        As a result of the foregoing assumptions, the actual amounts, if any, to be received by a named executive officer may materially differ from the amounts set forth below.

Name	Cash(1)	Total
David Roberts	8,171,887	8,171,887
Patricia Chiodo	3,962,510	3,962,510
Vincent Brigidi	2,015,280	2,015,280
  (1)
  Cash.

        Mr. Roberts.    The amount set forth for Mr. Roberts includes the following: (i) $7,306,909 representing the lump-sum cash payment that Mr. Roberts will receive promptly following the closing of the transactions contemplated by the Merger Agreement in connection with his execution of a release of claims relating to the termination of his participation units plus (ii) $864,978 representing the sum of his current annual base salary and the cost of his medical benefits for a 24-month period that would be paid during such period if Mr. Roberts experienced a qualifying termination. Please see the section entitled "Greenlight Holding Corporation 2018 Participation Plan" beginning on page [    •    ] of this proxy statement and the section entitled "Employment Arrangements with the Named Executive Officers of Verra Mobility" beginning on page [    •    ] of this proxy statement for a description of these payments.

        Ms. Chiodo.    The amount set forth for Ms. Chiodo includes the following: (i) $3,584,469 representing the lump-sum cash payment that Ms. Chiodo will receive promptly following the closing of the transactions contemplated by the Merger Agreement in connection with her execution of a release of claims relating to the termination of her participation units plus (ii) $378,041 representing the sum of her current annual base salary and the cost of her medical benefits for a 12-month period that would be paid during such period if Ms. Chiodo experienced a qualifying termination. Please see the section entitled "Greenlight Holding Corporation 2018 Participation Plan" beginning on page [    •    ] of this proxy statement and the section entitled "Employment Arrangements with the Named Executive Officers of Verra Mobility" beginning on page [    •    ] of this proxy statement for a description of these payments.

        Mr. Brigidi.    The amount set forth for Mr. Brigidi includes the following: (i) $1,709,177 representing the lump-sum cash payment that Mr. Brigidi will receive promptly following the closing of the transactions contemplated by the Merger Agreement in connection with his execution of a release of claims relating to the termination of his participation units plus (ii) $306,103 representing the sum of his current annual base salary and the cost of his medical benefits for a 12-month period that would be paid during such period if Mr. Brigidi experienced a qualifying termination. Please see the section entitled "Greenlight Holding Corporation 2018 Participation Plan" beginning on page [    •    ] of this proxy statement and the section entitled "Employment Arrangements with the Named Executive Officers of Verra Mobility" beginning on page [    •    ] of this proxy statement for a description of these payments.

MANAGEMENT AFTER THE BUSINESS COMBINATION

Management and Board of Directors

        The Company expects that the current executive officers of Verra Mobility will become executive officers of the post-combination company following the Business Combination. For biographical information regarding the current executive officers of Verra Mobility, who the Company anticipates will be the executive officers of the post-combination company, please see the section entitled "Management after the Business Combination—Information about Anticipated Executive Officers and Directors upon the Closing of the Business Combination." The following persons are anticipated to be the directors and executive officers of the post-combination company, which will be renamed "[    •    ]" following the Business Combination:

Name	Age	Position
Randall Bort	53	Director
Jeffrey Rea	53	Director
Bryan Kelln	52	Director
Jacob Kotzubei	49	Director
David Roberts	47	Director, President and Chief Executive Officer
Jay Geldmacher	62	Director
John Rexford	61	Director
Patricia Chiodo	53	Chief Financial Officer
Liz Caracciolo	47	Executive Vice President, Government Solutions Segment
Vincent Brigidi	42	Executive Vice President, Emerging Markets within Commercial Services Segment
Jonathan Routledge	50	Executive Vice President, Commercial Fleet Services
Rebecca Collins	48	General Counsel

Information about Anticipated Executive Officers and Directors Upon the Closing of the Business Combination

        David Roberts has served as Verra Mobility's President and Chief Executive Officer since August 2014. He brings more than 24 years of management experience to Verra Mobility. Prior to Verra Mobility, from April 2012 to August 2014, Mr. Roberts was the President and Chief Executive Officer of BillingTree, a multi-channel electronic payment platform company. Prior to joining BillingTree, from August 2008 to March 2012, Mr. Roberts was a Managing Director at Bank of America Merrill Lynch, leading the Equity Plan Services business. Mr. Roberts joined Bank of America Merrill Lynch via sale of Equity Methods, where he served as Chief Executive Officer.

        Patricia Chiodo has served as Verra Mobility's Chief Financial Officer since June 2015. Prior to Verra Mobility, from September 2013 to April 2015, Ms. Chiodo was the Co-President and Chief Financial Officer of Origami Owl LLC, a privately held company selling customizable jewelry through a network of independent designers. Prior to joining Origami Owl, Ms. Chiodo was a consultant to privately held companies from May 2012 to August 2013. Prior to consulting, Ms. Chiodo was the Senior Vice President and Chief Financial Officer for RSC Holdings, Inc., a provider of rental equipment in North America, servicing the industrial, maintenance and non-residential construction markets from April 2010 to April 2012.

        Liz Caracciolo has served as Verra Mobility's Executive Vice President, Government Solutions Segment since June 2018, previously served as its Senior Vice President, Government Solutions Segment from April 2016 to June 2018 and previously served as its Senior Vice President, Account Management for the Government Solutions Segment, from January 2015 to April 2016 . Prior to joining Verra Mobility, Ms. Caracciolo served as the Vice President of Corporate Development at BillingTree from July 2012 to December 2014.

        Vincent Brigidi has served as Verra Mobility's Executive Vice President, Emerging Markets within the Commercial Services Segment since May 2018, and previously served as its Senior Vice President and General Manager of the Fleet Services Business Unit from September 2014 to May 2018. Prior to joining Verra Mobility, from September 2011 to September 2014, Mr. Brigidi served as President and Chief Operating Officer at The CEI Group, a PPG Industries subsidiary and fleet accident management and driver safety services company. Prior to joining CEI, Mr. Brigidi was a consultant at PricewaterhouseCoopers in Northern Virginia.

        Jonathan Routledge has served as Verra Mobility's Executive Vice President, Commercial Fleet Services Unit since May 2018. Prior to this role, Mr. Routledge served as the President of HTA from February 2016 to May 2018. Prior to joining HTA, Mr. Routledge served as Vice President, Sales & Marketing, from November 2011 to January 2016, at Purolator International, a subsidiary of Purolator Inc., a Canadian small parcel delivery company. Prior to Purolator International, Mr. Routledge served as Senior Vice President, Sales & Marketing, at Streamlite Inc., a U.S. domestic small package delivery company, from September 2009 to October 2011. He has also held several executive and key leadership roles encompassing sales, marketing, business development and general management, spanning a 23-year career at DHL Express, a subsidiary of Deutsche Post World Net (DPWN), based in Europe and the U.S.

        Rebecca Collins has served as Verra Mobility's General Counsel since May 2016. Prior to Verra Mobility, from November 2015 to May 2016, Ms. Collins served as General Counsel and Chief Compliance Officer at Contractor Management Services, a company providing customized SaaS solutions for businesses to outsource the management of contracts, payments and compliance related to the use of independent contractors,, which followed her role as Deputy General Counsel at NJOY, Inc., a company that that manufactures and distributes electronic cigarette and vaping products, from August 2013 to October 2015. Prior to working at NJOY, Inc., Ms. Collins served as Senior Associate General Counsel at General Dynamics C4 Systems, where she started in May 2001. Prior to joining General Dynamics, Ms. Collins began her legal career as a litigator with Steptoe & Johnson in September 1996, following a one-year clerkship for then Chief Justice Feldman of the Arizona Supreme Court.

        Randall Bort, age 53, has served as a member of our Board since January 12, 2017. Mr. Bort is a Co-Founder of SandTree Holdings, LLC, a private commercial real estate investment firm. Previously, Mr. Bort was an investment banker at Drexel Burnham Lambert, BT Securities, Donaldson, Lufkin & Jenrette, Credit Suisse First Boston, The Mercanti Group and Imperial Capital. Mr. Bort has significant financial, transactional and capital markets experience across multiple industries and has worked both domestically and in Asia. Mr. Bort earned a B.A. in Economics and Mathematics from Claremont McKenna College and an M.B.A. in Finance and Entrepreneurial Management from The Wharton School of the University of Pennsylvania. Mr. Bort served as a member of the Board of Directors of Gores Holdings, Inc. (Nasdaq: GRSH) from August 2015 until completion of the Hostess Brands, LLC acquisition in November 2016. Mr. Bort also is a member of the Board of Trustees of Children's Bureau, a non-profit organization based in Los Angeles focused on foster care and the prevention of child abuse. Mr. Bort's significant investment and financial expertise make him well qualified to serve as a member of our Board.

        Jeffrey Rea, age 53, has served as a member of our Board since January 12, 2017. Mr. Rea currently serves as a director of BMC Stock Holdings, Inc. (Nasdaq: BMCH). Mr. Rea previously served as President, Chief Executive Officer and Director of Stock Building Supply Holdings, Inc. from November 2010 to December 1, 2015, at which time the company was merged with Building Materials Holding Corporation to create BMC Stock Holdings, Inc. Prior to that, Mr. Rea served as President of the specialty products group at TE Connectivity Ltd. from 2008 to 2010. Prior to that, Mr. Rea was the

Senior Vice President of the building products group at Johns Manville, a global manufacturer of highly engineered materials and building products, which is owned by Berkshire Hathaway Company. Before joining Johns Manville, Mr. Rea served for 15 years in various leadership roles at General Electric Company, including general management, sales and marketing, distribution management and supply chain leadership positions. Mr. Rea also served for five years with its corporate audit staff. Mr. Rea served as a member of the Board of Directors of Gores Holdings I (Nasdaq: GRSH) from March 2016 until completion of the Hostess acquisition in November 2016. Mr. Rea received a degree in mechanical engineering from Rose-Hulman Institute of Technology. Mr. Rea's significant investing and management experience makes him well qualified to serve as a member of our Board of Directors.

        Jacob Kotzubei, age 49, Mr. Kotzubei joined Platinum Equity in 2002 and is a Partner at Platinum Equity and a member of Platinum Equity's Investment Committee. Mr. Kotzubei serves as an officer and/or director of a number of Platinum's portfolio companies. Prior to joining Platinum in 2002, Mr. Kotzubei worked for 4 1/2 years for Goldman Sachs' Investment Banking Division in New York City. Previously, he was an attorney at Sullivan & Cromwell LLP in New York City, specializing in mergers and acquisitions. Mr. Kotzubei received a Bachelor's degree from Wesleyan University and holds a Juris Doctor from Columbia University School of Law where he was elected a member of the Columbia Law Review. Mr. Kotzubei's experience in executive management oversight, private equity, capital markets and transactional matters has led the Board to conclude that he has the varied expertise necessary to serve as a member of the board of directors of the Company. Mr. Kotzubei is currently a director of Key Energy Services, Inc., KEMET Corporation and Ryerson Holding Corporation. Mr. Kotzubei served as a director of CanWel Building Materials Group until April 11, 2016.

        Bryan Kelln, age 52, Mr. Kelln is a Partner at Platinum Equity and the President of Portfolio Operations, a group responsible for overseeing business strategy and operations at Platinum Equity's portfolio companies. Mr. Kelln joined Platinum Equity in 2008. He works closely with the firm's Operations Team and portfolio company executive management to drive strategic initiatives and to deploy operational resources. Prior to joining Platinum Equity, Mr. Kelln held senior operations roles at a number of companies including Nortek, Inc., Jacuzzi, Inc., RockShox, Inc. and General Cable Corporation. During a portion of this time, Mr. Kelln was an Operating Executive with The Jordan Company, a private investment firm, where he was involved in acquisitions, divestitures and operations for the firm and served as a board member of various portolio companies. Mr. Kelln also previously served as a Partner in the Supply Chain Management Practice of Mercer Management Consulting. Mr. Kelln received his bachelor's degree, summa cum laude, from Washington State University and a Masters of Business Administration from The Ohio State University, Fisher College of Business. Mr. Kelln is currently a director of Key Energy Services, Inc.

        Jay Geldmacher, age 62, has been the President and CEO of Artesyn Embedded Technologies ("Artesyn") since 2013. Artesyn Embedded Technologies is the new name for the former Embedded Computing & Power business of Emerson Network Power. Artesyn is owned by Platinum Equity, a Los Angeles based private equity firm who acquired a majority interest in the company through a joint venture from Emerson in November 2013. Emerson retains a 49 percent non-controlling interest in the business, which now operates as an independent company. Mr. Geldmacher joined Emerson in January 1996. From 2007 until 2013, Mr. Geldmacher has been serving as Executive Vice President as well as President of Emerson Network Power's Embedded Computing & Power Group, a global business for which he has full profit and loss responsibility. From 2006 to 2007, Mr. Geldmacher served as Group Vice President of Emerson Network Power and President of Embedded Computing & Power. Prior to that, Mr. Geldmacher was President of Astec Power Solutions (1998-2006) and President of Astec Standard Power Worldwide (1996-1998), both of which were Emerson subsidiaries. Prior to joining Emerson, Mr. Geldmacher served in various management capacities with Knowles Electronics.

        Mr. Geldmacher currently serves on the board of directors of Seagate Technology PLC, its compensation committee since 2012 and its finance committee since 2018. Mr. Geldmacher also serves as an Executive Advisory Council member for Vertiv, a recent acquisition by Platinum Equity. Formerly known as Emerson Network Power, Vertiv is a leading provider of thermal management, A/C and D/C power, transfer switches, services and information management systems for the data center and telecommunications industries. Mr. Geldmacher also served as a director of Owens-Illinois, Inc. from 2008-2015. In addition, he has served on the advisory boards for the undergraduate and graduate programs of the Eller Business School at the University of Arizona from 2008-2016. Mr. Geldmacher holds a Bachelor of Science degree in marketing from the University of Arizona and an Executive Master of Business Administration degree from the University of Chicago.

        John Rexford, age 61, is the Managing Director of Ramona Park Consulting LLC, which he founded in 2016. Mr. Rexford has over 36 years of finance experience that includes serving as Global M&A Head from 2010 to 2015 at the Xerox Corporation and serving in various positions at Affiliated Computer Services, Inc. (which was acquired by the Xerox Corporation), including Chief Financial Officer from 2006 to 2007, Executive Vice President from 2001 to 2009 and Senior Vice President of Mergers and Acquisitions from 1996 to 2001. Mr. Rexford has also served as a director of Affiliated Computer Services, Inc. from 2006 to 2007. Mr. Rexford received a Bachelor of Business Administration from Southern Methodist University in 1979 and a MBA from SMU Cox School of Business in 1980. We believe that Mr. Rexford's prior experience give him an understanding of the business models, structures and attributes of the combined business, as well as the risks and operating environment of the combined company, which make him well-qualified to serve as a director of the combined company.

Classified Board of Directors

        In accordance with our current certificate of incorporation, our Board is divided into three classes with only one class of directors being elected in each year and each class (except for those directors appointed prior to our first annual meeting of stockholders) serving a three-year term.

        As discussed above, in connection with the Business Combination, Messrs. Randall Bort, Jeffrey Rea, Jacob Kotzubei, David M. Roberts, Jay L. Geldmacher and John Rexford have each been nominated to serve as directors of the post-combination company upon completion of the Business Combination.

Code of Ethics

        We have adopted a Code of Ethics applicable to our directors, executive officers and employees that complies with the rules and regulations of the Nasdaq. The Code of Ethics codifies the business and ethical principles that govern all aspects of our business. We have previously filed copies of our form Code of Ethics, our form of Audit Committee Charter and our form of Compensation Committee Charter as exhibits to our registration statement in connection with our IPO. You may review these documents by accessing our public filings at the SEC's web site at www.sec.gov. In addition, a copy of the Code of Ethics will be provided without charge upon request to us in writing at 9800 Wilshire Blvd., Beverly Hills, California 90212 or by telephone at (310) 209-3010. We intend to disclose any amendments to or waivers of certain provisions of our Code of Ethics in a Current Report on Form 8-K.

Post-Combination Company Executive Compensation

        The following disclosure concerns the compensation of individuals who will serve as the Company's executive officers and directors following the completion of the Business Combination.

        Subsequent to the closing of the Business Combination, the Board of Directors will establish a Compensation Committee and choose a Compensation Committee member to serve as chair. The following discussion is based on the present expectations as to the executive compensation program to be adopted by the Compensation Committee. The executive compensation program actually adopted will depend on the judgment of the members of the Compensation Committee and may differ from that set forth in the following discussion.

        Decisions regarding executive compensation program will support the following general compensation philosophy:

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  The executive compensation program will be competitive with relevant comparison companies in order to attract and retain executive officers and qualified directors to the Company;

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  The program will provide a significant portion of executive and director compensation through equity grants to support the creation of long-term value for our shareholders;

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  The executive officer compensation program will create a strong pay-for-performance alignment by tying a substantial portion of compensation to performance objectives that support the Company's business plan.

        We anticipate that compensation for our executive officers will have three primary components: base salary, an annual cash incentive bonus, and long-term compensation in the form of equity grants.

Salaries

        It is expected that the Company's executive officer salaries will remain unchanged from their current levels and will be reviewed annually by the Compensation Committee of the Board of Directors. The primary purpose of base salaries is to reflect job responsibilities and to provide competitive fixed pay to balance performance-based pay. Any subsequent changes to salaries will reflect external pay benchmarking from appropriate sources of compensation data.

Annual Incentives

        In order to directly tie a portion of each executive officer's compensation to the Company's financial and operational objectives of the applicable fiscal year, it is anticipated that annual cash incentives will be employed in the Company's executive compensation plan. It is expected that the Compensation Committee of the Board of Directors will select the performance metrics, applicable performance targets for the metrics, target payout opportunities, and other terms and conditions of the annual cash incentives for the executive officers after the closing of the Business Combination. Following the end of each year, the Compensation Committee of the Board of Directors will review Company performance against the performance targets to recommend the final amount of the award that is payable to the executive officers.

Equity-Based Awards

        The largest portion of executive officer compensation is intended to be provided in the form of long-term equity, to both encourage retention and align the officers' incentives with the long-term success of the company and the interests of the shareholders.

        Following the consummation of the Business Combination agreement, approximately 3% of the outstanding capital stock of the Company will be granted to certain key employees of the Company, including the executive officers, as an initial one-time grant. This initial grant will be in the form of restricted stock units that will vest equally over four years, subject to recipients' continued service on each vesting date. This initial one-time grant is made as part of the Business Combination agreement and is not contemplated to be part of the Company's ongoing executive compensation program.

Other Compensation

        The Compensation Committee of the Board of Directors expects to continue the Company's current benefit plans, including health insurance, disability insurance, life insurance and 401(k) plans, in which all of the executive officers participate.

Recoupment Policy

        The Compensation Committee will administer the Company's policies in a manner consistent with the Sarbanes-Oxley Act, which would recover CEO and CFO incentive bonuses or equity awards in the event of a financial restatement that would trigger recoupment under the Sarbanes-Oxley Act.

Additional Executive Compensation Policies and Plans Supporting Strong Corporate Governance

        Subsequent to the Business Combination, the Compensation Committee of the Company will review for implementation policies and plans that support strong corporate governance in accordance with the recommendations provided by its advisors.

Deductibility of Executive Compensation

        Prior to 2018, Section 162(m) of the Internal Revenue Code generally denied a federal income tax deduction to the Company for compensation in excess of $1 million per year paid to the principal executive officer and the next three most highly compensated officers (other than the principal financial officer), subject to certain exceptions. The Tax Cuts and Jobs Act, enacted on December 22, 2017, substantially modified Section 162(m) of the Internal Revenue Code and, among other things, eliminated the "qualified performance-based compensation" exception to the $1 million deduction limit effective as of January 1, 2018. As a result, beginning in 2018, compensation paid to certain executive officers in excess of $1 million will generally be nondeductible, whether or not it is performance-based. In addition, beginning in 2018, the executive officers subject to Section 162(m) (the "Covered Employees") will include any individual who served as the CEO or Chief Financial Officer ("CFO") at any time during the taxable year and the three other most highly compensated officers (other than the CEO and CFO) for the taxable year, and once an individual becomes a Covered Employee for any taxable year beginning after December 31, 2016, that individual will remain a Covered Employee for all future years, including following any termination of employment. The Tax Cuts and Jobs Act includes a transition rule under which the changes to Section 162(m) described above will not apply to compensation payable pursuant to a written binding contract that was in effect on November 2, 2017 and is not materially modified after that date. To the extent applicable to our existing contracts, the Compensation Committee may avail itself of this transition rule. However, because of uncertainties as to the application and interpretation of the transition rule, no assurances can be given at this time that our existing contracts and awards, even if in place on November 2, 2017, will meet the requirements of the transition rule. While the Compensation Committee may consider the deductibility of payments as one factor in determining executive compensation, it will also look at other factors in making its decisions and will retain the flexibility to award compensation that it determines to be consistent with the goals of the executive compensation program and in the interests of the Company's stockholders, even if the payments are not deductible by the Company for tax purposes.

Director Compensation Following this Business Combination

        Following the completion of the Business Combination, the Compensation Committee will determine the annual compensation of outside directors. We anticipate that our director compensation program following the Business Combination will include both equity and cash components, be competitive with relevant comparison companies, and support best practices in director compensation design.

 DESCRIPTION OF SECURITIES

        The following summary of the material terms of the post-combination company's securities following the Business Combination is not intended to be a complete summary of the rights and preferences of such securities. The full text of the proposed Second Amended and Restated Certificate of Incorporation is attached as Annex C to this proxy statement. We urge you to read our Second Amended and Restated Certificate of Incorporation in its entirety for a complete description of the rights and preferences of the post-combination company's securities following the Business Combination.

Authorized and Outstanding Stock

        The Second Amended and Restated Certificate of Incorporation authorizes the issuance of 261,000,000 shares of capital stock, consisting of (i) 260,000,000 shares of Common Stock, including (A) 250,000,000 shares of Class A Stock, $0.0001 par value per share and (B) 10,000,000 shares of Class F Stock, $0.0001 par value per share and (ii) 1,000,000 shares of preferred stock, par value $0.0001 per share. The outstanding shares of our Common Stock are, and the shares of Common Stock issuable in connection with the Business Combination pursuant to the Merger Agreement and the Private Placement will be, duly authorized, validly issued, fully paid and non-assessable. As of the record date for the Special Meeting, there were [    •    ] shares of Common Stock outstanding, held of record by approximately [    •    ] holders of Common Stock, no shares of preferred stock outstanding and [    •    ] warrants outstanding held of record by approximately [    •    ] holders of warrants. Such numbers do not include DTC participants or beneficial owners holding shares through nominee names.

Common Stock

  Class A Stock

        The Second Amended and Restated Certificate of Incorporation provides that the Class A Stock will have identical rights, powers, preferences and privileges to current Class A Stock.

  Class F Stock

        The Second Amended and Restated Certificate of Incorporation provides that each share of Class F Stock outstanding immediately prior to the filing of the Second Amended and Restated Certificate of Incorporation will automatically convert into one share of Class A Stock and, concurrently with such conversion, the number of authorized shares of Class F Stock will be reduced to zero.

Voting Power

        Except as otherwise required by law or as otherwise provided in any certificate of designation for any series of preferred stock, under the current certificate of incorporation and the Second Amended and Restated Certificate of Incorporation, the holders of Common Stock possess or will possess, as applicable, all voting power for the election of our directors and all other matters requiring stockholder action and are entitled or will be entitled, as applicable, to one vote per share on matters to be voted on by stockholders. The holders of Class A Stock shall at all times vote together as one class on all matters submitted to a vote of the holders of Common Stock under both the current certificate of incorporation and the Second Amended and Restated Certificate of Incorporation.

Dividends

        Subject to the rights, if any of the holders of any outstanding shares of preferred stock, under both the current certificate of incorporation and the Second Amended and Restated Certificate of

Incorporation, holders of Common Stock will be entitled to receive such dividends and other distributions, if any, as may be declared from time to time by our Board in its discretion out of funds legally available therefor and shall share equally on a per share basis in such dividends and distributions.

Liquidation, Dissolution and Winding Up

        In the event of the voluntary or involuntary liquidation, dissolution or winding-up of the post-combination company under both the current certificate of incorporation and the Second Amended and Restated Certificate of Incorporation, the holders of Common Stock will be entitled to receive all the remaining assets of the post-combination company available for distribution to stockholders, ratably in proportion to the number of shares of Common Stock held by them, after the rights of the holders of the preferred stock have been satisfied.

Preemptive or Other Rights

        Under the current certificate of incorporation, our stockholders have no preemptive or other subscription rights and there are no sinking fund or redemption provisions applicable to our Common Stock.

Election of Directors

        Our Board is currently divided into three classes, Class I, Class II and Class III, with only one class of directors being elected in each year and each class (except for those directors appointed prior to our first annual meeting of stockholders) serving a three-year term. The term of office of the Class I directors will expire at our first annual meeting of stockholders. The term of office of the Class II directors will expire at the second annual meeting of stockholders. The term of office of the Class III directors will expire at the third annual meeting of stockholders. However, if the Business Combination Proposal, the Nasdaq Proposal and the Charter Approval Proposal are approved at the Special Meeting, this structure will change.

        Following the completion of the Business Combination, the structure of the Board will change, as discussed in greater detail in "Proposal No. 5—Election of Directors To The Board Of Directors." Under the terms of the Second Amended and Restated Certificate of Incorporation, upon the effectiveness thereof, the term of the Class I Directors in place at such time will expire at the first annual meeting of the stockholders of the post-combination company following the effectiveness of the Second Amended and Restated Certificate of Incorporation; the term of the Class II Directors in place at such time will expire at the second annual meeting of the stockholders of the post-combination company following the effectiveness of the Second Amended and Restated Certificate of Incorporation; and the term of the Class III Directors in place at such time will expire at the third annual meeting of the stockholders of the post-combination company following the effectiveness of the Second Amended and Restated Certificate of Incorporation.

        Under both the current certificate of incorporation and the Second Amended and Restated Certificate of Incorporation, there is no cumulative voting with respect to the election of directors, with the result that directions will be elected by a plurality of the votes cast at a meeting of stockholders by holders of our Common Stock.

Capital Stock Prior to the Business Combination

        We are providing stockholders with the opportunity to redeem their shares of Class A Stock upon the consummation of the Business Combination at a per-share price, payable in cash, equal to the aggregate amount on deposit in the Trust Account as of two business days prior to the closing of the Business Combination, including interest not previously released to the Company to fund Regulatory

Withdrawals and/or to pay its franchise and income taxes, divided by the number of then outstanding public shares, subject to the limitations described herein. Our Initial Stockholders, directors and officers have agreed to waive their redemption rights with respect to the Founder Shares and any public shares they may hold in connection with the consummation of the Business Combination. Our Initial Stockholders have also agreed to waive their right to a conversion price adjustment with respect to any shares of our common stock they may hold in connection with the consummation of the Business Combination.

        We will consummate the Business Combination only if a majority of our outstanding shares of Common Stock entitled to vote and actually cast thereon at the Special Meeting are voted in favor of the Business Combination Proposal at the Special Meeting. However, the participation of our Sponsor, officers and directors, or their affiliates in privately negotiated transactions (as described in this proxy statement), if any, could result in the approval of the Business Combination even if a majority of the stockholders vote, or indicate their intention to vote, against the Business Combination.

        Our Initial Stockholders have agreed to vote their Founder Shares and any public shares purchased during or after our IPO in favor of the Business Combination. As of the date of filing this proxy statement, our Initial Stockholders, directors and officers do not currently hold any public shares. Public stockholders may elect to redeem their public shares whether they vote for or against the Business Combination.

        Pursuant to our current certificate of incorporation, if we are unable to consummate a business combination by January 19, 2019, we will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem our public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest not previously released to the Company to fund Regulatory Withdrawals and/or to pay its franchise and income taxes (less up to $100,000 of such net interest to pay dissolution expenses), divided by the number of then outstanding public shares, which redemption will completely extinguish our public stockholders' rights as stockholders (including the right to receive further liquidating distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining stockholders and our Board, dissolve and liquidate, subject in each case to our obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law. Our Initial Stockholders, officers and directors have agreed to waive their redemption rights with respect to the Founder Shares (i) in connection with the consummation of a business combination, (ii) if we fail to consummate our initial business combination by January 19, 2019, (iii) in connection with an expired or unwithdrawn tender offer, and (iv) otherwise upon our liquidation or in the event our Board resolves to liquidate the Trust Account and ceases to pursue the consummation of a business combination prior to January 19, 2019. Our Initial Stockholders have also agreed to waive their right to a conversion price adjustment with respect to any shares of our common stock they may hold in connection with the consummation of the Business Combination. However, if our Initial Stockholders or any of our officers, directors or affiliates acquire public shares, they will be entitled to redemption rights with respect to such public shares if we fail to consummate our initial business combination within the required time period.

        In the event of a liquidation, dissolution or winding up of the Company after our initial business combination, holders of our Common Stock are entitled to share ratably in proportion to the number of shares of Class A Stock (on an as converted basis with respect to the Class F Stock) in all assets remaining available for distribution to them after payment of the debts and other liabilities and after provision is made for each class of stock, if any, having preference over the Common Stock.

        Our stockholders have no preemptive or other subscription rights. There are no sinking fund provisions applicable to our Common Stock, except that upon the consummation of our initial business combination, subject to the limitations described herein, we will provide our stockholders with the opportunity to redeem their shares of our Class A Stock for cash equal to their pro rata share of the aggregate amount on deposit in the Trust Account as of two business days prior to the closing of the Business Combination, including any amounts representing interest earned on the Trust Account, less any interest released to us released to fund Regulatory Withdrawals and/or to pay its franchise and income taxes.

Founder Shares

        The Founder Shares are identical to the shares of Class A Stock, and holders of Founder Shares have the same stockholder rights as public stockholders, except that (i) the Founder Shares are subject to certain transfer restrictions, as described in more detail below, and (ii) our Initial Stockholders, directors and officers have entered into a letter agreement with us, pursuant to which they have agreed (A) to waive their redemption rights with respect to their Founder Shares and any shares of Class A Stock they may hold in connection with the completion of our business combination, (B) to waive their right to a conversion price adjustment with respect to any shares of our common stock they may hold in connection with the consummation of the Business Combination and (C) to waive their rights to liquidating distributions from the Trust Account with respect to their Founder Shares if we fail to complete our business combination by January 19, 2019, although they will be entitled to liquidating distributions from the Trust Account with respect to any public shares they hold if we fail to complete our business combination within such time period. Our Initial Stockholders, officers and directors have agreed to vote their Founder Shares and any public shares purchased during or after the IPO in favor of our Business Combination. The Greenlight Stockholders have each signed separate letters with the Company agreeing to be bound by restrictions on the transfer of their Class A Stock acquired pursuant to the Merger Agreement for 180 days after the completion of the Business Combination.

Preferred Stock

        Our Second Amended and Restated Certificate of Incorporation provides that shares of preferred stock may be issued from time to time in one or more series. Our Board is authorized to fix the voting rights, if any, designations, powers, preferences and relative, participating, optional, special and other rights, if any, and any qualifications, limitations and restrictions thereof, applicable to the shares of each series. Our Board is able, without stockholder approval, to issue preferred stock with voting and other rights that could adversely affect the voting power and other rights of the holders of the Common Stock and could have anti-takeover effects. The ability of our Board to issue preferred stock without stockholder approval could have the effect of delaying, deferring or preventing a change of control of us or the removal of existing management. We have no preferred stock outstanding at the date hereof. Although we do not currently intend to issue any shares of preferred stock, we cannot assure you that we will not do so in the future.

Warrants

Public Warrants

        Each warrant entitles the registered holder to purchase one share of our Class A Stock at a price of $11.50 per share, subject to adjustment as discussed below, at any time commencing on the later of 12 months from the closing of the IPO or 30 days after the completion of our initial business combination. For example, if a warrant holder holds one warrant, such warrant will be exercisable for one share of the company's Class A Stock. Warrants must be exercised for a whole share. The warrants will expire five years after the completion of our initial business combination, at 5:00 p.m., New York City time, or earlier upon redemption or liquidation.

        We are not obligated to deliver any shares of Class A Stock pursuant to the exercise of a warrant and will have no obligation to settle such warrant exercise unless a registration statement under the Securities Act with respect to the shares of Class A Stock underlying the warrants is then effective and a prospectus relating thereto is current, subject to our satisfying our obligations described below with respect to registration. No warrant will be exercisable for cash or on a cashless basis, and we will not be obligated to issue any shares to holders seeking to exercise their warrants, unless the issuance of the shares upon such exercise is registered or qualified under the securities laws of the state of the exercising holder, or an exemption is available. In the event that the conditions in the two immediately preceding sentences are not satisfied with respect to a warrant, the holder of such warrant will not be entitled to exercise such warrant and such warrant may have no value and expire worthless. In the event that a registration statement is not effective for the exercised warrants, the purchaser of a unit containing such warrant will have paid the full purchase price for the unit solely for the share of Class A Stock underlying such unit.

        We have agreed that as soon as practicable, but in no event later than 15 business days, after the closing of our initial business combination, we will use our best efforts to file with the SEC a registration statement for the registration, under the Securities Act, of the shares of Class A Stock issuable upon exercise of the warrants. We will use our best efforts to cause the same to become effective and to maintain the effectiveness of such registration statement, and a current prospectus relating thereto, until the expiration of the warrants in accordance with the provisions of the warrant agreement. Notwithstanding the above, if our Class A Stock is at the time of any exercise of a warrant not listed on a national securities exchange such that it satisfies the definition of a "covered security" under Section 18(b)(1) of the Securities Act, we may, at our option, require holders of public warrants who exercise their warrants to do so a "cashless basis" in accordance with Section 3(a)(9) of the Securities Act (or any successor rule) and, in the event we so elect, we will not be required to file or maintain in effect a registration statement, but will use our best efforts to register the shares under applicable blue sky laws to the extent an exemption is not available.

        Once the warrants become exercisable, we may call the warrants for redemption:

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  in whole and not in part;

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  at a price of $0.01 per warrant;

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  upon not less than 30 days' prior written notice of redemption to each warrant holder; and

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  if, and only if, the last reported sale price of the Class A Stock equals or exceeds $18.00 per share for any 20 trading days within a 30 trading day period ending on the third trading day prior to the date we send to the notice of redemption to the warrant holder.

        If and when the warrants become redeemable by us, we may exercise our redemption right even if we are unable to register or qualify the underlying securities for sale under all applicable state securities laws.

        We have established the last of the redemption criterion discussed above to prevent a redemption call unless there is at the time of the call a significant premium to the warrant exercise price. If the foregoing conditions are satisfied and we issue a notice of redemption of the warrants, each warrant holder will be entitled to exercise his, her or its warrant prior to the scheduled redemption date. However, the price of the Class A Stock may fall below the $18.00 redemption trigger price as well as the $11.50 warrant exercise price after the redemption notice is issued.

        If we call the warrants for redemption as described above, our management will have the option to require any holder that wishes to exercise his, her or its warrant to do so on a "cashless basis." In determining whether to require all holders to exercise their warrants on a "cashless basis," our management will consider, among other factors, our cash position, the number of warrants that are outstanding and the dilutive effect on our stockholders of issuing the maximum number of shares of Class A Stock issuable upon the exercise of our warrants. If our management takes advantage of this option, all holders of warrants would pay the exercise price by surrendering their warrants for that number of shares of Class A Stock equal to the quotient obtained by dividing (x) the product of the number of shares of Class A Stock underlying the warrants, multiplied by the difference between the exercise price of the warrants and the "fair market value" (defined below) by (y) the fair market value. The "fair market value" shall mean the average reported last sale price of the Class A Stock for the ten trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants. If our management takes advantage of this option, the notice of redemption will contain the information necessary to calculate the number of shares of Class A Stock to be received upon exercise of the warrants, including the "fair market value" in such case. Requiring a cashless exercise in this manner will reduce the number of shares to be issued and thereby lessen the dilutive effect of a warrant redemption. We believe this feature is an attractive option to us if we do not need the cash from the exercise of the warrants after our initial business combination. If we call our warrants for redemption and our management does not take advantage of this option, our Sponsor and its permitted transferees would still be entitled to exercise their Private Placement Warrants for cash or on a cashless basis using the same formula described above that other warrant holders would have been required to use had all warrant holders been required to exercise their warrants on a cashless basis, as described in more detail below.

        A holder of a warrant may notify us in writing in the event it elects to be subject to a requirement that such holder will not have the right to exercise such warrant, to the extent that after giving effect to such exercise, such person (together with such person's affiliates), to the warrant agent's actual knowledge, would beneficially own in excess of 9.8% (or such other amount as a holder may specify) of the shares of Class A Stock outstanding immediately after giving effect to such exercise.

        If the number of outstanding shares of Class A Stock is increased by a stock dividend payable in shares of Class A Stock, or by a split-up of shares of Class A Stock or other similar event, then, on the effective date of such stock dividend, split-up or similar event, the number of shares of Class A Stock issuable on exercise of each warrant will be increased in proportion to such increase in the outstanding shares of Class A Stock. A rights offering to holders of Class A Stock entitling holders to purchase shares of Class A Stock at a price less than the fair market value will be deemed a stock dividend of a number of shares of Class A Stock equal to the product of (i) the number of shares of Class A Stock actually sold in such rights offering (or issuable under any other equity securities sold in such rights offering that are convertible into or exercisable for Class A Stock) multiplied by (ii) one minus the quotient of (x) the price per share of Class A Stock paid in such rights offering divided by (y) the fair market value. For these purposes (i) if the rights offering is for securities convertible into or exercisable for Class A Stock, in determining the price payable for Class A Stock, there will be taken into account any consideration received for such rights, as well as any additional amount payable upon exercise or conversion and (ii) fair market value means the volume weighted average price of Class A Stock as reported during the ten trading day period ending on the trading day prior to the first date on which the shares of Class A Stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive such rights.

        In addition, if we, at any time while the warrants are outstanding and unexpired, pay a dividend or make a distribution in cash, securities or other assets to the holders of Class A Stock on account of such shares of Class A Stock (or other shares of our capital stock into which the warrants are convertible), other than (a) as described above, (b) certain ordinary cash dividends, (c) to satisfy the redemption rights of the holders of Class A Stock in connection with a proposed initial business combination, (d) to satisfy the redemption rights of the holders of Class A Stock in connection with a stockholder vote to amend the Company's current certificate of incorporation to modify the substance or timing of the Company's obligation to redeem 100% of Class A Stock if the Company does not complete a business combination within 24 months from the closing of the IPO, or (e) in connection with the redemption of our public shares upon our failure to complete our initial business combination, then the warrant exercise price will be decreased, effective immediately after the effective date of such event, by the amount of cash and/or the fair market value of any securities or other assets paid on each share of Class A Stock in respect of such event.

        If the number of outstanding shares of our Class A Stock is decreased by a consolidation, combination, reverse stock split or reclassification of shares of Class A Stock or other similar event, then, on the effective date of such consolidation, combination, reverse stock split, reclassification or similar event, the number of shares of Class A Stock issuable on exercise of each warrant will be decreased in proportion to such decrease in outstanding shares of Class A Stock.

        Whenever the number of shares of Class A Stock purchasable upon the exercise of the warrants is adjusted, as described above, the warrant exercise price will be adjusted by multiplying the warrant exercise price immediately prior to such adjustment by a fraction (x) the numerator of which will be the number of shares of Class A Stock purchasable upon the exercise of the warrants immediately prior to such adjustment, and (y) the denominator of which will be the number of shares of Class A Stock so purchasable immediately thereafter.

        In case of any reclassification or reorganization of the outstanding shares of Class A Stock (other than those described above or that solely affects the par value of such shares of Class A Stock), or in the case of any merger or consolidation of us with or into another corporation (other than a consolidation or merger in which we are the continuing corporation and that does not result in any reclassification or reorganization of our outstanding shares of Class A Stock), or in the case of any sale or conveyance to another corporation or entity of the assets or other property of us as an entirety or substantially as an entirety in connection with which we are dissolved, the holders of the warrants will thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in the warrants and in lieu of the shares of our Class A Stock immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, the kind and amount of shares of stock or other securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or transfer, that the holder of the warrants would have received if such holder had exercised their warrants immediately prior to such event. However, if such holders were entitled to exercise a right of election as to the kind or amount of securities, cash or other assets receivable upon such consolidation or merger, then the kind and amount of securities, cash or other assets for which each warrant will become exercisable will be deemed to be the weighted average of the kind and amount received per share by such holders in such consolidation or merger that affirmatively make such election, and if a tender, exchange or redemption offer has been made to and accepted by such holders (other than a tender, exchange or redemption offer made by the Company in connection with redemption rights held by stockholders of the Company as provided for in the Company's current certificate of incorporation or as a result of the repurchase of shares of Class A Stock by the company if a proposed initial business combination is presented to the stockholders of the company for approval) under circumstances in which, upon completion of such tender or exchange offer, the maker thereof, together with members of any group (within the meaning of Rule 13d-5(b)(1) under the Exchange Act (or any successor rule)) of which such maker is a part, and together with any affiliate or associate of such maker (within the meaning of Rule 12b-2 under the Exchange Act (or any successor rule)) and any members of any such group of which any such affiliate or associate is a part, own beneficially (within the meaning of Rule 13d-3 under the Exchange Act (or any successor rule)) more than fifty percent (50%) of the outstanding shares of Class A Stock, the holder of a warrant will be entitled to receive the highest amount of cash, securities or other property to which such holder would actually have been entitled as a stockholder if such warrant holder had exercised the warrant prior to the expiration of such tender or exchange offer, accepted such offer and all of the Class A Stock held by such holder had been purchased pursuant to such tender or exchange offer, subject to adjustments (from and after the consummation of such tender or exchange offer) as nearly equivalent as possible to the adjustments provided for in the warrant agreement. Additionally, if less than seventy percent (70%) of the consideration receivable by the holders of Class A Stock in such a transaction is payable in the form of Class A Stock in the successor entity that is listed for trading on a national securities exchange or is quoted in an established over-the-counter market, or is to be so listed for trading or quoted immediately following such event, and if the registered holder of the warrant properly exercises the warrant within 30 days following public disclosure of such transaction, the warrant exercise price will be reduced as specified in the warrant agreement based on the per share consideration minus Black-Scholes Warrant Value (as defined in the warrant agreement) of the warrant.

        The warrants have been issued in registered form under a warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and us. You should review a copy of the warrant agreement, which is filed as an exhibit to the registration statement pertaining to our IPO, for a complete description of the terms and conditions applicable to the warrants. The warrant agreement provides that the terms of the warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, but requires the approval by the holders of at least 50% of the then outstanding public warrants to make any change that adversely affects the interests of the registered holders of public warrants.

        The warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price (or on a cashless basis, if applicable), by certified or official bank check payable to us, for the number of warrants being exercised. The warrant holders do not have the rights or privileges of holders of Class A Stock and any voting rights until they exercise their warrants and receive shares of Class A Stock. After the issuance of shares of Class A Stock upon exercise of the warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders.

        Warrants may be exercised only for a whole number of shares of Class A Stock. No fractional shares will be issued upon exercise of the warrants. If, upon exercise of the warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round down to the nearest whole number the number of shares of Class A Stock to be issued to the warrant holder. As a result, warrant holders not purchasing warrants in multiples of three warrants will not obtain value from the fractional interest that will not be issued.

Private Placement Warrants

        Our Sponsor purchased 6,666,666 Private Placement Warrants at a price of $1.50 per Private Placement Warrant for an aggregate purchase price of $10,000,000 in a private placement that occurred on the IPO closing date. The Private Placement Warrants (including the Class A Stock issuable upon exercise of the Private Placement Warrants) are not be transferable, assignable or salable until 30 days after the completion of our initial business combination (except, among other limited exceptions, to our officers and directors and other persons or entities affiliated with our Sponsor) and they will not be redeemable by us so long as they are held by the Sponsor or its permitted transferees. Otherwise, the Private Placement Warrants have terms and provisions that are identical to those of the public warrants. If the Private Placement Warrants are held by holders other than the Sponsor or its permitted transferees, the Private Placement Warrants will be redeemable by us and exercisable by the holders on the same basis as the public warrants.

        If holders of the Private Placement Warrants elect to exercise them on a cashless basis, they would pay the exercise price by surrendering his, her or its warrants for that number of shares of Class A Stock equal to the quotient obtained by dividing (x) the product of the number of shares of Class A

Stock underlying the warrants, multiplied by the difference between the exercise price of the warrants and the "fair market value" (defined below) by (y) the fair market value. The "fair market value" shall mean the average reported last sale price of the Class A Stock for the ten trading days ending on the third trading day prior to the date on which the notice of warrant exercise is sent to the warrant agent. The reason that we have agreed that these warrants will be exercisable on a cashless basis so long as they are held by our Sponsor and permitted transferees is because it is not known at this time whether they will be affiliated with us following a business combination. If they remain affiliated with us, their ability to sell our securities in the open market will be significantly limited. We have policies in place that prohibit insiders from selling our securities except during specific periods of time. Even during such periods of time when insiders are permitted to sell our securities, an insider cannot trade in our securities if he or she is in possession of material non-public information. Accordingly, unlike public stockholders who could exercise their warrants and sell the shares of Class A Stock received upon such exercise freely in the open market in order to recoup the cost of such exercise, the insiders could be significantly restricted from selling such securities. As a result, we believe that allowing the holders to exercise such warrants on a cashless basis is appropriate.

Dividends

        We have not paid any cash dividends on our Common Stock to date and do not intend to pay cash dividends prior to the completion of a business combination. The payment of cash dividends in the future will be dependent upon our revenues and earnings, if any, capital requirements and general financial condition subsequent to completion of a business combination. The payment of any cash dividends subsequent to a business combination will be within the discretion of our Board at such time. In addition, our Board is not currently contemplating and does not anticipate declaring any stock dividends in the foreseeable future. Further, if we incur any indebtedness, our ability to declare dividends may be limited by restrictive covenants we may agree to in connection therewith.

Transfer Agent and Warrant Agent

        The Transfer Agent for our Common Stock and warrant agent for our warrants is Continental Stock Transfer & Trust Company. We have agreed to indemnify Continental Stock Transfer & Trust Company in its roles as transfer agent and warrant agent, its agents and each of its stockholders, directors, officers and employees against all liabilities, including judgments, costs and reasonable counsel fees that may arise out of acts performed or omitted for its activities in that capacity, except for any liability due to any gross negligence, willful misconduct or bad faith of the indemnified person or entity.

Certain Anti-Takeover Provisions of Delaware Law, the Company's Certificate of Incorporation and Bylaws

        Provisions of the DGCL and our current certificate of incorporation and bylaws as well as provisions of the Second Amended and Restated Certificate of Incorporation could make it more difficult to acquire the post-combination company by means of a tender offer, a proxy contest or otherwise, or to remove incumbent officers and directors. These provisions, summarized below, are intended to discourage coercive takeover practices and inadequate takeover bids and to encourage persons seeking to acquire control of the post-combination company to first negotiate with the board of directors. We believe that the benefits of these provisions outweigh the disadvantages of discouraging certain takeover or acquisition proposals because, among other things, negotiation of these proposals could result in an improvement of their terms and enhance the ability the our board of directors to maximize stockholder value. However, these provisions may delay, deter or prevent a merger or acquisition of us that a stockholder might consider is in its best interest, including those attempts that might result in a premium over the prevailing market price of the Common Stock.

        We are currently subject to the provisions of Section 203 of the DGCL, which we refer to as "Section 203," regulating corporate takeovers. Assuming the approval of Proposal No. 3 at the Special Meeting, we will no longer be subject to Section 203 upon the effectiveness of Proposal No. 3. Instead, we would "opt out" of Section 203 and, instead, our certificate of incorporation would include a provision that is substantially similar to Section 203, but excludes the investment funds affiliated with The Gores Group and Platinum Equity, each of their successors, certain affiliates and each of their respective transferees (the "Excluded Parties") from the definition of "interested stockholder," and make certain related changes. Upon consummation of the Business Combination, the Excluded Parties will become "interested stockholders" within the meaning of Section 203, but will not be subject to the restrictions on business combinations set forth in Section 203, as our Board approved the Business Combination in which the Excluded Parties became interested stockholders prior to such time they became interested stockholders. Assuming adoption of Proposal No. 3 at the Special Meeting, the provision set forth in Proposal No. 3 would take effect upon the filing of the Second Amended and Restated Certificate of Incorporation with the Delaware Secretary of State.

        Section 203 prevents certain Delaware corporations, under certain circumstances, from engaging in a "business combination" with:

  •
  a stockholder who owns fifteen percent (15%) or more of our outstanding voting stock (otherwise known as an "interested stockholder");

  •
  an affiliate of an interested stockholder; or

  •
  an associate of an interested stockholder, for three years following the date that the stockholder became an interested stockholder.

        A "business combination" includes a merger or sale of more than ten percent (10%) of our assets. However, the above provisions of Section 203 do not apply if:

  •
  our Board approves the transaction that made the stockholder an "interested stockholder," prior to the date of the transaction;

  •
  after the completion of the transaction that resulted in the stockholder becoming an interested stockholder, that stockholder owned at least eighty-five percent (85%) of our voting stock outstanding at the time the transaction commenced, other than statutorily excluded shares of common stock; or

  •
  on or subsequent to the date of the transaction, the business combination is approved by our Board and authorized at a meeting of our stockholders, and not by written consent, by an affirmative vote of at least two-thirds of the outstanding voting stock not owned by the interested stockholder.

        Assuming the approval of Proposal No. 3, our Second Amended and Restated Certificate of Incorporation will require the approval by affirmative vote of the holders of at least two-thirds of the Common Stock of the post-combination company to make any amendment to key provisions of the post-combination company certificate of incorporation or bylaws.

        In addition, both our current certificate of incorporation and our Second Amended and Restated Certificate of Incorporation provide for certain other provisions that may have an anti-takeover effect:

  •
  There is no cumulative voting with respect to the election of directors.

  •
  Our Board is empowered to elect a director to fill a vacancy created by the expansion of the Board or the resignation, death, or removal of a director in certain circumstances.

  •
  Directors may only be removed from the Board for cause.

  •
  A prohibition on stockholder action by written consent, which forces stockholder action to be taken at an annual or special meeting of our stockholders.

  •
  A prohibition on stockholders calling a special meeting and the requirement that a meeting of stockholders may only be called by members of our Board, which may delay the ability of our stockholders to force consideration of a proposal or to take action, including the removal of directors.

  •
  Our authorized but unissued Common Stock and preferred stock are available for future issuances without stockholder approval and could be utilized for a variety of corporate purposes, including future offerings to raise additional capital, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved Common Stock and preferred stock could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

Forum Selection Clause

        Subject to certain limitations, our bylaws provide that unless we consent in writing to the selection of an alternative forum, the Court of Chancery in the State of Delaware shall be the sole and exclusive forum for any stockholder (including a beneficial owner) to bring: (a) any derivative action or proceeding brought on our behalf; (b) any action asserting a claim of breach of fiduciary duty owed by any of our directors, officers or other employees or our stockholders; (c) any action asserting a claim arising pursuant to any provision of the DGCL or the our certificate of incorporation or bylaws; or (d) any action asserting a claims governed by the internal affairs doctrine. In addition, our bylaws provide that unless consent in writing to the selection of an alternative forum, the federal district courts of the United States will be the exclusive forum for resolving any complaint asserting a cause of action arising under the federal securities laws of the United States against us, our officers, directors, employees and/or underwriters.

Rule 144

        Pursuant to Rule 144 of the Securities Act, which we refer to as "Rule 144", a person who has beneficially owned restricted shares of our Common Stock or warrants for at least six months would be entitled to sell their securities, provided that (i) such person is not deemed to have been one of our affiliates at the time of, or at any time during the three months preceding, a sale and (ii) we are subject to the Exchange Act periodic reporting requirements for at least three months before the sale and have filed all required reports under Section 13 or 15(d) of the Exchange Act during the 12 months (or such shorter period as we were required to file reports) preceding the sale.

        Persons who have beneficially owned restricted shares of our Common Stock or warrants for at least six months but who are our affiliates at the time of, or at any time during the three months preceding, a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of securities that does not exceed the greater of:

  •
  one percent (1%) of the total number of shares of Common Stock then outstanding; or

  •
  the average weekly reported trading volume of the Common Stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

        Sales by our affiliates under Rule 144 are also limited by manner of sale provisions and notice requirements and to the availability of current public information about us.

Restrictions on the Use of Rule 144 by Shell Companies or Former Shell Companies

        Rule 144 is not available for the resale of securities initially issued by shell companies (other than business combination related shell companies) or issuers that have been at any time previously a shell company. However, Rule 144 also includes an important exception to this prohibition if the following conditions are met:

  •
  the issuer of the securities that was formerly a shell company has ceased to be a shell company;

  •
  the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;

  •
  the issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Form 8-K reports; and

  •
  at least one year has elapsed from the time that the issuer filed current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

        As of the date of this proxy statement, we had 50,000,000 shares of Common Stock outstanding. Of these shares, 40,000,000 shares sold in our IPO are freely tradable without restriction or further registration under the Securities Act, except for any shares purchased by one of our affiliates within the meaning of Rule 144 under the Securities Act. All of the 10,000,000 Founder Shares owned by our Initial Stockholders are restricted securities under Rule 144, in that they were issued in private transactions not involving a public offering. If the Business Combination is approved, the shares of our Common Stock we issue to the Private Placement Investors pursuant to the Subscription Agreements and to the management of Greenlight pursuant to the Participation Plan will be restricted securities for purposes of Rule 144.

        As of the date of this proxy statement, there are 20,000,000 warrants of the Company outstanding, consisting of 13,333,333 public warrants originally sold as part of the units issued in the Company's IPO and 6,666,666 Private Placement Warrants that were sold by the Company to our Sponsor in a private sale prior to the Company's IPO. Each warrant is exercisable for one share of our Class A Stock, in accordance with the terms of the warrant agreement governing the warrants. 13,333,333 of these warrants are public warrants and are freely tradable. In addition, we will be obligated to file no later than 15 business days after the closing of the Business Combination a registration statement under the Securities Act covering the 13,333,333 shares of our Class A Stock that may be issued upon the exercise of the public warrants, and cause such registration statement to become effective and maintain the effectiveness of such registration statement until the expiration of the warrants.

        We anticipate that following the consummation of the Business Combination, we will no longer be a shell company, and so, once the conditions set forth in the exceptions listed above are satisfied, Rule 144 will become available for the resale of the above noted restricted securities.

Registration Rights

        At the closing of the Business Combination, the Company will enter into the Registration Rights Agreement, substantially in the form attached as Annex F to this proxy statement, with the Restricted Stockholders. Pursuant to the terms of the Registration Rights Agreement, (a) any outstanding share of Class A Stock or any other equity security (including the Private Placement Warrants and including shares of Class A Stock issued or issuable upon the exercise of any other equity security) of the Company held by a Restricted Stockholder as of the date of the Registration Rights Agreement or thereafter acquired by a Restricted Stockholder (including the shares of Class A Stock issued upon conversion of the Class F Stock and upon exercise of any Private Placement Warrants) and shares of Class A Stock issued or issuable as Earn-Out Shares to the Greenlight Stockholders and (b) any other equity security of the Company issued or issuable with respect to any such share of Common Stock by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization or otherwise will be entitled to registration rights.

        The Registration Rights Agreement provides that the Company will, within 30 days after the consummation of the transactions contemplated by the Merger Agreement, file with the SEC a shelf registration statement registering the resale of the shares of Common Stock held by the Restricted Stockholders and will use its reasonable best efforts to have such registration statement declared effective as soon as practicable after the filing thereof, but in no event later than 60 days following the initial filing thereof. The Restricted Gores Stockholders and the Greenlight Stockholders are each entitled to make up to six demands for registration, excluding short form demands, that the Company register shares of Common Stock held by these parties. In addition, the Restricted Stockholders have certain "piggy-back" registration rights. The Company will bear the expenses incurred in connection with the filing of any registration statements filed pursuant to the terms of the Registration Rights Agreement. The Company and the Restricted Stockholders agree in the Registration Rights Agreement to provide customary indemnification in connection with an offerings of Common Stock effected pursuant to the terms of the Registration Rights Agreement.

        Our Initial Stockholders entered into a letter agreement pursuant to which they agreed to restrictions on the transfer of their securities issued in the Company's IPO, which (i) in the case of the Class F Stock is 180 days after the completion of the Business Combination, and (ii) in the case of the Private Placement Warrants and the respective Class A Stock underlying the Private Placement Warrants is 30 days after the completion of the Business Combination.

        The Greenlight Stockholders have each signed separate letters with the Company agreeing to be bound by restrictions on the transfer of their Class A Stock acquired pursuant to the Merger Agreement for 180 days after the completion of the Business Combination.

        The foregoing summary of the Registration Rights Agreement is not complete and is qualified in its entirety by reference to the complete text of the Registration Rights Agreement as set forth in Annex F.

Listing of Securities

        We intend to apply to continue the listing of our Class A Stock and public warrants on Nasdaq under the symbols "VRRM" and "VRRMW," respectively, upon the closing of the Business Combination.

BENEFICIAL OWNERSHIP OF SECURITIES

        The following table sets forth information known to the Company regarding (i) the actual beneficial ownership of our Common Stock as of the record date (pre-Business Combination) and (ii) expected beneficial ownership of our Common Stock immediately following consummation of the Business Combination (post-Business Combination), assuming that no public shares of the Company are redeemed, and alternatively the maximum number of shares of the Company are redeemed, by:

  •
  each person who is, or is expected to be, the beneficial owner of more than five percent (5%) of the outstanding shares of our Common Stock;

  •
  each of our current officers and directors;

  •
  each person who will become a named officer or director of the post-combination company; and

  •
  all officers and directors of the Company, as a group, and of the post-combination company, as a group.

        Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within 60 days. Except as described in the footnotes below and subject to applicable community property laws and similar laws, we believe that each person listed above has sole voting and investment power with respect to such shares.

        The beneficial ownership of our Common Stock pre-Business Combination is based on 40,000,000 shares of Common Stock, except as otherwise indicated in the table below, issued and outstanding as of [    •    ], 2018.

        The expected beneficial ownership of shares of our Common Stock post-Business Combination, assuming none of our public shares are redeemed, has been determined based upon the following: (i) no Company stockholder has exercised its redemption rights to receive cash from the Trust Account in exchange for their shares of Class A Stock and we have not issued any additional shares of our Class A Stock; (ii) there will be an aggregate of 155,200,000 shares of our Common Stock issued and outstanding at the closing of the Business Combination; (iii) approximately 43,478,261 shares of Class A Stock have been issued in conjunction with the Private Placement; (iv) approximately 65,200,000 shares of Class A Stock have been issued to Greenlight as part of the Stock Consideration; (v) approximately 3,478,261 Founder Shares have been cancelled by our Sponsor; and (vi) all public warrants and Private Placement Warrants have been exercised.

        The expected beneficial ownership of shares of our Common Stock post-Business Combination assuming 20,000,000 public shares have been redeemed has been determined based on the following: (i) Company stockholders (other than the stockholders listed in the table below) have exercised their redemption rights with respect to [    •    ] shares of our Class A Stock; (ii) there will be an aggregate of 155,200,000 shares of our Common Stock issued and outstanding at the closing of the Business Combination; (iii) approximately 43,478,261 shares of Class A Stock have been issued in conjunction with the Private Placement; (iv) approximately 65,200,000 shares of Class A Stock have been issued to Greenlight as part of the Stock Consideration; (v) approximately 3,478,261 Founder Shares have been cancelled by our Sponsor; and (vi) all public warrants and Private Placement Warrants have been exercised.

        Unless otherwise indicated, we believe that all persons named in the table below have sole voting and investment power with respect to all shares of Common Stock or Common Stock beneficially owned by them.

			After the Business Combination
	Before the Business Combination		Assuming No Redemption		Assuming Redemption of 20.0 Million Shares of Class A Stock
Name and Address of Beneficial Owners(1)(2)	Number of Shares	%	Number of Shares	%	Number of Shares	%
Gores Sponsor II, LLC(3)(4)	9,925,000	19.9
Alec Gores(3)(4)	9,925,000	19.9
Davidson Kempner Capital Management LP(5)	2,013,335	5.0
Highbridge Capital Management LLC(6)	3,550,200	8.9
Arrowgrass Capital Partners (US) LP(7)	3,000,000	7.5
Governors Lane LP(8)	2,500,000	6.3
Alyeska Investment Group LP(9)	2,666,672	6.7
Fir Tree Capital Management, LP(10)	2,200,000	5.5
Mark Stone	—	*
Andrew McBride	—	*
Dominick Schiano	—	*
Randall Bort(3)	25,000	*
William Patton(3)	25,000	*
Jeffrey Rea	25,000	*
All directors and executive officers as a group (6 individuals)	10,000,000	20.0

*
Less than one percent.

(1)
Unless otherwise indicated, the business address of each of the entities, directors and executives in this table is 9800 Wilshire Blvd., Beverly Hills, California 90212.

(2)
This table is based on 40,000,000 shares of Common Stock outstanding as of March 14, 2018. Beneficial ownership is determined in accordance with the rules of the SEC. Except as described in the footnotes below and subject to applicable community property laws and similar laws, we believe that each person listed above has sole voting and investment power with respect to such shares. Unless otherwise indicated, the business address of each of the entities, directors and executives in this table is 9800 Wilshire Blvd., Beverly Hills, California 90212.

(3)
Represents Founders Shares which are automatically convertible into shares of Common Stock at the time of our Business Combination on a one-for-one basis, subject to adjustment. Percentage ownership assumes all shares are converted to Common Stock.

(4)
Represents shares held by our Sponsor which is controlled indirectly by Mr. Gores. Mr. Gores may be deemed to beneficially own 9,925,000 Founders Shares and ultimately exercises voting and dispositive power of the securities held by our Sponsor. Voting and disposition decisions with respect to such securities are made by Mr. Gores. Mr. Gores disclaims beneficial ownership of these securities except to the extent of any pecuniary interest therein.

(5)
According to Schedule 13G filed on February 12, 2018. The business address of Davidson Kempner Capital Management LP is 520 Madison Avenue, 30th Floor, New York, New York 10022.

(6)
According to Schedule 13G filed on February 14, 2018. The business address of Highbridge Capital Management LLC is 40 West 57th Street, 32nd Floor, New York, New York 10019.

(7)
According to Schedule 13G filed on February 14, 2018. The business address of Arrowgrass Capital Partners (US) LP is 1330 Avenue of the Americas, 32nd Floor, New York, New York 10019.

(8)
According to Schedule 13G filed on January 30, 2018. The business address of Governors Lane LP is 510 Madison Avenue, 11th Floor, New York, NY 10022.

(9)
According to Schedule 13G filed on February 14, 2018. The business address of Alyeska Investment Group LP is 77 West Wacker Drive, 7th Floor, Chicago, IL 60601.

(10)
According to Schedule 13G filed on February 14, 2018. The business address of Fir Tree Capital Management, LP is 55 West 46th Street, 29th Floor, New York, New York 10036.

 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Company's Related Party Transactions

Founder Shares

        On August 19, 2016, our Sponsor purchased 10,781,250 Founder Shares for an aggregate purchase price of $25,000, or approximately $0.002 per share. Subsequently, the Sponsor transferred an aggregate of 75,000 Founder Shares to Mr. Randall Bort, Mr. William Patton and Mr. Jeffrey Rea, the Company's independent directors. On February 27, 2017, following the expiration of the unexercised portion of the underwriter's over-allotment option, our Sponsor forfeited 781,250 Founder Shares, so that the Founder Shares held by the Initial Stockholders would represent 20% of the outstanding shares of Common Stock following completion of the IPO.

        Transfer Restrictions—With certain limited exceptions, the Founder Shares will not be transferable, assignable or salable by our Sponsor until the earlier of (i) 180 days after the completion of an initial business combination, and (ii) the date on which we consummate a liquidation, merger, capital stock exchange, reorganization, or other similar transaction after an initial business combination that results in all of our stockholders having the right to exchange their shares of Common Stock for cash, securities or other property.

        Rights—The Founders Shares are identical to the shares of Class A Stock included in the public units, except that (i) the Founder Shares are subject to certain transfer restrictions, as described above, (ii) our Initial Stockholders, officers and directors have entered into a letter agreement with us, pursuant to which they have agreed (a) to waive their redemption rights with respect to their Founder Shares and public shares owned in connection with the completion of an initial business combination, and (b) to waive their rights to liquidating distributions from the Trust Account with respect to their Founder Shares if we fail to complete an initial business combination by January 19, 2019 (although they will be entitled to liquidating distributions from the Trust Account with respect to any public shares they hold if we fail to complete our Business Combination within such time period) and (iii) the Founder Shares are convertible into shares of Class A Stock at any time at the option of the holder and automatically convert into shares of Class A Stock at the time of the Business Combination, as described in the Company's current certificate of incorporation.

        Voting—If the Company seeks stockholder approval of a business combination, our Initial Stockholders have agreed to vote their Founder Shares and any public shares purchased during or after the IPO in favor of the business combination.

        Redemption—Our Initial Stockholders have agreed to waive their redemption rights with respect to their Founder Shares and any public shares they may own in connection with the consummation of our Business Combination. Additionally, our Initial Stockholders have agreed to waive their redemption rights with respect to their Founder Shares if we fail to consummate our Business Combination by January 19, 2019, although they will be entitled to redemption rights upon liquidation with respect to any public shares they may own.

        Cancellation—In order to facilitate the Business Combination, our Sponsor has agreed to the cancellation of approximately 3,478,261 of the Founder Shares held by it and to the acquisition of shares of Class A Stock by the participants in the Private Placement (pursuant to subscription agreements entered into in connection therewith) at a discount. The remaining Founder Shares will automatically convert into shares of Class A Stock on a one-for-one basis at the closing of the transactions contemplated by the Merger Agreement and will continue to be subject to the transfer restrictions applicable to the Founder Shares.

Private Placement Warrants

        Our Sponsor purchased from the Company an aggregate of 6,666,666 Private Placement Warrants at a price of $1.50 per Private Placement Warrant (a purchase price of $10,000,000) in a private placement that occurred on the IPO closing date. Each Private Placement Warrant entitles the holder to purchase one share of Class A Stock at $11.50 per share. A portion of the purchase price of the Private Placement Warrants was added to the proceeds from the IPO to be held in the Trust Account pending completion of an initial business combination.

        The Private Placement Warrants have terms and provisions that are identical to those of the warrants sold as part of the public units in the IPO, except that the Private Placement Warrants may be physical (cash) or net share (cashless) settled and are not redeemable by the Company so long as they are held by the Sponsor or its permitted transferees. If any Private Placement Warrants are transferred to holders other than our Sponsor or its permitted transferees, such Private Placement Warrants will be redeemable by the Company and exercisable by the holders on the same basis as the warrants included in the public units sold in the IPO. With certain limited exceptions, the Private Placement Warrants and the Class A Stock underlying such Private Placement Warrants, will not be transferable, assignable or salable by our Sponsor until 30 days after the completion of an initial business combination.

        If the Company does not complete a business combination by January 19, 2019, then the Private Placement Warrants proceeds will be part of the liquidation distribution to the public stockholders and the Private Placement Warrants will expire worthless.

Subscription Agreements

        The Company entered into joinders to the Subscription Agreement with our Sponsor and certain members of our Sponsor including employees and affiliates of our Sponsor, pursuant to which they agreed to purchase up to 4,203,795 shares of Class A Stock for an aggregate commitment amount of approximately $38,674,914, subject to certain conditions, including the closing of the Business Combination.

        The shares of Common Stock to be issued pursuant to these joinders have not been registered under the Securities Act in reliance upon the exemption provided in Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder.

        These joinders will be terminated, and be of no further force and effect, upon the earlier to occur of (i) the termination of the Merger Agreement in accordance with its terms, (ii) the mutual written agreement of the parties thereto or (iii) if any of the conditions to the closing are not satisfied on or prior to the closing and which make the consummation of the Business Combination fail to occur. Our Sponsor has waived any interest in, and any claim it may have against, any monies held in the Trust Account as a result of these joinders. The Company will pay to the placement agents for the Company, in the aggregate, a fee of 2% gross proceeds of the sale of 7,309,785 shares of Class A Stock. No fees or other compensation was paid or will be payable to our Sponsor in connection with these joinders.

Registration Rights

        The holders of Founder Shares, Private Placement Warrants and warrants issued upon conversion of working capital loans, if any, have registration rights (in the case of the Founder Shares, only after conversion of such shares to Class A Stock) pursuant to a registration rights agreement entered into by the Company, the Sponsor and the other security holders named therein on January 12, 2017. These holders will also have certain demand and "piggy back" registration rights. The Company will bear the expenses incurred in connection with the filing of any such registration statements.

        At the closing of the Business Combination, the Company will enter into the Registration Rights Agreement, substantially in the form attached as Annex F to this proxy statement, with the Restricted

Stockholders, which will replace the existing registration rights agreement. Pursuant to the Registration Rights Agreement, the Restricted Stockholders and their permitted transferees will be entitled to certain registration rights. These holders will also have certain demand and "piggy back" registration rights. The Company will bear the expenses incurred in connection with the filing of any such registration statements, subject to certain exceptions. For more information about the Registration Rights Agreement, please see the section entitled "Proposal No. 1—Approval of the Business Combination."

Related Party Notes

        On August 19, 2016, our Sponsor loaned us an aggregate of $150,000 by the issuance of an unsecured promissory note for $150,000 to cover expenses related to our IPO, and on January 11, 2017, our Sponsor loaned us an additional $150,000 by the issuance of a second unsecured promissory note for $150,000 to cover expenses related to our IPO. These notes were non-interest bearing and payable on the earlier of January 31, 2017 or the completion of our IPO. These notes were repaid in full upon the completion of our IPO.

        Our Sponsor, officers and directors, or any of their respective affiliates, will be reimbursed for any out-of-pocket expenses incurred in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. In addition, we may pay our Sponsor or any of our existing officers or directors, or any entity with which they are affiliated, a finder's fee, consulting fee or other compensation in connection with identifying, investigation and completing a business combination. Our Audit Committee will review on a quarterly basis all payments that were made to our Sponsor, officers, directors or our or their affiliates and will determine which fees and expenses and the amount of expenses that will be reimbursed. There is no cap or ceiling on the reimbursement of out-of-pocket expenses incurred by such persons in connection with activities on our behalf.

        In addition, in order to finance transaction costs in connection with our Business Combination, our Sponsor or an affiliate of our Sponsor or certain of our officers and directors may, but are not obligated to, loan us funds as may be required. If we complete a Business Combination, we would repay such loaned amounts. In the event that our Business Combination does not close, we may use a portion of the working capital held outside the Trust Account to repay such loaned amounts but no proceeds from the Trust Account would be used for such repayment. The terms of such loans by our officers and directors, if any, have not been determined and no written agreements exist with respect to such loans. We do not expect to seek loans from parties other than our Sponsor or an affiliate of our Sponsor as we do not believe third parties will be willing to loan such funds and provide a waiver against any and all rights to seek access to funds in the Trust Account.

        After our Business Combination, members of our management team who remain with us may be paid consulting or management fees from the combined company with any and all amounts being fully disclosed to our stockholders, to the extent then known, in these proxy solicitation materials furnished to our stockholders. It is unlikely the amount of such compensation will be known at the time of a stockholder meeting held to consider our Business Combination, as it will be up to the directors of the post-combination business to determine executive and director compensation.

Related Party Payments

        Glendon Partners, Inc., an affiliate of the Company ("Glendon"), provided due diligence services to the Company in connection with the Business Combination. As of June 21, 2018, the date of the Merger Agreement, Glendon incurred approximately $447,670 in fees and out-of-pocket expenses in providing such due diligence services. Glendon will continue to incur fees relating to the Business Combination until the closing of the Business Combination. The Company intends to pay all of

Glendon's fees and out-of-pocket expenses incurred by Glendon in connection with its provision of services to the Company.

Administrative Services Agreement

        The Company entered into an administrative services agreement on January 12, 2017, pursuant to which it agreed to pay to The Gores Group, an affiliate of the Sponsor, $20,000 a month for office space, utilities and secretarial support. Services commenced on January 19, 2017, the date our securities were first listed on the Nasdaq, and will terminate upon the earlier of the consummation by the Company of a business combination or the liquidation of the Company. For the period from January 12, 2017 to June 30, 2018, the Company paid The Gores Group $352,258 for such services. This agreement will be terminated prior to the completion of the Business Combination.

Relationship with Sponsor

        Our Sponsor is controlled indirectly by Mr. Alec Gores, one of our directors. Through his indirect ownership of our Sponsor, Mr. Gores may be deemed to beneficially own 9,925,000 Founder Shares and ultimately exercises voting and dispositive power of securities held by our Sponsor. Voting and disposition decisions with respect to such securities are made by Mr. Gores. Mr. Gores disclaims beneficial ownership of these securities, except to the extent of any pecuniary interest therein.

        Mr. Gores is also the Founder, Chairman and Chief Executive Officer of The Gores Group, an affiliate of our Sponsor. Pursuant to an administrative services agreement entered into on January 12, 2017, we have agreed to pay to The Gores Group $20,000 a month for office space, utilities and secretarial support. For the period January 12, 2017 to June 30, 2018, the Company paid The Gores Group $352,258 for such services. This agreement will be terminated prior to the completion of the Business Combination.

Relationship with Platinum Equity

        Mr. Gores, our Chairman, is the brother of Tom Gores, the Chief Executive Officer and Chairman of Platinum Equity. Platinum Equity currently holds a controlling stake in Verra Mobility through the Platinum Stockholder, which will receive all of the cash consideration and a portion of the stock consideration to be paid in connection with the business combination. The Platinum Stockholder will retain approximately 34% of voting power in the post-combination company assuming no share redemptions and 47% of voting power assuming maximum share redemptions. Pursuant to the Investor Rights Agreement, the Platinum Stockholder will have the right to nominate up to three directors to the post-closing company's board of directors, of whom one will initially be the current Chief Executive Officer of Verra Mobility as a Class II director and the other two will initially be representatives of the Platinum Stockholder as Class III directors. In addition, if one the of the Platinum Stockholder's nominees is elected, one of the Platinum Stockholder's nominees will serve as the chairman of the board of directors and the Platinum Stockholder will have the right to appoint one representative to each committee of the board of the post-closing company. The Platinum Stockholder's right to nominate directors to the post-closing company's board is subject to its ownership percentage of the total outstanding shares of Class A Stock. If the Platinum Stockholder holds: (i) 25% or greater of the outstanding Class A Stock, it will have the right to nominate three directors; (ii) less than 25% but greater than or equal to 15% of the outstanding Class A Stock, it will have the right to nominate two directors; (iii) less than 15% but greater than or equal to 5% of the outstanding Class A Stock, it will have the right to nominate one director; and (iv) less than 5% of the outstanding Class A Stock, it will not have the right to nominate any directors.

Verra Mobility Related Party Transactions

Transactions between Platinum Equity and Verra Mobility

        Greenlight Holdings Corporation, a wholly-owned subsidiary of Greenlight and parent of Verra Mobility and Platinum Equity Advisors, LLC ( "Advisors") are parties to a Corporate Advisory Services Agreement, dated May 31, 2017, entered into in connection with the Platinum Merger pursuant to which Advisors provides certain advisory, consulting, management, administrative and strategic services to Verra Mobility. Advisors receives certain management fees in return for such services rendered, in an aggregate amount not to exceed $5,000,000 per year. Pursuant to such agreement, Verra Mobility paid Advisors an aggregate of $3.8 million in fees and $0.5 million in related expenses in the period from June 1, 2017 to December 31, 2017 and an aggregate of $2.5 million in fees and $0.4 million in related expenses in the six months ended June 30, 2018, Advisors has also provided to Verra Mobility additional transaction-related financial advisory services in connection with the Platinum Merger, the HTA Merger and the EPC Merger for which Verra Mobility paid Advisors an aggregate of $10 million in fees in the period from June 1, 2017 to December 31, 2017 and an aggregate of $12.5 million in fees in the six months ended June 30, 2018.

Related Party Lease

        HTA, a wholly-owned subsidiary of Verra Mobility, is party to a Lease Agreement, dated February 3, 2017, with Centner Powerhouse, LLC, a wholly-owned subsidiary of Perpetual Love Holdings, Inc., a minority shareholder of Verra Mobility. Pursuant to this lease, HTA leases an office building for a term of three years ending March 1, 2021 and pays Centner Powerhouse, LLC $600,000 per year in rent.

Verra Mobility Securityholders Agreement

        Verra Mobility, PE Greenlight Holdings, LLC, TrafficInvest, Ltd., Perpetual Love Holdings, Inc. and David M. Roberts are parties to an Amended and Restated Securityholders Agreement, dated as of April 6, 2018, pursuant to which certain Greenlight Stockholders have tag-along rights, right of first offer rights and registration rights. PE Greenlight Holdings also has certain preemptive rights and drag-along rights pursuant to this agreement. In connection with the Business Combination, this agreement will terminate except with respect to registration rights and restrictive covenant provisions. However, the parties have agreed to terminate the registration rights under this agreement in connection with the closing of the Business Combination and in connection with the execution of the Registration Rights Agreement as discussed below.

Registration Rights Agreement

        Verra Mobility and certain of the Company's stockholders will enter into the Registration Rights Agreement in connection with the closing of the Business Combination. Please see the section entitled "Proposal No. 1—Approval of the Business Combination—Related Agreements—Registration Rights Agreement" for further information.

Investor Rights Agreement

        The Company and PE Greenlight Holdings, LLC will enter into an Investor Rights Agreement in connection with the closing of the Business Combination. Please see the section entitled "Proposal No. 1—Approval of the Business Combination—Related Agreements—Investor Rights Agreement" for further information.

Tax Receivables Agreement

        The Company and certain of its stockholders will enter into a Tax Receivable Agreement in connection with the closing of the Business Combination. Please see the section entitled "Proposal No. 1—Approval of the Business Combination—Related Agreements—Tax Receivables Agreement" for further information.

Policies and Procedures for Related Party Transactions

        Verra Mobility as a private company does not have a formal written related party transaction policy. The post-combination company will implement policies and procedures with respect to the approval of related party transactions in connection with the closing of the Business Combination.

PRICE RANGE OF SECURITIES AND DIVIDENDS

The Company

Price Range of the Company's Securities

        Our units, each of which consists of one share of our Class A Stock, par value $0.0001 per share, and one warrant to purchase one share of our Class A Stock, began trading on Nasdaq under the symbol "GSHTU" on January 19, 2017. On March 3, 2017, we announced that holders of our units could elect to separately trade the Class A Stock and the warrants included in the units, or to continue to trade the units without separating them. On March 6, 2017, the Class A Stock and warrants began trading on Nasdaq under the symbols "GSHT" and "GSHTW," respectively. Each warrant entitles the holder to purchase one share of our Class A Stock at a price of $11.50 per share, subject to adjustments as described in our final prospectus dated January 12, 2017, which was filed with the SEC. Warrants may only be exercised for a whole number of shares of Class A Stock and will become exercisable 30 days after the completion of an initial business combination. Our warrants will expire five years after the completion of an initial business combination or earlier upon redemption or liquidation as described in our prospectus.

        The following table sets forth, for the calendar quarter indicated, the high and low sales prices per unit, Class A Stock and warrants as reported on Nasdaq for the periods presented.

	Units (GSHTU)		Class A Stock (GSHT)		Warrants (GSHTW)
	High	Low	High	Low	High	Low
Fiscal 2018:
Quarter ended 3/30/2018	$10.75	10.25	10.05	9.86	1.80	1.30
Quarter ended 6/30/2018	$11.08	10.27	10.40	9.98	2.00	1.59
Quarter ended 9/30/2018 (through [•], 2018)	[•]	[•]	[•]	[•]	[•]	[•]
Fiscal 2017:
Quarter ended 3/31/2017(1)	$10.49	$10.15	$10.00	$10.00	$1.30	$1.00
Quarter ended 6/30/2017	$10.68	$10.10	$11.24	$9.30	$1.79	$1.15
Quarter ended 9/30/2017	$10.55	$10.27	$10.19	$9.85	$1.55	$1.30
Quarter ended 12/31/2017	$10.55	$10.25	$10.10	$9.88	$1.57	$1.24

(1)
Beginning on January 19, 2017 with respect to GSHTU, March 6, 2017 with respect to GSHTW, and March 24, 2017 with respect to GSHT.

        On June 20, 2018, the trading date before the public announcement of the Business Combination, the Company's public units, Class A Stock and warrants closed at $10.58, $10.08 and $1.66, respectively.

Dividend Policy of the Company

        The Company has not paid any cash dividends on its Common Stock to date and does not intend to pay cash dividends prior to the completion of the Business Combination. The payment of cash dividends in the future will be dependent upon the Company's revenues and earnings, if any, capital requirements and general financial condition subsequent to completion of the Business Combination. The payment of any cash dividends subsequent to the Business Combination will be within the discretion of the Board at such time. In addition, the Board is not currently contemplating and does not anticipate declaring any stock dividends in the foreseeable future. The Company's ability to declare dividends is further limited by restrictive covenants associated with the Rollover Credit Agreements.

Verra Mobility

        Historical market price information regarding Verra Mobility is not provided because there is no public market for its securities. For information about distributions paid by Verra Mobility to its equityholders, please see the sections entitled "Verra Mobility Management's Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources—Cash Flows from Financing Activities."

 INDEPENDENT REGISTERED ACCOUNTING FIRMS

        Representatives of our independent registered accounting firm, KPMG, will be present at the annual meeting of the Company's stockholders. The representatives will have the opportunity to make a statement if they so desire and they are expected to be available to respond to appropriate questions.

APPRAISAL RIGHTS

        Appraisal rights are not available to holders of our shares of Common Stock in connection with the Business Combination.

HOUSEHOLDING INFORMATION

        Unless we have received contrary instructions, we may send a single copy of this proxy statement to any household at which two or more stockholders reside if we believe the stockholders are members of the same family. This process, known as "householding," reduces the volume of duplicate information received at any one household and helps to reduce our expenses. However, if stockholders prefer to receive multiple sets of our disclosure documents at the same address this year or in future years, the stockholders should follow the instructions described below. Similarly, if an address is shared with another stockholder and together both of the stockholders would like to receive only a single set of our disclosure documents, the stockholders should follow these instructions:

  •
  If the shares are registered in the name of the stockholder, the stockholder should contact us at our offices at Gores Holdings II, Inc., 9800 Wilshire Blvd., Beverly Hills, California 90212 or by telephone at (310) 209-3010, to inform us of his or her request; or

  •
  If a bank, broker or other nominee holds the shares, the stockholder should contact the bank, broker or other nominee directly.

TRANSFER AGENT AND REGISTRAR

        The transfer agent for our securities is Continental Stock Transfer & Trust Company.

SUBMISSION OF STOCKHOLDER PROPOSALS

        Our Board is aware of no other matter that may be brought before the Special Meeting. Under Delaware law, only business that is specified in the notice of Special Meeting to stockholders may be transacted at the Special Meeting.

FUTURE STOCKHOLDER PROPOSALS

        We anticipate that the 2019 annual meeting of stockholders will be held no later than [    •    ]. For any proposal to be considered for inclusion in our proxy statement and form of proxy for submission to the stockholders at our 2019 annual meeting of stockholders, it must be submitted in writing and comply with the requirements of Rule 14a-8 of the Exchange Act and our bylaws. Assuming the meeting is held on or about [    •    ], such proposals must be received by the Company at its offices at Gores Holdings II, Inc., 9800 Wilshire Blvd., Beverly Hills, California 90212 no later than [    •    ] and no earlier than [    •    ].

        In addition, our bylaws provide notice procedures for stockholders to nominate a person as a director and to propose business to be considered by stockholders at a meeting. To be timely, a stockholder's notice must be delivered to us at the principal executive offices of the Company not later than the close of business on the 90th nor earlier than the opening of business on the 120th day before the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that in the event that the annual meeting is called for a date that is not within 45 days before or after such anniversary date, notice by the stockholder to be timely must be so received no earlier than the opening of business on the 120th day before the meeting and not later than the later of (x) the close of business on the 90th day before the meeting or (y) the close of business on the 10th day following the day on which public announcement of the date of the annual meeting was first made by the Company. Accordingly, for our 2018 annual meeting, assuming the meeting is held on [    •    ], notice of a nomination or proposal must be delivered to us no later than [    •    ] and no earlier than [    •    ]. Nominations and proposals also must satisfy other requirements set forth in the bylaws. The chairman of our Board may refuse to acknowledge the introduction of any stockholder proposal not made in compliance with the foregoing procedures.

WHERE YOU CAN FIND MORE INFORMATION

        We file reports, proxy statements and other information with the SEC as required by the Exchange Act. You can read the Company's SEC filings, including this proxy statement, over the Internet at the SEC's website at http://www.sec.gov. You may also read and copy any document we file with the SEC at the SEC public reference room located at 100 F Street, N.E., Room 1580 Washington, D.C., 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. You may also obtain copies of the materials described above at prescribed rates by writing to the SEC, Public Reference Section, 100 F Street, N.E., Washington, D.C. 20549.

        If you would like additional copies of this proxy statement or if you have questions about the Business Combination or the proposals to be presented at the Special Meeting, you should contact the Company at the following address and telephone number:

Gores Holdings II, Inc.
9800 Wilshire Blvd.
Beverly Hills, California 90212
(310) 209-3010
Attention: Mark Stone
Email: mstone@gores.com

        You may also obtain these documents by requesting them in writing or by telephone from the Company's proxy solicitation agent at the following address and telephone number:

Morrow Sodali
470 West Avenue
Stamford, Connecticut 06902
Individuals, please call toll-free: (800) 662-5200
Banks and brokerage, please call: (203) 658-9400
Email: GSHT.info@morrowco.com

        If you are a stockholder of the Company and would like to request documents, please do so by [    •    ], in order to receive them before the Special Meeting. If you request any documents from us, we will mail them to you by first class mail, or another equally prompt means.

        All information contained in this proxy statement relating to the Company has been supplied by the Company, and all such information relating to Verra Mobility has been supplied by Verra Mobility. Information provided by either the Company or Verra Mobility does not constitute any representation, estimate or projection of any other party.

        This document is a proxy statement of the Company for the Special Meeting. We have not authorized anyone to give any information or make any representation about the Business Combination, the Company or Verra Mobility that is different from, or in addition to, that contained in this proxy statement. Therefore, if anyone does give you information of this sort, you should not rely on it. The information contained in this proxy statement speaks only as of the date of this proxy statement, unless the information specifically indicates that another date applies.

INDEX TO CONSOLIDATED FINANCIAL INFORMATION

Page
Gores Holdings II, Inc.
For the Six Months Ended June 30, 2018
Condensed Balance Sheets (Unaudited)	FS-3
Condensed Statements of Operations (Unaudited)	FS-4
Condensed Statements of Changes in Stockholders' Equity (Unaudited)	FS-5
Condensed Statements of Cash Flows (Unaudited)	FS-6
Notes to Condensed Financial Statements (Unaudited)	FS-7
For the Year Ended December 31, 2017
Report of Independent Registered Public Accounting Firm	FS-19
Balance Sheets as of December 31, 2017	FS-20
Statements of Operations For the Period Ended December 31, 2017	FS-21
Statements of Changes In Stockholders' Equity For the Period Ended December 31, 2017	FS-22
Statements of Cash Flows For the Period Ended December 31, 2017	FS-23
Notes to Financial Statements	FS-24
Verra Mobility Corporation
Unaudited Condensed Consolidated Financial Statements of Verra Mobility Corporation
Unaudited Condensed Consolidated Balance Sheets as of June 30, 2018 and December 31, 2017	FS-36
Unaudited Condensed Consolidated Statements of Operations and comprehensive loss for the three and six months ended June 30, 2018 and June 30, 2017	FS-37
Unaudited Condensed Consolidated Statements of Cash Flows for the three and six months ended June 30, 2018 and June 30, 2017	FS-39
Unaudited Condensed Consolidated Statements of Stockholders' Equity as of December 31, 2017 and June 30, 2018	FS-40
Notes to Unaudited Condensed Consolidated Financial Statements	FS-41
Audited Consolidated Financial Statements of Verra Mobility Corporation
Report of Independent Registered Public Accounting Firm	FS-60
Consolidated Balance Sheets as of December 31, 2017 and December 31, 2016	FS-61

Consolidated Statements of Operations and Comprehensive Income for the years ended December 31, 2016 and December 31, 2015 and the period from January 1, 2017 through May 31, 2017 (Predecessor) and from June 1, 2017 through December 31, 2017 (Successor)

FS-62
Consolidated Statements of Stockholders Equity as of December 31, 2014, December 31, 2015, December 31, 2016, May 31, 2017 (Predecessor) and December 31, 2017 (Successor)	FS-63

Consolidated Statements of Cash Flows for the years ended December 31, 2016 and December 31, 2015 and the period from January 1, 2017 through May 31, 2017 (Predecessor) and from June 1, 2017 through December 31, 2017 (Successor)

FS-64
Notes to Audited Consolidated Financial Statements	FS-66
Highway Toll Administration, LLC, Canadian Highway Toll Administration, LTD, and Violation Management Solutions, LLC
Report of Independent Certified Public Accountants	FS-100
Combined Financial Statements
Combined Balance Sheets as of December 31, 2017 and December 31, 2016	FS-101
Combined Statements of Income and Comprehensive Income for the years ended December 31, 2017, December 31, 2016 and December 31, 2015	FS-102
Combined Statements of Cash Flows for the years ended December 31, 2017, December 31, 2016 and December 31, 2015	FS-103

GORES HOLDINGS II, INC.

BALANCE SHEETS

	June 30, 2018 (unaudited)	December 31, 2017 (audited)
CURRENT ASSETS:
Cash and cash equivalents	$168,794	$826,201
Prepaid assets & deferred costs	263,841	135,581
Total current assets	432,635	961,782
Investments and cash held in Trust Account	404,611,945	402,735,815

Total assets	$405,044,580	$403,697,597

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accrued expenses, formation and offering costs	3,077,932	66,191
State franchise tax accrual	20,000	131,928

Total current liabilities	3,097,932	198,119
Deferred underwriting compensation	14,000,000	14,000,000
Income tax payable	—	806,445
Net deferred income tax	4,480	4,481

Total liabilities	17,102,412	15,009,045

Commitments and Contingencies:
Class A subject to possible redemption, 38,294,216 and 38,368,855 shares at June 30, 2018 and December 31, 2017, respectively (at redemption value of $10 per share)	382,942,160	383,688,550
Stockholders' equity:
Preferred stock, $0.0001 par value; 1,000,000 shares authorized, none issued or outstanding	—	—
Common stock
Class A common stock, $0.0001 par value; 200,000,000 shares authorized, 1,705,784 and 1,631,145 shares issued and outstanding (excluding 38,294,216 and 38,368,855 shares subject to possible redemption) at June 30, 2018 and December, 31, 2017, respectively	171	163
Class F common stock, $0.0001 par value; 20,000,000 shares authorized, 10,000,000 shares issued and outstanding	1,000	1,000
Additional paid-in-capital	4,361,675	3,615,292
Retained earnings	637,162	1,383,547

Total stockholders' equity	5,000,008	5,000,002

Total liabilities and stockholders' equity	$405,044,580	$403,697,597

See accompanying notes to the unaudited, interim financial statements.

GORES HOLDINGS II, INC.

STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months Ended June 30, 2018	Three Months Ended June 30, 2017	Six Months Ended June 30, 2018	Six Months Ended June 30, 2017
Revenues	$—	$—	$—	$—
Professional fees and other expenses	(3,410,899)	(140,899)	(3,625,443)	(280,870)
State franchise taxes, other than income tax	(50,000)	(45,000)	(100,000)	(90,000)

Net loss from operations	(3,460,899)	(185,899)	(3,725,443)	(370,870)
Other income—interest income	1,668,661	727,843	2,997,552	1,064,410

Net income/(loss) before income taxes	$(1,792,238)	$541,944	$(727,891)	$693,540
Provision for income tax	243,949	—	(18,494)	—

Net income/(loss) attributable to common shares	$(1,548,289)	$541,944	$(746,385)	$693,540

Net Income/(Loss) per ordinary share:
Class A ordinary shares—basic and diluted	$(0.02)	$0.01	$0.00	$0.02

Class F ordinary shares—basic and diluted	$(0.06)	$(0.00)	$(0.07)	$(0.01)

See accompanying notes to the unaudited, interim financial statements.

GORES HOLDINGS II, INC.

STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY

For the Six Months Ended June 30, 2018

(Unaudited)

	Class A Ordinary Shares		Class F Ordinary Shares
					Additional Paid-In Capital	Retained Earnings	Shareholder's Equity
	Shares	Amount	Shares	Amount
Balance at December 31, 2017	1,631,145	$163	10,000,000	$1,000	$3,615,292	$1,383,547	$5,000,002
Change in proceeds subject to possible redemption to 38,294,216 shares at redemption value	74,639	8	—	—	746,383	—	746,391
Net income/(loss)	—	—	—	—	—	(746,385)	(746,385)

Balance at June 30, 2018	1,705,784	$171	10,000,000	$1,000	$4,361,675	$637,162	$5,000,008

See accompanying notes to the unaudited, interim financial statements.

GORES HOLDINGS II, INC.

STATEMENTS OF CASH FLOWS

(Unaudited)

	Six Months Ended June 30, 2018	Six Months Ended June 30, 2017
Cash flows from operating activities:
Net income/(loss)	$(746,385)	$693,540
Changes in receivable—related party	—	436
Changes in state franchise tax accrual	(111,928)	20,488
Changes in prepaid assets	(128,259)	(254,952)
Changes in deferred offering costs associated with public offering	—	414,606
Changes in income taxes payable	(806,446)	—
Changes in accrued expenses, formation and offering costs	3,011,741	138,074

Net cash provided by operating activities	1,218,723	1,012,192

Cash flows from investing activities:
Cash deposited in Trust Account	—	(400,000,000)
Interest reinvested in Trust Account	(1,876,130)	(1,061,237)

Net cash used in investing activities	(1,876,130)	(401,061,237)

Cash flows from financing activities:
Proceeds from sale of Units in initial public offering	—	400,000,000
Proceeds from sale of Private Placement Warrants to Sponsor	—	10,000,000
Repayment of notes and advances payable—related party	—	(150,000)
Payment of underwriter's discounts and commissions	—	(8,000,000)
Payment of accrued offering costs	—	(721,646)

Net cash provided by financing activities	—	401,128,354

Increase/(decrease) in cash	(657,407)	1,079,309
Cash at beginning of period	826,201	3,185

Cash at end of period	$168,794	$1,082,494

Supplemental disclosure of non-cash financing activities:
Deferred underwriting compensation	$—	$14,000,000
Offering costs included in accrued expenses	$—	$380,670
Cash paid for income and state franchise taxes	$211,928	$—

See accompanying notes to the unaudited, interim financial statements.

GORES HOLDINGS II, INC.

NOTES TO THE UNAUDITED, INTERIM FINANCIAL STATEMENTS

1. Organization and Business Operations

Organization and General

        Gores Holdings II, Inc. (the "Company") was incorporated in Delaware on August 15, 2016. The Company was formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar Business Combination with one or more businesses (the "Business Combination"). The Company has neither engaged in any operations nor generated any operating revenue to date. The Company's management has broad discretion with respect to the Business Combination. The Company's Sponsor is Gores Sponsor II, LLC, a Delaware limited liability company (the "Sponsor"). The Company has selected December 31st as its fiscal year-end.

        At June 30, 2018, the Company had not commenced any operations. All activity for the period from August 15, 2016 (inception) through June 30, 2018 relates to the Company's formation and initial public offering ("Public Offering") described below. The Company completed the Public Offering on January 19, 2017 (the "IPO Closing Date"). The Company will not generate any operating revenues until after the completion of its Business Combination, at the earliest. Subsequent to the Public Offering, the Company will generate non-operating income in the form of interest income on cash and cash equivalents from the proceeds derived from the Public Offering and the sale of the Private Placement Warrants (as defined below) held in the Trust Account (as defined below).

Proposed Verra Mobility Business Combination

        On June 21, 2018, the Company, AM Merger Sub I, Inc., a Delaware corporation and a direct, wholly-owned subsidiary of the Company ("First Merger Sub"), AM Merger Sub II, LLC, a Delaware limited liability company and a direct, wholly-owned subsidiary of the Company ("Second Merger Sub"), Greenlight Holding II Corporation ("Greenlight") and PE Greenlight Holdings, LLC (the "Platinum Stockholder" or, in its capacity as the Stockholder Representative, the "Stockholder Representative") entered into an Agreement and Plan of Merger Agreement (as it may be amended from time to time, the "Merger Agreement"), which provides for, among other things, (i) the merger of First Merger Sub with and into Greenlight, with Greenlight continuing as the surviving corporation (the "First Merger") and (ii) immediately following the First Merger and as part of the same overall transaction as the First Merger, the merger of Greenlight with and into Second Merger Sub with Second Merger Sub continuing as the surviving entity (the "Second Merger" and, together with the First Merger, the "Mergers" and, together with the other transactions contemplated by the Merger Agreement, the "Proposed Business Combination"). As a result of the First Merger, the Company will own 100% of the outstanding common stock of Greenlight and each share of common stock of Greenlight will be cancelled and converted into the right to receive a portion of the consideration. As a result of the Second Merger, the Company will own 100% of the outstanding interests in the Second Merger Sub. Following the closing of the Proposed Business Combination, the Company will own, directly or indirectly, all the stock of Greenlight and its subsidiaries and the stockholders of Greenlight as of immediately prior to the effective time of the First Merger (the "Greenlight Stockholders") will hold a portion of the Company's Class A common stock.

The Merger Agreement

        The consideration to be paid to the Greenlight Stockholders will be a combination of cash and stock, as calculated pursuant to the terms of the Merger Agreement and certain other transaction documents contemplated thereby. Pursuant to the Merger Agreement, the aggregate consideration

GORES HOLDINGS II, INC.

NOTES TO THE UNAUDITED, INTERIM FINANCIAL STATEMENTS (Continued)

1. Organization and Business Operations (Continued)

payable to the Greenlight Stockholders will consist of (i) an amount in cash equal to the Closing Cash Payment Amount (as defined in the Merger Agreement), and (ii) shares of newly-issued Class A common stock equal to the Closing Number of Securities (as defined in the Merger Agreement). The merger consideration payable to the Greenlight Stockholders is also subject to adjustment based on Greenlight's working capital, cash and indebtedness as of the closing date, among other adjustments contemplated by the Merger Agreement. Based upon assumed net indebtedness of approximately $852 million (after giving effect to the partial repayment of existing indebtedness), the aggregate merger consideration to be paid by the Company is expected to be approximately $2.3 billion.

        In addition to the consideration to be paid at the closing of the transaction contemplated by the Merger Agreement, certain of the Greenlight Stockholders will be entitled to receive additional earn-out payments from the Company of up to an aggregate of 10 million shares of Class A common stock, if the price of Class A common stock trading on the Nasdaq exceeds certain thresholds during the five-year period following the closing of the Mergers.

        Consummation of the Transactions contemplated by the Merger Agreement is subject to customary closing conditions as well as specified cash availability conditions. The Merger Agreement also contains customary representations and warranties and may be terminated by the parties thereto as specified therein.

        In order to facilitate the Proposed Business Combination, the Sponsor has agreed to the cancellation of 3,478,261 of its Founder Shares and the Company has agreed to the purchase of shares of Class A common stock by the participants in the Private Placement (as defined below) (pursuant to the subscription agreements entered into in connection therewith) at a discounted price of $9.20.

Private Placement Subscription Agreements

        On June 21, 2018, the Company entered into subscription agreements with certain investors, including the Sponsor, pursuant to which the investors have agreed to purchase in the aggregate 43,478,261 shares of Class A common stock in a private placement for $9.20 per share (the "Private Placement"). The anticipated gross proceeds from the Private Placement of approximately $400,000,000 will be used to partially fund the cash consideration to be paid to the Greenlight Stockholders. The Private Placement is conditioned on, among other things, the closing of the Proposed Business Combination.

Tax Receivable Agreement

        At the closing of the Proposed Business Combination, the Company will enter into a Tax Receivable Agreement with the the Platinum Stockholder and the Stockholder Representative. The Tax Receivable Agreement will generally provide for the payment by the Company to the Platinum Stockholder of 50% of the net cash savings, if any, in U.S. federal, state and local income tax that the Company actually realizes (or is deemed to realize in certain circumstances) in periods after the closing of the Proposed Business Combination, as a result of the increase in tax basis of the intangible assets of Highway Toll Administration LLC ("HTA") resulting from the acquisition of HTA by Verra Mobility Corporation prior to the Proposed Business Combination. The Company generally will retain benefit of the remaining 50% of these cash savings.

GORES HOLDINGS II, INC.

NOTES TO THE UNAUDITED, INTERIM FINANCIAL STATEMENTS (Continued)

1. Organization and Business Operations (Continued)

Financing

        Upon the IPO Closing Date and the sale of the Private Placement Warrants, an aggregate of $400,000,000 was placed in a Trust Account with Continental Stock Transfer & Trust Company acting as trustee (the "Trust Account").

Trust Account

        Funds held in the Trust Account can be invested only in U.S. government treasury bills with a maturity of one hundred and eighty (180) days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act of 1940, as amended, that invest only in direct U.S. government obligations. As of June 30, 2018, the Trust Account consisted of cash and treasury bills compliant with Rule 2a-7.

        The Company's amended and restated certificate of incorporation provides that, other than the withdrawal of interest to pay income taxes, if any, none of the funds held in trust will be released until the earliest of: (i) the completion of the Business Combination; or (ii) the redemption of any public shares of common stock properly tendered in connection with a stockholder vote to amend the Company's amended and restated certificate of incorporation to modify the substance or timing of the Company's obligation to redeem 100% of such public shares of common stock if the Company does not complete the Business Combination within 24 months from the IPO Closing Date; or (iii) the redemption of 100% of the public shares of common stock if the Company is unable to complete a Business Combination within 24 months from the IPO Closing Date, subject to the requirements of law and stock exchange rules.

Business Combination

        The Company's management has broad discretion with respect to the specific application of the net proceeds of the Public Offering, although substantially all of the net proceeds of the Public Offering are intended to be generally applied toward consummating a Business Combination. The Business Combination must be with one or more target businesses that together have an aggregate fair market value of at least 80% of the assets held in the Trust Account (less any deferred underwriting commissions and taxes payable on interest income earned) at the time of the Company signing a definitive agreement in connection with the Business Combination. Furthermore, there is no assurance that the Company will be able to successfully effect a Business Combination, including the Proposed Business Combination.

        The Company, after signing a definitive agreement for a Business Combination, is required to either (i) seek stockholder approval of the Business Combination at a meeting called for such purpose in connection with which stockholders may seek to redeem their shares, regardless of whether they vote for or against the Business Combination, for cash equal to their pro rata share of the aggregate amount then on deposit in the Trust Account as of two business days prior to the consummation of the Business Combination, including interest income but less taxes payable, or (ii) provide stockholders with the opportunity to sell their shares to the Company by means of a tender offer (and thereby avoid the need for a stockholder vote) for an amount in cash equal to their pro rata share of the aggregate amount then on deposit in the Trust Account as of two business days prior to the consummation of the Business Combination, including interest income but less taxes payable. The decision as to whether the Company will seek stockholder approval of the Business Combination or will allow stockholders to sell

GORES HOLDINGS II, INC.

NOTES TO THE UNAUDITED, INTERIM FINANCIAL STATEMENTS (Continued)

1. Organization and Business Operations (Continued)

their shares in a tender offer will be made by the Company, solely in its discretion, and will be based on a variety of factors such as the timing of the transaction and whether the terms of the transaction would otherwise require the Company to seek stockholder approval, unless a vote is required by law or under NASDAQ rules. If the Company seeks stockholder approval, it will complete its Business Combination only if a majority of the outstanding shares of common stock voted are voted in favor of the Business Combination. Currently, the Company will not redeem its public shares of common stock in an amount that would cause its net tangible assets to be less than $5,000,001. In such case, the Company would not proceed with the redemption of its public shares of common stock and the related Business Combination, and instead may search for an alternate Business Combination. For business and other reasons, the Company has elected to provide its stockholders with the opportunity to have their public shares redeemed in connection with a stockholder vote to approve the Proposed Business Combination rather than a tender offer.

        As a result of the foregoing redemption provisions, the public shares of common stock will be recorded at the redemption amount and classified as temporary equity, in accordance with ASC 480, "Distinguishing Liabilities from Equity" ("ASC 480") in subsequent periods.

        The Company will have 24 months from the IPO Closing Date to complete its Business Combination. If the Company does not complete a Business Combination within this period of time, it shall (i) cease all operations except for the purposes of winding up; (ii) as promptly as reasonably possible, but not more than ten business days thereafter, redeem the public shares of common stock for a per share pro rata portion of the Trust Account, including interest income, but less taxes payable (less up to $100,000 of such net interest income to pay dissolution expenses) and (iii) as promptly as possible following such redemption, dissolve and liquidate the balance of the Company's net assets to its remaining stockholders, as part of its plan of dissolution and liquidation. The Sponsor and the Company's officers and directors have entered into a letter agreement with the Company, pursuant to which they waived their rights to participate in any redemption with respect to their Founder Shares (as defined below); however, if the Sponsor or any of the Company's officers, directors or affiliates acquire public shares of common stock, they will be entitled to a pro rata share of the Trust Account in the event the Company does not complete a Business Combination within the required time period.

        In the event of such distribution, it is possible that the per share value of the residual assets remaining available for distribution (including Trust Account assets) will be less than the initial public offering price per Unit in the Public Offering.

Emerging Growth Company

        Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Securities Exchange Act of 1934, as amended (the "Exchange Act")) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the

GORES HOLDINGS II, INC.

NOTES TO THE UNAUDITED, INTERIM FINANCIAL STATEMENTS (Continued)

1. Organization and Business Operations (Continued)

Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard.

2. Significant Accounting Policies

Basis of Presentation

        The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America ("U.S. GAAP") and pursuant to the accounting and disclosure rules and regulations of the Securities and Exchange Commission ("SEC"), and reflect all adjustments, consisting only of normal recurring adjustments, which are, in the opinion of management, necessary for a fair presentation of the financial position as of June 30, 2018 and the results of operations and cash flows for the period presented. Operating results for the six months ended June 30, 2018 are not necessarily indicative of results that may be expected for the full year or any other period. The accompanying unaudited financial statements should be read in conjunction with the audited financial statements included in the Company's Annual Report on Form 10-K filed with the SEC on March 14, 2018.

Net Income/(Loss) Per Common Share

        The Company has two classes of shares, which are referred to as Class A common stock and Class F common stocks. Net income/(loss) per common share is computed utilizing the two-class method. The two-class method is an earnings allocation formula that determines earnings per share separately for each class of common stock based on an allocation of undistributed earnings per the rights of each class. At June 30, 2018, the Company did not have any dilutive securities or other contracts that could, potentially, be exercised or converted into common stock and then share in the earnings of the Company under the treasury stock method. As a result, diluted net income/(loss) per common share is the same as basic net income/(loss) per common share for the period. The table below presents a reconciliation of the numerator and denominator used to compute basic and diluted net income/(loss) per share for each class of common stock:

	For the Three Months Ended June 30, 2018		For the Six Months Ended June 30, 2018
	Class A	Class F	Class A	Class F
Basic and diluted net income/(loss) per share:
Numerator:
Allocation of net income/(loss)	$(905,293)	$(642,996)	$1,595	$(747,980)

Denominator:
Weighted-average shares outstanding	40,000,000	10,000,000	40,000,000	10,000,000
Basic and diluted net income/(loss) per share	$(0.02)	$(0.06)	$0.00	$(0.07)

Concentration of Credit Risk

        Financial instruments that potentially subject the Company to concentrations of credit risk consist of cash accounts in a financial institution and the Trust Account, which at times, may exceed the Federal depository insurance coverage of $250,000. The Company has not experienced losses on these accounts and management believes the Company is not exposed to significant risks on such accounts.

GORES HOLDINGS II, INC.

NOTES TO THE UNAUDITED, INTERIM FINANCIAL STATEMENTS (Continued)

2. Significant Accounting Policies (Continued)

Financial Instruments

        The fair value of the Company's assets and liabilities, which qualify as financial instruments under FASB ASC 820, "Fair Value Measurements and Disclosures," approximates the carrying amounts represented in the balance sheet.

Offering Costs

        The Company complies with the requirements of the ASC 340-10-S99-1 and SEC Staff Accounting Bulletin (SAB) Topic 5A—"Expenses of Offering." Offering costs consist principally of professional and registration fees incurred through the IPO Closing Date that were related to the Public Offering, totaling approximately $22,719,995, (including $22,000,000 in underwriter's fees), were charged to stockholders' equity upon completion of our Public Offering.

Redeemable Common Stock

        As discussed in Note 3, all of the 40,000,000 shares of class A common stock sold as part of the Units in the Public Offering contain a redemption feature which allows for the redemption of such public shares in connection with the Company's liquidation, if there is a stockholder vote or tender offer in connection with the Business Combination and in connection with certain amendments to the Company's charter. In accordance with ASC 480, redemption provisions not solely within the control of the Company require common stock subject to redemption to be classified outside of permanent equity. Ordinary liquidation events, which involve the redemption and liquidation of all of the entity's equity instruments, are excluded from the provisions of ASC 480. Although the Company did not specify a maximum redemption threshold, its charter provides that currently, the Company will not redeem its public shares in an amount that would cause its net tangible assets (stockholders' equity) to be less than $5,000,001.

        The Company recognizes changes in redemption value immediately as they occur and adjusts the carrying value of redeemable common stock to equal the redemption value at the end of each reporting period. Increases or decreases in the carrying amount of redeemable common stock are affected by charges against additional paid in capital.

        Accordingly, at June 30, 2018, 38,294,216 of the 40,000,000 public shares are classified outside of permanent equity at their redemption value.

Use of Estimates

        The preparation of financial statements in conformity with U.S. GAAP requires the Company's management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Income Taxes

        The Company follows the asset and liability method of accounting for income taxes under ASC 740, "Income Taxes." Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statements carrying amounts of existing

GORES HOLDINGS II, INC.

NOTES TO THE UNAUDITED, INTERIM FINANCIAL STATEMENTS (Continued)

2. Significant Accounting Policies (Continued)

assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

        The Company accounts for uncertainty in income taxes by recognizing the tax benefit from an uncertain tax position only if it is more than likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position. The Company measures the tax benefits recognized in the financial statements from such a position based on the largest benefit that has a greater than 50% likelihood of being realized upon ultimate resolution. The application of income tax law is inherently complex. Laws and regulations in this area are voluminous and are often ambiguous. As such, the Company is required to make many subjective assumptions and judgments regarding income tax exposures. Interpretations of and guidance surrounding income tax law and regulations change over time and may result in changes to the Company's subjective assumptions and judgments, which can materially affect amounts recognized in the balance sheets and statements of income and comprehensive income. The Company recognizes accrued interest and penalties related to unrecognized tax liabilities as income tax expense. The Company incurred $18,494 for the payment of interest and penalties through June 30, 2018.

        The Company may be subject to potential examination by U.S. federal, states or foreign jurisdiction authorities in the areas of income taxes. These potential examinations may include questioning the timing and amount of deductions, the nexus of income amounts in various tax jurisdictions and compliance with U.S. federal, states or foreign tax laws.

        The Company is incorporated in the State of Delaware and is required to pay franchise taxes to the State of Delaware on an annual basis.

Cash and Cash Equivalents

        The Company considers all highly liquid instruments purchased with an original maturity of six months or less to be cash equivalents. The Company continually monitors its positions with and the credit quality of the financial institutions with which it invests. As of the balance sheet date, and periodically throughout the year, the Company has maintained balances in various operating accounts in excess of federally insured limits.

Investments and Cash Held in Trust Account

        At June 30, 2018, the Company had $404,611,945 in the Trust Account which may be utilized for Business Combinations. At June 30, 2018, the Trust Account consisted of both cash and treasury bills.

        The Company's amended and restated certificate of incorporation provides that, other than the withdrawal of interest to pay taxes, if any, none of the funds held in trust will be released until the earlier of: (i) the completion of the Business Combination; (ii) the redemption of any public shares of common stock properly tendered in connection with a stockholder vote to amend the Company's amended and restated certificate of incorporation to modify the substance or timing of the Company's obligation to redeem 100% of such public shares of common stock if the Company does not complete

GORES HOLDINGS II, INC.

NOTES TO THE UNAUDITED, INTERIM FINANCIAL STATEMENTS (Continued)

2. Significant Accounting Policies (Continued)

the Business Combination within 24 months from the IPO Closing Date; or (iii) the redemption of 100% of the public shares of common stock if the Company is unable to complete a Business Combination within 24 months from the IPO Closing Date, subject to the requirements of law and stock exchange rules.

Going Concern Consideration

        If the Company does not complete its Business Combination by January 19, 2019, the Company will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem 100% of the common stock sold as part of the units in the Public Offering, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest (which interest shall be net of franchise and income taxes payable and less up to $100,000 of such net interest which may be distributed to the Company to pay dissolution expenses), divided by the number of then outstanding public shares, which redemption will completely extinguish public stockholders' rights as stockholders (including the right to receive further liquidation distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the Company's remaining stockholders and the Company's Board of Directors, dissolve and liquidate, subject in each case to the Company's obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law.

        In the event of such distribution, it is possible that the per share value of the residual assets remaining available for distribution (including Trust Account assets) will be less than the initial public offering price per unit in the Public Offering. In addition if the Company fails to complete its Business Combination by January 19, 2019, there will be no redemption rights or liquidating distributions with respect to the warrants, which will expire worthless.

        In addition, at June 30, 2018 and December 31, 2017, the Company had current liabilities of $3,097,932 and $198,119, respectively, largely due to amounts owed to professionals, consultants, advisors and others who are working on seeking a Business Combination as described in Note 1. Such work is continuing after June 30, 2018 and amounts are continuing to accrue. On June 30, 2018 and December 31, 2017, the Company had working capital of ($2,665,297) and $763,663, respectively. Additionally, interest earned on the funds held in the Trust Account may be released to the Company to fund its Regulatory Withdrawals (subject to an annual limit of $750,000, for a maximum of 24 months) and/or to pay its franchise and income taxes.

3. Public Offering

Public Units

        On January 19, 2017, the Company sold 40,000,000 units at a price of $10.00 per unit (the "Units"), including 2,500,000 Units as a result of the underwriter's partial exercise of its over-allotment option, generating gross proceeds of $400,000,000. Each Unit consists of one share of the Company's Class A common stock, $0.0001 par value, and one-third of one redeemable Class A common stock purchase warrant (the "Warrants"). Each whole warrant entitles the holder to purchase one share of Class A common stock for $11.50 per share. Each Warrant will become exercisable on the later of 30 days after the completion of the Business Combination or 12 months from the IPO Closing Date and will expire five years after the completion of the Business Combination or earlier upon redemption

GORES HOLDINGS II, INC.

NOTES TO THE UNAUDITED, INTERIM FINANCIAL STATEMENTS (Continued)

3. Public Offering (Continued)

or liquidation. However, if the Company does not complete the Business Combination on or prior to the 24-month period allotted to complete the Business Combination, the Warrants will expire at the end of such period. The Warrants were issued in registered form under a warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and the Company. The Company did not register the shares of common stock issuable upon exercise of the Warrants under the Securities Act of 1933, as amended (the "Securities Act") or any state securities law. Under the terms of the warrant agreement, the Company has agreed to use its best efforts to file a registration statement under the Securities Act following the completion of the Business Combination covering the shares of common stock issuable upon exercise of the Warrants. The Company paid an upfront underwriting discount of 2.00% ($8,000,000) of the per Unit offering price to the underwriter at the IPO Closing Date, with an additional fee (the "Deferred Discount") of 3.50% of the per Unit offering price payable upon the Company's completion of a Business Combination. The Deferred Discount will become payable to the underwriter from the amounts held in the Trust Account solely in the event the Company completes a Business Combination.

4. Related Party Transactions

Founder Shares

        On August 19, 2016, the Sponsor purchased 10,781,250 shares of the Company's Class F common stock (the "Founder Shares") for an aggregate purchase price of $25,000, or approximately $0.002 per share. Subsequently, the Sponsor transferred an aggregate of 75,000 Founder Shares to the Company's independent directors (together with the Sponsor, the "Initial Stockholders"). On February 27, 2017, the Sponsor forfeited 781,250 Founder Shares following the expiration of the unexercised portion of underwriter's over-allotment option, so that the Founder Shares held by the Initial Stockholders would represent 20.0% of the outstanding shares of common stock following completion of the Public Offering. The Founder Shares are identical to the common stock included in the Units sold in the Public Offering except that the Founder Shares will automatically convert into shares of Class A common stock at the time of the Business Combination on a one-for-one basis, subject to adjustment as described in the Company's amended and restated certificate of incorporation.

Private Placement Warrants

        The Sponsor purchased from the Company an aggregate of 6,666,666 warrants at a price of $1.50 per warrant (a purchase price of $10,000,000) in a private placement that occurred simultaneously with the Public Offering (the "Private Placement Warrants"). Each Private Placement Warrant entitles the holder to purchase one share of Class A common stock at $11.50 per share. A portion of the purchase price of the Private Placement Warrants was added to the proceeds from the Public Offering to be held in the Trust Account pending completion of the Business Combination.

        The Private Placement Warrants have terms and provisions that are identical to those of the Warrants sold as part of the Units in the Public Offering, except that the Private Placement Warrants may be physical (cash) or net share (cashless) settled and are not redeemable so long as they are held by the Sponsor or its permitted transferees.

        If the Company does not complete a Business Combination, then the Private Placement Warrants proceeds will be part of the liquidation distribution to the public stockholders and the Private Placement Warrants will expire worthless.

GORES HOLDINGS II, INC.

NOTES TO THE UNAUDITED, INTERIM FINANCIAL STATEMENTS (Continued)

4. Related Party Transactions (Continued)

Registration Rights

        The holders of Founder Shares, Private Placement Warrants and warrants issued upon conversion of working capital loans, if any, have registration rights (in the case of the Founder Shares, only after conversion of such shares to common shares) pursuant to a registration rights agreement entered into by the Company, the Sponsor and the other security holders named therein on January 12, 2017. These holders will also have certain demand and "piggy back" registration rights. The Company will bear the expenses incurred in connection with the filing of any such registration statements.

Sponsor Loan

        On August 19, 2016, the Sponsor loaned the Company an aggregate of $150,000 by the issuance of an unsecured promissory note for $150,000 to cover expenses related to the Public Offering, and on January 11, 2017, the Sponsor loaned the Company an additional $150,000 by the issuance of a second unsecured promissory note for $150,000 to cover expenses related to the Public Offering (collectively, the "Notes"). These Notes were non-interest bearing and payable on the earlier of January 31, 2017 or the completion of the Public Offering. These Notes were repaid in full upon the completion of the Public Offering.

Administrative Services Agreement

        The Company entered into an administrative services agreement on January 12, 2017, pursuant to which it agreed to pay to an affiliate of the Sponsor $20,000 a month for office space, utilities and secretarial support. Services commenced on the date the securities were first listed on the NASDAQ Capital Market and will terminate upon the earlier of the consummation by the Company of a Business Combination or the liquidation of the Company.

        For the period commencing January 12, 2017 through June 30, 2018 the Company has paid the affiliate $352,258.

5. Deferred Underwriting Compensation

        The Company is committed to pay a deferred underwriting discount totaling $14,000,000 or 3.50% of the gross offering proceeds of the Public Offering, to the underwriter upon the Company's consummation of a Business Combination. The underwriter is not entitled to any interest accrued on the Deferred Discount, and no Deferred Discount is payable to the underwriter if there is no Business Combination.

6. Income Taxes

        Income tax expense during interim periods is based on applying an estimated annual effective income tax rate to year-to-date income, plus any significant unusual or infrequently occurring items which are recorded in the interim period. The Company's effective tax rate is estimated at 24.66%. The provision for income taxes for the six months ended June 30, 2018 differs from the amount that would be provided by applying the statutory U.S. federal income tax rate of 21% to pre-tax income primarily because of state income taxes.

        The computation of the annual estimated effective tax rate at each interim period requires certain estimates and significant judgment including, but not limited to, the expected operating income for the

GORES HOLDINGS II, INC.

NOTES TO THE UNAUDITED, INTERIM FINANCIAL STATEMENTS (Continued)

6. Income Taxes (Continued)

year, projections of the proportion of income earned and taxed in various jurisdictions, permanent and temporary differences, and the likelihood of recovering deferred tax assets generated in the current year. The accounting estimates used to compute the provision for income taxes may change as new events occur, more experience is obtained, additional information becomes known or as the tax environment changes.

        The Company has evaluated tax positions taken or expected to be taken in the course of preparing the financial statements to determine if the tax positions are "more likely than not" of being sustained by the applicable tax authority. Tax positions not deemed to meet the "more likely than not" threshold would be recorded as a tax benefit or expense in the current year. The Company has concluded that there was no impact related to uncertain tax positions on the results of its operations for the period ended June 30, 2018. At June 30, 2018, the Company has no accrued interest or penalties related to uncertain tax positions. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position. The Company's conclusions regarding tax positions will be subject to review and may be adjusted at a later date based on factors including, but not limited to, ongoing analyses of tax laws, regulations, and interpretations thereof.

7. Investments and cash held in Trust

        At June 30, 2018, investment securities in the Company's Trust Account consist of $404,609,948 in United States Treasury Bills and $1,997 in cash. The Company classifies its United States Treasury and equivalent securities as held-to-maturity in accordance with FASB ASC 320, "Investments—Debt and Equity Securities." Held-to-maturity securities are those securities which the Company has the ability and intent to hold until maturity. Held-to-maturity treasury securities are recorded at amortized cost on the accompanying balance sheet and adjusted for the amortization or accretion of premiums or discounts.

8. Fair Value Measurement

        The Company complies with FASB ASC 820, Fair Value Measurements, for its financial assets and liabilities that are re-measured and reported at fair value at each reporting period, and non-financial assets and liabilities that are re-measured and reported at fair value at least annually. ASC 820 determines fair value to be the price that would be received to sell an asset or would be paid to transfer a liability (i.e., the exit price) in an orderly transaction between market participants at the measurement date.

        The following table presents information about the Company's assets that are measured at fair value on a recurring basis at June 30, 2018, and indicates the fair value hierarchy of the valuation techniques the Company utilized to determine such fair value. In general, fair values determined by Level 1 inputs utilize quoted prices (unadjusted) in active markets for identical assets or liabilities. Fair values determined by Level 2 inputs utilize data points that are observable such as quoted prices, interest rates and yield curves. Fair values determined by Level 3 inputs are unobservable data points

GORES HOLDINGS II, INC.

NOTES TO THE UNAUDITED, INTERIM FINANCIAL STATEMENTS (Continued)

8. Fair Value Measurement (Continued)

for the asset or liability, and includes situations where there is little, if any, market activity for the asset or liability:

Description	June 30, 2018	Quoted Prices in Active Markets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Other Unobservable Inputs (Level 3)
Investments and cash held in Trust Account	404,611,945	404,611,945	—	—

Total	$404,611,945	$404,611,945	$—	$—

9. Stockholders' Equity

Common Stock

        The Company is authorized to issue 220,000,000 shares of common stock, consisting of 200,000,000 shares of Class A common stock, par value $0.0001 per share and 20,000,000 shares of Class F common stock, par value $0.0001 per share. Holders of the Company's common stock are entitled to one vote for each share of common stock and vote together as a single class. At June 30, 2018, there were 40,000,000 shares of Class A common stock (inclusive of the 38,294,216 shares subject to redemption) and 10,000,000 shares of Class F common stock issued and outstanding.

Preferred Stock

        The Company is authorized to issue 1,000,000 shares of preferred stock, par value $0.0001 per share, with such designations, voting and other rights and preferences as may be determined from time to time by the Board of Directors. At June 30, 2018, there were no shares of preferred stock issued and outstanding.

10. Subsequent Events

        Management has performed an evaluation of subsequent events through the date of issuance of the financial statements, noting no items which require adjustment or disclosure other than those set forth in the preceding notes to the financial statements.

Report of Independent Registered Public Accounting Firm

The Board of Directors and Stockholders Gores Holdings II, Inc.:

Opinion on the Financial Statements

        We have audited the accompanying balance sheets of Gores Holdings II, Inc. (the Company) as of December 31, 2017 and 2016, the related statements of operations, stockholders' equity, and cash flows for the year ended December 31, 2017 and the period from August 15, 2016 (inception) to December 31, 2016 and the related notes (collectively, the financial statements). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2017 and 2016, and the results of its operations and its cash flows for the year ended December 31, 2017 and the period from August 15, 2016 to December 31, 2016, in conformity with U.S. generally accepted accounting principles.

Basis for Opinion

        These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

        We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ KPMG LLP

We have served as the Company's auditor since 2016.

Los Angeles, California
March 14, 2018

GORES HOLDINGS II, INC.

BALANCE SHEETS

	December 31, 2017	December 31, 2016
CURRENT ASSETS:
Cash and cash equivalents	$826,201	$3,185
Deferred offering costs	—	414,606
Receivable—related party	—	436
Prepaid assets	135,581	—

Total current assets	961,782	418,227
Investments and cash held in Trust Account	402,735,815	—

Total assets	$403,697,597	$418,227

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accrued expenses, formation and offering costs	$66,191	$282,436
State franchise tax accrual	131,928	1,750
Notes and advances payable—related party	—	150,000

Total current liabilities	198,119	434,186
Deferred underwriting compensation	14,000,000	—
Income tax payable	806,445	—
Net deferred income tax	4,481	—

Total liabilities	15,009,045	434,186

Commitments and Contingencies:
Class A subject to possible redemption, 38,368,855 and -0- shares at December 31, 2017 and December 31, 2016, respectively (at redemption value of $10 per share)	383,688,550	—
Stockholders' equity:
Preferred stock, $0.0001 par value; 1,000,000 shares authorized, none issued or outstanding	—	—
Common stock
Class A common stock, $0.0001 par value; 200,000,000 shares authorized, 1,631,145 and -0- shares issued and outstanding (excluding 38,368,855 and -0- shares subject to possible redemption) at December 31, 2017 and December, 31, 2016, respectively	163	—
Class F common stock, $0.0001 par value; 20,000,000 shares authorized, 10,000,000 shares issued and outstanding	1,000	1,078
Additional paid-in-capital	3,615,292	23,922
Retained Earnings	1,383,547	(40,959)

Total stockholders' equity	5,000,002	(15,959)

Total liabilities and stockholders' equity	$403,697,597	$418,227

See accompanying notes to financial statements.

GORES HOLDINGS II, INC.

STATEMENTS OF OPERATIONS

	Year Ended December 31, 2017	For the period from August 15, 2016 (inception) to December 31, 2016
Revenues	$—	$—
Professional fees and other expenses	(580,589)	(39,316)
State franchise taxes, other than income tax	(199,691)	(1,750)

Net loss from operations	(780,280)	(41,066)
Other income—interest income	3,015,712	107

Net income before income taxes	$2,235,432	$(40,959)

Provision for income tax	(810,926)	—

Net income attributable to common shares	$1,424,506	$(40,959)

Net Income/(Loss) per ordinary share:
Class A ordinary shares—basic and diluted	$0.05	$—

Class F ordinary shares—basic and diluted	$(0.03)	$(0.00)

See accompanying notes to financial statements.

GORES HOLDINGS II, INC.

STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY

For the Year Ended December 31, 2017 and for the period from

August 15, 2016 (inception) to December 31, 2016

	Class A Ordinary Shares		Class F Ordinary Shares
					Additional Paid-In Capital	Accumulated Deficit/ Retained Earnings	Stockholders' Equity
	Shares	Amount	Shares	Amount
Balance at August 15, 2016 (inception)	—	$—	—	$—	$—	$—	$—
Proceeds from sale of Class F common stock to Sponsor in August 2016	—	—	10,781,250	1,078	23,922	—	25,000
Net loss for the year ended December 31, 2016	—	—	—	—	—	(40,959)	(40,959)

Balance at December 31, 2016	—	$—	10,781,250	$1,078	$23,922	$(40,959)	$(15,959)

Forfeited Class F Common stock by Sponsor	—	$—	(781,250)	$(78)	$78	$—	$—
Proceeds from initial public offering of Units on January 19, 2017 at $10.00 per Unit	40,000,000	4,000	—	—	399,996,000	—	400,000,000
Sale of 6,666,666 Private Placement Warrants to Sponsor on January 19, 2017 at $1.50 per Private Placement Warrant	—	—	—	—	10,000,000	—	10,000,000
Underwriter's discounts	—	—	—	—	(8,000,000)	—	(8,000,000)
Offering costs charged to additional paid-in capital	—	—	—	—	(719,995)	—	(719,995)
Deferred underwriting compensation	—	—	—	—	(14,000,000)	—	(14,000,000)
Class A common stock subject to possible redemption; 38,368,855 shares at a redemption price of $10.00	(38,368,855)	(3,837)	—	—	(383,684,713)	—	(383,688,550)
Net income	—	—	—	—	—	1,424,506	1,424,506

Balance at December 31, 2017	1,631,145	$163	10,000,000	$1,000	$3,615,292	$1,383,547	$5,000,002

See accompanying notes to financial statements.

GORES HOLDINGS II, INC.

STATEMENTS OF CASH FLOWS

	Year Ended December 31, 2017	For the period from August 15, 2016 (inception) to December 31, 2016
Cash flows from operating activities:
Net income	$1,424,506	$(40,959)
Changes in deferred income tax provision	4,481	—
Changes in receivable—related party	436	(436)
Changes in state franchise tax accrual	130,178	1,750
Changes in prepaid assets	(135,581)	—
Changes in deferred offering costs	414,606	—
Changes in income taxes payable	806,445	—
Changes in accrued expenses, formation and offering costs	(216,245)	(132,170)

Net cash provided by operating activities	2,428,826	(171,815)

Cash flows from investing activities:
Cash deposited in Trust Account	(400,000,000)	—
Interest reinvested in Trust Account	(2,735,815)	—

Net cash used in investing activities	(402,735,815)	—

Cash flows from financing activities:
Proceeds from sale of Units in initial public offering	400,000,000	—
Proceeds from sale of Private Placement Warrants to Sponsor	10,000,000	—
Proceeds from note payable—related party	—	150,000
Proceeds from sale of Class F common stock to Sponsor	—	25,000
Repayment of notes and advances payable—related party	(150,000)	—
Payment of underwriter's discounts and commissions	(8,000,000)	—
Payment of accrued offering costs	(719,995)	—

Net cash provided by financing activities	401,130,005	175,000

Increase in cash	823,016	3,185
Cash at beginning of period	3,185	—

Cash at end of period	$826,201	$3,185

Supplemental disclosure of non-cash financing activities:
Deferred underwriting compensation	$14,000,000	$—
Offering costs included in accrued expenses	$—	$274,436
Cash paid for income and state franchise taxes	$69,513	$—

See accompanying notes to financial statements.

GORES HOLDINGS II, INC.

NOTES TO FINANCIAL STATEMENTS

1. Organization and Business Operations

Organization and General

        Gores Holdings II, Inc. (the "Company") was incorporated in Delaware on August 15, 2016. The Company was formed for the purpose of effecting a merger, Capital Stock exchange, asset acquisition, stock purchase, reorganization or similar Business Combination with one or more businesses (the "Business Combination"). The Company has neither engaged in any operations nor generated any revenue to date. The Company's management has broad discretion with respect to the Business Combination. The Company's Sponsor is Gores Sponsor II, LLC, a Delaware limited liability company (the "Sponsor"). The Company has selected December 31 as its fiscal year-end.

        As of December 31, 2017, the Company had not commenced any operations. All activity for the year ended December 31, 2017 relates to the Company's formation and initial public offering ("Public Offering") described below and efforts directed toward locating a suitable Business Combination. The Company completed the Public Offering on January 19, 2017 (the "IPO Closing Date"). The Company will not generate any operating revenues until after the completion of its Business Combination, at the earliest. Subsequent to the Public Offering, the Company will generate non-operating income in the form of interest income on cash and cash equivalents from the proceeds derived from the Public Offering and the sale of the Private Placement Warrants (as defined below) held in the Trust Account (as defined below).

Financing

        Upon the IPO Closing Date closing of the Public Offering and the sale of the Private Placement Warrants, an aggregate of $400,000,000 was placed in a Trust Account with Continental Stock Transfer & Trust Company (the "Trust Account") acting as trustee.

Trust Account

        Funds held in the Trust Account can be invested only in U.S. government treasury bills with a maturity of one hundred and eighty (180) days or less or in money market funds meeting certain conditions under Rule 2a 7 under the Investment Company Act of 1940, as amended, that invest only in direct U.S. government obligations. As of December 31, 2017, the Trust Account consisted of cash and treasury bills compliant with Rule 2a 7.

        The Company's amended and restated certificate of incorporation provides that, other than the withdrawal of interest to pay income taxes, if any, none of the funds held in trust will be released until the earliest of: (i) the completion of the Business Combination; or (ii) the redemption of any public shares of common stock properly tendered in connection with a stockholder vote to amend the Company's amended and restated certificate of incorporation to modify the substance or timing of the Company's obligation to redeem 100% of such public shares of common stock if the Company does not complete the Business Combination within 24 months from the IPO Closing Date; or (iii) the redemption of 100% of the public shares of common stock if the Company is unable to complete a Business Combination within 24 months from the IPO Closing Date, subject to the requirements of law and stock exchange rules.

GORES HOLDINGS II, INC.

NOTES TO FINANCIAL STATEMENTS (Continued)

1. Organization and Business Operations (Continued)

Business Combination

        The Company's management has broad discretion with respect to the specific application of the net proceeds of the Public Offering, although substantially all of the net proceeds of the Public Offering are intended to be generally applied toward consummating a Business Combination. The Business Combination must be with one or more target businesses that together have an aggregate fair market value of at least 80% of the assets held in the Trust Account (less any deferred underwriting commissions (the "Deferred Discount") and taxes payable on interest income earned) at the time of the Company signing a definitive agreement in connection with the Business Combination. Furthermore, there is no assurance that the Company will be able to successfully effect a Business Combination.

        The Company, after signing a definitive agreement for a Business Combination, will either (i) seek stockholder approval of the Business Combination at a meeting called for such purpose in connection with which stockholders may seek to redeem their shares, regardless of whether they vote for or against the Business Combination, for cash equal to their pro rata share of the aggregate amount then on deposit in the Trust Account as of two business days prior to the consummation of the Business Combination, including interest income but less taxes payable, or (ii) provide stockholders with the opportunity to sell their shares to the Company by means of a tender offer (and thereby avoid the need for a stockholder vote) for an amount in cash equal to their pro rata share of the aggregate amount then on deposit in the Trust Account as of two business days prior to the consummation of the Business Combination, including interest income but less taxes payable. The decision as to whether the Company will seek stockholder approval of the Business Combination or will allow stockholders to sell their shares in a tender offer will be made by the Company, solely in its discretion, and will be based on a variety of factors such as the timing of the transaction and whether the terms of the transaction would otherwise require the Company to seek stockholder approval, unless a vote is required by law or under NASDAQ rules. If the Company seeks stockholder approval, it will complete its Business Combination only if a majority of the outstanding shares of common stock voted are voted in favor of the Business Combination. Currently, the Company will not redeem its public shares of common stock in an amount that would cause its net tangible assets to be less than $5,000,001. In such case, the Company would not proceed with the redemption of its public shares of common stock and the related Business Combination, and instead may search for an alternate Business Combination.

        As a result of the foregoing redemption provisions, the public shares of common stock will be recorded at redemption amount and classified as temporary equity, in accordance with ASC 480, "Distinguishing Liabilities from Equity" ("ASC 480") in subsequent periods.

        The Company will have 24 months from the IPO Closing Date to complete its Business Combination. If the Company does not complete a Business Combination within this period of time, it shall (i) cease all operations except for the purposes of winding up; (ii) as promptly as reasonably possible, but not more than ten business days thereafter, redeem the public shares of common stock for a per share pro rata portion of the Trust Account, including interest income, but less taxes payable (less up to $100,000 of such net interest income to pay dissolution expenses) and (iii) as promptly as possible following such redemption, dissolve and liquidate the balance of the Company's net assets to its remaining stockholders, as part of its plan of dissolution and liquidation. The Sponsor and the Company's officers and directors have entered into a letter agreement with the Company, pursuant to which they waived their rights to participate in any redemption with respect to their Founder Shares (as defined below); however, if the Sponsor or any of the Company's officers, directors or affiliates acquire

GORES HOLDINGS II, INC.

NOTES TO FINANCIAL STATEMENTS (Continued)

1. Organization and Business Operations (Continued)

public shares of common stock, they will be entitled to a pro rata share of the Trust Account in the event the Company does not complete a Business Combination within the required time period.

        In the event of such distribution, it is possible that the per share value of the residual assets remaining available for distribution (including Trust Account assets) will be less than the initial public offering price per Unit in the Public Offering.

Emerging Growth Company

        Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Securities Exchange Act of 1934, as amended (the "Exchange Act")) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard.

2. Significant Accounting Policies

Basis of Presentation

        The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America ("U.S. GAAP") and pursuant to the accounting and disclosure rules and regulations of the Securities and Exchange Commission ("SEC"), and reflect all adjustments, which are, in the opinion of management, necessary for a fair presentation of the financial position as of December 31, 2017 and 2016 and the results of operations and cash flows for the periods presented.

Net Income/(Loss) Per Common Share

        The Company has two classes of shares, which are referred to as Class A common stock (the "Common Stock") and Class F common stock (the "Founder Shares"). Net income/(loss) per common share is computed utilizing the two-class method. The two-class method is an earnings allocation formula that determines earnings per share separately for each class of common stock based on an allocation of undistributed earnings per the rights of each class. As of December 31, 2017, the Company did not have any dilutive securities or other contracts that could, potentially, be exercised or converted into common stock and then share in the earnings of the Company under the treasury stock method. As a result, diluted net income/(loss) per common share is the same as basic net income/(loss) per common share for the period. The table below presents a reconciliation of the numerator and

GORES HOLDINGS II, INC.

NOTES TO FINANCIAL STATEMENTS (Continued)

2. Significant Accounting Policies (Continued)

denominator used to compute basic and diluted net income/(loss) per share for each class of common stock:

	Year Ended December 31, 2017		For the period from August 15, 2016 (inception) to December 31, 2016
	Class A	Class F	Class A	Class F
Basic and diluted net income/(loss) per share:
Numerator:
Allocation of net income/(loss)	$1,757,444	$(332,937)	$—	$(40,959)

Denominator:
Weighted-average shares outstanding	38,028,000	10,122,031	—	10,781,250
Basic and diluted net income/(loss) per share	$0.05	$(0.03)	$—	$(0.00)

Concentration of Credit Risk

        Financial instruments that potentially subject the Company to concentrations of credit risk consist of cash accounts in a financial institution as well as the Trust Account, which at times, may exceed the Federal depository insurance coverage of $250,000. The Company has not experienced losses on these accounts and management believes the Company is not exposed to significant risks on such accounts.

Financial Instruments

        The fair value of the Company's assets and liabilities, which qualify as financial instruments under FASB ASC 820, "Fair Value Measurements and Disclosures," approximates the carrying amounts represented in the balance sheet.

Offering Costs

        The Company complies with the requirements of the ASC 340-10-S99-1 and SEC Staff Accounting Bulletin (SAB) Topic 5A—"Expenses of Offering". Offering costs consist principally of professional and registration fees incurred through the balance sheet date that are related to the Public Offering and were charged to stockholders' equity upon the completion of the Public Offering. Accordingly, as of December 31, 2017 and December 31, 2016, offering costs totaling approximately $22,719,995 and $414,606 respectively, (including $22,000,000 in underwriter's fees), have been charged to stockholders' equity.

Redeemable Common Stock

        As discussed in Note 3, all of the 40,000,000 shares of Common Stock sold as part of the Units in the Public Offering contain a redemption feature which allows for the redemption of such public shares in connection with the Company's liquidation, if there is a stockholder vote or tender offer in connection with the Business Combination and in connection with certain amendments to the Company's amended and restated certificate of incorporation. In accordance with ASC 480, redemption provisions not solely within the control of the Company require common stock subject to redemption to be classified outside of permanent equity. Ordinary liquidation events, which involve the redemption and liquidation of all of the entity's equity instruments, are excluded from the provisions of ASC 480.

GORES HOLDINGS II, INC.

NOTES TO FINANCIAL STATEMENTS (Continued)

2. Significant Accounting Policies (Continued)

Although the Company did not specify a maximum redemption threshold, its amended and restated certificate of incorporation provides that currently, the Company will not redeem its public shares in an amount that would cause its net tangible assets (stockholders' equity) to be less than $5,000,001.

        The Company recognizes changes in redemption value immediately as they occur and adjusts the carrying value of redeemable common stock to equal the redemption value at the end of each reporting period. Increases or decreases in the carrying amount of redeemable common stock are affected by charges against additional paid in capital.

        Accordingly, as of December 31, 2017, 38,368,855 of the 40,000,000 public shares are classified outside of permanent equity at their redemption value.

Use of Estimates

        The preparation of financial statements in conformity with U.S. GAAP requires the Company's management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Income Taxes

        The Company follows the asset and liability method of accounting for income taxes under ASC 740, "Income Taxes." Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

        The Company accounts for uncertainty in income taxes by recognizing the tax benefit from an uncertain tax position only if it is more than likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position. The Company measures the tax benefits recognized in the financial statements from such a position based on the largest benefit that has a greater than 50% likelihood of being realized upon ultimate resolution. The application of income tax law is inherently complex. Laws and regulations in this area are voluminous and are often ambiguous. As such, the Company is required to make many subjective assumptions and judgments regarding income tax exposures. Interpretations of and guidance surrounding income tax law and regulations change over time and may result in changes to the Company's subjective assumptions and judgments, which can materially affect amounts recognized in the balance sheets and statements of income and comprehensive income. The Company recognizes interest and penalties related to uncertain tax positions in other income (expense). No penalties or interest were recorded during the years ended December 31, 2017 and December 31, 2016.

        The Company may be subject to potential examination by U.S. federal, states or foreign jurisdiction authorities in the areas of income taxes. These potential examinations may include

GORES HOLDINGS II, INC.

NOTES TO FINANCIAL STATEMENTS (Continued)

2. Significant Accounting Policies (Continued)

questioning the timing and amount of deductions, the nexus of income amounts in various tax jurisdictions and compliance with U.S. federal, states or foreign tax laws.

        The Company is incorporated in the State of Delaware and is required to pay franchise taxes to the State of Delaware on an annual basis.

Cash and Cash Equivalents

        The Company considers all highly liquid instruments purchased with an original maturity of three months or less to be cash equivalents. The Company continually monitors its positions with and the credit quality of the financial institutions with which it invests. As of the balance sheet date, and periodically throughout the year, the Company has maintained balances in various operating accounts in excess of federally insured limits.

Investments and Cash Held in Trust Account

        As of December 31, 2017, the Company had $402,735,815 in the Trust Account which may be utilized for Business Combinations. As of December 31, 2017, the Trust Account consisted of both cash and treasury bills.

        The Company's amended and restated certificate of incorporation provides that, other than the withdrawal of interest to pay taxes, if any, none of the funds held in trust will be released until the earlier of: (i) the completion of the Business Combination; (ii) the redemption of any public shares of common stock properly tendered in connection with a stockholder vote to amend the Company's amended and restated certificate of incorporation to modify the substance or timing of the Company's obligation to redeem 100% of such public shares of common stock if the Company does not complete the Business Combination within 24 months from the IPO Closing Date; or (iii) the redemption of 100% of the public shares of common stock if the Company is unable to complete a Business Combination within 24 months from the IPO Closing Date, subject to the requirements of law and stock exchange rules.

Recently Adopted Accounting Pronouncements

        In November 2016, the FASB issued ASU No. 2016-17, Income Taxes—Balance Sheet Classification of Deferred Taxes (Topic 740). The amendments under the new guidance require that deferred tax liabilities and assets be classified as noncurrent in a classified statement of financial position. The guidance is effective for consolidated financial statements issued for annual periods beginning after December 15, 2016, and interim periods within those annual periods. Earlier application is permitted for all entities as of the beginning of an interim or annual reporting period. The amendments in this ASU may be applied either prospectively to all deferred tax liabilities and assets or retrospectively to all periods presented. The Company has adopted this guidance effective on a retrospective basis, the impact of which was not significant to the financial statements.

Going Concern Consideration

        If the Company does not complete its Business Combination by January 19, 2019, the Company will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem 100% of the common stock sold as

GORES HOLDINGS II, INC.

NOTES TO FINANCIAL STATEMENTS (Continued)

2. Significant Accounting Policies (Continued)

part of the units in the Public Offering, at a per- share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest (which interest shall be net of franchise and income taxes payable and less up to $100,000 of such net interest which may be distributed to the Company to pay dissolution expenses), divided by the number of then outstanding public shares, which redemption will completely extinguish public stockholders' rights as stockholders (including the right to receive further liquidation distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the Company's remaining stockholders and the Company's Board of Directors, dissolve and liquidate, subject in each case to the Company's obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law.

        In the event of such distribution, it is possible that the per share value of the residual assets remaining available for distribution (including Trust Account assets) will be less than the initial public offering price per unit (the "Units") in the Public Offering. In addition if the Company fails to complete its Business Combination by January 19, 2019, there will be no redemption rights or liquidating distributions with respect to the warrants, which will expire worthless.

        In addition, as of December 31, 2017 and December 31, 2016, the Company had current liabilities of $198,119 and $434,186, respectively, and working capital of $763,663 and ($15,959), respectively, largely due to amounts owed to professionals, consultants, advisors and others who are working on seeking a Business Combination as described in Note 1. Such work is continuing after December 31, 2017 and amounts are continuing to accrue.

Reclassifications

        Certain reclassifications have been made to the 2016 financial statement information to conform to the 2017 financial statement presentation.

3. Public Offering

Public Units

        On January 19, 2017, the Company sold 40,000,000 units at a price of $10.00 per Unit, including 2,500,000 Units as a result of the underwriter's partial exercise of their over-allotment option, generating gross proceeds of $400,000,000. Each Unit consists of one share of the Company's Common Stock, $0.0001 par value, and one one-third of one redeemable Common Stock purchase warrant (the "Warrants"). Each whole Warrant entitles the holder to purchase one share of Common Stock for $11.50 per share. Each Warrant will become exercisable on the later of 30 days after the completion of the Business Combination or 12 months from IPO Closing Date and will expire five years after the completion of the Business Combination or earlier upon redemption or liquidation. However, if the Company does not complete the Business Combination on or prior to the 24-month period allotted to complete the Business Combination, the Warrants will expire at the end of such period. The Warrants were issued in registered form under a warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and the Company. The Company did not register the shares of common stock issuable upon exercise of the Warrants under the Securities Act of 1933, as amended (the "Securities Act") or any state securities law. Under the terms of the warrant agreement, the Company has agreed to use its best efforts to file a registration statement under the Securities Act following the completion of the Business Combination covering the shares of common stock issuable upon exercise of

GORES HOLDINGS II, INC.

NOTES TO FINANCIAL STATEMENTS (Continued)

3. Public Offering (Continued)

the Warrants. The Company paid an upfront underwriting discount of 2.00% ($8,000,000) of the per Unit offering price to the underwriters at IPO Closing Date, with an additional fee (the "Deferred Discount") of 3.50% of the per Unit offering price payable upon the Company's completion of a Business Combination. The Deferred Discount will become payable to the underwriters from the amounts held in the Trust Account solely in the event the Company completes its Business Combination.

4. Related Party Transactions

Founder Shares

        On August 19, 2016, the Sponsor purchased 10,781,250 Founder Shares for an aggregate purchase price of $25,000, or approximately $0.002 per share. Subsequently, the Sponsor transferred an aggregate of 75,000 Founder Shares to the Company's independent directors (together with the Sponsor, the "Initial Stockholders"). On February 27, 2017, the Sponsor forfeited 781,250 Founder Shares following the expiration of the unexercised portion of underwriter's over-allotment option, so that the Founder Shares held by the Initial Stockholders would represent 20.0% of the outstanding shares of common stock following completion of the Public Offering. The Founder Shares are identical to the common stock included in the Units sold in the Public Offering except that the Founder Shares will automatically convert into shares of Common Stock at the time of the Business Combination on a one-for-one basis, subject to adjustment as described in the Company's amended and restated certificate of incorporation.

Private Placement Warrants

        The Sponsor purchased from the Company an aggregate of 6,666,666 warrants at a price of $1.50 per warrant (a purchase price of $10,000,000) in a private placement that occurred simultaneously with the Public Offering (the "Private Placement Warrants"). Each Private Placement Warrant entitles the holder to purchase one share of Common Stock at $11.50 per share. A portion of the purchase price of the Private Placement Warrants was added to the proceeds from the Public Offering to be held in the Trust Account pending completion of the Business Combination.

        The Private Placement Warrants have terms and provisions that are identical to those of the Warrants sold as part of the Units in the Public Offering, except that the Private Placement Warrants may be physical (cash) or net share (cashless) settled and are not redeemable so long as they are held by the Sponsor or its permitted transferees.

        If the Company does not complete a Business Combination, then the Private Placement Warrants proceeds will be part of the liquidation distribution to the public stockholders and the Private Placement Warrants will expire worthless.

Registration Rights

        The holders of Founder Shares, Private Placement Warrants and Warrants issued upon conversion of working capital loans, if any, have registration rights (in the case of the Founder Shares, only after conversion of such shares to common shares) pursuant to a registration rights agreement entered into by the Company, the Sponsor and the other security holders named therein on January 12, 2017. These

GORES HOLDINGS II, INC.

NOTES TO FINANCIAL STATEMENTS (Continued)

4. Related Party Transactions (Continued)

holders will also have certain demand and "piggy back" registration rights. The Company will bear the expenses incurred in connection with the filing of any such registration statements.

  Sponsor Loan

        On August 19, 2016, the Sponsor loaned the Company an aggregate of $150,000 by the issuance of an unsecured promissory note for $150,000 to cover expenses related to the Public Offering, and on January 11, 2017, the Sponsor loaned the Company an additional $150,000 by the issuance of a second unsecured promissory note for $150,000 to cover expenses related to the Public Offering. These Notes were non-interest bearing and payable on the earlier of January 31, 2017 or the completion of the Public Offering. These Notes were repaid in full upon the completion of the Public Offering.

Administrative Services Agreement

        The Company entered into an administrative services agreement on January 12, 2017, pursuant to which it agreed to pay to an affiliate of the Sponsor $20,000 a month for office space, utilities, and secretarial support.

        Services commenced on the date the securities were first listed on the NASDAQ Capital Market and will terminate upon the earlier of the consummation by the Company of a Business Combination or the liquidation of the Company.

5. Deferred Underwriting Compensation

        The Company is committed to pay a deferred underwriting discount totaling $14,000,000 or 3.50% of the gross offering proceeds of the Public Offering, to the underwriter upon the Company's consummation of a Business Combination. The underwriter is not entitled to any interest accrued on the Deferred Discount, and no Deferred Discount is payable to the underwriter if there is no Business Combination.

6. Income Taxes

Effective Tax Rate Reconciliation

        The effective income tax rate for the year ended December 31, 2017 and December 31, 2016 differs from the expected federal statutory income tax rate of 34% and 35%, respectively. The

GORES HOLDINGS II, INC.

NOTES TO FINANCIAL STATEMENTS (Continued)

6. Income Taxes (Continued)

significant items causing a difference between the statutory federal income tax rate and the Company's effective income tax rate are as follows:

	Year Ended December 31, 2017	For the period from August 15, 2016 (inception) to December 31, 2016
Federal Statutory Income Tax Rate	$760,047	$(14,336)
Permanent Differences	—	—
State Income Taxes, net of Federal Benefit	68,310	(1,229)
Tax Return to Provision True-Up	—	—
Change in Valuation Allowance	(15,564)	15,564
Change in Tax Rate	(2,425)	—
Other	558	—

Net Income Tax Provision (benefit)	$810,926	$—

Current/Deferred Taxes

        The provision for income taxes consisted of the following for the year ended December 31, 2017 and the year ended December 31, 2016:

	Year Ended December 31, 2017	For the period from August 15, 2016 (inception) to December 31, 2016
Current Taxes
Federal	$705,682	$—
State	100,763	—

Total Current Income Tax Provision	$806,445	$—

Deferred Taxes
Federal	$3,269	$—
State	1,212	—

Total Deferred Income Tax Provision	$4,481	$—

Income Tax Provision (Benefit)	$810,926	$—

GORES HOLDINGS II, INC.

NOTES TO FINANCIAL STATEMENTS (Continued)

6. Income Taxes (Continued)

Deferred Tax Assets and Liabilities

        Significant components of the Company's deferred tax assets and liabilities as of December 31, 2017, and December 31, 2016 are as follows:

	Year Ended December 31, 2017	For the period from August 15, 2016 (inception) to December 31, 2016
Deferred Tax Assets (Liabilities):
Accrued professional fees	$1,973	$3,040
Unrealized Gain/Loss on Investments	(6,454)	—
Net operating loss carryforwards	—	12,524
Valuation Allowance	—	(15,564)

Net Deferred Tax Asset (Liability)	$(4,481)	$—

        On December 22, 2017, the Tax Cuts and Jobs Act of 2017 (the "Act") was signed into law making significant changes to the Internal Revenue Code. The Act contains reform to the corporate tax law including reducing the corporate tax rate to 21%, eliminating the 2-year carryback for net operating losses, and creating an indefinite carryforward period for the net operating losses limited to 80% of taxable income. Due to the Act, the deferred tax balances were calculated using a federal effective tax rate of 21%.

7. Investments and cash held in Trust

        As of December 31, 2017, investment securities in the Company's Trust Account consist of $402,731,591 in United States Treasury Bills and $4,224 in cash. The Company classifies its United States Treasury and equivalent securities as held-to-maturity in accordance with FASB ASC 320, "Investments—Debt and Equity Securities." Held- to-maturity securities are those securities which the Company has the ability and intent to hold until maturity. Held- to-maturity treasury securities are recorded at amortized cost on the accompanying balance sheet and adjusted for the amortization or accretion of premiums or discounts.

8. Fair Value Measurements

        The Company complies with FASB ASC 820, Fair Value Measurements, for its financial assets and liabilities that are re-measured and reported at fair value at each reporting period, and non-financial assets and liabilities that are re-measured and reported at fair value at least annually. ASC 820 determines fair value to be the price that would be received to sell an asset or would be paid to transfer a liability (i.e., the exit price) in an orderly transaction between market participants at the measurement date.

        The following table presents information about the Company's assets that are measured at fair value on a recurring basis as of December 31, 2017, and indicates the fair value hierarchy of the valuation techniques the Company utilized to determine such fair value. In general, fair values determined by Level 1 inputs utilize quoted prices (unadjusted) in active markets for identical assets or liabilities. Fair values determined by Level 2 inputs utilize data points that are observable such as quoted prices, interest rates and yield curves. Fair values determined by Level 3 inputs are

GORES HOLDINGS II, INC.

NOTES TO FINANCIAL STATEMENTS (Continued)

8. Fair Value Measurements (Continued)

unobservable data points for the asset or liability, and includes situations where there is little, if any, market activity for the asset or liability:

	December 31, 2017	Quoted Prices in Active Markets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Other Unobservable Inputs (Level 3)
Description
Investments and cash held in Trust Account	402,735,815	402,735,815	—	—

Total	402,735,815	402,735,815	—	—

9. Stockholders' Equity

Common Stock

        The Company is authorized to issue 220,000,000 shares of common stock, consisting of 200,000,000 shares of Common Stock, par value $0.0001 per share and 20,000,000 Founders Shares, par value $0.0001 per share. Holders of the Company's common stock are entitled to one vote for each share of common stock and vote together as a single class. At December 31, 2017, there were 40,000,000 shares of Class A common stock (inclusive of the 38,368,855 shares subject to redemption) and 10,000,000 shares of Class F common stock issued and outstanding.

Preferred Stock

        The Company is authorized to issue 1,000,000 shares of preferred stock, par value $0.0001 per share, with such designations, voting and other rights and preferences as may be determined from time to time by the Board of Directors. At December 31, 2017, there were no shares of preferred stock issued and outstanding.

10. Subsequent Events

        Management has performed an evaluation of subsequent events through the date of issuance of the financial statements, noting no items which require adjustment or disclosure other than those set forth in the preceding notes to the financial statements.

VERRA MOBILITY CORPORATION AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

	June 30, 2018	December 31, 2017
Assets
Current assets:
Cash and cash equivalents	$29,777,376	$8,724,945
Restricted cash	1,917,336	1,784,665
Accounts receivable, net	71,181,407	60,180,536
Unbilled receivables	12,818,983	4,802,074
Prepaid expenses and other current assets	21,719,040	15,788,912

Total current assets	137,414,142	91,281,132
Installation and service parts, net	8,847,941	9,066,913
Property and equipment, net	66,755,555	65,370,696
Intangible assets, net	561,535,531	203,749,221
Goodwill	564,989,603	294,414,522
Other non-current assets	1,715,681	982,731

Total assets	$1,341,258,453	$664,865,215

Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$50,696,763	$20,158,977
Accrued liabilities	10,781,652	10,086,622
Current portion of long-term debt	8,400,000	3,250,000

Total current liabilities	69,878,415	33,495,599
Long term debt, net of current portion and deferred financing costs	980,280,776	425,439,034
Other long-term liabilities	3,034,712	2,689,145
Asset retirement obligations	6,493,348	6,373,125
Deferred income taxes, net	47,415,633	49,603,691

Total Liabilities	1,107,102,884	517,600,594
Commitments and contingencies (Note 10)
Stockholders' equity:
Common stock, $.01 par value, 1,000 shares authorized with 100 shares issued and outstanding at June 30, 2018 and December 31, 2017	1	1
Additional paid-in capital	246,582,030	129,026,398
Retained earnings (accumulated deficit)	(8,714,604)	18,238,222
Accumulated other comprehensive loss	(3,711,858)	—

Total stockholders' equity	234,155,569	147,264,621

Total liabilities and stockholders' equity	$1,341,258,453	$664,865,215

See accompanying notes

VERRA MOBILITY CORPORATION AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

AND COMPREHENSIVE LOSS

	Successor		Predecessor
	Three months ended June 30, 2018	One month ended June 30, 2017	Two months ended May 31, 2017

Service revenue	$97,044,380	$18,777,633	$38,233,742
Product sales	1,152,603	207,626	936,959

Total revenue	98,196,983	18,985,259	39,170,701
Cost of service revenue	1,650,725	284,998	606,689
Cost of product sales	878,289	186,939	638,920
Operating expenses	28,799,758	7,064,562	14,534,091
Selling, general and administrative expenses	27,587,882	14,218,593	28,963,491
Depreciation, amortization and (gain) loss on disposal of assets, net	27,495,820	5,022,430	5,252,213

Total costs and expenses	86,412,474	26,777,522	49,995,404

Income (loss) from operations	11,784,509	(7,792,263)	(10,824,703)
Interest expense	19,579,431	2,888,313	287,203
Other income, net	(2,765,699)	(261,283)	(552,486)

Total other (income) expense	16,813,732	2,627,030	(265,283)

Net loss before income tax benefit	(5,029,223)	(10,419,293)	(10,559,420)
Income tax benefit	(234,199)	(2,823,089)	(3,666,548)

Net loss	(4,795,024)	(7,596,204)	(6,892,872)
Other comprehensive loss:
Foreign currency translation adjustment	(3,711,858)	—	—

Total comprehensive loss	$(8,506,882)	$(7,596,204)	$(6,892,872)

See accompanying notes

VERRA MOBILITY CORPORATION AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

AND COMPREHENSIVE LOSS

	Successor		Predecessor
	Six months ended June 30, 2018	One month ended June 30, 2017	Five months ended May 31, 2017

Service revenue	$166,049,975	$18,777,633	$92,530,939
Product sales	1,387,853	207,626	1,340,191

Total revenue	167,437,828	18,985,259	93,871,130
Cost of service revenue	2,482,024	284,998	1,369,445
Cost of product sales	1,050,027	186,939	963,504
Operating expenses	52,480,954	7,064,562	35,967,664
Selling, general and administrative expenses	60,863,596	14,218,593	40,884,179
Depreciation, amortization and (gain) loss on disposal of assets, net	46,039,969	5,022,430	12,613,143

Total costs and expenses	162,916,570	26,777,522	91,797,935

Income (loss) from operations	4,521,258	(7,792,263)	2,073,195
Interest expense	32,225,801	2,888,313	875,102
Loss on extinguishment of debt	10,151,074	—	—
Other income, net	(4,058,629)	(261,283)	(1,294,299)

Total other (income) expense	38,318,246	2,627,030	(419,197)

Net (loss) income before income tax (benefit) provision	(33,796,988)	(10,419,293)	2,492,392
Income tax (benefit) provision	(6,844,162)	(2,823,089)	1,252,793

Net (loss) income	(26,952,826)	(7,596,204)	1,239,599
Other comprehensive loss:
Foreign currency translation adjustment	(3,711,858)	—	—

Total comprehensive (loss) income	$(30,664,684)	$(7,596,204)	$1,239,599

See accompanying notes

VERRA MOBILITY CORPORATION AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Successor		Predecessor
	Six months ended June 30, 2018	One month ended June 30, 2017	Five months ended May 31, 2017

Cash flows from operating activities:
Net (loss) income	$(26,952,826)	$(7,596,204)	$1,239,599
Adjustments to reconcile net (loss) income to net cash (used in) provided by operating activities:
Depreciation and amortization	46,046,671	5,022,430	12,574,006
Amortization of deferred financing costs and discount	4,214,822	(92,166)	143,241
Loss on extinguishment of debt	10,151,074	—	—
Accretion expense	193,762	21,701	106,404
(Gain) loss on disposal of assets	(6,703)	—	39,137
Installation and service parts obsolescence and maintenance expense	243,797	44,371	177,124
Bad debt expense	2,437,278	505,266	2,181,957
Deferred income taxes	(10,948,730)	(3,058,682)	(3,326,978)
Changes in operating assets and liabilities:
Accounts receivable, net	(3,490,001)	(1,232,924)	6,107,664
Unbilled receivables	(8,016,909)	(1,778,428)	1,945,493
Prepaid expense and other current assets	(428,539)	(763,212)	(1,581,750)
Deposits and other non-current assets	(714,907)	93,584	322,260
Restricted cash	(132,671)	(705,284)	215,478
Accounts payable and accrued liabilities	(467,085)	2,574,822	22,413,747
Other liabilities	272,029	(25,196)	(508,181)

Net cash provided by (used in) operating activities	12,401,062	(6,989,922)	42,049,201
Cash flows from investing activities:
Purchases of installation and service parts and property and equipment	(11,360,553)	(2,543,046)	(8,952,667)
Proceeds from damaged property and equipment	250,663	742	41,909
Cash proceeds from the sale of assets	3,325	—	124,694
Acquisition of business, net of cash acquired	(525,361,663)	(539,082,979)	—

Net cash used in investing activities	(536,468,228)	(541,625,283)	(8,786,064)
Cash flows from financing activities:
Borrowings on revolver	468,306	—	40,752,179
Repayments on revolver	(468,306)	—	(68,213,359)
Predecessor payment of debt issuance costs	—	—	(30,000)
Borrowings of long-term debt	—	444,250,000	—
Payment of debt issuance costs	(29,512,194)	(15,733,188)	—
Repayments of long-term debt	(450,475,000)	—	—
Borrowings of long-term debt	1,033,800,000	—	—
Payment of debt extinguishment costs	(8,186,961)	—	—
Cash received pursuant to the Merger	—	129,026,399	—

Net cash provided by (used in) financing activities	545,625,845	557,543,211	(27,491,180)

Effect of exchange rate changes on cash and cash equivalents	(506,248)	—	—

Net increase in cash and cash equivalents	21,052,431	8,928,006	5,771,957
Cash and cash equivalents—Beginning of period	8,724,945	—	2,900,970

Cash and cash equivalents—End of period	$29,777,376	$8,928,006	$8,672,927

Supplemental disclosure of cash flow information:
Cash paid (refunded) for income taxes, net	$848,723	$33,936	$(211,030)
Cash paid for interest	27,845,844	2,085,239	836,236
Supplemental non-cash investing and financing activities:
Capital contribution received in Parent common stock and subsequently exchanged in acquisition of business	$117,555,632	$—	$—
Payable to seller in connection with business acquisition	12,055,743	—	—

See accompanying notes

VERRA MOBILITY CORPORATION AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY

	Common Stock			Retained Earnings (accumulated deficit)	Accumulated Other Comprehensive Loss
			Additional Paid-in-Capital			Total Stockholders' Equity
	Shares	Amount
Balance as of December 31, 2017	100	$1	$129,026,398	$18,238,222	$—	$147,264,621
Net loss	—	—	—	(26,952,826)	—	(26,952,826)
Foreign currency translation adjustment	—	—	—	—	(3,711,858)	(3,711,858)
Capital contributions received in Parent common stock	—	—	117,555,632	—	—	117,555,632

Balance as of June 30, 2018	100	$1	$246,582,030	$(8,714,604)	$(3,711,858)	$234,155,569

See accompanying notes

VERRA MOBILITY CORPORATION AND SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

1. Organization and Basis of Presentation

Basis of Presentation

        Verra Mobility Corporation and its subsidiaries (collectively, the "Company"), formerly known as ATS Consolidated Inc. is a technology enabled services company offering traffic safety, mobility and compliance solutions for state and local governments, commercial fleets and rental car companies. The Company has customers located throughout the United States, Canada and Europe.

        On May 31, 2017, the Company was acquired by Greenlight Acquisition Corporation ("Acquirer") pursuant to the Agreement and Plan of Merger, dated April 15, 2017 by and among the Company, Greenlight Merger Corporation, a wholly-owned subsidiary of Acquirer, ("Merger Sub") and Acquirer whereby the Company merged with and into Merger Sub with the former surviving (the "Merger"). Acquirer is ultimately owned by certain private equity investment vehicles sponsored by Platinum Equity, LLC (such investment vehicles, collectively, "Platinum") (See Note 2).

        Pursuant to the Merger, a new basis of accounting at fair value was established in accordance with U.S. generally accepted accounting principles ("U.S. GAAP") under Accounting Standards Codification ("ASC") Topic 805, Business Combinations. The new stepped-up basis was pushed down by Acquirer to the Company. The consolidated financial statements and footnotes contained herein are presented in distinct periods to indicate the application of two different bases of accounting between the periods presented. The period from January 1, 2017 to May 31, 2017 has been labeled "Predecessor", or "2017 Predecessor Period" and has been prepared using the historical basis of accounting of the Predecessor. The periods from June 1, 2017 to June 30, 2017 and from January 1, 2018 to June 30, 2018 have been labeled "2017 Successor Period" and "2018 Successor Period", respectively. The accompanying condensed consolidated statements of operations, cash flows and certain footnotes include a black line division separating the Predecessor Period from the Successor Period. As a result of purchase accounting, the pre-Merger and post-Merger condensed consolidated statements of operations and cash flows are not comparable.

        We have prepared the accompanying unaudited condensed consolidated financial statements in accordance with the accounting policies described in our audited financial statements for the year ended December 31, 2017. Certain information and note disclosures normally included in financial statements prepared in accordance with U.S. GAAP have been condensed or omitted in the accompanying financial statements.

        All intercompany balances and transactions have been eliminated in consolidation. In the opinion of the Company's management, the consolidated financial statements reflect all adjustments, which are normal and recurring in nature, necessary for fair financial statement presentation.

        The Company has two main operating divisions: Government Solutions and Commercial Services (see Note 12).

Prior Period Reclassifications

        Certain prior period amounts in the condensed consolidated statements of operations have been reclassified to conform to the current presentation. The reclassification resulted in a decrease to selling, general and administrative expenses and an increase to operating expenses of $0.1 million, $0.3 million and $0.7 million for the one month ended June 30, 2017, the two months ended May 31, 2017 and the five months ended May 31, 2017, respectively. The reclassification had no impact on income (loss) from

VERRA MOBILITY CORPORATION AND SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

1. Organization and Basis of Presentation (Continued)

operations, net (income) loss before income tax (benefit) provision and net income (loss) in the condensed consolidated statements of operations.

Use of Estimates

        The preparation of condensed consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the amounts reported in the condensed consolidated financial statements and accompanying notes. Significant items subject to such estimates and assumptions include the fair values assigned to net assets acquired (including identifiable intangibles) in business combinations, the carrying amounts of long-lived assets, goodwill and installation and service parts, the allowance for doubtful accounts, valuation allowances on deferred tax assets, and the fair values of asset retirement obligations, derivative instruments and share-based compensation. Management believes that its estimates and assumptions are reasonable in the circumstances; however, actual results could differ materially from those estimates.

Currency Translation

        The financial statements of our foreign entities with functional currencies other than the U.S. dollar are translated into U.S. dollars, with the resulting translation adjustments recorded as a component of other comprehensive income (loss). Assets and liabilities are translated into U.S. dollars using the exchange rates in effect at the balance sheet date, while income and expense items are translated using the average exchange rates during the period.

Recent Accounting Pronouncements

Accounting Standards Adopted

        In August 2016, the FASB issued ASU 2016-15, Statement of Cash Flows (Topic 230): Classification of Certain Cash Receipts and Cash Payments. ASU 2016-15 is intended to reduce diversity in practice in how certain transactions are classified in the statement of cash flows. The standard addresses the following specific cash flow issues: (1) debt prepayment or debt extinguishment costs, (2) settlement of zero-coupon debt instruments or other debt instruments with coupon rates that are insignificant in relation to the effective interest rate of the borrowing, (3) contingent consideration payments made after a business combination, (4) proceeds from the settlement of insurance claims, (5) proceeds from settlement of corporate-owned life insurance policies, including bank-owned life insurance policies, (6) distributions received from equity method investees, (7) beneficial interests in securitization transitions and (8) separately identifiable cash flows and application of predominance principle. The new standard was effective for the Company on January 1, 2018, which the Company elected to adopt prospectively. Prior periods were not retrospectively adjusted, as the impact was not deemed material. The new standard affected the presentation of cash payments associated with the extinguishment of our debt in the first quarter of 2018 (see Note 7). In accordance with the new standard, cash payments associated with the Company's loss on extinguishment of debt are presented as a cash outflow from financing activities for the six months ended June 30, 2018 in the Company's condensed consolidated statement of cash flows.

        In January 2017, the FASB issued ASU 2017-01, Business Combinations (Topic 805): Clarifying the Definition of a Business. The guidance in ASU 2017-01 clarifies the definition of a business with the objective of assisting entities with evaluating whether transactions should be accounted for as

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NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

1. Organization and Basis of Presentation (Continued)

acquisitions (or disposals) of assets or businesses. The definition of a business affects many areas of accounting including acquisitions, disposals, goodwill, and consolidation. The new standard was effective for the Company on January 1, 2018. The Company considered the provisions of this standard in concluding that its purchases of Highway Toll Administration, LLC and Euro Parking Collection plc in the six months ended June 30, 2018 (see Note 2) should be accounted for as an acquisition of a business and not as an acquisition of assets. Any additional impact will depend on the nature of the Company's future acquisition activities.

        In May 2017, the FASB issued ASU 2017-09, Compensation—Stock Compensation (Topic 718): Scope of Modification Accounting. The updates in ASU 2017-09 were issued to provide clarity and reduce both (1) diversity in practice and (2) cost and complexity when changing the terms or conditions of share-based payment awards. Under the updated guidance, a modification is defined as a change in the terms or conditions of a share-based payment award, and an entity should account for the effects of a modification unless certain conditions are met. The new standard was effective for the Company on January 1, 2018 but did not have an impact in the three or six months ended June 30, 2018 as no stock-based awards were subject to a modification.

Accounting Standards Not Yet Adopted

        In January 2017, the FASB issued ASU 2017-04, Intangibles—Goodwill and Other (Topic 350). ASU 2017-04 simplifies the accounting for goodwill impairment and removes Step 2 of the goodwill impairment test. Goodwill impairment will now be the amount by which a reporting unit's carrying value exceeds its fair value limited to the total amount of goodwill allocated to that reporting unit. Entities will continue to have the option to perform a qualitative assessment to determine if a quantitative impairment test is necessary. The same one-step impairment test will be applied to goodwill at all reporting units, even those with zero or negative carrying amounts. The amendments in this ASU are effective for goodwill impairment tests in fiscal years beginning after December 15, 2021. The impact of the implementation of this standard is still being determined by the Company.

        In November 2016, the FASB issued ASU 2016-18, Statement of Cash Flows: Restricted Cash, which requires a statement of cash flows to include restricted cash in the change in cash and cash equivalents. ASU 2016-18 is effective for annual reporting periods beginning after December 15, 2018, and early adoption is permitted. The impact of the implementation of this standard is not expected to have a material impact on net cash provided (used in) operating activities.

        In June 2016, the FASB issued ASU 2016-13, Financial Instruments—Credit Losses (Topic 326), which requires companies to present assets held at amortized cost and available for sale debt securities net of the amount expected to be collected. The guidance requires the measurement of expected credit losses to be based on relevant information from past events, including historical experiences, current conditions and reasonable and supportable forecasts that affect collectability. The guidance will be effective for fiscal years and interim periods beginning after December 15, 2019 and early adoption is permitted for fiscal years beginning after December 15, 2018, including interim periods within those fiscal years. Different components of the guidance require modified retrospective or prospective adoption. The impact of the implementation of this standard is still being determined by the Company.

        In February 2016, the FASB issued ASU 2016-02, Leases, to increase transparency and comparability among organizations by recognizing lease assets and lease liabilities on the balance sheet and disclosing key information about leasing arrangements. ASU 2016-02 is effective for annual

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NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

1. Organization and Basis of Presentation (Continued)

reporting periods beginning after December 15, 2018, and early adoption is permitted. The impact of the implementation of this standard is still being determined by the Company.

        In January 2016, the FASB issued ASU 2016-01, Financial Instruments—Overall: Recognition and Measurement of Financial Assets and Financial Liabilities. ASU 2016-01 modifies how entities measure equity investments and present changes in the fair value of financial liabilities. Under the new guidance, entities will have to measure equity investments that do not result in consolidation and are not accounted for under the equity method at fair value and recognize any changes in fair value in net income unless the investments qualify for the new practicality exception. A practicality exception will apply to those equity investments that do not have a readily determinable fair value and do not qualify for the practical expedient to estimate fair value under ASU 820, Fair Value Measurements, and as such, these investments may be measured at cost. ASU is effective for annual reporting periods beginning after December 15, 2018. The impact of the implementation of this standard is still being determined by the Company.

        In May 2014, the FASB issued ASU 2014-09, Revenue from Contracts with Customers: Topic 606 and issued subsequent amendments to the initial guidance in August 2015, March 2016, April 2016, May 2016 and December 2016 within ASU 2015-14, ASU 2016-08, ASU 2016-10, ASU 2016-12 and ASU 2016-20, respectively (ASU 2014-09, ASU 2015-14, ASU 2016-08, ASU 2016-10, ASU 2016-12 and ASU 2016-20, respectively, and collectively Topic 606). Topic 606 supersedes nearly all existing revenue recognition guidance under GAAP. The core principle of this standard is that an entity should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. To achieve this core principle, the standard provides a five-step analysis of transactions to determine when and how revenue is recognized. Other major provisions include the capitalization and amortization of certain contract costs, ensuring the time value of money is considered in the transaction price, and allowing estimates of variable consideration to be recognized before contingencies are resolved in certain circumstances. This guidance also requires enhanced disclosures regarding the nature, amount, timing and uncertainty of revenue and cash flows arising from an entity's contracts with customers. In August 2015, the FASB amended this accounting standard and postponed the implementation date to fiscal years, and interim periods within those fiscal years, beginning after December 15, 2017. Early application for fiscal years, and interim periods within those years, beginning after December 15, 2016 is permitted. The standard permits the use of either the retrospective or cumulative effect transition method. This accounting standard will be applicable to the Company at the beginning of its first quarter of fiscal year 2019. The Company has established an implementation team and engaged external advisers to assess the Company's business and contracts. The Company is in the process of determining the transition method and evaluating the impact of several aspects of the standard including principal versus agent considerations, identification of performance obligations and the determination of when control of goods and services transfers to the Company's customers.

2. Business Combinations

Verra Mobility Merger

        In connection with the Merger, the consideration paid by Acquirer was allocated to the fair values of the net assets acquired. The excess of the cost of the Merger over the amounts assigned to the fair values of the net assets was recorded as goodwill. The new stepped-up basis was pushed down by

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NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

2. Business Combinations (Continued)

Acquirer to the Company. The aggregate purchase price of the Merger was $548.2 million and the allocation of such amount is as follows:

Assets acquired
Cash	$9,112,114
Accounts receivable	50,908,663
Prepaid expense and other current assets	8,993,633
Installation and service parts	9,109,702
Property and equipment	64,596,596
Goodwill	294,414,522
Intangible assets	222,500,000
Other non-current assets	1,122,588

Total assets acquired	660,757,818
Liabilities assumed
Accounts payable and accrued expenses	22,565,224
Other long-term liabilities	9,310,190
Deferred tax liability	80,687,311

Total liabilities assumed	112,562,725

Total purchase price	$548,195,093

        The identifiable intangible assets consist of $24.8 million attributable to trademarks, $13.6 million to non-compete agreements, $99.6 million to customer relationships, and $84.5 million to developed technology. The non-compete values were based on the with-or-without method. The customer relationship value was based on an excess earnings methodology utilizing projected cash flows. The trademark and the developed technology values were based on the relief from royalty method. The customer relationship, developed technology, non-competition and trademark intangibles were assigned useful lives of 8.5 years, 5.5 years, 5 years and 10 years, respectively. The Company subsequently adjusted the useful life of the trademark from 10 years to 3.8 years (see Note 4).

        The goodwill arising from the Merger was assigned to the Company's Government Solutions and Commercial Services segments in the amounts of $159.7 million and $134.7 million, respectively. The goodwill consists largely of the expected cash flows and future growth anticipated for the Company. The goodwill is not deductible for tax purposes.

HTA Merger

        On March 1, 2018, the Company acquired all of the issued and outstanding membership interests of Highway Toll Administration, LLC, and Canada Highway Toll Administration, collectively, "HTA", pursuant to a unit purchase agreement ("Unit Agreement") for a cash purchase price of $525.0 million subject to adjustments set forth in the Unit Agreement which aggregated $9.7 million, an estimated $12.1 million payment to the HTA sellers for certain tax items and the issuance of 5.26 shares of Greenlight Holdings II Corporation ("Greenlight II" or "Parent") common stock resulting in an aggregate purchase price of $604.1 million (the "HTA Merger"). Greenlight II through a series of entities owns 100% of the Company's common stock. The Greenlight II shares issued to the Company were determined to have a fair value of $57.3 million. The Company reflected the receipt of the

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NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

2. Business Combinations (Continued)

Greenlight II common shares as a capital contribution from Parent and then delivered these shares to the HTA sellers as non-cash purchase consideration.

        The Company estimated the fair value of the Greenlight Holdings II Corporation common shares issued in connection with this transaction with input from management and a contemporaneous third-party valuation of the Company. Management determined the fair value of Green Holdings II Corporation was the same as the Company as Greenlight Holdings II Corporation's only holdings were the Company. The valuation advisory firm prepared a valuation report as of March 1, 2018. The assumptions and inputs used in connection with the valuation reflected management's best estimate of the Company's business condition, prospects and operating performance on the valuation date. The Company averaged the results of a discounted cash flow analysis, comparable public company analysis and comparable acquisitions analysis to determine an enterprise value of $2.1 billion. The Company then deducted debt of $1.0 billion to arrive at a concluded equity value of $1.1 billion, which was used to derive a per share value.

        The preliminary allocation of the purchase price is summarized as follows:

Assets acquired
Cash	$2,995,722
Accounts receivable	8,189,888
Prepaid expense and other current assets	5,266,168
Installation and service parts	296,535
Property and equipment	995,816
Customer relationships	242,500,000
Developed technology	72,800,000
Non-competition agreements	48,500,000
Trademark	5,500,000
Goodwill	232,153,457

Total assets acquired	619,197,585
Liabilities assumed
Accounts payable and accrued expenses	10,401,826
Deferred tax liability	4,733,044

Total liabilities assumed	15,134,870

Total purchase price	$604,062,715

        The excess of cost of the HTA Merger over the net amounts assigned to the fair value of the net assets acquired was recorded as goodwill and was assigned to the Company's Commercial Services segment. The goodwill consists largely of the expected cash flows and future growth anticipated for the Company. Most of the goodwill is expected to be deductible for tax purposes. The customer relationship value was based on an excess earnings methodology utilizing projected cash flows. The non-competition agreement values were based on the with-or-without method. The trademark and the developed technology values were based on a relief from royalty method. The customer relationship, developed technology, non-competition and trademark intangibles were assigned useful lives of 9 years, 5.5 years, 5 years and 3 years, respectively.

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NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

2. Business Combinations (Continued)

        The Company recognized $15.6 million of costs related to the HTA Merger, which were included in selling, general and administrative expenses in the consolidated statement of operations in the three months ended March 31, 2018. These costs consisted of $7.2 million for acquisition services to Platinum Equity Advisors, LLC, an affiliate of Platinum ("Advisors") and $8.4 million of professional fees and other expenses related to the transaction.

EPC Merger

        On April 6, 2018, the Company acquired all of the issued and outstanding capital stock of Euro Parking Collection plc ("EPC"), pursuant to a stock purchase agreement for purchase consideration of 5.54 shares of Greenlight II common stock and working capital adjustments set forth in the share purchase agreement, which aggregated $2.6 million, resulting in an aggregate purchase price of $62.9 million (the "EPC Merger"). The Company reflected the receipt of the Greenlight II common shares as a capital contribution from Parent and then delivered these shares to the EPC sellers as non-cash purchase consideration.

        The Company estimated the fair value of the Greenlight Holdings II Corporation common shares issued in connection with this transaction with input from management and a contemporaneous third-party valuation of the Company. Management determined the fair value of Green Holdings II Corporation was the same as the Company as Greenlight Holdings II Corporation's only holdings were the Company. The valuation advisory firm prepared a valuation report as of March 1, 2018. The assumptions and inputs used in connection with the valuation reflected management's best estimate of the Company's business condition, prospects and operating performance on the valuation date. The Company averaged the results of a discounted cash flow analysis, comparable public company analysis and comparable acquisitions analysis to determine an enterprise value of $2.1 billion. The Company then deducted debt of $1.0 billion to arrive at a concluded equity value of $1.1 billion, which was used to derive a per share value.

        The preliminary allocation of the purchase consideration is summarized as follows:

Assets acquired
Cash	$9,029,240
Other assets	1,948,150
Trademark	1,100,000
Customer relationships	19,400,000
Developed technology	3,900,000
Goodwill	40,825,951

Total assets acquired	76,203,341
Liabilities assumed
Accounts payable and accrued expenses	8,994,939
Deferred tax liability	4,273,117

Total liabilities assumed	13,268,056

Total purchase price	$62,935,285

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NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

2. Business Combinations (Continued)

        Goodwill arising from the EPC Merger was assigned to the Company's Commercial Services segment and consists largely of the expected cash flows and future growth anticipated for the Company. The goodwill is not expected to be deductible for tax purposes. The customer relationship value was based on an excess earnings methodology utilizing projected cash flows. The trademark and the developed technology values were based on a relief from royalty method. The customer relationship, trademark, and developed technology intangibles were preliminarily assigned useful lives of 10 years, 5 years and 4.5 years, respectively.

        The Company recognized $3.0 million of costs related to the EPC Merger in the three and six months ended June 30, 2018, which consisted of $2.5 million for acquisition services to Advisors and $0.5 million of professional fees and other expenses.

Pro Forma Financial Information

        The pro forma information below gives effect to the Merger, the HTA Merger and the EPC Merger (collectively the "Transactions") as if they had been completed on the first day of each period presented. The pro forma results of operations are presented for information purposes only. As such, they are not necessarily indicative of the Company's results had the Transactions been completed on the first day of each period presented, nor do they intend to represent the Company's future results. The pro forma information does not reflect any cost savings from operating efficiencies or synergies that could result from the acquisitions and does not reflect additional revenue opportunities following the Transactions. The pro forma information includes adjustments to record the assets and liabilities associated with the Transactions at their respective fair values based on available information and to give effect to the financing for the Transactions.

        The opening balance sheet values assigned to the assets acquired and liabilities assumed for the HTA Merger and the EPC Merger are based on preliminary valuations and are subject to change as we obtain additional information during the acquisition measurement periods. Increases or decreases in the estimated fair values of the net assets acquired may impact our statements of income in future periods. We do not expect material changes to the assigned values. The pro forma results include adjustments to reflect additional amortization of intangibles associated with the acquired businesses and additional interest expense for debt issued in connection with the HTA Merger.

	Successor		Predecessor
	Six months ended June 30, 2018	One month ended June 30, 2017	Five months ended May 31, 2017

Revenue	$186,659,195	$28,754,868	$138,178,168
Income from operations	24,348,672	3,871,527	17,148,364
Net loss before income tax benefit	(8,768,523)	(1,533,403)	(9,295,940)
Net loss	(8,380,614)	(2,211,569)	(5,795,510)

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NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

3. Prepaid Expenses and Other Current Assets

        Prepaid expenses and other current assets consist of the following:

	June 30, 2018	December 31, 2017
Prepaid income taxes	$4,822,578	$8,144,196
Prepaid services	6,450,168	2,476,575
Prepaid tolls	6,577,636	2,466,005
Prepaid computer maintenance	1,937,856	1,894,032
Prepaid insurance	447,081	353,654
Prepaid rent	377,008	323,367
Other	1,106,713	131,083

Total prepaid expenses and other current assets	$21,719,040	$15,788,912

4. Goodwill and Intangible Assets

        The following table presents the changes in the carrying amount of goodwill by reportable segment:

	Government Solutions	Commercial Services	Totals
Balance at December 31, 2017	$159,746,649	$134,667,873	$294,414,522
Goodwill from HTA Merger	—	232,153,456	232,153,456
Goodwill from EPC Merger	—	40,825,951	40,825,951
Currency translation loss	—	(2,404,326)	(2,404,326)

Balance at June 30, 2018	$159,746,649	$405,242,954	$564,989,603

        Intangible assets consist of the following:

			June 30, 2018
	Weighted Average Remaining Useful Life	Weighted Average Amortization Period
			Gross Carrying Amount	Accumulated Amortization
Trademarks	3.2 years	3.7 years	$31,336,805	$3,820,864
Non-compete agreements	4.5 years	5 years	62,100,000	6,180,001
Customer relationships	8.4 years	8.9 years	360,385,477	21,995,451
Developed Technology	4.8 years	5.5 years	160,975,946	21,266,381

Gross carrying value of intangible assets			614,798,228	$53,262,697

Less: accumulated amortization			(53,262,697)

Intangible assets, net			$561,535,531

        Amortization expense for the three and six months ended June 30, 2018, the month ended June 30, 2017 and the two and five months ended May 31, 2017 was $22.2 million, $34.5 million, $2.7 million, $0.3 million and $0.8 million, respectively.

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NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

4. Goodwill and Intangible Assets (Continued)

        In June 2018, the Company reviewed its estimates of the future economic life of the trademark intangible assets recorded in connection with the Merger due to the Company's recent name change and rebranding efforts (see Note 1). As a result of this review, the Company revised the useful life assigned to the Merger trademarks to reflect their remaining economic value, reducing the useful life from 10 years to 3.8 years. This revision was determined to be a change in accounting estimate and is being accounted for prospectively. The Company recorded approximately $0.7 million of additional amortization expense in June 2018 as a result of the change in useful life.

        Estimated amortization expense for the remainder of 2018 and in future years is expected to be:

Year Ending December 31,
Remainder of 2018	$46,174,656
2019	92,344,312
2020	92,344,312
2021	84,052,898
2022	79,323,785
Thereafter	167,295,568

Total	$561,535,531

5. Impairment of Long-Lived Assets

        Long-lived assets, such as property and equipment and purchased intangibles subject to amortization, are reviewed for impairment whenever events or changes in circumstances indicate the carrying amount of such assets may not be recoverable. There were no indicators of potential impairment in the six months ended June 30, 2018.

6. Accrued Liabilities

        Accrued liabilities consist of the following:

	June 30, 2018	December 31, 2017
Accrued salaries and wages	$5,286,833	$6,900,652
Restricted cash due to customers	1,917,037	1,784,365
Accrued interest payable	455,787	290,653
Advanced deposits payable	831,175	119,666
Deferred rent	605,288	—
Accrued sales commissions	350,759	431,691
Other	1,334,773	559,595

Total accrued liabilities	$10,781,652	$10,086,622

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NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

7. Debt

        Long-term debt consists of the following:

	June 30, 2018	December 31, 2017
First lien term loan, due February 28, 2025	$837,900,000	$—
Second lien term loan, due February 28, 2026	200,000,000	—
First lien term loan, due May 31, 2024	—	323,375,000
Second lien term loan, due May 31, 2025	—	125,000,000
Less: original issue discounts	(10,012,783)	(5,256,190)
Less: unamortized deferred financing costs	(39,206,441)	(14,429,776)

Total debt	988,680,776	428,689,034
Less: Current portion of long-term debt	(8,400,000)	(3,250,000)

Total long-term debt, net of current portion	$980,280,776	$425,439,034

        In connection with the HTA Merger, the Company entered into a First Lien Term Loan Credit Agreement (the "New First Lien Term Loan"), a Second Lien Term Loan Credit Agreement (the "New Second Lien Term Loan"), (collectively the "New Term Loans") and a Revolving Credit Facility Agreement (the "New Revolver") with a syndicate of lenders (collectively, the "2018 Credit Facilities"). The 2018 Credit Facilities provide for committed senior secured financing of $1.115 billion, consisting of the New Term Loans in an aggregate principal amount of $1.04 billion and the New Revolver available for loans and letters of credit with an aggregate revolving commitment of up to $75 million (based on borrowing based eligibility as described below).

        Aggregate principal amounts due on the New First Lien and New Second Lien Term Loans are $840 million and $200 million, respectively. The 2018 Credit Facilities replace the preexisting First and Second Lien Term Loans (the "Old Term Loans), which were repaid concurrent with the closing on the 2018 Credit Facilities and also replaces the preexisting Revolver (the "Old Revolver"), which was undrawn at close. The outstanding balances at the date of close on the Old First and Second Lien Term Loans, which were repaid with proceeds from the 2018 Credit Facilities, were $323.4 million and $125 million, respectively.

        The New First Lien Term Loan is repayable in quarterly installments of 1.0% per annum of the amount initially borrowed. The New First Lien and New Second Lien Term Loans mature on February 28, 2025 and February 28, 2026, respectively. The New First Lien Term Loan bears interest based, at the Company's option, on either (1) LIBOR plus an applicable margin of 3.75% per annum, or (2) an alternate base rate plus an applicable margin of 2.75% per annum. The New Second Lien Term Loan bears interest based, at the Company's option, on either (1) LIBOR plus an applicable margin of 7.75% per annum or (2) an alternate base rate plus an applicable margin of 6.75% per annum. At June 30, 2018, the interest rates on the New First Lien and New Second Lien Term Loans were 5.8% and 9.8%, respectively.

        The New Second Lien Term Loan may be redeemed by the Company at any time, in whole or in part, at the redemption price plus accrued interest up to the redemption date. The redemption price on the New Second Lien Term Loan is equal to 102% of the aggregate principal amount for redemptions occurring through March 1, 2019, 101% of the aggregate principal amount for redemptions occurring after March 1, 2019 through March 1, 2020 and 100% of the aggregate principal amount for

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NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

7. Debt (Continued)

redemptions occurring after March 1, 2020. In addition, the New First and Second Lien Term Loans contain provisions that require mandatory prepayments equal to 50% of excess cash flow (as defined by the New Term Loan agreements); provided that, (a) for the new First Lien Term Loan, at any time the consolidated first lien net leverage ratio (as defined by the New Term Loan agreements) on the last day of the fiscal year is less than or equal to 3.70:1.00 but greater than 3.20:1.00, the mandatory prepayment of the New First Lien Term Loan is equal to 25% of excess cash flow, and if less than 3.20:1.00, the mandatory prepayment on the New First Lien Term Loan is 0%; and (b) for the New Second Lien Term Loan, at any time the consolidated senior secured net leverage ratio (as defined by the Term Loan agreements) on the last day of the fiscal year is less than or equal to 4.70:1.00 but greater than 4.20:1.00 the mandatory prepayment is equal to 25% of excess cash flow and if less than 4.20:1.00 the mandatory prepayment is zero.

        The New Revolver matures on February 28, 2023. Borrowing eligibility under the New Revolver is subject to a monthly borrowing base calculation based on (i) certain percentages of eligible accounts receivable and inventory, less (ii) certain reserve items, including outstanding letters of credit and other reserves. The Revolver bears interest on either (1) LIBOR plus an applicable margin, or (2) an alternate base rate, plus an applicable margin. The margin percentage applied to (1) LIBOR is either 1.25%, 1.50%, or 1.75%, or (2) the base rate is either 0.25%, 0.50%, or 0.75%, depending on the Company's average available availability to borrow under the commitment. At June 30, 2018, the Company had no outstanding borrowings on the New Revolver and availability to borrow under the New Revolver was $52.0 million, net of $1.0 million of outstanding letters of credit.

        Interest on the unused portion of the Revolver is payable quarterly at 0.375% at June 30, 2018. The Company also is required to pay participation and fronting fees on $1.0 million in outstanding letters of credit at 1.63% as of June 30, 2018.

        All borrowings and other extensions of credits under the 2018 Credit Facilities are subject to the satisfaction of customary conditions and restrictive covenants including absence of defaults and accuracy in material respects of representations and warranties. At June 30, 2018, the Company was compliant with the 2018 Credit Facilities covenants. Substantially all of the Company's assets are pledged as collateral to secure the Company's indebtedness under the 2018 Credit Facilities.

        The Company recognized a charge of $10.2 million in the three months ended March 31, 2018 consisting of a $3.8 million prepayment penalty on the Old Term Loan balances, a $2.0 million write-off of preexisting deferred financing costs and $4.4 million of lender and third-party costs associated with the issuance of the 2018 Credit Facilities.

        The Company recorded interest expense, including amortization of deferred financing costs and discounts, of $19.6 million, $32.2 million, $2.9 million, $0.3 million and $0.9 million, for the three and six months ended June 30, 2018, the month ended June 30, 2017 and the two and five months ended May 31, 2017, respectively.

8. Fair Value Measurements

        As of June 30, 2018 and December 31, 2017, the amounts of our assets and liabilities that were accounted for at fair value were immaterial.

        ASC Topic 820, Fair Value Measurement includes a single definition of fair value to be used for financial reporting purposes, provides a framework for applying this definition and for measuring fair

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NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

8. Fair Value Measurements (Continued)

value under U.S. GAAP, and establishes a fair value hierarchy that categorizes into three levels the inputs to valuation techniques used to measure fair value. The three levels of the fair value hierarchy are summarized as follows:

        Level 1—Fair value is based on observable inputs such as quoted prices for identical assets or liabilities in active markets.

        Level 2—Fair value is determined using quoted prices for similar assets or liabilities in active markets, quoted prices for identical or similar assets or liabilities in inactive markets that are not active or inputs other than quoted prices that are directly or indirectly observable.

        Level 3—Fair value is determined using one or more significant inputs that are unobservable in active markets at the measurement date, such as a pricing model, discounted cash flow or similar technique.

Fair Value of Financial Instruments

        The carrying amounts reported in our condensed consolidated balance sheets for accounts receivable, accounts payable and accrued expenses approximate fair value due to the immediate to short-term maturity of these financial instruments. The estimated fair values of our First and Second Lien Term Loans as of June 30, 2018 and December 31, 2017 are categorized in Level 2 of the fair value hierarchy as they have been calculated based upon ask prices of identical liabilities in an inactive market and were as follows:

		June 30, 2018		December 31, 2017
	Level in Fair Value Hierarchy	Carrying Amount	Estimated Fair Value	Carrying Amount	Estimated Fair Value
First and Second Lien Term Loans	2	$988,680,776	$1,043,994,750	$428,689,034	$455,100,625

9. Income Taxes

        The Tax Cuts and Jobs Act (the "Tax Act") was enacted in December 2017. The Tax Act permanently reduces the U.S. federal corporate tax rate from a maximum 35% to 21%, eliminates corporate Alternative Minimum Tax, modified rules for expensing capital investment, limits the deduction of interest expense for certain companies and has international tax consequences for companies that operate internationally. Most of the changes introduced in the Tax Act were effective January 1, 2018. As of December 31, 2017, we were able to determine a reasonable estimate of the effects on our existing deferred tax balances and in doing so, recognized a provisional income tax benefit of $27.3 million in year ended December 31, 2017. As of June 30, 2018, we have not changed the provisional estimates recognized in 2017.

        All amounts recognized, which are associated with the Tax Act as of June 30, 2018 are provisional. Given the complexity of the Tax Act, we are still evaluating the tax impact and obtaining the information required to complete the accounting. The date we expect to complete the accounting is not currently determinable while we continue to obtain the information required to complete the accounting. Given the provisional amounts recognized in 2017, and the fact that we have not changed

VERRA MOBILITY CORPORATION AND SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

9. Income Taxes (Continued)

our provisional estimates, the impact of the measurement period adjustments was not material during the three and six months ended June 30, 2018.

10. Commitments and Contingencies

Legal Proceedings

        The Company is subject to legal and regulatory actions that arise from time to time in the ordinary course of business. The assessment as to whether a loss is probable or reasonably possible, and as to whether such loss or a range of such loss is estimable, often involves significant judgment about future events. In the opinion of management, there was not at least a reasonable possibility the Company may have incurred a material loss with respect to loss contingencies for asserted legal and other claims. However, the outcome of litigation is inherently uncertain.

11. Long-Term Incentive Plan

2017 and 2018 Participation Plans

        On April 9, 2018, the Company terminated the 2017 Participation Plan and replaced it with the 2018 Participation Plan. The 2018 Participation Plan has substantially similar terms and provisions as the 2017 Participation Plan. The 2018 Plan may be modified at any point before a qualifying event. The 2018 Plan will be terminated upon the closing of Gores Holdings II Merger in exchange for a cash payment to participants in the 2018 Participation Plan of $28.4 million.

12. Segment Reporting

        The Company has two operating and reportable segments, Government Solutions and Commercial Services. Government Solutions delivers traffic law enforcement services and products to state and local governments. Commercial Services delivers tolling and violation management services to rental car companies, commercial fleet vehicle owners and violation issuing authorities. The Company's Chief Operating Decision Maker ("CODM") function is comprised of the Company's CEO and certain defined representatives of the Company's majority shareholder. The Company's CODM function monitors operating performance, allocates resources and deploys capital based on these two operating and reportable segments.

        Segment performance is based on revenues and income (loss) from operations before depreciation, amortization, impairment and gain (loss) on disposal of assets and after other income, net. The table below refers to this measure as Segment profit (loss). Depreciation, amortization, impairment and gain (loss) on disposal of assets, interest expense, loss on extinguishment of debt and income taxes are not indicative of operating performance, and, as a result are not included in the measures that are reviewed by the CODM function for the operating and reportable segments. Other income, net consists primarily of credit card rebates earned on the prepayment of tolling violations and therefore included in Segment profit (loss). There are no significant non-cash items reported in Segment profit (loss).

        The Company allocates certain corporate expenses to the two operating and reportable segments. The corporate expenses are allocated using several different factors depending on the item being allocated. These factors range from specific identification to headcount based to split evenly between the two operating and reportable segments. Corporate expenses includes all of the items above that are

VERRA MOBILITY CORPORATION AND SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

12. Segment Reporting (Continued)

not included in Segment profit plus, income taxes, transaction expenses, fees to Advisors and other items designated by the CODM function as corporate initiatives.

        The Company does not disaggregate assets by segment other than equipment installed at customer sites and automobiles, which had carrying values of $41.2 million and $0.5 million, respectively, at June 30, 2018 and relate solely to the Government Solutions segment. See Note 4 for goodwill balances by segment.

        The following tables set forth financial information by segment for the three and six months ended June 30, 2018, the 2017 Successor Period and the 2017 Predecessor Periods:

	Successor
For the three months ended June 30, 2018	Government Solutions	Commercial Services	Corporate and Other	Total
Service revenue	$37,273,781	$59,770,599	$—	$97,044,380
Product sales	1,152,603	—	—	1,152,603

Total revenue	38,426,384	59,770,599	—	98,196,983
Cost of service revenue	861,293	789,432	—	1,650,725
Cost of product sales	878,289	—	—	878,289
Operating expenses	14,811,500	13,988,258	—	28,799,758
Selling, general and administrative expenses	7,222,726	10,958,316	9,406,840	27,587,882
Other (income) expense, net	(24,574)	(2,681,007)	(60,118)	(2,765,699)

Segment Profit (Loss)	$14,677,150	$36,715,600	$(9,346,722)	$42,046,028

Segment profit (loss)	$14,677,150	$36,715,600	$(9,346,722)	$42,046,028
Depreciation, amortization, impairment, and (gain) loss on disposal of assets, net	—	—	27,495,820	27,495,820
Interest expense	—	—	19,579,431	19,579,431

Income (loss) before income taxes	$14,677,150	$36,715,600	$(56,421,973)	$(5,029,223)

VERRA MOBILITY CORPORATION AND SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

12. Segment Reporting (Continued)

	Successor
For the one month ended June 30, 2017	Government Solutions	Commercial Services	Corporate and Other	Total
Service revenue	$11,373,541	$7,404,092	$—	$18,777,633
Product sales	207,626	—	—	207,626

Total revenue	11,581,167	7,404,092	—	18,985,259
Cost of service revenue	235,322	49,676	—	284,998
Cost of product sales	186,939	—	—	186,939
Operating expenses	4,873,683	2,190,879	—	7,064,562
Selling, general and administrative expenses	1,721,663	1,868,620	10,628,310	14,218,593
Other (income) expense, net	(6,421)	(254,862)	—	(261,283)

Segment Profit (Loss)	$4,569,981	$3,549,779	$(10,628,310)	$(2,508,550)

Segment profit (loss)	$4,569,981	$3,549,779	$(10,628,310)	$(2,508,550)
Depreciation, amortization, impairment, and (gain) loss on disposal of assets, net	—	—	5,022,430	5,022,430
Interest expense	—	—	2,888,313	2,888,313

Income (loss) before income taxes	$4,569,981	$3,549,779	$(18,539,053)	$(10,419,293)

	Predecessor
For the two months ended May 31, 2017	Government Solutions	Commercial Services	Corporate and Other	Total
Service revenue	$22,811,694	$15,422,048	$—	$38,233,742
Product sales	936,959	—	—	936,959

Total revenue	23,748,653	15,422,048	—	39,170,701
Cost of service revenue	518,447	88,242	—	606,689
Cost of product sales	638,920	—	—	638,920
Operating expenses	10,122,295	4,411,796	—	14,534,091
Selling, general and administrative expenses	3,376,680	3,815,195	21,771,616	28,963,491
Other (income) expense, net	(16,001)	(539,188)	2,703	(552,486)

Segment Profit (Loss)	$9,108,312	$7,646,003	$(21,774,319)	$(5,020,004)

Segment profit (loss)	$9,108,312	$7,646,003	$(21,774,319)	$(5,020,004)
Depreciation, amortization, impairment, and (gain) loss on disposal of assets, net	—	—	5,252,213	5,252,213
Interest expense	—	—	287,203	287,203

Income (loss) before income taxes	$9,108,312	$7,646,003	$(27,313,735)	$(10,559,420)

VERRA MOBILITY CORPORATION AND SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

12. Segment Reporting (Continued)

	Successor
For the six months ended June 30, 2018	Government Solutions	Commercial Services	Corporate and Other	Total
Service revenue	$73,832,388	$92,217,587	$—	$166,049,975
Product sales	1,387,853	—	—	1,387,853

Total revenue	75,220,241	92,217,587	—	167,437,828
Cost of service revenue	1,515,181	966,843	—	2,482,024
Cost of product sales	1,050,027	—	—	1,050,027
Operating expenses	28,851,468	23,629,486	—	52,480,954
Selling, general and administrative expenses	13,345,043	32,552,329	14,966,224	60,863,596
Other (income) expense, net	(62,730)	(3,968,617)	(27,282)	(4,058,629)

Segment Profit (Loss)	$30,521,252	$39,037,546	$(14,938,942)	$54,619,856

Segment profit (loss)	$30,521,252	$39,037,546	$(14,938,942)	$54,619,856
Depreciation, amortization, impairment, and (gain) loss on disposal of assets, net	—	—	46,039,969	46,039,969
Interest expense	—	—	32,225,801	32,225,801
Loss on extinguishment of debt	—	—	10,151,074	10,151,074

Income (loss) before income taxes	$30,521,252	$39,037,546	$(103,355,786)	$(33,796,988)

	Successor
For the one month ended June 30, 2017	Government Solutions	Commercial Services	Corporate and Other	Total
Service revenue	$11,373,541	$7,404,092	$—	$18,777,633
Product sales	207,626	—	—	207,626

Total revenue	11,581,167	7,404,092	—	18,985,259
Cost of service revenue	235,322	49,676	—	284,998
Cost of product sales	186,939	—	—	186,939
Operating expenses	4,873,683	2,190,879	—	7,064,562
Selling, general and administrative expenses	1,721,663	1,868,620	10,628,310	14,218,593
Other (income) expense, net	(6,421)	(254,862)	—	(261,283)

Segment Profit (Loss)	$4,569,981	$3,549,779	$(10,628,310)	$(2,508,550)

Segment profit (loss)	$4,569,981	$3,549,779	$(10,628,310)	$(2,508,550)
Depreciation, amortization, impairment, and (gain) loss on disposal of assets, net	—	—	5,022,430	5,022,430
Interest expense	—	—	2,888,313	2,888,313

Income (loss) before income taxes	$4,569,981	$3,549,779	$(18,539,053)	$(10,419,293)

VERRA MOBILITY CORPORATION AND SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

12. Segment Reporting (Continued)

	Predecessor
For the five months ended May 31, 2017	Government Solutions	Commercial Services	Corporate and Other	Total
Service revenue	$57,021,850	$35,509,089	$—	$92,530,939
Product sales	1,340,191	—	—	1,340,191

Total revenue	58,362,041	35,509,089	—	93,871,130
Cost of service revenue	1,174,923	194,522	—	1,369,445
Cost of product sales	963,504	—	—	963,504
Operating expenses	24,702,104	11,265,560	—	35,967,664
Selling, general and administrative expenses	9,230,714	9,881,849	21,771,616	40,884,179
Other (income) expense, net	(48,416)	(1,243,281)	(2,602)	(1,294,299)

Segment Profit (Loss)	$22,339,213	$15,410,438	$(21,769,014)	$15,980,637

Segment profit (loss)	$22,339,213	$15,410,438	$(21,769,014)	$15,980,637
Depreciation, amortization, impairment, and (gain) loss on disposal of assets, net	—	—	12,613,143	12,613,143
Interest expense	—	—	875,102	875,102

Income (loss) before income taxes	$22,339,213	$15,410,438	$(35,257,259)	$2,492,392

        The Company operates in the United States, Canada and Europe. Revenues are attributable to countries based upon the location of the customer. During the three and six months ended June 30, 2018 the Company's international revenues were $2.6 million and $2.7 million, respectively. The Company's international revenues for the 2017 Successor and 2017 Predecessor periods were zero. Substantially all of the Company's assets are in the United States.

13. Related Party Transactions

        In February 2018, the Company entered into a property lease with the former shareholders of HTA for a term of 36 months with an annual base rent of $0.6 million payable in equal monthly installments. For the three and six months ended June 30, 2018, the Company paid $0.2 million and $0.3 million, respectively, of rent expense for this property.

        Greenlight II, on behalf of itself and its subsidiaries, including the Company, has a corporate advisory services agreement with Advisors whereby the Company pays a management fee for services and the related expenses incurred by Advisors in the provision of those services. During the three and six months ended June 30, 2018, the Company recognized and paid Advisors $1.25 million and $2.5 million, respectively, in management fees. During the three and six months ended June 30, 2018, the Company recognized related expenses of $0.1 million and $0.2 million, respectively, and paid related expenses of $0.2 million and $0.4 million, respectively. In connection with the HTA Merger (see Note 2) the Company recognized and paid to Advisors $7.2 million for acquisition related services and $2.8 million for debt financing related services. In connection with the EPC Merger (see Note 2) the Company recognized and paid Advisors $2.5 million for acquisition related services. These amounts are included in selling, general and administrative expenses in the unaudited condensed consolidated statements of operations.

VERRA MOBILITY CORPORATION AND SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

14. Proposed Merger

Gores Holdings II, Inc. Merger

        On June 21, 2018, the Verra Mobility announced it had entered into a definitive agreement and plan of merger with Gores Holdings II, Inc. ("Gores Holdings II"), (the "Gores Holdings II Merger"). The Gores Holdings II Merger is subject to shareholder approval. Upon closing, Verra Mobility will have an anticipated enterprise value of approximately $2.4 billion and will become a publicly traded company. The Gores Holdings II Merger is expected to be accounted for as a reverse acquisition under which the Company is treated as the accounting acquirer and Gores Holdings II is treated as the accounting acquiree.

        Concurrent with the Gores Holdings II Merger, Verra Mobility will also enter into a tax receivable agreement with certain stockholders of the Company, which will provide for the sharing of tax benefits relating to certain pre-transaction tax attributes as those attributes are realized by Verra Mobility.

15. Subsequent Events

        The Company evaluated subsequent events through August 23, 2018, the date the condensed consolidated financial statements were available for issuance. Except as described below, the Company has concluded there are no subsequent events requiring disclosure.

Credit Facility Amendment

        On July 24, 2018, the Company amended the New First Lien Term Loan (the "New First Lien Term Loan Amendment") to expand the aggregate principal loan amount under the New First Lien Term Loan from $840 million to $910 million and to modify certain defined terms. In connection with this amendment, the Company incurred a consent fee of $0.4 million, which was capitalized as deferred financing costs and is being amortized over the remaining life of the New First Lien Term Loan.

Report of Independent Registered Public Accounting Firm

To the Stockholders and the Board of Directors of Verra Mobility Corporation and Subsidiaries

Opinion on the Financial Statements

        We have audited the accompanying consolidated balance sheets of Verra Mobility Corporation and Subsidiaries, f.k.a ATS Consolidated Inc. (the Company) as of December 31, 2017 (successor period) and 2016 (predecessor period), the related consolidated statements of operations, comprehensive income, stockholders' equity and cash flows for the period from June 1, 2017 through December 31, 2017 (successor period), the related consolidated statements of operations, comprehensive income, stockholders' equity and cash flows for the period from January 1, 2017 through May 31, 2017 and for each of the two years in the period ended December 31, 2016 (predecessor period), and the related notes (collectively referred to as the "financial statements"). In our opinion, the financial statements present fairly, in all material respects, the consolidated financial position of the Company at December 31, 2017 and 2016, and the consolidated results of its operations and its cash flows for each of the three years in the period ended December 31, 2017, in conformity with U.S. generally accepted accounting principles.

Basis for Opinion

        These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the Company's financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

        We conducted our audits in accordance with the standards of the PCAOB and in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion.

        Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provides a reasonable basis for our opinion.

/s/ Ernst & Young LLP

We have served as the Company's auditor since 2013.

Phoenix, Arizona
June 29, 2018

VERRA MOBILITY CORPORATION AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	Successor	Predecessor
	December 31, 2017	December 31, 2016

Assets
Current assets
Cash and cash equivalents	$8,724,945	$2,900,970
Restricted cash	1,784,665	1,444,597
Accounts receivable, net	60,180,536	53,815,973
Unbilled receivables	4,802,074	6,404,049
Prepaid expenses and other current assets	15,788,912	11,428,971

Total current assets	91,281,132	75,994,560
Installation and service parts, net	9,066,913	8,668,490
Property and equipment, net	65,370,696	72,962,262
Intangible assets, net	203,749,221	19,436,761
Goodwill	294,414,522	7,545,854
Other non-current assets	982,731	3,827,700

Total assets	$664,865,215	$188,435,627

Liabilities and stockholders' equity
Current liabilities
Accounts payable	$20,158,977	$14,420,719
Accrued liabilities	10,086,622	10,546,740
Current portion of long-term debt	3,250,000	—

Total current liabilities	33,495,599	24,967,459
Long-term debt, net of current portion and deferred financing costs	425,439,034	69,242,995
Other long-term liabilities	2,689,145	7,364,299
Asset retirement obligations	6,373,125	6,645,642
Deferred tax liabilities, net	49,603,691	4,709,524

Total Liabilities	517,600,594	112,929,919
Commitments and Contingencies (Note 16)
Stockholders' equity
Common stock, $.01 par value, 1,000 shares authorized with 100 shares issued and outstanding as of December 31, 2017	1	—
Common stock, $.01 par value, 195,000,000 shares authorized with 100,626,027 shares issued and 87,626,027 shares outstanding as of December 31, 2016	—	1,006,260
Series A preferred stock, 46,400,000 shares authorized, issued and outstanding as of December 31, 2016	—	57,471,453
Series B preferred stock, 23,000,000 shares authorized, issued and outstanding as of December 31, 2016	—	45,868,707
Treasury stock, 13,000,000 shares at cost as of December 31, 2016	—	(24,500,000)
Additional paid-in capital	129,026,398	1,641,899
Retained earnings (accumulated deficit)	18,238,222	(5,982,611)

Total stockholders' equity	147,264,621	75,505,708

Total liabilities and stockholders' equity	$664,865,215	$188,435,627

See accompanying Notes to Consolidated Financial Statements

VERRA MOBILITY CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME

	Successor	Predecessor
	Period from June 1, 2017 to December 31, 2017	Period From January 1, 2017 to May 31, 2017
			Year Ended December 31, 2016	Year Ended December 31, 2015

Service revenue	$135,655,277	$92,530,939	$212,514,712	$193,313,867
Product sales	2,583,410	1,340,191	18,234,874	10,280,428

Total revenue	138,238,687	93,871,130	230,749,586	203,594,295
Cost of service revenue	1,936,063	1,369,445	2,638,070	3,192,077
Cost of product sales	1,590,018	963,504	9,505,473	6,266,857
Operating expenses	49,310,654	35,258,278	83,762,399	82,169,817
Selling , general and administrative expenses	46,042,541	41,593,565	53,033,871	52,729,664
Depreciation, amortization, impairment and (gain) loss on disposal of assets, net	33,112,553	12,613,143	33,916,936	39,735,540

Total costs and expenses	131,991,829	91,797,935	182,856,749	184,093,955
Income from operations	6,246,858	2,073,195	47,892,837	19,500,340
Interest expense	20,857,920	875,102	2,706,499	2,094,791
Other (income) expense, net	(2,172,261)	(1,294,299)	(2,470,776)	2,167,869

Total other (income) expense	18,685,659	(419,197)	235,723	4,262,660

Income (loss) before income tax(benefit) provision	(12,438,801)	2,492,392	47,657,114	15,237,680
Income tax(benefit) provision	(30,677,023)	1,252,793	18,661,030	3,826,340

Net income	18,238,222	1,239,599	28,996,084	11,411,340

Other comprehensive income:
Change in interest rate swap valuation, net of taxes	—	—	50,255	92,238

Total comprehensive income	$18,238,222	$1,239,599	$29,046,339	$11,503,578

See accompanying Notes to Consolidated Financial Statements

VERRA MOBILITY CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY

	Common Stock		Series A Preferred		Series B Preferred		Treasury Stock			Retained Earnings (Acccumulated Deficit)	Accumulated Other Comprehensive Income (Loss)
									Additional Paid-in-Capital			Total Stockholders' Equity
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount
Predeccessor
Balance, December 31, 2014	87,626,027	$1,006,260	46,400,000	$57,471,453	23,000,000	$45,868,707	13,000,000	$(24,500,000)	$1,641,899	$717,773	$(142,493)	$82,063,599
Net income	—	—	—	—	—	—	—	—	—	11,411,340	—	11,411,340
Other comprehensive income	—	—	—	—	—	—	—	—	—	—	92,238	92,238

Balance, December 31, 2015	87,626,027	1,006,260	46,400,000	57,471,453	23,000,000	45,868,707	13,000,000	(24,500,000)	1,641,899	12,129,113	(50,255)	93,567,177
Net income	—	—	—	—	—	—	—	—	—	28,996,084	—	28,996,084
Dividend paid in cash	—	—	—	—	—	—	—	—	—	(47,107,808)	—	(47,107,808)
Other comprehensive income	—	—	—	—	—	—	—	—	—	—	50,255	50,255

Balance, December 31, 2016	87,626,027	1,006,260	46,400,000	57,471,453	23,000,000	45,868,707	13,000,000	(24,500,000)	1,641,899	(5,982,611)	—	75,505,708
Net income period from January 1, 2017 to May 31, 2017	—	—	—	—	—	—	—	—	—	1,239,599	—	1,239,599

Balance, May 31, 2017	87,626,027	$1,006,260	46,400,000	$57,471,453	23,000,000	$45,868,707	13,000,000	$(24,500,000)	$1,641,899	$(4,743,012)	$—	$76,745,307

Successor
Balance, May 31, 2017	—	$—	—	$—	—	$—	—	$—	$—	$—	$—	$—
Effect of Merger	100	1							129,026,398			129,026,399
Net income period from June 1, 2017 to December 31, 2017	—	—	—	—	—	—	—	—	—	18,238,222	—	18,238,222

Balance, December 31, 2017	100	$1	—	$—	—	$—	—	$—	$129,026,398	$18,238,222	$—	$147,264,621

See accompanying Notes to Consolidated Financial Statements

VERRA MOBILITY CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Successor
		Predecessor
	Period from June 1, 2017 to December 31, 2017
		Period From January 1, 2017 to May 31, 2017	Year Ended December 31, 2016	Year Ended December 31, 2015

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$18,238,222	$1,239,599	$28,996,084	$11,411,340
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	33,151,063	12,574,006	33,814,562	37,227,021
Deferred financing cost amortization	1,981,476	143,241	475,596	259,233
Accretion expense	153,542	106,404	185,021	165,883
Write-downs of installation and service parts and (gain) loss on disposal of assets	(38,510)	39,137	102,374	2,508,519
Installation and service parts expense	565,198	177,124	1,382,686	1,667,794
Bad debt expense	3,441,004	2,181,957	7,881,872	7,723,379
Deferred income taxes	(31,083,621)	(3,326,978)	(3,204,635)	(2,559,745)
Stock-based compensation	—	—	(618,911)	(2,251,915)
Changes in operating assets and liabilities:
Accounts receivable, net	(17,152,616)	6,107,664	(17,409,068)	(2,053,726)
Unbilled receivables	(362,336)	1,945,493	(2,655,961)	(767,825)
Prepaid expense and other current assets	4,202,237	(1,581,750)	(2,584,650)	(559,838)
Other assets	139,856	322,260	294,181	1,934,651
Restricted cash	(555,547)	215,478	187,963	(380,021)
Accounts payable and accrued liabilities	(4,846,446)	22,413,747	(703,321)	(387,636)
Other Liabilities	(77,736)	(508,181)	(2,114,649)	3,307,579

Net cash provided by operating activities	7,755,786	42,049,201	44,029,144	57,244,693
CASH FLOWS FROM INVESTING ACTIVITIES:
Sunshine acquisition, net of cash received	—	—	(21,232,989)
Verra Mobility Merger, net of cash acquired	(539,082,979)	—	—	—
Proceeds for damaged property and equipment	181,813	41,909	88,838	257,037
Cash proceeds from the sale of assets	9,975	124,694	918,640	98,810
Purchases of installation and service parts and property and equipment	(15,873,607)	(8,952,667)	(14,825,371)	(13,486,423)

Net cash used in investing activities	(554,764,798)	(8,786,064)	(35,050,882)	(13,130,576)
CASH FLOWS FROM FINANCING ACTIVITIES:
Predecessor borrowings on note payable	—	40,752,179	187,920,609	54,012,201
Predecessor repayments on note payable	—	(68,213,359)	(147,521,410)	(97,821,041)
Predecessor repayments of long-term debt	—	—		(76,930)
Predecessor payments of debt issue costs	—	(30,000)	(332,500)
Sucessor borrowings on revolver	18,530,956	—	—	—
Successor repayment on revolver	(18,530,956)	—	—	—
Successor borrowings of long-term debt	444,250,000	—	—	—
Successor repayment of long-term debt	(1,625,000)	—	—	—
Sucessor payment of debt issue costs	(15,917,442)	—	—	—
Cash received pursuant to the Merger	129,026,399	—	—	—
Payment of cash dividend	—	—	(47,107,808)	—

Net cash provided (used) by financing activities	555,733,957	(27,491,180)	(7,041,109)	(43,885,770)

NET INCREASE IN CASH AND CASH EQUIVALENTS	8,724,945	5,771,957	1,937,153	228,347
CASH AND CASH EQUIVALENTS—Beginning of period	—	2,900,970	963,817	735,470

CASH AND CASH EQUIVALENTS—End of period	$8,724,945	$8,672,927	$2,900,970	$963,817

See accompanying Notes to Consolidated Financial Statements

VERRA MOBILITY CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Successor	Predecessor

	Period from June 1, 2017 to December 31, 2017	Period From January 1, 2017 to May 31, 2017
			Year Ended December 31, 2016	Year Ended December 31, 2015

Supplemental cash flow information:
Interest paid	$18,628,206	$836,236	$2,111,973	$1,881,265
Income taxes paid, net	8,551,224	(211,030)	27,014,347	2,138,658
Supplemental non-cash investing and financing activities:
Non-cash additions (reductions) to ARO, property and equipment, and other	$(323,726)	$210,864	$1,864,265	$6,327,282
Purchases of installation and service parts and property and equipment in accounts payable and accrued liabilities at year end	3,094,814	2,793,828	3,687,363	1,140,297
Interest rate swap change in value, net of tax	—	—	50,255	92,238

See accompanying Notes to Consolidated Financial Statements

VERRA MOBILITY CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. Basis of Presentation and Description of Business

        On May 31, 2017, Verra Mobility Corporation ("Verra Mobility"), formerly known as ATS Consolidated Inc. was acquired by Greenlight Acquisition Corporation ("Parent") pursuant to the Agreement and Plan of Merger, dated April 15, 2017 by and among Verra Mobility, Greenlight Merger Corporation, a wholly-owned subsidiary of Parent, ("Merger Sub") and Parent whereby Verra Mobility merged with and into Merger Sub with the former surviving (the "Merger"). Parent is ultimately owned by certain private equity investment vehicles sponsored by Platinum Equity, LLC (such investment vehicles, collectively, "Platinum") (See Note 3).

        Pursuant to the Merger, a new basis of accounting at fair value was established in accordance with U.S. generally accepted accounting principles ("U.S. GAAP") under Accounting Standards Codification (ASC) Topic 805, Business Combinations. The new stepped-up basis was pushed down by Parent to Verra Mobility. The consolidated financial statements and footnotes contained herein are presented in distinct periods to indicate the application of two different bases of accounting between the periods presented. All periods presented up to, and including, May 31, 2017 have been labeled ("Predecessor", or "2017 Predecessor Period") and have been prepared using the historical basis of accounting of the Predecessor. The period from June 1, 2017 to December 31, 2017 has been labeled ("Successor" or "2017 Successor Period"). The accompanying consolidated financial statements and footnotes include a black line division separating the Predecessor Period from the Successor Period. As a result of purchase accounting, the pre-Merger and post-Merger consolidated financial statements are not comparable.

        Verra Mobility and its subsidiaries (collectively, the "Company") is a technology enabled services company offering traffic safety, mobility and compliance solutions for state and local governments, commercial fleets and rental car companies. The Company has customers located throughout the United States and Canada. The Company is organized into two main operating divisions: Government Solutions and Commercial Services (See Note 17).

        The Government Solutions division provides complete, end-to-end red-light, speed, school bus stop arm and bus lane enforcement solutions. The Company's programs are designed to reduce traffic violations and resulting collisions, injuries, and fatalities. The Company implements and administers traffic safety programs for municipalities and agencies of all sizes.

        The Commercial Services division offers toll and violation management solutions for the commercial fleet and rental car industries by partnering with the leading fleet management and rental car companies in North America. PlatePass® is an electronic toll payment service that enables fleet drivers and rental car customers to use high-speed cashless toll lanes or cashless all-electronic toll roads. The service helps commercial fleets reduce toll management costs, while it provides rental car companies with a revenue-generating, value-added service for their customers. VioLogics™ is an electronic violation processing service that reduces the cost and risk associated with vehicle-issued violations, such as toll, parking or camera-enforced tickets. Title and registration services offer title and registration processing for individuals, rental car companies and fleet management companies.

2. Summary of Significant Accounting Principles and Policies

Principles of Consolidation

        The accompanying consolidated financial statements include the accounts of the Company prepared in accordance with U.S. GAAP. All intercompany balances and transactions have been eliminated in consolidation. In the opinion of the Company's management, the consolidated financial

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

2. Summary of Significant Accounting Principles and Policies (Continued)

statements reflect all adjustments, which are normal and recurring in nature, necessary for fair financial statement presentation.

Use of Estimates

        The preparation of consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the amounts reported in the consolidated financial statements and accompanying notes. Significant items subject to such estimates and assumptions include the fair values assigned to net assets acquired (including identifiable intangibles) in business combinations, the carrying amounts of long-lived assets, goodwill and installation and service parts, the allowance for doubtful accounts, valuation allowances on deferred tax assets, and the fair values of asset retirement obligations, derivative instruments and share-based compensation.

        Management believes that its estimates and assumptions are reasonable in the circumstances; however, actual results could differ materially from those estimates.

Cash and Cash Equivalents

        The Company considers all highly liquid investments purchased with a remaining maturity of three months or less when acquired to be cash equivalents.

Restricted Cash

        The Company collects citation fees for customers under certain contracts, which it deposits daily into Company bank accounts and transfers to customer-owned bank accounts on a continuous basis. Restricted cash is classified as a current asset and the corresponding liability due to customers is classified in current liabilities.

Concentration of Credit Risk

        Financial instruments that potentially subject the Company to concentrations of credit risk are primarily cash and cash equivalents, accounts receivable and unbilled receivables. The Company limits cash and cash equivalents to highly rated financial institutions.

        Accounts receivable and unbilled receivables are uncollateralized customer obligations due from the sale of products or services. Accounts receivable and unbilled receivables have normal trade terms less than one year and are stated at the amounts billed to the customers. Unbilled receivables are recorded when the revenue has been earned but not billed. No interest or late fees are charged on delinquent accounts.

        The Company records an allowance for doubtful accounts for potentially uncollectible accounts. Estimates are used in determining the allowance for doubtful accounts and are based on historical collection experience, the condition of receivables and current trends. Actual receivables are written-off against the allowance when the Company has determined the balance will not be collected. The allowance for doubtful accounts as of December 31, 2017 and 2016 was $5.5 million and $6.4 million respectively.

        Revenues from one of the Company's customers accounted for 13.9%, 13.9%, 19.3% and 15.1% of net sales, for the 2017 Successor Period, the 2017 Predecessor Period and the years ended

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

2. Summary of Significant Accounting Principles and Policies (Continued)

December 31, 2016 and 2015, respectively. Accounts receivable from this customer were $6.0 million and $11.9 million as of December 31, 2017 and 2016, respectively.

Fair Value of Measurements

        ASC Topic 820, Fair Value Measurement includes a single definition of fair value to be used for financial reporting purposes, provides a framework for applying this definition and for measuring fair value under U.S. GAAP, and establishes a fair value hierarchy that categorizes into three levels the inputs to valuation techniques used to measure fair value. The three levels of the fair value hierarchy are summarized as follows:

  Level 1—Fair value is based on observable inputs such as quoted prices for identical assets or liabilities in active markets.

  Level 2—Fair value is determined using quoted prices for similar assets or liabilities in active markets, quoted prices for identical or similar assets or liabilities in inactive markets that are not active or inputs other than quoted prices that are directly or indirectly observable.

  Level 3—Fair value is determined using one or more significant inputs that are unobservable in active markets at the measurement date, such as a pricing model, discounted cash flow, or similar technique.

Fair Value of Financial Instruments

        The carrying amounts reported in our condensed consolidated balance sheets for cash, accounts receivable, accounts payable and accrued expenses approximate fair value due to the immediate to short-term maturity of these financial instruments. The fair value of the Company's interest rate swap, which was terminated in 2016, was derived from observable inputs for similar liabilities in active markets and accordingly was considered level 2 in the fair value hierarchy. The estimated fair values of our First and Second Lien Term Loans as of December 31, 2017 were categorized in Level 2 of the fair value hierarchy and were calculated based upon ask prices of identical liabilities in an inactive market. The estimated fair value of our note payable at December 31, 2016 was categorized in Level 2 of the fair value hierarchy and was derived from observable inputs for similar liabilities in active markets. The carrying value and fair value of these long-term debt instruments are as follows:

		Successor		Predecessor
		December 31, 2017		December 31, 2016
	Level in Fair Value Hierarchy	Carrying Amount	Estimated Fair Value	Carrying Amount	Estimated Fair Value

Long-term debt	2	$428,689,034	$455,100,625	$69,899,199	$69,899,199

Installation and Service Parts

        Installation and service parts consist of components used in the construction and maintenance of red-light camera and speed enforcement systems. Installation and service parts are stated at the lower of cost or market and are reclassified to property and equipment upon initiation of construction. Installation and service parts used in repairs and maintenance are recorded in operating expenses. The Company writes down installation and service parts to estimated market value based on assumptions

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

2. Summary of Significant Accounting Principles and Policies (Continued)

regarding future usage. Such write downs establish a new cost basis for the items. In estimating excess and obsolete reserves the Company primarily evaluates estimates of usage over a 12 month period and provides reserves for installation and service parts on hand in excess of the estimated 12 month usage.

Property and Equipment

        Property and equipment are stated at cost less accumulated depreciation. All repairs and maintenance costs are expensed as incurred. Depreciation is recorded on a straight-line basis over the estimated useful lives of the related assets as follows:

Building	39 years
Equipment installed at customer sites	3 - 7 years
Computer equipment	3 - 5 years
Furniture	5 - 10 years
Automobiles	5 - 6 years
Software	3 - 5 years
Leasehold improvements	Shorter of lease term or estimated useful life

        Equipment installed at customer sites includes certain installation costs that qualify for capitalization. Software costs include certain internal and external costs associated with the development of software that are incurred subsequent to the development stage. In addition, a modification or upgrade to existing software is capitalized only to the extent it results in additional functionality to existing software. Software maintenance and training costs are expensed as incurred. The Company capitalized internal and external software costs of $1.9 million, $0.8 million, $4.1 million and $1.8 million for the 2017 Successor Period, the 2017 Predecessor Period and the years ended December 31, 2016 and 2017, respectively.

        For the 2017 Successor Period, the 2017 Predecessor Period and the years ended December 31, 2016 and 2015, the Company recognized gains from the sale of certain assets of zero, $0.1 million, $0.4 million and $1.4 million respectively.

        In 2016, the Company sold a building for total proceeds of $0.9 million, resulting in a gain of $0.2 million, which was recognized as income in depreciation, amortization and (gain) loss on disposal of assets, net in the consolidated statement of operations. At December 31, 2016, the Company had a note receivable from buyer in the amount of $0.3 million, which was paid in 2017.

Goodwill

        Goodwill represents the excess of the purchase price over the estimated fair value of net tangible and identifiable intangible assets acquired in business combinations. Goodwill is not amortized to earnings but assessed for impairment at least annually at the reporting unit level or more frequently if events or changes in circumstances indicate the carrying value may not be recoverable. If, based on qualitative analysis, it is determined more-likely-than-not the fair value of the reporting unit is less than its carrying amount, a two-step goodwill impairment test is performed. Application of the goodwill impairment test requires judgment, including the identification of reporting units, the assignment of assets (including goodwill) to those reporting units and the determination of the fair value of each reporting unit. As described in Note 17, the Company has two operating segments which are also the

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

2. Summary of Significant Accounting Principles and Policies (Continued)

Company's reporting units. As of December 31, 2017, the Company completed its impairment test of goodwill and determined there were no indicators of impairment.

Intangible Assets

        Intangible assets represent existing customer contracts and relationships, patents, trade names, developed technology and non-compete agreement intangibles. Other intangible assets are amortized over their respective estimated useful lives. Amortization of other intangible assets is included in depreciation and amortization in the consolidated statements of operations.

Impairment of Long-Lived Assets

        The Company reviews its long-lived assets for impairment annually or whenever events or circumstances indicate that the carrying amount of an asset may not be fully recoverable. The Company recognizes an impairment loss if the sum of the undiscounted cash flows expected to result from the use and eventual disposition of the long-lived asset is less than the carrying amount of the long-lived asset being evaluated.

        For the 2017 Successor Period, the 2017 Predecessor Period and the years ended December 31, 2016 and 2015, the Company recognized losses of $0.0 million, $0.0 million, $0.5 million, and $3.9 million respectively. These impairment losses are recorded in depreciation, amortization and gain (loss) on disposal of assets, net in the consolidated statements of operations. The majority of these losses relate to customers of Government Solutions division cancelling prior to the property and equipment being fully depreciated, necessitating the write-off of unrecoverable capitalized costs associated with the cameras. The Company believes the carrying amounts of its remaining long-lived assets at December 31, 2017 are fully realizable and does not believe any additional impairment losses are necessary.

Derivative Instruments

        The Company is exposed in the normal course of business to interest rate risks that could affect the Company's operating results. The Company used derivative instruments, including interest rate swap agreements, to manage its exposure to interest rate fluctuations by effectively fixing the interest rate on a portion of its floating-rate debt. These derivative instruments were used for hedging purposes only, not for trading or speculative purposes. The Company recorded all derivative instruments at fair value. The Company recognized changes in fair value of derivative instruments that are designated and qualified for hedge accounting as a component of accumulated other comprehensive income (loss) in stockholders' equity. The Company terminated its interest rate swap in 2016.

Self-Insurance

        The Company is self-insured for medical costs and has stop-loss insurance policies in to limit the Company's exposure to individual and aggregate claims made. Liabilities for these programs are estimated based upon outstanding claims and claims estimated to be incurred but not yet reported based upon historical loss experience. These estimates are subject to variability due to changes in trends of losses for outstanding claims and incurred but not reported claims, including external factors such as the number, and cost of, claims, benefit level changes and claim settlement patterns.

VERRA MOBILITY CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

2. Summary of Significant Accounting Principles and Policies (Continued)

Asset Retirement Obligations

        The Company records the fair value of obligations to perform certain retirement activities on camera and speed enforcement systems in the period that the related assets are placed in service. Asset retirement obligations are contractual obligations to restore property to its initial state. These obligations, which are initially estimated based on discounted cash flow estimates, are accreted to full value over time through charges to operating expenses in the consolidated statements of operations. The associated asset retirement obligation is capitalized as part of the related asset's carrying value of the long-lived asset and is depreciated over the asset's estimated remaining useful life.

Deferred Financing Costs

        Deferred financing costs consist of the costs incurred to obtain long-term financing, including the Company's Credit Agreement (See Note 9). These costs, which are presented as a reduction to long-term debt on the consolidated balance sheets, are amortized over the term of the related debt, using the effective interest method for term debt and the straight-line method for revolving credit facilities. Amortization of deferred financing costs for the 2017 Successor Period, the 2017 Predecessor Period and the years ended December 31, 2016 and 2015 was $2.0 million, $0.1 million, $0.5 million and $0.3 million, respectively.

Income Taxes

        The Company accounts for income taxes using the asset and liability method, under which deferred tax assets and liabilities are recognized for the expected future tax consequences attributable to differences between the balance sheet carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax liabilities and assets that are not related to an asset or liability are classified according to the expected reversal date of the temporary difference. Deferred tax assets and liabilities are measured using enacted tax rates in effect for the year in which the differences are expected to be recovered or settled. The effect of a change in tax rates on deferred tax assets and liabilities is recognized in income in the period that includes the enactment date. Deferred tax assets are reduced by a valuation allowance if it is more likely than not that some portion of all the tax assets will not be realized. The realization of deferred tax assets can be affected by, among other things, the nature, frequency, and severity of current and cumulative losses, forecasts of future profitability, the length of statutory carryforward periods, the Company's experience with utilizing operating losses and tax credit carryforwards by jurisdiction and tax planning alternatives that may be available.

        On December 22, 2017, the Tax Cuts and Jobs Act of 2017 was signed into law. See Note 11 for further discussion.

Stock-based Compensation

        Participants in the Company's 2010 Long-Term Incentive Plan (the "2010 Plan") were eligible to receive cash payouts for vested units issued under the 2010 Plan. Accordingly, the 2010 Plan was accounted for as a liability which was re- measured at fair value on each balance sheet date. Changes in the fair value were recognized in earnings over the requisite service period. The fair value of each unit granted was estimated on the date of grant using the Black-Scholes option pricing model. This model requires the input of highly subjective assumptions and requires the Company to estimate

VERRA MOBILITY CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

2. Summary of Significant Accounting Principles and Policies (Continued)

forfeitures in calculating the expense related to stock-based compensation. In 2016, the Company terminated the 2010 Plan and cancelled all outstanding units.

        Participants in the Company's 2016 Equity Incentive Plan (the "2016 Plan") are eligible to receive cash payouts for vested units issued under the 2016 Plan. Awards vest ratably over four years and pay out on a change in control of theCompany. Accordingly, the 2016 Plan was treated as an equity award and compensation cost of approximately $11.9 million was recognized and included in selling, general and administrative expenses on the consolidated statements of operations upon the Merger.

        On July 6, 2017, Greenlight Holdings Corporation, the indirect parent of Verra Mobility, implemented the 2017 Participation Plan (the "2017 Plan"), under which those employees of the Company who are participants in the plan may be entitled to receive compensation upon the occurrence of certain qualifying events. The 2017 Plan may be modified at any point before a qualifying event.

Revenue Recognition

        The Company recognizes revenue when persuasive evidence of the sales arrangement exists, the sales price and fees are fixed or determinable, delivery has occurred and/or services have been rendered with no significant obligations remaining and collectability is reasonably assured.

Government Solutions

        Service revenue is recognized as services are performed or as citations are issued or paid depending on the terms of the contract. Service contracts typically include the operation and maintenance of fixed and/or mobile traffic enforcement systems, as well as processing services including violation notices, payment processing services, affidavit/liability transfer and new address services, inbound and outbound call support, skip tracing, department of motor vehicle hold services and/or debt collection services. Pricing for services are agreed to in the customer contract and can be fixed per camera, variable based on citation volume or a combination of both. Fixed fee revenue is recognized when the camera is operational and able to generate violations. Variable fee revenue is recognized at the time the service is performed.

        Product sales, which include the sale of camera systems and installations, are recognized when the equipment is either accepted or installed.

        For contracts including both service revenue and product sales, an allocation of revenue between the elements is based on each deliverable's best estimated selling price and elements are recognized once the product or service has been delivered.

        Certain contracts allow the customer to defer payment on fixed fee contracts until the funds received by the customer from the program equal or exceed the Company's fees. Revenue is recognized based on the lesser of the funds received by the customer and the fixed fee.

VERRA MOBILITY CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

2. Summary of Significant Accounting Principles and Policies (Continued)

Commercial Services

        Service revenues are recognized as services are performed. Tolling services provide nonstop toll processing for rental car companies (RACs') and fleet management companies (FMCs') customers who drive rental car vehicles or fleet vehicles, respectively. For RACs, once the Company receives toll usage information and identifies the driver, the driver is charged for both the toll and a processing fee in accordance with their rental contract with the RAC, and a portion of the processing fee is remitted to the RAC. For FMCs, the Company aggregates all tolls and charges FMCs the aggregate toll amounts and a processing fee in accordance with the Company's contract with the FMC. All tolls are paid to the tolling authority by the Company. Toll revenue is recorded net of payment of the related tolls and any amounts payable to RACs.

        Violation services processes driver violations for RACs' and FMCs' customers who drive rental car vehicles or fleet vehicles, respectively. For RACs, when a violation is reported, if possible the Company transfers the liability for the fine to the driver of the vehicle and charges the driver a processing fee in accordance with their rental contract with the RAC. Where transfers of liability are not possible, the Company pays the fine and charges the RAC's driver for the fine plus the processing fee. In each case, a portion of the collected processing fees is remitted to the RAC. For FMCs, when a violation is reported, the Company generally does not transfer the liability for the fine to the driver, and directly bills the amount of the fine and a processing fee directly to the FMC. All violation fines are paid to the issuing authority by the Company. Violation fine revenue is recorded net of the payment of the violation and net of any amounts paid to RACs.

        Title and registration processing services are offered, primarily, to FMCs and RACs. The Company pays the title and registration fees to the appropriate motor vehicle authority on behalf of the customer and then charges the customer for the title and registration fees paid, plus a processing fee. Revenue is recognized for the total amount billed to the customer net of the registration cost.

        Revenues generated through one of the Company's Commercial Services partners accounted for 24.3%, 23.4%, 22.0% and 25.0% of net sales for the 2017 Successor Period, the 2017 Predecessor Period and the years ended December 31, 2016 and December 31, 2015, respectively.

        Amortization of deferred contract inducement fees, which are paid to certain of the Company's fleet management and rental car customers, is recorded over the life of the respective contracts. Amortization of deferred contract inducement fees is included as a reduction of revenue.

Credit Card Rebates

        The Company earns credit card rebates for purchases made with its credit card and recognizes the benefit in other income, net in the consolidated statements of operations. During the 2017 Successor Period, the 2017 Predecessor Period and the years ended December 31, 2016 and 2015, the Company recorded $2.1 million, $1.3 million, $2.9 million and $2.5 million respectively, related to credit card rebates.

Advertising Costs

        The Company expenses advertising costs as incurred. Advertising costs for the 2017 Successor Period, the 2017 Predecessor Period and the years ended December 31, 2016 and 2015 were

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

2. Summary of Significant Accounting Principles and Policies (Continued)

$0.4 million, $0.4 million, $1.0 million and $1.0 million, respectively, and are included in selling, general, and administrative expenses in the consolidated statements of operations.

Foreign Currency

        Certain assets and liabilities denominated in foreign currencies are re-measured at the exchange rate on the balance sheet date. The foreign currency effect of the re-measurement of these assets and liabilities are included in other (income) expense in the consolidated statements of operations. The impact of foreign currency re-measurements were zero, $0.0 million, $0.7 million and $0.6 million for the 2017 Successor Period, the 2017 Predecessor Period and the years ended December 31, 2016 and 2015, respectively.

Business Combinations

        The Company applies the asset acquisition method to account for business acquisitions. The Company allocates the fair value of the purchase price consideration to assets acquired and liabilities assumed based on their estimated fair values. The excess of the fair value of the purchase consideration over the fair value of the identifiable assets and liabilities is recorded as goodwill.

        The determination and allocation of fair values to the identifiable assets acquired and liabilities assumed is based on various assumptions and valuation methodologies requiring considerable management judgment and include the use of independent valuation specialists to assist the Company in estimating fair values of acquired tangible and/or intangible assets. Although the Company believes that the assumptions applied in the determination are reasonable based on information available at the date of acquisition, actual results may differ from estimates.

Segment Information

        In accordance with the provisions of ASC 280-10, "Disclosures about Segments of an Enterprise and Related Information", the Company is required to report financial and descriptive information about its reportable operating segments that meet certain quantitative thresholds. The Company has two operating segments (Government Solutions and Commercial Services) for which separate financial information is available and is regularly reviewed by the Company's chief operating decision maker ("CODM") to assess performance and make decisions about the allocation of resources. As of December 31, 2017, our CODM function was an operating group consisting of our Chief Executive Officer and certain defined representatives of the Company's majority shareholder (See note 17).

Recent Accounting Pronouncements

Accounting Standards Adopted

        In November 2015, the Financial Accounting Standards Board (the "FASB") issued Accounting Standards Update ("ASU") 2015-17, Balance Sheet Classification of Deferred Taxes. ASU 2015-17 requires entities to present deferred tax assets and deferred tax liabilities as noncurrent in a classified balance sheet. The ASU simplifies the previous guidance, which required entities to separately present deferred tax assets and deferred tax liabilities as current and noncurrent in a classified balance sheet. The Company early adopted ASU 2015-17 for the year ended December 31, 2015 and reclassified

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

2. Summary of Significant Accounting Principles and Policies (Continued)

deferred tax amounts of $9.5 million from long-term assets to reductions in long-term liabilities at December 31, 2014.

        In March 2016, the Financial Accounting Standards Board ("FASB") issued Accounting Standard Update ("ASU") 2016-09, Improvements to Employee Share-Based Payment Accounting, to simplify several aspects of the accounting for share-based payment transactions. ASU 2016-09 is effective for annual reporting periods beginning after December 15, 2016 and early adoption was permitted. The implementation of this standard did not have a material impact on the consolidated financial statements.

Accounting Standards Not Yet Adopted

        In May 2017, the FASB issued ASU 2017-09, Compensation—Stock Compensation (Topic 718): Scope of Modification Accounting. The updates in ASU 2017-09 were issued to provide clarity and reduce both (1) diversity in practice and (2) cost and complexity when changing the terms or conditions of share-based payment awards. Under the updated guidance, a modification is defined as a change in the terms or conditions of a share-based payment award, and an entity should account for the effects of a modification unless certain conditions are met. The new standard was effective for the Company on January 1, 2018 but has not yet had an impact as no stock-based awards have been subject to a modification.

        In January 2017, the FASB issued ASU 2017-01, Business Combinations (Topic 805): Clarifying the Definition of a Business. The guidance in 2017-01 clarifies the definition of a business with the objective of adding guidance to assist entities with evaluating whether transactions should be accounted for as acquisitions (or disposals) of assets or businesses. The definition of a business affects many areas of accounting including acquisitions, disposals, goodwill, and consolidation. The new standard was effective for the Company on January 1, 2018. The Company considered the provisions of this standard in concluding that the purchase of Highway Toll Administration, LLC and Euro Parking Collection plc during 2018 (see Note 18) should be accounted for as an acquisition of a business and not as an acquisition of assets. Any additional impact will depend on the nature of the Company's future acquisition activities.

        In August 2016, the FASB issued ASU 2016-15, Statement of Cash Flows (Topic 230): Classification of Certain Cash Receipts and Cash Payments. ASU 2016-15 is intended to reduce diversity in practice in how certain transactions are classified in the statement of cash flows. The standard addresses the following specific cash flow issues: (1) debt prepayment or debt extinguishment costs, (2) settlement of zero-coupon debt instruments or other debt instruments with coupon rates that are insignificant in relation to the effective interest rate of the borrowing, (3) contingent consideration payments made after a business combination, (4) proceeds from the settlement of insurance claims, (5) proceeds from settlement of corporate-owned life insurance policies, including bank-owned life insurance policies, (6) distributions received from equity method investees, (7) beneficial interests in securitization transitions and (8) separately identifiable cash flows and application of predominance principle. The new standard was effective for the Company on January 1, 2018, which the Company elected to adopt prospectively. Prior periods were not retrospectively adjusted, as the impact was not deemed material. The new standard affected the presentation of cash payments associated with the extinguishment of our debt in the first quarter of 2018 (see Note 18). In accordance with the new standard, cash payments associated with the loss on extinguishment of debt were presented as a cash outflow from financing

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

2. Summary of Significant Accounting Principles and Policies (Continued)

activities for the three months ended March 31, 2018 in the Company's condensed consolidated statement of cash flows.

        In January 2017, the FASB issued ASU 2017-04, Intangibles—Goodwill and Other (Topic 350). ASU 2017-04 simplifies the accounting for goodwill impairment and removes Step 2 of the goodwill impairment test. Goodwill impairment will now be the amount by which a reporting unit's carrying value exceeds its fair value limited to the total amount of goodwill allocated to that reporting unit. Entities will continue to have the option to perform a qualitative assessment to determine if a quantitative impairment test is necessary. The same one-step impairment test will be applied to goodwill at all reporting units, even those with zero or negative carrying amounts. The amendments in this ASU are effective for goodwill impairment tests in fiscal years beginning after December 15, 2021. The impact of the implementation of this standard is still being determined by the Company.

        In November 2016, the FASB issued ASU 2016-18, Statement of Cash Flows: Restricted Cash, which requires a statement of cash flows to include restricted cash in the change in cash and cash equivalents. ASU 2016-18 is effective for annual reporting periods beginning after December 15, 2018, and early adoption is permitted. The impact of the implementation of this standard is not expected to have a material impact on net cash provided (used in) operating activities.

        In August 2016, the FASB issued ASU 2016-15, Statement of Cash Flows (Topic 230). ASU 2016-15 is intended to reduce diversity in practice in how certain transactions are classified in the statement of cash flows. This new standard will be effective for annual reporting periods beginning after December 15, 2018 and interim periods within those fiscal years, and early adoption is permitted. The impact of the implementation of this standard is still being determined by the Company.

        In June 2016, the FASB issued ASU 2016-13, Financial Instruments—Credit Losses (Topic 326), which requires companies to present assets held at amortized cost and available for sale debt securities net of the amount expected to be collected. The guidance requires the measurement of expected credit losses to be based on relevant information from past events, including historical experiences, current conditions and reasonable and supportable forecasts that affect collectability. The guidance will be effective for fiscal years and interim periods beginning after December 15, 2019 and early adoption is permitted for fiscal years beginning after December 15, 2018, including interim periods within those fiscal years. Different components of the guidance require modified retrospective or prospective adoption. The impact of the implementation of this standard is still being determined by the Company.

        In February 2016, the FASB issued ASU 2016-02, Leases, to increase transparency and comparability among organizations by recognizing lease assets and lease liabilities on the balance sheet and disclosing key information about leasing arrangements. ASU 2016-02 is effective for annual reporting periods beginning after December 15, 2019, and early adoption is permitted. The impact of the implementation of this standard is still being determined by the Company.

        In January 2016, the FASB issued ASU 2016-01, Financial Instruments- Overall: Recognition and Measurement of Financial Assets and Financial Liabilities. ASU 2016-01 modifies how entities measure equity investments and present changes in the fair value of financial liabilities. Under the new guidance, entities will have to measure equity investments that do not result in consolidation and are not accounted for under the equity method at fair value and recognize any changes in fair value in net income unless the investments qualify for the new practicality exception. A practicality exception will apply to those equity investments that do not have a readily determinable fair value and do not qualify

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

2. Summary of Significant Accounting Principles and Policies (Continued)

for the practical expedient to estimate fair value under ASU 820, Fair Value Measurements, and as such, these investments may be measured at cost. ASU is effective for annual reporting periods beginning after December 15, 2018. The impact of the implementation of this standard is still being determined by the Company.

        In May 2014, the FASB issued ASU 2014-09, Revenue Recognition—Revenue from Contracts with Customers. ASU 2014-09 requires companies to recognize revenue when a customer obtains control rather than when companies have transferred substantially all risks and rewards of a good or service. This standard is effective for annual periods beginning after December 15, 2018 and interim reporting periods beginning after that date. The impact of the implementation of this standard is still being determined by the Company.

        In March 2016, the FASB issued ASU 2016-08, Revenue from Contracts with Customers: Principal versus Agent Considerations (Reporting Revenue Gross versus Net), to improve the guidance related to principal versus agent. ASU 2016-08 is effective for annual reporting periods beginning after December 15, 2018. The impact of the implementation of this standard is still being determined by the Company.

3. Merger and Acquisition

Verra Mobility Merger

        On May 31, 2017, Verra Mobility was acquired by Parent through the merger of Merger Sub with and into Verra Mobility for a total purchase price of $550.0 million less adjustments set forth in the Merger agreement, resulting in a total purchase price of $548.2 million.

Predecessor

        The Company recognized approximately $21.1 million of costs related to the Merger, which were included in selling, general and administrative expenses in the consolidated statements of operations for the 2017 Predecessor Period. These costs consisted of $11.9 million of payments under the 2016 equity plan, $1.3 million of transaction bonus payments, and $7.9 million of professional fees and other expenses related to the sale of the Company.

Successor

        The Company recognized approximately $9.9 million of costs related to the Merger which are included in the selling, general and administrative expenses in the consolidated statements of operations for the 2017 Successor Period. These costs consisted of $8.0 million of payments for acquisition services to Platinum Equity Advisors, LLC, an affiliate of Platinum ("Advisors") and $1.9 million of professional fees and other expenses related to the Merger.

        On May 31, 2017, Merger Sub obtained debt financing pursuant to a credit agreement entered into with a syndicate of lenders. Merger Sub was merged with and into Verra Mobility on the same date effectively making Verra Mobility the sole borrower (see Note 9).

        The Company employed the push down basis of accounting and allocated the consideration paid by the acquirer in connection with the Merger to the Company's assets and liabilities based on their preliminary estimated fair values at the date of the Merger as presented in the table below. The excess

VERRA MOBILITY CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

3. Merger and Acquisition (Continued)

of the cost of the Merger over the net amounts assigned to the fair value of the assets acquired and liabilities assumed was recorded as goodwill.

Assets acquired
Cash	$9,112,114
Accounts receivable	50,908,663
Prepaid expense and other current assets	8,993,633
Installation and service parts	9,109,702
Property and equipment	64,596,596
Goodwill	294,414,522
Intangible assets	222,500,000
Other non-current assets	1,122,588

Total assets acquired	660,757,818
Liabilities assumed
Accounts payable	14,723,267
Accrued expenses	7,841,957
Other long-term liabilities	9,310,190
Deferred tax liability	80,687,311

Total liabilities assumed	112,562,725

Total purchase price	$548,195,093

        The identifiable intangible assets consist of $24.8 million attributable to trademarks, $13.6 million to non-compete agreements, $99.6 million to customer relationships, and $84.5 million to developed technology. The non-compete values were based on the with-or-without method. The customer relationship value was based on an excess earnings methodology utilizing projected cash flows. The trademark and the developed technology values were based on a relief from royalty method.

        The goodwill arising from the Merger consists largely of the expected cash flows and future growth anticipated for the Company. The goodwill is not deductible for tax purposes.

Sunshine Acquisition

        On January 27, 2016, the Company acquired certain of the assets and liabilities of Sunshine State Tag Agency, Inc., Auto Tag of America, Inc. and Auto Titles of America, Inc., (collectively "Sunshine") for net consideration of approximately $21.2 million. Sunshine is a title and registration processing company with operations in Florida, Texas and Arizona. Sunshine had a number of contracts with customers and departments of motor vehicles, departments of transportation and tax assessors, as well as certain intellectual property used in connection with title and registration processing.

VERRA MOBILITY CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

3. Merger and Acquisition (Continued)

        The allocation of the purchase price is summarized as follows:

Accounts receivable, net	$46,073
Property and equipment	88,273
Non-compete agreements	3,000
Customer relationships	17,196,000
Software	250,000
Trade name	487,000
Goodwill	4,927,904
Advanced deposits payable	(1,765,261)

Total purchase price	$21,232,989

        The goodwill recognized as part of the transaction was generated by intangible assets that do not qualify for separate recognition. The goodwill resulting from this transaction that is expected to be deductible for tax purposes is $4.9 million.

4. Prepaid Expenses and Other Current Assets

        Prepaid expenses and other current assets, consist of the following at December 31:

	Successor	Predecessor
	2017	2016
Prepaid income taxes	$8,144,196	$4,145,659
Prepaid services	2,476,575	3,069,607
Prepaid tolls	2,466,005	1,994,385
Prepaid computer maintenance	1,894,032	1,259,057
Prepaid insurance	353,654	435,015
Prepaid rent	323,367	317,305
Other	131,083	207,943

Total prepaid expenses and other current assets	$15,788,912	$11,428,971

5. Property and Equipment

        Property and equipment, consists of the following at December 31:

	Successor	Predecessor
	2017	2016
Construction in progress	$3,796,167	$4,480,079
Equipment installed at customer sites	58,679,973	157,185,040
Computer equipment	2,320,481	6,448,356
Furniture	1,542,589	2,027,727
Automobiles	909,545	3,308,671
Software	4,885,679	29,568,413
Leasehold improvements	7,710,392	8,027,666

Property and equipment	79,844,826	211,045,952
Less: accumulated depreciation	(14,474,130)	(138,083,690)

Property and equipment, net	$65,370,696	$72,962,262

VERRA MOBILITY CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

5. Property and Equipment (Continued)

        Depreciation expense for the 2017 Successor Period, the 2017 Predecessor Period and the years ended December 31, 2016 and 2015 was $14.4 million, $11.8 million, $32.1 million and $36.5 million, respectively, including depreciation related to costs to develop or implement software for internal use of $0.9 million, $1.8 million, $5.2 million and $7.5 million for the 2017 Successor Period, the 2017 Predecessor Period and the years ended December 31, 2016 and December 31, 2015, respectively.

6. Goodwill and Intangible Assets

        The following table presents the changes in the carrying amount of goodwill by reportable segment:

	Government Solutions	Commercial Services	Totals
Predecessor
Balance at December 31, 2016	$2,617,950	$4,927,904	$7,545,854

Successor
Goodwill from Merger	159,746,649	134,667,873	294,414,522

Balance at December 31, 2017	$159,746,649	$134,667,873	$294,414,522

        The gross carrying amount and accumulated amortization of separately identifiable intangible assets are as follows:

			Successor
			At December 31, 2017
	Weighted Average Remaining useful life	Weighted Average Amortization Period
			Gross Carrying Amount	Accumulated Amortization
Trademarks	9.4 years	10 years	$24,800,000	$1,446,667
Non-compete agreements	4.4 years	5 years	13,600,000	1,586,667
Customer relationships	8.0 years	8.5 years	99,600,000	6,755,324
Developed Technology	4.9 years	5.5 years	84,500,000	8,962,121

Gross carrying value of intangible assets			222,500,000	$18,750,779

Less: accumulated amortization			(18,750,779)

Intangible assets, net			$203,749,221

VERRA MOBILITY CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

6. Goodwill and Intangible Assets (Continued)

			Predecessor
			At December 31, 2016
	Weighted Average Remaining useful life	Weighted Average Amortization Period
			Gross Carrying Amount	Accumulated Amortization
Customer relationships	13 years	14.23 years	$19,227,000	$1,716,283
Patent	3.5 years	6 years	2,112,000	880,000
Non-compete agreements	2.1 years	3 years	3,000	917
Trade name	14.1 years	15 years	487,000	29,761
Software	14.1 years	15 years	250,000	15,278

Gross carrying value of intangible assets			22,079,000	$2,642,239

Less: accumulated amortization			(2,642,239)

Intangible assets, net			$19,436,761

        Amortization expense for the 2017 Successor Period, the 2017 Predecessor Period and the years ended December 31, 2016 and 2015 was $18.8 million, $0.8 million, $1.7 million and $0.7 million, respectively.

        Estimated amortization expense in future years is expected to be:

Year Ending December 31,
2018	$32,144,192
2019	32,144,192
2020	32,144,192
2021	32,144,192
2022	29,277,222
Thereafter	45,895,231

Total	$203,749,221

7. Accrued Liabilities

        Accrued liabilities consist of the following at December 31:

	Successor	Predecessor
	2017	2016
Accrued salaries and wages	$6,900,652	$7,577,713
Restricted cash due to customers	1,784,365	1,444,297
Other	1,401,605	1,524,730

Total accrued liabilities	$10,086,622	$10,546,740

VERRA MOBILITY CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

8. Asset Retirement Obligations

        The following table summarizes changes in the Company's asset retirement obligations:

	Successor	Predecessor
	Period from June 1, 2017 to December 31, 2017	Period from January 1, 2017 to May 31, 2017	Year Ended December 31, 2016
Asset retirement obligations beginning balance	$6,890,573	$6,645,642	$5,576,312
Liabilities incurred	396,103	210,864	91,695
Accretion expense	153,542	106,404	185,021
Liabilities settled	(347,265)	(72,337)	(979,956)
Revisions to cash flow estimates	(719,828)	—	1,772,570

Asset retirement obligations ending balance	$6,373,125	$6,890,573	$6,645,642

9. Debt

        The following table provides a summary of the Company's long-term debt at December 31:

	Successor	Predecessor
	2017	2016
Note Payable to bank, due January 31, 2019	$—	$69,899,199
First Term Loan, due May 31, 2024	323,375,000	—
Second Term Loan, May 31, 2025	125,000,000	—
Less: Unamortized deferred financing costs	(19,685,966)	(656,204)

Total debt	428,689,034	69,242,995
Less: Current portion of long-term debt	(3,250,000)	—

Total long-term debt, net of current portion	$425,439,034	$69,242,995

        The following table presents the scheduled maturity of long-term debt at December 31, 2017:

Year Ending December 31,
2018	$3,250,000
2019	3,250,000
2020	3,250,000
2021	3,250,000
2022	3,250,000
Thereafter	432,125,000

Total	$448,375,000

Predecessor

        The Company had a $150 million Credit Agreement ("CA") whereby it could elect to borrow through a revolving loan, swing loan or letters of credit up to certain sub-limits as defined in the CA. The CA matures on January 31, 2019. Interest on outstanding borrowings on the revolving loan was payable monthly at the bank's prime rate for borrowings against the swing loan, or the London InterBank Offered Rate ("LIBOR") for borrowings against the revolving loan, plus a margin percentage based on the leverage ratio obtained and the type of loan outstanding. All borrowings were

VERRA MOBILITY CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

9. Debt (Continued)

subject to the satisfaction of customary conditions and restrictive covenants, including absence of defaults and accuracy in material respects of representations and warranties. In addition, the CA contained customary restrictive covenants for facilities and transactions of this type. In 2016, the Company amended the CA to allow for a cash dividend paid to shareholders (see Note 12).

        At the 2017 Predecessor Period and at December 31, 2016 and 2015, interest rates were 5.0%, 4.75% and 4.50% respectively, for prime rate borrowings and 3.01%, 2.73% and 2.40% respectively, for LIBOR rate borrowings. Interest on the unused portion of the revolving loan was payable monthly at 0.25% as of the 2017 Predecessor Period and at December 31, 2016 and 2015. The Company also paid interest monthly on outstanding letters of credit of $1.0 million at 2.00% as of December 31, 2016 and 2015. The Company recorded interest expense, including amortization of deferred financing costs, of $0.9 million, $2.7 million, $2.1 million for the 2017 Predecessor Period and the years ended December 31, 2016 and 2015, respectively.

        The Company was in compliance with its financial covenants at the 2017 Predecessor Period and for the year ended December 31, 2016. The Company's indebtedness under the CA was secured by liens on the Company's assets. All amounts payable under the CA were paid upon closing of the Merger.

Successor

        In connection with the Merger, the Company entered into a First Lien Term Loan Credit Agreement (the "First Lien"), a Second Lien Term Loan Credit Agreement (the "Second Lien"), (collectively the "Term Loans"), and a Revolving Credit Agreement (the "Revolver") with a syndicate of lenders (collectively, the "2017 Credit Facilities"). The 2017 Credit Facilities provide for committed senior secured financing of $490.0 million, consisting of the following: the Term Loans in an aggregate principal amount of $450.0 million; and the Revolver, available for loans and letters of credit with an aggregate revolving commitment of up to $40.0 million (based on borrowing based eligibility as described below).

        The Term Loans consist of a First Lien and Second Lien initial loans of $325.0 million and $125.0 million, respectively. The Company may request one or more additional tranches of debt under the Term Loans of up to $90.0 million, subject to certain ratio requirements. The $325.0 million initial loan of the First Lien is repayable in quarterly installments of 1.0% per annum of the amount initially borrowed. The First Lien and Second Lien mature on May 31, 2024 and May 31, 2025, respectively. The First Lien bears interest based, at the Company's option, on either (1) LIBOR plus an applicable margin of 4.50% per annum, or (2) an alternate base rate plus an applicable margin of 3.50% per annum. The Second Lien bears interest based, at the Company's option, on either (1) LIBOR plus an applicable margin of 8.50% per annum, or (2) an alternate base rate plus an applicable margin of 7.50% per annum. At December 31, 2017, the interest rates on the First Lien and Second Lien were 6.12% and 10.11%, respectively.

        The Revolver matures on May 31, 2022. Borrowing eligibility under the Revolver is subject to a monthly borrowing base calculation based on (i) certain percentages of eligible accounts receivable and inventory, less (ii) certain reserve items, including outstanding letters of credit and other reserves. The Company may at any time, on not more than four occasions, request an increase to the Revolver of up to an aggregate amount of $25 million. The Revolver bears interest on either (1) LIBOR plus an applicable margin, or (2) an alternate base rate plus an applicable margin. The margin percentage

VERRA MOBILITY CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

9. Debt (Continued)

applied to (1) LIBOR is either 1.25%, 1.50%, or 1.75%, or (2) the base rate is either 0.25%, 0.50%, or 0.75%, depending on the Company's average available availability to borrow under the commitment. At December 31, 2017 the Company had no outstanding borrowings on the Revolver and availability to borrow under the Revolver was $39.0 million, net of $1.0 million of outstanding letters of credit.

        Interest on the unused portion of the Revolver is payable quarterly at 0.38% at December 31, 2017. The Company also is required to pay participation and fronting fees on $1.0 million in outstanding letters of credit at 1.38% as of December 31, 2017.

        The Company recorded interest expense, including amortization of deferred financing costs and discounts, of $20.9 million for the 2017 Successor Period.

        All borrowings and other extensions of credit under the 2017 Credit Facilities are subject to the satisfaction of customary conditions and restrictive covenants, including absence of defaults and accuracy in material respects of representations and warranties.

        At December 31, 2017, the Company was in compliance with the covenants of the 2017 Credit Facilities. The Company's assets have been pledged as collateral and secure the Company's indebtedness under the 2017 Credit Facilities.

        The weighted average effective interest rates of the Company's outstanding borrowings under the 2017 Credit Facilities were 7.23% at December 31, 2017.

10. Derivative Instruments

        The Company had an interest rate swap agreement with a notional amount of $30,000,000 that terminated in July 2016. The interest rate swap agreement paid interest at 1.03% and received interest at the one month LIBOR rate. Net interest paid under the swap arrangements for the years ended December 31, 2016 and 2015, was $0.1 million and $0.3 million, respectively. The Company did not have any interest rate swaps outstanding at December 31, 2017.

11. Income Taxes

        On December 22, 2017, the U.S. enacted significant changes to U.S. tax law following the passage and signing of H.R.1, "An Act to Provide for Reconciliation Pursuant to Titles II and V of the Concurrent Resolution on the Budget for Fiscal Year 2018" (the "Tax Act"). The Tax Act permanently reduces the U.S. federal corporate tax rate from a maximum 35% to 21%, eliminates corporate Alternative Minimum Tax, modified rules for expensing capital investment, limits the deduction of interest expense for certain companies and has international tax consequences for companies that operate internationally. Most of the changes introduced in the Tax Act are effective beginning on January 1, 2018.

        ASC 740, Income Taxes, requires filers to record the effect of tax law changes in the period enacted. However, the Securities and Exchange Commission issued Staff Accounting Bulletin No. 118, which permits filers to record provisional amounts during a measurement period ending no later than one year from the date of enactment. As of December 31, 2017, the Company re-measured the applicable deferred tax assets and liabilities based on the rates at which they are expected to reverse. The gross deferred tax assets and liabilities were provisionally adjusted which resulted in a net effect of a $27.3 million decrease in net deferred tax liabilities to its provision for income taxes. No other provisional amounts have been recorded as a result of the Tax Act at this time, and the effects of the Tax Act are still being identified and evaluated by the Company.

VERRA MOBILITY CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

11. Income Taxes (Continued)

        The income tax (benefit) provision consisted of the following items:

	Successor	Predecessor
	Period from June 1, 2017 to December 31, 2017	Period from January 1, 2017 to May 31, 2017	Year Ended December 31, 2016	Year Ended December 31, 2015
Current
Federal	$188,293	$4,126,889	$19,261,129	$5,775,778
State	218,305	452,882	2,570,841	604,027

Total current tax expense	406,598	4,579,771	21,831,970	6,379,805
Deferred
Federal	(31,090,429)	(3,114,557)	(3,191,446)	(1,643,066)
State	6,808	(212,421)	20,506	(910,399)

Total deferred tax expense	(31,083,621)	(3,326,978)	(3,170,940)	(2,553,465)

Income tax (benefit) provision	$(30,677,023)	$1,252,793	$18,661,030	$3,826,340

        A reconciliation of the provision for income taxes and the amounts computed by applying the statutory federal income tax rate of 35% to the income before (benefit) provision is as follows:

	Successor	Predecessor
	Period from June 1, 2017 to December 31, 2017	Period from January 1, 2017 to May 31, 2017	Year Ended December 31, 2016	Year Ended December 31, 2015
Income tax(benefit)expense at statutory rate	$(4,353,581)	$872,338	$16,679,990	$5,333,188
State income taxes, net of federal income tax effect	148,706	229,901	1,691,552	498,387
Tax rate changes/valuation of deferred tax items	(27,336,495)	(1,266,981)	—	—
Nondeductible expenses	297,077	240,273	491,348	704,840
Unrecognized tax benefits	(188,294)	(328,120)	465,266	694,564
Change in valuation allowance	—	—	(52,872)	—
Transaction costs	826,971	822,344	—	—
R&D Credits	—	660,000	(574,250)	(3,510,331)
Other	(71,407)	23,038	(40,004)	105,692

Total income tax (benefit) provision	$(30,677,023)	$1,252,793	$18,661,030	$3,826,340

VERRA MOBILITY CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

11. Income Taxes (Continued)

        Significant components of the Company's deferred income tax assets and liabilities consist of the following at December 31:

	Successor	Predecessor
	2017	2016
Deferred tax assets:
Accrued expenses and other	$2,506,349	$4,839,559
Allowance for doubtful accounts	1,404,926	2,483,716
Net operating loss carry forward	725,629	471,072
Transaction and financing costs	564,827	—
Federal and state income tax credits	339,807	539,807
Intangible assets	—	5,520,807

Gross deferred tax assets	5,541,538	13,854,961
Valuation allowance	(105,624)	(86,906)

Deferred tax assets, net of valuation allowance	5,435,914	13,768,055
Deferred tax liabilities:
Intangible assets	(44,638,810)	—
Property and equipment	(10,106,340)	(17,908,388)
Prepaid assets	(294,455)	(569,191)

Gross deferred tax liabilities	(55,039,605)	(18,477,579)

Total deferred tax liabilities, net	$(49,603,691)	$(4,709,524)

        In accordance with ASC 740-10, Income Taxes, deferred tax assets are reduced by a valuation allowance if it is more likely than not that some portion or all of the deferred tax assets will not be realized. The realization of deferred tax assets can be affected by, among other things, the nature, frequency and severity of current and cumulative losses, forecasts of future profitability, the length of statutory carryforward periods, the Company's experience with utilizing operating losses and tax credit carryforwards by jurisdiction, and tax planning alternatives that may be available.

        The Company performed an analysis of the reversal of the deferred tax liabilities, and then considered the overall business environment, historical earnings and the outlook for future years. The Company determined that it is more likely than not that the benefit from certain state net operating loss carryforwards will not be realized. In recognition of this risk, in the 2017 Successor Period, the 2017 Predecessor Period and the year ended December 31, 2016 the Company provided a valuation allowance of $0.1 million on the deferred tax assets relating to these state net operating loss carryforwards.

        The net operating loss carryforwards represent $10.3 million, $9.7 million and $12.8 million of state net operating losses at December 31, 2017, 2016 and 2015, respectively, that began to expire in 2016. The utilization of some of these state net operating losses may also be subject to annual limitations due to ownership change rules under the Internal Revenue Code. The Company has certain tax credits of $0.4 million, $0.8 million and $0.9 million at December 31, 2017, 2016 and 2015, respectively, which if unused will begin to expire in 2026.

VERRA MOBILITY CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

11. Income Taxes (Continued)

        At December 31, 2017, uncertainties relating to tax credits and certain state income tax positions in the amount of $2.5 million was recorded as an increase in other long-term liabilities as presented in the Company's consolidated balance sheets. The Company is not anticipating a significant change in the total amount of unrecognized tax benefits during the next 12 months.

        The Company recognizes interest and penalties related to unrecognized tax benefits as income tax expense. The Company recognized $157,013, $85,804, $225,000 and $15,000 in interest and penalties for the 2017 Successor Period, the 2017 Predecessor Period and the years ended December 31, 2016 and 2015, respectively. The Company accounts for uncertain tax positions by recognizing the financial statement effects of a tax position only when, based on technical merits, it is more likely than not that the tax position will be sustained under examination.

        The Company is subject to examination by the Internal Revenue Service and taxing authorities in various states. The Company's U.S. federal income tax return remains subject to income tax examinations by tax authorities for the years 2015 to 2017. The Company's state income tax return is currently under examination by the New York State Department of Taxation and Finance for the years 2014 to 2016, and various other state income tax returns for the years from 2012 to 2017 remain subject to tax examinations by tax authorities. The Company regularly assesses the likelihood of additional tax deficiencies in each of the tax jurisdictions and, accordingly, makes appropriate adjustments to the tax provision as deemed necessary.

12. Stockholders' Equity

Predecessor—Capital Stock

        Holders (each, a "Predecessor Common Stockholder") of shares of common stock of Verra Mobility prior to the Merger (collectively, "Predecessor Common Stock") were entitled to one vote for each share held on all matters submitted to them for their vote or approval. Holders (each, a "Predecessor Preferred Stockholder") of shares of Series A and Series B Preferred Stock of Verra Mobility prior to the Merger (collectively, "Predecessor Preferred Stock") were entitled to the number of votes equal to the number of shares of Predecessor Common Stock into which such shares of Predecessor Preferred Stock could be converted. The voting rights and powers of Predecessor Preferred Stockholders were equal to those of the Predecessor Common Stockholders voting together with the Predecessor Common Stock as a single class.

        Shares of Predecessor Preferred Stock were convertible at the option of the holder into the number of shares of Predecessor Common Stock as determined by dividing the original issue price by the then effective conversion price. Shares of Predecessor Preferred Stock were subject to automatic conversion into shares of Predecessor Common Stock based on the then-effective conversion price upon an initial public offering having a per share price of not less than $3.125 with minimum net proceeds of $30.0 million, or if greater than 50% of the Predecessor Series A Preferred Stockholders, voting as a separate class, elect to convert the shares of Predecessor Series A Preferred Stock into shares of Predecessor Common Stock, or if greater than 50% of the Predecessor Series B Preferred Stockholders, voting as a separate class, elect to convert the shares of Predecessor Series B Preferred Stock into shares of Predecessor Common Stock.

        Shares of Predecessor Preferred Stock have been classified as equity on the consolidated balance sheet. The features of the Preferred Stock are those of an equity instrument based on consideration of

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

12. Stockholders' Equity (Continued)

the terms of the Predecessor Preferred Stock. The conversion feature does not require accounting separate from the Predecessor Preferred Stock, because it is considered to be clearly and closely related to the Predecessor Preferred Stock. The redemption feature does not qualify as a derivative on a stand-alone basis.

        The holders of Predecessor Series A Preferred Stock and Predecessor Series B Preferred Stock were entitled to receive dividends at $0.10 and $0.16 per share, respectively, payable only if and when declared by the Board of Directors. The dividends on each share were noncumulative and accrue from the date declared by the Board of Directors. Predecessor Preferred Stockholders were equally entitled to receive this dividend prior to and in preference to a dividend on any shares of Predecessor Common Stock. After the Predecessor Preferred Stockholders have received the preferential dividend described above, they were entitled to participate, on an as-converted basis to Predecessor Common Stock, in any additional dividends declared on Predecessor Common Stock. In April 2016, Verra Mobility paid a cash dividend to all Predecessor Common Stockholders and Predecessor Preferred Stockholders in the amount of $0.30 per share, for a total of $47.1 million. The Predecessor Preferred Stockholders waived their right to certain preferential dividends under Verra Mobility's organizational documents. There were no accrued dividends at December 31, 2016.

        As a result of the Merger, all outstanding shares of Predecessor Common Stock and Predecessor Preferred Stock were cancelled and converted into the right to receive $3.10 for each share.

Successor

        Verra Mobility has 1,000 shares of Common Stock authorized for issuance. Pursuant to the plan of merger, Parent received 100 common shares of Verra Mobility and is the sole shareholder at December 31, 2017.

        In connection with the Merger transaction, the Company received $129.0 million in cash from Platinum Equity which has been reflected in the Statement of Stockholder's Equity as additional paid in capital.

13. Long-term Incentive Plan

Predecessor

        The Company had a 2010 Long-Term Incentive Plan ("2010 Plan") which allowed the Company to grant appreciation rights in Phantom Stock Units (each, a "PSU" and collectively, "PSUs") to employees, officers and nonemployee directors of the Company. PSUs vested ratably over five years and paid out on the sixth anniversary of the grant date. PSU liability payouts related to departed 2010 Plan participants during the year ended December 31, 2016 were $1.3 million. In 2016, the Company terminated the 2010 Plan and cancelled all outstanding PSUs.

        In 2016, the Company created a 2016 Equity Incentive Plan (the "2016 Plan"), which allowed the Company to grant stock appreciation rights (each, an "SAR" and collectively, "SARs"), options, restricted stock or restricted stock units to employees, directors, consultants and service providers. Awards vested ratably over four years and paid out on a change in control of the Company. The Company initially granted 11,222,500 SARs under the 2016 Plan, with an initial strike price of $2.24 per SAR that was subsequently amended to $1.96 per SAR. As a result of the Acquisition all 10,447,500 remaining outstanding SARs were paid out at $3.10 per SAR resulting in an $11.9 million charge

VERRA MOBILITY CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

13. Long-term Incentive Plan (Continued)

recognized in selling, general, and administrative expense. The Company terminated the 2016 Plan concurrent to the payout of the remaining SARs.

        The Company recorded a stock based compensation recovery of $0.6 million and $2.3 million, respectively for the years ended December 31, 2016 and 2015.

        The total PSUs outstanding under the 2010 Plan are as follows:

	Number of PSUs	Weighted Average Strike Price	Weighted Average Remaining Term
Balance at December 31, 2015	6,622,000	2.52	3.47 years
Granted	—	—
Paid out	(2,053,000)	—
Forfeited	(4,569,000)	2.78

Balance at December 31, 2016	—

        The tax benefit received from the PSU expense in 2016 was $0.7 million.

        A total of 15 million awards were authorized under the 2016 Plan. The total awards outstanding under the 2016 Plan are as follows:

	Number of SARs	Weighted Average Strike Price	Weighted Average Remaining Term
Balance at December 31, 2015	—	—
Granted	11,222,500	1.96
Paid out	—	—
Forfeited	(575,000)	1.96

Balance at December 31, 2016	10,647,500	1.96	9.05 years
Forfeited	(200,000)	1.96

Balance at May 31, 2017	10,447,500	1.96	8.63 years
Paid out	(10,447,500)	1.96

Balance at December 31, 2017	—

Successor

        On July 6, 2017, Greenlight Holding Corporation, the indirect parent of Verra Mobility implemented the 2017 Participation Plan (the "2017 Plan") under which those employees who are participants in the plan may be entitled to receive compensation upon the occurrence of certain qualifying events. The 2017 Plan may be modified at any point before a qualifying event. As of December 31, 2017, no qualifying events have occurred nor are probable of occurring; and, no amounts have been paid under the 2017 Plan, and no expense has been recorded.

VERRA MOBILITY CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

14. Employee Benefit Plan

        The Company has a 401(k) plan that covers substantially all employees who meet certain eligibility requirements. Company employees may elect to have a portion of their compensation withheld up to the statutory limit. The 401(k) plan includes a Company match that vests immediately. The Company made employer contributions of $0.7 million, $0.6 million, $1.3 million, $1.2 million during the 2017 Successor Period, the 2017 Predecessor Period and the years ended December 31, 2016 and 2015, respectively.

15. Related Party Transactions

Predecessor

        The Company has an exclusive Supply and Distribution Agreement with an affiliate of a former stockholder of Verra Mobility ("Related Party Vendor"). The agreement covers the development and supply of photo-traffic law enforcement equipment and expires in September 2019. During the 2017 Predecessor Period and the years ended December 31, 2016 and 2015, the Company purchased a total of $3.7 million, $5.2 million and $4.6 million from the Related Party Vendor. Amounts due to the Related Party Vendor, which were included in accounts payable at December 31, 2016, were $1.0 million. Upon the Merger, this Related Party Vendor was no longer a stockholder of Verra Mobility (See Note 3).

Successor

        Greenlight Holding Corporation, on behalf of itself and its subsidiaries, including the Company, has a corporate advisory services agreement with Advisors whereby the Company pays a management fee for services and the related expenses incurred by Advisors in the provision of those services. For the 2017 Successor period, the Company paid $3.8 million in management fees and an additional $0.5 million in related expenses. In conjunction with the Merger, the Company paid $8.0 million related to the provision of acquisition related services and $2.0 million related to the provision of debt financing related services.

16. Commitments and Contingencies

        The Company has issued various letters of credit under contractual arrangements with certain of its customers. Outstanding letters of credit under these arrangements totaled $1.0 million at December 31, 2016. The letters of credit are not released until all services have been provided or the contract has been cancelled. The letters of credit are no longer outstanding as of December 31, 2017.

Legal Proceedings

        The Company is subject to legal and regulatory actions that arise from time to time in the ordinary course of business. The Company records a liability when it believes it is probable a loss was incurred and the amount of loss or range of loss can be reasonably estimated. The assessment as to whether a loss is probable, reasonably possible or remote, and as to whether a loss or a range of such loss is estimable, often involves significant judgment about future events. The Company has determined that resolution of pending matters is not probable to have a material adverse impact on its consolidated results of operations, cash flows, or financial position. However, the outcome of litigation is inherently uncertain. As additional information becomes available, the Company reassesses the potential liability.

VERRA MOBILITY CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

16. Commitments and Contingencies (Continued)

Operating Lease Agreements

        The Company is obligated under various operating lease agreements for office and warehouse space, with payments ranging from $950 to $183,863 per month, expiring at various dates through April 2026 and with optional renewal terms. The Company is also obligated for its proportionate share of operating expenses and real estate taxes of the facilities. Rent expense under these operating leases was $2.1 million and $1.3 million for the 2017 Successor Period and the 2017 Predecessor Period, respectively, and $3.0 million for each of the years ended December 31, 2016 and 2015.

        The Company also leases equipment under various operating lease agreements, which expire at various dates through October 2021. Monthly rental payments under these operating lease agreements range from $178 to $9,523. Rent expense under these operating leases was $0.1 million and $0.1 million for the 2017 Successor Period and the 2017 Predecessor Period, respectively, and $0.2 million for each of the years ended December 31, 2016 and 2015.

        At December 31, 2017, total future minimum lease payments over the remaining lease periods are as follows:

2018	$3,200,089
2019	2,839,596
2020	2,795,428
2021	2,538,077
2022	2,370,067
Thereafter	7,094,722

Total	$20,837,979

17. Segment Reporting

        The Company has two operating and reportable segments, Government Solutions and Commercial Services. Government Solutions delivers traffic law enforcement services and products to state and local governments. Commercial Services delivers tolling and violation management services to rental car companies, commercial fleet vehicle owners and violation issuing authorities. The Company's Chief Operating Decision Maker ("CODM") function is comprised of the Company's CEO and certain defined representatives of the Company's majority shareholder. The Company's CODM function monitors operating performance, allocates resources and deploys capital based on these two operating and reportable segments.

        Segment performance is based on revenues and income (loss) from operations before depreciation, amortization, impairment and gain (loss) on disposal of assets and after other income, net. The table below refers to this measure as Segment profit (loss). Depreciation, amortization, impairment and gain (loss) on disposal of assets, interest expense, and income taxes are not indicative of operating performance, and, as a result are not included in the measures that are reviewed by the CODM function for the operating and reportable segments. Other income, net consists primarily of credit card rebates earned on the prepayment of tolling violations and therefore included in Segment profit (loss). There are no significant non-cash items reported in Segment profit (loss).

VERRA MOBILITY CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

17. Segment Reporting (Continued)

        The Company allocates certain corporate expenses to the two operating and reportable segments. The corporate expenses are allocated using several different factors depending on the item being allocated. These factors range from specific identification to headcount based to split evenly between the two operating and reportable segments. Corporate expenses includes all of the items above that are not included in Segment profit plus, income taxes, transaction expenses, fees to Advisors and other items designated by the CODM function as corporate initiatives.

        The Company does not disaggregate assets by segment other than "Equipment installed at customer sites" and "Automobiles". All amounts for these categories relate to the Government Solutions segment. The net book value of these items was $47.5 million and $52.5 million at Successor December 31, 2017 and Predecessor December 31, 2016, respectively. See Note 6 for goodwill balances by segment.

        The following tables set forth financial information by segment:

	Successor
For the Period June 1, 2017 to December 31, 2017	Government Solutions	Commercial Services	Corporate and Other	Total
Service revenue	$79,781,407	$55,873,870	$—	$135,655,277
Product sales	2,583,410	—	—	2,583,410

Total revenue	82,364,817	55,873,870	—	138,238,687
Cost of service revenue	1,509,923	426,140	—	1,936,063
Cost of product sales	1,590,018	—	—	1,590,018
Operating expenses	33,650,812	15,659,842	—	49,310,654
Selling , general and administrative expenses	12,131,938	15,578,878	18,331,725	46,042,541
Other (income) expense, net	(62,799)	(2,114,474)	5,012	(2,172,261)

Segment Profit	$33,544,925	$26,323,484	$(18,336,737)	$41,531,672

Segment profit (loss)	$33,544,925	$26,323,484	$(18,336,737)	$41,531,672
Depreciation, amortization, impairment, and (gain) loss on disposal of assets, net	—	—	33,112,553	33,112,553
Interest	—	—	20,857,920	20,857,920

Income (loss) before income taxes	$33,544,925	$26,323,484	$(72,307,210)	$(12,438,801)

VERRA MOBILITY CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

17. Segment Reporting (Continued)

	Predecessor
For the Period January 1, 2017 to May 31, 2017	Government Solutions	Commercial Services	Corporate and Other	Total
Service revenue	$57,021,848	$35,509,091	$—	$92,530,939
Product sales	1,340,191	—	—	1,340,191

Total revenue	58,362,039	35,509,091	—	93,871,130
Cost of service revenue	1,174,923	194,522	—	1,369,445
Cost of product sales	963,504	—	—	963,504
Operating expenses	24,351,963	10,906,315	—	35,258,278
Selling , general and administrative expenses	9,562,241	10,259,708	21,771,616	41,593,565
Other (income) expense, net	(48,416)	(1,243,281)	(2,602)	(1,294,299)

Segment Profit	$22,357,824	$15,391,827	$(21,769,014)	$15,980,637

Segment profit (loss)	$22,357,824	$15,391,827	$(21,769,014)	$15,980,637
Depreciation, amortization, impairment, and (gain) loss on disposal of assets, net	—	—	12,613,143	12,613,143
Interest	—	—	875,102	875,102

Income (loss) before income taxes	$22,357,824	$15,391,827	$(35,257,259)	$2,492,392

	Predecessor
For the year ended December 31, 2016	Government Solutions	Commercial Services	Corporate and Other	Total
Service revenue	$132,223,777	$80,290,935	$—	$212,514,712
Product sales	18,234,874	—	—	18,234,874

Total revenue	150,458,651	80,290,935	—	230,749,586
Cost of service revenue	2,355,626	282,444	—	2,638,070
Cost of product sales	9,505,473	—	—	9,505,473
Operating expenses	55,805,204	27,957,195	—	83,762,399
Selling , general and administrative expenses	23,704,054	28,175,817	1,154,000	53,033,871
Other (income) expense, net	(212,391)	(2,252,874)	(5,511)	(2,470,776)

Segment Profit	$59,300,685	$26,128,353	$(1,148,489)	$84,280,549

Segment profit (loss)	$59,300,685	$26,128,353	$(1,148,489)	$84,280,549
Depreciation, amortization, impairment, and (gain) loss on disposal of assets, net	—	—	33,916,936	33,916,936
Interest	—	—	2,706,499	2,706,499

Income (loss) before income taxes	$59,300,685	$26,128,353	$(37,771,924)	$47,657,114

VERRA MOBILITY CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

17. Segment Reporting (Continued)

	Predecessor
For the year ended December 31, 2015	Government Solutions	Commercial Services	Corporate and Other	Total
Service revenue	$128,024,253	$65,289,614	$—	$193,313,867
Product sales	10,280,428	—	—	10,280,428

Total revenue	138,304,681	65,289,614	—	203,594,295
Cost of service revenue	2,650,974	541,103	—	3,192,077
Cost of product sales	6,266,857	—	—	6,266,857
Operating expenses	63,271,535	18,898,282	—	82,169,817
Selling , general and administrative expenses	26,735,587	23,877,077	2,117,000	52,729,664
Other (income) expense, net	(256,349)	2,338,790	85,428	2,167,869

Segment Profit	$39,636,077	$19,634,362	$(2,202,428)	$57,068,011

Segment profit (loss)	$39,636,077	$19,634,362	$(2,202,428)	$57,068,011
Depreciation, amortization, impairment, and (gain) loss on disposal of assets, net	—	—	39,735,540	39,735,540
Interest	—	—	2,094,791	2,094,791

Income (loss) before income taxes	$39,636,077	$19,634,362	$(44,032,759)	$15,237,680

        The Company operates in the United States and Canada. Revenues are attributable to countries based on the location of the customer. Substantially all of the Company's assets are in the United States.

18. Subsequent Events

        In preparing the financial statements, we have evaluated subsequent events for recognition and measurement purposes through March 27, 2018, the date the independent auditors' report was originally issued and the audited annual consolidated financial statements were originally available for issuance. After the original issuance of the consolidated financial statements and through June 29 2018, we have evaluated subsequent events requiring disclosure in the accompanying financial statements. Except as described below, we have concluded there are no subsequent events requiring disclosure.

HTA Merger

        On March 1, 2018, the Company acquired all of the issued and outstanding membership interests of Highway Toll Administration, LLC, and Canada Highway Toll Administration, collectively, "HTA", pursuant to a unit purchase agreement ("Unit Agreement") for a cash purchase price of $525.0 million subject to adjustments set forth in the Unit Agreement which aggregated $9.7 million, an estimated $12.1 million payment to the HTA sellers for certain tax items and the issuance of 5.26 shares of Greenlight Holdings II Corporation ("Greenlight II" or "Parent") common stock resulting in an aggregate purchase price of $604.1 million (the "HTA Merger"). Greenlight II through a series of entities owns 100% of the Company's common stock. The Greenlight II shares issued were determined to have a fair value of $57.3 million. The Company reflected the receipt of the Greenlight II common

VERRA MOBILITY CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

18. Subsequent Events (Continued)

shares as a capital contribution from Parent and then delivered these shares to the HTA sellers as non-cash purchase consideration.

        The Company estimated the fair value of the Greenlight Holdings II Corporation common shares issued in connection with this transaction with input from management and a contemporaneous third-party valuation of the Company. Management determined the fair value of Greenlight Holdings II Corporation was the same as the Company as Greenlight Holdings II Corporation's only holdings were the Company. The valuation advisory firm prepared a valuation report as of March 1, 2018. The assumptions and inputs used in connection with the valuation reflected management's best estimate of the Company's business condition, prospects and operating performance on the valuation date.

        The Company averaged the results of a discounted cash flow analysis, comparable public company analysis and comparable acquisitions analysis to determine an enterprise value of $2.1 billion. The Company then deducted debt of $1.0 billion to arrive at a concluded equity value of $1.1 billion, which was used to derive a per share value.

        The preliminary allocation of the purchase price is summarized as follows:

Assets acquired
Cash	$2,995,722
Accounts receivable	8,189,888
Prepaid expense and other current assets	5,266,168
Installation and service parts	296,535
Property and equipment	995,816
Customer relationships	242,500,000
Developed technology	72,800,000
Non-competition agreements	48,500,000
Trademark	5,500,000
Goodwill	232,153,456

Total assets acquired	619,197,585
Liabilities assumed
Accounts payable and accrued expenses	10,401,826
Deferred tax liability	4,733,044

Total liabilities assumed	15,134,870

Total purchase price	$604,062,715

        The excess of cost of the HTA Merger over the net amounts assigned to the fair value of the net assets acquired was recorded as goodwill and was assigned to the Company's Commercial Services segment. The goodwill consists largely of the expected cash flows and future growth anticipated for the Company. Most of the goodwill is expected to be deductible for tax purposes. The customer relationship value was based on an excess earnings methodology utilizing projected cash flows. The non-competition agreement values were based on the with-or-without method. The trademark and the developed technology values were based on a relief from royalty method. The customer relationship, developed technology, non-competition and trademark intangibles were assigned useful lives of 9 years, 5.5 years, 5 years and 3 years, respectively.

VERRA MOBILITY CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

18. Subsequent Events (Continued)

        The Company recognized $15.6 million of costs related to the HTA merger, which consisted of $7.2 million for acquisition services to Advisors and $8.4 million of professional fees and other expenses in the three months ended March 31, 2018. These costs consisted of $7.2 million for acquisition services to Platinum Equity Advisors, LLC, an affiliate of Platinum ("Advisors") and $8.4 million of professional fees and other expenses related to the transaction.

EPC Merger

        On April 6, 2018, the Company acquired all of the issued and outstanding capital stock of Euro Parking Collection plc ("EPC"), pursuant to a share purchase agreement for purchase consideration consisting of 5.54 shares of Greenlight II common stock and subject to certain adjustments set forth in the share purchase agreement, resulting in an aggregate purchase price of $62.6 million (the "EPC Merger").

        The Company estimated the fair value of the Greenlight Holdings II Corporation common shares issued in connection with this transaction with input from management and a contemporaneous third-party valuation of the Company. Management determined the fair value of Greenlight Holdings II Corporation was the same as the Company as Greenlight Holdings II Corporation's only holdings were the Company. The valuation advisory firm prepared a valuation report as of March 1, 2018. The assumptions and inputs used in connection with the valuation reflected management's best estimate of the Company's business condition, prospects and operating performance on the valuation date.

        The Company averaged the results of a discounted cash flow analysis, comparable public company analysis and comparable acquisitions analysis to determine an enterprise value of $2.1 billion. The Company then deducted debt of $1.0 billion to arrive at a concluded equity value of $1.1 billion, which was used to derive a per share value.

        The preliminary allocation of the purchase price is summarized as follows:

Assets acquired
Working capital and tangible assets	$1,278,938
Trademark	1,100,000
Customer relationships	19,300,000
Developed technology	3,900,000
Goodwill	37,044,287

Total purchase price	$62,623,225

        Goodwill arising from the acquisition was assigned to the Company's Commercial Services segment and consists largely of the expected cash flows and future growth anticipated for the Company. The goodwill is not expected to be deductible for tax purposes. The customer relationship value was based on an excess earnings methodology utilizing projected cash flows. The trademark and the developed technology values were based on a relief from royalty method. The customer relationship, trademark, and developed technology intangibles were preliminarily assigned useful lives of 10 years, 5 years and 4.5 years, respectively

VERRA MOBILITY CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

18. Subsequent Events (Continued)

        The Company recognized $3.0 million of costs related to the EPC Merger in the three months ended June 20, 2018, which consisted of $2.5 million for acquisition services to Advisors and $0.5 million of professional fees and other expenses.

Pro Forma Financial Information

        The following unaudited pro forma results of operations for the years ended December 31, 2016 and 2017 assume the Merger (see Note 3), the HTA Merger and the EPC Merger were completed at the beginning of each period presented. The pro forma results include adjustments to reflect additional amortization of intangibles associated with the acquired businesses and additional interest expense for debt issued to consummate these transactions.

	2017	2016
Revenue	$348,552,349	$331,064,114
Income from operations	50,207,664	32,608,410
Net loss before income tax benefit	(14,246,707)	(26,785,928)
Net income	17,636,496	(15,268,332)

Debt

        In connection with the HTA Merger, the Company entered into a First Lien Term Loan Credit Agreement (the "New First Lien Term Loan"), a Second Lien Term Loan Credit Agreement (the "New Second Lien Term Loan"), (collectively the "New Term Loans") and a Revolving Credit Facility Agreement (the "New Revolver") with a syndicate of lenders (collectively, the "2018 Credit Facilities"). The 2018 Credit Facilities provide for committed senior secured financing of $1.115 billion, consisting of the New Term Loans in an aggregate principal amount of $1.04 billion and the New Revolver available for loans and letters of credit with an aggregate revolving commitment of up to $75 million (based on borrowing based eligibility as described below).

        Aggregate principal amounts due on the New First Lien and New Second Lien Term Loans are $840 million and $200 million, respectively. The 2018 Credit Facilities replace the preexisting First and Second Lien Term Loans (the "Old Term Loans), which were repaid concurrent with the closing on the 2018 Credit Facilities and also replaces the preexisting Revolver (the "Old Revolver"), which was undrawn at close. The outstanding balances on the Old First and Second Lien Term Loans, which were repaid with proceeds from the 2018 Credit Facilities, were $323.4 million and $125 million, respectively at close. The Company recorded a loss on extinguishment of the 2017 Credit Facilities of approximately $10.2 million in the three months ended March 31, 2018, which includes a prepayment penalty of $3.8 million related to the Second Lien.

        The New First Lien Term Loan is repayable in quarterly installments of 1.0% per annum of the amount initially borrowed. The New First Lien and New Second Lien Term Loans mature on February 28, 2025 and February 28, 2026, respectively. The New First Lien Term Loan bears interest based, at the Company's option, on either (1) LIBOR plus an applicable margin of 3.75% per annum, or (2) an alternate base rate plus an applicable margin of 2.75% per annum. The New Second Lien Term Loan bears interest based, at the Company's option, on either (1) LIBOR plus an applicable margin of 7.75% per annum or (2) an alternate base rate plus an applicable margin of 6.75% per annum.

VERRA MOBILITY CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

18. Subsequent Events (Continued)

        The New Second Lien Term Loan may be redeemed by the Company at any time, in whole or in part, at the redemption price plus accrued interest up to the redemption date. The redemption price on the New Second Lien Term Loan is equal to 102% of the aggregate principal amount for redemptions occurring through March 1, 2019, 101% of the aggregate principal amount for redemptions occurring after March 1, 2019 through March 1, 2020 and 100% of the aggregate principal amount for redemptions occurring after March 1, 2020. In addition, the New First and Second Lien Term Loans contain provisions that require mandatory prepayments equal to 50% of excess cash flow (as defined by the New Term Loan agreements); provided that, (a) for the new First Lien Term Loan, at any time the consolidated first lien net leverage ratio (as defined by the New Term Loan agreements) on the last day of the fiscal year is less than or equal to 3.70:1.00 but greater than 3.20:1.00, the mandatory prepayment of the New First Lien Term Loan is equal to 25% of excess cash flow, and if less than 3.20:1.00, the mandatory prepayment on the New First Lien Term Loan is 0%; and (b) for the New Second Lien Term Loan, at any time the consolidated senior secured net leverage ratio (as defined by the Term Loan agreements) on the last day of the fiscal year is less than or equal to 4.70:1.00 but greater than 4.20:1.00 the mandatory prepayment is equal to 25% of excess cash flow and if less than 4.20:1.00 the mandatory prepayment is zero.

        The New Revolver matures on February 28, 2023. Borrowing eligibility under the New Revolver is subject to a monthly borrowing base calculation based on (i) certain percentages of eligible accounts receivable and inventory, less (ii) certain reserve items, including outstanding letters of credit and other reserves. The Company may at any time, on not more than four occasions, request an increase to the New Revolver of up to an aggregate amount of $25 million. The Revolver bears interest on either (1) LIBOR plus an applicable margin, or (2) an alternate base rate, plus an applicable margin. The margin percentage applied to (1) LIBOR is either 1.25%, 1.50%, or 1.75%, or (2) the base rate is either 0.25%, 0.50%, or 0.75%, depending on the Company's average available availability to borrow under the commitment.

Gores Holdings II, Inc. Merger

        On June 21, 2018, Verra Mobility announced it had entered into a definitive agreement and plan of merger with Gores Holdings II, Inc. ("Gores Holdings II"), (the "Gores Holdings II Merger"). The Gores Holdings II Merger is subject to shareholder approval. Upon closing, Verra Mobility will have an anticipated enterprise value of approximately $2.4 billion and will become a publicly traded company.

        Concurrent with the Gores Holdings II Merger, Verra Mobility will also enter into a tax receivable agreement with certain stockholders of the Company, which will provide for the sharing of tax benefits relating to certain pre- transaction tax attributes as those attributes are realized by Verra Mobility.

2017 and 2018 Participation Plans

        On April 9, 2018, the Company terminated the 2017 Participation Plan and replaced it with the 2018 Participation Plan. The 2018 Participation Plan has substantially similar terms and provisions as the 2017 Participation Plan. The 2018 Plan may be modified at any point before a qualifying event. The 2018 Plan will be terminated upon the closing of Gores Holding II Merger in exchange for a cash payment to participants in the 2018 Participation Plan of $28.4 million.

Combined Financial Statements and Report of
Independent Certified Public Accountants

HIGHWAY TOLL ADMINISTRATION, LLC, CANADIAN HIGHWAY TOLL
ADMINISTRATION, LTD, AND VIOLATION MANAGEMENT SOLUTIONS, LLC

December 31, 2017, 2016 and 2015

REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

To the Board of Directors

Highway Toll Administration, LLC, Canadian Highway Toll Administration, Ltd, and Violation Management Solutions, LLC

        We have audited the accompanying combined financial statements of Highway Toll Administration, LLC, Canadian Highway Toll Administration, Ltd, and Violation Management Solutions, LLC (together and collectively, the "Company"), which comprise the combined balance sheets as of December 31, 2017 and 2016, and the related combined statements of income and comprehensive income and cash flows for the years ended December 31, 2017, 2016 and 2015 and the related notes to the combined financial statements.

Management's responsibility for the financial statements

        Management is responsible for the preparation and fair presentation of these combined financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of combined financial statements that are free from material misstatement, whether due to fraud or error.

Auditor's responsibility

        Our responsibility is to express an opinion on these combined financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the combined financial statements are free from material misstatement.

        An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the combined financial statements. The procedures selected depend on the auditor's judgment, including the assessment of the risks of material misstatement of the combined financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity's preparation and fair presentation of the combined financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity's internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the combined financial statements.

        We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

        In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2017 and 2016, and the results of their operations and their cash flows for the years ended December 31, 2017, 2016 and 2015 in accordance with accounting principles generally accepted in the United States of America.

Melville, New York
June 29, 2018

HIGHWAY TOLL ADMINISTRATION, LLC, CANADIAN HIGHWAY TOLL
ADMINISTRATION, LTD, AND VIOLATION MANAGEMENT SOLUTIONS, LLC

Combined Balance Sheets

As of December 31, 2017 and 2016

	2017	2016
ASSETS
CURRENT ASSETS
Cash	$3,735,000	$5,028,000
Accounts receivable	14,717,000	10,422,000
Prepaid expenses	4,010,000	3,252,000
Supplies inventory	333,000	346,000
Other current assets	474,000	323,000
Amounts due from related parties, net	—	222,000

Total current assets	23,269,000	19,593,000
Property and equipment, net	6,791,000	5,768,000
Goodwill, net	2,958,000	3,320,000
Other non-current assets	18,793,000	10,056,000

Total assets	$51,811,000	$38,737,000

LIABILITIES AND MEMBERS' EQUITY
CURRENT LIABILITIES
Accounts payable	$8,867,000	$2,880,000
Accrued expenses	1,092,000	1,084,000
Line of credit	3,000,000	1,016,000
Other current liabilities	44,000	119,000
Amounts due to related parties, net	115,000	—
Credit card liability	3,713,000	2,220,000

Total current liabilities	16,831,000	7,319,000
Non-current liabilities	375,000	375,000

Total liabilities	17,206,000	7,694,000
Members' equity	34,605,000	31,043,000

Total liabilities and members' equity	$51,811,000	$38,737,000

The accompanying notes are an integral part of these combined financial statements.

HIGHWAY TOLL ADMINISTRATION, LLC, CANADIAN HIGHWAY TOLL
ADMINISTRATION, LTD, AND VIOLATION MANAGEMENT SOLUTIONS, LLC

Combined Statements of Income and Comprehensive Income

For the years ended December 31, 2017, 2016 and 2015

	2017	2016	2015
Revenues	$326,539,000	$272,071,000	$219,161,000
Cost of tolls and revenue share	225,111,000	184,359,000	149,652,000
Selling, general and administrative expenses	31,229,000	25,622,000	19,963,000
Depreciation and amortization	2,120,000	1,373,000	428,000

Operating income	68,079,000	60,717,000	49,118,000
Interest (expense) income, net	(103,000)	(32,000)	4,000

Income before income taxes	67,976,000	60,685,000	49,122,000
Income tax expense	419,000	283,000	299,000

Net income	67,557,000	60,402,000	48,823,000
OTHER COMPREHENSIVE INCOME (LOSS)
Foreign currency translation adjustment	59,000	326,000	(176,000)

Comprehensive income	$67,616,000	$60,728,000	$48,647,000

The accompanying notes are an integral part of these combined financial statements.

HIGHWAY TOLL ADMINISTRATION, LLC, CANADIAN HIGHWAY TOLL
ADMINISTRATION, LTD, AND VIOLATION MANAGEMENT SOLUTIONS, LLC

Combined Statements of Cash Flows

For the years ended December 31, 2017, 2016 and 2015

	2017	2016	2015
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$67,557,000	$60,402,000	$48,823,000
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation and amortization	2,120,000	1,373,000	428,000
Amortization of ABG Contract	2,258,000	—	—
Changes in operating assets and liabilities
Accounts receivable	(4,295,000)	(1,780,000)	(3,060,000)
Supplies inventory	13,000	(163,000)	166,000
Prepaid expenses	(758,000)	(1,023,000)	(416,000)
Other current assets	(146,000)	(268,000)	(52,000)
Amounts due from and to related parties	337,000	(222,000)	—
Other non-current assets	5,000	84,000	(2,000)
Accounts payable	5,956,000	639,000	(1,101,000)
Accrued expenses and other current liabilities	(67,000)	940,000	(1,154,000)
Other non-current liabilities	—	—	375,000
Credit card liability	1,493,000	747,000	(599,000)
Capitalized contract fees	(11,000,000)	(10,000,000)	—

Net cash provided by operating activities	63,473,000	50,729,000	43,408,000

CASH FLOWS FROM INVESTING ACTIVITIES
Acquired business	—	(4,488,000)	—
Acquisitions of property and equipment	(2,790,000)	(3,643,000)	(1,954,000)
Disposals of property, plant, and equipment	1,000	253,000	—

Net cash used in investing activities	(2,789,000)	(7,878,000)	(1,954,000)

CASH FLOWS FROM FINANCING ACTIVITIES
Borrowings under line of credit	3,818,000	3,363,000	2,415,000
Payments under line of credit	(1,834,000)	(2,363,000)	(2,405,000)
Contributions from members	6,500,000	3,001,000	6,454,000
Distributions to members	(70,491,000)	(46,271,000)	(50,809,000)

Net cash used in financing activities	(62,007,000)	(42,270,000)	(44,345,000)

Effect of exchange rate changes in cash	30,000	18,000	(176,000)

Net (decrease) increase in cash	(1,293,000)	599,000	(3,067,000)
Cash—beginning of year	5,028,000	4,429,000	7,496,000

Cash—end of year	$3,735,000	$5,028,000	$4,429,000

Supplemental disclosure of cash flow information:
Cash paid during the year for:
Interest	$106,000	$36,000	$2,000

Income taxes	$229,000	$332,000	$351,000

The accompanying notes are an integral part of these combined financial statements.

HIGHWAY TOLL ADMINISTRATION, LLC, CANADIAN HIGHWAY TOLL ADMINISTRATION, LTD, AND VIOLATION MANAGEMENT SOLUTIONS, LLC

Notes to Combined Financial Statements

December 31, 2017, 2016 and 2015

1. NATURE OF BUSINESS

Description of Business

        Highway Toll Administration, LLC, Canadian Highway Toll Administration, Ltd, and Violation Management Solutions, LLC (together and collectively, "HTA" or the "Company") provides tolling administration for rental car companies in the United States, Canada and Puerto Rico. Services includes:

  •
  Handling the entire service and administration around tolling for rental car companies;

  •
  Providing and installing transponders (such as E-ZPass) for rental car companies;

  •
  Providing license plate-based video-tolling solutions (such as TollTag); and

  •
  Processing solutions for toll violations and non-toll violations incurred by rental agency customers.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

        The accounting and reporting policies of the Company conform with generally accepted principles in the United States of America ("US GAAP").

        The accompanying combined financial statements include the accounts of:

    Highway Toll Administration LLC, a New York limited liability company

    Canadian Highway Toll Administration Ltd, a Canadian corporation.

    Violation Management Solutions, LLC, a Delaware limited liability company.

        All significant intercompany items have been eliminated in combination.

Foreign Currency Translation

        The functional currency of Canadian Highway Toll Administration, Ltd is their respective local currency. Assets and liabilities of entities with functional currencies other than the U.S. dollar are translated at the rate of exchange in effect on the balance sheet date. Income statement amounts are translated into U.S. dollars at the average exchange rates for the period. The related translation adjustment is included in accumulated other comprehensive income as a separate component of equity.

Estimates

        The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

HIGHWAY TOLL ADMINISTRATION, LLC, CANADIAN HIGHWAY TOLL ADMINISTRATION, LTD, AND VIOLATION MANAGEMENT SOLUTIONS, LLC

Notes to Combined Financial Statements (Continued)

December 31, 2017, 2016 and 2015

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Fair Value of Financial Instruments

        The following methods and assumptions were used to estimate the fair value of each class of financial instruments for which it is practicable to estimate fair value:

        Cash—The carrying amount approximates fair value because of the liquidity of those instruments.

        Accounts receivable, accounts payable, and credit card liability—The carrying amount approximates fair value because of the short-term duration of those instruments.

        Revolving line of credit—The carrying amount approximates fair value based on current market conditions and interest rates available to the Company for similar financial instruments.

        Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability (an exit price) in an orderly transaction between market participants on the measurement date. Current accounting guidance also establishes a fair value hierarchy, which requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. There are three levels of inputs that may be used to measure fair value. A financial instrument's level within the fair value hierarchy is based on the lowest level of input significant to the fair value measurement.

        The fair value hierarchy consists of the following three levels:

Level 1	—	Quoted market prices in active markets for identical assets or liabilities.
Level 2	—	Inputs other than Level 1 inputs that are either directly or indirectly observable.
Level 3	—	Unobservable inputs developed using the company's estimates and assumptions, which reflect those that market participants would use.

        The determination of where an asset or liability falls in the hierarchy requires significant judgment. The Company evaluates its hierarchy disclosures annually and based on various factors, it is possible that an asset or liability may be classified differently from year to year. However, the Company expects that changes in classifications between different levels will be rare.

Cash

        Substantially all of the Company's cash balances were in excess of Federal Deposit Insurance Corporation insurance limits at the end of the year.

Accounts Receivable

        Accounts receivable represents customer obligations related to revenues, due under normal trade terms agreed upon in master agreements. Accounts outstanding longer than contractual terms are considered to be past due. The Company maintains an allowance for doubtful accounts based on receivables that are not probable of collection after evaluating the aging of receivables and the current economic environment. When the Company determines that the amounts are not recoverable, the receivable is written off against the allowance.

HIGHWAY TOLL ADMINISTRATION, LLC, CANADIAN HIGHWAY TOLL ADMINISTRATION, LTD, AND VIOLATION MANAGEMENT SOLUTIONS, LLC

Notes to Combined Financial Statements (Continued)

December 31, 2017, 2016 and 2015

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

        There was no allowance for doubtful accounts recorded at December 31, 2017, 2016.

Supplies Inventory

        Supplies inventory is comprised of transponder housing units which are valued at the lower of cost or market on a first-in, first-out basis.

Property and Equipment

        Property and equipment are recorded at cost net of accumulated depreciation. Depreciation is provided principally on the straight line method over the estimated lives of the assets. The estimated useful lives of the assets are as follows:

Machinery and equipment	5 years
Automobiles	5 years
Furniture and fixtures	7 years
Computer equipment	5 years
Computer software	5 years

        Assets recorded under leasehold improvements are amortized over the period of the lease or their estimated useful lives, whichever is shorter. Certain leasehold improvements are being amortized over a period that includes the required lease period and a renewal period that is deemed to be reasonably assured.

        Maintenance and repairs, which do not improve or extend the useful lives of the respective assets, are expensed as incurred.

Goodwill

        Goodwill represents the excess of costs over fair value of net assets of businesses acquired.

        The Company is amortizing goodwill in accordance with Accounting Standards Update ("ASU") 2014-02 which allows private companies to amortize its goodwill on a straight-line basis over 10 years, or less than 10 years if the entity demonstrates that another useful life is more appropriate. In 2016, the Company adopted this alternative and began to amortize its acquired goodwill over a period of 10 years. In addition, impairment testing is performed only upon the occurrence of a triggering event, in which case, the Company has elected to test for impairment at the entity level.

        The Company also follows the guidance of ASU 2014-18—Business Combinations (Topic 805): Accounting for Identifiable Intangible Assets in a Business Combination (a consensus of the Private Company Council), permitting certain identifiable customer related intangibles to be subsumed into goodwill upon meeting certain criteria.

Impairment of Long-Lived Assets

        The Company reviews the carrying values of long-lived assets for possible impairment whenever events or changes in circumstances indicate that the carrying amount of the assets may not be

HIGHWAY TOLL ADMINISTRATION, LLC, CANADIAN HIGHWAY TOLL ADMINISTRATION, LTD, AND VIOLATION MANAGEMENT SOLUTIONS, LLC

Notes to Combined Financial Statements (Continued)

December 31, 2017, 2016 and 2015

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

recoverable. Management has determined that there have been no impairments of long-lived assets for the years ended December 31, 2017, 2016 and 2015.

Revenue Recognition

        The Company recognizes toll revenues and daily fee revenues as tolls are incurred and when collectability of such amounts are reasonably assured. All revenues are recognized gross of toll fees incurred.

        The Company recognizes transponder revenues when title and risk of loss transfers to the customer, generally upon shipment.

        The Company charges its customers a fee for manual billings prepared related to toll services provided. Such handling fee revenue is recognized after services have been performed and billed to the customer.

        The Company recognizes non-toll violations when the Company performs the violation services.

        Substantially all of the Company's revenues are derived from three customers in 2017 and two customers in 2016 and 2015. For each of the years ended December 31, 2017, 2016 and 2015, these customers accounted for approximately the following amounts of revenues of the Company:

	2017	2016	2015
Avis Budget Group	37%	42%	46%
Enterprise	53%	49%	48%
Advantage	3%	0%	0%
Other rental agencies	7%	9%	6%

Income Taxes

        Highway Toll Administration, LLC and Violation Management Solutions, LLC, through HTA Holdings, Inc., its parent company, are taxed as an S Corporation under Subchapter S of the Internal Revenue Code and applicable state statutes. Pursuant to an S Corporation election, the income of the Company flows through to the shareholder to be taxed at the individual level rather than the corporate level. Accordingly, the Company will have no federal income tax liabilities as long as the S Corporation election is in effect. The total income tax expense is comprised of foreign income taxes paid in Canada related to Canadian Highway Toll Administration, Ltd and state and local income taxes for certain state jurisdictions that assess minimum taxes for Highway Toll Administration, LLC and Violation Management Solutions, LLC.

        The income allocable to HTA Holdings, Inc. is subject to examination by federal and state taxing authorities. In the event of an examination of the income tax returns, the tax liability of the shareholder could be changed if an adjustment in the income is ultimately determined by the taxing authorities.

        As required by the uncertain tax position guidance in Accounting Standards Codification ("ASC") 740—Income Taxes, a tax position is recognized or derecognized based on a "more likely than

HIGHWAY TOLL ADMINISTRATION, LLC, CANADIAN HIGHWAY TOLL ADMINISTRATION, LTD, AND VIOLATION MANAGEMENT SOLUTIONS, LLC

Notes to Combined Financial Statements (Continued)

December 31, 2017, 2016 and 2015

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

not" threshold. The amount recognized in the financial statements is the largest benefit that has a greater than 50% likelihood of being realized upon the ultimate settlement with the relevant taxing authority. This applies to positions taken or expected to be taken in a tax return. The Company recorded no tax liability for uncertain tax positions at December 31, 2017, 2016 and 2015.

        The Company records interest and penalties resulting from tax-related matters as part of the operating expenses. Our tax returns for each of our federal and state tax years since 2014 remain subject to examination by the Internal Revenue Service and state jurisdictions.

Concentrations of Credit Risk

        Financial instruments which potentially subject the Company to concentrations of credit risk consist principally of trade accounts receivables. The Company performs ongoing credit evaluations of its customers' financial condition and generally does not require collateral.

        Substantially all of the Company's accounts receivable are derived from three customers in 2017 and two customers in 2016. For each of the years ended December 31, 2017, 2016, these customers accounted for approximately the following amounts of accounts receivable of the Company:

	2017	2016
Enterprise	62%	74%
Advantage	17%	0%
Avis Budget Group	15%	18%
Other rental agencies	6%	8%

Recent Accounting Pronouncements

        In January 2017, the Financial Accounting Standards Board ("FASB") issued ASU 2017-01, Business Combinations (Topic 805): Clarifying the Definition of a Business. The amendments in ASU 2017-01 clarify the definition of a business with the objective of adding guidance to assist entities with evaluating whether transactions should be accounted for as acquisitions (or disposals) of assets or businesses. These amendments provide a screen to determine when a set is not a business. If the screen is not met, the amendments in this ASU first, require that to be considered a business, a set must include, at a minimum, an input and a substantive process that together significantly contribute to the ability to create output and second, remove the evaluation of whether a market participant could replace missing elements. These amendments take effect for fiscal years beginning after December 15, 2018, and interim periods within annual periods beginning after December 15, 2019. The impact of the implementation of this standard is still being determined by the Company.

        In August 2016, the FASB issued ASU 2016-15, Statement of Cash Flows (Topic 230). ASU 2016-15 is intended to reduce diversity in practice in how certain transactions are classified in the statement of cash flows. This new standard will be effective for annual reporting periods beginning after December 15, 2018, and interim period within those fiscal years, and early adoption is permitted. The impact of the implementation of this standard is still being determined by the Company.

HIGHWAY TOLL ADMINISTRATION, LLC, CANADIAN HIGHWAY TOLL ADMINISTRATION, LTD, AND VIOLATION MANAGEMENT SOLUTIONS, LLC

Notes to Combined Financial Statements (Continued)

December 31, 2017, 2016 and 2015

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

        In March 2016, the FASB issued ASU 2016-08, Revenue from Contracts with Customers: Principal versus Agent Considerations (Reporting Revenue Gross versus Net), to improve the guidance related to principal versus agent. ASU 2016-08 is effective for annual reporting periods beginning after December 15, 2018. The impact of the implementation of this standard is still being determined by the Company.

        In February 2016, the FASB issued ASU 2016-02, Leases, to increase transparency and comparability among organizations by recognizing lease assets and lease liabilities on the balance sheet and disclosing key information about leasing arrangements. ASU 2016-02 is effective for annual reporting periods beginning after December 15, 2019 and early adoption is permitted. The impact of the implementation of this standard is still being determined by the Company.

        In January 2016, the FASB issued ASU 2016-01, Financial Instruments—Overall: Recognition and Measurement of Financial Assets and Financial Liabilities. ASU 2016-01 modifies how entities measure equity investments and present changes in the fair value of financial liabilities. Under the new guidance, entities will have to measure equity investments that do not result in consolidation and are not accounted for under the equity method at fair value and recognize any changes in fair value in net income unless the investments qualify for the new practicality exception. A practicality exception will apply to those equity investments that do not have a readily determinable fair value and do not qualify for the practical expedient to estimate fair value under ASU 820, Fair Value Measurements, and as such, these investments may be measured at cost. ASU is effective for annual reporting periods beginning after December 15, 2018. The impact of the implementation of this standard is still being determined by the Company.

        In May 2014, the FASB issued ASU 2014-09, Revenue Recognition—Revenue from Contracts with Customers. ASU 2014-09 requires companies to recognize revenue when a customer obtains control rather than when companies have transferred substantially all risks and rewards of a good or service. This standard is effective for annual periods beginning after December 15, 2018 and interim reporting periods beginning after that date. The impact of the implementation of this standard is still being determined by the Company.

3. BUSINESS COMBINATIONS

        The Company accounts for business combinations under the provisions of the Business Combination Topic of the FASB's ASC 805. Acquisitions are accounted for by the purchase method, and accordingly, the assets and liabilities of the acquired business are recorded at their estimated fair value on the acquisition date with the excess of the purchase price over their estimated fair value recorded as goodwill. In the event the estimated fair value of the assets and liabilities acquired exceeds the purchase price paid, a bargain purchase gain is recorded in the statement of income. Acquisition-related costs are expensed as incurred.

Violation Management Services

        On May 11, 2016, Highway Toll Administration, LLC acquired substantially all the assets of Violation Management Services, Inc. ("VMS"), for a total purchase price of approximately $4,487,000.

HIGHWAY TOLL ADMINISTRATION, LLC, CANADIAN HIGHWAY TOLL ADMINISTRATION, LTD, AND VIOLATION MANAGEMENT SOLUTIONS, LLC

Notes to Combined Financial Statements (Continued)

December 31, 2017, 2016 and 2015

3. BUSINESS COMBINATIONS (Continued)

The total fair value was allocated based on the relative percentages of assets acquired, with the remaining fair value allocated to goodwill and relates to the synergistic opportunities associated with the acquisition. Customer relationships acquired have been subsumed into goodwill in accordance with ASC Topic 805, Business Combinations. VMS specializes in the processing and administration of parking tickets, traffic violations, and tolls. It assists individual renters and companies in reducing the inconvenience of financial liability parking tickets, traffic violations, and tolls create. Violation Management Services' results of operations for the period from May 11, 2016 through December 31, 2017 are included in the accompanying combined financial statements.

        The aggregate purchase price of Violation Management Services was allocated to tangible and identifiable intangible assets acquired and liabilities assumed based on their approximate estimated fair values as of May 11, 2016, as follows:

2016
Accounts receivable	$146,000
Prepaid expenses	8,000
Computer software	538,000
Furniture and fixtures	254,000
Goodwill	3,541,000

Total assets acquired	$4,487,000

4. PROPERTY AND EQUIPMENT

        Property and equipment at December 31, 2017 and 2016 consisted of the following:

	2017	2016
Machinery and equipment	$28,000	$28,000
Vehicles	16,000	16,000
Furniture and fixtures	692,000	664,000
Computer equipment	724,000	724,000
Computer software	8,662,000	5,901,000
Leasehold improvements	514,000	514,000

	10,636,000	7,847,000
Less: Accumulated depreciation	3,845,000	2,079,000

	$6,791,000	$5,768,000

        Depreciation expense was $1,766,000, $1,152,000 and $428,000 for the years ended December 31, 2017, 2016 and 2015, respectively.

HIGHWAY TOLL ADMINISTRATION, LLC, CANADIAN HIGHWAY TOLL ADMINISTRATION, LTD, AND VIOLATION MANAGEMENT SOLUTIONS, LLC

Notes to Combined Financial Statements (Continued)

December 31, 2017, 2016 and 2015

5. OTHER NON-CURRENT ASSETS

        Other non-current assets are comprised of the following at December 31, 2017 and 2016:

	2017	2016
Capitalized contract incentive cost	$18,742,000	$10,000,000
Security deposit	51,000	56,000
Escrow asset	—	—

Other assets	$18,793,000	$10,056,000

        In December of 2016, the Company agreed to pay up to $15 million to one of its significant customers in connection with a contract renewal. In December 2016, $10 million was paid and in February 2017, an additional $5 million was paid. The renewal was executed on February 22, 2017 which extended the expiration date of the original agreement to November 2022. In accordance with the guidance of ASC 340, the Company capitalized these payments as incremental costs of obtaining a contract with a customer, and began amortizing these capitalized costs as a reduction to revenue on a straight line basis over the remaining life of the contract, commencing on the date of the contract renewal. On December 21, 2017, the Company agreed to pay an additional $6 million to extend the contract through November 2024. The Company recorded the additional $6 million within accounts payable as of December 31, 2017. As of December 31, 2017, $21 million has been capitalized as other assets within the consolidated balance sheet less accumulated amortization of $2.3 million.

6. DEBT

        The Company's debt as of December 31, 2017 and 2016 consists of the following:

	2017		2016
Debt Holder	Interest Rate	Amount of Debt	Interest Rate	Amount of Debt
J.P. Morgan Chase Line of Credit	4.70%	$3,000,000	3.90%	$1,016,000

        On September 1, 2012, the Company entered into an uncommitted revolving line of credit with JPMorgan Chase Bank, N.A., in the amount of $2,000,000. On August 27, 2015, the Company renewed the revolving line of credit with the bank to a total line of $5,000,000, which matures on August 28, 2016. On October 7, 2016, the Company renewed the revolving line of credit to a total line of $5,000,000, and shall continue in full force and effect until such time as all the borrower's loans in favor of lender have been paid in full, including principal, interest, costs, expenses, attorney's fees, and other fees and charges, or until such time as the parties may agree in writing to terminate this agreement. At December 31, 2017, approximately $3,000,000 under this facility was outstanding. The line of credit is guaranteed by HTA Holdings, Inc, the parent company of the Company and David Centner, CEO and member of HTA Holdings, Inc. All of the assets of the Company have been pledged as collateral against the line of credit.

        The Company had approximately $2,000,000 and $3,984,000 available for borrowing under its line of credit with JPMorgan Chase Bank at December 31, 2017 and 2016, respectively.

HIGHWAY TOLL ADMINISTRATION, LLC, CANADIAN HIGHWAY TOLL ADMINISTRATION, LTD, AND VIOLATION MANAGEMENT SOLUTIONS, LLC

Notes to Combined Financial Statements (Continued)

December 31, 2017, 2016 and 2015

7. GOODWILL

        The following table provides the gross carrying value and accumulated amortization for goodwill as of December 31, 2017.

	Gross Carrying Amount	Accumulated Amortization	Average Remaining Life (Years)
Balance at December 31, 2015	$—	$—	0.0
Acquisition of VMS	3,541,000
Amortization expense	—	(221,000)

Balance at December 31, 2016	3,541,000	(221,000)	9.5
Working capital adjustment	(8,000)	—
Amortization expense	—	(354,000)

Balance at December 31, 2017	$3,533,000	$(575,000)	8.5

        Amortization expense for goodwill was $354,000, $221,000, and $0 for the years ended December 31, 2017, 2016 and 2015, respectively.

        Amortization expense for goodwill in each of the next five fiscal years ended December 31 is expected to be approximately $354,000 per year.

8. RELATED PARTY TRANSACTIONS

        The Company rents its primary office facility from Centner Powerhouse, which is a realty company under common ownership, under a lease that expires in December 2034. Included in selling, general and administrative expense were annual rent payments for this facility of $660,000, $540,000 and $540,000 in 2017, 2016 and 2015, respectively.

        Effective May 2015, the Company amended its lease agreement with Centner Powerhouse, reducing the lease term to five years. On January 1, 2017, the lease was further amended to extend the lease through December 2021.

        The Company utilizes charter jet services from Cloud Enterprises, LLC ("Cloud"), which is a company under common ownership. Included in selling, general and administrative expenses were payments of approximately $177,000, $187,000 and $0 during the years ended December 31, 2017, 2016 and 2015, respectively. The amounts due to Cloud were approximately $177,000 and $187,000 at December 31, 2017 and 2016, respectively, which are included in due to related parties. Additionally, as of December 31, 2017 and 2016, there are notes receivable from Cloud of approximately $62,000 and $404,000, respectively. These notes are non-interest bearing and payable on demand. The Cloud payable and receivable have been presented net within amounts due from/to related parties on the combined balance sheets.

9. EMPLOYEE BENEFIT PLAN

        Effective February 2014, the Company established a qualified 401(k) plan for the benefit of substantially all full-time employees who meet certain minimum age and service requirements. Eligible

HIGHWAY TOLL ADMINISTRATION, LLC, CANADIAN HIGHWAY TOLL ADMINISTRATION, LTD, AND VIOLATION MANAGEMENT SOLUTIONS, LLC

Notes to Combined Financial Statements (Continued)

December 31, 2017, 2016 and 2015

9. EMPLOYEE BENEFIT PLAN (Continued)

employees may defer a portion of their salary through contributions to the plan. Annual contributions to the plan by the Company may be made solely at the discretion of management, subject to certain limitations. The Company made approximately $172,000, $127,000 and $107,000 in 401(k) contributions for the years ended December 31, 2017, 2016 and 2015, respectively.

10. COMMITMENTS AND CONTINGENCIES

        The Company is committed under leases for real property expiring at various dates through 2021. At December 31, 2017, the future minimum lease payments under non-cancellable operating leases with initial or remaining lease terms in excess of one year, are as follows:

Years Ending December 31,
2018	$971,000
2019	828,000
2020	660,000
2021	660,000

Total	$3,119,000

        Operating lease expense was approximately $991,000, $864,000 and $794,000 for the years ended December 31, 2017, 2016 and 2015, respectively, and such amounts are included in selling, general and administrative expenses in the combined statements of income and comprehensive income.

        The difference between rental payments made under the office leases and rent expense calculated on a straight-line basis is reflected in deferred rent within accrued expenses on the combined balance sheets.

Legal

        The Company is a defendant and plaintiff in various legal actions in the course of ordinary operations, the aggregate effect of which, in management's opinion, will not materially affect the Company's financial position.

11. SUBSEQUENT EVENTS

        Management has evaluated subsequent events occurring subsequent to December 31, 2017 through June 29, 2018, the date on which the combined financial statements were available to be issued, for potential recognition and disclosure in the combined financial statements.

        On March 1, 2018, Highway Toll Administration, LLC, Canadian Highway Toll Administration LTD, Violations Management Solutions, LLC and an uncombined affiliated entity, Toll Buddy, LLC were acquired by ATS Consolidated, Inc., an unrelated entity, pursuant to a stock purchase agreement for $525 million subject to certain closing adjustments.

EURO PARKING COLLECTION PLC

ANNUAL REPORT AND FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 DECEMBER 2017

EURO PARKING COLLECTION PLC

COMPANY INFORMATION

Directors	E Langaker
A C G Wilhelmsen
	J H Gudmundsson	(Appointed 3 January 2017)
Secretary	S Hendry
Company number	03515275
Registered office	Unit 6 Shepperton House
83-93 Shepperton Road
London
N1 3DF
Auditor	PK Audit LLP
1 Parkshot
Richmond
Surrey
TW9 2RD

EURO PARKING COLLECTION PLC

EURO PARKING COLLECTION PLC

STRATEGIC REPORT

FOR THE YEAR ENDED 31 DECEMBER 2017

The directors present the strategic report for the year ended 31 December 2017.

Fair review of the business

        The directors consider the Group's trading result and financial position to be satisfactory and expect to increase both revenue and costs at a similar level in the future. The company continues to operate a high-quality service to its customer. The board have filtered through control systems and an ethos across the company to work towards our mission of delivering an outstanding service each and every time.

Principal risks and uncertainties

        The Group carefully considers its principal risks and manages these risks by continual monitoring and assessment, policy-setting, and compliance with all legal, statutory, and fiduciary obligations. The Company's operations expose it to various risks, including liquidity risk, foreign exchange risk, operational risk and reputation risk. Policies are set to limit such risks to negligible levels.

        The main principal risks can be identified as follows:

        Liquidity Risk

        The company's capital is maintained on a higher level. As such, liquidity risk is seen as low.

        Credit risk

        All customers have a monthly review of credit facilities and all new customers undergo a credit check. Our ongoing monitoring of this and management reporting have maintained credit risk at an acceptable level.

        Interest Rate Risk

        The Company does not have any loans therefore its interest rate risk is limited. The Company does not use derivative financial instruments.

        Foreign exchange risk

        The risk is primarily associated with trading transactions. Measuring and monitoring transaction risk is an important component of our treasury risk management.

Development and performance

        The Group has continued its expansion in the European market. During the year, the Group has increased its customer base and further strengthened its position as the market leader in the segment of cross-border enforcement of traffic related contraventions.

        The investment in new enforcement processes in countries not previously entered by the Group has continued. The investment in the Group's multilingual and multicurrency IT platform has also continued. The system, combined with the overall experience of the Group's personnel, provide a cost-efficient service for the cross-border collection of traffic related contraventions irrespective of which country the issuing authority is based in and irrespective of the country to which the notification will be made.

Key performance indicators

        The directors have identified those principal risks and uncertainties faced by the company and have taken steps to minimise their impact on its ongoing operational and financial affairs. As part of this process, the directors monitor the company's ongoing financial performance against the various key performance indicators such as the number of received cases, which has increased by 10% during the 2017 financial year compared to the 2016 financial year.

On behalf of the board

E Langaker
 Director
14 March 2018

EURO PARKING COLLECTION PLC

DIRECTORS' REPORT

FOR THE YEAR ENDED 31 DECEMBER 2017

        The directors present their report and financial statements of the Group for the year ended 31 December 2017.

Principal activities

        The principal activity of the Group during the year was that of providing services to governmental, public, civic and police authorities relating to the enforcement of payments of traffic contraventions issued to foreign registered vehicles.

Directors

        The directors who held office during the year and up to the date of signature of the financial statements were as follows:

E Langaker
A C G Wilhelmsen
O A G Wilhelmsen	(Resigned 3 January 2017)
J H Gudmundsson	(Appointed 3 January 2017)
A Munch-Thore	(Appointed 3 January 2017 and resigned 7 February 2018)

Results and dividends

        The results for the year are set out on page 6.

        No dividend has been paid during the financial year 2017.

        A dividend amounting to £1.62 per share has been proposed after year end. The proposed final dividend is subject to approval by shareholders and has not been included as a liability in these financial statements.

Supplier payment policy

        The company's current policy concerning the payment of trade creditors is to:

  •
  settle the terms of payment with suppliers when agreeing the terms of each transaction;

  •
  ensure that suppliers are made aware of the terms of payment by inclusion of the relevant terms in contracts; and

  •
  pay in accordance with the company's contractual and other legal obligations.

        On average, trade creditors at the year end represented 30 (2016- 30) days' purchases.

Auditor

        In accordance with the company's articles, a resolution proposing that PK Audit LLP be reappointed as auditor of the company will be put at a General Meeting.

Statement of directors' responsibilities

        The directors are responsible for preparing the Annual Report and the financial statements in accordance with applicable law and regulations.

        Company law requires the directors to prepare financial statements for each financial year. Under that law the directors have elected to prepare the financial statements in accordance with United Kingdom Generally Accepted Accounting Practice (United Kingdom Accounting Standards and applicable law). Under company law the directors must not approve the financial statements unless they are satisfied that they give a true and fair view of the state of affairs of the group and company, and of the profit or loss of the group for that period. In preparing these financial statements, the directors are required to:

  •
  select suitable accounting policies and then apply them consistently;

  •
  make judgements and accounting estimates that are reasonable and prudent;

  •
  state whether applicable UK Accounting Standards have been followed, subject to any material departures disclosed and explained in the financial statements;

  •
  prepare the financial statements on the going concern basis unless it is inappropriate to presume that the group and company will continue in business.

        The directors are responsible for keeping adequate accounting records that are sufficient to show and explain the group's and company's transactions and disclose with reasonable accuracy at any time the financial position of the group and company and enable them to ensure that the financial statements comply with the Companies Act 2006. They are also responsible for safeguarding the assets of the group and company and hence for taking reasonable steps for the prevention and detection of fraud and other irregularities.

        The directors are responsible for the maintenance and integrity of the company website. Legislation in the United Kingdom governing the preparation and dissemination of financial statements may differ from legislation in other jurisdictions.

Statement of disclosure to auditor

        So far as each person who was a director at the date of approving this report is aware, there is no relevant audit information of which the auditor of the company is unaware. Additionally, the directors individually have taken all the necessary steps that they ought to have taken as directors in order to make themselves aware of all relevant audit information and to establish that the auditor of the company is aware of that information.

On behalf of the board

E Langaker
 Director
14 March 2018

EURO PARKING COLLECTION PLC

INDEPENDENT AUDITOR'S REPORT

TO THE MEMBERS OF EURO PARKING COLLECTION PLC

Opinion

        We have audited the financial statements of Euro Parking Collection PLC (the 'parent company') and its subsidiaries (the 'group') for the year ended 31 December 2017 which comprise the Group Profit And Loss Account, the Group Statement of Comprehensive Income, the Group Balance Sheet, the Company Balance Sheet, the Group Statement of Changes in Equity, the Company Statement of Changes in Equity, the Group Statement of Cash Flows and notes to the financial statements, including a summary of significant accounting policies. The financial reporting framework that has been applied in their preparation is applicable law and United Kingdom Accounting Standards, including FRS 102 The Financial Reporting Standard applicable in the UK and Republic of Ireland (United Kingdom Generally Accepted Accounting Practice).

        In our opinion the financial statements:

  •
  give a true and fair view of the state of the group's and the parent company's affairs as at 31 December 2017 and of its profits for the year then ended;

  •
  have been properly prepared in accordance with United Kingdom Generally Accepted Accounting Practice; and

  •
  have been prepared in accordance with the requirements of the Companies Act 2006.

Basis for opinion

        We conducted our audit in accordance with International Standards on Auditing (UK) (ISAs (UK)) and applicable law. Our responsibilities under those standards are further described in the Auditor's responsibilities for the audit of the financial statements section of our report. We are independent of the company in accordance with the ethical requirements that are relevant to our audit of the financial statements in the UK, including the FRC's Ethical Standard, and we have fulfilled our other ethical responsibilities in accordance with these requirements. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our opinion.

Conclusions relating to going concern

        We have nothing to report in respect of the following matters in relation to which the ISAs (UK) require us to report to you where:

  •
  the directors' use of the going concern basis of accounting in the preparation of the financial statements is not appropriate; or

  •
  the directors have not disclosed in the financial statements any identified material uncertainties that may cast significant doubt about the group's or the parent company's ability to continue to adopt the going concern basis of accounting for a period of at least twelve months from the date when the financial statements are authorised for issue.

Other information

        The other information comprises the information included in the annual report, other than the financial statements and our auditor's report thereon. The directors are responsible for the other information. Our opinion on the financial statements does not cover the other information and, except to the extent otherwise explicitly stated in our report, we do not express any form of assurance conclusion thereon.

        In connection with our audit of the financial statements, our responsibility is to read the other information and, in doing so, consider whether the other information is materially inconsistent with the financial statements or our knowledge obtained in the audit or otherwise appears to be materially misstated. If we identify such material inconsistencies or apparent material misstatements, we are required to determine whether there is a material misstatement in the financial statements or a material misstatement of the other information. If, based on the work we have performed, we conclude that there is a material misstatement of this other information, we are required to report that fact.

        We have nothing to report in this regard.

Opinions on other matters prescribed by the Companies Act 2006

        In our opinion, based on the work undertaken in the course of our audit:

  •
  the information given in the Strategic Report and the Directors' Report for the financial year for which the financial statements are prepared is consistent with the financial statements; and

  •
  the Strategic Report and the Directors' Report have been prepared in accordance with applicable legal requirements.

Matters on which we are required to report by exception

        In the light of the knowledge and understanding of the group and the parent company and its environment obtained in the course of the audit, we have not identified material misstatements in the Strategic Report and the Directors' Report.

        We have nothing to report in respect of the following matters where the Companies Act 2006 requires us to report to you if, in our opinion:

  •
  adequate accounting records have not been kept by the parent company, or returns adequate for our audit have not been received from branches not visited by us; or

  •
  the parent company financial statements are not in agreement with the accounting records and returns; or

  •
  certain disclosures of directors' remuneration specified by law are not made; or

  •
  we have not received all the information and explanations we require for our audit.

Responsibilities of directors

        As explained more fully in the Directors' Responsibilities Statement, the directors are responsible for the preparation of the financial statements and for being satisfied that they give a true and fair view, and for such internal control as the directors determine is necessary to enable the preparation of financial statements that are free from material misstatement, whether due to fraud or error.

        In preparing the financial statements, the directors are responsible for assessing the group's and the parent company's ability to continue as a going concern, disclosing, as applicable, matters related to going concern and using the going concern basis of accounting unless the directors either intend to liquidate the group or the parent company or to cease operations, or have no realistic alternative but to do so.

Auditor's responsibilities for the audit of the financial statements

        Our objectives are to obtain reasonable assurance about whether the financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditor's report that includes our opinion. Reasonable assurance is a high level of assurance, but is not a guarantee that an audit conducted in accordance with ISAs (UK) will always detect a material misstatement when it exists. Misstatements can arise from fraud or error and are considered material if, individually or in the aggregate, they could reasonably be expected to influence the economic decisions of users taken on the basis of these financial statements.

        A further description of our responsibilities for the audit of the financial statements is located on the Financial Reporting Council's website at: http://www.frc.org.uk/auditorsresponsibilities. This description forms part of our auditor's report.

        This report is made solely to the company's members, as a body, in accordance with Chapter 3 of Part 16 of the Companies Act 2006. Our audit work has been undertaken so that we might state to the company's members those matters we are required to state to them in an auditor's report and for no other purpose. To the fullest extent permitted by law, we do not accept or assume responsibility to anyone other than the company and the company's members as a body, for our audit work, for this report, or for the opinions we have formed.

Mr Kishorilal Shah (Senior Statutory Auditor) for and on behalf of PK Audit LLP	14 March 2018
Chartered Accountants Statutory Auditor	1 Parkshot Richmond Surrey TW9 2RD

EURO PARKING COLLECTION PLC

GROUP PROFIT AND LOSS ACCOUNT

FOR THE YEAR ENDED 31 DECEMBER 2017

	Notes	2017 £	2016 £
Turnover	3	9,786,968	8,155,440
Cost of sales		(4,218,004)	(3,724,389)

Gross profit		5,568,964	4,431,051
Administrative expenses		(2,028,577)	(2,436,826)

Operating profit	4	3,540,387	1,994,225
Interest receivable and similar income	8	12,891	16,624

Profit before taxation		3,553,278	2,010,849
Tax on profit	10	(538,223)	(291,124)

Profit for the financial year	19	3,015,055	1,719,725

        Profit for the financial year is all attributable to the owners of the parent company

        The Profit And Loss Account has been prepared on the basis that all operations are continuing operations.

EURO PARKING COLLECTION PLC

GROUP STATEMENT OF COMPREHENSIVE INCOME

FOR THE YEAR ENDED 31 DECEMBER 2017

	2017 £	2016 £
Profit for the year	3,015,055	1,719,725
Other comprehensive income
Currency translation differences	(4,671)	(21,588)

Total comprehensive income for the year	3,010,384	1,698,137

        Total comprehensive income for the year is all attributable to the owners of the parent company.

EURO PARKING COLLECTION PLC

GROUP BALANCE SHEET

AS AT 31 DECEMBER 2017

		2017		2016
	Notes	£	£	£	£
Fixed assets
Tangible assets	11		63,842		58,295
Current assets
Debtors	14	2,971,788		1,462,657
Cash at bank and in hand		7,289,433		5,620,034

		10,261,221		7,082,691
Creditors: amounts falling due within one year	15	(4,292,818)		(4,121,674)

Net current assets			5,968,403		2,961,017

Total assets less current liabilities			6,032,245		3,019,312
Provisions for liabilities	16		(7,254)		(4,705)

Net assets			6,024,991		3,014,607

Capital and reserves
Called up share capital	18		1,011,092		1,011,092
Share premium account			875,357		875,357
Profit and loss reserves	19		4,138,542		1,128,158

Total equity			6,024,991		3,014,607

The financial statements were approved by the board of directors and authorised for issue on 14 March 2018 and are signed on its behalf by:

E Langaker
 Director

EURO PARKING COLLECTION PLC

COMPANY BALANCE SHEET

AS AT 31 DECEMBER 2017

		2017		2016
	Notes	£	£	£	£
Fixed assets
Tangible assets	11		63,698		56,972
Investments	12		16,371		16,371

			80,069		73,343
Current assets
Debtors	14	2,999,393		1,484,713
Cash at bank and in hand		7,171,493		5,545,633

		10,170,886		7,030,346
Creditors: amounts falling due within one year	15	(4,114,437)		(4,069,070)

Net current assets			6,056,449		2,961,276

Total assets less current liabilities			6,136,518		3,034,619
Provisions for liabilities	16		(7,254)		(4,705)

Net assets			6,129,264		3,029,914

Capital and reserves
Called up share capital	18		1,011,092		1,011,092
Share premium account			875,357		875,357
Profit and loss reserves	19		4,242,815		1,143,465

Total equity			6,129,264		3,029,914

As permitted by s408 Companies Act 2006, the Company has not presented its own profit and loss account and related notes. The Company's profit for the year was £3,099,350 (2016—£1,787,208).

The financial statements were approved by the board of directors and authorised for issue on 14 March 2018 and are signed on its behalf by:

E Langaker
 Director

Company Registration No. 03515275

EURO PARKING COLLECTION PLC

GROUP STATEMENT OF CHANGES IN EQUITY

FOR THE YEAR ENDED 31 DECEMBER 2017

	Notes	Share capital £	Share premium account £	Profit and loss reserves £	Total £
Balance at 1 January 2016		1,011,092	875,357	1,819,306	3,705,755

Year ended 31 December 2016:
Profit for the year		—	—	1,719,725	1,719,725
Other comprehensive income:
Currency translation differences		—	—	(21,588)	(21,588)

Total comprehensive income for the year		—	—	1,698,137	1,698,137
Dividends	9	—	—	(2,389,285)	(2,389,285)

Balance at 31 December 2016		1,011,092	875,357	1,128,158	3,014,607

Year ended 31 December 2017:
Profit for the year		—	—	3,015,055	3,015,055
Other comprehensive income:
Currency translation differences on overseas subsidiaries		—	—	(4,671)	(4,671)

Total comprehensive income for the year		—	—	3,010,384	3,010,384

Balance at 31 December 2017		1,011,092	875,357	4,138,542	6,024,991

EURO PARKING COLLECTION PLC

COMPANY STATEMENT OF CHANGES IN EQUITY

FOR THE YEAR ENDED 31 DECEMBER 2017

	Notes	Share capital £	Share premium account £	Profit and loss reserves £	Total £
Balance at 1 January 2016		1,011,092	875,357	1,745,542	3,631,991

Year ended 31 December 2016:
Profit and total comprehensive income for the year		—	—	1,787,208	1,787,208
Dividends	9	—	—	(2,389,285)	(2,389,285)

Balance at 31 December 2016		1,011,092	875,357	1,143,465	3,029,914

Year ended 31 December 2017:
Profit and total comprehensive income for the year		—	—	3,099,350	3,099,350

Balance at 31 December 2017		1,011,092	875,357	4,242,815	6,129,264

EURO PARKING COLLECTION PLC

GROUP STATEMENT OF CASH FLOWS

FOR THE YEAR ENDED 31 DECEMBER 2017

		2017		2016
	Notes	£	£	£	£
Cash flows from operating activities
Cash generated from operations	25		2,273,920		2,965,322
Income taxes paid			(577,404)		(502,092)

Net cash inflow from operating activities			1,696,516		2,463,230
Investing activities
Purchase of tangible fixed assets		(35,302)		(67,056)
Proceeds on disposal of tangible fixed assets		(35)		(528)
Interest received		12,891		16,624

Net cash used in investing activities			(22,446)		(50,960)
Financing activities
Dividends paid to equity shareholders		—		(2,389,285)

Net cash used in financing activities			—		(2,389,285)

Net increase in cash and cash equivalents			1,674,070		22,985
Cash and cash equivalents at beginning of year			5,620,034		5,618,637
Effect of foreign exchange rates			(4,671)		(21,588)

Cash and cash equivalents at end of year			7,289,433		5,620,034

EURO PARKING COLLECTION PLC

NOTES TO THE FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 DECEMBER 2017

1 Accounting policies

Company information

        Euro Parking Collection PLC ("the company") is a public limited company domiciled and incorporated in England and Wales. The registered office is Unit 6 Shepperton House, 83-93 Shepperton Road, London, N1 3DF.

        The group consists of Euro Parking Collection PLC and all of its subsidiaries.

1.1   Accounting convention

        These financial statements have been prepared in accordance with FRS 102 "The Financial Reporting Standard applicable in the UK and Republic of Ireland" ("FRS 102") and the requirements of the Companies Act 2006.

        The financial statements are prepared in sterling, which is the functional currency of the company. Monetary amounts in these financial statements are rounded to the nearest £.

        The financial statements have been prepared on the historical cost convention. The principal accounting policies adopted are set out below.

1.2   Basis of consolidation

        In the parent company financial statements, the cost of a business combination is the fair value at the acquisition date of the assets given, equity instruments issued and liabilities incurred or assumed, plus costs directly attributable to the business combination. The excess of the cost of a business combination over the fair value of the identifiable assets, liabilities and contingent liabilities acquired is recognised as goodwill. The cost of the combination includes the estimated amount of contingent consideration that is probable and can be measured reliably, and is adjusted for changes in contingent consideration after the acquisition date. Provisional fair values recognised for business combinations in previous periods are adjusted retrospectively for final fair values determined in the 12 months following the acquisition date. Investments in subsidiaries, joint ventures and associates are accounted for at cost less impairment.

        The consolidated financial statements incorporate those of Euro Parking Collection PLC and all of its subsidiaries (ie entities that the group controls through its power to govern the financial and operating policies so as to obtain economic benefits). Subsidiaries acquired during the year are consolidated using the purchase method. Their results are incorporated from the date that control passes.

        All financial statements are made up to 31 December 2017. Where necessary, adjustments are made to the financial statements of subsidiaries to bring the accounting policies used into line with those used by other members of the group.

        All intra-group transactions, balances and unrealised gains on transactions between group companies are eliminated on consolidation. Unrealised profits or losses are also eliminated unless the transaction provides evidence of an impairment of the asset transferred.

EURO PARKING COLLECTION PLC

NOTES TO THE FINANCIAL STATEMENTS (Continued)

FOR THE YEAR ENDED 31 DECEMBER 2017

1 Accounting policies (Continued)

1.3   Going concern

        These financial statements are prepared on the going concern basis. The directors have a reasonable expectation that the company will continue in operational existence for the foreseeable future.

1.4   Turnover

        The company collects monies for road tolls and cross border traffic related charges on behalf of its client. Turnover represents the company's agreed share of such monies collected, and is stated net of value added tax. Revenue recognition takes place only when the monies are collected on behalf of the clients, and based on the terms agreed with those clients.

        Revenue from contracts for the provision of professional services is recognised by reference to the stage of completion when the stage of completion, costs incurred and costs to complete can be estimated reliably. Where the outcome cannot be estimated reliably, revenue is recognised only to the extent of the expenses recognised that are recoverable.

1.5   Tangible fixed assets

        Tangible fixed assets are initially measured at cost and subsequently measured at cost or valuation, net of depreciation and any impairment losses.

        Depreciation is recognised so as to write off the cost or valuation of assets less their residual values over their useful lives on the following bases:

Fixtures, fittings & equipment	33.33% on cost
Computer equipment	33.33% on cost

        The gain or loss arising on the disposal of an asset is determined as the difference between the sale proceeds and the carrying value of the asset, and is recognised in the profit and loss account.

1.6   Fixed asset investments

        Equity investments are measured at fair value through profit or loss, except for those equity investments that are not publicly traded and whose fair value cannot otherwise be measured reliably, which are recognised at cost less impairment until a reliable measure of fair value becomes available.

        In the parent company financial statements, investments in subsidiaries, associates and jointly controlled entities are initially measured at cost and subsequently measured at cost less any accumulated impairment losses.

        A subsidiary is an entity controlled by the group. Control is the power to govern the financial and operating policies of the entity so as to obtain benefits from its activities.

1.7   Impairment of fixed assets

        At each reporting period end date, the group reviews the carrying amounts of its tangible assets to determine whether there is any indication that those assets have suffered an impairment loss. If any

EURO PARKING COLLECTION PLC

NOTES TO THE FINANCIAL STATEMENTS (Continued)

FOR THE YEAR ENDED 31 DECEMBER 2017

1 Accounting policies (Continued)

such indication exists, the recoverable amount of the asset is estimated in order to determine the extent of the impairment loss (if any). Where it is not possible to estimate the recoverable amount of an individual asset, the company estimates the recoverable amount of the cash-generating unit to which the asset belongs.

        The carrying amount of the investments accounted for using the equity method is tested for impairment as a single asset. Any goodwill included in the carrying amount of the investment is not tested separately for impairment.

        Recoverable amount is the higher of fair value less costs to sell and value in use. In assessing value in use, the estimated future cash flows are discounted to their present value using a pre-tax discount rate that reflects current market assessments of the time value of money and the risks specific to the asset for which the estimates of future cash flows have not been adjusted.

        If the recoverable amount of an asset (or cash-generating unit) is estimated to be less than its carrying amount, the carrying amount of the asset (or cash-generating unit) is reduced to its recoverable amount. An impairment loss is recognised immediately in profit or loss, unless the relevant asset is carried at a revalued amount, in which case the impairment loss is treated as a revaluation decrease.

        Recognised impairment losses are reversed if, and only if, the reasons for the impairment loss have ceased to apply. Where an impairment loss subsequently reverses, the carrying amount of the asset (or cash-generating unit) is increased to the revised estimate of its recoverable amount, but so that the increased carrying amount does not exceed the carrying amount that would have been determined had no impairment loss been recognised for the asset (or cash-generating unit) in prior years. A reversal of an impairment loss is recognised immediately in profit or loss, unless the relevant asset is carried at a revalued amount, in which case the reversal of the impairment loss is treated as a revaluation increase.

1.8   Cash at bank and in hand

        Cash at bank and in hand are basic financial assets and include cash in hand, deposits held at call with banks, other short-term liquid investments with original maturities of three months or less, and bank overdrafts. Bank overdrafts are shown within borrowings in current liabilities.

1.9   Financial instruments

        The group has elected to apply the provisions of Section 11 'Basic Financial Instruments' and Section 12 'Other Financial Instruments Issues' of FRS 102 to all of its financial instruments.

        Financial instruments are recognised in the group's balance sheet when the group becomes party to the contractual provisions of the instrument.

        Financial assets and liabilities are offset and the net amounts presented in the financial statements when there is a legally enforceable right to set off the recognised amounts and there is an intention to settle on a net basis or to realise the asset and settle the liability simultaneously.

EURO PARKING COLLECTION PLC

NOTES TO THE FINANCIAL STATEMENTS (Continued)

FOR THE YEAR ENDED 31 DECEMBER 2017

1 Accounting policies (Continued)

Basic financial assets

        Basic financial assets, which include debtors and cash and bank balances, are initially measured at transaction price including transaction costs and are subsequently carried at amortised cost using the effective interest method unless the arrangement constitutes a financing transaction, where the transaction is measured at the present value of the future receipts discounted at a market rate of interest. Financial assets classified as receivable within one year are not amortised.

Impairment of financial assets

        Financial assets, other than those held at fair value through profit and loss, are assessed for indicators of impairment at each reporting end date.

Derecognition of financial assets

        Financial assets are derecognised only when the contractual rights to the cash flows from the asset expire or are settled, or when the group transfers the financial asset and substantially all the risks and rewards of ownership to another entity, or if some significant risks and rewards of ownership are retained but control of the asset has transferred to another party that is able to sell the asset in its entirety to an unrelated third party.

Classification of financial liabilities

        Financial liabilities and equity instruments are classified according to the substance of the contractual arrangements entered into. An equity instrument is any contract that evidences a residual interest in the assets of the group after deducting all of its liabilities.

        Basic financial liabilities, including creditors, bank loans, loans from fellow group companies and preference shares that are classified as debt, are initially recognised at transaction price unless the arrangement constitutes a financing transaction, where the debt instrument is measured at the present value of the future payments discounted at a market rate of interest. Financial liabilities classified as payable within one year are not amortised.

        Debt instruments are subsequently carried at amortised cost, using the effective interest rate method.

        Trade creditors are obligations to pay for goods or services that have been acquired in the ordinary course of business from suppliers. Amounts payable are classified as current liabilities if payment is due within one year or less. If not, they are presented as non-current liabilities. Trade creditors are recognised initially at transaction price and subsequently measured at amortised cost using the effective interest method.

Derecognition of financial liabilities

        Financial liabilities are derecognised when the group's contractual obligations expire or are discharged or cancelled.

EURO PARKING COLLECTION PLC

NOTES TO THE FINANCIAL STATEMENTS (Continued)

FOR THE YEAR ENDED 31 DECEMBER 2017

1 Accounting policies (Continued)

1.10 Equity instruments

        Equity instruments issued by the group are recorded at the proceeds received, net of direct issue costs. Dividends payable on equity instruments are recognised as liabilities once they are no longer at the discretion of the group.

1.11 Taxation

        The tax expense represents the sum of the tax currently payable and deferred tax.

Current tax

        The tax currently payable is based on taxable profit for the year. Taxable profit differs from net profit as reported in the profit and loss account because it excludes items of income or expense that are taxable or deductible in other years and it further excludes items that are never taxable or deductible. The group's liability for current tax is calculated using tax rates that have been enacted or substantively enacted by the reporting end date.

Deferred tax

        Deferred tax liabilities are generally recognised for all timing differences and deferred tax assets are recognised to the extent that it is probable that they will be recovered against the reversal of deferred tax liabilities or other future taxable profits. Such assets and liabilities are not recognised if the timing difference arises from goodwill or from the initial recognition of other assets and liabilities in a transaction that affects neither the tax profit nor the accounting profit.

        The carrying amount of deferred tax assets is reviewed at each reporting end date and reduced to the extent that it is no longer probable that sufficient taxable profits will be available to allow all or part of the asset to be recovered. Deferred tax is calculated at the tax rates that are expected to apply in the period when the liability is settled or the asset is realised. Deferred tax is charged or credited in the profit and loss account, except when it relates to items charged or credited directly to equity, in which case the deferred tax is also dealt with in equity. Deferred tax assets and liabilities are offset if, and only if, there is a legally enforceable right to offset current tax assets and liabilities and the deferred tax assets and liabilities relate to taxes levied by the same tax authority.

1.12 Employee benefits

        The costs of short-term employee benefits are recognised as a liability and an expense, unless those costs are required to be recognised as part of the cost of stock or fixed assets.

        The cost of any unused holiday entitlement is recognised in the period in which the employee's services are received.

        Termination benefits are recognised immediately as an expense when the company is demonstrably committed to terminate the employment of an employee or to provide termination benefits.

EURO PARKING COLLECTION PLC

NOTES TO THE FINANCIAL STATEMENTS (Continued)

FOR THE YEAR ENDED 31 DECEMBER 2017

1 Accounting policies (Continued)

1.13 Retirement benefits

        Payments to defined contribution retirement benefit schemes are charged as an expense as they fall due.

1.14 Leases

        Rentals payable under operating leases, including any lease incentives received, are charged to income on a straight line basis over the term of the relevant lease except where another more systematic basis is more representative of the time pattern in which economic benefits from the lease asset are consumed.

1.15 Foreign exchange

        Transactions in currencies other than pounds sterling are recorded at the rates of exchange prevailing at the dates of the transactions. At each reporting end date, monetary assets and liabilities that are denominated in foreign currencies are retranslated at the rates prevailing on the reporting end date. Gains and losses arising on translation are included in the profit and loss account for the period.

2 Judgements and key sources of estimation uncertainty

        In the application of the group's accounting policies, the directors are required to make judgements, estimates and assumptions about the carrying amount of assets and liabilities that are not readily apparent from other sources. The estimates and associated assumptions are based on historical experience and other factors that are considered to be relevant. Actual results may differ from these estimates.

        The estimates and underlying assumptions are reviewed on an ongoing basis. Revisions to accounting estimates are recognised in the period in which the estimate is revised where the revision affects only that period, or in the period of the revision and future periods where the revision affects both current and future periods.

3 Turnover and other revenue

        An analysis of the group's turnover is as follows:

	2017 £	2016 £
Turnover analysed by class of business
Primary activity per directors report	9,786,968	8,155,440

	2017 £	2016 £
Other significant revenue
Interest income	12,891	16,624

EURO PARKING COLLECTION PLC

NOTES TO THE FINANCIAL STATEMENTS (Continued)

FOR THE YEAR ENDED 31 DECEMBER 2017

3 Turnover and other revenue (Continued)

	2017 £	2016 £
Turnover analysed by geographical market
Europe	9,786,968	8,155,440

        The group has supplied markets that, in the opinion of the directors, did not differ significantly from each other therefore the disclosure is not required.

4 Operating profit

	2017 £	2016 £
Operating profit for the year is stated after charging/(crediting):
Exchange gains	(111)	(997)
Depreciation of owned tangible fixed assets	29,790	27,329
Operating lease charges	78,014	66,828

        Exchange differences recognised in profit or loss during the year, except for those arising on financial instruments measured at fair value through profit or loss, amounted to £111 (2016 -£997).

5 Auditor's remuneration

	2017 £	2016 £
Fees payable to the company's auditor and associates:
For audit services
Audit of the financial statements of the group and company	10,000	10,000

6 Employees

        The average monthly number of persons (including directors) employed by the group and company during the year was:

	Group 2017 Number	2016 Number	Company 2017 Number	2016 Number
Management and administration	38	32	32	32

EURO PARKING COLLECTION PLC

NOTES TO THE FINANCIAL STATEMENTS (Continued)

FOR THE YEAR ENDED 31 DECEMBER 2017

6 Employees (Continued)

        Their aggregate remuneration comprised:

	Group 2017 £	2016 £	Company 2017 £	2016 £
Wages and salaries	1,649,290	2,165,748	1,563,644	2,113,975
Social security costs	204,521	261,971	185,270	247,683
Pension costs	32,814	24,936	32,814	24,936

	1,886,625	2,452,655	1,781,728	2,386,594

7 Directors' remuneration

	2017 £	2016 £
Remuneration for qualifying services	14,866	65,499

8 Interest receivable and similar income

	2017 £	2016 £
Interest income
Interest on bank deposits	11,383	15,678
Other interest income	1,508	946

Total income	12,891	16,624

EURO PARKING COLLECTION PLC

NOTES TO THE FINANCIAL STATEMENTS (Continued)

FOR THE YEAR ENDED 31 DECEMBER 2017

9 Dividends

Recognised as distributions to equity holders:

	2017 Per share £	2016 Per share £	2017 Total £	2016 Total £
Ordinary GBP1 shares
Final paid	—	0.86	—	516,291
Interim paid	—	0.21	—	123,099

	—	1.07	—	639,390

Ordinary GBP0.25 shares
Final paid	—	0.86	—	1,412,994
Interim paid	—	0.21	—	336,901

	—	1.07	—	1,749,895

Total dividends
Final paid			—	1,929,285
Interim paid			—	460,000

			—	2,389,285

        The proposed final dividend for the year ended 31 December 2017 is:

	Per share £	2017 Total £	2016 Total £
Ordinary GBP1 shares	1.62	972,548	305,999
Ordinary GBP0.25 shares	1.62	2,661,688	837,465

        The proposed final dividend is subject to approval by shareholders and has not been included as a liability in these financial statements.

10 Taxation

	2017 £	2016 £
Current tax
UK corporation tax on profits for the current period	512,857	283,225
Foreign current tax on profits for the current period	22,817	3,194

Total current tax	535,674	286,419

Deferred tax
Origination and reversal of timing differences	2,549	4,705

Total tax charge for the year	538,223	291,124

EURO PARKING COLLECTION PLC

NOTES TO THE FINANCIAL STATEMENTS (Continued)

FOR THE YEAR ENDED 31 DECEMBER 2017

10 Taxation (Continued)

        The charge for the year can be reconciled to the profit per the profit and loss account as follows:

	2017 £	2016 £
Profit before taxation	3,553,278	2,010,849

Expected tax charge based on the standard rate of corporation tax in the UK of 19.25% (2016: 20.00%)	684,006	402,170
Tax effect of expenses that are not deductible in determining taxable profit	3,970	617
Group relief	(165,638)	(105,434)
Permanent capital allowances in excess of depreciation	(2,453)	(9,953)
Other permanent differences	2,474	5,372
Other tax adjustments	15,864	(1,648)

Taxation charge for the year	538,223	291,124

11 Tangible fixed assets

Group	Fixtures, fittings & equipment £	Computer equipment £	Total £
Cost
At 1 January 2017	29,581	610,646	640,227
Additions	—	35,302	35,302
Exchange adjustments	138	3,247	3,385

At 31 December 2017	29,719	649,195	678,914

Depreciation and impairment
At 1 January 2017	28,846	553,086	581,932
Depreciation charged in the year	729	29,061	29,790
Exchange adjustments	—	3,350	3,350

At 31 December 2017	29,575	585,497	615,072

Carrying amount
At 31 December 2017	144	63,698	63,842

At 31 December 2016	735	57,560	58,295

EURO PARKING COLLECTION PLC

NOTES TO THE FINANCIAL STATEMENTS (Continued)

FOR THE YEAR ENDED 31 DECEMBER 2017

11 Tangible fixed assets (Continued)

Company	Fixtures, fittings & equipment £	Computer equipment £	Total £
Cost
At 1 January 2017	28,981	593,758	622,739
Additions	—	35,302	35,302

At 31 December 2017	28,981	629,060	658,041

Depreciation and impairment
At 1 January 2017	28,517	537,250	565,767
Depreciation charged in the year	464	28,112	28,576

At 31 December 2017	28,981	565,362	594,343

Carrying amount
At 31 December 2017	—	63,698	63,698

At 31 December 2016	464	56,508	56,972

12 Fixed asset investments

	Notes	Group 2017 £	2016 £	Company 2017 £	2016 £
Investments in subsidiaries	21	—	—	16,371	16,371

Movements in fixed asset investments Company	Shares in group undertakings £
Cost or valuation
At 1 January 2017 and 31 December 2017	16,371

Carrying amount
At 31 December 2017	16,371

At 31 December 2016	16,371

13 Financial instruments

	Group 2017 £	2016 £	Company 2017 £	2016 £
Carrying amount of financial assets
Debt instruments measured at amortised cost	2,447,215	1,001,834	n/a	n/a

Carrying amount of financial liabilities
Measured at amortised cost	4,059,334	3,863,634	n/a	n/a

EURO PARKING COLLECTION PLC

NOTES TO THE FINANCIAL STATEMENTS (Continued)

FOR THE YEAR ENDED 31 DECEMBER 2017

13 Financial instruments (Continued)

        As permitted by the reduced disclosure framework within FRS 102, the company has taken advantage of the exemption from disclosing the carrying amount of certain classes of financial instruments, denoted by 'n/a' above.

14 Debtors

Amounts falling due within one year:	Group 2017 £	2016 £	Company 2017 £	2016 £
Trade debtors	1,105,589	684,344	1,103,033	682,017
Corporation tax recoverable	34,016	19,671	34,016	10,944
Amounts owed by group undertakings	1,042,000	—	1,202,380	139,400
Other debtors	299,626	317,490	169,407	211,200
Prepayments and accrued income	490,557	441,152	490,557	441,152

	2,971,788	1,462,657	2,999,393	1,484,713

15 Creditors: amounts falling due within one year

	Group 2017 £	2016 £	Company 2017 £	2016 £
Trade creditors	2,410,639	2,422,762	2,535,880	2,627,325
Corporation tax payable	47,740	75,125	—	—
Other taxation and social security	185,744	182,915	153,094	151,373
Other creditors	1,468,247	1,255,518	1,310,200	1,161,072
Accruals and deferred income	180,448	185,354	115,263	129,300

	4,292,818	4,121,674	4,114,437	4,069,070

16 Deferred taxation

        Deferred tax assets and liabilities are offset where the group or company has a legally enforceable right to do so. The following is the analysis of the deferred tax balances (after offset) for financial reporting purposes:

Group	Liabilities 2017 £	Liabilities 2016 £
Accelerated Capital Allowance	7,254	4,705

Company	Liabilities 2017 £	Liabilities 2016 £
Accelerated Capital Allowance	7,254	4,705

EURO PARKING COLLECTION PLC

NOTES TO THE FINANCIAL STATEMENTS (Continued)

FOR THE YEAR ENDED 31 DECEMBER 2017

16 Deferred taxation (Continued)

Movements in the year:	Group 2017 £	Company 2017 £
Liability at 1 January 2017	4,705	4,705
Charge to profit or loss	2,549	2,549

Liability at 31 December 2017	7,254	7,254

        The deferred tax liability set out above is expected to reverse within next financial years and relates to accelerated capital allowances that are expected to mature.

17 Retirement benefit schemes

Defined contribution schemes	2017 £	2016 £
Charge to profit or loss in respect of defined contribution schemes	32,814	24,936

        A defined contribution pension scheme is operated for all qualifying employees. The assets of the scheme are held separately from those of the group in an independently administered fund.

18 Share capital

	Group and company
Ordinary share capital Issued and fully paid	2017 £	2016 £
600,338 Ordinary GBP1 shares of £1 each	600,338	600,338
1,643,017 Ordinary GBP0.25 shares of 25p each	410,754	410,754

	1,011,092	1,011,092

19 Profit and loss reserves

	Group 2017 £	2016 £	Company 2017 £	2016 £
At the beginning of the year	1,128,158	1,819,306	1,143,465	1,745,542
Profit for the year	3,015,055	1,719,725	3,099,350	1,787,208
Dividends	—	(2,389,285)	—	(2,389,285)
Currency translation differences	(4,671)	(21,588)	—	—

At the end of the year	4,138,542	1,128,158	4,242,815	1,143,465

EURO PARKING COLLECTION PLC

NOTES TO THE FINANCIAL STATEMENTS (Continued)

FOR THE YEAR ENDED 31 DECEMBER 2017

20 Operating lease commitments

Lessee

        At the reporting end date the group had outstanding commitments for future minimum lease payments under non-cancellable operating leases, which fall due as follows:

	Group 2017 £	2016 £	Company 2017 £	2016 £
Within one year	14,000	15,200	—	—

	14,000	15,200	—	—

21 Subsidiaries

        Details of the company's subsidiaries at 31 December 2017 are as follows:

				% Held
			Class of shareholding
Name of undertaking and country of incorporation or residency		Nature of business		Direct	Indirect
Contractum Limited	United Kingdom	Debt collection and related activities	Ordinary	100.00
EPC Finance Limited	United Kingdom	Dormant company	Ordinary	100.00
EPC Hungary Kft	Hungary	Collection of traffic fines	Ordinary	100.00

  Audit exemptions

        In accordance with the Companies Act 2006 Section 479A, Contracturm Limited (company registration number 05755117) is exempted from an audit for the financial year ended 31 December 2017. The parent company, Euro Parking Collection plc, has issued a statement of guarantee for the outstanding liabilities of Contractum Limited.

        In accordance with local regulations in Hungary, EPC Hungary Kft is exempt from audit for the financial year ending 31 December 2017.

22 Financial commitments, guarantees and contingent liabilities

        As at 31 December 2017 there are no contingent liabilities (2016: £209,137).

23 Related party transactions

        As at 31 December 2017, the company owed £253,222 to Contractum Limited (2016: £318,363). As at 31 December 2017 the company was owed £157,251 by EPC Hungary Kft (2016: £138,943) and £1,042,000 (2016: £Nil) was owed by EPC Holdo Ltd. The loans are repayable on demand. The intercompany transactions are charged on an arms' length basis.

EURO PARKING COLLECTION PLC

NOTES TO THE FINANCIAL STATEMENTS (Continued)

FOR THE YEAR ENDED 31 DECEMBER 2017

24 Controlling party

        The parent company of company is EPC Holdco Ltd, the company registered in the UK. The ultimate controlling party is Wally AS, the company registered in Norway (Registration number: 989029460).

25 Cash generated from group operations

	2017 £	2016 £
Profit for the year after tax	3,015,055	1,719,725
Adjustments for:
Taxation charged	538,223	291,124
Investment income	(12,891)	(16,624)
Depreciation and impairment of tangible fixed assets	29,790	27,329
Movements in working capital:
(Increase)/decrease in debtors	(1,494,786)	895,954
Increase in creditors	198,529	47,814

Cash generated from operations	2,273,920	2,965,322

Annex A

AGREEMENT AND PLAN OF MERGER

BY AND AMONG

GORES HOLDINGS II, INC.,

AM MERGER SUB I, INC.,

AM MERGER SUB II, LLC,

GREENLIGHT HOLDING II CORPORATION,

and

PE GREENLIGHT HOLDINGS, LLC,

IN ITS CAPACITY AT THE STOCKHOLDER REPRESENTATIVE

DATED AS OF JUNE 21, 2018

A-i

A-ii

EXHIBITS
Exhibit A	Form of Parent A&R Charter
Exhibit B	Form of Parent A&R Bylaws
Exhibit C	Form of A&R Registration Rights Agreement
Exhibit D	Form of Investor Rights Agreement
Exhibit E	Form of Tax Receivable Agreement
Exhibit F	Form of Investor Representation Letter
Exhibit G	Form of Participation Plan Release
Exhibit H	Form of Escrow Agreement
Exhibit I	Form of Subscription Agreement
SCHEDULES
Schedule A	Defined Terms	A-71
Schedule B	Illustrative Calculation of Closing Working Capital	A-87
Schedule C	Estimated Cash Payments under the Tax Receivable Agreement	A-88

A-iii

AGREEMENT AND PLAN OF MERGER

        THIS AGREEMENT AND PLAN OF MERGER is made and entered into as of June 21, 2018, by and among Gores Holdings II, Inc., a Delaware corporation ("Parent"), AM Merger Sub I, Inc., a Delaware corporation and a direct, wholly-owned subsidiary of Parent ("First Merger Sub"), AM Merger Sub II, LLC, a Delaware limited liability company and a direct, wholly-owned subsidiary of Parent ("Second Merger Sub"), Greenlight Holding II Corporation, a Delaware corporation (the "Company"), and PE Greenlight Holdings, LLC, a Delaware limited liability company, in its capacity as the Stockholder Representative hereunder (in such capacity, the "Stockholder Representative"). Each of the Company, Parent, First Merger Sub, Second Merger Sub and the Stockholder Representative shall individually be referred to herein as a "Party" and, collectively, the "Parties". The term "Agreement" as used herein refers to this Agreement and Plan of Merger, as the same may be amended from time to time, and all schedules, exhibits and annexes hereto (including the Company Disclosure Letter and the Parent Disclosure Letter, as defined herein). Defined terms used in this Agreement are listed alphabetically in Schedule A, together with the section and, if applicable, subsection in which the definition of each such term is located.

RECITALS

        WHEREAS, Parent is a blank check company incorporated in Delaware for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses.

        WHEREAS, upon the terms and subject to the conditions of this Agreement and in accordance with the General Corporation Law of the State of Delaware (the "DGCL") and the General Limited Liability Company Act of the State of Delaware ("DLLCA") and other applicable Legal Requirements (collectively, as applicable based on context, the "Applicable Legal Requirements"), the Parties intend to enter into a business combination transaction by which: (a) First Merger Sub will merge with and into the Company (the "First Merger"), with the Company being the surviving entity of the First Merger (the Company, in its capacity as the surviving corporation of the First Merger, is sometimes referred to as the "Surviving Corporation"); and (b) immediately following the First Merger and as part of the same overall transaction as the First Merger, the Surviving Corporation will merge with and into Second Merger Sub (the "Second Merger" and, together with the First Merger, the "Mergers") with Second Merger Sub being the surviving company of the Second Merger (Second Merger Sub, in its capacity as the surviving corporation of the Second Merger, is sometimes referred to as the "Surviving Entity").

        WHEREAS, for U.S. federal income tax purposes, each of the Parties intends that the First Merger and the Second Merger, taken together, will constitute an integrated transaction that qualifies as a "reorganization" within the meaning of Section 368(a) of the Code, and that this Agreement be, and hereby is, adopted as a "plan of reorganization" for the purposes of Section 368 of the Code and Treasury Regulations Section 1.368-2(g).

        WHEREAS, the board of directors of the Company has unanimously: (a) determined that it is in the best interests of the Company and the stockholders of the Company, and declared it advisable, to enter into this Agreement providing for the Mergers in accordance with the DGCL and DLLCA, as applicable; (b) approved this Agreement and the Transactions, including the Mergers in accordance with the DGCL and DLLCA, as applicable, on the terms and subject to the conditions of this Agreement; and (c) adopted a resolution recommending the plan of merger set forth in this Agreement be adopted by the stockholders of the Company.

        WHEREAS, all of the stockholders of the Company will approve and adopt this Agreement, the First Merger and the other Transactions in accordance with Section 251 of the DGCL (the "Company Stockholder Approval") and agree to be bound by all of the terms of this Agreement through a unanimous written consent and joinder (the "Stockholder Consent and Joinder") pursuant to Section 228 of the DGCL, as promptly as practicable after the execution and delivery of this Agreement, and in any event within 24 hours.

        WHEREAS, the board of directors of Parent has unanimously: (a) determined that it is in the best interests of Parent and the stockholders of Parent, and declared it advisable, to enter into this Agreement providing for the Mergers in accordance with the DGCL and DLLCA, as applicable; (b) approved this Agreement and the Transactions, including the Mergers in accordance with the DGCL and DLLCA, as applicable, on the terms and subject to the conditions of this Agreement; and (c) adopted a resolution recommending the plan of merger set forth in this Agreement be adopted by the stockholders of Parent (the "Parent Recommendation").

        WHEREAS, prior to the Closing, Parent shall: (a) subject to obtaining the approval of the Parent Stockholder Matters, adopt the Second Amended and Restated Certificate of Incorporation of Parent (the "Parent A&R Charter") in the form attached hereto as Exhibit A; and (b) amend and restate the existing bylaws of Parent (the "Parent A&R Bylaws") in the form attached hereto as Exhibit B.

        WHEREAS, on or about the date hereof, Parent has obtained commitments from certain investors for a private placement of Parent Class A Stock (as defined herein) (the "PIPE Investment"), such private placement to be consummated immediately prior to the consummation of the Transactions.

        WHEREAS, in connection with the consummation of the First Merger, Parent and the Company Stockholders will enter into an amended and restated Registration Rights Agreement (the "A&R Registration Rights Agreement") in the form attached hereto as Exhibit C and an Investor Rights Agreement (the "Investor Rights Agreement") in the form attached hereto as Exhibit D.

        WHEREAS, in connection with the consummation of the First Merger, Parent, the Company Stockholders and the Stockholder Representative will enter into a Tax Receivable Agreement (the "Tax Receivable Agreement") in the form attached hereto as Exhibit E;

        WHEREAS, in connection with the consummation of the First Merger, each Company Stockholder will enter into an Investor Representation Letter (the "Investor Representation Letter") in the form attached hereto as Exhibit F.

        WHEREAS, as an inducement to Parent's willingness to enter into this Agreement, prior to the execution and delivery of this Agreement, the Company has entered into a Participation Plan Release in the form attached hereto as Exhibit G (the "Participation Plan Release") with each of the individuals participating in the Greenlight Holding Corporation 2018 Participation Plan (the "Participation Plan") pursuant to which the each such individual releases the Company (and its successors) from all claims with respect to amounts due under the Participation Plan in exchange for a right to receive a lump sum cash payment following the Closing in an amount set forth in the Participation Plan Release.

        NOW, THEREFORE, in consideration of the covenants, promises and representations set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

ARTICLE I

THE CLOSING TRANSACTIONS

        1.1    Closing.     Unless this Agreement shall have been terminated pursuant to Section 9.1, the consummation of the Transactions (the "Closing"), other than the filing of the Certificates of Merger (as defined below), shall take place at the offices of Weil Gotshal & Manges LLP, counsel to Parent, 201 Redwood Shores Parkway, Redwood Shores, CA 94065 at a time and date to be specified in writing by the Parties, which shall be no later than the third Business Day after the satisfaction or waiver of the conditions set forth in Article VIII (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of those conditions), or at such other time, date and location as the Parties agree in writing (the date on which the Closing occurs, the "Closing Date"). The Parties agree that the Closing signatures may be transmitted by facsimile or by email pdf files.

        1.2    Parent Financing Certificate.     Not more than two Business Days prior to the Closing, Parent shall deliver to the Stockholder Representative written notice (the "Parent Financing Certificate") setting forth: (a) the aggregate amount of cash proceeds that will be required to satisfy any exercise of the Parent Stockholder Redemptions; (b) the amount of Parent Cash and Parent Transaction Costs as of the Closing; and (c) the number of shares of Parent Class A Stock to be outstanding as of the Closing after giving effect to the Parent Stockholder Redemptions and the issuance of shares of Parent Class A Stock pursuant to the Subscription Agreements.

        1.3    Closing Documents

          (a)   At the Closing, Parent, First Merger Sub or Second Merger Sub shall, as applicable, deliver to the Stockholder Representative:

              (i)  a certified copy of the Parent A&R Charter and the Parent A&R Bylaws;

             (ii)  a copy of the A&R Registration Rights Agreement, duly executed by Parent;

            (iii)  a copy of the Second Certificate of Merger, duly executed by the Second Merger Sub;

            (iv)  copies of resolutions and actions taken by Parent's, First Merger Sub's and Second Merger Sub's board of directors and stockholders (or managers and members, as applicable) in connection with the approval of this Agreement and the Transactions;

             (v)  a copy of the Escrow Agreement, duly executed by Parent and the Escrow Agent;

            (vi)  a copy of the Investor Rights Agreement, duly executed by Parent;

           (vii)  a copy of the Tax Receivable Agreement, duly executed by Parent; and

          (viii)  (A) all other documents, instruments or certificates required to be delivered by Parent at or prior to the Closing pursuant to Section 8.2; and (B) such other documents or certificates as shall reasonably be required by the Stockholder Representative and its counsel in order to consummate the Transactions.

          (b)   At the Closing, the Company or the Stockholder Representative, as applicable, shall deliver to Parent:

              (i)  a copy of the First Certificate of Merger, duly executed by the Company;

             (ii)  a copy of the A&R Registration Rights Agreement, duly executed by Company Stockholders;

            (iii)  a copy of the Escrow Agreement, duly executed by the Stockholder Representative;

            (iv)  a copy of the Tax Receivable Agreement, duly executed by the Stockholder Representative and the Company Stockholders;

             (v)  a copy of the Investor Representation Letter, duly executed by the Company Stockholders;

            (vi)  a copy of the Investor Rights Agreement, duly executed by the Stockholder Representative;

           (vii)  copies of resolutions and actions taken by the Company's board of directors and the Company Stockholders in connection with the approval of this Agreement and the

    Transactions, including the termination of the Participation Plan as contemplated by Section 7.8;

          (viii)  a schedule reflecting: (A) a calculation of the Closing Cash Payment Amount, the Closing Number of Securities and the Deleveraging Amount, in each case, based upon the amounts contained in the Parent Financing Certificate and the Estimated Adjustment Statement; (B) each Company Stockholder's: (1) Pro Rata Share; (2) Pro Rata Cash Share; and (3) Pro Rata Stock Share, each expressed as a percentage; (C) each Company Stockholder's Pro Rata Cash Share of: (1) the Closing Cash Payment Amount; (2) the Adjustment Escrow Amount; and (3) the Earn Out Shares to be issued upon the occurrence of each Triggering Event in accordance with Article III; and (D) each Company Stockholder's Pro Rata Stock Share of the Closing Number of Securities; and

            (ix)  (A) all other documents, instruments or certificates required to be delivered by the Company at or prior to the Closing pursuant to Section 8.3; and (B) such other documents or certificates as shall reasonably be required by Parent and its counsel in order to consummate the Transactions.

        1.4    Closing Transactions.     At the Closing and on the Closing Date, the Parties shall cause the consummation of the following transactions in the following order, upon the terms and subject to the conditions of this Agreement:

          (a)   Parent shall make any payments required to be made by Parent in connection with the Parent Stockholder Redemption.

          (b)   Parent shall pay, or cause to be paid, all Parent Transaction Costs to the applicable payees, to the extent not paid prior to the Closing.

          (c)   Parent shall contribute to First Merger Sub: (i) the amount of cash remaining in the Trust Account; and (ii) the PIPE Investment Amount after giving effect to the Parent Stockholder Redemption and the payment of all Parent Transaction Costs.

          (d)   The certificate of merger with respect to the First Merger shall be prepared and executed in accordance with the relevant provisions of the DGCL (the "First Certificate of Merger") and filed with the Secretary of State of the State of Delaware.

          (e)   The certificate of merger with respect to the Second Merger shall be prepared and executed in accordance with the relevant provisions of the DLLCA (the "Second Certificate of Merger" and, together with the First Certificate of Merger, the "Certificates of Merger") and filed with the Secretary of State of the State of Delaware.

          (f)    Parent shall deposit (or cause to be deposited) with the Exchange Agent the Closing Cash Payment Amount and the Closing Number of Securities.

          (g)   Parent shall deposit (or cause to be deposited) with the Escrow Agent the Adjustment Escrow Amount.

          (h)   Parent shall (on behalf of the Company) pay, or, cause to be paid, all Estimated Company Transaction Costs, to the extent not paid by the Company prior to the Closing, to the applicable payees as set forth on the Estimated Adjustment Statement, by wire of immediately available funds; provided, that the Estimated Company Transaction Costs may be paid promptly after the Closing Date as necessary.

          (i)    Parent shall (on behalf of the Company) pay, or cause to be paid, all Participation Plan Costs to the Company for payment to the applicable participant in the Participation Plan through the Company's payroll system.

          (j)    Parent shall pay or cause to be paid to the Surviving Entity the Deleveraging Amount.

 ARTICLE II

THE MERGERS

        2.1    Effective Times.     Subject to the terms and subject to the conditions of this Agreement, on the Closing Date the Company and First Merger Sub shall cause the First Merger to be consummated by filing the First Certificate of Merger with the Secretary of State of the State of Delaware, in accordance with the applicable provisions of the DGCL (the time of such filing, or such later time as may be agreed in writing by the Company and Parent and specified in the First Certificate Merger, being the "Effective Time"). As soon as practicable following the Effective Time and in any case on the same day as the Effective Time, the Surviving Corporation and Second Merger Sub shall cause the Second Merger to be consummated by filing the Second Certificate of Merger with the Secretary of State of the State of Delaware, in accordance with the applicable provisions of the DLLCA (the time of such filing, or such later time as may be agreed in writing by the Company and Parent and specified in the Second Certificate of Merger, being the "Second Effective Time").

        2.2    The Mergers.

          (a)   At the Effective Time, upon the terms and subject to the conditions of this Agreement and in accordance with the applicable provisions of the DGCL, First Merger Sub and the Company shall consummate the First Merger, pursuant to which First Merger Sub shall be merged with and into the Company, following which the separate corporate existence of First Merger Sub shall cease and the Company shall continue as the Surviving Corporation after the First Merger and as a direct, wholly-owned subsidiary of Parent (provided, that references to the Company for periods after the Effective Time until the Second Effective Time shall include the Surviving Corporation).

          (b)   At the Second Effective Time, upon the terms and subject to the conditions of this Agreement and in accordance with the applicable provisions of the DLLCA, the Surviving Corporation shall be merged with and into Second Merger Sub, following which the separate corporate existence of the Surviving Corporation shall cease and Second Merger Sub shall continue as the Surviving Entity after the Second Merger and as a direct, wholly-owned subsidiary of Parent (provided, that references to the Company or the Surviving Corporation for periods after the Second Effective Time shall include the Surviving Entity).

        2.3    Effect of the Mergers.

          (a)   At the Effective Time, the effect of the First Merger shall be as provided in this Agreement, the First Certificate of Merger and the applicable provisions of the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the property, rights, privileges, agreements, powers and franchises, debts, liabilities, duties and obligations of First Merger Sub and the Company shall become the property, rights, privileges, agreements, powers and franchises, debts, liabilities, duties and obligations of the Surviving Corporation, which shall include the assumption by the Surviving Corporation of any and all agreements, covenants, duties and obligations of First Merger Sub and the Company set forth in this Agreement to be performed after the Effective Time.

          (b)   At the Second Effective Time, the effect of the Second Merger shall be as provided in this Agreement, the Second Certificate of Merger and the applicable provisions of the DLLCA. Without limiting the generality of the foregoing, and subject thereto, at the Second Effective Time, all the property, rights, privileges, agreements, powers and franchises, debts, liabilities, duties and obligations of Second Merger Sub and the Surviving Corporation shall become the property, rights, privileges, agreements, powers and franchises, debts, liabilities, duties and obligations of the Surviving Entity, which shall include the assumption by the Surviving Entity of any and all agreements, covenants, duties and obligations of Surviving Entity and the Surviving Corporation set forth in this Agreement to be performed after the Second Effective Time.

        2.4    Governing Documents.     Subject to Section 7.13, at the Effective Time, the certificate of incorporation and bylaws of the Surviving Corporation shall be amended to read the same as the certificate of incorporation and bylaws of First Merger Sub as in effect immediately prior to the Effective Time, except that the name of the Surviving Corporation shall be "Greenlight Holding II Corporation." Subject to Section 7.13, at the Second Effective Time, the certificate of formation and operating agreement of Second Merger Sub shall be the certificate of formation and operating agreement of the Surviving Entity until thereafter amended in accordance with its terms and as provided by Applicable Legal Requirements, except that the name of the Surviving Entity shall be "Verra Mobility Holdings, LLC."

        2.5    Directors and Officers of the Surviving Corporation and the Surviving Entity.     Immediately after the Effective Time, the board of directors and executive officers of the Surviving Corporation shall be the board of directors and executive officers of First Merger Sub. Immediately after the Second Effective Time, the executive officers and managers of the Surviving Entity shall be the executive officers and managers as set forth in the operating agreement of the Surviving Entity.

        2.6    Merger Consideration.

          (a)   Upon the terms and subject to the conditions of this Agreement, the aggregate consideration to be paid to the Company Stockholders (subject to adjustment in accordance with Section 2.11) shall be: (i) an amount equal to the Final Merger Consideration; (ii) the contingent right to receive the Earn Out Shares following the Closing in accordance with Article III; and (iii) the right to receive any payments required pursuant to the Tax Receivable Agreement (collectively, the "Total Consideration").

          (b)   The Final Merger Consideration shall be paid in the form of: (i) an amount in cash equal to the Closing Cash Payment Amount; (ii) the Closing Number of Securities; and (iii) any amount in cash payable pursuant to Section 2.11. Each Company Stockholder shall be entitled to receive such Company Stockholder's: (A) Pro Rata Cash Share of the Closing Cash Payment Amount; and (B) Pro Rata Stock Share of the Closing Number of Securities.

        2.7    Effect of the First Merger on the Company Common Stock.     Upon the terms and subject to the conditions of this Agreement, at the Effective Time, by virtue of the First Merger and without any further action on the part of Parent, First Merger Sub, the Company, the Company Stockholders or the holders of any of the securities of Parent, the following shall occur:

          (a)   Each share of Company Common Stock (other than Excluded Shares) issued and outstanding immediately prior to the Effective Time will be cancelled and automatically deemed for all purposes to represent the right to receive a portion of the Total Consideration, with each Company Stockholder being entitled to receive its: (i) Pro Rata Cash Share of: (A) the Closing Cash Payment Amount; (B) any portion of the Adjustment Escrow Amount that is released to the Company Stockholders in accordance with Section 2.11; (C) any payments required to be made pursuant to the Tax Receivable Agreement; and (D) any Earn Out Shares in accordance with Article III; (ii) Pro Rata Stock Share of the Closing Number of Securities; and (iii) Pro Rata Share of any payment from the Surviving Entity in accordance with Section 2.11 if the Final Merger Consideration is greater than the Estimated Merger Consideration), in each case, without interest, upon surrender of stock certificates representing all of such Company Stockholder's Company Common Stock (each, a "Certificate") and delivery of the other documents required pursuant to Section 2.9. As of the Effective Time, each Company Stockholder shall cease to have any other rights in and to the Company or the Surviving Corporation or the Surviving Entity, and each Certificate relating to the ownership of shares of Company Common Stock (other than Excluded

  Shares) shall thereafter represent only the right to receive the applicable portion of the Total Consideration.

          (b)   No fraction of a share of Parent Class A Stock will be issued by virtue of the First Merger, and each Company Stockholder who would otherwise be entitled to a fraction of a share of Parent Class A Stock (after aggregating all fractional shares of Parent Class A Stock that otherwise would be received by such Company Stockholder) shall receive from Parent, in lieu of such fractional share: (i) one share of Parent Class A Stock if the aggregate amount of fractional shares of Parent Class A Stock such Company Stockholder would otherwise be entitled to is equal to or exceeds 0.50; or (ii) no shares of Parent Class A Stock if the aggregate amount of fractional shares of Parent Class A Stock such Company Stockholder would otherwise be entitled to is less than 0.50.

          (c)   Each issued and outstanding share of common stock of First Merger Sub shall be converted into and become one validly issued, fully paid and nonassessable share of common stock, par value $0.01 per share, of the Surviving Corporation, which shall constitute the only outstanding shares of capital stock of the Surviving Corporation. From and after the Effective Time, all certificates representing the common stock of First Merger Sub shall be deemed for all purposes to represent the number of shares of common stock of the Surviving Corporation into which they were converted in accordance with the immediately preceding sentence.

          (d)   Each share of Company Common Stock held in the Company's treasury or owned by Parent, First Merger Sub, Second Merger Sub or the Company immediately prior to the Effective Time (each an "Excluded Share"), shall be cancelled and no consideration shall be paid or payable with respect thereto.

          (e)   The numbers of shares of Parent Class A Stock that the Company Stockholders are entitled to receive as a result of the First Merger and as otherwise contemplated by this Agreement shall be adjusted to reflect appropriately the effect of any stock split, split-up, reverse stock split, stock dividend or distribution (including any dividend or distribution of securities convertible into Parent Class A Stock), extraordinary cash dividend, reorganization, recapitalization, reclassification, combination, exchange of shares or other like change with respect to Parent Class A Stock occurring on or after the date hereof and prior to the Closing.

        2.8    Effect of the Second Merger.     Upon the terms and subject to the conditions of this Agreement, at the Second Effective Time, by virtue of the Second Merger and without any action on the part of any Party or any Company Stockholder or the holders of any shares of capital stock of Parent, the Surviving Corporation or Second Merger Sub: (a) each share of common stock of the Surviving Corporation issued and outstanding immediately prior to the Second Effective Time shall be cancelled and shall cease to exist without any conversion thereof or payment therefor; and (b) each membership interest of Second Merger Sub outstanding immediately prior to the Second Effective Time shall be converted into and become one membership interest of the Surviving Entity, which shall constitute the only outstanding equity of the Surviving Entity. From and after the Second Effective Time, the membership interests of the Second Merger Sub shall be deemed for all purposes to represent the number of membership interests into which they were converted in accordance with the immediately preceding sentence.

        2.9    Surrender of Company Certificates and Disbursement of Closing Consideration.

          (a)   Subject to this Section 2.9, at the Effective Time, Parent shall deliver, or cause to be delivered to each Company Stockholder such Company Stockholder's: (i) Pro Rata Cash Share of: (A) the Closing Cash Payment Amount; minus (B) the Adjustment Escrow Amount; and (ii) Pro Rata Stock Share of the Closing Number of Securities (collectively, the "Closing Consideration").

          (b)   Prior to the Effective Time, Parent shall appoint a commercial bank or trust company (the "Exchange Agent") for the purpose of exchanging Certificates for each Company Stockholder's portion of the Closing Consideration.

          (c)   At the Effective Time, Parent shall deposit with the Exchange Agent the aggregate amount of the cash portion of the Closing Consideration and make available the aggregate amount of the equity portion of the Closing Consideration. Such cash and equity deposited with the Exchange Agent shall be referred to in this Agreement as the "Exchange Fund". At the Effective Time, Parent shall deliver irrevocable instructions to the Exchange Agent to deliver the Closing Consideration out of the Exchange Fund in the manner it is contemplated to be issued or paid pursuant to this Article II.

          (d)   Promptly after the Effective Time (and in any event within five Business Days thereafter), the Exchange Agent shall mail to each Company Stockholder (other than holders of Excluded Shares): (i) a letter of transmittal in customary form specifying that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates (or affidavits of loss in lieu of the Certificates as provided in Section 2.9(g)) to the Exchange Agent, such letter of transmittal to be in such form and have such other provisions as Parent and the Stockholder Representative may reasonably agree; and (ii) instructions for surrendering the Certificates (or affidavits of loss in lieu of the Certificates as provided in Section 2.9(g)) to the Exchange Agent (the "Surrender Documentation"); provided, however, that the Exchange Agent shall not be required to deliver the Surrender Documentation to any Company Stockholder that has delivered its Surrender Documentation with respect to such Company Stockholder's Certificates to the Exchange Agent at least two Business Days prior to the Closing Date. Upon surrender of a Certificate (or affidavit of loss in lieu of the Certificate as provided in Section 2.9(g)) to the Exchange Agent in accordance with the terms of the Surrender Documentation, the Exchange Agent will deliver to the holder of such Certificate in exchange therefor such holder's portion of the Closing Consideration in accordance with Section 2.9(a) hereof, with: (A) any cash portion of the Closing Consideration being delivered via wire transfer of immediately available funds in accordance with instructions provided by such Company Stockholder in the letter of transmittal; and (B) the equity portion of the Closing Consideration being delivered via book-entry issuance, in each case, less any required Tax withholdings as provided in Section 2.13; provided, however, that if the holder of such Certificate delivers to the Exchange Agent the Surrender Documentation with respect to such Company Stockholder's Certificates at least two Business Days prior to the Closing Date, the Exchange Agent shall deliver to the holder of such Certificate in exchange therefor such holder's portion of the Closing Consideration covered by such Surrender Documentation in accordance with clauses (A) and (B) of this sentence on the Closing Date or as promptly as practicable thereafter. The Certificate so surrendered shall forthwith be cancelled. Until so surrendered, each Certificate shall represent after the Effective Time for all purposes only the right to receive the applicable portion of the Total Consideration attributable to such Certificate. No interest will be paid or accrued on any amount payable upon due surrender of the Certificates. In the event of a transfer of ownership of shares of Company Common Stock that is not registered in the transfer records of the Company, the applicable portion of the Total Consideration to be delivered upon due surrender of the Certificate may be issued to such transferee if the Certificate formerly representing such shares of Company Common Stock is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and to evidence that any applicable stock transfer Taxes have been paid or are not applicable.

          (e)   From and after the Effective Time, there shall be no transfers on the stock transfer books of the Company of the shares of Company Common Stock that were outstanding immediately prior to the Effective Time. If, after the Effective Time, any Certificate is presented to the Surviving Corporation, the Surviving Entity, Parent or the Exchange Agent for transfer, it shall be cancelled and deemed exchanged for (without interest and after giving effect to any required Tax withholdings as provided in Section 2.13) the portion of the Total Consideration represented by such Certificate.

          (f)    Any portion of the Exchange Fund (including the proceeds of any investments of the Exchange Fund) that remains unclaimed by the Company Stockholders for 180 days after the Effective Time shall be delivered to the Surviving Entity. Any Company Stockholder who has not theretofore complied with this Article II shall thereafter look only to the Surviving Entity for payment of their respective portion of the Total Consideration (after giving effect to any required Tax withholdings as provided in Section 2.13) upon due surrender of its Certificates (or affidavits of loss in lieu of the Certificates as provided in Section 2.9(g)), without any interest thereon. Notwithstanding the foregoing, none of the Surviving Corporation, the Surviving Entity, Parent, the Exchange Agent or any other Person shall be liable to any former Company Stockholder for any amount properly delivered to a public official pursuant to applicable abandoned property, escheat or similar Legal Requirements.

          (g)   In the event any Certificate shall have been lost, stolen or destroyed: (i) upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed; and (ii) if required by Parent, the posting by such Person of a bond in customary amount and upon such terms as may be required by Parent as indemnity against any claim that may be made against it, the Surviving Corporation or the Surviving Entity with respect to such Certificate, the Exchange Agent will issue the portion of the Total Consideration attributable to such Certificate (after giving effect to any required Tax withholdings as provided in Section 2.13).

        2.10    Adjustment Escrow Deposit.     At the Closing, Parent shall deposit with the Escrow Agent an amount equal to $2,000,000 (the "Adjustment Escrow Amount") into a designated non-interest bearing account the ("Adjustment Escrow Account"), by wire transfer of immediately available funds in U.S. dollars. Pursuant to an escrow agreement to be entered into on the Closing Date by and among Parent, the Stockholder Representative and the Escrow Agent in substantially form attached hereto as Exhibit H (the "Escrow Agreement"), Parent and the Stockholder Representative will appoint the Escrow Agent to hold the Adjustment Escrow Amount until the final determination of the Final Merger Consideration and disburse the Adjustment Escrow Amount as provided herein and in the Escrow Agreement.

        2.11    Closing Calculations; Adjustment.

          (a)   No later than three Business Days prior to the Closing Date, the Company shall deliver to Parent a statement (the "Estimated Adjustment Statement") setting forth the Company' good faith estimate of: (i) the Closing Working Capital (such estimate, the "Estimated Closing Working Capital"); (ii) the Closing Rollover Indebtedness Amount (the "Estimated Rollover Indebtedness Amount"); (iii) the Company Transaction Costs Adjustment Amount (the "Estimated Company Transaction Costs Adjustment Amount"); (iv) the Company Cash (the "Estimated Company Cash"); and (v) the Tax Overpayment/Underpayment Amount (the "Estimated Tax Overpayment/Underpayment Amount"), together with instructions that list the applicable bank accounts designated to facilitate payment by Parent of the Estimated Company Transaction Costs and all relevant supporting documentation used by Company in calculating such amounts. Notwithstanding the foregoing, the Company will consider in good faith Parent's comments to the Estimated Adjustment Statement, and if any adjustments are made to the Estimated Adjustment Statement prior to the Closing, such adjusted Estimated Adjustment Statement shall thereafter become the

  Estimated Adjustment Statement for all purposes of this Agreement; provided, for the avoidance of doubt, that, following the Company's consideration in good faith of Parent's comments to the Estimated Adjustment Statement, the Company may determine, in its sole and absolute discretion, not to make any adjustments to the Estimated Adjustment Statement, in which case the Estimated Adjustment Statement shall be the Estimated Adjustment Statement delivered by the Company to Parent. The Estimated Adjustment Statement and the determinations contained therein shall be prepared in accordance with the applicable definitions contained in this Agreement.

          (b)   Within 90 days after the Closing Date, Parent will prepare, or cause to be prepared, and deliver to the Stockholder Representative an unaudited statement (the "Adjustment Statement"), which shall set forth Parent's good faith calculation of each of the Closing Working Capital, the Company Transaction Costs Adjustment Amount, Company Cash, the Tax Overpayment/Underpayment Amount and the Closing Rollover Indebtedness Amount. To the extent any amounts in the calculation of the foregoing are not U.S. dollars, such amounts shall be converted to U.S. dollars using the average exchange rate to U.S. dollars for the Closing Date as reported by Bloomberg L.P. For illustrative purposes, an example of the elements of Closing Working Capital, as if the Closing Date were March 31, 2018, is attached as Schedule B hereto.

          (c)   Upon receipt from Parent, the Stockholder Representative shall have 60 days to review the Adjustment Statement (the "Adjustment Review Period"). At the request of the Stockholder Representative, Parent shall: (i) reasonably cooperate and assist, and shall cause its Subsidiaries, including the Surviving Entity, and each of their respective Representatives to reasonably cooperate and assist, the Stockholder Representative and its Representatives in the review of the Adjustment Statement (including by requesting their respective accountants to deliver to the Stockholder Representative and its Representatives copies of their work papers relating to the Surviving Entity); and (ii) provide the Stockholder Representative and its Representatives with any information reasonably requested by the Stockholder Representative that is necessary for their review of the Adjustment Statement. If the Stockholder Representative disagrees with Parent's computation of the Closing Working Capital, the Company Transaction Costs Adjustment Amount, Company Cash, the Tax Overpayment/Underpayment Amount or the Closing Rollover Indebtedness Amount (each as set forth in the Adjustment Statement), the Stockholder Representative shall, on or prior to the last day of the Adjustment Review Period, deliver a written notice to Parent (the "Adjustment Notice of Objection") that sets forth the Stockholder Representative's objections to Parent's calculation of the Closing Working Capital, the Company Transaction Costs Adjustment Amount, Company Cash, the Tax Overpayment/Underpayment Amount and the Closing Rollover Indebtedness Amount, as applicable. Any Adjustment Notice of Objection shall specify those items or amounts with which the Stockholder Representative disagrees and shall set forth the Stockholder Representative's calculation of the Closing Working Capital, the Company Transaction Costs Adjustment Amount, Company Cash, the Tax Overpayment/Underpayment Amount or the Closing Rollover Indebtedness Amount, as applicable, based on such objections (it being understood that the Stockholder Representative shall be deemed to have accepted Parent's calculation of any amounts set forth on the Adjustment Statement to which the Stockholder Representative does not object in the Adjustment Notice of Objection).

          (d)   If the Stockholder Representative does not deliver an Adjustment Notice of Objection to Parent with respect to an item contained in the Adjustment Statement within the Adjustment Review Period, the Stockholder Representative shall be deemed to have accepted Parent's calculation of the underlying item of the Closing Working Capital, the Company Transaction Costs Adjustment Amount, Company Cash, the Tax Overpayment/Underpayment Amount and the Closing Rollover Indebtedness Amount, as applicable, and such calculation shall be final, conclusive and binding on the Parties. If the Stockholder Representative delivers an Adjustment Notice of Objection to Parent within the Adjustment Review Period, Parent and the Stockholder

  Representative shall, during the 30 days following such delivery or any mutually agreed extension thereof, use their good faith efforts to reach agreement on the disputed items and amounts in order to determine the amount of the disputed Closing Working Capital, the Company Transaction Costs Adjustment Amount, Company Cash, the Tax Overpayment/Underpayment Amount or the Closing Rollover Indebtedness Amount, as applicable. If, at the end of such period or any mutually agreed extension thereof, Parent and the Stockholder Representative are unable to resolve their disagreements, they shall jointly retain and refer their disagreements to a nationally recognized independent accounting firm mutually acceptable to Parent and the Stockholder Representative (such firm or individual, the "Independent Expert"). The Parties shall instruct the Independent Expert promptly to review this Section 2.11, as well as the Adjustment Statement, Adjustment Notice of Objection and any other materials reasonably requested by the Independent Expert, and to determine, solely with respect to the disputed items and amounts so submitted, whether and to what extent, if any, the Closing Working Capital, the Company Transaction Costs Adjustment Amount, Company Cash, the Tax Overpayment/Underpayment Amount or the Closing Rollover Indebtedness Amount, as applicable, set forth in the Adjustment Statement requires adjustment pursuant to the terms of this Agreement. The Independent Expert shall base its determination solely on written submissions by Parent and the Stockholder Representative and not on an independent review. Parent and the Stockholder Representative shall make available to the Independent Expert all relevant books and records and other items reasonably requested by the Independent Expert. As promptly as practicable, but in no event later than 45 days after its retention, the Independent Expert shall deliver to Parent and the Stockholder Representative a report that sets forth its resolution of the disputed items and amounts and its calculation of the Closing Working Capital, the Company Transaction Costs Adjustment Amount, Company Cash, the Tax Overpayment/Underpayment Amount or the Closing Rollover Indebtedness Amount, as applicable; provided, however, that the Independent Expert may not assign a value to any item greater than the greatest value for such item claimed by Parent, on one hand, and the Stockholder Representative, on the other hand, nor less than the smallest value for such item claimed by Parent, on one hand, and the Stockholder Representative, on the other hand. The decision of the Independent Expert shall be final, conclusive and binding on the Parties. The costs and expenses of the Independent Expert shall be allocated between Stockholder Representative, on the one hand, and the Stockholder Representative, on the other hand, based upon the percentage that the portion of the aggregate contested amount not awarded to each Party bears to the aggregate amount actually contested by such Party, as determined by the Independent Expert.

          (e)   For purposes of this Agreement, "Final Closing Working Capital", "Final Company Transaction Costs Adjustment Amount", "Final Company Cash", "Final Tax Overpayment/Underpayment Amount" and "Final Rollover Indebtedness Amount" mean the amount of such items: (i) as shown in the Adjustment Statement delivered by Parent to the Stockholder Representative pursuant to Section 2.11(b) if no Adjustment Notice of Objection with respect thereto is timely delivered by the Stockholder Representative to Parent pursuant to Section 2.11(d); or (ii) if an Adjustment Notice of Objection is so delivered: (A) as agreed by Parent and the Stockholder Representative pursuant to Section 2.11(d); or (B) in the absence of such agreement, as determined in the Independent Expert's report delivered pursuant to Section 2.11(d).

          (f)    Within five Business Days after the Final Merger Consideration has been finally determined pursuant to this Section 2.11:

              (i)  if the Final Merger Consideration is less than the Estimated Merger Consideration, Parent shall be entitled to receive a payment in cash out of the Adjustment Escrow Account in an amount equal to such difference; provided, that if such amount exceeds the Adjustment Escrow Amount: (A) Parent shall be entitled to receive the entire Adjustment Escrow Amount; and (B) each Company Stockholder shall severally, but not jointly, pay to Parent an aggregate amount equal to such Company Stockholder's Pro Rata Share of the amount of such difference; provided, further, that each Stock Consideration Stockholder shall severally, but not jointly, pay its Pro Rata Share of any amount paid to Parent from the Adjustment Escrow Account to the Cash Consideration Stockholders in accordance with their respective Pro Rata Cash Shares; provided, further, that each Stock Consideration Stockholder shall have the option of making any payment pursuant to this Section 2.11(f)(i) in cash or by transfer of shares of Parent Class A Stock, with a share of Parent Class A Stock valued at $10 per share for such purpose (provided that each Stock Consideration Stockholder shall not be permitted to make any payment pursuant to this Section 2.11(f)(i) by transfer of shares of Parent Class A Stock if the Stockholder Representative determines, in its sole discretion, that transferring such shares could jeopardize the qualification of the Mergers, taken together, as a reorganization within the meaning of Section 368(a) of the Code); and

             (ii)  if the Final Merger Consideration is greater than the Estimated Merger Consideration: (A) each Company Stockholder shall be entitled receive its Pro Rata Cash Share of the Adjustment Escrow Amount from the Adjustment Escrow Account; and (B) Parent shall cause the Surviving Entity to pay to each Company Stockholder an amount equal to such Company Stockholder's Pro Rata Share of the amount of such difference.

          (g)   Any payment required to be made by: (i) the Company Stockholders pursuant to this Section 2.11 shall be made by wire transfer of immediately available funds in U.S. dollars to the account of the Surviving Entity designated in writing by Parent at least one Business Day prior to such transfer; and (ii) the Surviving Entity on behalf of Parent pursuant to this Section 2.11 shall be made by wire transfer of immediately available funds in U.S. dollars to the account(s) designated in writing by the Stockholder Representative at least one Business Day prior to such transfer.

          (h)   Any payments made pursuant to this Section 2.11 shall be treated as an adjustment to the Total Consideration by the Parties for Tax purposes, unless otherwise required by Applicable Legal Requirements.

          (i)    Notwithstanding anything to the contrary in this Agreement, in the event that sum of: (i) the cash payable under this Agreement to Company Stockholders in respect of Company Common Stock (including the Closing Cash Payment Amount (as the same may be adjusted as provided in this Section 2.11(i)), the Adjustment Escrow Amount and any other consideration (other than Parent Class A Stock, the amount deposited into the HTA Tax Adjustment Amount Escrow (if any) and any amount with respect to the Tax Receivable Agreement) payable in respect of Company Common Stock to Company Stockholders pursuant to the Transaction)), determined at the Closing; plus (ii) the amount listed on Schedule C (amounts in (i) and (ii), collectively, the "Non-Stock Consideration"), would cause the Non-Stock Consideration to exceed 60% of an amount equal to: (A) the product of: (1) the number of shares of Parent Class A Stock to be issued to the Company Stockholders at Closing (as the same may be adjusted as provided in this Section 2.11(i)); multiplied by (2) the Testing Price; plus (B) the Non-Stock Consideration (the sum of clauses (A) and (B), the "Aggregate Consideration"), then: (aa) the number of shares of Parent Class A Stock required to be issued to the Company Stockholders as of the Closing shall be increased; and (bb) the Closing Cash Payment Amount shall be decreased by an amount equal to the Adjustment Per Share Price multiplied by each share of Parent Class A Stock issued pursuant to clause (aa), until the Non-Stock Consideration is equal (rounding up to the next whole share of Parent Class A Stock) to 60% of the Aggregate Consideration. If any Non-Stock Consideration is payable after the Closing Date ("Additional Non-Stock Consideration") (including any cash payable under the Tax Receivable Agreement, but only to the extent in excess of the amount taken account in clause (ii) above), the total Non-Stock Consideration as a percentage of the Aggregate Consideration shall be retested, and if such percentage would exceed 60%, Non-Stock

  Consideration shall be reduced, and in lieu thereof additional shares of Parent Class A Stock shall be issued, in each case based on the principles set forth in preceding sentence (it being understood that Parent Class A Stock theretofore issued, including any Earn Out Shares, shall be valued using the Testing Price applicable to such issuance and any transfer of Parent Class A Stock pursuant to Section 2.11(f)(i) shall not be treated as issued for purposes of this calculation). Any shares issued pursuant to this Section 2.11(i) shall be equitably adjusted for stock splits, reverse stock splits, stock dividends, reorganizations, recapitalizations, reclassifications, combination, exchange of shares or other like change or transaction with respect to Parent Class A Stock occurring after the date hereof.

        2.12    Tax Treatment of the Mergers.

          (a)   The Parties shall not take or cause to be taken any action, or fail to take or cause to be taken any action, which action or failure to act would reasonably be expected to prevent the Mergers, taken together, from qualifying as a reorganization within the meaning of Section 368(a) of the Code.

          (b)   For U.S. federal income tax purposes (and for purposes of any applicable state or local Tax that follows the U.S. federal income tax treatment), the Parties will prepare and file all Tax Returns consistent with the treatment of the Mergers, taken together, as a reorganization within the meaning of Section 368(a) of the Code (or comparable provision of state and local Tax law) and will not take any inconsistent position on any Tax Return, or during the course of any audit, litigation or other proceeding with respect to Taxes, except as otherwise required by a determination within the meaning of Section 1313(a) of the Code.

        2.13    Withholding Taxes.     Notwithstanding anything in this Agreement to the contrary, Parent, First Merger Sub, Second Merger Sub, the Company, the Surviving Corporation, the Surviving Entity, the Exchange Agent and their Affiliates shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement, any amount required to be deducted and withheld with respect to the making of such payment under Applicable Legal Requirements; provided, that if Parent, First Merger Sub, Second Merger Sub or any of their respective Affiliates determine that any payment to the Company Stockholders hereunder is subject to deduction and/or withholding, then Parent shall provide notice to the Stockholder Representative as soon as reasonably practicable after such determination. To the extent that amounts are so withheld, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the Person in respect of which such deduction and withholding was made. Any amounts so withheld shall be remitted to the applicable Governmental Entity.

        2.14    Taking of Necessary Action; Further Action.     If, at any time after the Effective Time or the Second Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation following the First Merger and the Surviving Entity following the Second Merger with full right, title and possession to all assets, property, rights, privileges, powers and franchises of the Company, First Merger Sub and Second Merger Sub, the officers and directors or members, as applicable, (or their designees) of the Company, First Merger Sub and Second Merger Sub are fully authorized in the name of their respective corporations or otherwise to take, and will take, all such lawful and necessary action, so long as such action is not inconsistent with this Agreement.

 ARTICLE III

EARN OUT

        3.1    Issuance of Earn Out Shares.

          (a)   Following the Closing, and as additional consideration for the Mergers and the other Transactions, within five Business Days after the occurrence of a Triggering Event, Parent shall issue or cause to be issued to each Cash Consideration Stockholder (in accordance with its respective Pro Rata Cash Share) the following shares of Parent Class A Stock (which shall be equitably adjusted for stock splits, reverse stock splits, stock dividends, reorganizations, recapitalizations, reclassifications, combination, exchange of shares or other like change or transaction with respect to Parent Class A Stock occurring on or after the Closing, the "Earn Out Shares"), upon the terms and subject to the conditions set forth in this Agreement and the other Transaction Agreements:

              (i)  upon the occurrence of Triggering Event I, a one-time issuance of 2,500,000 Earn Out Shares;

             (ii)  upon the occurrence of Triggering Event II, a one-time issuance of 2,500,000 Earn Out Shares;

            (iii)  upon the occurrence of Triggering Event III, a one-time issuance of 2,500,000 Earn Out Shares; and

            (iv)  upon the occurrence of Triggering Event IV, a one-time issuance of 2,500,000 Earn Out Shares.

          (b)   For the avoidance of doubt, the Cash Consideration Stockholders shall be entitled to receive Earn Out Shares upon the occurrence of each Triggering Event; provided, however, that each Triggering Event shall only occur once, if at all, and in no event shall the Cash Consideration Stockholders be entitled to receive more than an aggregate of 10,000,000 Earn Out Shares.

        3.2    Acceleration Event.     If, during the Earn Out Period, there is a Change of Control that will result in the holders of Parent Class A Stock receiving a per share price equal to or in excess of the applicable Common Share Price required in connection with any Triggering Event (an "Acceleration Event"), then immediately prior to the consummation of such Change of Control: (a) any such Triggering Event that has not previously occurred shall be deemed to have occurred; and (b) Parent shall issue the applicable Earn Out Shares to the Cash Consideration Stockholders (in accordance with their respective Pro Rata Cash Share), and the recipients of such issued Earn Out Shares shall be eligible to participate in such Change of Control.

        3.3    Tax Treatment of Earn Out Shares.     Any issuance of Earn Out Shares, including any issuance of Earn Out Shares made upon the occurrence of an Acceleration Event pursuant to Section 3.2, shall be treated as an adjustment to the Total Consideration by the Parties for Tax purposes, unless otherwise required by Applicable Legal Requirements.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES REGARDING THE COMPANY

        Except as set forth in the letter dated as of the date of this Agreement delivered by the Company to Parent, First Merger Sub and Second Merger Sub prior to or in connection with the execution and delivery of this Agreement (the "Company Disclosure Letter"), the Company hereby represents and warrants to Parent, First Merger Sub and Second Merger Sub as of the date hereof and as of the Closing Date as follows:

        4.1    Organization and Qualification.     The Company is a corporation duly incorporated, validly existing and in good standing under the Legal Requirements of the State of Delaware and has all requisite corporate power and authority to own, lease and operate its assets and properties and to carry on its business as it is now being conducted, except as would not be material to the Group Companies, taken as a whole. The Company is duly qualified to do business in each jurisdiction in which it is conducting its business, or the operation, ownership or leasing of its properties, makes such qualification necessary, other than in such jurisdictions where the failure to so qualify or be in good standing would not, individually or in the aggregate, reasonably be expected to be material to the Group Companies, taken as a whole. Complete and correct copies of the certificate of incorporation and by-laws (or other comparable governing instruments with different names) (collectively referred to herein as "Charter Documents") of the Company as currently in effect, have been made available to Parent. The Company is not in violation of any of the provisions of the Company's Charter Documents.

        4.2    Company Subsidiaries.

          (a)   The Company's direct and indirect Subsidiaries, together with their jurisdiction of incorporation or organization, as applicable, are listed on Schedule 4.2(a) of the Company Disclosure Letter (the "Company Subsidiaries"). The Company owns all of the outstanding equity securities of the Company Subsidiaries, free and clear of all Liens (other than Permitted Liens). Except for the Company Subsidiaries, the Company does not own, directly or indirectly, any ownership, equity, profits or voting interest in any Person or have any agreement or commitment to purchase any such interest, and has not agreed and is not obligated to make nor is bound by any written, oral or other Contract, binding understanding, option, warranty or undertaking of any nature, as of the date hereof or as may hereafter be in effect under which it may become obligated to make, any future investment in or capital contribution to any other entity.

          (b)   Each Company Subsidiary is a corporation, limited liability company, limited company, private limited company or public limited company duly incorporated or organized, validly existing and in good standing (to the extent such concept exists in the relevant jurisdiction) under the laws of its jurisdiction of incorporation or organization and has the requisite corporate or limited liability company power and authority to own, lease and operate its assets and properties and to carry on its business as it is now being conducted, except as would not, individually or in the aggregate, reasonably be expected to be material to the Group Companies, taken as a whole. Each Company Subsidiary is duly qualified to do business in each jurisdiction in which it is conducting its business, or the operation, ownership or leasing of its properties, makes such qualification necessary, other than in such jurisdictions where the failure to so qualify or be in good standing would not, individually or in the aggregate, reasonably be expected to be material to the Group Companies, taken as a whole. Complete and correct copies of the Charter Documents of each Company Subsidiary, as amended and currently in effect, have been made available to Parent. No Company Subsidiary is in violation of any of the provisions of its Charter Documents.

        4.3    Capitalization.

          (a)   As of the date of this Agreement, 2,000 shares of Company Common Stock, par value $0.01 per share, consisting of 1,000 shares of Voting Common Stock ("Voting Common Stock") and

  1,000 shares of Non-Voting Common Stock ("Non-Voting Common Stock"), are authorized and 99.8066159 shares of Voting Common Stock are issued and outstanding and 10.99670821 shares of Non-Voting Common Stock are issued and outstanding. Schedule 4.3(a) of the Company Disclosure Letter contains a true and correct list of all Company Common Stock owned by each Company Stockholder and the respective class(es) thereof, along with the mailing address of each of the foregoing Persons.

          (b)   No securities or ownership interests are reserved for issuance upon the exercise of outstanding options, warrants or other rights to purchase Company Common Stock. All outstanding shares of Company Common Stock have been duly authorized, validly issued, fully paid and are non-assessable and are not subject to preemptive rights. Each share of Company Common Stock has been issued in compliance in all material respects with: (i) Applicable Legal Requirements; and (ii) the Company's Charter Documents.

          (c)   Schedule 4.3(c) of the Company Disclosure Letter sets forth as of the date hereof, the name of each holder of any outstanding performance unit granted under the Participation Plan (each a "Performance Unit"). Other than the Participation Plan and as set forth on Schedule 4.3(c) of the Company Disclosure Letter, there are no subscriptions, options, warrants, equity securities, partnership interests or similar ownership interests, calls, rights (including preemptive rights), commitments or agreements of any character to which the Company is a party or by which it is bound obligating the Company to issue, deliver or sell, or cause to be issued, delivered or sold, or repurchase, redeem or otherwise acquire, or cause the repurchase, redemption or acquisition of, any ownership interests of the Company or obligating the Company to grant, extend, accelerate the vesting of or enter into any such subscription, option, warrant, equity security, call, right, commitment or agreement. Other than the Participation Plan and as set forth on Schedule 4.3(c) of the Company Disclosure Letter, there are no stock appreciation, phantom stock, stock-based performance unit, profit participation, restricted stock, restricted stock unit or other equity-based compensation award or similar rights with respect to the Company.

          (d)   Except as set forth in the Company's Charter Documents and in connection with the Transactions, there are no registration rights, and there is no voting trust, proxy, rights plan, anti-takeover plan or other agreements or understandings to which the Company is a party or by which the Company is bound with respect to any ownership interests of the Company.

          (e)   Except as provided for in this Agreement, as a result of the consummation of the Transactions, no shares of capital stock, warrants, options or other securities of the Company are issuable and no rights in connection with any shares, warrants, options or other securities of the Company accelerate or otherwise become triggered (whether as to vesting, exercisability, convertibility or otherwise).

        4.4    Authority Relative to this Agreement.     The Company has all requisite power and authority to: (a) execute, deliver and perform this Agreement and the other Transaction Agreements to which it is a party, and each ancillary document that the Company has executed or delivered or is to execute or deliver pursuant to this Agreement; and (b) carry out the Company's obligations hereunder and thereunder and to consummate the Transactions (including the Mergers). The execution and delivery by the Company of this Agreement and the other Transaction Agreements to which it is a party and the consummation by the Company of the Transactions (including the Mergers) have been duly and validly authorized by all requisite action on the part of the Company (including the approval by its board of directors and, following receipt of the Company Stockholder Approval, the Company Stockholders as required by the DGCL), and no other proceedings on the part of the Company are necessary to authorize this Agreement or to consummate the Transactions. This Agreement and the other Transaction Agreements to which it is a party have been duly and validly executed and delivered by the Company and, assuming the due authorization, execution and delivery thereof by the other Parties, constitute the legal and binding obligations of the Company, enforceable against the Company in accordance with their terms, except insofar as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally or by principles governing the availability of equitable remedies.

        4.5    No Conflict; Required Filings and Consents.

          (a)   The execution and delivery by the Company of this Agreement and the other Transaction Agreements to which it is a party do not, and the performance of this Agreement and the other Transaction Agreements to which it is a party by the Company shall not: (i) conflict with or violate the Company's Charter Documents; (ii) assuming that the consents, approvals, orders, authorizations, registrations, filings or permits referred to in Section 4.5(b) are duly and timely obtained or made, conflict with or violate any Applicable Legal Requirements; (iii) result in any breach of or constitute a default (with or without notice or lapse of time, or both) under, or materially impair the Company's or any of its Subsidiaries' rights or, in a manner adverse to any of the Group Companies, alter the rights or obligations of any third party under, or give to any third party any rights of termination, amendment, acceleration or cancellation under, or result in the creation of a Lien (other than any Permitted Lien) on any of the properties or assets of any of the Group Companies pursuant to, any Company Material Contracts, except, with respect to clause (iii) as would not, individually or in the aggregate, have a Company Material Adverse Effect.

          (b)   The execution and delivery of this Agreement by the Company, or the other Transaction Agreements to which it is a party, does not, and the performance of its obligations hereunder and thereunder will not, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Entity, except for: (i) the filing of the First Certificate of Merger in accordance with the DGCL; (ii) applicable requirements, if any, of the Securities Act, the Exchange Act or blue sky laws, and the rules and regulations thereunder, and appropriate documents received from or filed with the relevant authorities of other jurisdictions in which the Company is licensed or qualified to do business; (iii) the filing of any notifications required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), and the expiration of the required waiting period thereunder; (iv) the consents, approvals, authorizations and permits described on Schedule 4.5(b) of the Company Disclosure Letter; and (v) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not, individually or in the aggregate, reasonably be expected to be material to the Group Companies, taken as a whole, or prevent consummation of the Transactions.

        4.6    Compliance; Approvals.     Each of the Group Companies has complied with and is not in violation of any Applicable Legal Requirements with respect to the conduct of its business, or the ownership or operation of its business, except for failures to comply or violations which, individually or in the aggregate, have not been and are not reasonably likely to be material to the Group Companies, taken as a whole. No written, or to the Knowledge of the Company, oral notice of non-compliance with any Applicable Legal Requirements has been received by any of the Group Companies. Each Group Company is in possession of all franchises, grants, authorizations, licenses, permits, consents, certificates, approvals and orders from Governmental Entities ("Approvals") necessary to own, lease and operate the properties it purports to own, operate or lease and to carry on its business as it is now being conducted, except where the failure to have such Approvals would not, individually or in the aggregate, reasonably be expected to be material to the Group Companies, taken as a whole.

        4.7    Government Contracts.     With respect to any prime contract, subcontract, basic ordering agreement, letter contract, purchase order or delivery order of any kind, including all amendments, modifications and options thereunder or relating thereto between any of the Group Companies and any Governmental Entity ("Government Contracts") in effect on the date hereof, except as disclosed on

Schedule 4.7 of the Company Disclosure Letter: (a) no such Government Contract is currently the subject of bid or award protest proceedings and, to the Company's Knowledge, no such Government Contract is reasonably likely to become the subject of bid or award protest proceedings; (b) the Group Companies have complied in all material respects with all statutory and regulatory requirements applicable to each of the Government Contracts and their associated quotations, bids and proposals; (c) all facts set forth in or acknowledged by any representations, certifications or disclosure statements made or submitted by or on behalf of the Group Companies in connection with each of the Government Contracts and their associated quotations, bids and proposals were true and accurate in all material respects as of the date of submission; (d) no Governmental Entity nor any prime contractor or higher-tier subcontractor under a Government Contract has disallowed any material costs claimed by the Group Companies under such Government Contracts; (e) no Governmental Entity has within the 12 months prior to the date hereof made any written claim for any material price adjustment or any other request for a material reduction in the price of any of such Government Contracts; (f) within the last 12 months, the Company has received no written notice terminating any of the Company's Government Contracts for default or for convenience or indicating an intent to terminate any such Government Contracts for convenience; (g) neither the Group Companies nor, to the Company's Knowledge, any stockholder, employee of or consultant to the Company, has been or is now suspended, debarred or proposed for suspension or debarment from government contracting; and (h) to the Company's Knowledge, the Group Companies have not undergone and are not undergoing any audit, review, inspection, investigation, survey or examination of records relating to such Government Contracts, other than in the ordinary course of business, and, to the Company's Knowledge, there is no reasonable basis for any such audit, review, inspection, investigation, survey or examination of records, other than in the ordinary course of business.

        4.8    Financial Statements.

          (a)   The Company has made available to Parent true and complete copies of: (i) the audited consolidated financial statements (including any related notes thereto) of ATS Consolidated, Inc. and its Subsidiaries (other than the HTA Subsidiaries and the EPC Subsidiaries) for the fiscal years ended December 31, 2017 and 2016 (collectively, the "ATS Audited Financial Statements"); (ii) the unaudited consolidated financial statements of the ATS Consolidated, Inc. and its Subsidiaries (other than: (A) the EPC Subsidiaries; and (B) with respect to the 2-month period ended February 28, 2018 only, the HTA Subsidiaries) for the 3-month period ended March 31, 2018 (the "ATS Unaudited Financial Statements" and, together with the ATS Audited Financial Statements, the "ATS Financial Statements"); (iii) the audited consolidated financial statements (including any related notes thereto) of HTA Holdings, Inc. and the HTA Subsidiaries for the fiscal years ended December 31, 2017 and 2016 (collectively, the "HTA Financial Statements" and, together with the ATS Financial Statements, the "U.S. GAAP Financial Statements"); and (iv) the audited consolidated financial statements (including any related notes thereto) of the EPC Subsidiaries for the fiscal years ended December 31, 2017 and 2016 (collectively, the "EPC Financial Statements" and, together with the U.S. GAAP Financial Statements, the "Financial Statements"). The U.S. GAAP Financial Statements comply as to form in all material respects, and were prepared in accordance, with U.S. generally accepted accounting principles ("U.S. GAAP") applied on a consistent basis throughout the periods involved (except as otherwise indicated in the notes thereto), and fairly present in all material respects the financial position of: (A) ATS Consolidated, Inc. and its Subsidiaries (other than the HTA Subsidiaries and the EPC Subsidiaries), in the case of the ATS Audited Financial Statements; (B) ATS Consolidated, Inc. and its Subsidiaries (other than: (1) the EPC Subsidiaries; and (2) with respect to the 2-month period ended February 28, 2018 only, the HTA Subsidiaries), in the case of the ATS Unaudited Financial Statements; or (C) HTA Holdings, Inc. and its Subsidiaries (including the HTA Subsidiaries), in the case of the HTA Financial Statements, in each case at the date thereof and the results of their operations and cash flows for the period indicated, except as otherwise noted

  therein and subject, in the case of the ATS Unaudited Financial Statements, to the absence of notes and to normal and recurring year-end adjustments (none of which will be material to the Group Companies, taken as a whole). The EPC Financial Statements comply as to form in all material respects, and were prepared in accordance with the UK Companies Act 2006 and the generally accepted accounting principles and practices in the United Kingdom as in effect on the date hereof ("U.K. GAAP") applied on a consistent basis throughout the periods indicated (except as may be indicated in the notes thereto) and give a true and fair view of the state of affairs of the EPC Subsidiaries and of their assets and liabilities as at the respective dates thereof and for the respective financial periods indicated therein and of the profits and losses and income of the EPC Subsidiaries for the respective financial periods indicated therein, except as otherwise noted therein.

          (b)   The Company has established and maintained a system of internal controls. To the Knowledge of the Company, such internal controls are sufficient to provide reasonable assurance regarding the reliability of the Company's financial reporting and the preparation of the Company's financial statements for external purposes in accordance with U.S. GAAP.

          (c)   There are no outstanding loans or other extensions of credit made by the Company to any executive officer (as defined in Rule 3b-7 under the Exchange Act) or director of the Company.

        4.9    No Undisclosed Liabilities.     The Group Companies have no liabilities (absolute, accrued, contingent or otherwise) of a nature required to be disclosed on a balance sheet in accordance with U.S. GAAP in the case of the Group Companies (other than the EPC Subsidiaries) or U.K. GAAP (in the case of the EPC Subsidiaries), except: (a) liabilities provided for in, or otherwise disclosed or reflected in the most recent balance sheet included in the Financial Statements or in the notes thereto; and (b) liabilities arising in the ordinary course of the Company's business since December 31, 2017.

        4.10    Absence of Certain Changes or Events.     Except as contemplated by this Agreement, since December 31, 2017, each of the Group Companies has conducted its business in the ordinary course of business consistent with past practice and there has not been: (a) any Company Material Adverse Effect; (b) any purchase, redemption or other acquisition by the Company of any of the shares of Company Common Stock or any other securities of the Company or any options, warrants, calls or rights to acquire any such Company Common Stock or other securities; (c) any split, combination or reclassification of any of the shares of Company Common Stock; (d) any material change by the Company in its accounting methods, principles or practices, except as required by concurrent changes in U.S. GAAP (or any interpretation thereof) or Applicable Legal Requirements; (e) any change in the auditors of the Company; (f) any issuance of shares of Company Common Stock; (g) any revaluation by the Company of any of its assets, including any sale of assets of the Company other than with respect to sales in the ordinary course of business; or (h) any action taken or agreed upon by any of the Group Companies that would be prohibited by Section 6.1 if such action were taken on or after the date hereof without the consent of Parent.

        4.11    Litigation.     Except as disclosed on Schedule 4.11 of the Company Disclosure Letter or as would not be material to the Group Companies, taken as whole, there is: (a) no pending or, to the Knowledge of the Company, threatened, Legal Proceeding against any Group Company or any of its properties or assets, or any of the directors or officers of any Group Company with regard to their actions as such, and, to the Knowledge of the Company, no facts exist that would reasonably be expected to form the basis for any such Legal Proceeding; (b) to the Knowledge of the Company, other than with respect to audits, examinations or investigations in the ordinary course of business conducted by a Governmental Entity pursuant to a Government Contract, no pending or threatened in writing, audit, examination or investigation by any Governmental Entity against any Company or any of its properties or assets, or any of the directors or officers of any Group Company with regard to their actions as such, and, to the Knowledge of the Company, no facts exist that would reasonably be expected to form the basis for any such audit, examination or investigation; (c) no pending or threatened Legal Proceeding by any Group Company against any third party; (d) no settlement or similar agreement that imposes any material ongoing obligation or restriction on any Group Company; and (e) no Order imposed or, to the Knowledge of the Company, threatened to be imposed upon any Group Company or any of its respective properties or assets, or any of the directors or officers of any Group Company with regard to their actions as such.

        4.12    Employee Benefit Plans.

          (a)   Schedule 4.12(a) of the Company Disclosure Letter sets forth a true, correct and complete list of each material Employee Benefit Plan, excluding any employment or consulting agreement or offer letter that either: (i) is terminable by the Company at will; or (ii) provides for notice and/or garden leave obligations as required by Applicable Legal Requirements, in each case, so long as such agreement or offer letter does not provide for: (A) severance or similar obligations; (B) transaction bonuses or change in control payments; or (C) tax gross-ups; provided that a form of such excluded agreement or offer letter is listed.

          (b)   With respect to each Employee Benefit Plan, the Company has provided a true, correct and complete copy of the following documents, to the extent applicable: (i) all plan documents, including any related trust documents, insurance contracts or other funding arrangements, and all amendments thereto; (ii) for the most recent plan years: (A) the IRS Form 5500 and all schedules thereto; (B) audited financial statements; and (C) actuarial or other valuation reports; (iii) the most recent IRS determination letter or opinion letter, as applicable; (iv) any other documents which are required to be filed with any regulatory authority together with all other tax clearances and approvals necessary to obtain favorable tax treatment for the Employee Benefit Plans; (v) any non-routine correspondence with any Governmental Entity regarding any Employee Benefits Plan during the past three years, and (vi) the most recent summary plan descriptions.

          (c)   Each Employee Benefit Plan has been established, maintained and administered in all material respects in accordance with its terms and with all Applicable Legal Requirements. No non-exempt "prohibited transaction" (within the meaning of Section 406 of ERISA and Section 4975 of the Code) has occurred or is reasonably expected to occur with respect to any Employee Benefit Plan.

          (d)   Each Employee Benefit Plan intended to qualify under Section 401 does so qualify, and any trusts intended to be exempt from federal income taxation under the provisions of Section 501(a) of the Code are so exempt. Nothing has occurred with respect to the operation of the Employee Benefit Plans that would reasonably be expected to cause the denial or loss of such qualification or exemption.

          (e)   No Group Company or any of its respective ERISA Affiliates has at any time sponsored or has ever been obligated to contribute to, or had any liability in respect of: (i) an "employee pension benefit plan" (as defined in Section 3(2) of ERISA) subject to Title IV of ERISA, Section 412 of the Code or Section 302 of ERISA (including any "multiemployer plan" within the meaning of Section (3)(37) of ERISA); (ii) a "multiple employer plan" as defined in Section 413(c) of the Code; or (iii) a "multiple employer welfare arrangement" within the meaning of Section 3(40) of ERISA.

          (f)    None of the Employee Benefit Plans provides for, and the Group Companies have no liability in respect of, post-retiree health, welfare or life insurance benefits or coverage for any participant or any beneficiary of a participant, except as may be required under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, or similar state or other Legal Requirements and at the sole expense of such participant or the participant's beneficiary.

          (g)   With respect to any Employee Benefit Plan no actions, suits, claims (other than routine claims for benefits in the ordinary course), audits, inquiries, proceedings or lawsuits are pending, or, to the Knowledge of the Company, threatened against any Employee Benefit Plan, the assets of any of the trusts under such plans or the plan sponsor or administrator, or against any fiduciary of any Employee Benefit Plan with respect to the operation thereof. No event has occurred, and to the Knowledge of the Company, no condition exists that would, by reason of the Company's affiliation with any of its ERISA Affiliates, subject the Company to any material tax, fine, lien, penalty or other liability imposed by ERISA, the Code or other Legal Requirements.

          (h)   All contributions, reserves or premium payments required to be made or accrued as of the date hereof to the Employee Benefit Plans have been timely made or accrued in all material respects.

          (i)    Neither the execution and delivery of this Agreement nor the consummation of the Transactions will, either alone or in connection with any other event(s): (i) result in any payment or benefit becoming due to any current or former employee, contractor or director of the Company or its subsidiaries or under any Employee Benefit Plan; (ii) increase any amount of compensation or benefits otherwise payable to any current or former employee, contractor or director of the Company or its subsidiaries or under any Employee Benefit Plan; (iii) result in the acceleration of the time of payment, funding or vesting of any benefits to any current or former employee, contractor or director of the Company or its subsidiaries or under any Employee Benefit Plan; or (iv) limit the right to merge, amend or terminate any Employee Benefit Plan.

          (j)    Neither the execution and delivery of this Agreement nor the consummation of the Transactions shall, either alone or in connection with any other event(s) give rise to any "excess parachute payment" as defined in Section 280G(b)(1) of the Code, any excise tax owing under Section 4999 of the Code or any other amount that would not be deductible under Section 280G of the Code.

          (k)   The Company maintains no obligations to gross-up or reimburse any individual for any tax or related interest or penalties incurred by such individual, including under Sections 409A or 4999 of the Code or otherwise.

          (l)    Each Employee Benefit Plan which is a "nonqualified deferred compensation plan" subject to Section 409A of the Code has been established, operated and maintained in compliance with Section 409A of the Code in all material respects.

          (m)  As of the Closing, the Participation Plan will be terminated and of no further force or effect, and the Company will not have any liability with respect thereto, other than the Participation Plan Costs.

          (n)   All Performance Units have been granted and administered in accordance with the applicable plan and agreement and Applicable Legal Requirements.

        4.13    Labor Matters.

          (a)   Except as disclosed on Schedule 4.13(a) of the Company Disclosure Letter, no Group Company is a party to any collective bargaining agreement or other labor Contract applicable to persons employed by any Group Company. There are no representation proceedings or petitions seeking a representation proceeding presently pending or, to the Knowledge of the Company, threatened to be brought or filed, with the National Labor Relations Board or other labor relations tribunal, nor has any such representation proceeding, petition, or demand been brought, filed, made, or, to the Knowledge of the Company, threatened within the last three years. There is no organizing activity involving any Group Company pending or, to the Knowledge of the Company, threatened by any labor organization or group of employees.

          (b)   There are no pending: (i) strikes, work stoppages, slowdowns, lockouts or arbitrations (nor have there been any strikes, work stoppages, slowdowns, lockouts or arbitrations within the three years prior to the Closing); or (ii) material grievances or other labor disputes pending or, to the Knowledge of the Company, threatened against or involving the Group Companies involving any employee of the Group Companies. Except as set forth on Schedule 4.13(b), there are no material charges, grievances or complaints, in each case related to alleged unfair labor practices, pending or, to the Knowledge of the Company, threatened by or on behalf of any employee, former employee, or labor organization. There are no continuing obligations of the Group Companies pursuant to the resolution of any such proceeding that is no longer pending.

          (c)   To the Knowledge of the Company, as of the date hereof, none of the Company's officers or key employees has given written notice of any intent to terminate his or her employment with the Company. The Group Companies are in compliance in all material respects and, to the Knowledge of the Company, each of their employees and consultants are in compliance in all material respects, with the terms of any employment and consulting agreements between any Group Company and such individuals.

          (d)   Except as set forth on Schedule 4.13(d) of the Company Disclosure Letter, there are no material complaints, charges or claims against the Group Companies pending or, to Knowledge of the Company, threatened that could be brought or filed, with any Governmental Entity based on, arising out of, in connection with or otherwise relating to the employment or termination of employment or failure to employ by any Group Company, of any individual. Each Group Company is in material compliance with all Applicable Legal Requirements respecting employment, employment practices, terms and conditions of employment, wages and hours, the Worker Adjustment and Retraining Notification ("WARN") Act, and any similar state or local "mass layoff" or "plant closing" laws, collective bargaining, discrimination, civil rights, safety and health, workers' compensation and the collection and payment of withholding and/or social security taxes and any similar tax except for immaterial non-compliance. There has been no "mass layoff" or "plant closing" (as defined by WARN) with respect to any Group Company within the six (6) months prior to the Closing. No Group Company is liable for any material arrears of wages or penalties with respect thereto, except in each case as would not, individually or in the aggregate, reasonably be expected to be material to the Group Companies, taken as a whole. All amounts that the Group Companies are legally required to withhold from their employees' wages and to pay to any Governmental Entity as required by Applicable Legal Requirements have been withheld and paid, and the Group Companies do not have any outstanding obligations to make any such withholding or payment, other than with respect to an open payroll period or as would not result in material liability to the Group Companies, taken as whole. There are no pending, or to the Knowledge of the Company, threatened in writing Legal Proceedings against any Group Company by any employee in connection with such employee's employment or termination of employment by such Group Company.

          (e)   Except as would not reasonably be expected to result in the Company's incurring a material liability, no employee or former employee of the Group Companies is owed any wages, benefits or other compensation for past services (other than wages, benefits and compensation accrued during the current pay period and any accrued pay or benefits for services, which by their terms or under Applicable Legal Requirements, are payable in the future, such as but not limited to accrued vacation, recreation leave and severance pay).

        4.14    Real Property; Tangible Property.

          (a)   The Group Companies do not own, and, except as set forth on Schedule 4.14(a) of the Company Disclosure Letter, have never owned, any real property.

          (b)   Each Group Company has a valid, binding and enforceable leasehold interest under each of the real properties under which it is a lessee (the "Company Leased Properties"), free and clear of all Liens (other than Permitted Liens) and each of the leases, lease guarantees, agreements and documents related to any Company Leased Properties, including all amendments, terminations and modifications thereof (collectively, the "Company Real Property Leases"), is in full force and effect. The Company has made available to Parent true, correct and complete copies of all material Company Real Property Leases. No Group Company is in breach of or default under any Company Real Property Lease, and, to the Knowledge of the Company, no event has occurred and no circumstance exists which, if not remedied, and whether with or without notice or the passage of time or both, would result in such a default, except for such breaches or defaults as would not individually or in the aggregate, reasonably be expected to be material to the Group Companies, taken as a whole. No Group Company has received or given any written notice of any default or event that with notice or lapse of time, or both, would constitute a breach or default by an Group Company under any of the Company Real Property Leases and, to the Knowledge of the Company, no other party is in breach or default thereof, except for such breaches or defaults as would not, individually or in the aggregate, reasonably be expected to be material to the Group Companies, taken as a whole. No party to any Company Real Property Lease has exercised any termination rights with respect thereto. Schedule 4.14(b) of the Company Disclosure Letter contains a true and correct list of all Company Real Property Leases.

          (c)   Each Group Company has good and marketable title to, or a valid leasehold interest in or right to use, all of its tangible assets, free and clear of all Liens other than: (i) Permitted Liens; (ii) the rights of lessors under any leases; and (iii) the Liens specifically identified on the Schedule 4.14(b) of the Company Disclosure Letter. The tangible assets (together with the Intellectual Property rights and contractual rights) of the Group Companies: (A) constitute all of the assets, rights and properties that are necessary for the operation of the businesses of the Group Companies as they are now conducted, and taken together, are adequate and sufficient for the operation of the businesses of the Group Companies as currently conducted; and (B) have been maintained in all material respects in accordance with generally applicable accepted industry practice, are in good operating condition and repair, ordinary wear and tear excepted, and are adequate for the uses to which they are being put, in each case of clauses (A) and (B) except as would not, individually or in the aggregate, reasonably be expected to be material to the Group Companies, taken as a whole.

        4.15    Taxes.

          (a)   All material Tax Returns required to be filed by or on behalf of each Group Company have been duly and timely filed with the appropriate Governmental Entity and all such Tax Returns are true, correct and complete in all material respects. All material amounts of Taxes payable by or on behalf of each Group Company (whether or not shown on any Tax Return) have been fully and timely paid.

          (b)   Each of the Group Companies has complied in all material respects with all Applicable Legal Requirements relating to the withholding and remittance of all material amounts of Taxes and withheld and paid all material amounts of Taxes required to have been withheld and paid to the relevant Governmental Entity.

          (c)   No claim, assessment, deficiency or proposed adjustment for any material amount of Tax has been asserted or assessed by any Governmental Entity in writing (nor to the Company's Knowledge is there any) against the any Group Company which has not been paid or resolved.

          (d)   No material Tax audit or other examination of any Group Company by any Governmental Entity is presently in progress, nor has the Company been notified in writing of any (nor to the Company's Knowledge is there any) request or threat for such an audit or other examination.

          (e)   There are no liens for Taxes (other than Permitted Liens) upon any of the assets of the Group Companies.

          (f)    Each Group Company has no liability for a material amount of unpaid Taxes which has not been accrued for or reserved on the Company's Financial Statements, other than any liability for unpaid Taxes that has been incurred since the end of the most recent fiscal year in connection with the operation of the business of the Group Companies in the ordinary course of business. As of the Closing Date, the accrued and unpaid federal, state, local and foreign income Taxes (determined using income tax principles and not U.S. GAAP) of the Group Companies with respect to the taxable year (or portion thereof) ending on the Closing Date and taxable period ended on December 31, 2017 (or, if any Group Company is not a calendar year taxpayer for income Tax purposes, the taxable year immediately preceding the taxable year (or portion thereof) ending on the Closing Date for which final income Tax Returns have not been filed), will not materially exceed the amount taken into account pursuant to clause (b) of the definition of Tax Overpayment/Underpayment Amount for purposes of calculating the Estimated Tax Overpayment/Underpayment Amount.

          (g)   No Group Company: (i) has any liability for the Taxes of another Person (other than any Group Company) pursuant to Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign Legal Requirements) or as a transferee or a successor or by Contract (other than pursuant to commercial agreements entered into in the ordinary course of business and the principal purpose of which is not related to Taxes); (ii) is a party to or bound by any Tax indemnity, Tax sharing or Tax allocation agreement (excluding commercial agreements entered into in the ordinary course of business and the principal purpose of which is not related to Taxes); or (iii) has, within the last six years, ever been a member of an affiliated, consolidated, combined or unitary group filing for U.S. federal, state or local income Tax purposes, other than a group the common parent of which was and is the Company.

          (h)   No Group Company: (i) has consented to extend the time in which any Tax may be assessed or collected by any Governmental Entity (other than pursuant to extensions of time to file Tax Returns obtained in the ordinary course of business), which extension is still in effect; or (ii) has entered into or been a party to any "listed transaction" within the meaning of Section 6707A(c)(2) of the Code for a taxable period for which the applicable statute of limitations remains open.

          (i)    No Group Company has, or has ever had, a permanent establishment in any country other than the country of its organization, or is, or has ever been, subject to income Tax in a jurisdiction outside the country of its organization, in each case, where it is required to file a material income Tax Return and does not file such Tax Return.

          (j)    No Group Company has constituted either a "distributing corporation" or a "controlled corporation" (within the meaning of Section 355(a)(1)(A) of the Code) in a distribution of stock intended to qualify for tax-free treatment under Section 355 of the Code in the two years prior to the date of this Agreement.

          (k)   No Group Company will be required to include any material item of income in, or exclude any material item or deduction from, taxable income for any taxable period beginning after the Closing Date or, in the case of any taxable period beginning on or before and ending after the Closing Date, the portion of such period beginning after the Closing Date, as a result of: (i) an installment sale or open transaction disposition that occurred on or prior to the Closing Date; (ii) any change in method of accounting on or prior to the Closing Date, including by reason of the application of Section 481 of the Code (or any analogous provision of state, local or foreign Legal Requirements); (iii) other than in the ordinary course of business a prepaid amount received or deferred revenue recognized on or prior to the Closing Date; (iv) to the Company's Knowledge, intercompany transaction described in Treasury Regulations under Section 1502 (or any corresponding or similar provision of state or local Legal Requirements); (v) closing agreement pursuant to Section 7121 of the Code or any similar provision of state, local or foreign Legal Requirements; or (vi) an election under Section 108(i) of the Code.

          (l)    No Group Company has been or will be required to include any material amount in income after the Closing by reason of Section 965(a) of the Code, or has made an election described in Section 965(h) of the Code.

          (m)  Within the last six years, no claim has been made in writing (nor to the Company's Knowledge has any claim been made) by any Governmental Entity in a jurisdiction in which any Group Company does not file Tax Returns that is or may be subject to Tax by, or required to file Tax Returns in, that jurisdiction.

          (n)   The Company has not taken any action, and it is not aware of any fact or circumstance that would reasonably be expected to prevent the First Merger and the Second Merger, taken together, from qualifying as a "reorganization" within the meaning of Section 368(a) of the Code.

        4.16    Environmental Matters.

          (a)   Except as would not, individually or in the aggregate, reasonably be expected to be material to the Group Companies, taken as a whole:

              (i)  The Group Companies are and have been in compliance with all Environmental Laws, which compliance includes obtaining, maintaining and complying with all Governmental Action/Filings required under applicable Environmental Laws;

             (ii)  Neither the Company nor its Subsidiaries are party to any unresolved, pending or, to the Knowledge of the Company, threatened claims, actions, suits, investigations, inquiries, notices, judgments, decrees, injunctions, orders or proceedings arising under or related to Environmental Laws. To the Knowledge of the Company, no conditions currently exist with respect to Company Leased Properties that would reasonably be expected to result in any of the Group Companies incurring liabilities or obligations under Environmental Laws; and

          (b)   To the Knowledge of the Company, the Group Companies have made available to Parent copies of all material environmental assessments, studies, audits, analyses or reports relating to Company Leased Properties and copies of all material, non-privileged documents relating to any material and outstanding liabilities of any of the Group Companies under Environmental Law to the extent such are in the possession, custody, or reasonable control of the Group Companies.

        4.17    Brokers; Third Party Expenses.     The Group Companies have not incurred, nor will any of them incur, directly or indirectly, any liability for brokerage, finders' fees, agent's commissions or any similar charges in connection with this Agreement or the Transactions.

        4.18    Intellectual Property.

          (a)   Schedule 4.18(a) of the Company Disclosure Letter sets forth a true, correct and complete list, as of the date of this Agreement, of all of the following Intellectual Property that is owned by the Group Companies: (i) registered Patents and pending applications for Patents; (ii) registered Trademarks and pending applications for registration of Trademarks; (iii) registered Copyrights and pending applications for registration of Copyrights (the Intellectual Property referred to in clauses (i) through (iii), collectively, the "Company Registered Intellectual Property"); (iv) Internet domain names actively used by a Group Company that are material to any of the businesses of the Group Companies; (v) unregistered Trademarks (for which there are no pending applications) that are material to any of the businesses of the Group Companies; and (vi) social media accounts that are material to any of the businesses of the Group Companies. All of the Company Registered Intellectual Property is subsisting and, to the Knowledge of the Company and excepting any pending applications included therein, valid and enforceable in all material respects and all necessary registration, maintenance, renewal, and other relevant filing fees due through the date of this Agreement have been timely paid and all necessary documents and certificates in connection therewith have been timely filed with the relevant Patent, Trademark, Copyright, domain name registrar, or other authorities in the United States or foreign jurisdictions, as the case may be, for the purpose of maintaining such Company Registered Intellectual Property and those Internet domain names actively used by a Group Company that are material to any of the businesses of the Group Companies, in full force and effect.

          (b)   The Company or one of its Subsidiaries is the sole and exclusive owner of all right, title and interest in and to all Owned Intellectual Property (subject to non-exclusive licenses that have been granted therein in the ordinary course of business) and has a license, sublicense or otherwise possesses legally enforceable rights, to use all other Intellectual Property used in the conduct of the business of the Group Companies as presently conducted, free and clear of all Liens (other than Permitted Liens); provided that the foregoing representation and warranty does not constitute a representation and warranty of non-infringement by any Group Company. The Owned Intellectual Property and the Licensed Intellectual Property when used within the scope of the applicable Inbound License and all applicable license agreements to which such Group Company is a party include all of the Intellectual Property necessary for each of the Group Companies to conduct its business as currently conducted; provided that the foregoing representation and warranty does not constitute a representation and warranty of non-infringement by any Group Company.

          (c)   The conduct of the businesses of the Group Companies as presently conducted has not infringed, misappropriated or otherwise violated and is not infringing, misappropriating or otherwise violating any Intellectual Property rights of any Person. To the Knowledge of the Company, no Person has infringed, misappropriated or otherwise violated or is infringing, misappropriating or otherwise violating any of the Owned Intellectual Property and no such claims have been made in writing against any third party by any of the Group Companies in the three years prior to the date of this Agreement.

          (d)   There is no action pending or, to the Knowledge of the Company, threatened, against any of the Group Companies, and the Company has not received in the three years prior to the date of this Agreement any notice from any Person pursuant to which any Person is: (i) alleging that the conduct of the business of the Company is infringing, misappropriating or otherwise violating any Intellectual Property rights of any third party; or (ii) contesting the use, ownership, validity or enforceability of any of the Owned Intellectual Property. None of the Owned Intellectual Property is subject to any pending or outstanding injunction, order, judgment, settlement, consent order, ruling or other disposition of dispute that adversely restricts the use, transfer or registration of, or adversely affects the validity or enforceability of, any such Owned Intellectual Property.

          (e)   No past or present director, officer or employee of the Company owns (or has any claim, or any right (whether or not currently exercisable) to any ownership interest, in or to) any material Owned Intellectual Property. Each of its past and present directors, officers, employees, consultants and independent contractors of any of the Group Companies who are engaged in creating or developing for such Group Company any material Owned Intellectual Property in the course of such Person's employment or retention thereby has executed and delivered a written agreement, pursuant to which such Person has: (i) agreed to hold all confidential information of such Group Company in confidence both during and after such Person's employment or retention, as applicable; and (ii) presently assigned to such Group Company all of such Person's rights, title and interest in and to all Intellectual Property created or developed for such Group Company in the course of such Person's employment or retention thereby. To the Knowledge of the Company, there is no material uncured breach by any such Person with respect to material Intellectual Property under any such agreement.

          (f)    Each of the Group Companies, as applicable, has taken commercially reasonable steps to maintain the secrecy, confidentiality and value of all material Trade Secrets included in the Owned Intellectual Property. No Trade Secret that is material to the business of the Group Companies has been authorized to be disclosed, or, to the Knowledge of the Company, has been disclosed to any of the Group Companies' past or present employees or any other Person, other than as subject to an agreement restricting the disclosure and use of such Trade Secret.

          (g)   To the Knowledge of the Company, no funding, facilities or personnel of any Governmental Entity or any university, college, research institute or other educational institution has been or is being used in any material respect to create, in whole or in part, any material Owned Intellectual Property. To the Knowledge of the Company, no current or former employee, consultant or independent contractor of any of the Group Companies who contributed to the creation or development of any material Owned Intellectual Property was performing services for a Governmental Entity or any university, college, research institute or other educational institution related to the Group Companies' business as presently conducted during a period of time during which such employee, consultant or independent contractor was also performing services for any of the Group Companies.

          (h)   The Company or one of its Subsidiaries owns or has a valid right to access and use pursuant to a written agreement (which, for the avoidance of doubt, shall include standard click-through agreements), all computer systems, including the software, firmware, hardware, networks, interfaces, platforms and related systems, databases, websites and equipment used by any Group Company to process, store, maintain and operate data, information and functions that are material to and are used in connection with the business of the Group Companies (collectively, the "Company IT Systems"). The Company IT Systems are adequate for the operation of the business of the Group Companies as currently conducted. In the last 12 months, there have been no failures, breakdowns, continued substandard performance or other adverse events affecting any such Company IT Systems that have caused or could reasonably be expected to result in the substantial disruption or interruption in or to the use of such Company IT Systems or the conduct of the business of the Group Companies. To the Knowledge of the Company, the Company IT Systems do not contain any viruses, worms, Trojan horses, bugs, faults or other devices, errors, contaminants or effect that materially disrupt or adversely affect the functionality of the Company IT Systems, except as disclosed in their documentation, or enable or assist any Person to access without authorization any Company IT Systems.

          (i)    None of the Group Companies has incorporated any open source software in, or used any open source software in connection with, any software developed, licensed, distributed, used or otherwise exploited by any of the Group Companies in a manner that requires the contribution, licensing, attribution or disclosure to any third party of any material portion of the source code of any software developed, licensed, distributed used or otherwise exploited by or for any of the Group Companies or that would otherwise diminish or transfer the rights of ownership in any material Intellectual Property or software of any of the Group Companies to any Person. The Group Companies are in material compliance with the terms and conditions of all relevant licenses for open source software used in the business of the Group Companies.

          (j)    The execution and delivery of this Agreement by the Group Companies and the consummation of the Transactions will not: (i) result in the breach of, or create on behalf of any third party the right to terminate or modify any agreement relating to any material Owned Intellectual Property or material Licensed Intellectual Property; (ii) result in or require the grant, assignment or transfer to any other Person (other than Parent, First Merger Sub, Second Merger Sub or any of their respective Affiliates) of any license or other right or interest under, to or in any material Owned Intellectual Property or any of the Intellectual Property of Parent, First Merger Sub, Second Merger Sub or any of their respective Affiliates; or (iii) cause a material loss or impairment of any material Owned Intellectual Property or material Licensed Intellectual Property.

        4.19    Privacy.

          (a)   Each of the Group Companies and any Person acting for or on behalf of any of the Group Companies have at all times (in the case of any such Person, during the time such Person was acting for or on behalf of such Group Company) complied in all material respects, as applicable to such Group Company, with: (i) all applicable Privacy Laws; (ii) all of the applicable Group Company's applicable policies and notices regarding Personal Information; and (iii) all of such Group Company's applicable contractual obligations with respect to the receipt, collection, compilation, use, storage, processing, sharing, safeguarding, security (technical, physical and administrative), disposal, destruction, disclosure, or transfer (including cross-border) of Personal Information. None of the Group Companies have received in the three years prior to the date of this Agreement any written notice of any claims (including written notice from third parties acting on its or their behalves), of or been charged with, the violation of, any Privacy Laws, applicable privacy policies, or contractual commitments with respect to Personal Information. None of the Group Companies is in material violation of its applicable privacy policies or notices.

          (b)   Each of the Group Companies has, as applicable: (i) implemented and at all times maintained in all material respects reasonable safeguards, which safeguards are consistent with practices in the industry in which the applicable Group Company operates, to protect Personal Information and other confidential data in its possession or under its control against loss, theft, misuse or unauthorized access, use, modification or disclosure; (ii) entered into written agreements with all third-party service providers, outsourcers, processors or other third parties who process, store or otherwise handle Personal Information for or on behalf of the applicable Group Company that obligate such Persons to comply with applicable Privacy Laws and to take reasonable steps to protect and secure Personal Information from loss, theft, misuse or unauthorized access, use, modification or disclosure; and (iii) to the Knowledge of the Company, any third party who has provided Personal Information to any of the Group Companies has done so in compliance with applicable Privacy Laws applicable to it, including providing any notice and obtaining any consent required under such Privacy Laws.

          (c)   To the Knowledge of the Company, there have been no breaches, security incidents, misuse of or unauthorized access to or disclosure of any Personal Information in the possession or control of any of the Group Companies or collected, used or processed by or on behalf of the Group Companies and none of the Group Companies have provided or been legally or contractually required to provide any notices to any Person in connection with a disclosure of Personal Information in the last three years. To the extent applicable, each of the Group Companies has implemented reasonable disaster recovery and business continuity plans, and taken actions consistent with such plans, to the extent required, to safeguard the data and Personal Information in its possession or control. Each of the applicable Group Companies has conducted commercially reasonable privacy and data security testing or audits at reasonable and appropriate intervals and have resolved or remediated any material privacy or data security issues or vulnerabilities identified. None of the Group Companies nor any third party acting at the direction or authorization of the Group Companies has paid: (i) any perpetrator of any data breach incident or cyber-attack; or (ii) any third party with actual or alleged information about a data breach incident or cyber-attack, pursuant to a request for payment from or on behalf of such perpetrator or other third party.

        4.20    Agreements, Contracts and Commitments.

          (a)   Schedule 4.20(a) of the Company Disclosure Letter sets forth a true, correct and complete list of each Company Material Contract (as defined below) that is in effect as of the date of this Agreement. For purposes of this Agreement, "Company Material Contract" of the Group Companies shall mean:

              (i)  any Contract or purchase commitment reasonably expected to result in future payments to or by any Group Company in excess of $2,000,000 per annum;

             (ii)  any Contract with the top 10 customers of the Company's safety operations and the top five customers of the Company's commercial fleet operations (the "Material Customers") and top 10 suppliers of the Company's safety operations and the top five suppliers of the Company's commercial fleet operations (the "Material Suppliers") as determined by revenue and dollar volume of payments, respectively, in each case during the 12-month period prior to the date of this Agreement;

            (iii)  any material Government Contract;

            (iv)  any Contract that purports to limit the localities in which the Group Companies' businesses are conducted in any manner that is material to the Group Companies, taken as a whole, including any non-compete agreements or agreements limiting the ability of any of the Group Companies from soliciting customers or employees, in a manner that is material to the Group Companies, taken as a whole;

             (v)  any Contract that imposes obligations on any of the Group Companies to provide "most favored nation" pricing to any of its customers, or that contains any "take or pay" or minimum requirements with any of its suppliers, right of first refusal or other similar provisions with respect to any transaction engaged in by any of the Group Companies;

            (vi)  any Contract that is related to the governance or operation of any joint venture, partnership or similar arrangement, other than such contract solely between or among any of the Group Companies;

           (vii)  any Contract for or relating to any borrowing of money by or from the Company, including the Existing Credit Agreements;

          (viii)  any employment, consulting (with respect to an individual, independent contractor) or management Contract providing for annual payments in excess of $200,000, excluding any such employment, consulting, or management Contract that either: (A) is terminable by the Company at will; or (B) provides for notice and/or garden leave obligations as required by Applicable Legal Requirements, in each case, so long as such Contract does not provide for: (1) severance or similar obligations; (2) transaction bonuses or change in control payments; or (3) tax gross-ups;

            (ix)  any Contract (other than those made in the ordinary course of business): (A) providing for the grant of any preferential rights to purchase or lease any asset of the Company; or (B) providing for any right (exclusive or non-exclusive) to sell or distribute any material product or service of any of the Group Companies;

             (x)  any obligation to register any Company Common Stock or other securities of the Company with any Governmental Entity;

            (xi)  any Contracts for: (A) the sale of any of the business, properties or assets of any Group Company in an amount in excess of $10,000, other than in the ordinary course of business consistent with past practice; or (B) the acquisition by any Group Company of any operating business, properties or assets, whether by merger, purchase or sale of stock or assets or otherwise (other than Contracts for the purchase of inventory or supplies entered into in the ordinary course of business consistent with past practice);

           (xii)  any obligation to make payments, contingent or otherwise, arising out of the prior acquisition of the business, assets or stock of other Persons;

          (xiii)  any collective bargaining agreement with any labor union;

          (xiv)  any Contract for the use by any of the Group Companies of any tangible property where the annual lease payments are greater than $150,000 (other than any lease of vehicles, office equipment or operating equipment made in the ordinary course of business);

           (xv)  any Contract under which the any of the Group Companies: (A) licenses Intellectual Property from any third party (other than off-the-shelf software commercially available on standard commercial terms for an annual or aggregate fee of no more than $250,000) ("Inbound License"); (B) licenses Intellectual Property to any third party (other than non-exclusive licenses granted to suppliers or vendors engaged to supply products or provide services to such Group Company or to distributors or customers in the ordinary course of business); or (C) is developing or has developed any material Intellectual Property, itself or through a third party, except, in each case, for any of such license or development Contracts that are not material for the operation of the Group Companies;

          (xvi)  each Contract with any academic institution, research center or Governmental Entity that provides for the provision of funding to the Company for research and development or similar activities involving the creation of any material Intellectual Property or other assets; and

         (xvii)  any written offer or proposal which, if accepted, would constitute any of the foregoing.

          (b)   Each Company Material Contract is in full force and effect and, to the Knowledge of the Company, is valid and binding upon and enforceable against each of the parties thereto, except insofar as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally or by principles governing the availability of equitable remedies. True, correct and complete copies of all Company Material Contracts have been made available to Parent.

          (c)   Neither the Company nor, to the Knowledge of the Company, any other party thereto is in breach of or in default under, and no event has occurred which with notice or lapse of time or both would become a breach of or default under, any Company Material Contract, and no party to any Company Material Contract has given any written notice of any claim of any such breach, default or event, which, individually or in the aggregate, are reasonably likely to be material to the Group Companies, taken as a whole.

        4.21    Insurance.     Each of the Group Companies maintains insurance policies or fidelity or surety bonds covering its assets, business, equipment, properties, operations, employees, officers and directors (collectively, the "Insurance Policies") covering all material insurable risks in respect of its business and assets, and the Insurance Policies are in full force and effect. The coverages provided by such Insurance Policies are usual and customary in amount and scope for the Group Companies' business and operations as concurrently conducted, and sufficient to comply with any insurance required to be maintained by Company Material Contracts. No written notice of cancellation or termination has been received by any Group Company with respect to any of the effective Insurance Policies. There is no pending material claim by any Group Company against any insurance carrier under any of the existing Insurance Policies for which coverage has been denied or disputed by the applicable insurance carrier (other than a customary reservation of rights notice).

        4.22    Interested Party Transactions.     No employee, officer, director, or Company Stockholder or a member of his or her immediate family is indebted to the Company for borrowed money, nor are any of the Group Companies indebted for borrowed money (or committed to make loans or extend or guarantee credit) to any of such Persons, other than: (a) for payment of salary, bonuses and other compensation for services rendered; (b) reimbursement for reasonable expenses incurred in connection with any of the Group Companies; and (c) for other employee benefits made generally available to all employees. To the Knowledge of the Company, no officer, director, employee, Company Stockholder or holder of derivative securities of the Company (each, an "Insider") or any member of an Insider's immediate family is, directly or indirectly, interested in any Contract with any of the Group Companies (other than such Contracts as relate to any such Person's ownership of Company Common Stock or other securities of the Company or such Person's employment or consulting arrangements with the Group Companies).

        4.23    Certain Provided Information.     The information relating to the Group Companies supplied by the Company for inclusion in the Proxy Statement will not, as of the date on which the Proxy Statement (or any amendment or supplement thereto) is first distributed to holders of Parent Class A Stock or at the time of the Special Meeting, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading. Notwithstanding the foregoing, the Company makes no representation, warranty or covenant with respect to: (a) statements made or incorporated by reference therein based on information supplied by Parent, First Merger Sub or Second Merger Sub for inclusion or incorporation by reference in the Proxy Statement or any Parent SEC Reports; or (b) any projections or forecasts included in the Proxy Statement.

        4.24    Indebtedness.     Schedule 4.24 of the Company Disclosure Letter sets forth the outstanding principal amount of Rollover Indebtedness as of the date hereof. Schedule 4.24 of the Company Disclosure Letter also sets forth the principal amount of all of the outstanding Indebtedness, as of the date hereof, of the Group Companies, other than the Rollover Indebtedness and the HTA Tax Adjustment Amount.

        4.25    Foreign Corrupt Practices Act.     None of the Group Companies or, to the Knowledge of the Company, any of the Group Companies' respective directors, officers, employees, Affiliates or any other Persons acting on their behalf has, in connection with the operation of the business of the Group Companies: (a) made, offered or promised to make or offer any payment, loan or transfer of anything of value, including any reward, advantage or benefit of any kind, to or for the benefit of any government official, candidate for public office, political party or political campaign, or any official of such party or campaign, for the purpose of: (i) influencing any act or decision of such government official, candidate, party or campaign or any official of such party or campaign; (ii) inducing such government official, candidate, party or campaign or any official of such party or campaign to do or omit to do any act in violation of a lawful duty; (iii) obtaining or retaining business for or with any Person; (iv) expediting or securing the performance of official acts of a routine nature; or (v) otherwise securing any improper advantage; (b) paid, offered or agreed or promised to make or offer any bribe, payoff, influence payment, kickback, unlawful rebate or other similar unlawful payment of any nature; (c) made, offered or agreed or promised to make or offer any unlawful contributions, gifts, entertainment or other unlawful expenditures; (d) established or maintained any unlawful fund of corporate monies or other properties; (e) created or caused the creation of any false or inaccurate books and records related to any of the foregoing; (f) otherwise violated any provision of the Foreign Corrupt Practices Act of 1977, as amended, 15 U.S.C. §§78dd-1, et seq., the United Kingdom Bribery Act of 2010 or any other applicable anti-corruption or anti-bribery Legal Requirements; or (g) violated or operated in noncompliance with any export restrictions, anti-boycott regulations, embargo regulations or other Applicable Legal Requirements.

        4.26    Customers and Suppliers.     Since January 1, 2017, no Group Company has received any written or, to the Knowledge of the Company, oral notice that any Group Company is in material breach of or material default under any Contract with any Material Customer or Material Supplier or that any such Material Customer or Material Supplier intends to cease doing business with any Group Company or materially decrease the volume of business that it is presently conducting with any Group Company.

        4.27    Disclaimer of Other Warranties.     THE COMPANY HEREBY ACKNOWLEDGES THAT, EXCEPT AS EXPRESSLY PROVIDED IN ARTICLE V, NONE OF PARENT, FIRST MERGER SUB, SECOND MERGER SUB OR ANY OF THEIR RESPECTIVE AFFILIATES OR REPRESENTATIVES HAS MADE, IS MAKING, OR SHALL BE DEEMED TO MAKE ANY REPRESENTATION OR WARRANTY WHATSOEVER, EXPRESS OR IMPLIED, AT LAW OR IN EQUITY, TO THE COMPANY, ANY OF ITS AFFILIATES OR REPRESENTATIVES OR ANY OTHER PERSON, WITH RESPECT TO PARENT, FIRST MERGER SUB, SECOND MERGER SUB OR ANY OF THEIR RESPECTIVE BUSINESSES, ASSETS OR PROPERTIES OF THE FOREGOING, OR OTHERWISE, INCLUDING ANY REPRESENTATION OR WARRANTY AS TO MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, FUTURE RESULTS, PROPOSED BUSINESSES OR FUTURE PLANS. WITHOUT LIMITING THE FOREGOING AND NOTWITHSTANDING ANYTHING TO THE CONTRARY: (A) NONE OF PARENT, FIRST MERGER SUB, SECOND MERGER SUB OR ANY OF THEIR RESPECTIVE AFFILIATES OR REPRESENTATIVES SHALL BE DEEMED TO MAKE TO THE COMPANY, COMPANY STOCKHOLDERS, OR THEIR RESPECTIVE AFFILIATES OR REPRESENTATIVES ANY REPRESENTATION OR WARRANTY OTHER THAN AS EXPRESSLY MADE BY PARENT, FIRST MERGER SUB AND SECOND MERGER SUB TO THE COMPANY IN ARTICLE V; AND (B) NONE OF PARENT, FIRST MERGER SUB, SECOND MERGER SUB NOR ANY OF THEIR RESPECTIVE AFFILIATES OR REPRESENTATIVES, HAS MADE, IS MAKING, OR SHALL BE DEEMED TO MAKE TO THE COMPANY, COMPANY STOCKHOLDERS, OR THEIR RESPECTIVE AFFILIATES OR REPRESENTATIVES OR ANY OTHER PERSON ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, WITH RESPECT TO: (I) THE INFORMATION DISTRIBUTED OR MADE AVAILABLE TO THEM BY OR ON BEHALF OF PARENT, FIRST MERGER SUB OR SECOND MERGER SUB IN CONNECTION WITH THIS AGREEMENT AND THE TRANSACTIONS; (II) ANY MANAGEMENT PRESENTATION, CONFIDENTIAL INFORMATION MEMORANDUM OR SIMILAR DOCUMENT; OR (III) ANY FINANCIAL PROJECTION, FORECAST, ESTIMATE, BUDGET OR SIMILAR ITEM RELATING TO PARENT, FIRST MERGER SUB, SECOND MERGER SUB OR ANY OF THEIR BUSINESS, ASSETS, LIABILITIES, PROPERTIES, FINANCIAL CONDITION, RESULTS OF OPERATIONS AND PROJECTED OPERATIONS OF THE FOREGOING. THE COMPANY HEREBY ACKNOWLEDGES THAT IT HAS NOT RELIED ON ANY PROMISE, REPRESENTATION OR WARRANTY THAT IS NOT EXPRESSLY SET FORTH IN ARTICLE V OF THIS AGREEMENT. THE COMPANY ACKNOWLEDGES THAT IT HAS CONDUCTED, TO ITS SATISFACTION, AN INDEPENDENT INVESTIGATION AND VERIFICATION OF PARENT, FIRST MERGER SUB, SECOND MERGER SUB AND THE BUSINESS, ASSETS, LIABILITIES, PROPERTIES, FINANCIAL CONDITION, RESULTS OF OPERATIONS AND PROJECTED OPERATIONS OF THE FOREGOING AND, IN MAKING ITS DETERMINATION THE COMPANY HAS RELIED ON THE RESULTS OF ITS OWN INDEPENDENT INVESTIGATION AND VERIFICATION, IN ADDITION TO THE REPRESENTATIONS AND WARRANTIES OF THE COMPANY EXPRESSLY AND SPECIFICALLY SET FORTH IN ARTICLE V OF THIS AGREEMENT. NOTWITHSTANDING ANYTHING TO THE CONTRARY IN THIS SECTION 4.27, CLAIMS AGAINST PARENT, FIRST MERGER SUB, SECOND MERGER SUB OR ANY OTHER PERSON SHALL NOT BE LIMITED IN ANY RESPECT IN THE EVENT OF INTENTIONAL FRAUD IN THE MAKING OF THE REPRESENTATIONS AND WARRANTIES IN ARTICLE V BY SUCH PERSON.

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF PARENT, FIRST MERGER SUB AND SECOND MERGER SUB

        Except: (i) as set forth in the letter dated as of the date of this Agreement and delivered by Parent, First Merger Sub and Second Merger Sub to the Company on or prior to the date of this Agreement (the "Parent Disclosure Letter"); and (ii) as disclosed in the Parent SEC Reports filed with the SEC prior to the date of this Agreement (to the extent the qualifying nature of such disclosure is readily apparent from the content of such Parent SEC Reports) excluding disclosures referred to in "Forward-Looking Statements", "Risk Factors" and any other disclosures therein to the extent they are of a predictive or cautionary nature or related to forward-looking statements, Parent, First Merger Sub and Second Merger Sub represent and warrant to the Company as of the date hereof and as of the Closing Date as follows:

        5.1    Organization and Qualification.

          (a)   Each of Parent, First Merger Sub and Second Merger Sub is a company duly incorporated or organized, validly existing and in good standing under the laws of the State of Delaware, and as of immediately prior to the Closing, will be a company duly organized, validly existing and in good standing under the laws of the State of Delaware.

          (b)   Each of Parent, First Merger Sub and Second Merger Sub has the requisite corporate or limited liability power and authority to own, lease and operate its assets and properties and to carry on its business as it is now being conducted, except as would not be material to Parent, First Merger Sub and Second Merger Sub, taken as a whole.

          (c)   None of Parent, First Merger Sub or Second Merger Sub are in violation of any of the provisions of their respective Charter Documents.

          (d)   Each of Parent, First Merger Sub and Second Merger Sub is duly qualified or licensed to do business as a foreign corporation or limited liability company and is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its activities makes such qualification or licensing necessary. Each jurisdiction in which Parent, First Merger Sub and Second Merger Sub are so qualified or licensed is listed on Schedule 5.1(d) of the Parent Disclosure Letter.

        5.2    Parent Subsidiaries.     Parent has no direct or indirect Subsidiaries or participations in joint ventures or other entities, and does not own, directly or indirectly, any equity interests or other interests or investments (whether equity or debt) in any Person, whether incorporated or unincorporated, other than First Merger Sub and Second Merger Sub. Neither First Merger Sub nor Second Merger Sub has any assets or properties of any kind, does not now conduct and has never conducted any business, and has and will have at the Closing no obligations or liabilities of any nature whatsoever, except for such obligations as are imposed under this Agreement. First Merger Sub and Second Merger Sub are entities that have been formed solely for the purpose of engaging in the Transactions.

        5.3    Capitalization.

          (a)   As of the date of this Agreement: (i) 1,000,000 preference shares, par value $0.0001 per share, of Parent ("Parent Preferred Stock") are authorized and no shares are issued and outstanding; (ii) 200,000,000 Class A common shares of Parent, par value $0.0001 per share ("Parent Class A Stock"), are authorized and 40,000,000 are issued and outstanding; (iii) 20,000,000 Class F common shares of Parent, par value $0.0001 per share ("Parent Class F Stock" and, together with the Parent Preferred Stock and the Parent Class A Stock, the "Parent Shares"), are authorized and 10,000,000 are issued and outstanding, and upon the closing of the transactions contemplated by the Subscription Agreements, Parent has committed to cancel 3,478,261 shares of Parent Class F Stock and issue 43,478,261 shares of Parent Class A Stock to the PIPE Investors; (iv) 6,666,666 warrants to purchase one share of Parent Class A Stock (the "Private Placement Warrants") are outstanding; and (v) 13,333,333 warrants to purchase one share of Parent Class A Stock (the "Public Warrants", collectively with the Private Placement Warrants, the "Parent Warrants") are outstanding. All outstanding Parent Class A Stock, Parent Class F Stock, Private Placement Warrants and Public Warrants have been duly authorized, validly issued, fully paid and are non-assessable and are not subject to preemptive rights.

          (b)   The authorized capital stock of First Merger Sub consists of 1,000 shares of common stock, par value $0.01 per share (the "First Merger Sub Common Stock"). As of the date hereof, 1,000 shares of First Merger Sub Common Stock are issued and outstanding. All outstanding shares of First Merger Sub Common Stock have been duly authorized, validly issued, fully paid and are non-assessable and are not subject to preemptive rights, and are held by Parent.

          (c)   As of the date hereof, all outstanding membership interests of Second Merger Sub have been duly authorized, validly issued and are not subject to preemptive rights and are held by Parent.

          (d)   Except for the Parent Warrants and the Subscription Agreements, there are no outstanding options, warrants, rights, convertible or exchangeable securities, "phantom" stock rights, stock appreciation rights, stock-based performance units, commitments or Contracts of any kind to which Parent, First Merger Sub or Second Merger Sub is a party or by which any of them is bound obligating Parent, First Merger Sub or Second Merger Sub to issue, deliver or sell, or cause to be issued, delivered or sold, additional Parent Shares, First Merger Sub Common Stock, Second Merger Sub membership interests or any other shares of capital stock or membership interests or other interest or participation in, or any security convertible or exercisable for or exchangeable into Parent Shares, First Merger Sub Common Stock, Second Merger Sub membership interests or any other shares of capital stock or membership interests or other interest or participation in Parent, First Merger Sub or Second Merger Sub.

          (e)   Each Parent Share, share of First Merger Sub Common Stock and Second Merger Sub membership interest and Parent Warrant: (i) has been issued in compliance in all material respects with: (A) Applicable Legal Requirements; and (B) the Charter Documents of Parent, First Merger Sub or Second Merger Sub, as applicable; and (ii) was not issued in violation of any purchase option, call option, right of first refusal, preemptive right, subscription right or any similar right under any Applicable Legal Requirements, the Charter Documents of Parent, First Merger Sub or Second Merger Sub, as applicable or any Contract to which any of Parent, First Merger Sub or Second Merger Sub is a party or otherwise bound by.

          (f)    All outstanding shares of capital stock of the Subsidiaries of Parent are owned by Parent, or a direct or indirect wholly-owned Subsidiary of Parent, free and clear of all Liens (other than Permitted Liens).

          (g)   Subject to approval of the Parent Stockholder Matters, the shares of Parent Class A Stock to be issued by Parent in connection with the Transactions, upon issuance in accordance with the terms of this Agreement will be duly authorized, validly issued, fully paid and nonassessable, and will not be subject to any preemptive rights of any other stockholder of Parent and will be capable of effectively vesting in the Company Stockholders title to all such securities, free and clear of all Liens (other than Liens arising pursuant to applicable securities Legal Requirements).

          (h)   Each holder of any of Parent Shares initially issued to the Sponsor in connection with Parent's initial public offering: (i) is obligated to vote all of such Parent Shares in favor of approving the Transactions; and (ii) is not entitled to elect to redeem any of such Parent pursuant to the Parent Organizational Documents.

          (i)    Except as set forth in the Parent Organizational Documents and in connection with the Transactions, there are no registration rights, and there is no voting trust, proxy, rights plan, anti-takeover plan or other agreements or understandings to which Parent is a party or by which Parent is bound with respect to any ownership interests of Parent.

          (j)    The holders of the Parent Class F Stock have waived any adjustment to the Initial Conversion Ratio (as defined in the Parent Charter).

        5.4    Authority Relative to this Agreement.     Each of Parent, First Merger Sub and Second Merger Sub has the requisite power and authority to: (a) execute, deliver and perform this Agreement and the other Transaction Agreements to which it is a party, and each ancillary document that it has executed or delivered or is to execute or deliver pursuant to this Agreement; and (b) carry out its obligations hereunder and thereunder and, to consummate the Transactions (including the Mergers). The execution and delivery by Parent, First Merger Sub and Second Merger Sub of this Agreement and the other Transaction Agreements to which each of them is a party, and the consummation by Parent, First Merger Sub and Second Merger Sub of the Transactions (including the Mergers) have been duly and validly authorized by all necessary corporate or limited liability company action on the part of each of Parent, First Merger Sub and Second Merger Sub, and no other proceedings on the part of Parent, First Merger Sub or Second Merger Sub are necessary to authorize this Agreement or the other Transaction Agreements to which each of them is a party or to consummate the transactions contemplated thereby, other than approval of the Parent Stockholder Matters. This Agreement and the other Transaction Agreements to which each of them is a party have been duly and validly executed and delivered by Parent, First Merger Sub and Second Merger Sub and, assuming the due authorization, execution and delivery thereof by the other Parties, constitute the legal and binding obligations of Parent, First Merger Sub and Second Merger Sub (as applicable), enforceable against Parent, First Merger Sub and Second Merger Sub (as applicable) in accordance with their terms, except insofar as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally or by principles governing the availability of equitable remedies.

        5.5    No Conflict; Required Filings and Consents.

          (a)   Neither the execution, delivery nor performance by Parent, First Merger Sub and Second Merger Sub of this Agreement or the other Transaction Agreements to which each of them is a party, nor (assuming approval of the Parent Stockholder Matters is obtained) the consummation of the Transactions shall: (i) conflict with or violate their respective Charter Documents; (ii) assuming that the consents, approvals, orders, authorizations, registrations, filings or permits referred to in Section 5.5(b) are duly and timely obtained or made, conflict with or violate any Applicable Legal Requirements; or (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or materially impair their respective rights or alter the rights or obligations of any third party under, or give to others any rights of consent, termination, amendment, acceleration or cancellation of, or result in the creation of a Lien (other than any Permitted Lien) on any of the properties or assets of Parent or any of its Subsidiaries pursuant to, any Parent Material Contracts, except, with respect to clause (iii), as would not, individually or in the aggregate, have a Parent Material Adverse Effect.

          (b)   The execution and delivery by each of Parent, First Merger Sub and Second Merger Sub of this Agreement and the other Transaction Agreements to which it is a party, does not, and the performance of its obligations hereunder and thereunder will not, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Entity, except: (i) for the filing of the Certificates of Merger in accordance with the DGCL and DLLCA, as applicable; (ii) for applicable requirements, if any, of the Securities Act, the Exchange Act, blue sky laws, and the rules and regulations thereunder, and appropriate documents with the relevant authorities of other jurisdictions in which Parent is qualified to do business; (iii) for the filing of any notifications required under the HSR Act and the expiration of the required waiting period thereunder; and (iv) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect, or prevent the consummation of the Mergers.

        5.6    Compliance; Approvals.     Since its incorporation or organization, as applicable, each of Parent, First Merger Sub and Second Merger Sub has complied in all material respects with and has not been in violation of any Applicable Legal Requirements with respect to the conduct of its business, or the ownership or operation of its business. Since the date of its incorporation or organization, as applicable, to the Knowledge of Parent, no investigation or review by any Governmental Entity with respect to Parent or any of its Subsidiaries has been pending or threatened. No written, or to the Knowledge of Parent, oral notice of non-compliance with any Applicable Legal Requirements has been received by any of Parent, First Merger Sub or Second Merger Sub. Each of Parent, First Merger Sub and Second Merger Sub is in possession of all Approvals necessary to own, lease and operate the properties it purports to own, operate or lease and to carry on its business as it is now being conducted, except where the failure to have such Approvals would not, individually or in the aggregate, reasonably be expected to be material to Parent, First Merger Sub and Second Merger Sub, taken as a whole.

        5.7    Parent SEC Reports and Financial Statements.

          (a)   Parent has filed all forms, reports, schedules, statements and other documents, including any exhibits thereto, required to be filed or furnished by Parent with the SEC under the Exchange Act or the Securities Act since Parent's incorporation to the date of this Agreement, together with any amendments, restatements or supplements thereto (all of the foregoing filed prior to the date of this Agreement, the "Parent SEC Reports"), and will have filed all such forms, reports, schedules, statements and other documents required to be filed subsequent to the date of this Agreement through the Closing Date (the "Additional Parent SEC Reports"). All Parent SEC Reports, Additional Parent SEC Reports, any correspondence from or to the SEC or Nasdaq (other than such correspondence in connection with the initial public offering of Parent) and all certifications and statements required by: (i) Rule 13a-14 or 15d-14 under the Exchange Act; or (ii) 18 U.S.C. § 1350 (Section 906) of the Sarbanes-Oxley Act with respect to any of the foregoing (collectively, the "Certifications") are available on the SEC's Electronic Data-Gathering, Analysis and Retrieval system (EDGAR) in full without redaction. Parent has heretofore furnished to the Company true and correct copies of all amendments and modifications that have not been filed by Parent with the SEC to all agreements, documents and other instruments that previously had been filed by Parent with the SEC and are currently in effect. The Parent SEC Reports were, and the Additional Parent SEC Reports will be, prepared in accordance with the requirements of the Securities Act, the Exchange Act and the Sarbanes-Oxley Act, as the case may be, and the rules and regulations thereunder. The Parent SEC Reports did not, and the Additional Parent SEC Reports will not, at the time they were or are filed, as the case may be, with the SEC contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. The Certifications are each true and correct. Parent maintains disclosure controls and procedures required by Rule 13a-15(e) or 15d-15(e) under the Exchange Act. Each director and executive officer of Parent has filed with the SEC on a timely basis all statements required with respect to Parent by Section 16(a) of the Exchange Act and the rules and regulations thereunder. As used in this Section 5.7, the term "file" shall be broadly construed to include any manner in which a document or information is furnished, supplied or otherwise made available to the SEC or Nasdaq.

          (b)   The financial statements and notes contained or incorporated by reference in the Parent SEC Reports fairly present, and the financial statements and notes to be contained in or to be incorporated by reference in the Additional Parent SEC Reports will fairly present, the financial condition and the results of operations, changes in stockholders' equity and cash flows of Parent as at the respective dates of, and for the periods referred to, in such financial statements, all in accordance with: (i) U.S. GAAP; and (ii) Regulation S-X or Regulation S-K, as applicable, subject, in the case of interim financial statements, to normal recurring year-end adjustments (the effect of which will not, individually or in the aggregate, be material) and the omission of notes to the extent permitted by Regulation S-X or Regulation S-K, as applicable. Parent has no off-balance sheet arrangements that are not disclosed in the Parent SEC Reports. No financial statements other than those of Parent are required by U.S. GAAP to be included in the consolidated financial statements of Parent.

        5.8    Absence of Certain Changes or Events.     Except as set forth in Parent SEC Reports filed prior to the date of this Agreement, and except as contemplated by this Agreement, since December 31, 2017, there has not been: (a) any Parent Material Adverse Effect; (b) any declaration, setting aside or payment of any dividend on, or other distribution in respect of, any of Parent's capital stock, or any purchase, redemption or other acquisition by Parent of any of Parent's capital stock or any other securities of Parent or any options, warrants, calls or rights to acquire any such shares or other securities; (c) any split, combination or reclassification of any of Parent's capital stock; (d) any material change by Parent in its accounting methods, principles or practices, except as required by concurrent changes in U.S. GAAP (or any interpretation thereof) or Applicable Legal Requirements; (e) any change in the auditors of Parent; (f) any issuance of capital stock of Parent; (g) any revaluation by Parent of any of its assets, including, without limitation, any sale of assets of Parent other than in the ordinary course of business; or (h) any action taken or agreed upon by Parent or any of its Subsidiaries that would be prohibited by Section 6.2 if such action were taken on or after the date hereof without the consent of the Stockholder Representative.

        5.9    Litigation.     There are no Legal Proceedings pending or, to the Knowledge of Parent, threatened in writing against or otherwise relating to Parent or any of its Subsidiaries, before any Governmental Entity: (a) challenging or seeking to enjoining, alter or materially delay the Transactions; or (b) that would, individually or in the aggregate, reasonably be expected to be material to Parent.

        5.10    Business Activities.     Since their respective incorporation, neither Parent, First Merger Sub nor Second Merger Sub has conducted any business activities other than activities: (a) in connection with its organization; or (b) directed toward the accomplishment of a business combination. Except as set forth in the Parent Organizational Documents, there is no Contract or Order binding upon Parent, First Merger Sub or Second Merger Sub or to which any of them is a party which has or could reasonably be expected to have the effect of prohibiting or materially impairing any business practice of it, any acquisition of property by it or the conduct of business by it as currently conducted or as currently contemplated to be conducted (including, in each case, following the Closing).

        5.11    Parent Material Contracts.     Schedule 5.11 of the Parent Disclosure Letter sets forth a true, correct and complete list of each "material contract" (as such term is defined in Regulation S-K of the SEC) to which Parent, First Merger Sub or Second Merger Sub is party (the "Parent Material Contracts"), other than any such Parent Material Contract that is listed as an exhibit to Parent's annual report on Form 10-K for the year ended December 31, 2017.

        5.12    Parent Listing.     The issued and outstanding Parent Units are registered pursuant to Section 12(b) of the Exchange Act and are listed for trading on the Nasdaq Capital Markets ("Nasdaq") under the symbol "GSHTU". The issued and outstanding shares of Parent Class A Stock are registered pursuant to Section 12(b) of the Exchange Act and are listed for trading on Nasdaq under the symbol "GSHT". The issued and outstanding Parent Warrants are registered pursuant to Section 12(b) of the Exchange Act and are listed for trading on Nasdaq under the symbol "GSHTW". Parent is a member in good standing with Nasdaq. There is no action or proceeding pending or, to the Knowledge of Parent, threatened in writing against Parent by Nasdaq or the SEC with respect to any intention by such entity to deregister the Parent Units, the shares of Parent Class A Stock or Parent Warrants or terminate the listing of Parent on Nasdaq. None of Parent or any of its Affiliates has taken any action in an attempt to terminate the registration of the Parent Units, the Parent Class A Stock or Parent Warrants under the Exchange Act.

        5.13    PIPE Investment Amount.     Exhibit F sets forth true, accurate and complete copies of each of the subscription agreements (the "Subscription Agreements") entered into by Parent with the applicable investors named therein (collectively, the "PIPE Investors"), pursuant to which the PIPE Investors have committed to provide equity financing to Parent in the aggregate amount of $400,000,000 (the "PIPE Investment Amount"). The PIPE Investment Amount, together with the amount in the Trust Account at the Closing, are in the aggregate sufficient to enable Parent to: (a) pay all cash amounts required to be paid by Parent or its Subsidiaries under or in connection with this Agreement; and (b) pay any and all fees and expenses of or payable by Parent with respect to the Transactions. To Parent's Knowledge with respect to each PIPE Investor, the Subscription Agreements are in full force and effect and have not been withdrawn or terminated, or otherwise amended or modified, in any respect, and no withdrawal, termination, amendment or modification is contemplated by Parent. Each Subscription Agreement is a legal, valid and binding obligation of Parent and, to Parent's Knowledge, each PIPE Investor. The Subscription Agreements provide that the Stockholder Representative is a third-party beneficiary thereof and is entitled to enforce such agreements. There are no other agreements, side letters, or arrangements between Parent and any PIPE Investor relating to any Subscription Agreement, that could affect the obligation of the PIPE Investors to contribute to Parent the applicable portion of the PIPE Investment Amount set forth in the Subscription Agreements, and, as of the date hereof, Parent does not know of any facts or circumstances that may reasonably be expected to result in any of the conditions set forth in any Subscription Agreement not being satisfied, or the PIPE Investment Amount not being available to Parent, on the Closing Date. No event has occurred that, with or without notice, lapse of time or both, would constitute a default or breach on the part of Parent under any material term or condition of any Subscription Agreement and, as of the date hereof, Parent has no reason to believe that it will be unable to satisfy in all material respects on a timely basis any term or condition of closing to be satisfied by it contained in any Subscription Agreement. The Subscription Agreements contain all of the conditions precedent (other than the conditions contained in the other Transaction Agreements) to the obligations of the PIPE Investors to contribute to Parent the applicable portion of the PIPE Investment Amount set forth in the Subscription Agreements on the terms therein.

        5.14    Trust Account.

          (a)   As of June 15, 2018, Parent had $404,270,829.27 in a trust account (the "Trust Account"), maintained and invested pursuant to that certain Investment Management Trust Agreement (the "Trust Agreement") effective as of January 12, 2017, by and between Parent and Continental Stock Transfer & Trust Company, a New York corporation ("Continental") for the benefit of its public stockholders, with such funds invested in United States Government securities or money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act. Other than pursuant to the Trust Agreement and the Subscription Agreements, the obligations of Parent under this Agreement are not subject to any conditions regarding Parent's, its Affiliates', or any other Person's ability to obtain financing for the consummation of the Transactions.

          (b)   The Trust Agreement has not been amended or modified and, to the Knowledge of Parent with respect to Continental, is valid and in full force and effect and is enforceable in accordance with its terms, except insofar as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally or by principles governing the availability of equitable remedies. Parent has complied in all material respects with the terms of the Trust Agreement and is not in breach thereof or default thereunder and there does not exist under the Trust Agreement any event which, with the giving of notice or the lapse of time, would constitute such a breach or default by Parent or, to the Knowledge of Parent, the Trustee. There are no separate Contracts, side letters or other understandings (whether written or unwritten, express or implied): (i) between Parent and Continental that would cause the description of the Trust Agreement in the Parent SEC Reports to be inaccurate in any material respect; or (ii) to the Knowledge of Parent, that would entitle any Person (other than stockholders of Parent holding Parent Class A Stock sold in Parent's initial public offering who shall have elected to redeem their shares of Parent Class A Stock pursuant to Parent's Charter Documents) to any portion of the proceeds in the Trust Account. Prior to the Closing, none of the funds held in the Trust Account may be released except: (A) to pay income and franchise taxes from any interest income earned in the Trust Account; and (B) to redeem Parent Class A Stock in accordance with the provisions of Parent's Charter Documents. There are no Legal Proceedings pending or, to the Knowledge of Parent, threatened in writing with respect to the Trust Account.

        5.15    Taxes.

          (a)   All material Tax Returns required to be filed by or on behalf of Parent, First Merger Sub and Second Merger Sub have been duly and timely filed with the appropriate Governmental Entity and all such Tax Returns are true, correct and complete in all material respects. All material amounts of Taxes payable by or on behalf of Parent, First Merger Sub and Second Merger Sub (whether or not shown on any Tax Return) have been fully and timely paid.

          (b)   No claim, assessment, deficiency or proposed adjustment for any material amount of Tax has been asserted or assessed by any Governmental Entity in writing (or otherwise to the Knowledge of Parent) against Parent, First Merger Sub and Second Merger Sub which has not been paid or resolved. No material Tax audit or other examination of Parent, First Merger Sub or Second Merger Sub by any Governmental Entity is presently in progress, nor has Parent been notified in writing of (nor to the Knowledge of Parent has there been) any request or threat for such an audit or other examination. There are no liens for Taxes (other than Permitted Liens) upon any of the assets of Parent, First Merger Sub or Second Merger Sub. Neither Parent, First Merger Sub nor Second Merger Sub has: (i) consented to extend the time in which any material amount of Tax may be assessed or collected by any Governmental Entity (other than pursuant to extensions of time to file Tax Returns obtained in the ordinary course of business), which extension is still in effect; or (ii) has entered into or been a party to any "listed transaction" within the meaning of Section 6707A(c)(2) of the Code. Neither Parent, First Merger Sub nor Second Merger Sub has constituted either a "distributing corporation" or a "controlled corporation" (within the meaning of Section 355(a)(1)(A) of the Code) in a distribution of stock intended to qualify for tax-free treatment under Section 355 of the Code in the two years prior to the date of this Agreement. Neither Parent, First Merger Sub nor Second Merger Sub has any liability for the Taxes of another Person (other than the Parent, First Merger Sub or Second Merger Sub) pursuant to Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign Legal Requirements) or as a transferee or a successor or by Contract (other than pursuant to the Transaction Agreements or pursuant to commercial agreements entered into in the ordinary course of business and the principal purpose of which is not related to Taxes).

          (c)   Parent has not taken any action and is not aware of any fact or circumstance that would reasonably be expected to prevent the First Merger and the Second Merger, taken together, from qualifying as a "reorganization" within the meaning of Section 368(a) of the Code.

          (d)   All of the membership interests in Second Merger Sub are owned by Parent, and Second Merger Sub is, and has been since formation, disregarded as an entity (within the meaning of Section 301.7701-3 of the Treasury Regulations) separate from Parent for United States federal income tax purposes.

        5.16    Information Supplied.     None of the information supplied or to be supplied by Parent for inclusion or incorporation by reference in the Proxy Statement will, at the date mailed to stockholders of Parent or at the time of the Special Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. Notwithstanding the foregoing, Parent makes no representation, warranty or covenant with respect to: (a) statements made or incorporated by reference therein based on information supplied by the Company or the Company Subsidiaries for inclusion or incorporation by reference in the Proxy Statement; or (b) any projections or forecasts included in the Proxy Statement.

        5.17    Employees; Benefit Plans.     Other than any former officers or as described in the Parent SEC Reports, Parent has never had any employees. Other than reimbursement of any out-of-pocket expenses incurred by Parent's officers and directors in connection with activities on Parent's behalf in an aggregate amount not in excess of the amount of cash held by Parent outside of the Trust Account, Parent has no unsatisfied material liability with respect to any employee. Parent does not currently maintain or have any direct liability under any benefit plan, and neither the execution and delivery of this Agreement or the other Transaction Agreements nor the consummation of the Transactions will: (a) result in any payment (including severance, unemployment compensation, golden parachute, bonus or otherwise) becoming due to any director, officer or employee of Parent; or (b) result in the acceleration of the time of payment or vesting of any such benefits.

        5.18    Board Approval; Stockholder Vote.     The board of directors of Parent (including any required committee or subgroup of the board of directors of Parent) has, as of the date of this Agreement, unanimously: (a) approved and declared the advisability of this Agreement, the other Transaction Agreements and the consummation of the Transactions; and (b) determined that the consummation of the Transactions is in the best interest of the stockholders of Parent. Other than the approval of the Parent Stockholder Matters, no other corporate proceedings on the part of Parent are necessary to approve the consummation of the Transactions.

        5.19    Title to Assets.     Subject to the restrictions on use of the Trust Account set forth in the Trust Agreement, Parent owns good and marketable title to, or holds a valid leasehold interest in, or a valid license to use, all of the assets used by Parent in the operation of its business and which are material to Parent, free and clear of any Liens (other than Permitted Liens).

        5.20    Affiliate Transactions.     Except as described in the Parent SEC Reports, no Contract between Parent, on the one hand, and any of the present or former directors, officers, employees, stockholders or warrant holders or Affiliates of Parent (or an immediate family member of any of the foregoing), on the other hand, will continue in effect following the Closing, other than any such Contract that is not material to Parent.

        5.21    Brokers.     Other than fees or commissions for which Parent will be solely responsible, none of Parent, First Merger Sub, Second Merger Sub, nor any of their respective Affiliates, including Sponsor, has any liability or obligation to pay, or is entitled to receive, any fees or commissions to any broker, finder or agent with respect to the Transactions.

        5.22    Disclaimer of Other Warranties.     PARENT, FIRST MERGER SUB AND SECOND MERGER SUB HEREBY ACKNOWLEDGE THAT, EXCEPT AS EXPRESSLY PROVIDED IN ARTICLE IV, NONE OF THE COMPANY, ANY OF ITS SUBSIDIARIES OR ANY OF THEIR RESPECTIVE AFFILIATES OR REPRESENTATIVES HAS MADE, IS MAKING, OR SHALL BE

DEEMED TO MAKE ANY REPRESENTATION OR WARRANTY WHATSOEVER, EXPRESS OR IMPLIED, AT LAW OR IN EQUITY, TO PARENT, FIRST MERGER SUB, SECOND MERGER SUB, ANY OF THEIR RESPECTIVE AFFILIATES OR REPRESENTATIVES OR ANY OTHER PERSON, WITH RESPECT TO THE COMPANY STOCKHOLDERS, ANY OTHER INSIDER, ANY OF THE GROUP COMPANIES, RESPECTIVE BUSINESSES, ASSETS OR PROPERTIES OF THE FOREGOING, OR OTHERWISE, INCLUDING ANY REPRESENTATION OR WARRANTY AS TO MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, FUTURE RESULTS, PROPOSED BUSINESSES OR FUTURE PLANS. WITHOUT LIMITING THE FOREGOING AND NOTWITHSTANDING ANYTHING TO THE CONTRARY: (A) NONE OF THE COMPANY, ANY OF ITS SUBSIDIARIES OR ANY OF THEIR RESPECTIVE AFFILIATES OR REPRESENTATIVES SHALL BE DEEMED TO MAKE TO PARENT, FIRST MERGER SUB, SECOND MERGER SUB, OR THEIR RESPECTIVE AFFILIATES OR REPRESENTATIVES ANY REPRESENTATION OR WARRANTY OTHER THAN AS EXPRESSLY MADE BY THE COMPANY TO PARENT, FIRST MERGER SUB AND SECOND MERGER SUB IN ARTICLE IV; AND (B) NONE OF THE COMPANY NOR ANY OF ITS SUBSIDIARIES, NOR THEIR RESPECTIVE AFFILIATES OR REPRESENTATIVES, HAS MADE, IS MAKING, OR SHALL BE DEEMED TO MAKE TO PARENT, FIRST MERGER SUB, SECOND MERGER SUB, OR THEIR RESPECTIVE AFFILIATES OR REPRESENTATIVES OR ANY OTHER PERSON ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, WITH RESPECT TO: (1) THE INFORMATION DISTRIBUTED OR MADE AVAILABLE TO PARENT OR ITS REPRESENTATIVES BY OR ON BEHALF OF THE COMPANY IN CONNECTION WITH THIS AGREEMENT AND THE TRANSACTIONS; (2) ANY MANAGEMENT PRESENTATION, CONFIDENTIAL INFORMATION MEMORANDUM OR SIMILAR DOCUMENT; OR (3) ANY FINANCIAL PROJECTION, FORECAST, ESTIMATE, BUDGET OR SIMILAR ITEM RELATING TO THE COMPANY, ANY OF ITS SUBSIDIARIES AND/OR THE BUSINESS, ASSETS, LIABILITIES, PROPERTIES, FINANCIAL CONDITION, RESULTS OF OPERATIONS AND PROJECTED OPERATIONS OF THE FOREGOING. EACH OF PARENT, FIRST MERGER SUB AND SECOND MERGER SUB HEREBY ACKNOWLEDGES THAT IT HAS NOT RELIED ON ANY PROMISE, REPRESENTATION OR WARRANTY THAT IS NOT EXPRESSLY SET FORTH IN ARTICLE IV OF THIS AGREEMENT. EACH OF PARENT, FIRST MERGER SUB AND SECOND MERGER SUB ACKNOWLEDGES THAT IT HAS CONDUCTED, TO ITS SATISFACTION, AN INDEPENDENT INVESTIGATION AND VERIFICATION OF THE COMPANY, ITS SUBSIDIARIES AND THE BUSINESS, ASSETS, LIABILITIES, PROPERTIES, FINANCIAL CONDITION, RESULTS OF OPERATIONS AND PROJECTED OPERATIONS OF THE FOREGOING AND, IN MAKING ITS DETERMINATION TO PROCEED WITH THE TRANSACTIONS, EACH OF PARENT, FIRST MERGER SUB AND SECOND MERGER SUB HAS RELIED ON THE RESULTS OF ITS OWN INDEPENDENT INVESTIGATION AND VERIFICATION, IN ADDITION TO THE REPRESENTATIONS AND WARRANTIES OF THE COMPANY EXPRESSLY AND SPECIFICALLY SET FORTH IN ARTICLE IV OF THIS AGREEMENT. NOTWITHSTANDING ANYTHING TO THE CONTRARY IN THIS SECTION 5.22, CLAIMS AGAINST THE COMPANY OR ANY OTHER PERSON SHALL NOT BE LIMITED IN ANY RESPECT IN THE EVENT OF INTENTIONAL FRAUD IN THE MAKING THE OF THE REPRESENTATIONS AND WARRANTIES IN ARTICLE IV BY SUCH PERSON.

 ARTICLE VI

CONDUCT PRIOR TO THE CLOSING DATE

        6.1    Conduct of Business by the Company and the Company Subsidiaries.     During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement pursuant to its terms or the Closing, the Company shall, and shall cause the Company Subsidiaries to, carry on its business in the ordinary course consistent with past practice, except to: (a) the extent that Parent shall otherwise consent in writing (such consent not to be unreasonably withheld); or (b) as expressly contemplated by this Agreement or the Company Disclosure Letter. Without limiting the generality of the foregoing, except as required or expressly permitted by the terms of this Agreement or the Company Disclosure Letter, or as required by Applicable Legal Requirements, without the prior written consent of Parent, during the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement pursuant to its terms or the Closing, the Company shall not, and shall cause the Company Subsidiaries not to, do any of the following:

          (a)   except as otherwise required by any existing Employee Benefit Plan or Applicable Legal Requirements: (i) increase or grant any increase in the compensation, bonus, fringe or other benefits of, or pay, grant or promise any bonus to, any current or former employee, director or independent contractor except for any increases in the rate of base salary or wage that does not exceed 3% of such Person's current base salary or wage pursuant to: (A) annual adjustments in the ordinary course of business consistent with past practice; or (B) in connection with any promotion or material increase in responsibility of any officer or employee in the ordinary course of business consistent with past practice; (ii) grant or pay any severance or change in control pay or benefits to, or otherwise increase the severance or change in control pay or benefits of, any current or former employee, director or independent contractor; (iii) enter into, amend (other than immaterial amendments) or terminate any Employee Benefit Plan or any employee benefit plan, policy, program, agreement, trust or arrangement that would have constituted an Employee Benefit Plan if it had been in effect on the date of this Agreement (other than a termination of the Participation Plan in a manner consistent with this Agreement); (iv) take any action to accelerate the vesting or payment of, or otherwise fund or secure the payment of, any compensation or benefits under any Employee Benefit Plan; or (v) grant any equity or equity-based compensation awards;

          (b)   (i) transfer, sell, assign, license, sublicense, encumber, impair, abandon, fail to diligently maintain, transfer or otherwise dispose of any right, title or interest of the Company in any Owned Intellectual Property or Licensed Intellectual Property, in each case, that is material to any of the businesses of the Group Companies; (ii) extend, amend, waive, cancel or modify any material rights in or to any Owned Intellectual Property or Licensed Intellectual Property, in each case, that is material to any business of the Group Companies; (iii) fail to diligently prosecute the patent applications owned by the Company other than applications the Company, in the exercise of its good faith business judgment, has determined to abandon; or (iv) divulge, furnish to or make accessible any Trade Secrets within Owned Intellectual Property to any third party who is not subject to an enforceable written agreement to maintain the confidentiality of such Trade Secrets, other than, in each of (i) through (iii), in the ordinary course of business consistent with past practices; provided, that in no event shall the Company license on an exclusive basis or sell any material Owned Intellectual Property;

          (c)   except for transactions solely among the Company and the Company Subsidiaries: (i) declare, set aside or pay any dividends on or make any other distributions (whether in cash, stock, equity securities or property) in respect of any capital stock or split, combine or reclassify any capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for any capital stock; (ii) repurchase, redeem or otherwise acquire, or offer to repurchase, redeem or otherwise acquire, any membership interests, capital stock or any other equity interests, as applicable, in any Group Company; (iii) grant, issue sell or otherwise dispose, or authorize to issue sell, or otherwise dispose any membership interests, capital stock or any other equity interests (such as stock options, stock units, restricted stock or other Contracts for the purchase or acquisition of such capital stock), as applicable, in any Group Company; (iv) declare, set aside or pay any dividend or make any other distribution; or (v) issue, deliver, sell, authorize, pledge or otherwise encumber, or agree to any of the foregoing with respect to, any shares of capital stock or other equity securities or ownership interests or any securities convertible into or exchangeable for shares of capital stock or other equity securities or ownership interests, or subscriptions, rights, warrants or options to acquire any shares of capital stock or other equity securities or ownership interests or any securities convertible into or exchangeable for shares of capital stock or other equity securities or other ownership interests, or enter into other agreements or commitments of any character obligating it to issue any such shares, equity securities or other ownership interests or convertible or exchangeable securities;

          (d)   amend its Charter Documents, or form or establish any Subsidiary;

          (e)   (i) merge, consolidate or combine with any Person; or (ii) acquire or agree to acquire by merging or consolidating with, purchasing any equity interest in or a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof;

          (f)    sell, lease, license, sublicense, abandon, divest, transfer, cancel, abandon or permit to lapse or expire, dedicate to the public, or otherwise dispose of, or agree to do any of the foregoing, or otherwise dispose of assets or properties, other than any sale, lease or disposition in the ordinary course of business consistent with past practice or pursuant to agreements existing on the date hereof and set forth on Schedule 6.1(f) of the Company Disclosure Letter;

          (g)   (i) issue or sell any debt securities or rights to acquire any debt securities of any of the Group Companies or guarantee any debt securities of another Person; (ii) make, incur, create or assume any loans, advances or capital contributions to, or investments in, or guarantee any Indebtedness of, any Person other than any of the Group Companies except for loans, advances or capital contributions pursuant to and in accordance with the terms of agreements or legal obligations existing as of the date of this Agreement, in each case set forth on Schedule 6.1(e) of the Company Disclosure Letter; (iii) except in the ordinary course of business consistent with past practice, create any material Liens on any material property or assets of any of the Group Companies in connection with any Indebtedness thereof (other than Permitted Liens); (iv) fail to comply with the terms of the Existing Credit Agreements or take any action, or omit to take any action, that would constitute or result in a default or event of default under any of the Existing Credit Agreements; (v) cancel or forgive any Indebtedness owed to any of the Group Companies; or (vi) make, incur or commit to make or incur any capital expenditures, other than in the ordinary course of business consistent with past practice;

          (h)   release, assign, compromise, settle or agree to settle any Legal Proceeding material to the Group Companies or their respective properties or assets; provided, that nothing contained herein shall restrict the ability of the Group Companies to release, assign, compromise, settle or agree to settle any Legal Proceedings so long as such settlement is solely monetary in nature and any payments related to such settlement are made prior to the Closing, included as Current Liabilities in the determination of Final Closing Working Capital or otherwise reflected as a reduction to the Final Merger Consideration;

          (i)    (i) except in the ordinary course of business consistent with past practices: (A) modify, amend in a manner that is adverse to the applicable Group Company or terminate any Company Material Contract (other than the Existing Credit Agreements); (B) enter into any Contract that would have been a Company Material Contract had it been entered into prior to the date of this Agreement; (C) waive, delay the exercise of, release or assign any material rights or claims under any Company Material Contract; or (D) incur or enter into a Contract requiring the Company to pay in excess of $2,000,000 in any 12-month period; or (ii) modify or amend any material term under any of the Existing Credit Agreements (other than obtaining the Existing Credit Agreement Consents) or terminate or allow the termination of any of the Existing Credit Agreements or any commitments thereunder;

          (j)    except as required by U.S. GAAP (or any interpretation thereof) or Applicable Legal Requirements, make any change in accounting methods, principles or practices;

          (k)   (i) make, change or revoke any material Tax election, (ii) settle or compromise any material Tax claim; (iii) change (or request to change) any method of accounting for Tax purposes; (iv) file any material amended Tax Return; (v) waive or extend any statute of limitations in respect of a period within which an assessment or reassessment of material Taxes may be issued (other than any extension pursuant to an extension to file any Tax Return); (vi) knowingly surrender any claim for a refund of Taxes; or (vii) enter into any "closing agreement" as described in Section 7121 of the Code (or any similar Legal Requirement) with any Governmental Entity;

          (l)    authorize, recommend, propose or announce an intention to adopt a plan of complete or partial liquidation, restructuring, recapitalization, dissolution or winding-up;

          (m)  subject to clause (c) above, enter into or amend any agreement with, or pay, distribute or advance any assets or property to, any of its officers, directors, employees, partners, stockholders or other Affiliates, other than payments or distributions relating to obligations in respect of arms-length commercial transactions pursuant to the agreements set forth on Schedule 6.1(m) of the Company Disclosure Letter as existing on the date of this Agreement;

          (n)   engage in any material new line of business;

          (o)   take any action or fail to take any action that would reasonably be expected to prevent the First Merger and the Second Merger, taken together, from qualifying as a "reorganization" within the meaning of Section 368(a) of the Code; or

          (p)   agree in writing or otherwise agree, commit or resolve to take any of the actions described in Sections 6.1(a) through (o) above.

        6.2    Conduct of Business by Parent, First Merger Sub and Second Merger Sub.     During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement pursuant to its terms or the Closing, Parent shall, and shall cause its Subsidiaries to, carry on its business in the ordinary course consistent with past practice, except to the extent that the Stockholder Representative shall otherwise consent in writing or as contemplated by this Agreement (including as contemplated by the PIPE Investment). Without limiting the generality of the foregoing, except as required or permitted by the terms of this Agreement or as required by Applicable Legal Requirements, without the prior written consent of the Stockholder Representative, during the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement pursuant to its terms or the Closing, Parent shall not, and shall cause its Subsidiaries not to, do any of the following:

          (a)   declare, set aside or pay dividends on or make any other distributions (whether in cash, stock, equity securities or property) in respect of any capital stock (or warrant) or split, combine or reclassify any capital stock (or warrant), effect a recapitalization or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for any capital stock or warrant, or effect any like change in capitalization;

          (b)   purchase, redeem or otherwise acquire, directly or indirectly, any equity securities of Parent or any of its Subsidiaries;

          (c)   other than in connection with the PIPE Investment, grant, issue, deliver, sell, authorize, pledge or otherwise encumber, or agree to any of the foregoing with respect to, any shares of capital stock or other equity securities or any securities convertible into or exchangeable for shares of capital stock or other equity securities, or subscriptions, rights, warrants or options to acquire any shares of capital stock or other equity securities or any securities convertible into or exchangeable for shares of capital stock or other equity securities, or enter into other agreements or commitments of any character obligating it to issue any such shares of capital stock or equity securities or convertible or exchangeable securities;

          (d)   amend its Charter Documents or form or establish any Subsidiary;

          (e)   (i) merge, consolidate or combine with any Person; or (ii) acquire or agree to acquire by merging or consolidating with, or by purchasing any equity interest in or a portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets, or enter into any joint ventures, strategic partnerships or alliances;

          (f)    incur any Indebtedness or guarantee any such Indebtedness of another Person or Persons, issue or sell any debt securities or options, warrants, calls or other rights to acquire any debt securities of Parent, as applicable, enter into any "keep well" or other agreement to maintain any financial statement condition or enter into any arrangement having the economic effect of any of the foregoing, in each case, except in the ordinary course of business consistent with past practice; provided, however, that Parent shall be permitted to incur Indebtedness (which shall constitute Parent Transaction Costs) from its Affiliates and stockholders in order to meet its reasonable capital requirements, with any such loans to be made only as reasonably required by the operation of Parent in due course on a non-interest basis and otherwise on arm's-length terms and conditions and repayable at Closing;

          (g)   except as required by U.S. GAAP (or any interpretation thereof) or Applicable Legal Requirements, make any change in accounting methods, principles or practices;

          (h)   (i) make, change or revoke any material Tax election, (ii) settle or compromise any material Tax claim; (iii) change (or request to change) any method of accounting for Tax purposes; (iv) file any material amended Tax Return; (v) waive or extend any statute of limitations in respect of a period within which an assessment or reassessment of material Taxes may be issued (other than any extension pursuant to an extension to file any Tax Return); (vi) knowingly surrender any claim for a refund of Taxes; or (vii) enter into any "closing agreement" as described in Section 7121 of the Code (or any similar Legal Requirement) with any Governmental Entity;

          (i)    take any action or fail to take any action that would reasonably be expected to prevent the First Merger and the Second Merger, taken together, from qualifying as a "reorganization" within the meaning of Section 368(a) of the Code;

          (j)    create any material Liens on any material property or assets of Parent, First Merger Sub or Second Merger Sub;

          (k)   liquidate, dissolve, reorganize or otherwise wind up the business or operations of Parent, First Merger Sub or Second Merger Sub;

          (l)    commence, settle or compromise any Legal Proceeding;

          (m)  engage in any material new line of business;

          (n)   amend the Trust Agreement or any other agreement related to the Trust Account; or

          (o)   agree in writing or otherwise agree, commit or resolve to take any of the actions described in Sections 6.2(a) through (n) above.

ARTICLE VII

ADDITIONAL AGREEMENTS

        7.1    Proxy Statement; Special Meeting.

          (a)   Proxy Statement.

              (i)  As promptly as practicable following the execution and delivery of this Agreement, Parent shall, in accordance with this Section 7.1(a), prepare and file with the SEC, in preliminary form, a proxy statement in connection with the Transactions (as amended or supplemented, the "Proxy Statement") to be sent to the stockholders of Parent relating to the Special Meeting, for the purpose of, among other things: (A) providing Parent's stockholders with the opportunity to redeem shares of Parent Class A Stock (the "Parent Stockholder Redemption"); and (B) soliciting proxies from holders of Parent Class A Stock to vote at the Special Meeting in favor of: (1) the adoption of this Agreement and approval of the Transactions; (2) the issuance of shares of Parent Class A Stock in connection with Section 2.6; (3) the amendment and restatement of the Parent Organizational Documents in the form of the Parent A&R Charter attached hereto as Exhibit A; and (4) any other proposals the Parties deem necessary or desirable to consummate the Transactions (collectively, the "Parent Stockholder Matters"). Without the prior written consent of the Stockholder Representative and the Company (each such consent not to be unreasonably withheld, conditioned or delayed), the Parent Stockholder Matters shall be the only matters (other than procedural matters) which Parent shall propose to be acted on by the Parent's stockholders at the Special Meeting. The Proxy Statement will comply as to form and substance with the applicable requirements of the Exchange Act and the rules and regulations thereunder. Parent shall file the definitive Proxy Statement with the SEC and cause the Proxy Statement to be mailed to its stockholders of record, as of the record date to be established by the board of directors of Parent, as promptly as practicable (but in no event later than five Business Days except as otherwise required by Applicable Legal Requirements) following the earlier to occur of: (Y) in the event the preliminary Proxy Statement is not reviewed by the SEC, the expiration of the waiting period in Rule 14a-6(a) under the Exchange Act; or (Z) in the event the preliminary Proxy Statement is reviewed by the SEC, receipt of oral or written notification of the completion of the review by the SEC (such earlier date, the "Proxy Clearance Date").

             (ii)  Prior to filing with the SEC, Parent will make available to the Company drafts of the Proxy Statement and any other documents to be filed with the SEC, both preliminary and final, and any amendment or supplement to the Proxy Statement or such other document and will provide the Company with a reasonable opportunity to comment on such drafts and shall consider such comments in good faith. Parent shall not file any such documents with the SEC without the prior written consent of the Company (such consent not to be unreasonably withheld, conditioned or delayed). Parent will advise the Company promptly after it receives notice thereof, of: (A) the time when the Proxy Statement has been filed; (B) in the event the preliminary Proxy Statement is not reviewed by the SEC, the expiration of the waiting period in Rule 14a-6(a) under the Exchange Act; (C) in the event the preliminary Proxy Statement is reviewed by the SEC, receipt of oral or written notification of the completion of the review by the SEC; (D) the filing of any supplement or amendment to the Proxy Statement; (E) the issuance of any stop order by the SEC; (F) any request by the SEC for amendment of the Proxy Statement; (G) any comments from the SEC relating to the Proxy Statement and responses thereto; and (H) requests by the SEC for additional information. Parent shall promptly respond to any SEC comments on the Proxy Statement and shall use its reasonable best efforts to have the Proxy Statement cleared by the SEC under the Exchange Act as promptly as practicable; provided, that prior to responding to any requests or comments from the SEC, Parent will make available to the Company drafts of any such response and provide the Company with a reasonable opportunity to comment on such drafts.

            (iii)  If, at any time prior to the Special Meeting, there shall be discovered any information that should be set forth in an amendment or supplement to the Proxy Statement so that the Proxy Statement would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, Parent shall promptly file an amendment or supplement to the Proxy Statement containing such information. If, at any time prior to the Closing, the Company discovers any information, event or circumstance relating to the Company, its business or any of its Affiliates, officers, directors or employees that should be set forth in an amendment or a supplement to the Proxy Statement so that the Proxy Statement would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, then Company shall promptly inform Parent of such information, event or circumstance.

            (iv)  Parent shall make all necessary filings with respect to the Transactions under the Securities Act, the Exchange Act and applicable "blue sky" laws, and any rules and regulations thereunder. The Company agrees to promptly provide Parent with all information concerning the business, management, operations and financial condition of the Company and the Company Subsidiaries, in each case, reasonably requested by Parent for inclusion in the Proxy Statement. The Company shall cause the officers and employees of the Company and the Company Subsidiaries to be reasonably available to Parent and its counsel in connection with the drafting of the Proxy Statement and responding in a timely manner to comments on the Proxy Statement from the SEC.

          (b)   Parent shall, as promptly as practicable following the Proxy Clearance Date, establish a record date (which date shall be mutually agreed with the Stockholder Representative) for, duly call and give notice of, the Special Meeting. Parent shall convene and hold a meeting of Parent's stockholders (the "Special Meeting"), for the purpose of obtaining the approval of the Parent Stockholder Matters, which meeting shall be held not more than 45 days after the date on which Parent mails the Proxy Statement to its stockholders. Parent shall use its reasonable best efforts to obtain the approval of the Parent Stockholder Matters at the Special Meeting, including by soliciting proxies as promptly as practicable in accordance with Applicable Legal Requirements for the purpose of seeking the approval of the Parent Stockholder Matters. Subject to the proviso in the following sentence, Parent shall include the Parent Recommendation in the Proxy Statement. The board of directors of Parent shall not (and no committee or subgroup thereof shall) change, withdraw, withhold, qualify or modify, or publicly propose to change, withdraw, withhold, qualify or modify, the Parent Recommendation (a "Change in Recommendation"); provided, that the board of directors may make a Change in Recommendation if it determines in good faith, after consultation with its outside legal counsel, that a failure to make a Change in Recommendation would reasonably be expected to constitute a breach by the board of directors of its fiduciary obligations to Parent's stockholders under Applicable Legal Requirements. Parent agrees that its obligation to establish a record date for, duly call, give notice of, convene and hold the Special Meeting for the purpose of seeking approval of the Parent Stockholder Matters shall not be affected by any Change in Recommendation, and Parent agrees to establish a record date for, duly call, give notice of, convene and hold the Special Meeting and submit for the approval of its stockholders the matters contemplated by the Proxy Statement as contemplated by this Section 7.1(b), regardless of whether or not there shall have occurred any Change in Recommendation. Notwithstanding anything to the contrary contained in this Agreement, Parent shall be entitled to postpone or adjourn the Special Meeting: (i) to ensure that any supplement or amendment to the Proxy

  Statement that the board of directors of Parent has determined in good faith is required by Applicable Legal Requirements is disclosed to Parent's stockholders and for such supplement or amendment to be promptly disseminated to Parent's stockholders prior to the Special Meeting; (ii) if, as of the time for which the Special Meeting is originally scheduled (as set forth in the Proxy Statement), there are insufficient shares of Parent Class A Stock represented (either in person or by proxy) to constitute a quorum necessary to conduct the business to be conducted at the Special Meeting; or (iii) in order to solicit additional proxies from stockholders for purposes of obtaining approval of the Parent Stockholder Matters; provided, that in the event of a postponement or adjournment pursuant to clauses (i) or (ii) above, the Special Meeting shall be reconvened as promptly as practicable following such time as the matters described in such clauses have been resolved.

          (c)    Company Stockholder Approval.    The Company shall solicit the Company Stockholder Approval via the Stockholder Consent and Joinder. In connection therewith, as promptly as practicable, the board of directors of the Company shall set a record date for determining the stockholders required to execute such Stockholder Consent and Joinder. The Company shall, through its board of directors, recommend to its stockholders that they provide the Company Stockholder Approval and execute the Stockholder Consent and Joinder. The Company will provide Parent with a copy of the executed Stockholder Consent and Joinder.

        7.2    HSR Act.     As promptly as practicable after the date of this Agreement and in any event within 10 Business Days, Parent and the Company shall each prepare and file the notification required of it under the HSR Act in connection with the Transactions and shall promptly and in good faith respond to all information requested of it by the U.S. Federal Trade Commission and U.S. Department of Justice in connection with such notification and otherwise cooperate in good faith with each other and such Governmental Entities. Each Party will promptly furnish to the other such information and assistance as the other may reasonably request in connection with its preparation of any filing or submission that is necessary under the HSR Act and will take all other actions necessary or desirable to cause the expiration or termination of the applicable waiting periods as soon as practicable. Each Party will promptly provide the other with copies of all written communications (and memoranda setting forth the substance of all oral communications) between each of them, any of their Affiliates and their respective agents, representatives and advisors, on the one hand, and any Governmental Entity, on the other hand, with respect to this Agreement or the Transactions. Without limiting the foregoing, Parent and the Company shall: (a) promptly inform the other of any communication to or from the U.S. Federal Trade Commission, the U.S. Department of Justice or any other Governmental Entity regarding the Transactions; (b) permit each other to review in advance any proposed written communication to any such Governmental Entity and incorporate reasonable comments thereto; (c) give the other prompt written notice of the commencement of any Legal Proceeding with respect to such transactions; (d) not agree to participate in any substantive meeting or discussion with any such Governmental Entity in respect of any filing, investigation or inquiry concerning this Agreement or the Transactions unless, to the extent reasonably practicable, it consults with the other Party in advance and, to the extent permitted by such Governmental Entity, gives the other Party the opportunity to attend; (e) keep the other reasonably informed as to the status of any such Legal Proceeding; and (f) promptly furnish each other with copies of all correspondence, filings (except for filings made under the HSR Act) and written communications between such Party and their Affiliates and their respective agents, representatives and advisors, on one hand, and any such Governmental Entity, on the other hand, in each case, with respect to this Agreement and the Transactions. Parent, on the one hand, and the Company, on the other hand, shall each pay 50% of any filing fees required by Governmental Entities, including with respect to any registrations, declarations and filings required in connection with the execution and delivery of this Agreement, the performance of the obligations hereunder and the consummation of the Transactions, including filing fees in connection with filings under the HSR Act.

        7.3    Other Filings; Press Release.

          (a)   As promptly as practicable after execution of this Agreement, Parent will prepare and file a Current Report on Form 8-K pursuant to the Exchange Act to report the execution of this Agreement, the form and substance of which shall be approved in advance in writing by the Company.

          (b)   Promptly after the execution of this Agreement, Parent and the Company shall also issue a joint press release announcing the execution of this Agreement.

          (c)   Parent shall prepare a draft Current Report on Form 8-K announcing the Closing, together with, or incorporating by reference, the financial statements prepared by the Company and its accountant, and such other information that may be required to be disclosed with respect to the Transactions in any report or form to be filed with the SEC ("Closing Form 8-K"), the form and substance of which shall be approved in advance in writing by the Stockholder Representative. Prior to Closing, Parent and the Company shall prepare a joint press release announcing the consummation of the Transactions hereunder ("Closing Press Release"). Concurrently with the Closing, Parent shall issue the Closing Press Release. Concurrently with the Closing, or as soon as practicable thereafter, Parent shall file the Closing Form 8-K with the SEC.

        7.4    Confidentiality; Communications Plan; Access to Information.

          (a)   Parent and the Company acknowledge that they are parties to the Confidentiality Agreement, the terms of which are incorporated herein by reference. Following Closing, the Confidentiality Agreement shall be superseded in its entirety by the provisions of this Agreement; provided, however, that if for any reason this Agreement is terminated prior to the Closing, the Confidentiality Agreement shall nonetheless continue in full force and effect in accordance with its terms. Beginning on the date hereof and ending on the second anniversary of this Agreement, each Party agrees to maintain in confidence any non-public information received from the other Parties, and to use such non-public information only for purposes of consummating the Transactions. Such confidentiality obligations will not apply to: (i) information which was known to one Party or its agents or representatives prior to receipt from the Company or the Company Stockholders, on the one hand, or Parent, First Merger Sub or Second Merger Sub, on the other hand, as applicable; (ii) information which is or becomes generally known to the public without breach of this Agreement or an existing obligation of confidentiality; (iii) information acquired by a Party or their respective agents from a third party who was not bound to an obligation of confidentiality; (iv) information developed by such Party independently without any reliance on the non-public information received from any other Party; (v) disclosure required by Applicable Legal Requirement or stock exchange rule; or (vi) disclosure consented to in writing by Parent, First Merger Sub or Second Merger Sub (in the case of the Company Stockholders and, prior to the Closing, the Company) or the Stockholder Representative (in the case of Parent, First Merger Sub or Second Merger Sub and, following the Closing, the Company).

          (b)   Parent and the Company shall reasonably cooperate to create and implement a communications plan regarding the Transactions (the "Communications Plan") promptly following the date hereof. Notwithstanding the foregoing, none of the Parties will make any public announcement or issue any public communication regarding this Agreement, the other Transaction Agreements or the Transactions or any matter related to the foregoing, without the prior written consent of the Stockholder Representative, in the case of a public announcement by Parent, or Parent, in the case of a public announcement by the Company Stockholders or the Company (such consents, in either case, not to be unreasonably withheld, conditioned or delayed), except: (i) if such announcement or other communication is required by Applicable Legal Requirements, in which case the disclosing Party shall, to the extent permitted by Applicable Legal Requirements, first allow such other Parties to review such announcement or communication and have the opportunity to comment thereon and the disclosing Party shall consider such comments in good faith; (ii) in the case of the Company or the Company Stockholders, Parent and their respective Affiliates, if such announcement or other communication is made in connection with fundraising or other investment related activities and is made to such Person's direct and indirect investors or potential investors or financing sources subject to an obligation of confidentiality; (iii) to the extent provided for in the Communications Plan, internal announcements to employees of the Group Companies; (iv) to the extent such announcements or other communications contain only information previously disclosed in a public statement, press release or other communication previously approved in accordance with Section 7.3 or this Section 7.4(b); and (v) announcements and communications to Governmental Entities in connection with registrations, declarations and filings relating to the Transactions required to be made under this Agreement.

          (c)   The Company will afford Parent and its financial advisors, accountants, counsel and other representatives reasonable access during normal business hours, upon reasonable notice, to the properties, books, records and personnel of the Company during the period prior to the Closing to obtain all information concerning the business, including the status of business development efforts, properties, results of operations and personnel of the Company, as Parent may reasonably request in connection with the consummation of the Transactions; provided, however, that any such access shall be conducted in a manner not to interfere with the businesses or operations of the Company. Parent will afford the Company and its financial advisors, underwriters, accountants, counsel and other representatives reasonable access during normal business hours, upon reasonable notice, to the properties, books, records and personnel of Parent during the period prior to the Closing to obtain all information concerning the business, including properties, results of operations and personnel of Parent, as the Company may reasonably request in connection with the consummation of the Transactions; provided, however, that any such access shall be conducted in a manner not to interfere with the businesses or operations of Parent.

        7.5    Reasonable Best Efforts.     Upon the terms and subject to the conditions set forth in this Agreement, each of the Parties agrees to use its reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other Parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Mergers and the other Transactions, including using reasonable best efforts to accomplish the following: (a) the taking of all commercially reasonable acts necessary to cause the conditions precedent set forth in Article VIII to be satisfied; (b) the obtaining of all necessary actions, waivers, consents, approvals, orders and authorizations from Governmental Entities and the making of all necessary registrations, declarations and filings (including registrations, declarations and filings with Governmental Entities, if any) and the taking of all commercially reasonable steps as may be necessary to avoid any Legal Proceeding; (c) the obtaining of all consents, approvals or waivers from third parties required as a result of the Transactions, including the Existing Credit Agreement Consent and any other consents referred to on Schedule 4.5(b) of the Company Disclosure Letter (it being understood, for the avoidance of doubt, that nothing herein shall require the Company in connection therewith to incur any liability or expense or subject itself, any of its Subsidiaries or the business of the foregoing to any imposition of any limitation on the ability of any of them to conduct their business or to own or exercise control of their assets or properties); (d) the termination of each agreement set forth on Schedule 7.5(d) of the Company Disclosure Letter; (e) the defending of any suits, claims, actions, investigations or proceedings, whether judicial or administrative, challenging this Agreement or the consummation of the Transactions, including seeking to have any stay or temporary restraining order entered by any court or other Governmental Entity vacated or reversed; and (f) the execution or delivery of any additional instruments reasonably necessary to consummate, and to fully carry out the purposes of, the Transactions. This obligation shall include, on the part of Parent, sending a termination letter to Continental substantially in the applicable form attached to the Trust Agreement (the "Trust Termination Letter"). Notwithstanding anything herein to the contrary, nothing in this

Agreement shall be deemed to require Parent or the Company to agree to any divestiture by itself or any of its Affiliates of shares of capital stock or of any business, assets or property, the imposition of any limitation on the ability of any of them to conduct their business or to own or exercise control of their respective assets, properties and capital stock, or the incurrence of any liability or expense.

        7.6    No Parent Securities Transactions.     Neither the Company nor any of its controlled Affiliates, directly or indirectly, shall engage in any transactions involving the securities of Parent prior to the time of the making of a public announcement regarding all of the material terms of the business and operations of the Company and the Transactions. The Company shall use its reasonable best efforts to require each of its officers, directors, employees, agents, advisors, contractors, associates, clients, customers and representatives, to comply with the foregoing requirement.

        7.7    No Claim Against Trust Account.     For and in consideration of Parent entering into this Agreement, the receipt and sufficiency of which are hereby acknowledged, each of the Company and the Stockholder Representative hereby irrevocably waives any right, title, interest or claim of any kind it has or may have in the future in or to the Trust Account and agrees not to seek recourse against the Trust Account or any funds distributed therefrom as a result of, or arising out of, this Agreement and any negotiations, contracts or agreements with Parent; provided, that: (a) nothing herein shall serve to limit or prohibit the Company's or the Stockholder Representative's right to pursue a claim against Parent pursuant to this Agreement for legal relief against monies or other assets of Parent held outside the Trust Account or for specific performance or other equitable relief in connection with the Transactions or for intentional fraud in the making of the representations and warranties in Article V; and (b) nothing herein shall serve to limit or prohibit any claims that the Company or the Stockholder Representative may have in the future pursuant to this Agreement against Parent's assets or funds that are not held in the Trust Account.

        7.8    Participation Plan.     Prior to the Closing, the Company shall have taken all necessary corporate action to terminate, effective immediately prior to the Closing and contingent upon the consummation of the Transactions, the Participation Plan.

        7.9    Disclosure of Certain Matters.     Each of Parent, First Merger Sub, Second Merger Sub, the Company and the Stockholder Representative will promptly provide the other Parties with prompt written notice of any event, development or condition of which they have Knowledge that: (a) is reasonably likely to cause any of the conditions set forth in Article VIII not to be satisfied; or (b) would require any amendment or supplement to the Proxy Statement.

        7.10    Securities Listing.     Parent will use its reasonable best efforts to cause the shares of Parent Class A Stock issued in connection with the Transactions to be approved for listing on Nasdaq at Closing. During the period from the date hereof until the Closing, Parent shall use its reasonable best efforts to keep the Parent Class A Stock and Parent Warrants listed for trading on Nasdaq. After the Closing, Parent shall use commercially reasonable efforts to: (a) continue the listing for trading of the Parent Class A Stock, Parent Units, and Parent Warrants on Nasdaq; and (b) in the event any Earn Out Shares become issuable pursuant to Article III, cause such Earn Out Shares to be approved for listing on Nasdaq.

        7.11    No Solicitation.

          (a)   During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement pursuant to its terms or the Closing, the Company shall not, and shall cause its Subsidiaries and the Company Stockholders not to (and each Company Stockholder has acknowledged to the Company that it shall not), and shall direct its employees, agents, officers, directors, representatives and advisors (collectively, "Representatives") not to, directly or indirectly: (i) solicit, initiate, enter into or continue discussions, negotiations or transactions with, or encourage or respond to any inquiries or proposals by, or provide any information to, any Person

  (other than Parent and its agents, representatives, advisors) concerning any merger, sale of ownership interests and/or assets of the Company, recapitalization or similar transaction (each, a "Company Business Combination"); (ii) enter into any agreement regarding, continue or otherwise participate in any discussions or negotiations regarding, or cooperate in any way that would otherwise reasonably be expected to lead to a Company Business Combination; or (iii) commence, continue or renew any due diligence investigation regarding a Company Business Combination. In addition, the Company shall, and shall cause its Subsidiaries and the Company Stockholders to, and shall cause their respective Representatives to, immediately cease any and all existing discussions or negotiations with any Person with respect to any Company Business Combination.

          (b)   During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement pursuant to its terms or the Closing, Parent, First Merger Sub and Second Merger Sub shall not, and shall direct their respective Representatives not to, directly or indirectly: (i) solicit, initiate, enter into or continue discussions or transactions with, or encourage or respond to any inquiries or proposals by, or provide any information to, any Person (other than the Company, the Company Stockholders and their respective Representatives) concerning any merger, purchase of ownership interests or assets of Parent, recapitalization or similar business combination transaction (each, a "Parent Business Combination"); (ii) enter into any agreement regarding, continue or otherwise participate in any discussions or negotiations regarding, or cooperate in any way that would otherwise reasonably be expected to lead to a Parent Business Combination; or (iii) commence, continue or renew any due diligence investigation regarding a Parent Business Combination. Parent, First Merger Sub and Second Merger Sub shall, and shall cause their respective Representatives to, immediately cease any and all existing discussions or negotiations with any Person with respect to any Parent Business Combination.

          (c)   Each Party shall promptly (and in no event later than 24 hours after becoming aware of such inquiry, proposal, offer or submission) notify the other Parties (and in the case of Parent's receipt of a Parent Business Combination proposal, Parent shall also provide notice to the Stockholder Representative) if it or, to its Knowledge, any of its or its Representatives receives any inquiry, proposal, offer or submission with respect to a Company Business Combination or Parent Business Combination, as applicable (including the identity of the Person making such inquiry or submitting such proposal, offer or submission), after the execution and delivery of this Agreement. If either Party or its Representatives receives an inquiry, proposal, offer or submission with respect to a Company Business Combination or Parent Business Combination, as applicable, such Party shall provide the other Parties with a copy of such inquiry, proposal, offer or submission (and in the case of Parent's receipt, Parent shall also provide copies to the Stockholder Representative).

        7.12    Trust Account.     Upon satisfaction or waiver of the conditions set forth in Article VIII and provision of notice thereof to Continental (which notice Parent shall provide to Continental in accordance with the terms of the Trust Agreement): (a) in accordance with and pursuant to the Trust Agreement, at the Closing, Parent: (i) shall cause the documents, opinions and notices required to be delivered to Continental pursuant to the Trust Agreement to be so delivered, including providing Continental with the Trust Termination Letter; and (ii) shall use its reasonable best efforts to cause Continental to, and Continental shall thereupon be obligated to, distribute the Trust Account as directed in the Trust Termination Letter, including all amounts payable to: (A) to stockholders who elect to have their Parent Class A Stock converted to cash in accordance with the provisions of Parent's Charter Documents; (B) for income tax or other tax obligations of Parent prior to Closing; (C) for any Parent Transaction Costs; and (D) as repayment of loans and reimbursement of expenses to directors, officers and stockholders of Parent; and (b) thereafter, the Trust Account shall terminate, except as otherwise provided therein.

        7.13    Directors' and Officers' Liability Insurance.

          (a)   Parent agrees that all rights to exculpation, indemnification and advancement of expenses now existing in favor of the current or former directors or officers, as the case may be, of any Group Company (each, together with such person's heirs, executors or administrators, a "D&O Indemnified Party"), as provided in their respective Charter Documents or in any indemnification agreement with any Group Company set forth on Schedule 7.13(a) of the Company Disclosure Letter shall survive the Closing and shall continue in full force and effect. For a period of six years from the Closing Date, Parent shall cause the Group Companies to maintain in effect the exculpation, indemnification and advancement of expenses provisions of such Group Company's Charter Documents as in effect immediately prior to the Closing Date or in any indemnification agreements of each Group Company with any D&O Indemnified Party as in effect immediately prior to the Closing Date, and Parent shall, and shall cause the Group Companies to, not amend, repeal or otherwise modify any such provisions in any manner that would adversely affect the rights thereunder of any D&O Indemnified Party; provided, however, that all rights to indemnification or advancement of expenses in respect of any Legal Proceedings pending or asserted or any claim made within such period shall continue until the disposition of such Legal Proceeding or resolution of such claim. From and after the Closing Date, Parent shall cause the Group Companies to honor, in accordance with their respective terms, each of the covenants contained in this Section 7.13 without limit as to time.

          (b)   Prior to the Closing, the Company shall purchase a "tail" or "runoff" directors' and officers' liability insurance policy (the "D&O Tail") in respect of acts or omissions occurring prior to the Effective Time covering each such Person that is a director or officer of a Group Company currently covered by PE Greenlight Holdings LLC's directors' and officers' liability insurance policy on terms with respect to coverage, deductibles and amounts no less favorable than those of such policy in effect on the date of this Agreement for the six-year period following the Closing. Parent shall, and shall cause the Surviving Entity to, maintain the D&O Tail in full force and effect for its full term and cause all obligations thereunder to be honored by the Group Companies, as applicable, and no other party shall have any further obligation to purchase or pay for such insurance pursuant to this Section 7.13(b) .

          (c)   The rights of each D&O Indemnified Party hereunder shall be in addition to, and not in limitation of, any other rights such person may have under the Charter Documents of any Group Company, any other indemnification arrangement, any Legal Requirement or otherwise. The obligations of Parent and the Group Companies under this Section 7.13 shall not be terminated or modified in such a manner as to adversely affect any D&O Indemnified Party without the consent of such D&O Indemnified Party. The provisions of this Section 7.13 shall survive the Closing and expressly are intended to benefit, and are enforceable by, each of the D&O Indemnified Parties, each of whom is an intended third-party beneficiary of this Section 7.13.

          (d)   If Parent or, after the Closing, any Group Company, or any of their respective successors or assigns: (i) consolidates with or merges into any other Person and shall not be the continuing or surviving entity of such consolidation or merger; or (ii) transfers or conveys all or substantially all of its properties and assets to any Person, then, in each such case, proper provision shall be made so that the successors and assigns of Parent or such Group Company, as applicable, assume the obligations set forth in this Section 7.13.

        7.14    280G Approval.     To the extent that any "disqualified individual" (within the meaning of Section 280G(c) of the Code and the regulations thereunder) has the right to receive any payments or benefits that could be deemed to constitute "parachute payments" (within the meaning of Section 280G(b)(2)(A) of the Code and the regulations thereunder), then, the Company will: (a) no later than six days prior to the Closing Date, solicit and use its reasonable best efforts to obtain from each such "disqualified individual" a waiver of such disqualified individual's rights to some or all of such payments or benefits (the "Waived 280G Benefits") so that any remaining payments and/or benefits shall not be deemed to be "excess parachute payments" (within the meaning of Section 280G of the Code and the regulations thereunder); and (b) no later than three days prior to the Closing Date, with respect to each individual who agrees to the waiver described in clause (a), submit to a vote of holders of the equity interests of the Company entitled to vote on such matters, in the manner required under Section 280G(b)(5) of the Code and the regulations promulgated thereunder, along with adequate disclosure intended to satisfy such requirements (including Q&A 7 of Section 1.280G-1 of such regulations), the right of any such "disqualified individual" to receive the Waived 280G Benefits. Prior to, and in no event later than four days prior to soliciting such waivers and approval, the Company shall provide drafts of such waivers and approval materials to Parent for its reasonable review and comment, and the Company shall consider in good faith any changes reasonably requested by Parent. No later than seven days prior to soliciting the waivers, the Company shall provide Parent with the calculations and related documentation to determine whether and to what extent the vote described in this Section 7.12 is necessary in order to avoid the imposition of Taxes under Section 4999 of the Code. Prior to the Closing Date, the Company shall deliver to Parent evidence that a vote of the stockholders of the Company was solicited in accordance with the foregoing and whether the requisite number of votes of the stockholders of the Company was obtained with respect to the Waived 280G Benefits or that the vote did not pass and the Waived 280G Benefits will not be paid or retained.

        7.15    Tax Matters.

          (a)   The Parties agree that, notwithstanding anything to the contrary in this Agreement or otherwise, for all purposes of this Agreement, including for purposes of determining Closing Working Capital and the Tax Overpayment/Underpayment Amount: (i) except as provided in clause (ii) of this Section 7.15(a), any Taxes for a taxable period beginning before the Closing Date and ending after the Closing Date with respect to the Group Companies shall be apportioned between the portion of the period ending on the Closing Date and the portion of the period commencing on the day immediately following the Closing Date, based on the actual operations of such entity, as the case may be, by a closing of the books of such entity, as if the Closing Date were the end of a Tax year (and, for such purpose, the Tax period of any partnership or pass-through entity, or any controlled foreign corporation within the meaning of Section 957(a) of the Code, in which a Group Company holds a beneficial interest shall be deemed to terminate as of the Closing Date), and each such portion of such period shall be deemed to be a taxable period (whether or not it is in fact a taxable period); (ii) in the case of any Taxes imposed on a periodic basis (e.g., any real property, personal property or similar ad valorem Taxes) that are payable for a taxable period that includes, but does not end on, the Closing Date, the portion of such Tax which relates to the portion of such taxable period ending on the Closing Date shall be deemed to be the amount of such Tax for the entire taxable period multiplied by a fraction, the numerator of which is the number of days in the taxable period ending on (and including) the Closing Date and the denominator of which is the number of days in the entire taxable period; (iii) any federal, state, local and foreign income tax deductions relating to or arising in connection with the Transactions shall be treated as deductible in the taxable period ending on the Closing Date to the maximum extent permitted by Legal Requirements based on a "more likely than not" or higher level of comfort, and it shall be assumed that none of Parent nor its Affiliates (including after the Closing the Group Companies) shall have applied the so called "next day rule" under Treasury Regulation Section 1.1502-76(b)(1)(ii)(B) to such deductions; (iv) the election under Revenue Procedure 2011-29, 2011-18 I.R.B. to apply the 70% safe harbor to any "success based fee" as defined in Treasury Regulation Section 1.263(a)-5(f) incurred in connection with the Transactions shall be made for U.S. federal income tax purposes (and, as applicable, applied for state and local income Tax purposes); (v) other than as provided in clauses (iii) and (iv) of this Section 7.15(a), any gain, income, deduction or loss from transactions outside the ordinary course of business occurring on the Closing Date but after the Closing shall be treated as occurring after the Closing Date; and (vi) notwithstanding anything to the contrary in this Agreement or otherwise, the Mergers, taken together, shall be treated as a reorganization within the meaning of Section 368(a) of the Code (or comparable provision of state and local Tax law). Parent agrees that it shall not make any election under Section 338 or 336(e) of the Code, or any similar provision of state, local or foreign Legal Requirements, with respect to the Transactions.

          (b)   All transfer, documentary, sales, use, stamp, registration, excise, recording, registration value added and other such similar Taxes and fees (including any penalties and interest) that become payable in connection with or by reason of the execution of this Agreement and the Transactions shall be borne and paid by the Parent. Parent shall timely file any Tax Return or other document with respect to such Taxes or fees (and the Stockholder Representative and Parent shall reasonably cooperate with respect thereto as necessary).

          (c)   On the Closing Date, the Company shall provide Parent with a certificate on behalf of the Company, prepared in a manner consistent and in accordance with the requirements of Treasury Regulation Sections 1.897-2(g), (h) and 1.1445-2(c)(3), certifying that no interest in the Company is, or has been during the relevant period specified in Section 897(c)(1)(A)(ii) of the Code, a "U.S. real property interest" within the meaning of Section 897(c) of the Code, and a form of notice to the Internal Revenue Service prepared in accordance with the provisions of Treasury Regulations Section 1.897-2(h)(2); provided, that, notwithstanding anything to the contrary, Parent's sole remedy in the event the Company fails to deliver such certificate shall be to make a proper withholding of Tax to the extent required by applicable Legal Requirements.

          (d)   The Company shall consult with Parent (after the date hereof and prior to Closing), and Parent shall consult with the Stockholder Representative (after the Closing), in each case, in good faith with respect to the determination of the "purchase price allocation" pursuant to Section 6.1 of the HTA Purchase Agreement (the "HTA Purchase Price Allocation") and the HTA Tax Adjustment Amount and each shall consider any reasonable comments made in writing by Parent or the Stockholder Representative, as applicable, with respect thereto. The Company and Parent, or Parent and the Stockholder Representative, as applicable, shall attempt to resolve in good faith any dispute regarding any such comments. To the extent the Company and Parent, or Parent and the Stockholder Representative, as applicable, are unable to resolve any such dispute, the dispute shall be submitted to the Independent Expert for resolution. The decision of the Independent Expert shall be final and binding on the parties, absent manifest error. The costs and expenses of the Independent Expert shall be borne by the Company and Parent, or Parent and the Stockholder Representative, as applicable, in the manner provided in Section 2.11(d). Notwithstanding anything to the contrary in this Section 7.15(d) or otherwise in the Transaction Agreements, the Company, Parent and Stockholder Representative shall not take any position in connection with the determination of the HTA Purchase Price Allocation or the HTA Tax Adjustment Amount (or any proceeding relating thereto) contrary to the appraisal obtained from the Independent Appraiser by the Company in respect of the acquisition of the HTA Subsidiaries pursuant to the HTA Purchase Agreement (unless such position is required pursuant to the HTA Purchase Agreement or a final determination within the meaning of Section 1313(a) of the Code (or any comparable provision of state, local or foreign Legal Requirements).

        7.16    Prior Acquisitions.     The Company shall use commercially reasonable efforts to cause: (a) the Net Adjustment Amount (as defined in the HTA Purchase Agreement); (b) the HTA Tax Adjustment Amount; and (c) the Net Adjustment Amount (as defined in the EPC Purchase Agreement), in each case to be finally determined and paid in accordance with the HTA Purchase Agreement or EPC Purchase Agreement, as applicable, prior to the Closing. In the event that the HTA Tax Adjustment Amount has not been paid prior to the Closing Date, the Company shall fund the HTA Tax Adjustment Amount Escrow in accordance with Section 6.7(g) of the HTA Purchase Agreement prior to the Closing Date; provided, that in the event that the HTA Tax Adjustment Statement has not been delivered to ATS Consolidated, Inc. pursuant to Section 6.7(a)(i) of the HTA Purchase Agreement prior to the Closing Date, the Company shall deposit with the Escrow Agent (for the purposes of this Section 7.16, as defined in the HTA Purchase Agreement) prior to the Closing Date an amount of cash equal to $15,000,000, to fund the HTA Tax Adjustment Amount Escrow, which shall be held by the Escrow Agent in accordance with the Escrow Agreement (as defined in the HTA Purchase Agreement). To the extent that the HTA Tax Adjustment Amount Escrow exceeds the Tax Adjustment Amount that becomes conclusive and binding upon the parties in accordance with Section 6.7(b) of the HTA Purchase Agreement, Parent shall pay or cause to be paid to each Company Stockholder such Company Stockholder's Pro Rata Share of such excess amount of cash within five Business Days of the Company's receipt of such excess amount of cash from the HTA Tax Adjustment Escrow. To the extent the Company pays any amounts after the Closing pursuant to Section 6.7 of the HTA Purchase Agreement, other than from the HTA Tax Adjustment Amount Escrow, notwithstanding anything to the contrary herein, the next amounts otherwise required to be paid to the Company Stockholders under the Tax Receivable Agreement shall be reduced by the amount of such payment. To the extent the Company receives any amounts after the Closing pursuant to Section 6.7 of the HTA Purchase Agreement, Parent shall pay or cause to be paid to each Company Stockholder such Company Stockholder's Pro Rata Cash Share of such amount received with five Business Days of the Company's receipt of such amount.

        7.17    Subscription Agreements.

          (a)   Parent shall not permit any amendment or modification to be made to, or any waiver of any provision or remedy under, or any replacements of, the Subscription Agreements in a manner materially adverse to the Company or the Company Stockholders. Parent shall use its commercially reasonable efforts to take, or cause to be taken, all actions and do, or cause to be done, all things necessary, proper or advisable to consummate the transactions contemplated by the Subscription Agreements on the terms and conditions described therein, including maintaining in effect the Subscription Agreements and using its commercially reasonable efforts to: (i) satisfy in all material respects on a timely basis all conditions and covenants applicable to Parent in the Subscription Agreements and otherwise comply with its obligations thereunder; (ii) in the event that all conditions in the Subscription Agreements (other than conditions that Parent or any of its Affiliates control the satisfaction of and other than those conditions that by their nature are to be satisfied at the Closing) have been satisfied, consummate transactions contemplated by the Subscription Agreements at or prior to Closing; and (iii) enforce its rights under the Subscription Agreements in the event that all conditions in the Subscription Agreements (other than conditions that Parent or any of its Affiliates control the satisfaction of and other than those conditions that by their nature are to be satisfied at the Closing) have been satisfied, to cause the applicable PIPE Investors to contribute to Parent the applicable portion of the PIPE Investment Amount set forth in the Subscription Agreements at or prior to the Closing. Without limiting the generality of the foregoing, Parent shall give the Company or the Stockholder Representative, prompt (and, in any event within three Business Days) written notice: (A) of any amendment to any Subscription Agreement (together with a copy of such amendment); (B) of any breach or default (or any event or circumstance that, with or without notice, lapse of time or both, could give rise to any breach or default) by any party to any Subscription Agreement known to Parent; (C) of the receipt of any written notice or other written communication from any party to any Subscription Agreement with respect to any actual, potential or claimed expiration, lapse, withdrawal, breach, default, termination or repudiation by any party to any Subscription Agreement or any provisions of any Subscription Agreement; and (D) if Parent does not expect to receive all or any portion of the PIPE Investment Amount on the terms, in the manner or from the sources contemplated by the Subscription Agreements. The Subscription Agreements contain all of the conditions precedent to the obligations of the PIPE Investors to contribute to Parent the applicable portion of the PIPE Investment Amount set forth in the Subscription Agreements on the terms therein.

          (b)   Parent shall use its commercially reasonable efforts to cause the PIPE Investors to contribute the PIPE Investment Amount at or prior to the Closing if all conditions set forth in the applicable Subscription Agreement have been satisfied or waived (other than those conditions that by their nature are to be satisfied at the Closing and other than conditions that Parent or any of its Affiliates control the satisfaction of). Parent shall use its commercially reasonable efforts to take, or cause to be taken, all actions required to obtain the PIPE Investment Amount contemplated by the Subscription Agreements, including enforcing the rights of Parent under the Subscription Agreements.

        7.18    Section 16 Matters.     Prior to the Effective Time, Parent shall take all reasonable steps as may be required or permitted to cause any acquisition or disposition of the Parent Class A Stock that occurs or is deemed to occur by reason of or pursuant to the Transactions by each individual who is or will be subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to Parent to be exempt under Rule 16b-3 promulgated under the Exchange Act, including by taking steps in accordance with the No-Action Letter, dated January 12, 1999, issued by the SEC regarding such matters.

        7.19    Qualification as an Emerging Growth Company.     Parent shall, at all times during the period from the date hereof until the Closing: (a) take all actions necessary to continue to qualify as an "emerging growth company" within the meaning of the Jumpstart Our Business Startups Act of 2012 ("JOBS Act"); and (b) not take any action that would cause Parent to not qualify as an "emerging growth company" within the meaning of the JOBS Act.

        7.20    Board of Directors.     The Parties shall use commercially reasonable efforts to ensure that the persons listed on Schedule 7.20 of the Company Disclosure Letter and the other persons identified by the applicable Party (as if the Investor Rights Agreement were in effect) following the date hereof are elected and appointed as directors of Parent effective immediately after the Closing; provided, that any such persons not listed on Schedule 7.20 of the Company Disclosure Letter shall be identified as promptly as practicable following the date hereof (but in no event later than the date on which the Proxy Statement is filed with the SEC).

        7.21    R&W Insurance Policy.     Any R&W Insurance Policy obtained for the benefit of Parent shall provide that none of the Company Stockholders and the Stockholder Representative shall be liable to the insurer under the R&W Insurance Policy for subrogation claims pursuant to the R&W Insurance Policy, other than in the event of intentional fraud in the making of the representations and warranties in this Agreement by such Persons, and Parent covenants and agrees that the R&W Insurance Policy will include a waiver of subrogation claims against the Company Stockholders and the Stockholder Representative, other than in the event of intentional fraud in the making of the representations and warranties in this Agreement by such Person.

        7.22    Deleveraging Amount.     Simultaneously with the Closing: (a) Parent shall pay or cause to be paid to the Surviving Entity the Deleveraging Amount; and (b) immediately thereafter, Parent shall cause the Surviving Entity to pay to the lenders under the Existing Credit Agreements an amount equal to: (i) the Deleveraging Amount; plus (ii) the Estimated Company Cash (but, for the avoidance of doubt, excluding any Company Cash that is held by a Subsidiary of the Company located outside the United States) as a partial repayment of the outstanding Rollover Indebtedness.

        7.23    Incentive Equity Awards.     Promptly following the Closing Date, Parent shall grant awards of restricted stock units that shall vest ratably over four years (subject to continued employment) to individuals who executed Participation Plan Releases as an inducement material to their entering into employment with Parent (or any of its Subsidiaries) following the Closing Date; provided, that the aggregate number of shares granted pursuant to such awards shall equal at least 3% of the fully-diluted capital stock of Parent as of immediately after the Closing Date, with the actual grant allocations to be determined by Parent, and, in the case of grant allocations to individuals other than the Company's Chief Executive Officer, in consultation with and based on the recommendations of the Company's Chief Executive Officer.

        7.24    Release.

          (a)   Effective upon and following the Closing, Parent, on its own behalf and on behalf of its respective Affiliates and Representatives, generally, irrevocably, unconditionally and completely releases and forever discharges each Company Stockholder, each of their respective Affiliates and each of their and their respective Affiliates' respective Related Parties, and each of their respective successors and assigns and each of their respective Related Parties (collectively, the "Company Stockholder Released Parties") from all disputes, claims, losses, controversies, demands, rights, liabilities, actions and causes of action of every kind and nature, whether known or unknown, arising from any matter concerning any Group Company occurring prior to the Closing Date (other than as contemplated by this Agreement), including for controlling equityholder liability or breach of any fiduciary duty relating to any pre-Closing actions or failures to act by the Company Stockholder Released Parties; provided, however, that nothing in this Section 7.24 shall release any Company Stockholder Released Parties from: (i) their obligations under this Agreement or the other Transaction Agreements; (ii) their obligations under the HTA Purchase Agreement (or the Ancillary Agreements, as defined under the HTA Purchase Agreement) or the EPC Purchase Agreement (or the Ancillary Agreements, as defined under the EPC Purchase Agreement); or (iii) as applicable, any disputes, claims, losses, controversies, demands, rights, liabilities, breaches of fiduciary duty, actions and causes of action arising out of such Company Stockholder Released Party's employment by any Group Company.

          (b)   Effective upon and following the Closing, each Company Stockholder, on its own behalf and on behalf of each of its Affiliates and Representatives, generally, irrevocably, unconditionally and completely releases and forever discharges Parent and each Group Company, each of their respective Affiliates and each of their and their respective Affiliates' respective Related Parties, and each of their respective successors and assigns and each of their respective Related Parties (collectively, the "Parent Released Parties") from all disputes, claims, losses, controversies, demands, rights, liabilities, actions and causes of action of every kind and nature, whether known or unknown, arising from any matter concerning any Group Company occurring prior to the Closing Date (other than as contemplated by this Agreement, including with respect to Section 7.13); provided, however, that nothing in this Section 7.24 shall release the Parent Released Parties from their obligations: (i) under this Agreement or the other Transaction Agreements; (ii) under the HTA Purchase Agreement (or the Ancillary Agreements, as defined in the HTA Purchase Agreement) or the EPC Purchase Agreement (or the Ancillary Agreements, as defined under the EPC Purchase Agreement); or (iii) with respect to any salary, bonuses, vacation pay or employee benefits accrued pursuant to an Employee Benefit Plan in effect as of the date of this Agreement or any expense reimbursement pursuant to a policy of the Group Companies in effect as of the date of this Agreement and consistent with past practice.

 ARTICLE VIII

CONDITIONS TO THE TRANSACTION

        8.1    Conditions to Obligations of Each Party's Obligations.     The respective obligations of each Party to this Agreement to effect the Mergers and the other Transactions shall be subject to the satisfaction at or prior to the Closing of the following conditions:

          (a)   At the Special Meeting (including any adjournments thereof), the Parent Stockholder Matters shall have been duly adopted by the stockholders of Parent in accordance with the DGCL, the Parent Organizational Documents and the Nasdaq rules and regulations.

          (b)   Parent shall have at least $5,000,001 of net tangible assets following the exercise by the holders of Parent Class A Stock issued in Parent's initial public offering of securities and outstanding immediately before the Closing of their right to convert their Parent Class A Stock held by them into a pro rata share of the Trust Account in accordance with Parent Organizational Documents.

          (c)   All applicable waiting periods (and any extensions thereof) under the HSR Act will have expired or otherwise been terminated, and the Parties will have received or have been deemed to have received all other necessary pre-closing authorizations, consents, clearances, waivers and approvals of all Governmental Entities in connection with the execution, delivery and performance of this Agreement and the Transactions.

          (d)   No provision of any Applicable Legal Requirement prohibiting, enjoining, restricting or making illegal the consummation of the Transactions shall be in effect and no temporary, preliminary or permanent restraining Order enjoining, restricting or making illegal the consummation of the Transactions will be in effect or shall be threatened in writing by a Governmental Entity.

          (e)   The shares of Parent Class A Stock to be issued in connection with the Closing shall be approved for listing upon the Closing on Nasdaq subject to the requirement to have a sufficient number of round lot holders.

        8.2    Additional Conditions to Obligations of the Company.     The obligations of the Company to consummate and effect the Mergers and the other Transactions shall be subject to the satisfaction at or prior to the Closing of each of the following conditions, any of which may be waived, in writing, exclusively by the Company:

          (a)   The Fundamental Representations of Parent shall be true and correct in all material respects (without giving effect to any limitation as to "materiality" or "Parent Material Adverse Effect" or any similar limitation contain herein) on and as of the date of this Agreement and on and as of the Closing Date as though made on and as of the Closing Date (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date); and all other representations and warranties of Parent set forth in Article V hereof shall be true and correct (without giving effect to any limitation as to "materiality" or "Parent Material Adverse Effect" or any similar limitation contained herein) on and as of the date of this Agreement and on as of the Closing Date as though made on and as of the Closing Date (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date), except where the failure of such representations and warranties of Parent to be so true and correct, individually or in the aggregate, has not had and is not reasonably likely to have a Parent Material Adverse Effect.

          (b)   Parent, First Merger Sub and Second Merger Sub shall have performed or complied with all agreements and covenants required by this Agreement to be performed or complied with by them on or prior to the Closing Date, in each case in all material respects.

          (c)   Parent shall have delivered to the Company a certificate, signed by an executive officer of Parent and dated as of the Closing Date, certifying as to the matters set forth in Section 8.2(a) and Section 8.2(b).

          (d)   No Parent Material Adverse Effect shall have occurred since the date of this Agreement.

          (e)   The persons listed on Schedule 8.2(e) of the Company Disclosure Letter shall have resigned from all of their positions and offices with Parent, First Merger Sub and Second Merger Sub.

          (f)    Parent shall have delivered or shall stand ready to deliver all of the certificates, instruments, Contracts and other documents specified to be delivered by it hereunder, including copies of the documents to be delivered by Parent pursuant to Section 1.3(a), duly executed by Parent, First Merger Sub and Second Merger Sub, as applicable.

          (g)   The Parent Charter shall be amended and restated in the form of the Parent A&R Charter and the Parent Bylaws shall be amended and restated in the form of the Parent A&R Bylaws.

          (h)   Parent shall have made appropriate arrangements to have the Trust Account, less amounts paid and to be paid pursuant to Section 7.12, available to Parent for payment of the Closing Cash Payment Amount, the Company Transaction Costs and the Parent Transaction Costs at the Closing.

          (i)    The funds contained in the Trust Account, together with the PIPE Investment Amount, shall equal or exceed the Company's Required Funds.

        8.3    Additional Conditions to the Obligations of Parent, First Merger Sub and Second Merger Sub.     The obligations of Parent, First Merger Sub, and Second Merger Sub to consummate and effect the Mergers and the other Transactions shall be subject to the satisfaction at or prior to the Closing of each of the following conditions, any of which may be waived, in writing, exclusively by Parent:

          (a)   The Fundamental Representations of the Company shall be true and correct in all material respects (without giving effect to any limitation as to "materiality" or "Company Material Adverse Effect" or any similar limitation contain herein) on and as of the date of this Agreement and on as of the Closing Date as though made on and as of the Closing Date (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date); and all other representations and warranties of the Company set forth in Article IV hereof shall be true and correct (without giving effect to any limitation as to "materiality" or "Company Material Adverse Effect" or any similar limitation contained herein) on and as of the date of this Agreement and on as of the Closing Date as though made on and as of the Closing Date (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date), except where the failure of such representations and warranties of the Company to be so true and correct, individually or in the aggregate, has not had and is not reasonably likely to have a Company Material Adverse Effect.

          (b)   The Company shall have performed or complied with all agreements and covenants required by this Agreement to be performed or complied with by it at or prior to the Closing Date.

          (c)   The Company shall have delivered to Parent a certificate, signed by an executive officer of the Company and dated as of the Closing Date, certifying as to the matters set forth in Section 8.3(a) and Section 8.3(b).

          (d)   No Company Material Adverse Effect shall have occurred since the date of this Agreement.

          (e)   The Company or the Stockholder Representative shall have delivered, or caused to be delivered, or shall stand ready to deliver all of the certificates, instruments, Contracts and other documents specified to be delivered by it hereunder, including copies of the documents to be delivered by the Company or the Stockholder Representative pursuant to Section 1.3(b), duly executed by the Company or the Stockholder Representative, as applicable.

          (f)    The funds contained in the Trust Account, together with the PIPE Investment Amount, shall equal or exceed Parent's Required Funds.

ARTICLE IX

TERMINATION

        9.1    Termination.     This Agreement may be terminated at any time prior to the Closing:

          (a)   by mutual written agreement of Parent and the Stockholder Representative at any time;

          (b)   by either Parent or the Stockholder Representative if the Transactions shall not have been consummated by January 19, 2019 (the "Outside Date"); provided, however, that the right to terminate this Agreement under this Section 9.1(b) shall not be available to any Party whose action or failure to act has been a principal cause of or resulted in the failure of the Transactions to occur on or before such date and such action or failure to act constitutes a breach of this Agreement;

          (c)   by either Parent or the Stockholder Representative if a Governmental Entity shall have issued an Order or taken any other action, in any case having the effect of permanently restraining, enjoining or otherwise prohibiting the Transactions, including the Mergers, which Order or other action is final and nonappealable;

          (d)   by the Stockholder Representative, upon a breach of any representation, warranty, covenant or agreement set forth in this Agreement on the part of Parent, First Merger Sub or Second Merger Sub, or if any representation or warranty of Parent, First Merger Sub or Second Merger Sub shall have become untrue, in either case such that the conditions set forth in Article VIII would not be satisfied as of the time of such breach or as of the time such representation or warranty shall have become untrue; provided, that if such breach by Parent, First Merger Sub or Second Merger Sub is curable by Parent, First Merger Sub or Second Merger Sub prior to the Closing, then the Stockholder Representative must first provide written notice of such breach and may not terminate this Agreement under this Section 9.1(d) until the earlier of: (i)  30 days after delivery of written notice from the Stockholder Representative to Parent of such breach; and (ii) the Outside Date; provided, further, that each of Parent, First Merger Sub and Second Merger Sub continues to exercise commercially reasonable efforts to cure such breach (it being understood that the Stockholder Representative may not terminate this Agreement pursuant to this Section 9.1(d) if: (A) it shall have materially breached this Agreement and such breach has not been cured; or (B) if such breach by Parent, First Merger Sub or Second Merger Sub is cured during such 30-day period);

          (e)   by Parent, upon a breach of any representation, warranty, covenant or agreement set forth in this Agreement on the part of the Company or the Stockholder Representative or if any representation or warranty of the Company shall have become untrue, in either case such that the conditions set forth in Article VIII would not be satisfied as of the time of such breach or as of the time such representation or warranty shall have become untrue; provided, that if such breach is curable by the Company or the Stockholder Representative prior to the Closing, then Parent must first provide written notice of such breach and may not terminate this Agreement under this Section 9.1(e) until the earlier of: (i) 30 days after delivery of written notice from Parent to the Stockholder Representative of such breach; and (ii) the Outside Date; provided, further, that the Company or the Stockholder Representative, as applicable, continue to exercise commercially reasonable efforts to cure such breach (it being understood that Parent may not terminate this Agreement pursuant to this Section 9.1(e) if: (A) it shall have materially breached this Agreement and such breach has not been cured; or (B) if such breach by the Company is cured during such 30-day period);

          (f)    by either Parent or the Stockholder Representative, if, at the Special Meeting (including any adjournments thereof), the Parent Stockholder Matters are not duly adopted by the stockholders of Parent by the requisite vote under the DGCL and the Parent Organizational Documents;

          (g)   by the Stockholder Representative, if the Parent Stockholder Redemption results in the condition set forth in Section 8.2(i) becoming incapable of being satisfied at the Closing;

          (h)   by Parent, if the Parent Stockholder Redemption results in the condition set forth in Section 8.3(f) becoming incapable of being satisfied at the Closing; or

          (i)    by Parent, if the Company Stockholder Approval shall not have been obtained within 24 hours following the execution and delivery of this Agreement.

        9.2    Notice of Termination; Effect of Termination.

          (a)   Any termination of this Agreement under Section 9.1 above will be effective immediately upon the delivery of written notice of the terminating Party to the other Parties.

          (b)   In the event of the termination of this Agreement as provided in Section 9.1, this Agreement shall be of no further force or effect and the Transactions shall be abandoned, except for and subject to the following: (i) Section 7.4, Section 7.7, this Section 9.2, Article XI (General Provisions) and the Confidentiality Agreement shall survive the termination of this Agreement; and (ii) nothing herein shall relieve any Party from liability for any intentional breach of this Agreement or intentional fraud in the making of the representations and warranties in this Agreement.

ARTICLE X

NO SURVIVAL

        10.1    No Survival.     None of the representations, warranties, covenants or agreements in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Closing and all rights, claims and causes of action (whether in contract or in tort or otherwise, or whether at law or in equity) with respect thereto shall terminate at the Closing. Notwithstanding the foregoing, neither this Section 10.1 nor anything else in this Agreement to the contrary shall limit: (a) the survival of any covenant or agreement of the Parties which by its terms is required to be performed or complied with in whole or in part after the Closing, which covenants and agreements shall survive the Closing in accordance with their respective terms; or (b) any claim against any Person with respect to intentional fraud in the making of the representations and warranties by such Person in Article IV or Article V, as applicable. Nothing in this Section 10.1 shall limit or prohibit the rights of Parent to pursue recoveries under the R&W Insurance Policy or any other representation and warranty insurance policy.

 ARTICLE XI

GENERAL PROVISIONS

        11.1    Stockholder Representative.

          (a)   The Stockholder Representative shall act as the representative of the Company Stockholders in respect of all matters arising under this Agreement or the Transaction Agreements, and shall be authorized to act, or refrain from acting, with respect to any actions to be taken by or on behalf of any Company Stockholder or the Stockholder Representative, including to enforce any rights granted to any Company Stockholder hereunder, in each case as the Stockholder Representative believes is necessary or appropriate under this Agreement and the Transaction Agreements, for and on behalf of the Company Stockholders. The Company Stockholders shall be bound by all such actions taken by the Stockholder Representative and no Company Stockholder shall be permitted to take any such actions. The Stockholder Representative is serving as the Stockholder Representative solely for purposes of administrative convenience, and is not personally liable (except in its capacity as a Company Stockholder hereunder) for any of the obligations of the Company, any of its Subsidiaries or any of Company Stockholders hereunder, and Parent (on behalf of itself and its Affiliates) agrees that it will not look to the Stockholder Representative or the underlying assets of the Stockholder Representative for the satisfaction of any obligations of the Company, any of its Subsidiaries or any of the Company Stockholders. The Stockholder Representative shall not be liable for any error of judgment, or any action taken, suffered or omitted to be taken, in connection with the performance by the Stockholder Representative of the Stockholder Representative's duties or the exercise by the Stockholder Representative of the Stockholder Representative's rights and remedies under this Agreement or any Transaction Agreement, except in the case of its bad faith or willful misconduct. No bond shall be required of the Stockholder Representative. The Stockholder Representative may consult with legal counsel, independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts. The Stockholder Representative shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement or any Transaction Agreement. Without limiting the generality of the foregoing, the Stockholder Representative shall have the full power and authority to interpret all the terms and provisions of this Agreement and the Transaction Agreements, and to consent to any amendment hereof or thereof on behalf of all Company Stockholders and their respective successors. Parent shall be entitled to rely on all statements, representations, decisions of, and actions taken or omitted to be taken by, the Stockholder Representative relating to this Agreement or any Transaction Agreement.

          (b)   The Company Stockholders will indemnify and hold harmless the Stockholder Representative from and against any and all Losses arising out of or in connection with the Stockholder Representative's execution and performance of this Agreement and the Transaction Agreement, in each case as such Loss is suffered or incurred; provided, that in the event that any such Loss is finally adjudicated to have been directly caused by the gross negligence or willful misconduct of the Stockholder Representative, the Stockholder Representative will reimburse the Company Stockholders the amount of such indemnified Loss to the extent attributable to such gross negligence or willful misconduct. In no event will the Stockholder Representative be required to advance its own funds on behalf of the Company Stockholders or otherwise. The Company Stockholders acknowledge and agree that the foregoing indemnities will survive the resignation or removal of the Stockholder Representative or the termination of this Agreement.

          (c)   The Stockholder Representative may resign at any time by giving 30 days' notice to Parent and the Company Stockholders; provided, however, in the event of the resignation or removal of the Stockholder Representative, a new Stockholder Representative (who shall be reasonably acceptable to Parent) shall be appointed by the vote or written consent of PE Greenlight Holdings, LLC.

        11.2    Notices.     All notices and other communications hereunder shall be in writing and shall be deemed given: (a) on the date established by the sender as having been delivered personally; (b) one Business Day after being sent by a nationally recognized overnight courier guaranteeing overnight delivery; (c) on the date delivered, if delivered by email, with confirmation of transmission; or (d) on the fifth Business Day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications, to be valid, must be addressed as follows:

        if to Parent, First Merger Sub or Second Merger Sub, to:

      Gores Holdings II, Inc.
      9800 Wilshire Blvd.
      Beverly Hills, CA 90212
      Attention: Mark Stone
      E-mail: mstone@gores.com

        with a copy to:

      Weil, Gotshal & Manges LLP
      201 Redwood Shores Parkway
      Redwood Shores, CA 94065
      Attention: Kyle C. Krpata
                         James R. Griffin
      Email: kyle.krpata@weil.com / james.griffin@weil.com

        if to the Company or the Stockholder Representative to:

      c/o Platinum Equity Advisors, LLC
      360 North Crescent Drive
      Beverly Hills, CA 91210
      Attention: Eva Kalawski, Executive V.P. and General Counsel
      Email: ekalawski@platinumequity.com

        with a copy to:

      Gibson, Dunn & Crutcher LLP
      333 South Grand Avenue
      Los Angeles, CA 90071
      Attention: Matthew B. Dubeck
      Email: mdubeck@gibsondunn.com

or to such other address or to the attention of such Person or Persons as the recipient Party has specified by prior written notice to the sending Party (or in the case of counsel, to such other readily ascertainable business address as such counsel may hereafter maintain). If more than one method for sending notice as set forth above is used, the earliest notice date established as set forth above shall control.

        11.3    Interpretation.     The words "hereof," "herein," "hereinafter," "hereunder," and "hereto" and words of similar import refer to this Agreement as a whole and not to any particular section or subsection of this Agreement and reference to a particular section of this Agreement will include all subsections thereof, unless, in each case, the context otherwise requires. The definitions of the terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context shall require, any pronoun shall include the corresponding masculine, feminine and neuter forms. When a reference is made in this Agreement to an Exhibit, such reference shall be to an Exhibit to this Agreement unless otherwise indicated. When a reference is made in this Agreement to Sections or subsections, such reference shall be to a Section or subsection of this Agreement. Unless otherwise indicated the words "include," "includes" and "including" when used herein shall be deemed in each case to be followed by the words "without limitation." The words "made available" mean that the subject documents or other materials were included in and available at the "Project Vision (Private Investors)" online datasite hosted by IntraLinks at least two Business Days prior to the date of this Agreement. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. When reference is made herein to "the business of" an entity, such reference shall be deemed to include the business of all direct and indirect subsidiaries of such entity. Reference to the subsidiaries of an entity shall be deemed to include all direct and indirect subsidiaries of such entity. The word "or" shall be disjunctive but not exclusive. When calculating the period of time before which, within which or following which any act is to be done or step taken pursuant to this Agreement, the date that is the reference date in calculating such period shall be excluded and if the last day of such period is a non-Business Day, the period in question shall end on the next succeeding Business Day. References to a particular statute or regulation including all rules and regulations thereunder and any predecessor or successor statute, rule, or regulation, in each case as amended or otherwise modified from time to time. All references to currency amounts in this Agreement shall mean United States dollars.

        11.4    Counterparts; Electronic Delivery.     This Agreement, the Transaction Agreements and each other document executed in connection with the Transactions, and the consummation thereof, may be executed in one or more counterparts, all of which shall be considered one and the same document and shall become effective when one or more counterparts have been signed by each of the Parties and delivered to the other Parties, it being understood that all Parties need not sign the same counterpart. Delivery by facsimile or electronic transmission to counsel for the other Parties of a counterpart executed by a Party shall be deemed to meet the requirements of the previous sentence.

        11.5    Entire Agreement; Third Party Beneficiaries.     This Agreement, the other Transaction Agreements and any other documents and instruments and agreements among the Parties as contemplated by or referred to herein, including the Exhibits and Schedules hereto: (a) constitute the entire agreement among the Parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the Parties with respect to the subject matter hereof; and (b) other than the rights, at and after the Effective Time, of Persons pursuant to the provisions of Section 7.13 and Section 11.15 (which will be for the benefit of the Persons set forth therein), are not intended to confer upon any other Person other than the Parties any rights or remedies.

        11.6    Severability.     In the event that any term, provision, covenant or restriction of this Agreement, or the application thereof, is held to be illegal, invalid or unenforceable under any present or future Legal Requirement: (a) such provision will be fully severable; (b) this Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof; (c) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom; and (d) in lieu of such illegal, invalid or unenforceable provision, there will be added automatically as a part of this Agreement a legal, valid and enforceable provision as similar in terms of such illegal, invalid or unenforceable provision as may be possible.

        11.7    Other Remedies; Specific Performance.     Except as otherwise provided herein, prior to the Closing, any and all remedies herein expressly conferred upon a Party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such Party, and the exercise by a Party of any one remedy will not preclude the exercise of any other remedy. The Parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that each Party shall be entitled to enforce specifically the terms and provisions of this Agreement in any court of the United States or any state having jurisdiction and immediate injunctive relief to prevent breaches of this Agreement, without the necessity of proving the inadequacy of money damages as a remedy and without bond or other security being required, this being in addition to any other remedy to which they are entitled at law or in equity. Each of the Parties hereby acknowledges and agrees that it may be difficult to prove damages with reasonable certainty, that it may be difficult to procure suitable substitute performance, and that injunctive relief and/or specific performance will not cause an undue hardship to the Parties. Each of the Parties hereby further acknowledges that the existence of any other remedy contemplated by this Agreement does not diminish the availability of specific performance of the obligations hereunder or any other injunctive relief. Each Party hereby further agrees that in the event of any action by any other party for specific performance or injunctive relief, it will not assert that a remedy at law or other remedy would be adequate or that specific performance or injunctive relief in respect of such breach or violation should not be available on the grounds that money damages are adequate or any other grounds. Parent acknowledges and agrees that the Stockholder Representative shall be entitled to bring an action for specific enforcement to cause Parent to seek to enforce the provisions of the Subscription Agreements to the fullest extent permissible pursuant to such Subscription Agreements as if it were a party thereto.

        11.8    Governing Law.     This Agreement and the consummation the Transactions, and any action, suit, dispute, controversy or claim arising out of this Agreement and the consummation of the Transactions, or the validity, interpretation, breach or termination of this Agreement and the consummation of the Transactions, shall be governed by and construed in accordance with the internal law of the State of Delaware regardless of the law that might otherwise govern under applicable principles of conflicts of law thereof.

        11.9    Consent to Jurisdiction; Waiver of Jury Trial.

          (a)   Except as provided in Sections 2.11(d) and 7.15, each of the Parties irrevocably consents to the exclusive jurisdiction and venue of the courts of the State of Delaware or the federal courts located in the State of Delaware in connection with any matter based upon or arising out of this Agreement, the other Transaction Agreements and the consummation of the Transactions, agrees that process may be served upon them in any manner authorized by the laws of the State of Delaware for such Person and waives and covenants not to assert or plead any objection which they might otherwise have to such manner of service of process. Each Party and any Person asserting rights as a third-party beneficiary may do so only if he, she or it hereby waives, and shall not assert as a defense in any legal dispute, that: (a) such Person is not personally subject to the jurisdiction of the above named courts for any reason; (b) such Legal Proceeding may not be brought or is not maintainable in such court; (c) such Person's property is exempt or immune from execution; (d) such Legal Proceeding is brought in an inconvenient forum; or (e) the venue of such Legal Proceeding is improper. Each Party and any Person asserting rights as a third-party beneficiary hereby agrees not to commence or prosecute any such action, claim, cause of action or suit other than before one of the above-named courts, nor to make any motion or take any other action seeking or intending to cause the transfer or removal of any such action, claim, cause of action or suit to any court other than one of the above-named courts, whether on the grounds of inconvenient forum or otherwise. Each Party hereby consents to service of process in any such proceeding in any manner permitted by Delaware law, and further consents to service of process by nationally recognized overnight courier service guaranteeing overnight delivery, or by registered or certified mail, return receipt requested, at its address specified pursuant to Section 11.2. Notwithstanding the foregoing in this Section 11.9, any Party may commence any action, claim, cause of action or suit in a court other than the above-named courts solely for the purpose of enforcing an order or judgment issued by one of the above-named courts.

          (b)   TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW WHICH CANNOT BE WAIVED, EACH OF THE PARTIES AND ANY PERSON ASSERTING RIGHTS AS A THIRD-PARTY BENEFICIARY MAY DO SO ONLY IF HE, SHE OR IT IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT TO TRIAL BY JURY ON ANY CLAIMS OR COUNTERCLAIMS ASSERTED IN ANY LEGAL DISPUTE RELATING TO THIS AGREEMENT, EACH OTHER TRANSACTION AGREEMENTS AND THE CONSUMMATION OF THE TRANSACTIONS, AND FOR ANY COUNTERCLAIM RELATING THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING. IF THE SUBJECT MATTER OF ANY SUCH LEGAL DISPUTE IS ONE IN WHICH THE WAIVER OF JURY TRIAL IS PROHIBITED, NO PARTY NOR ANY PERSON ASSERTING RIGHTS AS A THIRD-PARTY BENEFICIARY SHALL ASSERT IN SUCH LEGAL DISPUTE A NONCOMPULSORY COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE OTHER TRANSACTION AGREEMENTS AND THE CONSUMMATION OF THE TRANSACTIONS. FURTHERMORE, NO PARTY NOR ANY PERSON ASSERTING RIGHTS AS A THIRD-PARTY BENEFICIARY SHALL SEEK TO CONSOLIDATE ANY SUCH LEGAL DISPUTE WITH A SEPARATE ACTION OR OTHER LEGAL PROCEEDING IN WHICH A JURY TRIAL CANNOT BE WAIVED.

        11.10    Rules of Construction.     Each of the Parties agrees that it has been represented by independent counsel of its choice during the negotiation and execution of this Agreement and each Party hereto and its counsel cooperated in the drafting and preparation of this Agreement and the documents referred to herein and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the Party drafting such agreement or document.

        11.11    Expenses.     Except as otherwise expressly provided in this Agreement, whether or not the Transactions are consummated, each Party will pay its own costs and expenses incurred in anticipation of, relating to and in connection with the negotiation and execution of this Agreement and the Transaction Agreements and the consummation of the Transactions.

        11.12    Assignment.     No Party may assign, directly or indirectly, including by operation of law, either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other Parties; provided, however, that in the event of a claim for intentional fraud in the making of the representations and warranties in Article IV, Parent may assign its rights hereunder to the insurer of the R&W Insurance Policy. Subject to the first sentence of this Section 11.12, this Agreement shall be binding upon and shall inure to the benefit of the Parties and their respective successors and permitted assigns.

        11.13    Amendment.     This Agreement may be amended by the Parties at any time by execution of an instrument in writing signed on behalf of each of the Parties.

        11.14    Extension; Waiver.     At any time prior to the Closing, Parent (on behalf of itself, First Merger Sub and Second Merger Sub), on the one hand, and the Stockholder Representative (on behalf of itself, the Company and the Company Stockholders) may, to the extent not prohibited by Applicable Legal Requirements: (a) extend the time for the performance of any of the obligations or other acts of the other Party; (b) waive any inaccuracies in the representations and warranties made to the other Party contained herein or in any document delivered pursuant hereto; and (c) waive compliance with any of the agreements or conditions for the benefit of such Party contained herein. Any agreement on the part of a Party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such Party. Delay in exercising any right under this Agreement shall not constitute a waiver of such right. In the event any provision of any of the other Transaction Agreement in any way conflicts with the provisions of this Agreement (except where a provision therein expressly provides that it is intended to take precedence over this Agreement), this Agreement shall control.

        11.15    No Recourse.     Notwithstanding anything that may be expressed or implied in this Agreement, this Agreement may only be enforced against, and any Legal Proceeding for breach of this Agreement may only be made against, the entities that are expressly identified herein as Parties to this Agreement, and no Related Party of a Party shall have any liability for any liabilities or obligations of the Parties for any Legal Proceeding (whether in tort, contract or otherwise) for breach of this Agreement or in respect of any oral representations made or alleged to be made in connection herewith. No Party shall have any right of recovery in respect hereof against any Related Party of a Party and no personal liability shall attach to any Related Party of a Party through such Party, whether by or through attempted piercing of the corporate veil, by the enforcement of any judgment, fine or penalty or by virtue of any Legal Requirement or otherwise. The provisions of this Section 11.15 are intended to be for the benefit of, and enforceable by the Related Parties of the Parties and each such Person shall be a third-party beneficiary of this Section 11.15. This Section 11.15 shall be binding on all successors and assigns of Parties.

        11.16    Legal Representation.     Parent hereby agrees on behalf of its directors, members, partners, officers, employees and Affiliates (including after the Closing, the Company), and each of their respective successors and assigns (all such parties, the "Waiving Parties"), that Gibson, Dunn & Crutcher LLP (or any successor) may represent the Company Stockholders or any of their respective directors, members, partners, officers, employees or Affiliates (other than the Company) (collectively, the "ATS Group"), in each case, in connection with any Legal Proceeding or obligation arising out of or relating to this Agreement, any Transaction Agreement or the Transactions, notwithstanding its representation (or any continued representation) of the Group Companies or other Waiving Parties, and each of Parent and the Company on behalf of itself and the Waiving Parties hereby consents thereto and irrevocably waives (and will not assert) any conflict of interest, breach of duty or any other objection arising therefrom or relating thereto. Parent and the Company acknowledge that the foregoing provision applies whether or not Gibson, Dunn & Crutcher LLP provides legal services to any Group Companies after the Closing Date. Each of Parent and the Company, for itself and the Waiving Parties, hereby further irrevocably acknowledges and agrees that all communications, written or oral, between any Group Company or any member of the ATS Group and its counsel, including Gibson, Dunn & Crutcher LLP, made in connection with the negotiation, preparation, execution, delivery and performance under, or any dispute or Legal Proceeding arising out of or relating to, this Agreement, any Transaction Agreements or the Transactions, or any matter relating to any of the foregoing, are privileged communications that do not pass to the Company notwithstanding the Mergers, and instead survive, remain with and are controlled by the ATS Group (the "Privileged Communications"), without any waiver thereof. Parent and the Company, together with any of their respective Affiliates, Subsidiaries, successors or assigns, agree that no Person may use or rely on any of the Privileged Communications, whether located in the records or email server of the Company or otherwise (including in the knowledge or the officers and employees of the Company), in any Legal Proceeding against or involving any of the Parties after the Closing, and Parent and the Company agree not to assert that any privilege has been waived as to the Privileged Communications, whether located in the records or email server of the Company or otherwise (including in the knowledge of the officers and employees of the Company).

        11.17    Disclosure Letters and Exhibits.     The Company Disclosure Letter and Parent Disclosure Letter shall each be arranged in separate parts corresponding to the numbered and lettered sections and subsections contained in this Agreement, and the information disclosed in any numbered or lettered part shall be deemed to relate to and to qualify only the particular representation or warranty set forth in the corresponding numbered or lettered Section or subsection of this Agreement, except to the extent that: (a) such information is cross-referenced in another part of the Company Disclosure Letter or Parent Disclosure Letter, as applicable; or (b) it is reasonably apparent on the face of the disclosure (without reference to any document referred to therein or any independent knowledge on the part of the reader regarding the matter disclosed) that such information qualifies another representation and warranty of the Company or Parent, as applicable, in this Agreement. Certain information set forth in the Company Disclosure Letter and Parent Disclosure Letter is or may be included solely for informational purposes, is not an admission of liability with respect to the matters covered by the information, and may not be required to be disclosed pursuant to this Agreement. The specification of any dollar amount in the representations and warranties contained in this Agreement or the inclusion of any specific item in the Company Disclosure Letter and Parent Disclosure Letter is not intended to imply that such amounts (or higher or lower amounts) are or are not material, and no Party shall use the fact of the setting of such amounts or the fact of the inclusion of any such item in the Company Disclosure Letter or Parent Disclosure Letter in any dispute or controversy between the Parties as to whether any obligation, item, or matter not described herein or included in Company Disclosure Letter or the Parent Disclosure Letter is or is not material for purposes of this Agreement.

[Signature Page Follows]

        IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as of the date first written above.

GORES HOLDINGS II, INC.
By:	/s/ MARK STONE
	Name:	Mark Stone
	Title:	Chief Executive Officer
AM MERGER SUB I, INC.
By:	/s/ MARK STONE
	Name:	Mark Stone
	Title:	Chief Executive Officer
AM MERGER SUB II, LLC
By:	/s/ MARK STONE
	Name:	Mark Stone
	Title:	Chief Executive Officer
GREENLIGHT HOLDING II CORPORATION
By:	/s/ MARY ANN SIGLER
	Name:	Mary Ann Sigler
	Title:	President and Treasurer
PE GREENLIGHT HOLDINGS, LLC
By:	/s/ MARY ANN SIGLER
	Name:	Mary Ann Sigler
	Title:	President and Treasurer

[SIGNATURE PAGE TO AGREEMENT AND PLAN OF MERGER]

SCHEDULE A

DEFINED TERMS

        1.1.    Defined Terms.     Terms defined in this Agreement are organized alphabetically as follows, together with the Section and, where applicable, paragraph, number in which definition of each such term is located:

"A&R Registration Rights Agreement"	Recitals
"Acceleration Event"	Section 3.2
"Additional Non-Stock Consideration"	Section 2.11(i)
"Additional Parent SEC Reports"	Section 5.7(a)
"Adjustment Escrow Account"	Section 2.10
"Adjustment Escrow Amount"	Section 2.10
"Adjustment Notice of Objection"	Section 2.11(c)
"Adjustment Per Share Price"	Schedule A, Section 1.2
"Adjustment Review Period"	Section 2.11(c)
"Adjustment Statement"	Section 2.11(b)
"Affiliate"	Schedule A, Section 1.2
"Aggregate Consideration"	Section 2.11(i)
"Agreement"	Preamble
"Applicable Legal Requirements"	Recitals
"Approvals"	Section 4.6
"ATS Audited Financial Statements"	Schedule A, Section 1.2
"ATS Financial Statements"	Section 4.8(a)
"ATS Unaudited Financial Statements"	Schedule A, Section 1.2
"Bank of America"	Schedule A, Section 1.2
"Base Value"	Schedule A, Section 1.2
"Business Day"	Schedule A, Section 1.2
"Cash and Cash Equivalents"	Schedule A, Section 1.2
"Cash Consideration Stockholders"	Schedule A, Section 1.2
"Certificate"	Section 2.7(a)
"Certificates of Merger"	Section 1.4(e)
"Certifications"	Section 5.7(a)
"Change in Recommendation"	Section 7.1(b)
"Change of Control"	Schedule A, Section 1.2
"Charter Documents"	Section 4.1
"Closing"	Section 1.1
"Closing Cash Payment Amount"	Schedule A, Section 1.2
"Closing Consideration"	Section 2.9(a)
"Closing Date"	Section 1.1
"Closing Form 8-K"	Section 7.3(c)
"Closing Number of Securities"	Schedule A, Section 1.2
"Closing Press Release"	Section 7.3(c)
"Closing Rollover Indebtedness Amount"	Schedule A, Section 1.2
"Closing Securities Payment Amount"	Schedule A, Section 1.2
"Closing Working Capital"	Schedule A, Section 1.2
"Code"	Section 2.11(a)
"Common Share Price"	Schedule A, Section 1.2
"Communications Plan"	Section 7.4(b)
"Company"	Preamble
"Company Business Combination"	Section 7.11

"Company Cash"	Schedule A, Section 1.2
"Company Charter"	Recitals
"Company Common Stock"	Schedule A, Section 1.2
"Company Disclosure Letter"	Article IV Preamble
"Company IT Systems"	Section 4.18(h)
"Company Leased Properties"	Section 4.14(b)
"Company Material Adverse Effect"	Schedule A, Section 1.2
"Company Material Contract"	Section 4.20(a)
"Company Real Property Leases"	Section 4.14(b)
"Company Registered Intellectual Property"	Section 4.18(a)
"Company Regulatory Permit"	Schedule A, Section 1.2
"Company Stockholder"	Schedule A, Section 1.2
"Company Stockholder Approval"	Recitals
"Company Stockholder Released Parties"	Section 7.24(a)
"Company Subsidiaries"	Section 4.2(a)
"Company Transaction Costs"	Schedule A, Section 1.2
"Company Transaction Costs Adjustment Amount"	Schedule A, Section 1.2
"Company's Required Funds"	Schedule A, Section 1.2
"Confidentiality Agreement"	Schedule A, Section 1.2
"Continental"	Section 5.14(a)
"Contract"	Schedule A, Section 1.2
"Copyrights"	Schedule A, Section 1.2
"Current Assets"	Schedule A, Section 1.2
"Current Liabilities"	Schedule A, Section 1.2
"D&O Indemnified Party"	Section 7.13(a)
"D&O Tail"	Section 7.13(b)
"Deleveraging Amount"	Schedule A, Section 1.2
"DGCL"	Recitals
"DLLCA"	Recitals
"Earn Out Period"	Schedule A, Section 1.2
"Earn Out Shares"	Section 3.1(a)
"Effective Time"	Section 2.1
"Employee Benefit Plan"	Schedule A, Section 1.2
"Environmental Law"	Schedule A, Section 1.2
"EPC Financial Statements"	Section 4.8(a)
"EPC Purchase Agreement"	Schedule A, Section 1.2
"EPC Subsidiaries"	Schedule A, Section 1.2
"ERISA Affiliate"	Schedule A, Section 1.2
"Escrow Agent"	Schedule A, Section 1.2
"Escrow Agreement"	Section 2.10
"Estimated Adjustment Statement"	Section 2.11(a)
"Estimated Closing Working Capital"	Section 2.11(a)
"Estimated Closing Working Capital Adjustment Amount"	Schedule A, Section 1.2
"Estimated Company Cash"	Section 2.11(a)
"Estimated Company Transaction Costs Adjustment Amount"	Section 2.11(a)
"Estimated Merger Consideration"	Schedule A, Section 1.2
"Estimated Rollover Indebtedness Amount"	Section 2.11(a)
"Exchange Act"	Schedule A, Section 1.2
"Exchange Agent"	Section 2.9(a)

"Exchange Fund"	Section 2.9(c)
"Excluded Share"	Section 2.7(d)
"Existing Credit Agreements"	Schedule A, Section 1.2
"Existing Credit Agreement Consents"	Schedule A, Section 1.2
"Final Adjustment Amounts"	Section 2.11(e)
"Final Closing Working Capital"	Section 2.11(e)
"Final Closing Working Capital Adjustment Amount"	Schedule A, Section 1.2
"Final Company Cash"	Section 2.11(e)
"Final Company Transaction Costs Adjustment Amount"	Section 2.11(e)
"Final Merger Consideration"	Schedule A, Section 1.2
"Final Rollover Indebtedness Amount"	Section 2.11(e)
"Financial Statements"	Section 4.8(a)
"First Certificate of Merger"	Section 1.4(d)
"First Merger"	Recitals
"First Merger Sub"	Preamble
"First Merger Sub Common Stock"	Section 5.3(b)
"Fully Diluted Company Shares"	Schedule A, Section 1.2
"Fundamental Representations"	Schedule A, Section 1.2
"Government Contracts"	Section 4.7
"Governmental Action/Filing"	Schedule A, Section 1.2
"Governmental Entity"	Schedule A, Section 1.2
"Group Companies"	Schedule A, Section 1.2
"Hazardous Substance"	Schedule A, Section 1.2
"HSR Act"	Section 4.5(b)
"HTA Final Tax Adjustment Statement"	Schedule A, Section 1.2
"HTA Financial Statements"	Section 4.8(a)
"HTA Purchase Agreement"	Schedule A, Section 1.2
"HTA Purchase Price Allocation"	Section 7.15(d)
"HTA Subsidiaries"	Schedule A, Section 1.2
"HTA Tax Adjustment Amount"	Schedule A, Section 1.2
"HTA Tax Adjustment Amount Escrow"	Schedule A, Section 1.2
"Inbound License"	Section 4.20(a)(xv)
"Indebtedness"	Schedule A, Section 1.2
"Independent Appraiser"	Schedule A, Section 1.2
"Independent Expert"	Section 2.11(d)
"Insider"	Section 4.22
"Insurance Policies"	Section 4.21
"Intellectual Property"	Schedule A, Section 1.2
"Investor Representation Letter"	Recitals
"Investor Rights Agreement"	Recitals
"JOBS Act"	Section 7.19
"Knowledge"	Schedule A, Section 1.2
"Legal Proceeding"	Schedule A, Section 1.2
"Legal Requirements"	Schedule A, Section 1.2
"Licensed Intellectual Property"	Schedule A, Section 1.2
"Lien"	Schedule A, Section 1.2
"Losses"	Schedule A, Section 1.2
"Lower Band Amount"	Schedule A, Section 1.2
"Material Customer"	Section 4.20(a)(ii)
"Material Supplier"	Section 4.20(a)(ii)

"Mergers"	Recitals
"Nasdaq"	Section 5.12
"Non-Stock Consideration"	Section 2.11(i)
"Non-Voting Common Stock"	Section 4.3(a)
"Order"	Schedule A, Section 1.2
"Outside Date"	Section 9.1(b)
"Owned Intellectual Property"	Schedule A, Section 1.2
"Parent"	Preamble
"Parent A&R Bylaws"	Recitals
"Parent A&R Charter"	Recitals
"Parent Business Combination"	Section 7.11
"Parent Cash"	Schedule A, Section 1.2
"Parent Class A Stock"	Section 5.3(a)
"Parent Class F Stock"	Section 5.3(a)
"Parent Disclosure Letter"	Article V
"Parent Financing Certificate"	Section 1.2
"Parent Material Contracts"	Section 5.11
"Parent Material Adverse Effect"	Schedule A, Section 1.2
"Parent Organizational Documents"	Schedule A, Section 1.2
"Parent Preferred Stock"	Section 5.3(a)
"Parent Recommendation"	Recitals
"Parent Released Parties"	Section 7.24(b)
"Parent SEC Reports"	Section 5.7(a)
"Parent Shares"	Section 5.3(a)
"Parent Stockholder Matters"	Section 7.1(a)(i)
"Parent Stockholder Redemption"	Section 7.1(a)(i)
"Parent Transaction Costs"	Schedule A, Section 1.2
"Parent Units"	Schedule A, Section 1.2
"Parent Warrants"	Section 5.3(a)
"Parent's Required Funds"	Schedule A, Section 1.2
"Parties"	Preamble
"Participation Plan"	Recitals
"Participation Plan Costs"	Schedule A, Section 1.2
"Participation Plan Release"	Recitals
"Patents"	Schedule A, Section 1.2
"Performance Unit"	Section 4.3(c)
"Permitted Lien"	Schedule A, Section 1.2
"Person"	Schedule A, Section 1.2
"Personal Information"	Schedule A, Section 1.2
"PIPE Investment"	Recitals
"PIPE Investment Amount"	Section 5.13
"PIPE Investors"	Section 5.13
"Plan/Plans"	Section 4.12(a)
"Pre-Closing Tax Period"	Schedule A, Section 1.2
"Privacy Laws"	Schedule A, Section 1.2
"Private Placement Warrants"	Section 5.3(a)
"Privileged Communications"	Section 11.16
"Pro Rata Cash Share"	Schedule A, Section 1.2
"Pro Rata Share"	Schedule A, Section 1.2
"Pro Rata Stock Share"	Schedule A, Section 1.2
"Proxy Clearance Date"	Section 7.1(a)(i)

"Proxy Statement"	Section 7.1(a)
"Public Warrants"	Section 5.3(a)
"R&W Insurance Policy"	Schedule A, Section 1.2
"R&W Insurance Policy Cost"	Schedule A, Section 1.2
"Related Parties"	Schedule A, Section 1.2
"Registered Intellectual Property"	Schedule A, Section 1.2
"Representatives"	Section 7.11
"Restricted Cash"	Schedule A, Section 1.2
"Returns"	Section 4.15(a)
"Rollover Indebtedness"	Schedule A, Section 1.2
"SEC"	Schedule A, Section 1.2
"Second Certificate of Merger"	Section 1.4(e)
"Second Effective Time"	Section 2.1
"Second Merger"	Recitals
"Second Merger Sub"	Preamble
"Securities Act"	Schedule A, Section 1.2
"Signing Form 8-K"	Section 7.3(a)
"Signing Press Release"	Section 7.3(b)
"Special Meeting"	Section 7.1(b)
"Sponsor"	Schedule A, Section 1.2
"Stock Consideration Stockholders"	Schedule A, Section 1.2
"Stockholder Consent and Joinder"	Recitals
"Stockholder Representative"	Preamble
"Subscription Agreements"	Section 5.13
"Subsidiary"	Schedule A, Section 1.2
"Surrender Documentation"	Section 2.9(d)
"Surviving Corporation"	Recitals
"Surviving Entity"	Recitals
"Target Company Transaction Costs"	Schedule A, Section 1.2
"Target Rollover Indebtedness"	Schedule A, Section 1.2
"Target Working Capital"	Schedule A, Section 1.2
"Tax Claim"	Section 7.15(a)
"Tax Overpayment/Underpayment Amount"	Schedule A, Section 1.2
"Tax Receivable Agreement"	Recitals
"Tax Return"	Schedule A, Section 1.2
"Tax/Taxes"	Schedule A, Section 1.2
"Total Consideration"	Section 2.6(a)
"Trademarks"	Schedule A, Section 1.2
"Trade Secrets"	Schedule A, Section 1.2
"Transaction Agreements"	Schedule A, Section 1.2
"Transactions"	Schedule A, Section 1.2
"Treasury Regulations"	Schedule A, Section 1.2
"Triggering Event I"	Schedule A, Section 1.2
"Triggering Event II"	Schedule A, Section 1.2
"Triggering Event III"	Schedule A, Section 1.2
"Triggering Event IV"	Schedule A, Section 1.2
"Triggering Events"	Schedule A, Section 1.2
"Trust Agreement"	Section 5.14
"Trust Account"	Section 5.14
"Trust Termination Letter"	Section 7.5
"U.K. GAAP"	Section 4.8(a)

"U.S. GAAP"	Section 4.8(a)
"U.S. GAAP Financial Statements"	Section 4.8(a)
"Upper Band Amount"	Schedule A, Section 1.2
"Voting Common Stock"	Section 4.3(a)
"Waiving Parties"	Section 11.16
"Waived 280G Benefits"	Section 7.14
"WARN"	Section 4.13(d)
"Within the Band Amount"	Schedule A, Section 1.2

        1.2.    Additional Terms.     For purposes of this Agreement, the following capitalized terms have the following meanings:

        "Adjustment Per Share Price" shall mean, with respect to adjustments made as of any date, the average of the daily the volume weighted average closing sale price of one share of Parent Class A Stock as reported on the Nasdaq (or the exchange on which the shares of Parent Class A Stock are then listed) for the 10 trading days immediately before prior to such date.

        "Affiliate" shall mean, as applied to any Person, any other Person directly or indirectly controlling, controlled by or under direct or indirect common control with, such Person. For purposes of this definition, "control" (including with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

        "Bank of America" shall mean Bank of America, N.A., a national banking association.

        "Base Value" shall mean an amount equal to $2,279,000,000.

        "Business Day" shall mean any day other than a Saturday, a Sunday or other day on which commercial banks in New York, New York are authorized or required by Legal Requirements to close.

        "Cash and Cash Equivalents" shall mean cash and cash equivalents, including checks, money orders, marketable securities, short-term instruments, negotiable instruments, funds in time and demand deposits or similar accounts on hand, in lock boxes, in financial institutions or elsewhere, together with all accrued but unpaid interest thereon, and all bank, brokerage or other similar accounts. For the avoidance of doubt, the amount of Cash and Cash Equivalents as of any given time shall be: (a) decreased by any Restricted Cash; and (b) increased by any deposits in transit as of such time that have not yet cleared, but shall not be decreased by any checks, drafts and wires issued as of such time that have not yet cleared (which shall be Current Liabilities).

        "Cash Consideration Stockholders" shall mean PE Greenlight Holdings, LLC.

        "Change of Control" shall mean any transaction or series of transactions the result of which is: (a) the acquisition by any Person or "group" (as defined in the Exchange Act) of Persons of direct or indirect beneficial ownership of securities representing 50% or more of the combined voting power of the then outstanding securities of Parent; (b) a merger, consolidation, reorganization or other business combination, however effected, resulting in any Person or "group" (as defined in the Exchange Act) acquiring at least 50% of the combined voting power of the then outstanding securities of Parent or the surviving Person outstanding immediately after such combination; or (c) a sale of all or substantially all of the assets of Parent.

        "Closing Cash Payment Amount" shall mean an amount equal to: (a) Parent Cash as of the Closing (after giving effect to any payments to be made in connection with the Parent Stockholder Redemption); minus (b) the Parent Transaction Costs, to the extent not paid prior to the Closing; minus (c) the Deleveraging Amount; minus (d) the Participation Plan Costs.

        "Closing Number of Securities" shall mean the number of shares of Parent Class A Stock equal to: (a) the Closing Securities Payment Amount; divided by (b) $10.

        "Closing Rollover Indebtedness Amount" shall mean, as of 12:01 a.m., Eastern Time, on the Closing Date, the aggregate amount of the Rollover Indebtedness.

        "Closing Securities Payment Amount" shall mean an amount equal to: (a) the Estimated Merger Consideration; minus (b) the Closing Cash Payment Amount.

        "Closing Working Capital" shall mean, as of 12:01 a.m., Eastern Time, on the Closing Date: (a) the aggregate amount of Current Assets; less (b) the aggregate amount of Current Liabilities, in each case, as calculated in accordance with U.S. GAAP and prepared using the format and accounting principles, methodologies and policies set forth on Schedule B.

        "Code" shall mean the Internal Revenue Code of 1986, as amended.

        "Common Share Price" shall mean the share price equal to the volume weighted average closing sale price of one share of Parent Class A Stock as reported on Nasdaq (or the exchange on which the shares of Parent Class A Stock are then listed) for a period of at least 10 days out of 20 consecutive trading days ending on the trading day immediately prior to the date of determination (as adjusted as appropriate to reflect any stock splits, reverse stock splits, stock dividends (including any dividend or distribution of securities convertible into Parent Class A Stock), extraordinary cash dividend (which adjustment shall be subject to the reasonable mutual agreement of Parent and the Stockholder Representative), reorganization, recapitalization, reclassification, combination, exchange of shares or other like change or transaction with respect to Parent Class A Stock).

        "Company Cash" shall mean, as of 12:01 a.m., Eastern Time, on the Closing Date, an amount equal to all Cash and Cash Equivalents of the Group Companies, and not including amounts funded into the HTA Tax Adjustment Amount Escrow in accordance with Section 7.16.

        "Company Common Stock" shall mean the shares of common stock, par value $0.01 per share, of the Company.

        "Company Material Adverse Effect" shall mean any change, event, or occurrence, that, individually or when aggregated with other changes, events, or occurrences: (a) has had a materially adverse effect on the business, assets, financial condition or results of operations of the Group Companies, taken as a whole; or (b) is reasonably likely to prevent or materially delay the ability of the Company to consummate the Transactions; provided, however, that no change, event, occurrence or effect arising out of or related to any of the following, alone or in combination, shall be taken into account in determining whether a Company Material Adverse Effect pursuant to clause (a) has occurred: (i) acts of war, sabotage, civil unrest or terrorism, or any escalation or worsening of any such acts of war, sabotage, civil unrest or terrorism, or changes in global, national, regional, state or local political or social conditions; (ii) earthquakes, hurricanes, tornados, pandemics or other natural or man-made disasters; (iii) changes attributable to the public announcement or pendency of the Transactions (including the impact thereof on relationships with customers, suppliers, employees or Governmental Entities); (iv) changes or proposed changes in Applicable Legal Requirements, regulations or interpretations thereof or decisions by courts or any Governmental Entity after the date of this Agreement; (v) changes or proposed changes in U.S. GAAP (or any interpretation thereof) after the date of this Agreement; (vi) any downturn in general economic conditions, including changes in the credit, debt, securities, financial, capital or reinsurance markets (including changes in interest or exchange rates, prices of any security or market index or commodity or any disruption of such markets), in each case, in the United States or anywhere else in the world; (vii) events or conditions generally affecting the industries and markets in which the Company operates; (viii) any failure to meet any projections, forecasts, guidance, estimates, milestones, budgets or financial or operating predictions of revenue, earnings, cash flow or cash position, provided that this clause (viii) shall not prevent a determination that any change, event, or occurrence underlying such failure has resulted in a Company Material Adverse Effect; or (ix) any actions required to be taken, or required not to be taken, pursuant to the terms of this Agreement; provided, however, that if a change or effect related to clauses (iv) through (vii) disproportionately adversely affects the Group Companies, taken as a whole, compared to other Persons operating in the same industry as the Group Companies, then such disproportionate impact may be taken into account in determining whether a Company Material Adverse Effect has occurred.

        "Company Stockholder" shall mean a holder of a share of Company Common Stock issued and outstanding immediately prior to the Effective Time.

        "Company Transaction Costs" shall mean all fees, costs and expenses of the Group Companies, in each case, incurred prior to and through the Closing Date in connection with the negotiation, preparation and execution of this Agreement, the other Transaction Agreements and the consummation of the Transactions, including: (a) all bonuses, change in control payments (other than the Participation Plan Costs), severance payments, retirement payments, retention or similar payments or success fees payable in connection with or anticipation of the consummation of the Transactions, and the employer portion of payroll Taxes payable as a result of the foregoing amounts; (b) all transaction, deal, brokerage, financial advisory or any similar fees payable in connection with or anticipation of the consummation of the Transactions; and (c) all costs, fees and expenses related to the D&O Tail.

        "Company Transaction Costs Adjustment Amount" shall mean the amount (which may be positive or negative) equal to: (a) the amount (which shall be positive) by which Company Transaction Costs exceed the Target Company Transaction Costs; minus (b) the amount of any Company Transaction Costs paid by the Company prior to the Closing.

        "Company's Required Funds" shall mean an amount equal to $600,000,000.

        "Confidentiality Agreement" shall mean that certain Confidentiality Agreement, dated March 21, 2018, by and between The Gores Group, LLC and Platinum Equity Advisors, LLC, as amended and joined from time to time.

        "Contract" shall mean any contract, subcontract, agreement, indenture, note, bond, loan or credit agreement, instrument, installment obligation, lease, mortgage, deed of trust, license, sublicense, commitment, power of attorney, guaranty or other legally binding commitment, arrangement, understanding or obligation, whether written or oral, in each case, as amended and supplemented from time to time and including all schedules, annexes and exhibits thereto.

        "Current Assets" shall mean the current assets of the Group Companies as determined in accordance with the classifications and line items shown on Schedule B. For the avoidance of doubt, Current Assets shall exclude any Cash and Cash Equivalents, any Restricted Cash, current income Tax assets and deferred Tax assets.

        "Current Liabilities" shall mean the current liabilities of the Group Companies, as determined in accordance with the classifications and line items shown on Schedule B. For the avoidance of doubt, Current Liabilities shall exclude any Rollover Indebtedness, any Company Transaction Costs, any Participation Plan Costs, any liabilities related to any Restricted Cash, current income Tax liabilities and deferred Tax liabilities and any HTA Tax Adjustment Amount.

        "Deleveraging Amount" shall mean: (a) the Estimated Rollover Indebtedness Amount; minus (b) the Target Rollover Indebtedness; minus (c) the Estimated Company Cash.

        "Earn Out Period" shall mean the time period between the Closing Date and the five-year anniversary of the Closing Date.

        "Employee Benefit Plan" shall mean each "employee benefit plan" (within the meaning of Section 3(3) of ERISA) and each other retirement, supplemental retirement, deferred compensation, employment, bonus, incentive compensation, stock purchase, employee stock ownership, equity-based, severance, change in control, employee loan, retiree medical or life insurance, educational, employee assistance, fringe benefit and all other employee benefit plan, policy, agreement, program or arrangement, whether or not subject to ERISA, whether formal or informal, oral or written, which any Group Company sponsors or maintains for the benefit of its current or former employees, individuals who provide services and are compensated as individual independent contractors or directors, or with respect to which any Group Company has any direct or indirect present or future liability.

        "Environmental Law" shall mean any federal, state, local or foreign law, regulation, order, decree, permit, authorization, opinion, common law or agency requirement relating to: (a) the protection, investigation or restoration of the environment, health and safety (concerning exposure to Hazardous Substances), or natural resources; (b) the handling, use, presence, disposal, release or threatened release of any Hazardous Substance; or (c) noise, odor, wetlands, pollution, contamination or any injury or threat of injury to persons or property, and shall include, but not be limited to, federal statues known as the Clean Air Act, Clean Water Act, Comprehensive Environmental Response, Compensation and Liability Act, Emergency Planning and Community Right-to-Know Act, Endangered Species Act, Hazardous Materials Transportation Act, Migratory Bird Treaty Act, National Environmental Policy Act, Occupational Safety and Health Act, Oil Pollution Act of 1990, Resource Conservation and Recovery Act, Safe Drinking Water Act, and Toxic Substances Control Act.

        "EPC Purchase Agreement" shall mean that certain Share Purchase Agreement, dated as of April 6, 2018, by and among the Company, EPC Holdco Limited and Watrium AS.

        "EPC Subsidiaries" shall mean Euro Parking Collection plc, a public limited company with registered number 03515275, whose registered office is at Unit 6, Shepperton House, 83-93 Shepperton Road, London, N1 3DF and its Subsidiaries.

        "ERISA Affiliate" shall mean any trade or business (whether or not incorporated) that, together with the Company or any of its subsidiaries is treated as a single employer under Section 414 of the Code.

        "Escrow Agent" shall mean Deutsche Bank Trust Company Americas, or such other escrow agent as is mutually agreed upon by Parent and the Company.

        "Estimated Closing Working Capital Adjustment Amount" shall mean if: (a) Estimated Closing Working Capital is Within the Band Amount, $0; (b) Estimated Closing Working Capital is less than the Lower Band Amount, the amount (which shall be negative) equal to: (i) the Estimated Closing Working Capital; minus (ii) Target Working Capital; and (c) Estimated Closing Working Capital is greater than the Upper Band Amount, the amount (which shall be positive) equal to: (i) Estimated Closing Working Capital; minus (ii) Target Working Capital.

        "Estimated Merger Consideration" shall mean an amount equal to: (a) the Base Value; plus (b) the Estimated Closing Working Capital Adjustment Amount; plus (c) the Estimated Company Cash; plus (d) the Estimated Tax Overpayment/Underpayment Amount; minus (e) the Estimated Rollover Indebtedness Amount; minus (f) the Estimated Company Transaction Costs Adjustment Amount; minus (g) the Participation Plan Costs.

        "Exchange Act" shall mean the United States Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

        "Existing Credit Agreement Consents" shall mean effective consents, waivers or amendments under and in accordance with the terms of each of the Existing Credit Agreements, which consents, waivers or amendments shall be in form and substance reasonably satisfactory to Parent and shall expressly permit the Transactions.

        "Existing Credit Agreements" shall mean: (a) the First Lien Term Loan Credit Agreement, dated as of March 1, 2018, among Greenlight Acquisition Corporation, a Delaware corporation, ATS Consolidated Inc., a Delaware corporation, American Traffic Solutions, Inc., a Kansas corporation, and Lasercraft, Inc., a Georgia corporation, the lenders party thereto from time to time, and Bank of America, as the administrative agent and the collateral agent; (b) the Second Lien Term Loan Credit Agreement, dated as of March 1, 2018, among Greenlight Acquisition Corporation, a Delaware corporation, ATS Consolidated Inc., a Delaware corporation, American Traffic Solutions, Inc., a Kansas corporation, and Lasercraft, Inc., a Georgia corporation, the lenders party thereto from time to time, and Bank of America, as the administrative agent and the collateral agent; and (c) the Revolving Credit Agreement, dated as of March 1, 2018, among Greenlight Acquisition Corporation, a Delaware corporation, ATS Consolidated Inc., a Delaware corporation, the other Borrowers (for this purpose only, as defined therein) party thereto from time to time, the lenders party thereto from time to time, and Bank of America, as the administrative agent and the collateral agent, in the case of each of the foregoing (a), (b) and (c), as amended or otherwise modified on or prior to the date hereof and as further amended or otherwise modified following the date hereof in accordance with the terms hereof;

        "Final Closing Working Capital Adjustment Amount" shall mean if: (a) Final Closing Working Capital is Within the Band Amount, $0; (b) Final Closing Working Capital is less than the Lower Band Amount, the amount (which shall be negative) equal to: (i) the Final Closing Working Capital; minus (ii) Target Working Capital; and (c) Final Closing Working Capital is greater than the Upper Band Amount, the amount (which shall be positive) equal to: (i) Final Closing Working Capital; minus (ii) Target Working Capital.

        "Final Merger Consideration" shall mean an amount equal to: (a) the Base Value; plus (b) the Final Closing Working Capital Adjustment Amount; plus (c) the Final Company Cash; plus (d) the Final Tax Overpayment/Underpayment Amount; minus (e) the Final Rollover Indebtedness Amount; minus (f) the Final Company Transaction Costs Adjustment Amount; minus (g) the Participation Plan Costs.

        "Fully Diluted Company Shares" shall mean the total number of issued and outstanding shares of Company Common Stock, but excluding any Excluded Shares.

        "Fundamental Representations" shall mean: (a) in the case of the Company, the representations and warranties contained in Section 4.1 (Organization and Qualification); Section 4.3 (Capitalization); Section 4.4 (Authority Relative to this Agreement); and Section 4.17 (Brokers; Third Party Expenses); and (b) in the case of Parent, the representations and warranties contained in Section 5.1 (Organization and Qualification); Section 5.2 (Parent Subsidiaries); Section 5.3 (Capitalization); Section 5.4 (Authority Relative to this Agreement); and Section 5.10 (Business Activities).

        "Governmental Action/Filing" shall mean any franchise, license, certificate of compliance, authorization, consent, order, permit, approval, consent or other action of, or any filing, registration or qualification with, any federal, state, municipal, foreign or other governmental, administrative or judicial body, agency or authority.

        "Governmental Entity" shall mean: (a) any federal, provincial, state, local, municipal, national or international court, governmental commission, government or governmental authority, department, regulatory or administrative agency, board, bureau, agency or instrumentality, tribunal, arbitrator or arbitral body (public or private), or similar body; (b) any self-regulatory organization; or (c) any political subdivision of any of the foregoing.

        "Group Companies" shall mean the Company and all of its direct and indirect Subsidiaries.

        "Hazardous Substance" shall mean any substance that is: (a) listed, classified or regulated pursuant to any Environmental Law; (b) any petroleum product or by-product, asbestos-containing material, lead-containing paint or plumbing, polychlorinated biphenyls, radioactive materials or radon; or (c) any other substance which is the subject of regulatory action by any Governmental Entity pursuant to any Environmental Law.

        "HTA Final Tax Adjustment Statement" shall mean the Final Tax Adjustment Statement as such term is defined in the HTA Purchase Agreement.

        "HTA Purchase Agreement" shall mean that certain Unit Purchase Agreement, dated as of February 3, 2018, by and among the Company, HTA Holdings, Inc. and the other parties thereto.

        "HTA Subsidiaries" shall mean Highway Toll Administration, LLC, a New York limited liability company, and its Subsidiaries and Canadian Highway Toll Administration, LTD, a British Columbia corporation.

        "HTA Tax Adjustment Amount" shall mean the Tax Adjustment Amount as such term is defined in the HTA Purchase Agreement.

        "HTA Tax Adjustment Amount Escrow" shall mean the Tax Adjustment Amount Escrow as such term is defined in the HTA Purchase Agreement.

        "Indebtedness" shall mean any of the following: (a) any indebtedness for borrowed money; (b) any obligations evidenced by bonds, debentures, notes or other similar instruments; (c) any obligations to pay the deferred purchase price of property or services, except trade accounts payable and other current liabilities and, for the avoidance of doubt, the HTA Tax Adjustment Amount; (d) any obligations as lessee under capitalized leases; (e) any obligations, contingent or otherwise, under acceptance, letters of credit or similar facilities to the extent drawn; (f) any guaranty of any of the foregoing; (g) any accrued interest, fees and charges in respect of any of the foregoing; and (h) any prepayment premiums and penalties actually due and payable, and any other fees, expenses, indemnities and other amounts actually payable as a result of the prepayment or discharge of any of the foregoing.

        "Independent Appraiser" shall mean [Redacted].

        "Intellectual Property" shall mean all rights, title and interest in or relating to intellectual property, whether protected, created or arising under the laws of the United States or any other jurisdiction, including: (a) all patents and patent applications, including provisional patent applications and similar filings and any and all substitutions, divisions, continuations, continuations-in-part, divisions, reissues, renewals, extensions, reexaminations, patents of addition, supplementary protection certificates, utility models, inventors' certificates, or the like and any foreign equivalents of the foregoing (including certificates of invention and any applications therefor) (collectively, "Patents"); (b) all domestic and foreign copyrights, copyright registrations, copyright applications, including any of the foregoing that protect original works of authorship fixed in any tangible medium of expression, including literary works (including all forms and types of computer software, including all source code, object code, firmware, development tools, files, records and data, and all documentation related to any of the foregoing), pictorial and graphic works (collectively, "Copyrights"); (c) all trademarks, service marks, trade names, business marks, service names, brand names, trade dress rights, logos, corporate names, trade styles, and other source or business identifiers and general intangibles of a like nature, together with the goodwill associated with any of the foregoing, along with all applications, registrations, renewals and extensions thereof (collectively, "Trademarks"); (d) all Internet domain names and social media accounts; (e) trade secrets, technology, discoveries and improvements, know-how, proprietary rights, formulae, confidential and proprietary information, technical information, techniques, inventions (including conceptions and/or reductions to practice), designs, drawings, procedures, processes, models, formulations, manuals and systems, whether or not patentable or copyrightable (collectively "Trade

Secrets"); and (f) all other intellectual property rights, proprietary rights, or confidential information and materials.

        "Knowledge" shall mean the actual knowledge or awareness as to a specified fact or event, following reasonably inquiry, of: (a) with respect to the Company, the individuals listed on Schedule 1.2 of the Company Disclosure Letter; and (b) with respect to Parent or Merger Sub, the individuals listed on Schedule 1.2 of the Parent Disclosure Letter.

        "Legal Proceeding" shall mean any action, suit, hearing, claim, charge, audit, lawsuit, litigation, investigation (formal or informal), inquiry, arbitration or proceeding (in each case, whether civil, criminal or administrative or at law or in equity) by or before a Governmental Entity.

        "Legal Requirements" shall mean any federal, state, local, municipal, foreign or other law, statute, constitution, treaty, principle of common law, resolution, ordinance, code, edict, decree, rule, regulation, ruling, injunction, judgment, order, assessment, writ or other legal requirement, administrative policy or guidance, or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Entity

        "Licensed Intellectual Property" shall mean all Intellectual Property licensed to any of the Group Companies.

        "Lien" shall mean any mortgage, pledge, security interest, encumbrance, lien, restriction or charge of any kind (including, any conditional sale or other title retention agreement or lease in the nature thereof, any agreement to give any security interest and any restriction relating to use, quiet enjoyment, voting, transfer, receipt of income or exercise of any other attribute of ownership).

        "Losses" shall mean any and all deficiencies, judgments, settlements, losses, damages, interest, fines, penalties, Taxes, costs and expenses (including reasonable legal, accounting and other costs and expenses of professionals incurred in connection with investigating, defending, settling or satisfying any and all demands, claims, actions, causes of action, suits, proceedings, assessments, judgments or appeals, and in seeking indemnification, compensation or reimbursement therefor).

        "Lower Band Amount" shall mean Target Working Capital minus $3,000,000.

        "Order" shall mean any award, injunction, judgment, regulatory or supervisory mandate, order, writ, decree or ruling entered, issued, made, or rendered by any Governmental Entity that possesses competent jurisdiction.

        "Owned Intellectual Property" shall mean all Intellectual Property owned by any of the Group Companies.

        "Parent Cash" shall mean, as of the date of determination: (a) all amounts in the Trust Account; plus (b) all other Cash and Cash Equivalents of Parent; plus (c) the PIPE Investment Amount.

        "Parent Material Adverse Effect" shall mean any change, event, or occurrence, that, individually or when aggregated with other changes, events, or occurrences: (a) has had a materially adverse effect on the business, assets, financial condition or results of operations of Parent, First Merger Sub and Second Merger Sub, taken as a whole; or (b) is reasonably likely to prevent or delay the ability of Parent, First Merger Sub or Second Merger Sub to consummate the Transactions; provided, however, that no change or effect related to any of the following, alone or in combination, shall be taken into account in determining whether a Parent Material Adverse Effect has occurred pursuant to clause (a): (i) changes or proposed changes in in Applicable Legal Requirements, regulations or interpretations thereof or decisions by courts or any Governmental Entity after the date of this Agreement; (ii) changes or proposed changes in U.S. GAAP (or any interpretation thereof) after the date of this Agreement; or (iii) any downturn in general economic conditions, including changes in the credit, debt, securities, financial, capital or reinsurance markets (including changes in interest or exchange rates, prices of any security or market index or commodity or any disruption of such markets), in each case, in the United States or anywhere else in the world.

        "Parent Organizational Documents" shall mean the Amended and Restated Certificate of Incorporation of Parent, dated as of January 12, 2017 (the "Parent Charter") and the Bylaws of Parent (the "Parent Bylaws") any other similar organization documents of Parent, as each may be amended, modified or supplemented.

        "Parent Transaction Costs" shall mean: (a) all fees, costs and expenses of Parent incurred prior to and through the Closing Date in connection with the negotiation, preparation and execution of this Agreement, the other Transaction Agreements and the consummation of the Transactions, whether paid or unpaid prior to the Closing, including the R&W Insurance Policy Cost; and (b) any Indebtedness of Parent or its Subsidiaries owed to its Affiliates or stockholders; provided that Parent Transaction Costs may not exceed $30,000,000.

        "Parent's Required Funds" shall mean an amount equal to $550,000,000.

        "Parent Units" shall mean equity securities of Parent each consisting of one share of Parent Class A Stock and one-third of one Public Warrant.

        "Participation Plan Costs" shall mean all payments to be made pursuant to the terms of the Participation Plan Releases.

        "Permitted Lien" shall mean (a) Liens for current period Taxes not yet delinquent or for Taxes that are being contested in good faith by appropriate proceedings and in each case that are sufficiently reserved for on the Financial Statements in accordance with U.S. GAAP; (b) statutory and contractual Liens of landlords with respect to leased real property; (c) Liens of carriers, warehousemen, mechanics, materialmen and repairmen incurred in the ordinary course and: (i) not yet delinquent; or (ii) that are being contested in good faith through appropriate proceedings; (d) in the case of leased real property, zoning, building, or other restrictions, variances, covenants, rights of way, encumbrances, easements and other irregularities in title, none of which, individually or in the aggregate, interfere in any material respect with the present use of or occupancy of the affected parcel by any of the Group Companies; (e) Liens securing the Indebtedness of any of the Group Companies; (f) in the case of Intellectual Property, third party non-exclusive license agreements entered into in the ordinary course; (g) Liens incurred in connection with capital lease obligations of any of the Group Companies; and (h) all exceptions, restrictions, easements, imperfections of title, charges, rights-of-way and other Liens of record that do not materially interfere with the present use of the assets of the Group Companies, taken as a whole.

        "Person" shall mean any individual, corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, company (including any limited liability company or joint stock company), firm or other enterprise, association, organization, entity or Governmental Entity.

        "Personal Information" shall mean, in addition to any definition for any similar term (e.g., "personally identifiable information" or "PII") provided by Applicable Legal Requirement, or by the Group Companies in any of its privacy policies, notices or Contracts, all information that identifies, could be used to identify or is otherwise associated with an individual person or device, whether or not such information is associated with an identifiable individual. Personal Information may relate to any individual, including a current, prospective, or former customer, end user or employee of any Person, and includes information in any form or media, whether paper, electronic, or otherwise.

        "Privacy Laws" shall mean any and all Applicable Legal Requirements, legal requirements and self-regulatory guidelines (including of any applicable foreign jurisdiction) relating to the receipt, collection, compilation, use, storage, processing, sharing, safeguarding, security (both technical and physical), disposal, destruction, disclosure or transfer (including cross-border) of Personal Information, including the Federal Trade Commission Act, EU-U.S. Privacy Shield, Swiss-U.S. Privacy Shield, General Data Protection Regulation, Regulation 2016/679/EU on the protection of natural persons with regard to the processing of personal data and on the free movement of such data (GDPR) and any and all Applicable Legal Requirements relating to breach notification in connection with Personal Information.

        "Pro Rata Cash Share" shall mean: (a) for each Stock Consideration Stockholder, 0%; and (b) for each Cash Consideration Stockholder, a percentage determined by dividing the Pro Rata Share of such Cash Consideration Stockholder by the aggregate Pro Rata Share of all the Cash Consideration Stockholders.

        "Pro Rata Share" shall mean for each Company Stockholder, a percentage determined by dividing the total number of shares of Company Common Stock held by a Company Stockholder as of the Effective Time (but excluding the Excluded Shares) by the Fully Diluted Company Shares.

        "Pro Rata Stock Share" shall mean: (a) for each Stock Consideration Stockholder, a percentage determined by dividing such Stock Consideration Stockholder's Pro Rata Share of the Estimated Merger Consideration by the Closing Securities Payment Amount; and (b) for each Cash Consideration Stockholder, a percentage determined by dividing: (i) such Cash Consideration Stockholder's Pro Rata Share of the Estimated Merger Consideration minus such Cash Consideration Stockholder's Pro Rata Cash Share of the Closing Cash Payment Amount; by (ii) the Closing Securities Payment Amount.

        "R&W Insurance Policy" shall mean any buyer-side representations and warranties insurance policy with respect to the representations and warranties of the Company, in the name of and for the benefit of Parent.

        "R&W Insurance Policy Cost" means the aggregate expenses, including premium, underwriting fees, surplus lines taxes and insurance broker compensation, incurred in connection with the binding and issuance of any R&W Insurance Policy.

        "Related Parties" shall mean, with respect to a Person, such Person's former, current and future direct or indirect equityholders, controlling Persons, shareholders, optionholders, members, general or limited partners, Affiliates, Representatives, and each of their respective successors and assigns.

        "Restricted Cash" shall mean any cash with a contractual restriction on use.

        "Rollover Indebtedness" shall mean, as of the applicable date of determination, all of the outstanding Indebtedness of the Group Companies under the Existing Credit Agreements; provided, that for purposes of determining the Rollover Indebtedness, no contingent reimbursement obligations with respect to any letters of credit or similar credit support of an Group Company shall be considered Indebtedness of the Group Companies.

        "SEC" shall mean the United States Securities and Exchange Commission.

        "Securities Act" shall mean the United States Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

        "Sponsor" shall mean Gores Sponsor II LLC, a Delaware limited liability company.

        "Stock Consideration Stockholders" shall mean Trafficinvest Limited (f/k/a EPC Holdco Limited), Perpetual Love Holdings, Inc. (f/k/a HTA Holdings, Inc.) and David M. Roberts.

        "Subsidiary" shall mean, with respect to any Person, any partnership, limited liability company, corporation or other business entity of which: (a) if a corporation, a majority of the total voting power of shares of capital stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers, or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof; (b) if a partnership, limited liability company or other business entity, a majority of the partnership or other similar ownership interests thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more Subsidiaries of that Person or a combination thereof; or (c) in any case, such Person controls the management thereof.

        "Target Company Transaction Costs" shall mean an amount equal to $20,000,000.

        "Target Rollover Indebtedness" shall mean an amount equal to $852,000,000.

        "Target Working Capital" shall mean an amount equal to $52,000,000.

        "Tax" or "Taxes" shall mean: (a) any and all federal, state, local and foreign taxes, including, without limitation, gross receipts, income, profits, license, sales, use, estimated, occupation, value added, ad valorem, transfer, franchise, withholding, payroll, recapture, net worth, employment, escheat and unclaimed property obligations, excise and property taxes, assessments, stamp, environmental, registration, governmental charges, duties, levies and other similar charges, in each case, imposed by a Governmental Entity, (whether disputed or not) together with all interest, penalties and additions imposed by a Governmental Entity with respect to any such amounts; and (b) any liability in respect of any items described in clause (a) payable by reason of Contract transferee liability, operation of law or Treasury Regulation Section 1.1502-6(a) (or any predecessor or successor thereof of any analogous or similar provision under law) or otherwise.

        "Tax Overpayment/Underpayment Amount" shall mean, with respect to the Company and its Subsidiaries, the difference (which can be a positive or negative number) between: (a) an amount equal to the federal, state, local, and foreign income Tax refunds to the extent not yet received by the Group Companies in cash (determined using income tax principles and not U.S. GAAP) with respect to the taxable year (or portion thereof) ending on the Closing Date, and the taxable period ended on December 31, 2017 (or, if any Group Company is not a calendar year taxpayer for income Tax purposes, the taxable year immediately preceding the taxable year (or portion thereof) ending on the Closing Date for which final income Tax Returns have not been filed), resulting from an overpayment of Taxes with respect to such year (or portion thereof) (whether such overpayments results from payment of estimated Taxes, application of an overpayment with respect to a prior year to such year or otherwise); and (b) the accrued but unpaid federal, state, local and foreign income Taxes (determined using income tax principles and not U.S. GAAP) of the Group Companies with respect to the taxable year (or portion thereof) ending on the Closing Date, and the taxable period ended on December 31, 2017 (or, if any Group Company is not a calendar year taxpayer for income Tax purposes, the taxable year immediately preceding the taxable year (or portion thereof) ending on the Closing Date for which final income Tax Returns have not been filed); provided: (i) that the amounts described in clause (a) and (b) shall, notwithstanding anything to the contrary in this Agreement, be calculated in accordance with Section 7.15(a) of this Agreement and be determined based on the historic tax filing positions and consistent with past practice of the Group Companies; and (ii) for the avoidance of doubt, no refunds included under clause (a) shall be treated as reducing any amounts in clause (b) for purposes of calculating clause (b), even if such amounts are so applied.

        "Tax Return" shall mean any return, declaration, report, claim for refund, or information return or statement relating to Taxes that is filed or required to be filed with a Governmental Entity, including any schedule or attachment thereto and any amendment thereof.

        "Testing Price" shall mean with respect to shares of Parent Class A Stock that are required to be issued: (a) as of the Closing Date, the lesser of the average of the high and low trading price of such stock as reported on Nasdaq (or the exchange on which the shares of Parent Class A Stock are then listed) on the date immediately preceding the date of this Agreement and the date immediately preceding the Closing Date (or $10 if lower); and (b) after the Closing Date, the average of the high and low trading price of such stock as reported on Nasdaq (or the exchange on which the shares of Parent Class A Stock are then listed) on the date immediately preceding the date of the issuance of such stock.

        "Transaction Agreements" shall mean this Agreement, the A&R Registration Rights Agreement, the Subscription Agreements, the Confidentiality Agreement, the Parent A&R Charter, the Tax Receivable Agreement, the Investor Representation Letter, the Investor Rights Agreement, the Escrow Agreement and all the agreements documents, instruments and certificates entered into in connection herewith or therewith and any and all exhibits and schedules thereto.

        "Transactions" shall mean the transactions contemplated pursuant to this Agreement, including the Mergers.

        "Treasury Regulations" means the regulations promulgated by the U.S. Department of the Treasury pursuant to and in respect of provisions of the Code.

        "Triggering Event I" shall mean the date on which the Common Share Price is greater than $13.00 after the Closing Date, but within the Earn Out Period.

        "Triggering Event II" shall mean the date on which the Common Share Price is greater than $15.50 after the Closing Date, but within the Earn Out Period.

        "Triggering Event III" shall mean the date on which the Common Share Price is greater than $18.00 after the Closing Date, but within the Earn Out Period.

        "Triggering Event IV" shall mean the date on which the Common Share Price is greater than $20.50 after the Closing Date, but within the Earn Out Period.

        "Triggering Events" shall mean Triggering Event I, Triggering Event II, Triggering Event III and Triggering Event IV, collectively.

        "Upper Band Amount" shall mean Target Working Capital plus $2,000,000.

        "Within the Band Amount" shall mean greater than or equal to the Lower Band Amount and less than or equal to the Upper Band Amount.

SCHEDULE B

ILLUSTRATIVE CALCULATION OF CLOSING WORKING CAPITAL

SCHEDULE C

ESTIMATED CASH PAYMENTS UNDER THE TAX RECEIVABLE AGREEMENT

Annex B

AMENDMENT NO. 1 TO AGREEMENT AND PLAN OF MERGER

        THIS AMENDMENT NO. 1 TO AGREEMENT AND PLAN OF MERGER (this "Amendment No. 1") is made and entered into as of August 23, 2018, by and among Gores Holdings II, Inc., a Delaware corporation ("Parent"), AM Merger Sub I, Inc., a Delaware corporation and a direct, wholly-owned subsidiary of Parent ("First Merger Sub"), AM Merger Sub II, LLC, a Delaware limited liability company and a direct, wholly-owned subsidiary of Parent ("Second Merger Sub"), Greenlight Holding II Corporation, a Delaware corporation (the "Company"), and PE Greenlight Holdings, LLC, a Delaware limited liability company, in its capacity as the Stockholder Representative hereunder (in such capacity, the "Stockholder Representative", and together with Parent, First Merger Sub, Second Merger Sub and the Company, the "Parties"), and amends that certain Agreement and Plan of Merger, dated as of June 21, 2018, by and among the Parties (the "Merger Agreement"). Except as otherwise set forth herein, capitalized terms used herein have the meanings set forth in the Merger Agreement.

RECITALS

        WHEREAS, the Parties entered into the Merger Agreement on June 21, 2018; and

        WHEREAS, the Parties have determined to amend certain provisions of the Merger Agreement and certain schedules and exhibits thereto in furtherance of the consummation of the transactions contemplated by the Merger Agreement.

AGREEMENT

        NOW, THEREFORE, in consideration of the covenants, promises and representations set forth herein and in the Merger Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

        1.    The Amendments.

          1.1    Amendment to Section 7.15(d).    The sixth sentence of Section 7.15(d) of the Merger Agreement is hereby amended and restated in its entirety to read as follows:

      Notwithstanding anything to the contrary in this Section 7.15(d) or otherwise in the Transaction Agreements, the Company, Parent and Stockholder Representative shall not take any position in connection with the determination of the HTA Purchase Price Allocation or the HTA Tax Adjustment Amount (or any proceeding relating thereto) contrary to the appraisal obtained from a nationally recognized independent appraiser retained by the Company in respect of the acquisition of the HTA Subsidiaries pursuant to the HTA Purchase Agreement (unless such position is required pursuant to the HTA Purchase Agreement or a final determination within the meaning of Section 1313(a) of the Code (or any comparable provision of state, local or foreign Legal Requirements)).

          1.2    Amendment to Section 7.22.    Section 7.22 of the Merger Agreement is hereby amended and restated in its entirety to read as follows:

      Simultaneously with the Closing: (a) Parent shall pay or cause to be paid to the Surviving Entity the Deleveraging Amount; and (b) immediately thereafter, Parent shall cause the Surviving Entity to pay to the lenders under the Existing Credit Agreements an amount equal to the Deleveraging Amount as a partial repayment of the outstanding Rollover Indebtedness (including repayment in full of all of the outstanding Indebtedness of the Group Companies under the Second Lien Credit Agreement).

          1.3    Amendment to Section 7.23.    Section 7.23 of the Merger Agreement is hereby amended and restated in its entirety to read as follows:

      Promptly following the Closing Date, Parent shall grant awards of restricted stock units pursuant to the Verra Mobility Corporation 2018 Equity Incentive Plan that shall vest ratably over four years (subject to continued employment) to individuals who executed Participation Plan Releases, as an inducement material to their entering into employment with Parent (or any of its Subsidiaries) following the Closing Date; provided, that the aggregate number of shares granted pursuant to such awards shall equal approximately 3% of the outstanding capital stock of Parent as of immediately after the Closing Date, with the actual grant amounts and allocations to be determined by Parent, and, in the case of grant allocations to individuals other than the Company's Chief Executive Officer, in consultation with and based on the recommendations of the Company's Chief Executive Officer.

          1.4    Amendments to Schedule A.    Schedule A to the Merger Agreement ("Schedule A") is hereby amended as follows:

            (a)   Section 1.1 of Schedule A is hereby amended to delete the reference to "Independent Appraiser" in its entirety.

            (b)   Section 1.2 of Schedule A is hereby amended to restate the definition of "Existing Credit Agreement Consents" in its entirety as follows:

      "Existing Credit Agreement Consents" shall mean effective consents, waivers or amendments under and in accordance with the terms of each of the Existing Credit Agreements (other than the Second Lien Credit Agreement), which consents, waivers or amendments shall be in form and substance reasonably satisfactory to Parent and shall expressly permit the Transactions.

            (c)   Section 1.2 of Schedule A is hereby amended to restate the definition of "Existing Credit Agreements" in its entirety as follows:

      "Existing Credit Agreements" shall mean: (a) the First Lien Term Loan Credit Agreement, dated as of March 1, 2018, among Greenlight Acquisition Corporation, a Delaware corporation, ATS Consolidated Inc., a Delaware corporation, American Traffic Solutions, Inc., a Kansas corporation, and Lasercraft, Inc., a Georgia corporation, the lenders party thereto from time to time, and Bank of America, as the administrative agent and the collateral agent; (b) the Second Lien Term Loan Credit Agreement, dated as of March 1, 2018 (the "Second Lien Credit Agreement"), among Greenlight Acquisition Corporation, a Delaware corporation, ATS Consolidated Inc., a Delaware corporation, American Traffic Solutions, Inc., a Kansas corporation, and Lasercraft, Inc., a Georgia corporation, the lenders party thereto from time to time, and Bank of America, as the administrative agent and the collateral agent; and (c) the Revolving Credit Agreement, dated as of March 1, 2018, among Greenlight Acquisition Corporation, a Delaware corporation, ATS Consolidated Inc., a Delaware corporation, the other Borrowers (for this purpose only, as defined therein) party thereto from time to time, the lenders party thereto from time to time, and Bank of America, as the administrative agent and the collateral agent, in the case of each of the foregoing (a), (b) and (c), as amended or otherwise modified on or prior to the date hereof and as further amended or otherwise modified following the date hereof in accordance with the terms hereof;

            (d)   Section 1.2 of Schedule A is hereby amended to delete the definition of "Independent Appraiser" in its entirety.

          1.5    Form of Parent A&R Charter.    Exhibit A to the Merger Agreement is hereby deleted and replaced with the form of Parent A&R Charter attached hereto as Exhibit A.

          1.6    Form of Tax Receivable Agreement.    Exhibit E to the Merger Agreement is hereby deleted and replaced with the form of Tax Receivable Agreement attached hereto as Exhibit B.

          1.7    Amended Schedule 8.2(e) of the Company Disclosure Letter.    Schedule 8.2(e) of the Company Disclosure Letter is hereby deleted and replaced with the schedule attached hereto as Exhibit C.

        2.    Miscellaneous Provisions.

          2.1    Effect of Amendment.    This Amendment No. 1 shall be effective as of the date first written above. For the avoidance of any doubt, all references: (a) in the Merger Agreement to "this Agreement" and (b) to the Merger Agreement in any other agreements, exhibits, schedules and disclosure schedules referred to in the Merger Agreement, will, in each case, be deemed to be references to the Merger Agreement as amended by this Amendment No. 1. Except as amended hereby, the Merger Agreement will continue in full force and effect and shall be otherwise unaffected hereby. This Amendment shall be binding upon and shall inure to the benefit of the Parties and their respective successors and assigns. This Amendment only may be amended by the Parties by execution of an instrument in writing signed on behalf of each of the Parties.

          2.2    Counterparts; Electronic Delivery.    This Amendment No. 1 may be executed in one or more counterparts, all of which shall be considered one and the same document and shall become effective when one or more counterparts have been signed by each of the Parties and delivered to the other Parties, it being understood that all Parties need not sign the same counterpart. Delivery by facsimile or electronic transmission to counsel for the other Parties of a counterpart executed by a Party shall be deemed to meet the requirements of the previous sentence.

          2.3    Applicable Legal Requirements.    This Amendment No. 1 and any action, suit, dispute, controversy or claim arising out of this Amendment No. 1, or the validity or interpretation of this Amendment No. 1, shall be governed by and construed in accordance with the internal law of the State of Delaware regardless of the law that might otherwise govern under applicable principles of conflicts of law thereof. Each of the Parties irrevocably consents and agrees that Section 11.9 of the Merger Agreement shall apply to this Amendment No. 1, mutatis mutandis.

[Signature Page Follows]

        IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as of the date first written above.

GORES HOLDINGS II, INC.
By:	/s/ MARK STONE
	Name:	Mark Stone
	Title:	Chief Executive Officer
AM MERGER SUB I, INC.
By:	/s/ MARK STONE
	Name:	Mark Stone
	Title:	Chief Executive Officer
AM MERGER SUB II, LLC
By:	/s/ MARK STONE
	Name:	Mark Stone
	Title:	Chief Executive Officer
GREENLIGHT HOLDING II CORPORATION
By:	/s/ MARY ANN SIGLER
	Name:	Mary Ann Sigler
	Title:	President and Treasurer
PE GREENLIGHT HOLDINGS, LLC
By:	/s/ MARY ANN SIGLER
	Name:	Mary Ann Sigler
	Title:	President and Treasurer

 EXHIBIT A

Form of Parent Amended and Restated Charter

 EXHIBIT B

Form of Tax Receivable Agreement

 EXHIBIT C

Amended Schedule 8.2(e) of the Company Disclosure Letter

Annex C

SECOND AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
GORES HOLDINGS II, INC.

[    •    ], 2018

        Gores Holdings II, Inc., a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), DOES HEREBY CERTIFY AS FOLLOWS:

          1.     The name of the Corporation is "Gores Holdings II, Inc.". The original certificate of incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on August 15, 2016 (the "Original Certificate"). The Corporation filed an amended and restated certificate of incorporation with the Secretary of State of the State of Delaware on January 12, 2017 (the "First Amended and Restated Certificate").

          2.     This Second Amended and Restated Certificate of Incorporation (this "Second Amended and Restated Certificate") was duly adopted by the Board of Directors of the Corporation (the "Board") and the stockholders of the Corporation in accordance with Sections 228, 242 and 245 of the General Corporation Law of the State of Delaware (as amended from time to time, the "DGCL").

          3.     This Second Amended and Restated Certificate restates, integrates and amends the provisions of the First Amended and Restated Certificate. Certain capitalized terms used in this Second Amended and Restated Certificate are defined where appropriate herein.

          4.     The text of the First Amended and Restated Certificate is hereby restated and amended in its entirety to read as follows:

ARTICLE I

NAME

        The name of the corporation is Verra Mobility Corporation (the "Corporation").

ARTICLE II

PURPOSE

        The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the DGCL. In addition to the powers and privileges conferred upon the Corporation by law and those incidental thereto, the Corporation shall possess and may exercise all the powers and privileges that are necessary or convenient to the conduct, promotion or attainment of the business or purposes of the Corporation.

ARTICLE III

REGISTERED AGENT

        The address of the Corporation's registered office in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle, State of Delaware, 19801, and the name of the Corporation's registered agent at such address is The Corporation Trust Company.

 ARTICLE IV

CAPITALIZATION

        Section 4.1    Authorized Capital Stock.     Subject to Section 4.2, the total number of shares of all classes of capital stock, each with a par value of $0.0001 per share, which the Corporation is authorized to issue is 261,000,000 shares, consisting of (a) 260,000,000 shares of common stock (the "Common Stock"), including (i) 250,000,000 shares of Class A Common Stock (the "Class A Common Stock"), and (ii) 10,000,000 shares of Class F Common Stock (the "Class F Common Stock"); and (b) 1,000,000 shares of preferred stock (the "Preferred Stock").

        Section 4.2    Class F Common Stock.     Following the filing of this Second Amended and Restated Certificate with the Secretary of State of the State of Delaware and immediately prior to the Corporation's consummation of any business combination, each share of Class F Common Stock outstanding immediately prior to the filing of this Second Amended and Restated Certificate shall automatically be converted into one share of Class A Common Stock without any action on the part of any person, including the Corporation, and concurrently with such conversion, the number of authorized shares of Class F Common Stock shall be reduced to zero. It is intended that the conversion of Class F Common Stock into Class A Common Stock will be treated as a reorganization within the meaning of Section 368(a)(1)(E) of the Internal Revenue Code of 1986, as amended.

        Section 4.3    Preferred Stock.     The Preferred Stock may be issued from time to time in one or more series. The Board is hereby expressly authorized to provide for the issuance of shares of the Preferred Stock in one or more series and to establish from time to time the number of shares to be included in each such series and to fix the voting rights, if any, designations, powers, preferences and relative, participating, optional, special and other rights, if any, of each such series and any qualifications, limitations and restrictions thereof, as shall be stated in the resolution or resolutions adopted by the Board providing for the issuance of such series and included in a certificate of designation (a "Preferred Stock Designation") filed pursuant to the DGCL, and the Board is hereby expressly vested with the authority to the full extent provided by law, now or hereafter, to adopt any such resolution or resolutions.

        Section 4.4    Common Stock.

          (a)   Except as otherwise required by law or this Second Amended and Restated Certificate (including any Preferred Stock Designation), the holders of the Common Stock shall exclusively possess all voting power with respect to the Corporation. The holders of shares of Common Stock shall be entitled to one vote for each such share on each matter properly submitted to the stockholders on which the holders of the Common Stock are entitled to vote. The holders of shares of Class A Common Stock shall at all times vote together as one class on all matters submitted to a vote of the stockholders of the Corporation.

          (b)   Except as otherwise required by law or this Second Amended and Restated Certificate (including any Preferred Stock Designation), at any annual or special meeting of the stockholders of the Corporation, the holders of the Common Stock shall have the exclusive right to vote for the election of directors and on all other matters properly submitted to a vote of the stockholders. Notwithstanding the foregoing, except as otherwise required by law or this Second Amended and Restated Certificate (including any Preferred Stock Designation), the holders of the Common Stock shall not be entitled to vote on any amendment to this Second Amended and Restated Certificate (including any amendment to any Preferred Stock Designation) that relates solely to the terms of one or more outstanding series of the Preferred Stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to this Second Amended and Restated Certificate (including any Preferred Stock Designation) or the DGCL.

          (c)   Subject to the rights, if any, of the holders of any outstanding series of the Preferred Stock, the holders of the Common Stock shall be entitled to receive such dividends and other distributions (payable in cash, property or capital stock of the Corporation) when, as and if declared thereon by the Board from time to time out of any assets or funds of the Corporation legally available therefor, and shall share equally on a per share basis in such dividends and distributions.

          (d)   Subject to the rights, if any, of the holders of any outstanding series of the Preferred Stock, in the event of any voluntary or involuntary liquidation, dissolution or winding-up of the Corporation, after payment or provision for payment of the debts and other liabilities of the Corporation, the holders of the Common Stock shall be entitled to receive all the remaining assets of the Corporation available for distribution to its stockholders, ratably in proportion to the number of shares of the Common Stock held by them.

        Section 4.5    Rights and Options.     The Corporation has the authority to create and issue rights, warrants and options entitling the holders thereof to purchase shares of any class or series of the Corporation's capital stock or other securities of the Corporation, and such rights, warrants and options shall be evidenced by instrument(s) approved by the Board. The Board is empowered to set the exercise price, duration, times for exercise and other terms and conditions of such rights, warrants or options; provided, however, that the consideration to be received for any shares of capital stock subject thereto may not be less than the par value thereof.

        Section 4.6    No Class Vote on Changes in Authorized Number of Shares of Stock.     Subject to the rights of the holders of any outstanding series of Preferred Stock, the number of authorized shares of any class or classes of stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of at least a majority of the voting power of the stock entitled to vote thereon irrespective of the provisions of Section 242(b)(2) of the DGCL.

ARTICLE V

BOARD OF DIRECTORS

        Section 5.1    Board Powers.     The business and affairs of the Corporation shall be managed by, or under the direction of, the Board. In addition to the powers and authority expressly conferred upon the Board by statute, this Second Amended and Restated Certificate or the Amended and Restated Bylaws of the Corporation ("Bylaws"), the Board is hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject, nevertheless, to the provisions of the DGCL and this Second Amended and Restated Certificate.

        Section 5.2    Number, Election and Term.

          (a)   The number of directors of the Corporation shall be fixed from time to time exclusively by the Board pursuant to a resolution adopted by a majority of the Board.

          (b)   Subject to Section 5.5 hereof, the Board shall be divided into three classes, as nearly equal in number as possible, and designated Class I, Class II and Class III. The Board is authorized to assign members of the Board already in office to Class I, Class II or Class III. The term of the initial Class I Directors shall expire at the first annual meeting of the stockholders of the Corporation following the effectiveness of this Second Amended and Restated Certificate; the term of the initial Class II Directors shall expire at the second annual meeting of the stockholders of the Corporation following the effectiveness of this Second Amended and Restated Certificate; and the term of the initial Class III Directors shall expire at the third annual meeting of the stockholders of the Corporation following the effectiveness of this Second Amended and Restated Certificate. At each succeeding annual meeting of the stockholders of the Corporation, beginning with the first annual meeting of the stockholders of the Corporation following the effectiveness of this Second Amended and Restated Certificate, successors to the class of directors whose term expires at that annual meeting shall be elected for a three-year term. Subject to Section 5.5 hereof, if the number of directors is changed, any increase or decrease shall be apportioned by the Board among the classes so as to maintain the number of directors in each class as nearly equal as possible, but in no case shall a decrease in the number of directors shorten the term of any incumbent director. Directors shall be elected by a plurality of the votes cast at an annual meeting of stockholders by holders of the Common Stock.

          (c)   Subject to Section 5.5 hereof, a director shall hold office until the annual meeting for the year in which his or her term expires and until his or her successor has been elected and qualified, subject, however, to such director's earlier death, resignation, retirement, disqualification or removal.

          (d)   Unless and except to the extent that the Bylaws shall so require, the election of directors need not be by written ballot.

        Section 5.3    Newly Created Directorships and Vacancies.     Subject to Section 5.5 hereof, newly created directorships resulting from an increase in the number of directors and any vacancies on the Board resulting from death, resignation, retirement, disqualification, removal or other cause shall be filled solely by a majority vote of the remaining directors then in office, even if less than a quorum, or by a sole remaining director (and not by stockholders), and any director so chosen shall hold office for the remainder of the full term of the class of directors to which the new directorship was added or in which the vacancy occurred and until his or her successor has been elected and qualified, subject, however, to such director's earlier death, resignation, retirement, disqualification or removal.

        Section 5.4    Removal.     Subject to Section 5.5 hereof, any or all of the directors may be removed from office at any time, but only for cause and only by the affirmative vote of holders of a majority of the voting power of all then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class.

        Section 5.5    Preferred Stock—Directors.     Notwithstanding any other provision of this Article V, and except as otherwise required by law, whenever the holders of one or more series of the Preferred Stock shall have the right, voting separately by class or series, to elect one or more directors, the term of office, the filling of vacancies, the removal from office and other features of such directorships shall be governed by the terms of such series of the Preferred Stock as set forth in this Second Amended and Restated Certificate (including any Preferred Stock Designation) and such directors shall not be included in any of the classes created pursuant to this Article V unless expressly provided by such terms.

ARTICLE VI

BYLAWS

        In furtherance and not in limitation of the powers conferred upon it by law, the Board shall have the power to adopt, amend, alter or repeal the Bylaws. The affirmative vote of a majority of the Board shall be required to adopt, amend, alter or repeal the Bylaws. The Bylaws also may be adopted, amended, altered or repealed by the stockholders; provided, however, that in addition to any vote of the holders of any class or series of capital stock of the Corporation required by law or by this Second Amended and Restated Certificate (including any Preferred Stock Designation), the affirmative vote of the holders of at least a majority of the voting power of all then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required for the stockholders to adopt, amend, alter or repeal the Bylaws; and provided further, however, that no Bylaws hereafter adopted by the stockholders shall invalidate any prior act of the Board that would have been valid if such Bylaws had not been adopted.

 ARTICLE VII

MEETINGS OF STOCKHOLDERS; ACTION BY WRITTEN CONSENT

        Section 7.1    Meetings.     Subject to the rights, if any, of the holders of any outstanding series of the Preferred Stock, and to the requirements of applicable law, special meetings of stockholders of the Corporation may be called only by the Chairman of the Board, Chief Executive Officer of the Corporation, or the Board pursuant to a resolution adopted by a majority of the Board, and the ability of the stockholders to call a special meeting is hereby specifically denied.

        Section 7.2    Advance Notice.     Advance notice of stockholder nominations for the election of directors and of business to be brought by stockholders before any meeting of the stockholders of the Corporation shall be given in the manner provided in the Bylaws.

        Section 7.3    Action by Written Consent.     Any action required or permitted to be taken by the stockholders of the Corporation must be effected by a duly called annual or special meeting of such stockholders and may not be effected by written consent of the stockholders.

ARTICLE VIII

LIMITED LIABILITY; INDEMNIFICATION

        Section 8.1    Limitation of Director Liability.     A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL as the same exists or may hereafter be amended. Any amendment, modification or repeal of the foregoing sentence shall not adversely affect any right or protection of a director of the Corporation hereunder in respect of any act or omission occurring prior to the time of such amendment, modification or repeal.

        Section 8.2    Indemnification and Advancement of Expenses.

          (a)   To the fullest extent permitted by Delaware law, as the same exists or may hereafter be amended, the Corporation shall indemnify and hold harmless each person who is or was made a party or is threatened to be made a party to or is otherwise involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, including an action by or in the right of the Corporation to procure a judgment in its favor (each, a "proceeding"), by reason of the fact that he or she is or was a director or officer of the Corporation or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, other enterprise or nonprofit entity, including service with respect to an employee benefit plan (an "indemnitee"), whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent, or in any other capacity while serving as a director, officer, employee or agent, against all liability and loss suffered and expenses (including, without limitation, attorneys' fees and disbursements, judgments, fines, ERISA excise taxes, damages, claims and penalties and amounts paid in settlement) reasonably incurred by such indemnitee in connection with such proceeding. The Corporation shall to the fullest extent not prohibited by applicable law pay the expenses (including attorneys' fees) incurred by an indemnitee in defending or otherwise participating in any proceeding in advance of its final disposition; provided, however, that, to the extent required by applicable law, such payment of expenses in advance of the final disposition of the proceeding shall be made only upon receipt of an undertaking, by or on behalf of the indemnitee, to repay all amounts so advanced if it shall ultimately be determined that the indemnitee is not entitled to be indemnified under this Section 8.2 or otherwise. The rights to indemnification and advancement of expenses conferred by this Section 8.2 shall be contract rights and such rights shall continue as to an indemnitee who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators. Notwithstanding the foregoing provisions of this Section 8.2(a), except for proceedings to enforce rights to indemnification and advancement of expenses, the Corporation shall indemnify and advance expenses to an indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board.

          (b)   The rights to indemnification and advancement of expenses conferred on any indemnitee by this Section 8.2 shall not be exclusive of any other rights that any indemnitee may have or hereafter acquire under law, this Second Amended and Restated Certificate, the Bylaws, an agreement, vote of stockholders or disinterested directors, or otherwise.

          (c)   Any repeal or amendment of this Section 8.2 by the stockholders of the Corporation or by changes in law, or the adoption of any other provision of this Second Amended and Restated Certificate inconsistent with this Section 8.2, shall, unless otherwise required by law, be prospective only (except to the extent such amendment or change in law permits the Corporation to provide broader indemnification rights on a retroactive basis than permitted prior thereto), and shall not in any way diminish or adversely affect any right or protection existing at the time of such repeal or amendment or adoption of such inconsistent provision in respect of any proceeding (regardless of when such proceeding is first threatened, commenced or completed) arising out of, or related to, any act or omission occurring prior to such repeal or amendment or adoption of such inconsistent provision.

          (d)   This Section 8.2 shall not limit the right of the Corporation, to the extent and in the manner authorized or permitted by law, to indemnify and to advance expenses to persons other than indemnitees.

ARTICLE IX

CORPORATE OPPORTUNITY

          (a)   The doctrine of corporate opportunity, or any other analogous doctrine, shall not apply with respect to the Corporation or any of its officers or directors in circumstances where the application of any such doctrine to a corporate opportunity would conflict with any fiduciary duties or contractual obligations they may have as of the date of this Second Amended and Restated Certificate or in the future. In addition to the foregoing, the doctrine of corporate opportunity shall not apply to any other corporate opportunity with respect to any of the directors or officers of the Corporation unless such corporate opportunity is offered to such person solely in his or her capacity as a director or officer of the Corporation and such opportunity is one the Corporation is legally and contractually permitted to undertake and would otherwise be reasonable for the Corporation to pursue.

          (b)   Without limiting the foregoing, to the extent permitted by applicable law, each of Platinum Equity, LLC and the investment funds affiliated with or managed by Platinum Equity, LLC and their respective successors and Affiliates (as defined in Article 10.3) (other than the Corporation and its subsidiaries) and all of their respective partners, principals, directors, officers, members, managers, equity holders and/or employees, including any of the foregoing who serve as officers or directors of the Corporation (each, an "Exempted Person") shall not have any fiduciary duty to refrain from engaging directly or indirectly in the same or similar business activities or lines of business as the Corporation or any of its subsidiaries, except as otherwise expressly provided in any agreement entered into between the Company and such Exempted Person. To the fullest extent permitted by applicable law, the Corporation, on behalf of itself and its subsidiaries, renounces any interest or expectancy of the Corporation and its subsidiaries in, or in being offered an opportunity to participate in, business opportunities that are from time to time available to the Exempted Persons, even if the opportunity is one that the Corporation or its subsidiaries might reasonably be deemed to have pursued or had the ability or desire to pursue if granted the opportunity to do so, and each such Exempted Person shall have no duty to communicate or offer such business opportunity to the Corporation (and there shall be no restriction on the Exempted Persons using the general knowledge and understanding of the industry in which the Corporation operates which it has gained as an Exempted Person in considering and pursuing such opportunities or in making investment, voting, monitoring, governance or other decisions relating to other entities or securities) and, to the fullest extent permitted by applicable law, shall not be liable to the Corporation or any of its subsidiaries or stockholders for breach of any fiduciary or other duty, as a director or officer or otherwise, by reason of the fact that such Exempted Person pursues or acquires such business opportunity, directs such business opportunity to another person or fails to present such business opportunity, or information regarding such business opportunity, to the Corporation or its subsidiaries, or uses such knowledge and understanding in the manner described herein, in each case, except as otherwise expressly provided in any agreement entered into between the Company and such Exempted Person. In addition to and notwithstanding the foregoing, a corporate opportunity shall not be deemed to belong to the Corporation if it is a business opportunity that the Corporation is not financially able or contractually permitted or legally able to undertake, or that is, from its nature, not in the line of the Corporation's business or is of no practical advantage to it or that is one in which the Corporation has no interest or reasonable expectancy. Any person or entity purchasing or otherwise acquiring any interest in any shares of stock of the Corporation shall be deemed to have notice of the provisions of this Article IX.

          (c)   Neither the alteration, amendment, addition to or repeal of this Article IX, nor the adoption of any provision of this Second Amended and Restated Certificate (including any Preferred Stock Designation) inconsistent with this Article IX, shall eliminate or reduce the effect of this Article IX in respect of any business opportunity first identified or any other matter occurring, or any cause of action, suit or claim that, but for this Article IX, would accrue or arise, prior to such alteration, amendment, addition, repeal or adoption. This Article IX shall not limit any protections or defenses available to, or indemnification or advancement rights of, any director or officer of the Corporation under this Second Amended and Restated Certificate, the Bylaws or applicable law.

ARTICLE X

BUSINESS COMBINATIONS

        Section 10.1    Opt Out of DGCL 203.     The Corporation shall not be governed by Section 203 of the DGCL.

        Section 10.2    Limitations on Business Combinations.     Notwithstanding the foregoing, the Corporation shall not engage in any business combination, at any point in time at which the Common Stock is registered under Section 12(b) or 12(g) of the Securities Exchange Act of 1934, as amended, with any interested stockholder for a period of three (3) years following the time that such stockholder became an interested stockholder, unless:

          (a)   prior to such time, the Board approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder; or

          (b)   upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the Corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding (but not the outstanding voting stock owned by the interested stockholder) those shares owned by: (i) persons who are directors and also officers; or

  (ii) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

          (c)   at or subsequent to such time, the business combination is approved by the Board and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least two thirds of the outstanding voting stock of the Corporation which is not owned by the interested stockholder.

        Section 10.3    Definitions.     For purposes of this Article X, the term:

          (a)   "Affiliate" means, with respect to any person, any other person that controls, is controlled by, or is under common control with such person.

          (b)   "associate," when used to indicate a relationship with any person, means: (i) any corporation, partnership, unincorporated association or other entity of which such person is a director, officer or partner or is, directly or indirectly, the owner of 20% or more of any class of voting stock; (ii) any trust or other estate in which such person has at least a 20% beneficial interest or as to which such person serves as trustee or in a similar fiduciary capacity; and (iii) any relative or spouse of such person, or any relative of such spouse, who has the same residence as such person.

          (c)   "business combination," when used in reference to the Corporation and any interested stockholder of the Corporation, means:

              (i)  any merger or consolidation of the Corporation or any direct or indirect majority-owned subsidiary of the Corporation: (A) with the interested stockholder; or (B) with any other corporation, partnership, unincorporated association or other entity if the merger or consolidation is caused by the interested stockholder and as a result of such merger or consolidation Section 10.2 is not applicable to the surviving entity;

             (ii)  any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions), except proportionately as a stockholder of the Corporation, to or with the interested stockholder, whether as part of a dissolution or otherwise, of assets of the Corporation or of any direct or indirect majority-owned subsidiary of the Corporation which assets have an aggregate market value equal to 10% or more of either the aggregate market value of all the assets of the Corporation determined on a consolidated basis or the aggregate market value of all the outstanding stock of the Corporation;

            (iii)  any transaction which results in the issuance or transfer by the Corporation or by any direct or indirect majority-owned subsidiary of the Corporation of any stock of the Corporation or of such subsidiary to the interested stockholder, except: (A) pursuant to the exercise, exchange or conversion of securities exercisable for, exchangeable for or convertible into stock of the Corporation or any such subsidiary which securities were outstanding prior to the time that the interested stockholder became such; (B) pursuant to a merger under Section 251(g) of the DGCL; (C) pursuant to a dividend or distribution paid or made, or the exercise, exchange or conversion of securities exercisable for, exchangeable for or convertible into stock of the Corporation or any such subsidiary which security is distributed, pro rata to all holders of a class or series of stock of the Corporation subsequent to the time the interested stockholder became such; (D) pursuant to an exchange offer by the Corporation to purchase stock made on the same terms to all holders of said stock; or (E) any issuance or transfer of stock by the Corporation; provided, however, that in no case under items (C) — (E) of this subsection (iii) shall there be an increase in the interested stockholder's proportionate share of the stock of any class or series of the Corporation or of the voting stock of the Corporation (except as a result of immaterial changes due to fractional share adjustments);

            (iv)  any transaction involving the Corporation or any direct or indirect majority-owned subsidiary of the Corporation which has the effect, directly or indirectly, of increasing the proportionate share of the stock of any class or series, or securities convertible into the stock of any class or series, of the Corporation or of any such subsidiary which is owned by the interested stockholder, except as a result of immaterial changes due to fractional share adjustments or as a result of any purchase or redemption of any shares of stock not caused, directly or indirectly, by the interested stockholder; or

             (v)  any receipt by the interested stockholder of the benefit, directly or indirectly (except proportionately as a stockholder of the Corporation), of any loans, advances, guarantees, pledges, or other financial benefits (other than those expressly permitted in subsections (i)-(iv) above) provided by or through the Corporation or any direct or indirect majority-owned subsidiary.

          (d)   "control," including the terms "controlling," "controlled by" and "under common control with," means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting stock, by contract, or otherwise. A person who is the owner of 20% or more of the outstanding voting stock of the Corporation, partnership, unincorporated association or other entity shall be presumed to have control of such entity, in the absence of proof by a preponderance of the evidence to the contrary. Notwithstanding the foregoing, a presumption of control shall not apply where such person holds voting stock, in good faith and not for the purpose of circumventing this Article X, as an agent, bank, broker, nominee, custodian or trustee for one or more owners who do not individually or as a group have control of such entity.

          (e)   "interested stockholder" means any person (other than the Corporation or any direct or indirect majority-owned subsidiary of the Corporation) that: (i) is the owner of 15% or more of the outstanding voting stock of the Corporation; or (ii) is an Affiliate or associate of the Corporation and was the owner of 15% or more of the outstanding voting stock of the Corporation at any time within the three (3) year period immediately prior to the date on which it is sought to be determined whether such person is an interested stockholder; or (iii) an Affiliate or associate of any such person described in clauses (i) and (ii); provided, however, that the term "interested stockholder" shall not include: (A) the Sponsor Holders or their transferees; or (B) any person whose ownership of shares in excess of the 15% limitation set forth herein is the result of any action taken solely by the Corporation; provided, that such person specified in this clause (B) shall be an interested stockholder if thereafter such person acquires additional shares of voting stock of the Corporation, except as a result of further corporate action not caused, directly or indirectly, by such person. For the purpose of determining whether a person is an interested stockholder, the voting stock of the Corporation deemed to be outstanding shall include stock deemed to be owned by the person through application of the definition of "owner" below but shall not include any other unissued stock of the Corporation which may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options, or otherwise.

          (f)    "owner," including the terms "own" and "owned," when used with respect to any stock, means a person that individually or with or through any of its Affiliates or associates:

              (i)  beneficially owns such stock, directly or indirectly; or

             (ii)  has: (A) the right to acquire such stock (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding, or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise; provided, however, that a person shall not be deemed the owner of stock tendered pursuant to a tender or exchange offer made by such person or any of such person's Affiliates or associates until such tendered stock is accepted for purchase or exchange; or (B) the right to vote such stock pursuant to any agreement, arrangement or understanding; provided, however, that a person shall not be deemed the owner of any stock because of such person's right to vote such stock if the agreement, arrangement or understanding to vote such stock arises solely from a revocable proxy or consent given in response to a proxy or consent solicitation made to 10 or more persons; or

            (iii)  has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting (except voting pursuant to a revocable proxy or consent as described in item (B) of subsection (ii) above), or disposing of such stock with any other person that beneficially owns, or whose Affiliates or associates beneficially own, directly or indirectly, such stock.

          (g)   "person" means any individual, corporation, partnership, unincorporated association or other entity.

          (h)   "stock" means, with respect to any corporation, capital stock and, with respect to any other entity, any equity interest.

          (i)    "Sponsor Holders" means: (i) the investment funds affiliated with The Gores Group LLC and their respective successors and Affiliates; and (ii) the investment funds affiliated with or managed by Platinum Equity, LLC and their respective successors and Affiliates.

          (j)    "voting stock" means stock of any class or series entitled to vote generally in the election of directors.

ARTICLE XI

AMENDMENT OF AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION

        The Corporation reserves the right at any time and from time to time to amend, alter, change or repeal any provision contained in this Second Amended and Restated Certificate (including any Preferred Stock Designation), in the manner now or hereafter prescribed by this Second Amended and Restated Certificate and the DGCL; and, except as set forth in Article VIII, all rights, preferences and privileges herein conferred upon stockholders, directors or any other persons by and pursuant to this Second Amended and Restated Certificate in its present form or as hereafter amended are granted subject to the right reserved in this Article XI. Notwithstanding anything to the contrary contained in this Second Amended and Restated Certificate, and notwithstanding that a lesser percentage may be permitted from time to time by applicable law, no provision of Article V, Section 7.1, Section 7.3, Article VIII, Article IX, Article X and this Article XI may be altered, amended or repealed in any respect, nor may any provision or bylaw inconsistent therewith be adopted, unless, in addition to any other vote required by this Second Amended and Restated Certificate or otherwise required by law, such alteration, amendment, repeal or adoption is approved by the affirmative vote of the holders of at least two thirds of the voting power of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class.

        IN WITNESS WHEREOF, Gores Holdings II, Inc. has caused this Second Amended and Restated Certificate to be duly executed in its name and on its behalf by an authorized officer as of the date first set forth above.

GORES HOLDINGS II, INC.
By:
	Name:	Mark Stone
	Title:	Chief Executive Officer

[Signature Page to the Second Amended and Restated Charter of Gores Holdings II, Inc.]

Annex D

AMENDED AND RESTATED BYLAWS
OF
VERRA MOBILITY CORPORATION

ARTICLE I

OFFICES

        Section 1.1.    Registered Office.     The registered office of Verra Mobility Corporation (the "Corporation") within the State of Delaware shall be located at either: (a) the principal place of business of the Corporation in the State of Delaware; or (b) the office of the corporation or individual acting as the Corporation's registered agent in Delaware.

        Section 1.2.    Additional Offices.     The Corporation may, in addition to its registered office in the State of Delaware, have such other offices and places of business, both within and outside the State of Delaware, as the Board of Directors of the Corporation (the "Board") may from time to time determine or as the business and affairs of the Corporation may require.

ARTICLE II

STOCKHOLDERS MEETINGS

        Section 2.1.    Annual Meetings.     The annual meeting of stockholders shall be held at such place and time and on such date as shall be determined by the Board and stated in the notice of the meeting, provided that the Board may in its sole discretion determine that the meeting shall not be held at any place, but may instead be held solely by means of remote communication pursuant to Section 9.5(a) . At each annual meeting, the stockholders shall elect those directors of the Corporation to fill any term of a directorship that expires on the date of such annual meeting and may transact any other business as may properly be brought before the meeting.

        Section 2.2.    Special Meetings.     Subject to the rights of the holders of any outstanding series of the Preferred Stock, and to the requirements of applicable law, special meetings of stockholders, for any purpose or purposes, may be called only by the Chairman of the Board, Chief Executive Officer, or the Board pursuant to a resolution adopted by a majority of the Board. Special meetings of stockholders shall be held at such place and time and on such date as shall be determined by the Board and stated in the Corporation's notice of the meeting, provided that the Board may in its sole discretion determine that the meeting shall not be held at any place, but may instead be held solely by means of remote communication pursuant to Section 9.5(a).

        Section 2.3.    Notices.     Notice of each stockholders meeting stating the place, if any, date, and time of the meeting, and the means of remote communication, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, shall be given in the manner permitted by Section 9.3 to each stockholder entitled to vote thereat by the Corporation not less than 10 nor more than 60 days before the date of the meeting. If said notice is for a stockholders meeting other than an annual meeting, it shall in addition state the purpose or purposes for which the meeting is called, and the business transacted at such meeting shall be limited to the matters so stated in the Corporation's notice of meeting (or any supplement thereto). Any meeting of stockholders as to which notice has been given may be postponed, and any special meeting of stockholders as to which notice has been given may be cancelled, by the Board upon public announcement (as defined in Section 2.7(c)) given before the date previously scheduled for such meeting.

        Section 2.4.    Quorum.     Except as otherwise provided by applicable law, the Corporation's Second Amended and Restated Certificate of Incorporation, as the same may be amended or restated from time to time (the "Certificate of Incorporation") or these Bylaws, the presence, in person or by proxy, at a stockholders meeting of the holders of shares of outstanding capital stock of the Corporation representing a majority of the voting power of all outstanding shares of capital stock of the Corporation entitled to vote at such meeting shall constitute a quorum for the transaction of business at such meeting, except that when specified business is to be voted on by a class or series of stock voting as a class, the holders of shares representing a majority of the voting power of the outstanding shares of such class or series shall constitute a quorum of such class or series for the transaction of such business. If a quorum shall not be present or represented by proxy at any meeting of the stockholders of the Corporation, the chairman of the meeting may adjourn the meeting from time to time in the manner provided in Section 2.6 until a quorum shall attend. The stockholders present at a duly convened meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum. Shares of its own stock belonging to the Corporation or to another corporation, if a majority of the voting power of the shares entitled to vote in the election of directors of such other corporation is held, directly or indirectly, by the Corporation, shall neither be entitled to vote nor be counted for quorum purposes; provided, however, that the foregoing shall not limit the right of the Corporation or any such other corporation to vote shares held by it in a fiduciary capacity.

        Section 2.5.    Voting of Shares.

        (a)    Voting Lists.     The Secretary shall prepare, or shall cause the officer or agent who has charge of the stock ledger of the Corporation to prepare, at least 10 days before every meeting of stockholders, a complete list of the stockholders of record entitled to vote at such meeting and showing the address and the number of shares registered in the name of each stockholder. Nothing contained in this Section 2.5(a) shall require the Corporation to include electronic mail addresses or other electronic contact information on such list. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours for a period of at least 10 days prior to the meeting: (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting; or (ii) during ordinary business hours, at the principal place of business of the Corporation. In the event that the Corporation determines to make the list available on an electronic network, the Corporation may take reasonable steps to ensure that such information is available only to stockholders of the Corporation. If the meeting is to be held at a place, then the list shall be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present. If a meeting of stockholders is to be held solely by means of remote communication as permitted by Section 9.5(a), the list shall be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of meeting. The stock ledger shall be the only evidence as to who are the stockholders entitled to examine the list required by this Section 2.5(a) or to vote in person or by proxy at any meeting of stockholders.

        (b)    Manner of Voting.     At any stockholders meeting, every stockholder entitled to vote may vote in person or by proxy. If authorized by the Board, the voting by stockholders or proxy holders at any meeting conducted by remote communication may be effected by a ballot submitted by electronic transmission (as defined in Section 9.3), provided that any such electronic transmission must either set forth or be submitted with information from which the Corporation can determine that the electronic transmission was authorized by the stockholder or proxy holder. The Board, in its discretion, or the chairman of the meeting of stockholders, in such person's discretion, may require that any votes cast at such meeting shall be cast by written ballot.

        (c)    Proxies.     Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for such stockholder by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. Proxies need not be filed with the

Secretary of the Corporation until the meeting is called to order, but shall be filed with the Secretary before being voted. Without limiting the manner in which a stockholder may authorize another person or persons to act for such stockholder as proxy, either of the following shall constitute a valid means by which a stockholder may grant such authority.

            (i)  A stockholder may execute a writing authorizing another person or persons to act for such stockholder as proxy. Execution may be accomplished by the stockholder or such stockholder's authorized officer, director, employee or agent signing such writing or causing such person's signature to be affixed to such writing by any reasonable means, including, but not limited to, by facsimile signature.

           (ii)  A stockholder may authorize another person or persons to act for such stockholder as proxy by transmitting or authorizing the transmission of an electronic transmission to the person who will be the holder of the proxy or to a proxy solicitation firm, proxy support service organization or like agent duly authorized by the person who will be the holder of the proxy to receive such transmission, provided that any such electronic transmission must either set forth or be submitted with information from which it can be determined that the electronic transmission was authorized by the stockholder. Any copy, facsimile telecommunication or other reliable reproduction of the writing or transmission authorizing another person or persons to act as proxy for a stockholder may be substituted or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used; provided that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing or transmission.

        (d)    Required Vote.     Subject to the rights of the holders of one or more series of preferred stock of the Corporation ("Preferred Stock"), voting separately by class or series, to elect directors pursuant to the terms of one or more series of Preferred Stock, the election of directors shall be determined by a plurality of the votes cast by the stockholders present in person or represented by proxy at the meeting and entitled to vote thereon. All other matters shall be determined by the vote of a majority of the votes cast by the stockholders present in person or represented by proxy at the meeting and entitled to vote thereon, unless the matter is one upon which, by applicable law, the Certificate of Incorporation, these Bylaws or applicable stock exchange rules, a different vote is required, in which case such provision shall govern and control the decision of such matter.

        (e)    Inspectors of Election.     The Board may, and shall if required by law, in advance of any meeting of stockholders, appoint one or more persons as inspectors of election, who may be employees of the Corporation or otherwise serve the Corporation in other capacities, to act at such meeting of stockholders or any adjournment thereof and to make a written report thereof. The Board may appoint one or more persons as alternate inspectors to replace any inspector who fails to act. If no inspectors of election or alternates are appointed by the Board, the chairman of the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before discharging his or her duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability. The inspectors shall ascertain and report the number of outstanding shares and the voting power of each; determine the number of shares present in person or represented by proxy at the meeting and the validity of proxies and ballots; count all votes and ballots and report the results; determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors; and certify their determination of the number of shares represented at the meeting and their count of all votes and ballots. No person who is a candidate for an office at an election may serve as an inspector at such election. Each report of an inspector shall be in writing and signed by the inspector or by a majority of them if there is more than one inspector acting at such meeting. If there is more than one inspector, the report of a majority shall be the report of the inspectors.

        Section 2.6.    Adjournments.     Any meeting of stockholders, annual or special, may be adjourned by the chairman of the meeting, from time to time, whether or not there is a quorum, to reconvene at the same or some other place. Notice need not be given of any such adjourned meeting if the date, time, and place, if any, thereof, and the means of remote communication, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such adjourned meeting are announced at the meeting at which the adjournment is taken. At the adjourned meeting, the stockholders or the holders of any class or series of stock entitled to vote separately as a class, as the case may be, may transact any business that might have been transacted at the original meeting. If the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

        Section 2.7.    Advance Notice for Business.

        (a)    Annual Meetings of Stockholders.     No business may be transacted at an annual meeting of stockholders, other than business that is either: (i) specified in the Corporation's notice of meeting (or any supplement thereto) given by or at the direction of the Board; (ii) otherwise properly brought before the annual meeting by or at the direction of the Board; or (iii) otherwise properly brought before the annual meeting by any stockholder of the Corporation: (A) who is a stockholder of record on the date of the giving of the notice provided for in this Section 2.7(a) and on the record date for the determination of stockholders entitled to vote at such annual meeting; and (B) who complies with the notice procedures set forth in this Section 2.7(a). Notwithstanding anything in this Section 2.7(a) to the contrary, only persons nominated for election as a director to fill any term of a directorship that expires on the date of the annual meeting pursuant to Section 3.2 will be considered for election at such meeting.

            (i)  In addition to any other applicable requirements, for business (other than nominations) to be properly brought before an annual meeting by a stockholder, such stockholder must have given timely notice thereof in proper written form to the Secretary of the Corporation and such business must otherwise be a proper matter for stockholder action. Subject to Section 2.7(a)(iii) , a stockholder's notice to the Secretary with respect to such business, to be timely, must be received by the Secretary at the principal executive offices of the Corporation not later than the close of business on the 90th day nor earlier than the opening of business on the 120th day before the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that in the event that the annual meeting is called for a date that is not within 45 days before or after such anniversary date, notice by the stockholder to be timely must be so received not earlier than the opening of business on the 120th day before the meeting and not later than the later of: (A) the close of business on the 90th day before the meeting; or (B) the close of business on the 10th day following the day on which public announcement of the date of the annual meeting is first made by the Corporation. The public announcement of an adjournment of an annual meeting shall not commence a new time period for the giving of a stockholder's notice as described in this Section 2.7(a).

           (ii)  To be in proper written form, a stockholder's notice to the Secretary with respect to any business (other than nominations) must set forth as to each such matter such stockholder proposes to bring before the annual meeting: (A) a brief description of the business desired to be brought before the annual meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event such business includes a proposal to amend these Bylaws, the language of the proposed amendment) and the reasons for conducting such business at the annual meeting; (B) the name and record address of such stockholder and the name and address of the beneficial owner, if any, on whose behalf the proposal is made; (C) the class or series and number of shares of capital stock of the Corporation that are owned beneficially and of record by such stockholder and by the beneficial owner, if any, on whose behalf the proposal is made; (D) a description of all arrangements or understandings between such stockholder and the beneficial owner, if any, on whose behalf the proposal is made and any other person or persons (including their names) in connection with the proposal of such business by such stockholder; (E) any material interest of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made in such business; and (F) a representation that such stockholder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting.

          (iii)  The foregoing notice requirements of this Section 2.7(a) shall be deemed satisfied by a stockholder as to any proposal (other than nominations) if the stockholder has notified the Corporation of such stockholder's intention to present such proposal at an annual meeting in compliance with Rule 14a-8 (or any successor thereof) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and such stockholder has complied with the requirements of such Rule for inclusion of such proposal in a proxy statement prepared by the Corporation to solicit proxies for such annual meeting. No business shall be conducted at the annual meeting of stockholders except business brought before the annual meeting in accordance with the procedures set forth in this Section 2.7(a), provided, however, that once business has been properly brought before the annual meeting in accordance with such procedures, nothing in this Section 2.7(a) shall be deemed to preclude discussion by any stockholder of any such business. If the Board or the chairman of the annual meeting determines that any stockholder proposal was not made in accordance with the provisions of this Section 2.7(a) or that the information provided in a stockholder's notice does not satisfy the information requirements of this Section 2.7(a), such proposal shall not be presented for action at the annual meeting. Notwithstanding the foregoing provisions of this Section 2.7(a), if the stockholder (or a qualified representative of the stockholder) does not appear at the annual meeting of stockholders of the Corporation to present the proposed business, such proposed business shall not be transacted, notwithstanding that proxies in respect of such matter may have been received by the Corporation.

          (iv)  In addition to the provisions of this Section 2.7(a), a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth herein. Nothing in this Section 2.7(a) shall be deemed to affect any rights of stockholders to request inclusion of proposals in the Corporation's proxy statement pursuant to Rule 14a-8 under the Exchange Act.

        (b)    Special Meetings of Stockholders.     Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation's notice of meeting. Nominations of persons for election to the Board may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation's notice of meeting only pursuant to Section 3.2.

        (c)    Public Announcement.     For purposes of these Bylaws, "public announcement" shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Sections 13, 14 or 15(d) of the Exchange Act.

        Section 2.8.    Conduct of Meetings.     The chairman of each annual and special meeting of stockholders shall be the Chairman of the Board or, in the absence (or inability or refusal to act) of the Chairman of the Board, the Chief Executive Officer (if he or she shall be a director) or, in the absence (or inability or refusal to act) of the Chief Executive Officer or if the Chief Executive Officer is not a director, the President (if he or she shall be a director) or, in the absence (or inability or refusal to act) of the President or if the President is not a director, such other person as shall be appointed by the Board. The date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting shall be announced at the meeting by the chairman of the meeting. The Board may adopt such rules and regulations for the conduct of the meeting of stockholders as it shall deem appropriate. Except to the extent inconsistent with these Bylaws or such rules and regulations as adopted by the Board, the chairman of any meeting of stockholders shall have the right and authority to convene and to adjourn the meeting, to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairman, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board or prescribed by the chairman of the meeting, may include, without limitation, the following: (a) the establishment of an agenda or order of business for the meeting; (b) rules and procedures for maintaining order at the meeting and the safety of those present; (c) limitations on attendance at or participation in the meeting to stockholders of record of the Corporation, their duly authorized and constituted proxies or such other persons as the chairman of the meeting shall determine; (d) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (e) limitations on the time allotted to questions or comments by participants. Unless and to the extent determined by the Board or the chairman of the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure. The secretary of each annual and special meeting of stockholders shall be the Secretary or, in the absence (or inability or refusal to act) of the Secretary, an Assistant Secretary so appointed to act by the chairman of the meeting. In the absence (or inability or refusal to act) of the Secretary and all Assistant Secretaries, the chairman of the meeting may appoint any person to act as secretary of the meeting.

        Section 2.9.    Consents in Lieu of Meeting.     Any action required or permitted to be taken by the stockholders of the Corporation must be effected by a duly called annual or special meeting of such stockholders and may not be effected by written consent of the stockholders.

ARTICLE III

DIRECTORS

        Section 3.1.    Powers.     The business and affairs of the Corporation shall be managed by or under the direction of the Board, which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these Bylaws required to be exercised or done by the stockholders. Directors need not be stockholders or residents of the State of Delaware.

        Section 3.2.    Advance Notice for Nomination of Directors.

        (a)   Only persons who are nominated in accordance with the following procedures shall be eligible for election as directors of the Corporation, except as may be otherwise provided by the terms of one or more series of Preferred Stock with respect to the rights of holders of one or more series of Preferred Stock to elect directors. Nominations of persons for election to the Board at any annual meeting of stockholders, or at any special meeting of stockholders called for the purpose of electing directors as set forth in the Corporation's notice of such special meeting, may be made: (i) by or at the direction of the Board; or (ii) by any stockholder of the Corporation: (A) who is a stockholder of record on the date of the giving of the notice provided for in this Section 3.2 and on the record date for the determination of stockholders entitled to vote at such meeting; and (B) who complies with the notice procedures set forth in this Section 3.2.

        (b)   In addition to any other applicable requirements, for a nomination to be made by a stockholder, such stockholder must have given timely notice thereof in proper written form to the Secretary of the Corporation. To be timely, a stockholder's notice to the Secretary must be received by the Secretary at the principal executive offices of the Corporation: (i) in the case of an annual meeting, not later than the close of business on the 90th day nor earlier than the opening of business on the 120th day before the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that in the event that the annual meeting is called for a date that is not within

45 days before or after such anniversary date, notice by the stockholder to be timely must be so received not earlier than the opening of business on the 120th day before the meeting and not later than the later of: (A) the close of business on the 90th day before the meeting; or (B) the close of business on the 10th day following the day on which public announcement of the date of the annual meeting was first made by the Corporation; and (ii) in the case of a special meeting of stockholders called for the purpose of electing directors, not later than the close of business on the 10th day following the day on which public announcement of the date of the special meeting is first made by the Corporation. In no event shall the public announcement of an adjournment of an annual meeting or special meeting commence a new time period for the giving of a stockholder's notice as described in this Section 3.2.

        (c)   Notwithstanding anything in paragraph (b) to the contrary, in the event that the number of directors to be elected to the Board at an annual meeting is greater than the number of directors whose terms expire on the date of the annual meeting and there is no public announcement by the Corporation naming all of the nominees for the additional directors to be elected or specifying the size of the increased Board before the close of business on the 90th day prior to the anniversary date of the immediately preceding annual meeting of stockholders, a stockholder's notice required by this Section 3.2 shall also be considered timely, but only with respect to nominees for the additional directorships created by such increase that are to be filled by election at such annual meeting, if it shall be received by the Secretary at the principal executive offices of the Corporation not later than the close of business on the 10th day following the date on which such public announcement was first made by the Corporation.

        (d)   To be in proper written form, a stockholder's notice to the Secretary must set forth: (i) as to each person whom the stockholder proposes to nominate for election as a director: (A) the name, age, business address and residence address of the person; (B) the principal occupation or employment of the person; (C) the class or series and number of shares of capital stock of the Corporation, if any, that are owned beneficially or of record by the person; and (D) any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder; and (ii) as to the stockholder giving the notice: (A) the name and record address of such stockholder and the name and address of the beneficial owner, if any, on whose behalf the nomination is made; (B) the class or series and number of shares of capital stock of the Corporation that are owned beneficially and of record by such stockholder and the beneficial owner, if any, on whose behalf the nomination is made; (C) a description of all arrangements or understandings relating to the nomination to be made by such stockholder among such stockholder, the beneficial owner, if any, on whose behalf the nomination is made, each proposed nominee and any other person or persons (including their names); (D) a representation that such stockholder intends to appear in person or by proxy at the meeting to nominate the persons named in its notice; and (E) any other information relating to such stockholder and the beneficial owner, if any, on whose behalf the nomination is made that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder. Such notice must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a director if elected.

        (e)   If the Board or the chairman of the meeting of stockholders determines that any nomination was not made in accordance with the provisions of this Section 3.2, then such nomination shall not be considered at the meeting in question. Notwithstanding the foregoing provisions of this Section 3.2, if the stockholder (or a qualified representative of the stockholder) does not appear at the meeting of stockholders of the Corporation to present the nomination, such nomination shall be disregarded, notwithstanding that proxies in respect of such nomination may have been received by the Corporation.

        (f)    In addition to the provisions of this Section 3.2, a stockholder shall also comply with all of the applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth herein. Nothing in this Section 3.2 shall be deemed to affect any rights of the holders of Preferred Stock to elect directors pursuant to the Certificate of Incorporation.

        Section 3.3.    Compensation.     Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, the Board shall have the authority to fix the compensation of directors. The directors may be reimbursed their expenses, if any, of attendance at each meeting of the Board and may be paid either a fixed sum for attendance at each meeting of the Board or other compensation as director. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of committees of the Board may be allowed like compensation and reimbursement of expenses for service on the committee.

        Section 3.4.    Newly Created Directorships and Vacancies.     Unless otherwise provided by the Certificate of Incorporation, newly created directorships resulting from an increase in the number of directors and any vacancies on the Board resulting from death, resignation, retirement, disqualification, removal or other cause shall be filled solely by a majority vote of the remaining directors then in office, even if less than a quorum, or by a sole remaining director (and not by stockholders), and any director so chosen shall hold office for the remainder of the full term of the class of directors to which the new directorship was added or in which the vacancy occurred and until his or her successor has been elected and qualified, subject, however, to such director's earlier death, resignation, retirement, disqualification or removal.

ARTICLE IV

BOARD MEETINGS

        Section 4.1.    Annual Meetings.     The Board shall meet as soon as practicable after the adjournment of each annual stockholders meeting at the place of the annual stockholders meeting unless the Board shall fix another time and place and give notice thereof in the manner required herein for special meetings of the Board. No notice to the directors shall be necessary to legally convene this meeting, except as provided in this Section 4.1.

        Section 4.2.    Regular Meetings.     Regularly scheduled, periodic meetings of the Board may be held without notice at such times, dates and places as shall from time to time be determined by the Board.

        Section 4.3.    Special Meetings.     Special meetings of the Board: (a) may be called by the Chairman of the Board or President; and (b) shall be called by the Chairman of the Board, President or Secretary on the written request of at least a majority of directors then in office, or the sole director, as the case may be, and shall be held at such time, date and place as may be determined by the person calling the meeting or, if called upon the request of directors or the sole director, as specified in such written request. Notice of each special meeting of the Board shall be given, as provided in Section 9.3, to each director: (i) at least 24 hours before the meeting if such notice is oral notice given personally or by telephone or written notice given by hand delivery or by means of a form of electronic transmission and delivery; (ii) at least two days before the meeting if such notice is sent by a nationally recognized overnight delivery service; and (iii) at least five days before the meeting if such notice is sent through the United States mail. If the Secretary shall fail or refuse to give such notice, then the notice may be given by the officer who called the meeting or the directors who requested the meeting. Any and all business that may be transacted at a regular meeting of the Board may be transacted at a special meeting. Except as may be otherwise expressly provided by applicable law, the Certificate of Incorporation, or these Bylaws, neither the business to be transacted at, nor the purpose of, any special meeting need be specified in the notice or waiver of notice of such meeting. A special meeting may be held at any time without notice if all the directors are present or if those not present waive notice of the meeting in accordance with Section 9.4.

        Section 4.4.    Quorum; Required Vote.     A majority of the Board shall constitute a quorum for the transaction of business at any meeting of the Board, and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board, except as may be otherwise specifically provided by applicable law, the Certificate of Incorporation or these Bylaws. If a quorum shall not be present at any meeting, a majority of the directors present may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present.

        Section 4.5.    Consent In Lieu of Meeting.     Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board or any committee thereof may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmission or transmissions (or paper reproductions thereof) are filed with the minutes of proceedings of the Board or committee. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

        Section 4.6.    Organization.     The chairman of each meeting of the Board shall be the Chairman of the Board or, in the absence (or inability or refusal to act) of the Chairman of the Board, the Chief Executive Officer (if he or she shall be a director) or, in the absence (or inability or refusal to act) of the Chief Executive Officer or if the Chief Executive Officer is not a director, the President (if he or she shall be a director) or in the absence (or inability or refusal to act) of the President or if the President is not a director, a chairman elected from the directors present. The Secretary shall act as secretary of all meetings of the Board. In the absence (or inability or refusal to act) of the Secretary, an Assistant Secretary shall perform the duties of the Secretary at such meeting. In the absence (or inability or refusal to act) of the Secretary and all Assistant Secretaries, the chairman of the meeting may appoint any person to act as secretary of the meeting.

ARTICLE V

COMMITTEES OF DIRECTORS

        Section 5.1.    Establishment.     The Board may by resolution passed by a majority of the Board designate one or more committees, each committee to consist of one or more of the directors of the Corporation. Each committee shall keep regular minutes of its meetings and report the same to the Board when required. The Board shall have the power at any time to fill vacancies in, to change the membership of, or to dissolve any such committee.

        Section 5.2.    Available Powers.     Any committee established pursuant to Section 5.1 hereof, to the extent permitted by applicable law and by resolution of the Board, shall have and may exercise all of the powers and authority of the Board in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers that may require it, but no such committee shall have the power or authority in reference to the following matters: (a) approving or adopting, or recommending to the stockholders, any action or matter (other than the election or removal of directors) expressly required by the General Corporation Law of the State of Delaware (the "DGCL") to be submitted to stockholders for approval; or (b) adopting, amending or repealing any bylaw of the Corporation.

        Section 5.3.    Alternate Members.     The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of such committee.

        Section 5.4.    Procedures.     Unless the Board otherwise provides, the time, date, place, if any, and notice of meetings of a committee shall be determined by such committee. At meetings of a committee, a majority of the number of members of the committee (but not including any alternate member, unless such alternate member has replaced any absent or disqualified member at the time of, or in connection with, such meeting) shall constitute a quorum for the transaction of business. The act of a majority of the members present at any meeting at which a quorum is present shall be the act of the committee, except as otherwise specifically provided by applicable law, the Certificate of Incorporation, these Bylaws or the Board. If a quorum is not present at a meeting of a committee, the members present may adjourn the meeting from time to time, without notice other than an announcement at the meeting, until a quorum is present. Unless the Board otherwise provides and except as provided in these Bylaws, each committee designated by the Board may make, alter, amend and repeal rules for the conduct of its business. In the absence of such rules each committee shall conduct its business in the same manner as the Board is authorized to conduct its business pursuant to Article III and Article IV of these Bylaws.

ARTICLE VI

OFFICERS

        Section 6.1.    Officers.     The officers of the Corporation elected by the Board shall be a Chairman of the Board, a Chief Executive Officer, a President, a Chief Financial Officer, a Secretary and such other officers (including without limitation, Vice Presidents, Assistant Secretaries and a Treasurer) as the Board from time to time may determine. Officers elected by the Board shall each have such powers and duties as generally pertain to their respective offices, subject to the specific provisions of this Article VI. Such officers shall also have such powers and duties as from time to time may be conferred by the Board. The Chief Executive Officer or President may also appoint such other officers (including without limitation one or more Vice Presidents and Controllers) as may be necessary or desirable for the conduct of the business of the Corporation. Such other officers shall have such powers and duties and shall hold their offices for such terms as may be provided in these Bylaws or as may be prescribed by the Board or, if such officer has been appointed by the Chief Executive Officer or President, as may be prescribed by the appointing officer.

          (a) Chairman of the Board.  The Chairman of the Board shall preside when present at all meetings of the stockholders and the Board. The Chairman of the Board shall have general supervision and control of the acquisition activities of the Corporation subject to the ultimate authority of the Board, and shall be responsible for the execution of the policies of the Board with respect to such matters. In the absence (or inability or refusal to act) of the Chairman of the Board, the Chief Executive Officer (if he or she shall be a director) shall preside when present at all meetings of the stockholders and the Board. The powers and duties of the Chairman of the Board shall not include supervision or control of the preparation of the financial statements of the Company (other than through participation as a member of the Board). The position of Chairman of the Board and Chief Executive Officer may be held by the same person.

          (b) Chief Executive Officer.  The Chief Executive Officer shall be the chief executive officer of the Corporation, shall have general supervision of the affairs of the Corporation and general control of all of its business subject to the ultimate authority of the Board, and shall be responsible for the execution of the policies of the Board with respect to such matters, except to the extent any such powers and duties have been prescribed to the Chairman of the Board pursuant to Section 6.1(a) above. In the absence (or inability or refusal to act) of the Chairman of the Board, the Chief Executive Officer (if he or she shall be a director) shall preside when present at all meetings of the stockholders and the Board. The position of Chief Executive Officer and President may be held by the same person.

          (c) President.  The President shall make recommendations to the Chief Executive Officer on all operational matters that would normally be reserved for the final executive responsibility of the Chief Executive Officer. In the absence (or inability or refusal to act) of the Chairman of the Board and Chief Executive Officer, the President (if he or she shall be a director) shall preside when present at all meetings of the stockholders and the Board. The President shall also perform such duties and have such powers as shall be designated by the Board. The position of President and Chief Executive Officer may be held by the same person.

          (d) Vice Presidents.  In the absence (or inability or refusal to act) of the President, the Vice President (or in the event there be more than one Vice President, the Vice Presidents in the order designated by the Board) shall perform the duties and have the powers of the President. Any one or more of the Vice Presidents may be given an additional designation of rank or function.

          (e) Secretary.

              (i)  The Secretary shall attend all meetings of the stockholders, the Board and (as required) committees of the Board and shall record the proceedings of such meetings in books to be kept for that purpose. The Secretary shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board and shall perform such other duties as may be prescribed by the Board, the Chairman of the Board, Chief Executive Officer or President. The Secretary shall have custody of the corporate seal of the Corporation and the Secretary, or any Assistant Secretary, shall have authority to affix the same to any instrument requiring it, and when so affixed, it may be attested by his or her signature or by the signature of such Assistant Secretary. The Board may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing thereof by his or her signature.

             (ii)  The Secretary shall keep, or cause to be kept, at the principal executive office of the Corporation or at the office of the Corporation's transfer agent or registrar, if one has been appointed, a stock ledger, or duplicate stock ledger, showing the names of the stockholders and their addresses, the number and classes of shares held by each and, with respect to certificated shares, the number and date of certificates issued for the same and the number and date of certificates cancelled.

          (f) Assistant Secretaries.  The Assistant Secretary or, if there be more than one, the Assistant Secretaries in the order determined by the Board shall, in the absence (or inability or refusal to act) of the Secretary, perform the duties and have the powers of the Secretary.

          (g) Chief Financial Officer.  The Chief Financial Officer shall perform all duties commonly incident to that office (including, without limitation, the care and custody of the funds and securities of the Corporation, which from time to time may come into the Chief Financial Officer's hands and the deposit of the funds of the Corporation in such banks or trust companies as the Board, the Chief Executive Officer or the President may authorize).

          (h) Treasurer.  The Treasurer shall, in the absence (or inability or refusal to act) of the Chief Financial Officer, perform the duties and exercise the powers of the Chief Financial Officer.

        Section 6.2.    Term of Office; Removal; Vacancies.     The elected officers of the Corporation shall be appointed by the Board and shall hold office until their successors are duly elected and qualified by the Board or until their earlier death, resignation, retirement, disqualification, or removal from office. Any officer may be removed, with or without cause, at any time by the Board. Any officer appointed by the Chief Executive Officer or President may also be removed, with or without cause, by the Chief Executive Officer or President, as the case may be, unless the Board otherwise provides. Any vacancy occurring in any elected office of the Corporation may be filled by the Board. Any vacancy occurring in any office appointed by the Chief Executive Officer or President may be filled by the Chief Executive

Officer, or President, as the case may be, unless the Board then determines that such office shall thereupon be elected by the Board, in which case the Board shall elect such officer.

        Section 6.3.    Other Officers.     The Board may delegate the power to appoint such other officers and agents, and may also remove such officers and agents or delegate the power to remove same, as it shall from time to time deem necessary or desirable.

        Section 6.4.    Multiple Officeholders; Stockholder and Director Officers.     Any number of offices may be held by the same person unless the Certificate of Incorporation or these Bylaws otherwise provide; provided, however, that no officer shall execute, acknowledge or verify any instrument in more than one capacity if such instrument is required by law, the Certificate of Incorporation or these Bylaws to be executed, acknowledged or verified by two or more officers. Officers need not be stockholders or residents of the State of Delaware.

ARTICLE VII

SHARES

        Section 7.1.    Certificated and Uncertificated Shares.     The shares of the Corporation may be certificated or uncertificated, subject to the sole discretion of the Board and the requirements of the DGCL.

        Section 7.2.    Multiple Classes of Stock.     If the Corporation shall be authorized to issue more than one class of stock or more than one series of any class, the Corporation shall: (a) cause the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences or rights to be set forth in full or summarized on the face or back of any certificate that the Corporation issues to represent shares of such class or series of stock; or (b) in the case of uncertificated shares, within a reasonable time after the issuance or transfer of such shares, send to the registered owner thereof a written notice containing the information required to be set forth on certificates as specified in clause (a) above; provided, however, that, except as otherwise provided by applicable law, in lieu of the foregoing requirements, there may be set forth on the face or back of such certificate or, in the case of uncertificated shares, on such written notice a statement that the Corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences or rights.

        Section 7.3.    Signatures.     Each certificate representing capital stock of the Corporation shall be signed by or in the name of the Corporation by: (a) the Chairman of the Board, Chief Executive Officer, the President or a Vice President; and (b) the Treasurer, the Secretary or an Assistant Secretary of the Corporation. Any or all of the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, such certificate may be issued by the Corporation with the same effect as if such person were such officer, transfer agent or registrar on the date of issue.

        Section 7.4.    Consideration and Payment for Shares.

          (a)   Subject to applicable law and the Certificate of Incorporation, shares of stock may be issued for such consideration, having in the case of shares with par value a value not less than the par value thereof, and to such persons, as determined from time to time by the Board. The consideration may consist of any tangible or intangible property or any benefit to the Corporation, including cash, promissory notes, services performed, contracts for services to be performed or other securities, or any combination thereof.

          (b)   Subject to applicable law and the Certificate of Incorporation, shares may not be issued until the full amount of the consideration has been paid, unless upon the face or back of each certificate issued to represent any partly paid shares of capital stock or upon the books and records of the Corporation in the case of partly paid uncertificated shares, there shall have been set forth the total amount of the consideration to be paid therefor and the amount paid thereon up to and including the time said certificate representing certificated shares or said uncertificated shares are issued.

        Section 7.5.    Lost, Destroyed or Wrongfully Taken Certificates.

          (a)   If an owner of a certificate representing shares claims that such certificate has been lost, destroyed or wrongfully taken, the Corporation shall issue a new certificate representing such shares or such shares in uncertificated form if the owner: (i) requests such a new certificate before the Corporation has notice that the certificate representing such shares has been acquired by a protected purchaser; (ii) if requested by the Corporation, delivers to the Corporation a bond sufficient to indemnify the Corporation against any claim that may be made against the Corporation on account of the alleged loss, wrongful taking or destruction of such certificate or the issuance of such new certificate or uncertificated shares; and (iii) satisfies other reasonable requirements imposed by the Corporation.

          (b)   If a certificate representing shares has been lost, apparently destroyed or wrongfully taken, and the owner fails to notify the Corporation of that fact within a reasonable time after the owner has notice of such loss, apparent destruction or wrongful taking and the Corporation registers a transfer of such shares before receiving notification, the owner shall be precluded from asserting against the Corporation any claim for registering such transfer or a claim to a new certificate representing such shares or such shares in uncertificated form.

        Section 7.6.    Transfer of Stock.

          (a)   If a certificate representing shares of the Corporation is presented to the Corporation with an endorsement requesting the registration of transfer of such shares or an instruction is presented to the Corporation requesting the registration of transfer of uncertificated shares, the Corporation shall register the transfer as requested if:

              (i)  in the case of certificated shares, the certificate representing such shares has been surrendered;

       (ii)(A)  with respect to certificated shares, the endorsement is made by the person specified by the certificate as entitled to such shares; (B) with respect to uncertificated shares, an instruction is made by the registered owner of such uncertificated shares; or (C) with respect to certificated shares or uncertificated shares, the endorsement or instruction is made by any other appropriate person or by an agent who has actual authority to act on behalf of the appropriate person;

            (iii)  the Corporation has received a guarantee of signature of the person signing such endorsement or instruction or such other reasonable assurance that the endorsement or instruction is genuine and authorized as the Corporation may request;

            (iv)  the transfer does not violate any restriction on transfer imposed by the Corporation that is enforceable in accordance with Section 7.8(a); and

             (v)  such other conditions for such transfer as shall be provided for under applicable law have been satisfied.

          (b)   Whenever any transfer of shares shall be made for collateral security and not absolutely, the Corporation shall so record such fact in the entry of transfer if, when the certificate for such shares is presented to the Corporation for transfer or, if such shares are uncertificated, when the instruction for registration of transfer thereof is presented to the Corporation, both the transferor and transferee request the Corporation to do so.

        Section 7.7.    Registered Stockholders.     Before due presentment for registration of transfer of a certificate representing shares of the Corporation or of an instruction requesting registration of transfer of uncertificated shares, the Corporation may treat the registered owner as the person exclusively entitled to inspect for any proper purpose the stock ledger and the other books and records of the Corporation, vote such shares, receive dividends or notifications with respect to such shares and otherwise exercise all the rights and powers of the owner of such shares, except that a person who is the beneficial owner of such shares (if held in a voting trust or by a nominee on behalf of such person) may, upon providing documentary evidence of beneficial ownership of such shares and satisfying such other conditions as are provided under applicable law, may also so inspect the books and records of the Corporation.

        Section 7.8.    Effect of the Corporation's Restriction on Transfer.

          (a)   A written restriction on the transfer or registration of transfer of shares of the Corporation or on the amount of shares of the Corporation that may be owned by any person or group of persons, if permitted by the DGCL and noted conspicuously on the certificate representing such shares or, in the case of uncertificated shares, contained in a notice, offering circular or prospectus sent by the Corporation to the registered owner of such shares within a reasonable time prior to or after the issuance or transfer of such shares, may be enforced against the holder of such shares or any successor or transferee of the holder including an executor, administrator, trustee, guardian or other fiduciary entrusted with like responsibility for the person or estate of the holder.

          (b)   A restriction imposed by the Corporation on the transfer or the registration of shares of the Corporation or on the amount of shares of the Corporation that may be owned by any person or group of persons, even if otherwise lawful, is ineffective against a person without actual knowledge of such restriction unless: (i) the shares are certificated and such restriction is noted conspicuously on the certificate; or (ii) the shares are uncertificated and such restriction was contained in a notice, offering circular or prospectus sent by the Corporation to the registered owner of such shares prior to or within a reasonable time after the issuance or transfer of such shares.

        Section 7.9.    Regulations.     The Board shall have power and authority to make such additional rules and regulations, subject to any applicable requirement of law, as the Board may deem necessary and appropriate with respect to the issue, transfer or registration of transfer of shares of stock or certificates representing shares. The Board may appoint one or more transfer agents or registrars and may require for the validity thereof that certificates representing shares bear the signature of any transfer agent or registrar so appointed.

ARTICLE VIII

INDEMNIFICATION

        Section 8.1.    Right to Indemnification.     To the fullest extent permitted by applicable law, as the same exists or may hereafter be amended, the Corporation shall indemnify and hold harmless each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she is or was a director or officer of the Corporation or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, other enterprise or nonprofit entity, including service with respect to an employee benefit plan (hereinafter an "Indemnitee"), whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent, or in any other capacity while serving as a director, officer, employee or agent, against all liability and loss suffered and expenses (including, without limitation, attorneys' fees, judgments, fines, ERISA excise taxes and penalties and amounts paid in settlement) reasonably incurred by such Indemnitee in connection with such proceeding; provided, however, that, except as provided in Section 8.3 with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify an Indemnitee in connection with a proceeding (or part thereof) initiated by such Indemnitee only if such proceeding (or part thereof) was authorized by the Board.

        Section 8.2.    Right to Advancement of Expenses.     In addition to the right to indemnification conferred in Section 8.1, an Indemnitee shall also have the right to be paid by the Corporation to the fullest extent not prohibited by applicable law the expenses (including, without limitation, attorneys' fees) incurred in defending or otherwise participating in any such proceeding in advance of its final disposition (hereinafter an "advancement of expenses"); provided, however, that, if the DGCL requires, an advancement of expenses incurred by an Indemnitee in his or her capacity as a director or officer of the Corporation (and not in any other capacity in which service was or is rendered by such Indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon the Corporation's receipt of an undertaking (hereinafter an "undertaking"), by or on behalf of such Indemnitee, to repay all amounts so advanced if it shall ultimately be determined that such Indemnitee is not entitled to be indemnified under this Article VIII or otherwise.

        Section 8.3.    Right of Indemnitee to Bring Suit.     If a claim under Section 8.1 or Section 8.2 is not paid in full by the Corporation within 60 days after a written claim therefor has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be 20 days, the Indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Indemnitee shall also be entitled to be paid the expense of prosecuting or defending such suit. In (a) any suit brought by the Indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by an Indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and (b) in any suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Corporation shall be entitled to recover such expenses upon a final judicial decision from which there is no further right to appeal (hereinafter a "final adjudication") that, the Indemnitee has not met any applicable standard for indemnification set forth in the DGCL. Neither the failure of the Corporation (including its directors who are not parties to such action, a committee of such directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the Indemnitee is proper in the circumstances because the Indemnitee has met the applicable standard of conduct set forth in the DGCL, nor an actual determination by the Corporation (including a determination by its directors who are not parties to such action, a committee of such directors, independent legal counsel, or its stockholders) that the Indemnitee has not met such applicable standard of conduct, shall create a presumption that the Indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the Indemnitee, shall be a defense to such suit. In any suit brought by the Indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the Indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this Article VIII or otherwise shall be on the Corporation.

        Section 8.4.    Non-Exclusivity of Rights.     The rights provided to any Indemnitee pursuant to this Article VIII shall not be exclusive of any other right, which such Indemnitee may have or hereafter acquire under applicable law, the Certificate of Incorporation, these Bylaws, an agreement, a vote of stockholders or disinterested directors, or otherwise.

        Section 8.5.    Insurance.     The Corporation may maintain insurance, at its expense, to protect itself and/or any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the DGCL.

        Section 8.6.    Indemnification of Other Persons.     This Article VIII shall not limit the right of the Corporation to the extent and in the manner authorized or permitted by law to indemnify and to advance expenses to persons other than Indemnitees. Without limiting the foregoing, the Corporation may, to the extent authorized from time to time by the Board, grant rights to indemnification and to the advancement of expenses to any employee or agent of the Corporation and to any other person who is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan, to the fullest extent of the provisions of this Article VIII with respect to the indemnification and advancement of expenses of Indemnitees under this Article VIII.

        Section 8.7.    Amendments.     Any repeal or amendment of this Article VIII by the Board or the stockholders of the Corporation or by changes in applicable law, or the adoption of any other provision of these Bylaws inconsistent with this Article VIII, will, to the extent permitted by applicable law, be prospective only (except to the extent such amendment or change in applicable law permits the Corporation to provide broader indemnification rights to Indemnitees on a retroactive basis than permitted prior thereto), and will not in any way diminish or adversely affect any right or protection existing hereunder in respect of any act or omission occurring prior to such repeal or amendment or adoption of such inconsistent provision; provided further, that amendments or repeals of this Article VIII shall require the affirmative vote of the stockholders holding at least 66.7% of the voting power of all outstanding shares of capital stock of the Corporation.

        Section 8.8.    Certain Definitions.     For purposes of this Article VIII: (a) references to "other enterprise" shall include any employee benefit plan; (b) references to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; (c) references to "serving at the request of the Corporation" shall include any service that imposes duties on, or involves services by, a person with respect to any employee benefit plan, its participants, or beneficiaries; and (d) a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interest of the Corporation" for purposes of Section 145 of the DGCL.

        Section 8.9.    Contract Rights.     The rights provided to Indemnitees pursuant to this Article VIII shall be contract rights and such rights shall continue as to an Indemnitee who has ceased to be a director, officer, agent or employee and shall inure to the benefit of the Indemnitee's heirs, executors and administrators.

        Section 8.10.    Severability.     If any provision or provisions of this Article VIII shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (a) the validity, legality and enforceability of the remaining provisions of this Article VIII shall not in any way be affected or impaired thereby; and (b) to the fullest extent possible, the provisions of this Article VIII (including, without limitation, each such portion of this Article VIII containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

 ARTICLE IX

MISCELLANEOUS

        Section 9.1.    Place of Meetings.     If the place of any meeting of stockholders, the Board or committee of the Board for which notice is required under these Bylaws is not designated in the notice of such meeting, such meeting shall be held at the principal business office of the Corporation; provided, however, if the Board has, in its sole discretion, determined that a meeting shall not be held at any place, but instead shall be held by means of remote communication pursuant to Section 9.5 hereof, then such meeting shall not be held at any place.

        Section 9.2.    Fixing Record Dates.

          (a)   In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board may fix a record date, which shall not precede the date upon which the resolution fixing the record date is adopted by the Board, and which record date shall not be more than 60 nor less than 10 days before the date of such meeting. If no record date is fixed by the Board, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the business day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the business day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for the adjourned meeting.

          (b)   In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than 60 days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board adopts the resolution relating thereto.

        Section 9.3.    Means of Giving Notice.

          (a) Notice to Directors.  Whenever under applicable law, the Certificate of Incorporation or these Bylaws notice is required to be given to any director, such notice shall be given either: (i) in writing and sent by mail, or by a nationally recognized delivery service; (ii) by means of facsimile telecommunication or other form of electronic transmission; or (iii) by oral notice given personally or by telephone. A notice to a director will be deemed given as follows: (A) if given by hand delivery, orally, or by telephone, when actually received by the director; (B) if sent through the United States mail, when deposited in the United States mail, with postage and fees thereon prepaid, addressed to the director at the director's address appearing on the records of the Corporation; (C) if sent for next day delivery by a nationally recognized overnight delivery service, when deposited with such service, with fees thereon prepaid, addressed to the director at the director's address appearing on the records of the Corporation; (D) if sent by facsimile telecommunication, when sent to the facsimile transmission number for such director appearing on the records of the Corporation; (E) if sent by electronic mail, when sent to the electronic mail address for such director appearing on the records of the Corporation; or (F) if sent by any other form of electronic transmission, when sent to the address, location or number (as applicable) for such director appearing on the records of the Corporation.

          (b) Notice to Stockholders.  Whenever under applicable law, the Certificate of Incorporation or these Bylaws notice is required to be given to any stockholder, such notice may be given: (i) in writing and sent either by hand delivery, through the United States mail, or by a nationally recognized overnight delivery service for next day delivery; or (ii) by means of a form of electronic transmission consented to by the stockholder, to the extent permitted by, and subject to the conditions set forth in Section 232 of the DGCL. A notice to a stockholder shall be deemed given as follows: (A) if given by hand delivery, when actually received by the stockholder; (B) if sent through the United States mail, when deposited in the United States mail, with postage and fees thereon prepaid, addressed to the stockholder at the stockholder's address appearing on the stock ledger of the Corporation; (C) if sent for next day delivery by a nationally recognized overnight delivery service, when deposited with such service, with fees thereon prepaid, addressed to the stockholder at the stockholder's address appearing on the stock ledger of the Corporation; and (D) if given by a form of electronic transmission consented to by the stockholder to whom the notice is given and otherwise meeting the requirements set forth above: (1) if by facsimile transmission, when directed to a number at which the stockholder has consented to receive notice; (2) if by electronic mail, when directed to an electronic mail address at which the stockholder has consented to receive notice; (3) if by a posting on an electronic network together with separate notice to the stockholder of such specified posting, upon the later of: (aa) such posting; and (bb) the giving of such separate notice; and (4) if by any other form of electronic transmission, when directed to the stockholder. A stockholder may revoke such stockholder's consent to receiving notice by means of electronic communication by giving written notice of such revocation to the Corporation. Any such consent shall be deemed revoked if: (aa) the Corporation is unable to deliver by electronic transmission two consecutive notices given by the Corporation in accordance with such consent; and (bb) such inability becomes known to the Secretary or an Assistant Secretary or to the Corporation's transfer agent, or other person responsible for the giving of notice; provided, however, the inadvertent failure to treat such inability as a revocation shall not invalidate any meeting or other action.

          (c) Electronic Transmission.  "Electronic transmission" means any form of communication, not directly involving the physical transmission of paper, that creates a record that may be retained, retrieved and reviewed by a recipient thereof, and that may be directly reproduced in paper form by such a recipient through an automated process, including but not limited to transmission by telex, facsimile telecommunication, electronic mail, telegram and cablegram.

          (d) Notice to Stockholders Sharing Same Address.  Without limiting the manner by which notice otherwise may be given effectively by the Corporation to stockholders, any notice to stockholders given by the Corporation under any provision of the DGCL, the Certificate of Incorporation or these Bylaws shall be effective if given by a single written notice to stockholders who share an address if consented to by the stockholders at that address to whom such notice is given. A stockholder may revoke such stockholder's consent by delivering written notice of such revocation to the Corporation. Any stockholder who fails to object in writing to the Corporation within 60 days of having been given written notice by the Corporation of its intention to send such a single written notice shall be deemed to have consented to receiving such single written notice.

          (e) Exceptions to Notice Requirements.  Whenever notice is required to be given, under the DGCL, the Certificate of Incorporation or these Bylaws, to any person with whom communication is unlawful, the giving of such notice to such person shall not be required and there shall be no duty to apply to any governmental authority or agency for a license or permit to give such notice to such person. Any action or meeting that shall be taken or held without notice to any such person with whom communication is unlawful shall have the same force and effect as if such notice had been duly given. In the event that the action taken by the Corporation is such as to require the filing of a certificate with the Secretary of State of Delaware, the certificate shall state, if such is the fact and if notice is required, that notice was given to all persons entitled to receive notice except such persons with whom communication is unlawful.

        Whenever notice is required to be given by the Corporation, under any provision of the DGCL, the Certificate of Incorporation or these Bylaws, to any stockholder to whom: (1) notice of two consecutive annual meetings of stockholders and all notices of stockholder meetings or of the taking of action by written consent of stockholders without a meeting to such stockholder during the period between such two consecutive annual meetings; or (2) all, and at least two payments (if sent by first-class mail) of dividends or interest on securities during a 12-month period, have been mailed addressed to such stockholder at such stockholder's address as shown on the records of the Corporation and have been returned undeliverable, the giving of such notice to such stockholder shall not be required. Any action or meeting that shall be taken or held without notice to such stockholder shall have the same force and effect as if such notice had been duly given. If any such stockholder shall deliver to the Corporation a written notice setting forth such stockholder's then current address, the requirement that notice be given to such stockholder shall be reinstated. In the event that the action taken by the Corporation is such as to require the filing of a certificate with the Secretary of State of Delaware, the certificate need not state that notice was not given to persons to whom notice was not required to be given pursuant to Section 230(b) of the DGCL. The exception in subsection (1) of the first sentence of this paragraph to the requirement that notice be given shall not be applicable to any notice returned as undeliverable if the notice was given by electronic transmission.

        Section 9.4.    Waiver of Notice.     Whenever any notice is required to be given under applicable law, the Certificate of Incorporation, or these Bylaws, a written waiver of such notice, signed before or after the date of such meeting by the person or persons entitled to said notice, or a waiver by electronic transmission by the person entitled to said notice, shall be deemed equivalent to such required notice. All such waivers shall be kept with the books of the Corporation. Attendance at a meeting shall constitute a waiver of notice of such meeting, except where a person attends for the express purpose of objecting to the transaction of any business on the ground that the meeting was not lawfully called or convened.

        Section 9.5.    Meeting Attendance via Remote Communication Equipment.

        (a)    Stockholder Meetings.     If authorized by the Board in its sole discretion, and subject to such guidelines and procedures as the Board may adopt, stockholders and proxy holders not physically present at a meeting of stockholders may, by means of remote communication:

            (i)  participate in a meeting of stockholders; and

           (ii)  be deemed present in person and vote at a meeting of stockholders, whether such meeting is to be held at a designated place or solely by means of remote communication, provided that: (A) the Corporation shall implement reasonable measures to verify that each person deemed present and permitted to vote at the meeting by means of remote communication is a stockholder or proxy holder; (B) the Corporation shall implement reasonable measures to provide such stockholders and proxy holders a reasonable opportunity to participate in the meeting and to vote on matters submitted to the stockholders, including an opportunity to read or hear the proceedings of the meeting substantially concurrently with such proceedings; and (C) if any stockholder or proxy holder votes or takes other action at the meeting by means of remote communication, a record of such votes or other action shall be maintained by the Corporation.

        (b)    Board Meetings.     Unless otherwise restricted by applicable law, the Certificate of Incorporation or these Bylaws, members of the Board or any committee thereof may participate in a meeting of the Board or any committee thereof by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other. Such participation in a meeting shall constitute presence in person at the meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting was not lawfully called or convened.

        Section 9.6.    Dividends.     The Board may from time to time declare, and the Corporation may pay, dividends (payable in cash, property or shares of the Corporation's capital stock) on the Corporation's outstanding shares of capital stock, subject to applicable law and the Certificate of Incorporation.

        Section 9.7.    Reserves.     The Board may set apart out of the funds of the Corporation available for dividends a reserve or reserves for any proper purpose and may abolish any such reserve.

        Section 9.8.    Contracts and Negotiable Instruments.     Except as otherwise provided by applicable law, the Certificate of Incorporation or these Bylaws, any contract, bond, deed, lease, mortgage or other instrument may be executed and delivered in the name and on behalf of the Corporation by such officer or officers or other employee or employees of the Corporation as the Board may from time to time authorize. Such authority may be general or confined to specific instances as the Board may determine. The Chairman of the Board, the Chief Executive Officer, the President, the Chief Financial Officer, the Treasurer or any Vice President may execute and deliver any contract, bond, deed, lease, mortgage or other instrument in the name and on behalf of the Corporation. Subject to any restrictions imposed by the Board, the Chairman of the Board, Chief Executive Officer, President, the Chief Financial Officer, the Treasurer or any Vice President may delegate powers to execute and deliver any contract, bond, deed, lease, mortgage or other instrument in the name and on behalf of the Corporation to other officers or employees of the Corporation under such person's supervision and authority, it being understood, however, that any such delegation of power shall not relieve such officer of responsibility with respect to the exercise of such delegated power.

        Section 9.9.    Fiscal Year.     The fiscal year of the Corporation shall be fixed by the Board.

        Section 9.10.    Seal.     The Board may adopt a corporate seal, which shall be in such form as the Board determines. The seal may be used by causing it or a facsimile thereof to be impressed, affixed or otherwise reproduced.

        Section 9.11.    Books and Records.     The books and records of the Corporation may be kept within or outside the State of Delaware at such place or places as may from time to time be designated by the Board.

        Section 9.12.    Resignation.     Any director, committee member or officer may resign by giving notice thereof in writing or by electronic transmission to the Chairman of the Board, the Chief Executive Officer, the President or the Secretary. The resignation shall take effect at the time specified therein, or at the time of receipt of such notice if no time is specified or the specified time is earlier than the time of such receipt. Unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

        Section 9.13.    Surety Bonds.     Such officers, employees and agents of the Corporation (if any) as the Chairman of the Board, Chief Executive Officer, President or the Board may direct, from time to time, shall be bonded for the faithful performance of their duties and for the restoration to the Corporation, in case of their death, resignation, retirement, disqualification or removal from office, of all books, papers, vouchers, money and other property of whatever kind in their possession or under their control belonging to the Corporation, in such amounts and by such surety companies as the Chairman of the Board, Chief Executive Officer, President or the Board may determine. The premiums on such bonds shall be paid by the Corporation and the bonds so furnished shall be in the custody of the Secretary.

        Section 9.14.    Securities of Other Corporations.     Powers of attorney, proxies, waivers of notice of meeting, consents in writing and other instruments relating to securities owned by the Corporation may be executed in the name of and on behalf of the Corporation by the Chairman of the Board, Chief Executive Officer, President or any Vice President. Any such officer, may, in the name of and on behalf of the Corporation, take all such action as any such officer may deem advisable to vote in person or by proxy at any meeting of security holders of any corporation in which the Corporation may own securities, or to consent in writing, in the name of the Corporation as such holder, to any action by such corporation, and at any such meeting or with respect to any such consent shall possess and may exercise any and all rights and power incident to the ownership of such securities and which, as the owner thereof, the Corporation might have exercised and possessed. The Board may from time to time confer like powers upon any other person or persons.

        Section 9.15.    Amendments.     The Board shall have the power to adopt, amend, alter or repeal the Bylaws. The affirmative vote of a majority of the Board shall be required to adopt, amend, alter or repeal the Bylaws. The Bylaws also may be adopted, amended, altered or repealed by the stockholders; provided, however, that in addition to any vote of the holders of any class or series of capital stock of the Corporation required by applicable law or the Certificate of Incorporation, the affirmative vote of the holders of at least a majority of the voting power of all outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required for the stockholders to adopt, amend, alter or repeal the Bylaws.

        Section 9.16.    Exclusive Forum.     Unless the Corporation consents in writing to the selection of an alternative forum, the Court of Chancery in the State of Delaware shall be the sole and exclusive forum for any stockholder (including a beneficial owner) to bring: (a) any derivative action or proceeding brought on behalf of the Corporation; (b) any action asserting a claim of breach of fiduciary duty owed by any director, officer or other employee of the Corporation to the Corporation or the Corporation's stockholders; (c) any action asserting a claim against the Corporation, its directors, officers or employees arising pursuant to any provision of the DGCL or the Corporation's certificate of incorporation or bylaws; or (d) any action asserting a claim against the Corporation, its directors, officers or employees governed by the internal affairs doctrine, except for, as to each of (a) through (d) above, any claim as to which the Court of Chancery determines that there is an indispensable party not subject to the jurisdiction of the Court of Chancery (and the indispensable party does not consent to the personal jurisdiction of the Court of Chancery within ten days following such determination), which is vested in the exclusive jurisdiction of a court or forum other than the Court of Chancery, or for which the Court of Chancery does not have subject matter jurisdiction. If any provision or provisions of this Section 9.16 shall be held to be invalid, illegal or unenforceable as applied to any person or entity or circumstance for any reason whatsoever, then, to the fullest extent permitted by law, the validity, legality and enforceability of such provisions in any other circumstance and of the remaining provisions of this Section 9.16 (including, without limitation, each portion of any sentence of this Section 9.16 containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) and the application of such provision to other persons or entities and circumstances shall not in any way be affected or impaired thereby.

        Section 9.17.    Exclusive Jurisdiction.     Unless the Corporation consents in writing to the selection of an alternative forum, the Court of Chancery in the State of Delaware shall be the sole and exclusive forum for any stockholder (including a beneficial owner) to bring: (a) any derivative action or proceeding brought on behalf of the Corporation; (b) any action asserting a claim of breach of fiduciary duty owed by any director, officer or other employee of the Corporation to the Corporation or the Corporation's stockholders; (c) any action asserting a claim against the Corporation, its directors, officers or employees arising pursuant to any provision of the DGCL or the Corporation's certificate of incorporation or bylaws; or (d) any action asserting a claim against the Corporation, its directors, officers or employees governed by the internal affairs doctrine, except for, as to each of (a) through (d) above, any claim as to which the Court of Chancery determines that there is an indispensable party not subject to the jurisdiction of the Court of Chancery (and the indispensable party does not consent to the personal jurisdiction of the Court of Chancery within ten days following such determination), which is vested in the exclusive jurisdiction of a court or forum other than the Court of Chancery, or for which the Court of Chancery does not have subject matter jurisdiction. Unless the Corporation consents in writing to the selection of an alternative forum, to the fullest extent permitted by law, the federal district courts of the United States will be the exclusive forum for resolving any complaint asserting a cause of action arising under the federal securities laws of the United States against the Corporation, its officers, directors, employees and/or underwriters. To the fullest extent permitted by law, any person or entity purchasing or otherwise acquiring or holding any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Section 9.17. If any provision or provisions of this Section 9.17 shall be held to be invalid, illegal or unenforceable as applied to any person or entity or circumstance for any reason whatsoever, then, to the fullest extent permitted by law, the validity, legality and enforceability of such provisions in any other circumstance and of the remaining provisions of this Section 9.17 (including, without limitation, each portion of any sentence of this Section 9.17 containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) and the application of such provision to other persons or entities and circumstances shall not in any way be affected or impaired thereby.

Annex E

June 20, 2018

Board of Directors
Gores Holdings II, Inc.
9800 Wilshire Blvd.
Beverly Hills, CA 90212

The Board of Directors:

        You have requested our opinion as to the fairness, from a financial point of view, to Gores Holdings II, Inc. (the "Company") of the Consideration (as defined below) to be paid by the Company pursuant to the Agreement and Plan of Merger (the "Agreement") to be entered into by and among the Company, AM Merger Sub I, Inc., a wholly owned subsidiary of the Company, AM Merger Sub II, LLC, a wholly owned subsidiary of the Company, Greenlight Holding II Corporation (the "Target") and PE Greenlight Holdings, LLC, in its capacity as stockholder representative (the "Stockholder Representative"). As more fully described in the Agreement, the Company will pay, in the aggregate and subject to certain adjustments, approximately $608 million in cash and approximately $652 million of Class A common shares of the Company, par value $0.0001 per share ("Company Class A Stock") to acquire the Target (the "Transaction"). In connection with the Transaction, as more fully described in the Agreement, the Company will repay approximately $139 million of debt of the Target and assume approximately $852 million of existing debt of the Target and $28 million of employment plan liabilities of the Target (all such indebtedness and liabilities, together with amounts payable pursuant to the foregoing sentence, certain estimated transaction expenses and additional issuances of Company Class A Stock to certain affiliates of, and equity investors in, the Company, the "Consideration"). With your consent, we have assumed that any adjustments to the Consideration in accordance with the Agreement or otherwise would not be material to our analysis or this opinion.

        In arriving at our opinion, we have, among other things: (i) reviewed certain internal information relating to the business, earnings, cash flow, assets, liabilities and prospects of the Target furnished to us by the Company, including financial forecasts provided to, or discussed with, us by the management of the Company; (ii) reviewed certain internal information furnished to us by the Company regarding certain synergies relating to transactions previously consummated by the Target (the "Target Historical Synergies"); (iii) reviewed certain internal information furnished to us by the Company regarding certain tax benefits relating to a transaction previously consummated by the Target (the "Target Historical Tax Benefits"); (iv) reviewed certain internal information relating to expenses expected to result from the Transaction; (v) conducted discussions with members of the senior management and representatives of the Company concerning the information described in clauses (i)-(iv) of this paragraph, as well as the businesses and prospects of the Target and the Company generally; (vi) reviewed publicly available financial and stock market data of certain other companies in lines of business that we deemed relevant ; (vii) reviewed the financial terms of certain other transactions that we deemed relevant; (viii) reviewed a draft, dated June 18, 2018, of the Agreement; and (ix) conducted such other financial studies and analyses and took into account such other information as we deemed appropriate.

        In connection with our review, we have, with your consent, relied on the information supplied to, discussed with or reviewed by us for purposes of this opinion being complete and accurate in all material respects. We have not assumed any responsibility for independent verification of any of such information. With your consent, we have relied upon, without independent verification, the assessment of the Company and its legal, tax, regulatory, and accounting advisors with respect to legal, tax, regulatory, and accounting matters. With respect to the financial forecasts and other information relating to the Target (including the Target Historical Synergies and Target Historical Tax Benefits) and the Company, we have assumed, at your direction, that they have been reasonably prepared on a basis reflecting the best currently available estimates and judgments of the management of the Company as to the future performance of the Target and the Company. We also have assumed, at your direction, that the future financial results relating to the Target Historical Synergies reflected in such forecasts and other information will be achieved at the times and in the amounts projected, and that the Target Historical Tax Benefits will be available to and realized by the Target at the times and in the amounts projected. In addition, we have relied, with your consent, on the assessments of the management of the Company as to the Company's ability to retain key employees of the Target. We express no views as to the reasonableness of any financial forecasts or the assumptions on which they are based. In addition, with your consent, we have not made any independent evaluation or appraisal of any of the assets or liabilities (contingent, derivative, off-balance-sheet, or otherwise) of the Target or the Company, nor have we been furnished with any such evaluation or appraisal.

        Our opinion does not address the Company's underlying business decision to effect the Transaction or the relative merits of the Transaction as compared to any alternative business strategies or transactions that might be available to the Company and does not address any legal, regulatory, tax, or accounting matters. At your direction, we have not been asked, nor do we offer, any opinion as to any terms of the Agreement or any aspect or implication of the Transaction, except for the fairness of the Consideration from a financial point of view to the Company. With your consent, we express no opinion as to what the value of the shares of Company Class A Stock actually will be when issued pursuant to the Transaction or the prices at which such Company Class A Stock or any other securities of the Company may trade at any time. With your consent, we are not expressing any opinion on any potential future consideration that may be received by sellers of the Target contingent on certain market prices for shares of Company Class A Stock or any cash payments pursuant to a tax receivable agreement to be entered into by the Company, the Stockholder Representative and the Target's stockholders. We are not expressing any opinion as to fair value or the solvency of the Target or the Company following the closing of the Transaction. In rendering this opinion, we have assumed, with your consent, that the final executed form of the Agreement will not differ in any material respect from the draft that we have reviewed, that the Transaction will be consummated in accordance with its terms without any waiver or modification that could be material to our analysis, and that the parties to the Agreement will comply with all the material terms of the Agreement. We have assumed, with your consent, that all governmental, regulatory or other consents and approvals necessary for the completion of the Transaction will be obtained except to the extent that could not be material to our analysis. We also have not been requested to, and have not, participated in the structuring or negotiation of the Transaction.

        Our opinion is necessarily based on economic, monetary, market and other conditions as in effect on, and the information made available to us as of, the date hereof, and we assume no responsibility to update this opinion for developments after the date hereof. In addition, as you are aware, certain data underlying our analysis and opinion pre-date (and/or do not reflect the impact of) recently enacted federal tax legislation. The financial and stock markets have been adjusting to the impacts of such legislation, and we express no opinion or view as to any potential effects of such impacts on the Company, the Target or the Transaction.

        We have acted as your financial advisor in connection with the Transaction and will receive a fee for our services, the principal portion of which is contingent upon the consummation of the Transaction. We will also receive a fee upon delivery of this opinion, which is not contingent upon the consummation of the Transaction. No part of our fee is conditioned upon the conclusion expressed in this opinion. Our affiliates, employees, officers and partners may at any time own securities (long or short) of the Company and the Target. We have provided investment banking and other services to affiliates of the Company and affiliates of the Target and in the future may, provide services to such persons and have received and may receive compensation for such services. We are currently providing investment banking and other services to (i) portfolio companies of an affiliate of the sellers of the Target and (ii) a portfolio company of an affiliate of the Company, and we may receive compensation for such services. In the past two years prior to the date hereof, we have (i) provided capital markets advisory services and provided a fairness opinion to an affiliate of the Company and (ii) acted as a financial advisor to a portfolio company of an affiliate of the sellers of the Target.

        This opinion is for the use and benefit of the Board of Directors of the Company (solely in its capacity as such) in its evaluation of the Transaction. This opinion does not constitute a recommendation as to how any holder of securities should vote or act with respect to the Transaction or any other matter. This opinion does not address the fairness of the Transaction or any aspect or implication thereof to, or any other consideration of or relating to, the holders of any class of securities, creditors or other constituencies of the Company or the Target. In addition, we do not express any opinion as to the fairness of the amount or nature of any compensation to be received by any officers, directors or employees of any parties to the Transaction, or any class of such persons, whether relative to the Consideration or otherwise. This opinion was approved by a Moelis & Company LLC fairness opinion committee.

        Based upon and subject to the foregoing, it is our opinion that, as the date hereof, the Consideration to be paid by the Company in the Transaction is fair from a financial point of view to the Company.

Very truly yours,
/s/ Moelis & Company LLC
MOELIS & COMPANY LLC

Annex F

AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT

        THIS AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT (this "Agreement"), dated as of [    •    ], 2018, is made and entered into by and among (i) Verra Mobility Corporation (f/k/a Gores Holdings II, Inc.), a Delaware corporation (the "Company"), (ii) Gores Sponsor II LLC, a Delaware limited liability company (the "Sponsor"), (iii) Randall Bort, (iv) William Patton, (v) Jeffrey Rea (together with Randall Bort, William Patton and the Sponsor, the "Gores Holders") and (vi) the stockholders of Greenlight Holding II Corporation, a Delaware Corporation party hereto (the "Greenlight Holders"). The Gores Holders, the Greenlight Holders and any person or entity who hereafter becomes a party to this Agreement pursuant to Section 5.2 of this Agreement are each referred to herein as a "Holder" and collectively as the "Holders").

RECITALS

        WHEREAS, the Company and the Sponsor have entered into that certain Securities Purchase Agreement (the "Founder Shares Purchase Agreement"), dated as of August 19, 2016, pursuant to which the Sponsor purchased an aggregate of 10,781,250 shares (the "Founder Shares") of the Company's Class F common stock, par value $0.0001 per share (the "Class F Common Stock"), and the Sponsor subsequently transferred an aggregate of 75,000 Founder Shares to the other Gores Holders;

        WHEREAS, on February 27, 2017, the Sponsor forfeited 781,250 Founder Shares following the expiration of the unexercised portion of underwriter's over-allotment option in connection with the Company's initial public offering;

        WHEREAS, upon the closing of the transactions (the "Transactions") contemplated by that certain Agreement and Plan of Merger dated June 21, 2018 by and among the Company, AM Merger Sub I, Inc., AM Merger Sub II, LLC, Greenlight Holding II Corporation and the stockholder representative thereof (the "Merger Agreement"), the Sponsor forfeited 3,478,261 Founder Shares, and 6,521,739 Founder Shares were converted into shares of the Company's Class A common stock, par value $0.0001 per share (the "Common Stock"), on a one-for-one basis;

        WHEREAS, on January 12, 2017, the Company and the Sponsor entered into that certain Sponsor Warrants Purchase Agreement (the "Private Placement Warrants Purchase Agreement"), pursuant to which the Sponsor purchased 6,666,666 warrants (the "Private Placement Warrants"), in a private placement transaction occurring simultaneously with the closing of the Company's initial public offering on January 19, 2017;

        WHEREAS, on January 19, 2017, the Company and the Gores Holders entered into that certain Registration Rights Agreement (the "Existing Registration Rights Agreement"), pursuant to which the Company granted the Gores Holders certain registration rights with respect to certain securities of the Company;

        WHEREAS, immediately after giving effect to the Transactions, in accordance with the Merger Agreement, the Greenlight Holders shall receive shares of Common Stock;

        WHEREAS, the Greenlight Holders may receive additional shares of Common Stock (the "Earn Out Shares") pursuant to the earn out provisions in the Merger Agreement;

        WHEREAS, the Greenlight Holders and Greenlight Holding II Corporation were party to that certain Amended & Restated Securityholders Agreement, dated as of April 6, 2018 (the "GHII Securityholders Agreement"), which terminated according to its terms upon the consummation of the Transactions, except for the registration rights and certain restrictive covenants thereunder;

        WHEREAS, the Greenlight Holders desire to terminate the registration rights under the GHII Securityholders Agreement in exchange for the right granted hereunder;

        WHEREAS, on the date hereof, the Gores Holders purchased 4,203,975 shares of Common Stock from the Company pursuant to a private placement;

        WHEREAS, pursuant to Section 5.5 of the Existing Registration Rights Agreement, the provisions, covenants and conditions set forth therein may be amended or modified upon the written consent of the Company and the Holders (as defined in the Existing Registration Rights Agreement) of at least a majority-in-interest of the Registrable Securities (as defined in the Existing Registration Rights Agreement) at the time in question; and

        WHEREAS, the Company and the Gores Holders desire to amend and restate the Existing Registration Rights Agreement in order to provide the Holders with registration rights with respect to the Registrable Securities on the terms set forth herein.

        NOW, THEREFORE, in consideration of the representations, covenants and agreements contained herein, and certain other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

ARTICLE I

DEFINITIONS

        1.1    Definitions.     The terms defined in this Article I shall, for all purposes of this Agreement, have the respective meanings set forth below:

        "Adverse Disclosure" shall mean any public disclosure of material non-public information, which disclosure, in the good faith judgment of the Board, after consultation with counsel to the Company, (i) would be required to be made in any Registration Statement or Prospectus in order for the applicable Registration Statement or Prospectus not to contain any Misstatement, (ii) would not be required to be made at such time if the Registration Statement were not being filed, and (iii) the Company has a bona fide business purpose for not making such information public.

        "Affiliate" means, with respect to a specified Person, each other Person that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the Person specified; provided that no Holder shall be deemed an Affiliate of any other Holder by reason of an investment in, or holding of Common Stock (or securities convertible or exchangeable for share of Common Stock) of, the Company. As used in this definition, "control" (including with correlative meanings, "controlled by" and "under common control with") means possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of voting securities or by contract or other agreement).

        "Agreement" shall have the meaning given in the Preamble.

        "Board" shall mean the Board of Directors of the Company.

        "Block Trade" means an offering and/or sale of Registrable Securities by any Holder on a block trade or underwritten basis (whether firm commitment or otherwise) without substantial marketing efforts prior to pricing, including, without limitation, a same day trade, overnight trade or similar transaction.

        "Claims" shall have the meaning give in subsection 4.1.1.

        "Closing Date" shall mean the date of this Agreement.

        "Commission" shall mean the Securities and Exchange Commission.

        "Common Stock" shall have the meaning given in the Recitals hereto.

        "Company" shall have the meaning given in the Preamble.

        "Company Shelf Take Down Notice" shall have the meaning given in subsection 2.1.3.

        "Demand Registration" shall have the meaning given in subsection 2.2.1.

        "Demanding Holder" shall mean, as applicable, (a) the applicable Holders making a written demand for the Registration of Registrable Securities pursuant to subsection 2.2.1 or (b) the applicable Holders making a written demand for a Shelf Underwritten Offering of Registrable Securities pursuant to subsection 2.1.3.

        "Earn Out Shares" shall have the meaning given in the Merger Agreement.

        "Effectiveness Deadline" shall have the meaning given in subsection 2.1.1.

        "Existing Registration Rights Agreement" shall have the meaning given in the Recitals hereto.

        "Exchange Act" shall mean the Securities Exchange Act of 1934, as it may be amended from time to time.

        "Form S-1 Shelf" shall have the meaning given in subsection 2.1.2.

        "Form S-3 Shelf" shall have the meaning given in subsection 2.1.2.

        "Founder Shares" shall have the meaning given in the Recitals hereto and shall be deemed to include the shares of Common Stock issued upon conversion thereof.

        "Founder Shares Lock-up Period" shall mean, with respect to the Founder Shares, the period ending 180 days following the Closing Date.

        "Founder Shares Purchase Agreement" shall have the meaning given in the Recitals hereto.

        "Gores Holders" shall have the meaning given in the Preamble.

        "Greenlight Holders" shall have the meaning given in the Preamble.

        "Holders" shall have the meaning given in the Preamble.

        "Insider Letter" shall mean that certain letter agreement, dated as of January 12, 2017, by and among the Company, the Sponsor and each of the Company's officers, directors and director nominees.

        "Maximum Number of Securities" shall have the meaning given in subsection 2.2.4.

        "Merger Agreement" shall have the meaning given in the Recitals hereto.

        "Minimum Amount" shall have the meaning given in subsection 2.1.3.

        "Misstatement" shall mean an untrue statement of a material fact or an omission to state a material fact required to be stated therein, or necessary to make the statements therein (in the case of any Prospectus and any preliminary Prospectus, in the light of the circumstances under which they were made) not misleading.

        "Permitted Transferees" shall mean a person or entity to whom a Gores Holder of Registrable Securities is permitted to transfer such Registrable Securities prior to the expiration of the Founder Shares Lock-up Period or Private Placement Lock-up Period, as the case may be, under the Insider Letter and any other applicable agreement between such Gores Holder and the Company, and to any transferee thereafter.

        "Piggyback Registration" shall have the meaning given in subsection 2.3.1.

        "Private Placement Lock-up Period" shall mean, with respect to Private Placement Warrants that are held by the initial purchasers of such Private Placement Warrants or their Permitted Transferees, and any of the Common Stock issued or issuable upon the exercise or conversion of the Private Placement Warrants and that are held by the initial purchasers of the Private Placement Warrants or their Permitted Transferees, the period ending 30 days after the Closing Date.

        "Private Placement Warrants" shall have the meaning given in the Recitals hereto.

        "Private Placement Warrants Purchase Agreement" shall have the meaning given in the Recitals hereto.

        "Prospectus" shall mean the prospectus included in any Registration Statement, as supplemented by any and all prospectus supplements and as amended by any and all post-effective amendments and including all material incorporated by reference in such prospectus.

        "Registrable Security" shall mean (a) any outstanding share of Common Stock or any other equity security (including the Private Placement Warrants and including shares of Common Stock issued or issuable upon the exercise of any other equity security) of the Company held by a Holder as of the date of this Agreement or hereafter acquired by a Holder, including the shares of Common Stock issued upon the conversion of the Founder Shares, upon the exercise of any Private Placement Warrants), any shares of Common Stock issued or issuable as Earn Out Shares to the Greenlight Holders, and (b) any other equity security of the Company issued or issuable with respect to any such share of Common Stock by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization or otherwise; provided, however, that, as to any particular Registrable Security, such securities shall cease to be Registrable Securities when: (i) a Registration Statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been sold, transferred, disposed of or exchanged in accordance with such Registration Statement; (ii) such securities shall have been otherwise transferred, new certificates for such securities not bearing (or book entry positions not subject to) a legend restricting further transfer shall have been delivered by the Company and subsequent public distribution of such securities shall not require registration under the Securities Act; (iii) such securities shall have ceased to be outstanding; or (iv) such securities have been sold to, or through, a broker, dealer or underwriter in a public distribution or other public securities transaction.

        "Registration" shall mean a registration effected by preparing and filing a registration statement or similar document in compliance with the requirements of the Securities Act, and the applicable rules and regulations promulgated thereunder, and such registration statement becoming effective.

        "Registration Expenses" shall mean the out-of-pocket expenses of a Registration, including, without limitation, the following:

          (a)   all registration and filing fees (including fees with respect to filings required to be made with the Financial Industry Regulatory Authority, Inc.) and any securities exchange on which the Common Stock is then listed;

          (b)   fees and expenses of compliance with securities or blue sky laws (including reasonable fees and disbursements of counsel for the Underwriters in connection with blue sky qualifications of Registrable Securities);

          (c)   fees and disbursements of underwriters customarily paid by issuers or sellers of securities, but excluding underwriting discounts and commissions and transfer taxes, if any;

          (d)   printing, messenger, telephone, delivery and road show or other marketing expenses;

          (e)   reasonable fees and disbursements of counsel for the Company;

          (f)    reasonable fees and disbursements of all independent registered public accountants of the Company incurred specifically in connection with such Registration; and

          (g)   reasonable fees and expenses of one (1) legal counsel selected by either (i) the majority-in-interest of the Demanding Holders (and any local or foreign counsel) initiating a Demand Registration or Shelf Underwritten Offering (including, without limitation, a Block Trade), or (ii) a of a majority-in-interest of participating Holders under Section 2.3 if the Registration was initiated by the Company for its own account or that of a Company stockholder other than pursuant to rights under this Agreement, in each case to be registered for offer and sale in the applicable Registration.

        "Registration Statement" shall mean any registration statement that covers the Registrable Securities pursuant to the provisions of this Agreement, including the Prospectus included in such registration statement, amendments (including post-effective amendments) and supplements to such registration statement, and all exhibits to and all material incorporated by reference in such registration statement.

        "Requesting Holder" shall have the meaning given in subsection 2.2.1.

        "Securities Act" shall mean the Securities Act of 1933, as amended from time to time.

        "Shelf Take Down Notice" shall have the meaning given in subsection 2.1.3.

        "Shelf Underwritten Offering" shall have the meaning given in subsection 2.1.3.

        "Sponsor" shall have the meaning given in the Preamble.

        "Subscription Agreements" shall means those certain subscription agreements dated June 21, 2018 by and between the Company and certain subscribers to shares of Common Stock.

        "Transactions" shall have the meaning given in the Recitals hereto.

        "Underwriter" shall mean a securities dealer who purchases any Registrable Securities as principal in an Underwritten Offering and not as part of such dealer's market-making activities.

        "Underwritten Registration" or "Underwritten Offering" shall mean a Registration in which securities of the Company are sold to an Underwriter in a firm commitment underwriting for distribution to the public.

ARTICLE II

REGISTRATIONS

        2.1    Shelf Registration.

          2.1.1  The Company shall, as soon as practicable, but in any event with thirty (30) days after the Closing Date, file a Registration Statement under the Securities Act to permit the public resale of all the Registrable Securities held by the Holders from time to time as permitted by Rule 415 under the Securities Act (or any successor or similar provision adopted by the Commission then in effect) on the terms and conditions specified in this subsection 2.1.1 and shall use its reasonable best efforts to cause such Registration Statement to be declared effective as soon as practicable after the filing thereof, but in no event later than sixty (60) days following the filing deadline (the "Effectiveness Deadline"); provided, that the Effectiveness Deadline shall be extended to ninety (90) days after the filing deadline if the Registration Statement is reviewed by, and receives comments from, the Commission. The Registration Statement filed with the Commission pursuant to this subsection 2.1.1 shall be on Form S-3 or, if Form S-3 is not then available to the Company, on Form S-1 or such other form of registration statement as is then available to effect a registration for resale of such Registrable Securities, covering such Registrable Securities, and shall contain a Prospectus in such form as to permit any Holder to sell such Registrable Securities pursuant to

  Rule 415 under the Securities Act (or any successor or similar provision adopted by the Commission then in effect) at any time beginning on the effective date for such Registration Statement. A Registration Statement filed pursuant to this subsection 2.1.1 shall provide for the resale pursuant to any method or combination of methods legally available to, and requested by, the Holders. The Company shall use its best efforts to cause a Registration Statement filed pursuant to this subsection 2.1.1 to remain effective, and to be supplemented and amended to the extent necessary to ensure that such Registration Statement is available or, if not available, that another Registration Statement is available, for the resale of all the Registrable Securities held by the Holders until all such Registrable Securities have ceased to be Registrable Securities. As soon as practicable following the effective date of a Registration Statement filed pursuant to this subsection 2.1.1, but in any event within one (1) business day of such date, the Company shall notify the Holders of the effectiveness of such Registration Statement. When effective, a Registration Statement filed pursuant to this subsection 2.1.1 (including the documents incorporated therein by reference) will comply as to form in all material respects with all applicable requirements of the Securities Act and the Exchange Act and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading (in the case of any Prospectus contained in such Registration Statement, in the light of the circumstances under which such statement is made).

          2.1.2  If the Company files a shelf registration statement on Form S-3 (a "Form S-3 Shelf") and thereafter the Company becomes ineligible to use Form S-3 for secondary sales, the Company shall use its best efforts to file a shelf registration on Form S-1 (a "Form S-1 Shelf") as promptly as practicable to replace the shelf registration statement that is a Form S-3 Shelf and have the Form S-1 Shelf declared effective as promptly as practicable and to cause such Form S-1 Shelf to remain effective, and to be supplemented and amended to the extent necessary to ensure that such Registration Statement is available or, if not available, that another Registration Statement is available, for the resale of all the Registrable Securities held by the Holders until all such Registrable Securities have ceased to be Registrable Securities.

          2.1.3  At any time and from time to time following the effectiveness of the shelf registration statement required by Section 2.1.1, any Holder may request to sell all or a portion of their Registrable Securities in an underwritten offering that is registered pursuant to such shelf registration statement, including a Block Trade (a "Shelf Underwritten Offering") provided that such Holder(s) (a) reasonably expect aggregate gross proceeds in excess of $50,000,000 from such Shelf Underwritten Offering or (b) reasonably expects to sell all of the Registrable Securities held by such Holder in such Shelf Underwritten Offering (the "Minimum Amount"). All requests for a Shelf Underwritten Offering shall be made by giving written notice to the Company (the "Shelf Take Down Notice"). Each Shelf Takedown Notice shall specify the approximate number of Registrable Securities proposed to be sold in the Shelf Underwritten Offering and the expected price range (net of underwriting discounts and commissions) of such Shelf Underwritten Offering. Except with respect to any Registrable Securities distributed by the Sponsor to its members following the expiration of the Founder Shares Lock-up Period or the Private Placement Lock-up Period, as applicable, within three days after receipt of any Shelf Take Down Notice, the Company shall give written notice of such requested Shelf Underwritten Offering to all other Holders of Registrable Securities (the "Company Shelf Takedown Notice") and, subject to the provisions of Section 2.2.4, shall include in such Shelf Underwritten Offering all Registrable Securities with respect to which the Company has received written requests for inclusion therein, within five (5) days after sending the Company Shelf Takedown Notice, or, in the case of a Block Trade, as provided in Section 2.6. The Company shall enter into an underwriting agreement in a form as is customary in Underwritten Offerings of securities by the Company with the managing Underwriter or Underwriters selected by the Holders after consultation with the Company and shall take all such other reasonable actions as are requested by the managing Underwriter or Underwriters in order to expedite or facilitate the disposition of such Registrable Securities. In connection with any Shelf Underwritten Offering contemplated by this subsection 2.1.3, subject to Section 3.3 and Article IV, the underwriting agreement into which each Holder and the Company shall enter shall contain such representations, covenants, indemnities and other rights and obligations as are customary in underwritten offerings of securities by the Company.

        2.2    Demand Registration.

          2.2.1    Request for Registration.    Subject to the provisions of subsection 2.2.5 and Sections 2.4 and 3.4 hereof, at any time and from time to time on or after the Closing Date, each of (a) the Gores Holders of at least a majority in interest of the then-outstanding number of Registrable Securities held by the Gores Holders, and (b) the Greenlight Holders of at least a majority in interest of the then-outstanding number of Registrable Securities held by the Greenlight Holders, may make a written demand for Registration of all or part of their Registrable Securities on (i) Form S-1 or (ii) if available, Form S-3, which in the case of either clause (i) or (ii), may be a shelf registration statement filed pursuant to Rule 415 under the Securities Act, which written demand shall describe the amount and type of securities to be included in such Registration and the intended method(s) of distribution thereof (such written demand a "Demand Registration"). Except with respect to any Registrable Securities distributed by the Sponsor to its members following the expiration of the Founder Shares Lock-up Period or the Private Placement Lock-up Period, as applicable, the Company shall, promptly following the Company's receipt of the Demand Registration, notify, in writing, all other Holders of Registrable Securities of such demand, and each Holder of Registrable Securities who thereafter wishes to include all or a portion of such Holder's Registrable Securities in a Registration pursuant to a Demand Registration (each such Holder that includes all or a portion of such Holder's Registrable Securities in such Registration, a "Requesting Holder") shall so notify the Company, in writing, within five (5) days after the receipt by the Holder of the notice from the Company. For the avoidance of doubt, to the extent a Requesting Holder also separately possesses Demand Registration rights pursuant to this Section 2.2, but is not the Holder who exercises such Demand Registration rights, the exercise by such Requesting Holder of its rights pursuant to the foregoing sentence shall not count as the exercise by it of one of its Demand Registration rights. Upon receipt by the Company of any such written notification from a Requesting Holder(s) to the Company, subject to Section 2.2.4 below, such Requesting Holder(s) shall be entitled to have their Registrable Securities included in a Registration pursuant to a Demand Registration and the Company shall effect, as soon thereafter as practicable, but not more than forty five (45) days immediately after the Company's receipt of the Demand Registration, the Registration of all Registrable Securities requested by the Demanding Holders and Requesting Holders pursuant to such Demand Registration. The Company shall not be obligated to effect more than (a) an aggregate of six (6) Registrations pursuant to a Demand Registration initiated by the Gores Holders and (b) an aggregate of six (6) Registrations pursuant to a Demand Registration initiated by the Greenlight Holders, in each case under this subsection 2.2.1 with respect to any or all Registrable Securities; provided, however, that a Registration shall not be counted for such purposes unless a Registration Statement that may be available at such time has become effective and all of the Registrable Securities requested by the Demanding Holders and the Requesting Holders to be registered on behalf of the Demanding Holders and the Requesting Holders in such Registration have been sold, in accordance with Section 3.1 of this Agreement; provided, further that if after a Demand Holder executes the maximum number of Demand Registrations permitted hereunder and the related offerings are completed, such Demand Holder continues to hold at least 25% or more of the outstanding Common Stock, such Demand Holder shall have the right to execute one (1) additional Demand Registration.

          2.2.2    Effective Registration.    Notwithstanding the provisions of subsection 2.2.1 above or any other part of this Agreement, a Registration pursuant to a Demand Registration shall not count as a Registration unless and until (i) the Registration Statement filed with the Commission with respect to a Registration pursuant to a Demand Registration has been declared effective by the Commission and (ii) the Company has complied with all of its obligations under this Agreement with respect thereto; provided, further, that if, after such Registration Statement has been declared effective, an offering of Registrable Securities in a Registration pursuant to a Demand Registration is subsequently interfered with by any stop order or injunction of the Commission, federal or state court or any other governmental agency the Registration Statement with respect to such Registration shall be deemed not to have been declared effective, unless and until, (i) such stop order or injunction is removed, rescinded or otherwise terminated, and (ii) a majority-in-interest of the Demanding Holders initiating such Demand Registration thereafter affirmatively elect to continue with such Registration and accordingly notify the Company in writing, but in no event later than five (5) days, of such election; provided, further, that the Company shall not be obligated or required to file another Registration Statement until the Registration Statement that has been previously filed with respect to a Registration pursuant to a Demand Registration by the same Demand Holder becomes effective or is subsequently terminated.

          2.2.3    Underwritten Offering.    Subject to the provisions of subsection 2.2.4 and Sections 2.4 and 3.4 hereof, if a majority-in-interest of the Demanding Holders so advise the Company as part of their Demand Registration that the offering of the Registrable Securities pursuant to such Demand Registration shall be in the form of an Underwritten Offering, then the right of such Demanding Holder or Requesting Holder (if any) to include its Registrable Securities in such Registration shall be conditioned upon such Holder's participation in such Underwritten Offering and the inclusion of such Holder's Registrable Securities in such Underwritten Offering to the extent provided herein. All such Holders proposing to distribute their Registrable Securities through an Underwritten Offering under this subsection 2.2.3, subject to Section 3.3 and Article IV, shall enter into an underwriting agreement in customary form with the Company and the Underwriter(s) selected for such Underwritten Offering by the majority-in-interest of the Demanding Holders initiating the Demand Registration, which Underwriter(s) shall be reasonably satisfactory to the Company.

          2.2.4    Reduction of Underwritten Offering.    If a Demand Registration is to be an Underwritten Offering and the managing Underwriter or Underwriters, in good faith, advises the Company, the Demanding Holders and the Requesting Holders (if any) in writing that, in its opinion, the dollar amount or number of Registrable Securities that the Demanding Holders and the Requesting Holders (if any) desire to sell, taken together with all other Common Stock or other equity securities that the Company desires to sell for its own account and the Common Stock, if any, as to which a Registration has been requested pursuant to separate written contractual piggy-back registration rights held by any other stockholders of the Company who desire to sell, exceeds the maximum dollar amount or maximum number of equity securities that can be sold in such Underwritten Offering without adversely affecting the proposed offering price, the timing, the distribution method, or the probability of success of such offering (such maximum dollar amount or maximum number of such securities, as applicable, the "Maximum Number of Securities"), then the Company shall include in such Underwritten Offering, as follows: (i) first, the Registrable Securities of the Demanding Holders and the Requesting Holders (if any) (pro rata based on the respective number of Registrable Securities that each Demanding Holder and Requesting Holder (if any) has requested be included in such Underwritten Registration and the aggregate number of Registrable Securities that the Demanding Holders and Requesting Holders have requested be included in such Underwritten Offering (such proportion is referred to herein as "Pro Rata")) that can be sold without exceeding the Maximum Number of Securities; (ii) second, to the extent that the Maximum Number of Securities has not been reached under the foregoing clause (i), the

  Common Stock or other equity securities that the Company desires to sell for its own account, which can be sold without exceeding the Maximum Number of Securities; and (iii) third, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (i) and (ii), the Common Stock or other equity securities of other persons or entities that the Company is obligated to register in a Registration pursuant to separate written contractual arrangements with such persons and that can be sold without exceeding the Maximum Number of Securities.

          2.2.5    Demand Registration Withdrawal.    A Demanding Holders or a Requesting Holders shall have the right to withdraw all or a portion of its Registrable Securities included in a Demand Registration pursuant to subsection 2.2.1 or a Shelf Underwritten Offering pursuant to subsection 2.1.2 for any or no reason whatsoever upon written notification to the Company and the Underwriter or Underwriters (if any) of its intention to so withdraw at any time prior to (x) in the case of a Demand Registration not involving an Underwritten Offering, the effectiveness of the applicable Registration Statement or (y) in the case of any Demand Registration involving an Underwritten Offering or any Shelf Underwritten Offering, prior to the pricing of such Underwritten Offering or Shelf Underwritten Offering, provided, however, that upon withdrawal by a majority-in-interest of the Demanding Holders initiating a Demand Registration (or in the case of a Shelf Underwritten Offering, withdrawal of an amount of Registrable Securities included by the Holders in such Shelf Underwritten Offering, in their capacity as Demanding Holders, being less than the Minimum Amount), the Company shall cease all efforts to secure effectiveness of the applicable Registration Statement or complete the Underwritten Offering, as applicable. Notwithstanding anything to the contrary in this Agreement, the Company shall be responsible for the Registration Expenses incurred in connection with a Registration pursuant to a Demand Registration or a Shelf Underwritten Offering prior to its withdrawal under this subsection 2.2.5.

        2.3    Piggyback Registration.

          2.3.1    Piggyback Rights.    If the Company proposes to file a Registration Statement under the Securities Act with respect to an offering of equity securities, or securities or other obligations exercisable or exchangeable for, or convertible into equity securities, for its own account or for the account of stockholders of the Company (or by the Company and by the stockholders of the Company including, without limitation, pursuant to Section 2.2 hereof), other than a Registration Statement (i) filed in connection with any employee stock option or other benefit plan, (ii) for an exchange offer or offering of securities solely to the Company's existing stockholders, (iii) for an offering of debt that is convertible into equity securities of the Company, (iv) for a dividend reinvestment plan, or (v) filed pursuant to subsection 2.1.1, then the Company shall give written notice of such proposed filing to all of the Holders of Registrable Securities (excluding the Sponsor with respect to any Registrable Securities distributed by the Sponsor to its members following the expiration of the Founder Shares Lock-up Period or the Private Placement Lock-up Period, as applicable) as soon as practicable but not less than twenty (20) days (or, in the case of a Block Trade, three (3) business days) before the anticipated filing date of such Registration Statement, which notice shall (A) describe the amount and type of securities to be included in such offering, the intended method(s) of distribution (including whether such registration will be pursuant to a shelf registration statement), and the proposed price and name of the proposed managing Underwriter or Underwriters, if any, in such offering, (B) such Holders' rights under this Section 2.3 and (C) offer to all of the Holders of Registrable Securities the opportunity to register the sale of such number of Registrable Securities as such Holders may request in writing within ten (10) days after receipt of such written notice (or in the case of a Block Trade, two (2) business days) (such Registration a "Piggyback Registration"). The Company shall, in good faith, cause such Registrable Securities identified in a Holder's response noticed described in the foregoing sentence to be included in such Piggyback Registration and shall use its best efforts to cause the managing

  Underwriter or Underwriters of a proposed Underwritten Offering, if any, to permit the Registrable Securities requested by the Holders pursuant to this subsection 2.3.1 to be included in a Piggyback Registration on the same terms and conditions as any similar securities of the Company or Company stockholder(s) for whose account the Registration Statement is to be filed included in such Registration and to permit the sale or other disposition of such Registrable Securities in accordance with the intended method(s) of distribution thereof. All such Holders proposing to distribute their Registrable Securities through an Underwritten Offering under this subsection 2.3.1, subject to Section 3.3 and Article IV, shall enter into an underwriting agreement in customary form with the Underwriter(s) selected for such Underwritten Offering by the Company or Company stockholder(s) for whose account the Registration Statement is to be filed. For purposes of this Section 2.3, the filing by the Company of an automatic shelf registration statement for offerings pursuant to Rule 415(a) that omits information with respect to any specific offering pursuant to Rule 430B shall not trigger any notification or participation rights hereunder until such time as the Company amends or supplements such Registration Statement to include information with respect to a specific offering of Securities (and such amendment or supplement shall trigger the notice and participation rights provided for in this Section 2.3).

          2.3.2    Reduction of Piggyback Registration.    If a Piggyback Registration is to be an Underwritten Offering and the managing Underwriter or Underwriters, in good faith, advises the Company and the Holders of Registrable Securities participating in the Piggyback Registration in writing that, in its opinion, the dollar amount or number of the Common Stock that the Company desires to sell, taken together with (i) the Common Stock, if any, as to which Registration has been demanded pursuant to separate written contractual arrangements with persons or entities other than the Holders of Registrable Securities hereunder, (ii) the Registrable Securities as to which registration has been requested pursuant Section 2.3 hereof, and (iii) the Common Stock, if any, as to which Registration has been requested pursuant to separate written contractual piggy-back registration rights of other stockholders of the Company, exceeds the Maximum Number of Securities, then:

            2.3.2.1  If the Registration is undertaken for the Company's account, the Company shall include in any such Registration (A) first, the Common Stock or other equity securities that the Company desires to sell for its own account, which can be sold without exceeding the Maximum Number of Securities; (B) second, to the extent that the Maximum Number of Securities has not been reached under the foregoing clause (A), the Registrable Securities of Holders exercising their rights to register their Registrable Securities pursuant to subsection 2.3.1 hereof, Pro Rata, which can be sold without exceeding the Maximum Number of Securities; and (C) third, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (A) and (B), the Common Stock, if any, as to which Registration has been requested pursuant to written contractual piggy-back registration rights of other stockholders of the Company, which can be sold without exceeding the Maximum Number of Securities;

            2.3.2.2  If the Registration is pursuant to a request by persons or entities other than the Holders of Registrable Securities, then the Company shall include in any such Registration (A) first, the Common Stock or other equity securities, if any, of such requesting persons or entities, other than the Holders of Registrable Securities, which can be sold without exceeding the Maximum Number of Securities; (B) second, to the extent that the Maximum Number of Securities has not been reached under the foregoing clause (A), the Registrable Securities of Holders exercising their rights to register their Registrable Securities pursuant to subsection 2.3.1 hereof, Pro Rata, which can be sold without exceeding the Maximum Number of Securities; (C) third, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (A) and (B), the Common Stock or other equity securities that the Company desires to sell for its own account, which can be sold without exceeding the Maximum Number of Securities; and (D) fourth, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (A), (B) and (C), the Common Stock or other equity securities for the account of other persons or entities that the Company is obligated to register pursuant to separate written contractual arrangements with such persons or entities, which can be sold without exceeding the Maximum Number of Securities.

          2.3.3    Piggyback Registration Withdrawal.    Any Holder of Registrable Securities shall have the right to withdraw from all or any portion of its Registrable Securities in a Piggyback Registration for any or no reason whatsoever upon written notification to the Company and the Underwriter or Underwriters (if any) of his, her or its intention to withdraw such Registrable Securities from such Piggyback Registration prior to (x) in the case of a Piggyback Registration not involving an Unwritten Offering or Shelf Underwritten Offering, the effectiveness of the applicable Registration Statement or (y), in the case of any Piggyback Registration involving an Underwritten Offering or any Shelf Underwritten Offering, prior to the pricing of such Underwritten Offering or Shelf Underwritten Offering. The Company (whether on its own good faith determination or as the result of a request for withdrawal by persons pursuant to separate written contractual obligations) may withdraw a Registration Statement filed with the Commission in connection with a Piggyback Registration at any time prior to the effectiveness of such Registration Statement. Notwithstanding anything to the contrary in this Agreement, the Company shall be responsible for the Registration Expenses incurred in connection with the Piggyback Registration prior to its withdrawal under this subsection 2.3.3.

          2.3.4    Unlimited Piggyback Registration Rights.    For purposes of clarity, any Registration effected pursuant to Section 2.3 hereof shall not be counted as a Registration pursuant to a Demand Registration effected under Section 2.2 hereof or a Shelf Underwritten Offering effected under subsection 2.1.2.

        2.4    Restrictions on Registration Rights.     If (A) during the period starting with the date sixty (60) days prior to the Company's good faith estimate of the date of the filing of, and ending on a date one hundred and twenty (120) days after the effective date of, a Company initiated Registration and provided that the Company has delivered written notice to the Holders prior to receipt of a Demand Registration pursuant to subsection 2.2.1 and it continues to actively employ, in good faith, all reasonable efforts to cause the applicable Registration Statement to become effective; (B) the Holders have requested an Underwritten Registration and the Company and the Holders are unable to obtain the commitment of underwriters to firmly underwrite the offer; or (C) in the good faith judgment of the Board such Registration would be seriously detrimental to the Company and the Board concludes as a result that it is essential to defer the filing of such Registration Statement at such time, then in each case the Company shall furnish to such Holders a certificate signed by the Chairman of the Board stating that in the good faith judgment of the Board it would be seriously detrimental to the Company for such Registration Statement to be filed in the near future and that it is therefore essential to defer the filing of such Registration Statement. In such event, the Company shall have the right to defer such filing for a period of not more than thirty (30) days; provided, however, that the Company shall not defer its obligation in this manner more than once in any 12-month period. Notwithstanding anything to the contrary contained in this Agreement, no Registration shall be effected or permitted and no Registration Statement shall become effective, with respect to any Registrable Securities held by any Holder, until after the expiration of the Founder Shares Lock-Up Period or the Private Placement Lock-Up Period, as the case may be.

        2.5    Block Trades.     Notwithstanding any other provision of this Article II, but subject to Sections 2.4 and 3.4, if the Holders desire to effect a Block Trade, then notwithstanding any other time periods in this Article II, the Holders shall provide written notice to the Company at least five (5)

business days prior to the date such Block Trade will commence. As expeditiously as possible, the Company shall use its reasonable best efforts to facilitate such Block Trade. The Holders shall use reasonable best efforts to work with the Company and the Underwriters (including by disclosing the maximum number of Registrable Securities proposed to be the subject of such Block Trade) in order to facilitate preparation of the Registration Statement, Prospectus and other offering documentation related to the Block Trade and any related due diligence and comfort procedures.

ARTICLE III

COMPANY PROCEDURES

        3.1    General Procedures.     If the Company is required to effect the Registration of Registrable Securities, the Company shall use its best efforts to effect such Registration to permit the sale of such Registrable Securities in accordance with the intended plan of distribution thereof, and pursuant thereto the Company shall, as expeditiously as possible:

          3.1.1  prepare and file with the Commission as soon as practicable a Registration Statement with respect to such Registrable Securities and use its reasonable best efforts to cause such Registration Statement to become effective and remain effective until all Registrable Securities covered by such Registration Statement have been sold;

          3.1.2  prepare and file with the Commission such amendments and post-effective amendments to the Registration Statement, and such supplements to the Prospectus, as may be requested by the Holders or any Underwriter of Registrable Securities or as may be required by the rules, regulations or instructions applicable to the registration form used by the Company or by the Securities Act or rules and regulations thereunder to keep the Registration Statement effective until all Registrable Securities covered by such Registration Statement are sold in accordance with the intended plan of distribution set forth in such Registration Statement or supplement to the Prospectus;

          3.1.3  prior to filing a Registration Statement or Prospectus, or any amendment or supplement thereto, furnish without charge to the Underwriters, if any, and the Holders of Registrable Securities included in such Registration, and such Holders' legal counsel, copies of such Registration Statement as proposed to be filed, each amendment and supplement to such Registration Statement (in each case including all exhibits thereto and documents incorporated by reference therein), the Prospectus included in such Registration Statement (including each preliminary Prospectus), and such other documents as the Underwriters and the Holders of Registrable Securities included in such Registration or the legal counsel for any such Holders may request in order to facilitate the disposition of the Registrable Securities owned by such Holders;

          3.1.4  prior to any public offering of Registrable Securities, but in any case no later than the effective date of the applicable Registration Statement, use its best efforts to (i) register or qualify the Registrable Securities covered by the Registration Statement under such securities or "blue sky" laws of such jurisdictions in the United States as the Holders of Registrable Securities included in such Registration Statement (in light of their intended plan of distribution) may request and to keep such registration or qualification in effect for so long as such Registration Statement remains in effect and (ii) take such action necessary to cause such Registrable Securities covered by the Registration Statement to be registered with or approved by such other governmental authorities as may be necessary and do any and all other acts and things that may be necessary or advisable, in each case, to enable the Holders of Registrable Securities included in such Registration Statement to consummate the disposition of such Registrable Securities in such jurisdictions; provided, however, that the Company shall not be required to qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify or take any action to which it would be subject to general service of process or taxation in any such jurisdiction where it is not then otherwise so subject;

          3.1.5 cause all such Registrable Securities to be listed on each securities exchange or automated quotation system on which similar securities issued by the Company are then listed no later than the effective date of such Registration Statement;

          3.1.6 provide a transfer agent or warrant agent, as applicable, and registrar for all such Registrable Securities no later than the effective date of such Registration Statement;

          3.1.7 promptly furnish to each seller of Registrable Securities covered by such Registration Statement such number of conformed copies of such Registration Statement and of each such amendment and supplement thereto (in each case including all exhibits), such number of copies of the Prospectus contained in such Registration Statement (including each preliminary Prospectus and any summary Prospectus) and any other Prospectus filed under Rule 424 under the Securities Act, in conformity with the requirements of the Securities Act, and such other documents as such seller may reasonably request;

          3.1.8 advise each seller of such Registrable Securities, promptly after it shall receive notice or obtain knowledge thereof, of any request by the Commission that the Company amend or supplement such Registration Statement or Prospectus or the issuance of any stop order by the Commission suspending the effectiveness of such Registration Statement or Prospectus the initiation or threatening of any proceeding for such purpose and promptly use its best efforts to amend or supplement such Registration Statement or Prospectus or prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued, as applicable;

          3.1.9 advise each Holder of Registrable Securities covered by such Registration Statement, promptly after the Company receives notice thereof, of the time when such registration statement has been declared effective or a supplement to any Prospectus forming a part of such registration statement has been filed;

          3.1.10  at least five (5) business days prior to the filing of any Registration Statement or Prospectus or any amendment or supplement to such Registration Statement or Prospectus or any document that is to be incorporated by reference into such Registration Statement or Prospectus, furnish a copy thereof to each seller of such Registrable Securities or its counsel, and not to file any such Registration Statement or Prospectus, or amendment or supplement thereto, to which any such Holder or Registrable Securities shall have reasonably objected on the grounds that such Registration Statement or Prospectus or supplement or amendment thereto, does not comply in all material respects with the requirements of the Securities Act or the rules and regulations thereunder;

          3.1.11  notify the Holders at any time when a Prospectus relating to such Registration Statement is required to be delivered under the Securities Act, of the happening of any event or the existence of any condition as a result of which the Prospectus included in such Registration Statement, as then in effect, includes a Misstatement, or in the opinion of counsel for the Company it is necessary to supplement or amend such Prospectus to comply with law, and then to correct such Misstatement or include such information as is necessary to comply with law, in each case as set forth in Section 3.4 hereof, at the request of any such Holder promptly prepare and furnish to such Holder a reasonable number of copies of a supplement to or an amendment of such Prospectus as may be necessary so that, as thereafter delivered to the purchasers of such securities, such Prospectus shall not include a Misstatement or such Prospectus, as supplemented or amended, shall comply with law;

          3.1.12  permit a representative of the Holders, the Underwriters, if any, and any attorney or accountant retained by such Holders or Underwriter to participate in the preparation of any Registration Statement, each such Prospectus included therein or filed with the Commission, and each amendment or supplement thereto, and will give each of them such access to its books and records and such opportunities to discuss the business, finances and accounts of the Company and its subsidiaries with its officers, directors and the independent public accountants who have certified its financial statements as shall be necessary, in the opinion of such Holders' and such Underwriters' respective counsel, to conduct a reasonable investigation within the meaning of the Securities Act, and will cause the Company's officers, directors and employees to supply all information reasonably requested by any such representative, Underwriter, attorney or accountant in connection with the Registration; provided, however, that if requested by the Company, such representatives or Underwriters enter into a confidentiality agreement, in form and substance reasonably satisfactory to the Company, prior to the release or disclosure of any such information;

          3.1.13  obtain a "cold comfort" letter from the Company's independent registered public accountants in the event of an Underwritten Offering, in customary form and covering such matters of the type customarily covered by "cold comfort" letters as the managing Underwriter may reasonably request, and reasonably satisfactory to a majority-in-interest of the participating Holders and any Underwriter;

          3.1.14  on the date the Registrable Securities are delivered for sale pursuant to such Registration, obtain an opinion and negative assurance letter, dated such date, of counsel representing the Company for the purposes of such Registration, addressed to the Holders, the placement agent or sales agent, if any, and the Underwriters, if any, covering such legal matters with respect to the Registration in respect of which such opinion is being given as the Holders, placement agent, sales agent, or Underwriter may reasonably request and as are customarily included in such opinions and negative assurance letters, and reasonably satisfactory to a majority in interest of the participating Holders and any Underwriter;

          3.1.15  in the event of any Underwritten Offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing Underwriter of such offering;

          3.1.16  otherwise use its reasonable best efforts to comply with all applicable rules and regulations of the Commission, and to make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve (12) months beginning with the first day of the Company's first full calendar quarter after the effective date of the Registration Statement which satisfies the provisions of Section 11(a) of the Securities Act and the rules and regulations thereunder, including Rule 158 thereunder (or any successor rule promulgated thereafter by the Commission);

          3.1.17  use its reasonable efforts to make available senior executives of the Company to participate in customary "road show" presentations that may be reasonably requested by the Underwriter in any Underwritten Offering; and

          3.1.18  otherwise, in good faith, cooperate reasonably with, and take such customary actions as may reasonably be requested by the Holders, in connection with such Registration.

        3.2    Registration Expenses.     The Registration Expenses of all Registrations shall be borne by the Company. It is acknowledged by the Holders that the Holders shall bear all incremental selling expenses relating to the sale of Registrable Securities, such as Underwriters' commissions and discounts, brokerage fees and, other than as set forth in the definition of "Registration Expenses," all reasonable fees and expenses of any legal counsel representing the Holders.

        3.3    Participation in Underwritten Offerings.

          3.3.1  No person may participate in any Underwritten Offering for equity securities of the Company pursuant to a Registration initiated by the Company hereunder unless such person (i) agrees to sell such person's securities on the basis provided in any underwriting arrangements approved by the Company and (ii) completes and executes all customary questionnaires, powers of attorney, indemnities, lock-up agreements, underwriting agreements and other customary documents as may be reasonably required under the terms of such underwriting arrangements.

          3.3.2  Holders participating in an Underwritten Offering may, at their option, require that any or all of the representations and warranties by, and the other agreements on the part of, the Company to and for the benefit of the Underwriters shall also be made to and for the benefit of such Holders and that any or all of the conditions precedent to the obligations of such Underwriters shall also be made to and for the benefit of such Holders; provided, however, that the Company shall not be required to make any representations or warranties with respect to written information specifically provided by a Holder in writing for inclusion in the Registration Statement.

          3.3.3  The Company will use its commercially reasonable efforts to ensure that no Underwriter shall require any Holder to make any representations or warranties to or agreements with the Company or the Underwriters other than representations, warranties or agreements regarding such Holder and such Holder's intended method of distribution and any other representation required by law, and if, despite the Company's commercially reasonable efforts, an Underwriter requires any Holder to make additional representation or warranties to or agreements with such Underwriter, such Holder may elect not to participate in such Underwritten Offering (but shall not have any claims against the Company as a result of such election). Any liability of such Holder to any Underwriter or other person under such underwriting agreement shall be limited to an amount equal to the proceeds (net of expenses and underwriting discounts and commissions) that it derives from such registration.

        3.4    Suspension of Sales; Adverse Disclosure.     Upon receipt of written notice from the Company that a Registration Statement or Prospectus contains a Misstatement, or in the opinion of counsel for the Company it is necessary to supplement or amend such Prospectus to comply with law, each of the Holders shall forthwith discontinue disposition of Registrable Securities until it has received copies of a supplemented or amended Prospectus correcting the Misstatement or including the information counsel for the Company believes to be necessary to comply with law (it being understood that the Company hereby covenants to prepare and file such supplement or amendment as soon as practicable after the time of such notice such that the Registration Statement or Prospectus, as so amended or supplemented, as applicable, will not include a Misstatement and complies with law), or until it is advised in writing by the Company that the use of the Prospectus may be resumed. If the filing, initial effectiveness or continued use of a Registration Statement in respect of any Registration at any time would require the Company to make an Adverse Disclosure or would require the inclusion in such Registration Statement of financial statements that are unavailable to the Company for reasons beyond the Company's control, the Company may, upon giving prompt written notice of such action to the Holders, delay the filing or initial effectiveness of, or suspend use of, such Registration Statement for the shortest period of time, but in no event more than thirty (30) days, determined in good faith by the Board to be necessary for such purpose. In the event the Company exercises its rights under the preceding sentence, the Holders agree to suspend, immediately upon their receipt of the notice referred to above, their use of the Prospectus relating to any Registration in connection with any sale or offer to sell Registrable Securities. The Company shall immediately notify the Holders of the expiration of any period during which it exercised its rights under this Section 3.4.

        3.5    Covenants of the Company.     As long as any Holder shall own Registrable Securities, the Company hereby covenants and agrees:

          3.5.1  the Company will not file any Registration Statement or Prospectus included therein or any other filing or document (other than this Agreement) with the Commission which refers to any Holder of Registrable Securities by name or otherwise without the prior written approval of such Holder, which may not be unreasonably withheld.

          3.5.2  the Company will not effect or permit to occur any combination or subdivision of securities which would adversely affect the ability of the Holders to effect registration of Registrable Securities in the manner contemplated by this Agreement.

          3.5.3  at all times while it shall be a reporting company under the Exchange Act, to file timely (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to Sections 13(a) or 15(d) of the Exchange Act and to promptly furnish the Holders with true and complete copies of all such filings. The Company further covenants that it shall take such further action as any Holder may reasonably request, all to the extent required from time to time to enable such Holder to sell shares of Common Stock held by such Holder without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 promulgated under the Securities Act (or any successor rule promulgated thereafter by the Commission), including providing any legal opinions. Upon the request of any Holder, the Company shall deliver to such Holder a written certification of a duly authorized officer as to whether it has complied with such requirements.

          3.5.4  Promptly following the effectiveness of the shelf registration statement required by Section 2.1.1 (and in any event within three business days from such effectiveness), the Company shall cause the transfer agent to remove any restrictive legends (including any electronic transfer restrictions) from any Common Stock or Private Placement Warrants held by such Holder and provide or cause any customary opinions of counsel to be delivered to the transfer agent in connection with such removal.

ARTICLE IV

INDEMNIFICATION AND CONTRIBUTION

        4.1    Indemnification.

          4.1.1  The Company agrees to indemnify, to the extent permitted by law, each Holder of Registrable Securities, its officers, directors, partners, stockholders or members, employees, agents, investment advisors and each person who controls such Holder (within the meaning of the Securities Act and Exchange Act) from and against all losses, claims, damages, liabilities and expenses (including attorneys' fees), joint or several (or actions or proceedings, whether commenced or threatened, in respect thereof) (collectively, "Claims"), to which any such Holder or other persons may become subject, insofar as such Claims arise out of or are based on any untrue or alleged untrue statement of any material fact contained in any Registration Statement, Prospectus or preliminary Prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, and the Company will reimburse such Holder or other person for any legal or any other expenses reasonably incurred by them in connection with investigating or defending any such Claim; except insofar as the Claim or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such filing in reliance upon and in conformity with information furnished in writing to the Company by such Holder expressly for use therein. The Company shall indemnify the Underwriters, their officers and directors and each person who controls such Underwriters (within the meaning of the Securities Act and Exchange Act) to the same extent as provided in the foregoing with respect to the indemnification of the Holder.

          4.1.2  In connection with any Registration Statement in which a Holder of Registrable Securities is participating, the Company may require that, as a condition to including any Registrable Securities in any Registration Statement, the Company shall have received an undertaking reasonably satisfactory to it from such Holder, to indemnify the Company, its directors and officers and agents and each person who controls the Company (within the meaning of the

  Securities Act and Exchange Act) from and against any Claims, to which any the Company or such other persons may become subject, insofar as such Claims arise out of or are based on any untrue statement of any material fact contained in the Registration Statement, Prospectus or preliminary Prospectus or any amendment thereof or supplement thereto or any omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or omission is contained in any information furnished in writing by such Holder expressly for use therein; provided, however, that the obligation to indemnify shall be several, not joint and several, among such Holders of Registrable Securities, and the liability of each such Holder of Registrable Securities shall be in proportion to and limited to the net proceeds received by such Holder from the sale of Registrable Securities pursuant to such Registration Statement. The Holders of Registrable Securities shall indemnify the Underwriters, their officers, directors and each person who controls such Underwriters (within the meaning of the Securities Act and Exchange Act) to the same extent as provided in the foregoing with respect to indemnification of the Company and the Company shall use its commercially reasonable efforts to ensure that no Underwriter shall require any Holder of Registrable Securities to provide any indemnification other than that provided hereinabove in this Section 4.1.2, and, if, despite the Company's commercially reasonable efforts, an Underwriter requires any Holder of Registrable Securities to provide additional indemnification, such Holder may elect not to participate in such Underwritten Offering (but shall not have any claim against the Company as a result of such election).

          4.1.3  Any person entitled to indemnification herein shall (i) give prompt written notice to the indemnifying party of any Claim with respect to which it seeks indemnification (provided that the failure to give prompt notice shall not impair any person's right to indemnification hereunder to the extent such failure has not materially prejudiced the indemnifying party) and (ii) unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such Claim, permit such indemnifying party to assume the defense of such Claim with counsel reasonably satisfactory to the indemnified party. An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim. No indemnifying party shall, without the consent of the indemnified party, consent to the entry of any judgment or enter into any settlement which cannot be settled in all respects by the payment of money (and such money is so paid by the indemnifying party pursuant to the terms of such settlement) and which settlement includes a statement or admission of fault or culpability on the part of such indemnified party or does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

          4.1.4  The indemnification provided for under this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director, partners, stockholders or members, employees, agents, investment advisors or controlling person of such indemnified party and shall survive the transfer of Registrable Securities.

          4.1.5  If the indemnification provided under Section 4.1 hereof from the indemnifying party is unavailable or insufficient to hold harmless an indemnified party in respect of any Claims, then the indemnifying party, in lieu of indemnifying the indemnified party, shall contribute to the amount paid or payable by the indemnified party as a result of such Claims in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party or parties on the one hand and the indemnified party or parties on the other hand from the offering of the Registrable Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also to reflect the relative fault of the indemnifying party or parties on the other hand in connection with the statements or omissions that resulted in such Claims, as well as any other relevant equitable considerations; provided, however, that the liability of any Holder or any director, officer, employee, agent, investment advisor or controlling person thereof under this subsection 4.1.5 shall be limited to the amount of the net proceeds received by such Holder in such offering giving rise to such liability. The amount paid or payable by a party as a result of the losses or other liabilities referred to above shall be deemed to include, subject to the limitations set forth in subsections 4.1.1, 4.1.2 and 4.1.3 above, any legal or other fees, charges or expenses reasonably incurred by such party in connection with any investigation or proceeding. The parties hereto agree that it would not be just and equitable if contribution pursuant to this subsection 4.1.5 were determined by pro rata allocation or by any other method of allocation, which does not take account of the equitable considerations referred to in this subsection 4.1.5. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution pursuant to this subsection 4.1.5 from any person who was not guilty of such fraudulent misrepresentation.

          4.1.6  The indemnification required by this Section 4.1 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or expense, loss, damage or liability is incurred.

ARTICLE V

MISCELLANEOUS

        5.1    Notices.     Any notice or communication under this Agreement must be in writing and given by (i) deposit in the United States mail, addressed to the party to be notified, postage prepaid and registered or certified with return receipt requested, (ii) delivery in person or by courier service providing evidence of delivery, or (iii) transmission by hand delivery, electronic mail, telecopy, telegram or facsimile. Each notice or communication that is mailed, delivered, or transmitted in the manner described above shall be deemed sufficiently given, served, sent, and received, in the case of mailed notices, on the third business day following the date on which it is mailed and, in the case of notices delivered by courier service, hand delivery, electronic mail, telecopy, telegram or facsimile, at such time as it is delivered to the addressee (with the delivery receipt or the affidavit of messenger) or at such time as delivery is refused by the addressee upon presentation. Any notice or communication under this Agreement must be addressed, if to the Company, to: Gores Holdings II, Inc., 9800 Wilshire Blvd., Beverly Hills, CA 90212, Attention: Mark Stone or by facsimile at (310) 209-3310, and, if to any Holder, at such Holder's address or facsimile number as set forth in the Company's books and records. Any party may change its address for notice at any time and from time to time by written notice to the other parties hereto, and such change of address shall become effective thirty (30) days after delivery of such notice as provided in this Section 5.1.

        5.2    Assignment; No Third Party Beneficiaries.

          5.2.1  This Agreement and the rights, duties and obligations of the Company hereunder may not be assigned or delegated by the Company in whole or in part.

          5.2.2  Prior to the expiration of the Founder Shares Lock-up Period or the Private Placement Lock-up Period, as the case may be, no Holder who is subject to either or both the Founder Shares Lock-Up Period or the Private Placement Lock-Up Period may assign or delegate such Holder's rights, duties or obligations under this Agreement, in whole or in part, except in connection with a transfer of Registrable Securities by such Holder to a Permitted Transferee, to an Affiliate or as otherwise permitted pursuant to the terms of the Founder Shares Lock-Up Period or the Private Placement Lock-Up Period, as applicable.

          5.2.3  This Agreement and the provisions hereof shall be binding upon and shall inure to the benefit of each of the parties and its successors and the permitted assigns of the Holders, which shall include Permitted Transferees.

          5.2.4  This Agreement shall not confer any rights or benefits on any persons that are not parties hereto, other than as expressly set forth in this Agreement and Section 5.2 hereof.

          5.2.5  No assignment by any party hereto of such party's rights, duties and obligations hereunder shall be binding upon or obligate the Company unless and until the Company shall have received (i) written notice of such assignment as provided in Section 5.1 hereof and (ii) the written agreement of the assignee, in a form reasonably satisfactory to the Company, to be bound by the terms and provisions of this Agreement (which may be accomplished by an addendum or certificate of joinder to this Agreement). Any transfer or assignment made other than as provided in this Section 5.2 shall be null and void.

        5.3    Counterparts.     This Agreement may be executed in multiple counterparts (including facsimile or PDF counterparts), each of which shall be deemed an original, and all of which together shall constitute the same instrument, but only one of which need be produced.

        5.4    Governing Law; Venue.     NOTWITHSTANDING THE PLACE WHERE THIS AGREEMENT MAY BE EXECUTED BY ANY OF THE PARTIES HERETO, THE PARTIES EXPRESSLY AGREE THAT THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED UNDER THE LAWS OF THE STATE OF NEW YORK AS APPLIED TO AGREEMENTS AMONG NEW YORK RESIDENTS ENTERED INTO AND TO BE PERFORMED ENTIRELY WITHIN NEW YORK, WITHOUT REGARD TO THE CONFLICT OF LAW PROVISIONS OF SUCH JURISDICTION.

        5.5    Amendments and Modifications.     Upon the written consent of the Company and the Holders of at least a majority in interest of the Registrable Securities at the time in question, compliance with any of the provisions, covenants and conditions set forth in this Agreement may be waived, or any of such provisions, covenants or conditions may be amended or modified; provided, however, that notwithstanding the foregoing, (i) any amendment hereto or waiver hereof that adversely affects one Holder, solely in its capacity as a holder of the shares of capital stock of the Company, in a manner that is adverse and different from the other Holders (in such capacity) shall require the consent of the Holder so affected, (ii) any amendment hereto or waiver hereof that adversely affects the Gores Holders or Greenlight Holders, as applicable, solely in their respective capacity as Gores Holders or Greenlight Holders, as applicable, in a manner that is adverse and different from the other Holders, shall require the consent of the Gores Holders or Greenlight Holders, as applicable, of a majority-in-interest of the then-outstanding number of Registrable Securities held by the Gores Holders or Greenlight Holders, as applicable. No course of dealing between any Holder or the Company and any other party hereto or any failure or delay on the part of a Holder or the Company in exercising any rights or remedies under this Agreement shall operate as a waiver of any rights or remedies of any Holder or the Company. No single or partial exercise of any rights or remedies under this Agreement by a party shall operate as a waiver or preclude the exercise of any other rights or remedies hereunder or thereunder by such party.

        5.6    Other Registration Rights.     Other than pursuant to the terms of the Subscription Agreements, the Company represents and warrants that no person, other than a Holder of Registrable Securities, has any right to require the Company to register any securities of the Company for sale or to include such securities of the Company in any Registration filed by the Company for the sale of securities for its own account or for the account of any other person. Further, the Company represents and warrants that this Agreement supersedes any other registration rights agreement or agreement with similar terms and conditions among the parties thereto and in the event of a conflict between any such agreement or agreements and this Agreement, the terms of this Agreement shall prevail. The Greenlight Holders hereby terminate Section 8 of the GHII Securityholders Agreement and the registration rights provided thereunder.

        5.7    Term.     This Agreement shall terminate upon the earlier of (i) the tenth anniversary of the date of this Agreement or (ii) the date as of which (A) all of the Registrable Securities have been sold pursuant to a Registration Statement (but in no event prior to the applicable period referred to in Section 4(a)(3) of the Securities Act and Rule 174 thereunder (or any successor rule promulgated thereafter by the Commission)) or (B) the Holders of all Registrable Securities are permitted to sell the Registrable Securities under Rule 144 (or any similar provision) under the Securities Act without limitation on the amount of securities sold or the manner of sale. The provisions of Section 3.5 and Article IV shall survive any termination.

[Signature Pages Follow]

        IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed as of the date first written above.

COMPANY:
VERRA MOBILITY CORPORATION, a Delaware corporation
By:
Name:
Title:
GORES HOLDERS:
GORES SPONSOR II LLC, a Delaware limited liability company
By:
	Name:	AEG Holdings, LLC
	Title:	Manager
By:
	Name:	Randall Bort
By:
	Name:	William Patton
By:
	Name:	Jeffrey Rea

[Signature Page to Registration Rights Agreement]

GREENLIGHT HOLDERS:
PE GREENLIGHT HOLDINGS, LLC
By:
Name:
Title:
PERPETUAL LOVE HOLDINGS, INC.
By:
Name:
Title:
TRAFFICINVEST LIMITED
By:
Name:
Title:
By:	David M. Roberts

[Signature Page to Registration Rights Agreement]

Annex G

GORES II SUBSCRIPTION AGREEMENT

        This SUBSCRIPTION AGREEMENT is entered into this      day of June, 2018 (this "Subscription Agreement"), by and between Gores Holdings II, Inc., a Delaware corporation (the "Company"), and the undersigned ("Subscriber").

        WHEREAS, the Company concurrently herewith is entering into that certain Agreement and Plan of Merger, dated as of the date hereof, substantially in the form provided to Subscriber (the "Merger Agreement"), pursuant to which the Company will acquire Greenlight Holding II Corporation, on the terms and subject to the conditions set forth therein (the "Transactions");

        WHEREAS, in connection with the Transactions the Company will be renamed "Verra Mobility"; and

        WHEREAS, in connection with the Transactions, Subscriber desires to subscribe for and purchase from the Company that number of shares of the Company's Class A common stock, par value $0.0001 per share set forth on the signature page hereto (the "Acquired Shares"), for a purchase price of $9.20 per share, or the aggregate purchase price set forth on the signature page hereto (the "Purchase Price"), and the Company desires to issue and sell to Subscriber the Acquired Shares in consideration of the payment of the Purchase Price by or on behalf of Subscriber to the Company on or prior to the Closing (as defined below);

        NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties and covenants, and subject to the conditions, herein contained, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

        1.    Subscription.     Subject to the terms and conditions hereof, Subscriber hereby agrees to subscribe for and purchase, and the Company hereby agrees to issue and sell to Subscriber, upon the payment of the Purchase Price, the Acquired Shares (such subscription and issuance, the "Subscription").

        2.    Closing.

          a.     The closing of the Subscription contemplated hereby (the "Closing") is contingent upon the substantially concurrent consummation of the Transactions and shall occur immediately prior thereto. Not less than seven (7) business days prior to the scheduled closing date of the Transactions (the "Closing Date"), the Company shall provide written notice to Subscriber (the "Closing Notice") specifying (i) that the Company reasonably expects all conditions to the closing of the Transactions to be satisfied on a date that is not less than seven (7) business days from the date of the Closing Notice and (ii) instructions for wiring the Purchase Price for the Acquired Shares. Subscriber shall deliver to the Company at least two (2) business days prior to the Closing Date, to be held in escrow until the Closing, the Purchase Price for the Acquired Shares by wire transfer of United States dollars in immediately available funds to the account specified by the Company in the Closing Notice. On the Closing Date, the Company shall deliver to Subscriber the Acquired Shares in book entry form, and the Purchase Price shall be released from escrow automatically and without further action by the Company or Subscriber.

  In the event the Closing does not occur on the Closing Date, the Company shall promptly (but not later than one (1) business day thereafter) return the Purchase Price to Subscriber.

          b.     The Closing shall be subject to the conditions that, on the Closing Date:

              (i)  no suspension of the qualification of the Acquired Shares for offering or sale or trading in any jurisdiction, or initiation or threatening in writing of any proceedings for any of such purposes, shall have occurred;

             (ii)  all representations and warranties of the Company and Subscriber contained in this Subscription Agreement shall be true and correct in all material respects as of the Closing Date, and consummation of the Closing shall constitute a reaffirmation by each of the Company and Subscriber of each of the representations, warranties and agreements of each such party contained in this Subscription Agreement as of the Closing Date;

            (iii)  no governmental authority shall have enacted, issued, promulgated, enforced or entered any judgment, order, rule or regulation (whether temporary, preliminary or permanent) which is then in effect and has the effect of making consummation of the transactions contemplated hereby illegal or otherwise restricting, prohibiting or enjoining consummation of the transactions contemplated hereby; and

            (iv)  all conditions precedent to the closing of the Transactions set forth in the Merger Agreement, including the approval of the Company's stockholders, shall have been satisfied or waived.

          c.     At the Closing, the parties hereto shall execute and deliver such additional documents and take such additional actions as the parties reasonably may deem to be practical and necessary in order to consummate the Subscription as contemplated by this Subscription Agreement.

        3.    Company Representations and Warranties.     The Company represents and warrants that:

          a.     The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with corporate power and authority to own, lease and operate its properties and conduct its business as presently conducted and to enter into, deliver and perform its obligations under this Subscription Agreement.

          b.     The Acquired Shares have been duly authorized and, when issued and delivered to Subscriber against full payment therefor in accordance with the terms of this Subscription Agreement, the Acquired Shares will be validly issued, fully paid and non-assessable and will not have been issued in violation of or subject to any preemptive or similar rights created under the Company's amended and restated certificate of incorporation or under the Delaware General Corporation Law.

          c.     This Subscription Agreement has been duly authorized, executed and delivered by the Company and is enforceable against it in accordance with its terms, except as may be limited or otherwise affected by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws relating to or affecting the rights of creditors generally, and (ii) principles of equity, whether considered at law or equity.

          d.     The issuance and sale of the Acquired Shares and the compliance by the Company with all of the provisions of this Subscription Agreement and the consummation of the transactions contemplated herein will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of the Company or any of its subsidiaries pursuant to the terms of (i) any indenture, mortgage, deed of trust, loan agreement, lease, license or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, which would reasonably be expected to have a material adverse effect on the business, properties, financial condition, stockholders' equity or results of operations of the Company and its subsidiaries, taken as a whole (a "Material Adverse Effect") or materially affect the validity of the Acquired Shares or the legal authority of the Company to comply in all material respects with the terms of this Subscription Agreement; (ii) result in any violation of the provisions of the organizational documents of the Company or any of its subsidiaries; or (iii) result in any violation of any statute or any judgment, order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over the Company or any of its subsidiaries or any of their respective properties that would reasonably be expected to have a Material Adverse Effect or materially affect the validity of the Acquired Shares or the legal authority of the Company to comply in all material respects with this Subscription Agreement.

        4.    Subscriber Representations and Warranties.     Subscriber represents and warrants that:

          a.     If Subscriber is not an individual, Subscriber has been duly formed or incorporated and is validly existing in good standing under the laws of its jurisdiction of incorporation or formation, with power and authority to enter into, deliver and perform its obligations under this Subscription Agreement. If Subscriber is an individual, Subscriber has the authority to enter into, deliver and perform its obligations under this Subscription Agreement.

          b.     If Subscriber is not an individual, this Subscription Agreement has been duly authorized, executed and delivered by Subscriber. If Subscriber is an individual, the signature on this Subscription Agreement is genuine, and Subscriber has legal competence and capacity to execute the same. This Subscription Agreement is enforceable against Subscriber in accordance with its terms, except as may be limited or otherwise affected by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws relating to or affecting the rights of creditors generally, and (ii) principles of equity, whether considered at law or equity.

          c.     The execution, delivery and performance by Subscriber of this Subscription Agreement and the consummation of the transactions contemplated herein will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of Subscriber or any of its subsidiaries pursuant to the terms of (i) any indenture, mortgage, deed of trust, loan agreement, lease, license or other agreement or instrument to which Subscriber or any of its subsidiaries is a party or by which Subscriber or any of its subsidiaries is bound or to which any of the property or assets of Subscriber or any of its subsidiaries is subject, which would reasonably be expected to have a material adverse effect on the business, properties, financial condition, stockholders' equity or results of operations of Subscriber and its subsidiaries, taken as a whole (a "Subscriber Material Adverse Effect") or materially affect the legal authority of Subscriber to comply in all material respects with the terms of this Subscription Agreement; (ii) if Subscriber is not an individual, result in any violation of the provisions of the organizational documents of Subscriber or any of its subsidiaries; or (iii) result in any violation of any statute or any judgment, order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over Subscriber or any of its subsidiaries or any of their respective properties that would reasonably be expected to have a Subscriber Material Adverse Effect or materially affect the legal authority of Subscriber to comply in all material respects with this Subscription Agreement.

          d.     Subscriber (i) is a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act of 1933, as amended (the "Securities Act")) or an "accredited investor" (within the meaning of Rule 501(a) under the Securities Act) satisfying the applicable requirements set forth on Schedule A, (ii) is acquiring the Acquired Shares only for its own account and not for the account of others, or if Subscriber is subscribing for the Acquired Shares as a fiduciary or agent for one or more investor accounts, each owner of such account is a qualified institutional buyer and Subscriber has full investment discretion with respect to each such account, and the full power and authority to make the acknowledgements, representations and agreements herein on behalf of each owner of each such account, and (iii) is not acquiring the Acquired Shares with a view to, or for offer or sale in connection with, any distribution thereof in violation of the Securities Act (and shall provide the requested information on Schedule A following the signature page hereto). Subscriber is not an entity formed for the specific purpose of acquiring the Acquired Shares.

          e.     Subscriber understands that the Acquired Shares are being offered in a transaction not involving any public offering within the meaning of the Securities Act and that the Acquired Shares have not been registered under the Securities Act. Subscriber understands that the Acquired Shares may not be resold, transferred, pledged or otherwise disposed of by Subscriber absent an effective registration statement under the Securities Act, except (i) to the Company or a subsidiary thereof, (ii) to non-U.S. persons pursuant to offers and sales that occur outside the United States within the meaning of Regulation S under the Securities Act or (iii) pursuant to another applicable exemption from the registration requirements of the Securities Act, and that any certificates representing the Acquired Shares shall contain a legend to such effect. Subscriber acknowledges that the Acquired Shares will not be eligible for resale pursuant to Rule 144A promulgated under the Securities Act. Subscriber understands and agrees that the Acquired Shares will be subject to transfer restrictions and, as a result of these transfer restrictions, Subscriber may not be able to readily resell the Acquired Shares and may be required to bear the financial risk of an investment in the Acquired Shares for an indefinite period of time. Subscriber understands that it has been advised to consult legal counsel prior to making any offer, resale, pledge or transfer of any of the Acquired Shares.

          f.      Subscriber understands and agrees that Subscriber is purchasing the Acquired Shares directly from the Company. Subscriber further acknowledges that there have been no representations, warranties, covenants and agreements made to Subscriber by the Company or its affiliates or any of their respective officers or directors, expressly or by implication, other than those representations, warranties, covenants and agreements included in this Subscription Agreement.

          g.     Subscriber represents and warrants that its acquisition and holding of the Acquired Shares will not constitute or result in a non-exempt prohibited transaction under Section 406 of the Employee Retirement Income Security Act of 1974, as amended, Section 4975 of the Internal Revenue Code of 1986, as amended, or any applicable similar law.

          h.     In making its decision to purchase the Acquired Shares, Subscriber represents that it has relied solely upon independent investigation made by Subscriber. Subscriber acknowledges and agrees that Subscriber has received such information as Subscriber deems necessary in order to make an investment decision with respect to the Acquired Shares, including with respect to the Company, Greenlight Holding II Corporation, Verra Mobility and the Transactions. Subscriber represents and agrees that Subscriber and Subscriber's professional advisor(s), if any, have had the full opportunity to ask such questions, receive such answers and obtain such information as Subscriber and such undersigned's professional advisor(s), if any, have deemed necessary to make an investment decision with respect to the Acquired Shares.

          i.      Subscriber became aware of this offering of the Acquired Shares solely by means of direct contact between Subscriber and the Company or by certain employees of The Gores Group LLC or its affiliates acting on the Company's behalf, or by means of contact from Goldman Sachs & Co. LLC ("GS") or Deutsche Bank Securities Inc., ("DB" and together with GS, the "Placement Agents" and each, a "Placement Agent") each acting as Placement Agent for the Company, and the Acquired Shares were offered to Subscriber solely by direct contact between Subscriber and the Company or by certain employees of The Gores Group LLC or its affiliates acting on the Company's behalf, or by contact between Subscriber and a Placement Agent. Subscriber did not become aware of this offering of the Acquired Shares, nor were the Acquired Shares offered to Subscriber, by any other means, and The Gores Group LLC or its affiliates did not act as investment adviser, broker or dealer to Subscriber. Subscriber acknowledges that the Company represents and warrants that the Acquired Shares (i) were not offered by any form of general solicitation or general advertising and (ii) are not being offered in a manner involving a public offering under, or in a distribution in violation of, the Securities Act, or any state securities laws.

          j.      Subscriber acknowledges that it is aware that there are substantial risks incident to the purchase and ownership of the Acquired Shares. Subscriber has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Acquired Shares, and Subscriber has sought such accounting, legal and tax advice as Subscriber has considered necessary to make an informed investment decision.

          k.     Alone, or together with any professional advisor(s), Subscriber represents and acknowledges that Subscriber has adequately analyzed and fully considered the risks of an investment in the Acquired Shares and determined that the Acquired Shares are a suitable investment for Subscriber and that Subscriber is able at this time and in the foreseeable future to bear the economic risk of a total loss of Subscriber's investment in the Company. Subscriber acknowledges specifically that a possibility of total loss exists.

          l.      Subscriber understands and agrees that no federal or state agency has passed upon or endorsed the merits of the offering of the Acquired Shares or made any findings or determination as to the fairness of this investment.

          m.    Subscriber represents and warrants that Subscriber is not (i) a person or entity named on the List of Specially Designated Nationals and Blocked Persons administered by the U.S. Treasury Department's Office of Foreign Assets Control ("OFAC") or in any Executive Order issued by the President of the United States and administered by OFAC ("OFAC List"), or a person or entity prohibited by any OFAC sanctions program, (ii) a Designated National as defined in the Cuban Assets Control Regulations, 31 C.F.R. Part 515, or (iii) a non-U.S. shell bank or providing banking services indirectly to a non-U.S. shell bank. Subscriber agrees to provide law enforcement agencies, if requested thereby, such records as required by applicable law, provided that Subscriber is permitted to do so under applicable law. Subscriber represents that if it is a financial institution subject to the Bank Secrecy Act (31 U.S.C. Section 5311 et seq.) (the "BSA"), as amended by the USA PATRIOT Act of 2001 (the "PATRIOT Act"), and its implementing regulations (collectively, the "BSA/PATRIOT Act"), that Subscriber maintains policies and procedures reasonably designed to comply with applicable obligations under the BSA/PATRIOT Act. Subscriber also represents that, to the extent required, it maintains policies and procedures reasonably designed for the screening of its investors against the OFAC sanctions programs, including the OFAC List. Subscriber further represents and warrants that, to the extent required, it maintains policies and procedures reasonably designed to ensure that the funds held by Subscriber and used to purchase the Acquired Shares were legally derived.

          n.     Subscriber has commitments to have, and prior to the Closing will have, sufficient funds to pay the Purchase Price in escrow pursuant to Section 2(a).

        5.    Registration Rights.

          a.     The Company agrees that, within thirty (30) calendar days after the consummation of the Transactions (the "Filing Deadline"), the Company will file with the U.S. Securities and Exchange Commission (the "SEC") (at the Company's sole cost and expense) a registration statement to register under and in accordance with the provisions of the Securities Act, the offer, sale and distribution of all Registrable Securities (as defined below) on Form S-3 (which shall be filed pursuant to Rule 415 under the Securities Act as a secondary-only registration statement), if the Company is then eligible for such short form, or any similar or successor short form registration or, if the Company is not then eligible for such short form registration, on Form S-1 or any similar or successor long form registration (the "Registration Statement"). The Company shall use its commercially reasonable efforts to have the Registration Statement declared effective by the SEC as soon as practicable after the filing thereof, but no later than the sixty (60) calendar days following the Filing Deadline (the "Effectiveness Deadline"); provided, that the Effectiveness Deadline shall be extended to ninety (90) calendar days after the Filing Deadline if the Registration Statement is reviewed by, and receives comments from, the SEC; provided, however, that the Company's obligations to include the Acquired Shares in the Registration Statement are contingent upon Subscriber furnishing in writing to the Company such information regarding Subscriber, the securities of the Company held by Subscriber and the intended method of disposition of the Acquired Shares as shall be reasonably requested by the Company to effect the registration of the Acquired Shares, and shall execute such documents in connection with such registration as the Company may reasonably request that are customary of a selling stockholder in similar situations, including providing that the Company shall be entitled to postpone and suspend the effectiveness or use of the Registration Statement during any customary blackout or similar period and including with respect to the effectiveness thereof or in the event the Registration Statement must be supplemented, amended or suspended. The Company will use its commercially reasonable efforts to maintain the continuous effectiveness of the Registration Statement until all such securities cease to be Registrable Securities (as defined below) or such shorter period upon which all Subscribers with Registrable Securities included in such Registration Statement have notified the Company that such Registrable Securities have actually been sold. The Company will use commercially reasonable efforts to file all reports, and provide all customary and reasonable cooperation, necessary to enable Subscriber to resell Registrable Securities pursuant to the Registration Statement or Rule 144, as applicable, qualify the Registrable Securities for listing on the applicable stock exchange, update or amend the Registration Statement as necessary to include Registrable Securities and provide customary notice to holders of Registrable Securities. "Registrable Securities" shall mean, as of any date of determination, the Acquired Shares and any other equity security of the Company issued or issuable with respect to the Acquired Shares by way of share split, dividend, distribution, recapitalization, merger, exchange, replacement or similar event or otherwise. As to any particular Registrable Securities, once issued, such securities shall cease to be Registrable Securities (A) when they are sold, transferred, disposed or exchanged pursuant to an effective Registration Statement under the Securities Act, (B) the earlier of (1) two (2) years and (2) such time that such holder has disposed of (or, if Rule 144(i) is no longer applicable to the Company or Rule 144(i)(2) is amended to remove the reporting requirement preceding a disposition of securities, such time that such holder is able to dispose of) all of its, his or her Registrable Securities pursuant to Rule 144 without any volume limitations thereunder, (C) when they shall have ceased to be outstanding or (D) when such securities have been sold in a private transaction in which the transferor's rights under this Section 5(a) are not assigned to the transferee of such securities.

          b.     The Company shall, notwithstanding any termination of this Subscription Agreement, indemnify, defend and hold harmless Subscriber (to the extent a seller under the Registration Statement), the officers, directors, trustees, agents, partners, members, managers, stockholders, affiliates, employees and investment advisers of each of them, each person who controls Subscriber (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) and the officers, directors, trustees, agents, partners, members, managers, stockholders, affiliates, employees and investment advisers of each such controlling person, to the fullest extent permitted by applicable law, from and against any and all losses, claims, damages, liabilities, costs (including, without limitation, reasonable costs of preparation and investigation and reasonable attorneys' fees) and expenses (collectively, "Losses"), as incurred, that arise out of or are based upon (i) any untrue or alleged untrue statement of a material fact contained in the Registration Statement, any prospectus included in the Registration Statement or any form of prospectus or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein (in the case of any prospectus or form of prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading, or (ii) any violation or alleged violation by the Company of the Securities Act, Exchange Act or any state securities law or any rule or regulation thereunder, in connection with the performance of its obligations under this Section 5, except insofar as and to the extent, but only to the extent, that such untrue statements, alleged untrue statements, omissions or alleged omissions are based solely upon information regarding Subscriber furnished in writing to the Company by Subscriber expressly for use therein. The Company shall notify Subscriber promptly of the institution, threat or assertion of any proceeding arising from or in connection with the transactions contemplated by this Section 5 of which the Company is aware. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of an indemnified party and shall survive the transfer of the Acquired Shares by Subscriber.

          c.     Subscriber shall, severally and not jointly with any other subscriber, indemnify and hold harmless the Company, its directors, officers, agents and employees, each person who controls the Company (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, agents or employees of such controlling persons, to the fullest extent permitted by applicable law, from and against all Losses, as incurred, arising out of or are based upon any untrue or alleged untrue statement of a material fact contained in any Registration Statement, any prospectus included in the Registration Statement, or any form of prospectus, or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any prospectus, or any form of prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading to the extent, but only to the extent, that such untrue statements or omissions are based solely upon information regarding Subscriber furnished in writing to the Company by Subscriber expressly for use therein. In no event shall the liability of Subscriber be greater in amount than the dollar amount of the net proceeds received by Subscriber upon the sale of the Acquired Shares giving rise to such indemnification obligation.

        6.    Termination.     This Subscription Agreement shall terminate and be void and of no further force and effect, and all rights and obligations of the parties hereunder shall terminate without any further liability on the part of any party in respect thereof, upon the earlier to occur of (a) such date and time as the Merger Agreement is terminated in accordance with its terms, (b) upon the mutual written agreement of each of the parties hereto to terminate this Subscription Agreement or (c) if any of the conditions to Closing set forth in Section 2 of this Subscription Agreement are not satisfied on or prior to the Closing and, as a result thereof, the transactions contemplated by this Subscription Agreement are not or will not be consummated at the Closing; provided, that nothing herein will relieve any party from liability for any willful breach hereof (including for the avoidance of doubt Subscriber's willful breach of Section 2(b)(ii) of this Subscription Agreement with respect to its representations and warranties as of the Closing Date) prior to the time of termination, and each party will be entitled to any remedies at law or in equity to recover losses, liabilities or damages arising from such breach. The Company shall promptly notify Subscriber of the termination of the Merger Agreement promptly after the termination of such agreement.

        7.    Trust Account Waiver.     Subscriber acknowledges that the Company is a blank check company with the powers and privileges to effect a merger, asset acquisition, reorganization or similar business combination involving the Company and one or more businesses or assets. Subscriber further acknowledges that, as described in the Company's prospectus relating to its initial public offering dated January 12, 2017 (the "Prospectus") available at www.sec.gov, substantially all of the Company's assets consist of the cash proceeds of the Company's initial public offering and private placements of its securities, and substantially all of those proceeds have been deposited in a trust account (the "Trust

Account") for the benefit of the Company, its public stockholders and the underwriters of the Company's initial public offering. Except with respect to interest earned on the funds held in the Trust Account that may be released to the Company to pay its tax obligations, if any, the cash in the Trust Account may be disbursed only for the purposes set forth in the Prospectus. For and in consideration of the Company entering into this Subscription Agreement, the receipt and sufficiency of which are hereby acknowledged, Subscriber, on behalf of itself and its representatives, hereby irrevocably waives any and all right, title and interest, or any claim of any kind they have or may have in the future, in or to any monies held in the Trust Account, and agrees not to seek recourse against the Trust Account as a result of, or arising out of, this Subscription Agreement.

        8.    Miscellaneous.

          a.     Subscriber acknowledges that the Company and others will rely on the acknowledgments, understandings, agreements, representations and warranties contained in this Subscription Agreement. Prior to the Closing, Subscriber agrees to promptly notify the Company if any of the acknowledgments, understandings, agreements, representations and warranties set forth herein are no longer accurate in all material respects.

          b.     The Company is entitled to rely upon this Subscription Agreement and is irrevocably authorized to produce this Subscription Agreement or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

          c.     Neither this Subscription Agreement nor any rights that may accrue to Subscriber hereunder (other than the Acquired Shares acquired hereunder, if any) may be transferred or assigned.

          d.     All the agreements, representations and warranties made by each party hereto in this Subscription Agreement shall survive the Closing.

          e.     The Company may request from Subscriber such additional information as the Company may deem necessary to evaluate the eligibility of Subscriber to acquire the Acquired Shares, and Subscriber shall provide such information as may be reasonably requested, to the extent readily available and to the extent consistent with its internal policies and procedures.

          f.      This Subscription Agreement may not be modified, waived or terminated except by an instrument in writing, signed by the party against whom enforcement of such modification, waiver, or termination is sought.

          g.     This Subscription Agreement constitutes the entire agreement, and supersedes all other prior agreements, understandings, representations and warranties, both written and oral, among the parties, with respect to the subject matter hereof. This Subscription Agreement shall not confer any rights or remedies upon any person other than the parties hereto, and their respective successor and assigns, and the Stockholder Representative (as defined in the Merger Agreement), which shall be a third-party beneficiary to this Subscription Agreement and shall be entitled to the rights and benefits hereunder and may enforce the provisions hereof as if it were a party hereto.

          h.     Except as otherwise provided herein, this Subscription Agreement shall be binding upon, and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives, and permitted assigns, and the agreements, representations, warranties, covenants and acknowledgments contained herein shall be deemed to be made by, and be binding upon, such heirs, executors, administrators, successors, legal representatives and permitted assigns.

          i.      If any provision of this Subscription Agreement shall be invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions of this Subscription Agreement shall not in any way be affected or impaired thereby and shall continue in full force and effect.

          j.      This Subscription Agreement may be executed in one or more counterparts (including by facsimile or electronic mail or in .pdf) and by different parties in separate counterparts, with the same effect as if all parties hereto had signed the same document. All counterparts so executed and delivered shall be construed together and shall constitute one and the same agreement.

          k.     The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Subscription Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Subscription Agreement and to enforce specifically the terms and provisions of this Subscription Agreement, this being in addition to any other remedy to which such party is entitled at law, in equity, in contract, in tort or otherwise.

          l.      THIS SUBSCRIPTION AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAWS THAT WOULD OTHERWISE REQUIRE THE APPLICATION OF THE LAW OF ANY OTHER STATE. EACH PARTY HERETO HEREBY WAIVES ANY RIGHT TO A JURY TRIAL IN CONNECTION WITH ANY LITIGATION PURSUANT TO THIS SUBSCRIPTION AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY.

        IN WITNESS WHEREOF, each of the Company and Subscriber has executed or caused this Subscription Agreement to be executed by its duly authorized representative as of the date set forth below.

GORES HOLDINGS II, INC.
By:
Name:
Title:

Date: June     , 2018

SUBSCRIBER:
Signature of Subscriber:	Signature of Joint Subscriber, if applicable:
By:	By:
Name:		Name:
Title:		Title:

Date: June     , 2018

Name of Subscriber:	Name of Joint Subscriber, if applicable:
(Please print. Please indicate name and capacity of person signing above)	(Please Print. Please indicate name and capacity of person signing above)
Name in which shares are to be registered (if different):
Email Address:
If there are joint investors, please check one:
☐ Joint Tenants with Rights of Survivorship
☐ Tenants-in-Common
☐ Community Property
Subscriber's EIN:	Joint Subscriber's EIN:
Business Address-Street:	Mailing Address-Street (if different):

City, State, Zip:	City, State, Zip:
Attn:	Attn:
Telephone No.:	Telephone No.:
Facsimile No.:	Facsimile No.:
Aggregate Number of Acquired Shares subscribed for:
Aggregate Purchase Price(1): $
You must pay the Purchase Price by wire transfer of United States dollars in immediately available funds to the account specified by the Company in the Closing Notice.

(1)
This is the aggregate number of Acquired Shares subscribed for multiplied by the price per Acquired Share of $9.20, without rounding.

SCHEDULE A
ELIGIBILITY REPRESENTATIONS OF SUBSCRIBER

A.	QUALIFIED INSTITUTIONAL BUYER STATUS (Please check the applicable subparagraphs):
	1.	☐ We are a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act (a "QIB")).
	2.	☐ We are subscribing for the Acquired Shares as a fiduciary or agent for one or more investor accounts, and each owner of such account is a QIB.
***OR***
B.	ACCREDITED INVESTOR STATUS (Please check the applicable subparagraphs):
1.
☐ We are an "accredited investor" (within the meaning of Rule 501(a) under the Securities Act or an entity in which all of the equity holders are accredited investors within the meaning of Rule 501(a) under the Securities Act), and have marked and initialed the appropriate box on the following page indicating the provision under which we qualify as an "accredited investor."
	2.	☐ We are not a natural person.
***AND***
C.	AFFILIATE STATUS (Please check the applicable box)
SUBSCRIBER:
	☐	is:
	☐	is not:
an "affiliate" (as defined in Rule 144 under the Securities Act) of the Company or acting on behalf of an affiliate of the Company.

        Rule 501(a), in relevant part, states that an "accredited investor" shall mean any person who comes within any of the below listed categories, or who the issuer reasonably believes comes within any of the below listed categories, at the time of the sale of the securities to that person. Subscriber has indicated, by marking and initialing the appropriate box below, the provision(s) below which apply to Subscriber and under which Subscriber accordingly qualifies as an "accredited investor."

  ☐    Any bank, registered broker or dealer, insurance company, registered investment company, business development company, or small business investment company;

  ☐    Any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions for the benefit of its employees, if such plan has total assets in excess of $5,000,000;

  ☐    Any employee benefit plan, within the meaning of the Employee Retirement Income Security Act of 1974, if a bank, insurance company, or registered investment adviser makes the investment decisions, or if the plan has total assets in excess of $5,000,000;

This page should be completed by Subscriber
and constitutes a part of the Subscription Agreement.

  ☐    Any organization described in Section 501(c)(3) of the Internal Revenue Code, corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000;

  ☐    Any director, executive officer, or general partner of the issuer of the securities being offered or sold, or any director, executive officer, or general partner of a general partner of that issuer;

  ☐    Any natural person whose individual net worth, or joint net worth with that person's spouse, at the time of his purchase exceeds $1,000,000. For purposes of calculating a natural person's net worth: (a) the person's primary residence must not be included as an asset; (b) indebtedness secured by the person's primary residence up to the estimated fair market value of the primary residence must not be included as a liability (except that if the amount of such indebtedness outstanding at the time of calculation exceeds the amount outstanding 60 days before such time, other than as a result of the acquisition of the primary residence, the amount of such excess must be included as a liability); and (c) indebtedness that is secured by the person's primary residence in excess of the estimated fair market value of the residence must be included as a liability;

  ☐    Any natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person's spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year;

  ☐    Any trust with assets in excess of $5,000,000, not formed to acquire the securities offered, whose purchase is directed by a sophisticated person; or

  ☐    Any entity in which all of the equity owners are accredited investors meeting one or more of the above tests.

Annex H

TAX RECEIVABLE AGREEMENT

by and among

VERRA MOBILITY CORPORATION,

THE STOCKHOLDERS IDENTIFIED HEREIN,

and

PE GREENLIGHT HOLDINGS, LLC,

IN ITS CAPACITY AS THE STOCKHOLDER REPRESENTATIVE

Dated as of [    •    ], 2018

Exhibit A	Form of Joinder
Schedule 1	Stockholders

H-i

        This TAX RECEIVABLE AGREEMENT (this "Agreement"), dated as of [CLOSING DATE], is hereby entered into by and among Verra Mobility Corporation, a Delaware corporation (the "Corporate Taxpayer"), the persons identified as "Stockholders" on Schedule 1 hereto (each, including its assignees, a "Stockholder" and together the "Stockholders") and PE Greenlight Holdings, LLC, a Delaware limited liability company, solely in its capacity as the stockholders' representative thereunder (the "Stockholder Representative") (the Corporate Taxpayer, Stockholders and Stockholder Representative, collectively the "Parties").

RECITALS

        WHEREAS, the Stockholders listed on Schedule 1 hereto are certain of the historic owners of the stock of Greenlight Holding II Corporation, a Delaware corporation ("Greenlight");

        WHEREAS, on June 21, 2018, Greenlight, the Corporate Taxpayer, the Stockholder Representative, AM Merger Sub I, Inc., a Delaware corporation and a direct, wholly-owned subsidiary of the Corporate Taxpayer ("First Merger Sub"), and AM Merger Sub II, LLC, a Delaware limited liability company and a direct, wholly-owned subsidiary of Corporate Taxpayer ("New ATS"), entered into the certain Agreement and Plan of Merger (the "Merger Agreement"), pursuant to which First Merger Sub will merge with and into Greenlight, the separate corporate existence of First Merger Sub will cease and Greenlight as the surviving corporation will become a wholly-owned subsidiary of the Corporate Taxpayer (the "First Merger") and, as part of an integrated transaction, immediately following the First Merger, Greenlight will merge with and into New ATS, the separate corporate existence of Greenlight will cease and New ATS as the surviving company will continue as a wholly-owned subsidiary of the Corporate Taxpayer (the "Second Merger", and together with the First Merger, the "Mergers");

        WHEREAS, the acquisition of Highway Toll Administration, LLC ("Highway Toll") by ATS Consolidated, Inc. (an indirect Subsidiary of Greenlight) pursuant to the certain unit purchase agreement, dated February 3, 2018 (the "Historical Transaction"), resulted in an increase to the tax basis of certain intangible assets of Highway Toll;

        WHEREAS, the income, gain, loss, deduction and other Tax items of the Corporate Taxpayer and its wholly owned Subsidiaries (as defined below) may be affected by the Additional Basis Recovery (as defined below) relating to the Historical Transaction; and

        WHEREAS, the Parties desire to make certain arrangements with respect to the effect of the Additional Basis Recovery on the actual liability for Taxes of the Corporate Taxpayer;

        NOW, THEREFORE, in consideration of the foregoing premises and the respective covenants and agreements contained herein, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound hereby, the Parties agree as follows:

ARTICLE I.

DEFINITIONS

        1.1    Definitions.     As used in this Agreement, the terms set forth in this ARTICLE I have the following meanings.

        "Additional Basis Recovery" means any (a) amortization deductions for Tax purposes attributable to the increase in tax basis of each Applicable Asset resulting from the Historical Transaction (whether as a result of Section 1012, 743, 734 of the Code and the Treasury Regulations thereunder or otherwise) (including, for the avoidance of doubt, any tax basis of assets described in clause (ii) of the definition of Applicable Asset attributable to such increase in tax basis) and (b) without duplication, any reduction of items of gain or income or increase in items of loss or deductions attributable to such increase in tax basis of amortizable assets.

        "Advisory Firm" means any accounting firm or any law firm that, in either case, is nationally recognized as being expert in tax matters.

        "Affiliate" means, with respect to any specified Person, (a) any other Person that directly or indirectly, through one or more intermediaries, Controls, is Controlled by, or is under common Control with, such specified Person, (b) a Member of the Immediate Family of such specified Person, and (c) any investment fund advised or managed by, or under common control or management with, such specified Person.

        "Agreed Rate" means LIBOR plus 100 basis points.

        "Agreement" has the meaning set forth in the Preamble.

        "Amended Schedule" has the meaning set forth in Section 2.2(b).

        "Applicable Asset" means (i) any intangible asset that is amortizable under Section 197, or other provision, of the Code that was held by Highway Toll or its Subsidiaries immediately after the Historical Transaction and any covenant entered into in connection with the Historical Transaction that is amortizable under Section 197, or other provision, of the Code and (ii) any asset that is "substituted basis property" as defined in the Code with respect to any asset described in clause (i) (or any other asset described in this clause (ii)); provided, that Applicable Asset does not include any asset or portion thereof as to which there was a Divesture or that is "substituted basis property" with respect to any asset (or portion thereof) as to which there was a Divestiture, in each case, beginning on the effective date of the Divestiture.

        "Assumed State and Local Tax Rate" means, with respect to any Taxable Year, the product of (a) the excess of (i) one hundred percent (100%) over (ii) the highest U.S. federal corporate income tax rate for such Taxable Year multiplied by (b) the sum, with respect to each state and local jurisdiction in which the Corporate Taxpayer files Tax Returns, of the products of (i) the Corporate Taxpayer's Tax apportionment rate(s) for such jurisdiction for such Taxable Year multiplied by (ii) the highest corporate Tax rate(s) for such jurisdiction for such Taxable Year, provided that, to the extent that state and local income taxes become non-deductible in whole or in part as a result of a change in U.S. federal income tax law with respect to a Taxable Year, the Assumed State and Local Tax Rate for such Taxable Year shall be equitably adjusted to reflect such change in law.

        "Board" means the Board of Directors of the Corporate Taxpayer.

        "Business Day" means any day, other than Saturday, Sunday or any other day on which banks located in the State of New York are authorized or required to close.

        "Change in Control" shall be deemed to have occurred upon:

          (a)   the sale, lease or transfer, in one or a series of related transactions, of all or substantially all of the Corporate Taxpayer's assets (determined on a consolidated basis) to any person or group (as such term is used in Section 13(d)(3) of the Exchange Act) other than to (i) any Subsidiary of the Corporate Taxpayer or (ii) an entity if the Voting Securities of the Corporate Taxpayer outstanding immediately prior thereto represent at least 50.1% of the total voting power represented by the Voting Securities of such entity outstanding immediately after such sale, lease or transfer; provided, that, for clarity and notwithstanding anything to the contrary, neither the approval of nor consummation of a transaction treated for U.S. federal income tax purposes as a liquidation into the Corporate Taxpayer of its wholly owned Subsidiaries or merger of such entities into one another will constitute a "Change in Control";

          (b)   the merger, reorganization or consolidation of the Corporate Taxpayer with any other person, other than a merger, reorganization or consolidation which would result in the Voting Securities of the Corporate Taxpayer outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into Voting Securities of the surviving entity) at least 50.1% of the total voting power represented by the Voting Securities of the Corporate Taxpayer or such surviving entity outstanding immediately after such merger or consolidation;

          (c)   the liquidation or dissolution of the Corporate Taxpayer other than a liquidation or dissolution which substantially all of the Corporate Taxpayer's assets (determined on a consolidated basis) are transferred to an entity if the Voting Securities of the Corporate Taxpayer outstanding immediately prior thereto represent at least 50.1% of the total voting power represented by the Voting Securities of such entity outstanding immediately after such liquidation or dissolution; or

          (d)   the acquisition, directly or indirectly, by any person or group (as such term is used in Section 13(d)(3) of the Exchange Act) (other than (i) a trustee or other fiduciary holding securities under an employee benefit plan of the Corporate Taxpayer or (ii) a corporation or other entity owned, directly or indirectly, by the stockholders of the Corporate Taxpayer in substantially the same proportions as their ownership of stock of the Corporate Taxpayer) of more than 50.1% of the aggregate voting power of the Voting Securities of the Corporate Taxpayer other than an acquisition by an entity if the Voting Securities of the Corporate Taxpayer outstanding immediately prior thereto represent at least 50.1% of the total voting power represented by the Voting Securities of such entity outstanding immediately after such acquisition.

        "Closing Date" means the date on which the closing of the transactions contemplated by the Merger Agreement occur.

        "Code" means the Internal Revenue Code of 1986, as amended and any successor U.S. federal income tax law. References to a section of the Code include any successor provision of Law.

        "Control" means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of Voting Securities, by contract or otherwise.

        "Corporate Taxpayer" has the meaning set forth in the Preamble.

        "Corporate Taxpayer Group" means any of the Corporate Taxpayer and its Subsidiaries.

        "Corporate Taxpayer Return" means the U.S. federal, state or local Tax Return, as applicable, of the Corporate Taxpayer or any wholly owned Subsidiary of the Corporate Taxpayer (and any Tax Return filed for a consolidated, affiliated, combined or unitary group of which the Corporate Taxpayer or any Subsidiary of the Corporate Taxpayer is a member) filed with respect to Taxes for any Taxable Year.

        "Cumulative Net Realized Tax Benefit" means, for a Taxable Year, the cumulative amount of Realized Tax Benefits for all Taxable Years or portions thereof, up to and including such Taxable Year, net of the cumulative amount of Realized Tax Detriments for the same period, increased pursuant Section 3.1(d) (to the extent applicable). The Realized Tax Benefit and Realized Tax Detriment for each Taxable Year or portion thereof shall be determined based on the most recent Tax Benefit Schedule or Amended Schedule, if any, in existence at the time of such determination. If a Cumulative Net Realized Tax Benefit is being calculated with respect to a portion of a Taxable Year, then calculations of the Cumulative Net Realized Tax Benefit (including determinations relating to Additional Basis Recovery to the extent applicable) shall be made as if there were an interim closing of the books and the Taxable Year had closed on the relevant date.

        "Default Rate" means LIBOR plus 500 basis points.

        "Determination" has the meaning ascribed to such term in Section 1313(a) of the Code or similar provisions of state and local Tax Law, as applicable, or any other event (including the execution of IRS Form 870-AD) that finally and conclusively establishes the amount of any liability for Tax.

        "Divestiture" means any sale, disposition or transfer of all or a portion of a direct or indirect interest in an Applicable Asset if (i) after and as a result of such sale, disposition or transfer, the full amount of Additional Basis Recovery has not been recovered and is not recoverable by the Corporate Taxpayer or its wholly owned Subsidiaries in respect of such Applicable Asset or portion thereof (or a successor asset) through amortization or otherwise for U.S. federal income tax purposes, or (ii) some or all of the gain or loss is not recognized with respect to such sale, disposition or transfer pursuant to a non-recognition provision of the Code and such sale, disposition or transfer is to an entity that is not a wholly owned Subsidiary and that is not part of the Corporate Taxpayer's U.S. federal consolidated tax group (provided that, in the case of any such entity that is a partnership, a Divestiture shall not be deemed to occur with respect to any portion of such Applicable Asset in respect of which the Corporate Taxpayer or its wholly owned Subsidiaries can continue to recover the Additional Basis Recovery in respect of such Applicable Asset through amortization for U.S. federal income tax purposes), in each case, other than any such sale, disposition or transfer that constitutes a Change in Control.

        "Divestiture Acceleration Payment" has the meaning set forth in Section 4.3(c).

        "Early Termination Date" means (i) subject to clause (ii), the date of an Early Termination Notice for purposes of determining the Early Termination Payment and (ii) in the event of a Divestiture the effective date of such Divestiture.

        "Early Termination Effective Date" has the meaning set forth in Section 4.2.

        "Early Termination Notice" has the meaning set forth in Section 4.2.

        "Early Termination Payment" has the meaning set forth in Section 4.3(b).

        "Early Termination Rate" means LIBOR plus 100 basis points.

        "Early Termination Schedule" has the meaning set forth in Section 4.2.

        "Exchange Act" means the Securities Exchange Act of 1934.

        "Expert" has the meaning set forth in Section 7.9.

        "First Merger" has the meaning set forth in the Recitals.

        "First Merger Sub" has the meaning set forth in the Recitals.

        "Governmental Entity" means any court, tribunal, arbitrator, authority, agency, commission, legislative body or official of the United States or any state, or similar governing entity, in the United States or in a foreign jurisdiction.

        "Greenlight" has the meaning set forth in the Recitals.

        "Historical Transaction" has the meaning set forth in the Recitals.

        "Hypothetical Tax Liability" means with respect to any Taxable Year, the liability for Taxes for such Taxable Year or portion thereof of the Corporate Taxpayer and its wholly owned Subsidiaries (including for the sake of clarity Greenlight and its Subsidiaries), calculated using the same methods, elections, conventions and similar practices used in calculating the actual liability for Taxes of the Corporate Taxpayer and its Subsidiaries on the relevant Corporate Taxpayer Return, but (i) without taking into account any Additional Basis Recovery (ii) for purposes of determining the liability for U.S. federal income Taxes for a Taxable Year, without taking into account the deduction of state or local Taxes of the Corporate Taxpayer or its wholly owned Subsidiaries, and (iii) for purposes of determining the liability for state and local Taxes for a Taxable Year, the combined tax rate for state and local Taxes shall be the Assumed State and Local Tax Rate for such Taxable Year; provided, that, for the avoidance of doubt, no Tax item shall be excluded from (i) to the extent that such Tax item was taken into account in the determination of the Final Tax Overpayment/Underpayment Amount (as defined in the Merger Agreement). If a Hypothetical Tax Liability is being calculated with respect to a portion of a Taxable Year, then calculations of the Hypothetical Tax Liability shall be made as if there were an interim closing of the books of the Corporate Taxpayer and its Subsidiaries and the Taxable Year had closed on the relevant date.

        "Interest Amount" has the meaning set forth in Section 3.1(c).

        "IRS" means the Internal Revenue Service.

        "Law" means any statute, law (including common law), code, treaty, ordinance, rule or regulation of any Governmental Entity.

        "LIBOR" means during any period, an interest rate per annum equal to the one-year LIBOR reported, on the date two days prior to the first day of such period, on the Reuters Screen page "LIBOR01" (or if such screen shall cease to be publicly available, as reported by any other publicly available source of such market rate) for London interbank offered rates for U.S. dollar deposits for such period.

        "Merger Agreement" has the meaning set forth in the Recitals.

        "Maximum Rate" has the meaning set forth in Section 3.4.

        "Member of the Immediate Family" means, with respect to any Person who is an individual, (a) each parent, spouse (but not including a former spouse or a spouse from whom such Person is legally separated) or child (including those adopted) of such individual and (b) each trust naming only one or more of the Persons listed in clause (a) above as beneficiaries.

        "Mergers" has the meaning set forth in the Recitals.

        "Net Tax Benefit" has the meaning set forth in Section 3.1(b).

        "New ATS" has the meaning set forth in the Recitals.

        "Objection Notice" has the meaning set forth in Section 2.2(a).

        "Ownership Percentage" with respect to a Stockholder, means the percentage set forth opposite such Stockholder's name on Schedule 1.

        "Parties" has the meaning set forth in the Preamble.

        "Payment Date" with respect to any payment required hereunder is the date such payment is actually made.

        "Person" means any individual, corporation, firm, partnership, joint venture, limited liability company, estate, trust, business association, organization, Governmental Entity or other entity.

        "Realized Tax Benefit" means, for a Taxable Year (or portion thereof) beginning after the Closing Date, the excess, if any, of the Hypothetical Tax Liability for such Taxable Year (or portion thereof) over the actual liability for Taxes of the Corporate Taxpayer and its wholly owned Subsidiaries for such Taxable Year (or portion thereof). If all or a portion of the actual liability for such Taxes for the Taxable Year arises as a result of an audit by a Taxing Authority of any Taxable Year, such liability shall not be included in determining the Realized Tax Benefit unless and until there has been a Determination. If an "actual liability" for Taxes is being calculated with respect to a portion of a Taxable Year, then calculations of such actual liability (including determinations relating to Additional

Basis Recovery to the extent applicable) shall be made as if there were an interim closing of the books of the relevant entity and its Subsidiaries and the Taxable Year had closed on the relevant date.

        "Realized Tax Detriment" means, for a Taxable Year (or portion thereof) beginning after the Closing Date, the excess, if any, of the actual liability for Taxes of the Corporate Taxpayer and its wholly owned Subsidiaries for such Taxable Year (or portion thereof), over the Hypothetical Tax Liability for such Taxable Year (or portion thereof). If all or a portion of the actual liability for such Taxes for the Taxable Year arises as a result of an audit by a Taxing Authority of any Taxable Year, such liability shall not be included in determining the Realized Tax Detriment unless and until there has been a Determination. If an "actual liability" for Taxes is being calculated with respect to a portion of a Taxable Year, then calculations of such actual liability (including determinations relating to Additional Basis Recovery to the extent applicable) shall be made as if there were an interim closing of the books of the relevant entity and its Subsidiaries and the Taxable Year had closed on the relevant date.

        "Realized Tax Benefit or Detriment" has the meaning set forth in Section 2.1(a).

        "Reconciliation Dispute" has the meaning set forth in Section 7.9.

        "Reconciliation Procedures" has the meaning set forth in Section 2.2(a).

        "Schedule" means any of the following: (i) a Tax Benefit Schedule or (ii) the Early Termination Schedule, and, in each case, any amendments thereto.

        "Second Merger" has the meaning set forth in the Recitals.

        "Second Merger Sub" has the meaning set forth in the Recitals.

        "Senior Obligations" has the meaning set forth in Section 5.1.

        "Stockholder" has the meaning set forth in the Preamble.

        "Stockholder Representative" has the meaning set forth in the Preamble.

        "Subsidiary" means, with respect to any Person, as of any date of determination, any other Person as to which such Person, owns, directly or indirectly, or otherwise controls more than fifty percent (50%) of the voting power or other similar interests or the sole general partner interest or managing member or similar interest of such Person.

        "Tax Benefit Payment" has the meaning set forth in Section 3.1(b).

        "Tax Benefit Schedule" has the meaning set forth in Section 2.1(a).

        "Tax Return" means any return, declaration, election, report or similar statement filed or required to be filed with a Taxing Authority with respect to Taxes (including any attached schedules), including any information return, claim for refund, declaration of estimated Tax, and amendments of any of the foregoing.

        "Taxable Year" means a "taxable year" (as defined in Section 441(b) of the Code (or comparable provisions of state or local Tax Law)) of the Corporate Taxpayer or any Subsidiary thereof, ending after the date hereof.

        "Tax" and "Taxes" means any and all U.S. federal, state and local taxes, assessments or similar charges that are based on or measured with respect to net income or profits, and any interest related to such Tax.

        "Taxing Authority" means any domestic, federal, national, state, county or municipal or other local government, any subdivision, agency, commission or authority thereof, or any quasi-governmental body exercising any taxing authority or any other authority exercising Tax regulatory authority.

        "TRA Payment" means a Tax Benefit Payment, an Early Termination Payment and any Divestiture Acceleration Payment.

        "Treasury Regulations" means the final, temporary and (to the extent they can be relied upon) proposed regulations under the Code promulgated from time to time (including corresponding provisions and succeeding provisions) as in effect for the relevant taxable period.

        "Valuation Assumptions" means, as of an Early Termination Date, the assumptions that (a) in each Taxable Year ending after such Early Termination Date, the Corporate Taxpayer and its wholly owned Subsidiaries will have taxable income sufficient to fully utilize the deductions described in clause (a) of the definition of Additional Basis Recovery arising during such Taxable Year or future Taxable Years in which such deductions would become available, (b) the U.S. federal income tax rates and state and local income tax rates that will be in effect for each such Taxable Year will be those specified for each such Taxable Year by the Code and other Law as in effect on the Early Termination Date (but taking into account for the applicable Taxable Years adjustments to the tax rates that have been enacted as of the Early Termination Date with a delayed effective date) and (c) any loss carryovers generated by deductions described in clause (a) of the definition of Additional Basis Recovery that are available as of the Early Termination Date will be used by the Corporate Taxpayer on a pro rata basis beginning in the Taxable Year including the Early Termination Date and ending in the Taxable Year that includes the fifteenth anniversary of the Historical Transaction, (d) to the extent that (A) an asset described in clause (i) of the definition of Applicable Asset is not held by the Corporate Taxpayer or a wholly owned Subsidiary as of the Early Termination Date, and (B) a non-depreciable or non-amortizable asset described in clause (ii) of the definition of Applicable Asset that is received in exchange for the asset described in Clause (A) is held by the Corporate Taxpayer or a wholly owned Subsidiary, any such non-depreciable or non-amortizable asset will be disposed of on the later of (i) the fifteenth anniversary of the Historical Transaction or (ii) the Early Termination Date, for an amount sufficient to fully utilize the tax basis with respect to such asset; provided, that in the event of a Change in Control which includes a taxable sale of such asset (including the sale of equity interests in a wholly owned Subsidiary classified as a partnership or disregarded entity that directly or indirectly owns such asset), such asset shall be deemed disposed of at the time of the Change in Control, and (e) the Corporate Taxpayer will make a Tax Benefit Payment on the due date (without taking into account automatic extensions) for each Taxable Year for which a Taxable Benefit Payment would be due.

        "Voting Securities" means any securities of the Corporate Taxpayer which are entitled to vote generally in matters submitted for a vote of the Corporate Taxpayer's stockholders or generally in the election of the Board.

        1.2    Terms Generally.     In this Agreement, unless otherwise specified or where the context otherwise requires:

          (a)   the headings of particular provisions of this Agreement are inserted for convenience only and will not be construed as a part of this Agreement or serve as a limitation or expansion on the scope of any term or provision of this Agreement;

          (b)   words importing any gender shall include other genders;

          (c)   words importing the singular only shall include the plural and vice versa;

          (d)   the words "include," "includes" or "including" shall be deemed to be followed by the words "without limitation";

          (e)   the words "hereof," "herein" and "herewith" and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement;

          (f)    references to "Articles," "Exhibits," "Sections" or "Schedules" shall be to Articles, Exhibits, Sections or Schedules of or to this Agreement;

          (g)   references to the "Corporate Taxpayer Group" are references to members of the Corporate Taxpayer Group individually and collectively;

          (h)   references to any Person include the successors and permitted assigns of such Person;

          (i)    the use of the words "or," "either" and "any" shall not be exclusive;

          (j)    wherever a conflict exists between this Agreement and any other agreement between the Parties, this Agreement shall control but solely to the extent of such conflict;

          (k)   references to "$" or "dollars" means the lawful currency of the United States of America;

          (l)    references to any agreement, contract or schedule, unless otherwise stated, are to such agreement, contract or schedule as amended, modified or supplemented from time to time in accordance with the terms hereof and thereof;

          (m)  references to any law, statute, regulation or other government rule is to it as amended, consolidated, replaced, supplemented or interpreted from time to time and, as applicable, is to corresponding provisions of successor laws, statutes regulations or other government rules; and

          (n)   the Parties have participated collectively in the negotiation and drafting of this Agreement; accordingly, in the event an ambiguity or question of intent or interpretation arises, it is the intention of the Parties that this Agreement shall be construed as if drafted collectively by the Parties, and that no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any provisions of this Agreement.

ARTICLE II.

DETERMINATION OF CERTAIN REALIZED TAX BENEFIT

        2.1    Tax Benefit Schedule.

          (a)    Tax Benefit Schedule.    Within ninety (90) calendar days after the due date (taking into account valid extensions) of the U.S. federal income Tax Return of the Corporate Taxpayer for any Taxable Year in which there is a Realized Tax Benefit or Realized Tax Detriment (collectively, a "Realized Tax Benefit or Detriment"), the Corporate Taxpayer shall provide to the Stockholder Representative a schedule showing in reasonable detail the calculation of the Realized Tax Benefit or Detriment for such Taxable Year, the Cumulative Net Realized Tax Benefit as of the end of such Taxable Year and any Tax Benefit Payment due in respect of such Taxable Year (a "Tax Benefit Schedule"). The Tax Benefit Schedule provided by the Corporate Taxpayer will become final as provided in Section 2.2(a) and shall be subject to amendment as provided in Section 2.2(b).

          (b)    Applicable Principles.    The Realized Tax Benefit or Detriment for each Taxable Year is intended to measure the decrease or increase in the actual liability for Taxes of the Corporate Taxpayer and its wholly owned Subsidiaries for such Taxable Year (or portion thereof) attributable to the Additional Basis Recovery determined using a "with and without" methodology. For the avoidance of doubt, the actual liability for Taxes of the Corporate and its wholly owned Subsidiaries will take into account any items attributable to Additional Basis Recovery (and any carryovers and carrybacks attributable thereto), and the Hypothetical Tax Liability shall not take into account any such items (including carryovers and carryback attributable thereto). Carryovers or carrybacks of any Tax item attributable to the Additional Basis Recovery shall be considered to be subject to the rules of the Code and the Treasury Regulations or the appropriate provisions of U.S. state and local Tax Law, as applicable, governing the use, limitation and expiration of carryovers or carrybacks of the relevant type.

        2.2    Procedure; Amendments.

          (a)    Procedure.    Every time the Corporate Taxpayer delivers to the Stockholder Representative an applicable Schedule under this Agreement, including any Amended Schedule delivered pursuant to Section 2.2(b), including any Early Termination Schedule or amended Early Termination Schedule, the Corporate Taxpayer shall also allow the Stockholder Representative reasonable access, at the Corporate Taxpayer's sole cost, to the appropriate representatives, as determined by the Corporate Taxpayer, at the Corporate Taxpayer and the Advisory Firm that prepared the relevant Corporate Taxpayer Returns and Schedule in connection with a review of such Schedule. Without limiting the application of the preceding sentence, the Corporate Taxpayer shall, upon request, deliver to the Stockholder Representative work papers providing reasonable detail regarding the computations reflected in such Schedule. An applicable Schedule or amendment thereto shall, subject to the final sentence of this Section 2.2(a), become final and binding on the Stockholder Representative and each Stockholder thirty (30) calendar days from the first date on which the Corporate Taxpayer sent the Stockholder Representative the applicable Schedule or amendment thereto unless (i) the Stockholder Representative within thirty (30) calendar days after the date the Corporate Taxpayer sent such Schedule or amendment thereto provides the Corporate Taxpayer with written notice of a material objection to such Schedule made in good faith and setting forth in reasonable detail the Stockholder Representative's material objection along with a letter from an Advisory Firm supporting such objection, if such objection relates to the application of Tax Law (an "Objection Notice") or (ii) the Stockholder Representative provides a written waiver of the right to provide any Objection Notice with respect to such Schedule or amendment thereto within the period described in clause (i) above, in which case such Schedule or amendment thereto becomes binding on the date the waiver is received by the Corporate Taxpayer. If the Corporate Taxpayer and the Stockholder Representative are unable to resolve the issues raised in such Objection Notice within thirty (30) calendar days after receipt by the Corporate Taxpayer of the Objection Notice, the Corporate Taxpayer and the Stockholder Representative shall employ the reconciliation procedures described in Section 7.9 (the "Reconciliation Procedures").

          (b)    Amended Schedule.    The applicable Schedule for any Taxable Year shall be amended from time to time by the Corporate Taxpayer or at the request of the Stockholder Representative (i) in connection with a Determination affecting such Schedule, (ii) to correct inaccuracies in the Schedule identified after the date the Schedule was provided to the Stockholder Representative, (iii) to comply with an Expert's determination under the Reconciliation Procedures, (iv) to reflect a change in the Realized Tax Benefit or Detriment for such Taxable Year attributable to a carryback or carryforward of a loss or other Tax item to such Taxable Year or (v) to reflect a change in the Realized Tax Benefit or Detriment for such Taxable Year attributable to an amended Tax Return filed for such Taxable Year (any such Schedule, an "Amended Schedule").

        2.3    Consistency with Tax Returns.     Notwithstanding anything to the contrary herein, all calculations and determinations hereunder (other than, where the context does not permit, the Hypothetical Tax Liability), including the Additional Basis Recovery, the Schedules, and the determination of the Realized Tax Benefit or Detriment, shall be made in accordance with any elections, methodologies or positions taken on the relevant Corporate Taxpayer Returns.

ARTICLE III.

TAX BENEFIT PAYMENTS

        3.1    Payments.

          (a)    Payments.    Except as provided in Section 5.3, within five (5) Business Days after a Tax Benefit Schedule with respect to a Taxable Year delivered to the Stockholder Representative pursuant to this Agreement becomes final in accordance with ARTICLE II, the Corporate

  Taxpayer shall pay or cause to be paid to each Stockholder the Tax Benefit Payment (if any) determined pursuant to Section 3.1(b). Such Tax Benefit Payment shall be made, at the sole discretion of the Corporate Taxpayer, by wire or Automated Clearing House transfer of immediately available funds to the bank account previously designated by the Stockholder Representative to the Corporate Taxpayer or as otherwise agreed by the Corporate Taxpayer and Stockholder Representative (except to the extent that such amounts are required to be paid in the form of Parent Class A Stock pursuant to Section 2.11(i) of the Merger Agreement).

          (b)   A "Tax Benefit Payment" in respect of a Stockholder means an amount (which shall not be less than zero) equal to such Stockholder's Ownership Percentage of the Net Tax Benefit and the Interest Amount. Subject to Section 3.2, the "Net Tax Benefit" for a Taxable Year shall be an amount equal to the excess, if any, of 50% of the Cumulative Net Realized Tax Benefit as of the end of such Taxable Year (or portion thereof) over the total amount of Tax Benefit Payments previously made under Section 3.1(a).

          (c)   The "Interest Amount" for a Taxable Year (or portion thereof) shall equal interest on the Net Tax Benefit with respect to such Taxable Year (or portion thereof) calculated at the Agreed Rate compounded annually from the due date (without extensions) for filing U.S. federal income Tax Return of the Corporate Taxpayer for such Taxable Year until the Payment Date.

          (d)    Certain Adjustments.    To the extent any items attributable to Additional Basis Recovery are disallowed pursuant to a Determination or are otherwise not permitted to be taken into account in calculating "actual liability" for Taxes for purposes of determining Realized Tax Benefit or Realized Tax Detriment, and the Corporate Taxpayer or any of its Affiliates have actually recovered any amounts in respect of such items under an indemnification pursuant to the HTA Purchase Agreement (as defined in the Merger Agreement), then the Cumulative Net Realized Tax Benefit shall be increased in an amount equal to such recovery (net of any reasonable, out-of-pockets costs (including Taxes) incurred in connection with obtaining such recovery).

        3.2    Duplicative Payments.     It is intended that the provisions of this Agreement will not result in a duplicative payment of any amount required under this Agreement. It is also intended that the provisions of this Agreement, subject to ARTICLE IV and Section 7.15, will result in an amount equal to 50% of the Cumulative Net Realized Tax Benefit as of any determination date having been paid to the Stockholders pursuant to this Agreement, plus interest as provided herein; provided, that, for the avoidance of doubt, the foregoing shall not be construed as creating a clawback obligation in the event that more than 50% of the Cumulative Net Realized Tax Benefit has been paid to the Stockholders as a result of a subsequent reduction in the Cumulative Net Realized Tax Benefit pursuant to a Determination or otherwise. The provisions of this Agreement shall be construed in the appropriate manner to ensure such intentions are realized.

        3.3    Stock and Stockholders of the Corporate Taxpayer.     TRA Payments and any other payments hereunder are not conditioned on the Stockholders holding any stock of the Corporate Taxpayer (or any successor thereto).

        3.4    Interest Amount Limitation.     Notwithstanding anything herein to the contrary, if at any time the applicable Agreed Rate or Default Rate shall exceed the maximum lawful interest rate that may be contracted for, charged, taken, received or reserved in accordance with applicable Law (the "Maximum Rate"), the Agreed Rate and Default Rate (as applicable) shall be limited to the Maximum Rate; provided, that any amounts unpaid as a result of such limitation (other than with respect to an Early Termination Payment) shall be paid (together with interest calculated at the Agreed Rate or the Default Rate (as applicable) with respect to the period such amounts remained unpaid) on subsequent payment dates to the extent not exceeding the legal limitation.

        3.5    Day Count Convention.     All computations using the Agreed Rate, Default Rate or Termination Rate shall use the "Actual/360" day count convention.

 ARTICLE IV.

TERMINATION

        4.1    Early Termination, Change in Control, Breach of Agreement and Divestiture.

          (a)   The Corporate Taxpayer may, with the prior written consent of a majority of the disinterested members of the Board, terminate this Agreement with respect to all amounts payable to all the Stockholders (including, for the avoidance of doubt, any transferee pursuant to Section 7.5(a)) at any time by paying or causing to be paid to such Stockholders an Early Termination Payment; provided, however, that this Agreement shall terminate with respect to any such Stockholder only upon the payment of such Early Termination Payment to such Stockholder; provided, further, that the Corporate Taxpayer may withdraw any notice to execute its termination rights under this Section 4.1(a) prior to the time at which any Early Termination Payment has been paid. Upon payment of an Early Termination Payment to a Stockholder the Corporate Taxpayer shall not have any further payment obligations in respect of such Stockholder under this Agreement, other than for any Tax Benefit Payment (i) agreed to by the Corporate Taxpayer and such Stockholder as due and payable but unpaid as of the Early Termination Date, (ii) that is the subject of an Objection Notice, which will be payable in accordance with resolution of the issues identified in such Objection Notice pursuant to this Agreement, and (iii) due for the Taxable Year ending with or including the Early Termination Date (except to the extent that the amounts described in clauses (i), (ii) or (iii) above are included in the calculation of the Early Termination Payment).

          (b)   In the event of a Change in Control or in the event that the Corporate Taxpayer materially breaches any of its material obligations under this Agreement, whether as a result of failure to make any payment when due, failure to honor any other material obligation required hereunder or by operation of Law as a result of the rejection of this Agreement in a case commenced under the Bankruptcy Code or otherwise, then all obligations hereunder shall be accelerated, and such obligations shall be calculated as if an Early Termination Notice had been delivered on the date of such Change in Control or breach, as applicable, to the Stockholder Representative and shall include, but not be limited to, (i) the Early Termination Payment with respect to such Stockholder calculated as if an Early Termination Notice had been delivered on the date of such Change in Control or breach (and the Corporate Taxpayer shall provide the Stockholder Representative with an Early Termination Schedule, which shall become final in accordance with the procedures set forth in Section 4.2), (ii) any Tax Benefit Payment agreed to by the Corporate Taxpayer and such Stockholder as due and payable but unpaid as of the date of such Change in Control or breach, as applicable (iii) any Tax Benefit Payment that is the subject of an Objection Notice, which will be payable in accordance with resolution of the issues identified in such Objection Notice pursuant to this Agreement and (iv) any Tax Benefit Payment due for the Taxable Year ending with or including the date of such Change in Control or breach, as applicable (except to the extent that the amounts described in clauses (ii), (iii) and (iv) above are included in the calculation of the amount described in clause (i) above). Notwithstanding the foregoing, (A) in the event of a Change in Control, each Stockholder may waive the acceleration of payments with respect to such Stockholder hereunder pursuant to this Section 4.1(b), in which case for each Taxable Year ending on or after the date of the Change in Control, all TRA Payments in respect of such Stockholder shall be calculated by applying clauses (a) and (c) of the definition of "Valuation Assumptions," substituting in each case the term "the date of the Change in Control" for "the Early Termination Date", and (B) in the event that the Corporate Taxpayer materially breaches this Agreement, each Stockholder shall be entitled to elect to receive the amounts set forth in clauses (i), (ii), (iii) and (iv) above or to seek specific performance of the terms hereof. The Parties agree that it will not be considered to be a material breach of a material obligation under this Agreement to make a payment due pursuant to this Agreement within thirty (30) calendar days of the date such payment is due (for the avoidance of doubt, taking into account Section 3.4, 5.2 and 5.3).

          (c)    Divestiture Acceleration Payment.    In the event of a Divestiture, the Corporate Taxpayer shall pay to the Stockholders the Divestiture Acceleration Payment in respect of such Divestiture, which shall be calculated utilizing the Valuation Assumptions.

        4.2    Early Termination Notice.     If the Corporate Taxpayer chooses to exercise its right of early termination under Section 4.1, the Corporate Taxpayer shall deliver to the Stockholder Representative, notice of such intention to exercise such right ("Early Termination Notice") and a schedule (the "Early Termination Schedule") specifying the Corporate Taxpayer's intention to exercise such right and showing in reasonable detail the calculation of the Early Termination Payment for each Stockholder. The Early Termination Schedule will become final and binding with respect to the Stockholder Representative and each Stockholder thirty (30) calendar days from the first date on which the Corporate Taxpayer sent the Stockholder Representative such Early Termination Schedule unless (a) the Stockholder Representative within thirty (30) calendar days after the date the Corporate Taxpayer sent such Schedule or amendment thereto provides the Corporate Taxpayer with an Objection Notice with respect to such Early Termination Schedule or (b) the Stockholder Representative provides a written waiver of the right to provide any Objection Notice with respect to such Schedule or amendment thereto within the period described in clause (a) above, in which case such Schedule or amendment thereto becomes binding on the date the waiver is received by the Corporate Taxpayer. If the Corporate Taxpayer and the Stockholder Representative, for any reason, are unable to resolve the issues raised in such Objection Notice within thirty (30) calendar days after receipt by the Corporate Taxpayer of the Objection Notice, the Corporate Taxpayer and the Stockholder Representative shall employ the Reconciliation Procedures. The date on which every Early Termination Schedule under this Agreement becomes final with respect to all Stockholders in accordance with this Section 4.2 shall be the "Early Termination Effective Date".

        4.3    Payment upon Early Termination.

          (a)   Within five (5) Business Days after the Early Termination Effective Date or the effective date of the applicable Divestiture, as applicable, the Corporate Taxpayer shall pay or cause to be paid to each Stockholder an amount equal to its Early Termination Payment or Divestiture Acceleration Payment, as applicable. Such payment shall be made, at the sole discretion of the Corporate Taxpayer, by wire or Automated Clearing House transfer of immediately available funds to a bank account or accounts designated by the applicable Stockholder or as otherwise agreed by the Corporate Taxpayer and such Stockholder (except, in each case, to the extent that such amounts are required to be paid with shares of Parent Class A Stock pursuant to Section 2.11(i) of the Merger Agreement).

          (b)   An "Early Termination Payment" in respect of a Stockholder shall equal the net present value, discounted at the Early Termination Rate as of the Early Termination Date, of all Tax Benefit Payments that would be required to be paid by the Corporate Taxpayer to such Stockholder under Section 3.1(a) beginning from the Early Termination Date assuming that the Valuation Assumptions are applied.

          (c)   A "Divestiture Acceleration Payment" in respect of a Stockholder, shall equal the net present value, discounted at the Early Termination Rate as of the Early Termination Date, of all Tax Benefits Payments resulting solely from the Applicable Assets (or portion thereof) that are the subject of the Divestiture (or, without duplication, any other portion of such Applicable Asset or other Applicable Asset to the extent that the Additional Basis Recovery attributable thereto is not recoverable for U.S. federal income tax purposes after the applicable Divestiture) that would be required to be paid by the Corporate Taxpayer to such Stockholder under Section 3.1(a) beginning from the Early Termination Date assuming the Valuation Assumptions are applied. The computation of the Divestiture Acceleration Payment shall be subject to the Reconciliation Procedures.

ARTICLE V.

SUBORDINATION AND LATE PAYMENTS

        5.1    Subordination.     Notwithstanding any other provision of this Agreement to the contrary, any TRA Payment (or portion thereof) required to be made to a Stockholder under this Agreement shall rank subordinate and junior in right of payment to any principal, interest (including interest which accrues after the commencement of any case or proceeding in bankruptcy, or the reorganization of the Corporate Taxpayer or any Subsidiary thereof), fees, premiums, charges, expenses, attorneys' fees or other obligations in respect of indebtedness for borrowed money of the Corporate Taxpayer (and its wholly-owned Subsidiaries, if applicable) ("Senior Obligations") and shall rank pari passu with all current or future unsecured obligations of Corporate Taxpayer (and its wholly-owned Subsidiaries, as applicable) that are not Senior Obligations.

        5.2    Late Payments by the Corporate Taxpayer.     The amount of all or any portion of any TRA Payment not made to the Stockholders when due under the terms of this Agreement (taking into account any deferral under Section 5.3) shall be payable together with any interest thereon, computed at the Default Rate and commencing from the date on which such TRA Payment was due and payable.

        5.3    Payment Deferral.

          (a)   Notwithstanding anything to the contrary provided herein, to the extent that, at the time any TRA Payment becomes due and payable hereunder, (i) the Corporate Taxpayer Group is not permitted, pursuant to the terms of any outstanding or committed indebtedness for borrowed money to make such TRA Payment (not including an Early Termination Payment, other than one in connection with a Change in Control or Breach), or if, after making such TRA Payment, the Corporate Taxpayer Group would be in breach or default under the terms of any such indebtedness, or (ii) (A) the Corporate Taxpayer does not have the cash on hand to make such TRA Payment, and (B) the Corporate Taxpayer is not able to obtain cash from the Corporate Taxpayer Group to fund such TRA Payment because (1) the Corporate Taxpayer Group is not permitted, pursuant to the terms of any such indebtedness, to make tax distributions or similar payments to the Corporate Taxpayer to allow it to make such TRA Payment, or if, after making such TRA Payment, the Corporate Taxpayer Group would be in breach or default under the terms of any such indebtedness or (2) the applicable members of the Corporate Taxpayer Group do not have the cash on hand to make the payment described in clause (1) above, then, in each case, upon prior notice to the Stockholder Representative, the Corporate Taxpayer shall be permitted to defer such TRA Payment until the condition described in clauses (i) or (ii) above is no longer applicable.

          (b)   If the Corporate Taxpayer defers any TRA Payment (or portion thereof) pursuant to Section 5.3(a), such deferred amount shall accrue interest at the Agreed Rate, from the date that such amounts originally became due and owing pursuant to the terms hereof to the Payment Date, compounded annually, and such deferred amounts shall not be treated as late payments or as a breach of any obligation under this Agreement, provided that, for the avoidance of doubt, if Section 5.2 becomes applicable because the conditions described in clauses (i) and (ii) in Section 5.3(a) are no longer applicable and such TRA Payment (or portion thereof) still has not been paid to the Stockholders, then Section 5.2, and not this Section 5.3(b), shall apply for the period commencing on the date on which such conditions are no longer applicable.
 ARTICLE VI.

CERTAIN COVENANTS

        6.1    Participation in the Corporate Taxpayer's Tax Matters.     Except as otherwise provided herein, the Corporate Taxpayer shall have full responsibility for, and sole discretion over, all Tax matters concerning the Corporate Taxpayer and its Subsidiaries, including the preparation, filing or amending of any Tax Return and defending, contesting or settling any issue pertaining to Taxes. Notwithstanding the foregoing, the Corporate Taxpayer shall notify the Stockholder Representative of, and keep the Stockholder Representative reasonably informed with respect to, the portion of any audit of the Corporate Taxpayer and its Subsidiaries by a Taxing Authority the outcome of which is reasonably expected to affect the rights and obligations of the Stockholders under this Agreement, and shall provide to the Stockholder Representative reasonable opportunity to provide information and other input to the Corporate Taxpayer and its respective advisors concerning the conduct of any such portion of such audit.

        6.2    Consistency.     The Corporate Taxpayer and each Stockholder agree to report and cause to be reported for all purposes, including federal, state and local Tax purposes, all Tax-related items (including the Additional Basis Recovery and each Tax Benefit Payment) in a manner consistent with that specified by the Corporate Taxpayer in any Schedule provided by or on behalf of the Corporate Taxpayer under this Agreement unless otherwise required by Law based on written advice of an Advisory Firm.

        6.3    Future Indebtedness.     If the Corporate Taxpayer Group incurs any indebtedness after the date hereof, the Corporate Taxpayer shall, and shall cause each other member of the Corporate Taxpayer Group to, use commercially reasonable efforts to ensure that such indebtedness does not prohibit, at any time in which no default or event of default thereunder has occurred and is continuing: (a) in the case of the Corporate Taxpayer, TRA Payments to be made in full when due, and (b) in the case of any other member of the Corporate Taxpayer Group, payments to be made directly or indirectly to the Corporate Taxpayer to enable the Corporate Taxpayer to make TRA Payments in full when due on terms and conditions at least as favorable to the Corporate Taxpayer as those as are then market (in the good faith determination of the Corporate Taxpayer) for indebtedness of such type. The Stockholder Representative may, in its sole discretion, waive the requirements of this Section 9.4, in whole or in part.

ARTICLE VII.

MISCELLANEOUS

        7.1    Notices.     Any notice, request, demand, waiver, consent, approval or other communication that is required or permitted hereunder shall be in writing and shall be deemed given: (a) on the date established by the sender as having been delivered personally, (b) on the date delivered by a private courier as established by the sender by evidence obtained from the courier, (c) on the date sent by facsimile, with confirmation of transmission, or (d) on the fifth Business Day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications, to be valid, must be addressed as follows:

If to the Corporate Taxpayer, to:
Verra Mobility 1150 N. Alma School Road Mesa, AZ 85201
Attn:	General Counsel
Email:	Rebecca.Collins@verramobility.com

with a required copy (which shall not constitute notice) to:
Weil, Gotshal & Manges LLP 201 Redwood Shores Parkway Redwood Shores, California 94065

Attention:	Kyle C. Krpata James R. Griffin
Fax:	(650) 802-3100
Email:	kyle.krpata@weil.com / james.griffin@weil.com
If to the Stockholder Representative, to:
c/o Platinum Equity Advisors, LLC 360 North Crescent Drive Beverly Hills, CA 91210
Attention:	Eva Kalawski, Executive V.P. and General Counsel
Email:	ekalawski@platinumequity.com
with a required copy (which shall not constitute notice) to:
Gibson, Dunn & Crutcher LLP 333 South Grand Avenue Los Angeles, CA 90071
Attention:	Matthew B. Dubeck
Email:	mdubeck@gibsondunn.com

        Any Party may change its address, fax number or e-mail by giving the other Party written notice of its new address or fax number in the manner set forth above.

        7.2    Counterparts.     This Agreement may be executed in counterparts, and any Party hereto may execute any such counterpart, each of which when executed and delivered shall be deemed to be an original and all of which counterparts taken together shall constitute but one and the same instrument. This Agreement shall become effective when each Party shall have received a counterpart of such document signed by the other Parties. The Parties agree that the delivery of this Agreement may be effected by means of an exchange of facsimile or electronically transmitted signatures.

        7.3    Entire Agreement; Third Party Beneficiaries.     This Agreement constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, between the Parties with respect to the subject matter hereof (other than, for the avoidance of doubt, Section 2.11(i) of the Merger Agreement). This Agreement shall be binding upon and inure solely to the benefit of each party hereto and their respective successors and permitted assigns, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

        7.4    Severability.     If any provision of this Agreement is held to be illegal, invalid or unenforceable under any present or future Law (a) such provision will be fully severable, (b) this Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof, (c) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom and (d) in lieu of such illegal, invalid or unenforceable provision, there will be added automatically as a part of this Agreement a legal, valid and enforceable provision as similar in terms of such illegal, invalid or unenforceable provision as may be possible.

        7.5    Successors; Assignment; Amendments; Waivers.

          (a)   A Stockholder is freely permitted to transfer any of its rights (in whole or in part) without the consent of the Corporate Taxpayer or any other Person upon execution and delivery by the transferee of a joinder to this Agreement, in form and substance substantially similar to Exhibit A to this Agreement, in which the transferee agrees to become a "Stockholder" for all purposes of this Agreement, except as otherwise provided in such joinder. Schedule 1 shall be amended to reflect any permitted transfer hereunder.

          (b)   No provision of this Agreement may be amended unless such amendment is approved in writing by the Corporate Taxpayer and the Stockholders. No provision of this Agreement may be waived unless such waiver is in writing and signed by the party against whom the waiver is to be effective.

          (c)   All of the terms and provisions of this Agreement shall be binding upon, shall inure to the benefit of and shall be enforceable by the Parties and their respective successors, permitted assigns, heirs, executors, administrators and legal representatives. The Corporate Taxpayer shall require and cause any direct or indirect successor (whether by purchase, merger, consolidation or otherwise) to all or substantially all of the business or assets of the Corporate Taxpayer, by written agreement, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Corporate Taxpayer would be required to perform if no such succession had taken place (except to the extent expressly provided by this Agreement).

        7.6    Titles and Subtitles.     The titles of the sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

        7.7    Governing Law.     This Agreement shall be governed by and interpreted and enforced in accordance with the Laws of the State of Delaware, without giving effect to any choice of Law or conflict of Laws rules or provisions (whether of the State of Delaware or any other jurisdiction) that would cause the application of the Laws of any jurisdiction other than the State of Delaware.

        7.8    Consent to Jurisdiction; Waiver of Jury Trial.     Each Party irrevocably submits to the exclusive jurisdiction of the Court of Chancery of the State of Delaware (unless the Federal courts have exclusive jurisdiction over the matter, in which case the United States District Court for the District of Delaware, or the Court of Chancery of the State of Delaware does not have jurisdiction, in which case the Superior Court of the State of Delaware) for the purposes of any legal proceeding arising out of this Agreement, and agrees to commence any such legal proceeding only in such courts. Each Party further agrees that service of any process, summons, notice or document by United States registered mail to such Party's respective address set forth herein shall be effective service of process for any such legal proceeding. Each Party irrevocably and unconditionally waives any objection to the laying of venue of any legal proceeding out of this Agreement in such courts, and hereby irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such legal proceeding brought in any such court has been brought in an inconvenient forum. EACH PARTY HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING OR COUNTERCLAIM (WHETHER AT LAW, IN EQUITY, BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ACTIONS OF SUCH PARTY IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT HEREOF.

        7.9    Reconciliation.     In the event that the Corporate Taxpayer and the Stockholder Representative are unable to resolve a disagreement with respect to the matters governed by ARTICLE II or ARTICLE IV within the relevant period designated in this Agreement ("Reconciliation Dispute"), the Reconciliation Dispute shall be submitted for determination to a nationally recognized expert (the "Expert") in the particular area of disagreement mutually acceptable to such Parties. The Expert shall be a partner or principal in a nationally recognized accounting or law firm, and (unless the Corporate Taxpayer and the Stockholder Representative agree otherwise) the Expert shall not, and the firm that employs the Expert shall not, have any material relationship with the Corporate Taxpayer or the Stockholder Representative or their Affiliates or other actual or potential conflict of interest. If the Parties are unable to agree on an Expert within fifteen (15) calendar days of the end of the thirty (30) calendar-day period set forth in Sections 2.2 or 4.2, the Expert shall be appointed by the International Chamber of Commerce Centre for Expertise. The Expert shall resolve any matter relating to the Early Termination Schedule or an amendment thereto within thirty (30) calendar days and shall resolve any matter relating to a Tax Benefit Schedule or an amendment thereto within fifteen (15) calendar days or, in each case, as soon thereafter as is reasonably practicable, in each case after the matter has been submitted to the Expert for resolution. If the matter is not resolved before any payment that is the subject of a disagreement would be due (in the absence of such disagreement), the undisputed amount shall be paid on the date prescribed by this Agreement, subject to adjustment upon resolution. For the avoidance of doubt, this Section 7.9 shall not restrict the ability of the Corporate Taxpayer or its Affiliates to determine when or whether to file or amend any Tax Return. The costs and expenses relating to the engagement of such Expert or amending any Tax Return shall be borne equally by the Corporate Taxpayer and the Stockholders (on a pro rata basis based on relative proportion of all Early Termination Payments under this Agreement, measured by present value of payments due under this Agreement, using the present value calculation and assumptions described under Section 4.3(b) assuming for such purpose the Early Termination Date is the date the Reconciliation Dispute is resolved) participating in the Reconciliation Dispute. The Corporate Taxpayer may withhold payments under this Agreement to collect amounts due under the preceding sentence. Any dispute as to whether a dispute is a Reconciliation Dispute within the meaning of this Section 7.9 shall be decided by the Expert. The Expert shall finally determine any Reconciliation Dispute and the determinations of the Expert pursuant to this Section 7.9 shall be binding on the Corporate Taxpayer, and the Stockholder Representative, as applicable, participating in the Reconciliation Dispute and may be entered and enforced in any court having jurisdiction.

        7.10    Withholding.     The Corporate Taxpayer shall be entitled to deduct and withhold or cause to be deducted and withheld from any payment payable pursuant to this Agreement such amounts required to be deducted and withheld with respect to the making of such payment under the Code or any other applicable tax Law, provided, that the Corporate Taxpayer shall use commercially reasonable efforts to notify the Stockholder Representative and any applicable Stockholder of its intent to withhold at least ten (10) Business Days prior to withholding such amounts.

        To the extent that amounts are so withheld and paid over to the appropriate Taxing Authority by the Corporate Taxpayer, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to such Stockholder.

        7.11    Admission of the Corporate Taxpayer into a Consolidated Group; Transfers of Corporate Assets.     If the Corporate Taxpayer and its wholly owned Subsidiaries are or become members of a combined, consolidated, affiliated or unitary group that files a consolidated, combined or unitary income tax return pursuant to Sections 1501 et seq. of the Code or any corresponding provisions of state or local Law, then: (a) the provisions of this Agreement shall be applied with respect to the relevant group as a whole; and (b) TRA Payments, Net Tax Benefit, Cumulative Net Realized Tax Benefit, Realized Tax Benefit or Detriment and other applicable items hereunder shall be computed with reference to the consolidated (or combined or unitary, where applicable) taxable income, gain, loss, deduction and attributes of the relevant group as a whole.

        7.12    Confidentiality.     Each Stockholder and each of its assignees acknowledge and agree that the information of the Corporate Taxpayer is confidential and agrees that such Stockholder (or assignee) shall keep and retain in the strictest confidence and not disclose to any Person any confidential matters acquired pursuant to this Agreement of the Corporate Taxpayer and its Affiliates and successors, learned by the Stockholder heretofore or hereafter, except in the course of performing any duties as necessary for the Corporate Taxpayer and its Affiliates, as required by Law or legal process or to enforce the terms of this Agreement. This Section 7.12 shall not apply to (a) any information that has been made publicly available by the Corporate Taxpayer or any of its Affiliates, becomes public knowledge (except as a result of an act of the Stockholder in violation of this Agreement) or is generally known to the business community, (b) any information independently determined by a Stockholder or provided to a Stockholder by a third party on a non-confidential basis and (c) the disclosure of information to the extent necessary for the Stockholder to prepare and file its Tax

Returns, to respond to any inquiries regarding the same from any Taxing Authority or to prosecute or defend any action, proceeding or audit by any Taxing Authority with respect to such Tax Returns. Notwithstanding anything to the contrary herein or in any other agreement, the Stockholders and each of their assignees (and each employee, representative or other agent of the Stockholders or their assignees, as applicable) may disclose to any and all Persons, without limitation of any kind, the tax treatment and tax structure and any related tax strategies of or relating to the Corporate Taxpayer and its Affiliates, the Stockholder or its assignee, and any of their transactions or agreements, and all materials of any kind (including opinions or other tax analyses) that are provided to the Stockholder or its assignee relating to such tax treatment and tax structure and any related tax strategies.

        If a Stockholder or an assignee commits a breach, or threatens to commit a breach, of any of the provisions of this Section 7.12, the Corporate Taxpayer and its Affiliates shall have the right and remedy to have the provisions of this Section 7.12 specifically enforced by injunctive relief or otherwise by any court of competent jurisdiction without the need to post any bond or other security, it being acknowledged and agreed that any such breach or threatened breach shall cause irreparable injury to the Corporate Taxpayer or its Affiliates and the accounts and funds managed by the Corporate Taxpayer and that money damages alone shall not provide an adequate remedy to such Persons. Such rights and remedies shall be in addition to, and not in lieu of, any other rights and remedies available at law or in equity.

        7.13    Change in Law.     Notwithstanding anything herein to the contrary, if, in connection with an actual or proposed change in Law, a Stockholder reasonably believes that the existence of this Agreement could cause income (other than income arising from receipt of a payment under this Agreement) recognized by such Stockholder (or its direct or indirect owners) to be treated as ordinary income rather than capital gain (or otherwise taxed at ordinary income rates) for U.S. federal income tax purposes or could have other material adverse tax consequences to such Stockholder (or its direct or indirect owners), then at the election of such Stockholder and the receipt by such Stockholder of the written consent of the Corporate Taxpayer (such consent not to be unreasonably withheld, conditioned or delayed) and to the extent specified by such Stockholder, this Agreement shall cease to have further effect with respect to such Stockholder.

        7.14    Independent Nature of Stockholders' Rights and Obligations.     The rights and obligations of each Stockholder are independent of the rights and obligations of any other Stockholder. No Stockholder shall be responsible in any way for the performance of the obligations of any other Stockholder, nor shall any Stockholder have the right to enforce the rights or obligations of any other Stockholder. The obligations of each Stockholder are solely for the benefit of, and shall be enforceable solely by, the Corporate Taxpayer. The decision of each Stockholder to enter into this Agreement has been made by such Stockholder independently of any other Stockholder. Nothing contained herein or in any other agreement or document delivered at any closing, and no action taken by any Stockholder pursuant hereto or thereto, shall be deemed to constitute the Stockholders as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Stockholders are in any way acting in concert or as a group with respect to such rights or obligations or the transactions contemplated hereby, and the Corporate Taxpayer acknowledges that the Stockholders are not acting in concert or as a group and will not assert any such claim with respect to such rights or obligations or the transactions contemplated hereby.

        7.15    Stockholder Representative.

          (a)   The Stockholder Representative shall act as the representative of the Stockholders in respect of all matters arising under this Agreement, and shall be authorized to act, or refrain from acting, in each case as the Stockholder Representative believes is necessary or appropriate under this Agreement, for and on behalf of the Stockholders. The Stockholders shall be bound by all such actions taken by the Stockholder Representative and no Stockholder shall be permitted to take any such actions. The Stockholder Representative is serving as the Stockholder Representative solely for purposes of administrative convenience, and is not personally liable (except in its capacity as a Stockholder hereunder) for any of the obligations of any Stockholders hereunder, and the Corporate Taxpayer (on behalf of itself and its Affiliates) agrees that it will not look to the Stockholder Representative or the underlying assets of the Stockholder Representative for the satisfaction of any obligations of any of the Stockholders. The Stockholder Representative shall not be liable for any error of judgment, or any action taken, suffered or omitted to be taken, in connection with the performance by the Stockholder Representative of the Stockholder Representative's duties or the exercise by the Stockholder Representative of the Stockholder Representative's rights and remedies under this Agreement, except in the case of its bad faith or willful misconduct. No bond shall be required of the Stockholder Representative. The Stockholder Representative may consult with legal counsel, independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts. The Stockholder Representative shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement. Without limiting the generality of the foregoing, the Stockholder Representative shall have the full power and authority to interpret all the terms and provisions of this Agreement, and to consent to any amendment hereof or thereof on behalf of all Stockholders and their respective successors. The Corporate Taxpayer shall be entitled to rely on all statements, representations, decisions of, and actions taken or omitted to be taken by, the Stockholder Representative relating to this Agreement.

          (b)   The Stockholders will indemnify and hold harmless the Stockholder Representative from and against any and all Losses (as defined in the Merger Agreement) arising out of or in connection with the Stockholder Representative's execution and performance of this Agreement, in each case as such Loss is suffered or incurred; provided, that in the event that any such Loss is finally adjudicated to have been directly caused by the gross negligence or willful misconduct of the Stockholder Representative, the Stockholder Representative will reimburse the Stockholders the amount of such indemnified Loss to the extent attributable to such gross negligence or willful misconduct. In no event will the Stockholder Representative be required to advance its own funds on behalf of the Stockholders or otherwise. The Stockholders acknowledge and agree that the foregoing indemnities will survive the resignation or removal of the Stockholder Representative or the termination of this Agreement.

          (c)   The Stockholder Representative may resign at any time by giving 30 days' notice to the Corporate Taxpayer and the Stockholders; provided, however, in the event of the resignation or removal of the Stockholder Representative, a new Stockholder Representative (who shall be reasonably acceptable to the Corporate Taxpayer) shall be appointed by the vote or written consent of PE Greenlight Holdings, LLC.

[Signature page follows]

        IN WITNESS WHEREOF, the undersigned have duly executed this Agreement as of the date first written above.

CORPORATE TAXPAYER:
Verra Mobility Corporation
By:
	Name:	[•]
	Title:	[•]
STOCKHOLDERS:
PE Greenlight Holdings, LLC
By:
	Name:	[•]
	Title:	[•]
STOCKHOLDER REPRESENTATIVE
PE Greenlight Holdings, LLC
By:
	Name:	[•]
	Title:	[•]

[Signature Page to Tax Receivable Agreement]

EXHIBIT A
Form of Joinder to the Tax Receivable Agreement

        This JOINDER (this "Joinder") to the Tax Receivable Agreement (as defined below), dated as of [    •    ], by and among Gores Holdings II, Inc., a Delaware corporation (the "Corporate Taxpayer"), and [    •    ] (the "Permitted Transferee").

        WHEREAS, on [    •    ], the Permitted Transferee acquired (the "Acquisition") from [    •    ] (the "Transferor") the right to receive any and all payments that may become due and payable to the Transferor under the Tax Receivable Agreement (as defined below); and WHEREAS, the Transferor, in connection with the Acquisition, has required the Permitted Transferee to execute and deliver this Joinder pursuant to Section 7.5 of the Tax Receivable Agreement, dated as of [    •    ], 2018, by and between the Corporate Taxpayer, the Stockholders (as defined therein) (the "Tax Receivable Agreement").

        NOW, THEREFORE, in consideration of the foregoing and the respective covenants and agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the Permitted Transferee hereby agrees as follows:

        Section 1.1. Definitions. To the extent capitalized words used in this Joinder are not defined in this Joinder, such words have the respective meanings set forth in the Tax Receivable Agreement.

        Section 1.2. Joinder. The Permitted Transferee hereby acknowledges and agrees to become a "Stockholder" (as defined in the Tax Receivable Agreement) for all purposes of the Tax Receivable Agreement with respect to the Applicable Interests.

        Section 1.3. Notice. Any notice, request, consent, claim, demand, approval, waiver or other communication hereunder to the Permitted Transferee shall be delivered or sent to the Permitted Transferee at the address set forth on the signature page hereto in accordance with Section 7.1 of the Tax Receivable Agreement.

        Section 1.4. Governing Law. This Joinder shall be governed by and interpreted and enforced in accordance with the Laws of the State of Delaware, without giving effect to any choice of Law or conflict of Laws rules or provisions (whether of the State of Delaware or any other jurisdiction) that would cause the application of the Laws of any jurisdiction other than the State of Delaware.

[Signature page follows]

        IN WITNESS WHEREOF, the undersigned have duly executed this Joinder as of the date first above written.

CORPORATE TAXPAYER:
Gores Holdings II, Inc.
By:
Name:
Title:
PERMITTED TRANSFEREE:
[•]
By:
Name:
Title:

        [Signature Page to Joinder to Tax Receivable Agreement]

SCHEDULE 1

Stockholders

Annex I

VERRA MOBILITY CORPORATION
2018 EQUITY INCENTIVE PLAN

I-i

Page
9.	Restricted Stock Units		I-17
	9.1	Grant of Restricted Stock Unit Awards	I-17
	9.2	Purchase Price	I-17
	9.3	Vesting	I-17
	9.4	Voting Rights, Dividend Equivalent Rights and Distributions	I-17
	9.5	Effect of Termination of Service	I-18
	9.6	Settlement of Restricted Stock Unit Awards	I-18
	9.7	Nontransferability of Restricted Stock Unit Awards	I-18
10.	Performance Awards		I-19
	10.1	Types of Performance Awards Authorized	I-19
	10.2	Initial Value of Performance Shares and Performance Units	I-19
	10.3	Establishment of Performance Period, Performance Goals and Performance Award Formula	I-19
	10.4	Measurement of Performance Goals	I-19
	10.5	Settlement of Performance Awards	I-21
	10.6	Voting Rights; Dividend Equivalent Rights and Distributions	I-22
	10.7	Effect of Termination of Service	I-22
	10.8	Nontransferability of Performance Awards	I-23
11.	Cash-Based Awards and Other Stock-Based Awards		I-23
	11.1	Grant of Cash-Based Awards	I-23
	11.2	Grant of Other Stock-Based Awards	I-23
	11.3	Value of Cash-Based and Other Stock-Based Awards	I-23
	11.4	Payment or Settlement of Cash-Based Awards and Other Stock-Based Awards	I-23
	11.5	Voting Rights; Dividend Equivalent Rights and Distributions	I-24
	11.6	Effect of Termination of Service	I-24
	11.7	Nontransferability of Cash-Based Awards and Other Stock-Based Awards	I-24
12.	Standard Forms of Award Agreement		I-24
	12.1	Award Agreements	I-24
	12.2	Authority to Vary Terms	I-24
13.	Change in Control		I-25
	13.1	Effect of Change in Control on Awards	I-25
	13.2	Effect of Change in Control on Nonemployee Director Awards	I-26
	13.3	Federal Excise Tax Under Section 4999 of the Code	I-26
14.	Compliance with Securities Law		I-26
15.	Compliance with Section 409A		I-27
	15.1	Awards Subject to Section 409A.The Company intends that Awards granted pursuant to the Plan shall either be exempt from or comply with Section 409A, and the Plan shall be so construed	I-27
	15.2	Deferral and/or Distribution Elections	I-27
	15.3	Subsequent Elections	I-27
	15.4	Payment of Section 409A Deferred Compensation	I-28
16.	Tax Withholding		I-30
	16.1	Tax Withholding in General	I-30
	16.2	Withholding in or Directed Sale of Shares	I-30
17.	Amendment, Suspension or Termination of Plan		I-30
18.	Miscellaneous Provisions		I-30
	18.1	Repurchase Rights	I-30
	18.2	Forfeiture Events	I-31
	18.3	Provision of Information	I-31

I-ii

I-iii

Verra Mobility Corporation
2018 Equity Incentive Plan

        1.    ESTABLISHMENT, PURPOSE AND TERM OF PLAN.

          1.1    Establishment.    The Verra Mobility Corporation 2018 Equity Incentive Plan (the "Plan") is hereby established effective as of [                  ], 2018, the date of its approval by the stockholders of the Company (the "Effective Date").

          1.2    Purpose.    The purpose of the Plan is to advance the interests of the Participating Company Group and its stockholders by providing an incentive to attract, retain and reward persons performing services for the Participating Company Group and by motivating such persons to contribute to the growth and profitability of the Participating Company Group. The Plan seeks to achieve this purpose by providing for Awards in the form of Options, Stock Appreciation Rights, Restricted Stock Awards, Restricted Stock Units, Performance Shares, Performance Units, Cash-Based Awards and Other Stock-Based Awards.

          1.3    Term of Plan.    The Plan shall continue in effect until its termination by the Committee; provided, however, that all Awards shall be granted, if at all, within ten (10) years from the Effective Date.

        2.    DEFINITIONS AND CONSTRUCTION.

          2.1    Definitions.    Whenever used herein, the following terms shall have their respective meanings set forth below:

            (a)   "Affiliate" means (i) a parent entity, other than a Parent Corporation, that directly, or indirectly through one or more intermediary entities, controls the Company or (ii) a subsidiary entity, other than a Subsidiary Corporation, that is controlled by the Company directly or indirectly through one or more intermediary entities. For this purpose, the terms "parent," "subsidiary," "control" and "controlled by" shall have the meanings assigned such terms for the purposes of registration of securities on Form S-8 under the Securities Act.

            (b)   "Award" means any Option, Stock Appreciation Right, Restricted Stock Purchase Right, Restricted Stock Bonus, Restricted Stock Unit, Performance Share, Performance Unit, Cash-Based Award or Other Stock-Based Award granted under the Plan.

            (c)   "Award Agreement" means a written or electronic agreement between the Company and a Participant setting forth the terms, conditions and restrictions applicable to an Award.

            (d)   "Board" means the Board of Directors of the Company.

            (e)   "Cash-Based Award" means an Award denominated in cash and granted pursuant to Section 11.

            (f)    "Cashless Exercise" means a Cashless Exercise as defined in Section 6.3(b)(i).

            (g)   "Cause" means, unless such term or an equivalent term is otherwise defined by the applicable Award Agreement or other written agreement between a Participant and a Participating Company applicable to an Award, any of the following: (i) the Participant's theft, dishonesty, willful misconduct, breach of fiduciary duty for personal profit, or falsification of any Participating Company documents or records; (ii) the Participant's material failure to abide by a Participating Company's code of conduct or other policies (including, without limitation, policies relating to confidentiality and reasonable workplace conduct); (iii) the Participant's unauthorized use, misappropriation, destruction or diversion of any tangible or intangible asset or corporate opportunity of a Participating Company (including, without limitation, the Participant's improper use or disclosure of a Participating Company's confidential or proprietary information); (iv) any intentional act by the Participant which has a material detrimental effect on a Participating Company's reputation or business; (v) the Participant's repeated failure or inability to perform any reasonable assigned duties after written notice from a Participating Company of, and a reasonable opportunity to cure, such failure or inability; (vi) any material breach by the Participant of any employment, service, non-disclosure, non-competition, non-solicitation or other similar agreement between the Participant and a Participating Company, which breach is not cured pursuant to the terms of such agreement; or (vii) the Participant's conviction (including any plea of guilty or nolo contendere) of any criminal act involving fraud, dishonesty, misappropriation or moral turpitude, or which impairs the Participant's ability to perform his or her duties with a Participating Company.

            (h)   "Change in Control" means, unless such term or an equivalent term is otherwise defined by the applicable Award Agreement or other written agreement between the Participant and a Participating Company applicable to an Award, the occurrence of any one or a combination of the following:

                (i)  any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becomes the "beneficial owner" (as such term is defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the total Fair Market Value or total combined voting power of the Company's then-outstanding securities entitled to vote generally in the election of Directors; provided, however, that a Change in Control shall not be deemed to have occurred if such degree of beneficial ownership results from any of the following: (A) an acquisition by any person who on the Effective Date is the beneficial owner of more than fifty percent (50%) of such voting power, (B) any acquisition directly from the Company, including, without limitation, pursuant to or in connection with a public offering of securities, (C) any acquisition by the Company, (D) any acquisition by a trustee or other fiduciary under an employee benefit plan of a Participating Company or (E) any acquisition by an entity owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of the voting securities of the Company; or

               (ii)  an Ownership Change Event or series of related Ownership Change Events (collectively, a "Transaction") in which the stockholders of the Company immediately before the Transaction do not retain immediately after the Transaction direct or indirect beneficial ownership of more than fifty percent (50%) of the total combined voting power of the outstanding securities entitled to vote generally in the election of Directors or, in the case of an Ownership Change Event described in Section 2.1(dd)(iii), the entity to which the assets of the Company were transferred (the "Transferee"), as the case may be; or

              (iii)  a date specified by the Committee following approval by the stockholders of a plan of complete liquidation or dissolution of the Company; provided, however, that a Change in Control shall be deemed not to include a transaction described in subsections (i) or (ii) of this Section 2.1(h) in which a majority of the members of the board of directors of the continuing, surviving or successor entity, or parent thereof, immediately after such transaction is comprised of Incumbent Directors.

    For purposes of the preceding sentence, indirect beneficial ownership shall include, without limitation, an interest resulting from ownership of the voting securities of one or more corporations or other business entities which own the Company or the Transferee, as the case may be, either directly or through one or more subsidiary corporations or other business entities. The Committee shall determine whether multiple events described in subsections (i), (ii) and (iii) of this Section 2.1(h) are related and to be treated in the aggregate as a single Change in Control, and its determination shall be final, binding and conclusive.

            (i)    "Code" means the Internal Revenue Code of 1986, as amended, and any applicable regulations and administrative guidelines promulgated thereunder.

            (j)    "Committee" means the Compensation Committee and such other committee or subcommittee of the Board, if any, duly appointed to administer the Plan and having such powers in each instance as shall be specified by the Board. If, at any time, there is no committee of the Board then authorized or properly constituted to administer the Plan, the Board shall exercise all of the powers of the Committee granted herein, and, in any event, the Board may in its discretion exercise any or all of such powers.

            (k)   "Company" means Verra Mobility Corporation, a Delaware corporation, and any successor corporation thereto.

            (l)    "Consultant" means a person engaged to provide consulting or advisory services (other than as an Employee or a Director) to a Participating Company, provided that the identity of such person, the nature of such services or the entity to which such services are provided would not preclude the Company from offering or selling securities to such person pursuant to the Plan in reliance on registration on Form S-8 under the Securities Act.

            (m)  "Director" means a member of the Board.

            (n)   "Disability" means, unless such term or an equivalent term is otherwise defined by the applicable Award Agreement or other written agreement between the Participant and a Participating Company applicable to an Award, the permanent and total disability of the Participant, within the meaning of Section 22(e)(3) of the Code.

            (o)   "Dividend Equivalent Right" means the right of a Participant, granted at the discretion of the Committee or as otherwise provided by the Plan, to receive a credit for the account of such Participant in an amount equal to the cash dividends paid on one share of Stock for each share of Stock represented by an Award held by such Participant.

            (p)   "Employee" means any person treated as an employee (including an Officer or a Director who is also treated as an employee) in the records of a Participating Company and, with respect to any Incentive Stock Option granted to such person, who is an employee for purposes of Section 422 of the Code; provided, however, that neither service as a Director nor payment of a Director's fee shall be sufficient to constitute employment for purposes of the Plan. The Company shall determine in good faith and in the exercise of its discretion whether an individual has become or has ceased to be an Employee and the effective date of such individual's employment or termination of employment, as the case may be. For purposes of an individual's rights, if any, under the terms of the Plan as of the time of the Company's determination of whether or not the individual is an Employee, all such determinations by the Company shall be final, binding and conclusive as to such rights, if any, notwithstanding that the Company or any court of law or governmental agency subsequently makes a contrary determination as to such individual's status as an Employee.

            (q)   "Exchange Act" means the Securities Exchange Act of 1934, as amended.

            (r)   "Fair Market Value" means, as of any date, the value of a share of Stock or other property as determined by the Committee, in its discretion, or by the Company, in its discretion, if such determination is expressly allocated to the Company herein, subject to the following:

                (i)  Except as otherwise determined by the Committee, if, on such date, the Stock is listed or quoted on a national or regional securities exchange or quotation system, the Fair Market Value of a share of Stock shall be the closing price of a share of Stock as quoted on the national or regional securities exchange or quotation system constituting the primary market for the Stock, as reported in The Wall Street Journal or such other source as the Company deems reliable. If the relevant date does not fall on a day on which the Stock has traded on such securities exchange or quotation system, the date on which the Fair Market Value shall be established shall be the last day on which the Stock was so traded or quoted prior to the relevant date, or such other appropriate day as shall be determined by the Committee, in its discretion.

               (ii)  If, on such date, the Stock is not listed or quoted on a national or regional securities exchange or quotation system, the Fair Market Value of a share of Stock shall be as determined by the Committee in good faith without regard to any restriction other than a restriction which, by its terms, will never lapse, and in a manner consistent with the requirements of Section 409A.

            (s)   "Full Value Award" means any Award settled in Stock, other than (i) an Option, (ii) a Stock Appreciation Right, or (iii) a Restricted Stock Purchase Right or an Other Stock-Based Award under which the Company will receive monetary consideration equal to the Fair Market Value (determined on the effective date of grant) of the shares subject to such Award.

            (t)    "Incentive Stock Option" means an Option intended to be (as set forth in the Award Agreement) and which qualifies as an incentive stock option within the meaning of Section 422(b) of the Code.

            (u)   "Incumbent Director" means a director who either (i) is a member of the Board as of the Effective Date or (ii) is elected, or nominated for election, to the Board with the affirmative votes of at least a majority of the Incumbent Directors at the time of such election or nomination (but excluding a director who was elected or nominated in connection with an actual or threatened proxy contest relating to the election of directors of the Company).

            (v)   "Insider" means an Officer, a Director or other person whose transactions in Stock are subject to Section 16 of the Exchange Act.

            (w)  "Net Exercise" means a Net Exercise as defined in Section 6.3(b)(iii).

            (x)   "Nonemployee Director" means a Director who is not an Employee.

            (y)   "Nonemployee Director Award" means any Award granted to a Nonemployee Director.

            (z)   "Nonstatutory Stock Option" means an Option not intended to be (as set forth in the Award Agreement) or which does not qualify as an incentive stock option within the meaning of Section 422(b) of the Code.

            (aa) "Officer" means any person designated by the Board as an officer of the Company.

            (bb) "Option" means an Incentive Stock Option or a Nonstatutory Stock Option granted pursuant to the Plan.

            (cc) "Other Stock-Based Award" means an Award denominated in shares of Stock and granted pursuant to Section 11.

            (dd) "Ownership Change Event" means the occurrence of any of the following with respect to the Company: (i) the direct or indirect sale or exchange in a single or series of related transactions by the stockholders of the Company of securities of the Company representing more than fifty percent (50%) of the total combined voting power of the Company's then outstanding securities entitled to vote generally in the election of Directors; (ii) a merger or consolidation in which the Company is a party; or (iii) the sale, exchange, or transfer of all or substantially all of the assets of the Company (other than a sale, exchange or transfer to one or more subsidiaries of the Company).

            (ee) "Parent Corporation" means any present or future "parent corporation" of the Company, as defined in Section 424(e) of the Code.

            (ff)  "Participant" means any eligible person who has been granted one or more Awards.

            (gg) "Participating Company" means the Company or any Parent Corporation, Subsidiary Corporation or Affiliate.

            (hh) "Participating Company Group" means, at any point in time, the Company and all other entities collectively which are then Participating Companies.

            (ii)   "Performance Award" means an Award of Performance Shares or Performance Units.

            (jj)   "Performance Award Formula" means, for any Performance Award, a formula or table established by the Committee pursuant to Section 10.3 which provides the basis for computing the value of a Performance Award at one or more levels of attainment of the applicable Performance Goal(s) measured as of the end of the applicable Performance Period.

            (kk) "Performance Goal" means a performance goal established by the Committee pursuant to Section 10.3.

            (ll)   "Performance Period" means a period established by the Committee pursuant to Section 10.3 at the end of which one or more Performance Goals are to be measured.

            (mm)  "Performance Share" means a right granted to a Participant pursuant to Section 10 to receive a payment equal to the value of a Performance Share, as determined by the Committee, based upon attainment of applicable Performance Goal(s).

            (nn) "Performance Unit" means a right granted to a Participant pursuant to Section 10 to receive a payment equal to the value of a Performance Unit, as determined by the Committee, based upon attainment of applicable Performance Goal(s).

            (oo) "Restricted Stock Award" means an Award of a Restricted Stock Bonus or a Restricted Stock Purchase Right.

            (pp) "Restricted Stock Bonus" means Stock granted to a Participant pursuant to Section 8.

            (qq) "Restricted Stock Purchase Right" means a right to purchase Stock granted to a Participant pursuant to Section 8.

            (rr)  "Restricted Stock Unit" means a right granted to a Participant pursuant to Section 9 to receive on a future date or occurrence of a future event a share of Stock or cash in lieu thereof, as determined by the Committee.

            (ss)  "Rule 16b-3" means Rule 16b-3 under the Exchange Act, as amended from time to time, or any successor rule or regulation.

            (tt)  "SAR" or "Stock Appreciation Right" means a right granted to a Participant pursuant to Section 7 to receive payment, for each share of Stock subject to such Award, of an amount equal to the excess, if any, of the Fair Market Value of a share of Stock on the date of exercise of the Award over the exercise price thereof.

            (uu) "Section 409A" means Section 409A of the Code.

            (vv) "Section 409A Deferred Compensation" means compensation provided pursuant to an Award that constitutes nonqualified deferred compensation within the meaning of Section 409A.

            (ww)  "Securities Act" means the Securities Act of 1933, as amended.

            (xx) "Service" means a Participant's employment or service with the Participating Company Group, whether as an Employee, a Director or a Consultant. Unless otherwise provided by the Committee, a Participant's Service shall not be deemed to have terminated merely because of a change in the capacity in which the Participant renders Service or a change in the Participating Company for which the Participant renders Service, provided that there is no interruption or termination of the Participant's Service. Furthermore, a Participant's Service shall not be deemed to have been interrupted or terminated if the Participant takes any military leave, sick leave, or other bona fide leave of absence approved by the Company. However, unless otherwise provided by the Committee, if any such leave taken by a Participant exceeds ninety (90) days, then on the ninety-first (91st) day following the commencement of such leave the Participant's Service shall be deemed to have terminated, unless the Participant's right to return to Service is guaranteed by statute or contract. Notwithstanding the foregoing, unless otherwise designated by the Company or required by law, an unpaid leave of absence shall not be treated as Service for purposes of determining vesting under the Participant's Award Agreement. A Participant's Service shall be deemed to have terminated either upon an actual termination of Service or upon the business entity for which the Participant performs Service ceasing to be a Participating Company. Subject to the foregoing, the Company, in its discretion, shall determine whether the Participant's Service has terminated and the effective date of and reason for such termination.

            (yy) "Stock" means the common stock of the Company, as adjusted from time to time in accordance with Section 4.

            (zz) "Stock Tender Exercise" means a Stock Tender Exercise as defined in Section 6.3(b)(ii).

            (aaa)  "Subsidiary Corporation" means any present or future "subsidiary corporation" of the Company, as defined in Section 424(f) of the Code.

            (bbb)  "Ten Percent Owner" means a Participant who, at the time an Option is granted to the Participant, owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of a Participating Company (other than an Affiliate) within the meaning of Section 422(b)(6) of the Code.

            (ccc)  "Trading Compliance Policy" means the written policy of the Company pertaining to the purchase, sale, transfer or other disposition of the Company's equity securities by Directors, Officers, Employees or other service providers who may possess material, nonpublic information regarding the Company or its securities.

            (ddd)  "Vesting Conditions" mean those conditions established in accordance with the Plan prior to the satisfaction of which an Award or shares subject to an Award remain subject to forfeiture or a repurchase option in favor of the Company exercisable for the Participant's monetary purchase price, if any, for such shares upon the Participant's termination of Service or failure of a performance condition to be satisfied.

          2.2    Construction.    Captions and titles contained herein are for convenience only and shall not affect the meaning or interpretation of any provision of the Plan. Except when otherwise indicated by the context, the singular shall include the plural and the plural shall include the singular. Use of the term "or" is not intended to be exclusive, unless the context clearly requires otherwise.

        3.    ADMINISTRATION.

          3.1    Administration by the Committee.    The Plan shall be administered by the Committee. All questions of interpretation of the Plan, of any Award Agreement or of any other form of agreement or other document employed by the Company in the administration of the Plan or of any Award shall be determined by the Committee, and such determinations shall be final, binding and conclusive upon all persons having an interest in the Plan or such Award, unless fraudulent or made in bad faith. Any and all actions, decisions and determinations taken or made by the Committee in the exercise of its discretion pursuant to the Plan or Award Agreement or other agreement thereunder (other than determining questions of interpretation pursuant to the preceding sentence) shall be final, binding and conclusive upon all persons having an interest therein. All expenses incurred in connection with the administration of the Plan shall be paid by the Company.

          3.2    Authority of Officers.    Any Officer shall have the authority to act on behalf of the Company with respect to any matter, right, obligation, determination or election that is the responsibility of or that is allocated to the Company herein, provided that the Officer has apparent authority with respect to such matter, right, obligation, determination or election.

          3.3    Administration with Respect to Insiders.    With respect to participation by Insiders in the Plan, at any time that any class of equity security of the Company is registered pursuant to Section 12 of the Exchange Act, the Plan shall be administered in compliance with the requirements, if any, of Rule 16b-3.

          3.4    Powers of the Committee.    In addition to any other powers set forth in the Plan and subject to the provisions of the Plan, the Committee shall have the full and final power and authority, in its discretion:

            (a)   to determine the persons to whom, and the time or times at which, Awards shall be granted and the number of shares of Stock, units or monetary value to be subject to each Award;

            (b)   to determine the type of Award granted;

            (c)   to determine the Fair Market Value of shares of Stock or other property;

            (d)   to determine the terms, conditions and restrictions applicable to each Award (which need not be identical) and any shares acquired pursuant thereto, including, without limitation, (i) the exercise or purchase price of shares pursuant to any Award, (ii) the method of payment for shares purchased pursuant to any Award, (iii) the method for satisfaction of any tax withholding obligation arising in connection with any Award, including by the withholding or delivery of shares of Stock, (iv) the timing, terms and conditions of the exercisability or vesting of any Award or any shares acquired pursuant thereto, (v) the Performance Measures, Performance Period, Performance Award Formula and Performance Goals applicable to any Award and the extent to which such Performance Goals have been attained, (vi) the time of expiration of any Award, (vii) the effect of any Participant's termination of Service on any of the foregoing, and (viii) all other terms, conditions and restrictions applicable to any Award or shares acquired pursuant thereto not inconsistent with the terms of the Plan;

            (e)   to determine whether an Award will be settled in shares of Stock, cash, other property or in any combination thereof;

            (f)    to approve one or more forms of Award Agreement;

            (g)   to amend, modify, extend, cancel or renew any Award or to waive any restrictions or conditions applicable to any Award or any shares acquired pursuant thereto;

            (h)   to accelerate, continue, extend or defer the exercisability or vesting of any Award or any shares acquired pursuant thereto, including with respect to the period following a Participant's termination of Service;

            (i)    to prescribe, amend or rescind rules, guidelines and policies relating to the Plan, or to adopt sub-plans or supplements to, or alternative versions of, the Plan, including, without limitation, as the Committee deems necessary or desirable to comply with the laws of, or to accommodate the tax policy, accounting principles or custom of, foreign jurisdictions whose residents may be granted Awards; and

            (j)    to correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award Agreement and to make all other determinations and take such other actions with respect to the Plan or any Award as the Committee may deem advisable to the extent not inconsistent with the provisions of the Plan or applicable law.

          3.5    Option or SAR Repricing.    Without the affirmative vote of holders of a majority of the shares of Stock cast in person or by proxy at a meeting of the stockholders of the Company at which a quorum representing a majority of all outstanding shares of Stock is present or represented by proxy, the Committee shall not approve a program providing for either (a) the cancellation of outstanding Options or SARs having exercise prices per share greater than the then Fair Market Value of a share of Stock ("Underwater Awards") and the grant in substitution therefor of new Options or SARs having a lower exercise price, Full Value Awards or payments in cash, or (b) the amendment of outstanding Underwater Awards to reduce the exercise price thereof. This Section shall not be construed to apply to (i) "issuing or assuming a stock option in a transaction to which Section 424(a) applies," within the meaning of Section 424 of the Code, (ii) adjustments pursuant to the assumption of or substitution for an Option or SAR in a manner that would comply with Section 409A, or (iii) an adjustment pursuant to Section 4.

          3.6    Indemnification.    In addition to such other rights of indemnification as they may have as members of the Board or the Committee or as officers or employees of the Participating Company Group, to the extent permitted by applicable law, members of the Board or the Committee and any officers or employees of the Participating Company Group to whom authority to act for the Board, the Committee or the Company is delegated shall be indemnified by the Company against all reasonable expenses, including attorneys' fees, actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan, or any right granted hereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such person is liable for gross negligence, bad faith or intentional misconduct in duties; provided, however, that within sixty (60) days after the institution of such action, suit or proceeding, such person shall offer to the Company, in writing, the opportunity at its own expense to handle and defend the same.

        4.    SHARES SUBJECT TO PLAN.

          4.1    Maximum Number of Shares Issuable.    Subject to adjustment as provided in Sections 4.2 and 4.3, the maximum aggregate number of shares of Stock that may be issued under the Plan shall be equal to 10,864,000 shares, and such shares shall consist of authorized but unissued or reacquired shares of Stock or any combination thereof.

          4.2    Share Counting.    If an outstanding Award for any reason expires or is terminated or canceled without having been exercised or settled in full, or if shares of Stock acquired pursuant to an Award subject to forfeiture or repurchase are forfeited or repurchased by the Company for an amount not greater than the Participant's purchase price, the shares of Stock allocable to the terminated portion of such Award or such forfeited or repurchased shares of Stock shall again be available for issuance under the Plan. Shares of Stock shall not be deemed to have been issued pursuant to the Plan with respect to any portion of an Award that is settled in cash. Upon payment in shares of Stock pursuant to the exercise of an SAR, the number of shares available for issuance under the Plan shall be reduced by the gross number of shares for which the SAR is exercised. If the exercise price of an Option is paid by tender to the Company, or attestation to the ownership, of shares of Stock owned by the Participant, or by means of a Net Exercise, the number of shares available for issuance under the Plan shall be reduced by the gross number of shares for which the Option is exercised. Shares purchased in the open market with proceeds from the exercise of Options shall not be added to the limit set forth in Section 4.1. Shares withheld or reacquired by the Company in satisfaction of tax withholding obligations pursuant to the exercise or settlement of Options or SARs pursuant to Section 16.2 shall not again be available for issuance under the Plan. Shares withheld or reacquired by the Company in satisfaction of tax withholding obligations pursuant to the vesting or settlement of Full Value Awards pursuant to Section 16.2 shall again become available for issuance under the Plan.

          4.3    Adjustments for Changes in Capital Structure.    Subject to any required action by the stockholders of the Company and the requirements of Sections 409A and 424 of the Code to the extent applicable, in the event of any change in the Stock effected without receipt of consideration by the Company, whether through merger, consolidation, reorganization, reincorporation, recapitalization, reclassification, stock dividend, stock split, reverse stock split, split-up, split-off, spin-off, combination of shares, exchange of shares, or similar change in the capital structure of the Company, or in the event of payment of a dividend or distribution to the stockholders of the Company in a form other than Stock (excepting regular, periodic cash dividends) that has a material effect on the Fair Market Value of shares of Stock, appropriate and proportionate adjustments shall be made in the number and kind of shares subject to the Plan and to any outstanding Awards, the Annual Increase, the Award limits set forth in Section 5.3 and Section 5.4, and in the exercise or purchase price per share under any outstanding Award in order to prevent dilution or enlargement of Participants' rights under the Plan. For purposes of the foregoing, conversion of any convertible securities of the Company shall not be treated as "effected without receipt of consideration by the Company." If a majority of the shares which are of the same class as the shares that are subject to outstanding Awards are exchanged for, converted into, or otherwise become (whether or not pursuant to an Ownership Change Event) shares of another corporation (the "New Shares"), the Committee may unilaterally amend the outstanding Awards to provide that such Awards are for New Shares. In the event of any such amendment, the number of shares subject to, and the exercise or purchase price per share of, the outstanding Awards shall be adjusted in a fair and equitable manner as determined by the Committee, in its discretion. Any fractional share resulting from an adjustment pursuant to this Section shall be rounded down to the nearest whole number and the exercise or purchase price per share shall be rounded up to the nearest whole cent. In no event may the exercise or purchase price, if any, under any Award be decreased to an amount less than the par value, if any, of the stock subject to such Award. The Committee in its discretion, may also make such adjustments in the terms of any Award to reflect, or related to, such changes in the capital structure of the Company or distributions as it deems appropriate, including modification of Performance Goals, Performance Award Formulas and Performance Periods. The adjustments determined by the Committee pursuant to this Section shall be final, binding and conclusive.

          4.4    Assumption or Substitution of Awards.    The Committee may, without affecting the number of shares of Stock reserved or available hereunder, authorize the issuance or assumption of benefits under this Plan in connection with any merger, consolidation, acquisition of property or stock, or reorganization upon such terms and conditions as it may deem appropriate, subject to compliance with Section 409A and any other applicable provisions of the Code. In addition, subject to compliance with applicable laws, and listing requirements, shares available for grant under a stockholder approved plan of an acquired company (as appropriately adjusted to reflect the transaction) may be used for awards under the Plan to individuals who were not Employees or Directors of the Participating Company Group prior to the transaction and shall not reduce the number of shares otherwise available for issuance under the Plan.

        5.    ELIGIBILITY, PARTICIPATION AND AWARD LIMITATIONS.

          5.1    Persons Eligible for Awards.    Awards may be granted only to Employees, Consultants and Directors.

          5.2    Participation in the Plan.    Awards are granted solely at the discretion of the Committee. Eligible persons may be granted more than one Award. However, eligibility in accordance with this Section shall not entitle any person to be granted an Award, or, having been granted an Award, to be granted an additional Award.

          5.3    Incentive Stock Option Limitations.

            (a)    Maximum Number of Shares Issuable Pursuant to Incentive Stock Options.    Subject to adjustment as provided in Section 4.3, the maximum aggregate number of shares of Stock that may be issued under the Plan pursuant to the exercise of Incentive Stock Options shall not exceed 10,864,000 shares. The maximum aggregate number of shares of Stock that may be issued under the Plan pursuant to all Awards other than Incentive Stock Options shall be the number of shares determined in accordance with Section 4.1, subject to adjustment as provided in Sections 4.2 and 4.3.

            (b)    Persons Eligible.    An Incentive Stock Option may be granted only to a person who, on the effective date of grant, is an Employee of the Company, a Parent Corporation or a Subsidiary Corporation (each being an "ISO-Qualifying Corporation"). Any person who is not an Employee of an ISO-Qualifying Corporation on the effective date of the grant of an Option to such person may be granted only a Nonstatutory Stock Option.

            (c)    Fair Market Value Limitation.    To the extent that options designated as Incentive Stock Options (granted under all stock plans of the Participating Company Group, including the Plan) become exercisable by a Participant for the first time during any calendar year for stock having a Fair Market Value greater than One Hundred Thousand Dollars ($100,000), the portion of such options which exceeds such amount shall be treated as Nonstatutory Stock Options. For purposes of this Section, options designated as Incentive Stock Options shall be taken into account in the order in which they were granted, and the Fair Market Value of stock shall be determined as of the time the option with respect to such stock is granted. If the Code is amended to provide for a limitation different from that set forth in this Section, such different limitation shall be deemed incorporated herein effective as of the date and with respect to such Options as required or permitted by such amendment to the Code. If an Option is treated as an Incentive Stock Option in part and as a Nonstatutory Stock Option in part by reason of the limitation set forth in this Section, the Participant may designate which portion of such Option the Participant is exercising. In the absence of such designation, the Participant shall be deemed to have exercised the Incentive Stock Option portion of the Option first. Upon exercise of the Option, shares issued pursuant to each such portion shall be separately identified.

          5.4    Nonemployee Director Award Limit.    Annual compensation awarded to any Nonemployee Director during each fiscal year, including both shares of Stock subject to Awards and any cash fees paid to such Nonemployee Director (but excluding expense reimbursements), may not exceed $750,000 in total value (calculating the value of any such Awards based on the grant date fair value of such Awards for financial reporting purposes).

        6.    STOCK OPTIONS.

        Options shall be evidenced by Award Agreements specifying the number of shares of Stock covered thereby, in such form as the Committee shall establish. Such Award Agreements may incorporate all or any of the terms of the Plan by reference and shall comply with and be subject to the following terms and conditions:

          6.1    Exercise Price.    The exercise price for each Option shall be established in the discretion of the Committee; provided, however, that (a) the exercise price per share shall be not less than the Fair Market Value of a share of Stock on the effective date of grant of the Option and (b) no Incentive Stock Option granted to a Ten Percent Owner shall have an exercise price per share less than one hundred ten percent (110%) of the Fair Market Value of a share of Stock on the effective date of grant of the Option. Notwithstanding the foregoing, an Option (whether an Incentive Stock Option or a Nonstatutory Stock Option) may be granted with an exercise price less than the minimum exercise price set forth above if such Option is granted pursuant to an assumption or substitution for another option in a manner that would qualify under the provisions of Section 409A or Section 424(a) of the Code.

          6.2    Exercisability and Term of Options.    Options shall be exercisable at such time or times, or upon such event or events, and subject to such terms, conditions, performance criteria and restrictions as shall be determined by the Committee and set forth in the Award Agreement evidencing such Option; provided, however, that (a) no Option shall be exercisable after the expiration of ten (10) years after the effective date of grant of such Option, (b) no Incentive Stock Option granted to a Ten Percent Owner shall be exercisable after the expiration of five (5) years after the effective date of grant of such Option and (c) no Option granted to an Employee who is a non-exempt employee for purposes of the Fair Labor Standards Act of 1938, as amended, shall be first exercisable until at least six (6) months following the date of grant of such Option (except in the event of such Employee's death, disability or retirement, upon a Change in Control, or as otherwise permitted by the Worker Economic Opportunity Act). Subject to the foregoing, unless otherwise specified by the Committee in the grant of an Option, each Option shall terminate ten (10) years after the effective date of grant of the Option, unless earlier terminated in accordance with its provisions.

          6.3    Payment of Exercise Price.

            (a)    Forms of Consideration Authorized.    Except as otherwise provided below, payment of the exercise price for the number of shares of Stock being purchased pursuant to any Option shall be made (i) in cash, by check or in cash equivalent; (ii) if permitted by the Committee and subject to the limitations contained in Section 6.3(b), by means of (1) a Cashless Exercise, (2) a Stock Tender Exercise or (3) a Net Exercise; (iii) by such other consideration as may be approved by the Committee from time to time to the extent permitted by applicable law, or (iv) by any combination thereof. The Committee may at any time or from time to time grant Options which do not permit all of the foregoing forms of consideration to be used in payment of the exercise price or which otherwise restrict one or more forms of consideration.

            (b)    Limitations on Forms of Consideration.

              (i)    Cashless Exercise.    A "Cashless Exercise" means the delivery of a properly executed notice of exercise together with irrevocable instructions to a broker providing for the assignment to the Company of the proceeds of a sale or loan with respect to some or all of the shares being acquired upon the exercise of the Option (including, without limitation, through an exercise complying with the provisions of Regulation T as promulgated from time to time by the Board of Governors of the Federal Reserve System). The Company reserves, at any and all times, the right, in the Company's sole and absolute discretion, to establish, decline to approve or terminate any program or procedures for the exercise of Options by means of a Cashless Exercise, including with respect to one or more Participants specified by the Company notwithstanding that such program or procedures may be available to other Participants.

              (ii)    Stock Tender Exercise.    A "Stock Tender Exercise" means the delivery of a properly executed exercise notice accompanied by a Participant's tender to the Company, or attestation to the ownership, in a form acceptable to the Company of whole shares of Stock owned by the Participant having a Fair Market Value that does not exceed the aggregate exercise price for the shares with respect to which the Option is exercised. A Stock Tender Exercise shall not be permitted if it would constitute a violation of the provisions of any law, regulation or agreement restricting the redemption of the Company's stock. If required by the Company, an Option may not be exercised by tender to the Company, or attestation to the ownership, of shares of Stock unless such shares either have been owned by the Participant for a period of time required by the Company (and not used for another option exercise by attestation during such period) or were not acquired, directly or indirectly, from the Company.

              (iii)    Net Exercise.    A "Net Exercise" means the delivery of a properly executed exercise notice followed by a procedure pursuant to which (1) the Company will reduce the number of shares otherwise issuable to a Participant upon the exercise of an Option by the largest whole number of shares having a Fair Market Value that does not exceed the aggregate exercise price for the shares with respect to which the Option is exercised, and (2) the Participant shall pay to the Company in cash the remaining balance of such aggregate exercise price not satisfied by such reduction in the number of whole shares to be issued.

          6.4    Effect of Termination of Service.

            (a)    Option Exercisability.    Subject to earlier termination of the Option as otherwise provided by this Plan and unless otherwise provided by the Committee, an Option shall terminate immediately upon the Participant's termination of Service to the extent that it is then unvested and shall be exercisable after the Participant's termination of Service to the extent it is then vested only during the applicable time period determined in accordance with this Section and thereafter shall terminate.

              (i)    Disability.    If the Participant's Service terminates because of the Disability of the Participant, the Option, to the extent unexercised and exercisable for vested shares on the date on which the Participant's Service terminated, may be exercised by the Participant (or the Participant's guardian or legal representative) at any time prior to the expiration of twelve (12) months (or such longer or shorter period provided by the Award Agreement) after the date on which the Participant's Service terminated, but in any event no later than the date of expiration of the Option's term as set forth in the Award Agreement evidencing such Option (the "Option Expiration Date").

              (ii)    Death.    If the Participant's Service terminates because of the death of the Participant, the Option, to the extent unexercised and exercisable for vested shares on the date on which the Participant's Service terminated, may be exercised by the Participant's legal representative or other person who acquired the right to exercise the Option by reason of the Participant's death at any time prior to the expiration of twelve (12) months (or such longer or shorter period provided by the Award Agreement) after the date on which the Participant's Service terminated, but in any event no later than the Option Expiration Date. The Participant's Service shall be deemed to have terminated on account of death if the Participant dies within three (3) months (or such longer or shorter period provided by the Award Agreement) after the Participant's termination of Service.

              (iii)    Termination for Cause.    Notwithstanding any other provision of the Plan to the contrary, if the Participant's Service is terminated for Cause or if, following the Participant's termination of Service and during any period in which the Option otherwise would remain exercisable, the Participant engages in any act that would constitute Cause, the Option shall terminate in its entirety and cease to be exercisable immediately upon such termination of Service or act.

              (iv)    Other Termination of Service.    If the Participant's Service terminates for any reason, except Disability, death or Cause, the Option, to the extent unexercised and exercisable for vested shares on the date on which the Participant's Service terminated, may be exercised by the Participant at any time prior to the expiration of three (3) months (or such longer or shorter period provided by the Award Agreement) after the date on which the Participant's Service terminated, but in any event no later than the Option Expiration Date.

            (b)    Extension if Exercise Prevented by Law.    Notwithstanding the foregoing, other than termination of Service for Cause, if the exercise of an Option within the applicable time periods set forth in Section 6.4(a) is prevented by the provisions of Section 14 below, the Option shall remain exercisable until the later of (i) thirty (30) days after the date such exercise first would no longer be prevented by such provisions or (ii) the end of the applicable time period under Section 6.4(a), but in any event no later than the Option Expiration Date.

          6.5    Transferability of Options.    During the lifetime of the Participant, an Option shall be exercisable only by the Participant or the Participant's guardian or legal representative. An Option shall not be subject in any manner to anticipation, alienation, sale, exchange, transfer, assignment, pledge, encumbrance, or garnishment by creditors of the Participant or the Participant's beneficiary, except transfer by will or by the laws of descent and distribution. Notwithstanding the foregoing, to the extent permitted by the Committee, in its discretion, and set forth in the Award Agreement evidencing such Option, an Option shall be assignable or transferable subject to the applicable limitations, if any, described in the General Instructions to Form S-8 under the Securities Act or, in the case of an Incentive Stock Option, only as permitted by applicable regulations under Section 421 of the Code in a manner that does not disqualify such Option as an Incentive Stock Option.

        7.    STOCK APPRECIATION RIGHTS.

        Stock Appreciation Rights shall be evidenced by Award Agreements specifying the number of shares of Stock subject to the Award, in such form as the Committee shall establish. Such Award Agreements may incorporate all or any of the terms of the Plan by reference and shall comply with and be subject to the following terms and conditions:

          7.1    Types of SARs Authorized.    SARs may be granted in tandem with all or any portion of a related Option (a "Tandem SAR") or may be granted independently of any Option (a "Freestanding SAR"). A Tandem SAR may only be granted concurrently with the grant of the related Option.

          7.2    Exercise Price.    The exercise price for each SAR shall be established in the discretion of the Committee; provided, however, that (a) the exercise price per share subject to a Tandem SAR shall be the exercise price per share under the related Option and (b) the exercise price per share subject to a Freestanding SAR shall be not less than the Fair Market Value of a share of Stock on the effective date of grant of the SAR. Notwithstanding the foregoing, an SAR may be granted with an exercise price lower than the minimum exercise price set forth above if such SAR is granted pursuant to an assumption or substitution for another stock appreciation right in a manner that would qualify under the provisions of Section 409A of the Code.

          7.3    Exercisability and Term of SARs.

            (a)    Tandem SARs.    Tandem SARs shall be exercisable only at the time and to the extent, and only to the extent, that the related Option is exercisable, subject to such provisions as the Committee may specify where the Tandem SAR is granted with respect to less than the full number of shares of Stock subject to the related Option. The Committee may, in its discretion, provide in any Award Agreement evidencing a Tandem SAR that such SAR may not be exercised without the advance approval of the Company and, if such approval is not given, then the Option shall nevertheless remain exercisable in accordance with its terms. A Tandem SAR shall terminate and cease to be exercisable no later than the date on which the related Option expires or is terminated or canceled. Upon the exercise of a Tandem SAR with respect to some or all of the shares subject to such SAR, the related Option shall be canceled automatically as to the number of shares with respect to which the Tandem SAR was exercised. Upon the exercise of an Option related to a Tandem SAR as to some or all of the shares subject to such Option, the related Tandem SAR shall be canceled automatically as to the number of shares with respect to which the related Option was exercised.

            (b)    Freestanding SARs.    Freestanding SARs shall be exercisable at such time or times, or upon such event or events, and subject to such terms, conditions, performance criteria and restrictions as shall be determined by the Committee and set forth in the Award Agreement evidencing such SAR; provided, however, that (i) no Freestanding SAR shall be exercisable after the expiration of ten (10) years after the effective date of grant of such SAR and (ii) no Freestanding SAR granted to an Employee who is a non-exempt employee for purposes of the Fair Labor Standards Act of 1938, as amended, shall be first exercisable until at least six (6) months following the date of grant of such SAR (except in the event of such Employee's death, disability or retirement, upon a Change in Control, or as otherwise permitted by the Worker Economic Opportunity Act). Subject to the foregoing, unless otherwise specified by the Committee in the grant of a Freestanding SAR, each Freestanding SAR shall terminate ten (10) years after the effective date of grant of the SAR, unless earlier terminated in accordance with its provisions.

          7.4    Exercise of SARs.    Upon the exercise (or deemed exercise pursuant to Section 7.5) of an SAR, the Participant (or the Participant's legal representative or other person who acquired the right to exercise the SAR by reason of the Participant's death) shall be entitled to receive payment of an amount for each share with respect to which the SAR is exercised equal to the excess, if any, of the Fair Market Value of a share of Stock on the date of exercise of the SAR over the exercise price. Payment of such amount shall be made (a) in the case of a Tandem SAR, solely in shares of Stock in a lump sum upon the date of exercise of the SAR and (b) in the case of a Freestanding SAR, in cash, shares of Stock, or any combination thereof as determined by the Committee, in a lump sum upon the date of exercise of the SAR. When payment is to be made in shares of Stock, the number of shares to be issued shall be determined on the basis of the Fair Market Value of a share of Stock on the date of exercise of the SAR. For purposes of Section 7, an SAR shall be deemed exercised on the date on which the Company receives notice of exercise from the Participant or as otherwise provided in Section 7.5.

          7.5    Deemed Exercise of SARs.    If, on the date on which an SAR would otherwise terminate or expire, the SAR by its terms remains exercisable immediately prior to such termination or expiration and, if so exercised, would result in a payment to the holder of such SAR, then any portion of such SAR which has not previously been exercised shall automatically be deemed to be exercised as of such date with respect to such portion.

          7.6    Effect of Termination of Service.    Subject to earlier termination of the SAR as otherwise provided herein and unless otherwise provided by the Committee, an SAR shall be exercisable after a Participant's termination of Service only to the extent and during the applicable time period determined in accordance with Section 6.4 (treating the SAR as if it were an Option) and thereafter shall terminate.

          7.7    Transferability of SARs.    During the lifetime of the Participant, an SAR shall be exercisable only by the Participant or the Participant's guardian or legal representative. An SAR shall not be subject in any manner to anticipation, alienation, sale, exchange, transfer, assignment, pledge, encumbrance, or garnishment by creditors of the Participant or the Participant's beneficiary, except transfer by will or by the laws of descent and distribution. Notwithstanding the foregoing, to the extent permitted by the Committee, in its discretion, and set forth in the Award Agreement evidencing such Award, a Tandem SAR related to a Nonstatutory Stock Option or a Freestanding SAR shall be assignable or transferable subject to the applicable limitations, if any, described in the General Instructions to Form S-8 under the Securities Act.

        8.    RESTRICTED STOCK AWARDS.

        Restricted Stock Awards shall be evidenced by Award Agreements specifying whether the Award is a Restricted Stock Bonus or a Restricted Stock Purchase Right and the number of shares of Stock subject to the Award, in such form as the Committee shall establish. Such Award Agreements may incorporate all or any of the terms of the Plan by reference and shall comply with and be subject to the following terms and conditions:

          8.1    Types of Restricted Stock Awards Authorized.    Restricted Stock Awards may be granted in the form of either a Restricted Stock Bonus or a Restricted Stock Purchase Right. Restricted Stock Awards may be granted upon such conditions as the Committee shall determine, including, without limitation, upon the attainment of one or more Performance Goals described in Section 10.4. If either the grant of or satisfaction of Vesting Conditions applicable to a Restricted Stock Award is to be contingent upon the attainment of one or more Performance Goals, the Committee shall follow procedures substantially equivalent to those set forth in Sections 10.3 through 10.5(a).

          8.2    Purchase Price.    The purchase price for shares of Stock issuable under each Restricted Stock Purchase Right shall be established by the Committee in its discretion. No monetary payment (other than applicable tax withholding) shall be required as a condition of receiving shares of Stock pursuant to a Restricted Stock Bonus, the consideration for which shall be services actually rendered to a Participating Company or for its benefit. Notwithstanding the foregoing, if required by applicable state corporate law, the Participant shall furnish consideration in the form of cash or past services rendered to a Participating Company or for its benefit having a value not less than the par value of the shares of Stock subject to a Restricted Stock Award.

          8.3    Purchase Period.    A Restricted Stock Purchase Right shall be exercisable within a period established by the Committee, which shall in no event exceed thirty (30) days from the effective date of the grant of the Restricted Stock Purchase Right.

          8.4    Payment of Purchase Price.    Except as otherwise provided below, payment of the purchase price for the number of shares of Stock being purchased pursuant to any Restricted Stock Purchase Right shall be made (a) in cash, by check or in cash equivalent, (b) by such other consideration as may be approved by the Committee from time to time to the extent permitted by applicable law, or (c) by any combination thereof.

          8.5    Vesting and Restrictions on Transfer.    Shares issued pursuant to any Restricted Stock Award may (but need not) be made subject to Vesting Conditions based upon the satisfaction of such Service requirements, conditions, restrictions or performance criteria, including, without limitation, Performance Goals as described in Section 10.4, as shall be established by the Committee and set forth in the Award Agreement evidencing such Award. During any period in which shares acquired pursuant to a Restricted Stock Award remain subject to Vesting Conditions, such shares may not be sold, exchanged, transferred, pledged, assigned or otherwise disposed of other than pursuant to an Ownership Change Event or as provided in Section 8.8. The Committee, in its discretion, may provide in any Award Agreement evidencing a Restricted Stock Award that, if the satisfaction of Vesting Conditions with respect to any shares subject to such Restricted Stock Award would otherwise occur on a day on which the sale of such shares would violate the provisions of the Trading Compliance Policy, then satisfaction of the Vesting Conditions automatically shall be determined on the next trading day on which the sale of such shares would not violate the Trading Compliance Policy. Upon request by the Company, each Participant shall execute any agreement evidencing such transfer restrictions prior to the receipt of shares of Stock hereunder and shall promptly present to the Company any and all certificates representing shares of Stock acquired hereunder for the placement on such certificates of appropriate legends evidencing any such transfer restrictions.

          8.6    Voting Rights; Dividends and Distributions.    Except as provided in this Section, Section 8.5 and any Award Agreement, during any period in which shares acquired pursuant to a Restricted Stock Award remain subject to Vesting Conditions, the Participant shall have all of the rights of a stockholder of the Company holding shares of Stock, including the right to vote such shares and to receive all dividends and other distributions paid with respect to such shares; provided, however, that if so determined by the Committee and provided by the Award Agreement, such dividends and distributions shall be subject to the same Vesting Conditions as the shares subject to the Restricted Stock Award with respect to which such dividends or distributions were paid, and otherwise shall be paid no later than the end of the calendar year in which such dividends or distributions are paid to stockholders (or, if later, the 15th day of the third month following the date such dividends or distributions are paid to stockholders). In the event of a dividend or distribution paid in shares of Stock or other property or any other adjustment made upon a change in the capital structure of the Company as described in Section4.3, any and all new, substituted or additional securities or other property (other than regular, periodic cash dividends) to which the Participant is entitled by reason of the Participant's Restricted Stock Award shall be immediately subject to the same Vesting Conditions as the shares subject to the Restricted Stock Award with respect to which such dividends or distributions were paid or adjustments were made.

          8.7    Effect of Termination of Service.    Unless otherwise provided by the Committee in the Award Agreement evidencing a Restricted Stock Award, if a Participant's Service terminates for any reason, whether voluntary or involuntary (including the Participant's death or disability), then (a) the Company shall have the option to repurchase for the purchase price paid by the Participant any shares acquired by the Participant pursuant to a Restricted Stock Purchase Right which remain subject to Vesting Conditions as of the date of the Participant's termination of Service and (b) the Participant shall forfeit to the Company any shares acquired by the Participant pursuant to a Restricted Stock Bonus which remain subject to Vesting Conditions as of the date of the Participant's termination of Service. The Company shall have the right to assign at any time any repurchase right it may have, whether or not such right is then exercisable, to one or more persons as may be selected by the Company.

          8.8    Nontransferability of Restricted Stock Award Rights.    Rights to acquire shares of Stock pursuant to a Restricted Stock Award shall not be subject in any manner to anticipation, alienation, sale, exchange, transfer, assignment, pledge, encumbrance or garnishment by creditors of the Participant or the Participant's beneficiary, except transfer by will or the laws of descent and distribution. All rights with respect to a Restricted Stock Award granted to a Participant hereunder shall be exercisable during his or her lifetime only by such Participant or the Participant's guardian or legal representative.

        9.    RESTRICTED STOCK UNITS.

        Restricted Stock Unit Awards shall be evidenced by Award Agreements specifying the number of Restricted Stock Units subject to the Award, in such form as the Committee shall establish. Such Award Agreements may incorporate all or any of the terms of the Plan by reference and shall comply with and be subject to the following terms and conditions:

          9.1    Grant of Restricted Stock Unit Awards.    Restricted Stock Unit Awards may be granted upon such conditions as the Committee shall determine, including, without limitation, upon the attainment of one or more Performance Goals described in Section 10.4. If either the grant of a Restricted Stock Unit Award or the Vesting Conditions with respect to such Award is to be contingent upon the attainment of one or more Performance Goals, the Committee shall follow procedures substantially equivalent to those set forth in Sections 10.3 through 10.5(a).

          9.2    Purchase Price.    No monetary payment (other than applicable tax withholding, if any) shall be required as a condition of receiving a Restricted Stock Unit Award, the consideration for which shall be services actually rendered to a Participating Company or for its benefit. Notwithstanding the foregoing, if required by applicable state corporate law, the Participant shall furnish consideration in the form of cash or past services rendered to a Participating Company or for its benefit having a value not less than the par value of the shares of Stock issued upon settlement of the Restricted Stock Unit Award.

          9.3    Vesting.    Restricted Stock Unit Awards may (but need not) be made subject to Vesting Conditions based upon the satisfaction of such Service requirements, conditions, restrictions or performance criteria, including, without limitation, Performance Goals as described in Section 10.4, as shall be established by the Committee and set forth in the Award Agreement evidencing such Award.

          9.4    Voting Rights, Dividend Equivalent Rights and Distributions.    Participants shall have no voting rights with respect to shares of Stock represented by Restricted Stock Units until the date of the issuance of such shares (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company). However, the Committee, in its discretion, may provide in the Award Agreement evidencing any Restricted Stock Unit Award that the Participant shall be entitled to Dividend Equivalent Rights with respect to the payment of cash dividends on Stock during the period beginning on the date such Award is granted and ending, with respect to each share subject to the Award, on the earlier of the date the Award is settled or the date on which it is terminated. Dividend Equivalent Rights, if any, shall be paid by crediting the Participant with a cash amount or with additional whole Restricted Stock Units as of the date of payment of such cash dividends on Stock, as determined by the Committee. The number of additional Restricted Stock Units (rounded to the nearest whole number), if any, to be credited shall be determined by dividing (a) the amount of cash dividends paid on the dividend payment date with respect to the number of shares of Stock represented by the Restricted Stock Units previously credited to the Participant by (b) the Fair Market Value per share of Stock on such date. If so determined by the Committee and provided by the Award Agreement, such cash amount or additional Restricted Stock Units shall be subject to the same terms and conditions and shall be settled in the same manner and at the same time as the Restricted Stock Units originally subject to the Restricted Stock Unit Award. In the event of a dividend or distribution paid in shares of Stock or other property or any other adjustment made upon a change in the capital structure of the Company as described in Section 4.3, appropriate adjustments shall be made in the Participant's Restricted Stock Unit Award so that it represents the right to receive upon settlement any and all new, substituted or additional securities or other property (other than regular, periodic cash dividends) to which the Participant would be entitled by reason of the shares of Stock issuable upon settlement of the Award, and all such new, substituted or additional securities or other property shall be immediately subject to the same Vesting Conditions as are applicable to the Award.

          9.5    Effect of Termination of Service.    Unless otherwise provided by the Committee and set forth in the Award Agreement evidencing a Restricted Stock Unit Award, if a Participant's Service terminates for any reason, whether voluntary or involuntary (including the Participant's death or disability), then the Participant shall forfeit to the Company any Restricted Stock Units pursuant to the Award which remain subject to Vesting Conditions as of the date of the Participant's termination of Service.

          9.6    Settlement of Restricted Stock Unit Awards.    The Company shall issue to a Participant on the date on which Restricted Stock Units subject to the Participant's Restricted Stock Unit Award vest or on such other date determined by the Committee in compliance with Section 409A, if applicable, and set forth in the Award Agreement one (1) share of Stock (and/or any other new, substituted or additional securities or other property pursuant to an adjustment described in Section 9.4) for each Restricted Stock Unit then becoming vested or otherwise to be settled on such date, subject to the withholding of applicable taxes, if any. The Committee, in its discretion, may provide in any Award Agreement evidencing a Restricted Stock Unit Award that if the settlement date with respect to any shares issuable upon vesting of Restricted Stock Units would otherwise occur on a day on which the sale of such shares would violate the provisions of the Trading Compliance Policy, then the settlement date shall be deferred until the next trading day on which the sale of such shares would not violate the Trading Compliance Policy but in any event no later than the 15th day of the third calendar month following the year in which such Restricted Stock Units vest. If permitted by the Committee, the Participant may elect, consistent with the requirements of Section 409A, to defer receipt of all or any portion of the shares of Stock or other property otherwise issuable to the Participant pursuant to this Section, and such deferred issuance date(s) and amount(s) elected by the Participant shall be set forth in the Award Agreement. Notwithstanding the foregoing, the Committee, in its discretion, may provide for settlement of any Restricted Stock Unit Award by payment to the Participant in cash of an amount equal to the Fair Market Value on the payment date of the shares of Stock or other property otherwise issuable to the Participant pursuant to this Section.

          9.7    Nontransferability of Restricted Stock Unit Awards.    The right to receive shares pursuant to a Restricted Stock Unit Award shall not be subject in any manner to anticipation, alienation, sale, exchange, transfer, assignment, pledge, encumbrance, or garnishment by creditors of the Participant or the Participant's beneficiary, except transfer by will or by the laws of descent and distribution. All rights with respect to a Restricted Stock Unit Award granted to a Participant hereunder shall be exercisable during his or her lifetime only by such Participant or the Participant's guardian or legal representative.

        10.    PERFORMANCE AWARDS.

        Performance Awards shall be evidenced by Award Agreements in such form as the Committee shall establish. Such Award Agreements may incorporate all or any of the terms of the Plan by reference and shall comply with and be subject to the following terms and conditions:

          10.1    Types of Performance Awards Authorized.    Performance Awards may be granted in the form of either Performance Shares or Performance Units. Each Award Agreement evidencing a Performance Award shall specify the number of Performance Shares or Performance Units subject thereto, the Performance Award Formula, the Performance Goal(s) and Performance Period applicable to the Award, and the other terms, conditions and restrictions of the Award.

          10.2    Initial Value of Performance Shares and Performance Units.    Unless otherwise provided by the Committee in granting a Performance Award, each Performance Share shall have an initial monetary value equal to the Fair Market Value of one (1) share of Stock, subject to adjustment as provided in Section 4.3, on the effective date of grant of the Performance Share, and each Performance Unit shall have an initial monetary value established by the Committee at the time of grant. The final value payable to the Participant in settlement of a Performance Award determined on the basis of the applicable Performance Award Formula will depend on the extent to which Performance Goals established by the Committee are attained within the applicable Performance Period established by the Committee.

          10.3    Establishment of Performance Period, Performance Goals and Performance Award Formula.    In granting each Performance Award, the Committee shall establish in writing the applicable Performance Period, Performance Award Formula and one or more Performance Goals which, when measured at the end of the Performance Period, shall determine on the basis of the Performance Award Formula the final value of the Performance Award to be paid to the Participant. The Company shall notify each Participant granted a Performance Award of the terms of such Award, including the Performance Period, Performance Goal(s) and Performance Award Formula.

          10.4    Measurement of Performance Goals.    Performance Goals shall be established by the Committee on the basis of targets to be attained ("Performance Targets") with respect to one or more measures of business or financial performance or other criteria established by the Committee (each, a "Performance Measure"), subject to the following:

            (a)    Performance Measures.    Performance Measures based on objective criteria shall be calculated in accordance with the Company's financial statements, or, if such measures are not reported in the Company's financial statements, they shall be calculated in accordance with generally accepted accounting principles, a method used generally in the Company's industry, or in accordance with a methodology established by the Committee prior to the grant of the Performance Award. Performance Measures based on subjective criteria shall be determined on the basis established by the Committee in granting the Award. As specified by the Committee, Performance Measures may be calculated with respect to the Company and each Subsidiary Corporation consolidated therewith for financial reporting purposes, one or more Subsidiary Corporations or such division or other business unit of any of them selected by the Committee. Unless otherwise determined by the Committee prior to the grant of the Performance Award, the Performance Measures applicable to the Performance Award shall be calculated prior to the accrual of expense for any Performance Award for the same Performance Period and excluding the effect (whether positive or negative) on the Performance Measures of any change in accounting standards or any unusual or infrequently occurring event or transaction, as determined by the Committee, occurring after the establishment of the Performance Goals applicable to the Performance Award. Each such adjustment, if any, shall be made solely for the purpose of providing a consistent basis from period to period for the calculation of Performance Measures in order to prevent the dilution or enlargement of the Participant's rights with respect to a Performance Award. Performance Measures may be based upon one or more of the following, without limitation, as determined by the Committee:

                (i)  revenue;

               (ii)  sales;

              (iii)  expenses;

              (iv)  operating income;

               (v)  gross margin;

              (vi)  operating margin;

             (vii)  earnings before any one or more of: stock-based compensation expense, interest, taxes, depreciation and amortization;

            (viii)  pre-tax profit;

              (ix)  net operating income;

               (x)  net income;

              (xi)  economic value added;

             (xii)  free cash flow;

            (xiii)  operating cash flow;

            (xiv)  balance of cash, cash equivalents and marketable securities;

             (xv)  stock price;

            (xvi)  earnings per share;

           (xvii)  return on stockholder equity;

          (xviii)  return on capital;

            (xix)  return on assets;

             (xx)  return on investment;

            (xxi)  total stockholder return;

           (xxii)  employee satisfaction;

          (xxiii)  employee retention;

          (xxiv)  market share;

            (xxv)  customer satisfaction;

          (xxvi)  product development;

         (xxvii)  research and development expenses;

        (xxviii)  completion of an identified special project;

           (xxix)  completion of a joint venture or other corporate transaction; and

            (xxx)  personal performance objectives established for an individual Participant or group of Participants.

            (b)    Performance Targets.    Performance Targets may include a minimum, maximum, target level and intermediate levels of performance, with the final value of a Performance Award determined under the applicable Performance Award Formula by the Performance Target level attained during the applicable Performance Period. A Performance Target may be stated as an absolute value, an increase or decrease in a value, or as a value determined relative to an index, budget or other standard selected by the Committee.

          10.5    Settlement of Performance Awards.

            (a)    Determination of Final Value.    As soon as practicable following the completion of the Performance Period applicable to a Performance Award, the Committee shall determine the extent to which the applicable Performance Goals have been attained and the resulting final value of the Award earned by the Participant and to be paid upon its settlement in accordance with the applicable Performance Award Formula.

            (b)    Discretionary Adjustment of Award Formula.    In its discretion, the Committee may, either at the time it grants a Performance Award or at any time thereafter, provide for the positive or negative adjustment of the Performance Award Formula applicable to a Performance Award to reflect such Participant's individual performance in his or her position with the Company or such other factors as the Committee may determine.

            (c)    Effect of Leaves of Absence.    Unless otherwise required by law or a Participant's Award Agreement, payment of the final value, if any, of a Performance Award held by a Participant who has taken in excess of thirty (30) days in unpaid leaves of absence during a Performance Period shall be prorated on the basis of the number of days of the Participant's Service during the Performance Period during which the Participant was not on an unpaid leave of absence.

            (d)    Notice to Participants.    As soon as practicable following the Committee's determination in accordance with Sections 10.5(a) and (b), the Company shall notify each Participant of the determination of the Committee.

            (e)    Payment in Settlement of Performance Awards.    As soon as practicable following the Committee's determination in accordance with Sections 10.5(a) and (b), but in any event within the Short-Term Deferral Period described in Section 15.1 (except as otherwise provided below or consistent with the requirements of Section 409A), payment shall be made to each eligible Participant (or such Participant's legal representative or other person who acquired the right to receive such payment by reason of the Participant's death) of the final value of the Participant's Performance Award. Payment of such amount shall be made in cash, shares of Stock, or a combination thereof as determined by the Committee. Unless otherwise provided in the Award Agreement evidencing a Performance Award, payment shall be made in a lump sum. If permitted by the Committee, the Participant may elect, consistent with the requirements of Section 409A, to defer receipt of all or any portion of the payment to be made to the Participant pursuant to this Section, and such deferred payment date(s) elected by the Participant shall be set forth in the Award Agreement. If any payment is to be made on a deferred basis, the Committee may, but shall not be obligated to, provide for the payment during the deferral period of Dividend Equivalent Rights or interest.

            (f)    Provisions Applicable to Payment in Shares.    If payment is to be made in shares of Stock, the number of such shares shall be determined by dividing the final value of the Performance Award by the Fair Market Value of a share of Stock determined by the method specified in the Award Agreement. Shares of Stock issued in payment of any Performance Award may be fully vested and freely transferable shares or may be shares of Stock subject to Vesting Conditions as provided in Section 8.5. Any shares subject to Vesting Conditions shall be evidenced by an appropriate Award Agreement and shall be subject to the provisions of Sections 8.5 through 8.8 above.

          10.6    Voting Rights; Dividend Equivalent Rights and Distributions.    Participants shall have no voting rights with respect to shares of Stock represented by Performance Share Awards until the date of the issuance of such shares, if any (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company). However, the Committee, in its discretion, may provide in the Award Agreement evidencing any Performance Share Award that the Participant shall be entitled to Dividend Equivalent Rights with respect to the payment of cash dividends on Stock during the period beginning on the date the Award is granted and ending, with respect to each share subject to the Award, on the earlier of the date on which the Performance Shares are settled or the date on which they are forfeited. Such Dividend Equivalent Rights, if any, shall be credited to the Participant either in cash or in the form of additional whole Performance Shares as of the date of payment of such cash dividends on Stock, as determined by the Committee. The number of additional Performance Shares (rounded to the nearest whole number), if any, to be so credited shall be determined by dividing (a) the amount of cash dividends paid on the dividend payment date with respect to the number of shares of Stock represented by the Performance Shares previously credited to the Participant by (b) the Fair Market Value per share of Stock on such date. Dividend Equivalent Rights, if any, shall be accumulated and paid to the extent that the related Performance Shares become nonforfeitable. Settlement of Dividend Equivalent Rights may be made in cash, shares of Stock, or a combination thereof as determined by the Committee, and may be paid on the same basis as settlement of the related Performance Share as provided in Section 10.5. Dividend Equivalent Rights shall not be paid with respect to Performance Units. In the event of a dividend or distribution paid in shares of Stock or other property or any other adjustment made upon a change in the capital structure of the Company as described in Section 4.3, appropriate adjustments shall be made in the Participant's Performance Share Award so that it represents the right to receive upon settlement any and all new, substituted or additional securities or other property (other than regular, periodic cash dividends) to which the Participant would be entitled by reason of the shares of Stock issuable upon settlement of the Performance Share Award, and all such new, substituted or additional securities or other property shall be immediately subject to the same Performance Goals as are applicable to the Award.

          10.7    Effect of Termination of Service.    Unless otherwise provided by the Committee and set forth in the Award Agreement evidencing a Performance Award, the effect of a Participant's termination of Service on the Performance Award shall be as follows:

            (a)    Death or Disability.    If the Participant's Service terminates because of the death or Disability of the Participant before the completion of the Performance Period applicable to the Performance Award, the final value of the Participant's Performance Award shall be determined by the extent to which the applicable Performance Goals have been attained with respect to the entire Performance Period and shall be prorated based on the number of months of the Participant's Service during the Performance Period. Payment shall be made following the end of the Performance Period in any manner permitted by Section 10.5.

            (b)    Other Termination of Service.    If the Participant's Service terminates for any reason except death or Disability before the completion of the Performance Period applicable to the Performance Award, such Award shall be forfeited in its entirety; provided, however, that in the event of an involuntary termination of the Participant's Service, the Committee, in its discretion, may waive the automatic forfeiture of all or any portion of any such Award and determine the final value of the Performance Award in the manner provided by Section 10.7(a). Payment of any amount pursuant to this Section shall be made following the end of the Performance Period in any manner permitted by Section 10.5.

          10.8    Nontransferability of Performance Awards.    Prior to settlement in accordance with the provisions of the Plan, no Performance Award shall be subject in any manner to anticipation, alienation, sale, exchange, transfer, assignment, pledge, encumbrance, or garnishment by creditors of the Participant or the Participant's beneficiary, except transfer by will or by the laws of descent and distribution. All rights with respect to a Performance Award granted to a Participant hereunder shall be exercisable during his or her lifetime only by such Participant or the Participant's guardian or legal representative.

        11.    CASH-BASED AWARDS AND OTHER STOCK-BASED AWARDS.

        Cash-Based Awards and Other Stock-Based Awards shall be evidenced by Award Agreements in such form as the Committee shall establish. Such Award Agreements may incorporate all or any of the terms of the Plan by reference and shall comply with and be subject to the following terms and conditions:

          11.1    Grant of Cash-Based Awards.    Subject to the provisions of the Plan, the Committee, at any time and from time to time, may grant Cash-Based Awards to Participants in such amounts and upon such terms and conditions, including the achievement of performance criteria, as the Committee may determine.

          11.2    Grant of Other Stock-Based Awards.    The Committee may grant other types of equity-based or equity-related Awards not otherwise described by the terms of this Plan (including the grant or offer for sale of unrestricted securities, stock-equivalent units, stock appreciation units, securities or debentures convertible into common stock or other forms determined by the Committee) in such amounts and subject to such terms and conditions as the Committee shall determine. Other Stock-Based Awards may be made available as a form of payment in the settlement of other Awards or as payment in lieu of compensation to which a Participant is otherwise entitled. Other Stock-Based Awards may involve the transfer of actual shares of Stock to Participants, or payment in cash or otherwise of amounts based on the value of Stock and may include, without limitation, Awards designed to comply with or take advantage of the applicable local laws of jurisdictions other than the United States.

          11.3    Value of Cash-Based and Other Stock-Based Awards.    Each Cash-Based Award shall specify a monetary payment amount or payment range as determined by the Committee. Each Other Stock-Based Award shall be expressed in terms of shares of Stock or units based on such shares of Stock, as determined by the Committee. The Committee may require the satisfaction of such Service requirements, conditions, restrictions or performance criteria, including, without limitation, Performance Goals as described in Section 10.4, as shall be established by the Committee and set forth in the Award Agreement evidencing such Award. If the Committee exercises its discretion to establish performance criteria, the final value of Cash-Based Awards or Other Stock-Based Awards that will be paid to the Participant will depend on the extent to which the performance criteria are met.

          11.4    Payment or Settlement of Cash-Based Awards and Other Stock-Based Awards.    Payment or settlement, if any, with respect to a Cash-Based Award or an Other Stock-Based Award shall be made in accordance with the terms of the Award, in cash, shares of Stock or other securities or any combination thereof as the Committee determines. To the extent applicable, payment or settlement with respect to each Cash-Based Award and Other Stock-Based Award shall be made in compliance with the requirements of Section 409A.

          11.5    Voting Rights; Dividend Equivalent Rights and Distributions.    Participants shall have no voting rights with respect to shares of Stock represented by Other Stock-Based Awards until the date of the issuance of such shares of Stock (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), if any, in settlement of such Award. However, the Committee, in its discretion, may provide in the Award Agreement evidencing any Other Stock-Based Award that the Participant shall be entitled to Dividend Equivalent Rights with respect to the payment of cash dividends on Stock during the period beginning on the date such Award is granted and ending, with respect to each share subject to the Award, on the earlier of the date the Award is settled or the date on which it is terminated. Such Dividend Equivalent Rights, if any, shall be paid in accordance with the provisions set forth in Section 9.4. Dividend Equivalent Rights shall not be granted with respect to Cash-Based Awards. In the event of a dividend or distribution paid in shares of Stock or other property or any other adjustment made upon a change in the capital structure of the Company as described in Section 4.3, appropriate adjustments shall be made in the Participant's Other Stock-Based Award so that it represents the right to receive upon settlement any and all new, substituted or additional securities or other property (other than regular, periodic cash dividends) to which the Participant would be entitled by reason of the shares of Stock issuable upon settlement of such Award, and all such new, substituted or additional securities or other property shall be immediately subject to the same Vesting Conditions and performance criteria, if any, as are applicable to the Award.

          11.6    Effect of Termination of Service.    Each Award Agreement evidencing a Cash-Based Award or Other Stock-Based Award shall set forth the extent to which the Participant shall have the right to retain such Award following termination of the Participant's Service. Such provisions shall be determined in the discretion of the Committee, need not be uniform among all Cash-Based Awards or Other Stock-Based Awards, and may reflect distinctions based on the reasons for termination, subject to the requirements of Section 409A, if applicable.

          11.7    Nontransferability of Cash-Based Awards and Other Stock-Based Awards.    Prior to the payment or settlement of a Cash-Based Award or Other Stock-Based Award, the Award shall not be subject in any manner to anticipation, alienation, sale, exchange, transfer, assignment, pledge, encumbrance, or garnishment by creditors of the Participant or the Participant's beneficiary, except transfer by will or by the laws of descent and distribution. The Committee may impose such additional restrictions on any shares of Stock issued in settlement of Cash-Based Awards and Other Stock-Based Awards as it may deem advisable, including, without limitation, minimum holding period requirements, restrictions under applicable federal securities laws, under the requirements of any stock exchange or market upon which such shares of Stock are then listed and/or traded, or under any state securities laws or foreign law applicable to such shares of Stock.

        12.    STANDARD FORMS OF AWARD AGREEMENT.

          12.1    Award Agreements.    Each Award shall comply with and be subject to the terms and conditions set forth in the appropriate form of Award Agreement approved by the Committee and as amended from time to time. No Award or purported Award shall be a valid and binding obligation of the Company unless evidenced by a fully executed Award Agreement, which execution may be evidenced by electronic means.

          12.2    Authority to Vary Terms.    The Committee shall have the authority from time to time to vary the terms of any standard form of Award Agreement either in connection with the grant or amendment of an individual Award or in connection with the authorization of a new standard form or forms; provided, however, that the terms and conditions of any such new, revised or amended standard form or forms of Award Agreement are not inconsistent with the terms of the Plan.

        13.    CHANGE IN CONTROL.

          13.1    Effect of Change in Control on Awards.    In the event of a Change in Control, outstanding Awards shall be subject to the definitive agreement entered into by the Company in connection with the Change in Control. Subject to the requirements and limitations of Section 409A, if applicable, the Committee may provide for any one or more of the following:

            (a)    Accelerated Vesting.    In its discretion, the Committee may provide in the grant of any Award or at any other time may take such action as it deems appropriate to provide for acceleration of the exercisability, vesting and/or settlement in connection with a Change in Control of each or any outstanding Award or portion thereof and shares acquired pursuant thereto upon such conditions, including termination of the Participant's Service prior to, upon, or following the Change in Control, and to such extent as the Committee determines.

            (b)    Assumption, Continuation or Substitution.    In the event of a Change in Control, the surviving, continuing, successor, or purchasing corporation or other business entity or parent thereof, as the case may be (the "Acquiror"), may, without the consent of any Participant, assume or continue the Company's rights and obligations under each or any Award or portion thereof outstanding immediately prior to the Change in Control or substitute for each or any such outstanding Award or portion thereof a substantially equivalent award with respect to the Acquiror's stock, as applicable. For purposes of this Section, if so determined by the Committee in its discretion, an Award denominated in shares of Stock shall be deemed assumed if, following the Change in Control, the Award confers the right to receive, subject to the terms and conditions of the Plan and the applicable Award Agreement, for each share of Stock subject to the Award immediately prior to the Change in Control, the consideration (whether stock, cash, other securities or property or a combination thereof) to which a holder of a share of Stock on the effective date of the Change in Control was entitled (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Stock); provided, however, that if such consideration is not solely common stock of the Acquiror, the Committee may, with the consent of the Acquiror, provide for the consideration to be received upon the exercise or settlement of the Award, for each share of Stock subject to the Award, to consist solely of common stock of the Acquiror equal in Fair Market Value to the per share consideration received by holders of Stock pursuant to the Change in Control. Any Award or portion thereof which is neither assumed or continued by the Acquiror in connection with the Change in Control nor exercised or settled as of the time of consummation of the Change in Control shall terminate and cease to be outstanding effective as of the time of consummation of the Change in Control.

            (c)    Cash-Out of Outstanding Stock-Based Awards.    The Committee may, in its discretion and without the consent of any Participant, determine that, upon the occurrence of a Change in Control, each or any Award denominated in shares of Stock or portion thereof outstanding immediately prior to the Change in Control and not previously exercised or settled shall be canceled in exchange for a payment with respect to each vested share (and each unvested share, if so determined by the Committee) of Stock subject to such canceled Award in (i) cash, (ii) stock of the Company or of a corporation or other business entity a party to the Change in Control, or (iii) other property which, in any such case, shall be in an amount having a Fair Market Value equal to the Fair Market Value of the consideration to be paid per share of Stock in the Change in Control, reduced (but not below zero) by the exercise or purchase price per share, if any, under such Award. In the event such determination is made by the Committee, an Award having an exercise or purchase price per share equal to or greater than the Fair Market Value of the consideration to be paid per share of Stock in the Change in Control may be canceled without payment of consideration to the holder thereof. Payment pursuant to this Section (reduced by applicable withholding taxes, if any) shall be made to Participants in respect of the vested portions of their canceled Awards as soon as practicable following the date of the Change in Control and in respect of the unvested portions of their canceled Awards in accordance with the vesting schedules applicable to such Awards.

          13.2    Effect of Change in Control on Nonemployee Director Awards.    Subject to the requirements and limitations of Section 409A, if applicable, including as provided by Section 15.4(f), in the event of a Change in Control, each outstanding Nonemployee Director Award shall become immediately exercisable and vested in full and, except to the extent assumed, continued or substituted for pursuant to Section 13.1(b), shall be settled effective immediately prior to the time of consummation of the Change in Control.

          13.3    Federal Excise Tax Under Section 4999 of the Code.

            (a)    Excess Parachute Payment.    If any acceleration of vesting pursuant to an Award and any other payment or benefit received or to be received by a Participant would subject the Participant to any excise tax pursuant to Section 4999 of the Code due to the characterization of such acceleration of vesting, payment or benefit as an "excess parachute payment" under Section 280G of the Code, then, provided such election would not subject the Participant to taxation under Section 409A, the Participant may elect to reduce the amount of any acceleration of vesting called for under the Award in order to avoid such characterization.

            (b)    Determination by Tax Firm.    To aid the Participant in making any election called for under Section 13.3(a), no later than the date of the occurrence of any event that might reasonably be anticipated to result in an "excess parachute payment" to the Participant as described in Section 13.3(a), the Company shall request a determination in writing by the professional firm engaged by the Company for general tax purposes, or, if the tax firm so engaged by the Company is serving as accountant or auditor for the Acquiror, the Company will appoint a nationally recognized tax firm to make the determinations required by this Section (the "Tax Firm"). As soon as practicable thereafter, the Tax Firm shall determine and report to the Company and the Participant the amount of such acceleration of vesting, payments and benefits which would produce the greatest after-tax benefit to the Participant. For the purposes of such determination, the Tax Firm may rely on reasonable, good faith interpretations concerning the application of Sections 280G and 4999 of the Code. The Company and the Participant shall furnish to the Tax Firm such information and documents as the Tax Firm may reasonably request in order to make its required determination. The Company shall bear all fees and expenses the Tax Firm charges in connection with its services contemplated by this Section.

        14.    COMPLIANCE WITH SECURITIES LAW.

        The grant of Awards and the issuance of shares of Stock pursuant to any Award shall be subject to compliance with all applicable requirements of federal, state and foreign law with respect to such securities and the requirements of any stock exchange or market system upon which the Stock may then be listed. In addition, no Award may be exercised or shares issued pursuant to an Award unless (a) a registration statement under the Securities Act shall at the time of such exercise or issuance be in effect with respect to the shares issuable pursuant to the Award, or (b) in the opinion of legal counsel to the Company, the shares issuable pursuant to the Award may be issued in accordance with the terms of an applicable exemption from the registration requirements of the Securities Act. The inability of the Company to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Company's legal counsel to be necessary to the lawful issuance and sale of any shares under the Plan shall relieve the Company of any liability in respect of the failure to issue or sell such shares as to which such requisite authority shall not have been obtained. As a condition to issuance of any Stock, the Company may require the Participant to satisfy any qualifications that may be necessary or appropriate, to evidence compliance with any applicable law or regulation and to make any representation or warranty with respect thereto as may be requested by the Company.

        15.    COMPLIANCE WITH SECTION 409A.

          15.1    Awards Subject to Section 409A.    The Company intends that Awards granted pursuant to the Plan shall either be exempt from or comply with Section 409A, and the Plan shall be so construed. The provisions of this Section 15 shall apply to any Award or portion thereof that constitutes or provides for payment of Section 409A Deferred Compensation. Such Awards may include, without limitation:

            (a)   A Nonstatutory Stock Option or SAR that includes any feature for the deferral of compensation other than the deferral of recognition of income until the later of (i) the exercise or disposition of the Award or (ii) the time the stock acquired pursuant to the exercise of the Award first becomes substantially vested.

            (b)   Any Restricted Stock Unit Award, Performance Award, Cash-Based Award or Other Stock-Based Award that either (i) provides by its terms for settlement of all or any portion of the Award at a time or upon an event that will or may occur later than the end of the Short-Term Deferral Period (as defined below) or (ii) permits the Participant granted the Award to elect one or more dates or events upon which the Award will be settled after the end of the Short-Term Deferral Period.

  Subject to the provisions of Section 409A, the term "Short-Term Deferral Period" means the 2 1/2 month period ending on the later of (i) the 15th day of the third month following the end of the Participant's taxable year in which the right to payment under the applicable portion of the Award is no longer subject to a substantial risk of forfeiture or (ii) the 15th day of the third month following the end of the Company's taxable year in which the right to payment under the applicable portion of the Award is no longer subject to a substantial risk of forfeiture. For this purpose, the term "substantial risk of forfeiture" shall have the meaning provided by Section 409A.

          15.2    Deferral and/or Distribution Elections.    Except as otherwise permitted or required by Section 409A, the following rules shall apply to any compensation deferral and/or payment elections (each, an "Election") that may be permitted or required by the Committee pursuant to an Award providing Section 409A Deferred Compensation:

            (a)   Elections must be in writing and specify the amount of the payment in settlement of an Award being deferred, as well as the time and form of payment as permitted by this Plan.

            (b)   Elections shall be made by the end of the Participant's taxable year prior to the year in which services commence for which an Award may be granted to the Participant.

            (c)   Elections shall continue in effect until a written revocation or change in Election is received by the Company, except that a written revocation or change in Election must be received by the Company prior to the last day for making the Election determined in accordance with paragraph (b) above or as permitted by Section 15.3.

          15.3    Subsequent Elections.    Except as otherwise permitted or required by Section 409A, any Award providing Section 409A Deferred Compensation which permits a subsequent Election to delay the payment or change the form of payment in settlement of such Award shall comply with the following requirements:

            (a)   No subsequent Election may take effect until at least twelve (12) months after the date on which the subsequent Election is made.

            (b)   Each subsequent Election related to a payment in settlement of an Award not described in Section 15.4(a)(ii), 15.4(a)(iii) or 15.4(a)(vi) must result in a delay of the payment for a period of not less than five (5) years from the date on which such payment would otherwise have been made.

            (c)   No subsequent Election related to a payment pursuant to Section 15.4(a)(iv) shall be made less than twelve (12) months before the date on which such payment would otherwise have been made.

            (d)   Subsequent Elections shall continue in effect until a written revocation or change in the subsequent Election is received by the Company, except that a written revocation or change in a subsequent Election must be received by the Company prior to the last day for making the subsequent Election determined in accordance the preceding paragraphs of this Section 15.3.

          15.4    Payment of Section 409A Deferred Compensation.

            (a)    Permissible Payments.    Except as otherwise permitted or required by Section 409A, an Award providing Section 409A Deferred Compensation must provide for payment in settlement of the Award only upon one or more of the following:

                (i)  The Participant's "separation from service" (as defined by Section 409A);

               (ii)  The Participant's becoming "disabled" (as defined by Section 409A);

              (iii)  The Participant's death;

              (iv)  A time or fixed schedule that is either (i) specified by the Committee upon the grant of an Award and set forth in the Award Agreement evidencing such Award or (ii) specified by the Participant in an Election complying with the requirements of Section 15.2 or 15.3, as applicable;

               (v)  A change in the ownership or effective control or the Company or in the ownership of a substantial portion of the assets of the Company determined in accordance with Section 409A; or

              (vi)  The occurrence of an "unforeseeable emergency" (as defined by Section 409A).

            (b)    Installment Payments.    It is the intent of this Plan that any right of a Participant to receive installment payments (within the meaning of Section 409A) shall, for all purposes of Section 409A, be treated as a right to a series of separate payments.

            (c)    Required Delay in Payment to Specified Employee Pursuant to Separation from Service.    Notwithstanding any provision of the Plan or an Award Agreement to the contrary, except as otherwise permitted by Section 409A, no payment pursuant to Section 15.4(a)(i) in settlement of an Award providing for Section 409A Deferred Compensation may be made to a Participant who is a "specified employee" (as defined by Section 409A) as of the date of the Participant's separation from service before the date (the "Delayed Payment Date") that is six (6) months after the date of such Participant's separation from service, or, if earlier, the date of the Participant's death. All such amounts that would, but for this paragraph, become payable prior to the Delayed Payment Date shall be accumulated and paid on the Delayed Payment Date.

            (d)    Payment Upon Disability.    All distributions of Section 409A Deferred Compensation payable pursuant to Section 15.4(a)(ii) by reason of a Participant becoming disabled shall be paid in a lump sum or in periodic installments as established by the Participant's Election. If the Participant has made no Election with respect to distributions of Section 409A Deferred

    Compensation upon becoming disabled, all such distributions shall be paid in a lump sum upon the determination that the Participant has become disabled.

            (e)    Payment Upon Death.    If a Participant dies before complete distribution of amounts payable upon settlement of an Award subject to Section 409A, such undistributed amounts shall be distributed to his or her beneficiary under the distribution method for death established by the Participant's Election upon receipt by the Committee of satisfactory notice and confirmation of the Participant's death. If the Participant has made no Election with respect to distributions of Section 409A Deferred Compensation upon death, all such distributions shall be paid in a lump sum upon receipt by the Committee of satisfactory notice and confirmation of the Participant's death.

            (f)    Payment Upon Change in Control.    Notwithstanding any provision of the Plan or an Award Agreement to the contrary, to the extent that any amount constituting Section 409A Deferred Compensation would become payable under this Plan by reason of a Change in Control, such amount shall become payable only if the event constituting a Change in Control would also constitute a change in ownership or effective control of the Company or a change in the ownership of a substantial portion of the assets of the Company within the meaning of Section 409A. Any Award which constitutes Section 409A Deferred Compensation and which would vest and otherwise become payable upon a Change in Control as a result of the failure of the Acquiror to assume, continue or substitute for such Award in accordance with Section 13.1(b) shall vest to the extent provided by such Award but shall be converted automatically at the effective time of such Change in Control into a right to receive, in cash on the date or dates such award would have been settled in accordance with its then existing settlement schedule (or as required by Section 15.4(c)), an amount or amounts equal in the aggregate to the intrinsic value of the Award at the time of the Change in Control.

            (g)    Payment Upon Unforeseeable Emergency.    The Committee shall have the authority to provide in the Award Agreement evidencing any Award providing for Section 409A Deferred Compensation for payment pursuant to Section 15.4(a)(vi) in settlement of all or a portion of such Award in the event that a Participant establishes, to the satisfaction of the Committee, the occurrence of an unforeseeable emergency. In such event, the amount(s) distributed with respect to such unforeseeable emergency cannot exceed the amounts reasonably necessary to satisfy the emergency need plus amounts necessary to pay taxes reasonably anticipated as a result of such distribution(s), after taking into account the extent to which such emergency need is or may be relieved through reimbursement or compensation by insurance or otherwise, by liquidation of the Participant's assets (to the extent the liquidation of such assets would not itself cause severe financial hardship) or by cessation of deferrals under the Award. All distributions with respect to an unforeseeable emergency shall be made in a lump sum upon the Committee's determination that an unforeseeable emergency has occurred. The Committee's decision with respect to whether an unforeseeable emergency has occurred and the manner in which, if at all, the payment in settlement of an Award shall be altered or modified, shall be final, conclusive, and not subject to approval or appeal.

            (h)    Prohibition of Acceleration of Payments.    Notwithstanding any provision of the Plan or an Award Agreement to the contrary, this Plan does not permit the acceleration of the time or schedule of any payment under an Award providing Section 409A Deferred Compensation, except as permitted by Section 409A.

            (i)    No Representation Regarding Section 409A Compliance.    Notwithstanding any other provision of the Plan, the Company makes no representation that Awards shall be exempt from or comply with Section 409A. No Participating Company shall be liable for any tax, penalty or interest imposed on a Participant by Section 409A.

        16.    TAX WITHHOLDING.

          16.1    Tax Withholding in General.    The Company shall have the right to deduct from any and all payments made under the Plan, or to require the Participant, through payroll withholding, cash payment or otherwise, to make adequate provision for, the federal, state, local and foreign taxes (including social insurance), if any, required by law to be withheld by any Participating Company with respect to an Award or the shares acquired pursuant thereto. The Company shall have no obligation to deliver shares of Stock, to release shares of Stock from an escrow established pursuant to an Award Agreement, or to make any payment in cash under the Plan until the Participating Company Group's tax withholding obligations have been satisfied by the Participant.

          16.2    Withholding in or Directed Sale of Shares.    The Company shall have the right, but not the obligation, to deduct from the shares of Stock issuable to a Participant upon the exercise or settlement of an Award, or to accept from the Participant the tender of, a number of whole shares of Stock having a Fair Market Value, as determined by the Company, equal to all or any part of the tax withholding obligations of any Participating Company. The Fair Market Value of any shares of Stock withheld or tendered to satisfy any such tax withholding obligations shall not exceed the amount determined by the applicable minimum statutory withholding rates (or the maximum individual statutory withholding rates for the applicable jurisdiction if use of such rates would not result in adverse accounting consequences or cost). The Company may require a Participant to direct a broker, upon the vesting, exercise or settlement of an Award, to sell a portion of the shares subject to the Award determined by the Company in its discretion to be sufficient to cover the tax withholding obligations of any Participating Company and to remit an amount equal to such tax withholding obligations to such Participating Company in cash.

        17.    AMENDMENT, SUSPENSION OR TERMINATION OF PLAN.

        The Committee may amend, suspend or terminate the Plan at any time. However, without the approval of the Company's stockholders, there shall be (a) no increase in the maximum aggregate number of shares of Stock that may be issued under the Plan (except by operation of the provisions of Sections 4.2 and 4.3), (b) no change in the class of persons eligible to receive Incentive Stock Options, and (c) no other amendment of the Plan that would require approval of the Company's stockholders under any applicable law, regulation or rule, including the rules of any stock exchange or quotation system upon which the Stock may then be listed or quoted. No amendment, suspension or termination of the Plan shall affect any then outstanding Award unless expressly provided by the Committee. Except as provided by the next sentence, no amendment, suspension or termination of the Plan may have a materially adverse effect on any then outstanding Award without the consent of the Participant. Notwithstanding any other provision of the Plan or any Award Agreement to the contrary, the Committee may, in its sole and absolute discretion and without the consent of any Participant, amend the Plan or any Award Agreement, to take effect retroactively or otherwise, as it deems necessary or advisable for the purpose of conforming the Plan or such Award Agreement to any present or future law, regulation or rule applicable to the Plan, including, but not limited to, Section 409A.

        18.    MISCELLANEOUS PROVISIONS.

          18.1    Repurchase Rights.    Shares issued under the Plan may be subject to one or more repurchase options, or other conditions and restrictions as determined by the Committee in its discretion at the time the Award is granted. The Company shall have the right to assign at any time any repurchase right it may have, whether or not such right is then exercisable, to one or more persons as may be selected by the Company. Upon request by the Company, each Participant shall execute any agreement evidencing such transfer restrictions prior to the receipt of shares of Stock hereunder and shall promptly present to the Company any and all certificates representing shares of Stock acquired hereunder for the placement on such certificates of appropriate legends evidencing any such transfer restrictions.

          18.2    Forfeiture Events.

            (a)   The Committee may specify in an Award Agreement that the Participant's rights, payments, and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture, or recoupment upon the occurrence of specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Such events may include, but shall not be limited to, termination of Service for Cause or any act by a Participant, whether before or after termination of Service, that would constitute Cause for termination of Service, or any accounting restatement due to material noncompliance of the Company with any financial reporting requirements of securities laws as a result of which, and to the extent that, such reduction, cancellation, forfeiture, or recoupment is required by applicable securities laws. In addition, to the extent that claw-back or similar provisions applicable to Awards are required by applicable law, listing standards and/or policies adopted by the Company, Awards granted under the Plan shall be subject to such provisions.

            (b)   If the Company is required to prepare an accounting restatement due to the material noncompliance of the Company, as a result of misconduct, with any financial reporting requirement under the securities laws, any Participant who knowingly or through gross negligence engaged in the misconduct, or who knowingly or through gross negligence failed to prevent the misconduct, and any Participant who is one of the individuals subject to automatic forfeiture under Section 304 of the Sarbanes-Oxley Act of 2002, shall reimburse the Company for (i) the amount of any payment in settlement of an Award received by such Participant during the twelve- (12-) month period following the first public issuance or filing with the United States Securities and Exchange Commission (whichever first occurred) of the financial document embodying such financial reporting requirement, and (ii) any profits realized by such Participant from the sale of securities of the Company during such twelve- (12-) month period.

          18.3    Provision of Information.    Each Participant shall be given access to information concerning the Company equivalent to that information generally made available to the Company's common stockholders.

          18.4    Rights as Employee, Consultant or Director.    No person, even though eligible pursuant to Section 5, shall have a right to be selected as a Participant, or, having been so selected, to be selected again as a Participant. Nothing in the Plan or any Award granted under the Plan shall confer on any Participant a right to remain an Employee, Consultant or Director or interfere with or limit in any way any right of a Participating Company to terminate the Participant's Service at any time. To the extent that an Employee of a Participating Company other than the Company receives an Award under the Plan, that Award shall in no event be understood or interpreted to mean that the Company is the Employee's employer or that the Employee has an employment relationship with the Company.

          18.5    Rights as a Stockholder.    A Participant shall have no rights as a stockholder with respect to any shares covered by an Award until the date of the issuance of such shares (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company). No adjustment shall be made for dividends, distributions or other rights for which the record date is prior to the date such shares are issued, except as provided in Section 4 or another provision of the Plan.

          18.6    Delivery of Title to Shares.    Subject to any governing rules or regulations, the Company shall issue or cause to be issued the shares of Stock acquired pursuant to an Award and shall deliver such shares to or for the benefit of the Participant by means of one or more of the following: (a) by delivering to the Participant evidence of book entry shares of Stock credited to the account of the Participant, (b) by depositing such shares of Stock for the benefit of the Participant with any broker with which the Participant has an account relationship, or (c) by delivering such shares of Stock to the Participant in certificate form.

          18.7    Fractional Shares.    The Company shall not be required to issue fractional shares upon the exercise or settlement of any Award.

          18.8    Retirement and Welfare Plans.    Neither Awards made under this Plan nor shares of Stock or cash paid pursuant to such Awards may be included as "compensation" for purposes of computing the benefits payable to any Participant under any Participating Company's retirement plans (both qualified and non-qualified) or welfare benefit plans unless such other plan expressly provides that such compensation shall be taken into account in computing a Participant's benefit. In addition, unless a written employment agreement or other service agreement specifically references Awards, a general reference to "benefits" or a similar term in such agreement shall not be deemed to refer to Awards granted hereunder.

          18.9    Beneficiary Designation.    Subject to local laws and procedures, each Participant may file with the Company a written designation of a beneficiary who is to receive any benefit under the Plan to which the Participant is entitled in the event of such Participant's death before he or she receives any or all of such benefit. Each designation will revoke all prior designations by the same Participant, shall be in a form prescribed by the Company, and will be effective only when filed by the Participant in writing with the Company during the Participant's lifetime. If a married Participant designates a beneficiary other than the Participant's spouse, the effectiveness of such designation may be subject to the consent of the Participant's spouse. If a Participant dies without an effective designation of a beneficiary who is living at the time of the Participant's death, the Company will pay any remaining unpaid benefits to the Participant's legal representative.

          18.10    Severability.    If any one or more of the provisions (or any part thereof) of this Plan shall be held invalid, illegal or unenforceable in any respect, such provision shall be modified so as to make it valid, legal and enforceable, and the validity, legality and enforceability of the remaining provisions (or any part thereof) of the Plan shall not in any way be affected or impaired thereby.

          18.11    No Constraint on Corporate Action.    Nothing in this Plan shall be construed to: (a) limit, impair, or otherwise affect the Company's or another Participating Company's right or power to make adjustments, reclassifications, reorganizations, or changes of its capital or business structure, or to merge or consolidate, or dissolve, liquidate, sell, or transfer all or any part of its business or assets; or (b) limit the right or power of the Company or another Participating Company to take any action which such entity deems to be necessary or appropriate.

          18.12    Unfunded Obligation.    Participants shall have the status of general unsecured creditors of the Company. Any amounts payable to Participants pursuant to the Plan shall be considered unfunded and unsecured obligations for all purposes, including, without limitation, Title I of the Employee Retirement Income Security Act of 1974. No Participating Company shall be required to segregate any monies from its general funds, or to create any trusts, or establish any special accounts with respect to such obligations. The Company shall retain at all times beneficial ownership of any investments, including trust investments, which the Company may make to fulfill its payment obligations hereunder. Any investments or the creation or maintenance of any trust or any Participant account shall not create or constitute a trust or fiduciary relationship between the Committee or any Participating Company and a Participant, or otherwise create any vested or beneficial interest in any Participant or the Participant's creditors in any assets of any Participating

  Company. The Participants shall have no claim against any Participating Company for any changes in the value of any assets which may be invested or reinvested by the Company with respect to the Plan.

          18.13    Choice of Law.    Except to the extent governed by applicable federal law, the validity, interpretation, construction and performance of the Plan and each Award Agreement shall be governed by the laws of the State of Delaware, without regard to its conflict of law rules.

        IN WITNESS WHEREOF, the undersigned Secretary of the Company certifies that the foregoing sets forth the Verra Mobility Corporation 2018 Equity Incentive Plan as duly adopted by the Board on July 10, 2018.

/s/ , Secretary

Annex J

DEUTSCHE BANK TRUST COMPANY AMERICAS

DEUTSCHE BANK NATIONAL TRUST COMPANY

ESCROW AGREEMENT

        ESCROW AGREEMENT, dated as of [    •    ], 2018, (this "Agreement") by and among Verra Mobility Corporation, a Delaware corporation ("Parent"), PE Greenlight Holdings, LLC, a Delaware limited liability company, in its capacity as the Stockholder Representative under the Merger Agreement (as defined below) (the "Stockholder Representative"), and Deutsche Bank Trust Company Americas, a New York banking corporation, a wholly-owned subsidiary of Deutsche Bank AG, as escrow agent (the "Escrow Agent"). Capitalized terms used but not defined herein shall have the meanings set forth in the Merger Agreement (as defined below).

        WHEREAS, Parent and the Stockholder Representative are parties to that certain Agreement and Plan of Merger, dated as of June 21, 2018, by and among Parent, AM Merger Sub I, Inc., AM Merger Sub II, LLC, Greenlight Holding II Corporation and the Stockholder Representative (the "Merger Agreement"), providing for, among other things, the acquisition by Parent of the Company; and

        WHEREAS, pursuant to the terms of the Merger Agreement, the parties have agreed that Parent will deposit with the Escrow Agent $2,000,000 in cash which will be released to Parent and/or the Company Stockholders (in accordance with their Pro Rata Cash Share), as applicable, in accordance with the terms and subject to the conditions set forth in the Merger Agreement and described in this Agreement.

        NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged by each of the parties hereto, the parties hereto, intending to be legally bound, do hereby agree as follows:

        Section 1.    Appointment of Escrow Agent.     Parent and the Stockholder Representative hereby appoint Deutsche Bank Trust Company Americas as escrow agent in accordance with the terms and conditions set forth herein, and the Escrow Agent hereby accepts such appointment.

        Section 2.    Deposit into the Escrow Property.     Parent, simultaneously with the execution and delivery of this Agreement, has caused to be deposited with the Escrow Agent the sum of $2,000,000 in immediately available funds (the "Escrow Cash"), which Escrow Cash shall be held in a non-interest bearing account (the "Adjustment Escrow Account") by the Escrow Agent upon the terms and conditions hereinafter set forth. The Escrow Cash less any Escrow Cash or funds distributed, delivered or paid pursuant to this Agreement, is referred to herein as the "Escrow Property". The Escrow Agent shall have no duty to solicit the Escrow Property. The Escrow Agent shall have no liability for Escrow Property sent to it that remains unclaimed and/or is returned if such written notification is not given.

        Section 3.    Distribution of Escrow Property.

          (a)   At least three (3) Business Days prior to any requested disbursement from the Adjustment Escrow Account, Parent and the Stockholder Representative shall deliver a written notice signed by an Authorized Person (as defined below) of each of Parent and the Stockholder Representative to disburse all or a portion of the Escrow Cash as specified therein (a "Joint Disbursement Instruction"). Upon receipt of a Joint Disbursement Instruction delivered in accordance with this Agreement, the Escrow Agent shall promptly release from the Escrow

Confidential

  Property the cash amount specified in such Joint Disbursement Instruction to the person(s), and in accordance with the wire or other payment information, identified in such Joint Disbursement Instruction.

          (b)   Upon receipt of a final, non-appealable order of a court of competent jurisdiction directing the disbursement of all or a portion of the Escrow Property, as specified therein (a "Disbursement Order"), the Escrow Agent shall promptly release from the Escrow Property the cash amounts specified in such Disbursement Order to the person(s) identified in such Disbursement Order. The party who provides a Disbursement Order to the Escrow Agent shall simultaneously provide a copy of such Disbursement Order to the other party.

        Section 4.    Termination.     This Agreement shall terminate upon the distribution of all Escrow Property from the account established hereunder. The provisions of Sections 5, 7 and 8 shall survive the termination of this Agreement and the earlier resignation or removal of the Escrow Agent.

        Section 5.    Compensation of Escrow Agent.     The Escrow Agent shall be entitled to payment from each of Parent and the Stockholder Representative for 50% of the Escrow Agent's fees and expenses for all services rendered by it hereunder as set forth on Schedule II. Annual fees are due annually in advance for each year or any part thereof. The obligations contained in this Section 5 shall survive the termination of this Agreement and the resignation or removal of the Escrow Agent.

        Section 6.    Resignation of Escrow Agent.     The Escrow Agent may resign and be discharged from its duties hereunder at any time by giving thirty (30) calendar days' prior written notice of such resignation to Parent and the Stockholder Representative. Parent and the Stockholder Representative may jointly remove the Escrow Agent at any time by giving thirty (30) calendar days' prior written notice to the Escrow Agent. Upon either such notice, a successor escrow agent shall be appointed by Parent and the Stockholder Representative, who shall provide written notice of such to the resigning Escrow Agent. Such successor escrow agent shall become the escrow agent hereunder upon the resignation or removal date specified in such notice. If Parent and the Stockholder Representative are unable to agree upon a successor escrow agent within thirty (30) days after such notice, the Escrow Agent may, in its sole discretion: (a) apply to a court of competent jurisdiction for the appointment of a successor escrow agent or for other appropriate relief; or (b) appoint a successor escrow agent of its own choice. The costs and expenses (including its attorneys' fees and expenses) incurred by the Escrow Agent in connection with such proceeding shall be paid 50% by Parent and 50% by the Stockholder Representative. Upon receipt of the identity of the successor escrow agent, the Escrow Agent shall deliver the Escrow Property then held hereunder to the successor Escrow Agent, less the Escrow Agent's fees, costs and expenses or other obligations owed to the Escrow Agent. Upon its resignation and delivery of the Escrow Property as set forth in this Section 6, the Escrow Agent shall be discharged of and from any and all further obligations arising in connection with the Escrow Property or this Agreement.

        Section 7.    Indemnification of Escrow Agent.     Parent and the Stockholder Representative shall jointly and severally indemnify, defend and hold harmless the Escrow Agent and its officers, directors, employees, representatives and agents, from and against and reimburse the Escrow Agent for any and all claims, expenses, obligations, liabilities, losses, damages, injuries (to person, property, or natural resources), penalties, stamp or other similar taxes, actions, suits, judgments, reasonable costs and expenses (including reasonable attorney's fees and expenses) of whatever kind or nature regardless of their merit, demanded, asserted or claimed against the Escrow Agent directly or indirectly relating to, or arising from, claims against the Escrow Agent by reason of its participation in the transactions contemplated hereby, including without limitation all reasonable costs required to be associated with claims for damages to persons or property, and reasonable attorneys' and consultants' fees and expenses and court costs except to the extent caused by the Escrow Agent's gross negligence or willful misconduct. The provisions of this Section 7 shall survive the termination of this Agreement or the earlier resignation or removal of the Escrow Agent. As between Parent and the Stockholder Representative, each of Parent, on the one hand, and the Stockholder Representative, on the other hand, agrees to hold the other (the "Other Party") harmless from, and indemnify the Other Party against, the costs, damages, judgments, attorneys' fees, expenses, obligations, and liabilities incurred or paid by the Other Party (including reasonable and documented attorneys' fees and expenses) arising out of or in connection with the performance of the Other Party's obligations under this Section 7 or Section 8 to the extent attributable to any act or omission of such party; provided, that to the extent any amounts payable under this Section 7 or Section 8 are not the result of any act or omission of either party, Parent and the Stockholder Representative agree that Parent, on the one hand, and the Stockholder Representative (on behalf of the Company Stockholders) on the other hand, shall each be liable for 50% of all amounts payable under this this Section 7 or Section 8.

        Section 8.    The Escrow Agent.

          (a)   In order to comply with the laws, rules, regulations and executive orders in effect from time to time applicable to banking institutions, including, without limitation, those relating to the funding of terrorist activities and money laundering, including Section 326 of the USA PATRIOT Act of the United States ("Applicable Law"), the Escrow Agent is required to obtain, verify, record and update certain information relating to individuals and entities which maintain a business relationship with the parties hereto. Accordingly, each of the parties agree to provide to the Escrow Agent, upon request and from time to time, such identifying information and documentation as may be available to such party in order to enable the Escrow Agent to comply with Applicable Law.

          (b)   If at any time the Escrow Agent is served with any judicial or administrative order, judgment, decree, writ or other form of judicial or administrative process which in any way affects the Escrow Property (including but not limited to orders of attachment or garnishment or other forms of levies or injunctions or stays relating to the transfer of the Escrow Property), the Escrow Agent is authorized to comply therewith in any manner it or legal counsel of its own choosing deems appropriate. If the Escrow Agent complies with any such judicial or administrative order, judgment, decree, writ or other form of judicial or administrative process, the Escrow Agent shall not be liable to any of the parties hereto or to any other person or entity even though such order, judgment, decree, writ or process may be subsequently modified or vacated or otherwise determined to have been without legal force or effect; provided, that the Escrow Agent shall remain liable for its gross negligence and willful misconduct.

          (c)   The Escrow Agent shall not be liable for any action taken or omitted or for any loss or injury resulting from its actions or its performance or lack of performance of its duties hereunder in the absence of gross negligence or willful misconduct on its part. In no event, other than resulting from the Escrow Agent's gross negligence or willful misconduct, shall the Escrow Agent be liable: (i) for acting in accordance with or conclusively relying upon any instruction, notice, demand, certificate or document from Parent and the Stockholder Representative or any entity acting on behalf of Parent and the Stockholder Representative; (ii) for any indirect, consequential, punitive or special damages, regardless of the form of action and whether or not any such damages were foreseeable or contemplated; (iii) for the acts or omissions of its nominees, correspondents, designees, agents, subagents or subcustodians; or (iv) for any direct money damages in excess of the value of the Escrow Property, valued as of the date of deposit.

          (d)   The Escrow Agent shall not incur any liability for not performing any act or fulfilling any duty, obligation or responsibility hereunder by reason of any occurrence beyond the control of the Escrow Agent (including but not limited to any act or provision of any present or future law or regulation or governmental authority, any act of God or war, civil unrest, local or national disturbance or disaster, any act of terrorism, or the unavailability of the Federal Reserve Bank wire or facsimile or other wire or communication facility).

          (e)   The Escrow Agent, following reasonable inquiry (as customarily exercised in the ordinary course of business), shall be entitled to conclusively rely upon any order, judgment, certification, demand, notice, instrument or other writing delivered to it hereunder without being required to determine the authenticity or the correctness of any fact stated therein or the propriety or validity or the service thereof. The Escrow Agent may act in conclusive reliance upon any instrument or signature believed by it to be genuine and may assume that any person purporting to give receipt or advice to make any statement or execute any document in connection with the provisions hereof has been duly authorized to do so.

          (f)    The Escrow Agent shall not be responsible in any respect for the form, execution, validity, value or genuineness of documents or securities deposited hereunder, or for any description therein, or for the identity, authority or rights of persons executing or delivering or purporting to execute or deliver any such document, security or endorsement, in the absence of the Escrow Agent's gross negligence or willful misconduct. The Escrow Agent shall not be called upon to advise any party as to the wisdom in selling or retaining or taking or refraining from any action with respect to any securities or other property deposited hereunder.

          (g)   The Escrow Agent shall not be under any duty to give the Escrow Property held by it hereunder any greater degree of care than it gives its own similar property and shall not be required to invest any funds held hereunder. Uninvested funds held hereunder shall not earn or accrue interest.

          (h)   When the Escrow Agent acts on any information, instructions, communications, (including, but not limited to, communications with respect to the delivery of securities or the wire transfer of funds) sent by telex, facsimile, email or other form of electronic or data transmission, the Escrow Agent, absent gross negligence and willful misconduct, shall not be responsible or liable in the event such communication is not an authorized or authentic communication of Parent or the Stockholder Representative or is not in the form Parent and the Stockholder Representative sent or intended to send (whether due to fraud, distortion or otherwise). Parent and the Stockholder Representative shall jointly and severally indemnify the Escrow Agent against any loss, liability, claim or expense (including legal fees and expenses) it may incur with its acting in accordance with any such communication, except with respect to the Escrow Agent's gross negligence or willful misconduct.

          (i)    In the event of any ambiguity or uncertainty hereunder or in any notice, instruction or other communication received by the Escrow Agent hereunder, the Escrow Agent may, in its sole discretion, refrain from taking any action other than to retain possession of the Escrow Property, unless the Escrow Agent receives written instructions, signed by Parent and the Stockholder Representative, which eliminates such ambiguity or uncertainty.

          (j)    In the event of any dispute between or conflicting claims among Parent and the Stockholder Representative and any other person or entity with respect to any Escrow Property, the Escrow Agent shall be entitled, in its sole discretion, to refuse to comply with any and all claims, demands or instructions with respect to such Escrow Property so long as such dispute or conflict shall continue, and the Escrow Agent shall not be or become liable in any way to Parent and the Stockholder Representative for failure or refusal to comply with such conflicting claims, demands or instructions. The Escrow Agent shall be entitled to refuse to act until, in its sole discretion, either: (i) such conflicting or adverse claims or demands shall have been determined by a final order, judgment or decree of a court of competent jurisdiction, which order, judgment or decree is not subject to appeal, or settled by agreement between the conflicting parties as evidenced in a writing satisfactory to the Escrow Agent; or (ii) the Escrow Agent shall have received security or an indemnity satisfactory to it sufficient to hold it harmless from and against any and all losses which it may incur by reason of so acting. Any court order, judgment or decree shall be accompanied by a legal opinion by counsel for the presenting party, satisfactory to the Escrow Agent, to the effect that said order, judgment or decree represents a final adjudication of the rights of the parties by a court of competent jurisdiction, and that the time for appeal from such order, judgment or decree has expired without an appeal having been filed with such court. The Escrow Agent shall act on such court order and legal opinions without further question. The Escrow Agent may, in addition, elect, in its sole discretion, to commence an interpleader action or seek other judicial relief or orders as it may deem, in its sole discretion, necessary. The costs and expenses (including reasonable attorneys' fees and expenses) incurred in connection with such proceeding shall be paid by, and shall be deemed a joint and several obligation of Parent and the Stockholder Representative.

          (k)   The Escrow Agent shall have no responsibility for the contents of any writing of the arbitrators or any third party contemplated herein as a means to resolve disputes and may conclusively rely without any liability upon the contents thereof; provided, that the Escrow Agent shall remain liable for its gross negligence or willful misconduct.

          (l)    The Escrow Agent does not have any interest in the Escrow Property deposited hereunder but is serving as escrow holder only and having only possession thereof. Parent and the Stockholder Representative shall each pay or reimburse the Escrow Agent upon request for 50% of any transfer taxes or other taxes imposed on the Escrow Agent relating to the Escrow Property incurred in connection herewith. Any payments of income from this Escrow Account shall be subject to withholding regulations then in force with respect to United States taxes. Parent and the Stockholder Representative will provide the Escrow Agent with appropriate W-9 forms for tax identification number certifications, or W-8 forms for non-resident alien certifications. It is understood that the Escrow Agent shall only be responsible for income reporting with respect to income earned on the Escrow Property, if any, and will not be responsible for any other reporting. Parent and the Stockholder Representative, on behalf of the Company Stockholders, agree that for all U.S. federal and state and local income tax purposes, that the Company Stockholders shall be treated as the owners of the Escrow Cash, and shall be taxed on any income earned on the Escrow Cash. This paragraph shall survive notwithstanding any termination of this Agreement or the resignation or removal of the Escrow Agent.

          (m)  The Escrow Agent shall provide to Parent and the Stockholder Representative monthly statements identifying transactions, transfers or holdings of Escrow Property and each such statement shall be deemed to be correct and final upon receipt thereof by Parent and the Stockholder Representative unless the Escrow Agent is notified in writing, by Parent and the Stockholder Representative, to the contrary within thirty (30) business days of the date of such statement.

        Section 9.    Miscellaneous.

          (a)   This Agreement embodies the entire agreement and understanding among the parties relating to the subject matter hereof.

          (b)   This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without reference to the principles of conflict of laws.

          (c)   Each of the parties hereto hereby irrevocably consents to the jurisdiction of the Court of Chancery of the State of Delaware (unless the Federal courts have exclusive jurisdiction over the matter, in which case the United States District Court for the District of Delaware, or the Court of Chancery of the State of Delaware does not have jurisdiction, in which case the Superior Court of the State of Delaware) in connection with any action, suit or other proceeding arising out of or relating to this Agreement or any action taken or omitted hereunder, and waives any claim of forum non conveniens and any objections as to laying of venue. Each party further waives personal service of any summons, complaint or other process and agrees that service thereof may be made by certified or registered mail directed to such person at such person's address for purposes of notices hereunder.

          (d)   All notices and other communications under this Agreement shall be in writing in English and shall be deemed given when delivered personally, on the next Business Day after delivery to a recognized overnight courier or mailed first class (postage prepaid), or on the date delivered when sent by facsimile to the parties (which facsimile copy shall be followed, in the case of notices or other communications sent to the Escrow Agent, by delivery of the original) at the following addresses (or to such other address as a party may have specified by notice given to the other parties pursuant to this provision):

If to Parent, to:
Verra Mobility 1150 N. Alma School Road Mesa, AZ 85201
Attn:	General Counsel
Email:	Rebecca.Collins@verramobility.com

with a required copy (which shall not constitute notice) to:
The Gores Group, LLC 9800 Wilshire Blvd. Beverly Hills, California 90212
Facsimile:	(310) 443-9880
Attention:	Mark Stone
with a required copy (which shall not constitute notice) to:
Weil, Gotshal & Manges LLP 201 Redwood Shores Parkway Redwood Shores, CA 94065
Facsimile:	(650) 802-3100
Attention:	Kyle C. Krpata & James R. Griffin
If to Stockholder Representative to: PE Greenlight Holdings, LLC c/o Platinum Equity Advisors, LLC 360 North Crescent Drive Beverly Hills, CA 90210
Attention:	Eva Kalawski, Executive V.P. and General Counsel
with a required copy (which shall not constitute notice) to:
Gibson, Dunn & Crutcher LLP 333 South Grand Avenue Los Angeles, CA 90071
Facsimile:	(213) 229-6622
Attention:	Matthew B. Dubeck

If to the Escrow Agent, to:
Deutsche Bank Trust Company Americas 60 Wall Street, 16th Floor
Mail Stop:	NYC60-1630
New York, New York 10005
Facsimile:	(732) 578-4593
Attention:	Andrea Gilardi-SE1158.1
Verra Mobility Adjustment Escrow Account Email:dbny-mpescrow@list.db.com

          (e)   The headings of the Sections of this Agreement have been inserted for convenience and shall not modify, define, limit or expand the express provisions of this Agreement.

          (f)    This Agreement and the rights and obligations hereunder of parties hereto may not be assigned except with the prior written consent of the other parties hereto. This Agreement shall be binding upon and inure to the benefit of each party's respective successors and permitted assigns. Except as expressly provided herein, no other person shall acquire or have any rights under or by virtue of this Agreement. This Agreement is intended to be for the sole benefit of the parties hereto, and (subject to the provisions of this Section 9(f)) their respective successors and assigns, and none of the provisions of this Agreement are intended to be, nor shall they be construed to be, for the benefit of any third person.

          (g)   This Agreement may not be amended, supplemented or otherwise modified without the prior written consent of the parties hereto.

          (h)   The Escrow Agent makes no representation as to the validity, value, genuineness or the collectability of any security or other document or instrument held by or delivered to it.

          (i)    The parties acknowledge that in order to help the United States government fight the funding of terrorism and money laundering activities, pursuant to Federal regulations that became effective on October 1, 2003 (Section 326 of the USA PATRIOT Act) all financial institutions are required to obtain, verify, record and update information that identifies each person establishing a relationship or opening an account. The parties to this Agreement agree that they will provide to the Escrow Agent such information as it may request, from time to time, in order for the Escrow Agent to satisfy the requirements of the USA PATRIOT Act, including but not limited to the name, address, tax identification number and other information that will allow it to identify the individual or entity who is establishing the relationship or opening the account and may also ask for formation documents such as articles of incorporation or other identifying documents to be provided.

          (j)    This Agreement may be executed in two or more counterparts, each of which shall be an original, but all of which together shall constitute one and the same instrument.

          (k)   The rights and remedies conferred upon the parties hereto shall be cumulative, and the exercise or waiver of any such right or remedy shall not preclude or inhibit the exercise of any additional rights or remedies. The waiver of any right or remedy hereunder shall not preclude the subsequent exercise of such right or remedy.

          (l)    Each of Parent and the Stockholder Representative hereby represents and warrants: (i) that this Agreement has been duly authorized, executed and delivered on its behalf and constitutes its legal, valid and binding obligation; and (ii) that the execution, delivery and performance of this Agreement by such party does not and will not violate any applicable law or regulation.

          (m)  The invalidity, illegality or unenforceability of any provision of this Agreement shall in no way affect the validity, legality or enforceability of any other provision. If any provision is held to be unenforceable as a matter of law, the other provisions shall not be affected thereby and shall remain in full force and effect.

          (n)   No printed or other material in any language, including prospectuses, notices, reports, and promotional material which mentions "Bankers Trust Company", "Deutsche Bank Trust Company Americas" or "Deutsche Bank AG" or any of their respective affiliates by name or the rights, powers, or duties of the Escrow Agent under this Agreement shall be issued by any other parties hereto, or on such party's behalf, without the prior written consent of the Escrow Agent.

          (o)   For purposes of this Agreement, "Business Day" shall mean any day, other than Saturday, Sunday or any other day on which banks located in the State of New York are authorized or required to close.

          (p)   For purposes of sending and receiving instructions or directions hereunder, all such instructions or directions shall be, and the Escrow Agent may conclusively rely upon such instructions or directions, delivered, and executed by representatives of Parent or the Stockholder Representative, as applicable, designated on Schedule I attached hereto and made a part hereof (each such representative, an "Authorized Person") which such designation shall include specimen signatures of such representatives, as such Schedule I may be updated from time to time.

        IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

VERRA MOBILITY CORPORATION
By:
Name:
Title:

PE GREENLIGHT HOLDINGS, LLC
By:
	Name:	[•]
	Title:	[•]

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Escrow Agent
By
Name:
Title:
By
Name:
Title:

Schedule I

Company Authorized Representatives

Name	Title	Phone Number	Email Address	Specimen Signature
Mark Stone	Chief Executive Officer	310-443-9880	mstone@gores.com
Andrew McBride	Chief Financial Officer & Secretary	303-531-3106	amcbride@gores.com

Confidential

Sellers' Representative Authorized Representatives

Name	Title	Phone Number	Email Address	Specimen Signature
[•]	[•]	[•]	[•]
[•]	[•]	[•]	[•]

Confidential

Schedule II

Escrow Agent Fees

Confidential

Annex K

INVESTOR RIGHTS AGREEMENT

        This Investor Rights Agreement (this "Agreement") is entered into as of [    •    ], 2018 (the "Effective Date"), by and between Verra Mobility Corporation (f/k/a, Gores Holdings II, Inc.), a Delaware corporation (the "Company"), and PE Greenlight Holdings, LLC, a Delaware limited liability company ("Platinum"). Each capitalized term used and not otherwise defined herein shall have the meaning set forth in Article V.

        WHEREAS, pursuant to that certain Agreement and Plan of Merger, dated June 21, 2018, by and among the Company, AM Merger Sub I, Inc., AM Merger Sub II, LLC, Greenlight Holding II Corporation and Platinum, in its capacity as the stockholder representative thereunder (the "Merger Agreement"), Platinum is receiving shares of the Company's Class A common stock, par value $0.0001 per share (the "Common Stock"); and

        WHEREAS, in connection with the transactions contemplated by the Merger Agreement, the Company and Platinum desire to set forth certain understandings between the Company and Platinum, including with respect to certain governance matters.

        NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby agree as follows:

ARTICLE I

COVENANTS, REPRESENTATIONS AND WARRANTIES

        Each party hereby represents and warrants to the other party and acknowledges that: (a) the execution, delivery and performance of this Agreement have been duly authorized by such party and do not require such party to obtain any consent or approval that has not been obtained and do not contravene or result in a default under any provision of any law or regulation applicable to such party or other governing documents or any agreement or instrument to which such party is a party or by which such party is bound; (b) such party has the power and authority to enter into this Agreement and to carry out its obligations hereunder; and (c) this Agreement is valid, binding and enforceable against such party in accordance with its terms.

ARTICLE II

BOARD OF DIRECTORS; OBSERVERS; VOTING

        Section 2.1    Board Composition.     The authorized number of directors on the Board shall initially be seven (7), three (3) of whom shall initially be representatives nominated by Platinum (the "Platinum Directors"), of whom one (1) shall initially be the then-current Chief Executive Officer of the Company. The initial Platinum Director who is the Chief Executive Officer of the Company shall be a Class II Director, and the other two (2) initial Platinum Directors shall be Class III Directors, each pursuant to the Second Amended and Restated Certificate of Incorporation of the Company.

        Section 2.2    Platinum Representation.     For so long as Platinum holds a number of shares of Common Stock representing at least the percentage of the outstanding Common Stock shown below, the Company shall take all Necessary Action to include in the slate of nominees recommended by the Board for election as directors at each applicable annual or special meeting of stockholders at which directors are to be elected that number of individuals designated by Platinum that, if elected, will result in Platinum having the number of directors serving on the Board that is shown below.

Percentage of Outstanding Common Stock	Number of Platinum Directors
25% or greater	3
Less than 25% but greater than or equal to 15%	2
Less than 15% but greater than or equal to 5%	1
Less than 5%	0

        Section 2.3    Chairman of the Board.     For so long as Platinum has the right to designate at least one (1) director for nomination under this Agreement, the Company will take all Necessary Action to ensure that, if one or more Platinum Directors are elected, such Platinum Director as Platinum may designate shall be Chairman of the Board.

        Section 2.4    Committee Representation.     Subject to applicable laws and stock exchange regulations, Platinum shall have the right to have a representative appointed to serve on each committee of the Board other than the audit committee for so long as Platinum has the right to designate at least one (1) director for election to the Board.

        Section 2.5    Vacancies and Removal.     Except as provided for in Section 2.1 and Section 2.2, and to the extent not inconsistent with Section 141(k) of the General Corporation Law of the State of Delaware and the Company's Governing Documents: (a) Platinum shall have the exclusive right to remove its respective directors from the Board, and the Board and Platinum shall take all Necessary Action to cause the removal of any of the Platinum Directors at the request of Platinum; and (b) Platinum shall have the exclusive right to nominate for election to the Board directors to fill vacancies created by reason of death, removal or resignation of the Platinum Directors, and the Board and Platinum shall take all Necessary Action to cause any such vacancies to be filled by replacement directors nominated by Platinum as promptly as reasonably practicable.

        Section 2.6    Additional Unaffiliated Directors.     For so long as Platinum has the right to designate at least one (1) director for nomination under this Agreement, the Company will take all Necessary Action to ensure that the number of directors serving on the Board shall not exceed seven (7); provided, that the number of directors may be increased if necessary to satisfy the requirements of applicable laws and stock exchange regulations.

        Section 2.7    Board Meeting Expenses.     The Company shall pay all reasonable reimbursable out-of-pocket costs and expenses (including, but not limited to, travel and lodging) incurred by each member of the Board incurred in the course of his or her service hereunder, including in connection with attending regular and special meetings of the Board, any board of directors or board of managers of each of the Company's Subsidiaries and/or any of their respective committees.

        Section 2.8    Indemnification.     The Company shall obtain customary director and officer indemnity insurance on reasonable terms. The Company hereby acknowledges that any director, officer or other indemnified person covered by any such indemnity insurance policy (any such Person, an "Indemnitee") may have certain rights to indemnification, advancement of expenses and/or insurance provided by Platinum or one or more of its Affiliates (collectively, the "Fund Indemnitors"). The Company hereby: (a) agrees that the Company and any of its Subsidiaries that provides indemnification shall be the indemnitor of first resort (i.e., its or their obligations to an Indemnitee shall be primary and any obligation of any Fund Indemnitor to advance expenses or to provide indemnification for the same expenses or liabilities incurred by an Indemnitee shall be secondary); (b) agrees that it shall be required to advance the full amount of expenses incurred by an Indemnitee and shall be liable for the full amount of all expenses, judgments, penalties, fines and amounts paid in settlement to the extent legally permitted and as required by the terms of this Agreement or any other agreement between the Company and an Indemnitee, without regard to any rights an Indemnitee may have against any Fund

Indemnitor or its insurers; and (c) irrevocably waives, relinquishes and releases the Fund Indemnitors from any and all claims against the Fund Indemnitors for contribution, subrogation or any other recovery of any kind in respect thereof. The Company further agrees that no advancement or payment by the Fund Indemnitors on behalf of an Indemnitee with respect to any claim for which such Indemnitee has sought indemnification from the Company shall affect the foregoing and the Fund Indemnitors shall have a right of contribution and/or be subrogated to the extent of such advancement or payment to all of the rights of recovery of such Indemnitee against the Company.

ARTICLE III

INFORMATION; ACCESS

        Section 3.1    Quarterly Financial Statements.     Concurrently with the distribution of the Company's quarterly financial statements to the audit committee of the Board for review, for so long as Platinum has the right to designate at least one (1) director for nomination under this Agreement, the Company shall deliver to Platinum an unaudited balance sheet of the Company as of the last day of each of the first three (3) fiscal quarters of each fiscal year and the related unaudited consolidated statements of income, stockholders equity and cash flows for such fiscal quarter and for the fiscal year-to-date period then ended, including any related notes thereto, if available.

        Section 3.2    Annual Financial Statements.     Concurrently with the distribution of the Company's annual financial statements to the audit committee of the Board for review, for so long as Platinum has the right to designate at least one (1) director for nomination under this Agreement, the Company shall deliver to Platinum an audited balance sheet of the Company as of the end of such fiscal year and the related audited consolidated statements of income, stockholders equity and cash flows for such fiscal year, including any related notes thereto (it being understood that the Company shall not in any event be obligated to deliver any such audited financial statements prior to one hundred fifty (150) days after completion of the applicable fiscal year unless such audited financial statements have been released earlier).

        Section 3.3    Access.     For so long as Platinum has the right to designate at least one (1) director for nomination under this Agreement and subject to the confidentiality obligations set forth in a customary confidentiality agreement to be entered into by and between Platinum and the Company, the Company shall, and shall cause its Subsidiaries to, permit Platinum and its respective designated representatives, at reasonable times and upon reasonable prior notice to the Company, to review the books, records, contracts and agreements of the Company or any of such Subsidiaries and to discuss the affairs, finances and condition of the Company or any of such Subsidiaries with the officers of the Company or any such Subsidiary. For so long as Platinum has the right to designate at least one (1) director for nomination under this Agreement, the Company shall, and shall cause its Subsidiaries to, provide Platinum, in addition to other information that might be reasonably requested by Platinum from time to time: (a) direct access to the Company's auditors and officers; (b) copies of all materials provided to the Board at the same time as provided to the Board; (c) access to appropriate officers and directors of the Company at such times as may be requested by Platinum with respect to matters relating to the business and affairs of the Company and its Subsidiaries; (d) information in advance with respect to any significant corporate actions, including, without limitation, extraordinary dividends, mergers, acquisitions or dispositions of assets, issuances of significant amounts of debt or equity and material amendments to the certificate of incorporation or bylaws of the Company or any of its respective Subsidiaries; and (e) to the extent otherwise prepared by the Company, operating and capital expenditure budgets and periodic information packages relating to the operations and cash flows of the Company and its Subsidiaries.

 ARTICLE IV

DEFINITIONS

        "Affiliate" of any particular Person means any other Person controlling, controlled by or under common control with such particular Person, where "control" means the possession, directly or indirectly, of the power to direct the management and policies of a Person whether through the ownership of voting securities, by contract or otherwise.

        "Board" means the board of directors of the Company.

        "Business Day" means any day other than a Saturday, a Sunday or other day on which commercial banks in New York, New York are authorized or required by legal requirements to close.

        "Company Stock" means the shares of Common Stock and any other shares of capital stock of the Company from time to time outstanding.

        "Governing Documents" with respect to the Company and any of its Subsidiaries, means, collectively, such Person's certificate of incorporation, certificate of formation, bylaws, operating agreement or similar governing documents.

        "Governmental Entity" means the United States of America or any other nation, any state or other political subdivision thereof, or any entity exercising executive, legislative, judicial, regulatory or administrative functions of government.

        "Necessary Action" means, with respect to a specified result, all actions, to the fullest extent permitted by applicable law, necessary to cause such result, including, without limitation: (a) voting or providing a written consent or proxy with respect to the Company Stock; (b) causing the adoption of amendments to the Governing Documents; (c) executing agreements and instruments; and (d) making, or causing to be made, with governmental, administrative or regulatory authorities, all filings, registrations or similar actions that are required to achieve such result.

        "Person" means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, association or other entity or a Governmental Entity.

        "Subsidiary" means, with respect to any Person, any corporation, limited liability company, partnership, association or business entity of which: (a) if a corporation, a majority of the total voting power of units of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof; or (b) if a limited liability company, partnership, association or other business entity (other than a corporation), a majority of the partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more Subsidiaries of that Person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a limited liability company, partnership, association or other business entity (other than a corporation) if such Person or Persons shall be allocated a majority of limited liability company, partnership, association or other business entity gains or losses or shall be or control any managing director or general partner of such limited liability company, partnership, association or other business entity. For purposes hereof, references to a "Subsidiary" of any Person shall be given effect only at such times that such Person has one or more Subsidiaries, and, unless otherwise indicated, the term "Subsidiary" refers to a Subsidiary of the Company.

 ARTICLE V

MISCELLANEOUS

        Section 5.1    Amendment and Waiver.     This Agreement may be amended by the parties at any time by execution of an instrument in writing signed on behalf of each of the parties.

        Section 5.2    Freedom to Pursue Opportunities.     The Company acknowledges and understands that Platinum and its respective Affiliates, including the Platinum Directors, from time to time review the business plans and related proprietary information of many enterprises, including enterprises that may have products or services that compete directly or indirectly with those of the Company, and may trade in the securities of such enterprises. Nothing in this Agreement shall preclude or in any way restrict Platinum, any of its respective Affiliates, including the Platinum Directors, from investing or participating in any particular enterprise, or trading in the securities thereof, whether or not such enterprise has products or services that compete with those of the Company, and the Company hereby waives, in perpetuity, any and all claims that it now has or may have in the future, and agree not to initiate any litigation or any other cause of action (whether or not in a court of competent jurisdiction) in respect of any such waived claims, or otherwise on the basis of, or in connection with, the doctrine of corporate opportunity (or any similar doctrine).

        Section 5.3    Severability.     In the event that any term, provision, covenant or restriction of this Agreement, or the application thereof, is held to be illegal, invalid or unenforceable under any present or future applicable law: (a) such provision will be fully severable; (b) this Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof; (c) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom; and (d) in lieu of such illegal, invalid or unenforceable provision, there will be added automatically as a part of this Agreement a legal, valid and enforceable provision as similar in terms of such illegal, invalid or unenforceable provision as may be possible.

        Section 5.4    Entire Agreement.     Except as otherwise expressly set forth herein, this document and the documents referenced herein and therein embody the complete agreement and understanding among the parties hereto with respect to the subject matter hereof and supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

        Section 5.5    Successors and Assigns.     Except as otherwise provided herein, this Agreement shall bind and inure to the benefit of and be enforceable by the Company and its successors and assigns and Platinum and its respective successors and assigns, so long as they hold Company Stock.

        Section 5.6    Counterparts.     This Agreement may be executed in separate counterparts each of which shall be an original and all of which taken together shall constitute one and the same agreement.

        Section 5.7    Remedies.     The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that the Company and Platinum shall have the right to injunctive relief or specific performance, in addition to all of its rights and remedies at law or in equity, to enforce the provisions of this Agreement. Nothing contained in this Agreement shall be construed to confer upon any Person who is not a signatory hereto any rights or benefits, as a third party beneficiary or otherwise.

        Section 5.8    Notices.     All notices and other communications hereunder shall be in writing and shall be deemed given: (a) on the date established by the sender as having been delivered personally; (b) one Business Day after being sent by a nationally recognized overnight courier guaranteeing overnight delivery; (c) on the date delivered, if delivered by email, with confirmation of transmission; or

(d) on the fifth Business Day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications, to be valid, must be addressed as follows:

  if to the Company, to:

  Verra Mobility
  1150 N. Alma School Road
  Mesa, AZ 85201
  Attn: General Counsel
  Email: Rebecca.Collins@verramobility.com

  if to Platinum, to:

  c/o Platinum Equity Advisors, LLC
  360 North Crescent Drive
  Beverly Hills, CA 90210
  Attention: Eva Kalawski, Executive V.P. and General Counsel
  Email: ekalawski@platinumequity.com

  with a copy (which shall not constitute notice) to:

  Gibson, Dunn & Crutcher LLP
  333 South Grand Avenue
  Los Angeles, CA 90071
  Attention: Matthew B. Dubeck
  Email: mdubeck@gibsondunn.com

or to such other address or to the attention of such Person or Persons as the recipient Party has specified by prior written notice to the sending Party (or in the case of counsel, to such other readily ascertainable business address as such counsel may hereafter maintain). If more than one method for sending notice as set forth above is used, the earliest notice date established as set forth above shall control.

        Section 5.9    Governing Law.     This Agreement and any action, suit, dispute, controversy or claim arising out of this Agreement or the validity, interpretation, breach or termination of this Agreement shall be governed by and construed in accordance with the internal law of the State of Delaware regardless of the law that might otherwise govern under applicable principles of conflicts of law thereof.

        Section 5.10    Descriptive Headings.     The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

[The remainder of this page is intentionally left blank.]

        IN WITNESS WHEREOF, the parties hereto have executed this Investor Rights Agreement on the day and year first above written.

VERRA MOBILITY CORPORATION
By:
Name:
Title:
PE GREENLIGHT HOLDINGS, LLC
By:
Name:
Title:

[Signature Page to the Investor Rights Agreement]

Annex L

Form of Investor Representation Letter

[    •    ], 2018

Gores Holdings II, Inc.
9800 Wilshire Blvd.
Beverly Hills, California 90212

        Re: Investor Representation Letter

Ladies and Gentlemen:

        The undersigned (the "Holder") is a holder of shares of common stock of Greenlight Holding II Corporation, a Delaware corporation (the "Company"). Gores Holdings II, Inc., a Delaware corporation ("Parent"), is acquiring the Company (the "Acquisition") pursuant to that certain Agreement and Plan of Merger, dated as of June 21, 2018 (as it may be amended from time to time in accordance with its terms, the "Merger Agreement"), by and among Parent, First Merger Sub, Second Merger Sub, the Company and the Stockholder Representative. Capitalized terms used in this letter (this "Investor Representation Letter") and not otherwise defined herein shall have the same meanings ascribed to such terms in the Merger Agreement.

        Upon the closing of the Acquisition (the "Closing" and, the date of such Closing, the "Closing Date"), each share of issued and outstanding Company Common Stock held by the Holder shall be cancelled and automatically converted into the right to receive a certain amount of cash, as applicable, and a certain number of shares of Parent Class A Stock, subject to and in accordance with the terms of the Merger Agreement, in a private placement effected in reliance on the exemption from the registration requirements of the Securities Act of 1933, as amended (the "Securities Act"), provided by Section 4(a)(2) of the Securities Act and/or Regulation D promulgated under the Securities Act, and exemptions from the qualification requirements of applicable state law. The Holder acknowledges and agrees that Parent is relying on the truth and accuracy of the representations and warranties made by the Holder in this Investor Representation Letter in order to rely on the exemptions described above. In addition, it is a condition to the Closing that the undersigned enters into and delivers this Investor Representation Letter.

        1.    Representations, Warranties and Certain Agreements of the Holder.     The Holder hereby makes the following representations, warranties and agreements to Parent, each of which representations and warranties is true and correct as to the Holder as of the date hereof and will be true and correct on and as of the Closing Date as if made on the Closing Date.

          1.1    Investment Representation Authorization Letter.    This Investor Representation Letter constitutes the Holder's valid and legally binding obligation, enforceable against the Holder in accordance with its terms, except as may be limited by: (a) applicable bankruptcy, insolvency, reorganization or other laws of general application relating to or affecting the enforcement of creditors' rights generally; or (b) the effect of rules of law governing the availability of equitable remedies.

          1.2    Acquisition for Own Account.    The shares of Parent Class A Stock to be acquired by the Holder pursuant to the Merger Agreement will be acquired for investment for the Holder's own account, not as a nominee or agent, and not with a view to the public resale or distribution thereof within the meaning of the Securities Act, and the Holder has no present intention of selling, granting any participation in, or otherwise distributing the same.

          1.3    No Solicitation.    At no time was the Holder presented with or solicited by any publicly issued or circulated newspaper, mail, radio, television or other form of general advertising or solicitation in connection with the offer, sale and purchase of the Parent Class A Stock by Parent or its agents.

          1.4    Accredited Investor.    The Holder is either an accredited investor as defined in Rule 501(a) of Regulation D promulgated under the Securities Act.

          1.5    Disclosure of Information.    The Holder has received or has had full access to all the information the Holder considers necessary or appropriate to make an informed investment decision with respect to the shares of Parent Class A Stock. The Holder further has had an opportunity to ask questions and receive answers from Parent regarding the terms and conditions of the offering of the shares of Parent Class A Stock and to obtain additional information necessary to verify any information furnished to the Holder or to which the Holder had access.

          1.6    Understanding of Risks.    The Holder is fully aware of: (a) the highly speculative nature of the shares of Parent Class A Stock; and (b) the financial risk involved.

          1.7    The Holder's Qualifications.    The Holder has such knowledge and experience in financial and business matters that the Holder is capable of evaluating the merits and risks of this prospective investment, has the capacity to protect the Holder's own interests in connection with this transaction and is financially capable of bearing a total loss of the shares of Parent Class A Stock.

          1.8    Compliance with Securities Laws.    The Holder understands and acknowledges that, in reliance upon the representations and warranties made by the Holder herein, the shares of Parent Class A Stock are not being registered with the U.S. Securities and Exchange Commission ("SEC") under the Securities Act or any state securities laws, but instead are being transferred under an exemption or exemptions from the registration and qualification requirements of the Securities Act and applicable state securities laws which impose certain restrictions on the Holder's ability to transfer the shares of Parent Class A Stock.

          1.9    Restricted Securities.    The Holder agrees not to make any disposition of all or any portion of the shares of Parent Class A Stock unless and until: (a) there is then in effect a registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with such registration statement; or (b) the Holder shall have furnished Parent with an opinion of counsel, in a form reasonably satisfactory to Parent, that such disposition will not require registration of the shares of Parent Class A Stock under the Securities Act and otherwise complies with applicable state securities laws; provided that no such registration statement or opinion shall be required for dispositions effected under Rule 144 promulgated under the Act.

          1.10    Rule 144.    The Holder acknowledges that, because the shares of Parent Class A Stock have not been registered under the Securities Act, such shares must be held indefinitely unless subsequently registered under the Securities Act or unless an exemption from such registration is available. The Holder is aware of the provisions of Rule 144 promulgated under the Securities Act.

          1.11    Contractual Restrictions.    The Holder acknowledges and agrees that he, she or it shall not Transfer any Parent Class A Stock to be acquired by the Holder pursuant to the Merger Agreement until 180 days after the Closing Date. "Transfer" shall mean the: (a) sale of, offer to sell, contract or agreement to sell, hypothecate, pledge, grant of any option to purchase or otherwise dispose of or agreement to dispose of, directly or indirectly, or establishment or increase of a put equivalent position or liquidation with respect to or decrease of a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder with respect to, any security; (b) entry into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any security, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise; or (c) public announcement of any intention to effect any transaction specified in clause (a) or (b). Notwithstanding the foregoing, the Holder may Transfer any or all of such shares of Parent Class A Stock: (i) by gift to a member of the individual's immediate family, to a trust, the beneficiary of which is a member of the individual's immediate family or an affiliate of such person, or to a charitable organization; (ii) by virtue of laws of descent and distribution upon death of the individual; (iii) pursuant to a qualified domestic relations order; (iv) in the event of Parent's liquidation, merger, capital stock exchange, reorganization or other similar transaction which results in all of Parent's stockholders having the right to exchange their shares of Parent Class A Stock for cash, securities or other property; (v) if the Holder is an entity, by distribution to partners, members or stockholders of the Holder, or to any corporation, partnership or other entity that controls, is controlled by or is under common control with the Holder; provided, however, with respect to each of clauses (i) - (v) above, it shall be a condition to the transfer that the transferee execute an agreement stating that the transferee is receiving and holding the securities subject to the provisions of this Section 1.11.

          1.12    Legends.    The certificates or book-entry entitlements representing the shares of Parent Class A Stock shall bear the following legend (as well as any other legends required by applicable state and federal securities laws) until such time as such legends are no longer relevant or applicable:

        THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER APPLICABLE STATE SECURITIES LAWS AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH SALE OR DISTRIBUTION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL FOR THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933 OR APPLICABLE STATE SECURITIES LAWS.

        THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN TRANSFER RESTRICTIONS AS SET FORTH IN A LETTER TO THE COMPANY.

        The legend shall be removed by Parent from any certificate or book-entry entitlement evidencing the shares of Parent Class A Stock upon delivery to Parent of an opinion of counsel, reasonably satisfactory in form and substance to Parent, that either: (a) a registration statement under the Securities Act is at that time in effect with respect to the legended security; or (b) such security can be freely transferred without requiring registration thereof under the Securities Act and such transfer otherwise complies with the applicable state securities laws.

          1.13    Stop-Transfer Instructions.    The Holder agrees that, in order to ensure compliance with the restrictions imposed by this Investor Representation Letter, Parent may issue appropriate "stop-transfer" instructions to its transfer agent. Parent will not be required: (a) to transfer on its books any shares of Parent Class A Stock that have been sold or otherwise transferred in violation of any of the provisions of this Investor Representation Letter; or (b) to treat as owner of such shares of Parent Class A Stock, or to accord the right to vote or receive dividends, to any purchaser or other transferee to whom such shares of Parent Class A Stock have been so transferred in violation of any of the provisions of this Investor Representation Letter.

        2.    Entire Agreement.     This Investor Representation Letter and the Merger Agreement constitute the entire agreement and understanding of the parties with respect to the subject matter of this Investor Representation Letter, and supersede all prior understandings and agreements, whether oral or written, between or among the parties hereto with respect to the specific subject matter hereof.

[Signature Page Follows]

        IN WITNESS WHEREOF, the Holder has entered into this Investor Representation Letter as of the date and year first entered.

Very truly yours,
THE HOLDER:
(Print Name of Stockholder)
(Signature)
(Print name and title if signing on behalf of an entity)
(Print Address)
(Print Address)
(Print Telephone Number)

[Signature Page to Investor Representation Letter]

Annex M

GREENLIGHT HOLDING CORPORATION
2018 PARTICIPATION PLAN
TERMINATION AGREEMENT

June     , 2018

Dear [NAME],

        As you may know, Greenlight Holding Corporation (the "Company"), a Delaware corporation and parent of ATS Consolidated Inc., Gores Holdings II, Inc., a Delaware corporation ("Parent"), and certain other parties are entering into an Agreement and Plan of Merger, dated as of the date hereof (the "Merger Agreement"), pursuant to which the Company will ultimately become a subsidiary of Parent (the "Transaction"). The Company has determined that immediately prior to the Transaction, and consistent with the terms of the Greenlight Holding Corporation 2018 Participation Plan (the "Plan"), it will terminate the Plan effective immediately prior to the Closing (as defined in the Merger Agreement) and you will have no rights under the Plan. For the avoidance of doubt, if the Closing does not occur prior to the termination of the Merger Agreement, the terms of this letter shall be of no further force or effect.

        This letter agreement, which is being entered into contemporaneously with the Merger Agreement, sets forth our mutual agreement concerning the treatment of any performance units that were granted to you under the Plan (the "Performance Units"). By signing below, you acknowledge and agree that the Performance Units will terminate in their entirety effective immediately prior to the Closing and that you will have no right to any payment with respect to the Performance Units upon the Closing or at any time thereafter, other than the payment set forth in this letter. The amount of such payment has been determined in the Company's discretion and you hereby acknowledge that such amount satisfies the Company's obligations to you with respect to your Performance Units. Subject to your execution of this letter, and in consideration of the waiver and release that follows the Company will pay you a lump sum cash payment in an amount set forth following your signature block below (the "Cash Payment") promptly following the Closing.

        By signing below, as of the Closing, you hereby unconditionally and irrevocably waive, release and discharge the Company and its affiliates (both current and future) from any and all claims, set-offs, demands, obligations, rights, privileges and preferences of any kind or nature whatsoever arising from or in any way connected with or related to the Plan and Performance Units, including, but not limited to, any related tax liability. You acknowledge that you may hereafter discover facts in addition to or different from those which you now know or believe to be true with respect to the Plan or Performance Units, but it is your intention to fully and finally and forever settle and release any and all matters, disputes and differences, known or unknown, which do now exist, may exist or heretofore have existed between you and the Company or its affiliates (both current and future) with respect to the Plan or Performance Units.

Sincerely,
GREENLIGHT HOLDING CORPORATION
By:
Name:
Its:

M-1

ACKNOWLEDGED AND AGREED:
PARTICIPANT
[NAME]
(date)

        In consideration for the termination of the Greenlight Holding Corporation 2018 Participation Plan including all obligations pursuant to Performance Units under the Greenlight Holding Corporation 2018 Participation Plan:

        Cash Payment: $[AMOUNT]

M-2

FOR THE SPECIAL MEETING OF STOCKHOLDERS OF GORES HOLDINGS II, INC. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The undersigned hereby appoints [•] and [•] (each a “Proxy” and collectively, the “Proxies”), and each of them independently, with full power of substitution as proxies to vote the shares of Common Stock of the Company (as defined below) that the undersigned is entitled to vote (the “Shares”) at the Special Meeting in Lieu of 2018 Annual Meeting of Stockholders (the “Special Meeting”) of Gores Holdings II, Inc. (the “Company”) to be held on [•], 2018, [•] a.m., [•] Time, at [•], and at any adjournments and/or postponements thereof. Such Shares shall be voted as indicated with respect to the proposals listed on the reverse side hereof and, unless such authority is withheld on the reverse side hereof, in the Proxies’ discretion on such other matters as may properly come before the Special Meeting or any adjournment or postponement thereof. The undersigned acknowledges receipt of the enclosed proxy statement and revokes all prior proxies for said meeting. THE SHARES REPRESENTED BY THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO SPECIFIC DIRECTION IS GIVEN AS TO THE PROPOSALS ON THE REVERSE SIDE, THIS PROXY WILL BE VOTED “FOR” PROPOSAL NOS. 1, 2, 3, 4A, 4B, 4C, 4D, 5, 6 and 7. PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY. (Continued and to be marked, dated and signed on reverse side) GORES HOLDINGS II, INC. - THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL NOS. 1, 2, 3, 4A, 4B, 4C, 4D, 5, 6, and 7. this example Proposal No. 1 — The Business Combination Proposal — To consider and vote upon a proposal to FOR AGAINST ABSTAIN adopt the Merger Agreement, dated as of June 21, 2018, by and among the Company, AM Merger Sub I, Inc., a Delaware corporation and a direct, wholly-owned subsidiary of the Company (‘‘First Merger Sub’’), AM Merger Sub II, LLC, a Delaware limited liability company and a direct, wholly-owned subsidiary of the Company (‘‘Second Merger Sub’’), Greenlight Holding II Corporation (‘‘Greenlight’’) and PE Greenlight Holdings, LLC (the ‘‘Platinum Stockholder’’ or, in its capacity as the Stockholder Representative, the ‘‘Stockholder Representative’’), a copy of which is attached to this proxy statement as Annex A (as amended on August 23, 2018 by that certain Amendment No. 1 to Agreement and Plan of Merger, a copy of which is attached to this proxy statement as Annex B, and as it may be further amended from time to time, the “Merger Agreement”) and approve the transactions contemplated thereby, including, (A) the merger of First Merger Sub with and into Greenlight, with Greenlight continuing as the surviving corporation (the “First Merger”); and (B) immediately following the First Merger and as part of the same overall transaction as the First Merger, the merger of Greenlight with and into Second Merger Sub with Second Merger Sub continuing as the surviving entity (the “Second Merger,” and together with the First Merger, the “Mergers,” and together with the other transactions contemplated by the Merger Agreement, the “Business Combination”); Intention to Exercise Redemption Rights If you intend to exercise your redemption rights please check this box. Checking this box, however, is not sufficient to exercise your redemption rights. You must comply with the procedures set forth in the definitive proxy statement under the section entitled “Special Meeting in Lieu of 2018 Annual Meeting of Company Stockholders — Redemption Rights.”  Stockholder Certification I hereby certify that I am not acting in concert, or as a “group” (as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended), with any other stockholder with respect to the shares of Common Stock of the Company, par value $0.001 per share (the “Common Stock”), owned by me in connection with the proposed Business Combination between the Company and Verra Mobility.

Proposal No. 2 — The NASDAQ Proposal — To consider and vote upon a proposal to approve, for FOR AGAINST ABSTAIN purposes of complying with applicable NASDAQ listing rules, the issuance of more than 20% of the Company’s issued and outstanding Common Stock in connection with the Business Combination and the Private Placement;   Proposal No. 3 — The Charter Approval Proposal – To consider and act upon a proposal to adopt FOR AGAINST ABSTAIN the Second Amended and Restated Certificate of Incorporation in the form attached to the proxy statement as Annex C;   Proposal No. 4 — The Governance Proposal – To consider and act upon, on a non-binding advisory FOR AGAINST ABSTAIN basis, a separate proposal with respect to certain governance provisions in the Second Amended and Restated Certificate of Incorporation in accordance with SEC requirements;   Proposal 4A —Change the Stockholder Vote Required to Amend the Certificate of Incorporation of the Company — To amend the Certificate of Incorporation of the Company to change the stockholder vote required to amend certain provisions of the post-combination company’s proposed certificate and bylaws; FOR  AGAINST  ABSTAIN  Proposal 4B — Election Not to be Governed by Section 203 of the DGCL —To amend the Certificate of Incorporation of the Company to elect to not be governed by Section 203 of the DGCL and, instead, include a provision in our certificate of incorporation that is substantially similar to Section 203 of the DGCL, but excludes the investment funds affiliated with The Gores Group and Platinum Equity and their respective successors and affiliates from the definition of "interested stockholder," and to make certain related changes; Proposal 4C — Increase on Authorized Shares — To amend the Certificate of Incorporation of the Company to increase the total number of authorized shares of all classes of Common Stock; FOR  FOR  AGAINST  AGAINST  ABSTAIN  ABSTAIN  Proposal 4D — Corporate Opportunity —To amend the Certificate of Incorporation of the Company to provide that certain transactions are not “corporate opportunities” and that each of Platinum Equity and the investment funds affiliated with Platinum Equity and their respective successors and affiliates would not be subject to the doctrine of corporate opportunity; FOR  AGAINST  ABSTAIN  Proposal No. 5 — The Director Election Proposal – To consider and vote upon a proposal to elect seven directors to serve staggered terms on the Company’s Board until the 2019, 2020 and 2021 annual meetings of stockholders, as applicable, and until their respective successors are duly elected and qualified; Nominees: FOR ALL AGAINST ALL FOR ALL EXCEPT   01 Mr. Randall Bort 02 Mr. Jacob Kotzubei 03 Mr. Bryan Kelln 04 Mr. Jeffrey Rea 05 Mr. David M. Roberts 06 Mr. Jay L. Geldmacher 07 Mr. John Rexford To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominees on the line below. Proposal No. 6 — The Incentive Plan Proposal – To consider and vote upon a proposal to approve the Verra Mobility Corporation 2018 Equity Incentive Plan (the “Incentive Plan”), including the authorization of the initial share reserve under the Incentive Plan; FOR  AGAINST  ABSTAIN  Proposal No. 7: The Adjournment Proposal — To consider and vote upon a proposal to approve the adjournment of the Special Meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of the Business Combination Proposal, the NASDAQ Proposal, or the Charter Approval Proposals. FOR  AGAINST  ABSTAIN  Date: , 2018 Signature Signature (if held jointly) When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by an authorized person.

A vote to abstain will have the same effect as a vote “AGAINST” Proposals No. 1, 2, 3, 4A, 4B, 4C, 4D, 5, 6 and 7. The Shares represented by this proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder(s). If no direction is made, this proxy will be voted “FOR” each of Proposal Nos. 1, 2, 3, 4A, 4B, 4C, 4D, 5, 6 and 7. If any other matters properly come before the Special Meeting, unless such authority is withheld on this proxy card, the Proxies will vote on such matters in their discretion.